The information in this free writing prospectus may be amended and/or supplemented prior to the time of sale. The information in this free writing prospectus supersedes any contrary information contained in any prior free writing prospectus relating to the subject securities and will be superseded by any contrary information contained in any subsequent free writing prospectus prior to the time of sale. In addition, certain information regarding the subject securities is not yet available and, accordingly, has been omitted from this free writing prospectus.

         THE DATE OF THIS FREE WRITING PROSPECTUS IS FEBRUARY 20, 2007

     The depositor has filed a registration statement (including a prospectus)
with the SEC (SEC File No. 333-130408) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 866-500-5408.

                                 $4,115,871,000
                                 (APPROXIMATE)

                    ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
                               as Issuing Entity
          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                  as Depositor

                      MERRILL LYNCH MORTGAGE LENDING, INC.
                COUNTRYWIDE COMMERCIAL REAL ESTATE FINANCE, INC.
                          KEYBANK NATIONAL ASSOCIATION
                         IXIS REAL ESTATE CAPITAL INC.
                          as Sponsors and Loan Sellers

                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                                 as Loan Seller

                                ---------------

     We are Merrill Lynch Mortgage Investors, Inc., the depositor with respect to the securitization transaction that is the subject of this free writing prospectus. Only the classes of commercial mortgage pass-through certificates listed in the table below are being offered by this free writing prospectus and the accompanying base prospectus. The offered certificates represent beneficial interests only in the issuing entity identified above and will not represent obligations of or interests in the depositor, any sponsor or any of their respective affiliates. The assets of the issuing entity will consist primarily of a pool of 333 commercial, multifamily and manufactured housing community mortgage loans with an initial mortgage pool balance of approximately
$4,425,668,580 and the other characteristics described in this free writing prospectus.

     INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. YOU SHOULD CAREFULLY
REVIEW THE FACTORS DESCRIBED UNDER "RISK FACTORS" BEGINNING ON PAGE 50 OF THIS
FREE WRITING PROSPECTUS AND ON PAGE 18 OF THE ACCOMPANYING BASE PROSPECTUS.

     The holders of each class of offered certificates will be entitled to receive monthly distributions of interest, principal or both, commencing in
April 2007. The offered certificates will accrue interest from March 1, 2007.
The pass-through rates for some classes of the offered certificates will be variable. Credit enhancement for any particular class of the offered certificates is being provided through the subordination of various other classes, including multiple non-offered classes, of the certificates.

                                                  APPROXIMATE INITIAL        APPROXIMATE
                                                    TOTAL PRINCIPAL            INITIAL       ASSUMED FINAL     RATED FINAL
                          EXPECTED RATINGS        BALANCE OR NOTIONAL       PASS-THROUGH      DISTRIBUTION     DISTRIBUTION
                        (FITCH/MOODY'S/S&P)              AMOUNT                 RATE              DATE             DATE
                       ---------------------   -------------------------   --------------   ---------------   -------------

Class A-1 ..........        AAA/Aaa/AAA           $       82,771,000             %          December 2011      August 2048
Class A-2 ..........        AAA/Aaa/AAA           $    [123,043,000](1)          %            March 2012       August 2048
Class A-3 ..........        AAA/Aaa/AAA           $    [193,342,000](1)          %           October 2016      August 2048
Class A-SB .........        AAA/Aaa/AAA           $      183,225,000             %           October 2016      August 2048
Class A-4 ..........        AAA/Aaa/AAA           $  [1,309,972,000](1)          %           January 2017      August 2048
Class A-1A .........        AAA/Aaa/AAA           $    1,205,615,000             %           January 2017      August 2048
Class AM ...........        AAA/Aaa/AAA           $    [442,566,000](1)          %           January 2017      August 2048
Class AJ ...........        AAA/Aaa/AAA           $    [387,246,000](1)          %          February 2017      August 2048
Class B ............         AA/Aa2/AA            $       77,450,000             %          February 2017      August 2048
Class C ............        AA-/Aa3/AA-           $       33,192,000             %          February 2017      August 2048
Class D ............           A/A2/A             $       77,449,000             %          February 2017      August 2048

(footnotes to table begin on page 9)

                                ---------------

     No one will list the offered certificates on any national securities exchange or any automated quotation system of any registered securities association. The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the certificates offered to you or determined if this free writing prospectus or the accompanying base prospectus is adequate or accurate. Any representation to the contrary is a criminal offense.

     Merrill Lynch, Pierce, Fenner & Smith Incorporated, Countrywide Securities
Corporation, IXIS Securities North America Inc., KeyBanc Capital Markets, a
division of McDonald Investments Inc., Banc of America Securities LLC and Bear,
Stearns & Co. Inc. are the underwriters of this offering. Merrill Lynch,
Pierce, Fenner & Smith Incorporated and Countrywide Securities Corporation are
acting as joint bookrunning managers in the following manner: Countrywide
Securities Corporation is acting as sole bookrunning manager with respect to
% of the class    certificates, and Merrill Lynch, Pierce, Fenner & Smith
Incorporated is acting as sole bookrunning manager with respect to the
remainder of the class    certificates and all other classes of offered
certificates. IXIS Securities North America Inc., KeyBanc Capital Markets, a
division of McDonald Investments Inc., Banc of America Securities LLC and Bear,
Stearns & Co. Inc. will act as co-managers. We will sell the offered certificates to the underwriters, who will sell their respective allotments of those securities from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters expect to deliver the offered certificates to purchasers on or about March 14, 2007. We
expect to receive from this offering approximately $       in sale proceeds,
plus accrued interest on the offered certificates from and including March 1,
2007, before deducting expenses payable by us. Not every underwriter will have an obligation to buy offered certificates from us.

MERRILL LYNCH & CO.                           COUNTRYWIDE SECURITIES CORPORATION

IXIS SECURITIES NORTH AMERICA                           BEAR, STEARNS & CO. INC.
KEYBANC CAPITAL MARKETS                           BANC OF AMERICA SECURITIES LLC

# ML-CFC Commercial Mortgage Trust 2007-5

Commercial Mortgage Pass-Through Certificates, Series 2007-5
Geographic Overview of Mortgage Pool

Washington
5 properties
$25,334,798
0.6% of IPB
Idaho
1 property
$671,625
0.0% of IPB
Missouri
11 properties
$23,119,442
0.5% of IPB
North Dakota
2 properties
$3,344,587
0.1% of IPB
Minnesota
4 properties
$54,839,786
1.2% of IPB
Iowa
4 properties
$24,328,507
0.6% of IPB
Wisconsin
2 properties
$2,536,383
0.1% of IPB
Indiana
5 properties
$62,230,117
1.4% of IPB
Pennsylvania
8 properties
$143,352,300
3.2% of IPB
Vermont
2 properties
$5,348,158
0.1% of IPB
New Hampshire
1 property
$636,425
0.0% of IPB
Massachusetts
3 properties
$46,342,115
1.0% of IPB
Oregon
5 properties
$12,100,346
0.3% of IPB
Illinois
5 properties
$22,811,783
0.5% of IPB
Michigan
3 properties
$35,665,000
0.8% of IPB
New York
18 properties
$1,263,266,173
28.5% of IPB
Connecticut
5 properties
$56,321,717
1.3% of IPB
Nevada
3 properties
$38,510,000
0.9% of IPB
Ohio
12 properties
$78,637,753
1.8% of IPB
New Jersey
6 properties
$117,325,525
2.7% of IPB
Northern California
11 properties
$58,043,918
1.3% of IPB
Delaware
1 property
$3,450,000
0.1% of IPB
California
69 properties
$488,951,472
11.0% of IPB
District of Columbia
1 property
$32,500,000
0.7% of IPB
Maryland
19 properties
$181,101,265
4.1% of IPB
Virginia
10 properties
$78,863,788
1.8% of IPB
Southern California
58 properties
$430,907,554
9.7% of IPB
Utah
3 properties
$10,840,746
0.2% of IPB
North Carolina
14 properties
$80,966,393
1.8% of IPB
South Carolina
5 properties
$45,744,467
1.0% of IPB
Arizona
27 properties
$244,091,655
5.5% of IPB
Colorado
7 properties
$48,982,677
1.1% of IPB
Georgia
33 properties
$165,607,344
3.7% of IPB
Alaska
4 properties
$24,337,039
0.5% of IPB
New Mexico
9 properties
$15,607,607
0.4% of IPB
Florida
28 properties
$240,506,258
5.4% of IPB
Kansas
8 properties
$42,396,574
1.0% of IPB
Arkansas
5 properties
$630,911
0.0% of IPB
Tennessee
32 properties
$130,417,453
2.9% of IPB
Kentucky
3 properties
$52,883,611
1.2% of IPB
Oklahoma
11 properties
$15,989,889
0.4% of IPB
Texas
143 properties
$396,362,050
9.0% of IPB
Louisiana
5 properties
$44,055,079
1.0% of IPB
Mississippi
8 properties
$1,009,458
0.0% of IPB
Alabama
20 properties
$63,449,694
1.4% of IPB
< 1.0% of Cut-Off Date Balance
1.0% - 5.0% of Cut-Off Date Balance
5.1% - 10.0% of Cut-Off Date Balance
> 10.0% of Cut-Off Date Balance

IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS FREE WRITING

   Cross-Collateralized and Cross-Defaulted Mortgage Loans, Multi-Property Mortgage Loans,

                                        3

   Reductions to Certificate Principal Balances in Connection with Realized Losses and

Annex A-1   --   Certain Characteristics of the Mortgage Loans
Annex A-2   --   Certain Statistical Information Regarding the Mortgage Loans
Annex A-3   --   Resurgens Plaza Trust Mortgage Loan Amortization Schedule
Annex A-4   --   Towne Park Apartments Trust Mortgage Loan Amortization Schedule
Annex B     --   Certain Characteristics Regarding Multifamily Properties in
                 Loan Group 2
Annex C     --   Description of the Ten Largest Mortgage Loans or Groups of
                 Cross-Collateralized Mortgage Loans
Annex D     --   Form of Certificate Administrator Report
Annex E     --   Class A-SB Planned Principal Balance Schedule
Annex F     --   Global Clearance, Settlement And Tax Documentation Procedures

                                        4

      IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS FREE WRITING
                PROSPECTUS AND THE ACCOMPANYING BASE PROSPECTUS

     Information about the offered certificates is contained in two separate documents--

     o    this free writing prospectus, which describes the specific terms of the offered certificates; and

     o    the accompanying base prospectus, which provides general information, some of which may not apply to the offered certificates.

     You should read both this free writing prospectus and the accompanying base prospectus in full to obtain material information concerning the offered certificates. We have not authorized any person to give any other information or to make any representation that is different from the information contained in this free writing prospectus and the accompanying base prospectus.

     The annexes attached to this free writing prospectus are hereby incorporated into and made a part of this free writing prospectus.

     This free writing prospectus and the accompanying base prospectus do not constitute an offer to sell or a solicitation of an offer to buy any security other than the offered certificates, nor do they constitute an offer to sell or a solicitation of an offer to buy any of the offered certificates to any person in any jurisdiction in which it is unlawful to make such an offer or solicitation to such person.

     This free writing prospectus is also referred to herein as this "prospectus supplement." Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the certificates offered in this prospectus supplement and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption "Glossary" beginning on page 235 in this prospectus supplement. The capitalized terms used in the prospectus are defined on the pages indicated under the caption "Glossary" beginning on page 180 in the prospectus.

     Merrill Lynch Mortgage Investors, Inc., which is the depositor for the subject securitization transaction, has prepared this free writing prospectus and the accompanying base prospectus. Accordingly references to "we," "us,"
"our" and "depositor" in either this free writing prospectus or the accompanying base prospectus refer or relate to Merrill Lynch Mortgage Investors, Inc.

                      NOTICE TO RESIDENTS OF UNITED KINGDOM

     The issuing entity described in this free writing prospectus is a collective investment scheme as defined in the Financial Services and Markets
Act 2000 ("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved, by the United Kingdom's Financial Services
Authority and, as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public.

     The distribution of this free writing prospectus (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at, persons who (i) are outside the United Kingdom, or (ii) have professional experience in matters relating to investments, or (iii) are persons falling within Article 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act
2000 (Financial Promotion) Order 2001 (all such persons together being referred to as "FPO Persons"); and (B) if made by a person who is an authorized person under the FSMA, is being made only to, or directed only at, persons who (i) are outside the United Kingdom, or (ii) have professional experience in participating in unregulated collective investment schemes, or (iii) are persons falling within Article 22(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act
2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (all
such persons together being referred to as "PCIS Persons" and, together with the
FPO Persons, the "Relevant Persons"). This free writing prospectus must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this

                                        5

free writing prospectus relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant
Persons.

     Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the issuing entity and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

     Each underwriter has represented and agreed, and each further underwriter appointed under the Programme will be required to represent and agree, that

     o    it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the
          FSMA) received by it in connection with the issue or sale of any offered certificates in circumstances in which Section 21(1) of the
          FSMA does not apply to the Issuer; and

     o    it has complied and will comply with all applicable provisions of the
          FSMA with respect to anything done by it in relation to any offered certificates in, from or otherwise involving the United Kingdom.

                             EUROPEAN ECONOMIC AREA

     In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each underwriter has represented and agreed, and each further underwriter appointed under the Programme will be required to represent and agree, that with effect from and including the date on which the Prospectus Directive is implemented in that Member State (the Relevant Implementation Date) it has not made and will not make an offer of offered certificates to the public in that Relevant Member
State, except that it may, with effect from and including the Relevant
Implementation Date, make an offer of offered certificates to the public in that
Relevant Member State:

     (a)  in (or in Germany, where the offer starts within) the period beginning on the date of publication of a prospectus in relation to those offered certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive and ending on the date which is 12 months after the date of such publication;

     (b)  at any time to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

     (c)  at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2)
          a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

     (d)  at any time in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the
          Prospectus Directive.

     For the purposes of this provision, the expression an "offer of offered certificates to the public" in relation to any offered certificates in any
Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the offered certificates to be offered so as to enable an investor to decide to purchase or subscribe the offered certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                        6

                      DEALER PROSPECTUS DELIVERY OBLIGATION

     Until the date that is ninety days from the date of the prospectus supplement, all dealers that effect transactions in the offered certificates, whether or not participating in this distribution, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the obligation of dealers acting as underwriters to deliver a prospectus supplement and the accompanying prospectus with respect to their unsold allotments and subscriptions.

                                        7

--------------------------------------------------------------------------------

                       SUMMARY OF FREE WRITING PROSPECTUS

     This summary contains selected information regarding the offering being made by this free writing prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand more fully the terms of the offering of the offered certificates, you should read carefully this free writing prospectus and the accompanying base prospectus in full.

                   OVERVIEW OF THE SERIES 2007-5 CERTIFICATES

     The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as Commercial Mortgage Pass-Through
Certificates, Series 2007-5, and issued in multiple classes. The immediately following table identifies and specifies various characteristics for those classes of certificates, both offered and non-offered, that bear interest.

          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

                  EXPECTED RATINGS     APPROX. %    APPROX. INITIAL TOTAL     APPROX. % OF
                    S&P/MOODY'S/     TOTAL CREDIT    PRINCIPAL BALANCE OR   INITIAL MORTGAGE
      CLASS             FITCH           SUPPORT        NOTIONAL AMOUNT        POOL BALANCE
---------------   ----------------   ------------   ---------------------   ----------------

Offered
   Certificates
A-1                  AAA/Aaa/AAA        30.000%      $    82,771,000             1.870%
A-2                  AAA/Aaa/AAA        30.000%      $  [123,043,000](1)       [2.780]%(1)
A-3                  AAA/Aaa/AAA        30.000%      $  [193,342,000](1)       [4.369]%(1)
A-SB                 AAA/Aaa/AAA        30.000%      $   183,225,000             4.140%
A-4                  AAA/Aaa/AAA        30.000%      $[1,309,972,000](1)      [29.599]%(1)
A-1A                 AAA/Aaa/AAA        30.000%      $ 1,205,615,000            27.241%
AM                   AAA/Aaa/AAA        20.000%      $  [442,566,000](1)      [10.000]%(1)
AJ                   AAA/Aaa/AAA        11.250%      $  [387,246,000](1)       [8.750]%(1)
B                    AA//Aa2/AA          9.500%      $    77,450,000             1.750%
C                    AA-/Aa3/AA-         8.750%      $    33,192,000             0.750%
D                      A/A2/A            7.000%      $    77,449,000             1.750%
Certificates
   Not Offered
A-2FL                AAA/Aaa/AAA        30.000%      $        [_____](1)         [___]%(1)
A-3FL                AAA/Aaa/AAA        30.000%      $        [_____](1)         [___]%(1)
A-4FL                AAA/Aaa/AAA        30.000%      $        [_____](1)         [___]%(1)
AM-FL                AAA/Aaa/AAA        20.000%      $        [_____](1)         [___]%(1)
AJ-FL                AAA/Aaa/AAA        11.250%      $        [_____](1)         [___]%(1)
E                     A-/A3/A-           6.125%      $    38,725,000             0.875%
F                  BBB+/Baa1/BBB+        4.875%      $    55,321,000             1.250%
G                   BBB/Baa2/BBB         3.750%      $    49,789,000             1.125%
H                  BBB-/Baa3/BBB-        2.625%      $    49,788,000             1.125%
J                    BB+/NR/BB+          2.250%      $    16,597,000             0.375%
K                     BB/NR/BB           2.000%      $    11,064,000             0.250%
L                    BB-/NR/BB-          1.750%      $    11,064,000             0.250%
M                     B+/B1/NR           1.500%      $    11,064,000             0.250%
N                      B/NR/B            1.375%      $     5,532,000             0.125%
P                     B-/B3/NR           1.125%      $    11,064,000             0.250%
Q                     NR/NR/NR           0.000%      $    49,789,580             1.125%
X                    AAA/Aaa/AAA           N/A       $ 4,425,668,580               N/A

                  PASS-THROUGH                         WEIGHTED
                      RATE        APPROX. INITIAL    AVERAGE LIFE
      CLASS       DESCRIPTION    PASS-THROUGH RATE      (YEARS)     PRINCIPAL WINDOW
---------------   ------------   -----------------   ------------   ----------------

Offered
   Certificates
A-1%               2.78         04/07-12/11
A-2%               4.87         12/11-03/12
A-3%               7.90         12/13-10/16
A-SB                                     %               7.40         03/12-10/16
A-4%               9.77         10/16-01/17
A-1A                                     %               9.35         04/07-01/17
AM                                       %               9.83         01/17-01/17
AJ                                       %               9.91         01/17-02/17
B                                        %               9.91         02/17-02/17
C                                        %               9.91         02/17-02/17
D                                        %               9.91         02/17-02/17
Certificates
   Not Offered
A-2FL               Floating        LIBOR + %(2)         4.87         12/11-03/12
A-3FL               Floating        LIBOR + %(2)         7.90         12/13-10/16
A-4FL               Floating        LIBOR + %(2)         9.77         10/16-01/17
AM-FL               Floating        LIBOR + %(2)         9.83         01/17-01/17
AJ-FL               Floating        LIBOR + %(2)         9.91         01/17-02/17
E                                        %               9.91         02/17-02/17
F                                        %               9.91         02/17-02/17
G                                        %               9.92         02/17-03/17
H                                        %               9.99         03/17-03/17
J                                        %               9.99         03/17-03/17
K                                        %               9.99         03/17-03/17
L                                        %               9.99         03/17-03/17
M                                        %               9.99         03/17-03/17
N                                        %               9.99         03/17-03/17
P                                        %               9.99         03/17-03/17
Q                                        %              10.21         03/17-01/22
X                   Variable             %                N/A             N/A

----------
(1)  The principal allocations between each of the class A-2 and class A-2FL certificates, the class A-3 and class A-3FL certificates, the class A-4 and
     A-4FL certificates, the class AM and class AM-FL certificates, the class
     A-J and class AJ-FL certificates, respectively, will be determined by market demand up to the amount indicated on the respective fixed rate class.

(2)  Under certain circumstances described in this prospectus supplement, (i)
     the pass-through rate applicable to the class A-2FL certificates may convert to a fixed rate equal to % per annum, which is the pass-through rate of the corresponding class A-2FL REMIC II regular interest; (ii) the pass-through rate applicable to the class A-3FL certificates may convert to a fixed rate equal to % per annum, which is the pass-through rate of the corresponding class A-3FL REMIC II regular interest; (iii) the pass-through rate applicable to the class A-4FL

--------------------------------------------------------------------------------

                                        8

--------------------------------------------------------------------------------

     certificates may convert to a fixed rate equal to % per annum, which is the pass-through rate of the corresponding class A-4FL REMIC II regular interest; (iv) the pass-through rate applicable to the class AM-FL certificates may convert to a fixed rate equal to % per annum, which is the pass-through rate of the corresponding class AM-FL REMIC II regular interest and (v) the pass-through rate applicable to the class AJ-FL certificates may convert to a fixed rate equal to % per annum, which is the pass-through rate of the corresponding class AJ-FL REMIC II regular interest.

     In reviewing the foregoing table, prospective investors should note that--

     o    The class A-1, A-2, A-2FL, A-3, A-3FL, A-SB, A-4, A-4FL, A-1A, AM,
          AM-FL, AJ, AJ-FL, B, C, D, E, F, G, H, J, K, L, M, N, P and Q
          certificates are the only certificates identified in the table that have principal balances and are sometimes referred to in this prospectus supplement as principal balance certificates. The principal balance of any of those certificates at any time represents the maximum amount that the holder may receive as principal out of cash flow received on or with respect to the mortgage loans.

     o    The class X certificates do not have principal balances. They are interest-only certificates and will accrue interest on a notional amount.

     o    For purposes of calculating the amount of accrued interest on the class X certificates, that class of certificates will have a total notional amount equal to the total principal balance of the class A-1,
          A-2, A-3, A-SB, A-4, A-1A, AM, AJ, B, C, D, E, F, G, H, J, K, L, M, N,
          P and Q certificates and the class A-2FL REMIC II regular interest, the class A-3FL REMIC II regular interest, the class A-4FL REMIC II regular interest, the class AM-FL REMIC II regular interest and the class AJ-FL REMIC II regular interest outstanding from time to time.

     o    The actual total principal balance or notional amount, as applicable, of any class of certificates at initial issuance may be larger or smaller than the amount shown above, depending on the actual size of the initial mortgage pool balance or for other reasons. The actual size of the initial mortgage pool balance may be as much as 5% larger or smaller than the amount presented in this prospectus supplement.

     o    The ratings shown in the table are those expected from Standard &
          Poor's Ratings Services, a division of The McGraw-Hill Companies,
          Inc., Moody's Investors Service, Inc. and Fitch, Inc., respectively.
          It is a condition to the issuance of the offered certificates that they receive ratings no lower than those shown in the table. The rated final distribution date for the offered certificates is the distribution date in August 2048. See "Ratings" in this prospectus supplement.

     o    The percentages indicated under the column "Approx. % Total Credit
          Support" with respect to the class A-1, A-2, A-2FL, A-3, A-3FL, A-SB,
          A-4, A-4FL and A-1A certificates represent the approximate credit support for those classes of certificates, collectively. No class of certificates will provide any credit support to any of the class
          A-2FL, A-3FL, A-4FL, AM-FL or AJ-FL certificates for aff failure by the swap counterparty to make any payment under the related swap agreement.

     o    Each class of certificates identified in the table as having a "Fixed"
          pass-through rate will have a fixed pass-through rate that will remain constant at the initial pass-through rate shown for that class in the table.

     o    Each class of certificates identified in the table as having a "WAC
          Cap" pass-through rate will have a variable pass-through rate equal to the lesser of--

          (a)  the initial pass-through rate identified in the table with respect to that class, and

          (b)  a weighted average of the adjusted net mortgage interest rates on the mortgage loans (without regard to the additional interest distributable to the class Y certificates) from time to time.

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     o    Each class of certificates identified in the table as having a "WAC"
          pass-through rate will have a variable pass-through rate equal to either: (a) a weighted average of the adjusted net mortgage interest rates on the mortgage loans (excluding amounts payable to the class Y certificates) from time to time; or (b) a weighted average of the adjusted net mortgage interest rates on the mortgage loans (without regard to the additional interest distributable to the class Y certificates) from time to time, minus a specified percentage.

     o    The assets of the issuing entity will include swap agreements that relate to each of the class A-2FL, A-3FL, A-4FL, AM-FL and AJ-FL certificates. No class of offered certificates will have any beneficial interest in any swap agreement.

     o    The pass-through rate for the class X certificates will equal the weighted average of the respective strip rates at which interest accrues from time to time on the respective components of the total notional amount of the subject class of certificates. The total principal balance of each class of principal balance certificates will constitute a separate component of the total notional amount of the class X certificates. The class X strip rate applicable to the accrual of interest on any particular component of the total principal balance of the class X certificates will generally equal the excess, if any, of--

          1.   a weighted average of the adjusted net mortgage interest rates on the mortgage loans (without regard to the additional interest distributable to the class Y certificates) from time to time, over

          2.   the weighted average of the pass-through rates from time to time on the classes of certificates identified in the table that have principal balances and that constitute components of the subject class (or, in the case of each of the A-2FL, A-3FL, A-4FL, AM-FL and/or AJ-FL classes, the pass-through rate from time to time on the related REMIC II regular interest).

          See "Description of the Offered Certificates--Calculation of
          Pass-Through Rates" in this prospectus supplement.

     o    The initial pass-through rates listed in the table for the class X certificates and each class of certificates identified in the table as having a WAC pass-through rate are approximate.

     o    As to any given class of offered certificates, the weighted average life is the average amount of time in years between the assumed settlement date for that class of certificates and the payment of each dollar of principal of that class of certificates.

     o    As to any given class of offered certificates, the principal window is the period during which holders of those certificates would receive distributions of principal. The distribution date in the last month of the principal window for any class of offered certificates would be the final principal distribution date for that class.

     o    The weighted average lives and principal windows for the respective classes of offered certificates have been calculated based on the assumptions, among others, that--

          1.   each mortgage loan with an anticipated repayment date is paid in full on that date,

          2.   each mortgage loan which converts from a fixed rate of interest to a floating rate of interest is paid in full on its first open prepayment date,

          3.   no mortgage loan is otherwise prepaid prior to maturity,

          4.   no defaults or losses occur with respect to the mortgage loans,
               and

          5.   no extensions of maturity dates of mortgage loans occur.

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                                       10

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     See "Yield and Maturity Considerations--Weighted Average Lives" in this prospectus supplement.

     o    The certificates will also include the class R-I, R-II, Y and Z certificates, which are not presented in the table. The class R-I,
          R-II, Y and Z certificates do not have principal balances or notional amounts and do not accrue interest. The class R-I, R-II, Y and Z certificates are not offered by this prospectus supplement.

     o    When we refer to the "adjusted net mortgage interest rate" of a mortgage loan in the bullets above, we mean the mortgage interest rate for that mortgage loan in effect as of the date of initial issuance of the certificates--

          1.   without regard to any increase in the mortgage interest rate that may occur in connection with a default,

          2.   without regard to any modification of the mortgage interest rate that may occur after the date of initial issuance of the
               certificates,

          3.   without regard to any increase in the mortgage interest rate that may occur if that mortgage loan, if it has an anticipated
               repayment date, is not repaid in full on or before that
               anticipated repayment date,

          4.   without regard to any change in the mortgage rate that may occur when certain of the mortgage loans in this pool convert from fixed rate to floating rate; and

          5.   net of the sum of the per annum rates at which the related master servicing fee (which is inclusive of primary servicing fees with respect to each mortgage loan) and the trust administration fee accrue,

     as that net mortgage interest rate for that mortgage loan, unless it accrues interest on the basis of a 360-day year consisting of twelve 30-day months, may be adjusted in the manner described in this prospectus supplement for purposes of calculating the pass-through rates of the various classes of interest-bearing certificates.

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                                       11

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     The offered certificates will evidence beneficial ownership interests in the assets of the issuing entity. The primary assets of the issuing entity will consist of a segregated pool of commercial, multifamily and manufactured housing community mortgage loans. When we refer to mortgage loans in this prospectus supplement, we are referring to the mortgage loans that we intend to transfer to the issuing entity, unless the context clearly indicates otherwise. We identify the mortgage loans that we intend to transfer to the issuing entity on Annex A-1 to this prospectus supplement.

     The governing document for purposes of issuing the offered certificates, as well as the other certificates, and forming the issuing entity will be a pooling and servicing agreement to be dated as of March 1, 2007. The pooling and servicing agreement will also govern the servicing and administration of the mortgage loans and the other assets that back the certificates. The parties to the pooling and servicing agreement will include us, a trustee, a certificate administrator, a custodian, two master servicers and a special servicer. A copy of the pooling and servicing agreement will be filed with the Securities and
Exchange Commission as an exhibit to a current report on Form 8-K following the initial issuance of the certificates. The Securities and Exchange Commission will make that current report on Form 8-K and its exhibits available to the public for inspection. See "Available Information" in the accompanying base prospectus.

                                RELEVANT PARTIES

ISSUING ENTITY................   ML-CFC Commercial Mortgage Trust 2007-5, a New
                                 York common law trust, is the entity that will
                                 hold and own the mortgage loans and in whose
                                 name the certificates will be issued. See
                                 "Transaction Participants--The Issuing Entity"
                                 in this prospectus supplement and "The Trust
                                 Fund--Issuing Entities" in the accompanying
                                 base prospectus.

DEPOSITOR.....................   We are Merrill Lynch Mortgage Investors, Inc.,
                                 the depositor of the series 2007-5
                                 securitization transaction. We are a special
                                 purpose Delaware corporation. Our address is 4
                                 World Financial Center, 16th Floor, 250 Vesey
                                 Street, New York, New York 10080 and our
                                 telephone number is (212) 449-1000. We will
                                 acquire the mortgage loans and transfer them to
                                 the issuing entity. We are an affiliate of
                                 Merrill Lynch Mortgage Lending, Inc., one of
                                 the sponsors, and Merrill Lynch, Pierce, Fenner
                                 & Smith Incorporated, one of the underwriters.
                                 See "Transaction Participants--The Depositor"
                                 in this prospectus supplement and "The
                                 Depositor" in the accompanying base prospectus.

SPONSORS / MORTGAGE LOAN
   SELLERS....................   Merrill Lynch Mortgage Lending, Inc.,
                                 Countrywide Commercial Real Estate Finance,
                                 Inc., KeyBank National Association and IXIS
                                 Real Estate Capital Inc. will be the sponsors
                                 with respect to the series 2007-5
                                 securitization transaction. Merrill Lynch
                                 Mortgage Lending, Inc. is our affiliate, an
                                 affiliate of Merrill Lynch, Pierce, Fenner &
                                 Smith Incorporated, one of the underwriters and
                                 an affiliate of Merrill Lynch Capital Services,
                                 Inc., the swap counterparty. Countrywide
                                 Commercial Real Estate Finance, Inc. is an
                                 affiliate of Countrywide Securities
                                 Corporation, one of the underwriters. KeyBank
                                 National Association is an affiliate of KeyCorp
                                 Real Estate Capital Markets, Inc., which will
                                 act as one of the master servicers and KeyBanc
                                 Capital Markets, a Division of McDonald
                                 Investments Inc., one of the underwriters. IXIS
                                 Real Estate Capital, Inc. is an affiliate of
                                 IXIS Securities North America Inc., one of the
                                 underwriters. The sponsors are also referred to
                                 as mortgage loan sellers in this prospectus
                                 supplement.

MORTGAGE LOAN SELLER..........   Wells Fargo Bank, National Association will be
                                 a mortgage loan seller with respect to the
                                 series 2007-5 securitization transaction. Wells

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                                       12

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                                 Fargo Bank, National Association will also act
                                 as one of the master servicers and will also
                                 act as the certificate administrator.

                                 We will acquire the mortgage loans that will
                                 back the certificates from the mortgage loan
                                 sellers, each of which originated or acquired
                                 from a third party the mortgage loans to be
                                 transferred to the issuing entity.

                                 The following table shows the number of
                                 mortgage loans that we expect will be sold to
                                 us by each mortgage loan seller and the
                                 respective percentages that those mortgage
                                 loans represent of the initial mortgage pool
                                 balance, the initial loan group 1 balance and
                                 the initial loan group 2 balance.

                                          NUMBER OF   AGGREGATE CUT-OFF   % OF INITIAL    % OF INITIAL   % OF INITIAL
                                          MORTGAGE      DATE PRINCIPAL    MORTGAGE POOL   LOAN GROUP 1   LOAN GROUP 2
         MORTGAGE LOAN SELLER               LOANS          BALANCE           BALANCE         BALANCE       BALANCE
---------------------------------------   ---------   -----------------   -------------   ------------   ------------

1. Merrill Lynch Mortgage Lending, Inc.       54        $1,735,571,061        39.2%           24.5%          78.6%
2. Countrywide Commercial Real Estate
   Finance, Inc.                             168         1,395,793,404        31.5%           37.5%          15.7%
3. KeyBank National Association               48           560,107,033        12.7%           16.4%           2.8%
4. IXIS Real Estate Capital Inc.              32           402,050,377         9.1%           11.9%           1.6%
5. Wells Fargo Bank, National
   Association                                31           332,146,705         7.5%            9.8%           1.4%
                                             ---        --------------       -----           -----          -----
                                             333        $4,425,668,580       100.0%          100.0%         100.0%
                                             ===        ==============       =====           =====          =====

                                 See "Transaction Participants--The Sponsors"
                                 and "--The Mortgage Loan Seller" in this
                                 prospectus supplement and "The Sponsor" in the
                                 accompanying base prospectus.

TRUSTEE AND CUSTODIAN.........   Upon initial issuance of the certificates,
                                 LaSalle Bank National Association, a national
                                 banking association with corporate trust
                                 offices located in Chicago, Illinois, will act
                                 as trustee and custodian of the assets of the
                                 issuing entity on behalf of all the
                                 certificateholders. The trustee will be
                                 primarily responsible for back-up advancing.

                                 The custodian will be responsible for
                                 maintaining possession of the promissory notes
                                 for the mortgage loans and various other
                                 important loan documents.

                                 See"Transaction Participants--The Trustee and
                                 Custodian" in this prospectus supplement."

CERTIFICATE ADMINISTRATOR.....   Upon initial issuance of the certificates,
                                 Wells Fargo Bank, National Association, a
                                 national banking association, whose principal
                                 offices are located in Columbia, Maryland and
                                 its office for certificate transfer services is
                                 located in Minneapolis, Minnesota will act as
                                 certificate administrator. Wells Fargo Bank,
                                 National Association is also a master servicer
                                 and mortgage loan seller. The certificate
                                 administrator will be responsible for: (a)
                                 distributing payments to certificateholders and
                                 (b) delivering or otherwise making available
                                 certain reports to certificateholders that
                                 provide various details regarding the
                                 certificates and the mortgage loans. In
                                 addition, the certificate administrator will
                                 have, or be responsible for appointing an agent
                                 to perform, additional duties with respect to
                                 tax administration. See "Transaction
                                 Participants--The Certificate Administrator" in
                                 this prospectus supplement.

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                                       13

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MASTER SERVICERS..............   Upon initial issuance of the certificates,
                                 KeyCorp Real Estate Capital Markets, Inc., an
                                 Ohio corporation and Wells Fargo Bank, National
                                 Association, a national banking association,
                                 will act as the master servicers with respect
                                 to the mortgage loans (other than the two
                                 mortgage loans identified on Annex A-1 to this
                                 prospectus supplement as Peter Cooper Village
                                 and Stuyvesant Town and FRIS Chicken). KeyCorp
                                 Real Estate Capital Markets, Inc. is an
                                 affiliate of KeyBank National Association, one
                                 of the sponsors and KeyBanc Capital Markets, a
                                 Division of McDonald Investments Inc., one of
                                 the underwriters. Wells Fargo Bank, National
                                 Association is also one of the mortgage loan
                                 sellers and the certificate administrator.

                                 KeyCorp Real Estate Capital Markets, Inc. will
                                 act as master servicer with respect to the
                                 mortgage loans that we acquire from Merrill
                                 Lynch Mortgage Lending, Inc., KeyBank National
                                 Association and IXIS Real Estate Capital Inc.
                                 and which we will transfer to the issuing
                                 entity. Wells Fargo Bank, National Association
                                 will act as master servicer with respect to the
                                 mortgage loans that we acquire from Countrywide
                                 Real Estate Finance, Inc. and Wells Fargo Bank,
                                 National Association and which we will transfer
                                 to the issuing entity.

                                 The master servicers will be primarily
                                 responsible for servicing and administering,
                                 directly or through sub-servicers: (a) mortgage
                                 loans as to which there is no default or
                                 reasonably foreseeable default that would give
                                 rise to a transfer of servicing to the special
                                 servicer; and (b) mortgage loans as to which
                                 any such default or reasonably foreseeable
                                 default has been corrected, including as part
                                 of a work-out. In addition, the master
                                 servicers will be the primary parties
                                 responsible for making delinquency advances and
                                 servicing advances under the pooling and
                                 servicing agreement. See "Transaction
                                 Participants--The Master Servicers and the
                                 Special Servicer" in this prospectus
                                 supplement.

SPECIAL SERVICER..............   Upon initial issuance of the certificates,
                                 CWCapital Asset Management LLC, a Massachusetts
                                 limited liability company, will act as special
                                 servicer with respect to the mortgage loans and
                                 any related foreclosure properties. The special
                                 servicer will be primarily responsible for
                                 making decisions and performing certain
                                 servicing functions, including work-outs and
                                 foreclosures, with respect to the mortgage
                                 loans that, in general, are in default or as to
                                 which default is reasonably foreseeable and for
                                 liquidating foreclosure properties that are
                                 acquired as part of the assets of the issuing
                                 entity. See "Transaction Participants--The
                                 Master Servicers and the Special Servicer" in
                                 this prospectus supplement.

SIGNIFICANT OBLIGOR...........   The mortgage loan identified on Annex A-1 to
                                 this prospectus supplement as Peter Cooper
                                 Village and Stuyvesant Town, represents a
                                 portion of the initial mortgage pool balance in
                                 excess of 10% and therefore, the related
                                 borrower will be considered a significant
                                 obligor. See Annex C, "Description of the Ten
                                 Largest Mortgage Loans or Groups of
                                 Cross-Collateralized Mortgage Loans--Peter
                                 Cooper Village and Stuyvesant Town" in this
                                 prospectus supplement.

PETER COOPER VILLAGE AND
   STUYVESANT TOWN MORTGAGE
   LOAN--MASTER SERVICER
   AND SPECIAL SERVICER.......   The mortgage loan identified on Annex A-1 to
                                 this prospectus supplement as Peter Cooper
                                 Village and Stuyvesant Town will be serviced
                                 and administered pursuant to the Wachovia Bank
                                 Commercial Mortgage Trust Commercial Mortgage
                                 Pass-Through Certificates

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                                       14

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                                 Series 2007-C30 pooling and servicing agreement
                                 (the governing document for the Wachovia
                                 2007-C30 securitization) upon the closing of
                                 that commercial mortgage securitization (which
                                 is expected to occur shortly after the closing
                                 of the 2007-5 securitization), which provides
                                 for servicing arrangements that are similar but
                                 not identical to those under the pooling and
                                 servicing agreement. In that regard--

                                 o    The trustee under the Wachovia 2007-C30
                                      pooling and servicing agreement, which, as
                                      of the date hereof, has not yet been
                                      selected, will, in that capacity, be the
                                      mortgagee of record for the mortgage loan
                                      secured by the Peter Cooper Village and
                                      Stuyvesant Town mortgaged real property;

                                 o    Wachovia Bank, National Association, which
                                      is expected to be the master servicer
                                      under the Wachovia 2007-C30 pooling and
                                      servicing agreement, will, in that
                                      capacity, be the master servicer for the
                                      Peter Cooper Village and Stuyvesant Town
                                      trust mortgage loan; and

                                 o    CWCapital Asset Management LLC, which is
                                      the special servicer under the Wachovia
                                      2007-C30 pooling and servicing agreement,
                                      will, in that capacity, be the special
                                      servicer of the Peter Cooper Village and
                                      Stuyvesant Town trust mortgage loan.

                                 The controlling class representative from the
                                 2007-5 securitization will be permitted to
                                 replace the special servicer under the Wachovia
                                 2007-C30 pooling and servicing agreement only
                                 as part of a group of controlling class
                                 representatives of securitizations holding a
                                 majority of the notes comprising the Peter
                                 Cooper Village and Stuyvesant Town loan
                                 combination described in "The Loan Combination
                                 Parties."

                                 Prior to the closing of the Wachovia 2007-C30
                                 securitization, the Peter Cooper Village and
                                 Stuyvesant Town loan combination will be
                                 serviced pursuant to an interim servicing
                                 agreement, which is substantially similar to
                                 the Wachovia 2007-C30 pooling and servicing
                                 agreement.

                                 References in this prospectus supplement,
                                 however, to the trustee, the applicable master
                                 servicer and the special servicer will mean the
                                 trustee, the master servicer and the special
                                 servicer under the series 2007-5 pooling and
                                 servicing agreement unless the context clearly
                                 indicates otherwise.

FRIS CHICKEN MORTGAGE LOAN--
   MASTER SERVICER AND
   SPECIAL SERVICER...........   The mortgage loan identified on Annex A-1 to
                                 this prospectus supplement as FRIS Chicken will
                                 be serviced and administered pursuant to the
                                 MSCI 2005-HQ6 pooling and servicing agreement
                                 (the governing document for the MSCI 2005-HQ6
                                 commercial mortgage securitization), which
                                 provides for servicing arrangements that are
                                 similar but not identical to those under the
                                 pooling and servicing agreement. In that
                                 regard--

                                 o    LaSalle Bank National Association, which
                                      is the trustee under the MSCI 2005-HQ6
                                      pooling and servicing agreement, will, in

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                                       15

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                                      that capacity, be the mortgagee of record
                                      for the mortgage loan secured by the FRIS
                                      Chicken mortgaged real property;

                                 o    Wells Fargo Bank, National Association,
                                      which is the master servicer under the
                                      MSCI 2005-HQ6 pooling and servicing
                                      agreement, will, in that capacity, be the
                                      master servicer for the FRIS Chicken trust
                                      mortgage loan; and

                                 o    CWCapital Asset Management LLC, which is
                                      the special servicer under the MSCI
                                      2005-HQ6 pooling and servicing agreement,
                                      will, in that capacity, be the special
                                      servicer of the FRIS Chicken trust
                                      mortgage loan.

                                 The controlling class representative from the
                                 2007-5 securitization will not be permitted to
                                 replace the special servicer under the MSCI
                                 2005-HQ6 pooling and servicing agreement.

CONTROLLING CLASS OF
   CERTIFICATEHOLDERS.........   The holders--or, if applicable, beneficial
                                 owners--of certificates representing a majority
                                 interest in a designated controlling class of
                                 the certificates will have the right, subject
                                 to the conditions described under "Servicing of
                                 the Mortgage Loans--The Controlling Class
                                 Representative and the Loan Combination
                                 Controlling Parties" and "--Replacement of the
                                 Special Servicer" in this prospectus
                                 supplement, to--

                                 o    replace the special servicer;

                                 o    select a representative that may direct
                                      and advise the special servicer on various
                                      servicing matters with respect to the
                                      mortgage loans, except to the extent that
                                      the holder of a related A-note loan or a
                                      related B-note loan, which holders are
                                      described under "--The Loan Combination
                                      Controlling Parties" below, may exercise
                                      those, or similar, rights with respect to
                                      any of the mortgage loans (loan numbers 1
                                      and 40) that we identify on Annex A-1 to
                                      this prospectus supplement as being
                                      secured by the Peter Cooper Village and
                                      Stuyvesant Town and FRIS Chicken mortgaged
                                      real properties, respectively.

                                 Unless there are significant losses on the
                                 mortgage loans, the controlling class of
                                 certificateholders will be the holders of a
                                 non-offered class of certificates. The initial
                                 controlling class of certificateholders will be
                                 the class Q certificateholders.

THE LOAN COMBINATION
   CONTROLLING PARTIES........   As indicated under "--The Mortgage Loans and
                                 the Mortgaged Real Properties--The Loan
                                 Combinations" below, five (5) mortgage loans
                                 are each part of a loan combination that is
                                 comprised of that mortgage loan, which will be
                                 transferred to the issuing entity, and one or
                                 more pari passu A-note and/or subordinate
                                 B-note loans that will not be transferred to
                                 the issuing entity.

                                 In the case of one (1) of the five (5) loan
                                 combinations referred to above, which is
                                 secured by the mortgaged real property
                                 identified on Annex A-1 to this prospectus
                                 supplement as Peter Cooper Village and
                                 Stuyvesant Town, such loan combination will be
                                 serviced by the servicing parties pursuant to
                                 the pooling and servicing agreement

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                                       16

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                                 governing the Wachovia 2007-C30 commercial
                                 mortgage securitization upon the closing of
                                 such securitization as described above under
                                 "--Peter Cooper Village and Stuyvesant Town
                                 Trust Mortgage Loan, Master Servicer and
                                 Special Servicer." The controlling class
                                 representative of the Wachovia 2007-C30
                                 securitization (as designee of the holder of
                                 one of the related A-note loans that will be
                                 included in such securitization), will have the
                                 right, in lieu of the controlling class
                                 representative, to direct and advise the master
                                 servicer and the special servicer under the
                                 Wachovia 2007-C30 pooling and servicing
                                 agreement on various servicing matters with
                                 respect to the mortgage loan combination and
                                 the related mortgaged real property. The
                                 controlling class representative will have
                                 consultation rights in respect of certain
                                 servicing actions involving the Peter Cooper
                                 Village and Stuyvesant Town loan combination.

                                 In the case of one (1) of the five (5) loan
                                 combinations referred to above, which is
                                 secured by the mortgaged real property
                                 identified on Annex A-1 to this prospectus
                                 supplement as Fort Henry Mall, such loan
                                 combination consists of the related trust
                                 mortgage loan and a future advance obligation
                                 currently held by Merrill Lynch Mortgage
                                 Lending, Inc. (which may be sold or transferred
                                 at any time), which requires the holder to make
                                 three or fewer future advances to the related
                                 borrower in an aggregate amount up to
                                 $5,100,000 (each future advance in a minimum
                                 amount of $1,700,000), on or before January 8,
                                 2009, upon the satisfaction of certain
                                 conditions under the related loan documents.
                                 Upon each future advance, the borrower will
                                 issue a promissory note to the holder of the
                                 future funding obligation evidencing an A-note
                                 non-trust loan that is pari passu in right of
                                 payment to the related trust mortgage loan. The
                                 controlling class representative of the series
                                 2007-5 securitization will have the right to
                                 direct and advise the applicable master
                                 servicer and special servicer on various
                                 servicing matters regarding the related loan
                                 combination. The holder of the related A-note
                                 non-trust loan will not have any voting,
                                 consent or other rights with respect to any
                                 servicing actions involving the Fort Henry Mall
                                 loan combination.

                                 In the case of one (1) of the five (5) loan
                                 combinations referred to above, which is
                                 secured by the mortgaged real property
                                 identified on Annex A-1 to this prospectus
                                 supplement as FRIS Chicken, such loan
                                 combination will be serviced by the servicing
                                 parties under and pursuant to the pooling and
                                 servicing agreement governing the MSCI 2005-HQ6
                                 securitization as described above under "--FRIS
                                 Chicken Trust Mortgage Loan, Master Servicer
                                 and Special Servicer." The holder of the
                                 related FRIS Chicken B-Note non-trust loan,
                                 will have the right, in lieu of the controlling
                                 class representative, to direct and advise the
                                 master servicer and the special servicer under
                                 the MSCI 2005-HQ6 pooling and servicing
                                 agreement on various servicing matters with
                                 respect to the mortgage loan combination and
                                 the related mortgaged real properties. The
                                 controlling class representative will have
                                 consultation rights in respect of certain
                                 servicing actions involving the FRIS Chicken
                                 loan combination.

                                 In the case of two (2) of the five (5) loan
                                 combinations referred to above, which are
                                 secured by the mortgaged real properties
                                 identified on Annex A-1 to this prospectus
                                 supplement as Detroit Riverview Medical Complex
                                 and St. Luke's Cornwall Medical Complex,
                                 respectively, the

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                                       17

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                                 respective holders of the related B-note loans
                                 will have no voting, consent or other rights
                                 with respect to any servicing actions.

                                 See "Description of the Mortgage Pool--The Loan
                                 Combinations--The Peter Cooper Village and
                                 Stuyvesant Town Loan Combination," "--The Fort
                                 Henry Mall Loan Combination" and "--The FRIS
                                 Chicken Loan Combination," "--The MezzCap Loan
                                 Combinations" and "Servicing of the Mortgage
                                 Loans--The Controlling Class Representative and
                                 the Loan Combination Controlling Parties" in
                                 this prospectus supplement.

SWAP COUNTERPARTY.............   It is expected that Merrill Lynch Capital
                                 Services, Inc., one of our affiliates and an
                                 affiliate of Merrill Lynch Mortgage Lending,
                                 Inc., one of the mortgage loan sellers, and of
                                 Merrill Lynch, Pierce, Fenner & Smith
                                 Incorporated, one of the underwriters, will be
                                 the counterparty under the swap agreements
                                 relating to the class A-2FL, A-3FL, A-4FL,
                                 AM-FL and AJ-FL certificates. The obligations
                                 of Merrill Lynch Capital Services, Inc. under
                                 the swap agreements will be guaranteed by
                                 Merrill Lynch & Co., Inc., another of our
                                 affiliates. As of the date of this prospectus
                                 supplement, Merrill Lynch & Co., Inc. has been
                                 assigned senior unsecured debt ratings of "AA-"
                                 by S&P, "Aa3" by Moody's Investors Services,
                                 Inc. and "AA-" by Fitch, Inc. See "Description
                                 of the Swap Agreements" in this prospectus
                                 supplement.

                                 None of the holders of any offered certificate
                                 will have any beneficial interest in any swap
                                 agreement.

                           RELEVANT DATES AND PERIODS

CUT-OFF DATE..................   References in this prospectus supplement to the
                                 "cut-off date" mean, individually and
                                 collectively, as the context may require, with
                                 respect to each mortgage loan, the related due
                                 date of that mortgage loan in March 2007 or,
                                 with respect to any mortgage loan that has its
                                 first due date in April 2007, March 1, 2007.
                                 All payments and collections received on each
                                 mortgage loan after the cut-off date, excluding
                                 any payments or collections that represent
                                 amounts due on or before that date, will belong
                                 to the issuing entity.

CLOSING DATE..................   The date of initial issuance for the offered
                                 certificates will be on or about March 14,
                                 2007.

DETERMINATION DATE............   For any distribution date, the eighth day of
                                 each month, or if such eighth day is not a
                                 business day, the business day immediately
                                 succeeding, commencing in April 2007.

                                 Notwithstanding the foregoing, the applicable
                                 master servicer may make its determination as
                                 to the collections received in respect of
                                 certain mortgage loans as of a later date
                                 during each month because those mortgage loans
                                 provide for monthly debt-service payments to be
                                 due on a day later than the first day of each
                                 month, but which, subject to the applicable
                                 business day convention, is not later than the
                                 11th day of each month.

                                 With respect to any distribution date,
                                 references in this prospectus supplement to
                                 "determination date" mean, as to each mortgage
                                 loan, the applicable determination date
                                 occurring in the same month as that
                                 distribution date.

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DISTRIBUTION DATE.............   Payments on the offered certificates are
                                 scheduled to occur monthly, commencing in April
                                 2007. During any given month, the distribution
                                 date will be the fourth business day after the
                                 related determination date.

RECORD DATE...................   The record date for each monthly payment on an
                                 offered certificate will be the last business
                                 day of the prior calendar month. The registered
                                 holders of the offered certificates at the
                                 close of business on each record date will be
                                 entitled to receive any payments on those
                                 certificates on the following distribution
                                 date, except that the last payment on any
                                 offered certificate will be made only upon
                                 presentation and surrender of that certificate.

RATED FINAL DISTRIBUTION
   DATE.......................   The rated final distribution date for each
                                 class of the offered certificates is the
                                 distribution date in August 2048.

ASSUMED FINAL DISTRIBUTION
   DATES......................   Set forth opposite each class of offered
                                 certificates in the table below is the
                                 distribution date on which the principal
                                 balance of that class is expected to be paid in
                                 full, assuming, among other things, no
                                 delinquencies, losses, modifications,
                                 extensions of maturity dates, repurchases or,
                                 except as contemplated by the next sentence,
                                 prepayments of the mortgage loans after the
                                 initial issuance of the certificates. For
                                 purposes of the table, each mortgage loan with
                                 an anticipated repayment date is assumed to be
                                 repaid in full on its anticipated repayment
                                 date and each mortgage loan which converts from
                                 a fixed rate of interest to a floating rate is
                                 assumed to be repaid in full on its first open
                                 prepayment date.

                                         MONTH AND YEAR OF ASSUMED
                                 CLASS    FINAL DISTRIBUTION DATE
                                 -----   -------------------------
                                  A-1          December 2011
                                  A-2            March 2012
                                  A-3           October 2016
                                 A-SB           October 2016
                                  A-4           January 2017
                                 A-1A           January 2017
                                  AM            January 2017
                                  AJ           February 2017
                                   B           February 2017
                                   C           February 2017
                                   D           February 2017

                                 See the maturity assumptions described under
                                 "Yield and Maturity Considerations" in this
                                 prospectus supplement for further assumptions
                                 that were taken into account in determining the
                                 assumed final distribution dates.

COLLECTION PERIOD.............   On any distribution date, amounts available for
                                 payment on the offered certificates will depend
                                 on the payments and other collections received,
                                 and any advances of payments due, on the
                                 mortgage loans during the related collection
                                 period. In general, each collection period--

                                 o    will relate to a particular distribution
                                      date;

                                 o    will be approximately one month long;

                                 o    will begin on the day after the
                                      determination date in the immediately
                                      preceding month or, in the case of the
                                      first

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                                       19

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                                      collection period, will begin immediately
                                      following the cut-off date; and

                                 o    will end on the determination date in the
                                      month of the related distribution date.

                                 However, the collection period for any
                                 distribution date for certain mortgage loans
                                 may differ from the collection period with
                                 respect to the rest of the mortgage pool for
                                 that distribution date because the
                                 determination dates for those mortgage loans
                                 may not be the same as the determination date
                                 for the rest of the mortgage pool. Accordingly,
                                 there may be more than one collection period
                                 with respect to some distribution dates.

                                 With respect to any distribution date,
                                 references in this prospectus supplement to
                                 "collection period" mean, as to each mortgage
                                 loan, the applicable collection period ending
                                 in the month in which that distribution date
                                 occurs.

INTEREST ACCRUAL PERIOD.......   The amount of interest payable with respect to
                                 the offered certificates on any distribution
                                 date will be a function of the interest accrued
                                 during the related interest accrual period. The
                                 interest accrual period with respect to each
                                 class of interest-bearing offered certificates
                                 and the class A-2FL REMIC II regular interest,
                                 the class A-3FL REMIC II regular interest, the
                                 class A-4FL REMIC II regular interest, the
                                 class AM-FL REMIC II regular interest and the
                                 class AJ-FL REMIC II regular interest for any
                                 distribution date will be the calendar month
                                 immediately preceding the month in which that
                                 distribution date occurs. Interest will be
                                 calculated with respect to each class of
                                 interest-bearing offered certificates and the
                                 class A-2FL REMIC II regular interest, the
                                 class A-3FL REMIC II regular interest, the
                                 class A-4FL REMIC II regular interest, the
                                 class AM-FL REMIC II regular interest and the
                                 class AJ-FL REMIC II regular interest assuming
                                 that each interest accrual period consists of
                                 30 days and each year consists of 360 days.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL.......................   The issuing entity will issue multiple classes
                                 of certificates with an approximate total
                                 principal balance at initial issuance equal to
                                 $4,425,668,580. Eleven (11) of those classes of
                                 the certificates are being offered by this
                                 prospectus supplement. The classes offered by
                                 this prospectus supplement are identified on
                                 the cover hereof. The remaining classes of the
                                 certificates will be offered separately in a
                                 private offering.

REGISTRATION AND
   DENOMINATIONS..............   We intend to deliver the offered certificates
                                 in book-entry form in original denominations of
                                 $25,000 initial principal balance and in any
                                 whole dollar denomination in excess of $25,000.

                                 You will initially hold your offered
                                 certificates, directly or indirectly, through
                                 The Depository Trust Company and they will be
                                 registered in the name of Cede & Co. as nominee
                                 for The Depository Trust Company. As a result,
                                 you will not receive a fully registered
                                 physical certificate representing your interest
                                 in any offered certificate, except under the
                                 limited circumstances described under
                                 "Description of the Offered
                                 Certificates--Registration and Denominations"
                                 in this

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                                       20

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                                 prospectus supplement and under "Description of
                                 the Certificates--Book-Entry Registration" in
                                 the accompanying base prospectus.

PAYMENTS

A.  GENERAL...................   For purposes of making distributions with
                                 respect to the class A-1, A-2, A-3, A-SB, A-4
                                 and A-1A certificates and the class A-2FL,
                                 A-3FL and A-4FL certificates (through the
                                 respective REMIC II regular interests), the
                                 mortgage loans will be deemed to consist of two
                                 distinct groups, loan group 1 and loan group 2.
                                 Loan group 1 will consist of 259 mortgage
                                 loans, with an initial loan group 1 balance of
                                 $3,220,052,604 and representing approximately
                                 72.8% of the initial mortgage pool balance,
                                 that are secured by the various property types
                                 that constitute collateral for those mortgage
                                 loans. Loan group 2 will consist of 74 mortgage
                                 loans, with an initial loan group 2 balance of
                                 $1,205,615,976 and representing approximately
                                 27.2% of the initial mortgage pool balance,
                                 that are secured by multifamily and
                                 manufactured housing community properties.
                                 Annex A-1 to this prospectus supplement sets
                                 forth the loan group designation with respect
                                 to each mortgage loan.

                                 On each distribution date, to the extent of
                                 available funds attributable to the mortgage
                                 loans as described below, which available funds
                                 will be net of specified expenses of the
                                 issuing entity, including all servicing fees,
                                 trust administration fees and other
                                 compensation, the certificate administrator
                                 will make payments of interest and, except in
                                 the case of the class X certificates, principal
                                 to the holders of the following classes of
                                 certificates (or, in the case of the reference
                                 to "A-2FL" below, with respect to the class
                                 A-2FL REMIC II regular interest, in the case of
                                 the reference to "A-3FL" below, with respect to
                                 the class A-3FL REMIC II regular interest, in
                                 the case of the reference to "A-4FL" below,
                                 with respect to the class A-4FL REMIC II
                                 regular interest, in the case of the reference
                                 to "AM-FL" below, with respect to the class
                                 AM-FL REMIC II regular interest, and in the
                                 case of the reference to "AJ-FL" below, with
                                 respect to the class AJ-FL REMIC II regular
                                 interest), in the following order:

                                 PAYMENT ORDER              CLASS
                                 -------------   -------------------------------
                                       1          A-1, A-2, A-2FL, A-3, A-3FL,
                                                  A-SB, A-4, A-4FL, A-1A and X
                                       2                  AM and AM-FL
                                       3                  AJ and AJ-FL
                                       4                       B
                                       5                       C
                                       6                       D
                                       7                       E
                                       8                       F
                                       9                       G
                                      10                       H
                                      11                       J
                                      12                       K
                                      13                       L
                                      14                       M
                                      15                       N
                                      16                       P
                                      17                       Q

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                                       21

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                                 In general, payments of interest in respect of
                                 the class A-1, A-2, A-3, A-SB and A-4
                                 certificates, and the class A-2FL REMIC II
                                 regular interest, the class A-3FL REMIC II
                                 regular interest and the class A-4FL REMIC II
                                 regular interest will be made pro rata, based
                                 on entitlement, out of available funds
                                 attributable to the mortgage loans in loan
                                 group 1. Payments of interest in respect of the
                                 class A-1A certificates will be made out of
                                 available funds attributable to the mortgage
                                 loans in loan group 2. Payments of interest on
                                 the class X certificates will be made out of
                                 available funds attributable to both loan
                                 groups. However, if the funds available for
                                 those distributions of interest on any
                                 distribution date are insufficient to pay in
                                 full the total amount of interest to be paid
                                 with respect to any of the class A-1, A-2, A-3,
                                 A-SB, A-4, A-1A and/or X certificates, the
                                 class A-2FL REMIC II regular interest, the
                                 class A-3FL REMIC II regular interest and/or
                                 the class A-4FL REMIC II regular interest, then
                                 the funds available for distribution will be
                                 allocated among all these classes pro rata in
                                 accordance with their interest entitlements,
                                 without regard to loan groups.

                                 The allocation of principal payments among the
                                 class A-1, A-2, A-3, A-SB, A-4 and A-1A
                                 certificates, the class A-2FL certificates
                                 (through the class A-2FL REMIC II regular
                                 interest), the class A-3FL certificates
                                 (through the class A-3FL REMIC II regular
                                 interest) and the class A-4FL certificates
                                 (through the class A-4FL REMIC II regular
                                 interest) also takes into account loan groups
                                 and is described under "--Payments--Payments of
                                 Principal" below. The class X certificates do
                                 not have principal balances and do not entitle
                                 their holders to payments of principal. See
                                 "Description of the Offered
                                 Certificates--Payments--Priority of Payments"
                                 in this prospectus supplement.

                                 No payments or other collections on the
                                 non-trust loans described under "--The Mortgage
                                 Loans and the Mortgaged Real Properties--Loan
                                 Combinations" below, which are not assets of
                                 the issuing entity, will be available for
                                 distributions on the certificates. See
                                 "Description of the Mortgage Pool--Loan
                                 Combination" in this prospectus supplement.

B.  PAYMENTS OF INTEREST......   Each class of certificates (other than the
                                 class Y, Z, R-I and R-II certificates), the
                                 class A-2FL REMIC II regular interest, the
                                 class A-3FL REMIC II regular interest, the
                                 class A-4FL REMIC II regular interest, the
                                 class AM-FL REMIC II regular interest and the
                                 class AJ-FL REMIC II regular interest will bear
                                 interest. With respect to each interest-bearing
                                 class of certificates, the class A-2FL REMIC II
                                 regular interest, the class A-3FL REMIC II
                                 regular interest, the class A-4FL REMIC II
                                 regular interest, the class AM-FL REMIC II
                                 regular interest and the class AJ-FL REMIC II
                                 regular interest, that interest will accrue
                                 during each interest accrual period based
                                 upon--

                                 o    the pass-through rate applicable for the
                                      particular class of certificates, the
                                      class A-2FL REMIC II regular interest, the
                                      class A-3FL REMIC II regular interest, the
                                      class A-4FL REMIC II regular interest, the
                                      class AM-FL REMIC II regular interest or
                                      the class AJ-FL REMIC II regular interest,
                                      as the case may be, for that interest
                                      accrual period;

                                 o    the total principal balance or notional
                                      amount, as the case may be, of the
                                      particular class of certificates, the
                                      class A-2FL

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                                       22

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                                 REMIC II regular interest, the class A-3FL
                                 REMIC II regular interest, the class A-4FL
                                 REMIC II regular interest, the class AM-FL
                                 REMIC II regular interest or the class AJ-FL
                                 REMIC II regular interest, as the case may be,
                                 outstanding immediately prior to the related
                                 distribution date; and

                                 o    the assumption that each year consists of
                                      twelve 30-day months (or, in the case of
                                      each of the A-2FL, A-3FL, AM-FL and AJ-FL
                                      classes, for so long as the related swap
                                      agreement is in effect and there is no
                                      continuing payment default thereunder on
                                      the part of the swap counterparty, based
                                      on the actual number of days in the
                                      applicable interest accrual period and the
                                      assumption that each year consists of 360
                                      days).

                                 A whole or partial prepayment on a mortgage
                                 loan may not be accompanied by the amount of
                                 one full month's interest on the prepayment. As
                                 and to the extent described under "Description
                                 of the Offered Certificates--Payments--Payments
                                 of Interest" in this prospectus supplement,
                                 these shortfalls may be allocated (in the case
                                 of the class A-2FL certificates, through the
                                 class A-2FL REMIC II regular interest, in the
                                 case of the class A-3FL certificates, through
                                 the class A-3FL REMIC II regular interest, in
                                 the case of the class A-4FL certificates,
                                 through the class A-4FL REMIC II regular
                                 interest, in the case of the class AM-FL
                                 certificates, through the class AM-FL REMIC II
                                 regular interest and in the case of the class
                                 AJ-FL certificates, through the class AJ-FL
                                 REMIC II regular interest) to reduce the amount
                                 of accrued interest otherwise payable to the
                                 holders of the respective interest-bearing
                                 classes of the certificates (other than the
                                 class X certificates).

                                 On each distribution date, subject to available
                                 funds and the payment priorities described
                                 under "--Payments--General" above, you will be
                                 entitled to receive your proportionate share
                                 of: (a) all interest accrued with respect to
                                 your class of offered certificates during the
                                 related interest accrual period; plus (b) any
                                 interest that was payable with respect to your
                                 class of offered certificates on all prior
                                 distribution dates, to the extent not
                                 previously paid; less (c) except in the case of
                                 the class X certificates, your class's share of
                                 any shortfalls in interest collections due to
                                 prepayments on mortgage loans that are not
                                 offset by certain payments made by, in each
                                 case, the applicable master servicer.

                                 If, as described below under "--Payments of
                                 Principal," collections of principal are
                                 insufficient to make a full reimbursement for
                                 nonrecoverable advances, those amounts may be
                                 reimbursed from interest on the mortgage loans,
                                 thereby reducing the amount of interest
                                 otherwise distributable on the interest-bearing
                                 certificates on the related distribution date.

                                 See "Description of the Offered
                                 Certificates--Payments--Payments of Interest,"
                                 "--Payments--Priority of Payments" and
                                 "--Calculation of Pass-Through Rates" in this
                                 prospectus supplement.

C.  PAYMENTS OF PRINCIPAL.....   The class X, R-I, R-II, Y and Z certificates do
                                 not have principal balances and do not entitle
                                 their holders to payments of principal. Subject
                                 to available funds and the payment priorities
                                 described under "--Payments--General" above,
                                 however, the holders of each class of principal
                                 balance certificates will be entitled to
                                 receive a total amount

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                                       23

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                                 of principal over time equal to the initial
                                 principal balance of their particular class.
                                 The certificate administrator will be required
                                 to make payments of principal in a specified
                                 sequential order (in the case of the class
                                 A-2FL certificates, through the class A-2FL
                                 REMIC II regular interest, in the case of the
                                 class A-3FL certificates, through the class
                                 A-3FL REMIC II regular interest, in the case of
                                 the class A-4FL certificates, through the class
                                 A-4FL REMIC II regular interest, in the case of
                                 the class AM-FL certificates, through the class
                                 AM-FL REMIC II regular interest or, in the case
                                 of the class AJ-FL certificates, through the
                                 class AJ-FL REMIC II regular interest) to
                                 ensure that--

                                 o    no payments of principal will be made to
                                      the holders of the class E, F, G, H, J, K,
                                      L, M, N, P or Q certificates until the
                                      total principal balance of the offered
                                      certificates is reduced to zero;

                                 o    no payments of principal will be made to
                                      the holders of the class AM, AM-FL, AJ,
                                      AJ-FL, B, C or D certificates until, in
                                      the case of each of those classes, the
                                      total principal balance of all more senior
                                      classes of offered certificates is reduced
                                      to zero; and

                                 o    except as described under "--Amortization,
                                      Liquidation and Payment Triggers" below,
                                      payments of principal will be made--

                                      (i)  to, first, the holders of the class
                                           A-1 certificates, until the total
                                           principal balance of such
                                           certificates is reduced to zero,
                                           second, the holders of the class A-2
                                           and class A-2FL certificates, on a
                                           pro rata basis by principal balance,
                                           until the total principal balance of
                                           such certificates is reduced to zero,
                                           third, the holders of the class A-3
                                           certificates and class A-3FL
                                           certificates, on a pro rata basis by
                                           principal balance, until the total
                                           principal balance of such
                                           certificates is reduced to zero,
                                           fourth, the holders of the class A-SB
                                           certificates, until the total
                                           principal balance of such
                                           certificates is reduced to zero,
                                           fifth, the holders of the class A-4
                                           certificates and class A-4FL
                                           certificates, on a pro rata basis by
                                           principal balance, until the total
                                           principal balance of such
                                           certificates is reduced to zero, in
                                           an aggregate amount equal to the
                                           funds allocated to principal with
                                           respect to mortgage loans in loan
                                           group 1 and, after the total
                                           principal balance of the class A-1A
                                           certificates has been reduced to
                                           zero, the funds allocated to
                                           principal with respect to mortgage
                                           loans in loan group 2, provided that,
                                           on each distribution date the total
                                           principal balance of the class A-SB
                                           certificates must, subject to
                                           available funds, be paid down, if
                                           necessary, to the scheduled principal
                                           balance for that class for that
                                           distribution date that is set forth
                                           on Annex E to this prospectus
                                           supplement before any payments of
                                           principal are made with respect to
                                           the class A-1, A-2, A-2FL, A-3,
                                           A-3FL, A-4 and/or A-4FL certificates,

                                      (ii) to the holders of the class A-1A
                                           certificates, until the total
                                           principal balance of such
                                           certificates is reduced to zero, in

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                                       24

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                                           an aggregate amount equal to the
                                           funds allocated to principal with
                                           respect to mortgage loans in loan
                                           group 2 and, after the total
                                           principal balance of the class A-1,
                                           A-2, A-2FL, A-3, A-3FL, A-SB, A-4 and
                                           A-4FL certificates has been reduced
                                           to zero, the funds allocated to
                                           principal with respect to mortgage
                                           loans in loan group 1.

                                 The total payments of principal to be made on
                                 the principal balance certificates on any
                                 distribution date will generally be a function
                                 of--

                                 o    the amount of scheduled payments of
                                      principal due or, in some cases, deemed
                                      due on the mortgage loans during the
                                      related collection period, which payments
                                      are either received as of the end of that
                                      collection period or advanced by the
                                      applicable master servicer or the trustee;
                                      and

                                 o    the amount of any prepayments and other
                                      unscheduled collections of previously
                                      unadvanced principal with respect to the
                                      mortgage loans that are received during
                                      the related collection period.

                                 However, if the applicable master servicer, the
                                 special servicer or the trustee reimburses
                                 itself out of general collections on the
                                 mortgage pool for any advance, together with
                                 any interest accrued on that advance, that it
                                 has determined is not ultimately recoverable
                                 out of collections on the related mortgage
                                 loan, then that advance, together with interest
                                 accrued on that advance, will be reimbursed
                                 first out of payments and other collections of
                                 principal on all the mortgage loans, thereby
                                 reducing the amount of principal otherwise
                                 distributable in respect of the principal
                                 balance certificates on the related
                                 distribution date, prior to being reimbursed
                                 out of payments and other collections of
                                 interest on all the mortgage loans.

                                 Additionally, if any advance, together with
                                 interest accrued on that advance, with respect
                                 to a defaulted mortgage loan remains
                                 unreimbursed following the time that the
                                 mortgage loan is modified and returned to
                                 performing status, then (even though that
                                 advance has not been deemed nonrecoverable from
                                 collections on the related mortgage loan) the
                                 applicable master servicer, the special
                                 servicer or the trustee, as applicable, will be
                                 entitled to reimbursement for that advance,
                                 with interest, on a monthly basis, out of
                                 payments and other collections of principal on
                                 all the mortgage loans after the application of
                                 those principal payments and collections to
                                 reimburse any party for advances that are
                                 nonrecoverable on a loan-specific basis as
                                 described in the prior paragraph, thereby
                                 reducing the amount of principal otherwise
                                 distributable in respect of the principal
                                 balance certificates on the related
                                 distribution date.

                                 Reimbursements of the advances described in the
                                 prior two paragraphs will generally be made
                                 first from principal collections on the
                                 mortgage loans included in the loan group which
                                 includes the mortgage loan in respect of which
                                 the advance was made, and if those collections
                                 are insufficient to make a full reimbursement,
                                 then from principal collections on the mortgage
                                 loans in the other loan group. As a result,
                                 distributions of principal with respect to the
                                 class A-1, A-2, A-3, A-SB, A-4 or A-1A
                                 certificates, the class A-2FL certificates
                                 (through the class A-2FL REMIC II regular
                                 interest), the class A-3FL certificates

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                                       25

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                                 (through the class A-3FL REMIC II regular
                                 interest) or the class A-4FL certificates
                                 (through the class A-4FL REMIC II regular
                                 interest) may be reduced even if the advances
                                 being reimbursed were made in respect of
                                 mortgage loans included in the loan group that
                                 does not primarily relate to such class of
                                 certificates.

                                 If any advance described above is not
                                 reimbursed in whole on any distribution date
                                 due to insufficient principal collections and,
                                 solely in the case of an advance that is
                                 nonrecoverable on a loan-specific basis,
                                 interest collections on the mortgage pool
                                 during the related collection period, then the
                                 portion of that advance which remains
                                 unreimbursed will be carried over, and continue
                                 to accrue interest, for reimbursement on the
                                 following distribution date.

                                 The payment of certain default-related or
                                 otherwise unanticipated expenses with respect
                                 to any mortgage loan may reduce the amounts
                                 allocable as principal of that mortgage loan
                                 and, accordingly, the principal distributions
                                 on the principal balance certificates.

                                 See "Description of the Offered
                                 Certificates--Payments--Payments of Principal"
                                 and "--Payments--Priority of Payments" in this
                                 prospectus supplement.

D. AMORTIZATION, LIQUIDATION
      AND PAYMENT TRIGGERS....   As a result of losses on the mortgage loans
                                 and/or default-related or other unanticipated
                                 expenses of the issuing entity, the total
                                 principal balance of the class AM, AM-FL, AJ,
                                 AJ-FL, B, C, D, E, F, G, H, J, K, L, M, N, P
                                 and Q certificates could be reduced to zero at
                                 a time when the class A-1, A-2, A-2FL, A-3,
                                 A-3FL, A-SB, A-4, A-4FL and A-1A certificates
                                 remain outstanding. See "--Description of the
                                 Offered Certificates--Allocation of Losses on
                                 the Mortgage Loans and Other Unanticipated
                                 Expenses" below. If the total principal balance
                                 of the class AM, AM-FL, AJ, AJ-FL, B, C, D, E,
                                 F, G, H, J, K, L, M, N, P and Q certificates is
                                 reduced to zero at a time when the class A-1,
                                 A-2, A-2FL, A-3, A-3FL, A-SB, A-4, A-4FL and
                                 A-1A certificates, or any two or more of those
                                 classes, remain outstanding, any payments of
                                 principal will be distributed to the holders of
                                 the outstanding class A-1, A-2, A-2FL, A-3,
                                 A-3FL, A-SB, A-4, A-4FL and A-1A certificates,
                                 pro rata, rather than sequentially, in
                                 accordance with their respective principal
                                 balances and without regard to loan groups.

E. PAYMENTS OF PREPAYMENT
      PREMIUMS AND YIELD
      MAINTENANCE CHARGES.....   You may, in certain circumstances, also receive
                                 distributions of prepayment premiums and yield
                                 maintenance charges collected on the mortgage
                                 loans. Any distributions of those amounts would
                                 be in addition to the distributions of
                                 principal and interest described above.

                                 If any prepayment premium or yield maintenance
                                 charge is collected on any of the mortgage
                                 loans, then the certificate administrator will
                                 pay that amount in the proportions described
                                 under "Description of the Offered
                                 Certificates--Payments--Payments of Prepayment
                                 Premiums and Yield Maintenance Charges" (other
                                 than to the holders of any class A-2FL, class
                                 A-3FL. class A-4FL, class AM-FL and class AJ-FL
                                 certificates) in this prospectus supplement,
                                 to--

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                                 o    the holders of any of the class A-1, A-2,
                                      A-3, A-SB, A-4, A-1A, AM, AJ, B, C, D, E,
                                      F, G and/or H certificates and/or the
                                      class A-2FL REMIC II regular interest, the
                                      class A-3FL REMIC II regular interest, the
                                      class A-4FL REMIC II regular interest, the
                                      class AM-FL REMIC II regular interest
                                      and/or the class AJ-FL REMIC II regular
                                      interest that are then entitled to receive
                                      payments of principal with respect to the
                                      loan group that includes the prepaid
                                      mortgage loan; and/or

                                 o    the holders of the class X certificates.

                                 All prepayment premiums and yield maintenance
                                 charges payable as described above will be
                                 reduced, with respect to specially serviced
                                 mortgage loans, by an amount equal to certain
                                 expenses of the issuing entity and losses
                                 realized in respect of the mortgage loans
                                 previously allocated to any class of
                                 certificates.

                                 See "Description of the Offered
                                 Certificates--Payments--Payments of Prepayment
                                 Premiums and Yield Maintenance Charges" in this
                                 prospectus supplement.

F. FEES AND EXPENSES..........   The amounts available for distribution on the
                                 certificates on any distribution date will
                                 generally be net of the following amounts:

   TYPE / RECIPIENT                                          AMOUNT/SOURCE                                       FREQUENCY
-----------------------   ------------------------------------------------------------------------------------   ---------

FEES

Master Servicing Fee /    Payable with respect to each and every mortgage loan held by the issuing entity,        Monthly
Master Servicers          including each specially serviced mortgage loan, if any, and each mortgage loan, if any, as to which the corresponding mortgaged real property has been acquired as foreclosure property as part of the assets of the issuing entity. With respect to each such mortgage loan, the master servicing fee will: (1) generally be calculated for the same number of days and on the same principal amount as interest accrues or is deemed to accrue on that mortgage loan; (2) accrue at an annual rate that ranges from 0.02000% to 0.11000% per annum; and (3) be payable (a) monthly from amounts allocable as interest with respect to that mortgage loan and/or (b) if the subject mortgage loan and any related foreclosure property has been liquidated on behalf of, among others, the certificateholders, out of general collections on the mortgage pool. Master servicing fees with respect to any mortgage loan will include the primary servicing fees payable by the applicable master servicer to any sub-servicer with respect to that mortgage loan.

Additional Master                o    Prepayment interest excesses collected on mortgage loans that are the       Time to
Servicing Compensation                subject of a principal prepayment in full or in part after their             time
/ Master Servicers                    respective due dates in any collection period;

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   TYPE / RECIPIENT                                          AMOUNT/SOURCE                                       FREQUENCY
-----------------------   ------------------------------------------------------------------------------------   ---------

                                 o    All interest and investment income earned on amounts on deposit in          Monthly
                                      accounts maintained by a master servicer, to the extent not otherwise payable to the borrowers;

                                 o    On non-specially serviced mortgage loans, late payment charges and          Time to
                                      default interest actually collected with respect to the subject mortgage     time
                                      loan during any collection period, but only to the extent not otherwise allocable to pay the following items with respect to the subject mortgage loan: (i) interest on advances; or (ii) additional trust fund expenses currently payable or previously paid with respect to the subject mortgage loan or related mortgaged real property from collections on the mortgage pool and not previously reimbursed; and

                                 o    100%--or, if the consent of the special servicer is required with           Time to
                                      respect to the subject action, 50%-- of each assumption application fee,     Time
                                      assumption fee, modification fee, extension fee other similar fee or fees paid in connection with a defeasance of a mortgage loan that is actually paid by a borrower in connection with the related action.

Special Servicing Fee /   Payable with respect to each mortgage loan that is being specially serviced or as to    Monthly
Special Servicer          which the corresponding mortgaged real property has been acquired as foreclosure property as part of the assets of the issuing entity. With respect to each such mortgage loan, the special servicing fee will: (a) accrue for the same number of days and on the same principal amount as interest accrues or is deemed to accrue from time to time on that mortgage loan; (b) accrue at a special servicing fee rate of 0.25% per annum; and (c) be payable monthly from general collections on the mortgage pool.

Workout Fee / Special     Payable with respect to each specially serviced mortgage loan that the special          Time to
Servicer                  servicer successfully works out. The workout fee will be payable out of, and will be     time
                          calculated by application of a workout fee rate of 1.0% to, each collection of interest and principal received on the subject mortgage loan for so long as it is not returned to special servicing by reason of an actual or reasonably foreseeable default.

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   TYPE / RECIPIENT                                          AMOUNT/SOURCE                                       FREQUENCY
-----------------------   ------------------------------------------------------------------------------------   ---------

Principal Recovery Fee    Subject to the exceptions described under "Servicing of the Mortgage                    Time to
/ Special Servicer        Loans--Servicing and Other Compensation and Payment of Expenses--Principal Special       time
                          Servicing Compensation--The Principal Recovery Fee" in this prospectus supplement, payable with respect to: (a) each specially serviced mortgage loan--or any replacement mortgage loan substituted for it--as to which the special servicer obtains a full or discounted payoff from the related borrower; and (b) any specially serviced mortgage loan or foreclosure property as to which the special servicer receives any liquidation proceeds, sale proceeds, insurance proceeds or condemnation proceeds. As to each such specially serviced mortgage loan or foreclosure property, the principal recovery fee will be payable from, and will be calculated by application of a principal recovery fee rate of 1.0% to, the related payment or proceeds.

Additional Special               o    All interest and investment income earned on amounts on deposit in          Monthly
Servicing Compensation                accounts maintained by the special servicer;
/ Special Servicer
                                 o    On specially serviced mortgage loans, late payment charges and default      Time to
                                      interest actually collected with respect to the subject mortgage loan        time
                                      during any collection period, but only to the extent not otherwise allocable to pay the following items with respect to the subject mortgage loan: (i) interest on advances; or (ii) additional trust fund expenses currently payable or previously paid with respect to the subject mortgage loan or related mortgaged real property from collections on the mortgage pool and not previously reimbursed;

                                 o    With respect to any specially serviced mortgage loan, 100% of assumption    Time to
                                      fees or modification fee actually paid by a borrower with respect to any     time
                                      assumption or modification; and

                                 o    With respect to any non-specially serviced mortgage loan, if the consent    Time to
                                      of the special servicer is required with respect to the subject action,      time
                                      50% of assumption application fees, assumption fees, modification fees and other fees actually paid by a borrower with respect to any assumption, modification or other agreement entered into by the applicable master servicer.

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   TYPE / RECIPIENT                                          AMOUNT/SOURCE                                       FREQUENCY
-----------------------   ------------------------------------------------------------------------------------   ---------

Trust Administration      Payable out of general collections on the mortgage pool and, for any distribution       Monthly
Fee / Certificate         date, will equal one month's interest at 0.00051% per annum with respect to each and
Administrator, Trustee    every mortgage loan held by the issuing entity, including each specially serviced
and Custodian             mortgage loan, if any, and each mortgage loan, if any, as to which the corresponding mortgaged real property has been acquired as foreclosure property as part of the assets of the issuing entity.

Additional Trust          All interest and investment income earned on amounts on deposit in accounts             Monthly
Administration            maintained by the certificate administrator.
Compensation/
Certificate
Administrator

EXPENSES

Servicing Advances /      To the extent of funds available, the amount of any servicing advances.(1)              Time to
Trustee, Master                                                                                                    time
Servicers or Special
Servicer

Interest on Servicing     At a rate per annum equal to a published prime rate, accrued on the amount of each      Time to
Advances / Master         outstanding servicing advance.(2)                                                        time
Servicers, Special
Servicer or Trustee

P&I Advances / Master     To the extent of funds available, the amount of any P&I advances.(1)                    Time to
Servicers and Trustee                                                                                              Time

Interest on P&I           At a rate per annum equal to a published prime rate, accrued on the amount of each      Time to
Advances / Master         outstanding P&I advance.(2)                                                              Time
Servicers and Trustee

Indemnification           Amount to which such party is entitled to indemnification under the pooling and         Time to
Expenses / Trustee,       servicing agreement.(3)                                                                  time
Custodian and
Certificate
Administrator and any
director, shareholder,
officer, employee or
agent of the Trustee,
Custodian or the
Certificate
Administrator;
Depositor, Master
Servicers or Special
Servicer and any
shareholder, director,
officer, employee or
agent of Depositor, the
Master Servicers or
Special Servicer

----------
(1)  Reimbursable out of collections on the related mortgage loan, except that:
     (a) advances that are determined not to be recoverable out of related collections will be reimbursable first out of general collections of principal on the mortgage pool and then out of other general collections on the mortgage pool; and (b) advances that remain outstanding after a specially serviced mortgage loan has been worked out and the servicing of that mortgage loan has been returned to the applicable master servicer may be reimbursable out of general collections of principal on the mortgage pool.

(2)  Payable out of late payment charges and/or default interest on the related mortgage loan or, in connection with or after reimbursement of the related advance, out of general collections on the mortgage pool, although in some cases interest on advances may be payable first or solely out of general collections of principal on the mortgage pool.

(3)  Payable out of general collections on the mortgage pool. In general, none of the above specified persons are entitled to indemnification for (1) any liability specifically required to be borne by the related person pursuant to the terms of the pooling and servicing agreement, or (2) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of, or the negligent disregard of, such party's obligations and duties under the pooling and servicing agreement, or as may arise from a breach of any representation or warranty of such party made in the pooling and servicing agreement.

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                                 The foregoing fees and expenses will generally
                                 be payable prior to distribution on the offered
                                 certificates. If any of the foregoing fees and
                                 expenses are identified as being payable out of
                                 a particular source of funds, then the subject
                                 fee or expense, as the case may be, will be
                                 payable out of that particular source of funds
                                 prior to any application of those funds to make
                                 payments with respect to the offered
                                 certificates. In addition, if any of the
                                 foregoing fees and expenses are identified as
                                 being payable out of general collections with
                                 respect to the mortgage pool, then the subject
                                 fee or expense, as the case may be, will be
                                 payable out of those general collections prior
                                 to any application of those general collections
                                 to make payments with respect to the offered
                                 certificates. Further information with respect
                                 to the foregoing fees and expenses, including
                                 information regarding the general purpose of
                                 and the source of payment for these fees and
                                 expenses, as well as information regarding
                                 other fees and expenses, is set forth under
                                 "Description of the Offered Certificates--Fees
                                 and Expenses" in this prospectus supplement.

G. PAYMENTS OF ADDITIONAL
   INTEREST...................   On each distribution date, any additional
                                 interest collected during the related
                                 collection period on a mortgage loan that
                                 converts from a fixed rate of interest to a
                                 floating rate of interest will be distributed
                                 to the holders of the class Y certificates, and
                                 any additional interest collected during the
                                 related collection period on a mortgage loan
                                 with an anticipated repayment date will be
                                 distributed to the holders of the class Z
                                 certificates. See "Description of the Offered
                                 Certificates--Payments--Payments of Additional
                                 Interest" in this prospectus supplement.

ALLOCATION OF LOSSES ON THE
   MORTGAGE LOANS AND OTHER
   UNANTICIPATED EXPENSES.....   Because of losses on the mortgage loans,
                                 reimbursements of advances determined to be
                                 nonrecoverable on a loan-specific basis and/or
                                 default-related and other unanticipated
                                 expenses of the issuing entity (such as
                                 interest on advances, special servicing fees,
                                 workout fees and liquidation fees), the total
                                 principal balance of the mortgage pool, less
                                 any related outstanding advances of principal,
                                 may fall below the total principal balance of
                                 the principal balance certificates. For
                                 purposes of this determination only, effect
                                 will not be given to any reductions of the
                                 principal balance of any mortgage loan for
                                 payments of principal collected on the mortgage
                                 loans that were used to reimburse any advances
                                 outstanding after a workout of another mortgage
                                 loan to the extent those advances are not
                                 otherwise determined to be nonrecoverable on a
                                 loan-specific basis. If and to the extent that
                                 those losses, reimbursements and expenses cause
                                 the total principal balance of the mortgage
                                 pool, less any related outstanding advances of
                                 principal, to be less than the total principal
                                 balance of the principal balance certificates
                                 following the payments made on the certificates
                                 on any distribution date, the total principal
                                 balances of the following classes of principal
                                 balance certificates (or, in the case of the
                                 reference to "A-2FL" below, the class A-2FL
                                 REMIC II regular interest, in the case of the
                                 reference to "A-3FL" below, the class A-3FL
                                 REMIC II regular interest, in the case of the
                                 reference to "A-4FL" below, the class A-4FL
                                 REMIC II regular interest, in the case of the
                                 reference to "AM-FL" below, the class AM-FL
                                 REMIC II regular interest and in the case of
                                 the reference to "AJ-FL" below, the class AJ-FL
                                 REMIC II regular

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                                 interest) will be successively reduced in the
                                 following order, until the deficit is
                                 eliminated:

                                 REDUCTION ORDER              CLASS
                                 ---------------   ----------------------------
                                        1                       Q
                                        2                       P
                                        3                       N
                                        4                       M
                                        5                       L
                                        6                       K
                                        7                       J
                                        8                       H
                                        9                       G
                                       10                       F
                                       11                       E
                                       12                       D
                                       13                       C
                                       14                       B
                                       15                   AJ, AJ-FL
                                       16                   AM, AM-FL
                                       17          A-1, A-2, A-2FL, A-3, A-3FL,
                                                    A-SB, A-4, A-4FL and A-1A

                                 Any reduction to the total principal balances
                                 of the class A-1, A-2, A-3, A-SB, A-4 and A-1A
                                 certificates and the class A-2FL, A-3FL and
                                 A-4FL REMIC II regular interests will be made
                                 on a pari passu and pro rata basis in
                                 accordance with the relative sizes of those
                                 principal balances, without regard to loan
                                 groups.

                                 See "Description of the Offered
                                 Certificates--Reductions to Certificate
                                 Principal Balances in Connection with Realized
                                 Losses and Additional Trust Fund Expenses" in
                                 this prospectus supplement.

ADVANCES OF DELINQUENT MONTHLY
    DEBT SERVICE PAYMENTS.....   Except as described below, each master servicer
                                 will be required to make advances of principal
                                 and/or interest due on the mortgage loans
                                 master serviced thereby with respect to any
                                 delinquent monthly payments, other than balloon
                                 payments. In addition, the trustee must make
                                 any of those advances that the applicable
                                 master servicer is required to but fails to
                                 make. As described under "Description of the
                                 Offered Certificates--Advances of Delinquent
                                 Monthly Debt Service Payments and Reimbursement
                                 of Advances" in this prospectus supplement, any
                                 party that makes an advance will be entitled to
                                 be reimbursed for the advance, together with
                                 interest at a published prime rate, as
                                 described in that section of this prospectus
                                 supplement.

                                 Notwithstanding the foregoing, none of the
                                 master servicers or the trustee will be
                                 required to make any advance that it
                                 determines, in its reasonable judgment, will
                                 not be recoverable (together with interest
                                 accrued on that advance) from proceeds of the
                                 related mortgage loan. The trustee will be
                                 entitled to rely on any determination of
                                 non-recoverability made by a master servicer.
                                 The special servicer may also determine that
                                 any interest and/or principal advance made or
                                 proposed to be made by a master servicer or the
                                 trustee is not or will not be, as applicable,
                                 recoverable, together with interest accrued on
                                 that advance, from proceeds of the mortgage
                                 loan to which that advance

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                                 relates, and the applicable master servicer and
                                 the trustee will be entitled to rely on any
                                 determination of nonrecoverability made by the
                                 special servicer and will be required to act in
                                 accordance with that determination.

                                 In addition, if any of the adverse events or
                                 circumstances that we refer to under "Servicing
                                 of the Mortgage Loans--Required Appraisals" in,
                                 and described in the glossary to, this
                                 prospectus supplement occur or exist with
                                 respect to any mortgage loan or the mortgaged
                                 real property for that mortgage loan (excluding
                                 the Peter Cooper Village and Stuyvesant Town
                                 trust mortgage loan and the FRIS Chicken trust
                                 mortgage loan), the special servicer will be
                                 obligated to obtain a new appraisal or, at the
                                 special servicer's option in cases involving
                                 mortgage loans with relatively small principal
                                 balances, conduct a valuation of that property.
                                 If, based on that appraisal or other valuation,
                                 subject to the discussion below regarding the
                                 loan combinations, it is determined that:

                                 o    the sum of the principal balance of the
                                      subject mortgage loan plus other
                                      delinquent amounts due under the subject
                                      mortgage loan exceeds

                                 o    an amount generally equal to:

                                      1.   90% of the new estimated value of the
                                           related mortgaged real property,
                                           which value may be reduced by the
                                           special servicer based on its review
                                           of the related appraisal and other
                                           relevant information; plus

                                      2.   certain other amounts such as escrow
                                           funds,

                                 then the amount otherwise required to be
                                 advanced with respect to interest on that
                                 mortgage loan will be reduced in the same
                                 proportion that the excess, sometimes referred
                                 to as an appraisal reduction amount, bears to
                                 the principal balance of the mortgage loan,
                                 which will be deemed to be reduced by any
                                 outstanding advances of principal in respect of
                                 that mortgage loan. In the event advances of
                                 interest are so reduced, funds available to
                                 make payments on the certificates then
                                 outstanding will be reduced.

                                 The calculation of any appraisal reduction
                                 amount in respect of any trust mortgage loan
                                 that is part of a loan combination will take
                                 into account the related A-note and/or B-note
                                 loan, if applicable. The special servicer will
                                 determine whether an appraisal reduction amount
                                 exists with respect to any of those loan
                                 combinations based on a calculation that
                                 generally treats the subject loan combination
                                 as if it were a single mortgage loan. Any
                                 resulting appraisal reduction amount with
                                 respect to any of those loan combinations will
                                 be allocated, first (if applicable) to the
                                 related B-note loan (up to the amount of the
                                 outstanding principal balance of that B-note
                                 loan), and then to the related mortgage loan
                                 held by the issuing entity and the other
                                 related A-note mortgage loans not held by the
                                 issuing entity, on a pro rata basis. The amount
                                 of advances of interest on each of the mortgage
                                 loans held by the issuing entity that is part
                                 of a loan combination will be reduced so as to
                                 take into account any appraisal reduction
                                 amount allocable to the subject mortgage loan.

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                                 In the case of the Peter Cooper Village and
                                 Stuyvesant Town trust mortgage loan and the
                                 FRIS Chicken trust mortgage loan, if adverse
                                 events or circumstances similar to those
                                 referred to above occur or exist with respect
                                 to the Peter Cooper Village and Stuyvesant Town
                                 loan combination, the Wachovia 2007-C30 special
                                 servicer or, with respect to the FRIS Chicken
                                 trust mortgage loan, the MSCI 2005-HQ6 special
                                 servicer, will be similarly required to obtain
                                 a new appraisal and determine, in a manner
                                 similar to the foregoing discussion, whether an
                                 appraisal reduction amount exists with respect
                                 to the Peter Cooper Village and Stuyvesant Town
                                 loan combination or FRIS Chicken loan
                                 combination, as applicable, which would be
                                 treated as a single mortgage loan for those
                                 purposes, taking into account the Peter Cooper
                                 Village and Stuyvesant Town A-note non-trust
                                 loans or FRIS Chicken A-note non-trust loan and
                                 B-note non-trust loan, as applicable. Any
                                 resulting appraisal reduction amount with
                                 respect to the Peter Cooper Village and
                                 Stuyvesant Town loan combination will be
                                 allocated to the Peter Cooper Village and
                                 Stuyvesant Town trust mortgage loan and the
                                 Peter Cooper Village and Stuyvesant Town A-note
                                 non-trust loans, on a pari passu basis. Any
                                 resulting appraisal reduction amount with
                                 respect to the FRIS Chicken loan combination
                                 will be allocated first, to the FRIS Chicken
                                 B-note non-trust loan and then, to the FRIS
                                 Chicken trust mortgage loan and the FRIS
                                 Chicken A-note non-trust loan, on a pari passu
                                 basis. The interest portion of any advance in
                                 respect of a delinquent debt service payment
                                 with respect to the Peter Cooper Village and
                                 Stuyvesant Town trust mortgage loan and the
                                 FRIS Chicken trust mortgage loan will be
                                 reduced as a result of an appraisal reduction
                                 amount determined by the Wachovia 2007-C30
                                 master servicer or MSCI 2005-HQ6 master
                                 servicer, respectively, being allocated to that
                                 mortgage loan.

                                 None of the master servicers or the trustee
                                 will be required to make advances of principal
                                 and/or interest with respect to any mortgage
                                 loan that is not held by the issuing entity.

                                 See "Description of the Offered
                                 Certificates--Advances of Delinquent Monthly
                                 Debt Service Payments and Reimbursement of
                                 Advances" and "Servicing of the Mortgage
                                 Loans--Required Appraisals" in this prospectus
                                 supplement. See also "Description of the
                                 Governing Documents--Advances" in the
                                 accompanying base prospectus.

REPORTS TO
   CERTIFICATEHOLDERS.........   On each distribution date, the certificate
                                 administrator will make available on its
                                 internet website, initially located at
                                 www.ctslink.com, or provide on request, to the
                                 registered holders of the offered certificates,
                                 a monthly report substantially in the form of
                                 Annex D to this prospectus supplement. The
                                 certificate administrator reports will detail,
                                 among other things, the distributions made to
                                 the certificateholders on that distribution
                                 date and the performance of the mortgage loans
                                 and the mortgaged real properties.

                                 You may also review on the certificate
                                 administrator's website, initially located at
                                 www.ctslink.com, or, upon reasonable prior
                                 notice, at the certificate administrator's
                                 offices during normal business hours, a variety
                                 of information and documents that pertain to
                                 the mortgage loans and the mortgaged real
                                 properties for those loans.

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                                 See"Description of the Offered
                                 Certificates--Reports to Certificateholders;
                                 Available Information" in this prospectus
                                 supplement.

OPTIONAL AND OTHER
   TERMINATION................   Specified parties to the transaction may
                                 purchase all of the mortgage loans and any
                                 foreclosure properties held by the issuing
                                 entity, and thereby terminate the issuing
                                 entity, when the aggregate principal balance of
                                 the mortgage loans, less any outstanding
                                 advances of principal, is less than
                                 approximately 1.0% of the initial mortgage pool
                                 balance.

                                 In addition, if, following the date on which
                                 the total principal balance of the offered
                                 certificates is reduced to zero, all of the
                                 remaining certificates (but excluding the class
                                 Y, Z, R-I and R-II certificates) are held by
                                 the same certificateholder, the issuing entity
                                 may also be terminated, subject to such
                                 additional conditions as may be set forth in
                                 the pooling and servicing agreement, in
                                 connection with an exchange of all the
                                 remaining certificates (other than the class Y,
                                 Z, R-I and R-II certificates) for all the
                                 mortgage loans and any foreclosure properties
                                 held by the issuing entity at the time of
                                 exchange.

                                 See"Description of the Offered
                                 Certificates--Termination" in this prospectus
                                 supplement.

              THE MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES

GENERAL.......................   In this section, we provide summary information
                                 with respect to the mortgage loans that we
                                 intend to transfer to the issuing entity. For
                                 more detailed information regarding those
                                 mortgage loans, you should review the following
                                 sections in this prospectus supplement:

                                 o    "Description of the Mortgage Pool";

                                 o    "Risk Factors--Risks Related to the
                                      Mortgage Loans";

                                 o    Annex A-1--Certain Characteristics of the
                                      Mortgage Loans;

                                 o    Annex A-2--Certain Statistical Information
                                      Regarding the Mortgage Loans;

                                 o    Annex A-3--Resurgens Plaza Trust Mortgage
                                      Loan Amortization Schedule;

                                 o    Annex A-4--Towne Park Apartments Trust
                                      Mortgage Loan Amortization Schedule;

                                 o    Annex B--Certain Characteristics Regarding
                                      Multifamily Properties in Loan Group 2;
                                      and

                                 o    Annex C--Description of the Ten Largest
                                      Mortgage Loans or Groups of
                                      Cross-Collateralized Mortgage Loans.

                                 When reviewing the information that we have
                                 included in this prospectus supplement with
                                 respect to the mortgage loans that are to be
                                 transferred to the issuing entity, please note
                                 that--

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                                 o    all numerical information provided with
                                      respect to the mortgage loans is provided
                                      on an approximate basis;

                                 o    all cut-off date principal balances assume
                                      the timely receipt of the scheduled
                                      payments for each mortgage loan and that
                                      no prepayments occur prior to the cut-off
                                      date;

                                 o    all weighted average information provided
                                      with respect to the mortgage loans
                                      reflects a weighting of the subject
                                      mortgage loans based on their respective
                                      cut-off date principal balances; the
                                      initial mortgage pool balance will equal
                                      the total cut-off date principal balance
                                      of the entire mortgage pool, and the
                                      initial loan group 1 balance and the
                                      initial loan group 2 balance will each
                                      equal the total cut-off date principal
                                      balance of the mortgage loans in the
                                      subject loan group; we show the cut-off
                                      date principal balance for each of the
                                      mortgage loans on Annex A-1 to this
                                      prospectus supplement;

                                 o    when information with respect to the
                                      mortgage loans is expressed as a
                                      percentage of the initial mortgage pool
                                      balance, the initial loan group 1 balance
                                      or the initial loan group 2 balance, the
                                      percentages are based upon the cut-off
                                      date principal balances of the subject
                                      mortgage loans;

                                 o    when information with respect to the
                                      mortgaged real properties is expressed as
                                      a percentage of the initial mortgage pool
                                      balance, the initial loan group 1 balance
                                      or the initial loan group 2 balance, the
                                      percentages are based upon the cut-off
                                      date principal balances of the related
                                      mortgage loans;

                                 o    if any mortgage loan is secured by
                                      multiple mortgaged real properties, the
                                      related cut-off date principal balance has
                                      been allocated among the individual
                                      properties based on any of (i) an
                                      individual property's appraised value as a
                                      percentage of the total appraised value of
                                      all the related mortgaged real properties,
                                      including the subject individual property,
                                      securing that mortgage loan, (ii) an
                                      individual property's underwritten net
                                      operating income as a percentage of the
                                      total underwritten net operating income of
                                      all the related mortgaged real properties,
                                      including the subject individual property,
                                      securing that mortgage loan and (iii) an
                                      allocated loan balance specified in the
                                      related loan documents;

                                 o    unless specifically indicated otherwise,
                                      statistical information presented in this
                                      prospectus supplement with respect to any
                                      mortgage loan held by the issuing entity
                                      that is part of a loan combination
                                      includes the related A-note loans not
                                      included in the issuing entity;

                                 o    unless specifically indicated otherwise,
                                      statistical information presented in this
                                      prospectus supplement with respect to any
                                      mortgage loan held by the issuing entity
                                      that is part of a loan combination
                                      excludes the related B-note loan not
                                      included in the issuing entity;

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                                 o    statistical information regarding the
                                      mortgage loans may change prior to the
                                      date of initial issuance of the offered
                                      certificates due to changes in the
                                      composition of the mortgage pool prior to
                                      that date, which may result in the initial
                                      mortgage pool balance being as much as 5%
                                      larger or smaller than indicated;

                                 o    the sum of numbers presented in any column
                                      within a table may not equal the indicated
                                      total due to rounding;

                                 o    when a mortgage loan is identified by loan
                                      number, we are referring to the loan
                                      number indicated for that mortgage loan on
                                      Annex A-1 to this prospectus supplement;
                                      and

                                 o    when a mortgage loan does not have a fixed
                                      interest rate for the loan term, the
                                      interest rate shown or used in
                                      calculations throughout is the initial
                                      interest rate, unless otherwise specified.

SUBSTITUTIONS, ACQUISITIONS
   AND REMOVALS OF
   MORTGAGE LOANS.............   On or prior to the date of initial issuance of
                                 the offered certificates, we will acquire the
                                 mortgage loans from the sponsors and will
                                 transfer the mortgage loans to the issuing
                                 entity. Except as contemplated in the following
                                 paragraphs regarding the replacement of a
                                 defective mortgage loan, no mortgage loan may
                                 otherwise be added to the assets of the issuing
                                 entity.

                                 Each sponsor, with respect to each mortgage
                                 loan transferred by it to us for inclusion in
                                 the pool as assets held by the issuing entity,
                                 will:

                                 o    make, as of the date of initial issuance
                                      of the offered certificates, and subject
                                      to any applicable exceptions, the
                                      representations and warranties generally
                                      described under "Description of the
                                      Mortgage Pool--Representations and
                                      Warranties" in this prospectus supplement;
                                      and

                                 o    agree to deliver the loan documents
                                      described under "Description of the
                                      Mortgage Pool--Assignment of the Mortgage
                                      Loans" in this prospectus supplement.

                                 If there exists a breach of any of those
                                 representations and warranties, or if there
                                 exists a document defect with respect to any
                                 mortgage loan, which breach or document defect
                                 materially and adversely affects the value of
                                 the subject mortgage loan or the interests of
                                 the certificateholders, and if that breach or
                                 document defect is not cured within the period
                                 contemplated under "Description of the Mortgage
                                 Pool--Repurchases and Substitutions" in this
                                 prospectus supplement, then the affected
                                 mortgage loan will be subject to repurchase or
                                 substitution as described under "Description of
                                 the Mortgage Pool--Repurchases and
                                 Substitutions" in this prospectus supplement.

                                 If any mortgage loan experiences payment
                                 defaults similar to the payment defaults that
                                 would result in a transfer of servicing from
                                 the applicable master servicer to the special
                                 servicer, then it will be subject to a fair
                                 value purchase option on the part of the
                                 special servicer, the holder--or, if
                                 applicable, the beneficial owner--of
                                 certificates representing the largest
                                 percentage interest of voting rights allocated
                                 to

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                                 the controlling class or an assignee of the
                                 foregoing, as described under "Servicing of the
                                 Mortgage Loans--Realization Upon Defaulted
                                 Mortgage Loans--Fair Value Call" in this
                                 prospectus supplement.

                                 If, in the case of any mortgage loan held by
                                 the issuing entity, there exists additional
                                 debt that is secured by the related mortgaged
                                 real property or by an interest in the related
                                 borrower, which additional debt is not held by
                                 the issuing entity, then the lender on that
                                 additional debt may be entitled to acquire that
                                 mortgage loan--generally at a price no less
                                 than the unpaid principal balance of the
                                 subject mortgage loan, plus interest, exclusive
                                 of default interest, accrued thereon--upon the
                                 occurrence of a default or, in some cases, a
                                 reasonably foreseeable default.

                                 The issuing entity will be subject to optional
                                 termination as discussed under "Description of
                                 the Offered Certificates--Termination" in this
                                 prospectus supplement.

PAYMENT AND OTHER TERMS.......   Each of the mortgage loans is the obligation of
                                 a borrower to repay a specified sum with
                                 interest. Each of the mortgage loans is secured
                                 by a first mortgage lien on the fee and/or
                                 leasehold interest of the related borrower or
                                 another party in one or more commercial,
                                 multifamily or manufactured housing community
                                 real properties. Each mortgage lien will be
                                 subject to the limited permitted encumbrances
                                 that we describe in the glossary to this
                                 prospectus supplement.

                                 All of the mortgage loans are or should be
                                 considered nonrecourse. None of the mortgage
                                 loans is insured or guaranteed by any
                                 governmental agency or instrumentality, by any
                                 private mortgage insurer, by any sponsor or by
                                 any of the parties to the pooling and servicing
                                 agreement.

                                 Each of the mortgage loans currently accrues
                                 interest at the annual rate specified with
                                 respect to that loan on Annex A-1 to this
                                 prospectus supplement. Except as otherwise
                                 described below with respect to mortgage loans
                                 that have anticipated repayment dates or that
                                 are converting mortgage loans, the mortgage
                                 interest rate for each mortgage loan is, in the
                                 absence of default, fixed for the entire term
                                 of the mortgage loan.

A. Amortizing Balloon
      Loans...................   One hundred twelve (112) of the mortgage loans,
                                 representing approximately 17.2% of the initial
                                 mortgage pool balance (ninety three (93)
                                 mortgage loans in loan group 1, representing
                                 approximately 20.6% of the initial loan group 1
                                 balance, and nineteen (19) mortgage loans in
                                 loan group 2, representing approximately 8.1%
                                 of the initial loan group 2 balance), provide
                                 for:

                                 o    the amortization of principal commencing,
                                      in each such case, no later than the first
                                      regular payment date following
                                      origination;

                                 o    an amortization schedule that is
                                      significantly longer than its remaining
                                      term to stated maturity; and

                                 o    a substantial payment of principal on its
                                      maturity date.

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                                 These 112 balloon mortgage loans do not include
                                 any of the balloon mortgage loans described
                                 under "--Partial Interest-Only Balloon Loans"
                                 or "--Interest-Only Balloon Loans" below.

B. Partial Interest-Only
      Balloon Loans...........   One hundred thirty-two (132) of the mortgage
                                 loans, representing approximately 35.3% of the
                                 initial mortgage pool balance (One hundred
                                 thirteen (113) mortgage loans in loan group 1,
                                 representing approximately 45.4% of the initial
                                 loan group 1 balance, and nineteen (19)
                                 mortgage loans in loan group 2, representing
                                 approximately 8.2% of the initial loan group 2
                                 balance), require:

                                 o    the payment of interest only on each due
                                      date until the expiration of a designated
                                      period;

                                 o    the amortization of principal following
                                      the expiration of that interest-only
                                      period based on an amortization schedule
                                      that is significantly longer than its
                                      remaining term to stated maturity; and

                                 o    a substantial payment of principal on its
                                      maturity date.

C. Interest-Only Balloon
      Loans...................   Forty seven (47) of the mortgage loans,
                                 representing approximately 42.9% of the initial
                                 mortgage pool balance (thirty eight (38)
                                 mortgage loans in loan group 1, representing
                                 approximately 28.3% of the initial loan group 1
                                 balance, and nine (9) mortgage loans in loan
                                 group 2, representing approximately 81.7% of
                                 the initial loan group 2 balance), require the
                                 payment of interest only until the related
                                 maturity date and provide for the repayment of
                                 the entire principal balance on the related
                                 maturity date.

D. ARD Loans..................   Fourteen (14) of the mortgage loans,
                                 representing approximately 4.1% of the initial
                                 mortgage pool balance and approximately 5.6% of
                                 the initial loan group 1 balance, respectively,
                                 which are commonly referred to as
                                 hyper-amortization loans or ARD loans, each
                                 provide for material changes to their terms to
                                 encourage the related borrower to pay the
                                 mortgage loan in full by a specified date. We
                                 consider that date to be the anticipated
                                 repayment date for each of those ARD loans.
                                 There can be no assurance, however, that these
                                 incentives will result in any of these mortgage
                                 loans being paid in full on or before its
                                 anticipated repayment date. The changes to the
                                 loan terms, which, in each case, will become
                                 effective as of the related anticipated
                                 repayment date, include:

                                 o    accrual of interest at a rate in excess of
                                      the initial mortgage interest rate with
                                      the additional interest to be deferred and
                                      payable only after the outstanding
                                      principal balance of the subject mortgage
                                      loan is paid in full; and

                                 o    applying excess cash flow from the
                                      mortgaged real property to pay down the
                                      principal amount of the subject mortgage
                                      loan, which payment of principal will be
                                      in addition to the principal portion of
                                      the normal monthly debt service payment.

                                 Four (4) of the above-identified 14 ARD loans,
                                 representing approximately 2.1% of the initial
                                 mortgage pool balance and approximately 2.9% of
                                 the initial loan group 1 balance, each
                                 requires:

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                                 o    the payment of interest only until the
                                      expiration of a designated period; and

                                 o    the amortization of principal following
                                      the expiration of that interest-only
                                      period.

E. Fully Amortizing Loans.....   Twenty eight (28) of the mortgage loans,
                                 representing approximately 0.6% of the initial
                                 mortgage pool balance, (one (1) mortgage loan
                                 representing approximately 0.1% of the initial
                                 loan group 1 balance and twenty-seven (27)
                                 mortgage loans representing approximately 1.9%
                                 of the initial loan group 2 balance,
                                 respectively, have a payment schedule that
                                 provides for the payment of principal of the
                                 subject mortgage loan substantially in full by
                                 its maturity date.

F. Converting Loans...........   Thirty-five (35) mortgage loans, representing
                                 approximately 0.8% of the initial mortgage pool
                                 balance (five (5) mortgage loans in loan group
                                 1, representing approximately 0.2% of the
                                 initial loan group 1 balance, and thirty (30)
                                 loans in loan group 2, representing
                                 approximately 2.3% of the initial loan group 2
                                 balance), convert from a fixed rate loan to a
                                 floating rate loan commencing ten years after
                                 the first payment date for the related mortgage
                                 loan. These mortgage loans provide that during
                                 the floating rate period the interest rate must
                                 be at least as high as the related fixed
                                 interest rate specified in this prospectus
                                 supplement.

                                 Twenty-seven (27) of the 35 converting loans
                                 listed above, representing approximately 0.5%
                                 of the initial mortgage pool balance and
                                 approximately 1.9% of the initial loan group 2
                                 balance, are fully-amortizing loans, as
                                 described above.

                                 Six (6) of the 35 converting loans listed
                                 above, representing approximately 0.1% of the
                                 initial mortgage pool balance (five (5)
                                 mortgage loans in loan group 1, representing
                                 approximately 0.2% of the initial loan group 1
                                 balance, and one (1) loan in loan group 2,
                                 representing approximately 0.1% of the initial
                                 loan group 2 balance), are amortizing balloon
                                 loans, as described above.

                                 Two (2) of the 35 converting loans listed
                                 above, representing approximately 0.1% of the
                                 initial mortgage pool balance and approximately
                                 0.3% of the initial loan group 2 balance, are
                                 interest-only balloon loans, as described
                                 above.

LOAN COMBINATIONS.............   Five (5) mortgage loans are, in each case, part
                                 of a loan combination comprised of two (2) or
                                 more mortgage loans that are obligations of the
                                 same borrower, only one of which will be
                                 transferred to the issuing entity. The
                                 remaining mortgage loans in each loan
                                 combination will not be transferred to the
                                 issuing entity, however all of the mortgage
                                 loans in the subject loan combination are
                                 together secured by the same mortgage
                                 instrument(s) encumbering the same mortgaged
                                 real property or properties. In the case of the
                                 Peter Cooper Village and Stuyvesant Town loan
                                 combination, the mortgage loans that will not
                                 be transferred to the issuing entity are, in
                                 general, equal in priority in respect of
                                 payment with the mortgage loan in the same loan
                                 combination that has been transferred to the
                                 issuing entity, but only to the extent set
                                 forth in the related co-lender or intercreditor
                                 agreement. In the case of the Fort Henry Mall
                                 loan combination, upon the funding of a future
                                 advance obligation currently held by Merrill
                                 Lynch Mortgage Lending, Inc., the mortgage loan
                                 that will not be transferred to the issuing
                                 entity will be

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                                       40

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                                 equal in priority in respect of payment with
                                 the mortgage loan in the same loan combination
                                 that has been transferred to the issuing
                                 entity, but only to the extent set forth in the
                                 related co-lender or intercreditor agreement.
                                 In the case of the FRIS Chicken loan
                                 combination, the mortgage loan transferred to
                                 the issuing entity consists of an A-note
                                 mortgage loan. The mortgage loan that will be
                                 transferred to the issuing entity is, in
                                 general, (i) equal in priority in respect of
                                 payment of principal with the A-note mortgage
                                 loan in the FRIS Chicken loan combination that
                                 has not been transferred to the issuing entity
                                 and (ii) senior in priority in respect of
                                 payment of interest and principal to the B-note
                                 mortgage loan not in the FRIS Chicken loan
                                 combination but, in each case, only to the
                                 extent set forth in the related co-lender or
                                 intercreditor agreement. In the case of the
                                 Detroit Riverview Medical Complex and St.
                                 Luke's Cornwall Medical Complex mortgage loans,
                                 the mortgage loan that will be transferred to
                                 the issuing entity is, in general, senior in
                                 priority in respect of payment of interest and
                                 principal to the related B-note mortgage loan
                                 but only to the extent set forth in the related
                                 co-lender or intercreditor agreement. All of
                                 the mortgage loans comprising a given loan
                                 combination are cross-defaulted, but none of
                                 the loan combinations is cross-collateralized
                                 or cross-defaulted with any other loan
                                 combination.

                                 The following mortgage loans are each part of a
                                 loan combination:

                                                                                                     U/W NCF DSCR AND
    MORTGAGED REAL PROPERTY NAME (AS                           % OF INITIAL   ORIGINAL PRINCIPAL   CUT-OFF DATE LOAN-TO-
       IDENTIFIED ON ANNEX A-1 TO             CUT-OFF DATE       MORTGAGE     BALANCE OF RELATED   VALUE OF ENTIRE LOAN
       THIS PROSPECTUS SUPPLEMENT)         PRINCIPAL BALANCE   POOL BALANCE    NON-TRUST LOAN(S)       COMBINATION
----------------------------------------   -----------------   ------------   ------------------   ---------------------

Peter Cooper Village and Stuyvesant Town      $800,000,000         18.1%       $2,200,000,000             1.71x(1)
                                                                                                          55.6%
Fort Henry Mall(2)                            $ 39,500,000          0.9%                   --(2)            --(3)
                                                                                                            --
FRIS Chicken                                  $ 24,226,992          0.5%       $   50,000,000             1.00x
                                                                                                          63.4%
Detroit Riverview Medical Complex             $ 11,665,000          0.3%       $      777,500             1.08x
                                                                                                          84.8%
St. Luke's Cornwall  Medical Complex          $ 10,874,000          0.2%       $      692,500             1.07x
                                                                                                          89.3%

----------
(1)  The borrower with respect to the Peter Cooper Village and Stuyvesant Town
     Loan Combination is permitted to obtain up to $300,000,000 of any combination of pari passu mortgage debt secured by a second mortgage on the related mortgaged real property and subordinate mezzanine debt at any time between November 2011 and May 2013, subject to certain conditions. The figures presented in this table do not take into account such potential additional debt.

(2)  The Fort Henry Mall Loan Combination consists of the related trust mortgage loan and a future advance obligation in an amount up to $5,100,000. Upon each future advance, the borrower will issue a promissory note to the holder of the future advance obligation, each of which will be pari passu in right of payment to the trust mortgage loan. The figures presented in this table do not take into account any potential future advance.

(3)  To obtain any future advance, the then-current debt service coverage ratio of the Fort Henry Mall Loan Combination (including any prior future advances) must be equal or greater to 1.42x and the then-current loan-to-value ratio of the Fort Henry Mall Loan Combination (including any prior future advances) must not exceed 80%.

                                 See "Description of the Mortgage Pool--The Loan
                                 Combinations" in this prospectus supplement for
                                 a more detailed description, with respect to
                                 each loan combination, of the related co-lender
                                 arrangement and the priority of payments among
                                 the mortgage loans constituting such loan
                                 combination. Also, see "Description of the
                                 Mortgage Pool--

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                                       41

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                                 Additional Loan and Property
                                 Information--Additional and Other Financing" in
                                 this prospectus supplement.

DELINQUENCY STATUS............   None of the mortgage loans was 30 days or more
                                 delinquent with respect to any monthly debt
                                 service payment as of its cut-off date or at
                                 any time since the date of its origination.
                                 None of the mortgage loans has experienced any
                                 losses of principal or interest (through
                                 forgiveness of debt or restructuring) since
                                 origination.

PREPAYMENT LOCK-OUT PERIODS...   Except as described under "Description of the
                                 Mortgage Pool--Terms and Conditions of the
                                 Mortgage Loans--Prepayment Lock-out Periods" in
                                 this prospectus supplement with respect to
                                 thirty-five (35) mortgage loans representing
                                 4.1% of the initial mortgage pool balance
                                 (twenty (20) mortgage loans in loan group 1,
                                 representing approximately 5.1% of the initial
                                 loan group 1 balance, and fifteen (15) mortgage
                                 loans in loan group 2, representing
                                 approximately 1.2% of the initial loan group 2
                                 balance), all of the mortgage loans restrict
                                 prepayment for a particular period commonly
                                 referred to as a lock-out period and, in most
                                 cases (see "--Defeasance" below), a period
                                 during which the subject mortgage loan may be
                                 defeased but not prepaid. The weighted average
                                 remaining prepayment lock-out period and
                                 defeasance period of the mortgage loans as of
                                 the cut-off date is approximately 100 months
                                 (approximately 99 months for the mortgage loans
                                 in loan group 1 and approximately 105 months
                                 for the mortgage loans in loan group 2).

DEFEASANCE....................   Two hundred fifty-eight (258) of the mortgage
                                 loans, representing approximately 88.4% of the
                                 initial mortgage pool balance (two hundred
                                 seventeen (217) mortgage loans in loan group 1,
                                 representing approximately 86.4% of the initial
                                 loan group 1 balance, and forty-one (41)
                                 mortgage loans in loan group 2, representing
                                 approximately 93.9% of the initial loan group 2
                                 balance), permit the related borrower, under
                                 certain conditions, to obtain a full or, in
                                 certain cases, a partial release of the
                                 mortgaged real property from the mortgage lien
                                 by delivering U.S. Treasury obligations or
                                 other non-callable government securities as
                                 substitute collateral. None of these mortgage
                                 loans permits defeasance prior to the second
                                 anniversary of the date of initial issuance of
                                 the certificates. The payments on the
                                 defeasance collateral are required to be at
                                 least equal to an amount sufficient to make,
                                 when due, all debt service payments on the
                                 defeased mortgage loan or portion thereof
                                 allocated to the related mortgaged real
                                 property, including any balloon payment.

PREPAYMENT CONSIDERATION......   Ninety-seven (97) of the mortgage loans,
                                 representing approximately 17.6% of the initial
                                 mortgage pool balance (fifty-nine (59) mortgage
                                 loans in loan group 1, representing
                                 approximately 20.9% of the initial loan group 1
                                 balance, and thirty-eight (38) mortgage loans
                                 in loan group 2, representing approximately
                                 8.8% of the initial loan group 2 balance),
                                 provide for the payment of prepayment
                                 consideration in connection with a voluntary
                                 prepayment, following an initial prepayment
                                 lock-out period. See "Description of the
                                 Mortgage Pool--Terms and Conditions of the
                                 Mortgage Loans--Prepayment Consideration" in
                                 this prospectus supplement.

                                 In the case of forty (40) of the 97 mortgage
                                 loans listed above representing 7.5% of the
                                 initial mortgage pool balance (Twenty-two (22)
                                 mortgage loans in loan group 1, representing
                                 approximately 8.5%

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                                       42

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                                 of the initial loan group 1 balance, and
                                 eighteen (18) mortgage loans in loan group 2,
                                 representing approximately 4.9% of the initial
                                 loan group 2 balance), the related borrower
                                 may, following the initial lockout period,
                                 prepay the mortgage loan with prepayment
                                 consideration (i.e. a yield maintenance amount
                                 or a prepayment premium, as provided in the
                                 related loan documents).

                                 In the case of fifteen (15) of the 97 mortgage
                                 loans listed above, representing approximately
                                 2.9% of the initial mortgage pool balance
                                 (twelve (12) mortgage loans in loan group 1,
                                 representing approximately 3.8% of the initial
                                 loan group 1 balance, and three (3) mortgage
                                 loans in loan group 2, representing
                                 approximately 0.6% of the initial loan group 2
                                 balance), the related loan documents provide
                                 for an initial lockout period followed by a
                                 period during which the subject mortgage loan
                                 may be prepaid with prepayment consideration or
                                 defeased.

                                 In the case of four (4) of the 97 mortgage
                                 loans listed above representing approximately
                                 2.0% of the initial mortgage pool balance
                                 (three (3) mortgage loans in loan group 1,
                                 representing approximately 2.4% of the initial
                                 loan group 1 balance, and one (1) mortgage loan
                                 in loan group 2, representing approximately
                                 1.2% of the initial loan group 2 balance), the
                                 related loan documents provide for an initial
                                 lockout period followed by a period during
                                 which the subject mortgage loan may only be
                                 defeased, followed by a period during which the
                                 subject mortgage loan may only be prepaid with
                                 prepayment consideration.

                                 In the case of three (3) of the 97 mortgage
                                 loans listed above representing approximately
                                 1.0% of the initial mortgage pool balance (two
                                 (2) mortgage loans in loan group 1,
                                 representing approximately 1.1% of the initial
                                 loan group 1 balance, and one (1) mortgage loan
                                 in loan group 2, representing approximately
                                 1.0% of the initial loan group 2 balance), the
                                 related loan documents provide for an initial
                                 lockout period followed by a period during
                                 which the subject mortgage loan may only be
                                 prepaid with prepayment consideration, followed
                                 by a period during which the subject mortgage
                                 loan may be prepaid with prepayment
                                 consideration or defeased.

                                 [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY.]

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ADDITIONAL STATISTICAL
   INFORMATION................   The mortgage pool will have the following
                                 general characteristics as of the cut-off date:

                                                                   MORTGAGE POOL    LOAN GROUP 1     LOAN GROUP 2
                                                                  --------------   --------------   --------------

Initial mortgage pool/loan group balance                          $4,425,668,580   $3,220,052,604   $1,205,615,976
Number of mortgage loans                                                     333              259               74
Number of mortgaged real properties                                          570              490               80
Percentage of investment grade, shadow rated loans(1)                       19.7%             2.1%            66.5
Average cut-off date principal balance                                13,290,296       12,432,636       16,292,108
Largest cut-off date principal balance                               800,000,000      170,000,000      800,000,000
Smallest cut-off date principal balance                                  431,373          586,804          431,373
Weighted average mortgage interest rate(2)                                5.9441%          5.8472%          6.2030%
Highest mortgage interest rate                                            7.5000%          7.5000%          7.4250%
Lowest mortgage interest rate                                             4.9900%          4.9900%          5.4500%
Number of cross-collateralized loan groups                                     9                9                0
Cross-collateralized loan groups as a percentage of initial
   mortgage pool/loan group balance                                          1.7%             2.3%             0.0%
Number of multi-property mortgage loans                                       18               13                5
Multi-property mortgage loans as a percentage of initial
   mortgage pool/loan group balance                                         25.2%             7.7%            72.1%
Weighted average underwritten debt service coverage ratio(3)(4)             1.44x            1.39x            1.59x
Highest underwritten debt service coverage ratio                           15.11x            3.48x           15.11x
Lowest underwritten debt service coverage ratio                             1.05x            1.05x            1.10x
Weighted average cut-off date loan-to-value ratio(3)(4)                     67.6%            70.0%            61.2%
Highest cut-off date loan-to-value ratio                                    84.0%            84.0%            81.1%
Lowest cut-off date loan-to-value ratio                                      5.0%            31.2%             5.0%
Weighted average original term to maturity or anticipated
   repayment date (months)                                                   118              117              122
Longest original term to maturity or anticipated repayment
   date (months)                                                             360              180              360
Shortest original term to maturity or anticipated repayment
   date (months)                                                              60               60               60
Weighted average remaining term to maturity or anticipated
   repayment date (months)                                                   116              114              119
Longest remaining term to maturity or anticipated repayment
   date (months)                                                             353              178              353
Shortest remaining term to maturity or anticipated repayment
   date (months)                                                              57               57               57

----------
(1)  It has been confirmed to us by each of S&P, Moody's and Fitch, in accordance with their respective methodologies, that loan numbers 1, 13,
     14, 15, 40 and 257 have credit characteristics consistent with investment grade-rated obligations.

(2)  In the case of thirty-seven (37) mortgage loans that do not have a fixed interest rate for the related loan term, the interest rate used to calculate the weighted average mortgage interest rate is the initial interest rate for such loan as shown in this prospectus supplement.

(3)  In the case of each of two (2) mortgage loans (loan numbers 11 and 264) the related debt service coverage ratio and/or loan-to-value ratio was calculated by taking into account a holdback amount and/or a letter of credit or calculated by taking into account various assumptions regarding the financial performance of the related mortgaged real property on a
     "stabilized" basis. See the footnotes to Annex A-1 to this prospectus supplement for more information regarding the calculations of debt service coverage ratios and loan-to-value ratios with respect to the mortgage loans identified above. In the case of one (1) mortgage loan (loan number 1), representing approximately 18.1% of the initial mortgage pool balance and approximately 66.4% of the initial loan group 2 balance, the debt service coverage ratio was calculated using the underwritten cash flow for 2011 based on an assumed annual rate of conversion of units from rent-stabilized units to deregulated units.

(4)  In the case of the Peter Cooper Village and Stuyvesant Town and FRIS
     Chicken trust mortgage loans, the debt service coverage ratio and the cut-off date loan-to-value ratio were determined taking into consideration, in the case of the debt service coverage ratio, the aggregate annualized amount of debt service that will be payable under the Peter Cooper Village and Stuyvesant Town and FRIS Chicken mortgage loans and the Peter Cooper
     Village and Stuyvesant Town and FRIS Chicken mortgage pari-passu non-trust loans and, in the case of the cut-off date loan-to-value ratio, the cut-off date principal balance of the Peter Cooper

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                                       44

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     Village and Stuyvesant Town Loan Combination is permitted to obtain up to
     $300,000,000 of any combination of pari passu mortgage debt secured by a second mortgage on the related mortgaged real property and subordinate mezzanine debt at any time between November 2011 and May 2013, subject to certain conditions. The figures presented in this table do not take into account such potential additional debt.

     The Fort Henry Mall Loan Combination consists of the related trust mortgage loan and a future advance obligation in an amount up to $5,100,000. Upon each future advance, the borrower will issue a promissory note to the holder of the future advance obligation, each of which will be pari passu in right of payment to the trust mortgage loan. The figures presented in this table do not take into account any potential future advance.

PROPERTY TYPE.................   The table below shows the number of and the
                                 total cut-off date principal balance and
                                 percentages of the initial mortgage pool
                                 balance, the loan group 1 balance and the loan
                                 group 2 balance, respectively, secured by
                                 mortgaged real properties operated primarily
                                 for each indicated purpose:

                                 NUMBER OF    TOTAL CUT-OFF    % OF INITIAL
                                 MORTGAGED         DATE          MORTGAGE     % OF INITIAL   % OF INITIAL
                                    REAL        PRINCIPAL          POOL       LOAN GROUP 1   LOAN GROUP 2
        PROPERTY TYPES           PROPERTIES     BALANCE(1)      BALANCE(1)      BALANCE(1)     BALANCE(1)
------------------------------   ----------   --------------   ------------   ------------   ------------

Multifamily(2)                        83      $1,218,309,616       27.5%          0.4%         100.0%
   Multifamily                        79       1,200,178,330       27.1%          0.1%          99.4%
   Manufactured Housing                4          18,131,286        0.4%          0.3%           0.6%
Office(3)                             57       1,031,241,937       23.3%         32.0%           0.0%
Retail                               331         978,570,432       22.1%         30.4%           0.0%
   Anchored(4)                        40         589,866,335       13.3%         18.3%           0.0%
   Unanchored                         42         184,239,862        4.2%          5.7%           0.0%
   Shadow Anchored(4)                 17          82,700,216        1.9%          2.6%           0.0%
   Single Tenant                     232         121,764,018        2.8%          3.8%           0.0%
Hospitality                           28         549,794,238       12.4%         17.1%           0.0%
Industrial                            37         375,954,503        8.5%         11.7%           0.0%
Self Storage                          24         156,682,890        3.5%          4.9%           0.0%
Mixed Use                              7          71,739,441        1.6%          2.2%           0.0%
Healthcare                             3          43,375,525        1.0%          1.3%           0.0%
                                     ---      --------------      -----         -----          -----
TOTAL:                               570      $4,425,668,581      100.0%        100.0%         100.0%
                                     ===      ==============      =====         =====          =====

----------
(1)  For mortgage loans secured by multiple mortgaged real properties, the related cut-off date principal balance has been allocated among those individual properties based on any of (i) an individual property's appraised value as a percentage of the total appraised value of all the related mortgaged real properties, including the subject individual property, securing the same mortgage loan, (ii) an individual property's underwritten net operating income as a percentage of the total underwritten net operating income of all the mortgaged real properties, including the subject individual property, securing the subject mortgage loan and (iii)
     an allocated loan balance specified in the related loan documents.

(2)  In the case one of the mortgage loans (loan number 239), the related mortgaged real property is a multi-family property where all residents are required to be fifty-five or older.

(3)  In the case of thirteen (13) mortgage loans representing approximately 3.8%
     of the initial mortgage pool balance, and approximately 5.2% of the initial loan group 1 balance, related mortgaged real properties are medical offices.

(4)  A mortgaged real property is classified as shadow anchored if it is located in close proximity to an anchored retail property.

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                                       45

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PROPERTY LOCATION.............   The mortgaged real properties are located in 42
                                 states and the District of Columbia. The
                                 following table sets forth the indicated
                                 information regarding those states where 5% or
                                 more of mortgaged real properties, based on
                                 allocated loan balance, are located.

                                    NUMBER OF     TOTAL CUT-OFF DATE    % OF INITIAL   % OF INITIAL LOAN   % OF INITIAL LOAN
                                 MORTGAGED REAL        PRINCIPAL       MORTGAGE POOL        GROUP 1             GROUP 2
             STATE                 PROPERTIES         BALANCE(1)         BALANCE(1)        BALANCE(1)          BALANCE(1)
------------------------------   --------------   ------------------   -------------   -----------------   -----------------

California                             69           $  488,951,472          11.0%             12.9%              6.0%
   Southern(2)                         58              430,907,554           9.7%             11.1%              6.0%
   Northern(2)                         11               58,043,918           1.3%              1.8%              0.1%
New York                               18            1,263,266,173          28.5%             14.2%             66.7%
Texas                                 143              396,362,050           9.0%             10.3%              5.4%
Arizona                                27              244,091,655           5.5%              6.2%              3.7%
Florida                                28              240,506,258           5.4%              7.4%              0.3%
Other                                 285            1,792,490,972          40.5%             49.0%             17.8%
                                      ---           --------------         ------            ------            ------
TOTAL:                                570           $4,425,668,580         100.0%            100.0%            100.0%
                                      ===           ==============         ======            ======            ======

----------
(1)  For mortgage loans secured by multiple mortgaged real properties, the related cut-off date principal balance has been allocated among those individual properties based on any of (i) an individual property's appraised value as a percentage of the total appraised value of all the mortgaged real properties, including the subject individual property, securing the same mortgage loan, (ii) an individual property's underwritten net operating income as a percentage of the total underwritten net operating income of all the mortgaged real properties, including the subject individual property, securing the subject mortgage loan and (iii)
     an allocated loan balance specified in the related loan documents.

(2)  For purposes of determining whether a mortgaged real property is located in
     Northern California or Southern California, Northern California includes areas with zip codes of 93600 and above, and Southern California includes areas with zip codes below 93600.

ENCUMBERED INTERESTS..........   The table below shows the number of, as well as
                                 the total cut-off date principal balance and
                                 percentage of the initial mortgage pool
                                 balance, the initial loan group 1 balance and
                                 the initial loan group 2 balance, respectively,
                                 secured by mortgaged real properties for which
                                 the significant encumbered interest is as
                                 indicated:

      ENCUMBERED INTEREST           NUMBER OF      TOTAL CUT-OFF    % OF INITIAL   % OF INITIAL   % OF INITIAL
       IN THE MORTGAGED          MORTGAGED REAL   DATE PRINCIPAL   MORTGAGE POOL   LOAN GROUP 1   LOAN GROUP 2
         REAL PROPERTY             PROPERTIES       BALANCE(1)       BALANCE(1)     BALANCE(1)     BALANCE(1)
------------------------------   --------------   --------------   -------------   ------------   ------------

Fee(2)                                 540        $3,724,445,613        84.2%          78.6%          99.0%
Fee/Leasehold                           13           482,920,242        10.9           14.7            0.7
Leasehold                               17           218,302,725         4.9            6.7            0.3
                                       ---        --------------       ------         ------         ------
TOTAL:                                 570        $4,425,668,580       100.0%         100.0%         100.0%
                                       ===        ==============       ======         ======         ======

----------
(1)  For mortgage loans secured by multiple mortgaged real properties, the related cut-off date principal balance has been allocated among those individual properties based on any of (i) an individual property's appraised value as a percentage of the total appraised value of all the mortgaged real properties, including the subject individual property, securing the same mortgage loan, (ii) an individual property's underwritten net operating income as a percentage of the total underwritten net operating income of all the mortgaged real properties, including the subject individual property, securing the subject mortgage loan and (iii)
     an allocated loan balance specified in the related loan documents.

(2)  In circumstances where both the fee interest and the overlapping leasehold interest in a mortgaged real property are encumbered, a mortgage loan is considered to be secured by the fee interest in the subject mortgaged real property.

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                                       46

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                       LEGAL AND INVESTMENT CONSIDERATIONS

FEDERAL INCOME TAX
   CONSEQUENCES...............   The certificate administrator or its agent will
                                 make elections to treat designated portions of
                                 the assets of the issuing entity as two
                                 separate real estate mortgage investment
                                 conduits or REMICs under sections 860A through
                                 860G of the Internal Revenue Code of 1986, as
                                 amended. The designations for each of those two
                                 REMICs are as follows:

                                 o    REMIC I, the lower tier REMIC, which will
                                      consist of, among other things--

                                      1.   the mortgage loans, and

                                      2.   various other related assets; and

                                 o    REMIC II, which will hold the
                                      non-certificated regular interests in
                                      REMIC I.

                                 The class R-I and R-II certificates will
                                 represent the respective residual interests in
                                 those REMICs.

                                 Any assets not included in a REMIC will
                                 constitute one or more grantor trusts for U.S.
                                 federal income tax purposes.

                                 The class A-2FL REMIC II regular interest, the
                                 class A-3FL REMIC II regular interest, the
                                 class A-4FL REMIC II regular interest, the
                                 class AM-FL REMIC II regular interest, the
                                 class AJ-FL REMIC II regular interest, each
                                 related swap agreement, each related
                                 Certificate Administrator's floating rate
                                 account, the portion of the assets held by the
                                 issuing entity that is represented by the class
                                 Y certificates that will entitle the holders of
                                 those certificates to receive any additional
                                 interest accrued as to payment with respect to
                                 each mortgage loan that converts from a fixed
                                 rate of interest to a floating rate of interest
                                 and the portion of the assets held by the
                                 issuing entity that is represented by the class
                                 Z certificates that will entitle the holders of
                                 those certificates to receive any additional
                                 interest accrued and deferred as to payment
                                 with respect to each mortgage loan with an
                                 anticipated repayment date that remains
                                 outstanding past that date, will constitute one
                                 or more grantor trusts for federal income tax
                                 purposes and will not be part of the REMICs
                                 referred to above.

                                 The offered certificates will be treated as
                                 regular interests in REMIC II. This means that
                                 they will be treated as newly issued debt
                                 instruments for federal income tax purposes.
                                 You will have to report income on your offered
                                 certificates in accordance with the accrual
                                 method of accounting even if you are otherwise
                                 a cash method taxpayer. The offered
                                 certificates will not represent any interest in
                                 the grantor trust referred to above.

                                 One or more classes of offered certificates may
                                 be issued with more than a de minimis amount of
                                 original issue discount. If you own an offered
                                 certificate issued with original issue
                                 discount, you may have to report original issue
                                 discount income and be subject to a tax on this
                                 income before you receive a corresponding cash
                                 payment.

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                                       47

--------------------------------------------------------------------------------

                                 The prepayment assumption that will be used in
                                 determining the rate of accrual of original
                                 issue discount, market discount and premium, if
                                 any, for U.S. federal income tax purposes, will
                                 be that, subsequent to any date of
                                 determination--

                                 o    each mortgage loan with an anticipated
                                      repayment date will be paid in full on
                                      that date,

                                 o    no mortgage loan will otherwise be prepaid
                                      prior to maturity, and

                                 o    there will be no extension of maturity for
                                      any mortgage loan.

                                 However, no representation is made as to the
                                 actual rate at which the mortgage loans will
                                 prepay, if at all.

                                 For a more detailed discussion of the federal
                                 income tax aspects of investing in the offered
                                 certificates, see "Federal Income Tax
                                 Consequences" in this prospectus supplement and
                                 "Federal Income Tax Consequences" in the
                                 accompanying base prospectus.

ERISA CONSIDERATIONS..........   We anticipate that, subject to satisfaction of
                                 the conditions referred to under "ERISA
                                 Considerations" in this prospectus supplement,
                                 employee benefit plans and other retirement
                                 plans or arrangements subject to--

                                 o    Title I of the Employee Retirement Income
                                      Security Act of 1974, as amended, or

                                 o    section 4975 of the Internal Revenue Code
                                      of 1986, as amended,

                                 will be able to invest in the offered
                                 certificates without giving rise to a
                                 prohibited transaction. This is based upon
                                 individual prohibited transaction exemptions
                                 granted to Merrill Lynch, Pierce, Fenner &
                                 Smith Incorporated and Bear Stearns & Co. Inc.
                                 by the U.S. Department of Labor.

                                 If you are a fiduciary of any employee benefit
                                 plan or other retirement plan or arrangement
                                 subject to Title I of ERISA or section 4975 of
                                 the Internal Revenue Code of 1986, as amended,
                                 you are encouraged to review carefully with
                                 your legal advisors whether the purchase or
                                 holding of the offered certificates could give
                                 rise to a transaction that is prohibited under
                                 ERISA or section 4975 of the Internal Revenue
                                 Code of 1986, as amended. See "ERISA
                                 Considerations" in this prospectus supplement
                                 and in the accompanying base prospectus.

LEGAL INVESTMENT..............   The offered certificates will not be mortgage
                                 related securities for purposes of the
                                 Secondary Mortgage Market Enhancement Act of
                                 1984.

                                 All institutions whose investment activities
                                 are subject to legal investment laws and
                                 regulations, regulatory capital requirements or
                                 review by regulatory authorities should consult
                                 with their own legal advisors in determining
                                 whether and to what extent the offered
                                 certificates will be legal investments for
                                 them. See "Legal Investment"

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                                       48

--------------------------------------------------------------------------------

                                 in this prospectus supplement and in the
                                 accompanying base prospectus.

INVESTMENT CONSIDERATIONS.....   The rate and timing of payments and other
                                 collections of principal on or with respect to
                                 the mortgage loans -- and, in particular, in
                                 the case of the class A-1, A-2, A-2FL, A-3,
                                 A-3FL, A-SB, A-4 and A-4FL certificates, on or
                                 with respect to the mortgage loans in loan
                                 group 1, and in the case of the class A-1A
                                 certificates, on or with respect to the
                                 mortgage loans in loan group 2 -- may affect
                                 the yield to maturity on each offered
                                 certificate. In the case of offered
                                 certificates purchased at a discount, a slower
                                 than anticipated rate of payments and other
                                 collections of principal on the mortgage loans
                                 -- and, in particular, in the case of the class
                                 A-1, A-2, A-2FL, A-3, A-3FL, A-SB, A-4 and
                                 A-4FL certificates, on or with respect to the
                                 mortgage loans in loan group 1, and in the case
                                 of the class A-1A certificates, on or with
                                 respect to the mortgage loans in loan group 2
                                 -- could result in a lower than anticipated
                                 yield. In the case of the offered certificates
                                 purchased at a premium, a faster than
                                 anticipated rate of payments and other
                                 collections of principal on the mortgage loans
                                 -- and, in particular, in the case of the class
                                 A-1, A-2, A-2FL, A-3, A-3FL, A-SB, A-4 and
                                 A-4FL certificates, on or with respect to the
                                 mortgage loans in loan group 1, and in the case
                                 of the class A-1A certificates, on or with
                                 respect to the mortgage loans in loan group 2
                                 -- could result in a lower than anticipated
                                 yield.

                                 The yield on any offered certificate with a
                                 variable or capped pass-through rate, could
                                 also be adversely affected if the mortgage
                                 loans with relatively higher net mortgage
                                 interest rates pay principal faster than the
                                 mortgage loans with relatively lower net
                                 mortgage interest rates.

                                 See "Yield and Maturity Considerations" in this
                                 prospectus supplement and in the accompanying
                                 base prospectus.

--------------------------------------------------------------------------------

                                       49

                                  RISK FACTORS

     The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risks associated with that class.

     The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying base prospectus in the context of your financial situation.

     YOU SHOULD CONSIDER THE FOLLOWING FACTORS, AS WELL AS THOSE SET FORTH UNDER
"RISK FACTORS" IN THE ACCOMPANYING BASE PROSPECTUS, IN DECIDING WHETHER TO
PURCHASE ANY OFFERED CERTIFICATES. THE "RISK FACTORS" SECTION IN THE
ACCOMPANYING BASE PROSPECTUS INCLUDES A NUMBER OF GENERAL RISKS ASSOCIATED WITH
MAKING AN INVESTMENT IN THE OFFERED CERTIFICATES.

     THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND UNDER "RISK FACTORS" IN THE
ACCOMPANYING BASE PROSPECTUS ARE NOT THE ONLY ONES RELATING TO YOUR OFFERED
CERTIFICATES. ADDITIONAL RISKS AND UNCERTAINTIES NOT PRESENTLY KNOWN TO US OR
THAT WE CURRENTLY DEEM IMMATERIAL MAY ALSO IMPAIR YOUR INVESTMENT.

     THIS PROSPECTUS SUPPLEMENT CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE
RISKS AND UNCERTAINTIES. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE
ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS,
INCLUDING RISKS DESCRIBED BELOW, ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND IN
THE ACCOMPANYING BASE PROSPECTUS.

     IF ANY OF THE FOLLOWING EVENTS OR CIRCUMSTANCES IDENTIFIED AS
RISKS ACTUALLY OCCUR OR MATERIALIZE, YOUR INVESTMENT COULD BE MATERIALLY AND
ADVERSELY AFFECTED.

Risks Related to the Offered Certificates

THE CLASS AM, AJ, B, C AND D CERTIFICATES ARE SUBORDINATE TO, AND ARE THEREFORE
RISKIER THAN, THE CLASS A-1, A-2, A-3, A-SB, A-4 AND A-1A CERTIFICATES

     If you purchase class AM, AJ, B, C and D certificates, then your offered certificates will provide credit support to other classes of offered certificates and to the class A-2FL, A-3FL, A-4FL and X certificates (in the case of the A-2FL certificates, through the A-2FL REMIC II regular interest, in the case of the A-3FL certificates, through the A-3FL REMIC II regular interest and in the case of the A-4FL certificates, through the A-4FL REMIC II regular interest). As a result, you will receive payments after, and must bear the effects of losses on the mortgage loans before, the holders of those other classes of certificates.

     When making an investment decision, you should consider, among other things--

     o    the payment priorities of the respective classes of the certificates;

     o    the order in which the principal balances of the respective classes of the certificates with principal balances will be reduced in connection with losses and default-related shortfalls; and

     o    the characteristics and quality of the mortgage loans.

     See "Description of the Mortgage Pool" and "Description of the Offered
Certificates--Payments" and "--Reductions to Certificate Principal Balances in
Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement. See also "Risk Factors--The Investment Performance of
Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the
Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable," "--Any Credit Support for Your Offered Certificates May Be
Insufficient to Protect You Against All Potential Losses" and "--Payments on the
Offered Certificates Will Be Made Solely from the Limited Assets of the Related
Trust, and Those Assets May Be Insufficient to Make All Required Payments on
Those Certificates" in the accompanying base prospectus.

                                       50

CHANGES IN MORTGAGE POOL COMPOSITION CAN CHANGE THE NATURE OF YOUR INVESTMENT

     If you purchase any of the offered certificates that are expected to have relatively longer weighted average lives, you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons who own offered certificates that are expected to have relatively shorter weighted average lives. See "Risk Factors--Changes in
Pool Composition Will Change the Nature of Your Investment" in the accompanying base prospectus.

THE OFFERED CERTIFICATES WILL HAVE LIMITED LIQUIDITY AND MAY EXPERIENCE
FLUCTUATIONS IN MARKET VALUE UNRELATED TO THE PERFORMANCE OF THE MORTGAGE LOANS

     Your offered certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your offered certificates. While one or more of the underwriters currently intend to make a secondary market in the offered certificates, they are not obligated to do so. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Moreover, if a secondary market does develop, there can be no assurance that it will provide you with liquidity of investment or that it will continue for the life of your offered certificates. Accordingly, you may not have an active or liquid secondary market for your offered certificates. Lack of liquidity could result in a substantial decrease in the market value of your offered certificates. The market value of your offered certificates also may be affected by many other factors, including the then prevailing interest rates and market perceptions of risks associated with commercial mortgage lending, and no representation is made by any person or entity as to what the market value of any offered certificate will be at any time. See "Risk Factors--Lack of Liquidity Will Impair Your Ability to Sell Your
Offered Certificates and May Have an Adverse Effect on the Market Value of Your
Offered Certificates" and "--The Market Value of Your Offered Certificates May
Be Adversely Affected by Factors Unrelated to the Performance of Your Offered
Certificates and the Underlying Mortgage Assets, such as Fluctuations in
Interest Rates and the Supply and Demand of CMBS Generally" in the accompanying base prospectus.

THE OFFERED CERTIFICATES HAVE UNCERTAIN YIELDS TO MATURITY

     The yield on your offered certificates will depend on--

     o    the price you paid for your offered certificates; and

     o    the rate, timing and amount of payments on your offered certificates.

     o    The frequency, timing and amount of payments on your offered certificates will depend on:

     o    the pass-through rate for, and other payment terms of, your offered certificates;

     o    the frequency and timing of payments and other collections of principal on the mortgage loans or, in some cases, a particular group of mortgage loans;

     o    the frequency and timing of defaults, and the severity of losses, if any, on the mortgage loans or, in some cases, a particular group of mortgage loans;

     o    the frequency, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for payment on your offered certificates;

     o    repurchases of mortgage loans--or, in some cases, mortgage loans of a particular group--for material breaches of representations or warranties and/or material document defects;

     o    the collection and payment of prepayment premiums and yield maintenance charges with respect to the mortgage loans or, in some cases, a particular group of mortgage loans; and

     o    servicing decisions with respect to the mortgage loans or, in some cases, a particular group of mortgage loans.

                                       51

     In general, the factors described in the preceding paragraph cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your offered certificates. Further, in the absence of significant losses on the mortgage pool, holders of the class A-1, A-2, A-3, A-SB and A-4 certificates should be concerned with the factors described in the second through seventh bullets of the preceding paragraph primarily insofar as they relate to the mortgage loans in loan group 1. Until the class A-1, A-2, A-2FL, A-3, A-3FL,
A-SB, A-4 and A-4FL certificates are retired, holders of the class A-1A certificates would, in the absence of significant losses on the mortgage pool, be affected by the factors described in the second through seventh bullets of the preceding paragraph primarily insofar as they relate to the mortgage loans in loan group 2.

     See "Description of the Mortgage Pool," "Servicing of the Mortgage Loans,"
"Description of the Offered Certificates--Payments" and "--Reductions to
Certificate Principal Balances in Connection with Realized Losses and Additional
Trust Fund Expenses" and "Yield and Maturity Considerations" in this prospectus supplement. See also "Risk Factors--The Investment Performance of Your Offered
Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying
Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable" and "Yield and Maturity Considerations" in the accompanying base prospectus.

THE INVESTMENT PERFORMANCE OF YOUR OFFERED CERTIFICATES MAY VARY MATERIALLY AND
ADVERSELY FROM YOUR EXPECTATIONS BECAUSE THE RATE OF PREPAYMENTS AND OTHER
UNSCHEDULED COLLECTIONS OF PRINCIPAL ON THE MORTGAGE LOANS IS FASTER OR SLOWER
THAN YOU ANTICIPATED

     If you purchase any offered certificates at a premium relative to their principal balances, and if payments and other collections of principal on the mortgage loans--and, in particular, in the case of the class A-1, A-2, A-3, A-SB and A-4 certificates, on the mortgage loans in loan group 1, and in the case of the class A-1A certificates, on the mortgage loans in loan group 2--occur with a greater frequency than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase any offered certificates at a discount from their principal balances, and if payments and other collections of principal on the mortgage loans--and, in particular, in the case of the class
A-1, A-2, A-3, A-SB and A-4 certificates, on the mortgage loans in loan group 1, and in the case of the class A-1A certificates, on the mortgage loans in loan group 2--occur with less frequency than you anticipated, then your actual yield to maturity may be lower than you had assumed. You should consider that prepayment premiums and yield maintenance charges may not be collected in all circumstances and no prepayment premium or yield maintenance charge will be paid in connection with a purchase or repurchase of a mortgage loan. Furthermore, even if a prepayment premium or yield maintenance charge is collected and payable on your offered certificates, it may not be sufficient to offset fully any loss in yield on your offered certificates.

     Some of the mortgage loans may require the related borrower to make, or permit the lender to apply reserve funds to make, partial prepayments if specified conditions, such as meeting certain debt service coverage ratios and/or satisfying certain leasing conditions, have not been satisfied. The required prepayment may need to be made even though the subject mortgage loan is in its lock-out period. See "Description of the Mortgage Pool--Terms and
Conditions of the Mortgage Loans--Mortgage Loans Which May Require Principal
Paydowns" in this prospectus supplement.

     The yield on the offered certificates with variable or capped pass-through rates could also be adversely affected if the mortgage loans with higher net mortgage interest rates pay principal faster than the mortgage loans with lower net mortgage interest rates. This is because those classes bear interest at pass-through rates equal to, based upon or limited by, as applicable, a weighted average of the adjusted net mortgage interest rates derived from the mortgage loans.

     Prepayments resulting in a shortening of weighted average lives of the offered certificates may be made at a time of low interest rates when investors may be unable to reinvest the resulting payment of principal on their certificates at a rate comparable to the yield anticipated by them in making their initial investment in those certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when investors may have been able to reinvest principal payments that would otherwise have been received by them at higher rates.

                                       52

     The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

     o    the terms of the mortgage loans;

     o    the length of any prepayment lockout period;

     o    the level of prevailing interest rates;

     o    the availability of mortgage credit;

     o    the applicable yield maintenance charges or prepayment premiums;

     o    the applicable master servicer's or the special servicer's ability to enforce yield maintenance charges and prepayment premiums;

     o    the failure to meet certain requirements for the release of escrows;

     o    the occurrence of casualties or natural disasters; and

     o    economic, demographic, tax, legal or other factors.

     A borrower is generally less likely to prepay its mortgage loan if prevailing interest rates are at or above the mortgage interest rate borne by that mortgage loan. On the other hand, a borrower is generally more likely to prepay its mortgage loan if prevailing rates fall significantly below the mortgage interest rate borne by that mortgage loan. Borrowers are less likely to prepay mortgage loans with lock-out periods or yield maintenance charge provisions, to the extent enforceable, than otherwise identical mortgage loans without these provisions, with shorter lock-out periods or with lower or no yield maintenance charges. None of the master servicers, the special servicer or the trustee will be required to advance any yield maintenance charges.

     Provisions requiring yield maintenance charges may not be enforceable in some states and under federal bankruptcy law, and may constitute interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any yield maintenance charge will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge.

     Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

     See "Description of the Mortgage Pool--Terms and Conditions of the Mortgage
Loans--Voluntary Prepayment Provisions" in this prospectus supplement for a discussion of prepayment restrictions with respect to the mortgage loans. No assurance can be given to you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or that involuntary prepayments will not occur.

     In addition, if a mortgage loan seller repurchases any mortgage loan from the issuing entity due to material breaches of representations or warranties or material document defects, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge will be payable. A repurchase or the exercise of a purchase option may adversely affect the yield to maturity on your certificates.

A HIGH RATE AND EARLY OCCURRENCE OF BORROWER DELINQUENCIES AND DEFAULTS MAY
ADVERSELY AFFECT YOUR INVESTMENT

     The actual yield to maturity of your offered certificates will be lower than expected and could be negative under certain extreme scenarios if (a) you calculate the anticipated yield of your offered certificates based on a default rate or amount of losses lower than that actually experienced by the mortgage loans and (b) the additional

                                       53

losses are allocable to or otherwise required to be borne by your class of offered certificates. The actual yield to maturity of your offered certificates will also be affected by the timing of any loss on a liquidated mortgage loan if a portion of the loss is allocable to or otherwise required to be borne by your class of offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier you bear a loss, the greater the effect on your yield to maturity. Delinquencies on the mortgage loans may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month if the delinquent amounts are not advanced. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Losses on the mortgage loans may affect the weighted average life and/or yield to maturity of a particular class of offered certificates even if those losses are not allocated to, or required to be borne by the holders of, that class of offered certificates. The special servicer may accelerate the maturity of the related mortgage loan in the case of any monetary or material non-monetary default, which could result in an acceleration of payments to the certificateholders. In addition, losses on the mortgage loans may result in a higher percentage ownership interest evidenced by a class of offered certificates in the remaining mortgage loans than would otherwise have been the case absent the loss, even if those losses are not allocated to that class of offered certificates. The consequent effect on the weighted average life and/or yield to maturity of a class of offered certificates will depend upon the characteristics of the remaining mortgage loans.

THE RIGHT OF THE MASTER SERVICERS, THE SPECIAL SERVICER AND THE TRUSTEE TO
RECEIVE INTEREST ON ADVANCES, SPECIAL SERVICING FEES, PRINCIPAL RECOVERY FEES
AND WORKOUT FEES WILL AFFECT YOUR RIGHT TO RECEIVE DISTRIBUTIONS

     To the extent described in this prospectus supplement and provided in the pooling and servicing agreement, the master servicers, the special servicer and the trustee will each be entitled to receive interest (which will generally accrue from the date on which the related advance is made through the date of reimbursement) on unreimbursed advances made by it. In addition, the special servicer will be entitled to receive, in connection with its servicing, liquidation and/or workout of defaulted mortgage loans, compensation consisting of special servicing fees, principal recovery fees and workout fees, respectively. The right to receive these amounts is senior to the rights of certificateholders to receive distributions on the offered certificates and, consequently, may result in shortfalls and losses being allocated to the offered certificates that would not have otherwise resulted.

YOUR LACK OF CONTROL OVER THE TRUST FUND CAN CREATE RISKS

     You and other holders of the offered certificates generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity. See "Description of the
Offered Certificates--Voting Rights" in this prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by a master servicer, the trustee, the certificate administrator or the special servicer, as applicable. Any decision made by one of those parties in respect of the assets of the issuing entity, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other holders of the offered certificates would have made and may negatively affect your interests.

POTENTIAL CONFLICTS OF INTEREST WITH RESPECT TO THE MASTER SERVICERS, THE
SPECIAL SERVICER AND THE CONTROLLING CLASS REPRESENTATIVE

     KeyCorp Real Estate Capital Markets, Inc., an initial master servicer, is an affiliate of KeyBank National Association, one of the sponsors and KeyBanc
Capital Markets, a Division of McDonald Investments Inc., one of the
underwriters. Wells Fargo Bank, National Association, an initial master servicer, is also one of the mortgage loan sellers. These affiliations could cause a conflict with that master servicers' duties to the issuing entity under the pooling and servicing agreement notwithstanding the fact that the pooling and servicing agreement provides that the mortgage loans serviced pursuant to that agreement must be administered in accordance with the servicing standard described in this prospectus supplement without regard to an affiliation with any other party involved in the transaction.

     A master servicer, the special servicer or any affiliate of a master servicer or the special servicer may acquire certificates. This could cause a conflict between a master servicer's or the special servicer's duties to the issuing entity under the pooling and servicing agreement and its or its affiliate's interest as a holder of certificates

                                       54

issued under that agreement. In addition, the master servicers, the special servicer and each of their affiliates own and are in the business of acquiring assets similar in type to the assets of the issuing entity. Accordingly, the assets of those parties and their affiliates may, depending upon the particular circumstances including the nature and location of those assets, compete with the mortgaged real properties for tenants, purchasers, financing and in other matters related to the management and ownership of real estate. See "Servicing of the Mortgage Loans--Modifications, Waivers, Amendments and Consents" in this prospectus supplement.

     The special servicer will have the right to determine that any P&I advance made or to be made by a master servicer or the trustee is not recoverable from proceeds of the mortgage loan to which that advance relates. The applicable master servicer or the trustee will then be required to not make a proposed advance or may obtain reimbursement for a previously made advance from collections of principal and, in some cases, interest, which may reduce the amount of principal and, in some cases, interest that will be paid on your offered certificates.

     In addition, in connection with the servicing of the specially serviced mortgage loans (other than, in two cases involving loan combinations (see
"Summary of Prospectus Supplement--Relevant Parties--The Loan Combination
Controlling Parties"), prior to the occurrence of certain "change of control"
events with respect to the related non-trust loans included therein), the special servicer may, at the direction of the controlling class representative, take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates. Similarly, the special servicer may, at the direction of the holder of a non-trust loan or its designee (prior to the occurrence of a "change of control" event with respect to that non-trust loan), take generally similar but not identical actions with respect to the related loan combination that could adversely affect the holders of some or all of the classes of offered certificates. Furthermore, the holders of certain non-trust loans may have par purchase options and, in some cases, cure rights with respect to the related
A-note mortgage loans that will be the assets of the issuing entity, upon the occurrence of specified adverse circumstances with respect to the related loan combination. See "Description of the Mortgage Pool--The Loan Combinations and
"Servicing of the Mortgage Loans--The Controlling Class Representative and the
Loan Combination Controlling Parties" in this prospectus supplement.

     The controlling class representative will be selected by the holders of certificates representing a majority interest in the controlling class. The controlling class of certificateholders and the holders of the non-trust loans may have interests that conflict with those of the holders of the offered certificates. As a result, it is possible that the controlling class representative or the holders of the non-trust loans may direct the special servicer to take actions which conflict with the interests of the holders of certain classes of the offered certificates. However, the special servicer is not permitted to take actions which are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents.

Risks Related to the Mortgage Loans

CONCENTRATION OF MORTGAGED REAL PROPERTY TYPES SUBJECT THE TRUST TO INCREASED
RISK OF DECLINE IN A PARTICULAR INDUSTRY

     The inclusion, among the assets of the issuing entity, of a significant concentration of mortgage loans that are secured by mortgage liens on a particular type of income-producing property makes the overall performance of the mortgage pool materially more dependent on the factors that affect the operations at and value of that property type.

MULTIFAMILY PROPERTIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON
YOUR CERTIFICATES

     Seventy-nine (79) of the mortgaged real properties, which represent security for approximately 27.1% of the initial mortgage pool balance (one (1)
property securing mortgage loans in loan group 1, representing approximately
0.1% of the initial loan group 1 balance, and 78 properties securing mortgage loans in loan group 2, representing approximately 99.4% of the initial loan group 2 balance) are fee and/or leasehold interests in multifamily properties.
Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

     For a more detailed discussion of factors uniquely affecting multifamily properties, you should refer to the section in the accompanying base prospectus captioned "Risk Factors--Various Types of Income-Producing

                                       55

Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates
and Each Type of Income-Producing Property May Present Special Risks as
Collateral for a Loan--Multifamily Rental Properties."

OFFICE PROPERTIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON YOUR
CERTIFICATES

     Fifty-seven (57) of the mortgaged real properties, which represent security for approximately 23.3% of the initial mortgage pool balance and approximately
32.0% of the initial loan group 1 balance, are fee and/or leasehold interests in office properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

     For a more detailed discussion of factors uniquely affecting office properties, you should refer to the section in the accompanying base prospectus captioned "Risk Factors--Various Types of Income-Producing Properties May Secure
Mortgage Loans Underlying a Series of Offered Certificates and Each Type of
Income-Producing Property May Present Special Risks as Collateral for a
Loan--Office Properties."

     In the case of thirteen (13) mortgage loans representing approximately 3.8%
of the initial mortgage pool balance, and approximately 5.2% of the initial loan group 1 balance, the related mortgaged real properties are medical offices.
Mortgage loans secured by liens on medical office properties are also exposed to the unique risks particular to health care related properties. For a more detailed discussion of factors uniquely affecting medical offices, you should refer to the section in the accompanying base prospectus captioned "Risk
Factors--Various Types of Income-Producing Properties May Secure Mortgage Loans
Underlying a Series of Offered Certificates and Each Type of Income-Producing
Property May Present Special Risks as Collateral for a Loan--Health Care Related
Properties."

     In the case of one (1) mortgage loan (loan number 1), which is secured by the mortgaged real property identified on Annex A-1 as Peter Cooper Village and
Stuyvesant Town, representing approximately 18.1% of the initial mortgage pool balance and approximately 66.4% of the initial loan group 2 balance, certain of the apartment units at the mortgaged real property are subject to rent-stabilization. For a discussion regarding rent stabilization, see "Risk
Factors - Various Types of Income-Producing Properties May Secure Mortgage Loans
Underlying a Series of Offered Certificates and Each Type of Income-Producing
Property May Present Special Risks as Collateral for a Loan - Multifamily Rental
Properties" in the accompanying base prospectus. See also "Description of the
Ten Largest Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans -
Stuyvesant Town and Peter Cooper Village" attached hereto as Annex C and "Risk
Factors--Litigation or Other Legal Proceedings May Have Adverse Effects on
Borrowers" in this prospectus supplement.

RETAIL PROPERTIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON YOUR
CERTIFICATES

     Three hundred thirty-one (331) of the mortgaged real properties, which represent security for approximately 22.1% of the initial mortgage pool balance and approximately 30.4% of the initial loan group 1 balance, are fee and/or leasehold interests in retail properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

For a more detailed discussion of factors uniquely affecting retail properties, you should refer to the section in the accompanying base prospectus captioned
"Risk Factors--Various Types of Income-Producing Properties May Secure Mortgage
Loans Underlying a Series of Offered Certificates and Each Type of
Income-Producing Property May Present Special Risks as Collateral for a
Loan--Retail Properties."

HOSPITALITY PROPERTIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON
YOUR CERTIFICATES

     Twenty-eight (28) of the mortgaged real properties, which represent security for approximately 12.4% of the initial mortgage pool balance and approximately 17.1% of the initial loan group 1 balance, are fee and/or leasehold interests in hospitality properties. Mortgage loans secured by liens on those types of properties are exposed to unique risks particular to those types of properties. In addition, for certain of the mortgage loans secured by hospitality properties that are a franchise of a national or regional hotel chain, the related franchise agreement is scheduled to terminate during the term of the related mortgage loan.

                                       56

     For a more detailed discussion of factors uniquely affecting hospitality properties, you should refer to the section in the accompanying base prospectus captioned "Risk Factors--Various Types of Income-Producing Properties May Secure
Mortgage Loans Underlying a Series of Offered Certificates and Each Type of
Income-Producing Property May Present Special Risks as Collateral for a
Loan--Hospitality Properties."

INDUSTRIAL FACILITIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON
YOUR CERTIFICATES

     Thirty-seven (37) of the mortgaged real properties, which represent security for approximately 8.5% of the initial mortgage pool balance and approximately 11.7% of the initial loan group 1 balance, are fee and/or leasehold interests in industrial properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

     For a more detailed discussion of factors uniquely affecting industrial properties, you should refer to the section in the accompanying base prospectus captioned "Risk Factors--Various Types of Income-Producing Properties May Secure
Mortgage Loans Underlying a Series of Offered Certificates and Each Type of
Income-Producing Property May Present Special Risks as Collateral for a
Loan--Industrial Properties."

SELF STORAGE FACILITIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON
YOUR CERTIFICATES

     Twenty-four (24) of the mortgaged real properties, which represent security for approximately 3.5% of the initial mortgage pool balance and approximately
4.9% of the initial loan group 1 balance, are fee interests in self storage facility properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

     For a more detailed discussion of factors uniquely affecting self storage facilities, you should refer to the section in the accompanying base prospectus captioned "Risk Factors--Various Types of Income-Producing Properties May Secure
Mortgage Loans Underlying a Series of Offered Certificates and Each Type of
Income-Producing Property May Present Special Risks as Collateral for a
Loan--Warehouse, Mini-Warehouse and Self Storage Facilities."

MANUFACTURED HOUSING COMMUNITIES, MOBILE HOME PARKS AND RECREATIONAL VEHICLE
PARKS ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON YOUR CERTIFICATES

     Four (4) of the mortgaged real properties, which represent security for approximately 0.4% of the initial mortgage pool balance (comprised of two (2)
mortgage loans in loan group 1, representing approximately 0.3% of the initial loan group 1 balance, and two (2) mortgage loans in loan group 2, representing approximately 0.6% of the initial loan group 2 balance), are fee interests in manufactured housing community properties, mobile home parks and/or recreational vehicle parks. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

     For a more detailed discussion of factors uniquely affecting manufactured housing community properties, you should refer to the section in the accompanying base prospectus captioned "Risk Factors--Various Types of
Income-Producing Properties May Secure Mortgage Loans Underlying a Series of
Offered Certificates and Each Type of Income-Producing Property May Present
Special Risks as Collateral for a Loan--Manufactured Housing Communities, Mobile
Home Parks and Recreational Vehicle Parks."

HEALTH CARE-RELATED PROPERTIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE
PAYMENTS ON YOUR CERTIFICATES

     Three (3) of the mortgaged real properties, which represent security for approximately 1.0% of the initial mortgage pool balance and approximately 1.3%
of the initial loan group 1 balance, are fee interests in health care-related properties that are not medical office properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

     For a more detailed discussion of factors uniquely affecting industrial properties, you should refer to the section in the accompanying base prospectus captioned you should refer to the section in the accompanying base prospectus captioned "Risk Factors--Various Types of Income-Producing Properties May Secure
Mortgage Loans

                                       57

Underlying a Series of Offered Certificates and Each Type of Income-Producing
Property May Present Special Risks as Collateral for a Loan--Health Care Related
Properties."

RISKS ASSOCIATED WITH ALTERNATIVE FORMS OF PROPERTY OWNERSHIP

     Five (5) mortgage loans (loan numbers 82, 106, 165, 201 and 301), representing in the aggregate approximately 0.8% of the initial mortgage pool balance and approximately 1.1% of the initial loan group 1 balance, are, or may become, secured by the related borrower's interest in residential and/or commercial condominium units. Condominiums may create risks for lenders that are not present when lending on properties that are not condominiums. See "Risk
Factors--Lending on Condominium Units Creates Risks for Lenders That Are Not
Present When Lending on Non-Condominiums" in the base prospectus.

     Three (3) mortgage loans (loan numbers 80, 257 and 289), representing approximately 0.4% of the initial mortgage pool balance and approximately 1.4%
of the initial loan group 2 balance is secured by a residential cooperative property. The risks which apply to residential condominium units may also apply to residential cooperative properties, in addition to other risks, including an inability to meet debt service obligations on the mortgage loan if the sponsor, owner or investor is unable to make the required maintenance payments, the failure of a borrower to qualify for favorable tax treatment as a "cooperative housing corporation" each year, which may reduce the cash flow available to make payments on the related mortgage loan, and that, upon foreclosure, in the event a residential cooperative property becomes a rental property, certain units could be subject to rent control, stabilization and tenants' rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the rental property as a whole.

REPAYMENT OF THE MORTGAGE LOANS DEPENDS ON THE OPERATION OF THE MORTGAGED REAL
PROPERTIES

     The mortgage loans are secured by mortgage liens on fee and/or leasehold
(which may include sub-leasehold) interests in commercial, multifamily and manufactured housing community real property. The risks associated with lending on these types of real properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, such mortgage loans are often larger and repayment of each of the mortgage loans is dependent on--

     o    the successful operation and value of the mortgaged real property; and

     o    the related borrower's ability to sell or refinance the mortgaged real property.

     See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan
Depends upon the Performance and Value of the Underlying Real Property, Which
May Decline Over Time, and the Related Borrower's Ability to Refinance the
Property, of Which There Is No Assurance" and "Risk Factors--Various Types of
Income-Producing Properties May Secure Mortgage Loans Underlying a Series of
Offered Certificates and Each Type of Income-Producing Property May Present
Special Risks as Collateral for a Loan" in the accompanying base prospectus.

THE MORTGAGED REAL PROPERTY WILL BE THE SOLE ASSET AVAILABLE TO SATISFY THE
AMOUNTS OWING UNDER A MORTGAGE LOAN IN THE EVENT OF DEFAULT

     The mortgage loans will not be an obligation of, or be insured or guaranteed by, us, any sponsor, any governmental entity, any private mortgage insurer, any mortgage loan seller, any underwriter, either master servicer, the special servicer, the trustee, the certificate administrator or any of their respective affiliates or any other person or entity.

     All of the mortgage loans are or should be considered nonrecourse loans. If the related borrower defaults on any of the mortgage loans, only the related mortgaged real property (together with any related insurance policies or other pledged collateral), and none of the other assets of the borrower, is available to satisfy the debt. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged real property. Payment at maturity is primarily dependent upon the market value of the mortgaged real property or the borrower's ability to refinance the mortgaged real property. Even if the related loan documents permit recourse to the borrower or a guarantor, the issuing entity may not be able to ultimately collect the amount

                                       58

due under a defaulted mortgage loan. We have not evaluated the significance of the recourse provisions of mortgage loans that may permit recourse against the related borrower or another person in the event of a default. See "Risk
Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends upon the
Performance and Value of the Underlying Real Property, Which May Decline Over
Time, and the Related Borrower's Ability to Refinance the Property, of Which
There Is No Assurance" in the accompanying base prospectus.

RESERVES TO FUND CAPITAL EXPENDITURES MAY BE INSUFFICIENT AND THIS MAY ADVERSELY
AFFECT PAYMENTS ON YOUR CERTIFICATES

     Although many of the mortgage loans require that funds be put aside for specific reserves, certain of the mortgage loans do not require any reserves. We cannot assure you that any such reserve amounts will be sufficient to cover the actual costs of the items for which the reserves were established. We also cannot assure you that cash flow from the related mortgaged real properties will be sufficient to fully fund any ongoing monthly reserve requirements.

OPTIONS AND OTHER PURCHASE RIGHTS MAY AFFECT VALUE OR HINDER RECOVERY WITH
RESPECT TO THE MORTGAGED REAL PROPERTIES

     The borrower under certain of the mortgage loans has given to one or more tenants or another person a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the related mortgaged real property. In the case of the mortgage loan identified by loan number 19, representing approximately 0.9% of the initial mortgage pool balance and approximately 1.2% of the initial loan group 1 balance, in the event that the related mortgaged real property is damaged or destroyed, in whole or in part, by fire or other casualty, the single tenant at the property has the right to purchase the property for a purchase price equal to the outstanding principal balance of the mortgage loan as of the date of purchase. In connection with the tenant's exercise of such purchase option, the related borrower may prepay the mortgage loan without a prepayment penalty or a yield maintenance premium. In the case of one (1) mortgage loan (loan number 60), secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Homewood
Suites by Hilton Jacksonville, representing approximately 0.4% of the initial mortgage pool balance and approximately 0.5% of the initial loan group 1 balance, the previous owner of the mortgaged real property retained the option to purchase such property if the hotel remains closed for a period of 90 consecutive days (for reasons other than casualty or condemnation) at a purchase price equal to the lesser of fair market value of the mortgaged real property or loan payoff amount (including yield maintenance costs). The related mortgage loan sponsors have provided a recourse guaranty covering any losses incurred by the lender arising from the exercise of the repurchase option. There can be no assurance that the fair market value of the mortgaged real property will cover the loan amount. These rights, which may not be subordinated to the related mortgage, may impede the lender's ability to sell the related mortgaged real property at foreclosure or after acquiring the mortgaged real property pursuant to foreclosure, or adversely affect the value and/or marketability of the related mortgaged real property. Additionally, the exercise of a purchase option may result in the related mortgage loan being prepaid during a period when voluntary prepayments are otherwise prohibited and/or without any yield maintenance consideration.

     In certain jurisdictions, mortgage loans may be structured with a borrower
(obligated under the related note) that is different from the owner of the mortgaged real property. In such cases, the related property owner, although not obligated under the note, will guaranty all amounts payable by the borrower under the related note which guaranty is secured by an indemnity deed of trust in favor of the lender executed by the property owner. With respect to certain references to the borrower in this prospectus supplement, such references may apply to such property owner instead.

INCREASES IN REAL ESTATE TAXES DUE TO TERMINATION OF PAYMENT-IN-LIEU-OF-TAXES OR
OTHER TAX ABATEMENT ARRANGEMENTS MAY REDUCE PAYMENTS TO CERTIFICATEHOLDERS

     In the case of some of the mortgage loans, the related mortgaged real properties may be the subject of municipal payment-in-lieu-of-taxes programs or other tax abatement arrangements, whereby the related borrower pays payments in lieu of taxes that are less than what its tax payment obligations would be absent the program or pays reduced real estate taxes. These programs or arrangements may be scheduled to terminate or provide for significant tax increases prior to the maturity of the related mortgage loans or may require increased payments in the

                                       59

future, in each case resulting in increased payment obligations (which could be substantial) in the form of real estate taxes or increased payments in lieu of taxes, which could adversely impact the ability of the related borrowers to pay debt service on their mortgage loans.

IN SOME CASES, A MORTGAGED REAL PROPERTY IS DEPENDENT ON A SINGLE TENANT OR ON
ONE OR A FEW MAJOR TENANTS

     In the case of three hundred sixty-nine (369) mortgaged real properties, securing approximately 37.1% of the initial mortgage pool balance and approximately 51.0% of the initial loan group 1 balance, the related borrower has leased the property to one tenant that occupies 25% or more of the particular property. In the case of 301 of those properties, securing approximately 17.4% of the initial mortgage pool balance and approximately 24.0%
of the initial loan group 1 balance, the related borrower has leased the particular property to a single tenant that occupies 50% or more of the particular property. In the case of 261 mortgaged real properties, securing approximately 10.6% of the initial mortgage pool balance and approximately 14.6%
of the initial loan group 1 balance, the related borrower has leased the particular property to a single tenant that occupies 100% of the particular property. Accordingly, the full and timely payment of each of the related mortgage loans is highly dependent on the continued operation of the major tenant or tenants, which, in some cases, is the sole tenant, at the mortgaged real property. In addition, the leases of some of these tenants may terminate on or prior to the term of the related mortgage loan. For information regarding the lease expiration dates of significant tenants at the mortgaged real properties, see Annex A-1 to this prospectus supplement. See "Risk Factors--Repayment of a
Commercial or Multifamily Mortgage Loan Depends upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time and the Related
Borrower's Ability to Refinance the Property, of Which There Is No Assurance" in
the accompanying base prospectus.

THE BANKRUPTCY OR INSOLVENCY OF A TENANT WILL HAVE A NEGATIVE IMPACT ON THE
RELATED MORTGAGED REAL PROPERTY

     The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, industrial and office properties may adversely affect the income produced by a mortgaged real property. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim) and the amounts the landlord could claim would be limited. One or more tenants at a particular mortgaged real property may have been the subject of bankruptcy or insolvency proceedings. See "Risk Factors--Bankruptcy Proceedings
Entail Certain Risks" in this prospectus supplement and "Risk Factors--The
Investment Performance of Your Offered Certificates Will Depend Upon Payments,
Defaults and Losses on the Underlying Mortgage Loans; and Those Payments,
Defaults and Losses May Be Highly Unpredictable--Dependence on a Single Tenant
or a Small Number of Tenants Makes a Property Riskier Collateral" in the
accompanying base prospectus.

     In the case of one of the mortgaged real properties (identified by loan number 21), representing approximately 0.8% of the initial mortgage pool balance and approximately 1.1% of the initial loan group 1 balance, the third largest tenant, Mesaba Aviation, Inc. is subject to bankruptcy proceedings. The borrower deposited $436,000 into a reserve account, which funds will be held as additional collateral for the mortgage loan until the earlier of (i) the effective date of Mesaba Aviation, Inc.'s confirmed plan of reorganization or
(ii) the execution of a new lease regarding the space currently occupied by
Mesaba Aviation, Inc., combined with the delivery of an acceptable estoppel.

     In the case of two of the mortgaged real properties (identified by loan numbers 47 and 48), representing approximately 0.5% of the initial mortgage pool balance and approximately 0.7% of the initial loan group 1 balance, the single tenant at both mortgaged real properties, Dana Corporation, operating under
Chapter 11 as a debtor-in-possession. Dana Corporation affirmed its leases at these mortgaged real properties.

     In the case of one of the mortgaged real properties (identified by loan number 92), representing approximately 0.3% of the initial mortgage pool balance and approximately 0.4% of the initial loan group 1 balance, XO Communications, the predecessor company for the second largest tenant, filed for bankruptcy in
2002.

                                       60

     In the case of two of the mortgaged real properties (identified by loan numbers 172 and 216), representing approximately 0.3% of the initial mortgage pool balance and approximately 0.2% of the initial loan group 1 balance, Kmart, the single tenant at the mortgaged real property (identified by loan number 216)
and an anchor tenant at the mortgaged real property (identified by loan number
172) filed for bankruptcy in 2002.

     In the case of one of the mortgaged real properties (identified by loan number 199), representing approximately 0.1% of the initial mortgage pool balance and approximately 0.1% of the initial loan group 1 balance, Winn Dixie, the parent company of the anchor tenant filed for bankruptcy in 2005. In 2006, the bankruptcy court approved and authorized the debtors to assume non-residential real property leases, including the mortgaged real property.

CERTAIN ADDITIONAL RISKS RELATING TO TENANTS

     The income from, and market value of, the mortgaged real properties leased to various tenants would be adversely affected if, among other things:

     o    space in the mortgaged real properties could not be leased or re-leased;

     o    substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

     o    tenants were unwilling or unable to meet their lease obligations;

     o    a significant tenant were to become a debtor in a bankruptcy case; or

     o    rental payments could not be collected for any other reason.

     Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis. Certain of the mortgaged real properties may be leased in whole or in part by government-sponsored tenants who have the right to cancel their leases at any time or for lack of appropriations. Additionally, mortgaged real properties may have concentrations of leases expiring at varying rates in varying percentages, including single-tenant mortgaged real properties, during the term of the related mortgage loans and in some cases most or all of the leases on a mortgaged real property may expire prior to the related anticipated repayment date or maturity date. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged real properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the related mortgaged real property.

     The risks described above are increased if there is a concentration of tenants in a particular industry at one or more of the mortgaged real properties. For example, if a particular industry experiences an economic downturn, a concentration among tenants of any mortgaged real property in that industry may lead to losses on the related mortgage loan that are substantially more severe than would be the case if its tenants were in diversified industries. In addition, business objectives for tenants at mortgaged real properties may change over time. A business may downsize, creating a need for less space, or a business may expand or increase its size and/or number of employees, creating a need for more space.

     Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions
(provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.
Accordingly, if a mortgaged real property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged real property could experience a further decline in value if such tenants' leases were terminated.

                                       61

     Certain of the mortgaged real properties may have tenants that are related to or affiliated with a borrower (for example, loan numbers 4, 99, 235 and 171).
In such cases a default by the borrower may coincide with a default by the affiliated tenants. Additionally, even if the property becomes a foreclosure property, it is possible that an affiliate of the borrower may remain as a tenant. If a mortgaged real property is leased in whole or substantial part to an affiliate of the borrower, it may be more likely that a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged real property will not adversely impact the value of the related mortgage loan. In some cases the affiliated lessee may be physically occupying space related to its business; in other cases, the affiliated lessee may be a tenant under a master lease with the borrower, under which the tenant is generally obligated to make rent payments but does not occupy any space at the mortgaged real property. These master leases are typically used to bring occupancy to a "stabilized" level but may not provide additional economic support for the mortgage loan. We cannot assure you the space "master leased" by a borrower affiliate will eventually be occupied by third party tenants and consequently, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower's ability to perform under the mortgage loan as it can directly interrupt the cash flow from the related mortgaged real property if the borrower's or its affiliate's financial condition worsens.

     If a mortgaged real property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged real properties with fewer tenants, thereby reducing the cash flow available for debt service payments.
Multi-tenant mortgaged real properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

MORTGAGE LOANS SECURED BY MORTGAGED REAL PROPERTIES SUBJECT TO ASSISTANCE AND
AFFORDABLE HOUSING PROGRAMS ARE SUBJECT TO THE RISK THAT THOSE PROGRAMS MAY
TERMINATE OR BE ALTERED

     Certain of the mortgaged real properties may be secured by mortgage loans that are eligible (or may become eligible in the future) for and have received
(or in the future may receive) low income housing tax credits pursuant to
Section 42 of the Internal Revenue Code in respect of various units within the related mortgaged real property or have a material concentration of tenants that rely on rent subsidies under various government funded programs, including the
Section 8 Tenant Based Assistance Rental Certificate Program of the United
States Department of Housing and Urban Development. With respect to certain of the mortgage loans, the related borrowers may receive subsidies or other assistance from government programs. Generally, in the case of mortgaged real properties that are subject to assistance programs of the kind described above, the subject mortgaged real property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant(s) must regularly meet certain income requirements. No assurance can be given that any government or other assistance programs will be continued in their present form during the terms of the related mortgage loans, that the borrower will continue to comply with the requirements of the programs to enable the borrower to receive the subsidies or assistance in the future, or that the owners of a borrower will continue to receive tax credits or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans even though the related mortgage loan seller may have underwritten the related mortgage loan on the assumption that any applicable assistance program would remain in place. Loss of any applicable assistance could have an adverse effect on the ability of a borrower whose property is subject to an assistance program to make debt service payments. Additionally, the restrictions described above relating to the use of the related mortgaged real property could reduce the market value of the related mortgaged real property.

GEOGRAPHIC CONCENTRATION EXPOSES INVESTORS TO GREATER RISKS ASSOCIATED WITH THE
RELEVANT GEOGRAPHIC AREAS

     Mortgaged real properties located in New York, California, Texas, Arizona and Florida will represent approximately 28.5%, 11.0%, 9.0%, 5.5% and 5.4%, respectively, by allocated loan amount, of the initial mortgage pool balance;
mortgaged real properties located in New York, California, Texas, Florida,
Arizona, Maryland and Georgia will represent approximately 14.2%, 12.9%, 10.3%,
7.4%, 6.2%, 5.2% and 5.1%, respectively, of the initial loan group 1 balance;
and mortgaged real properties located in New York, California, Texas and North
Carolina will represent approximately 66.7%, 6.0%, 5.4% and 4.1%, respectively, of the initial loan group 2 balance. The inclusion of a significant concentration of mortgage loans that are secured by mortgage liens on real properties located in a particular state makes the overall performance of the mortgage pool materially more dependent on economic and other conditions or events in that state. See "--Impact of Recent Hurricane Activity May Adversely

                                       62

Affect the Performance of Mortgage Loans" and "-- Certain State-Specific
Considerations" below and "Risk Factors--Geographic Concentration Within a Trust
Exposes Investors to Greater Risk of Default and Loss" in the accompanying base prospectus.

CERTAIN STATE-SPECIFIC CONSIDERATIONS

     New York. Eighteen (18) mortgaged real properties representing approximately 28.5%, by allocated loan amount, of the initial mortgage pool balance are located in New York. New York and various other states have imposed statutory prohibitions or limitations that limit the remedies of a mortgagee under a mortgage or a beneficiary under a deed of trust. The mortgage loans are limited recourse loans and are, therefore, generally not recourse to the borrowers but limited to the mortgaged real property. Even though recourse is available pursuant to the terms of the mortgage loan, certain states have adopted statutes which impose prohibitions against or limitations on such recourse. The limitations described below and similar or other restrictions in other jurisdictions where mortgaged real properties are located may restrict the ability of either master servicer or the special servicer, as applicable, to realize on the mortgage loan and may adversely affect the amount and the timing of receipts on the mortgage loan.

     New York law requires a mortgagee to elect either a foreclosure action or a personal action against the borrower, and to exhaust the security under the mortgage, or exhaust its personal remedies against the borrower, before it may bring the other such action. The practical effect of the election requirement is that lenders will usually proceed first against the security rather than bringing personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale.

     California. Sixty-nine (69) mortgaged real properties representing approximately 11.0%, by allocated loan amount, of the initial mortgage pool balance are located in California. Mortgaged real properties located in
California are generally secured by deeds of trust on the related real estate.
Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust or by judicial foreclosure. Public notice of either a trustee's sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by a trustee, if foreclosed pursuant to a trustee's power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property.
California's "one action rule" requires the lender to exhaust the security afforded under the deed of trust by foreclosure in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property. California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under
California law, once a property has been sold pursuant to a power-of-sale clause contained in a deed of trust, the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.
California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender's right to have a receiver appointed under certain circumstances.

THE MORTGAGE POOL WILL INCLUDE MATERIAL CONCENTRATIONS OF BALLOON LOANS AND
LOANS WITH ANTICIPATED REPAYMENT DATES

     Two hundred ninety-one (291) of the mortgage loans, representing approximately 95.4% of the initial mortgage pool balance (two hundred forty-four
(244) mortgage loans in loan group 1, representing approximately 94.3% of the initial loan group 1 balance, and forty-seven (47) mortgage loans in loan group
2, representing approximately 98.1% of the initial loan group 2 balance), are balloon loans that will each have a substantial

                                       63

remaining principal balance at their stated maturity dates. In addition, fourteen (14) mortgage loans, representing approximately 4.1% of the initial mortgage pool balance and approximately 5.6% of the initial loan group 1 balance, provide material incentives for the related borrower to repay the mortgage loan by an anticipated repayment date prior to maturity. The ability of a borrower to make the required balloon payment on a balloon loan at maturity, and the ability of a borrower to repay a mortgage loan on or before any related anticipated repayment date, in each case depends upon its ability either to refinance the mortgage loan or to sell the mortgaged real property. The ability of a borrower to effect a refinancing or sale will be affected by a number of factors, including--

     o    the value of the related mortgaged real property;

     o    the level of available mortgage interest rates at the time of sale or refinancing;

     o    the borrower's equity in the mortgaged real property;

     o    the financial condition and operating history of the borrower and the mortgaged real property,

     o    tax laws;

     o    prevailing general and regional economic conditions;

     o    the fair market value of the related mortgaged real property;

     o    reductions in applicable government assistance/rent subsidy programs;
          and

     o    the availability of credit for loans secured by multifamily or commercial properties, as the case may be.

     Although a mortgage loan may provide the related borrower with incentives to repay the mortgage loan by an anticipated repayment date prior to maturity, the failure of that borrower to do so will not be a default under that mortgage loan. See "Description of the Mortgage Pool--Terms and Conditions of the
Mortgage Loans" in this prospectus supplement and "Risk Factors--The Investment
Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and
Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses
May Be Highly Unpredictable" in the accompanying base prospectus.

THE MORTGAGE POOL WILL INCLUDE SOME DISPROPORTIONATELY LARGE MORTGAGE LOANS AND
GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS

     The inclusion in the mortgage pool of one or more loans that have outstanding principal balances that are substantially larger than the other mortgage loans can result in losses that are more severe, relative to the size of the mortgage pool, than would be the case if the total balance of the mortgage pool were distributed more evenly. In this regard:

     o    The largest mortgage loan or group of cross-collateralized mortgage loans to be included in the assets of the issuing entity represents approximately 18.1% of the initial mortgage pool balance. The largest mortgage loan or group of cross-collateralized mortgage loans in loan group 1 represents approximately 5.3% of the initial loan group 1 balance, and the largest mortgage loan in loan group 2 represents approximately 66.4% of the initial loan group 2 balance.

     o    The five (5) largest mortgage loans and groups of cross-collateralized mortgage loans to be included in the assets of the issuing entity represent approximately 28.5% of the initial mortgage pool balance.
          The five (5) largest mortgage loans and groups of cross-collateralized mortgage loans in loan group 1 represent approximately 16.4% of the initial loan group 1 balance, and the five (5) largest mortgage loans and groups of cross-collateralized mortgage loans in loan group 2 represent approximately 76.5% of the initial loan group 2 balance.

     o    The ten (10) largest mortgage loans and groups of cross-collateralized mortgage loans to be included in the assets of the issuing entity represent approximately 35.3% of the initial mortgage

                                       64

          pool balance. The ten (10) largest mortgage loans and groups of cross-collateralized mortgage loans in loan group 1 represent approximately 25.2% of the initial loan group 1 balance, and the ten
          (10) largest mortgage loans and groups of cross-collateralized mortgage loans in loan group 2 represent approximately 83.4% of the initial loan group 2 balance.

     See "Description of the Mortgage Pool--General," "--Cross-Collateralized
and Cross-Defaulted Mortgage Loans, Multi-Property Mortgage Loans and Mortgage
Loans with Affiliated Borrowers" and "--Significant Mortgage Loans" in this prospectus supplement and "Risk Factors--Loan Concentration Within a Trust
Exposes Investors to Greater Risk of Default and Loss" in the accompanying base prospectus.

TWO OF THE MORTGAGE LOANS THAT WE INTEND TO INCLUDE IN THE ISSUING ENTITY ARE
BEING SERVICED AND ADMINISTERED PURSUANT TO THE SERVICING ARRANGEMENTS FOR
DIFFERENT SECURITIZATIONS; THEREFORE, THE SERIES 2007-5 CERTIFICATEHOLDERS WILL
HAVE LIMITED ABILITY TO CONTROL THE SERVICING OF THOSE MORTGAGE LOANS

     The mortgage loans identified on Annex A-1 to this prospectus supplement as
Peter Cooper Village and Stuyvesant Town and FRIS Chicken are each secured on a pari passu basis with one or more other mortgage loans pursuant to a single mortgage instrument encumbering the Peter Cooper Village and Stuyvesant Town mortgaged real property or FRIS Chicken mortgaged real property, as the case may
be. In addition, the FRIS Chicken mortgage loan is also secured by a related
B-note. These other mortgage loans will not be included in the assets of ML-CFC
Commercial Mortgage Trust 2007-5. One of the other pari passu mortgage loans secured by the Peter Cooper Village and Stuyvesant Town mortgaged real property will be separately securitized in the Wachovia Bank Commercial Mortgage Trust,
Commercial Mortgage Pass-Through Certificates, Series 2007-C30 commercial mortgage securitization, and the other pari passu mortgage loan secured by the
FRIS Chicken mortgaged real property has been separately securitized in the
Morgan Stanley Capital I Inc, Commercial Mortgage Pass-Through Certificates,
Series 2005-HQ6 commercial mortgage securitization. Intercreditor agreements govern the relationship between the holders of the two Peter Cooper Village and
Stuyvesant Town mortgage loans and the holders of the three FRIS Chicken mortgage loans and generally provide that all of those mortgage loans, in the case of the Peter Cooper Village and Stuyvesant Town mortgage loans, will be serviced and administered pursuant to the Wachovia 2007-C30 pooling and servicing agreement (the governing document for the Wachovia 2007-C30 securitization), and in the case of the FRIS Chicken mortgage loans, will be serviced and administered pursuant to the MSCI 2005-HQ6 pooling and servicing agreement (the governing document for the MSCI 2005-HQ6 securitization) upon the closing of each commercial mortgage securitization. Neither the series 2007-5 certificateholders nor the trustee on their behalf will have any right, title or interest in or to, or any other claim to any asset of the Wachovia 2007-C30 securitization or MSCI 2005-HQ6 securitization issuing entity, including as security for or in satisfaction of any claim it might have arising from the performance or failure of performance by any party under the Wachovia 2007-C30 pooling and servicing agreement or the MSCI 2005-HQ6 pooling and servicing agreement, except as related to the ML-CFC Commercial Mortgage Trust 2007-5 rights to receive payments of principal and interest on the Peter Cooper Village and Stuyvesant Town mortgage loan or FRIS Chicken mortgage loan, as the case may be, included in the ML-CFC Commercial Mortgage Trust 2007-5 and certain rights to payments of servicing fees and to reimbursement for advances and rights to servicing reports. However, the ML-CFC Commercial Mortgage Trust 2007-5, as the
holder of the Peter Cooper Village and Stuyvesant Town mortgage loan, will be a third party beneficiary of the Wachovia 2007-C30 pooling and servicing agreement, and, as the holder of the FRIS Chicken mortgage loan, will be a third party beneficiary of the MSCI 2005-HQ6 pooling and servicing agreement.
Furthermore, the master servicer, the special servicer and trustee under the series 2007-5 pooling and servicing agreement may not independently exercise remedies following a default with respect to the Peter Cooper Village and
Stuyvesant Town mortgage loan or FRIS Chicken mortgage loan. The series 2007-5 controlling class representative will be entitled to consult with the master servicer and special servicer under the Wachovia 2007-C30 pooling and servicing agreement and MSCI 2005-HQ6 pooling and servicing agreement regarding servicing actions proposed to be taken in respect of the Peter Cooper Village and
Stuyvesant Town loan combination or FRIS Chicken loan combination, as the case may be. The master servicer and special servicer under the Wachovia 2007-C30 pooling and serving agreement are required to service the Peter Cooper Village and Stuyvesant Town loan group in accordance with the servicing standard set forth in the Wachovia 2007-C30 pooling and servicing agreement on behalf of the
Wachovia 2007-C30 securitization certificateholders, the series 2007-5 certificateholders and the holders of the other portions of the Peter Cooper
Village and Stuyvesant Town loan combination, as a collective whole. The master servicer and special servicer under the MSCI 2005-HQ6 pooling and serving agreement are required to service the FRIS Chicken loan combination in accordance with the servicing standard set

                                       65

forth in the MSCI 2005-HQ6 pooling and servicing agreement on behalf of the MSCI
2005-HQ6 certificateholders, the series 2007-5 certificateholders and the holders of the other portions of the FRIS Chicken loan combination, as a collective whole.

THE EXERCISE OF CERTAIN RIGHTS AND POWERS BY THE HOLDER OF A PARI PASSU
COMPANION LOAN THAT IS PART OF A LOAN COMBINATION WITH A MORTGAGE LOAN INCLUDED
IN THE MORTGAGE POOL MAY CONFLICT WITH YOUR INTERESTS

     Three (3) mortgage loans (loan numbers 1, 18 and 40), which are secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Peter Cooper Village and Stuyvesant Town, Fort Henry Mall and FRIS
Chicken, respectively, representing approximately 19.5% of the initial mortgage pool balance in the aggregate (in the case of Peter Cooper Village and
Stuyvesant Town, approximately 66.4% of the initial loan group 2 balance, in the case of Fort Henry Mall, approximately 1.2% of the initial loan group 1 balance and, in the case of FRIS Chicken, approximately 0.8% of the initial loan group 1 balance), are each part of a group of loans (or, with respect to the Fort Henry
Mall Loan Combination, will be part of a group of loans upon any future advance), that we refer to as a loan combination that are made to the same borrower and secured by a single mortgage instrument on the same mortgaged real property. In the case of Peter Cooper Village and Stuyvesant Town and FRIS
Chicken, the other loans in the loan combination and, in the case of Fort Henry
Mall, the other loan in the loan combination (upon funding), will not be included as assets of the issuing entity.

     With respect to the Peter Cooper Village and Stuyvesant Town loan combination, as described under "Description of the Mortgage Pool--The Loan
Combinations" in this prospectus supplement, the controlling class representative of the Wachovia 2007-C30 securitization will have the right, in lieu of the controlling class representative of the 2007-5 securitization, to direct and advise the master servicer and the special servicer under the
Wachovia 2007-C30 pooling and servicing agreement on various servicing matters with respect to the mortgage loans in the related loan combination and the related mortgaged real property.

     With respect to the FRIS Chicken loan combination, as described under
"Description of the Mortgage Pool--The Loan Combinations" in this prospectus supplement, the holder of the related B-Note will have the right, in lieu of the controlling class representative of the 2007-5 securitization, to direct and advise the master servicer and the special servicer under the MSCI 2005-HQ6 pooling and servicing agreement on various servicing matters with respect to the mortgage loans in the related loan combination and the related mortgaged real property.

     In connection with exercising any of the foregoing rights, the holder of a
A-note non-trust loan or B-note non-trust loan may have interests that conflict with your interests.

     See "Description of the Mortgage Pool-- The Loan Combinations" in this prospectus supplement.

THE EXERCISE OF CERTAIN RIGHTS AND POWERS BY THE HOLDER OF A SUBORDINATE
COMPANION LOAN THAT IS PART OF A LOAN COMBINATION WITH A MORTGAGE LOAN INCLUDED
IN THE MORTGAGE POOL MAY CONFLICT WITH YOUR INTERESTS

     Three (3) mortgage loans (loan number 40, 93 and 101), which are secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as FRIS Chicken, Detroit Riverview Medical Complex and St. Luke's
Cornwall Medical Complex, respectively (representing approximately 1.1% of the initial mortgage pool balance and approximately 1.5% of the initial loan group 1 balance), are each a group of loans, that we refer to as a loan combination, made to the same borrower and that are secured by a single mortgage instrument on the same mortgaged real property. The other loans in this loan combination will not be included as assets of the issuing entity.

     As described under "Description of the Mortgage Pool--The Loan
Combinations" in this prospectus supplement, the holders of the loans making up the FRIS Chicken loan combination have entered into an intercreditor arrangement, which include provisions to the following effect--

     o    the holder of the related B-note non-trust loan (in each case, for so long as the related B-Note non-trust loan has an outstanding principal balance, as deemed reduced by any appraisal reduction amount with respect to the related loan combination allocable thereto, that is generally equal to or greater than 25%, as applicable depending on the related loan combination involved, of its original or outstanding principal balance, without taking into account any appraisal reduction amount or a

                                       66

          designee thereof, will have the right, in lieu of the controlling class representative, to direct and advise the applicable master servicer and the special servicer on various servicing matters with respect to the mortgage loans in the related loan combinations to which they relate and the related mortgaged real properties;

     o    if certain specified uncured events of default have occurred and are continuing with respect to the related mortgage loan that will be included in the assets of the issuing entity, the holder of the related B-note non-trust loan has the right, within 45 days of receiving written notice of such default, to purchase the related mortgage loan that will be included in the assets of the issuing entity at the purchase price set forth in the related intercreditor agreement; and

     o    the holder of the related B-note non-trust loan has cure rights with respect to the related mortgage loan that will be included in the assets of the issuing entity.

     In connection with exercising any of the foregoing rights, the holder of
FRIS Chicken B-note non-trust loan may have interests that conflict with your interests.

     The holders of the Detroit Riverview Medical Complex B-note non-trust loan and the St. Luke's Cornwall Medical Complex B-note non-trust loan will not have any voting, consent or other rights with respect to the servicing of such loan combinations.

     See "Description of the Mortgage Pool-- The Loan Combinations" in this prospectus supplement.

ONE OF THE PARI PASSU LOANS THAT IS PART OF A LOAN COMBINATION INCLUDES A FUTURE
ADVANCE OBLIGATION THAT WILL NOT BE AN OBLIGATION OF THE TRUST

     One (1) mortgage loan (loan number 18), which is secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Fort
Henry Mall, (representing approximately 0.9% of the initial mortgage pool balance and approximately 1.2% of the initial loan group 1 balance), includes an obligation held by Merrill Lynch Mortgage Lending, Inc. (which may be sold or transferred at any time) to make three or fewer future advances on or before
January 8, 2009, up to the aggregate amount of $5,100,000, upon certain conditions set forth in the loan documents. Upon each future funding, the borrower will issue the holder of the future funding obligation a promissory note that will be pari passu in right of payment to the mortgage loan that will be deposited into the trust. After a future funding, the mortgage loan will be one of a group of loans that we refer to as a loan combination, made to the same borrower and that are secured by a single mortgage instrument on the same mortgaged real property. The right to repayment of such future advance, with interest, will be retained by the holder of the future funding obligation and will not be transferred to the trust. Although such holder of the non-trust loan has agreed for the benefit of the trust that it will satisfy its future advance obligations and the related borrower has acknowledged in writing that it will not have any right of offset or other claim against the trust in connection with the future advance, nevertheless if the holder of the non-trust loan fails to make such advance, the related borrower may default under its obligations under the related loan combination, which will impact the related trust mortgage loan.
The holder of the non-trust loan will also have the right to determine in its sole discretion whether the conditions to future advances have been satisfied and may have the right to waive the failure of the related borrower to satisfy certain of those conditions, subject to specified materiality conditions and/or the consent of the applicable master servicer. The failure of the holder of the non-trust loan to make any future advance could effectively prevent the related borrower from making improvements to or entering into leases for the related mortgaged real property that are necessary to achieve the stabilized cash flow required for such loan combination to achieve stabilization and therefore to refinance the loan combination upon maturity.

     See "Description of the Mortgage Pool-- The Loan Combinations" in this prospectus supplement.

THE MORTGAGE POOL WILL INCLUDE LEASEHOLD MORTGAGE LOANS AND LENDING ON A
LEASEHOLD INTEREST IN REAL PROPERTY IS RISKIER THAN LENDING ON THE FEE INTEREST
IN THAT PROPERTY

     In the case of thirty (30) mortgaged real properties representing approximately 15.8% of the initial mortgage pool balance and approximately 21.4%
of the initial loan group 1 balance, and approximately 1.0% of the initial loan group 2 balance, the related mortgage constitutes a lien on the related borrower's leasehold interest, but

                                       67

not on the corresponding fee interest, in all or a material portion of the related mortgaged real property, which leasehold interest is subject to a ground lease. Because of possible termination of the related ground lease, lending on a leasehold interest in a real property is riskier than lending on an actual fee interest in that property notwithstanding the fact that a lender, such as the trustee on behalf of the issuing entity, generally will have the right to cure defaults under the related ground lease. In addition, the terms of certain ground leases may require that insurance proceeds or condemnation awards be applied to restore the property or be paid, in whole or in part, to the ground lessor rather than be applied against the outstanding principal balance of the related mortgage loan. Finally, there can be no assurance that any of the ground leases securing a mortgage loan contain all of the provisions, including a lender's right to obtain a new lease if the current ground lease is rejected in bankruptcy that a lender may consider necessary or desirable to protect its interest as a lender with respect to a leasehold mortgage loan. See "Description of the Mortgage Pool--Additional Loan and Property Information--Ground Leases"
in this prospectus supplement. See also "Risk Factors--Lending on Ground Leases
Creates Risks for Lenders that Are Not Present When Lending on an Actual
Ownership Interest in a Real Property" and "Legal Aspects of Mortgage
Loans--Foreclosure--Leasehold Considerations" in the accompanying base prospectus.

SOME OF THE MORTGAGED REAL PROPERTIES ARE LEGAL NONCONFORMING USES OR LEGAL
NONCONFORMING STRUCTURES

     Some of the mortgaged real properties are secured by a mortgage lien on a real property that is a legal nonconforming use or a legal nonconforming structure. This may impair the ability of the borrower to restore the improvements on a mortgaged real property to its current form or use following a major casualty.

     Certain of the mortgaged real properties that do not conform to current zoning laws may not be legal non-conforming uses or legal non-conforming structures. The failure of a mortgaged real property to comply with zoning laws or to be a legal non-conforming use or legal non-conforming structure may adversely affect market value of the mortgaged real property or the borrower's ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities.

     In addition, certain of the mortgaged real properties may be subject to certain use restrictions imposed pursuant to reciprocal easement agreements, operating agreements or historical landmark designations. Use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers' rights to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged real property on favorable terms, thereby adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan. See "Description of the
Mortgage Pool--Additional Loan and Property Information--Zoning and Building
Code Compliance" in this prospectus supplement and "Risk Factors--Changes in
Zoning Laws May Adversely Affect the Use or Value of a Real Property" in the
accompanying base prospectus.

A BORROWER'S OTHER LOANS MAY REDUCE THE CASH FLOW AVAILABLE TO THE MORTGAGED
REAL PROPERTY WHICH MAY ADVERSELY AFFECT PAYMENT ON YOUR CERTIFICATES; MEZZANINE
FINANCING REDUCES A PRINCIPAL'S EQUITY IN, AND THEREFORE ITS INCENTIVE TO
SUPPORT, A MORTGAGED REAL PROPERTY

     Twelve (12) mortgage loans, which represent approximately 25.7% of the initial mortgage pool balance, approximately 9.5% of the initial loan group 1 balance and approximately 68.9% of the initial loan group 2 balance, are each, individually or together with one or more other loans that will not be included in the assets of the issuing entity, senior loans in multiple loan structures that we refer to as loan combinations. The other loans will not be included in the trust but are secured in each case by the same mortgage instrument on the same mortgaged real property that secures the related trust mortgage loan. See
"Description of the Mortgage Pool--The Loan Combinations" and "Description of
the Mortgage Pool--Additional Loan and Property Information--Additional and
Other Financing" in this prospectus supplement.

     In the case of seven (7) mortgage loans (loan number 1, 18, 109, 125, 199,
257 and 259) representing approximately 19.6% of the initial mortgage pool balance (five (5) mortgage loans in loan group 1, representing approximately
2.0% of the initial loan group 1 balance, and two (2) mortgage loans in loan group 2, representing approximately 66.5% of the initial loan group 2 balance), the related borrower has incurred or is permitted to incur in the future additional debt that is secured by the related mortgaged real property as identified under "Description

                                       68

of the Mortgage Pool--Additional Loan and Property Information--Additional and
Other Financing" in this prospectus supplement.

     Except as indicated above, the mortgage loans do not permit the related borrowers to enter into additional subordinate or other financing that is secured by their mortgaged real properties without the lender's consent.

     In the case of thirty (30) of the mortgage loans, representing approximately 30.4% of the initial mortgage pool balance (twenty-seven (27)
mortgage loans in loan group 1, representing approximately 16.0% of the initial loan group 1 balance, and three (3) mortgage loans in loan group 2, representing approximately 68.9% of the initial loan group 2 balance), as identified under
"Description of the Mortgage Pool--Additional Loan and Property
Information--Additional and Other Financing" in this prospectus supplement, direct and indirect equity owners of the related borrower have pledged, or are permitted in the future to pledge, their respective equity interests to secure financing generally referred to as mezzanine debt. Holders of mezzanine debt may have the right to purchase the related borrower's mortgage loan from the issuing entity if certain defaults on the mortgage loan occur and, in some cases, may have the right to cure certain defaults occurring on the related mortgage loan.

     Under certain of the mortgage loans, the borrower has incurred or is permitted to incur additional financing that is not secured by the mortgaged real property. In addition, borrowers that have not agreed to certain special purpose covenants in the related loan documents are not generally prohibited from incurring additional debt. Such additional debt may be secured by other property owned by those borrowers. Also, certain of these borrowers may have already incurred additional debt. In addition, the owners of such borrowers generally are not prohibited from incurring mezzanine debt secured by pledges of their equity interests in those borrowers.

     The mortgage loans generally do not prohibit the related borrower from incurring other obligations in the ordinary course of business relating to the mortgaged real property, including, but not limited to, trade payables, or from incurring indebtedness secured by equipment or other personal property located at or used in connection with the operation of the mortgaged real property.

     We make no representation with respect to the mortgage loans as to whether any other subordinate financing currently encumbers any mortgaged real property, whether any borrower has incurred material unsecured debt or whether a third party holds debt secured by a pledge of an equity interest in a related borrower.

     Debt that is incurred by an equity owner of a borrower and is the subject of a guaranty of such borrower or is secured by a pledge of the equity ownership interests in such borrower effectively reduces the equity owners' economic stake in the related mortgaged real property. While the mezzanine lender has no security interest in or rights to the related mortgaged real property, a default under the mezzanine loan could cause a change in control of the related borrower. The existence of such debt may reduce cash flow on the related borrower's mortgaged real property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged real property to suffer by not making capital infusions to support the mortgaged real property.

     When a mortgage loan borrower, or its constituent members, also has one or more other outstanding loans, even if the loans are subordinated or are mezzanine loans not directly secured by the mortgaged real property, the issuing entity is subjected to additional risks. For example, the borrower may have difficulty servicing and repaying multiple loans. Also, the existence of another loan generally will make it more difficult for the borrower to obtain refinancing of the mortgage loan or sell the related mortgaged real property and may thus jeopardize the borrower's ability to make any balloon payment due under the mortgage loan at maturity or to repay the mortgage loan on its anticipated repayment date. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged real property. If the mortgaged real property depreciates for whatever reason, the related borrower's equity is more likely to be wiped out, thereby eliminating the related borrower's incentive to continue making payments on its mortgage loan.

     Additionally, if the borrower, or its constituent members, are obligated to another lender, actions taken by other lenders or the borrower could impair the security available to the issuing entity. If a junior lender files an involuntary bankruptcy petition against the borrower, or the borrower files a voluntary bankruptcy petition to stay enforcement by a junior lender, the issuing entity's ability to foreclose on the mortgaged real property will be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy

                                       69

case. The bankruptcy of a junior lender also may operate to stay foreclosure by the issuing entity. Further, if another loan secured by the mortgaged real property is in default, the other lender may foreclose on the mortgaged real property, absent an agreement to the contrary, thereby causing a delay in payments and/or an involuntary repayment of the mortgage loan prior to maturity.
The issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.

     In addition, in the case of those mortgage loans which require or allow letters of credit to be posted by the related borrower as additional security for the mortgage loan, in lieu of reserves or otherwise, the related borrower may be obligated to pay fees and expenses associated with the letter of credit and/or to reimburse the letter of credit issuer or others in the event of a draw upon the letter of credit by the lender.

     See "Description of the Mortgage Pool--Additional Loan and Property
Information--Additional and Other Financing" in this prospectus supplement for a discussion of additional debt with respect to the mortgaged real properties and the borrowers. See also "Risk Factors--Additional Secured Debt Increases the
Likelihood That a Borrower Will Default on a Mortgage Loan Underlying Your
Offered Certificates" in the accompanying base prospectus.

COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS MAY RESULT IN LOSSES

     A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged real property securing a mortgage loan. Examples of these laws and regulations include zoning laws and the Americans with Disabilities Act of
1990, which requires all public accommodations to meet certain federal requirements related to access and use by disabled persons. For example, not all of the mortgaged real properties securing the mortgage loans comply with the
Americans with Disabilities Act of 1990. See "Risk Factors--Compliance with the
Americans with Disabilities Act of 1990 May Be Expensive" and "Legal Aspects of
Mortgage Loans--Americans with Disabilities Act" in the accompanying base prospectus. The expenditure of such costs or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan.

     In addition, under the Federal Fair Housing Act, analogous statutes in some states and regulations and guidelines issued pursuant to those laws, any and all otherwise-available units in a multifamily apartment building must be made available to any disabled person who meets the financial criteria generally applied by the landlord, including implementing alterations and accommodations in certain circumstances. The costs of this compliance may be high and the penalties for noncompliance may be severe. Thus, these fair housing statutes, regulations and guidelines present a risk of increased operating costs to the borrowers under the mortgage loans secured by multifamily apartment buildings, which may reduce (perhaps significantly) amounts available for payment on the related mortgage loan.

MULTIPLE MORTGAGED REAL PROPERTIES ARE OWNED BY THE SAME BORROWER OR AFFILIATED
BORROWERS OR ARE OCCUPIED, IN WHOLE OR IN PART, BY THE SAME TENANT OR AFFILIATED
TENANTS

     Thirty (30) separate groups of mortgage loans, representing approximately
16.2% of the initial mortgage pool balance, are loans made to borrowers that, in the case of each of those groups, are the same or under common control.
Mortgaged real properties owned by affiliated borrowers are likely to:

     o    have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans; and

     o    have common general partners or managing members, which could increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans.

     See "Description of the Mortgage Pool--Cross-Collateralized and
Cross-Defaulted Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans
with Affiliated Borrowers" in this prospectus supplement.

     In addition, there may be tenants which lease space at more than one mortgaged real property securing mortgage loans. There may also be tenants that are related to or affiliated with a borrower. See Annex A-1 to this

                                       70

prospectus supplement for a list of the three most significant tenants at each of the mortgaged real properties used for retail, office and industrial purposes.

     The bankruptcy or insolvency of, or other financial problems with respect to, any borrower or tenant that is, directly or through affiliation, associated with two or more of the mortgaged real properties could have an adverse effect on all of those properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans.
See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan
Depends upon the Performance and Value of the Underlying Real Property, Which
May Decline Over Time, and the Related Borrower's Ability to Refinance the
Property, of Which There Is No Assurance," "--Borrower Concentration Within a
Trust Exposes Investors to Greater Risk of Default and Loss" and "--Borrower
Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan
Underlying Your Offered Certificates" in the accompanying base prospectus.

THE MORTGAGE LOANS HAVE NOT BEEN REUNDERWRITTEN BY US

     We have not reunderwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the mortgage loan sellers' respective obligations to repurchase, cure or substitute a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by representations or warranties given by the mortgage loan sellers.
In addition, we cannot assure you that the mortgage loan sellers will be able to repurchase or substitute a mortgage loan if a representation or warranty has been breached. See "Description of the Mortgage Pool--Representations and
Warranties" and "--Repurchases and Substitutions" in this prospectus supplement.

ASSUMPTIONS MADE IN DETERMINING UNDERWRITTEN NET CASH FLOW MAY PROVE TO BE
INAPPROPRIATE

     As described under "Glossary" in this prospectus supplement, underwritten net cash flow means cash flow as adjusted based on a number of assumptions used by the mortgage loan sellers. No representation is made that the underwritten net cash flow set forth in this prospectus supplement as of the cut-off date or any other date is predictive of future net cash flows. In certain cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. Each originator of commercial mortgage loans has its own underwriting criteria and no assurance can be given that adjustments or calculations made by one originator would be made by other lenders. Each investor should review the assumptions discussed in this prospectus supplement and make its own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

     In addition, net cash flow reflects calculations and assumptions used by the mortgage loan sellers and should not be used as a substitute for, and may vary (perhaps substantially) from, cash flow as determined in accordance with
GAAP as a measure of the results of a mortgaged real property's operation or for cash flow from operating activities determined in accordance with GAAP as a measure of liquidity.

     The debt service coverage ratios set forth in this prospectus supplement for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents. See "Glossary" for a discussion of the assumptions used in determining net cash flow. The underwriters express no opinion as to the accuracy of the determination of, or the appropriateness or reasonableness of the assumptions used in determining, net cash flow.

     In the case of one (1) mortgage loan (loan number 1), which is secured by the mortgaged real property identified on Annex A-1 as Peter Cooper Village and
Stuyvesant Town, representing approximately 18.1% of the initial mortgage pool balance and approximately 66.4% of the initial loan group 2 balance, the debt service coverage ratio set forth in this prospectus supplement was calculated using the underwritten cash flow for 2011 derived based on an assumed annual rate of conversion of units from rent-stabilized units to deregulated units.
There can be no assurance that conversion of units from rent-stabilized unit to deregulated units will occur at the mortgaged real

                                       71

property at the assumed rate. Conversion of units from rent-stabilized units to deregulated units at a rate lower than the assumed rate would have a negative impact on the debt service coverage ratio. Moreover, certain tenants at the mortgaged real property have brought legal actions against the borrower, among others, seeking, among other things, a declaration that certain deregulated units at the mortgaged real property remain subject to rent-stabilization. See
"Risk Factors-Litigation or Other Legal Proceedings May Have Adverse Effects on
Borrowers." The debt service coverage ratio for the mortgaged real property calculated based on the net operating income for year 2006 is 0.58x. A general reserve of $590,000,000 was established at origination of the mortgage loan,
$400,000,000 of which can be used for debt service on the mortgage loan and the related mezzanine loans. See "Description of the Ten Largest Mortgage Loans or
Groups of Cross-Collateralized Mortgage Loans-Peter Cooper Village and
Stuyvesant Town" attached hereto as Annex C.

SOME MORTGAGED REAL PROPERTIES MAY NOT BE READILY CONVERTIBLE TO ALTERNATIVE
USES

     Some of the mortgaged real properties securing the mortgage loans may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. For example, any vacant theater space would not easily be converted to other uses due to the unique construction requirements of theaters. Converting commercial properties to alternate uses generally requires substantial capital expenditures. The liquidation value of any such mortgaged real property consequently may be substantially less than would be the case if the property were readily adaptable to other uses. See "--Industrial Facilities are Subject to Unique Risks Which May Reduce Payments on Your Certificates,"
"--Self Storage Facilities are Subject to Unique Risks Which May Reduce Payments
on Your Certificates" and "--Manufactured Housing Community Properties, Mobile
Home Parks and Recreational Vehicle Parks are Subject to Unique Risks Which May
Reduce Payments on Your Certificates" above.

LENDING ON INCOME-PRODUCING REAL PROPERTIES ENTAILS ENVIRONMENTAL RISKS

     The issuing entity could become liable for a material adverse environmental condition at one of the mortgaged real properties securing the mortgage loans.
Any potential environmental liability could reduce or delay payments on the offered certificates.

     If an adverse environmental condition exists with respect to a mortgaged real property securing a mortgage loan, the issuing entity will be subject to certain risks including the following:

     o    a reduction in the value of such mortgaged real property which may make it impractical or imprudent to foreclose against such mortgaged real property;

     o    the potential that the related borrower may default on the related mortgage loan due to such borrower's inability to pay high remediation costs or difficulty in bringing its operations into compliance with environmental laws;

     o    liability for clean-up costs or other remedial actions, which could exceed the value of such mortgaged real property or the unpaid balance of the related mortgage loan; and

     o    the inability to sell the related mortgage loan in the secondary market or to lease such mortgaged real property to potential tenants.

     A third-party consultant conducted an environmental site assessment, or updated a previously conducted assessment (which update may have been pursuant to a database update), with respect to all of the mortgaged real properties for the mortgage loans. Generally, if any assessment or update revealed a material adverse environmental condition or circumstance at any mortgaged real property and the consultant recommended action, then, depending on the nature of the condition or circumstance, one of the actions identified in this prospectus supplement under "Description of the Mortgage Pool--Assessments of Property
Condition--Environmental Assessments" was taken. See "Description of the
Mortgage Pool--Assessments of Property Condition--Environmental Assessments" for
further information regarding these environmental site assessments and the resulting environmental reports, including information regarding the periods during which these environmental reports were prepared.

                                       72

     In the case of one (1) mortgage loan (loan number 1), which is secured by the mortgaged real property identified on Annex A-1 as Peter Cooper Village and
Stuyvesant Town, representing approximately 18.1% of the initial mortgage pool balance and approximately 66.4% of the initial loan group 2 balance, the Phase I environmental assessment conducted with respect to the mortgaged real property noted that Consolidated Edison of New York, Inc. ("Con Edison") had owned and operated Manufactured Gas Plant ("MGP") facilities (primarily gas holder stations) at the mortgaged real property from 1853 through 1944 and that investigations conducted by Con Edison from 2003 through 2006, pursuant to a
Voluntary Cleanup Agreement ("Voluntary Cleanup Agreement") it entered into in
2002 with the New York State Department of Environmental Conservation ("NYSDEC")
and the previous property owner, found soil and groundwater contamination at certain of the previous MGP sites marked by concentrations of some volatile organic compounds and semi-volatile organic compounds, arsenic, lead and cyanide above the acceptable levels set by NYSDEC. Some studies also reveal possible impact on air quality at the mortgaged real property. Con Edison is the responsible party identified by the Environmental Protection Agency and NYSDEC with respect to such contamination, and under the Voluntary Cleanup Agreement,
Con Edison has agreed to fund the investigation and, if necessary, the remediation of MGP-related environmental impacts at the former gas holder locations at the mortgaged real property. A remedial action plan is expected in mid to late 2007. The related borrower, nonetheless, has procured Environmental
Impairment Liability insurance in an amount of not less than $50 million with the lender named as insureds under the policy. The insurer under the policy is
Indian Harbor Insurance Co. (rated "A+" by S&P and "A+/XV" by A.M. Best).

     In addition, the Phase I assessment noted that a previous Phase I assessment had identified the presence of chlorinated solvents above NYSDEC standards in the groundwater near the location of a dry cleaning facility at the mortgaged real property. According to the Phase I assessment, however, any proposed groundwater remediation systems installed at the mortgaged real property to address the contamination from the prior site usage by Con Edison would also likely capture groundwater contamination from the dry cleaning facility, and thus no other specific action would be required.

     In some cases, the identified condition related to the presence of asbestos-containing materials, lead-based paint, mold and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related loan documents generally require, the establishment of an operation and maintenance plan to address the issue or, in some cases involving asbestos-containing materials, lead-based paint, mold and/or radon, an abatement or removal program.

     We cannot assure you that the environmental assessments identified all environmental conditions and risks, that the related borrowers will implement all recommended operations and maintenance plans, that such plans will adequately remediate the environmental condition, or that any environmental indemnity, insurance or escrow will fully cover all potential environmental issues. In addition, the environmental condition of the mortgaged real properties could be adversely affected by tenants or by the condition of land or operations in the vicinity of the properties, such as underground storage tanks.

     See "Description of the Mortgage Pool--Assessments of Property
Condition--Environmental Assessments." Also see "Risk Factors--Environmental
Liabilities Will Adversely Affect the Value and Operation of the Contaminated
Property and May Deter a Lender from Foreclosing" and "Legal Aspects of Mortgage
Loans--Environmental Considerations" in the accompanying base prospectus.

LENDING ON INCOME-PRODUCING PROPERTIES ENTAILS RISKS RELATED TO PROPERTY
CONDITION

Licensed engineers inspected all of the mortgaged real properties that secure the mortgage loans, in connection with the originating of such mortgage loans to assess--

     o    the structure, exterior walls, roofing, interior construction, mechanical and electrical systems; and

     o    the general condition of the site, buildings and other improvements located at each property.

     The resulting reports may have indicated deferred maintenance items and/or recommended capital improvements on the mortgaged real properties. We, however, cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates. See "Description of the Mortgage
Pool--Assessments of Property Condition--

                                       73

Engineering Assessments" for information regarding these engineering inspections and the resulting engineering reports, including the periods during which these engineering reports were prepared. Generally, with respect to many of the mortgaged real properties for which recommended repairs, corrections or replacements were deemed material, the related borrowers were required to deposit with the lender an amount ranging from 100% to 125% of the licensed engineer's estimated cost of the recommended repairs, corrections or replacements to assure their completion. See "Risk Factors--Risks Related to the
Mortgage Loans--Reserves to Fund Capital Expenditures May Be Insufficient and
This May Adversely Affect Payments on Your Certificates" in this prospectus supplement.

INSPECTIONS AND APPRAISALS PERFORMED ON MORTGAGED REAL PROPERTIES MAY NOT
ACCURATELY REFLECT VALUE OR CONDITION OF MORTGAGED REAL PROPERTIES

     Any appraisal performed with respect to a mortgaged real property represents only the analysis and opinion of a qualified expert and is not a guarantee of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged real property under a distress or liquidation sale.
We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged real properties.
See "Description of the Mortgage Pool--Assessments of Property
Condition--Appraisals" in this prospectus supplement for a description of the appraisals that were performed with respect to the mortgaged real properties.
Any engineering reports or site inspections obtained with respect to a mortgaged real property represents only the analysis of the individual engineers or site inspectors preparing such reports at the time of such report, and may not reveal all necessary or desirable repairs, maintenance or capital improvement items.
See "Description of the Mortgage Pool--Assessments of Property
Condition--Property Inspections" and "--Engineering Assessments" in this prospectus supplement for a description of the engineering assessments and site inspections that were performed with respect to the mortgaged real properties.

LIMITATIONS ON ENFORCEABILITY OF CROSS-COLLATERALIZATION AND MULTI-BORROWER
ARRANGEMENTS; MULTI-PROPERTY MORTGAGE LOANS

     The mortgage pool will include twenty-seven (27) mortgage loans, representing approximately 26.9% of the initial mortgage pool balance
(twenty-two (22) mortgage loans in loan group 1, representing approximately
10.0% of the initial loan group 1 balance, and five (5) mortgage loans in loan group 2, representing approximately 72.1% of the initial loan group 2 balance), that may involve multiple borrowers and are, in each case, individually or through cross-collateralization with other mortgage loans, secured by two or more real properties and, in the case of cross-collateralized mortgage loans, are cross-defaulted with the mortgage loans with which they are cross-collateralized. However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, as it may have been limited to avoid or reduce mortgage recording tax. The reduced mortgage amount may equal the appraised value or allocated loan amount for the particular mortgaged real property. This would limit the extent to which proceeds from the property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans. These mortgage loans are identified in the tables contained in Annex A-1. The purpose of securing any particular mortgage loan or group of cross-collateralized mortgage loans with multiple real properties or multiple properties within a single mortgaged real property is to reduce the risk of default or ultimate loss as a result of an inability of any particular property to generate sufficient net operating income to pay debt service. However, certain of these mortgage loans, as described under
"Description of the Mortgage Pool--Cross-Collateralized and Cross-Defaulted
Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliate
Borrowers" in this prospectus supplement, entitle the related borrower(s) to obtain a release of one or more of the corresponding mortgaged real properties and/or a termination of any applicable cross-collateralization, subject, in each case, to the fulfillment of one or more specified conditions.

     Nine (9) of the mortgage loans referred to in the preceding paragraph, representing approximately 1.7% of the initial mortgage pool balance (nine (9)
mortgage loans in loan group 1, representing approximately 2.3% of the initial loan group 1 balance) are secured by deeds of trust or mortgages, as applicable, on multiple properties or

                                       74

parcels that, through cross-collateralization arrangements or otherwise, secure the obligations of multiple borrowers. Such multi-borrower arrangements could be challenged as fraudulent conveyances by creditors of any of the related borrowers or by the representative of the bankruptcy estate of any related borrower if one or more of such borrowers becomes a debtor in a bankruptcy case.
Generally, under federal and most state fraudulent conveyance statutes, a lien granted by any such borrower could be voided if a court determines that:

     o    such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital or was not able to pay its debts as they matured;
          and

     o    the borrower did not, when it allowed its mortgaged real property to be encumbered by the liens securing the indebtedness represented by the other cross-collateralized loans, receive "fair consideration" or
          "reasonably equivalent value" for pledging such mortgaged real property for the equal benefit of the other related borrowers.

     We cannot assure you that a lien granted by a borrower on a cross-collateralized loan to secure the mortgage loan of another borrower, or any payment thereon, would not be avoided as a fraudulent conveyance. See
"Description of the Mortgage Pool--Cross-Collateralized and Cross-Defaulted
Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated
Borrowers" in this prospectus supplement and Annex A-1 to this prospectus supplement for more information regarding the cross-collateralized mortgage loans. No mortgage loan is cross-collateralized with a mortgage loan not included in the assets of the issuing entity.

     Four (4) mortgage loans, representing approximately 1.0% of the initial mortgage pool balance and approximately 1.4% of the initial loan group 1 balance, are, in each case, secured by real properties located in two or more states. Foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state. Upon a default under any of these mortgage loans, it may not be possible to foreclose on the related mortgaged real properties simultaneously.

THE BORROWER'S FORM OF ENTITY MAY CAUSE SPECIAL RISKS AND/OR HINDER RECOVERY

     The borrowers under sixty-five (65) mortgage loans, representing in the aggregate approximately 2.5% of the initial mortgage pool balance (twenty-one
(21) mortgage loans in loan group 1, representing 2.3% of the initial loan group
1 balance, and thirty-four (34) mortgage loan in loan group 2, representing 3.0%
of the initial loan group 2 balance), are either individuals or are not structured to diminish the likelihood of their becoming bankrupt and some of the other borrowers so structured may not satisfy all the characteristics of special purpose entities. Further, some of the borrowing entities may have been in existence and conducting business prior to the origination of the related mortgage loan, may own other property that is not part of the collateral for the mortgage loans and, further, may not have always satisfied all the characteristics of special purpose entities even if they currently do so. The related mortgage documents and/or organizational documents of such borrowers may not contain the representations, warranties and covenants customarily made by a borrower that is a special purpose entity (such as limitations on indebtedness and affiliate transactions and restrictions on the borrower's ability to dissolve, liquidate, consolidate, merge, sell all of its assets, or amend its organizational documents). These provisions are designed to mitigate the possibility that the borrower's financial condition would be adversely impacted by factors unrelated to the related mortgaged real property and the related mortgage loan.

     Borrowers not structured as bankruptcy-remote entities may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be:

     o    operating entities with businesses distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; and

     o    individuals that have personal liabilities unrelated to the property.

     However, any borrower, even an entity structured to be bankruptcy-remote, as owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a

                                       75

borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

     With respect to those borrowers that are structured as special purposes entities, although the terms of the borrower's organizational documents and/or related loan documents require that the related borrower covenants to be a special purpose entity, in some cases those borrowers are not required to observe all covenants and conditions which typically are required in order for such an entity to be viewed under the standard rating agency criteria as a special purpose entity. For example, in many cases, the entity that is the related borrower does not have an independent director.

     Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See "Legal Aspects of Mortgage Loans--Bankruptcy
Laws" in the accompanying base prospectus.

RISKS RELATED TO REDEVELOPMENT AND RENOVATION AT THE MORTGAGED REAL PROPERTIES

     Certain of the mortgaged real properties are properties which are currently undergoing or are expected to undergo redevelopment or renovation in the future.
There can be no assurance that current or planned redevelopment or renovation will be completed, that such redevelopment or renovation will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the subject property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgage loan, which could affect the ability of the related borrower to repay the related mortgage loan.

     In the event the related borrower fails to pay the costs of work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged real property on which there are renovations may be subject to mechanic's or materialmen's liens that may be senior to the lien of the related mortgage loan.

TENANCIES IN COMMON MAY HINDER RECOVERY

     Forty-seven (47) of the mortgage loans, representing approximately 14.7% of the initial mortgage pool balance (thirty-seven (37) mortgage loans in loan group 1, representing approximately 18.4% of the initial loan group 1 balance, and ten (10) mortgage loans in loan group 2, representing approximately 4.8% of the initial loan group 2 balance), have borrowers that own the related mortgaged real properties as tenants-in-common. In addition, some of the mortgage loans may permit the related borrower to convert into a tenant-in-common structure in the future. Generally, in tenant-in-common ownership structures, each tenant-in-common owns an undivided share in the subject real property. If a tenant-in-common desires to sell its interest in the subject real property and is unable to find a buyer or otherwise desires to force a partition, the tenant-in-common has the ability to request that a court order a sale of the subject real property and distribute the proceeds to each tenant-in-common owner proportionally. To reduce the likelihood of a partition action, except as discussed in the paragraph below, each tenant-in-common borrower under the mortgage loan(s) referred to above (other than with respect to one (1) of the mortgage loans (loan number 62, representing approximately 0.4% of the initial mortgage pool balance and approximately 0.5% of the initial loan group 1 balance)) has waived its partition right). However, there can be no assurance that, if challenged, this waiver would be enforceable or that it would be enforced in a bankruptcy proceeding.

     The enforcement of remedies against tenant-in-common borrowers may be prolonged because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated. While a lender may seek to mitigate this risk after the commencement of the first bankruptcy of a tenant-in-common by commencing an involuntary proceeding against the other tenant-in-common borrowers and moving to consolidate all those cases, there can be no assurance that a bankruptcy court would consolidate those separate cases. Additionally, tenant-in-common borrowers may be permitted to transfer portions of their interests in the subject mortgaged real property to numerous additional tenant-in-common borrowers.

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     The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for these mortgage loans may be special purpose entities and some of those tenants-in-common may be individuals.

BANKRUPTCY PROCEEDINGS ENTAIL CERTAIN RISKS

     Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged real property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged real property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged real property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged real property, which would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3)
change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the special servicer on behalf of the issuing entity may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy. Under federal bankruptcy law, the lender will be stayed from enforcing a borrower's assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicers' or special servicer's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged real property or for other court authorized expenses.

     Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender. In its decision in In re 203
North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10,
2000), the United States Bankruptcy Court for the Northern District of Illinois
refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.

     As a result of the foregoing, the special servicer's recovery on behalf of the issuing entity with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

LITIGATION OR OTHER LEGAL PROCEEDINGS MAY HAVE ADVERSE EFFECTS ON BORROWERS

     From time to time, there may be legal proceedings pending or threatened against the borrowers, sponsors, managers of the mortgaged real properties and their affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers, sponsors, managers of the mortgaged real properties and their affiliates, and certain of the borrowers, sponsors, managers of the mortgaged real properties and their affiliates are subject to legal proceedings relating to the business of, or arising out of the ordinary course of business of, the borrowers, sponsors, managers of the mortgaged real properties or their affiliates. It is possible that such legal proceedings may have a material adverse effect on any borrower's ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your certificates.

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     For example, one (1) mortgage loan (loan number 1), which is secured by the mortgaged real property identified on Annex A-1 as Peter Cooper Village and
Stuyvesant Town, representing approximately 18.1% of the initial mortgage pool balance and approximately 66.4% of the initial loan group 2 balance, is the subject of litigations. On January 22, 2007, a lawsuit was commenced in New York
State Supreme Court (New York County) by four persons claiming to be current or former tenants of the mortgaged real property (the "January Action"). The plaintiffs are seeking to assert their claims as a class action on behalf of themselves and other current and former tenants of the mortgaged real property, who, the plaintiffs allege, have been and continue to be charged market-rate rents for their rental units, although they were and are legally entitled to pay considerably lower stabilized rents. The plaintiffs' complaint names as defendants, among others, the borrower and certain subsidiaries of the prior owner that were title holders to the mortgaged real property prior to its sale in November 2006. Among other things, the complaint alleges that from 1992 through the present, the owners of the mortgaged real property applied for and received from New York City approximately $24.5 million in real estate tax abatements and exemptions under a program known as the "J-51 program," and that the most recent such benefits are scheduled to expire in or about 2017 or 2018.
The complaint further alleges that, under the Rent Stabilization Law of 1969, as a condition to receiving such tax benefits, the units in the premises receiving the benefits must be rent stabilized for the period during which the premises receive the benefits, and until they may thereafter be properly deregulated. The plaintiffs seek a judicial declaration to this effect (which would have the effect of returning approximately 3,000 de-controlled units at the mortgaged real property to stabilized status), as well as money damages and attorneys'
fees for the alleged rent overcharges. The plaintiffs allege that the overcharges for the four years preceding the commencement of their lawsuit were at least $215 million. The plaintiffs also seek treble damages in the amount of three times the alleged overcharges for the two years preceding the commencement of their lawsuit, or a total of at least $320 million, or in the alternative, interest on the alleged rent overcharges during the four years preceding the commencement of their lawsuit, as well as attorneys fees. On February 14, 2007, a second lawsuit was commenced in New York State Supreme Court (New York County)
by a person claiming to be a tenant at the mortgaged real property (the
"February Action", together with the January Action, the "Actions"). The plaintiff's complaint names as defendants the same parties named in the January
Action and, as in the January Action, seeks to assert the plaintiff's claims as a class action on behalf of itself and other current and former tenants of the mortgaged real property. Although the complaint is still under review, the allegations made in the complaint appears to be substantially similar to those made in the January Action, except for an additional allegation that the defendants engaged in deceptive acts and practices in violation of the New York
General Business Law in the alleged overcharge of rents. The complaint also seeks a judicial declaration similar to that sought in the January Action as well as unspecified monetary damages.

     The related sponsor and borrower have expressed the belief that the Actions are without merit and have expressed their intent to vigorously contest the
Actions. However, as in any litigation, there can be no assurance that sponsor and borrower will prevail in either of the Actions. If the plaintiffs in either of the Actions were to prevail on behalf of themselves and the class which they seek to represent, and a court were to grant the requested judicial declaration, such a result could (i) lower certain rents in place at the mortgaged real property, thereby decreasing cash flows, and (ii) preclude borrower from carrying out a significant part of its plan to convert rent-stabilized units to market-rate units. Such a result (or any interim relief granted to the plaintiffs in either Action prior to final judgment) could adversely impact borrower's ability to make debt service payments on the mortgage loan or to refinance the mortgage loan at maturity. In addition, if any similar actions were to be successfully brought by other tenants, either on behalf of themselves or on behalf of a certified class, such actions would have a similar impact on the borrower and the mortgaged real property. The lender's underwriting of the mortgage loan was based upon the assumption that apartment units at the mortgaged real property would continue to be de-controlled throughout the term of the mortgage loan. See "--Risks Relating to Underwritten Net Cash Flow" and
"Description of the Ten Largest Mortgage Loans or Groups of Cross-Collateralized
Mortgage Loans - Stuyvesant Town and Peter Cooper Village" attached hereto as
Annex C. In addition, under applicable laws and regulations, the current owner of a property could be held liable for any rent overcharges received by a predecessor owner. An outcome favoring the plaintiffs in either Action in respect of the monetary damages for the alleged rent overcharges may further adversely impact the borrower's financial condition and its ability to meet its obligations under the mortgage loan. The borrower purchased the mortgaged real property from the previous owner on an "as-is" basis. It is unclear whether the borrower would have recourse against the previous owner for a possible judgment entered against the borrower in connection with the Actions. As in any litigation, it is not possible to predict what applications the plaintiffs in either Action may make or what remedies (including interim relief) may be sought
or

                                       78

granted or what the effect of any applications or remedies may be on the future performance of the mortgaged real property.

     Copies of the complaints filed in connection with the Actions are included in the CD-ROM attached to this prospectus supplement.

     In addition, in the case of one of the mortgage loans (loan number 3), which is secured by the mortgaged real property identified on Annex A-1 as Hotel
Gansevoort and representing approximately 2.8% of the initial mortgage pool balance and approximately 3.9% of the initial group 1 balance, affiliates of the borrower were named in a litigation in 2004 related to development fees at the mortgaged real property allegedly owed to the plaintiff. The borrower's affiliates were successful in their motion for summary judgment but the plaintiff appealed the order, and no decision has been rendered regarding this appeal. The Achenbaum Family Partnership, an indirect principal of the borrower, provided an indemnity to the lender for all legal fees incurred by lender and up to $1,500,000 in losses.

     From time to time, there may be condemnations pending or threatened against one or more of the mortgaged real properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged real property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generation from, the affected mortgaged real property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your certificates.

PRIOR BANKRUPTCIES OR OTHER PROCEEDINGS MAY BE RELEVANT TO FUTURE PERFORMANCE

     There can be no assurance that any borrower, or any principals of a borrower, have not been a party to bankruptcy proceedings, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings, in the past or that certain principals have not been equity owners in other mortgaged real properties that have been subject to foreclosure proceedings. In addition, there may be pending or threatened foreclosure proceedings or other material proceedings of the borrowers, the borrower principals and the managers of the mortgaged real properties securing the pooled mortgage loans and/or their respective affiliates.

     If a borrower or a principal of a borrower has been a party to such a proceeding or transaction in the past, we cannot also assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the Bankruptcy Code or otherwise, in the event of an action or threatened action by the mortgagee or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged real property. We cannot assure you that any foreclosure proceedings or other material proceedings will not have a material adverse effect on your investment.

     Certain of the mortgage loans, for example loan numbers 51, 77 and 152, have sponsors that have filed for bankruptcy protection in the last ten years.
In each case, the related entity or person has emerged from bankruptcy.

     From time to time, there may be condemnations pending or threatened against one or more of the mortgaged real properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged real property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generation from, the affected mortgaged real property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your certificates.

POOR PROPERTY MANAGEMENT WILL LOWER THE PERFORMANCE OF THE RELATED MORTGAGED
REAL PROPERTY

     The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is responsible for:

     o    responding to changes in the local market;

                                       79

     o    planning and implementing the rental structure;

     o    operating the property and providing building services;

     o    managing operating expenses; and

     o    assuring that maintenance and capital improvements are carried out in a timely fashion.

     Properties deriving revenues primarily from short-term sources, such as short-term or month-to-month leases or daily room rentals, are generally more management intensive than properties leased to creditworthy tenants under long-term leases. We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is the borrower or an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

MORTGAGE LOAN SELLERS MAY NOT BE ABLE TO MAKE A REQUIRED REPURCHASE OR
SUBSTITUTION OF A DEFECTIVE MORTGAGE LOAN

     Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by such mortgage loan seller to us. Neither we nor any of our affiliates (except, in certain circumstances, for Merrill Lynch Mortgage
Lending, Inc. in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a material breach of any mortgage loan seller's representations and warranties or any material document defects, if such mortgage loan seller defaults on its obligation to do so. We cannot assure you that the mortgage loan sellers will have the financial ability to effect such repurchases or substitutions. Any mortgage loan that is not repurchased or substituted and that is not a
"qualified mortgage" for a REMIC may cause the issuing entity to fail to qualify as one or more REMICs or cause the issuing entity to incur a tax. See
"Description of the Mortgage Pool--Assignment of the Mortgage Loans,"
"--Representations and Warranties" and "--Repurchases and Substitutions" in this prospectus supplement and "Description of the Governing
Documents--Representations and Warranties with Respect to Mortgage Assets" in the accompanying base prospectus.

ONE ACTION JURISDICTION MAY LIMIT THE ABILITY OF THE SPECIAL SERVICER TO
FORECLOSE ON THE MORTGAGED REAL PROPERTY

     Some states (including California) have laws that prohibit more than one judicial action to enforce a mortgage obligation, and some courts have construed the term judicial action broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the issuing entity's rights under any of the mortgage loans that include mortgaged real properties where this rule could be applicable. In the case of either a cross-collateralized and cross-defaulted mortgage loan or a multi-property mortgage loan which is secured by mortgaged real properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in the states where judicial foreclosure is the only permitted method of foreclosure. As a result, the special servicer may incur delay and expense in foreclosing on mortgaged real properties located in states affected by one action rules. See
"--Risks Related to Geographic Concentration" "--Certain State-Specific
Considerations" in this prospectus supplement. See also "Legal Aspects of
Mortgage Loans--Foreclosure--One Action and Security First Rules" in the
accompanying base prospectus.

LIMITED INFORMATION CAUSES UNCERTAINTY

     Some of the mortgage loans are loans that were made to enable the related borrower to acquire the related mortgaged real property. Accordingly, for certain of these loans limited or no historical operating information is available with respect to the related mortgaged real properties. As a result, you may find it difficult to analyze the historical performance of those properties.

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TAX CONSIDERATIONS RELATED TO FORECLOSURE

     The special servicer, on behalf of the issuing entity, may acquire one or more mortgaged real properties pursuant to a foreclosure or deed in lieu of foreclosure. The issuing entity will be able to perform construction work on a foreclosed real property only through an independent contractor (more than 90 days after acquisition), and then only if construction was at least 10% complete at the time default on the related mortgage loan became imminent. Any net income from the operation and management of any such property that is not qualifying
"rents from real property," within the meaning of section 856(d) of the Internal
Revenue Code of 1986, as amended, and any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved, will subject the issuing entity to federal (and possibly state or local) tax on such income at the highest marginal corporate tax rate (currently 35%), thereby reducing net proceeds available for distribution to certificateholders. The risk of taxation being imposed on income derived from the operation of foreclosed property is particularly present in the case of hotels and other property types that rely on business rather than rental income. The pooling and servicing agreement permits the special servicer to cause the issuing entity to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than another method of operating or net-leasing the subject mortgaged real properties. In addition, if the issuing entity were to acquire one or more mortgaged real properties pursuant to a foreclosure or deed in lieu of foreclosure, the issuing entity may in certain jurisdictions, particularly in New York or California, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders. See "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying base prospectus.

POTENTIAL CONFLICTS OF INTEREST WITH RESPECT TO PROPERTY MANAGERS, THE BORROWERS
AND THE MORTGAGE LOAN SELLERS

     Property managers and borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged real properties securing the mortgage loans because:

     o    a substantial number of the mortgaged real properties are managed by property managers affiliated with the respective borrowers;

     o    the property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged real properties; and

     o    affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including competing properties.

     Conflicts of interest may arise between the trust fund, on the one hand, and the mortgage loan sellers and their affiliates that engage in the acquisition, development, operation, financing and disposition of real estate, on the other hand. Those conflicts may arise because a mortgage loan seller and its affiliates intend to continue to actively acquire, develop, lease, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the respective mortgage loan sellers and their affiliates may acquire, sell or lease properties, or finance loans secured by properties (or by ownership interests in the related borrowers) which may include the mortgaged properties securing the pooled mortgage loans or properties that are in the same markets as those mortgaged real properties.

     Further, certain mortgage loans may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of one of the mortgage loan sellers and/or the mortgage loan sellers or their affiliates may have or have had equity investments in the borrowers or mortgaged real properties under certain of the mortgage loans. Each of the mortgage loan sellers and its affiliates have made and/or may make loans to, or equity investments in, or otherwise have business relationships with, affiliates of borrowers under the mortgage loans. For example, in the case of certain of the mortgage loans, the holder of related mezzanine debt secured by a principal's interest in the related borrower may be the related mortgage loan seller, which relationship could represent a conflict of interest.

     In the circumstances described above, the interests of those mortgage loan sellers and their affiliates may differ from, and compete with, the interest of the trust fund. Decisions made with respect to those assets may adversely affect the amount and timing of distributions on the certificates.

                                       81

THE ABSENCE OF OR INADEQUACY OF INSURANCE COVERAGE ON THE PROPERTY MAY ADVERSELY
AFFECT PAYMENTS ON YOUR CERTIFICATES

     All of the mortgage loans require the related borrower to maintain, or cause to be maintained, property insurance (which, in some cases, is provided by allowing a tenant to self-insure). However, the mortgaged real properties that secure the mortgage loans may suffer casualty losses due to risks that are not covered by insurance or for which insurance coverage is not adequate or available at commercially reasonable rates. In addition, some of those mortgaged real properties are located in California, Florida, Texas and Louisiana and in other coastal areas of certain states, which are areas that have historically been at greater risk of acts of nature, including earthquakes, hurricanes and floods. The mortgage loans generally do not require borrowers to maintain earthquake, hurricane or flood insurance and we cannot assure you that borrowers will attempt or be able to obtain adequate insurance against such risks. See
"--Impact of Recent Hurricane Activity May Adversely Affect the Performance of
Mortgage Loans" above.

     Moreover, if reconstruction or major repairs are required following a casualty, changes in laws that have occurred since the time of original construction may materially impair the borrower's ability to effect such reconstruction or major repairs or may materially increase the cost thereof.

     After the terrorist attacks of September 11, 2001, the cost of insurance coverage for acts of terrorism increased and the availability of such insurance decreased. In response to this situation, Congress enacted the Terrorism Risk
Insurance Act of 2002 (TRIA), which was amended and extended by the Terrorism
Risk Insurance Extension Act of 2005 (TRIA Extension Act), signed into law by
President Bush on December 22, 2005. The TRIA Extension Act requires that qualifying insurers offer terrorism insurance coverage in all property and casualty insurance policies on terms not materially different than terms applicable to other losses. The federal government covers 90% (85% for acts of terrorism occurring in 2007) of the losses from covered certified acts of terrorism on commercial risks in the United States only, in excess of a specified deductible amount calculated as a percentage of an affiliated insurance group's prior year premiums on commercial lines policies covering risks in the United States. This specified deductible amount is 17.5% of such premiums for losses occurring in 2006, and 20% of such premiums for losses occurring in 2007. Further, to trigger coverage under the TRIA Extension Act, the aggregate industry property and casualty insurance losses resulting from an act of terrorism must exceed $5 million prior to April 2006, $50 million from
April 2006 through December 2006, and $100 million for acts of terrorism occurring in 2007. The TRIA Extension Act now excludes coverage for commercial auto, burglary and theft, surety, professional liability and farm owners'
multiperil. The TRIA Extension Act will expire on December 31, 2007. The TRIA
Extension Act applies only to losses resulting from attacks that have been committed by individuals on behalf of a foreign person or foreign interest, and does not cover acts of purely domestic terrorism. Further, any such attack must be certified as an "act of terrorism" by the federal government, which decision is not subject to judicial review. As a result, insurers may continue to try to exclude from coverage under their policies losses resulting from terrorist acts not covered by the TRIA Extension Act. Moreover, the TRIA Extension Act's
deductible and co-payment provisions still leave insurers with high potential exposure for terrorism-related claims. Because nothing in the TRIA Extension Act prevents an insurer from raising premium rates on policyholders to cover potential losses, or from obtaining reinsurance coverage to offset its increased liability, the cost of premiums for such terrorism insurance coverage is still expected to be high.

     We cannot assure you that all of the mortgaged real properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

     Each master servicer, with respect to each of the mortgage loans that it is servicing, including those of such mortgage loans that have become specially serviced mortgage loans, and the special servicer, with respect to mortgaged real properties acquired through foreclosure, which we refer to in this prospectus supplement as REO property, will be required to use reasonable efforts, consistent with the servicing standard under the pooling and servicing agreement, to cause each borrower to maintain for the related mortgaged real property all insurance required by the terms of the loan documents and the related mortgage in the amounts set forth therein which are to be obtained from an insurer meeting the requirements of the applicable loan documents.
Notwithstanding the foregoing, the master servicers and the special servicer will not be required to maintain, and will not be required to cause a borrower to be in default with respect to the failure of the related borrower to obtain, all-risk casualty insurance that does not contain any carve-out for terrorist or similar acts, if and only if the special servicer has

                                       82

determined in accordance with the servicing standard under the pooling and servicing agreement (and other consultation with the controlling class representative) that either--

     o    such insurance is not available at commercially reasonable rates, and such hazards are not commonly insured against by prudent owners of properties similar to the mortgaged real property and located in or around the region in which such mortgaged real property is located, or

     o    such insurance is not available at any rate.

     If the related loan documents do not expressly require insurance against acts of terrorism, but permit the lender to require such other insurance as is reasonable, the related borrower may challenge whether maintaining insurance against acts of terrorism is reasonable in light of all the circumstances, including the cost. The applicable master servicer's efforts to require such insurance may be further impeded if the originating lender did not require the subject borrower to maintain such insurance, regardless of the terms of the related loan documents.

     If a borrower is required, under the circumstances described above, to maintain insurance coverage with respect to terrorist or similar acts that was not previously maintained, the borrower may incur higher costs for insurance premiums in obtaining that coverage which would have an adverse effect on the net cash flow of the related mortgaged real property. Further, If the federal insurance back-stop program referred to above is not extended or renewed, premiums for terrorism insurance coverage will likely increase and/or the terms of such insurance may be materially amended to enlarge stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any policies contain "sunset clauses" (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance coverage upon the expiration of the federal insurance backstop program.

     Most of the mortgage loans specifically require terrorism insurance, but such insurance may be required only to the extent it can be obtained for premiums less than or equal to a "cap" amount specified in the related loan documents, only if it can be purchased at commercially reasonable rates and/or only with a deductible at a certain threshold. For example, with respect to one
(1) mortgage loan (identified as loan number 10) on Annex A-1 to this prospectus supplement, representing approximately 1.2% of the initial mortgage pool balance and approximately 1.7% of the initial group 1 loan balance, the related terrorism insurance cap is limited to 200% of the cost of the premium for the immediately preceding year's "All Risk of Physical Loss" insurance (excluding windstorm and flood insurance), and with respect to one (1) mortgage loan
(identified as loan number 2 on Annex A-1 to this prospectus supplement), representing approximately 3.8% of the initial mortgage pool balance and approximately 5.3% of the initial group 1 balance, the borrower is only required to purchase the greatest amount of terrorism insurance coverage up to a premium cap equal to 175% of the premium payable at loan origination for its "All-Risk"
and business interruption insurance policies. In addition, with respect to certain of the mortgage loans, terrorism insurance coverage is required only with respect to "certified acts of terrorism," as defined in the TRIA.
Additionally, in the case of certain mortgage loans that are secured by mortgaged real properties that are not located in or near major metropolitan areas, the terrorism insurance coverage required may be limited to acts of domestic terrorism (i.e., non-certified acts of terrorism under TRIA).

     With respect to forty-four (44) mortgage loans, representing approximately
2.8% of the initial mortgage pool balance, approximately 2.4% of the initial loan group 1 balance and approximately 4.0% of the initial loan group 2 balance, the borrower does not currently maintain insurance against terrorist acts.

     Additionally, there can be no assurance that mortgaged real properties currently covered by terrorism insurance will continue to be so covered or that the coverage is, or will remain, adequate. See "Description of the Mortgage
Pool--Additional Loan and Property Information--Hazard, Liability and Other
Insurance" in this prospectus supplement.

     IN THE EVENT THAT ANY MORTGAGED REAL PROPERTY SECURING A MORTGAGE LOAN
SUSTAINS DAMAGE AS A RESULT OF AN UNINSURED ACT OR IF THE INSURANCE POLICIES
WITH RESPECT TO THAT MORTGAGED REAL PROPERTY DO NOT ADEQUATELY COVER THE DAMAGE
SUSTAINED, SUCH DAMAGED MORTGAGED REAL PROPERTY MAY NOT GENERATE ADEQUATE CASH
FLOW TO PAY, AND/OR PROVIDE ADEQUATE COLLATERAL TO SATISFY, ALL AMOUNTS OWING
UNDER SUCH MORTGAGE LOAN,

                                       83

WHICH COULD RESULT IN A DEFAULT ON THAT MORTGAGE LOAN AND, POTENTIALLY, LOSSES
ON SOME CLASSES OF THE CERTIFICATES.

MORTGAGE ELECTRONIC REGISTRATION SYSTEMS (MERS)

     The mortgages or assignments of mortgages for some of the mortgage loans have been or may be recorded in the name of MERS, solely as nominee for the related mortgage loan seller and its successor and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS system. The recording of mortgages in the name of MERS is a new practice in the commercial mortgage lending industry. Public recording officers and others have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged real properties could result. Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the mortgage loans.

INCREASES IN REAL ESTATE TAXES DUE TO TERMINATION OF PAYMENT-IN-LIEU-OF-TAXES OR
OTHER TAX ABATEMENT ARRANGEMENTS MAY REDUCE PAYMENTS TO CERTIFICATEHOLDERS

     In the case of some of the mortgage loans, the related mortgaged real properties may be the subject of municipal payment-in-lieu-of-taxes programs or other tax abatement arrangements, whereby the related borrower pays payments in lieu of taxes that are less than what its tax payment obligations would be absent the program or pays reduced real estate taxes. These programs or arrangements may be scheduled to terminate or provide for significant tax increases prior to the maturity of the related mortgage loans or may require increased payments in the future, in each case resulting in increased payment obligations (which could be substantial) in the form of real estate taxes or increased payments in lieu of taxes, which could adversely impact the ability of the related borrowers to pay debt service on their mortgage loans.

                                       84

              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

     From time to time we use capitalized terms in this prospectus supplement.
Frequently used capitalized terms will have the respective meanings assigned to them in the glossary attached to this prospectus supplement.

                           FORWARD-LOOKING STATEMENTS

     This prospectus supplement and the accompanying base prospectus includes the words "expects," "intends," "anticipates," "estimates" and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in consumer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.
We discuss some of these risks and uncertainties under "Risk Factors" in this prospectus supplement and the accompanying base prospectus. The forward-looking statements made in this prospectus supplement are accurate as of the date stated
on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     We intend to include the 333 mortgage loans identified on Annex A-1 to this prospectus supplement in the trust. The mortgage pool consisting of those loans will have an initial mortgage pool balance of $4,425,668,580. However, the actual initial mortgage pool balance may be as much as 5.0% smaller or larger than such amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See "--Changes in Mortgage Pool Characteristics" below.

     For purposes of making distributions with respect to the class A-1, A-2,
A-2FL, A-3, A-3FL, A-SB, A-4, A-4FL and A-1A certificates, as described under
"Description of the Offered Certificates," the pool of mortgage loans will be deemed to consist of two loan groups, loan group 1 and loan group 2. Loan group
1 will consist of 259 mortgage loans, representing approximately 72.8% of the initial mortgage pool balance that are secured by the various property types that constitute collateral for those mortgage loans. Loan group 2 will consist of 74 mortgage loans, representing approximately 27.2% of the initial mortgage pool balance, that are secured by multifamily and manufactured housing community properties (representing approximately 99.8%, by balance, of all the mortgage loans secured by multifamily properties and 41.0%, by balance, of the mortgage loans secured by manufactured housing community properties). Annex A-1 to this prospectus supplement indicates the loan group designation for each mortgage loan.

     The initial mortgage pool balance will equal the total cut-off date principal balance of the mortgage loans included in the trust. The initial loan group 1 balance and the initial loan group 2 balance will equal the cut-off date principal balance of the mortgage loans in loan group 1 and loan group 2, respectively. The cut-off date principal balance of any mortgage loan is equal to its unpaid principal balance as of the cut-off date, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan is shown on Annex A-1 to this prospectus supplement. The cut-off date principal balances of all the mortgage loans in the trust range from $431,373 to $800,000,000 and the average of those cut-off date principal balances is $13,290,296; the cut-off date principal balances of the mortgage loans in loan group 1 range from $586,804 to $170,000,000, and the average of those cut-off date principal balances is $12,432,636; and the cut-off date principal balances of the mortgage loans in loan group 2 range from
$431,373 to $800,000,000, and the average of those cut-off date principal balances is $16,292,108.

                                       85

     When we refer to mortgage loans in this prospectus supplement, we are referring to the mortgage loans that we intend to include in the trust and do not, unless the context otherwise indicates, include the non-trust loans, which will not be included in the trust.

     Each of the mortgage loans is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by a promissory note and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial, multifamily and manufactured housing community mortgaged real properties. That mortgage lien will be a first priority lien, subject only to Permitted
Encumbrances.

     You should consider each of the mortgage loans to be a nonrecourse obligation of the related borrower. You should anticipate that, in the event of a payment default by the related borrower, recourse will be limited to the corresponding mortgaged real property or properties for satisfaction of that borrower's obligations. In those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the mortgage loans will be insured or guaranteed by any governmental entity or by any other person.

     We provide in this prospectus supplement a variety of information regarding the mortgage loans. When reviewing this information, please note that--

     o    all numerical information provided with respect to the mortgage loans is provided on an approximate basis;

     o    all cut-off date principal balances assume the timely receipt of the scheduled payments for each mortgage loan and that no prepayments occur prior to the cut-off date;

     o    all weighted average information provided with respect to the mortgage loans reflects a weighting of the subject mortgage loans based on their respective cut-off date principal balances; the initial mortgage pool balance will equal the total cut-off date principal balance of the entire mortgage pool, and the initial loan group 1 balance and the initial loan group 2 balance will each equal the total cut-off date principal balance of the mortgage loans in the subject loan group; we show the cut-off date principal balance for each of the mortgage loans on Annex A-1 to this prospectus supplement;

     o    if any mortgage loan does not have a fixed interest rate for the related loan term, then the interest rate used to calculate the weighted average mortgage interest rate is the initial interest rate for such loan as shown in this prospectus supplement;

     o    when information with respect to the mortgage loans is expressed as a percentage of the initial mortgage pool balance, the percentages are based upon the cut-off date principal balances of the subject mortgage loans;

     o    when information with respect to the mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans;

     o    if any mortgage loan is secured by multiple mortgaged real properties, the related cut-off date principal balance has been allocated among the individual properties based on any of (i) an individual property's appraised value as a percentage of the total appraised value of all the related mortgaged real properties, including the subject individual property, securing that mortgage loan, (ii) an individual property's underwritten net operating income as a percentage of the total underwritten net operating income of all the related mortgaged real properties, including the subject individual property, securing that mortgage loan and (iii) an allocated loan balance specified in the related loan documents;

                                       86

     o    unless specifically indicated otherwise, statistical information presented in this prospectus supplement with respect to any mortgage loan that is part of a Loan Combination excludes the related non-trust loan;

     o    statistical information regarding the mortgage loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date, which may result in the initial mortgage pool balance being as much as
          5% larger or smaller than indicated;

     o    the sum of numbers presented in any column within a table may not equal the indicated total due to rounding; and

     o    when a mortgage loan is identified by loan number, we are referring to the loan number indicated for that mortgage loan on Annex A-1 to this prospectus supplement.

SOURCE OF THE MORTGAGE LOANS

     The mortgage loans that will constitute the primary assets of the trust fund will be acquired on the date of initial issuance of the certificates by us from the mortgage loan sellers, who acquired or originated the mortgage loans.

     Merrill Lynch Mortgage Lending, Inc. originated or acquired 54 of the mortgage loans to be included in the trust fund, representing approximately
39.2% of the initial mortgage pool balance (comprised of 45 mortgage loans in loan group 1, representing approximately 24.5% of the initial loan group 1 balance, and nine (9) mortgage loans in loan group 2, representing approximately
78.6% of the initial loan group 2 balance).

     Countrywide Commercial Real Estate Finance, Inc. originated or acquired 168 of the mortgage loans to be included in the trust fund, representing approximately 31.5% of the initial mortgage pool balance (comprised of 116 mortgage loans in loan group 1, representing approximately 37.5% of the initial loan group 1 balance, and 52 mortgage loans in loan group 2, representing approximately 15.7% of the initial loan group 2 balance).

     KeyBank National Association originated or acquired 48 of the mortgage loans to be included in the trust fund, representing approximately 12.7% of the initial mortgage pool balance (comprised of 43 mortgage loans in loan group 1, representing approximately 16.4% of the initial loan group 1 balance, and 5 mortgage loans in loan group 2, representing approximately 2.8% of the initial loan group 2 balance).

     IXIS Real Estate Capital Inc. originated or acquired 32 of the mortgage loans to be included in the trust fund, representing approximately 9.1% of the initial mortgage pool balance (comprised of 29 mortgage loans in loan group 1, representing approximately 11.9% of the initial loan group 1 balance, and 3 mortgage loans in loan group 2, representing approximately 1.6% of the initial loan group 2 balance).

     Wells Fargo Bank, National Association originated or acquired 31 of the mortgage loans to be included in the trust fund, representing approximately 7.5%
of the initial mortgage pool balance (comprised of 26 mortgage loans in loan group 1, representing approximately 9.8% of the initial loan group 1 balance, and 5 mortgage loans in loan group 2, representing approximately 1.4% of the initial loan group 2 balance).

CROSS-COLLATERALIZED AND CROSS-DEFAULTED MORTGAGE LOANS, MULTI-PROPERTY MORTGAGE
LOANS, MULTI-BORROWER ARRANGEMENTS AND MORTGAGE LOANS WITH AFFILIATED BORROWERS

     The mortgage pool will include twenty-seven (27) mortgage loans, representing approximately 26.9% of the initial mortgage pool balance
(twenty-two (22) mortgage loans in loan group 1, representing approximately
10.0% of the initial loan group 1 balance and five (5) mortgage loans in loan group 2, representing approximately 72.1% of the initial loan group 2 balance), that may involve multiple borrowers and are, in each case, individually or through cross-collateralization with other mortgage loans or multiple parcels within a single mortgaged real property, secured by two or more real properties or parcels and, in the case of cross-collateralized mortgage loans, are cross-defaulted with the mortgage loans with which they are
cross-collateralized. These mortgage loans are identified in the tables contained in Annex A-1. However, the amount of the mortgage lien encumbering any

                                       87

particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, as it may have been limited to avoid or reduce mortgage recording tax. The reduced mortgage amount may equal the appraised value or allocated loan amount for the particular mortgaged real property. This would limit the extent to which proceeds from the property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

     Twenty-four (24) of the mortgage loans referred to in the prior paragraph entitle the related borrower(s) to obtain a release of one or more of the corresponding mortgaged real properties or multiple parcels within a single mortgaged real property and/or a termination of any applicable cross-collateralization and cross-default provisions, subject, in each case, to the fulfillment of one or more of the following conditions--

     o    the pay down or defeasance of the mortgage loan(s) in an amount equal to a specified percentage, which is usually 110% to 125% (but could be as low as 100% in certain cases), of the portion of the total loan amount allocated to the property or properties to be released;

     o    the satisfaction of certain criteria set forth in the related loan documents;

     o    the satisfaction of certain leasing goals or other performance tests;

     o    the satisfaction of debt service coverage and/or loan-to-value tests for the property or properties that will remain as collateral; and/or

     o    receipt by the lender of confirmation from each applicable rating agency that the action will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the offered certificates.

     The cross-collateralized mortgage loans identified on Annex A-1 as 10000
Business Blvd. and 4010 Airpark Drive permit release of the cross-collateralized mortgage loan at any time after the fourth year of the loan term, provided that
Dana Corp., the sole tenant at each mortgaged real property, has an investment grade credit rating from S&P and Moody's.

     For additional information relating to mortgaged real properties that secure an individual multi-property mortgage loan or a group of cross-collateralized mortgage loans, see Annex A-1 to this prospectus supplement.

     The table below shows each group of mortgaged real properties that:

     o    are owned by the same or affiliated borrowers; and

     o    secure in total two or more mortgage loans that are not
          cross-collateralized and that represent in the aggregate over 1.0% of the initial mortgage pool balance.

                                                  NUMBER OF STATES     AGGREGATE CUT-OFF
                                                WHERE THE PROPERTIES     DATE PRINCIPAL    % OF INITIAL MORTGAGE
GROUP              PROPERTY NAMES                  ARE LOCATED(1)           BALANCE             POOL BALANCE
-----   -------------------------------------   --------------------   -----------------   ---------------------

  1     EZ Self Storage - Pasadena                                          8,325,000               0.2%
        EZ Self Storage - Beltsville                                       11,190,000               0.3%
        EZ Self Storage - Catonsville                                       8,250,000               0.2%
        EZ Self Storage - Laurel                                            8,385,000               0.2%
        EZ Self Storage - Perring                                           8,510,000               0.2%
        EZ Storage - Chevrolet Drive                                       11,885,000               0.3%
        EZ Self Storage - Middlebrook                                       7,740,000               0.2%
        EZ Self Storage - Owings Mill                                       6,490,000               0.1%
        EZ Self Storage - South Bowie                                      11,950,000               0.3%
        EZ Self Storage - Bethesda                                         17,570,000               0.4%
        EZ Self Storage - Westminster                                       5,060,000               0.1%
        EZ Self Storage - Windsor Mill                                      4,645,000               0.1%
                                                                          -----------               ---
        TOTAL                                             1               110,000,000               2.5%
                                                                          ===========               ===
  2     Discount Drug Mart Plaza - Carrollton                               2,432,122               0.1%

                                       88

                                                  NUMBER OF STATES     AGGREGATE CUT-OFF
                                                WHERE THE PROPERTIES     DATE PRINCIPAL    % OF INITIAL MORTGAGE
GROUP              PROPERTY NAMES                  ARE LOCATED(1)           BALANCE             POOL BALANCE
-----   -------------------------------------   --------------------   -----------------   ---------------------

        Gabriel Brothers Plaza - Kent                                       3,189,668               0.1%
        Discount Drug Mart Plaza - Hudson                                   2,566,857               0.1%
        Discount Drug Mart Plaza - Westlake                                 3,335,197               0.1%
        Camp Hill Shopping Center                                          65,000,000               1.5%
                                                                           ----------               ---
        TOTAL                                             2                76,523,843               1.7%
                                                                           ==========               ===
  3     Conejo Spectrum                                                    23,437,500               0.5%
        Landmark Center Office                                             14,925,000               0.3%
        3930 Watkins                                                       11,700,000               0.3%
                                                                           ----------               ---
        TOTAL                                             3                50,062,500               1.1%
                                                                           ==========               ===

  4     1351 Washington Blvd FIXED                                         27,464,243               0.6%
        400 Columbus                                                       20,000,000               0.5%
                                                                           ----------               ---
        TOTAL                                             2                47,464,243               1.1%
                                                                           ==========               ===

----------
(1)  Total represents number of states where properties within the subject group are located.

TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Due Dates. One hundred forty-one (141) of the mortgage loans, representing approximately 27.7% of the initial mortgage pool balance, provide for monthly debt service payments to be due on the first day of each month. One hundred sixty (160) of the mortgage loans, representing approximately 63.2% of the initial mortgage pool balance, provide for monthly debt-service payments to be due on the eighth day of each month. Twenty-four (24) of the mortgage loans, representing approximately 6.6% of the initial mortgage pool balance, provide for monthly debt-service payments to be due on the fifth day of each month. One
(1) of the mortgage loans, representing approximately 0.2% of the initial mortgage pool balance, provide for monthly debt-service payments to be due on the third day of each month. Five (5) of the mortgage loans representing approximately 1.3% of the initial mortgage pool balance provide for debt service payments due on the seventh day of each month. Two (2) of the mortgage loans, representing approximately 1.1% of the initial mortgage pool balance, provide for monthly debt-service payments to be due on the eleventh day of each month.

     Mortgage Rates; Calculations of Interest. In general, except as specified in the next sentence and as described below under "--ARD Loans" and
"--Converting Loans," each of the mortgage loans bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity. One (1)
mortgage loan (loan number 107, provides that the interest rate will vary throughout the mortgage loan term as follows: a fixed interest rate of 5.59%
through November 7, 2008; a fixed interest rate of 5.64% from November 8, 2008 through November 7, 2010; a fixed interest rate of 5.69% from November 8, 2010 through November 7, 2012; a fixed interest rate of 5.79% from November 8, 2012 through November 7, 2014; and a fixed interest rate of 5.84% from November 8,
2014 through and including the mortgage loan maturity date.

     The mortgage interest rate for each of the mortgage loans is shown on Annex
A-1 to this prospectus supplement. The mortgage interest rates of the mortgage loans range from 4.9900% per annum to 7.5000% per annum and, as of the cut-off date, the weighted average of those mortgage interest rates was 5.9441% per annum. The mortgage interest rates of the mortgage loans in loan group 1 range from 4.9900% to 7.5000% per annum and, as of the cut-off date, the weighted average of those mortgage interest rates was 5.8472% per annum. The mortgage interest rates of the mortgage loans in loan group 2 range from 5.4500% to
7.4250% per annum and, as of the cut-off date, the weighted average of those mortgage interest rates was 6.2030% per annum.

     Except in the case of mortgage loans with anticipated repayment dates, none of the mortgage loans provides for negative amortization or for the deferral of interest.

     Three hundred thirty (330) of the mortgage loans, representing approximately 99.1% of the initial mortgage pool balance (two hundred fifty-six
(256) mortgage loans in loan group 1, representing approximately 98.8% of the

                                       89

initial loan group 1 balance, and seventy-four (74) mortgage loans in loan group
2, representing approximately 100% of the initial loan group 2 balance), will accrue interest on an Actual/360 Basis. Three (3) of the mortgage loans, representing approximately 0.9% of the initial mortgage pool balance (three (3)
mortgage loans in loan group 1, representing approximately 1.2% of the initial loan group 1 balance) will accrue interest on a 30/360 Basis.

     Amortizing Balloon Loans. One hundred twelve (112) of the mortgage loans, representing approximately 17.2% of the initial mortgage pool balance (93 mortgage loans in loan group 1, representing approximately 20.6% of the initial loan group 1 balance, and 19 mortgage loans in loan group 2, representing approximately 8.1% of the initial loan group 2 balance), are characterized by--

     o    an amortization schedule that is significantly longer than the actual term of the subject mortgage loan; and

     o    a substantial payment being due with respect to the subject mortgage loan on its stated maturity date.

     These 112 mortgage loans do not include any of the subject mortgage loans described under "--Partial Interest-Only Balloon Loans" above and
"--Interest-Only Balloon and ARD Loans" below.

     Partial Interest-Only Balloon Loans. One hundred thirty-two (132) of the mortgage loans, representing approximately 35.3% of the initial mortgage pool balance (113 mortgage loans in loan group 1, representing approximately 45.4% of the initial loan group 1 balance, and (19 mortgage loans in loan group 2, representing approximately 8.2% of the initial loan group 2 balance), provide for the payment of interest only to be due on each due date until the expiration of a designated interest-only period, and the amortization of principal commencing on the due date following the expiration of such interest-only period on the basis of an amortization schedule that is significantly longer than the remaining term to stated maturity, with a substantial payment of principal to be due on the maturity date.

     Interest-Only Balloon Loans. Forty-seven (47) of the mortgage loans, representing approximately 42.9% of the initial mortgage pool balance
(thirty-eight (38) mortgage loans in loan group 1, representing approximately
28.3% of the initial loan group 1 balance, and nine (9) mortgage loans in loan group 2, representing approximately 81.7% of the initial loan group 2 balance)
require the payment of interest only until the related maturity date and provide for the repayment of the entire principal balance on the related maturity date.

     Fully Amortizing Loans. Twenty-eight (28) of the mortgage loans, representing approximately 0.6% of the initial mortgage pool balance (one (1)
mortgage loan in loan group 1, representing approximately 0.1% of the initial loan group 1 balance, and twenty-seven (27) mortgage loans in loan group 2, representing approximately 1.9% of the initial loan group 2 balance), is characterized by--

     o    constant monthly debt service payments throughout the substantial term of the mortgage loan; and

     o    amortization schedules that are approximately equal to the actual terms of the mortgage loan.

     This fully amortizing loan has neither--

     o    an anticipated repayment date; nor

     o    the associated repayment incentives.

     ARD Loans. Fourteen (14) of the mortgage loans, representing approximately
4.1% of the initial mortgage pool balance and approximately 5.6% of the initial loan group 1 balance, are characterized by the following features:

     o    a maturity date that is more than 10 years following origination;

     o    the designation of an anticipated repayment date that is generally 5 to 10 years following origination; the anticipated repayment date for each such mortgage loan is listed on Annex A-1 to this prospectus supplement;

                                       90

     o    the ability of the related borrower to prepay the mortgage loan, without restriction, including without any obligation to pay a prepayment premium or a yield maintenance charge, at any time on or after a date that is generally one to six months prior to the related anticipated repayment date;

     o    until its anticipated repayment date, the calculation of interest at its initial mortgage interest rate;

     o    from and after its anticipated repayment date, the accrual of interest at a revised annual rate that will be in excess of its initial mortgage interest rate;

     o    the deferral of any additional interest accrued with respect to the mortgage loan from and after the related anticipated repayment date at the difference between its revised mortgage interest rate and its initial mortgage interest rate. This post-anticipated repayment date additional interest may, in some cases, compound at the new revised mortgage interest rate. Any post-anticipated repayment date additional interest accrued with respect to the mortgage loan following its anticipated repayment date will not be payable until the entire principal balance of the mortgage loan has been paid in full; and

     o    from and after its anticipated repayment date, the accelerated amortization of the mortgage loan out of any and all monthly cash flow from the corresponding mortgaged real property which remains after payment of the applicable monthly debt service payments, permitted operating expenses, capital expenditures and/or funding of any required reserves. These accelerated amortization payments and the post-anticipated repayment date additional interest are considered separate from the monthly debt service payments due with respect to the mortgage loan.

     Three (3) of the above-identified fourteen (14) ARD loans, representing approximately 1.9% of the initial mortgage pool balance and approximately 2.7%
of the initial loan group 1 balance, require the payment of interest only until the expiration of a designated period and the payment of principal following the interest only period.

     As discussed under "Ratings" in this prospectus supplement, the ratings on the respective classes of offered certificates do not represent any assessment of whether any mortgage loan having an anticipated repayment date will be paid in full by its anticipated repayment date or whether and to what extent post-anticipated repayment date additional interest will be received.

     In the case of each ARD loan, the related borrower has agreed to enter into a cash management agreement prior to the related anticipated repayment date if it has not already done so. The related borrower or the manager of the corresponding mortgaged real property will be required under the terms of that cash management agreement to deposit or cause the deposit of all revenue from that property received after the related anticipated repayment date into a designated account controlled by the lender under such mortgage loan.

     Any amount received in respect of additional interest payable on the ARD
Loans will be distributed to the holders of the class Z certificates. Generally, additional interest will not be included in the calculation of the mortgage interest rate for a mortgage loan, and will only be paid after the outstanding principal balance of the mortgage loan together with all interest thereon at the mortgage interest rate has been paid. With respect to such mortgage loans, no prepayment premiums or yield maintenance charges will be due in connection with any principal prepayment after the anticipated repayment date.

     Converting Loans. Thirty-five (35) of the mortgage loans, representing approximately 0.8% of the initial mortgage pool balance and approximately 0.2%
of the initial loan group 1 balance and approximately 2.3% of the initial loan group 2 balance, are characterized by the following features:

     o    a maturity date that is 15 years (five (5) of the mortgage loans) or
          30 years (thirty (30) of the mortgage loans) after mortgage loan origination;

     o    a fixed interest rate for the first 10 years of the mortgage loan term, followed by an adjustable interest rate period, during which period, the interest rate will adjust, based on a specified index,

                                       91

          every six months, provided that such adjusted interest rate has a floor set at the related initial fixed interest rate; and

     o    voluntary prepayment, in whole or in part (with respect to twenty (20)
          of the mortgage loans, after a lockout period, as specified in the related mortgage loan documents) with a prepayment premium percentage that reduces over time (such period, the Prepayment Premium Period);

     o    open prepayment (ranging from 61-253 months) following the Prepayment
          Premium Period.

     Any amount received in respect of additional interest (accruing at a rate in excess of the initial fixed interest rate) payable on the Converting Loans will be distributed to the holders of the class Y certificates. Generally, additional interest will not be included in the calculation of the mortgage interest rate for a mortgage loan, and will only be paid after the outstanding principal balance of the mortgage loan together with all interest thereon at the mortgage interest rate has been paid. With respect to such mortgage loans, no prepayment premiums or yield maintenance charges will be due in connection with any principal prepayment after the related open prepayment period.

     Thirty-five (35) mortgage loans, representing approximately 0.8% of the initial mortgage pool balance (five (5) mortgage loans in loan group 1, representing approximately 0.2% of the initial loan group 1 balance, and thirty
(30) loans in loan group 2, representing approximately 2.3% of the initial loan group 2 balance), convert from a fixed rate loan to a floating rate loan commencing ten years after the first payment date for the related mortgage loan.
These mortgage loans provide that during the floating rate period the interest rate must be at least as high as the related fixed interest rate specified in this prospectus supplement.

     Twenty-seven (27) of the 35 converting loans listed above, representing approximately 0.5% of the initial mortgage pool balance and approximately 1.9%
of the initial loan group 2 balance, are fully-amortizing loans, as described above.

     Six (6) of the 35 converting loans listed above, representing approximately
0.1% of the initial mortgage pool balance five (5) mortgage loans in loan group
1, representing approximately 0.2% of the initial loan group 1 balance, and one
(1) loan in loan group 2, representing approximately 0.1% of the initial loan group 2 balance), are amortizing balloon loans, as described above.

     Two (2) of the 35 converting loans listed above, representing approximately
0.1% of the initial mortgage pool balance and approximately 0.3% of the initial loan group 2 balance, are interest-only balloon loans, as described above.

     Recasting of Amortization Schedules. Some of the mortgage loans provide for a recast of the amortization schedule and an adjustment of the monthly debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds, or in certain cases, upon a partial prepayment, to pay the related unpaid principal balance.

     Voluntary Prepayment Provisions. In general (except as described below under "--Prepayment Lock-out Periods"), at origination, the mortgage loans provided for a prepayment lock-out period, during which voluntary principal prepayments were prohibited, followed by:

     o    a prepayment consideration period during which voluntary prepayments must be accompanied by prepayment consideration, followed by an open prepayment period, during which voluntary principal prepayments may be made without any prepayment consideration; or

     o    an open prepayment period, during which voluntary principal prepayments may be made without any prepayment consideration.

     All of the mortgage loans permit voluntary prepayment without payment of a yield maintenance charge or prepayment premium at any time during the final one to 253 payment periods prior to the stated maturity date or anticipated repayment date. Additionally, none of the mortgage loans with anticipated repayment dates requires a yield maintenance charge after the anticipated repayment date.

                                       92

     The prepayment terms of each of the mortgage loans are more particularly described in Annex A-1 to this prospectus supplement.

     As described below under "--Defeasance Loans," most of the mortgage loans will permit the related borrower to obtain a full or partial release of the corresponding mortgaged real property from the related mortgage lien by delivering U.S. government securities as substitute collateral. None of these mortgage loans will permit defeasance prior to the second anniversary of the date of initial issuance of the offered certificates.

     Prepayment Lock-out Periods. Except as described below in the second following sentence, in the case of two hundred ninety-eight (298) of the mortgage loans, representing approximately 95.9% of the initial mortgage pool balance (and approximately 94.9% of the initial loan group 1 balance and approximately 98.8% of the initial loan group 2 balance), the related loan documents provide for prepayment lock-out periods as of the cut-off date and, in most cases (see "--Defeasance Loans" below), a period during which they may be defeased but not prepaid. The weighted average remaining prepayment lock-out period and defeasance period of the mortgage loans as of the cut-off date is approximately 100 months (approximately 99 months for the mortgage loans in loan group 1 and approximately 105 months for the mortgage loans in loan group 2). In the case of thirty-five (35) mortgage loans representing in the aggregate approximately 4.1% of the initial mortgage pool balance (and approximately 5.1%
of the initial loan group 1 balance and approximately 1.2% of the initial loan group 2 balance), the related borrower may prepay the mortgage loan, in whole or in some cases in part, on any payment date with the payment of yield maintenance amount or a prepayment penalty.

     In the case of forty (40) mortgage loans, representing 7.5% of the initial mortgage pool balance (Twenty-two (22) mortgage loans in loan group 1, representing approximately 8.5% of the initial loan group 1 balance, and eighteen (18) mortgage loans in loan group 2, representing approximately 4.9% of the initial loan group 2 balance) the related borrower may, following the initial lockout period, prepay the mortgage loan with prepayment consideration
(i.e. a yield maintenance amount or a prepayment premium, as provided in the related loan documents).

     In the case of fifteen (15) mortgage loans, representing approximately 2.9%
of the initial mortgage pool balance (twelve (12) mortgage loans in loan group
1, representing approximately 3.8% of the initial loan group 1 balance, and three (3) mortgage loans in loan group 2, representing approximately 0.6% of the initial loan group 2 balance), the related loan documents provide for an initial lockout period followed by a period during which the subject mortgage loan may be prepaid with prepayment consideration or defeased.

     In the case of four (4) mortgage loans, representing approximately 2.0% of the initial mortgage pool balance (three (3) mortgage loans in loan group 1, representing approximately 2.4% of the initial loan group 1 balance, and one (1)
mortgage loan in loan group 2, representing approximately 1.2% of the initial loan group 2 balance), the related loan documents provide for an initial lockout period followed by a period during which the subject mortgage loan may only be defeased, followed by a period during which the subject mortgage loan may only be prepaid with prepayment consideration.

     In the case of three (3) mortgage loans, representing approximately 1.0% of the initial mortgage pool balance (two (2) mortgage loans in loan group 1, representing approximately 1.1% of the initial loan group 1 balance, and one (1)
mortgage loan in loan group 2, representing approximately 1.0% of the initial loan group 2 balance), the related loan documents provide for an initial lockout period followed by a period during which the subject mortgage loan may only be prepaid with prepayment consideration, followed by a period during which the subject mortgage loan may be prepaid with prepayment consideration or defeased.

     Notwithstanding otherwise applicable lock-out periods, partial prepayments of some of the mortgage loans will be required under the circumstances described under "Risk Factors--Risks Related to the Mortgage Loans--Options and Other
Purchase Rights May Affect Value or Hinder Recovery with Respect to the
Mortgaged Real Properties," "--Terms and Conditions of the Mortgage Loans--Other
Prepayment Provisions" and "--Mortgage Loans Which May Require Principal
Paydowns" below.

     Prepayment Consideration. Ninety-seven (97) of the mortgage loans, representing approximately 17.6% of the initial mortgage pool balance
(fifty-nine (59) mortgage loans in loan group 1, representing approximately
20.9% of the initial loan group 1 balance, and thirty-eight (38) mortgage loans in loan group 2, representing approximately

                                       93

8.8% of the initial loan group 2 balance), provide for the payment of prepayment consideration in connection with a voluntary prepayment during part of the loan term, in some cases, following an initial prepayment lock-out period. That prepayment consideration is calculated on the basis of either a percentage of the amount to be prepaid or a yield maintenance formula that is, in some cases, based on the greater of a percentage of the principal amount prepaid and the yield maintenance formula.

     Prepayment premiums and yield maintenance charges received on the mortgage loans, whether in connection with voluntary or involuntary prepayments, will be allocated and paid to the certificateholders in the amounts and in accordance with the priorities described under "Description of the Offered
Certificates--Payments--Payments of Prepayment Premiums and Yield Maintenance
Charges" in this prospectus supplement. However, limitations may exist under applicable state law on the enforceability of the provisions of the mortgage loans that require payment of prepayment premiums or yield maintenance charges.
In addition, in the event of a liquidation of a defaulted mortgage loan, prepayment consideration will be one of the last items to which the related liquidation proceeds will be applied. Neither we nor the underwriters make, and none of the mortgage loan sellers has made, any representation or warranty as to the collectability of any prepayment premium or yield maintenance charge with respect to any of the mortgage loans or with respect to the enforceability of any provision in a mortgage loan that requires the payment of a prepayment premium or yield maintenance charge. See "Risk Factors--Yield Maintenance
Charges or Defeasance Provisions May Not Fully Protect Against Prepayment Risk"
in this prospectus supplement, "Risk Factors--Some Provisions in the Mortgage
Loans Underlying Your Offered Certificates May Be Challenged As Being
Unenforceable--Prepayment Premiums, Fees and Charges" and "Legal Aspects of
Mortgage Loans--Default Interest and Limitations on Prepayments" in the
accompanying base prospectus.

     Other Prepayment Provisions. Generally, the mortgage loans provide that condemnation proceeds and insurance proceeds may be applied to reduce the mortgage loan's principal balance, to the extent such funds will not be used to repair the improvements on the mortgaged real property or given to the related borrower, in many or all cases without prepayment consideration. In addition, some of the mortgage loans may also in certain cases permit, in connection with the lender's application of insurance or condemnation proceeds to a partial prepayment of the related mortgage loan, the related borrower to prepay the entire remaining principal balance of the mortgage loan, in many or all cases without prepayment consideration.

     Investors should not expect any prepayment consideration to be paid in connection with any mandatory partial prepayment described in the prior paragraph.

     Additionally, the exercise of a purchase option by a tenant with respect to all or a portion of a mortgaged real property may result in the related mortgage loan being prepaid during a period when voluntary prepayments are otherwise prohibited.

     Due-on-Sale and Due-on-Encumbrance Provisions. All of the mortgage loans contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers discussed in the next paragraph, these clauses either--

     o    permit the holder of the related mortgage to accelerate the maturity of the mortgage loan if the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property without the consent of the holder of the mortgage; or

     o    prohibit the borrower from transferring or encumbering the corresponding mortgaged real property without the consent of the holder of the mortgage.

See, however, "Risk Factors--The Investment Performance of Your Offered
Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying
Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable--Delinquencies, Defaults and Losses on the Underlying Mortgage
Loans May Affect the Amount and Timing of Payments on Your Offered Certificates;
and the Rate and Timing of Those Delinquencies and Defaults, and the Severity of
Those Losses, are Highly Unpredictable," "--Some Provisions in the Mortgage
Loans Underlying Your Offered Certificates May Be Challenged as Being
Unenforceable--Due-on-Sale and Debt Acceleration Clauses" and "Legal Aspects of
Mortgage Loans--Due on Sale and Due-on-Encumbrance Provisions" in the
accompanying base prospectus.

                                       94

     Many of the mortgage loans permit one or more of the following types of transfers:

     o    transfers of the corresponding mortgaged real property if specified conditions are satisfied, which conditions normally include one or both of the following--

          1.   confirmation by each applicable rating agency that the transfer will not result in a qualification, downgrade or withdrawal of any of its then-current ratings of the certificates; or

          2.   the reasonable acceptability of the transferee to the lender;

     o    a transfer of the corresponding mortgaged real property to a person that is affiliated with or otherwise related to the borrower or the sponsor;

     o    transfers by the borrower of the corresponding mortgaged real property to specified entities or types of entities or entities satisfying the minimum criteria relating to creditworthiness and/or standards specified in the related loan documents;

     o    transfers of ownership interests in the related borrower to specified entities or types of entities or entities satisfying the minimum criteria relating to creditworthiness and/or other standards specified in the related loan documents;

     o    a transfer of non-controlling ownership interests in the related borrower;

     o    a transfer of a controlling ownership interest in the related borrower, subject to (i) receipt of written confirmation from the rating agencies that the proposed transfer would not result in a qualification, downgrade or withdrawal of any of the then current ratings of the offered certificates, (ii) lender consent or (iii)
          there being no change in the management of the mortgaged real property;

     o    involuntary transfers caused by the death of any owner, general partner or manager of the borrower;

     o    issuance by the related borrower of new partnership or membership interests, so long as there is no change in control of the related borrower;

     o    a transfer of ownership interests for estate planning purposes;

     o    changes in ownership between existing partners and members of the related borrower;

     o    a required or permitted restructuring of a tenant-in-common group of borrowers into a single purpose successor borrower;

     o    transfers of shares in a publicly held corporation or in connection with the initial public offering of a private company;

     o    with respect to tenant-in-common borrowers, transfers among and/or to additional tenant-in-common borrowers; or

     o    other transfers similar in nature to the foregoing.

                                       95

     Mortgage Loans Which May Require Principal Paydowns. Four (4) mortgage loans (loan numbers 36, 63, 136 and 264), representing approximately 1.2% of the initial mortgage pool balance (three (3) mortgage loans in loan group 1, representing approximately 1.6% of the initial loan group 1 balance, and one (1)
mortgage loan in loan group 2, representing approximately 0.2% of the initial loan group 2 balance) are secured by letters of credit or cash reserves that in each such case:

     o    may be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions.

     See also "--Other Prepayment Provisions" above.

     Defeasance Loans. Two hundred fifty-eight (258) mortgage loans, representing approximately 88.4% of the initial mortgage pool balance (two hundred seventeen (217) mortgage loans in loan group 1, representing approximately 86.4% of the initial loan group 1 balance and 41 mortgage loans in loan group 2, representing approximately 93.9% of the initial loan group 2 balance), permit the borrower to defease the related mortgage loan, in whole or in part, by delivering U.S. government securities or other non-callable government securities within the meaning of Section 2(a)(16) of the Investment
Company Act of 1940 and that satisfy applicable U.S. Treasury regulations regarding defeasance, as substitute collateral during a period in which voluntary prepayments are prohibited. See "--Prepayment Lock-out Periods" in this prospectus supplement.

     Each of these mortgage loans permits the related borrower, during the applicable specified periods and subject to the applicable specified conditions, to pledge to the holder of the mortgage loan the requisite amount of government securities and obtain a full or partial release of the mortgaged real property.
In general, the government securities that are to be delivered in connection with the defeasance of any mortgage loan, must provide for a series of payments that--

     o    will be made prior, but as closely as possible, to all successive due dates through and including the first day of the "open period" (the date on which prepayment is permitted without the payment of any prepayment premium or yield maintenance charge), the maturity date or, if applicable, the related anticipated repayment date; and

     o    will, in the case of each due date, be in a total amount equal to or greater than the monthly debt service payment scheduled to be due on that date, together with, in the case of the last due date, any remaining defeased principal balance, with any excess to be returned to the related borrower.

     For purposes of determining the defeasance collateral for each of these mortgage loans that has an anticipated repayment date, that mortgage loan will be treated as if a balloon payment is due on its anticipated repayment date.

     If fewer than all of the real properties securing any particular mortgage loan or group of cross-collateralized mortgage loans are to be released in connection with any defeasance, the requisite defeasance collateral will be calculated based on any one or more of: (i) the allocated loan amount for the property to be released and the portion of the monthly debt service payments attributable to the property to be released, (ii) an estimated or otherwise determined sales price of the property to be released or (iii) the achievement or maintenance of a specified debt service coverage ratio with respect to the real properties that are not being released. Seventeen (17) mortgage loans, representing approximately 24.3% of the initial mortgage pool balance (fourteen
(14) mortgage loans in loan group 1, representing approximately 7.6% of the initial loan group 1 balance, and three (3) mortgage loan in loan group 2, representing approximately 68.9% of the initial loan group 2 balance, permit the partial release of collateral in connection with partial defeasance.

     In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the trust a first priority security interest in the defeasance collateral, together with an opinion of counsel confirming the first priority status of the security interest.

     None of the mortgage loans may be defeased prior to the second anniversary of the date of initial issuance of the certificates.

                                       96

     See "Risk Factors--Risks Related to the Offered Certificates--Yield
Maintenance Charges or Defeasance Provisions May Not Fully Protect Against
Prepayment Risk" in this prospectus supplement.

Collateral Substitution and Partial Releases Other Than In Connection With
Defeasance

     In addition to the release of a mortgaged real property in connection with full or partial defeasance, certain of the loan documents provide for (i) the substitution of an individual mortgaged real property for another property, (ii)
the partial release of a portion of the mortgaged real property upon a partial prepayment with yield maintenance or other prepayment consideration or (iii) the free release of a portion of the mortgaged real property, which portion is undeveloped, non-income producing or an out-parcel, and/or which portion was not material in the underwriting of the mortgage loan (even if it was included in the appraised value of the mortgaged real property). Below is a description of the mortgage loans that permit property substitution and partial release upon a partial prepayment.

     Property Substitutions.

     In the case of one (1) mortgage loan (loan number 6), representing approximately 1.5% of the initial mortgage pool balance and approximately 2.1%
of the initial loan group 1 balance, the related borrower may from time to time substitute a portion of the related mortgaged real property with another parcel of real property subject to the satisfaction of certain conditions, including:

     o    the loan to value ratio after giving effect to the proposed property substitution is no greater than the lesser of the loan to value ratio as of the origination date and the loan to value ratio immediately prior to the proposed property substitution;

     o    after giving effect to the proposed property substitution, the debt service coverage ratio for the aggregate of all the individual properties for the preceding 12 months will be no less than the greater of (x) the debt service coverage ratio as of the origination date, and (y) the debt service coverage ratio immediately prior to the property substitution.

     In the case of one (1) mortgage loan (loan number 40), representing approximately 0.5% of the of the initial mortgage pool balance and approximately
0.8% of the initial loan group 1 balance, the related borrower may obtain release of a property by substituting another property for it, subject to certain conditions, including:

     o    receipt of a current appraisal showing that the substitute property has an appraised value and financial operating history equal or greater than the release property;

     o    that the substitute property is located in same geographic area with equal or better customer demographics, equal or less business competition, and equal or greater traffic flows than the release property; and

     o    receipt of written confirmation from the rating agencies that the proposed substitution will not result in a qualification, downgrade or withdrawal of any of the then current ratings of the certificates.

     In the case of one (1) mortgage loan (loan number 65), representing approximately 0.3% of the initial mortgage pool balance and approximately 0.5%
of the initial loan group 1 balance, the related borrower may from time to time substitute a portion of the related mortgaged real property with another parcel of real property subject to the satisfaction of certain conditions, including:

     o    the purchase price of the proposed substitution property is equal to or less than the sales price of the proposed substitute release property;

     o    the proposed substitution property must be located in the state of
          South Carolina;

     o    delivery to lender of an appraisal for the substitution property and the release property;

                                       97

     o    the loan to value ratio after giving effect to the proposed property substitution is no greater than the lesser of the loan to value ratio as of the origination date and the loan to value ratio immediately prior to the proposed property substitution;

     o    after giving effect to the proposed property substitution, the debt service coverage ratio for the aggregate of all the individual properties for the preceding 12 months will be no less than the greater of (x) the debt service coverage ratio as of the origination date, and (y) the debt service coverage ratio immediately prior to the property substitution; and

     o    receipt of written confirmation from the rating agencies that the proposed substitution will not result in a qualification, downgrade or withdrawal of any of the then current ratings of the certificates.

     In the case of one (1) mortgage loan (loan number 179), representing approximately 0.1% of the of the initial mortgage pool balance and approximately
0.2% of the initial loan group 1 balance, the related borrower may obtain release of no more than one property by substituting another property for it, subject to certain conditions, including:

     o    that the substitute property has equal or better market
          characteristics and locational attributes than the release property
          (i.e., submarket strength, population and accessibility); and

     o    receipt of written confirmation from the rating agencies that the proposed substitution will not result in a qualification, downgrade or withdrawal of any of the then current ratings of the certificates.

     In the case of two cross-collateralized mortgage loans (loan numbers 47 and
48), that are secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as 10000 Business Blvd. and 4010 Airpark Drive, representing approximately 0.5% of the initial mortgage pool balance and approximately 0.7% of the initial loan group 1 balance, the related borrower may, from time to time, substitute a mortgaged real property with another real property, subject to the satisfaction of certain conditions, including:

     o    the then-current market value of any proposed substitute property is equal to or greater than the market value of the property immediately prior to the property substitution, in each case as determined by an
          MAI appraisal acceptable to lender;

     o    if prior to the date on which the loan documents permit the release of the cross (the "Uncross Date"), the ratio of the (A) current principal balance of the loan secured by the property to be substituted plus the current principal balance of the loan secured by the other mortgaged real property to (B) the value of the proposed substitute property plus the value of the other mortgaged real property must be less than
          100%;

     o    if on or after the Uncross Date, then the ratio of (A) the current principal balance of the mortgage loan secured by the property to be substituted to (B) the market value of the proposed substitute property is less than 100%;

     o    receipt and approval of amendments to the lease with respect to the substitute property.

     Property Releases.

     In the case of one (1) mortgage loan (loan number 1), representing approximately 18.1% of the initial mortgage pool balance and approximately 66.4%
of the initial group 2 balance, the related loan documents permit the release of certain development rights consisting of approximately 700,000 square feet of so called "excess development floor area ratio" associated with the mortgaged real property from the lien of the related mortgage and the other applicable loan documents upon satisfaction of certain conditions, including, without limitation, the payment of an amount equal to the greater of (1) the disposition proceeds related to such rights that are the subject of the sale, exchange, transfer, assignment or other disposition and (2) $225.00 per square foot. of rights being released; provided that any such release of development rights prior to the defeasance lockout period must be

                                       98

accompanied by the applicable yield maintenance premium; provided, further, that any disposition paid after the permitted defeasance date will be allocated pro rata between the Peter Cooper Village and Stuyvesant Town Loan Combination and
each of the related mezzanine loans.

     With respect to such mortgage loan, the related documents also permit a release of individual parcels subject to casualty, or condemnation, upon satisfaction of certain conditions, including, without limitation:

     o    payment of an amount equal to 110% of the fair market value of the release parcel immediately prior to such damage, destruction or taking;

     o    the debt service coverage ratio immediately following such partial release with respect to the mortgaged real property that remains subject to the mortgage is not less than 1.00x;

     o    the loan to value ratio immediately following such partial release with respect to the mortgaged real property that remains subject to the mortgage is not greater than seventy percent (70%); and

     o    receipt of written confirmation from the rating agencies that the proposed partial release will not result in a qualification, downgrade or withdrawal of any of the then current ratings of the certificates.

     Each related release of a building or parcel (other than in connection with a condemnation) is subject to the remainder of the Peter Cooper Village and
Stuyvesant Town mortgaged real property (i) for the first 10 releases (including development rights releases and releases in connection with partial defeasance), having a debt service coverage ratio of not less than the lesser of (A) debt service coverage ratio immediately prior to the release and (B) 1.00x, and (ii)
for each release thereafter, a debt service coverage ratio of not less than
1.00x and in each instance after the release of 10 buildings or parcels
(including development rights releases and releases in connection with partial defeasance), a loan to value ratio of not more than 70%. Any prepayment received in connection with a release will be applied pro rata to each of the mortgage notes based on the principal amount evidenced by each such note.

     In the case of three (3) mortgage loans (loan number 13, 14 and 15), which are cross-collateralized and cross-defaulted with each other, representing approximately 1.0% of the initial mortgage pool balance and approximately 1.3%
of the initial group 1 balance, the related loan documents permit the entirety of the mortgaged real property securing a mortgage loan in the related portfolio to be released from the lien of the related mortgage and the other applicable loan documents upon satisfaction of certain conditions, including, without limitation:

     o    payment of the outstanding principal balance of the related mortgage loan secured by the release property, together with the applicable yield maintenance premium;

     o    payment of a prepayment charge; and

     o    the debt service coverage ratio immediately following such partial release with respect to the mortgaged real property that remains subject to the mortgage being not less than 2.15x.

     In the case of one (1) mortgage loan (loan number 39), representing approximately 0.6% of the initial mortgage pool balance and approximately 2.2%
of the initial group 2 balance, the related loan documents permit a designated parcel of the related mortgaged real property to be released from the lien of the related mortgage and the other applicable loan documents upon satisfaction of certain conditions, including, without limitation:

     o    payment of a prepayment penalty;

     o    payment of a release price equal to 115% of the allocated loan amount for the release parcel; and

     o    the debt service coverage ratio immediately following such partial release with respect to the mortgaged real property that remains subject to the mortgage being not less than 1.20x.

                                       99

     In the case of one (1) mortgage loan (loan number 60), secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as
Homewood Suites-Jacksonville FL, representing approximately 0.4% of the initial mortgage pool balance and approximately 0.5% of the initial loan group 1 balance, the previous owner of the mortgaged real property retained the option to purchase such property if the hotel remains closed for a period of 90 consecutive days (for reasons other than casualty or condemnation) at a purchase price equal to the lesser of fair market value of the mortgaged real property or loan payoff amount (including yield maintenance costs). The related mortgage loan sponsors have provided a recourse guaranty covering any losses incurred by the lender arising from the exercise of the repurchase option. There can be no assurance that the fair market value of the mortgaged real property will cover the loan amount.

     In the case of one (1) mortgage loan (loan number 116), representing approximately 0.2% of the of the initial mortgage pool balance and approximately
0.3% of the initial loan group 1 balance, the related loan documents permit any of the constituent parcels comprising the mortgaged real property to be released from the lien of the related mortgage, subject to certain conditions, including:

     o    payment of a prepayment charge;

     o    payment of release price equal to 150% of allocated loan amount for the release property,

     o    the debt service ratio immediately following such partial release with respect to the remaining mortgaged real property is not less than
          1.45x; and

     o    the loan-to-value ratio immediately following such partial release with respect to the remaining mortgaged real property is not greater than 73%.

     In the case of one (1) mortgage loan (loan number 225), representing approximately 0.1% of the initial mortgage pool balance and approximately 0.1%
of the initial group 1 balance, the related loan documents permit a designated parcel of the related mortgaged real property to be released from the lien of the mortgage upon satisfaction of certain conditions, including, without limitation:

     o    prepayment of the mortgage loan in an amount equal to the greater of
          (i) 100% of the allocated net proceeds received for the released parcel or (ii) $595,000, together with a yield maintenance premium;

     o    the debt service coverage ratio for the property that remains subject to the mortgage equaling or exceeding the greater of (i) a debt service coverage ratio of 1.40x and (ii) the debt service coverage ratio immediately prior to such release;

     o    there being no event of default at the time such release is requested or at the time such release is consummated; and

     o    after release the remaining parcel having a sufficient number of parking spaces available to satisfy the applicable legal requirements and all leases affecting the remaining parcel not being in violation of any legal requirements.

     In the case of one (1) mortgage loan (loan number 248), representing approximately 0.1% of the initial mortgage pool balance and approximately 0.1%
of the initial group 1 balance, the related loan documents permit a designated parcel of the related mortgaged real property to be released from the lien of the related mortgage and the other applicable loan documents upon satisfaction of certain conditions, including:

     o    prepayment of an amount which, when deducted from the then current outstanding principal balance, would cause the loan to value ratio for the remaining portion of the mortgaged real property to be no more than 60% and the debt service coverage ratio for the remaining portion of the mortgaged real property to be no less than 1.40x, provided, however, no such prepayment shall be required unless necessary to cause the specified loan to value and debt service coverage ratios to be achieved;

                                      100

     o    if a payment is made as described above, payment of the applicable yield maintenance premium;

     o    no event of default exists; and

     o    appropriate easement rights are granted burdening the release parcel and benefiting the remaining portion of the mortgaged real property.

     In the case of two (2) mortgage loan (loan numbers 268 and 281), representing approximately 0% (due to rounding) of the initial mortgage pool balance and approximately 0.1% of the initial group 1 balance, the related loan documents permit a designated parcel of the related mortgaged real property to be released from the lien of the related mortgage and the other applicable loan documents after January 31, 2010 upon satisfaction of certain conditions, including, without limitation:

     o    payment of a prepayment charge;

     o    payment of a release price equal to 125% of the allocated loan amount for the release parcel;

     o    the debt service coverage ratio immediately following such partial release with respect to the mortgaged real property that remains subject to the mortgage being not less than 1.20x; and

     o    the loan to value ratio immediately following such partial release with respect to the mortgaged real property that remains subject to the mortgage being not greater than eighty percent (80%) (based on an update of the appraisal prepared for the mortgage loan).

MORTGAGE POOL CHARACTERISTICS

     General. A detailed presentation of various characteristics of the mortgage loans, and of the corresponding mortgaged real properties, on an individual basis and in tabular format, is shown on Annexes A-1, A-2, B and C to this prospectus supplement. Some of the terms that appear in those exhibits, as well as elsewhere in this prospectus supplement, are defined or otherwise discussed in the glossary to this prospectus supplement. The statistics in the tables and schedules on Annexes A-1, A-2, B and C to this prospectus supplement were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and the operating statements were generally unaudited and have not been independently verified by us or the underwriters.

SIGNIFICANT MORTGAGE LOANS

     The following table shows certain characteristics of the ten largest mortgage loans or groups of cross-collateralized mortgage loans in the trust, by cut-off date principal balance.

                                                                                                    % OF      % OF
                                                                                                   INITIAL    INITIAL
                                                                                         % OF       LOAN       LOAN
                                               NUMBER                     CUT-OFF       INITIAL    GROUP 1    GROUP 2
                                   MORTGAGE      OF       MORTGAGED        DATE        MORTGAGE   MORTGAGE   MORTGAGE
                                     LOAN     MORTGAGE      REAL         PRINCIPAL       POOL       POOL       POOL      PROPERTY
            LOAN NAME               SELLER      LOANS    PROPERTIES       BALANCE       BALANCE    BALANCE    BALANCE      TYPE
--------------------------------   --------   --------   ----------   --------------   --------   --------   --------   -----------

Peter Cooper Village and
   Stuyvesant Town(2) (3)            MLML         1           2       $  800,000,000     18.1%       0.0%      66.4%    Multifamily
Tower 45                             MLML         1           1       $  170,000,000      3.8%       5.2%       0.0%       Office
Hotel Gansevoort                     CRF          1           1       $  125,000,000      2.8%       3.8%       0.0%    Hospitality
Renaissance Austin Hotel             MLML         1           1       $   83,000,000      1.9%       2.5%       0.0%    Hospitality
Resurgens Plaza                    KeyBank        1           1       $   82,000,000      1.9%       2.5%       0.0%       Office
HSA Memphis Industrial Portfolio     CRF          1          15       $   67,000,000      1.5%       2.0%       0.0%     Industrial
Camp Hill Shopping Center          KeyBank        1           1       $   65,000,000      1.5%       2.0%       0.0%       Retail
Medical Centre of Santa Monica       CRF          1           1       $   62,000,000      1.4%       1.9%       0.0%       Office
Holiday Inn Express - Chelsea        IXIS         1           1       $   55,000,000      1.2%       1.7%       0.0%    Hospitality
Miami Airport Industrial Parks       CRF          1           1       $   53,500,000      1.2%       1.6%       0.0%     Industrial
Total/Wtd. Avg.                                  10          25       $1,562,500,000     35.3%      23.6%      66.4%

                                                 CUT-OFF
                                                   DATE
                                                PRINCIPAL          CUT-OFF
                                    PROPERTY     BALANCE            DATE
                                      SIZE         PER               LTV
            LOAN NAME              SF/UNIT(1)    SF/UNIT    DSCR    RATIO
--------------------------------   ----------   ---------   ----   -------

Peter Cooper Village and
   Stuyvesant Town(2) (3)              11,227    $267,213   1.71     55.6
Tower 45                              443,956    $    383   1.17     52.3
Hotel Gansevoort                          187    $668,449   1.49     61.3
Renaissance Austin Hotel                  492    $168,699   1.57     76.9
Resurgens Plaza                       393,107    $    209   1.22     72.6
HSA Memphis Industrial Portfolio    1,586,544    $     42   1.35     78.8
Camp Hill Shopping Center             466,195    $    139   1.20     74.8
Medical Centre of Santa Monica        204,747    $    303   1.65     63.3
Holiday Inn Express - Chelsea             228    $241,228   1.38     58.5
Miami Airport Industrial Parks        746,189    $     72   1.37     79.9
Total/Wtd. Avg.                                             1.54x    60.8

----------
(1)  Property size is indicated in square feet, except with respect to hospitality properties (in which case it is indicated in rooms).

                                      101

(2)  It has been confirmed to us by S&P, Moody's and Fitch, in accordance with their respective methodologies, that the indicated mortgage loan has credit characteristics consistent with investment grade-rated obligations.

(3)  Calculations with respect to the Peter Cooper Village and Stuyvesant Town
     Trust Mortgage Loan are based on the aggregate principal balance of the
     Peter Cooper Village and Stuyvesant Town Loan Combination.

     See Annex C to this prospectus supplement for descriptions of the ten largest mortgage loans or groups of cross-collateralized mortgage loans.

THE LOAN COMBINATIONS

     General. The mortgage pool will include five (5) mortgage loans that are each part of a separate Loan Combination. Each of those Loan Combinations consists of the particular mortgage loan that we intend to include in the trust and one or more other mortgage loans that we will not include in the trust. Each mortgage loan comprising a particular Loan Combination is evidenced by a separate promissory note. The aggregate debt represented by the entire Loan
Combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged real property or properties. The mortgage loans that are part of a particular Loan Combination are obligations of the same borrower and are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a Loan Combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is effected either through one or more co-lender agreements or other intercreditor arrangements to which the respective holders of the subject promissory notes are parties or may be reflected by virtue of relevant provisions contained in the subject promissory notes and a common loan agreement. Such co-lender agreements or other intercreditor arrangements will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a Loan Combination.

     The table below identifies each mortgage loan that is part of a Loan
Combination.

                                                                                      U/W DSCR (NCF) AND CUT-OFF
                     MORTGAGE LOANS THAT ARE                          RELATED          DATE LOAN-TO-VALUE RATIO
                   PART OF A LOAN COMBINATION                     NON-TRUST LOANS     OF ENTIRE LOAN COMBINATION
---------------------------------------------------------------   ---------------   -----------------------------
 MORTGAGED REAL PROPERTY NAME     CUT-OFF DATE    % OF INITIAL        ORIGINAL                       CUT-OFF DATE
 (AS IDENTIFIED ON ANNEX A-1        PRINCIPAL     MORTGAGE POOL      PRINCIPAL                      LOAN-TO-VALUE
TO THIS PROSPECTUS SUPPLEMENT)       BALANCE         BALANCE          BALANCE        U/W NCF DSCR       RATIO
------------------------------   --------------   -------------   ---------------   -------------   -------------

Peter Cooper Village and
   Stuyvesant Town                $800,000,000        18.1%        $2,200,000,000      1.71x(1)        55.6%
Fort Henry Mall                   $ 39,500,000         0.9%                    (2)          (3)          (4)
FRIS Chicken                      $ 24,226,992         0.5%        $   50,000,000      1.00x           63.4%
Detroit Riverview Medical
   Complex                        $ 11,665,000         0.3%        $      777,500      1.08x           84.8%
St. Luke's Cornwall Medical
   Complex                        $ 10,874,000         0.2%        $      692,500      1.07x           89.3%

----------
(1)  The borrower with respect to the Peter Cooper Village and Stuyvesant Town
     Loan Combination is permitted to obtain up to $300,000,000 of any combination of pari passu mortgage debt secured by a second mortgage on the related mortgaged real property and subordinate mezzanine debt at any time between payment dates November 2011 and May 2013, subject to certain conditions. The figures presented in this table do not take into account such potential additional debt.

(2)  The Fort Henry Mall Loan Combination consists of the related trust mortgage loan and a future advance obligation in an amount up to $5,100,000. Upon each future advance, the borrower will issue a promissory note to the holder of the future advance obligation, each of which will be pari passu in right of payment to the trust mortgage loan. The figures presented in this table do not take into account any potential future advance.

(3)  To obtain any future advance, the then-current debt service coverage ratio of the Fort Henry Mall Loan Combination (including any prior future advances) must be equal or greater to 1.42x.

(4)  To obtain any future advance, the then-current loan-to-value ratio of the
     Fort Henry Mall Loan Combination (including any prior future advances) must not exceed 80%.

                                       102

     The Peter Cooper Village and Stuyvesant Town Loan Combination

     General. The Peter Cooper Village and Stuyvesant Town Trust Mortgage Loan,
which has a cut-off date principal balance of $800,000,000, representing approximately 18.1% of the initial mortgage pool balance and approximately 66.4%
of the initial loan group 2 balance, is part of the Loan Combination that we refer to as the Peter Cooper Village and Stuyvesant Town Loan Combination. The
Peter Cooper Village and Stuyvesant Town Loan Combination consists of the Peter
Cooper Village and Stuyvesant Town Trust Mortgage Loan and five Pari Passu
A-note non-trust loans (the "Peter Cooper Village and Stuyvesant Town A-Note
Non-Trust Mortgage Loans"), which are not included in this trust, but are secured by the same mortgaged real property. Four of the Peter Cooper Village and Stuyvesant Town A-Note Non-Trust Mortgage Loans, in the aggregate principal balance as of the cut-off date of $200,000,000 are currently held by Wachovia
Bank, National Association and one of such loans will be deposited into the
Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through
Certificates, Series 2007-C30 securitization. Another Peter Cooper Village and
Stuyvesant Town A-Note Non-Trust Mortgage Loan, having a principal balance as of the cut-off date of $200,000,000, is currently held by Merrill Lynch Mortgage
Lending, Inc. and is expected to be deposited into the ML-CFC 2007-6 Commercial
Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2007-6
securitization. The Peter Cooper Village and Stuyvesant Town Loan Combination
will be serviced under the pooling and servicing agreement relating to the
Wachovia Bank Commercial Mortgage Trust Commercial Mortgage Pass-Through
Certificates Series 2007-C30 securitization upon the closing of such securitization (which is expected to be shortly after the closing of the 2007-5 securitization). Prior to the closing of the Wachovia 2007-C30 securitization, the Peter Cooper Village and Stuyvesant Town Loan Combination will be serviced pursuant to an interim servicing agreement, which is substantially similar to the Wachovia 2007-C30 pooling and servicing agreement. The relative rights of the holders of the loans comprising the Peter Cooper Village and Stuyvesant Town
Loan Combination are governed by the Peter Cooper Village and Stuyvesant Town
Intercreditor Agreement.

     Priority of Payments. Pursuant to the Peter Cooper Village and Stuyvesant
Town Intercreditor Agreement, collections on the Peter Cooper Village and
Stuyvesant Town Loan Combination (excluding any amounts as to which other provision for their application has been made in the related loan documents)
will be allocated (after application to unpaid servicing fees, unreimbursed costs and expenses and/or reimbursement of advances and interest thereon, incurred under the Wachovia 2007-C30 pooling and servicing agreement), to the issuing entity, as holder of the Peter Cooper Village and Stuyvesant Town Trust
Mortgage Loan, and to the holders of the Peter Cooper Village and Stuyvesant
Town A Note Non-Trust Mortgage Loans, on a pari passu and pro rata basis, in accordance with the respective principal balances of the loans.

     Peter Cooper Village and Stuyvesant Town Consultation Rights. Pursuant to
the Peter Cooper Village and Stuyvesant Town Intercreditor Agreement, any
decision to be made with respect to the servicing of the Peter Cooper Village and Stuyvesant Town Loan Combination that requires the approval of a majority of holders of the controlling class of a securitization will be made by the Peter
Cooper Village and Stuyvesant Town Controlling Party after consultation with the controlling class representative of the Series 2007-5 securitization including decisions regarding the following: (A) any modification of a monetary term of the Peter Cooper Village and Stuyvesant Town Loan Combination (other than a modification consisting of the extension of the maturity for one year or less)
or a material non-monetary term, (B) any actual or proposed sale of an REO
Property other than in connection with the termination of the trust fund or pursuant to an exercise of a purchase option, (C) any determination to bring an
REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at an REO Property, (D) any acceptance of substitute or additional collateral or release of material collateral for the
Peter Cooper Village and Stuyvesant Town Loan Combination unless required by the underlying loan documents, (E) any waiver of a "due-on-sale" clause or
"due-on-encumbrance" clause, (F) any release of any performance or "earn-out"
reserves, escrows or letters of credit, (G) any acceptance of an assumption agreement releasing the Peter Cooper Village and Stuyvesant Town Borrower from liability under the Peter Cooper Village and Stuyvesant Town Loan Combination
(other than in connection with a defeasance permitted under the terms of the applicable mortgage loan documents), (H) any termination of the related property manager, (I) any determination to allow the Peter Cooper Village and Stuyvesant
Town Borrower not to maintain terrorism insurance and (J) any determination to decrease the 60-day time period with regard to failure to maintain terrorism insurance coverage.

                                       103

     Notwithstanding the foregoing, (I) if the Peter Cooper Village and
Stuyvesant Town Controlling Party fails to notify the Wachovia 2007-C30 master servicer or the Wachovia 2007-C30 special servicer, as applicable, of its approval or disapproval of any such proposed action within ten (10) Business
Days after delivery to such Peter Cooper Village and Stuyvesant Town Controlling
Party by the Wachovia 2007-C30 master servicer or the Wachovia 2007-C30 special servicer, as applicable, of written notice of such a proposed action, together with all information reasonably necessary to make an informed decision with respect thereto, such proposed action by the Wachovia 2007-C30 master servicer or the Wachovia 2007-C30 special servicer, as applicable, will be deemed to have been approved by the Peter Cooper Village and Stuyvesant Town Controlling Party,
(II) if the Peter Cooper Village and Stuyvesant Town Controlling Party has not
approved (or been deemed to have approved) such a proposed action within ten
(10) Business Days after delivery to Peter Cooper Village and Stuyvesant Town
Controlling Party by the Wachovia 2007-C30 master servicer or the Wachovia
2007-C30 special servicer, as applicable, of written notice of such proposed action, together with all information reasonably necessary to make an informed decision with respect thereto, and such proposed action would not violate any law of any applicable jurisdiction or be inconsistent with the Servicing
Standard, then the Wachovia 2007-C30 master servicer or the Wachovia 2007-C30 special servicer, as applicable, may take such proposed action, (III) the Peter
Cooper Village and Stuyvesant Town Controlling Party will not be permitted to approve or disapprove of an action of the Wachovia 2007-C30 master servicer or the Wachovia 2007-C30 special servicer, as applicable, that would cause the
Wachovia 2007-C30 master servicer or the Wachovia 2007-C30 special servicer, as applicable, to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction or be inconsistent with the
Servicing Standard, the Peter Cooper Village and Stuyvesant Town Intercreditor
Agreement, the REMIC provisions of the Code or the related loan documents, and
(IV) the Wachovia 2007-C30 master servicer or the Wachovia 2007-C30 special servicer, as applicable, may act without the Peter Cooper Village and Stuyvesant
Town Controlling Party's approval if it reasonably believes in good faith that immediate action is required to protect the Peter Cooper Village and Stuyvesant
Town Mortgaged Property.

     The Fort Henry Mall Loan Combination

     General. The Fort Henry Mall Trust Mortgage Loan, which has a cut-off date principal balance of $39,500,000, representing approximately 0.9% of the initial mortgage pool balance and approximately 1.2% of the initial loan group 1 balance, is part of the Loan Combination that we refer to as the Fort Henry Mall
Loan Combination. The Fort Henry Mall Loan Combination consists of the related trust mortgage loan (the "Fort Henry Mall Trust Mortgage Loan") and a future funding obligation held by Merrill Lynch Mortgage Lending, Inc. (which may be sold or transferred at any time) up to the amount of $5,100,000, upon certain conditions set forth in the loan documents. Upon each future funding, the borrower will issue the holder of the future funding obligation a promissory note that will be pari passu in right of payment to the Fort Henry Mall Trust
Mortgage Loan (each, upon any future funding, the "Fort Henry Mall A-Note
Non-Trust Mortgage Loan"). No Fort Henry Mall A-Note Non-Trust Mortgage Loan
will be deposited into the trust, but will be secured by the same mortgaged real property. The Fort Henry Mall Loan Combination will be serviced under the series
2007-5 pooling and servicing agreement. The relative rights of the holders of the loans comprising the Fort Henry Mall Loan Combination are governed by the
Fort Henry Mall Intercreditor Agreement.

     Future Advances. The holder of the related future funding obligation has the obligation to advance up to $5,100,000 in three or fewer future advances
(each in a minimum amount of $1,700,000) on or before January 8, 2009, which will be pari passu to the Fort Henry Mall Trust Mortgage Loan, subject to certain conditions, including, among other things, (i) the absence of a mortgage loan event of default, (ii) the loan-to-value ratio of such Loan Combination
(including each future advance previously made) does not exceed 80%; (iii) the debt service coverage ratio of such Loan Combination (including each future advance previously made) is equal to or greater than 1.42x; (iv) the continued
accuracy of the representations and warranties provided by the related borrower and (v) the delivery of such other documents as the mortgage loan seller or relevant third party may require. The Fort Henry Mall Intercreditor Agreement and the related mortgage loan documents provide that (i) the relevant advancing party will retain the obligation to make any future advances, (ii) the relevant advancing party will indemnify the trust against any loss resulting from its failure to fund any such future advance, and (iii) the relevant advancing party acquired an interest in the related loan combination entitling it, if any future advance is made, to amounts repaid by the related borrower in respect of the future advance.

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     Priority of Payments. Pursuant to the Fort Henry Mall Intercreditor
Agreement and following a future funding of any Fort Henry Mall A-Note Non-Trust
Mortgage Loan, collections on the Fort Henry Mall Loan Combination (excluding any amounts as to which other provisions for their application has been made in the related loan documents) will be allocated (after application to unpaid servicing fees, unreimbursed costs and expenses and/or reimbursement of Advances and interest thereon, incurred under the pooling and servicing agreement) to the issuing entity, as holder of the Fort Henry Mall Trust Mortgage Loan, and to the
holder of each Fort Henry Mall A-Note Non-Trust Mortgage Loan, on a pari passu and pro rata basis in accordance with the respective principal balances of the loans.

     Rights of the Holder of Each Fort Henry Mall A-Note Non-Trust Mortgage
Loan. Under the Fort Henry Mall Intercreditor Agreement, the holder of each Fort
Henry Mall A-Note Non-Trust Mortgage Loan will have no consultation or consent rights with respect to the Fort Henry Mall Loan Combination.

     The FRIS Chicken Loan Combination

     General. The FRIS Chicken Trust Mortgage Loan, which has a cut-off date principal balance of $24,226,992, representing approximately 0.5% of the initial mortgage pool balance and approximately 0.8% of the initial loan group 1 balance, is part of the Loan Combination that we refer to as the FRIS Chicken
Loan Combination. The FRIS Chicken Loan Combination consists of the FRIS Chicken
Trust Mortgage Loan, and one Pari Passu A-note non-trust loan (the "FRIS Chicken
A Note Non-Trust Mortgage Loan") and one B-note non-trust loan (the "FRIS
Chicken B Note Non-Trust Mortgage Loan"), which are not included in this trust, but are secured by the same mortgaged real properties. The FRIS Chicken Loan
Combination is being serviced under the pooling and servicing agreement relating to the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through
Certificates, Series 2005-HQ6 securitization. The relative rights of the holders of the loans comprising the FRIS Chicken Loan Combination are governed by the
FRIS Chicken Intercreditor Agreements.

     Priority of Payments. Payments from the borrower under the FRIS Chicken
Loan Combination will be made on a pari passu basis to the holders of the FRIS
Chicken Trust Mortgage Loan and the FRIS Chicken A-Note Non-Trust Mortgage Loan,
and on a subordinated basis as described herein to the holder of the FRIS
Chicken B-Note Non-Trust Mortgage Loan.

     Under the terms of the FRIS Chicken Intercreditor Agreements, prior to the occurrence and continuance of (i) a monetary event of default or a material event of default, (ii) the acceleration of the FRIS Chicken Trust Mortgage Loan, or (iii) the FRIS Chicken Trust Mortgage Loan becoming a Specially Serviced
Mortgage Loan as a result of a monetary event of default or a material event of default or the occurrence of the maturity date and after payment or reimbursement of the servicing fees due under the related pooling and servicing agreement, any additional trust fund expenses and/or advances and any costs or fees payable pursuant to the FRIS Chicken Loan Documents, all payments and proceeds received with respect to the FRIS Chicken Loan Combination to the extent not otherwise required to be applied under the FRIS Chicken Loan
Documents will be paid to the extent of available funds:

     o    first, pari passu to the holders of the FRIS Chicken Trust Mortgage
          Loan and the FRIS Chicken A-Note Non-Trust Mortgage Loan in an amount equal to the accrued and unpaid interest on the principal balance thereof;

     o    second, to each holder of the FRIS Chicken Trust Mortgage Loan and the
          FRIS Chicken A-Note Non-Trust Mortgage Loan, in an amount equal to the respective principal portion allocable thereto (other than any principal prepayment allocation amounts);

     o    third, to each holder of the FRIS Chicken Trust Mortgage Loan and the
          FRIS Chicken A-Note Non-Trust Mortgage Loan in an amount equal to the respective principal prepayment allocation amount related thereto;

     o    fourth, to the holder of the FRIS Chicken B-Note Non-Trust Mortgage
          Loan in an amount equal to the accrued and unpaid interest on the principal balance thereof;

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     o    fifth, to the holder of the FRIS Chicken B-Note Non-Trust Mortgage
          Loan, in an amount equal to the allocable principal portion thereof
          (other than any principal prepayment allocation amount);

     o    sixth, to the holder of the FRIS Chicken B-Note Non-Trust Mortgage
          Loan in an amount equal to any principal prepayment allocation amount;

     o    seventh, to the extent actually paid, any default interest in excess of the interest paid respectively in accordance with clauses first and fourth above and any late charges (but in each case only to the extent, if any, not required to be otherwise applied pursuant to the
          Morgan Stanley Series 2005-HQ6 and ML-CFC Series 2007-5 pooling and servicing agreements), shall be paid first to each holder of the FRIS
          Chicken Trust Mortgage Loan and the FRIS Chicken A-Note Non-Trust
          Mortgage Loan and then to the holder of the FRIS Chicken B-Note
          Non-Trust Mortgage Loan based on the total amount of default interest and/or late charges then owing to each such party;

     o    eighth, first to each holder of the FRIS Chicken Trust Mortgage Loan and the FRIS Chicken A-Note Non-Trust Mortgage Loan on a pro rata basis, and second to the holder of the FRIS Chicken B-Note Non-Trust
          Mortgage Loan, in an amount equal to the prepayment premium, to the extent actually paid, allocable to the respective notes;

     o    ninth, to the holder of the FRIS Chicken B-Note Non-Trust Mortgage
          Loan, up to the amount of any unreimbursed costs and expenses; and

     o    tenth, any excess, pro rata, to each holder of the FRIS Chicken Trust
          Mortgage Loan, the FRIS Chicken A-Note Non-Trust Mortgage Loan and the
          holder of the FRIS Chicken B-Note Non-Trust Mortgage Loan based upon the initial principal balances thereof, respectively.

     Following the occurrence and during the continuance of a monetary event of default or material event of default, the acceleration of the FRIS Chicken Trust
Mortgage Loan, the FRIS Chicken Trust Mortgage Loan becoming a Specially
Serviced Mortgage Loan as a result of a monetary event of default or material event of default or the occurrence of the maturity date, after payment or reimbursement of the servicing fees due under the respective pooling and servicing agreements, any additional trust fund expenses and/or advances and any costs or fees payable, all payments and proceeds (of whatever nature) received with respect to the FRIS Chicken B-Note Non-Trust Mortgage Loan will be subordinated to all payments due under each of the FRIS Chicken Trust Mortgage
Loan and the FRIS Chicken A-Note Non-Trust Mortgage Loan, and all amounts received will be paid:

     o    first, to each holder of the FRIS Chicken Trust Mortgage Loan and the
          FRIS Chicken A-Note Non-Trust Mortgage Loan in an amount equal to accrued and unpaid interest on the respective principal balance thereof;

     o    second, to each holder of the FRIS Chicken Trust Mortgage Loan and the
          FRIS Chicken A-Note Non-Trust Mortgage Loan in an amount equal to the respective principal balance thereof until paid in full;

     o    third, to the holder of the FRIS Chicken B-Note Non-Trust Mortgage
          Loan, in an amount equal to the accrued and unpaid interest;

     o    fourth, to the holder of the FRIS Chicken B-Note Non-Trust Mortgage
          Loan, in an amount equal to the principal balance thereof until paid in full;

     o    fifth, to each holder of the FRIS Chicken Trust Mortgage Loan and the
          FRIS Chicken A-Note Non-Trust Mortgage Loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable thereto;

     o    sixth, to the holder of the FRIS Chicken B-Note Non-Trust Mortgage
          Loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable thereto;

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     o    seventh, to the holder of the FRIS Chicken Trust Mortgage Loan and the
          FRIS Chicken A-Note Non-Trust Mortgage Loan, in an amount equal to any default interest and any late payment fees allocable thereto;

     o    eighth, to the holder of the FRIS Chicken B-Note Non-Trust Mortgage
          Loan, in an amount equal to any default interest and any late payment fees allocable thereto;

     o    ninth, to the holder of the FRIS Chicken B-Note Non-Trust Mortgage
          Loan up to the amount of any unreimbursed costs and expenses; and

     o    tenth, any excess, pro rata, to each holder of the FRIS Chicken Loan
          Combination based upon their respective initial principal balances.

     Rights of the Holders of the FRIS Chicken B-Note Non-Trust Mortgage Loan
and the FRIS Chicken A-Note Non-Trust Mortgage Loan.

     Except under the circumstances described below in this section, the MSCI
2005-HQ6 master servicer and the MSCI 2005-HQ6 special servicer will be required to obtain the prior written consent of the holder of the FRIS Chicken B-Note
Non-Trust Mortgage Loan prior to taking any of the following actions (which consent may be deemed given under the circumstances contemplated by the related intercreditor agreement):

     o    any modification or waiver that would result in the extension of the maturity date, a reduction in the interest rate or the monthly debt service payment, a deferral or a forgiveness of interest or principal, or any other monetary term (other than default interest), a modification or waiver of any provision covering additional indebtedness, transferring any related mortgaged real property or any interest therein;

     o    any modification of, or waiver with respect to, the FRIS Chicken Loan
          Combination or any loan therein that would result in a discounted pay-off of that loan;

     o    any foreclosure upon or comparable conversion of the ownership of any related mortgaged real property or any acquisition of mortgaged real property by deed-in-lieu of foreclosure;

     o    any proposed sale of a related REO Property for less than the amount approximately equal to the purchase price;

     o    any determination to bring a related mortgaged real property into compliance with applicable environmental laws;

     o    any acceptance of substitute or additional collateral;

     o    any waiver of a "due-on-sale" or "due-on-encumbrance" clause;

     o    any release of the borrower, any guarantor or other obligor from liability with respect to the FRIS Chicken Loan Combination or any loan therein;

     o    any consent to the execution, termination, modification or any other matter under the master lease related to the mortgaged properties that secure the FRIS Chicken Loan Combination, to the extent the lender's approval is required under the loan documents;

     o    any approval of additional indebtedness secured by any related mortgaged real property, to the extent the lender's approval is required under the related mortgage loan documents; or

     o    any renewal or replacement of the then existing insurance policies, to the extent the lender's approval is required under the related mortgage loan documents, or any waiver, modification or amendment of any insurance requirements under the related mortgage loan documents.

                                       107

     provided, that approval by the holder of the FRIS Chicken B-Note Non-Trust
Mortgage Loan to any such proposed action requiring its approval shall be deemed given if the holder of the FRIS Chicken B-Note Non-Trust Mortgage Loan fails to notify the MSCI 2005-HQ6 master servicer or the MSCI 2005-HQ6 special servicer, as the case may be, of its approval or disapproval of any such proposed action within five (5) business days of delivery to the holder of the FRIS Chicken
B-Note Non-Trust Mortgage Loan of written notice of such a proposed action, together with the information requested by the holder of the FRIS Chicken B-Note
Non-Trust Mortgage Loan. In addition, the foregoing approval rights shall terminate upon termination of the rights of the holder of the FRIS Chicken
B-Note Non-Trust Mortgage Loan to purchase the FRIS Chicken Trust Mortgage Loan and FRIS Chicken A-Note Non-Trust Mortgage Loan during the repurchase period, which begins upon its receipt of a notice of default by the related borrower and ends 45 days later.

     Whether or not the repurchase period has ended, the holder of the FRIS
Chicken B-Note Non-Trust Mortgage Loan will have the right to consult with the
MSCI 2005-HQ6 master servicer or the MSCI 2005-HQ6 special servicer, as applicable, regarding the FRIS Chicken Loan Combination.

     Pursuant to an intercreditor agreement, the holders of the FRIS Chicken
Trust Mortgage Loan and the FRIS Chicken A-Note Non-Trust Mortgage Loan also have the right to vote on taking the actions discussed above, subject to similar qualifications, which vote will be determined by holders of a majority in principal amount of the FRIS Chicken Trust Mortgage Loan and the FRIS Chicken
A-Note Non-Trust Mortgage Loan; provided, however, that if such majority cannot agree on a course of action within 45 days, then the controlling class representative of the Morgan Stanley Series 2005-HQ6 securitization may direct the MSCI 2005-HQ6 master servicer or the MSCI 2005-HQ6 special servicer to take such action as satisfies the requirements of the pooling and servicing agreement, including the Servicing Standard.

     The holder of the FRIS Chicken Trust Mortgage Loan will have the right to consult with the MSCI 2005-HQ6 master servicer and the MSCI 2005-HQ6 special servicer, regarding the FRIS Chicken Loan Combination.

     Notwithstanding the foregoing, the MSCI 2005-HQ6 master servicer and the
MSCI 2005-HQ6 special servicer are not required to comply with any advice, consultation, approval or non-approval provided by the holder of the FRIS
Chicken B-Note Non-Trust Mortgage Loan or the holder of the FRIS Chicken Trust
Mortgage Loan if such advice, or consultation, approval or non-approval would
(A) cause a violation of any applicable law, (B) be inconsistent with the
Servicing Standard, (C) cause a violation of the REMIC provisions of the FRIS
Chicken Intercreditor Agreements or either pooling and servicing agreement, (D)
cause a violation of any other provisions of the FRIS Chicken Intercreditor
Agreements or either pooling and servicing agreement, (E) cause a violation of the terms of the FRIS Chicken Loan Combination loan documents, or (F) materially expand the scope of any servicer's responsibilities under either pooling and servicing agreement.

     The holder of the FRIS Chicken B-Note Non-Trust Mortgage Loan will also have the option to purchase the FRIS Chicken Trust Mortgage Loan and the FRIS
Chicken A-Note Non-Trust Mortgage Loan (in whole but not in part) if an event of default occurs and is continuing. This right may be exercised during the 45-day period beginning upon receipt by the holder of the FRIS Chicken B-Note Non-Trust
Mortgage Loan of a notice of borrower default and transfer of the loan to the
MSCI 2005-HQ6 special servicer.

     The FRIS Chicken B-Note Non-Trust Mortgage Loan is currently held by Wells
Fargo Bank, National Association, which is also the related mortgage loan seller and a master servicer, but may be transferred at any time subject to the provisions of the FRIS Chicken Intercreditor Agreements.

     The holder of the FRIS Chicken B-Note Non-Trust Mortgage Loan may have relations and interests that conflict with those of the certificateholders. It has no obligations to the certificateholders and may act solely in its own interests. No certificateholder may take any action against the holder of the
FRIS Chicken B-Note Non-Trust Mortgage Loan for acting solely in its own interests.

     The MezzCap Loan Combinations

     The Detroit Riverview Medical Complex Trust Mortgage Loan, which has a cut-off date principal balance of $11,665,000, representing approximately 0.3%
of the initial mortgage pool balance and approximately 0.4% of the initial loan group 1 balance, is part of the Loan Combination that we refer to as the Detroit
Riverview Medical

                                       108

Complex Loan Combination. The St. Luke's Cornwall Medical Complex Trust Mortgage
Loan, which has a cut-off date principal balance of $10,874,000, representing approximately 0.2% of the initial mortgage pool balance and approximately 0.3%
of the initial loan group 1 balance, is part of the Loan Combination that we refer to as the St. Luke's Cornwall Medical Complex Loan Combination. In each case, the related borrower has encumbered the subject mortgaged real property with subordinate debt, which constitutes the related B-Note Non-Trust Loan. In each case, the aggregate debt consisting of the underlying trust mortgage loan and the related B-Note Non-Trust Loan, which two mortgage loans constitute a
Loan Combination, is secured by a single mortgage or deed of trust on the subject mortgaged real property. We intend to include each of the underlying mortgage loans in the trust fund. Each of those B-Note Non-Trust Loans was sold immediately after origination to CBA-Mezzanine Capital Finance, LLC, and will not be included in the trust fund. We refer to each of the Detroit Riverview
Medical Complex Loan Combination and the St. Luke's Cornwall Medical Complex
Loan Combination as a "MezzCap Loan Combination."

     In the case of each MezzCap Loan Combination, the underlying mortgage loan and related B-Note Non-Trust Loan are cross-defaulted. Each such B-Note
Non-Trust Loan has the same maturity date and prepayment structure as the related underlying trust mortgage loan. For purposes of the information presented in this prospectus supplement with respect to each underlying mortgage loan that is part of any MezzCap Loan Combination, unless the context clearly indicates otherwise, the loan-to-value ratio and debt service coverage ratio information reflects only that underlying mortgage loan and does not take into account the related B-Note Non-Trust Loan.

     In the case of each MezzCap Loan Combination, the trust, as the holder of the related underlying mortgage loan, and the holder of the related B-Note
Non-Trust Loan are parties to an intercreditor agreement, which we refer to as a
MezzCap Intercreditor Agreement. The servicing and administration of each underlying mortgage loan (and, to the extent described below, the related B-Note
Non-Trust Loan) that is part of a MezzCap Loan Combination will be performed by the master servicer (and, in the case of the related B-Note Non-Trust Loan, on behalf of the holder of that loan). The master servicer will be required to collect payments with respect to any B-Note Non-Trust Loan following the occurrence of certain events of default with respect to the related MezzCap Loan
Combination set forth in the related MezzCap Intercreditor Agreement, each of which events of default is referred to as a MezzCap Material Default. The following describes certain provisions of the MezzCap Intercreditor Agreements.

     Priority of Payments. The rights of the holder of each B-Note Non-Trust
Loan that is part of a MezzCap Loan Combination to receive payments of interest, principal and other amounts are subordinate to the rights of the holder of the related underlying mortgage loan to receive such amounts. So long as a MezzCap
Material Default has not occurred or, if a MezzCap Material Default has occurred but is no longer continuing with respect to a MezzCap Loan Combination, the borrower under the related MezzCap Loan Combination will be required to make separate payments of principal and interest to the holder of the related underlying trust mortgage loan and B-Note Non-Trust Loan. Escrow and reserve payments will be made to the master servicer on behalf of the trust as the holder of the underlying mortgage loans. Any voluntary principal prepayments will be applied as provided in the related loan documents; provided that any prepayment resulting from the payment of insurance proceeds or condemnation awards or accepted during the continuance of an event of default will be applied as though there were an existing MezzCap Material Default. If a MezzCap Material
Default occurs and is continuing with respect to a MezzCap Loan Combination, then all amounts tendered by the borrower on the related B-Note Non-Trust Loan will be subordinate to all payments due with respect to the subject underlying trust mortgage loan and the amounts with respect to the applicable MezzCap Loan
Combination will be paid in the following manner:

     o    first, to the master servicer, the special servicer and the trustee, up to the amount of any unreimbursed costs and expenses paid by such entity, including unreimbursed advances and interest thereon;

     o    second, to the master servicer and the special servicer, in an amount equal to the accrued and unpaid servicing fees and/or other compensation earned by them;

     o    third, to the subject underlying mortgage loan, in an amount equal to interest (other than default interest) due with respect to the subject underlying mortgage loan;

     o    fourth, to the subject underlying mortgage loan, in an amount equal to the principal balance of the subject underlying mortgage loan until paid in full;

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     o    fifth, to the subject underlying mortgage loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the subject underlying mortgage loan;

     o    sixth, to the related B-Note Non-Trust Loan up to the amount of any unreimbursed costs and expenses paid by the holder of the related
          B-Note Non-Trust Loan;

     o    seventh, to the related B-Note Non-Trust Loan, in an amount equal to interest (other than default interest) due with respect to the related
          B-Note Non-Trust Loan;

     o    eighth, to the related B-Note Non-Trust Loan, in an amount equal to the principal balance of the related B-Note Non-Trust Loan until paid in full;

     o    ninth, to the related B-Note Non-Trust Loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the related B-Note Non-Trust Loan;

     o    tenth, to the subject underlying mortgage loan and the related B-Note
          Non-Trust Loan, in that order, in an amount equal to any unpaid default interest accrued on the subject underlying mortgage loan and the related B-Note Non-Trust Loan, respectively; and

     o    eleventh, to the subject underlying mortgage loan and the related
          B-Note Non-Trust Loan, pro rata, based upon the initial principal balances, any amounts actually collected that represent late payment charges, other than a prepayment premium or default interest, that are not payable to the applicable master servicer, the special servicer or the trustee; and

     o    twelfth, any excess, to the subject underlying mortgage loan and the related B-Note Non-Trust Loan, pro rata, based upon the initial principal balances.

     Notwithstanding the foregoing, amounts payable with respect to a B-Note
Non-Trust Loan that is part of a MezzCap Loan Combination will not be available to cover all costs and expenses associated with the related underlying mortgage loan. Unless a MezzCap Material Default exists with respect to a MezzCap Loan
Combination, payments of principal and interest with respect to the related
B-Note Non-Trust Loan will be distributed to the holder of the related B-Note
Non-Trust Loan and, accordingly, will not be available to cover certain expenses that, upon payment out of the trust fund, will constitute Additional Trust Fund
Expenses. For example, a Servicing Transfer Event could occur with respect to a
MezzCap Loan Combination, giving rise to special servicing fees, at a time when no MezzCap Material Default exists. In addition, following the resolution of all
Servicing Transfer Events (and presumably all MezzCap Material Defaults) with respect to a MezzCap Loan Combination, workout fees would be payable. The special servicer has agreed that special servicing fees, workout fees and principal recovery fees earned with respect to any B-Note Non-Trust Loan that is part of a MezzCap Loan Combination will be payable solely out of funds allocable thereto. However, special servicing compensation earned with respect to an underlying mortgage loan that is part of a MezzCap Loan Combination, as well as interest on related advances and various other servicing expenses, will be payable out of collections allocable to that underlying mortgage loan and/or general collections on the mortgage pool if collections allocable to the related
B-Note Non-Trust Loan are unavailable or insufficient to cover such items.

     If, after the expiration of the right of the holder of any B-Note Non-Trust
Loan that is part of a MezzCap Loan Combination to purchase the related underlying mortgage loan (as described under "--Purchase Option" below), the related underlying mortgage loan or the subject B-Note Non-Trust Loan is modified in connection with a workout so that, with respect to either the related underlying mortgage loan or the subject B-Note Non-Trust Loan, (a) the outstanding principal balance is decreased, (b) payments of interest or principal are waived, reduced or deferred or (c) any other adjustment is made to any of the terms of that MezzCap Loan Combination, then all payments to the trust, as the holder of the related underlying mortgage loan, will be made as if the workout did not occur and the payment terms of the related underlying mortgage loan will remain the same. In that case, the holder of the subject
B-Note Non-Trust Loan will be required to bear the full economic effect of all waivers, reductions or deferrals of amounts due on either the related underlying mortgage loan or the subject B-Note Non-Trust Loan attributable to the workout
(up to the outstanding principal balance, together with accrued interest, of the subject B-Note Non-Trust Loan).

                                       110

     So long as a MezzCap Material Default has not occurred with respect to a
MezzCap Loan Combination, the master servicer will have no obligation to collect payments with respect to the related B-Note Non-Trust Loan. A separate servicer of that B-Note Non-Trust Loan will be responsible for collecting amounts payable in respect of that B-Note Non-Trust Loan. That servicer will have no servicing duties or obligations with respect to the related underlying mortgage loan or the related mortgaged real property. If a MezzCap Material Default occurs with respect to a MezzCap Loan Combination, the master servicer or the special servicer, as applicable, will (during the continuance of that MezzCap Material
Default) collect and distribute payments for both the related underlying mortgage loan and the related B-Note Non-Trust Loan according to the sequential order of priority provided for in the related MezzCap Intercreditor Agreement.

     Consent Rights. Subject to certain limitations with respect to modifications and certain rights of the holder of a B-Note Non-Trust Loan that is part of a MezzCap Loan Combination to purchase the related underlying mortgage loan (as discussed in the next paragraph and under "--Purchase Option"
below), the holder of that B-Note Non-Trust Loan has no voting, consent or other rights with respect to the master servicer's or special servicer's administration of, or the exercise of rights and remedies with respect to, the related MezzCap Loan Combination.

     In the case of each MezzCap Loan Combination, the ability of the master servicer or the special servicer, as applicable, to enter into any assumption, amendment, deferral, extension, increase or waiver of any term or provision of the related B-Note Non-Trust Loan, the related underlying mortgage loan or the related loan documents, is limited by the rights of the holder of the related
B-Note Non-Trust Loan to approve modifications and other actions as contained in the related MezzCap Intercreditor Agreement; provided that the consent of the holder of a B-Note Non-Trust Loan will not be required in connection with any modification or other action with respect to the related MezzCap Loan
Combination after the expiration of the right of the holder of the related
B-Note Non-Trust Loan to purchase the related underlying mortgage loan; and
provided, further, that no consent or failure to provide consent by the holder of the related B-Note Non-Trust Loan may cause the master servicer or special servicer to violate applicable law or any term of the series 2007-5 pooling and servicing agreement, including the Servicing Standard. The holder of a B-Note
Non-Trust Loan that is part of the MezzCap Combination may not enter into any assumption, amendment, deferral, extension, increase or waiver of the subject
B-Note Non-Trust Loan or the related loan documents without the prior written consent of the trustee, as holder of the related underlying mortgage loan, acting through the master servicer and/or the special servicer as specified in the series 2007-5 pooling and servicing agreement.

     Purchase Option. In the case of each MezzCap Loan Combination, upon the occurrence of any one of certain defaults that are set forth in the related
MezzCap Intercreditor Agreement, the holder of the related B-Note Non-Trust Loan will have the right to purchase the related underlying mortgage loan at a purchase price determined under the related MezzCap Intercreditor Agreement and generally equal to the sum of (a) the outstanding principal balance of the related underlying mortgage loan, (b) accrued and unpaid interest on the outstanding principal balance of the related underlying mortgage loan (excluding any default interest or other late payment charges), (c) any unreimbursed servicing advances made by the master servicer, the special servicer or the trustee with respect to the related mortgaged real property, together with any advance interest thereon, (d) reasonable out-of-pocket legal fees and costs incurred in connection with enforcement of the subject MezzCap Loan Combination by the master servicer or the special servicer in accordance with its duties and related to an event of default, (e) any interest on any unreimbursed P&I advances made by the master servicer the trustee with respect to the related underlying mortgage loan, (f) any related master servicing fees, primary servicing fees, special servicing fees and trustee's fees payable under the series 2007-5 pooling and servicing agreement, and (g) out-of-pocket expenses incurred by the trustee, the special servicer or the master servicer with respect to the subject MezzCap Loan Combination together with advance interest thereon.

ADDITIONAL LOAN AND PROPERTY INFORMATION

     Delinquencies. Each mortgage loan seller will represent in its mortgage loan purchase agreement that, with respect to the mortgage loans that we will purchase from that mortgage loan seller, no scheduled payment of principal and interest under any mortgage loan was 30 days or more past due as of the cut-off date for such mortgage loan, without giving effect to any applicable grace period, nor was any scheduled payment 30 days or more delinquent with respect to any monthly debt service payment at any time since the date of its origination, without

                                       111

giving effect to any applicable grace period. None of the mortgage loans has experienced any losses of principal or interest (through forgiveness of debt or restructuring) since origination.

     Tenant Matters. Described and listed below are certain aspects of the some of the tenants at the mortgaged real properties for the mortgage loans--

     o    Three hundred sixty-nine (369) of the mortgaged real properties, securing approximately 37.1% of the initial mortgage pool balance and approximately 51.0% of the initial loan group 1 balance, are, in each case, a retail property, an office property or an industrial/warehouse property that is leased to one or more major tenants that each occupies at least 25% of the net rentable area of the particular property. A number of companies are major tenants at more than one of the mortgaged real properties.

     o    Two hundred sixty-one (261) of the mortgaged real properties, securing approximately 10.6% of the initial mortgage pool balance and approximately 14.6% of the initial loan group 1 balance, are entirely or substantially leased to a single tenant.

     o    There are several cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a major tenant at any of those properties, it is significant to the success of the properties.

     o    Certain tenant leases at the mortgaged real properties (including mortgaged real properties leased to a single tenant) have terms that are shorter than the terms of the related mortgage loans and, in some cases, significantly shorter. See Annex A-1 to this prospectus supplement for information regarding lease term expirations with respect to the three largest tenants at the mortgaged real properties.

     o    Four (4) of the mortgaged real properties, representing security for approximately 0.6% of the initial mortgage pool balance and approximately 2.3% of the initial loan group 2 balance, is a multifamily rental property that has a material tenant concentration of students. Those kinds of mortgaged real properties may experience more fluctuations in occupancy rate than other types of properties.

     o    With respect to certain of the mortgage loans, one or more of the tenants may be local, state or federal governmental entities
          (including mortgaged real properties leased to a single tenant). These entities may have the right to terminate their leases at any time, subject to various conditions, including notice to the landlord or a loss of available funding.

     o    With respect to certain of the mortgage loans, one or more tenants
          (which may include significant tenants) have lease expiration dates or early termination options, that occur prior to the maturity date of the related mortgage loan. Additionally, mortgage loans may have concentrations of leases expiring at varying rates in varying percentages prior to the related maturity date and in some situations, all of the leases, at a mortgaged real property may expire prior to the related maturity date. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged real properties.

     o    With respect to certain of the mortgage loans, one or more of the tenants at the related mortgaged real property have yet to take possession of their leased premises or may have taken possession of their leased premises but have yet to open their respective businesses to the general public and, in some cases, may not have commenced paying rent under their leases.

     Ground Leases. In the case of each of thirty (30) mortgaged real properties, representing approximately 15.8% of the initial mortgage pool balance and approximately 21.4% of the initial loan group 1 balance, and approximately 1.0% of the initial loan group 2 balance, the related mortgage constitutes a lien on the related borrower's leasehold or sub-leasehold interest in the subject mortgaged real property, but not on the corresponding fee interest. In each case (except as specified below), the related ground lease or sub-ground lease, after giving

                                       112

effect to all extension options exercisable at the option of the relevant lender, expires more than 10 years after the stated maturity of the related mortgage loan and the ground lessor has agreed to give the holder of the related mortgage loan notice of, and the right to cure, any default or breach by the related ground lessee.

     In the case of one (1) mortgage loan (loan number 28), secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as
Capitol Hill Suites, representing approximately 0.7% of the initial mortgage pool balance and approximately 1.0% of the initial loan group 1 balance, the related mortgaged real property consists of the borrower's fee interest in a hotel and leasehold interest in a parking garage. The parking garage ground lease expires approximately 12 years after the mortgage loan maturity date.

     In the case of one (1) mortgage loan (loan number 58, secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as
1735 Baltimore, representing approximately 0.4% of the initial mortgage pool balance and approximately 0.5% of the initial loan group 1 balance, the related mortgaged real property consists of the borrower's fee interest in an office building and leasehold interest in a parking garage. The parking garage ground lease expires nine years and two months after the mortgage loan maturity date.
The related borrower may terminate the ground lease at any time and acquire the fee interest in the parking garage through satisfaction of outstanding revenue bonds it has been issued by the Planned Industrial Expansion Authority of Kansas
City ("PIEA"). Upon expiration of the ground lease, the borrower is obligated to purchase the fee interest in the parking garage.

     See "Risk Factors--Lending on Ground Leases Creates Risks for Lenders That
Are Not Present When Lending on an Actual Ownership Interest in a Real Property"
and "Legal Aspects Of Mortgage Loans--Foreclosure--Leasehold Considerations" in
the accompanying base prospectus.

     Additional and Other Financing.

     Additional Secured Debt. In the case of each of the A-Note Trust Mortgage
Loans, the related mortgage also secures the related Non-Trust Loan, which will not be included in the trust fund. See "--The Loan Combinations" above for a description of certain aspects of the related Loan Combinations.

     In the case of one (1) mortgage loan (loan number 1), representing approximately 18.1% of the initial mortgage pool balance and approximately 66.4%
of the initial loan group 2 balance, the related borrower is permitted to obtain up to $300,000,000 of any combination of pari passu mortgage debt secured by a second mortgage on the related mortgaged real property and subordinate mezzanine debt at any time between November 2011 and May 2013, subject to certain conditions, including, among other things, that such additional financing will not result in a DSCR of less than 1.30x or an LTV Ratio of greater than 70%, and the receipt of rating agency confirmation. The borrower will also be required to enter into an intercreditor agreement in the form set forth in the related loan documents, which does not entitle such new pari passu mortgage lender to any consultation or consent rights with respect to servicing.

     In the case of six (6) mortgage loans, representing approximately 1.0% of the initial mortgage pool balance (five (5) mortgage loans in loan group 1, representing approximately 1.4% of the initial loan group 1 balance, and one (1)
mortgage loans in loan group 2, representing approximately 0.2% of the initial loan group 2 balance), the owners of the related borrowers are permitted to incur subordinate debt secured by a lien on the related mortgaged real property, as identified in the table below. The incurrence of this subordinate indebtedness is generally subject to certain conditions, that may include any one or more of the following conditions--

     o    consent of the mortgage lender;

     o    satisfaction of loan-to-value tests, which provide that the aggregate principal balance of the related mortgage loan and the subject subordinate debt may not exceed a specified percentage of the value of the related mortgaged real property and debt service coverage tests, which provide that the combined debt service coverage ratio of the related mortgage loan and the subject subordinate loan may not be less than a specified number;

     o    subordination of the subordinate debt pursuant to a subordination and intercreditor agreement; and/or

                                       113

     o    confirmation from each rating agency that the subordinate financing will not result in a downgrade, qualification or withdrawal of the then current ratings of the offered certificates.

                                         MORTGAGE LOAN CUT-OFF   MAXIMUM COMBINED LTV   MINIMUM COMBINED
LOAN GROUP    MORTGAGED REAL PROPERTY         DATE BALANCE               RATIO                DSCR
----------   -------------------------   ---------------------   --------------------   ----------------

    1        Park Place Marketplace           $ 4,300,000                 70%                1.25x
    1        Huffman Self-Storage             $ 2,242,951                 75%                1.30x
    1        Bonita Professional Plaza        $10,300,000                 70%                1.30x
    2        789 West End Avenue              $ 2,289,908*               N/A                  N/A
    1        Village Faire Shoppes            $10,000,000                 80%                1.25x
    1        Woodland Mall                    $ 8,900,000                 80%                1.07x

----------
*    Additional debt permitted to a maximum of $500,000.

     Except as described above, the mortgage loans do not permit the related borrowers to enter into additional subordinate or other financing that is secured by the related mortgaged real properties without the lender's consent.
See "Risk Factors--Risks Relating to the Mortgage Loans--A Borrower's Other
Loans May Reduce the Cash Flow Available to the Mortgaged Real Property Which
May Adversely Affect Payment on Your Certificates; Mezzanine Financing Reduces a
Principal's Equity in, and Therefore Its Incentive to Support, a Mortgaged Real
Property" in this prospectus supplement. See also, See "Risk Factors--Additional
Secured Debt Increases the Likelihood That a Borrower Will Default on a Mortgage
Loan Underlying Your Offered Certificates" and "Legal Aspects Of Mortgage
Loans--Subordinate Financing" in the accompanying base prospectus.

     Mezzanine Debt. In the case of twelve (12) mortgage loans, representing approximately 25.7% of the initial mortgage pool balance (ten (10) mortgage loans in loan group 1, representing approximately 9.5% of the initial loan group
1 balance, and two (2) mortgage loans in loan group 2, representing approximately 68.9% of the initial loan group 2 balance), the owner(s) of the related borrower have pledged their interests in the borrower to secure secondary financing in the form of mezzanine debt, as indicated in the table below.

                                                                 ORIGINAL
                                                              MEZZANINE DEBT   AGGREGATE DEBT   MATURITY DATE(S)   INTEREST RATE ON
LOAN NUMBER   LOAN GROUP        MORTGAGED REAL PROPERTY           BALANCE         BALANCE         OF MEZZ LOAN        MEZZ LOAN
-----------   ----------   --------------------------------   --------------   --------------   ----------------   ----------------

     1             2           Peter Cooper Village and
                                   Stuyvesant Town            $1,400,000,000   $4,400,000,000       12/8/16              6.384%
     6             1       HSA Memphis Industrial Portfolio   $    5,000,000   $   72,000,000        1/8/17               11.0%
     9             1         Holiday Inn Express - Chelsea    $   15,000,000   $   70,000,000        6/1/07(2)            10.0%
    12             1               Plaza Squaw Creek          $    1,250,000   $   51,250,000       12/8/07                 (1)
    13             1              OMNI - Castle Hill          $    6,525,641   $   25,395,848        1/8/17              6.489%
    14             1         OMNI - Chancellor/Brookville     $    4,238,462   $   16,494,828        1/8/17              6.489%
    15             1               OMNI - Harborview          $    4,235,897   $   16,484,849        1/8/17              6.489%
    20             1          Cerritos Corporate Tower-LA     $    1,500,000   $   39,000,000        1/5/07               10.0%
    26             1                 Highland Plaza           $    2,500,000   $   36,000,000        1/1/17               11.5%
    33             2              Somerset Apartments         $    5,500,000   $   36,000,000       12/1/11               11.0%
    65             1              Carmax - Greenville         $    3,000,000   $   18,125,000        5/3/07               16.0%
   164             1         Coca-Cola Distribution Center    $    1,800,000   $    7,570,000        8/5/07               13.0%

----------
(1)  The interest rate on the related mezzanine loan is equal to the greater of
     (i) LIBOR + 6.00% and (ii) 10.0%.

(2)  The related borrower may request that the lender extend the maturity date of the outstanding mezzanine up to two (2) consecutive periods of twelve
     (12) months each.

     In the case of each of the above described mortgage loans with existing mezzanine debt, the mezzanine loan was made by the related mortgage loan seller as mezzanine lender simultaneously with the origination of the mortgage loan and is subject to an intercreditor agreement entered into between the holder of the mortgage loan and the mezzanine lender, under which, generally, the mezzanine lender--

                                       114

     o    has agreed, among other things, not to enforce its rights to realize upon the collateral securing its related mezzanine loan without written confirmation from the rating agencies that an enforcement action would not cause the downgrade, withdrawal or qualification of the then current ratings of the offered certificates, unless certain conditions are met relating to the identity and status of the transferee of the collateral and the replacement property manager and, in certain cases, the delivery of an acceptable non-consolidation opinion letter by counsel, and

     o    has subordinated and made junior its related mezzanine loan to the related mortgage loan (other than as to its interest in the pledged collateral) and has the option to purchase the related mortgage loan if that mortgage loan becomes a defaulted mortgage loan or to cure the default.

     In the case of thirty (30) mortgage loans, representing approximately 30.4%
of the initial mortgage pool balance (27 mortgage loans in loan group 1, representing approximately 16.0% of the initial loan group 1 balance, and three
(3) mortgage loans in loan group 2, representing approximately 68.9% of the initial loan group 2 balance), the owners of the related borrowers are permitted to pledge their ownership interests in the borrowers as collateral for mezzanine debt in the future, as identified in the table below. The incurrence of this mezzanine indebtedness is generally subject to certain conditions, that may include any one or more of the following conditions--

     o    consent of the mortgage lender;

     o    satisfaction of loan-to-value tests, which provide that the aggregate principal balance of the related mortgage loan and the subject mezzanine debt may not exceed a specified percentage of the value of the related mortgaged real property and debt service coverage tests, which provide that the combined debt service coverage ratio of the related mortgage loan and the subject mezzanine loan may not be less than a specified number;

     o    subordination of the mezzanine debt pursuant to a subordination and intercreditor agreement; and/or

     o    confirmation from each rating agency that the mezzanine financing will not result in a downgrade, qualification or withdrawal of the then current ratings of the offered certificates.

                                       115

 LOAN                                                    MAXIMUM LTV       MINIMUM DSCR     INTERCREDITOR AGREEMENT
NUMBER              MORTGAGED REAL PROPERTY            RATIO PERMITTED       PERMITTED          REQUIRED (Y/N)
------   -------------------------------------------   ---------------   ----------------   -----------------------

 1       Peter Cooper Village and Stuyvesant Town(1)         70%               1.30x                  Yes
 6       HSA Memphis Industrial Portfolio(2)                 85%               1.10x                  Yes
 8       Medical Centre of Santa Monica                      70%         1.30x (actual)               Yes
                                                                         0.90x (stressed)
12       Plaza Squaw Creek                                   80%         1.00x (stressed)             Yes
18       Fort Henry Mall                                     80%               1.25x                  Yes
22       One Belmont Avenue                                  80%               1.20x                  Yes
34       Yankee Candle Company                               85%               1.10x                  Yes
35       Lennox Center                                       85%               1.20x                  Yes
38       Cellco Building                                     80%               1.20x                  Yes
45       Flextronics-Plano                                   70%               1.20x                  Yes
46       Pahrump Valley Junction                             85%               1.10x                  Yes
56       Coastal South Carolina Portfolio                    85%               1.31x                  Yes
63       Greenfield Gateway                                  90%               1.05x                  Yes
66       Carefree Shopping Center                            85%               1.15x                  Yes
71       Tallahassee Residence Inn                           85%               1.15x                  Yes
76       River Pointe                                        85%               1.10x                  Yes
81       Broadway Business Center                            80%         1.15x (actual)               Yes
                                                                         0.90x (stressed)
104      48317-48389 Fremont Boulevard                       75%               1.20x                  Yes
126      Grossmont Medical Office Building                   80%               1.20x                  Yes
138      Wilmette Commons                                    80%               1.20x                  Yes
144      Oak Hill Shopping Center                            80%               1.20x                  Yes
145      Chapline Place Shopping Center                      85%               1.10x                  Yes
146      Herbalife Center(3)                                 90%               1.05x                  Yes
152      Mission Plaza                                       80%               1.20x                  Yes
177      Calumet City Sports Authority                       80%               1.20x                  Yes
188      Gadsby Building                                     85%               1.15x                  Yes
201      6800 Broken Sound Parkway                           80%               1.20x                  Yes
256      Gateway Plaza                                       75%               1.30x                  Yes
268      Dollar General II (Pool 3)                          85%               1.07x                  Yes
281      Dollar General II (Pool 7)                          85%               1.07x                  Yes

----------
(1)  The related borrower may obtain $300,000,000 of any combination of pari passu mortgage debt and subordinate mezzanine debt.

(2)  Future mezzanine debt permitted only after original mezzanine loan is repaid.

(3)  Additionally, the tenant at the mortgaged real property must have exercised its expansion option (pursuant to its lease) in order for the borrower to incur future mezzanine debt.

     While a mezzanine lender has no security interest in or rights to the mortgaged real property securing the related mortgage borrower's mortgage loan, a default under a mezzanine loan could cause a change in control in the related mortgage borrower as a result of the realization on the pledged ownership interests by the mezzanine lender. See "Risk Factors--Risks Relating to the
Mortgage Loans--A Borrower's Other Loans May Reduce the Cash Flow Available to
the Mortgaged Real Property Which May Adversely Affect Payment on Your
Certificates; Mezzanine Financing Reduces a Principal's Equity in, and Therefore
Its Incentive to Support, a Mortgaged Real Property" in this prospectus supplement.

     Unsecured and Other Debt. The mortgage loans generally do not prohibit the related borrower from incurring other obligations in the ordinary course of business relating to the mortgaged real property, including, but not limited to, trade payables, or from incurring indebtedness secured by equipment or other personal property located at or used in connection with the mortgaged real property. Therefore, under certain of the mortgage loans, the borrower has incurred or is permitted to incur additional financing that is not secured by the mortgaged real property. In addition, borrowers that have not agreed to certain special purpose covenants in the related loan documents are not prohibited from incurring additional debt.

                                       116

     In addition to the foregoing kinds of additional debt a borrower may have incurred, we are aware that in the case of three (3) mortgage loans (loan numbers 43, 69 and 92), representing approximately 1.1% of the initial mortgage pool balance and approximately 1.6% of the initial loan group 1 balance, the related borrowers have incurred, or are permitted to incur, subordinate unsecured indebtedness.

     Except as disclosed under this "--Additional and Other Financing"
subsection, we have not been able to confirm whether the respective borrowers under the mortgage loans have any other debt outstanding. We make no representation with respect to the mortgage loans as to whether any other subordinate financing currently encumbers any mortgaged real property, whether any borrower has incurred material unsecured debt or whether a third-party holds debt secured by a pledge of an equity interest in a related borrower.

     Zoning and Building Code Compliance. In connection with the origination of each mortgage loan, the related originator examined whether the use and operation of the mortgaged real property were in material compliance with zoning, land-use, building, fire and health ordinances, rules, regulations and orders then-applicable to that property. Evidence of this compliance may have been in the form of legal opinions, surveys, recorded documents, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower. In some cases, a certificate of occupancy was not available. Where the property as currently operated is a permitted nonconforming use and/or structure, an analysis was generally conducted as to--

     o    the likelihood that a material casualty would occur that would prevent the property from being rebuilt in its current form; and

     o    whether existing replacement cost hazard insurance or, if necessary, supplemental law or ordinance coverage would, in the event of a material casualty, be sufficient--

          1.   to satisfy the entire mortgage loan; or

          2.   taking into account the cost of repair, to pay down the mortgage loan to a level that the remaining collateral would be adequate security for the remaining loan amount.

     Notwithstanding the foregoing, we cannot assure you, however, that any such analysis, or that the above determinations, were made in each and every case.

     Lockboxes. One hundred nineteen (119) mortgage loans, representing approximately 65.2% of the initial mortgage pool balance (one hundred eleven
(111) mortgage loans in loan group 1, representing approximately 62.3% of the initial loan group 1 balance and eight (8) mortgage loans in loan group 2, representing approximately 73.0% of the initial loan group 2 balance), generally provide that all rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged real properties will be paid into one of the following types of lockboxes, each of which is described below.

     o    LOCKBOXES IN EFFECT ON THE DATE OF CLOSING. Income (or a portion thereof sufficient to pay monthly debt service) is paid directly to a lockbox account controlled by the lender, or both the borrower and the lender, except that with respect to multifamily properties, income is collected and deposited in the lockbox account by the manager of the mortgaged real property and, with respect to hospitality properties, cash or "over-the-counter" receipts are deposited into the lockbox account by the manager, while credit card receivables are deposited directly into a lockbox account. In the case of such lockboxes, funds deposited into the lockbox account are disbursed either--

          1.   in accordance with the related loan documents to satisfy the borrower's obligation to pay, among other things, debt service payments, taxes and insurance and reserve account deposits; or

          2.   to the borrower on a daily or other periodic basis, until the occurrence of a triggering event, following which the funds will be disbursed to satisfy the borrower's obligation to

                                       117

               pay, among other things, debt service payments, taxes and
               insurance and reserve account deposits.

          In some cases, the lockbox account is currently under the control of both the borrower and the lender, to which the borrower will have access until the occurrence of the triggering event, after which no such access will be permitted. In other cases, the related loan documents require the borrower to establish the lockbox but each account has not yet been established.

          For purposes of this prospectus supplement, a lockbox is considered to be a "hard" lockbox when income from the subject property is paid directly into a lockbox account controlled by the lender. A lockbox is considered to be a "soft" lockbox when income from the subject property is paid into a lockbox account controlled by the lender, by the borrower or a property manager that is affiliated with the borrower.

     o    SPRINGING LOCKBOX. Income is collected by or otherwise accessible to the borrower until the occurrence of a triggering event, following which a lockbox of the type described above is put in place, from which funds are disbursed to a lender controlled account and used to pay, among other things, debt service payments, taxes and insurance and reserve account deposits. Examples of triggering events may include:

          1.   a failure to pay the related mortgage loan in full on or before any related anticipated repayment date; or

          2.   a decline by more than a specified amount, in the net operating income of the related mortgaged real property; or

          3.   a failure to meet a specified debt service coverage ratio; or

          4.   an event of default under the mortgage.

     For purposes of this prospectus supplement, a springing lockbox is an account, which may be a hard or soft lockbox, that is required to be established by the borrower upon the occurrence of a trigger event.

     The 119 mortgage loans referred to above provide for lockbox accounts as follows:

                                  NUMBER OF                   % OF INITIAL      % OF INITIAL        % OF INITIAL
                                   MORTGAGE                     MORTGAGE        LOAN GROUP 1        LOAN GROUP 2
          LOCKBOXES*                LOANS        BALANCE      POOL BALANCE   PRINCIPAL BALANCE   PRINCIPAL BALANCE
-------------------------------   ---------   -------------   ------------   -----------------   -----------------

Hard                                  64      2,145,598,810       48.5%            40.8%               68.9%
Soft                                   6         96,228,363        2.2%             1.7%                3.4%
Soft at Closing, Springing Hard        2         83,200,000        1.9%             2.6%                0.0%
None at Closing, Springing Hard       47        559,492,646       12.6%            17.1%                0.6%
                                     ---      -------------       -----            -----               -----
                                     119      2,884,519,818       65.2%            62.3%               73.0%
                                     ===      =============       =====            =====               =====

----------
*    Includes lockboxes required to be in effect on the date of closing but not yet established. In certain cases the loan documents require that the related lockbox be established within a specified period following the loan closing date.

     Hazard, Liability and Other Insurance. Although exceptions exist, the loan documents for each of the mortgage loans generally require the related borrower to maintain with respect to the corresponding mortgaged real property the following insurance coverage--

     o    hazard insurance in an amount that generally is, subject to an approved deductible, at least equal to the lesser of--

          1.   the outstanding principal balance of the mortgage loan; and

          2.   the full insurable replacement cost or insurable value of the improvements located on the insured property;

                                       118

     o    if any portion of the improvements on the property was in an area identified in the federal register by the Federal Emergency Management
          Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, in an amount that is equal to the least of--

          1.   the outstanding principal balance of the related mortgage loan;

          2.   the full insurable replacement cost or insurable value of the improvements on the insured property; and

          3.   the maximum amount of insurance available under the National
               Flood Insurance Act of 1968;

     o    commercial general liability insurance against claims for personal and bodily injury, death or property damage; and

     o    business interruption or rent loss insurance.

     Certain mortgage loans permit a borrower to satisfy its insurance coverage requirement by permitting its tenant to self-insure (including with respect to terrorism insurance coverage).

     In general, the mortgaged real properties for the mortgage loans, including those properties located in California, are not insured against earthquake risks. In the case of those properties located in California, other than those that are manufactured housing communities or self storage facilities, a third-party consultant conducted seismic studies to assess the probable maximum loss for the property. Additionally, with respect to the mortgaged properties securing the Converting Loans, no seismic studies were conducted. None of the resulting reports concluded that a mortgaged real property was likely to experience a probable maximum loss in excess of 20% of the estimated replacement cost of the improvements.

     Each master servicer (with respect to each of the mortgage loans serviced by it, including those of such mortgage loans that have become specially serviced mortgage loans), and the special servicer, with respect to REO
Properties, will be required to use reasonable efforts, consistent with the
Servicing Standard, to cause each borrower to maintain, or if the borrower does not maintain, the applicable master servicer will itself maintain, to the extent available at commercially reasonable rates and that the trustee has an insurable interest therein, for the related mortgaged real property, all insurance required by the terms of the loan documents and the related mortgage.

     Where insurance coverage at the mortgaged real property for any mortgage loan is left to the lender's discretion, the master servicers will be required to exercise such discretion in accordance with the Servicing Standard, and to the extent that any mortgage loan so permits, the related borrower will be required to exercise its efforts to obtain insurance from insurers which have a minimum claims-paying ability rating of at least "A" by each of S&P, Moody's and
Fitch (or the obligations of which are guaranteed or backed by a company having such claims-paying ability), and where insurance is obtained by a master servicer, such insurance must be from insurers that meet such requirements. In addition to the foregoing, neither master servicer will be required to cause to be maintained or to itself obtain and maintain any earthquake or environmental insurance policy unless a policy providing such coverage was in effect either at the time of the origination of the related mortgage loan or at the time of initial issuance of the certificates.

     In some cases, however, insurance may not be available from insurers that are rated by any of S&P, Moody's or Fitch. In that case, the applicable master servicer or the special servicer, as the case may be, will be required to use reasonable efforts, consistent with the servicing standard, to cause the borrower to maintain, or will itself maintain, as the case may be, insurance with insurers having the next highest ratings that are offering the required insurance at commercially reasonable rates.

     Various forms of insurance maintained with respect to any of the mortgaged real properties for the mortgage loans, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in the trust. As a result of total limits under any of those blanket policies, losses at other

                                       119

properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the mortgage loans in the trust. See "Risk Factors--Risks Related to the Mortgage Loans--The
Absence or Inadequacy of Insurance Coverage on the Property May Adversely Affect
Payments on Your Certificates" in this prospectus supplement and "Risk
Factors--Lack of Insurance Coverage Exposes a Trust to Risk for Particular
Special Hazard Losses" in the accompanying base prospectus.

     With limited exception, the mortgage loans generally provide that insurance and condemnation proceeds are to be applied either--

     o    to restore the mortgaged real property; or

     o    towards payment of the mortgage loan.

     If any mortgaged real property is acquired by the trust through foreclosure, deed in lieu of foreclosure or otherwise following a default on the related mortgage loan, the special servicer will be required to maintain for that property generally the same types of insurance policies providing coverage in the same amounts as were previously required under the related mortgage loan.
The special servicer will not be required to obtain any insurance for an REO
Property that was previously required under the related mortgage if (a) such insurance is not available at any rate; or (b) as determined by the special servicer following due inquiry conducted in a manner consistent with the
Servicing Standard and subject to the rights of and consultation with the controlling class representative, such insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties in similar locales.

     The master servicers and the special servicer may each satisfy their obligations regarding maintenance of the hazard insurance policies referred to in this prospectus supplement by maintaining a blanket insurance policy or a master force-placed insurance policy insuring (or entitling the applicable party to obtain insurance) against hazard losses on all of the mortgage loans for which they are responsible. If any blanket insurance policy maintained by a master servicer or the special servicer contains a deductible clause, however, the applicable master servicer or the special servicer, as the case may be, will be required, in the event of a casualty covered by that policy, to pay out of its own funds all sums that--

     o    are not paid because of the deductible clause; and

     o    would have been paid if an individual hazard insurance policy referred to above had been in place.

     The applicable originator and its successors and assigns are the beneficiaries under separate title insurance policies with respect to each mortgage loan. It is expected that each title insurer will enter into co-insurance and reinsurance arrangements with respect to the title insurance policy as are customary in the title insurance industry. Subject to standard exceptions, including those regarding claims made in the context of insolvency proceedings, each title insurance policy will provide coverage to the trustee for the benefit of the certificateholders for claims made against the trustee regarding the priority and validity of the borrower's title to the subject mortgaged real property.

ASSESSMENTS OF PROPERTY CONDITION

     Property Inspections. All of the mortgaged real properties for the mortgage loans were inspected in connection with the origination or acquisition of the related mortgage loan to assess their general condition. No inspection revealed any patent structural deficiency or any deferred maintenance considered material and adverse to the interests of the holders of the offered certificates, except in such cases where adequate reserves have been established.

     Appraisals. All of the mortgaged real properties for the mortgage loans were appraised by a state certified appraiser or an appraiser belonging to the
Appraisal Institute in accordance with the Federal Institutions Reform, Recovery and Enforcement Act of 1989. The primary purpose of each of those appraisals was to provide an opinion of the fair market value of the related mortgaged real property. There can be no assurance that another appraiser would have arrived at the same opinion of value. The resulting appraised values are shown on Annex A-1 to this prospectus supplement.

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     Environmental Assessments. A third-party environmental consultant conducted a Phase I environmental site assessment, or updated a previously conducted assessment (which update may have been pursuant to a database update), with respect to most of the mortgaged real properties except the converting loans securing the mortgage loans during the 12-month period ending on the cut-off date, except for loan numbers 40 and 156.

     In the case of seven (7) mortgaged real properties, representing approximately 1.7% of the initial mortgage pool balance, and approximately 2.3%
of the initial loan group 1 balance, a third-party consultant also conducted a
Phase II environmental site assessment of each such mortgaged real property.

     The environmental testing at any particular mortgaged real property did not necessarily cover all potential environmental issues. For example, tests for radon, lead-based paint and lead in water were generally performed only at multifamily rental properties and only when the originator of the related mortgage loan believed this testing was warranted under the circumstances.

     If the environmental investigations described above identified material adverse or potentially material adverse environmental conditions at or with respect to any of the respective mortgaged real properties securing a mortgage loan or at a nearby property with potential to affect a mortgaged real property, then one of the following occurred:

     o    an environmental consultant investigated those conditions and recommended no further investigations or remediation; or

     o    an operation and maintenance plan or other remediation was required and/or an escrow reserve was established to cover the estimated costs of obtaining that plan and/or effecting that remediation; or

     o    those conditions were remediated or abated prior to the closing date;
          or

     o    a letter was obtained from the applicable regulatory authority stating that no further action was required; or

     o    an environmental insurance policy (which was not for the primary benefit of a secured lender) was obtained, a letter of credit was provided, an escrow reserve account was established, another party has acknowledged responsibility, or an indemnity from the responsible party was obtained to cover the estimated costs of any required investigation, testing, monitoring or remediation; or

     o    in those cases where an offsite property is the location of a leaking underground storage tank or groundwater or soil contamination, a responsible party has been identified under applicable law, and generally either--

          1.   that condition is not known to have affected the mortgaged real property; or

          2.   the responsible party has either received a letter from the applicable regulatory agency stating no further action is
               required, established a remediation fund, engaged in responsive remediation, or provided an indemnity or guaranty to the
               borrower; or

          3.   an environmental insurance policy was obtained (which was not for the primary benefit of a secured lender).

     In some cases, the identified condition related to the presence of asbestos-containing materials, lead-based paint, mold, and/or radon. Where these substances were present, the environmental consultant often recommended, and the related loan documents required--

     o    the establishment of an operation and maintenance plan to address the issue, or

     o    in some cases involving asbestos-containing materials, lead-based paint, mold and/or radon, an abatement or removal program or a long-term testing program.

                                       121

     In a few cases, the particular asbestos-containing materials, lead-based paint, mold and/or radon was in need of repair or other remediation. This could result in a claim for damages by any party injured by that condition. In certain cases, the related lender did not require the establishment of an operation and maintenance plan despite the identification of issues involving asbestos-containing materials and/or lead-based paint.

     In some cases, the environmental consultant did not recommend that any action be taken with respect to a potentially material adverse environmental condition at a mortgaged real property securing a mortgage loan, because a responsible party with respect to that condition had already been identified.
There can be no assurance, however, that such a responsible party will be financially able to address the subject condition.

     In some cases where the environmental consultant recommended specific remediation of an adverse environmental condition, the related originator of a mortgage loan required the related borrower generally:

     o    to carry out the specific remedial measures prior to closing;

     o    carry out the specific remedial measures post-closing and, if deemed necessary by the related originator of the subject mortgage loan, deposit with the lender a cash reserve in an amount generally equal to
          100% to 125% of the estimated cost to complete the remedial measures;
          or

     o    to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents.

     Some borrowers under the mortgage loans have not satisfied all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been or will continue to be implemented.

     In some cases, the environmental assessment for a mortgaged real property identified potential and, in some cases, significant environmental issues at nearby properties. The resulting environmental report indicated, however, that--

     o    the mortgaged real property had not been affected or had been minimally affected,

     o    the potential for the problem to affect the mortgaged real property was limited, or

     o    a person responsible for remediation had been identified.

     The information provided by us in this prospectus supplement regarding environmental conditions at the respective mortgaged real properties is based on the environmental site assessments referred to in this "--Environmental
Assessments" subsection and has not been independently verified by--

     o    us,

     o    any of the other parties to the pooling and servicing agreement,

     o    any of the mortgage loan sellers,

     o    any of the underwriters, or

     o    the affiliates of any of these parties.

     There can be no assurance that the environmental assessments or studies, as applicable, identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties.

     See "Risk Factors--Risks Related to the Mortgage Loans--Lending on
Income-Producing Real Properties Entails Environmental Risks" in this prospectus supplement.

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     Secured Creditor Environmental Insurance Policy. Certain mortgaged real properties are covered by individual secured creditor impaired property environmental insurance policies. In general, each policy insures the trust fund against losses resulting from certain known and unknown environmental conditions in violation of applicable environmental standards at the subject mortgage real properties during the applicable policy periods, which periods continue at least five years beyond the maturity date of the mortgage loans to which they relate
(with the exception of loan numbers 17, 40 and 179, which have policy terms that are co-terminus with the related mortgage loans), provided no foreclosure has occurred. Subject to certain conditions and exclusions, each insurance policy, by its terms, generally provides coverage, up to a maximum of 125% of the original loan balance (with the exception of loan numbers 17,40 and 179, which have policy limits of approximately 36%, 52% and 100%, respectively, of the related senior loan amount) against (i) losses resulting from default under the mortgage loans to which they relate if on site environmental conditions in violation of the applicable environmental standards are discovered at the mortgage real properties during the policy periods and no foreclosures of the mortgaged real properties have taken place, (ii) clean-up costs discovered by the insured resulting from environmental conditions in violation of the applicable environmental standards at or emanating from the mortgaged real properties, and (iii) losses from third-party claims against the trust during the policy period for any losses for bodily injury, property damage or related claim expenses caused by conditions in violation of applicable environmental standards.

     The premiums for each of the secured creditor impaired property policies described above, have been or, as of the date of initial issuance of the offered certificates, will have been paid in full. We cannot assure you, however, that should environmental insurance be needed, coverage would be available or uncontested, that the terms and conditions of such coverage would be met, that coverage would be sufficient for the claims at issue or that coverage would not be subject to certain deductibles.

     In the case of eleven (11) mortgage loans (loan numbers 263, 268, 271, 277,
280, 281, 290, 294, 296, 297 and 307), representing approximately 0.4% of the initial mortgage pool balance, approximately 0.4% of the initial loan group 1 balance and approximately 0.6% of the initial loan group 2 balance, are each the subject of a group secured creditor impaired property policy provided by
Steadfast Insurance Company, an affiliate of Zurich North America. In the case of each of these policies, the insurance was obtained to provide coverage for certain losses that may arise from certain known or suspected adverse environmental conditions that exist or may arise at the related mortgaged real property or was obtained in lieu of a Phase I environmental site assessment, in lieu of a recommended or required Phase II environmental site assessment or in lieu of an environmental indemnity from a borrower principal or a high net-worth entity. The policies will be assigned to the trust. The premiums for these policies have been or, as of the initial issuance of the series 2007-5 certificates will be paid, in full.

     Engineering Assessments. Except as indicated in the following paragraph, in connection with the origination of the mortgage loans, a licensed engineer inspected the related mortgaged real properties except those properties securing the Converting Loans to assess the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The resulting engineering reports were prepared:

     o    in the case of three hundred sixty-three (363) mortgaged real properties, representing security for approximately 80.5% of the initial mortgage pool balance, during the 12-month period preceding the cut-off date, and

     o    in the case of three hundred sixty-seven (367) mortgaged real properties, representing security for approximately 81.3% of the initial mortgage pool balance, during the 21-month period preceding the cut-off date.

     The resulting reports indicated deferred maintenance items and/or recommended capital improvements on the mortgaged real properties. Generally, with respect to a majority of the mortgaged real properties, where the engineer's recommended repairs, corrections or replacements were deemed material by the related originator, the related borrowers were required to carry out the necessary repairs, corrections or replacements, and in some instances, to establish reserves, generally in an amount ranging from 100% to 125% of the licensed engineer's estimated cost of the recommended repairs, corrections or replacements to fund deferred maintenance or replacement items that the reports characterized as in need of prompt attention.

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ASSIGNMENT OF THE MORTGAGE LOANS

     On or before the date of initial issuance of the offered certificates, each mortgage loan seller will transfer its mortgage loans to us, and we will then transfer all the mortgage loans to the trust. In each case, the transferor will assign the subject mortgage loans, without recourse, to the transferee.

     In connection with the foregoing transfers, the related mortgage loan seller will be required to deliver the following documents, among others, to the custodian with respect to each of the mortgage loans--

     o    either:

          1.   the original promissory note, endorsed without recourse to the order of the trustee or in blank; or

          2.   if the original promissory note has been lost, a copy of that note, together with a lost note affidavit and indemnity;

     o    the original or a copy of the related mortgage instrument, together with originals or copies of any intervening assignments of that instrument, in each case, unless the particular document has not been returned from the applicable recording office, with evidence of recording or certified by the applicable recording office;

     o    the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that instrument, in each case, unless the particular document has not been returned from the applicable recording office, with evidence of recording or certified by the applicable recording office;

     o    either:

          1.   a completed assignment of the related mortgage instrument in favor of the trustee or in blank, in recordable form except for completion of the assignee's name if delivered in blank and except for missing recording information; or

          2.   a certified copy of that assignment as sent for recording;

     o    either:

          1.   a completed assignment of any separate related assignment of leases and rents in favor of the trustee or in blank, in
               recordable form except for completion of the assignee's name if delivered in blank and except for missing recording information;
               or

          2.   a certified copy of that assignment as sent for recording;

     o    an original or copy of the lender's policy or certificate of title insurance or, if a title insurance policy has not yet been issued or located, a commitment for title insurance, which may be a pro forma policy or a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company;

     o    in those cases where applicable, the original or a copy of the related ground lease;

     o    originals or copies of any consolidation, assumption, substitution and modification agreements in those instances where the terms or provisions of the related mortgage instrument or promissory note have been consolidated or modified or the subject mortgage loan has been assumed; and

     o    a copy of any related letter of credit (the original of which will be required to be delivered to the applicable master servicer).

                                       124

provided that mortgage loan seller may deliver certain documents, including those identified in the third, fourth and fifth bullets, within the 30-day period following the date of issuance of the offered certificates.

     The custodian is required to hold all of the documents delivered to it with respect to the mortgage loans, in trust for the benefit of the certificateholders. Within a specified period of time following that delivery, the custodian will be further required to conduct a review of those documents.
The scope of the custodian's review of those documents will, in general, be limited solely to confirming that those documents have been received. None of the trustee, either master servicer, the special servicer or custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

     If--

     o    any of the above-described documents required to be delivered by the respective mortgage loan sellers to the custodian is not delivered or is otherwise defective in the manner contemplated by the pooling and servicing agreement; and

     o    that omission or defect materially and adversely affects the value of, or the interests of the certificateholders in, the subject loan,

then the omission or defect will constitute a material document defect as to which the certificateholders will have the rights against us described below under "--Repurchases and Substitutions," provided that no document defect (other than with respect to a mortgage note, mortgage, title insurance policy, ground lease or any letter of credit) will be considered to materially and adversely affect the interests of the certificateholders or the value of the related mortgage loan unless the document with respect to which the document defect exists is required in connection with an imminent enforcement of the lender's rights or remedies under the related mortgage loan, defending any claim asserted by any borrower or third party with respect to the mortgage loan, establishing the validity or priority of any lien on any collateral securing the mortgage loan or for any immediate servicing obligations.

     Within a specified period following the later of--

     o    the date on which the offered certificates are initially issued; and

     o    the date on which all recording information necessary to complete the subject document is received by the custodian,

the custodian or one or more independent third-party contractors retained at the expense of the mortgage loan sellers must submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in the trustee's favor described above. Because most of the mortgage loans are newly originated, many of those assignments cannot be completed and recorded until the related mortgage and/or assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

REPRESENTATIONS AND WARRANTIES

     In each mortgage loan purchase agreement, the applicable mortgage loan seller has represented and warranted with respect to each mortgage loan (subject to certain exceptions specified in each mortgage loan purchase agreement), as of the issuance date, or as of such other date specifically provided in the representation and warranty, among other things, generally that:

     (a)  The information relating to the mortgage loan set forth in the loan schedule attached to the related mortgage loan purchase agreement will be true and correct in all material respects as of the cut-off date.

     (b)  Immediately prior to its transfer and assignment of the mortgage loan, it had good title to, and was the sole owner of, the mortgage loan.

                                       125

     (c)  The related mortgage instrument is a valid and, subject to the exceptions and limitations on enforceability set forth in clause (d)
          below, enforceable first priority lien upon the related mortgaged real property, prior to all other liens and there are no other liens and/or encumbrances that are pari passu with the lien of the mortgage, in any event subject, however, to the Permitted Encumbrances, which Permitted
          Encumbrances do not, individually or in the aggregate, materially interfere with the security intended to be provided by the related mortgage, the current principal use of the related mortgaged real property, the value of the mortgaged real property or the current ability of the related mortgaged real property to generate income sufficient to service the mortgage loan.

     (d)  The promissory note, the mortgage instrument and each other agreement executed by or on behalf of the related borrower in connection with the mortgage loan is the legal, valid and binding obligation of the related borrower, subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state
          anti-deficiency or market value limit deficiency legislation. In addition, each of the foregoing documents is enforceable against the related borrower in accordance with its terms, except as enforcement may be limited by (1) bankruptcy, insolvency, reorganization, receivership, fraudulent transfer and conveyance or other similar laws affecting the enforcement of creditors' rights generally, (2) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law, and (3) public policy considerations regarding provisions purporting to provide
          indemnification for securities law violations, except that certain provisions in those documents may be further limited or rendered unenforceable by applicable law, but, subject to the limitations set forth in the foregoing clauses (1), (2) and (3), such limitations or unenforceability will not render those loan documents invalid as a whole or substantially interfere with the lender's realization of the principal benefits and/or security provided thereby.

     (e)  It has not received notice and has no actual knowledge, of any proceeding pending for the condemnation of all or any material portion of the mortgaged real property for the mortgage loan.

     (f)  There exists an American Land Title Association or equivalent form of the lender's title insurance policy (or, if the title policy has yet to be issued, a pro forma policy or a marked up title insurance commitment binding on the title insurer) on which the required premium has been paid, insuring the first priority lien of the related mortgage instrument or, if more than one, mortgage instruments, in the original principal amount of the mortgage loan after all advances of principal, subject only to Permitted Encumbrances, which Permitted
          Encumbrances do not, individually or in the aggregate, materially interfere with the security intended to be provided by the related mortgage, the current principal use of the related mortgaged real property, the value of the mortgaged real property or the current ability of the related mortgaged real property to generate income sufficient to service the mortgage loan.

     (g)  The proceeds of the mortgage loan have been fully disbursed, except in those cases where the full amount of the mortgage loan has been disbursed, but a portion of the proceeds is being held in escrow or reserve accounts pending satisfaction of specific leasing criteria, repairs or other matters with respect to the related mortgaged real property, and there is no requirement for future advances under the mortgage loan.

     (h)  If the related mortgage instrument is a deed of trust, a trustee, duly qualified under applicable law, has either been properly designated and currently so serves or may be substituted in accordance with the deed of trust and applicable law.

     (i)  Except as identified in the engineering report prepared by an independent engineering consultant obtained in connection with the origination of the mortgage loan (if such a report was prepared), to its knowledge, the related mortgaged real property is in good repair and free and clear of any damage that would materially and adversely affect its value as security for the mortgage loan, except in any such case where an escrow of funds, letter of credit or insurance coverage exists sufficient to effect the necessary repairs and maintenance.

                                       126

     In addition to the above-described representations and warranties, each mortgage loan seller will also make additional representations and warranties regarding the mortgage loans being sold by them to depositor, which (subject to certain exceptions specified in each mortgage loan purchase agreement), will include representations and warranties generally to the following effect:

     o    the borrower is obligated to be in material compliance with environmental laws and regulations;

     o    the mortgage loan is eligible to be included in a REMIC;

     o    there are no liens for delinquent real property taxes on the related mortgaged real property;

     o    the related borrower is not the subject of bankruptcy proceedings;

     o    if applicable, a mortgage loan secured by a borrower's leasehold interest contains certain provisions for the benefit of the lender;
          and

     o    the borrower is obligated to provide financial information regarding the related mortgaged real property on at least an annual basis.

REPURCHASES AND SUBSTITUTIONS

     In the case of (i) a breach of any of the loan-specific representations and warranties in any mortgage loan purchase agreement that materially and adversely affects the value of a mortgage loan or the interests of the certificateholders in that mortgage loan or (ii) a material document defect as described above under "--Assignment of the Mortgage Loans" above, the applicable mortgage loan seller, if it does not cure such breach or defect in all material respects within a period of 90 days following its receipt of notice thereof, is obligated pursuant to the applicable mortgage loan purchase agreement (the relevant rights under which have been assigned by us to the trustee) to either substitute a qualified substitute mortgage loan (so long as that substitution is effected prior to the second anniversary of the Closing Date) and pay any substitution shortfall amount or to repurchase the affected mortgage loan within such 90-day period at the purchase price described below; provided that, unless the breach or defect would cause the mortgage loan not to be a qualified mortgage within the meaning of section 860G(a)(3) of the Code, the applicable mortgage loan seller generally has an additional 90-day period to cure such breach or defect if it is diligently proceeding with such cure. Each mortgage loan seller is solely responsible for its repurchase or substitution obligation, and such obligations will not be our responsibility. The purchase price at which a mortgage loan seller will be required to repurchase a mortgage loan as to which there remains an uncured material breach or material document defect, as described above, will be generally equal to the sum (without duplication) of--

     o    the unpaid principal balance of that mortgage loan at the time of purchase, plus

     o    all unpaid interest due and accrued with respect to that mortgage loan at its mortgage interest rate to, but not including, the due date in the collection period of purchase (exclusive of any portion of that interest that constitutes Additional Interest), plus

     o    all unpaid interest accrued on Advances made under the pooling and servicing agreement with respect to that mortgage loan, plus

     o    all unreimbursed servicing advances made under the pooling and servicing agreement with respect to that mortgage loan, plus

     o    any reasonable costs and expenses, including, but not limited to, the cost of any enforcement action, incurred by the applicable master servicer, the special servicer, the trustee, the certificate administrator, the custodian or the trust fund in connection with any such purchase by a mortgage loan seller (to the extent not included in the preceding bullet), plus

     o    other Additional Trust Fund Expenses related to that mortgage loan, including special servicing fees, plus

                                       127

     o    if the circumstances (which are discussed under "Servicing of the
          Mortgage Loans--Servicing and Other Compensation and Payment of
          Expenses--The Principal Recovery Fee") under which a principal recovery fee would be payable to the special servicer are present, a principal recovery fee.

     If (i) any mortgage loan is required to be repurchased or substituted for in the manner described above, (ii) such mortgage loan is then a Crossed Loan, and (iii) the applicable document defect (including any omission) or breach of a representation and warranty does not constitute a defect or breach, as the case may be, as to any other Crossed Loan in such Crossed Group (without regard to this paragraph), then the applicable defect or breach, as the case may be, will be deemed to constitute a defect or breach, as the case may be, as to any other
Crossed Loan in the Crossed Group for purposes of this paragraph, and the related mortgage loan seller will be required to repurchase or substitute for such other Crossed Loan(s) in the related Crossed Group unless (A) the weighted average debt service coverage ratio for all the remaining related Crossed Loans for the four calendar quarters immediately preceding the repurchase or substitution is not less than the weighted average debt service coverage ratio for all such related Crossed Loans, including the affected Crossed Loan, for the four calendar quarters immediately preceding the repurchase or substitution; and
(B) the weighted average loan-to-value ratio of the remaining related Crossed
Loans determined at the time of repurchase or substitution, based upon an appraisal obtained by the special servicer, is not greater than the weighted average loan-to-value ratio for all such Crossed Loans, including the affected
Crossed Loan, at the time of repurchase or substitution. In the event that one or more of such other Crossed Loans satisfy the aforementioned criteria, the mortgage loan seller may elect either to repurchase or substitute for only the affected Crossed Loan as to which the related breach or defect exists or to repurchase or substitute for all of the Crossed Loans in the related Crossed
Group.

     To the extent that the related mortgage loan seller repurchases or substitutes only for an affected Crossed Loan as described in the immediately preceding paragraph while the trustee continues to hold any related Crossed
Loans, we and the related mortgage loan seller will agree in the related mortgage loan purchase agreement to forbear from enforcing any remedies against the other's Primary Collateral, but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Crossed Loans, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the
Crossed Loans held by such party, then both parties have agreed in the related mortgage loan purchase agreement to forbear from exercising such remedies until the loan documents evidencing and securing the relevant mortgage loans can be modified to remove the threat of material impairment as a result of the exercise of remedies.

     Notwithstanding the foregoing discussion, if any mortgage loan is otherwise required to be repurchased or substituted for in the manner described above, as a result of a document defect or breach with respect to one or more mortgaged real properties that secure a mortgage loan that is secured by multiple properties, the related mortgage loan seller will not be required to effect a repurchase or substitution of the subject mortgage loan if--

     o    the affected mortgaged real property(ies) may be released pursuant to the terms of any partial release provisions in the related loan documents and such mortgaged real property(ies) are, in fact, released,

     o    the remaining mortgaged real property(ies) satisfy the requirements, if any, set forth in the loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release would not cause either of REMIC I or REMIC II to fail to qualify as a REMIC under the Code or result in the imposition of any tax on prohibited transactions or contributions after the startup day of either REMIC I or REMIC II under the Code, and

     o    the related mortgage loan seller obtains written confirmation from each applicable rating agency that the release will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the offered certificates.

     Except with respect to breaches of certain representations regarding the borrower's obligation to pay certain costs (in respect of which the remedy is the payment of costs), the foregoing substitution or repurchase obligation constitutes the sole remedy available to the certificateholders and the trustee for any uncured material

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breach of any mortgage loan seller's representations and warranties or material document defects regarding its mortgage loans. There can be no assurance that the applicable mortgage loan seller will have the financial resources to repurchase any mortgage loan at any particular time. Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold to us by such mortgage loan seller, and neither we nor any of our affiliates will be obligated to substitute or repurchase any such affected mortgage loan in connection with a material breach of a mortgage loan seller's representations and warranties or material document defects if such mortgage loan seller defaults on its obligation to do so.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this prospectus supplement of the mortgage pool is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the monthly debt service payments due on the mortgage loans on or before the cut-off date. Prior to the issuance of the offered certificates, one or more mortgage loans may be removed from the mortgage pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the offered certificates, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. We believe that the information in this prospectus supplement will be generally representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued; however, the range of mortgage interest rates and maturities, as well as the other characteristics of the mortgage loans described in this prospectus supplement, may vary, and the actual initial mortgage pool balance may be as much as 5% larger or smaller than the initial mortgage pool balance specified in this prospectus supplement.

     A current report on Form 8-K, together with the pooling and servicing agreement, will be filed with the Securities and Exchange Commission and be available to purchasers of the offered certificates on or shortly after the date of initial issuance of the offered certificates. If mortgage loans are removed from or added to the mortgage pool, that removal or addition will be noted in that current report on Form 8-K.

                            TRANSACTION PARTICIPANTS

THE ISSUING ENTITY

     In connection with the issuance of the certificates, the issuing entity will be ML-CFC Commercial Mortgage Trust 2007-5, a common law trust created under the laws of the State of New York pursuant to the pooling and servicing agreement. ML-CFC Commercial Mortgage Trust 2007-5 is sometimes referred to in this prospectus supplement and the accompanying base prospectus as the "issuing entity," the "trust" or the "trust fund." We will transfer the mortgage loans to the trust in exchange for the issuance of the certificates to us or at our direction. The trust assets will initially consist of the mortgage loans, any collections of interest or principal thereon that are allocable to the period after the cut-off date but were received on or prior to the date of initial issuance of the certificates, and any related reserve or escrow funds being held pending application as of the date of initial issuance of the certificates.

     The trust's activities will be limited to the transactions and activities entered into in connection with the securitization described in this prospectus supplement and, except for those activities, the trust will not be authorized and will have no power to borrow money or issue debt, merge with another entity, reorganize, liquidate or sell assets or engage in any business or activities.
Consequently, the trust will not be permitted to hold any assets, or incur any liabilities, other than those described in this prospectus supplement. Because the trust will be created pursuant to the pooling and servicing agreement, the trust and its permissible activities can only be amended or modified by amending the pooling and servicing agreement. See "Description of the Governing
Documents--Amendment" in the accompanying base prospectus. The fiscal year end of the trust will be December 31.

     The trust will not have any directors, officers or employees. The trustee, the certificate administrator, the custodian, the master servicers and the special servicer will be responsible for administration of the trust assets, in each case to the extent of its duties expressly set forth in the pooling and servicing agreement. Those parties may perform their respective duties directly or through sub-servicers and/or agents.

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     Because the trust fund will be a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a "business trust" for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a "business trust."

THE DEPOSITOR

     We are Merrill Lynch Mortgage Investors, Inc., the depositor for the series
2007-5 securitization transaction. We will acquire the mortgage loans from the sponsors and the other mortgage loan seller and will transfer the mortgage loans to the trust. At this time, we are only engaged in the securitization of mortgage loans of the type described in the accompanying base prospectus. The accompanying base prospectus contains a more detailed description of us under the heading "The Depositor."

THE SPONSORS AND MORTGAGE LOAN SELLERS

     MERRILL LYNCH MORTGAGE LENDING, INC. Merrill Lynch Mortgage Lending, Inc.
("MLML"), our affiliate, an affiliate of Merrill Lynch, Pierce, Fenner & Smith
Incorporated, one of the underwriters and an affiliate of Merrill Lynch Capital
Services, Inc., the swap counterparty, will transfer to us, for inclusion in the series 2007-5 securitization transaction, fifty-four (54) mortgage loans, representing approximately 39.2% of the initial mortgage pool balance. MLML has been originating and/or acquiring multifamily and commercial mortgage loans for securitization since 1994. MLML securitized, in registered public offerings, approximately: (a) $1.45 billion of multifamily and commercial mortgage loans during 2005; (b) $1.97 billion of multifamily and commercial mortgage loans during 2004; and (c) $4.83 billion of multifamily and commercial mortgage loans during 2003. For additional information regarding MLML, see "The Sponsor" in the accompanying base prospectus.

     COUNTRYWIDE COMMERCIAL REAL ESTATE FINANCE, INC. Countrywide Commercial
Real Estate Finance, Inc. ("CRF") is a California corporation with its principal offices located in Calabasas, California. CRF is a wholly owned direct subsidiary of Countrywide Capital Markets, Inc., which is a wholly owned direct subsidiary of Countrywide Financial Corporation. Countrywide Financial
Corporation, through its subsidiaries, provides mortgage banking and diversified financial services in domestic and international markets. Founded in 1969,
Countrywide Financial Corporation is headquartered in Calabasas, California. CRF is an affiliate of Countrywide Securities Corporation, one of the underwriters and a registered broker dealer specializing in underwriting, buying, and selling mortgage backed debt securities. CRF is also an affiliate of Countrywide Home
Loans, Inc. ("CHL"), a New York corporation headquartered in Calabasas, CA. CHL is engaged primarily in the mortgage banking business, and as part of that business, originates, purchases, sells and services mortgage loans. CHL originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated or serviced by CHL are principally first lien, fixed or adjustable rate mortgage loans secured by single family residences. CHL and its consolidated subsidiaries, including Countrywide Servicing, service substantially all of the mortgage loans CHL originates or acquires. In addition, Countrywide Servicing has purchased in bulk the rights to service mortgage loans originated by other lenders.

     CRF was founded in 2004 and originates and purchases from other lenders, commercial and multifamily mortgage loans for the purpose of securitizing them in commercial mortgage backed securitization ("CMBS") transactions. CRF also engages in the origination, and/or buying and selling, of mortgages and other interests related to commercial real estate for investment and other purposes.

     Neither CRF, CHL, Countrywide Servicing nor any of their affiliates services the commercial and multifamily loans that CRF originates or acquires for securitization in CMBS transactions.

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     The table below indicates the size and growth of CRF's commercial mortgage loan origination program:

        COUNTRYWIDE COMMERCIAL REAL ESTATE LOAN ORIGINATION (IN MILLIONS)

                                           THROUGH
                       2004      2005     6/7/2006     TOTAL
                      ------   --------   --------   ---------
Fixed Rate Loans      $756.0   $4,640.0   $6,406.2   $11,802.2
Floating Rate Loans   $ 52.0   $  527.0   $1,534.0   $ 2,113.0
                      ------   --------   --------   ---------
TOTAL                 $808.0   $5,167.0   $7,940.2   $13,915.2

     CRF's Securitization Program. CRF originates multifamily and commercial mortgage loans throughout the United States since 2004 and may potentially originate abroad. CRF originates both fixed and floating rate multifamily and commercial mortgage loans. To date, substantially all of the multifamily and commercial mortgage loans contributed to commercial mortgage securitizations by
CRF have been originated, directly or through correspondents, by CRF.

     In the normal course of its securitization program, CRF, may also acquire multifamily and commercial mortgage loans from various third party originators.
These mortgage loans may have been originated using underwriting guidelines not established by CRF. The trust fund relating to a series of offered certificates may include mortgage loans originated by one or more of these third parties.

     CRF may also originate multifamily and commercial mortgage loans in conjunction with third party correspondents and, in those cases, the third party correspondents may perform the underwriting based on various criteria established or reviewed by CRF, and CRF would originate the subject mortgage loan on a specified closing date prior to inclusion in the subject securitization.

     In connection with its commercial mortgage securitization transactions, CRF generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. The issuing entity issues commercial mortgage pass through certificates backed by, and supported by the cash flows generated by, those mortgage assets.

     CRF and its affiliates also work with rating agencies, unaffiliated mortgage loan sellers and servicers in structuring the securitization transaction. Neither CRF nor any of its affiliates acts as servicer of any multifamily or commercial mortgage loan in the commercial mortgage securitizations for which it contributes these loans. Instead, CRF and/or the applicable depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund established with respect to a series of certificates.

     In connection with CRF contributing mortgage loans to a commercial mortgage securitization transaction, CRF may be obligated, specifically with respect to the mortgage loans that it is contributing, generally pursuant to a mortgage loan purchase agreement or other comparable agreement, to:

     o    deliver various specified loan documents;

     o    file and/or record or cause a third party to file and/or record on its behalf various specified loan documents and assignments of those documents; and

     o    make various loan specific representations and warranties.

     If it is later determined that any mortgage asset contributed by CRF fails to conform to the specified representations and warranties or there is a defect in or an omission with respect to certain specified mortgage loan documents related to that mortgage asset, which breach, defect or omission, as the case may be, is determined to have a material adverse effect on the value of the subject mortgage asset or such other standard as is described in the related prospectus supplement, then after being notified, CRF will generally have an obligation to cure the subject defect, omission or breach or to repurchase or, under certain circumstances, substitute the subject mortgage asset.

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     The table below indicates the size and growth of CRF's commercial mortgage loan securitization program:

    COUNTRYWIDE COMMERCIAL REAL ESTATE LOAN SECURITIZATION/SALE (IN MILLIONS)

                                          THROUGH
                       2004     2005     6/7/2006     TOTAL
                      -----   --------   --------   --------
Fixed Rate Loans      $58.0   $2,914.4   $4,240.1   $7,212.5
Floating Rate Loans      --      102.2      332.6      434.8
                      -----   --------   --------   --------
TOTAL                 $58.0   $3,016.6   $4,572.7   $7,647.3

     CRF's Underwriting Standards. Set forth below is a discussion of certain general underwriting guidelines of CRF with respect to multifamily and commercial mortgage loans originated by CRF. The underwriting guidelines described below may not apply to multifamily and commercial mortgage loans acquired by CRF from third party originators.

     Notwithstanding the discussion below, given the unique nature of income producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history. Consequently, there can be no assurance that the underwriting of any particular multifamily or commercial mortgage loan will conform to the general guidelines described in this "--CRF's Underwriting
Standards" section.

     1. LOAN ANALYSIS. CRF performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan it originates. The credit analysis of the borrower may include a review of third party credit reports, reports resulting from judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower and its principals. Generally, borrowers are required to be single purpose entities, although exceptions may be made from time to time on a case by case basis. The collateral analysis includes an analysis, in each case to the extent available, of historical property operating statements, a current rent roll, a budget and a projection of future performance and a review of tenant leases. Depending on the type of real property collateral involved and other relevant circumstances, CRF's underwriting staff and/or legal counsel will review leases of significant tenants. CRF may also perform a limited qualitative review with respect to certain tenants located at the real property collateral, particularly significant tenants, credit tenants and sole tenants. CRF generally requires third party appraisals, as well as environmental reports, building condition reports and, if applicable, seismic reports. Each report is reviewed for acceptability by a CRF staff member or a third party reviewer. The results of these reviews are incorporated into the underwriting report.

     2. LOAN APPROVAL. Prior to commitment, all multifamily and commercial mortgage loans to be originated by CRF must be approved by the CRF credit committee, which is comprised of representatives of CRF and its affiliates. The requirements of the committee vary by loan size. The committee may approve a mortgage loan as presented, request additional due diligence, modify the loan terms or decline a loan transaction.

     3. DEBT SERVICE COVERAGE RATIO. The repayment of a multifamily or commercial mortgage loan is typically dependent upon the successful operation of the related real property collateral and the ability of that property to generate income sufficient to make debt service payments on the loan.
Accordingly, in connection with the origination of any multifamily or commercial mortgage loan, CRF will analyze whether cash flow expected to be derived from the subject real property collateral will be sufficient to make the required payments under that mortgage loan, taking into account, among other things, revenues and expenses for, and other debt currently secured by, or that in the future may be secured by, the subject real property collateral as well as debt secured by pledges of the ownership interests in the related borrower.

     The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

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     o    the amount of income, net of operating expenses and capital expenditures, derived or expected to be derived from the related real property collateral for a given period that is available to pay debt service on the subject mortgage loan, to

     o    the sum of the scheduled payments of principal and/or interest during that given period required to be paid (i) on the subject mortgage loan under the related loan documents and (ii) on any other loan that is secured by a lien of senior or equal priority on the related real property collateral.

     However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral.

     For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, CRF may utilize annual net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:

     o    the assumption that a particular tenant at the subject real property collateral that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

     o    the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject real property collateral or is out for signature will be executed and in place on a future date;

     o    the assumption that a portion of currently vacant and unleased space at the subject real property collateral will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

     o    the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

     o    assumptions regarding the probability of renewal of particular leases and/or the re leasing of certain space at the subject real property collateral and the anticipated effect on capital and re leasing expenditures; and

     o    various additional lease up assumptions and other assumptions regarding the payment of rent not currently being paid.

     There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance.

     Generally, the debt service coverage ratio for multifamily and commercial mortgage loans originated by CRF, calculated as described above, will be equal to or greater than 1.20:1 (subject to the discussion under "--Additional Debt"
below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan or related real property collateral. For example, CRF may originate a multifamily or commercial mortgage loan with a debt service coverage ratio below 1.20:1 based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization) the type of tenants and leases at the subject real property collateral, the taking of additional collateral such as reserves, letters of credit and/or guarantees, CRF's judgment of improved property performance in the future and/or other relevant factors. In addition, CRF may originate a multifamily loan on a property in what is considered by CRF to be a strong market at a debt service coverage ratio that is lower than 1.20:1.

     4. LOAN TO VALUE RATIO. CRF also looks at the loan to value ratio of a prospective multifamily or commercial mortgage loan as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan to value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

                                       133

     o    the sum of the then outstanding principal balance of the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related real property collateral, to

     o    the estimated as is or as stabilized value of the related real property collateral based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

     Generally, the loan to value ratio for multifamily and commercial mortgage loans originated by CRF, calculated as described above, will be equal to or less than 81% (subject to the discussion under "--Additional Debt" below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan or related real property collateral. For example, CRF may originate a multifamily or commercial mortgage loan with a loan to value ratio above 81% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the subject real property collateral, the taking of additional collateral such as reserves, letters of credit and/or guarantees, CRF or the appraiser's judgment of improved property performance in the future and/or other relevant factors.

     5. ADDITIONAL DEBT. When underwriting a multifamily or commercial mortgage loan, CRF will take into account whether the subject real property collateral and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that CRF or an affiliate will be the lender on that additional debt.

     The debt service coverage ratio described above under "--Debt Service
Coverage Ratio" and the loan to value ratio described above under "--Loan to
Value Ratio" may be below 1.20:1 and above 81%, respectively, based on the existence of additional debt secured by the related real property collateral or directly or indirectly by equity interests in the related borrower.

     6.   ASSESSMENTS OF PROPERTY CONDITION. As part of the underwriting process, CRF will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan.
          To aid in that analysis, CRF may, subject to certain exceptions, inspect or retain a third party to inspect the property and will obtain the property assessments and reports described below.

     (a)  Appraisals. CRF will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser or an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers. In addition, CRF will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal
          Foundation, a not for profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial
          Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, CRF may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

     (b)  Environmental Assessment. CRF may require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, CRF may utilize an update of a prior environmental assessment or a desktop review. Alternatively, CRF might forego an environmental assessment in limited circumstances, such as when it requires the borrowers or its principal to obtain an environmental insurance policy or an environmental guarantee.
          Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when CRF or the environmental consultant believes that such an analysis is warranted under the circumstances.

     Depending on the findings of the initial environmental assessment, CRF may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral.

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     (c)  Engineering Assessment. In connection with the origination process,
          CRF may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, CRF will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

     (d)  Seismic Report. If the subject real property collateral includes any material improvements and is located in California or in seismic zones
          3 or 4, CRF may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is equal to or greater than 20% of the estimated replacement cost for the improvements at the property, CRF may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that in assessing probable maximum loss different assumptions may be used with respect to each seismic assessment, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of
          20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

     7. ZONING AND BUILDING CODE COMPLIANCE. In connection with the origination of a multifamily or commercial mortgage loan, CRF will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents;
temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; zoning reports; and/or representations by the related borrower.

     Where a property as currently operated is a permitted non conforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, CRF will analyze whether--

     o    any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

     o    casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by CRF to be sufficient to pay off the related mortgage loan in full;

     o    the real property collateral, if permitted to be repaired or restored in conformity with current law, would in CRF's judgment constitute adequate security for the related mortgage loan; and/or

     o    to require the related borrower to obtain law and ordinance insurance
          (which may or may not be adequate to cover any potential related loss).

     8. ESCROW REQUIREMENTS. Based on its analysis of the real property collateral, the borrower and the principals of the borrower, CRF may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation. CRF conducts a case by case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by CRF. Furthermore, CRF may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In certain situations, CRF may not require any reserves or escrows.

     Notwithstanding the foregoing discussion under this "--CRF's Underwriting
Standards" section, CRF may sell mortgage loans to the depositor for inclusion in the trust fund that vary from, or do not comply with, CRF's underwriting guidelines. In addition, in some cases, CRF's and/or its affiliates may not have strictly applied these underwriting guidelines as the result of a case by case permitted exception based upon other compensating factors.

     KEYBANK NATIONAL ASSOCIATION. KeyBank National Association ("KeyBank") is a
sponsor of this securitization and is one of the mortgage loan sellers. KeyBank is the seller of forty-eight (48) of the underlying

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mortgage loans or 12.7% of the initial mortgage pool balance, all of which loans were underwritten and originated by KeyBank.

     KeyBank is a national banking association that is a wholly-owned subsidiary of KeyCorp (NYSE: KEY). KeyBank is the parent of KeyCorp Real Estate Capital
Markets, Inc., one of the master servicers. KeyBank maintains its primary offices at Key Tower, 127 Public Square, Cleveland, Ohio 44114, and its
telephone number is (216) 689-6300. KeyBank has approximately 950 banking centers located in 13 states. As of December 31, 2006, KeyBank had total assets of approximately $88.081 billion, total liabilities (including minority interest in consolidated subsidiaries) of approximately $81.228 billion and approximately
$6.853 billion in stockholder's equity.

     KeyBank provides financial services, including commercial real estate financing, throughout the United States. In 2006, KeyBank's Real Estate Capital
Group originated a total of $16.0 billion in construction, development, permanent and private equity loans from 32 offices nationwide. Of this total,
$3.3 billion was originated for sale through commercial mortgage-backed securities (CMBS) transactions, acquisition by Fannie Mae or Freddie Mac, or sale to life insurance companies and pension funds.

     KeyBank began selling commercial mortgage loans into CMBS transactions in
2000. KeyBank's commercial mortgage loans that are originated for sale into a
CMBS transaction (or through a sale of whole loan interests to third party investors) are generally fixed rate and are secured primarily by retail, office, multifamily, industrial, self-storage, and hospitality properties. As of
December 31, 2006, KeyBank had originated approximately $8.2 billion of commercial mortgage loans that have been securitized in 33 securitization transactions. The following table sets forth information for the past three years regarding the amount of commercial mortgage loans that KeyBank (i)
originated for the purposes of securitization in CMBS transactions and (ii)
actually securitized in CMBS transactions (which amounts include mortgage loans that were originated or purchased by KeyBank).

                   YEAR          LOANS ORIGINATED   LOANS SECURITIZED
            ------------------   ----------------   -----------------
            2006 (in billions)        $2.221             $1.905
            2005 (in billions)        $1.385             $1.323
            2004 (in billions)        $1.213             $1.099

     Generally, KeyBank originates the commercial mortgage loans that it contributes to CMBS transactions. However, if KeyBank purchases mortgage loans from third-party originators (which mortgage loans may have been originated using underwriting guidelines not established by KeyBank), KeyBank re-underwrites those mortgage loans and performs other procedures to ascertain the quality of those mortgage loans, which procedures are subject to approval by a credit officer of KeyBank.

     KeyBank originates commercial mortgage loans and, together with other sponsors or loan sellers, participates in a securitization by transferring the mortgage loans to an unaffiliated securitization depositor, which then transfers the mortgage loans to the issuing entity for the related securitization. KeyBank initially selects the mortgage loans that it will contribute to the securitization, but it has no input on the mortgage loans contributed by other sponsors or loan sellers. KeyBank generally participates in securitizations with multiple mortgage loan sellers and an unaffiliated depositor.

     KeyBank's wholly-owned subsidiary, KeyCorp Real Estate Capital Markets,
Inc., acts as the primary servicer of KeyBank's commercial mortgage loans that are securitized and in most cases, including this transaction, acts as a master servicer for securitizations in which KeyBank participates. Other than the securitization of commercial mortgage loans, KeyBank securitizes federal and private student loans that it originates or purchases from third parties.

     KeyBank's Underwriting Standards

     General. Set forth below is a general discussion of certain of KeyBank's underwriting guidelines for originating commercial mortgage loans. KeyBank also generally applies these underwriting guidelines when it re-underwrites commercial mortgage loans acquired from third-party originators. KeyBank generally does not

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outsource to third parties any credit underwriting decisions or originating duties other than those services performed by providers of environmental, engineering and appraisal reports and other related consulting services.

     The underwriting and origination procedures and credit analysis described below may vary from one commercial mortgage loan to another based on the unique circumstances of the related commercial property (including its type, current use, size, location, market conditions, tenants and leases, performance history and/or other factors), and KeyBank may, on a case-by-case basis, permit exceptions to its underwriting guidelines based upon other compensating factors.
Consequently, there can be no assurance that the underwriting of any particular underlying mortgage loan sold into this transaction by KeyBank strictly conformed to the general guidelines described in this "--KeyBank's Underwriting
Standards" section.

     Loan Analysis. KeyBank generally performs both a credit analysis and a collateral analysis for each commercial mortgage loan as well as a site inspection of the related real property collateral. The credit analysis of the borrower generally includes a review of third-party credit reports and/or judgment, lien, bankruptcy and pending litigation searches as well as searches to determine OFAC and PATRIOT Act compliance. Generally, borrowers of loans greater than $4.0 million are required to be special-purpose entities, although exceptions are made on a case-by-case basis. The collateral analysis generally includes an analysis, in each case to the extent available and applicable, of the historical property operating statements, rent rolls and a review of certain significant tenant leases. KeyBank's credit underwriting also generally includes a review of third-party appraisals, as well as environmental reports, property condition reports and seismic reports, if applicable.

     Loan Approval. Prior to commitment, all commercial mortgage loans to be originated or purchased by KeyBank must be approved by a dedicated credit officer of KeyBank. The credit officer may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

     Debt Service Coverage Ratio and Loan-to-Value Ratio. KeyBank's underwriting includes a calculation of the debt service coverage ratio (DSCR) in connection with the origination of a commercial mortgage loan. The DSCR will generally be calculated based on the underwritten net cash flow from the subject property as determined by KeyBank and payments on the mortgage loan based on actual principal and/or interest due on the mortgage loan. However, underwritten net cash flow is a subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral, and there is no assurance that those assumptions or adjustments will, in fact, be consistent with actual property performance.
KeyBank's underwriting also generally includes a calculation of the loan-to-value ratio of a prospective commercial mortgage loan in connection with its origination. In general, the loan-to-value ratio of a commercial mortgage loan at any given time is the ratio, expressed as a percentage, of (i) the then outstanding principal balance of the mortgage loan, to (ii) the estimated value of the related real property collateral based on an appraisal. See also the discussion of "UW Net Cash Flow" in the "Glossary" to this prospectus supplement and "Annex A-1 Characteristics of the Mortgage Loans" and "Annex A-2 Certain
Statistical Information Regarding the Mortgage Loans" in this prospectus supplement.

     Property Assessments. As part of its underwriting process, KeyBank will obtain the following property assessments.

     Appraisals. KeyBank will require independent appraisals in connection with the origination of each commercial mortgage loan that meet the requirements of the "Uniform Standards of Professional Appraisal Practice" as adopted by the
Appraisal Standards Board of the Appraisal Foundation and the guidelines in
Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of
1989.

     Environmental Assessment. KeyBank will require a Phase I environmental assessment with respect to the real property collateral for a prospective commercial mortgage loan. However, when circumstances warrant, KeyBank may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Depending on the findings of the initial environmental assessment, KeyBank may require additional environmental testing, such as a
Phase II environmental assessment with respect to the subject real property collateral, an environmental insurance policy, an escrow of funds or a guaranty or indemnity with respect to environmental matters.

                                       137

     Property Condition Assessment. KeyBank will require that an engineering firm inspect the real property collateral for any prospective commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, KeyBank will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

     Seismic Report. If the subject real property collateral includes any material improvements and is located in California or in seismic zones 3 or 4,
KeyBank may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, KeyBank may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price.

     Zoning and Building Code Compliance. KeyBank will generally examine whether the use and occupancy of the subject real property collateral securing a commercial mortgage loan is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property.
Evidence of this compliance may be in the form of one or more of the following:
legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering, appraisal or consulting reports; and/or representations by the related borrower.

     Escrow Requirements. Based on its analysis of the real property collateral, the borrower and the principals of the borrower, KeyBank may require a borrower under a commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves, potential re-tenanting expenses and/or environmental remediation. KeyBank conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by KeyBank. Furthermore,
KeyBank may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

     Notwithstanding the foregoing discussion under this "--KeyBank's
Underwriting Standards" section, the depositor may purchase underlying mortgage loans for inclusion in the issuing entity that vary from, or do not comply with,
KeyBank's underwriting guidelines.

     IXIS REAL ESTATE CAPITAL INC. IXIS Real Estate Capital Inc. ("IXIS RE"), is
a sponsor of this securitization and one of the mortgage loan sellers. IXIS RE is an affiliate of IXIS Securities North America Inc., one of the underwriters.
IXIS RE originated and underwrote all of the mortgage loans it is selling to the depositor, which represent 9.1% of the initial mortgage pool balance.

     IXIS RE, formerly known as CDC Mortgage Capital Inc., is a New York corporation. IXIS RE is a wholly-owned subsidiary of IXIS Capital Markets North
America Inc., which is more than a 95% owned subsidiary of IXIS North America
Inc., a wholly-owned subsidiary of IXIS Corporate & Investment Bank ("IXIS
CIB"), a fully licensed bank under French law. The executive offices of IXIS RE are located at 9 West 57th Street, New York, New York 10019, telephone number
(212) 891-6152.

     IXIS RE primarily engages in originating, purchasing and securitizing commercial and residential mortgage loans. IXIS RE also provides warehouse and repurchase financing to mortgage lenders and purchases closed, first- and subordinate-lien residential mortgage loans for securitization or resale, or for its own investment. IXIS CIB and its affiliates are engaged in a wide range of banking and investment banking activities in France and internationally.

     IXIS RE's Commercial Real Estate Securitization Program

     IXIS RE's primary business is the underwriting and origination of mortgage loans secured by commercial or multifamily properties for IXIS RE's securitization program. Substantially all mortgage loans originated by IXIS RE are sold to securitizations as to which IXIS RE acts as a mortgage loan seller.
IXIS RE, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans for securitization in 1999 and securitizing commercial mortgage loans in 1998. As of December 31, 2006, the total amount of commercial mortgage loans originated and securitized by IXIS RE and its predecessors is in excess of $11 billion.

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In its fiscal year ended December 31, 2006, IXIS RE securitized in excess of
$3.1 billion of commercial mortgage loans.

     IXIS RE's annual origination of loans secured by commercial real estate has grown from approximately $870 million in 1999 to approximately $4.8 billion in
2006. The commercial mortgage loans originated by IXIS RE include both fixed-
and floating-rate loans and both smaller "conduit" loans and large loans. IXIS
RE primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. IXIS RE originates loans in every state.

     IXIS RE originates or acquires mortgage loans and, together with other sponsors or mortgage loan sellers, participates in the securitization of those loans by transferring them to a depositor, which in turn transfers them to the issuing entity for the securitization. In coordination with its affiliate, IXIS
Capital Markets North America Inc., and with other underwriters, IXIS RE works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction. IXIS RE currently acts as sponsor and mortgage loan seller in transactions in which other entities act as sponsors, mortgage loan sellers and/or depositors. Neither IXIS RE nor any of its affiliates currently act as servicer of the mortgage loans in its securitization.

     Underwriting Standards

     Loan Analysis and Approval. Conduit mortgage loans originated by IXIS RE will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific loan. The underwriting criteria are general, and in many cases exceptions to one or more of these guidelines may be approved.
Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

     The IXIS RE credit underwriting team for each mortgage loan is required to conduct a review of the related mortgaged real property, generally including an analysis of the historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the loan. This analysis generally includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the IXIS RE underwriting team visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. As part of its underwriting procedures, IXIS RE also generally performs the procedures and obtains the third party reports or other documents described in this prospectus supplement under "Description of the Mortgage
Pool--Additional Loan and Property Information--Zoning and Building Code
Compliance" and "Assessments of Property Condition."

     Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from IXIS RE and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

     Debt Service Coverage Ratio and Loan-to-Value Ratio. IXIS RE's underwriting standards generally require a minimum debt service coverage ratio of 1.20x and maximum loan-to-value ratio of 80%. However, these requirements constitute solely guidelines, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, IXIS may originate a mortgage loan with a lower debt service coverage ratio or higher loan-to-value ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, IXIS RE's judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated by IXIS there may exist subordinate debt secured by the related mortgaged real property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may

                                       139

have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

     The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this prospectus supplement and Annex A-1 hereto may differ from the amount calculated at the time of origination. In addition, IXIS RE's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See "Description of the Mortgage
Pool" in this prospectus supplement.

     Escrow Requirements. IXIS RE often requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied.
In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. IXIS RE conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by IXIS RE.

     WELLS FARGO BANK, NATIONAL ASSOCIATION. Wells Fargo Bank, National
Association, a national banking association ("Wells Fargo Bank"), is one of the mortgage loan sellers. Wells Fargo Bank originated and underwrote all of the mortgage loans it is selling to us. Wells Fargo Bank is also one of the master servicers and the certificate administrator. See "Transaction Participants--The
Master Servicers and Special Servicer-Wells Fargo Bank, National Association"
and "--The Certificate Administrator" in this prospectus supplement.

     Wells Fargo Bank is a wholly-owned subsidiary of Wells Fargo & Company
(NYSE: WFC). The principal office of Wells Fargo Bank's commercial mortgage origination division is located at 45 Fremont Street, 9th Floor, San Francisco,
California 94105, and its telephone number is (415) 396-7697.

     Wells Fargo Bank is engaged in a general consumer banking, commercial banking and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Wells
Fargo Bank is a national banking association chartered by the Office of the
Comptroller of the Currency (the "OCC") and is subject to the regulation, supervision and examination of the OCC.

     Wells Fargo Bank's Commercial Mortgage Securitization Program. Wells Fargo
Bank has been active as a participant in securitizations of commercial and multifamily mortgage loans since 1995. Wells Fargo Bank originates commercial and multifamily mortgage loans and, together with other mortgage loan sellers and sponsors, participates in the securitization of such mortgage loans by transferring them to an unaffiliated securitization depositor and participating in structuring decisions. Multiple mortgage loan seller transactions in which
Wells Fargo Bank has participated include the "TOP" program in which Morgan
Stanley Capital I Inc. and Bear Stearns Commercial Mortgage Securities Inc. have alternately acted as depositor, the "PWR" program in which the BSCMSI Depositor or Bear Stearns Commercial Mortgage Securities II Inc. act as depositor and the
"HQ" and "LIFE" programs in which Morgan Stanley Capital I Inc. acts as depositor.

     Between the inception of its commercial mortgage securitization program in
1995 and December 31, 2006, Wells Fargo Bank originated approximately 3,553 fixed rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $18.4 billion, which were included in approximately 50 securitization transactions. The properties securing these loans include multifamily, office, retail, industrial, hospitality, manufactured housing and self-storage properties. Wells Fargo Bank and certain of its affiliates also originate other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans. In the year ended December 31, 2006, Wells Fargo Bank originated and securitized commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $3.8 billion, all of which were included in securitization transactions in which an unaffiliated entity acted as depositor.

     Servicing. Wells Fargo Bank services the mortgage loans that it originates, and is acting as master servicer in this transaction. See "--The Master
Servicers and Special Servicer-Wells Fargo Bank, National Association" in

                                       140

this prospectus supplement. Wells Fargo Bank is also acting as certificate administrator in this transaction. See "--The Certificate Administrator" in this prospectus supplement.

     Underwriting Standards. Wells Fargo Bank generally underwrites commercial and multifamily mortgage loans originated for securitization in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality, location and tenancy of the mortgaged real property and the sponsorship of the borrower, will impact the extent to which the underwriting criteria are applied to that mortgage loan. The underwriting criteria are general guidelines, and in many cases exceptions to one or more of the criteria may be approved. Accordingly, no representation is made that each mortgage loan originated by Wells Fargo Bank will comply in all respects with the underwriting criteria.

     An underwriting team comprised of real estate professionals conducts a review of the mortgaged real property related to each loan, generally including an analysis of historical property operating statements, if available, rent rolls, current and historical real estate taxes, and tenant leases. The borrower and certain key principals of the borrower are reviewed for financial strength and other credit factors, generally including financial statements (which are generally unaudited), third-party credit reports, and judgment, lien, bankruptcy and pending litigation searches. Depending on the type of the mortgaged real property and other factors, the credit of key tenants also may also be reviewed.
Each mortgaged real property is generally inspected to ascertain its overall quality, competitiveness, physical attributes, neighborhood, market, accessibility, visibility and demand generators. Wells Fargo Bank generally obtains the third party reports or other documents described in this prospectus supplement under "Description of the Mortgage Pool--Assessments of Property
Condition."

     A loan committee of senior real estate professionals reviews each proposed mortgage loan before a commitment is made. The loan committee may approve or reject a proposed loan, or may approve it subject to modifications or satisfaction with additional due diligence.

     Debt Service Coverage Ratio and LTV Ratio. Wells Fargo Bank's underwriting criteria generally require a minimum debt service coverage ratio of 1.20x and a maximum LTV Ratio of 80%. However, as noted above, these criteria are general guidelines, and exceptions to them may be approved based on the characteristics of a particular mortgage loan. For example, Wells Fargo Bank may originate a mortgage loan with a lower debt service coverage ratio or a higher LTV Ratio based on relevant factors such as the types of tenants and leases at the mortgaged real property or additional credit support such as reserves, letters of credit or guarantees. In addition, with respect to certain mortgage loans originated by Wells Fargo Bank or its affiliates there may exist subordinate debt secured by the related mortgaged real property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher LTV Ratio, if such subordinate or mezzanine debt is taken into account.

     For purposes of the underwriting criteria, Wells Fargo Bank calculates the debt service coverage ratio for each mortgage loan on the basis of underwritten net cash flow at loan origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this prospectus supplement and Annex A-1 hereto may differ from the ratio for such loan calculated at the time of origination. In addition, Wells Fargo Bank's underwriting criteria generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See
"Description of the Mortgage Pool" in this prospectus supplement.

     Escrow Requirements. Wells Fargo Bank may require a borrower to fund escrows or reserves for taxes and insurance or, in some cases, requires such escrows or reserves to be funded only upon a triggering event, such as an event of default under the related mortgage loan. Wells Fargo Bank may also require a borrower to fund escrows or reserves for other purposes such as deferred maintenance, re-tenanting expenses and capital expenditures, in some cases only during periods when certain debt service coverage ratios are not satisfied. In some cases, in lieu of funding an escrow or reserve, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. Wells Fargo Bank reviews the need for a particular escrow or reserve on a loan-by-loan basis and does not require escrows or reserves to be funded for each mortgage loan.

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THE MASTER SERVICERS AND THE SPECIAL SERVICER

     KEYCORP REAL ESTATE CAPITAL MARKETS, INC. KeyCorp Real Estate Capital
Markets, Inc. ("KRECM") will be a master servicer under the series 2007-5 pooling and servicing agreement. KRECM is an Ohio corporation that is a wholly-owned subsidiary of KeyBank National Association, one of the mortgage loan sellers and a sponsor, and an affiliate of KeyBanc Capital Markets, a
Division of McDonald Investments Inc., one of the underwriters. KeyBank National
Association and KeyBanc Capital Markets, a Division of McDonald Investments Inc.
are both wholly-owned subsidiaries of KeyCorp. KRECM maintains servicing offices at 911 Main Street, Suite 1500, Kansas City, Missouri 64105 and 1717 Main
Street, Suite 1000, Dallas, Texas 75201.

     KRECM has been engaged in the servicing of commercial mortgage loans since
1995 and commercial mortgage loans originated for securitization since 1998. The following table sets forth information about KRECM's portfolio of master or primary serviced commercial mortgage loans as of the dates indicated.

                          LOANS                             12/31/2004   12/31/2005   12/31/2006
---------------------------------------------------------   ----------   ----------   ----------

By Approximate Number:                                          5,345      11,218       11,322
By Approximate Aggregate Principal Balance (in billions):     $34.094     $73.692      $94.726

     Within this servicing portfolio are, as of December 31, 2006, approximately
9,384 loans with a total principal balance of approximately $70 billion that are included in approximately 116 commercial mortgage-backed securitization transactions. KRECM's servicing portfolio includes mortgage loans secured by multifamily, office, retail, hospitality and other types of income-producing properties that are located throughout the United States. KRECM also services newly-originated commercial mortgage loans and mortgage loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and a variety of investors and other third-parties. Based on the aggregate outstanding principal balance of loans being serviced as of June 30, 2006, the Mortgage Bankers Association of America
ranked KRECM the fifth largest commercial mortgage loan servicer in terms of total master and primary servicing volume.

     KRECM is approved as a master servicer, primary servicer and special servicer for commercial mortgage-backed securities rated by Moody's, S&P and
Fitch. Moody's does not assign specific ratings to servicers. KRECM is on S&P's
Select Servicer list as a U.S. Commercial Mortgage Master Servicer, and S&P has
assigned to KRECM the rating of STRONG as a master servicer, primary servicer and special servicer. Fitch has assigned to KRECM the ratings of CMS1- as a master servicer, CPS1- as a primary servicer and CSS2+ as a special servicer.
S&P's and Fitch's ratings of a servicer are based on an examination of many factors, including the servicer's financial condition, management team, organizational structure and operating history.

     No securitization transaction involving commercial mortgage loans in which
KRECM is or has been acting as master servicer has experienced a master servicer event of default as a result of any action or inaction of KRECM as master servicer, including as a result of KRECM's failure to comply with the applicable servicing criteria in connection with any securitization transaction.

     KRECM's servicing system utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows KRECM to process mortgage servicing activities including: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports. KRECM generally uses the
CMSA format to report to trustees of commercial mortgage-backed securities
(CMBS) transactions and maintains a website (www.Key.com\Key2CRE) that provides access to reports and other information to investors in CMBS transactions for which KRECM is a master servicer.

     Certain duties and obligations of the master servicer and the provisions of the series 2007-5 pooling and servicing agreement are described in this prospectus supplement under "Servicing of the Mortgage Loans." KRECM's ability to waive or modify any terms, fees, penalties or payments on the underlying mortgage loans and the effect of that ability on the potential cash flows from the underlying mortgage loans are described in the prospectus supplement under
"Servicing of the Mortgage Loans--The Controlling Class Representative and the
Loan Combination Controlling Parties"; "--Enforcement of Due-on-Sale and
Due-on-Encumbrance Provisions"; and "--Modifications, Waivers, Amendments and
Consents."

                                       142

     The master servicer's obligations to make debt service advances and/or servicing advances, and the interest or other fees charged for those advances and the terms of the master servicer's recovery of those advances, are described in this prospectus supplement under "Description of the Offered
Certificates--Advances of Delinquent Monthly Debt Service Payments and
Reimbursement of Advances" and "Servicing of the Mortgage Loans --Required
Appraisals" and "--Servicing and Other Compensation and Payment of Expenses."
KRECM will not have primary responsibility for the custody of original documents evidencing the underlying mortgage loans. Rather, the trustee acts as custodian of the original documents evidencing the underlying mortgage loans. But on occasion, KRECM may have custody of certain original documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent KRECM performs custodial functions as the master servicer, original documents will be maintained in a manner consistent with the Servicing Standard.

     Certain terms of the series 2007-5 pooling and servicing agreement regarding the master servicer's removal, replacement, resignation or transfer are described in this prospectus supplement under "Servicing of the Mortgage
Loans--Events of Default" and "--Rights Upon Event of Default."

     The manner in which collections on the underlying mortgage loans are to be maintained is described under "Servicing of the Mortgage Loans--Collection
Accounts" in this prospectus supplement. Generally, all amounts received by
KRECM on the underlying mortgage loans are initially deposited into a common clearing account with collections on other commercial mortgage loans serviced by
KRECM and are then allocated and transferred to the appropriate account described under "Servicing of the Mortgage Loans--Collection Accounts" in this prospectus supplement within the time required by the series 2007-5 pooling and servicing agreement. Similarly, KRECM generally transfers any amount that is to be disbursed to a common disbursement account on the day of the disbursement.

     KRECM maintains the accounts it uses in connection with servicing commercial mortgage loans with its parent company, KeyBank National Association.
The following table sets forth the ratings assigned to KeyBank National
Association's long-term deposits and short-term deposits.

                                         S&P   FITCH   MOODY'S
                                         ---   -----   -------
                  Long-Term Deposits:     A       A       A1
                  Short-Term Deposits:   A-1     F1      P-1

     KRECM believes that its financial condition will not have any material adverse effect on the performance of its duties under the series 2007-5 pooling and servicing agreement and, accordingly, will not have any material adverse impact on the mortgage pool performance or the performance of the series 2007-5 certificates. There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against KRECM or of which any of its property is the subject, that is material to the series
2007-5 certificateholders.

     KRECM has developed policies, procedures and controls for the performance of its master servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item
1122 of Regulation AB. These policies, procedures and controls include, among other things, procedures to (i) notify borrowers of payment delinquencies and other loan defaults, (ii) work with borrowers to facilitate collections and performance prior to the occurrence of a servicing transfer event, and (iii) if a servicing transfer event occurs as a result of a delinquency, loss, bankruptcy or other loan default, transfer the subject loan to the special servicer.
KRECM's servicing policies and procedures for the servicing functions it will perform under the series 2007-5 pooling and servicing agreement for assets of the same type included in the series 2007-5 securitization transaction are updated periodically to keep pace with the changes in the CMBS industry. For example, KRECM has, in response to changes in federal or state law or investor requirements, (i) made changes in its insurance monitoring and risk-management functions as a result of the Terrorism Risk Insurance Act of 2002 and (ii)
established a website where investors and mortgage loan borrowers can access information regarding their investments and mortgage loans. Otherwise, KRECM's servicing policies and procedures have been generally consistent for the last three years in all material respects.

     KRECM is, as the master servicer, generally responsible for both master servicing functions and primary servicing functions with respect to the underlying mortgage loans it is obligated to service under the series 2007-5 pooling and servicing agreement. However, KRECM will be permitted to appoint one or more subservicers to

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perform all or any portion of its primary servicing functions under the series
2007-5 pooling and servicing agreement, as further described in this prospectus supplement under "Servicing of the Mortgage Loans--Sub-Servicers." At the
request of certain of the mortgage loan sellers, KRECM intends to appoint six
(6) subservicers to perform primary servicing functions for certain underlying mortgage loans or groups of underlying mortgage loans (in each case aggregating less than 10% of the initial mortgage pool balance) pursuant to subservicing agreements that will require and entitle the respective subservicers to handle collections, hold escrow and reserve accounts and respond to and make recommendations regarding assignments and assumptions and other borrower requests.

     In addition, KRECM may from time to time perform some of its servicing obligations under the series 2007-5 pooling and servicing agreement through one or more third-party vendors that provide servicing functions such as tracking and reporting of flood zone changes, performing UCC searches or filing UCC financing statements and amendments.

     KRECM will, in accordance with its internal procedures and applicable law, monitor and review the performance of the subservicers that it appoints and any third-party vendors retained by it to perform servicing functions.

     KRECM is not an affiliate of the depositor, the sponsors (other than
KeyBank National Association), the issuing entity, the special servicer, the trustee, or any originator of any of the underlying mortgage loans identified in this prospectus supplement (other than KeyBank National Association).

     The information set forth in this prospectus supplement concerning KRECM has been provided by it. KRECM will make no representations as to the validity or sufficiency of the series 2007-5 pooling and servicing agreement, the series
2007-5 certificates, the underlying mortgage loans or this prospectus supplement.

     See also "Servicing of the Mortgage Loans--General," "--Servicing and Other
Compensation and Payment of Expenses," "--Enforcement of Due-on-Sale and
Due-on-Encumbrance Provisions," "--Modifications, Waivers, Amendments and
Consents," "--Required Appraisals," "--Collection Accounts" and "--Inspections;
Collection of Operating Information" below in this prospectus supplement.

     WELLS FARGO BANK, NATIONAL ASSOCIATION. Wells Fargo Bank, National
Association will act as master servicer with respect to those mortgage loans acquired by us from Countrywide Commercial Real Estate Finance, Inc. and Wells
Fargo Bank, National Association and transferred by us to the trust. Certain servicing and administration functions will also be provided by one or more primary servicers that previously serviced the mortgage loans for the applicable mortgage loan seller.

     Wells Fargo Bank has originated and serviced commercial mortgage loans since before 1975 and has serviced securitized commercial mortgage loans since
1993. Wells Fargo Bank is approved as a master servicer, primary servicer and special servicer for commercial mortgage-backed securities rated by Moody's, S&P and Fitch. Moody's does not assign specific ratings to servicers. S&P has assigned to Wells Fargo Bank the ratings of STRONG as a primary servicer and as a master servicer and ABOVE AVERAGE as a special servicer. Fitch has assigned to
Wells Fargo Bank the ratings of CMS2 as a master servicer, CPS1 as a primary servicer and CSS1 as a special servicer. S&P's and Fitch's ratings of a servicer are based on an examination of many factors, including the servicer's financial condition, management team, organizational structure and operating history.

     As of December 31, 2006, the commercial mortgage servicing group of Wells
Fargo Bank was responsible for servicing approximately 11,665 commercial and multifamily mortgage loans with an aggregate outstanding principal balance of approximately $103.7 billion, including approximately 10,434 loans securitized in approximately 93 commercial mortgage-backed securitization transactions with an aggregate outstanding principal balance of approximately $99.4 billion, and also including loans owned by institutional investors and government sponsored entities such as Freddie Mac. The properties securing these loans are located in all 50 states and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties. According to the Mortgage
Bankers Association of America, as of June 30, 2006, Wells Fargo Bank was the
fourth largest commercial mortgage servicer in terms of the aggregate outstanding principal balance of loans being master and/or primary serviced in commercial mortgage-backed securitization transactions.

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     Wells Fargo Bank has developed policies, procedures and controls for the performance of its master servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB. These policies, procedures and controls include, among other things, measures for notifying borrowers of payment delinquencies and other loan defaults and for working with borrowers to facilitate collections and performance prior to the occurrence of a Servicing Transfer Event.

     A Wells Fargo Bank proprietary website (www.wellsfargo.com/com/comintro)
provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo Bank is master servicer.

     Wells Fargo Bank may appoint one or more sub-servicers to perform all or any portion of its duties under the pooling and servicing agreement. Wells Fargo
Bank monitors and reviews the performance of sub-servicers appointed by it.

     Wells Fargo Bank has received an issuer rating of "Aaa" from Moody's. Wells
Fargo Bank's long term deposits are rated "Aaa" by Moody's, "AA" by S&P and
"AA+" by Fitch.

     Wells Fargo & Company is the holding company for Wells Fargo Bank. Wells
Fargo & Company files reports with the Securities and Exchange Commission as required under the Securities Exchange Act of 1934, as amended. Such reports include information regarding Wells Fargo Bank and may be obtained at the website maintained by the Securities and Exchange Commission at www.sec.gov.

     There are no legal proceedings pending against Wells Fargo Bank, or to which any property of Wells Fargo Bank is subject, that are material to the certificateholders, nor does Wells Fargo Bank have actual knowledge of any proceedings of this type contemplated by governmental authorities.

     CWCAPITAL ASSET MANAGEMENT LLC. CWCapital Asset Management LLC ("CWCAM"), a
Massachusetts limited liability company, will initially be appointed as special servicer (the "Special Servicer") under the pooling and servicing agreement.
CWCAM's primary special servicing office is located at 700 Twelfth Street N.W.,
Suite 700, Washington D.C. 20005 and it's telephone number is (888) 880-8958.
CWCAM or its affiliates are involved in real estate investment, finance and management business, including:

     o    originating commercial and multifamily real estate loans;

     o    investing in high-yielding real estate loans; and

     o    investing in, and managing as special servicer, unrated and non-investment grade rated securities issued pursuant to CMBS and CDO transactions.

     CWCAM was organized in June 2005. In July of 2005, it acquired Allied
Capital Corporation's special servicing operations and replaced Allied Capital
Corporation as special servicer for all transactions for which Allied Capital
Corporation served as special servicer. In February 2006, an affiliate of CWCAM merged with CRIIMI MAE, Inc. ("CMAE") and the special servicing operations of
CRIIMI MAE Services L.P., the special servicing subsidiary of CMAE, were consolidated into the special servicing operations of CWCAM. An affiliate or affiliates of CWCAM may acquire certain of the non-offered certificates. CWCAM is a wholly-owned subsidiary of CW Financial Services LLC. CWCAM and its affiliates own and are in the business of acquiring assets similar in type to the assets of the trust fund. Accordingly, the assets of CWCAM and its affiliates may, depending upon the particular circumstances including the nature and location of such assets, compete with the mortgaged real properties for tenants, purchasers, financing and so forth.

     Because CWCAM was not formed until June 2005, CWCAM did not serve as special servicer for any CMBS pools as of December 31, 2003, or as of December
31, 2004. As of December 31, 2005, CWCAM acted as special servicer with respect to 25 domestic CMBS pools containing approximately 3670 loans secured by properties throughout the United States with a then-current face value in excess of $32 billion. As of December 31, 2006, CWCAM acted as special servicer with respect to 94 domestic and 2 Canadian pools containing approximately 11,100 loans secured by properties throughout the United States and Canada with a then-current face value in excess

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of $108.7 billion. Those loans include commercial mortgage loans secured by the same types of income producing properties as those securing the Mortgage Loans backing the Certificates.

     CWCAM has three offices (Washington, D.C., Rockville, Maryland and Needham,
Massachusetts) and CWCAM provides special servicing activities in over 88 markets throughout the United States. As of December 31, 2006, CWCAM had 57
employees responsible for the special servicing of commercial real estate assets. As of December 31, 2006, within the CMBS pools described in the preceding paragraph, 162 assets were actually in special servicing. The assets owned or managed by CWCAM and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying Mortgage Loans for tenants, purchasers, financing and so forth. CWCAM does not service or manage any assets other than commercial and multifamily real estate assets.

     Since its formation, policies and procedures of special servicing at CWCAM have been adopted from the best practices of the Allied Capital Corporation and
CRIIMI MAE Services L.P., operations that it has acquired. These policies and procedures for the performance of its special servicing obligations, among other things, in compliance with applicable servicing criteria set forth in Item 1122 of Regulation AB of the Securities Act, including managing delinquent loans and loans subject to the bankruptcy of the borrower. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls.

     CWCAM occasionally engages consultants to perform property inspections and to provide close surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction. CWCAM does not believe that its financial condition will have any adverse effect on the performance of its duties under the pooling and servicing agreement and, accordingly, will not have any material impact on the mortgage pool performance or the performance of the
Certificates. CWCAM does not have any material primary principal and interest advancing obligations with respect to the CMBS pools as to which it acts as special servicer and only has primary property protection advancing obligations for one CMBS pool.

     CWCAM will not have primary responsibility for custody services of original documents evidencing the underlying Mortgage Loans. On occasion, CWCAM may have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or otherwise. To the extent that CWCAM has custody of any such documents, such documents will be maintained in a manner consistent with the servicing standard.

     There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against CWCAM or of which any of its property is the subject, that is material to the Certificateholders.

     CWCAM is not an affiliate of the Depositor, the trust fund, the Master
Servicer or the Trustee. However, CWCAM is an affiliate of Cadim TACH Inc., the anticipated initial holder of certain non-offered certificates. There are no specific relationships involving or relating to this transaction or the underlying Mortgage Loans between CWCAM or any of its affiliates, on the one hand, and the Depositor, the Master Servicer or the trust fund, on the other hand, that currently exist or that existed during the past two years. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm's length transaction with an unrelated third party--apart from the subject securitization transaction--between CWCAM or any of its affiliates, on the one hand, and the
Depositor, the Master Servicer or the trust fund, on the other hand, that currently exist or that existed during the past two years and that are material to an investor's understanding of the offered certificates.

     No securitization transaction involving commercial or multifamily mortgage loans in which CWCAM was acting as special servicer has experienced an event of default as a result of any action or inaction performed by CWCAM as special servicer. In addition, there has been no previous disclosure of material non-compliance with servicing criteria by CWCAM with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which CWCAM was acting as special servicer.

     From time-to-time, CWCAM and its affiliates may be parties to lawsuits and other legal proceedings arising in the ordinary course of business. CWCAM does not believe that any such lawsuits or legal proceedings

                                       146

would, individually or in the aggregate, have a material adverse effect on its business or its ability to service as special servicer. Additionally, CWCAM has no actual knowledge of any proceedings contemplated by governmental authorities that it believes would have a material adverse effect on its business or its ability to service loans pursuant to the pooling and servicing agreement.

     The Special Servicer may elect to sub-service some or all of its servicing duties with respect to each of the Specially Serviced Mortgage Loans and REO
Properties and any such sub-servicer will receive a fee for the services specified in such sub-servicing agreement; provided that the Special Servicer may not appoint a sub-servicer after the closing date if such sub-servicer is listed on a "do not hire" list to be provided by the Depositor, which "do not hire" list will reflect any parties who have failed to comply with Exchange Act reporting requirements in connection with this or any other securitization conducted by the Depositor. Additionally, any subservicing is subject to various other conditions set forth in the pooling and servicing agreement including the requirement that the Special Servicer will remain liable for its servicing obligations under the pooling and servicing agreement.

     Certain of the duties of the Special Servicer and the provisions of the pooling and servicing agreement regarding the Special Servicer, including, without limitation, information regarding the rights of the Special Servicer with respect to delinquencies, losses, bankruptcies and recoveries and the ability of the Special Servicer to waive or modify the terms of the Mortgage
Loans are set forth herein under "Servicing of the Mortgage
Loans--Modifications, Waivers, Amendments and Consents" and "--Realization Upon
Defaulted Mortgage Loans." Certain terms of the pooling and servicing agreement regarding the Special Servicer's removal, replacement, resignation or transfer are described herein under "Servicing of the Mortgage Loans--Events of Default"
and "--Rights Upon an Event of Default." For a description of the Special
Servicer's compensation see "Servicing of the Mortgage Loans--Servicing and
Other Compensation and Payment of Expenses."

     The information set forth in this section "Transaction Participants--The
Master Servicers and Special Servicer--CWCapital Asset Management LLC"
concerning the Special Servicer (other than the two immediately preceding paragraphs) has been provided by the Special Servicer. The Special Servicer makes no representations as to the validity or sufficiency of the pooling and servicing agreement (other than as to its being binding on the Special
Servicer), the certificates, the mortgage loans, this prospectus supplement
(other than as to the accuracy of the information regarding the Special Servicer under this section "Transaction Participants--The Master Servicers and Special
Servicer--CWCapital Asset Management LLC") or any related documents.

THE TRUSTEE AND CUSTODIAN

     LaSalle Bank National Association ("LaSalle") will act as trustee under the pooling and servicing agreement, on behalf of the certificateholders. In addition, LaSalle will act as custodian on behalf of the trustee. The trustee's corporate trust office is located at 135 South LaSalle Street, Suite 1625,
Chicago, Illinois, 60603. Attention: Global Securities and Trust
Services--ML-CFC Commercial Mortgage Trust 2007-5 or at such other address as the trustee may designate from time to time.

     LaSalle is a national banking association formed under the federal laws of the United States of America. Its parent company, LaSalle Bank Corporation, is an indirect subsidiary of ABN AMRO Bank N.V., a Netherlands banking corporation.
LaSalle has extensive experience serving as trustee on securitizations of commercial mortgage loans. Since 1994, LaSalle has served as trustee or paying agent on over 685 commercial mortgage-backed security transactions involving assets similar to the mortgage loans to be included in the trust. As of December
31, 2006, LaSalle served as trustee or paying agent in over 460 commercial mortgage-backed security transactions. The long-term unsecured debt of LaSalle is rated "A+" by S&P, "Aa3" by Moody's and "AA-" by Fitch. The depositor, the master servicers, the special servicer and the certificate administrator may maintain other banking relationships in the ordinary course of business with the trustee.

     In its capacity as custodian, LaSalle will hold the mortgage loan files exclusively for the use and benefit of the trust. The custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the mortgage loans delivered to it to determine that the same are valid. The disposition of the mortgage loan files will be governed by the pooling and servicing agreement.
LaSalle provides custodial services on over 1000 residential, commercial and asset-backed securitization transactions and maintains almost 2.5 million custodial files in its two vault locations in Elk Grove, Illinois and Irvine,
California. LaSalle's two vault locations can maintain a total of approximately
6 million custody files. All custody files are

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segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards. The vault construction complies with Fannie
Mae/Ginnie Mae guidelines applicable to document custodians. LaSalle maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians. LaSalle uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly reconciliation process. LaSalle uses a proprietary collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release or reinstatement of collateral.

     There are no legal proceedings pending against LaSalle, or to which any property of LaSalle is subject, that is material to the certificateholders, nor does LaSalle have actual knowledge of any proceedings of this type contemplated by governmental authorities.

     In addition to having express duties under the pooling and servicing agreement, the trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the trustee will be subject to certain federal laws and, because the pooling and servicing agreement is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the trustee will, in the administration of its duties under the pooling and servicing agreement, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. New York
common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the "prudent person" standard, which, in this transaction, would require the trustee to exercise such diligence and care in the administration of the trust as a person of ordinary prudence would employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The pooling and servicing agreement provides that the trustee is subject to the prudent person standard only for so long as an event of default has occurred and remains uncured.

     See also "Description of the Governing Documents--The Trustee," "--Duties
of the Trustee," "--Matters Regarding the Trustee" and "--Resignation and
Removal of the Trustee" in the accompanying base prospectus.

THE CERTIFICATE ADMINISTRATOR

     Wells Fargo Bank, National Association ("Wells Fargo Bank") will act as certificate administrator under the pooling and servicing agreement. Wells Fargo
Bank is a national banking association and a wholly-owned subsidiary of Wells
Fargo & Company. A diversified financial services company with approximately
$483 billion in assets, 23+ million customers and 167,000 employees as of
September 30, 2006, Wells Fargo & Company is among the leading U.S. bank holding companies, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The depositor, the mortgage loan sellers, the master servicers and the special servicer may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank's principal corporate trust offices are located at 9062 Old Annapolis Road,
Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota
55479-0113.

     Under the terms of the pooling and servicing, the certificate administrator is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, the certificate administrator is responsible for the preparation of all REMIC and grantor trust tax returns on behalf of the trust fund and the preparation of monthly reports on Form 10-D (in regards to distribution and pool performance information) and annual reports on
Form 10-K that are required to be filed with the Securities and Exchange
Commission on behalf of the issuing Trust. Wells Fargo Bank has been engaged in the business of securities administration in connection with mortgage-backed securities in excess of 20 years and in connection with commercial mortgage-backed securities since 1997. It has acted as securities administrator with respect to more than 360 series of commercial mortgage-backed securities, and, as of December 31, 2006, was acting as securities administrator with respect to more than $340 billion of outstanding commercial mortgage-backed securities.

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     There have been no material changes to Wells Fargo's policies or procedures with respect to its securities administration function other than changes required by applicable laws.

     In the past three years, Wells Fargo has not materially defaulted in its certificate administration obligations under any pooling and servicing agreement or caused an early amortization or other performance triggering event because of servicing by Wells Fargo with respect to commercial mortgage-backed securities.

         AFFILIATIONS AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     We, the depositor, are affiliated with the following parties: (i) Merrill
Lynch Mortgage Lending, Inc, a sponsor and mortgage loan seller, (ii) Merrill
Lynch, Pierce, Fenner & Smith Incorporated, one of the underwriters and (iii)
Merrill Lynch Capital Services, Inc., the swap counterparty

     Merrill Lynch Mortgage Lending, Inc., a sponsor and mortgage loan seller, is affiliated with the following parties: (i) Merrill Lynch Mortgage Investors,
Inc, the depositor, (ii) Merrill Lynch, Pierce, Fenner & Smith Incorporated, one
of the underwriters and (iii) Merrill Lynch Capital Services, Inc., the swap counterparty.

     Countrywide Commercial Real Estate Finance, Inc., a sponsor and mortgage loan seller, is affiliated with Countrywide Securities Corporation, one of the underwriters.

     KeyBank National Association, a sponsor and mortgage loan seller, is affiliated with KeyCorp Real Estate Capital Markets, Inc., one of the master servicers and KeyBanc Capital Markets, a Division of McDonald Investments Inc.,
one of the underwriters.

     IXIS Real Estate Capital Inc., a sponsor and mortgage loan seller, is affiliated with IXIS Securities North America Inc., one of the underwriters.

     Wells Fargo Bank, National Association, a mortgage loan seller, is also one of the master servicers and the certificate administrator with regard to the mortgage loans and the trust fund.

     LaSalle Bank National Association and Merrill Lynch Mortgage Lending, Inc.
("MLML") are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to MLML for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for most of the mortgage loans to be sold by MLML to the depositor in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

     LaSalle Bank National Association and IXIS Real Estate Capital Inc.,
formerly known as CDC Mortgage Capital Inc. ("IXIS"), are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to
IXIS for certain commercial mortgage loans originated or purchased by it.
Pursuant to this custodial agreement, LaSalle is currently providing custodial services for some of the mortgage loans to be sold by IXIS to the Depositor in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

     The servicing of the mortgage loans in the trust will be governed by the pooling and servicing agreement. This section contains summary descriptions of some of the provisions of the pooling and servicing agreement relating to the servicing and administration of the mortgage loans and any real estate owned by the trust. You should also refer to the accompanying base prospectus, in particular the section captioned "Description of the Governing Documents" for additional important information regarding provisions of the pooling and servicing agreement that relate to the rights and obligations of the master servicers and the special servicer.

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     The servicing of the Peter Cooper Village and Stuyvesant Town Loan
Combination will be governed exclusively by the Wachovia 2007-C30 pooling and servicing agreement and the Peter Cooper Village and Stuyvesant Town
Intercreditor Agreement, and the servicing of the FRIS Chicken Loan Combination will be governed exclusively by the MSCI 2005-HQ6 pooling and servicing agreement and the FRIS Chicken Intercreditor Agreement. All decisions, consents, waivers, approvals and other actions in respect of the Peter Cooper Village and
Stuyvesant Town Loan Combination will be effected in accordance with the
Wachovia 2007-C30 pooling and servicing agreement, and all decisions, consents, waivers, approvals and other actions in respect of the FRIS Chicken Loan
Combination will be effected in accordance with the MSCI 2005-HQ6 pooling and servicing agreement. Consequently, the servicing provisions set forth herein will not be applicable to the Peter Cooper Village and Stuyvesant Town Loan
Combination, the servicing of which will instead be governed by the Wachovia
2007-C30 pooling and servicing agreement, and the servicing provisions set forth herein will not be applicable to the FRIS Chicken Loan Combination, the servicing of which will instead be governed by the MSCI 2005-HQ6 pooling and servicing agreement. The servicing standards under the Wachovia 2007-C30 pooling and servicing agreement and the MSCI 2005-HQ6 pooling and servicing agreement are substantially similar to the Servicing Standard under the pooling and servicing agreement.

     The pooling and servicing agreement provides that the master servicers and the special servicer must each service and administer the mortgage loans and any real estate owned by the trust for which it is responsible, directly or through sub-servicers, in accordance with--

     o    any and all applicable laws; and

     o    the express terms of the pooling and servicing agreement and the respective mortgage loans.

     Furthermore, to the extent consistent with the preceding paragraph, the master servicers and the special servicer must each service and administer the mortgage loans and any real estate owned by the trust for which it is responsible in accordance with the Servicing Standard.

     In general, the master servicers will be responsible for the servicing and administration of--

     o    all mortgage loans as to which no Servicing Transfer Event has occurred; and

     o    all worked out mortgage loans as to which no new Servicing Transfer
          Event has occurred.

     The special servicer, on the other hand, will be responsible for the servicing and administration of each mortgage loan as to which a Servicing
Transfer Event has occurred and which has not yet been worked out with respect to that Servicing Transfer Event. The special servicer will also be responsible for the administration of each mortgaged real property that has been acquired by the trust with respect to a defaulted mortgage loan through foreclosure, deed-in-lieu of foreclosure or otherwise.

     Despite the foregoing, the pooling and servicing agreement will require each master servicer to continue to receive payments and prepare certain reports to the certificate administrator required to be prepared with respect to any specially serviced mortgage loans that were previously non-specially serviced mortgage loans it was responsible for servicing and, otherwise, to render other incidental services with respect to any specially serviced mortgage loans and
REO Properties. None of the masters servicers or the special servicer will have responsibility for the performance by either of the other servicers of its respective obligations and duties under the pooling and servicing agreement.

     The applicable master servicer will transfer servicing of a mortgage loan to the special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of the subject mortgage loan to the applicable master servicer, and that mortgage loan will be considered to have been worked out, if and when all Servicing
Transfer Events with respect to that mortgage loan cease to exist as described in the definition of "Servicing Transfer Event" in the glossary to this prospectus supplement, in which event that mortgage loan would be considered to be a worked out mortgage loan.

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     The MezzCap B-Note Non-Trust Loans will be serviced by the applicable master servicer and the special servicer in accordance with the pooling and servicing agreement and the related Loan Combination Intercreditor Agreement.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicing Fee. The principal compensation to be paid to each master servicer with respect to its master servicing activities will be the related master servicing fee.

     With respect to each master servicer, the master servicing fee:

     o    will be earned with respect to each and every mortgage loan in the trust that it is responsible for servicing as of the date of the initial issuance of the certificates, including--

          1.   each such mortgage loan, if any, that becomes a specially
               serviced mortgage loan; and

          2.   each such mortgage loan, if any, as to which the corresponding mortgaged real property has become REO Property; and

     o    in the case of each applicable mortgage loan, will--

          1.   be calculated on the same interest accrual basis as that mortgage loan, which will be any of a 30/360 Basis or an Actual/360 Basis
               (except in the case of partial periods of less than a month, when it will be calculated on the basis of the actual number of days elapsed in that partial period and a 360-day year);

          2.   accrue at the related master servicing fee rate;

          3.   accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan; and

          4.   be payable (a) monthly from amounts received with respect to interest on that mortgage loan and/or (b) if the subject mortgage loan and any related REO Property has been liquidated, out of general collections on the mortgage pool.

     For purposes of this prospectus supplement, master servicing fees include primary servicing fees. Each master servicer will be the primary servicer for certain of the mortgage loans it is responsible for servicing.

     Subject to certain conditions, the master servicers are each entitled, under the pooling and servicing agreement, to receive, or to assign or pledge to any qualified institutional buyer or institutional accredited investor (other than a Plan), an excess servicing strip, which is a portion of the master servicing fee. If a master servicer resigns or is terminated as a master servicer, it (or its assignee) will continue to be entitled to receive the excess servicing strip and will be paid that excess servicing strip (except to the extent that any portion of that excess servicing strip is needed to compensate any successor master servicer for assuming its duties as a master servicer under the pooling and servicing agreement). We make no representation or warranty regarding whether, following any resignation or termination of a master servicer, (a) any holder of the excess servicing strip would dispute the trustee's determination that any portion of the excess servicing strip was necessary to compensate a successor master servicer or (b) the ability of the trustee to successfully recapture the excess servicing strip or any portion of that strip from any holder of the excess servicing strip, in particular if that holder were the subject of a bankruptcy or insolvency proceeding.

     The master servicing fee rate with respect to the mortgage loans varies on a loan-by-loan basis and ranges from 0.02000% per annum to 0.11000% per annum.
The weighted average master servicing fee rate for the mortgage pool was
0.02839% per annum as of the cut-off date. That master servicing fee rate includes any sub-servicing fee rate payable to any third-party servicers that sub-service or primary service the loans on behalf of a master servicer.

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     Investment Income. Each master servicer will be authorized, but not required, to invest or direct the investment of funds held in its collection account, or in any and all accounts maintained by it that are escrow and/or reserve accounts, only in Permitted Investments. See "--Collection Account"
below. Each master servicer will be entitled to retain any interest or other income earned on those funds, in general, and will be required (subject to certain exceptions set forth in the pooling and servicing agreement) to cover any losses of principal from its own funds.

     The special servicer will be authorized, but not required, to invest or direct the investment of funds held in its REO account in Permitted Investments.
See "--REO Properties" below. The special servicer will be entitled to retain any interest or other income earned on those funds, in general, and will be required (subject to certain exceptions set forth in the pooling and servicing agreement) to cover any losses of principal from its own funds without any right to reimbursement.

     Prepayment Interest Shortfalls. The pooling and servicing agreement provides that, if any Prepayment Interest Shortfalls are incurred by reason of voluntary principal prepayments being made by borrowers with respect to any mortgage loans during any collection period (other than principal prepayments made out of insurance proceeds, condemnation proceeds or liquidation proceeds and other than following a material default), the applicable master servicer must make a nonreimbursable payment with respect to the related distribution date in an amount equal to the lesser of:

     o    the total amount of those Prepayment Interest Shortfalls; and

     o    the sum of the following components of that master servicer's total servicing compensation for that same collection period--

          1.   that portion of the master servicing fees that represents an accrual at a rate of 0.01% per annum; and

          2.   the total amount of Prepayment Interest Excesses that were collected during the subject collection period;

provided, however, that if a Prepayment Interest Shortfall occurs as a result of the applicable master servicer's allowing the related borrower to deviate from the terms of the related loan documents regarding principal prepayments (other than (a) subsequent to a material default under the related loan documents, (b)
pursuant to applicable law or a court order, or (c) at the request or with the consent of the special servicer or the controlling class representative), then, for purposes of determining the payment that the applicable master servicer will be required to make to cover that Prepayment Interest Shortfall, the reference to "master servicing fee" in clause 1 of the second bullet of this paragraph will be construed to include the entire master servicing fee payable to that master servicer for that same collection period, inclusive of any portion payable to a third-party primary servicer, and the amount of any investment income earned by that master servicer on the related principal prepayment while on deposit in its collection account.

     No other master servicing compensation will be available to cover
Prepayment Interest Shortfalls, and the applicable master servicer's obligation to make payments to cover Prepayment Interest Shortfalls in respect of a particular collection period will not carry over to any following collection period. In addition, the applicable master servicer will be required to apply any Prepayment Interest Excesses with respect to a particular collection period, that are not otherwise used to cover Prepayment Interest Shortfalls as described above, to cover any shortfalls in interest caused as a result of the prepayment of a mortgage loan by the application of a condemnation award or casualty insurance proceeds, in each case that are actually received, in reduction of the subject mortgage loan's principal balance.

     Any payments made by the master servicers with respect to any distribution date to cover Prepayment Interest Shortfalls will be included among the amounts payable as principal and interest on the certificates on that distribution date as described under "Description of the Offered Certificates--Payments" in this prospectus supplement. If the aggregate amount of the payments made by the master servicers with respect to any distribution date to cover Prepayment
Interest Shortfalls is less than the total of all the Prepayment Interest
Shortfalls incurred with respect to the mortgage pool during the related collection period, then the resulting Net Aggregate Prepayment

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Interest Shortfall will be allocated among the respective interest-bearing classes of the certificates (other than the class X certificates), in reduction of the interest payable on those certificates, as and to the extent described under "Description of the Offered Certificates--Payments--Payments of Interest"
in this prospectus supplement.

     Principal Special Servicing Compensation. The principal compensation to be paid to the special servicer with respect to its special servicing activities will be--

     o    the special servicing fee;

     o    the workout fee; and

     o    the principal recovery fee.

     The Special Servicing Fee. The special servicing fee:

     o    will be earned with respect to--

          1.   each specially serviced mortgage loan, if any; and

          2.   each mortgage loan (other than the Peter Cooper Village and
               Stuyvesant Town Trust Mortgage Loan and the FRIS Chicken Trust
               Mortgage Loan), if any, as to which the corresponding mortgaged real property has become REO Property; and

     o    with respect to each such mortgage loan, will--

          1.   be calculated on the same interest accrual basis as that mortgage loan, which will be any of a 30/360 Basis or an Actual/360 Basis
               (except in the case of partial periods of less than a month, when it will be calculated on the basis of the actual number of days elapsed in that partial period and a 360-day year);

          2.   accrue at a special servicing fee rate of 0.25% per annum;

          3.   accrue on the same principal amount as interest accrues or is deemed to accrue from time to time on that mortgage loan; and

          4.   will be payable monthly from related liquidation proceeds, insurance proceeds and condemnation proceeds and then from general collections on all the mortgage loans and any REO
               Properties, that are on deposit in the master servicers'
               collection accounts from time to time.

     The Workout Fee. The special servicer will, in general, be entitled to receive a workout fee with respect to each specially serviced mortgage loan that has been worked out by it. The workout fee will be payable out of, and will be calculated by application of a workout fee rate of 1.0% to, each collection of interest and principal received on the subject mortgage loan for so long as it remains a worked out mortgage loan. The workout fee with respect to any worked out mortgage loan will cease to be payable if a new Servicing Transfer Event occurs with respect to the mortgage loan. However, a new workout fee would become payable if the mortgage loan again became a worked out mortgage loan with respect to that new Servicing Transfer Event. If the special servicer is terminated or resigns, it will retain the right to receive any and all workout fees payable with respect to those mortgage loans (other than the Peter Cooper
Village and Stuyvesant Town Trust Mortgage Loan and the FRIS Chicken Trust
Mortgage Loan) that became worked out mortgage loans during the period that it acted as special servicer and remained (and with respect to those mortgage loans that, subject to the conditions set forth in the pooling and servicing agreement, were about to become) worked out mortgage loans at the time of its termination or resignation. The successor special servicer will not be entitled to any portion of those workout fees. Although workout fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any workout fee will reduce amounts payable to the certificateholders.

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     The Principal Recovery Fee. Except as described in the following paragraph, the special servicer will be entitled to receive a principal recovery fee with respect to: (a) each specially serviced mortgage loan (or any replacement mortgage loan substituted for it) for which the special servicer obtains a full or discounted payoff from the related borrower; and (b) any specially serviced mortgage loan or REO Property as to which the special servicer receives any liquidation proceeds, insurance proceeds or condemnation proceeds. The principal recovery fee will be payable from any full or discounted payoff, liquidation proceeds, insurance proceeds or condemnation proceeds. As to each specially serviced mortgage loan and REO Property, the principal recovery fee will be payable from, and will be calculated by application of a principal recovery fee rate of 1.0% to, the related payment or proceeds.

     Notwithstanding anything to the contrary described in the prior paragraph, no principal recovery fee will be payable based on, or out of, payments or proceeds received in connection with:

     o    the repurchase or replacement of any mortgage loan by a loan seller for a breach of representation or warranty or for defective or deficient loan documentation, as described under "Description of the
          Mortgage Pool--Repurchases and Substitutions" in this prospectus supplement within the time period (or extension thereof) provided for such repurchase or replacement or, if such repurchase or replacement occurs after such time period, if the mortgage loan seller was acting in good faith to resolve such breach or defect;

     o    except as described under "--Realization Upon Defaulted Mortgage
          Loans" below with respect to certain assignees, the purchase of any defaulted mortgage loan or REO Property by the special servicer or any single holder - or, if applicable, beneficial owner - of certificates evidencing the largest interest in the controlling class of the certificates, as described under "--Realization Upon Defaulted
          Mortgage Loans" below;

     o    the purchase of an A-Note Trust Mortgage Loan by the holder of the related B-Note Non-Trust Loan, as described under "Description of the
          Mortgage Pool--The Loan Combinations" in this prospectus supplement, unless provided for under the related Loan Combination Intercreditor
          Agreement;

     o    the purchase of all the mortgage loans and REO Properties by a master servicer, the special servicer or any single holder - or, if applicable, beneficial owner - of certificates evidencing the largest interest in the controlling class of the certificates in connection with the termination of the trust, as described under "Description of the Offered Certificates--Termination" in this prospectus supplement;
          and

     o    the exchange, following the date on which the total principal balances of the offered certificates are reduced to zero, of all the remaining certificates (other than the class Y, Z, R-I and R-II certificates)
          for all the mortgage loans and REO Properties in the trust at the time of exchange, subject to the conditions set forth in the pooling and servicing agreement.

     Although principal recovery fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any principal recovery fee will reduce amounts payable to the certificateholders.

     Loan Combinations. Any special servicing fees, workout fees and principal recovery fees with respect to a Loan Combination may be paid out of collections on the entire Loan Combination, except that to the extent those fees relate to a
B-Note Non-Trust Loan, the special servicer will be entitled to receive those fees solely from collections in respect of the subject B-Note Non-Trust Loan.

     If the Peter Cooper Village and Stuyvesant Town Loan Combination becomes a specially serviced mortgage loan under the Wachovia 2007-C30 pooling and servicing agreement, the Wachovia 2007-C30 special servicer will be entitled to substantially similar compensation pursuant to such Wachovia 2007-C30 pooling and servicing agreement, except that the workout fee and the principal recovery fee under the Wachovia 2007-C30 pooling and servicing agreement will be the lesser of (i) such fee calculated at a per annum rate of 0.50% and (ii)
$15,000,000. If the FRIS Chicken Loan Combination becomes a specially serviced mortgage loan under the MSCI 2005-HQ6 pooling and servicing agreement, the MSCI
2005-HQ6 special servicer will be entitled to substantially similar compensation pursuant to such MSCI 2005-HQ6 pooling and servicing agreement. The special

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servicer under the pooling and servicing agreement is not entitled to the foregoing fees with respect to the Peter Cooper Village and Stuyvesant Town
Trust Mortgage Loan and the FRIS Chicken Trust Mortgage Loan.

     Additional Servicing Compensation. As additional master servicing compensation, each master servicer will be entitled to receive any Prepayment
Interest Excesses collected with respect to the mortgage loans it is responsible for servicing (except to the extent required to offset any Prepayment Interest
Shortfalls).

     In addition, the following items collected on any mortgage loan in the mortgage pool will be allocated between the applicable master servicer and the special servicer as additional compensation in accordance with the pooling and servicing agreement:

     o    any late payment charges and Penalty Interest actually collected on any particular mortgage loan in the mortgage pool, which late payment charges and Penalty Interest are not otherwise applied--

          1.   to pay the applicable master servicer, the special servicer or the trustee, as applicable, any unpaid interest on Advances made by that party with respect to that mortgage loan or the related mortgaged real property,

          2.   to reimburse the issuing entity for any interest on Advances that were made with respect to that mortgage loan or the related mortgaged real property, which interest was paid to the
               applicable master servicer, the special servicer or the trustee, as applicable, from a source of funds other than late payment charges and Penalty Interest collected on that mortgage loan,

          3.   to pay, or to reimburse the issuing entity, any expenses incurred by the special servicer in connection with inspecting the related mortgaged real property following a Servicing Transfer Event with respect to that mortgage loan or after that property has become an REO Property, or

          4.   to pay, or to reimburse the issuing entity for, any other
               expenses incurred with respect to that mortgage loan or the related mortgaged real property that are or, if paid from a source other than Penalty Interest and/or late payment charges collected on that mortgage loan, would result in an Additional
               Trust Fund Expense; and

     o    any modification fees, assumption fees, assumption application fees, earnout fees, release fees, consent/waiver fees, extension fees, defeasance fees and other comparable transaction fees and charges.

     Payment of Expenses; Servicing Advances. The master servicers and the special servicer will each be required to pay their respective overhead costs and any general and administrative expenses they incur in connection with their servicing activities under the pooling and servicing agreement. None of the master servicers or the special servicer will be entitled to reimbursement for expenses except as expressly provided in the pooling and servicing agreement.

     Any and all customary, reasonable and necessary out of pocket costs and expenses incurred by a master servicer, the trustee or, in some cases, the special servicer, in connection with the servicing of a mortgage loan, if a default is imminent thereunder or after a default, delinquency or other unanticipated event, or in connection with the administration of any REO
Property, will be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related mortgage loan or REO Property.

     The special servicer will be required to notify the applicable master servicer as to when it must make servicing advances with respect to a specially serviced mortgage loan or REO Property. Generally, the special servicer must make the request 10 business days, if reasonably practicable, and in any event at least five business days, prior to the date the Advance must be made. The applicable master servicer must make the requested servicing advance within a specified number of days following its receipt of the request. The special servicer will have the option, but not the obligation, to make such Advances.

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     If a master servicer is required under the pooling and servicing agreement to make a servicing advance, but does not do so within 15 days after the servicing advance is required to be made, then the trustee will be required:

     o    if it has actual knowledge of the failure, to give that master servicer notice of its failure; and

     o    if the failure continues for five more business days, to make the servicing advance.

     Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicers, the special servicer or the trustee will be obligated to make servicing advances that, it determines in accordance with the Servicing Standard (in the case of a master servicer or special servicer) or its good faith business judgment (in the case of the trustee), would not be ultimately recoverable, together with interest accrued on that advance, from expected collections on the related mortgage loan or REO
Property. The trustee will be entitled to rely on any determination of non-recoverability made by a master servicer. In addition, the special servicer may also determine that any servicing advance made or proposed to be made by a master servicer or the trustee is not recoverable, together with interest accrued on that servicing advance, from proceeds of the mortgage loan to which that Advance relates, and the applicable master servicer and the trustee will be required to act in accordance with that determination (on which determination they will, as provided in the pooling and servicing agreement, be entitled to conclusively rely).

     If a master servicer, the special servicer or the trustee makes any servicing advance that it (or, in the case of a master servicer or the trustee, the special servicer) subsequently determines, in its judgment, is not recoverable, together with interest accrued on that Advance, from expected collections on the related mortgage loan or REO Property, it may obtain reimbursement for that Advance, together with interest on that Advance, out of general collections on the mortgage loans it is responsible for servicing and any REO Properties on deposit in its collection account (or, if those funds in its collection account are insufficient, from the similar funds in the other master servicer's collection account) from time to time subject to substantially the same limitations and requirements as are applicable to P&I advances described under "Description of the Offered Certificates--Advances of Delinquent
Monthly Debt Service Payments and Reimbursement of Advances" in this prospectus supplement. Each master servicer, the special servicer or the trustee may also obtain reimbursement for any servicing advance that constitutes a
Workout-Delayed Reimbursement Amount out of general principal collections on the mortgage loans and any REO Properties on deposit in the applicable master servicer's collection account (or, if those funds in its collection account are insufficient, from the similar funds in the other master servicer's collection account) from time to time subject to substantially the same limitations and requirements as are applicable to P&I advances described under "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments
and Reimbursement of Advances" in this prospectus supplement.

     The master servicers will be permitted to pay, and the special servicer may direct the payment of, some servicing expenses directly out of the applicable master servicer's collection account (or, if those funds in its collection account are insufficient, from the similar funds in the other master servicer's collection account) and at times without regard to the relationship between the expense and the funds from which it is being paid (subject to the limitations for reimbursement of Advances from general collections), which may include servicing expenses relating to the remediation of any adverse environmental circumstance or condition at any of the mortgaged real properties.

     Each master servicer, the special servicer and the trustee will be entitled to receive interest on servicing advances made by them. The interest will accrue on the amount of each servicing advance, for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the
"Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance will be payable in the collection period in which that Advance is reimbursed--

     o    first, out of Penalty Interest and late payment charges collected on the related mortgage loan during that collection period; and

     o    second, if and to the extent that the Penalty Interest and late charges referred to in clause first above are insufficient to cover the advance interest, out of any amounts then on deposit in the applicable master servicer's collection account (or, if those funds in its collection account are insufficient, from the similar funds in the other master servicer's collection account) subject to

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          substantially the same limitations and requirements as are applicable to P&I advances described under "Description of the Offered
          Certificates--Advances of Delinquent Monthly Debt Service Payments and
          Reimbursement of Advances" in this prospectus supplement.

     The special servicer may, but is not obligated to, make any servicing advance on a specially serviced mortgage loan or REO Property (as required on an emergency or urgent basis) and then request from the applicable master servicer reimbursement of the servicing advance, together with interest thereon as set forth in the pooling and servicing agreement. Upon the applicable master servicer's reimbursing the special servicer for any such servicing advance, that master servicer will be considered to have made that servicing advance as of the date that the special servicer actually made it.

     Subject to certain conditions, the applicable master servicer may (and must, if directed by the special servicer in connection with a specially serviced mortgage loan or an REO Property) pay directly out of the collection account any servicing advance that it considers to be nonrecoverable in accordance with the Servicing Standard, provided that the applicable master servicer or the special servicer has determined, in accordance with the
Servicing Standard, that this payment is in the best interests of the certificateholders (or, if a Loan Combination is involved, the certificateholders and holder(s) of the related Non-Trust Loan(s)), as a collective whole.

     For additional information regarding reimbursement of servicing advances, see "Description of the Offered Certificates--Advances of Delinquent Monthly
Debt Service Payments and Reimbursement of Advances" in this prospectus supplement.

     The master servicers, special servicer and trustee under the pooling and servicing agreement will not have any obligation or authority to supervise the master servicer, special servicer or trustee under the Wachovia 2007-C30 pooling and servicing agreement or the MSCI 2005-HQ6 pooling and servicing agreement or to make servicing advances with respect to the Peter Cooper Village and
Stuyvesant Town Loan Combination or the FRIS Chicken Loan Combination.

TRUST ADMINISTRATION COMPENSATION

     The trustee, the certificate administrator and the custodian will each be entitled to a monthly fee for its services, which fees (in the aggregate) will--

     o    accrue at a rate of 0.00051% per annum,

     o    accrue on the Stated Principal Balance of each mortgage loan outstanding from time to time, and

     o    be calculated on the same interest accrual basis as is applicable to each mortgage loan.

     The trust administration fee is payable out of general collections on the mortgage loans and any REO Properties in the trust.

     In addition, the certificate administrator will be authorized to invest or direct the investment of funds held in its distribution account and interest reserve account in Permitted Investments. See "Description of the Offered
Certificates--Distribution Account" and "--Interest Reserve Account" in this prospectus supplement. It will be--

     o    entitled to retain any interest or other income earned on those funds,
          and

     o    required to cover any losses of principal of those investments from its own funds.

     The certificate administrator will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company (other than itself or an affiliate) holding the distribution account or the interest reserve account.

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SUB-SERVICERS

     Subject to such limitations as may be provided for in the pooling and servicing agreement, each master servicer and the special servicer may each delegate any of its servicing obligations under the pooling and servicing agreement to any one or more third-party primary servicers. Any delegation of servicing obligations by the special servicer will be subject to the consent of the controlling class representative. Either master servicer or the special servicer, as the case may be, will remain obligated under the pooling and servicing agreement for any duties delegated to a sub-servicer. Each sub-servicing agreement between a master servicer or special servicer, as the case may be, and a sub-servicer must provide that, if for any reason that master servicer or the special servicer, as the case may be, is no longer acting in that capacity, the trustee or any designee of that master servicer or the special servicer, as applicable, may:

     o    assume the party's rights and obligations under the sub-servicing agreement; or

     o    if there is an event of default thereunder, terminate the
          sub-servicing agreement.

     The pooling and servicing agreement will permit each master servicer and, with the consent of the controlling class representative, the special servicer to enter into sub-servicing agreements to provide for the performance by third parties of any or all of their respective obligations under the pooling and servicing agreement, provided that in each case, the sub-servicing agreement:
(a) is consistent with the pooling and servicing agreement in all material respects, requires the sub-servicer to comply with all of the applicable conditions of the pooling and servicing agreement and, with limited exceptions, includes events of default with respect to the sub-servicer substantially similar to the events of default applicable to the applicable master servicer or the special servicer, as the case may be; (b) provides that if the applicable master servicer or the special servicer, as the case may be, for any reason no longer acts in that capacity thereunder, including by reason of an event of default, the trustee or its designee may (i) assume all of the rights and, except to the extent such obligations arose prior to the date of assumption, obligations of the applicable master servicer or the special servicer, as the case may be, under such agreement or (ii) except with respect only to the sub-servicing agreements in effect as of the date of initial issuance of the certificates, terminate the sub-servicing agreement without cause and without payment of any penalty or termination fee; (c) provides that the trustee, for the benefit of the certificateholders and, in the case of a sub-servicing agreement relating to a Loan Combination, for benefit of the related B-Note Loan
Noteholder(s), will be a third party beneficiary under such agreement; (d)
permits any purchaser of a mortgage loan pursuant to the pooling and servicing agreement to terminate the sub-servicing agreement with respect to the purchased mortgage loan at its option and without penalty; (e) does not permit the sub-servicer to enter into or consent to any material modification, extension, waiver or amendment or otherwise take any enforcement action on behalf of the applicable master servicer or the special servicer, without the consent of the applicable master servicer or the special servicer, as the case may be, or conduct any sale of a mortgage loan or REO Property; and (f) does not permit the sub-servicer any direct rights of indemnification that may be satisfied out of assets of the trust fund. In addition, pursuant to the pooling and servicing agreement, each sub-servicing agreement entered into by a master servicer must provide that such agreement will, with respect to any mortgage loan, terminate at the time such mortgage loan becomes a specially serviced mortgage loan or, alternatively, be subject to the special servicer's rights to service such mortgage loan for so long as such mortgage loan continues to be a specially serviced mortgage loan; and each sub-servicing agreement entered into by the special servicer may relate only to specially serviced mortgage loans and must terminate with respect to any such mortgage loan which ceases to be a specially serviced mortgage loan.

     The pooling and servicing agreement will require the master servicers and the special servicer, for the benefit of the trustee, the certificateholders and, in the case of a Loan Combination, the related B-Note Loan Noteholder(s), to monitor the performance and enforce the obligations of their respective sub-servicers under the related sub-servicing agreements. Further, the pooling and servicing agreement will provide that, notwithstanding any sub-servicing agreement, the master servicers and the special servicer will remain obligated and liable to the trustee, the certificateholders and the B-Note Loan
Noteholder(s) for the performance of their respective obligations and duties under the pooling and servicing agreement as if each alone were servicing and administering the subject mortgage loans, and each master servicer and the special servicer will be responsible, without right of reimbursement, for all compensation of each sub-servicer retained by it.

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THE CONTROLLING CLASS REPRESENTATIVE AND THE LOAN COMBINATION CONTROLLING
PARTIES

     Controlling Class. As of any date of determination, the controlling class of certificateholders will be the holders of the most subordinate class of certificates then outstanding, other than the class X, Y, Z, R-I and R-II certificates, that has a total principal balance that is greater than 25% of that class's original total principal balance. However, if no class of certificates, other than the class X, Y, Z, R-I and R-II certificates, has a total principal balance that satisfies this requirement, then the controlling class of certificateholders will be the holders of the most subordinate class of certificates then outstanding, other than the class X, Y, Z, R-I and R-II certificates. The class A-1, A-2, A-2FL, A-3, A-3FL, A-SB, A-4, A-4FL and A-1A certificates will be treated as a single class for purposes of determining, and exercising the rights of, the controlling class. Appraisal Reduction Amounts will not be considered in determining the principal balance outstanding on the applicable class of certificates for the purpose of determining the controlling class.

     Selection of the Controlling Class Representative. The holders of certificates representing more than 50% of the total principal balance of the controlling class of certificates will be entitled to--

     o    select a representative having the rights and powers described under
          "--Rights and Powers of The Controlling Class Representative and the
          Loan Combination Controlling Parties" below; or

     o    replace an existing controlling class representative.

     The certificate administrator will be required to promptly notify all the certificateholders of the controlling class that they may select a controlling class representative upon:

     o    the receipt by the certificate administrator of written requests for the selection of a controlling class representative from the holders of certificates representing more than 50% of the total principal balance of the controlling class of certificates;

     o    the resignation or removal of the person acting as controlling class representative; or

     o    a determination by the certificate administrator that the controlling class of certificateholders has changed.

     The notice will explain the process for selecting a controlling class representative. The appointment of any person as the controlling class representative will generally not be effective until that person provides the trustee, the certificate administrator, each master servicer and the special servicer with--

     o    written confirmation of its acceptance of its appointment;

     o    an address and facsimile number for the delivery of notices and other correspondence; and

     o    a list of officers or employees of the person with whom the parties to the pooling and servicing agreement may deal, including their names, titles, work addresses and facsimile numbers.

     We anticipate that an affiliate of the initial special servicer will purchase certain non-offered classes of certificates, including the class Q certificates (which will be the initial controlling class of certificates), and will be the initial controlling class representative.

     Resignation and Removal of the Controlling Class Representative. The
controlling class representative may at any time resign by giving written notice to the certificate administrator and each certificateholder of the controlling class. The holders of certificates representing more than 50% of the total principal balance of the controlling class of certificates, will be entitled to remove any existing controlling class representative by giving written notice to the certificate administrator and to the existing controlling class representative.

     Rights and Powers of the Controlling Class Representative and the Loan
Combination Controlling Parties. The special servicer will be required to prepare an asset status report for each mortgage loan that becomes a specially serviced mortgage loan, not later than 60 days (or, in the case of any Loan
Combination such other number

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of days provided for in the related Loan Combination Intercreditor Agreement)
after the servicing of the mortgage loan is transferred to the special servicer.
Each asset status report is to include, among other things, a summary of the status of the subject specially serviced mortgage loan and negotiations with the related borrower and a summary of the special servicer's recommended action with respect to the subject specially serviced mortgage loan. Each asset status report is required to be delivered to the controlling class representative (and, in the case of the a Loan Combination, the related Loan Combination Controlling
Party (if any)), among others, by the special servicer.

     If, within 10 business days of receiving an asset status report that relates to a mortgage loan and relates to a recommended action to which the controlling class representative is entitled to object, as described below, the controlling class representative does not disapprove the asset status report in writing, then the special servicer will be required to take the recommended action as outlined in the asset status report; provided, however, that the special servicer may not take any action that is contrary to applicable law, the
Servicing Standard or the terms of the applicable loan documents. If the controlling class representative disapproves an initial asset status report, the special servicer will be required to revise that asset status report and deliver to the controlling class representative, among others, a new asset status report as soon as practicable, but in no event later than 30 days after such disapproval.

     The special servicer will be required to continue to revise an asset status report as described above until the controlling class representative does not disapprove a revised asset status report in writing within 10 business days of receiving the revised asset status report or until the special servicer makes one of the determinations described below. The special servicer may, from time to time, modify any asset status report it has previously so delivered and implement such modified report; provided that the modified report shall have been prepared, reviewed and not rejected as described above. Notwithstanding the foregoing, the special servicer may, following the occurrence of an extraordinary event with respect to the related mortgaged real property, take any action set forth in an asset status report (that is consistent with the terms of the pooling and servicing agreement) before the expiration of a 10 business day period if the special servicer has reasonably determined that failure to take the action would materially and adversely affect the interests of the certificateholders, and the special servicer has made a reasonable effort to contact the controlling class representative. The foregoing discussion notwithstanding, the special servicer will be required to determine whether any affirmative disapproval is not in the best interest of all the certificateholders pursuant to the Servicing Standard.

     In the event the controlling class representative and the special servicer have been unable to agree upon an asset status report with respect to a specially serviced mortgage loan within 90 days of the controlling class representative's receipt of the initial asset status report, the special servicer must implement the actions directed by the controlling class representative unless doing so would result in any of the consequences contemplated in clauses (a) through (d) in the third following paragraph, in which event the special servicer must implement the actions described in the most recent asset status report submitted to the controlling class representative by the special servicer that is consistent with the Servicing
Standard. Notwithstanding the fact that an asset status report has been prepared and/or approved, the controlling class representative will remain entitled to advise and object regarding the actions described below and any related asset status report will not be a substitute for the exercise of those rights.

     Notwithstanding the foregoing discussion, with respect to each mortgage loan in the trust fund that is part of a Loan Combination, the related Loan
Combination Intercreditor Agreement may contain provisions regarding the review, approval and implementation of asset status reports with respect to the related
Loan Combination that are different from those described above.

     No direction of the controlling class representative or a Loan Combination
Controlling Party in connection with any asset status report may (a) require or cause the special servicer to violate the terms of the subject mortgage loan, applicable law or any provision of the related Loan Combination Intercreditor
Agreement, if applicable, or the pooling and servicing agreement, including the special servicer's obligation to act in the best interests of all the certificateholders (and, in the case of a Loan Combination, the holders of the related B-Note Non-Trust Loan(s)) in accordance with the Servicing Standard and to maintain the REMIC status of REMIC I and REMIC II, (b) result in the imposition of any tax on "prohibited transactions" or contributions after the startup date of either REMIC I or REMIC II under the Code, (c) expose any party to the pooling and servicing agreement, any mortgage loan seller or the trust fund to any claim, suit or liability or (d) expand the scope of the applicable master servicer's, the trustee's, the certificate administrator's or special servicer's responsibilities under the pooling and servicing agreement.

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     In addition, the controlling class representative will be entitled to advise the special servicer with respect to the following actions (except with respect to the Peter Cooper Village and Stuyvesant Town Loan Combination and the
FRIS Chicken Loan Combination), and the special servicer will not be permitted to take (or consent to the applicable master servicer taking) any of the following actions with respect to the mortgage loans in the trust fund
(exclusive of the mortgage loans that are part of the two Loan Combinations identified above) as to which the controlling class representative has objected in writing within 10 business days of having been notified in writing of the particular proposed action (provided that, with respect to non-specially serviced mortgage loans, this 10-business day notice period may not exceed by more than five (5) business days the 10 business days during which the special servicer can object to the applicable master servicer waiving Additional
Interest or taking actions described under "--Enforcement of Due-on-Sale and
Due-on-Encumbrance Provisions" and "--Modifications, Waivers, Amendments and
Consents" below):

     o    any foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing a specially serviced mortgage loan as comes into and continues in default;

     o    any modification or consent to a modification of a material term of a mortgage loan, including the timing of payments or an extension of the maturity date of a mortgage loan;

     o    any proposed sale of any defaulted mortgage loan or any REO Property, other than in connection with the termination of the trust as described under "Description of the Offered Certificates--Termination"
          in this prospectus supplement or, in the case of a defaulted mortgage loan, other than in connection with the purchase option described under "--Realization Upon Defaulted Mortgage Loans--Fair Value Call"
          in this prospectus supplement, for less than the outstanding principal balance of the related mortgage loan, plus accrued interest (exclusive of Penalty Interest and Additional Interest), expenses and fees;

     o    any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at the REO Property;

     o    any release of material real property collateral for any mortgage loan, other than (a) where the release is not conditioned upon obtaining the consent of the lender or certain specified conditions being fulfilled, (b) upon satisfaction of that mortgage loan, (c) in connection with a pending or threatened condemnation action or (d) in connection with a full or partial defeasance of that mortgage loan;

     o    any acceptance of substitute or additional real property collateral for any mortgage loan (except where the acceptance of the substitute or additional collateral is not conditioned upon obtaining the consent of the lender, in which case only notice to the controlling class representative will be required);

     o    any waiver of a due-on-sale or due-on-encumbrance clause in any mortgage loan;

     o    any releases of earn-out reserves or related letters of credit with respect to a mortgaged real property securing a mortgage loan (other than where the release is not conditioned upon obtaining the consent of the lender, in which case only notice to the controlling class representative will be required);

     o    any termination or replacement, or consent to the termination or replacement, of a property manager with respect to any mortgaged real property or any termination or change, or consent to the termination or change, of the franchise for any mortgaged real property operated as a hospitality property (other than where the action is not conditioned upon obtaining the consent of the lender, in which case only prior notice will be required to be delivered to the controlling class representative);

     o    any determination that an insurance-related default is an Acceptable
          Insurance Default or that earthquake or terrorism insurance is not available at commercially reasonable rates; and

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     o    any waiver of insurance required under the related loan documents
          (except as contemplated in the preceding bullet).

     Furthermore, the controlling class representative may direct the special servicer to take, or to refrain from taking, any such actions with respect to the mortgage loans and REO Properties in the trust fund as the controlling class representative may consider advisable or as to which provision is otherwise made in the pooling and servicing agreement.

     Notwithstanding the foregoing, no advice, direction or objection given or made by the controlling class representative, as contemplated by any of the preceding paragraphs of this "--Rights and Powers of The Controlling Class
Representative and the Loan Combination Controlling Parties" subsection, may--

     o    require or cause the applicable master servicer or the special servicer to violate applicable law, the terms of any mortgage loan or any other provision of the pooling and servicing agreement, including the applicable master servicer's or the special servicer's obligation to act in accordance with the Servicing Standard and the loan documents;

     o    result in an adverse tax consequence for the trust;

     o    expose the trust, us, the applicable master servicer, the special servicer, the trustee, the certificate administrator, the custodian or any of our or their respective affiliates, directors, officers, employees or agents, to any material claim, suit or liability; or

     o    materially expand the scope of the applicable master servicer's or the special servicer's responsibilities under the pooling and servicing agreement.

     The master servicers and the special servicer are each required to disregard any advice, direction or objection on the part of the controlling class representative (or, if applicable, any Loan Combination Controlling Party)
that would have any of the effects described in the immediately preceding five bullets.

     Furthermore, the special servicer will not be obligated to seek approval from the controlling class representative for any actions to be taken by the special servicer with respect to any particular specially serviced mortgage loan if (i) the special servicer has notified the controlling class representative in writing of various actions that the special servicer proposes to take with respect to the workout or liquidation of that mortgage loan and (ii) for 60 days following the first such notice, the controlling class representative has objected to all of the proposed actions and has failed to suggest any alternative actions that the special servicer considers to be consistent with the Servicing Standard.

     NOTWITHSTANDING THE FOREGOING DISCUSSION, WITH RESPECT TO THE PETER COOPER
VILLAGE AND STUYVESANT TOWN LOAN COMBINATION AND THE FRIS CHICKEN LOAN
COMBINATION, THE CONTROLLING CLASS REPRESENTATIVE WILL HAVE NO APPROVAL RIGHTS
FOR ACTIONS THE MASTER SERVICER AND SPECIAL SERVICER UNDER THE WACHOVIA 2007-C30
POOLING AND SERVICING AGREEMENT OR MSCI 2005-HQ6 POOLING AND SERVICING AGREEMENT
TAKE IN REGARD TO THE PETER COOPER VILLAGE AND STUYVESANT TOWN LOAN COMBINATION
OR THE FRIS CHICKEN LOAN COMBINATION, AS APPLICABLE. THE CONTROLLING CLASS
REPRESENTATIVE OF THE WACHOVIA 2007-C30 SECURITIZATION WILL ACT AS LOAN
COMBINATION CONTROLLING PARTY WITH RESPECT TO THE PETER COOPER VILLAGE AND
STUYVESANT TOWN LOAN COMBINATION, AND THE CONTROLLING CLASS REPRESENTATIVE OF
THE MSCI 2005-HQ6 SECURITIZATION WILL ACT AS LOAN COMBINATION CONTROLLING PARTY
WITH RESPECT TO THE FRIS CHICKEN LOAN COMBINATION. AS DESIGNEE OF THE HOLDER OF
THE PETER COOPER VILLAGE AND STUYVESANT TOWN TRUST MORTGAGE LOAN AND THE FRIS
CHICKEN TRUST MORTGAGE LOAN, THE CONTROLLING CLASS REPRESENTATIVE WILL SOLELY
HAVE THE RIGHT TO CONSULT WITH THE MASTER SERVICER AND SPECIAL SERVICER UNDER
THE WACHOVIA 2007-C30 POOLING AND SERVICING AGREEMENT AND THE MSCI 2005-HQ6
POOLING AND SERVICING AGREEMENT REGARDING SUCH SERVICING ACTIONS AS DESCRIBED
ABOVE UNDER "LOAN COMBINATIONS--THE PETER COOPER VILLAGE AND STUYVESANT TOWN
LOAN COMBINATION" AND "--THE FRIS CHICKEN LOAN COMBINATION."

     WHEN REVIEWING THE REST OF THIS "SERVICING OF THE MORTGAGE LOANS" SECTION,
IT IS IMPORTANT THAT YOU CONSIDER THE EFFECTS THAT THE RIGHTS AND POWERS OF THE
CONTROLLING CLASS REPRESENTATIVE (AND, IN THE CASE OF THE

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MORTGAGE LOANS THAT ARE PART OF LOAN COMBINATIONS, THE RELATED NON-TRUST LOAN
NOTEHOLDERS) COULD HAVE ON THE ACTIONS OF THE SPECIAL SERVICER AND, IN SOME
CASES, THE APPLICABLE MASTER SERVICER.

     Certain Liability and Expense Matters. In general, any and all expenses of the controlling class representative are to be borne by the holders of the controlling class in proportion to their respective percentage interests in that class, and not by the trust; and all expenses borne by any Non-Trust Loan
Noteholder acting as a Loan Combination Controlling Party are to be borne by that holder. However, if a claim is made against the controlling class representative (or, in the case of a mortgage loan that is part of a Loan
Combination, the related Non-Trust Loan Noteholder in its capacity as the related Loan Combination Controlling Party) by a borrower under a mortgage loan, the controlling class representative (or that Non-Trust Loan Noteholder, as applicable) is required to immediately notify the trustee, the certificate administrator, the applicable master servicer and the special servicer. The special servicer on behalf of the trust will, subject to the discussion under
"Description of the Governing Documents--Matters Regarding the Master Servicer,
the Special Servicer, the Manager and Us" in the accompanying base prospectus, assume the defense of the claim against the controlling class representative
(or, in the case of a mortgage loan that is part of a Loan Combination, the related Non-Trust Loan Noteholder in its capacity as Loan Combination
Controlling Party), but only if--

     o    the special servicer or the trust are also named parties to the same action; and

     o    in the sole reasonable judgment of the special servicer:

          1.   the controlling class representative (or, in the case of a mortgage loan that is part of a Loan Combination, any applicable
               Non-Trust Loan Noteholder in its capacity as the related Loan
               Combination Controlling Party) acted in good faith, without gross negligence or willful misfeasance, with regard to the particular matter at issue; and

          2.   there is no potential for the special servicer or the trust to be an adverse party in the action as regards the controlling class representative (or, in the case of a mortgage loan that is part of a Loan Combination, any applicable Non-Trust Loan Noteholder in its capacity as the related Loan Combination Controlling
               Party).

     The controlling class representative and the Non-Trust Loan Noteholders may have special relationships and interests that conflict with those of the holders of one or more classes of the offered certificates. In addition, the controlling class representative does not have any duties or liabilities to the holders of any class of certificates other than the controlling class, and the Non-Trust
Loan Noteholders do not have any duties or liabilities to the holders of any class of certificates. The controlling class representative may act solely in the interests of the certificateholders of the controlling class and, with respect to the Loan Combinations, the related Non-Trust Loan Noteholders may act solely in their own interests, and none of such parties will have any liability to any certificateholders for having done so. No certificateholder may take any action against the controlling class representative for its having acted solely in the interests of the certificateholders of the controlling class. Similarly, no certificateholder may take any action against a Non-Trust Loan Noteholder for having acted solely in its own interest.

REPLACEMENT OF THE SPECIAL SERVICER

     Certificateholders entitled to a majority of the voting rights allocated to the controlling class of certificates may terminate an existing special servicer and appoint a successor thereto. In addition, if the special servicer is terminated in connection with an event of default, certificateholders entitled to a majority of the voting rights allocated to the controlling class of certificates may appoint a successor. See "--Events of Default" and "--Rights
Upon Event of Default" below. In either case, any appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of--

     o    written confirmation from each rating agency rating the certificates that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the certificates; and

     o    the written agreement of the proposed special servicer to be bound by the terms and conditions of the pooling and servicing agreement, together with an opinion of counsel regarding, among other

                                       163

          things, the enforceability of the pooling and servicing agreement against the proposed special servicer.

     Subject to the foregoing, any certificateholder or any affiliate of a certificateholder may be appointed as special servicer.

     If the controlling class of certificateholders terminates an existing special servicer without cause, then the reasonable out-of-pocket costs and expenses of any related transfer of servicing duties are to be paid by the certificateholders that voted to remove the terminated special servicer. Any terminated special servicer will be entitled to reclaim all amounts accrued or owing to it under the pooling and servicing agreement.

     With respect to the Peter Cooper Village and Stuyvesant Town Loan
Combination, the special servicer may be removed at any time, with or without cause, by the controlling class representatives of securitization holding a majority of the notes comprising the Peter Cooper Village and Stuyvesant Town
Loan Combination.

     With respect to the FRIS Chicken Loan Combination, the related Loan
Combination Controlling Party will have the right, subject to the conditions and restrictions set forth in the pooling and servicing agreement and the applicable intercreditor agreement, to cause the special servicer to be terminated without cause with respect to the related Loan Combination. If the resulting special servicer for any Loan Combination is different from the special servicer for the rest of the mortgage pool, then all references to the special servicer in this prospectus supplement are intended to mean the applicable special servicer or both special servicers together, as the context may require.

BENEFICIAL OWNERS OF THE CONTROLLING CLASS

     If the controlling class of certificates is held in book-entry form, then any beneficial owner of those certificates whose identity and beneficial ownership interest has been proven to the satisfaction of the certificate administrator, will be entitled--

     o    to receive all notices described under "--The Controlling Class
          Representative and the Loan Combination Controlling Parties" and
          "--Replacement of the Special Servicer" above; and

     o    to exercise directly all rights described under "--The Controlling
          Class Representative and the Loan Combination Controlling Parties" and
          "--Replacement of the Special Servicer" above,

that it otherwise would if it were the registered holder of certificates of the controlling class.

     Beneficial owners of controlling class certificates held in book-entry form will likewise be subject to the same limitations on rights and the same obligations as they otherwise would if they were registered holders of certificates of the controlling class.

ENFORCEMENT OF DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Subject to the foregoing discussion and the discussions under "--The
Controlling Class Representative and the Loan Combination Controlling Parties"
above and "--Modifications, Waivers, Amendments and Consents" below, the applicable master servicer, with respect to non-specially serviced mortgage loans, and the special servicer, with respect to all other mortgage loans, will be required to enforce, on behalf of the trust fund, any right the lender under any mortgage loan may have under either a due-on-sale or due-on-encumbrance clause, unless the applicable master servicer or the special servicer, as applicable, has determined that waiver of the lender's rights under such clauses would be in accordance with the Servicing Standard. However, subject to the related loan documents and applicable law, neither the applicable master servicer nor the special servicer may waive its rights or grant its consent under any related due-on-sale or due-on-encumbrance clause--

     o    in respect of any mortgage loan that--

          1.   has a principal balance of $20,000,000 or more at the time of determination or has, whether (a) individually, (b) as part of a group of cross-collateralized mortgage loans or (c) as part of a group of mortgage loans made to affiliated borrowers, a principal balance

                                       164

               that is equal to or greater than 5% or more of the aggregate outstanding principal balance of the mortgage pool at the time of determination; or

          2.   is one of the ten largest mortgage loans (which for this purpose includes groups of cross-collateralized mortgage loans and groups of mortgage loans made to affiliated borrowers) by outstanding principal balance at the time of determination; or

     o    where, in the case of a due-on-encumbrance clause only, the subject mortgage loan, taking into account existing debt on the related mortgaged real property and the proposed additional debt as if such total debt were a single mortgage loan, would have a loan-to-value ratio equal to or greater than 85% or a debt service coverage ratio equal to or less than 1.20:1;

unless, with some exceptions, it receives prior written confirmation from each applicable rating agency that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by the rating agency to the certificates (or placement of the certificates on negative credit watch status in contemplation of such rating action). Also, a master servicer may not waive its rights or grant its consent under any due-on-sale or due-on-encumbrance clause described in this paragraph until it has received consent of the special servicer. Further, none of the master servicers or the special servicer may consent to the transfer of any mortgaged real property that secures a group of cross-collateralized mortgage loans, unless all of the mortgaged real properties securing such group of mortgage loans are transferred at the same time, or the controlling class representative consents to the transfer.

     With respect to the Peter Cooper Village and Stuyvesant Town Loan
Combination, the master servicer and special servicer under the Wachovia
2007-C30 pooling and servicing agreement will be required to enforce, on behalf of the issuing entity, any right the lenders under the Peter Cooper Village and
Stuyvesant Town Loan Combination may have under either a due-on-sale or due-on-encumbrance clause in accordance with the Wachovia 2007-C30 pooling and servicing agreement. With respect to the FRIS Chicken Loan Combination, the master servicer and special servicer under the MSCI 2005-HQ6 pooling and servicing agreement will be required to enforce, on behalf of the issuing entity
(and the other Non-Trust Loan Holder), any right the lenders under the FRIS
Chicken Loan Combination may have under either a due-on-sale or due-on-encumbrance clause in accordance with the MSCI 2005-HQ6 pooling and servicing agreement.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     The special servicer, with respect to any specially serviced mortgage loan, may, consistent with the Servicing Standard, agree to:

     o    modify, waive or amend any term of the subject mortgage loan;

     o    extend the maturity of the subject mortgage loan;

     o    defer or forgive the payment of interest on and principal of the subject mortgage loan;

     o    defer or forgive the payment of prepayment premiums, yield maintenance charges and late payment charges on the subject mortgage loan;

     o    permit the release, addition or substitution of collateral securing the subject mortgage loan;

     o    permit the release, addition or substitution of the borrower or any guarantor with respect to the subject mortgage loan; or

     o    provide consents with respect to any leasing activity at the mortgaged real property securing the subject mortgage loan;

provided that the ability of the special servicer to agree to any of the foregoing, however, is subject to the discussion under "--The Controlling Class
Representative and the Loan Combination Controlling Parties" and "--Enforcement

                                       165

of Due-on-Sale and Due-on-Encumbrance Provisions" above in this prospectus supplement and further, to the limitations, conditions and restrictions discussed below.

     The special servicer may agree to or consent to (or permit the applicable master servicer to agree to or consent to) the modification, waiver or amendment of any term of any mortgage loan that would--

     o    affect the amount or timing of any related payment of principal, interest or other amount (including prepayment premiums or yield maintenance charges, but excluding Penalty Interest and amounts payable as additional servicing compensation) payable under the mortgage loan (including, subject to the discussion in the third following paragraph, extend the date on which any related balloon payment is due); or

     o    affect the obligation of the related borrower to pay a prepayment premium or yield maintenance charge or permit a principal prepayment during any period in which the related mortgage note prohibits principal prepayments; or

     o    in the special servicer's judgment, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on the mortgage loan;

provided that a material default on the mortgage loan has occurred or, in the special servicer's judgment, a material default on the mortgage loan is reasonably foreseeable, and the modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to the certificateholders, as a collective whole, on a present value basis, than would liquidation.

     Neither a master servicer nor the special servicer may release any mortgaged real property securing a mortgage loan, except as otherwise allowed by the pooling and servicing agreement.

     Neither a master servicer nor the special servicer may extend the maturity date of any mortgage loan to a date beyond the earliest of--

          1.   two years prior to the rated final distribution date; and

          2.   if the mortgage loan is secured by a mortgage on the related borrower's leasehold interest (and not the corresponding fee interest) in the related mortgaged real property, 20 years (or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the related ground lease and with the consent of the controlling class representative, 10 years) prior to the end of the then-current term of the related ground lease, plus any unilateral options to extend such term.

     Neither a master servicer nor the special servicer may make or permit any modification, waiver or amendment of any term of any mortgage loan that would--

     o    cause either of REMIC I or REMIC II to fail to qualify as a REMIC under the Code;

     o    result in the imposition of any tax on prohibited transactions or contributions after the startup date of either of REMIC I or REMIC II under the Code; or

     o    adversely affect the status of any portion of the trust that is intended to be a grantor trust under the Code.

     Generally, the master servicers may not agree to modify, waive or amend the term of any mortgage loan without the consent of the special servicer. Subject to the foregoing discussion, however, either master servicer, without the approval of the special servicer, the controlling class representative or any of the rating agencies, may modify, waive or amend certain terms of non-specially serviced mortgage loans for which it is acting as master servicer as specified in the pooling and servicing agreement, including, without limitation--

     o    approving certain waivers of non-material covenant defaults;

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     o    approving certain leasing activity;

     o    waiving certain late payment charges and Penalty Interest subject to the limitations in the pooling and servicing agreement;

     o    permitting the release, addition or substitution of collateral securing the subject mortgage loan;

     o    permitting the release, addition or substitution of the borrower or any guarantor with respect to the subject mortgage loan;

     o    approving certain consents with respect to rights-of-way, easements or similar agreements and consents to subordination of the related mortgage loan to such easements, rights-of-way or similar agreements, that do not materially affect the use or value of the mortgaged real property or materially interfere with the borrower's ability to make related payments;

     o    approving releases of unimproved parcels of a mortgaged real property;

     o    approving annual budgets to operate mortgaged real properties;

     o    approving certain temporary waivers of requirements in loan documents with respect to insurance deductible amounts or claims-paying ability ratings of insurance providers; and

     o    consenting to changing the property manager with respect to a mortgage loan with an unpaid principal balance of less than $2,000,000.

     The foregoing limitations, conditions and restrictions will not apply to any of the acts or circumstances referenced in this "--Modifications, Waivers,
Amendments and Consents" section that is provided for under the terms of the subject mortgage loan in effect on the date of initial issuance of the offered certificates or that is solely within the control of the related borrower. Also, neither master servicer nor the special servicer will be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if, in its judgment, opposition would not ultimately prevent the confirmation of the plan or one substantially similar.

     Notwithstanding the foregoing, in the case of an ARD Loan, the applicable master servicer will be permitted, in its discretion, after the related anticipated repayment date, to waive any or all of the Additional Interest accrued on that mortgage loan, if the related borrower is ready and willing to pay all other amounts due under the mortgage loan in full, including the entire principal balance. However, the applicable master servicer's determination to waive the trust's right to receive that Additional Interest--

     o    must be in accordance with the Servicing Standard; and

     o    will be subject to approval by the special servicer and the controlling class representative.

     The pooling and servicing agreement will also limit the master servicers'
and the special servicer's ability to institute an enforcement action solely for the collection of Additional Interest.

     Neither a master servicer nor the special servicer will have any liability to the trust, the certificateholders or any other person for any determination made by it in connection with a modification, waiver or amendment of a mortgage loan that is made on a reasonable basis and in accordance with the Servicing
Standard.

     All modifications, waivers and amendments entered into by a master servicer and/or the special servicer with respect to the mortgage loans are to be in writing. Each master servicer and the special servicer must deliver to the custodian for deposit in the related mortgage file, an original counterpart of the agreement relating to each modification, waiver or amendment agreed to by it, promptly following its execution.

     Modifications, waivers, amendments and consents in respect of the Peter
Cooper Village and Stuyvesant Town Loan Combination will be administered by the master servicer or special servicer, as applicable, under and in accordance with the Wachovia 2007-C30 pooling and servicing agreement. Modifications, waivers, amendments

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and consents in respect of the FRIS Chicken Loan Combination will be administered by the master servicer or special servicer, as applicable, under and in accordance with the MSCI 2005-HQ6 pooling and servicing agreement.

REQUIRED APPRAISALS

     The special servicer must make commercially reasonable efforts to obtain, within 60 days of the occurrence of any Appraisal Trigger Event with respect to any of the mortgage loans, and deliver to the trustee, the custodian, the applicable master servicer and the controlling class representative, a copy of an appraisal of the related mortgaged real property from an independent appraiser meeting the qualifications imposed in the pooling and servicing agreement, unless an appraisal had previously been obtained within the prior 12 months and the special servicer has no actual knowledge of a material adverse change in the condition of the related mortgaged real property in which case such appraisal may be a letter update of the prior appraisal.

     Notwithstanding the foregoing, if the unpaid principal balance of the subject mortgage loan, net of related unreimbursed advances of principal, is less than $2,000,000, the special servicer may perform an internal valuation of the mortgaged real property instead of an appraisal.

     As a result of any appraisal or other valuation, it may be determined that an Appraisal Reduction Amount exists with respect to the subject mortgage loan.
An Appraisal Reduction Amount is relevant to the determination of the amount of any advances of delinquent interest required to be made with respect to the affected mortgage loan. See "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments and Reimbursement of Advances" in
this prospectus supplement.

     If an Appraisal Trigger Event occurs with respect to any mortgage loan, then the special servicer will have an ongoing obligation to obtain or perform, as the case may be, once every 12 months after the occurrence of that Appraisal
Trigger Event (or sooner if the special servicer has actual knowledge of a material adverse change in the condition of the related mortgaged real property), an update of the prior required appraisal or other valuation. The special servicer is to deliver to the trustee, the custodian, the applicable master servicer and the controlling class representative the new appraisal or valuation within ten business days of obtaining or performing such appraisal or valuation (or update thereof). This ongoing obligation will cease if and when--

     o    if the Appraisal Trigger Event was the failure by the borrower to make any monthly debt service payment for 60 days or more, or involved the special servicer modifying the amount or timing of any monthly debt service payment (other than a balloon payment), the related borrower has made three consecutive full and timely monthly debt service payments under the terms of the mortgage loan (as such terms may have been modified); or

     o    with respect to the other Appraisal Trigger Events (other than the related mortgaged real property becoming REO Property), such circumstances cease to exist in the reasonable judgment of the special servicer, but, with respect to any bankruptcy or insolvency proceedings, no later than the entry of an order or decree dismissing such proceeding, and with respect to the extension of any date on which a balloon payment is due, no later than the date that the special servicer agrees to an extension;

provided that no other Appraisal Trigger Event then exists with respect to the subject mortgage loan.

     The cost of each required appraisal, and any update of that appraisal, will be advanced by the applicable master servicer and will be reimbursable to the applicable master servicer as a servicing advance.

COLLECTION ACCOUNTS

     General. Each master servicer will be required to establish and maintain one or more segregated accounts or sub-accounts as a collection account for purposes of holding payments and other collections that it receives with respect to the mortgage loans. That collection account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

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     The funds held in each master servicer's collection account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the applicable master servicer's collection account will be paid to the applicable master servicer as additional compensation subject to the limitations set forth in the pooling and servicing agreement.

     Deposits. Under the pooling and servicing agreement, each master servicer must deposit or cause to be deposited in its collection account within one business day following receipt of available funds, in the case of payments and other collections on the mortgage loans, or as otherwise required under the pooling and servicing agreement, the following payments and collections received or made by or on behalf of that master servicer with respect to the mortgage pool subsequent to the date of initial issuance of the offered certificates, other than monthly debt service payments due on or before the cut-off date, which monthly debt service payments belong to the related mortgage loan seller:

     o    all payments on account of principal on the mortgage loans, including principal prepayments;

     o    all payments on account of interest on the mortgage loans, including
          Additional Interest and Penalty Interest;

     o    all prepayment premiums, yield maintenance charges and late payment charges collected with respect to the mortgage loans;

     o    all proceeds received under any hazard, flood, title or other insurance policy that provides coverage with respect to a mortgaged real property or the related mortgage loan, and all proceeds received in connection with the condemnation or the taking by right of eminent domain of a mortgaged real property, in each case to the extent not otherwise required to be applied to the restoration of the real property or released to the related borrower;

     o    all amounts received and retained in connection with the liquidation of defaulted mortgage loans by foreclosure or as otherwise contemplated under "--Realization Upon Defaulted Mortgage Loans"
          below;

     o    any amounts paid by the mortgage loan sellers in connection with the repurchase or replacement of a mortgage loan as described under
          "Description of the Mortgage Pool--Repurchases and Substitutions" in
          this prospectus supplement;

     o    any amounts required to be deposited by that master servicer in connection with losses incurred with respect to Permitted Investments of funds held in the collection account;

     o    all payments required to be paid by that master servicer or the special servicer with respect to any deductible clause in any blanket insurance policy as described under "Description of the Mortgage
          Pool--Additional Loan and Property Information--Hazard, Liability and
          Other Insurance" in this prospectus supplement;

     o    any amounts required to be transferred from the special servicer's REO account;

     o    any amounts representing compensating interest payments in respect of prepayment interest shortfalls as described under "--Servicing and
          Other Compensation and Payment of Expenses--Prepayment Interest
          Shortfalls" above; and

     o    any amount paid by a borrower to cover items for which a servicing advance has been previously made and for which the that master servicer or the trustee, as applicable, has been previously reimbursed out of the collection account.

     Upon receipt of any of the amounts described in the first five bullets and the last bullet of the preceding paragraph with respect to any specially serviced mortgage loan, the special servicer is required to promptly remit these amounts to the applicable master servicer for deposit in that master servicer's collection account.

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     Notwithstanding the foregoing, amounts received on any A-Note Trust
Mortgage Loan will be deposited into a separate account or sub-account of the collection account maintained by the applicable master servicer before being transferred to that master servicer's collection account.

     Withdrawals. The master servicers may make withdrawals from their respective collection accounts for any of the following purposes, which are not listed in any order of priority:

     o    to remit to the certificate administrator for deposit in the certificate administrator's distribution account described under
          "Description of the Offered Certificates--Distribution Account" in
          this prospectus supplement, on the business day preceding each distribution date, an aggregate amount of immediately available funds equal to that portion of the Available Distribution Amount (calculated without regard to clauses (a)(ii), (a)(v), (b)(ii)(B) and (b)(v) of the definition of that term in this prospectus supplement, and exclusive of other amounts received after the end of the related collection period) for the related distribution date then on deposit in the collection account, together with any prepayment premiums, yield maintenance charges and/or Additional Interest received on the mortgage loans during the related collection period and, in the case of the final distribution date, any additional amounts which the relevant party is required to pay in connection with the purchase of all the mortgage loans and REO Properties, plus any amounts required to be remitted in respect of P&I advances;

     o    to reimburse the trustee and itself, in that order, for any unreimbursed P&I advances made by that party (or made by the master servicer under the Wachovia 2007-C30 pooling and servicing agreement with respect to the Peter Cooper Village and Stuyvesant Town Trust
          Mortgage Loan or the master servicer under the MSCI 2005-HQ6 pooling and servicing agreement with respect to the FRIS Chicken Trust
          Mortgage Loan) under the pooling and servicing agreement, which reimbursement is to be made out of late collections of interest (net of related master servicing fees) and principal (net of any related workout fee or principal recovery fee) received in respect of the particular mortgage loan or REO Property as to which the Advance was made; provided that, if such P&I advance remains outstanding after a workout and the borrower continues to be obligated to pay such amounts, such P&I advance will be reimbursed out of general collections of principal as described under "Description of the
          Offered Certificates--Advances of Delinquent Monthly Debt Service
          Payments and Reimbursement of Advances" in this prospectus supplement;

     o    to pay itself earned and unpaid master servicing fees with respect to each mortgage loan, which payment is to be made out of collections on that mortgage loan that are allocable as interest or, if that mortgage loan and any related REO Property have been previously liquidated, out of general collections on the other mortgage loans and REO Properties;

     o    to pay the special servicer, out of general collections on the mortgage loans and any REO Properties, earned and unpaid special servicing fees with respect to each mortgage loan that is either--

          1.   a specially serviced mortgage loan; or

          2.   a mortgage loan as to which the related mortgaged real property has become an REO Property;

     o    to pay the special servicer earned and unpaid workout fees and principal recovery fees to which it is entitled, which payment is to be made from the sources described under "--Servicing and Other
          Compensation and Payment of Expenses" above;

     o    to reimburse the trustee or the special servicer/itself, in that order
          (with reimbursements to the special servicer and the subject master servicer to be made concurrently on a pro rata basis), for any unreimbursed servicing advances, first, out of payments made by the borrower that are allocable to such servicing advance, and then, out of liquidation proceeds, insurance proceeds, condemnation proceeds and, if applicable, revenues from REO Properties relating to the mortgage loan in respect of which the servicing advance was made, and then out of general collections;

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          provided that, if such Advance remains outstanding after a workout and the borrower continues to be obligated to pay such amounts, such
          Advance will be reimbursed out of general collections of principal as described under "--Servicing and Other Compensation and Payment of
          Expenses" above and "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments and Reimbursement of
          Advances" in this prospectus supplement;

     o    to reimburse the trustee or the special servicer/itself, in that order
          (with reimbursements to the special servicer and the subject master servicer to be made concurrently on a pro rata basis), first out of
          REO Property revenues, liquidation proceeds and insurance and condemnation proceeds received in respect of the mortgage loan relating to the Advance, and then out of general collections on the mortgage loans and any REO Properties, for any unreimbursed Advance made by that party under the pooling and servicing agreement that has been determined not to be ultimately recoverable, together with interest thereon, subject to the limitations set forth in the pooling and servicing agreement and the limitations described under, as applicable, "--Servicing and Other Compensation and Payment of
          Expenses" above and/or "Description of the Offered
          Certificates--Advances of Delinquent Monthly Debt Service Payments and
          Reimbursement of Advances" in this prospectus supplement;

     o    to pay the trustee or the special servicer/itself, in that order (with payments to the special servicer and the subject master servicer to be made concurrently on a pro rata basis), unpaid interest on any Advance made by that party under the pooling and servicing agreement, which payment is to be made out of Penalty Interest and late payment charges collected on the related mortgage loan during the collection period during which that Advance is reimbursed;

     o    in connection with the reimbursement of Advances as described in the second bullet, the sixth bullet or the seventh bullet under this
          "--Withdrawals" subsection and subject to the limitations described in each of those three bullets, to pay itself, the special servicer or the trustee, as the case may be, out of general collections on the mortgage loans and any REO Properties, any interest accrued and payable on that Advance and not otherwise payable under the preceding bullet;

     o    to pay for costs and expenses incurred by the trust fund in connection with property inspections;

     o    to pay the special servicer or itself any items of additional servicing compensation on deposit in the collection account as discussed under "--Servicing and Other Compensation and Payment of
          Expenses--Additional Servicing Compensation" above;

     o    to pay for the cost of an independent appraiser or other expert in real estate matters, to the extent such cost is not required to be advanced under the pooling and servicing agreement;

     o    to pay itself, the special servicer, any of the mortgage loan sellers, any holder (or, if applicable, beneficial owner) of certificates of the controlling class or any other person, as the case may be, with respect to each mortgage loan, if any, previously purchased by such person pursuant to the pooling and servicing agreement, all amounts received in respect of any such purchased mortgage loan subsequent to the date of purchase;

     o    to pay, out of general collections on the mortgage loans and any REO
          Properties, for costs and expenses incurred by the trust in connection with the remediation of adverse environmental conditions at any mortgaged real property that secures a defaulted mortgage loan;

     o    to pay itself, the special servicer, us, or any of their or our respective members, managers, shareholders, directors, officers, employees and agents, as the case may be, out of general collections on the mortgage loans and any REO Properties, any of the
          reimbursements or indemnities to which we or any of those other persons or entities are entitled as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the
          Special Servicer, the Manager and Us" in the accompanying base prospectus;

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     o    to pay, out of general collections on the mortgage loans and any REO
          Properties, for the costs of various opinions of counsel, the cost of recording the pooling and servicing agreement and expenses properly incurred by the certificate administrator in connection with consulting with the special servicer as to tax matters;

     o    to pay any other items described in this prospectus supplement as being payable from the collection account;

     o    to withdraw amounts deposited in the collection account in error; and

     o    to clear and terminate the collection account upon the termination of the pooling and servicing agreement.

     The pooling and servicing agreement will prohibit the application of amounts received on the Non-Trust Loans to cover expenses payable or reimbursable out of general collections with respect to mortgage loans and REO
Properties in the trust that are not related to the related Loan Combination.

     In addition, in general, if at any time a master servicer is entitled to make a payment, reimbursement or remittance from its collection account,

     o    the payment, reimbursement or remittance is permitted or required to be made from any funds on deposit in that master servicer's collection account,

     o    the amounts on deposit in that master servicer's collection account are insufficient to satisfy the payment, reimbursement or remittance,
          and

     o    the amount on deposit in the other master servicer's collection account is sufficient to make such payment, reimbursement or remittance in full or in part,

then the other master servicer must make the payment, reimbursement or remittance from that other master servicer's collection account within a specified number of days following a written request from the first master servicer. The written request must indicate the nature and amount of the payment, reimbursement or remittance and include a certification from the first master servicer that the first master servicer's collection account does not then have funds on deposit that are sufficient for the payment, reimbursement or remittance.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     Fair Value Call. The pooling and servicing agreement grants to the special servicer and the holder (or, if applicable, the beneficial owner) of the certificates with the largest percentage of voting rights allocated to the controlling class of certificates (such holder (or, if applicable, beneficial owner) referred to as the plurality controlling class certificateholder) a right to purchase from the trust defaulted mortgage loans under the circumstances described below in this "--Fair Value Call" subsection. The defaulted mortgage loans in respect of which this right may be exercised are mortgage loans that have experienced payment defaults similar to the payment defaults that would constitute a Servicing Transfer Event as described in the glossary to this prospectus supplement or mortgage loans as to which the related indebtedness has been accelerated by the applicable master servicer or the special servicer following default. The fair value call option will not apply to the Peter Cooper
Village and Stuyvesant Town Loan Combination or the FRIS Chicken Loan
Combination. Instead, the Wachovia 2007-C30 pooling and servicing agreement provides for a comparable fair value call option for the Peter Cooper Village and Stuyvesant Town Trust Mortgage Loan, and the MSCI 2005-HQ6 pooling and servicing agreement provides for a comparable fair value call option for the
FRIS Chicken Trust Mortgage Loan, as described below.

     At the time a mortgage loan becomes a defaulted mortgage loan satisfying the criteria described in the preceding paragraph, each of the special servicer and the plurality controlling class certificateholder will have a purchase option (which option will be assignable when the opportunity to exercise it arises) to purchase the defaulted mortgage loan, from the trust fund at an option price generally equal to (i) if the special servicer has not yet determined the fair value of the defaulted mortgage loan, the sum of the unpaid principal balance of that mortgage loan at the time of purchase, together with unpaid and accrued interest on that mortgage loan at its

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mortgage interest rate, unpaid interest accrued on related Advances, related unreimbursed servicing advances and other related Additional Trust Fund
Expenses, including special servicing fees, or (ii) the fair value of the defaulted mortgage loan as determined by the special servicer, if the special servicer has made such fair value determination; provided that if (i) the option is being exercised by an assignee of the special servicer or the plurality controlling class certificateholder that is not affiliated with the special servicer or the plurality controlling class certificateholder, (ii) the assignment of the purchase right or option was made for no material consideration, and (iii) the purchase option is exercised more than 90 days following the making of a fair value determination, the special servicer will be entitled to receive a principal recovery fee. The special servicer will be permitted to change from time to time, its determination of the fair value of a defaulted mortgage loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard; provided, however, that the special servicer will update its determination of the fair value of a defaulted mortgage loan at least once every 90 days; and, provided, further, that absent the special servicer having actual knowledge of a material change in circumstances affecting the value of the related mortgaged real property, the special servicer will not be obligated to update such determination. The purchase option in respect of a defaulted mortgage loan will first belong to the plurality controlling class certificateholder. If the purchase option is not exercised by the plurality controlling class certificateholder or any assignee thereof within 60 days of a fair value determination being made, then the purchase option will belong to the special servicer for 15 days. If the purchase option is not exercised by the special servicer or its assignee within such
15-day period, then the purchase option will revert to the plurality controlling class certificateholder.

     Notwithstanding the foregoing, the holder of a B-Note Non-Trust Loan will have the right to purchase the related A-Note Trust Mortgage Loan from the trust in certain default situations, as described above under "Description of the
Mortgage Pool--The Loan Combinations" in this prospectus supplement. In addition, notwithstanding the discussion in the preceding paragraph, the holders of a mezzanine loan may have the right to purchase the related mortgage loan from the trust if certain defaults on the related mortgage loan occur.

     Unless and until the purchase option with respect to a defaulted mortgage loan is exercised, the special servicer will be required to pursue such other resolution strategies available under the pooling and servicing agreement, including workout and foreclosure consistent with the Servicing Standard, but the special servicer will not be permitted to sell the defaulted mortgage loan other than pursuant to the exercise of the purchase option.

     If not exercised sooner, the purchase option with respect to any defaulted mortgage loan will automatically terminate upon (i) the related borrower's cure of all related defaults on the defaulted mortgage loan, (ii) the acquisition on behalf of the trust fund of title to the related mortgaged real property by foreclosure or deed in lieu of foreclosure or (iii) the modification or pay-off
(full or discounted) of the defaulted mortgage loan in connection with a workout. In addition, the purchase option with respect to a defaulted mortgage loan held by any person will terminate upon the exercise of the purchase option and consummation of the purchase by any other holder of a purchase option.

     If (a) a purchase option is exercised with respect to a defaulted mortgage loan and the person expected to acquire the defaulted mortgage loan pursuant to such exercise is the plurality controlling class certificateholder, the special servicer, or any affiliate of any of them, which means that the purchase option has not been assigned to another unaffiliated person, and (b) the option price is based on the special servicer's determination of the fair value of the defaulted mortgage loan, then the applicable master servicer or, if that master servicer and the special servicer are the same person, the trustee (or a third-party appraiser designated by the applicable master servicer or the trustee, as applicable, at its option, upon whose determination the applicable master servicer or the trustee, as the case may be, may, absent manifest error, conclusively rely) will be required to confirm that the option price (as determined by the special servicer) represents a fair value for the defaulted mortgage loan. The applicable master servicer or the trustee, as applicable, will be entitled to receive, out of the collection account, a fee of $2,500 for the initial confirmation, but not for any subsequent confirmations, of fair value with respect to that mortgage loan. The costs of all appraisals, inspection reports and opinions of value incurred by the applicable master servicer, the special servicer, the trustee or any third-party appraiser in connection with any determination of fair value will be reimbursable to the applicable master servicer, the special servicer or the trustee, as applicable, as servicing advances.

     With respect to the Peter Cooper Village and Stuyvesant Town Loan
Combination, upon the Peter Cooper Village and Stuyvesant Town Loan Combination
becoming defaulted mortgage loans, the controlling class of the

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Wachovia 2007-C30 securitization will have right to exercise a fair value call option with respect to the entire Peter Cooper Village and Stuyvesant Town Loan
Combination, including the Peter Cooper Village and Stuyvesant Town Trust
Mortgage Loan. If the controlling class of the Wachovia 2007-C30 securitization does not exercise the option, then the controlling class of the series 2007-5 securitization and each other securitization holding a Peter Cooper Village and
Stuyvesant Town A-Note Non-Trust Mortgage Loan will have the right to exercise the fair value call option with respect to the entire Peter Cooper Village and
Stuyvesant Town Loan Combination, in the order of priority based on the size of principal balance of the related notes. If none of the controlling class representatives exercise such option, then the controlling class representative of the series 2007-5 securitization and each other securitization holding a
Peter Cooper Village and Stuyvesant Town A-Note Non-Trust Mortgage Loan will have the right to exercise the fair value call option with respect to its own loan only.

     With respect to the FRIS Chicken Loan Combination, upon the FRIS Chicken
Loan Combination becoming defaulted mortgage loans, any person exercising the fair value call option with respect to the FRIS Chicken A-Note Non-Trust
Mortgage Loan under the MSCI 2005-HQ6 pooling and servicing agreement must also purchase the FRIS Chicken Trust Mortgage Loan.

     Foreclosure and Similar Proceedings. Neither master servicer may institute foreclosure proceedings, exercise any power of sale contained in a mortgage or acquire title to a mortgaged real property. If a default on a mortgage loan has occurred and is continuing and no satisfactory arrangements can be made for collection of delinquent payments, then, subject to the discussion under "--The
Controlling Class Representative and the Loan Combination Controlling Parties"
above, the special servicer may, on behalf of the trust, take any of the following actions:

     o    institute foreclosure proceedings;

     o    exercise any power of sale contained in the related mortgage;

     o    obtain a deed in lieu of foreclosure; or

     o    otherwise acquire title to the corresponding mortgaged real property, by operation of law or otherwise.

     The special servicer may not acquire title to any mortgaged real property or take any other action with respect to any mortgaged real property that would cause the trustee, for the benefit of the certificateholders (or, if a Loan
Combination is involved, the certificateholders and the holder(s) of the related
B-Note Non-Trust Loan(s)), to be considered to hold title to, to be a
"mortgagee-in-possession" of, or to be an "owner" or an "operator" of the particular mortgaged real property within the meaning of federal environmental laws, unless--

     o    the special servicer has previously received a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust; and

     o    either:

          1.   the report indicates that--

               o    the particular mortgaged real property is in compliance with applicable environmental laws and regulations; and

               o    there are no circumstances or conditions present at the
                    mortgaged real property that have resulted in any
                    contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

          2.   the special servicer (who may rely conclusively on the report)
               determines that taking the actions necessary to bring the
               particular mortgaged real property into compliance with
               applicable environmental laws and regulations and/or taking any of the other actions contemplated by clause 1. above, is
               reasonably likely to maximize the recovery to

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               certificateholders (or, if a Loan Combination is involved, the certificateholders and the holder(s) of the related B-Note
               Non-Trust Loan(s)), taking into account the time value of money.

     If the environmental testing contemplated above establishes that any of the conditions described in clauses 1. and 2. have not been satisfied with respect to any mortgaged real property and there is no breach of a representation or warranty requiring repurchase under the applicable mortgage loan purchase agreement, the special servicer will be required to take such action as is in accordance with the Servicing Standard (other than proceeding against the related mortgaged real property). At such time as it deems appropriate, the special servicer may, on behalf of the trust, release all or a portion of the subject mortgaged real property from the lien of the related mortgage instrument; provided that, if the related mortgage loan has a then outstanding principal balance of greater than $1 million, then prior to the release of all or a portion of the related mortgaged real property, (i) the special servicer shall have notified the rating agencies, the certificate administrator, the trustee, the controlling class representative and the applicable master servicer in writing of its intention to so release all or a portion of such mortgaged real property and the bases for such intention, and (ii) the certificate administrator shall have notified the certificateholders in writing of the special servicer's intention to so release all or a portion of such mortgaged real property.

     If the trust acquires title to any mortgaged real property, the special servicer, on behalf of the trust, has to sell the particular real property prior to the close of the third calendar year following the calendar year in which that acquisition occurred, subject to limited exceptions as described under
"--REO Properties" below.

     If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan, together with accrued interest on and reimbursable expenses incurred by the special servicer and/or the applicable master servicer in connection with the defaulted mortgage loan, then the trust will realize a loss in the amount of the shortfall. The special servicer, the applicable master servicer and/or the trustee will be entitled to payment or reimbursement out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the payment of the liquidation proceeds to the certificateholders, for--

     o    any and all amounts that represent unpaid servicing fees and additional servicing compensation with respect to the mortgage loan;

     o    unreimbursed (from the related mortgage loan) servicing expenses and
          Advances incurred with respect to the mortgage loan;

     o    any P&I advances made with respect to the mortgage loan that are unreimbursed from that mortgage loan; and

     o    any interest payable (or paid from general collections) to the applicable master servicer and/or special servicer on any expenses and
          Advances and not reimbursed from that mortgage loan.

     In the event a default has occurred and is continuing and no satisfactory arrangements can be made for collection of delinquent payments with respect to the Peter Cooper Village and Stuyvesant Town Loan Combination or the FRIS
Chicken Loan Combination, the special servicer under the Wachovia 2007-C30 pooling and servicing agreement or the special servicer under the MSCI 2005-HQ6 pooling and servicing agreement, as applicable, will be required to institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure or otherwise acquire title to the corresponding mortgaged real property, by operation of law or otherwise in accordance with the procedures set forth in the Wachovia 2007-C30 pooling and servicing agreement or the MSCI 2005-HQ6 pooling and servicing agreement, as applicable.

REO PROPERTIES

     If title to any mortgaged real property is acquired by the special servicer on behalf of the trust, the special servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless--

     o    the IRS grants an extension of time to sell the property; or

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     o    the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in the imposition of a tax on the trust assets or cause either of REMIC I or REMIC II to fail to qualify as a REMIC under the Code.

     Regardless of whether the special servicer applies for or is granted an extension of time to sell the property, the special servicer must act in accordance with the Servicing Standard to liquidate the property on a timely basis. If an extension is granted or opinion given, the special servicer must sell the REO Property within the period specified in the extension or opinion.

     The special servicer may be required to retain an independent contractor to operate and manage the REO Property. The retention of an independent contractor will not relieve the special servicer of its obligations with respect to the REO
Property.

     In general, the special servicer, or an independent contractor employed by the special servicer at the expense of the trust, will be obligated to operate and manage any REO Property in a manner that:

     o    maintains its status as foreclosure property under the REMIC provisions of the Code; and

     o    is in accordance with the Servicing Standard.

     The special servicer must review the operation of each REO Property and consult with the certificate administrator or any person appointed by the certificate administrator to act as tax administrator to determine the trust's federal income tax reporting position with respect to the income it is anticipated that the trust would derive from the property. The special servicer could determine that it would not be consistent with the Servicing Standard to manage and operate the property in a manner that would avoid the imposition of a tax on net income from foreclosure property, within the meaning of section
857(b)(4)(B) of the Code.

     Generally, net income from foreclosure property means income that does not qualify as "rents from real property" within the meaning of Section 856(c)(3)(A)
of the Code and Treasury regulations thereunder or as income from the sale of such REO Property. "Rents from real property" do not include the portion of any rental based on the net income or gain of any tenant or sub-tenant. No determination has been made whether rent on any of the mortgaged real properties meets this requirement. "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the mortgaged real properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to an REO Property would not constitute "rents from real property," or that all of such income would fail to so qualify if a separate charge is not stated for such non-customary services or such services are not performed by an independent contractor. In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on an REO
Property owned by REMIC, such as a hotel, will not constitute "rents from real property." Any of the foregoing types of income instead constitute "net income from foreclosure property," which would be taxable to such REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the net proceeds from the REO Property available for distribution to holders of Certificates. See "Federal Income Tax
Consequences-REMICs" in the accompanying prospectus.

     The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property separate and apart from its own funds and general assets. If an REO Property is acquired by the trust, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from the REO
Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The special servicer will be required to deposit, or cause to be deposited, in its REO account, following receipt, all net income, insurance proceeds, condemnation proceeds and liquidation proceeds received with respect to each REO Property. The funds held in this REO account may be held as cash or invested in Permitted

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Investments. Any interest or other income earned on funds in the special servicer's REO account will be payable to the special servicer, subject to the limitations described in the pooling and servicing agreement.

     The special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Shortly after the end of each collection period, the special servicer will be required to withdraw from the REO account and deposit, or deliver to the applicable master servicer for deposit, into that master servicer's collection account the total of all amounts received with respect to each REO Property during that collection period, net of--

     o    any withdrawals made out of those amounts as described in the preceding sentence; and

     o    any portion of those amounts that may be retained as reserves as described in the next paragraph.

     The special servicer may, subject to the limitations described in the pooling and servicing agreement, retain in its REO account the portion of the proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of the related REO Property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

     The special servicer will be required to keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

     The special servicer with respect to the Wachovia 2007-C30 securitization will be required to administer any REO Property related to the Peter Cooper
Village and Stuyvesant Town Loan Combination in a substantially similar manner pursuant to the Wachovia 2007-C30 pooling and servicing agreement, and the special servicer with respect to the MSCI 2005-HQ6 securitization will be required to administer any REO Property related to the FRIS Chicken Loan
Combination in a substantially similar manner pursuant to the MSCI 2005-HQ6 pooling and servicing agreement.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The special servicer will be required, at the expense of the trust, to inspect or cause an inspection of the corresponding mortgaged real property as soon as practicable after any mortgage loan becomes a specially serviced mortgage loan and annually so long as such mortgage loan is a specially serviced mortgage loan. Beginning in 2007, the applicable master servicer, for each mortgage loan that it is responsible for servicing that is not a specially serviced mortgage loan and does not relate to an REO Property, will be required, at its own expense, to inspect or cause an inspection of the mortgaged real property at least once every calendar year, unless such mortgaged real property has been inspected in such calendar year by the special servicer. The applicable master servicer and the special servicer will each be required to prepare or cause the preparation of a written report of each inspection performed by it that generally describes the condition of the particular real property and that specifies--

     o    any sale, transfer or abandonment of the property of which the subject master servicer or the special servicer, as applicable, is aware; or

     o    any change in the property's condition or value of which the subject master servicer or the special servicer, as applicable, is aware and considers to be material; or

     o    any visible waste committed on the property of which the subject master servicer or special servicer, as applicable, is aware and considers to be material.

     The special servicer, in the case of each specially serviced mortgage loan, and the applicable master servicer, in the case of each other mortgage loan, will each be required to use reasonable efforts to collect from the related borrower, the quarterly (if any) and annual operating statements, budgets and rent rolls of the corresponding mortgaged real property. However, there can be no assurance that any operating statements required to be delivered by a borrower will in fact be delivered, nor is the applicable master servicer or the special servicer likely to have any practical means of compelling delivery.

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     The special servicer will also be required to cause quarterly and annual operating statements, budgets and rent rolls to be prepared for each REO
Property.

     Each master servicer, with respect to each mortgage loan that it is responsible for servicing, will be required to prepare and maintain an operating statement analysis for each mortgaged real property and each REO Property, as applicable, and copies of such operating statement analyses are to be made available by the applicable master servicer to the certificate administrator, the trustee, the special servicer and/or the controlling class representative upon request or as otherwise provided in the pooling and servicing agreement
(but not more frequently than quarterly).

EVIDENCE AS TO COMPLIANCE

     On or before May 1 of each year, beginning in 2008 (provided that, if any of the following items are required in connection with any filing with the
Securities and Exchange Commission, each master servicer and the special servicer will be required to deliver such items on or before March 15 of each year, beginning in 2008), each master servicer and the special servicer must deliver or cause to be delivered to the certificate administrator and us, among others, the following items:

     o    a report on an assessment of compliance by it with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB, signed by an authorized officer of the subject master servicer or the special servicer, as the case may be, which report will contain (a) a statement by the subject master servicer or the special servicer, as the case may be, of its responsibility for assessing compliance with the servicing criteria applicable to it, (b) a statement that the subject master servicer or the special servicer, as the case may be, used the servicing criteria set forth in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria, (c) the subject master servicer's or the special servicer's, as the case may be, assessment of compliance with the applicable servicing criteria as of and for the period ending December 31st of the preceding calendar year, which discussion must include any material instance of noncompliance with the applicable servicing criteria identified by the subject master servicer or the special servicer, as the case may be, and (d) a statement that a registered public accounting firm has issued an attestation report on the subject master servicer's or the special servicer's, as the case may be, assessment of compliance with the applicable servicing criteria as of and for such period ending
          December 31st of the preceding calendar year;

     o    as to each report delivered by the subject master servicer or the special servicer as described in the immediately preceding bullet, a report from a registered public accounting firm (made in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board) that attests to, and reports on, the assessment made by the asserting party in the report delivered as described in the immediately preceding bullet; and

     o    a statement signed by an authorized officer of the subject master servicer or the special servicer, as the case may be, to the effect that: (a) a review of the activities of the subject master servicer or the special servicer, as the case may be, during the preceding calendar year (or, if applicable, the portion of such year during which the offered certificates were outstanding) and of its performance under the pooling and servicing agreement has been made under such officer's supervision, and (b) to the best of such officer's knowledge, based on such review, the subject master servicer or special servicer, as the case may be, has fulfilled its material obligations under the pooling and servicing agreement in all material respects throughout the preceding calendar year or portion of that year during which the certificates were outstanding or, if there has been a material default, specifying each material default known to such officer and the nature and status of that default.

     The pooling and servicing agreement will require that: (1) the certificate administrator, the custodian and any party to the pooling and servicing agreement (in addition to the master servicers and special servicer) that is
"participating in the servicing function" (within the meaning of Item 1122 of
Regulation AB) with respect to the mortgage pool, must deliver a separate assessment report and attestation report similar to those described in the first two bullets of the prior paragraph; (2) any party to the pooling and servicing agreement that has retained a sub-

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servicer, subcontractor or agent that is "participating in the servicing function" (within the meaning of Item 1122 of Regulation AB) with respect to the mortgage pool, must cause (or, in the case of a sub-servicer that was servicing a mortgage loan for the related mortgage loan seller prior to the sale of such mortgage loan by such mortgage loan seller to the depositor, must use commercially reasonable efforts to cause) that sub-servicer, subcontractor or agent to deliver a separate assessment report and attestation report similar to those described in the first two bullets of the prior paragraph; and (3) (i) the certificate administrator and the custodian must deliver and (ii) any party to the pooling and servicing agreement that has retained a sub-servicer that meets the criteria in Item 1108(a)(2)(i), (ii) or (iii) of Regulation AB, must cause
(or, in the case of a sub-servicer that was servicing a mortgage loan for the related mortgage loan seller prior to the sale of such mortgage loan by such mortgage loan seller to the depositor, must use commercially reasonable efforts to cause) that sub-servicer to deliver, a separate servicer compliance statement similar to that described in the third bullet of the prior paragraph.

EVENTS OF DEFAULT

     Each of the following events, circumstances and conditions will be considered events of default under the pooling and servicing agreement:

     o    any failure by either master servicer to deposit into the collection account any amount required to be so deposited by it under the pooling and servicing agreement, which failure continues unremedied for two business days following the date on which the deposit was required to be made; or

     o    any failure by either master servicer to remit to the certificate administrator for deposit into the distribution account any amount required to be so remitted by it under the pooling and servicing agreement, which failure continues unremedied until 11:00 a.m., New
          York City time, on the business day following the date on which the remittance was required to be made; or

     o    any failure by the special servicer to deposit into the REO account or to deposit into, or to remit to the applicable master servicer for deposit into, the collection account, any amount required to be so deposited or remitted under the pooling and servicing agreement, provided, however, that the failure to deposit or remit such amount will not be an event of default if such failure is remedied within one business day and in any event on or prior to the related P&I advance date; or

     o    a master servicer fails to timely make any servicing advance required to be made by it under the pooling and servicing agreement, and that failure continues unremedied for five business days following the date on which notice has been given to that master servicer by the certificate administrator or the trustee; or

     o    a master servicer or the special servicer fails to observe or perform in any material respect any of its other covenants or agreements under the pooling and servicing agreement, and that failure continues unremedied for 30 days after written notice of it, requiring it to be remedied, has been given to the subject master servicer or the special servicer, as the case may be, by any other party to the pooling and servicing agreement or by certificateholders entitled to not less than
          25% of the voting rights for the certificates; provided, however, that
          (A) with respect to any such failure (other than a failure described in clause (B) below) that is not curable within such 30-day period, the subject master servicer or the special servicer, as the case may be, will have an additional cure period of 30 days to effect such cure so long as the subject master servicer or the special servicer, as the case may be, has commenced to cure such failure within the initial
          30-day period and has provided the certificate administrator and any affected B-Note Loan Noteholders with an officer's certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure, or (B) in the case of the failure to deliver to the certificate administrator the annual statement of compliance, the annual assessment report and/or the annual attestation report with respect to the subject master servicer or the special servicer, as applicable, pursuant to the pooling and servicing agreement, which is required to be part of or incorporated in a report to be filed with the Securities and Exchange Commission, continues unremedied beyond the second business day after the time (plus any applicable grace period) specified in the pooling and servicing agreement; or

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     o    it is determined that there is a breach by either master servicer or the special servicer of any of its representations or warranties contained in the pooling and servicing agreement that materially and adversely affects the interests of any class of certificateholders, and that breach continues unremedied for 30 days after written notice of it, requiring it to be remedied, has been given to the applicable master servicer or the special servicer, as the case may be, by any other party to the pooling and servicing agreement or by
          certificateholders entitled to not less than 25% of the voting rights for the certificates; provided, however, that with respect to any such breach which is not curable within such 30-day period, the applicable master servicer or the special servicer, as the case may be, will have an additional cure period of 30 days to effect such cure so long as the applicable master servicer or the special servicer, as the case may be, has commenced to cure such breach within the initial 30-day period and has provided the trustee with an officer's certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure; or

     o    a decree or order of a court having jurisdiction in an involuntary case under federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, is entered against a master servicer or the special servicer and the decree or order remains in force for a period of 60 days, provided, however, that the subject master servicer or the special servicer, as appropriate, will have an additional period of 30 days to effect a discharge, dismissal or stay of the decree or order if it commenced the appropriate proceedings to effect such discharge, dismissal or stay within the initial 60-day period; or

     o    a master servicer or the special servicer consents to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to it or of or relating to all or substantially all of its property; or

     o    a master servicer or the special servicer admits in writing its inability to pay its debts or takes other actions specified in the pooling and servicing agreement indicating its insolvency or inability to pay its obligations; or

     o    any of S&P, Moody's or Fitch has (a) qualified, downgraded or withdrawn any rating then assigned by it to any class of certificates, or (b) placed any class of certificates on "watch status" in contemplation of possible rating downgrade or withdrawal (and that
          "watch status" placement has not have been withdrawn by it within 60 days of such placement), and, in either case, cited servicing concerns with a master servicer or the special servicer as the sole or a material factor in such rating action; or

     o    a master servicer or the special servicer is removed from S&P's Select
          Servicer List as a U.S. Commercial Mortgage Master Servicer or a U.S.
          Commercial Mortgage Special Servicer, as applicable, and is not reinstated within 60 days after its removal therefrom; or

     o    a master servicer ceases to be rated at least CMS3 by Fitch or the special servicer ceases to be rated at least CSS3 by Fitch and such rating is not restored within 30 days after the subject downgrade or withdrawal.

RIGHTS UPON EVENT OF DEFAULT

     If an event of default described under "--Events of Default" above occurs with respect to the either master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the direction of either the controlling class representative or the certificateholders entitled to not less than 25% of the voting rights for all the classes of certificates, the trustee will be required, to terminate all of the rights and obligations of the defaulting party under the pooling and servicing agreement and in and to the trust assets other than any rights the defaulting party may have as a certificateholder; provided that the terminated defaulting party will continue to be entitled to receive all amounts due and owing to it in accordance with the terms of the pooling and servicing agreement and

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will continue to be entitled to the benefit of any provisions for reimbursement or indemnity as and to the extent provided in the pooling and servicing agreement. Upon any termination, the trustee must either:

     o    succeed to all of the responsibilities, duties and liabilities of the applicable master servicer or the special servicer, as the case may be, under the pooling and servicing agreement; or

     o    appoint an established mortgage loan servicing institution to act as successor a successor master servicer or the successor special servicer, as the case may be, provided such successor is reasonably acceptable to the controlling class representative.

     Notwithstanding the foregoing discussion in this "--Rights Upon Event of
Default" section, if a master servicer is terminated under the circumstances described above because of the occurrence of any of the events of default described in the last three bullets under "--Events of Default" above, that master servicer will have the right for a period of approximately 45 days--during which time that master servicer will continue to master service the mortgage loans it is responsible for servicing--to sell its master servicing rights with respect to the mortgage loans it is responsible for servicing to a master servicer whose appointment S&P, Moody's and Fitch have each confirmed will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the certificates. The terminated master servicer will be responsible for all out-of-pocket expenses incurred in connection with the attempt to sell its rights to master service the mortgage loans, to the extent such expenses are not reimbursed by the replacement servicer.

     Either the controlling class representative or the holders of certificates entitled to a majority of the voting rights for the certificates may require the trustee to appoint an established mortgage loan servicing institution to act as a successor master servicer or as the successor special servicer, as the case may be, rather than have the trustee act as that successor, provided such successor is reasonably acceptable to the controlling class representative. The appointment of a successor special servicer by the trustee is subject to the rights of the controlling class of certificateholders to designate a successor special servicer as described under "--Replacement of the Special Servicer"
above.

     In general, the certificateholders entitled to at least 66 2/3% of the voting rights allocated to each class of certificates affected by any event of default may waive the event of default. However, the events of default described in the first, second, third, tenth or eleventh bullets under "--Events of
Default" above may only be waived by all of the holders of the affected classes of the certificates. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the pooling and servicing agreement.

ADDITIONAL MATTERS RELATING TO THE TRUSTEE

     The trustee is at all times required to be a corporation, bank, trust company or association organized and doing business under the laws of the U.S.
or any State of the U.S. or the District of Columbia. In addition, the trustee must at all times--

     o    be authorized under those laws to exercise trust powers;

     o    with limited exception, have a combined capital and surplus of at least $100,000,000; and

     o    be subject to supervision or examination by a federal or state banking authority.

     If the corporation, bank, trust company or association publishes reports of condition at least annually, in accordance with law or the requirements of the supervising or examining authority, then the combined capital and surplus of the corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

     We, the master servicers, the special servicer and our and their respective affiliates, may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee and any of its respective affiliates may hold certificates in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, the master servicer and the trustee acting jointly will have the power to

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appoint a co-trustee or separate trustee of all or any part of the trust assets.
All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or in any jurisdiction in which the trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee who shall exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

     The certificates will be issued, on or about March 14, 2007, under the pooling and servicing agreement. They will represent the entire beneficial ownership interest of the trust. The assets of the trust will include:

     o    a segregated pool of mortgage loans;

     o    any and all payments under and proceeds of those mortgage loans received after the cut-off date, exclusive of payments of principal, interest and other amounts due on or before that date;

     o    the loan documents for those mortgage loans;

     o    our rights under the mortgage loan purchase agreements between us and the respective mortgage loan sellers;

     o    any REO Properties acquired by the trust with respect to any of those mortgage loans that come into and continue in default;

     o    those funds or assets as from time to time are deposited in the master servicers' collection accounts, the special servicer's REO account, the certificate administrator's distribution account described under
          "--Distribution Account" below or the certificate administrator's interest reserve account described under "--Interest Reserve Account"
          below; and

     o    the swap agreements relating to the class A-2FL certificates, the class A-3FL certificates, the class A-4FL certificates, the class
          AM-FL certificates and the class AJ-FL certificates, respectively;
          provided, that none of the holders of any offered certificates will have any beneficial interest in any swap agreement.

     Whenever we refer to mortgage loans in this prospectus supplement, we are referring to the mortgage loans that we intend to include in the trust fund, unless the context clearly indicates otherwise.

     The certificates will include the following classes:

     o    the A-1, A-2, A-3, A-SB, A-4, A-1A, AM, AJ, B, C and D classes, which are the classes of certificates that are offered by this prospectus supplement; and

     o    the A-2FL, A-3FL, A-4FL, AM-FL, AJ-FL, X, E, F, G, H, J, K, L, M, N,
          P, Q, Y, Z, R-I and R-II classes, which are the classes of certificates that--

          1.   will be retained or privately placed by us; and

          2.   are not offered by this prospectus supplement.

     The trust will also include the class A-2FL REMIC II regular interest, the class A-3FL REMIC II regular interest, the class A-4FL REMIC II regular interest, the class AM-FL REMIC II regular interest and the class AJ-FL REMIC II regular interest, which will be represented by the class A-2FL, class A-3FL, class A-4FL, class AM-FL and class AJ-FL certificates, respectively, which are not offered by this prospectus supplement.

                                       182

     The class A-1, A-2, A-2FL, A-3, A-3FL, A-SB, A-4, A-4FL, A-1A, AM, AM-FL,
AJ, AJ-FL, B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates are the only certificates that will have principal balances and are sometimes referred to as the principal balance certificates. The principal balance of any of these certificates will represent the total payments of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the trust. Accordingly, on each distribution date, the principal balance of each certificate having a principal balance will be permanently reduced by any payments of principal actually made with respect to that certificate on that distribution date. See "--Payments"
below.

     On any particular distribution date, the principal balance of each class of principal balance certificates may also be reduced, without any corresponding payment, in connection with losses on the mortgage loans and default-related and otherwise unanticipated expenses of the trust. However, in limited circumstances, the total principal balance of a class of principal balance certificates that was previously so reduced without a corresponding payment of principal, may be reinstated (up to the amount of that prior reduction), with past due interest. In general, such a reinstatement of principal balance on any particular distribution date would result from any recoveries of Nonrecoverable
Advances or interest thereon that were reimbursed and/or paid in a prior collection period from the principal portion of general collections on the mortgage pool, which recoveries are included in the Principal Distribution
Amount for that distribution date. See "--Reductions to Certificate Principal
Balances in Connection with Realized Losses and Additional Trust Fund Expenses"
below.

     The class X certificates will not have principal balances, and the holders of the class X certificates will not be entitled to receive payments of principal. However, each class X certificate will have a notional amount for purposes of calculating the accrual of interest with respect to that certificate.

     The total notional amount of the class X certificates will equal the total principal balance of all the class A-1, A-2, A-3, A-SB, A-4, A-1A, AM, AJ, B, C,
D, E, F, G, H, J, K, L, M, N, P and Q certificates and the class A-2FL REMIC II regular interest, the class A-3FL REMIC II regular interest, the class A-4FL
REMIC II regular interest, the class AM-FL REMIC II regular interest and the class AJ-FL REMIC II regular interest outstanding from time to time. The total initial notional amount of the class X certificates will be approximately
$4,425,668,580, although it may be as much as 5% larger or smaller, depending on the actual size of the initial mortgage pool balance.

     In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance or notional amount of any of your offered certificates from time to time, you may multiply the original principal balance or notional amount of that certificate as of the date of initial issuance of the offered certificates, as specified on the face of that certificate, by the then-applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance or notional amount, as applicable, of that class, and the denominator of which will be the original total principal balance or notional amount, as applicable, of that class. Certificate factors will be reported monthly in the monthly certificate administrator report.

REGISTRATION AND DENOMINATIONS

     General. The offered certificates will be issued in book-entry form in original denominations of $25,000 initial principal balance and in any whole dollar denomination in excess of $25,000.

     Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The
Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described in the accompanying base prospectus under
"Description of the Certificates--Book-Entry Registration." For so long as any class of offered certificates is held in book-entry form--

     o    all references in this prospectus supplement to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations; and

                                       183

     o    all references in this prospectus supplement to payments, notices, reports, statements and other information to holders of those certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of those certificates, for payment to beneficial owners of offered certificates through its participating organizations in accordance with DTC's procedures.

     The certificate administrator will initially serve as certificate registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

     DTC, Euroclear and Clearstream. You will hold your certificates through
DTC, in the United States, or Clearstream Banking Luxembourg or Euroclear Bank
S.A./N.V., as operator of the Euroclear System, in Europe, if you are a participating organization of the applicable system, or indirectly through organizations that are participants in the applicable system. Clearstream and
Euroclear will hold omnibus positions on behalf of organizations that are participants in either of these systems, through customers' securities accounts in Clearstream's or Euroclear's names on the books of their respective depositaries. Those depositaries will, in turn, hold those positions in customers' securities accounts in the depositaries' names on the books of DTC.
For a discussion of DTC, Euroclear and Clearstream, see "Description of the
Certificates--Book-Entry Registration--DTC, Euroclear and Clearstream" in the
accompanying base prospectus.

     Transfers between participants in DTC will occur in accordance with DTC's rules. Transfers between participants in Clearstream and Euroclear will occur in accordance with their applicable rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through participants in Clearstream or
Euroclear, on the other, will be accomplished through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. See "Description of the Certificates--Book-Entry
Registration--Holding and Transferring Book-Entry Certificates" in the
accompanying base prospectus. For additional information regarding clearance and settlement procedures for the offered certificates and for information with respect to tax documentation procedures relating to the offered certificates, see Annex F hereto.

DISTRIBUTION ACCOUNT

     General. The certificate administrator must establish and maintain an account in which it will hold funds pending their payment on the certificates
(exclusive of the class A-2FL, A-3FL, A-4FL, AM-FL and AJ-FL certificates), the class A-2FL REMIC II regular interest, the class A-3FL REMIC II regular interest, the class A-4FL REMIC II regular interest, the class AM-FL REMIC II regular interest and the class AJ-FL REMIC II regular interest and from which it will make those payments. That distribution account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds held in the certificate administrator's distribution account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the certificate administrator's distribution account will be paid to the certificate administrator subject to the limitations set forth in the pooling and servicing agreement.

     Although the certificate administrator may establish and maintain collections of Additional Interest in an account separate from, but comparable to, its distribution account, it is anticipated that, and the discussion in this prospectus supplement assumes that, any collections of Additional Interest will be held as part of a sub-account of the certificate administrator's distribution account.

     Deposits. On the business day prior to each distribution date, each master servicer will be required to remit to the certificate administrator for deposit in the distribution account the following funds:

     o    all payments and other collections on the mortgage loans and any REO
          Properties that are then on deposit in the subject master servicer's collection account, exclusive of any portion of those payments and other collections that represents one or more of the following:

          1.   monthly debt service payments due on a due date subsequent to the end of the related collection period;

                                       184

          2.   payments and other collections received after the end of the related collection period;

          3.   amounts that are payable or reimbursable from the subject master servicer's collection account to any person other than the certificateholders, including--

               (a)  amounts payable to the subject master servicer or the special servicer as compensation, including master servicing fees, special servicing fees, workout fees, principal
                    recovery fees, assumption fees, modification fees and, to
                    the extent not otherwise applied to cover interest on
                    Advances and/or certain other actual or potential Additional
                    Trust Fund Expenses, Penalty Interest and late payment
                    charges,

               (b)  amounts payable in reimbursement of outstanding Advances, together with interest on those Advances,

               (c)  amounts payable with respect to other expenses of the trust,
                    and

               (d)  amounts payable at the request of the other master servicer as described in the last paragraph under "--Collection
                    Account--Withdrawals" above.

          4.   amounts deposited in the subject master servicer's collection account in error;

     o    any compensating interest payment deposited in the subject master servicer's collection account to cover Prepayment Interest Shortfalls incurred with respect to the mortgage loans during the related collection period;

     o    any P&I advances made with respect to that distribution date; and

     o    any amounts paid by the subject master servicer, the special servicer or the plurality controlling class certificateholder to purchase all the mortgage loans and any REO Properties (minus certain required deductions) in connection with the termination of the trust as contemplated under "Description of the Offered
          Certificates--Termination" in this prospectus supplement.

     See "--Advances of Delinquent Monthly Debt Service Payments and
Reimbursement of Advances" below and "Servicing of the Mortgage
Loans--Collection Account" and "--Servicing and Other Compensation and Payment
of Expenses" in this prospectus supplement.

     With respect to each distribution date that occurs during March, commencing in March 2008, the certificate administrator will be required to transfer from its interest reserve account, which we describe under "--Interest Reserve
Account" below, to the distribution account the interest reserve amounts that are then being held in that interest reserve account with respect to those mortgage loans that accrue interest on an Actual/360 Basis.

     Withdrawals. The certificate administrator may from time to time make withdrawals from its distribution account for any of the following purposes:

     o    to pay itself, the custodian and the trustee a monthly fee which is described under "--Trust Administration Compensation" above and any interest or other income earned on funds in the distribution account;

     o    to indemnify the trustee and various related persons, as described under "Description of the Governing Documents--Matters Regarding the
          Trustee" in the accompanying base prospectus;

     o    to indemnify itself and the custodian and any corresponding related persons similar to those described in preceding bullet;

     o    to pay for any opinions of counsel required to be obtained in connection with any amendments to the pooling and servicing agreement and certain other opinions of counsel provided for in the pooling and servicing agreement;

                                       185

     o    to pay any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust as described under "Federal Income Tax Consequences--Taxation of Owners of REMIC
          Residual Certificates--Prohibited Transactions Tax and Other Taxes" in
          the accompanying base prospectus and "Servicing of the Mortgage
          Loans--REO Properties" in this prospectus supplement;

     o    to pay any separate tax administrator any amounts reimbursable to it;

     o    to transfer from its distribution account to its interest reserve account interest reserve amounts with respect to those mortgage loans that accrue interest on an Actual/360 Basis, as and when described under "--Interest Reserve Account" below;

     o    to pay to either master servicer any amounts deposited by such master servicer in the distribution account not required to be deposited therein; and

     o    to clear and terminate the distribution account at the termination of the pooling and servicing agreement.

     On each distribution date, all amounts on deposit in the certificate administrator's distribution account, exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, will be withdrawn and applied to make payments on the certificates
(exclusive of the class A-2FL, A-3FL, A-4FL, AM-FL, and AJ-FL certificates), the class A-2FL REMIC II regular interest, the class A-3FL REMIC II regular interest, the class A-4FL REMIC II regular interest, the class AM-FL REMIC II regular interest and the class AJ-FL REMIC II regular interest. For any distribution date, those funds will consist of three separate components--

     o    the portion of those funds that represent prepayment consideration collected on the mortgage loans as a result of voluntary or involuntary prepayments that occurred during the related collection period, which will be paid to the holders of certain classes of certificates as described under "--Payments--Payments of Prepayment
          Premiums and Yield Maintenance Charges" below;

     o    the portion of those funds that represent Additional Interest collected on the Converting Loans during the related collection period, which will be paid to the holders of the class Y certificates as described under "--Payments--Payments of Additional Interest"
          below; and

     o    the portion of those funds that represent Additional Interest collected on the ARD Loans during the related collection period, which will be paid to the holders of the class Z certificates as described under "--Payments--Payments of Additional Interest" below; and

     o    the remaining portion of those funds, which--

          1.   we refer to as the Available Distribution Amount; and

          2.   will be paid to the holders of all the certificates, other than the class A-2FL, A-3FL, A-4FL, AM-FL and AJ-FL certificates, and with respect to the class A-2FL REMIC II regular interest, the class A-3FL REMIC II regular interest, the class A-4FL REMIC II regular interest, the class AM-FL REMIC II regular interest and the class AJ-FL REMIC II regular interest, as described under
               "--Payments--Priority of Payments" below.

INTEREST RESERVE ACCOUNT

     The certificate administrator must maintain an account in which it will hold the interest reserve amounts described in the next paragraph with respect to those mortgage loans that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for similar securitizations as the one involving the offered certificates. The interest reserve account may be a sub-account of the distribution account, but for purposes of the discussion in this prospectus supplement it is presented as if it were a separate account.
Funds held in the certificate administrator's interest reserve account may

                                       186

be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the certificate administrator's interest reserve account will be paid to the certificate administrator subject to the limitations set forth in the pooling and servicing agreement.

     During January, except in a leap year, and February of each calendar year, beginning in 2008, the certificate administrator will, on or before the distribution date in that month (unless such distribution date is the final distribution date), withdraw from the distribution account and deposit in its interest reserve account the interest reserve amounts with respect to those mortgage loans that accrue interest on an Actual/360 Basis and for which the monthly debt service payment due in that month was either received or advanced.
That interest reserve amount for each of those mortgage loans will generally equal one day's interest (exclusive of Penalty Interest and Additional Interest and net of any master servicing fees and trust administration fees payable therefrom) accrued on the Stated Principal Balance of the subject mortgage loan as of the end of the related collection period.

     During March of each calendar year, beginning in 2008 (or February, if the related distribution date is the final distribution date), the certificate administrator will, on or before the distribution date in that month, withdraw from its interest reserve account and deposit in the distribution account any and all interest reserve amounts then on deposit in the interest reserve account with respect to those mortgage loans that accrue interest on an Actual/360
Basis. All interest reserve amounts that are so transferred from the interest reserve account to the distribution account will be included in the Available
Distribution Amount for the distribution date during the month of transfer.

FLOATING RATE ACCOUNT

     The certificate administrator, on behalf of the holders of the class A-2FL,
A-3FL, A-4FL, AM-FL and AJ-FL certificates, will be required to establish and maintain an account in which it will hold funds pending their distribution on the class A-2FL, A-3FL, A-4FL, AM-FL and/or AJ-FL certificates or to the swap counterparty and from which it will make those distributions. No holder of any class of offered certificates will have any beneficial interest in any such floating rate account.

                                       187

FEES AND EXPENSES

     The following summarizes the related fees and expenses to be paid from the assets of the trust fund and the recipient, general purpose, source and frequency of payments for those fees and expenses:

   TYPE / RECIPIENT                    AMOUNT                GENERAL PURPOSE                SOURCE                   FREQUENCY
-------------------------------------------------------------------------------------------------------------------------------

FEES

Master Servicing Fee /  The master servicers will earn a       Compensation   First, out of collections of            Monthly
   Master Servicers     master servicing fee with respect                     interest with respect to the
                        to each and every mortgage loan in                    subject mortgage loan and then, if
                        the trust, including each specially                   the subject mortgage loan and any
                        serviced mortgage loan, if any, and                   related REO Property has been
                        each mortgage loan, if any, as to                     liquidated, out of general
                        which the corresponding mortgaged                     collections on deposit in the
                        real property has become an REO                       collection account.
                        Property. With respect to each
                        mortgage loan, the master servicing
                        fee will: (1) generally be
                        calculated for the same number of
                        days and on the same principal
                        amount as interest accrues or is
                        deemed to accrue on that mortgage
                        loan; and (2) accrue at an annual
                        rate that ranges from 0.02000% to
                        0.11000% per annum. Master
                        servicing fees with respect to any
                        mortgage loan will include the
                        primary servicing fees payable by
                        the applicable master servicer to
                        any sub-servicer with respect to
                        that mortgage loan.

Additional Master       Prepayment Interest Excesses           Compensation   Interest payments made by the        Time to time
   Servicing            collected on mortgage loans that                      related borrower intended to cover
   Compensation /       are the subject of a principal                        interest accrued on the subject
   Master Servicers     prepayment in full or in part after                   principal prepayment with respect
                        their respective due dates in any                     to the subject mortgage loan during
                        collection period;                                    the period from and after the
                                                                              related due date.

                        All interest and investment income     Compensation   Interest and investment income          Monthly
                        earned on amounts on deposit in                       related to the subject accounts
                        accounts maintained by the master                     (net of investment losses).
                        servicers, to the extent not
                        otherwise payable to the borrowers;

                        On performing mortgage loans, late     Compensation   Payments of late payment charges     Time to time
                        payment charges and default                           and default interest made by
                        interest actually collected with                      borrowers with respect to the
                        respect to the subject mortgage                       mortgage loans.
                        loan during any collection period,
                        but only to the extent

                                       188

   TYPE / RECIPIENT                    AMOUNT                GENERAL PURPOSE                SOURCE                   FREQUENCY
-------------------------------------------------------------------------------------------------------------------------------

                        not otherwise allocable to pay the
                        following items with respect to the
                        subject mortgage loan: (i) interest
                        on advances; or (ii) Additional
                        Trust Fund Expenses currently
                        payable or previously paid with
                        respect to the subject mortgage
                        loan or mortgaged real property
                        from collections on the mortgage
                        pool and not previously reimbursed;
                        and

                        100%--or, if the consent of the        Compensation   Payments of the applicable fee(s)    Time to time
                        special servicer is required with                     made by the borrower under the
                        respect to the subject action,                        subject mortgage loan.
                        50%-- of each assumption
                        application fee, assumption fee,
                        modification fee, extension fee
                        other similar fee or fees paid in
                        connection with a defeasance of a
                        mortgage loan that is actually paid
                        by a borrower in connection with
                        the related action.

Special Servicing Fee   The special servicer will earn a       Compensation   Out of general collections on all       Monthly
   / Special Servicer   special servicing fee with respect                    the mortgage loans and any REO
                        to each mortgage loan that is being                   Properties in the trust on deposit
                        specially serviced or as to which                     in the master servicers' collection
                        the corresponding mortgaged real                      accounts.
                        property has become an REO
                        Property. With respect to each such
                        mortgage loan described in the
                        preceding sentence, the special
                        servicing fee will: (a) accrue for
                        the same number of days and on the
                        same principal amount as interest
                        accrues or is deemed to accrue from
                        time to time on that mortgage loan;
                        (b) accrue at a special servicing
                        fee rate of 0.25% per annum; and
                        (c) be payable monthly from general
                        collections on the mortgage pool.

Workout Fee /           The special servicer will, in          Compensation   Out of each collection of interest   Time to time
   Special Servicer     general, be entitled to receive a                     (other than default interest) and
                        workout fee with respect to each                      principal received on the subject
                        specially serviced mortgage loan                      mortgage loan.
                        that it successfully works out. The
                        workout fee will be payable out of,
                        and will be calculated by
                        application of a workout fee rate
                        of 1.0% to, each collection of
                        interest and principal received on
                        the subject mortgage loan for so

                                       189

   TYPE / RECIPIENT                    AMOUNT                GENERAL PURPOSE                SOURCE                   FREQUENCY
-------------------------------------------------------------------------------------------------------------------------------

                        long as it is not returned to
                        special servicing by reason of an
                        actual or reasonably foreseeable
                        default.

Principal Recovery      Subject to the exceptions described    Compensation   Out of the full, partial or          Time to time
   Fee / Special        under "The Pooling and Servicing                      discounted payoff obtained from the
   Servicer             Agreement--Servicing and Other                        related borrower and/or liquidation
                        Compensation and Payment of                           proceeds (exclusive of any portion
                        Expenses--Principal Special                           of that payment or proceeds that
                        Servicing Compensation--The                           represents a recovery of default
                        Principal Recovery Fee" in this                       interest) in respect of the related
                        prospectus supplement, the special                    specially serviced mortgage loan or
                        servicer will, in general, be                         related REO Property, as the case
                        entitled to receive a principal                       may be.
                        recovery fee with respect to: (a)
                        each specially serviced mortgage
                        loan--or any replacement mortgage
                        loan substituted for it--as to
                        which the special servicer obtains
                        a full or discounted payoff from
                        the related borrower; and (b) any
                        specially serviced mortgage loan or
                        REO Property as to which the
                        special servicer receives any
                        liquidation proceeds, sale
                        proceeds, insurance proceeds or
                        condemnation proceeds. As to each
                        such specially serviced mortgage
                        loan or foreclosure property, the
                        principal recovery fee will be
                        payable from, and will be
                        calculated by application of a
                        principal recovery fee rate of 1.0%
                        to, the related payment or
                        proceeds.

Additional Special      All interest and investment income     Compensation   Interest and investment income          Monthly
   Servicing            earned on amounts on deposit in                       related to the subject
   Compensation /       accounts maintained by the special                    accounts (net of investment
   Special Servicer     servicer;                                             losses).

                        On specially serviced mortgage         Compensation   Payments of late payment charges     Time to time
                        loans, late payment charges and                       and default interest made by
                        default interest actually collected                   borrowers in respect of the
                        with respect to the subject                           mortgage loans.
                        mortgage loan during any collection
                        period, but only to the extent not
                        otherwise allocable to pay the
                        following items with respect to the
                        subject mortgage loan: (i) interest
                        on advances; or (ii) additional
                        trust fund expenses currently
                        payable or previously paid with
                        respect to the subject mortgage

                                       190

   TYPE / RECIPIENT                    AMOUNT                GENERAL PURPOSE                SOURCE                   FREQUENCY
-------------------------------------------------------------------------------------------------------------------------------

                        loan or mortgaged real property
                        from collections on the mortgage
                        pool and not previously reimbursed;

                        With respect to any specially          Compensation   Payments of the applicable fee(s)    Time to time
                        serviced mortgage loan, 100% of                       made by the borrower under the
                        assumption fees or modification fee                   subject mortgage loan.
                        actually paid by a borrower with
                        respect to any assumption or
                        modification; and

                        With respect to any performing         Compensation   Payments of the applicable fee(s)    Time to time
                        mortgage loan, if the consent of                      made by the borrower under the
                        the special servicer is required                      subject mortgage loan.
                        with respect to the subject action,
                        50% of assumption fees, assumption
                        application fees, modification fees
                        and other fees actually paid by a
                        borrower with respect to any
                        assumption, modification or other
                        agreement entered into by the
                        applicable master servicer.

Trust Administration    The trust administration fee, for      Compensation   General collections on the mortgage     Monthly
   Fee /  Trustee,      any distribution date, will equal                     loans and any REO Properties on
   Certificate          one month's interest at 0.00051%                      deposit in the master servicers'
   Administrator and    per annum with respect to each and                    collection accounts and/or the
   Custodian            every mortgage loan in the trust,                     certificate administrator's
                        including each specially serviced                     distribution account.
                        mortgage loan, if any, and each
                        mortgage loan, if any, as to which
                        the corresponding mortgaged real
                        property has become an REO
                        Property.

Additional Trust        All interest and investment income     Compensation   Interest and investment income          Monthly
   Administration       earned on amounts on deposit in                       related to the subject account (net
   Compensation /       accounts maintained by the                            of investment losses).
   Certificate          certificate administrator.
   Administrator

EXPENSES

Servicing Advances /    To the extent of funds available,     Reimbursement   Amounts on deposit in the            Time to time
   Trustee, Master      the amount of any servicing            of expenses    applicable master servicer's
   Servicers or         advances.(1)                                          collection account that represent
   Special Servicer                                                           (a) payments made by the related
                                                                              borrower to cover the item for
                                                                              which such servicing advance was
                                                                              made or (b) liquidation proceeds,
                                                                              condemnation proceeds, insurance
                                                                              proceeds and, if applicable, REO
                                                                              revenues (in each case, if
                                                                              applicable, net of any principal
                                                                              recovery

                                       191

   TYPE / RECIPIENT                    AMOUNT                GENERAL PURPOSE                SOURCE                   FREQUENCY
-------------------------------------------------------------------------------------------------------------------------------

                                                                              fee or workout fee payable
                                                                              therefrom) received in respect of
                                                                              the particular mortgage loan or
                                                                              related REO Property, provided that
                                                                              if the applicable master servicer,
                                                                              special servicer or trustee
                                                                              determines that a servicing advance
                                                                              is not recoverable out of
                                                                              collections on the related
                                                                              underlying mortgage loan, then out
                                                                              of general collections on the
                                                                              mortgage loans and any REO
                                                                              Properties in the trust on deposit
                                                                              in the applicable master servicer's
                                                                              collection account or, if funds in
                                                                              that master servicer's collection
                                                                              account are insufficient, the other
                                                                              master servicer's collection
                                                                              account.

Interest on servicing   At a rate per annum equal to a          Payment of    First, out of default interest and   Time to time
   advances / Master    published prime rate, accrued on       interest on    late payment charges on the related
   Servicers, Special   the amount of each outstanding          Servicing     mortgage loan and then, after or at
   Servicer or Trustee  servicing advance.(2)                    Advances     the same time that advance is
                                                                              reimbursed, out of any other
                                                                              amounts then on deposit in the
                                                                              applicable master servicer's
                                                                              collection account or, if funds in
                                                                              that master servicer's collection
                                                                              account are insufficient, the other
                                                                              master servicer's collection
                                                                              account.

P&I Advances /          To the extent of funds available,     Reimbursement   Amounts on deposit in the            Time to time
   Master Servicer      the amount of any P&I advances.(1)        of P&I      applicable master servicer's
   and Trustee                                                   Advances     collection account that represent
                                                                made with     late collections of interest and
                                                              respect to the  principal (net of related master
                                                              mortgage pool   servicing, workout and principal
                                                                              recovery fees) received in respect
                                                                              of the related mortgage loans or
                                                                              REO Property as to which such P&I
                                                                              advance was made, provided that if
                                                                              the applicable master servicer or
                                                                              trustee determines that a P&I
                                                                              advance is not recoverable out of
                                                                              collections on the related
                                                                              underlying mortgage loan, then out
                                                                              of general collections on the
                                                                              mortgage loans and any REO
                                                                              Properties in the trust on deposit
                                                                              in the applicable master servicer's
                                                                              collection account or, if funds in
                                                                              that master servicer's collection
                                                                              account are insufficient, the other
                                                                              master servicer's collection
                                                                              account.

                                       192

   TYPE / RECIPIENT                    AMOUNT                GENERAL PURPOSE                SOURCE                   FREQUENCY
-------------------------------------------------------------------------------------------------------------------------------

Interest on P&I         At a rate per annum equal to a         Payment of     First, out of default interest and   Time to time
   Advances / Master    published prime rate, accrued on      interest on     late payment charges on the related
   Servicers and        the amount of each outstanding P&I    P&I advances    mortgage loan and then, after or at
   Trustee              advance.(2)                                           the same time that advance is
                                                                              reimbursed, out of any other
                                                                              amounts then on deposit in the
                                                                              applicable master servicer's
                                                                              collection account or, if funds in
                                                                              that master servicer's collection
                                                                              account are insufficient, the other
                                                                              master servicer's collection
                                                                              account.

Indemnification         Amount to which such party is        Indemnification  General collections on the mortgage  Time to time
   Expenses/ Trustee,   entitled to indemnification under                     loans and any REO Properties on
   Custodian and        the pooling and servicing                             deposit in the applicable master
   Certificate          agreement.(3)                                         servicer's collection account or,
   Administrator and                                                          if funds in that master servicer's
   any director,                                                              collection account are
   officer, employee                                                          insufficient, the other master
   or agent of the                                                            servicer's collection account
   Trustee, Custodian                                                         and/or the certificate
   or the Certificate                                                         administrator's distribution
   Administrator;                                                             account.
   Depositor, Master
   Servicers or
   Special Servicer
   and any director,
   officer, employee
   or agent of
   Depositor, either
   Master Servicer or
   the Special
   Servicer

----------
(1)  Reimbursable out of collections on the related mortgage loan, except that:
     (a) advances that are determined not to be recoverable out of related collections will be reimbursable first out of general collections of principal on the mortgage pool and then out of other general collections on the mortgage pool; and (b) advances that remain outstanding after a specially serviced mortgage loan has been worked out and the servicing of that mortgage loan has been returned to the applicable master servicer may be reimbursable out of general collections of principal on the mortgage pool.

(2)  Payable out of late payment charges and/or default interest on the related mortgage loan or, in connection with or after reimbursement of the related advance, out of general collections on the mortgage pool, although in some cases interest on advances may be payable first or solely out of general collections of principal on the mortgage pool.

(3)  Payable out of general collections on the mortgage pool. In general, none of the above specified persons are entitled to indemnification for (1) any liability specifically required to be borne thereby pursuant to the terms of the pooling and servicing agreement, or (2) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of, or the negligent disregard of, such party's obligations and duties under the pooling and servicing agreement, or as may arise from a breach of any representation or warranty of such party made in the pooling and servicing agreement.

                                       193

CALCULATION OF PASS-THROUGH RATES

     The pass-through rates for the class ___ certificates will, in the case of each of these classes, be fixed at the rate per annum identified as the initial pass-through rate for the subject class in the table under "Summary of
Prospectus Supplement--Overview of the Series 2007-5 Certificates" in this prospectus supplement.

     The pass-through rates for the class ___ certificates will, in the case of each of these classes, with respect to any interest accrued period, equal the lesser of (a) the Weighted Average Net Mortgage Rate for the related distribution date and (b) the rate per annum identified as the initial pass-through rate for the subject class in the table under "Summary of
Prospectus Supplement--Overview of the Series 2007-5 Certificates" in this prospectus supplement.

     The pass-through rate for the class ___ certificates will, in the case of each of these classes, be a variable rate that, with respect to any interest accrual period, is equal the Weighted Average Net Mortgage Rate for the related distribution date minus, in the case of the class ___ certificates, a class margin. That class margin will be ___% in the case of the class ___
certificates, ___% in the case of the class ___ certificates and ___% in the case of the class ___ certificates.

     For so long as the related swap agreement is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, the pass-through rates applicable to the class A-2FL, class A-3FL, class A-4FL, class AM-FL and class AJ-FL certificates will be floating rates based on LIBOR.
However, the pass-through rate with respect to the class A-2FL, A-3FL, A-4FL,
AM-FL or AJ-FL certificates may be effectively reduced as a result of shortfalls allocated to the corresponding REMIC II regular interest. In addition, if there is a continuing payment default under the related swap agreement, or if the related swap agreement is terminated and a replacement swap agreement is not obtained, then the pass-through rate with respect to the class A-2FL certificates, the class A-3FL certificates, the class A-4FL certificates, the class AM-FL certificates or the class AJ-FL certificates, as applicable, will convert to a per annum rate equal to the pass-through rate on the corresponding
REMIC II regular interest, and accordingly the interest accrual period and interest accrual basis for that class of certificates will convert to those of the corresponding REMIC II regular interest.

     The term "LIBOR" means, with respect to the class A-2FL, A-3FL, A-4FL,
AM-FL and AJ-FL certificates and each interest accrual period for those certificates, the rate for deposits in U.S. Dollars, for a period equal to one month, which appears on the Dow Jones Market Service (formerly Telerate) Page
3750 as of 11:00 a.m., London time, on the related LIBOR Determination Date. If that rate does not appear on Dow Jones Market Service Page 3750, LIBOR for that interest accrual period will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by any five major reference banks in the
London interbank market selected by the calculation agent under each swap agreement to provide that bank's offered quotation of such rates at approximately 11:00 a.m., London time, on the related LIBOR Determination Date to prime banks in the London interbank market for a period of one month, commencing on the first day of the subject interest accrual period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The calculation agent under each swap agreement will request the principal London office of any five major reference banks in the London interbank market selected by the calculation agent to provide a quotation of those rates, as offered by each such bank. If at least two such quotations are provided, LIBOR for that interest accrual period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, LIBOR for that interest accrual period will be the arithmetic mean of the rates quoted by major banks in New York City selected by the calculation agent under each swap agreement, at approximately 11:00 a.m., New York City time, on the related LIBOR Determination Date with respect to the subject interest accrual period for loans in U.S. Dollars to leading European banks for a period equal to one month, commencing on the LIBOR Determination Date with respect to such interest accrual period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The calculation agent under each swap agreement will determine LIBOR for each interest accrual period and the determination of LIBOR by the calculation agent will be binding absent manifest error.

     The "LIBOR Determination Date" for the class A-2FL, A-3FL, A-4FL, AM-FL and
AJ-FL certificates is (i) with respect to the initial interest accrual period, the date that is two LIBOR business days prior to the date of initial issuance of the certificates, and (ii) with respect to each applicable interest accrual period thereafter, the date that is two LIBOR Business Days prior to the commencement of the subject interest accrual period. A "LIBOR

                                       194

Business Day" is any day on which commercial banks are open for general business
(including dealings in foreign exchange and foreign currency deposits) in
London, England and/or New York, New York.

     The pass-through rate for the class X certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class X strip rates, at which interest accrues during that interest accrual period on the respective components of the total notional amount of the class X certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of the total principal balance of one of the respective classes of the principal balance certificates. The total principal balance of each class of principal balance certificates (other than the class A-2FL, class A-3FL, class A-4FL, class AM-FL and class AJ-FL certificates) or REMIC II regular interests will constitute a separate component of the total notional amount of the class X certificates.

     For purposes of accruing interest on the class X certificates during any interest accrual period, the applicable class X strip rate with respect to any component of the total notional amount of the class X certificates for that interest accrual period will equal the excess, if any, of (a) the Weighted
Average Net Mortgage Rate for the related distribution date, over (b) the pass-through rate in effect during such interest accrual period for the class of principal balance certificates whose principal balance makes up such component.

     The class Y, Z, R-I and R-II certificates will not be interest-bearing and, therefore, will not have pass-through rates.

PAYMENTS

     General. On each distribution date, the certificate administrator will, to the extent of available funds, make all payments required to be made on the certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those payments are to occur. The final payment of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the offices of the certificate registrar or such other location to be specified in a notice of the pendency of that final payment.

     In order for a certificateholder to receive payments by wire transfer on and after any particular distribution date, that certificateholder must provide the certificate administrator with written wiring instructions no later than five business days prior to the last business day of the calendar month preceding the month in which that distribution date occurs. Otherwise, that certificateholder will receive its payments by check mailed to it.

     Cede & Co. will be the registered holder of your offered certificates, and you will receive payments on your offered certificates through DTC and its participating organizations, until physical certificates are issued to the actual beneficial owners. See "--Registration and Denominations" above.

     Payments of Interest. All of the classes of the certificates except for the class Y, Z, R-I and R-II certificates, the class A-2FL REMIC II regular interest, the class A-3FL REMIC II regular interest, the class A-4FL REMIC II regular interest, the class AM-FL REMIC II regular interest, and the class AJ-FL
REMIC II regular interest, will bear interest based upon:

     o    the pass-through rate with respect to that particular class of certificates, the class A-2FL REMIC II regular interest, the class
          A-3FL REMIC II regular interest, the class A-4FL REMIC II regular interest, the class AM-FL REMIC II regular interest, and the class
          AJ-FL REMIC II regular interest, as the case may be, for that interest accrual period;

     o    the total principal balance or notional amount, as the case may be, of that particular class of certificates, the class A-2FL REMIC II regular interest, the class A-3FL REMIC II regular interest, the class
          A-4FL REMIC II regular interest, the class AM-FL REMIC II regular interest, and the class AJ-FL REMIC II regular interest, as the case may be, outstanding immediately prior to the related distribution date; and

                                       195

     o    the assumption that each year consists of twelve 30-day months (or, in the case of each of the class A-2FL, A-3FL, A-4FL, AM-FL and AJ-FL certificates, for so long as the related swap agreement is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, based on the actual number of days in that interest accrual period and the assumption that each year consists of
          360 days). In addition, if the pass-through rate of the class A-2FL
          REMIC II regular interest, the class A-3FL REMIC II regular interest, the class A-4FL REMIC II regular interest, the class AM-FL REMIC II regular interest or the class AJ-FL REMIC II regular interest for any interest accrual period is limited by the Weighted Average Net
          Mortgage Rate, then the amount by which the interest distributable with respect to that REMIC II regular interest is reduced as a result of that limitation will result in a corresponding reduction to the amount of interest payable by the swap counterparty with respect to the related distribution date and therefore a corresponding reduction to the amount of interest distributable with respect to the class
          A-2FL certificates, the class A-3FL certificates, the class A-4FL certificates, the class AM-FL certificates or the class AJ-FL certificates, as applicable, on that distribution date.

     On each distribution date, subject to available funds and the priorities of payment described under "--Payments--Priority of Payments" below, the total amount of interest payable to the holders of each interest-bearing class of the certificates (exclusive of the class A-2FL, A-3FL, A-4FL, AM-FL and AJ-FL certificates) and with respect to each of the class A-2FL REMIC II regular interest, A-3FL REMIC II regular interest, A-4FL REMIC II regular interest,
AM-FL REMIC II regular interest and the class AJ-FL REMIC II regular interest will include the total amount of interest accrued during the related interest accrual period with respect to that class of certificates or that REMIC II regular interest, as the case may be, reduced (except in the case of the class X certificates) by the portion of any Net Aggregate Prepayment Interest Shortfall for that distribution date allocable to the subject class of certificates.

     The portion of the Net Aggregate Prepayment Interest Shortfall for any
distribution date that is allocable to any class of principal balance certificates will equal the product of:

     o    the amount of that Net Aggregate Prepayment Interest Shortfall for that distribution date (less the amount allocated to the applicable class of certificates as specified in the following paragraph)
          multiplied by

     o    a fraction, the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to the subject class of principal balance certificates or the subject REMIC
          II regular interest, as the case may be, and the denominator of which is the total amount of interest accrued during the related interest accrual period with respect to all of the interest bearing classes of certificates (exclusive of the class A-2FL, A-3FL, A-4FL, AM-FL and
          AJ-FL certificates), the class A-2FL REMIC II regular interest, the class A-3FL REMIC II regular interest, the class A4-FL REMIC II regular interest, the class AM-FL REMIC II regular interest and the class AJ-FL REMIC II regular interest.

     If the holders of any interest-bearing class of the certificates do not receive all of the interest to which they or it, as applicable, are/is entitled on any distribution date, then they or it, as applicable, will continue to be entitled to receive the unpaid portion of that interest on future distribution dates, subject to the available funds for those future distribution dates and the priorities of payment described under "--Payments--Priority of Payments"
below.

     Although Net Aggregate Prepayment Interest Shortfalls will not be allocated directly to the class A-2FL, A-3FL, A-4FL, AM-FL or AJ-FL certificates, any such shortfalls allocated to the corresponding REMIC II regular interest will result in a dollar-for-dollar reduction in the interest distributable on the class
A-2FL, A-3FL, A-4FL, AM-FL or AJ-FL certificates, as the case may be. Any distributions of interest allocated to the class A-2FL REMIC II regular interest, the class A-3FL REMIC II regular interest, the class A-4FL REMIC II regular interest, the class AM-FL REMIC II regular interest and the class AJ-FL
REMIC II regular interest, will be deposited in the certificate administrator's floating rate account and will thereafter be distributed to the holders of the class A-2FL, A-3FL, A-4FL, AM-FL and AJ-FL certificates, as applicable, and/or the swap counterparty, as applicable.

     If the holders of any interest-bearing class of the certificates (other than the class A-2FL, A-3FL, A-4FL, AM-FL and AJ-FL certificates) or the grantor trust with respect to the class A-2FL REMIC II regular interest, the

                                       196

class A-3FL REMIC II regular interest, the class A-4FL REMIC II regular interest, the class AM-FL REMIC II regular interest or the class AJ-FL REMIC II regular interest do not receive all of the interest to which they are entitled on any distribution date, then they will continue to be entitled to receive the unpaid portion of that interest on future distribution dates, subject to the available funds for those future distribution dates and the priorities of payment described under "--Payments--Priority of Payments" below. However, no interest will accrue on any of that unpaid interest, and a portion of any past due interest payable with respect to each of the class A-2FL REMIC II regular interest, the class A-3FL REMIC II regular interest, the class A-4FL REMIC II regular interest, the class AM-FL REMIC II regular interest and the class AJ-FL
REMIC II regular interest may be payable to the swap counterparty.

     Payments of Principal. In general, subject to available funds and the priority of payments described under "--Payments--Priority of Payments" below, the total distributions of principal to be made with respect to the principal balance certificates (other than the class A-2FL, A-3FL, A-4FL, AM-FL and AJ-FL certificates), the class A-2FL REMIC II regular interest, the class A-3FL REMIC
II regular interest, the class A-4FL REMIC II regular interest, the class AM-FL
REMIC II regular interest and the class AJ-FL REMIC II regular interest, on any given distribution date will equal the Principal Distribution Amount for that distribution date, and the total distributions of principal to be made with respect to any particular class of principal balance certificates on any given distribution date will equal the portion of the Principal Distribution Amount for that distribution date that is allocable to that particular class of principal balance certificates. So long as the class A-4 and A-4FL certificates, on the one hand, and class A-1A certificates, on the other hand, remain outstanding, however, except as otherwise set forth below, the Principal
Distribution Amount for each distribution date will be calculated on a loan group-by-loan group basis. On each distribution date after the total principal balance of either the class A-4 and A-4FL certificates on the one hand, or the class A-1A certificates, on the other hand, has been reduced to zero, a single
Principal Distribution Amount will be calculated in the aggregate for both loan groups.

     As indicated in the definition of "Principal Distribution Amount" in the glossary to this prospectus supplement, the Principal Distribution Amount for any distribution date will generally be:

     o    reduced by any Nonrecoverable Advance, with interest thereon, or any
          Workout-Delayed Reimbursement Amount with respect to any mortgage loan
          (or, in the case of a servicing advance, the related Loan Combination)
          that is reimbursed out of general collections of principal on the mortgage pool received during the related collection period; and

     o    increased by any items recovered during the related collection period that previously constituted a Nonrecoverable Advance or interest thereon or a Workout-Delayed Reimbursement Amount that was reimbursed out of general collections of principal on the mortgage pool during a prior collection period.

     If any Nonrecoverable Advance, with interest thereon, or Workout-Delayed
Reimbursement Amount with respect to a mortgage loan is reimbursed out of general collections of principal on the mortgage pool, then any corresponding reduction in the Principal Distribution Amount for the relevant distribution date, as contemplated by the first bullet of the prior paragraph, will generally result first in a reduction in the portion of such Principal Distribution Amount attributable to the loan group that includes the subject mortgage loan, until such portion is reduced to zero, and then in the portion of such Principal
Distribution Amount that is attributable to the other loan group. Increases in the Principal Distribution Amount for any distribution date, as contemplated by the second bullet of the prior paragraph, will generally be made to offset prior reductions in reverse order to that described in the prior sentence. See
"Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment
of Expenses" in this prospectus supplement and "--Advances of Delinquent Monthly
Debt Service Payments and Reimbursement of Advances" below.

     The payment of Additional Trust Fund Expenses with respect to any mortgage loan may result in a reduction of amounts allocable as principal of that mortgage loan and, accordingly, a smaller Principal Distribution Amount.

     In general, the portion of the Principal Distribution Amount consisting of the Loan Group 1 Principal Distribution Amount will be allocated to the class
A-1, A-2, A-3, A-SB and A-4 certificates and the class A-2FL

                                       197

REMIC II regular interest, the class A-3FL REMIC II regular interest and the class A-4FL REMIC II regular interest on each distribution date as follows:

     o    first, to the class A-SB certificates, up to the lesser of--

          1.   the entire Loan Group 1 Principal Distribution Amount for that distribution date, and

          2.   the excess, if any, of (a) the total principal balance of the class A-SB certificates outstanding immediately prior to that distribution date, over (b) the Class A-SB Planned Principal
               Balance for that distribution date;

     o    second, to the class A-1 certificates, up to the lesser of--

          1.   the entire Loan Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount
               allocable to the class A-SB certificates as described in the preceding bullet, and

          2.   the total principal balance of the class A-1 certificates
               outstanding immediately prior to that distribution date;

     o    third, to the class A-2 certificates and the class A-2FL REMIC II regular interest, on a pro rata basis by principal balance, up to the lesser of--

          1.   the entire Loan Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount
               allocable to the class A-SB and/or A-1 certificates as described in the preceding two bullets, and

          2.   the total principal balance of the class A-2 certificates and the class A-2FL REMIC II regular interest outstanding immediately prior to that distribution date;

     o    fourth, to the class A-3 certificates and the class A-3FL REMIC II regular interest, on a pro rata basis by principal balance, up to the lesser of--

          1.   the entire Loan Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount
               allocable to the class A-SB, A-1 and/or A-2 certificates and/or the class A-2FL REMIC II regular interest as described in the preceding three bullets, and

          2.   the total principal balance of the class A-3 certificates and the class A-3FL REMIC II regular interest outstanding immediately prior to that distribution date;

     o    fifth, to the class A-SB certificates, up to the lesser of--

          1.   the entire Loan Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount
               allocable to the class A-SB, A-1, A-2 and/or A-3 certificates, the class A-2FL REMIC II regular interest and/or the class A-3FL
               REMIC II regular interest as described in the preceding four bullets, and

          2.   the total principal balance of the class A-SB certificates outstanding immediately prior to that distribution date (as reduced by any portion of the Loan Group 1 Principal Distribution
               Amount for that distribution date allocable to the class A-SB certificates as described in the first bullet of this paragraph);
               and

     o    sixth, to the class A-4 certificates and the class A-4FL REMIC II regular interest, on a pro rata basis by principal balance, up to the lesser of--

          1.   the entire Loan Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount
               allocable to the class A-1, A-2, A-3 and/or A-SB

                                       198

               certificates, the class A-2FL REMIC II regular interest and/or the class A-3FL REMIC II regular interest as described in the preceding five bullets, and

          2.   the total principal balance of the class A-4 certificates and the class A-4FL REMIC II regular interest outstanding immediately prior to that distribution date;

     In general, the portion of the Principal Distribution Amount consisting of the Loan Group 2 Principal Distribution Amount will be allocated to the class
A-1A certificates on each distribution date up to the lesser of--

     o    the entire Loan Group 2 Principal Distribution Amount for that distribution date; and

     o    the total principal balance of the class A-1A certificates outstanding immediately prior to that distribution date.

     If the Loan Group 1 Principal Distribution Amount for any distribution date exceeds the total principal balance of the class A-1, A-2, A-3, A-SB and A-4 certificates, the class A-2FL REMIC II regular interest, the class A-3FL REMIC
II regular interest and the class A-4FL REMIC II regular interest outstanding immediately prior to that distribution date, then (following retirement of the class A-1, A-2, A-3, A-SB and A-4 certificates, the class A-2FL REMIC II regular interest, the class A-3FL REMIC II regular interest and the class A-4FL REMIC II regular interest) the remaining portion thereof would be allocated to the class
A-1A certificates, up to the extent necessary to retire such class of certificates. Similarly, if the Loan Group 2 Principal Distribution Amount for
any distribution date exceeds the total principal balance of the class A-1A certificates outstanding immediately prior to that distribution date, then
(following retirement of the class A-1A certificates) the remaining portion thereof would be allocated (after taking account of the allocations of the Loan
Group 1 Principal Distribution Amount for that distribution date described in the second preceding paragraph): first, to the class A-SB certificates, up to the extent necessary to pay down the then total principal balance thereof to the
Class A-SB Planned Principal Balance for that distribution date; second, to the class A-1 certificates, up to the extent necessary to retire that class of certificates; third, to the class A-2 certificates and the class A-2FL REMIC II regular interest, on a pro rata basis by principal balance, up to the extent necessary to retire that class of certificates and that REMIC II regular interest; fourth, to the class A-3 certificates and the class A-3FL REMIC II regular interest, on a pro rata basis by principal balance, up to the extent necessary to retire that class of certificates and that REMIC II regular interest; fifth, to the class A-SB certificates, up to the extent necessary to retire that class of certificates; and sixth, to the class A-4 certificates and the class A-4FL REMIC II regular interest, on a pro rata basis by principal balance, up to the extent necessary to retire that class of certificates and that REMIC II regular interest.

     Notwithstanding the foregoing, if any of two or more of the A-1, A-2,
A-2FL, A-3, A-3FL, A-SB, A-4, A-4FL and A-1A classes are outstanding at a time when the total principal balance of the class AM, AM-FL, AJ, AJ-FL, B, C, D, E,
F, G, H, J, K, L, M, N, P and Q certificates has been reduced to zero as described under "--Reductions to Certificate Principal Balances in Connection
with Realized Losses and Additional Trust Fund Expenses" below, then the
Principal Distribution Amount for each distribution date thereafter will be allocable among the A-1, A-2, A-3, A-SB, A-4 and A-1A classes and, if applicable, the class A-2FL REMIC II regular interest, the class A-3FL REMIC II regular interest and the class A-4FL REMIC II regular interest that remain outstanding on a pro rata basis in accordance with their respective total principal balances immediately prior to that distribution date, in each case up to that total principal balance.

     Following the retirement of the class A-1, A-2, A-3, A-SB, A-4, A-1A certificates and the class A-2FL REMIC II regular interest, A-3FL REMIC II regular interest and A-4FL REMIC II regular interest, the Principal Distribution
Amount for each distribution date will be allocated to the respective classes of certificates identified in the table below and in the order of priority set forth in that table, in each case up to the lesser of--

     o    the portion of that Principal Distribution Amount that remains unallocated; and

     o    the total principal balance of the particular class immediately prior to that distribution date.

                                       199

                       ORDER OF ALLOCATION       CLASS
                       -------------------   -------------
                                 1           AM and AM-FL*
                                 2           AJ and AJ-FL*
                                 3                 B
                                 4                 C
                                 5                 D
                                 6                 E
                                 7                 F
                                 8                 G
                                 9                 H
                                10                 J
                                11                 K
                                12                 L
                                13                 M
                                14                 N
                                15                 P
                                16                 Q

----------
*    Pro rata and pari passu based on the respective principal balances thereof.

     In no event will the holders of any class of certificates or REMIC II regular interests listed in the foregoing table be entitled to receive any payments of principal until the total principal balance of the class A-1, A-2,
A-3, A-SB, A-4, A-1A certificates and the class A-2FL REMIC II regular interest,
A-3FL REMIC II regular interest and A-4FL REMIC II regular interest is reduced to zero. Furthermore, in no event will the holders of any class of certificates listed in the foregoing table be entitled to receive any payments of principal until the total principal balance of all other classes of certificates, if any, listed above it in the foregoing table is reduced to zero.

     Reimbursement Amounts. As discussed under "--Reductions of Certificate
Principal Balances in Connection with Realized Losses and Additional Trust Fund
Expenses" below, the total principal balance of any class of principal balance certificates (exclusive of the class A-2FL, A-3FL, A-4FL, AM-FL and AJ-FL certificates), the class A-2FL REMIC II regular interest, the class A-3FL REMIC
II regular interest, the class A-4FL REMIC II regular interest, the class AM-FL
REMIC II regular interest and the class AJ-FL REMIC II regular interest may be reduced without a corresponding payment of principal. If that occurs with respect to any such class of principal balance certificates or with respect to the class A-2FL REMIC II regular interest, the class A-3FL REMIC II regular interest, the class A-4FL REMIC II regular interest, the class AM-FL REMIC II regular interest or the class AJ-FL REMIC II regular interest, then, subject to available funds from time to time and the priority of payments described under
"--Payments--Priority of Payments" below, there may be distributed with respect to that class of principal balance certificates or that REMIC II regular interest, as applicable, a reimbursement of the amount of any such reduction, without interest. References to the "loss reimbursement amount" under
"--Payments--Priority of Payments" below mean, in the case of any class of principal balance certificates (exclusive of the class A-2FL, A-3FL, A-4FL,
AM-FL and AJ-FL certificates) or in the case of the class A-2FL REMIC II regular interest, the class A-3FL REMIC II regular interest, the class A-4FL REMIC II regular interest, the class AM-FL REMIC II regular interest or the class AJ-FL
REMIC II regular interest, for any distribution date, the total amount of all previously unreimbursed reductions, if any, made in the total principal balance of that class of principal balance certificates or the total principal balance of that REMIC II regular interest, as applicable, on all prior distribution dates as discussed under "--Reductions of Certificate Principal Balances in
Connection with Realized Losses and Additional Trust Fund Expenses" below. Any such reimbursements with respect to the class A-2FL REMIC II regular interest, the class A-3FL REMIC II regular interest, the class A-4FL REMIC II regular interest, the class AM-FL REMIC II regular interest or the class AJ-FL REMIC II regular interest, will be deposited in the certificate administrator's floating rate account and thereafter will be distributed to the holders of the class
A-2FL certificates, the class A-3FL certificates, the class A-4FL certificates, the class AM-FL certificates or the class AJ-FL certificates, as applicable.

     In limited circumstances, the total principal balance of a class of principal balance certificates or REMIC II regular interest that was previously reduced as described in the preceding paragraph without a corresponding payment of principal, may be reinstated (up to the amount of the prior reduction), with interest. Any such

                                       200

reinstatement of principal balance would result in a corresponding reduction in the loss reimbursement amount with respect to the subject class of principal balance certificates or REMIC II regular interest. In general, such a reinstatement of principal balance on any particular distribution date would result from any recoveries of Nonrecoverable Advances (or interest thereon) that was reimbursed in a prior collection period from the principal portion of general collections on the mortgage pool, which recoveries are included in the
Principal Distribution Amount for such Distribution Date.

     Priority of Payments. On each distribution date, the certificate administrator will apply the Available Distribution Amount for that date applicable to the related loan group or both loan groups, to make the following payments in the following order of priority, in each case to the extent of the remaining applicable portion of the Available Distribution Amount:

ORDER OF     RECIPIENT CLASS
 PAYMENT        OR CLASSES                  TYPE AND AMOUNT OF PAYMENT
--------   -------------------   -----------------------------------------------
   1               X*            From the entire Available Distribution
                                 Amount, interest up to the total interest
                                 payable on that class, without regard to loan
                                 groups

           A-1, A-2, A-2FL(1),   From the portion of the Available
             A-3, A-3FL(2),      Distribution Amount attributable to the
              A-SB, A-4 and      mortgage loans in loan group 1, interest up
                A-4FL*(3)        to the total interest payable on those
                                 classes, pro rata, based on entitlement

                  A-1A*          From the portion of the Available
                                 Distribution Amount attributable to the
                                 mortgage loans in loan group 2, interest up
                                 to the total interest payable on such class

   2       A-1, A-2, A-2FL(1),   Principal up to the Loan Group 1 Principal
             A-3, A-3FL(2),      Distribution Amount (and, if the class A-1A
              A-SB, A-4 and      certificates are retired, any remaining
               A-4FL** (3)       portion of the Loan Group 2 Principal
                                 Distribution Amount), first to the class A-SB
                                 certificates, until the total principal
                                 balance thereof is reduced to the applicable
                                 Class A-SB Planned Principal Balance, and
                                 then to (a) the class A-1 certificates, (b)
                                 the class A-2 certificates and the class
                                 A-2FL REMIC II regular interest, on a pro
                                 rata basis by principal balance, (c) the
                                 class A-3 certificates and the class A-3FL
                                 REMIC II regular interest, on a pro rata
                                 basis by principal balance, (d) the class
                                 A-SB certificates and (e) the class A-4
                                 certificates and the class A-4FL REMIC II
                                 regular interest, on a pro rata basis by
                                 principal balance.

                 A-1A**          Principal up to the Loan Group 2 Principal
                                 Distribution Amount (and, if the class A-4
                                 and class A-4FL certificates are retired, any
                                 remaining portion of the Loan Group 1
                                 Principal Distribution Amount), until the
                                 class A-1A certificates are retired

   3       A-1, A-2, A-2FL(1),   Reimbursement up to the loss reimbursement
             A-3, A-3FL(2),      amounts for those classes and those REMIC II
               A-SB, A-4,        regular interests, pro rata, based on
            A-4FL(3) and A-1A    entitlement, without regard to loan groups

   4         AM and AM-FL(4)     Interest up to the total interest payable on
                                 that class and that REMIC II regular
                                 interest, on a pro rata basis, by principal
                                 balance

   5         AM and AM-FL(4)     Principal up to the portion of the Principal
                                 Distribution Amount allocable to that class
                                 and that REMIC II regular interest, on a pro
                                 rata basis, by principal balance

   6         AM and AM-FL(4)     Reimbursement up to the loss reimbursement
                                 amount for that class and that REMIC II
                                 regular interest, pro rata, based on
                                 entitlement

                                       201

ORDER OF     RECIPIENT CLASS
 PAYMENT        OR CLASSES                  TYPE AND AMOUNT OF PAYMENT
--------   -------------------   -----------------------------------------------
   7         AJ and AJ-FL(5)     Interest up to the total interest payable on
                                 that class and that REMIC II regular
                                 interest, on a pro rata basis, by principal
                                 balance

   8         AJ and AJ-FL(5)     Principal up to the portion of the Principal
                                 Distribution Amount allocable to that class
                                 and that REMIC II regular interest, on a pro
                                 rata basis, by principal balance

   9         AJ and AJ-FL(5)     Reimbursement up to the loss reimbursement
                                 amount for that class and that REMIC II
                                 regular interest, pro rata, based on
                                 entitlement

   10               B            Interest up to the total interest payable on
                                 that class

   11               B            Principal up to the portion of the Principal
                                 Distribution Amount allocable to that class

   12               B            Reimbursement up to the loss reimbursement
                                 amount for that class

   13               C            Interest up to the total interest payable on
                                 that class

   14               C            Principal up to the portion of the Principal
                                 Distribution Amount allocable to that class

   15               C            Reimbursement up to the loss reimbursement
                                 amount for that class

   16               D            Interest up to the total interest payable on
                                 that class

   17               D            Principal up to the portion of the Principal
                                 Distribution Amount allocable to that class

   18               D            Reimbursement up to the loss reimbursement
                                 amount for that class

   19               E            Interest up to the total interest payable on
                                 that class

   20               E            Principal up to the portion of the Principal
                                 Distribution Amount allocable to that class

   21               E            Reimbursement up to the loss reimbursement
                                 amount for that class

   22               F            Interest up to the total interest payable on
                                 that class

   23               F            Principal up to the portion of the Principal
                                 Distribution Amount allocable to that class

   24               F            Reimbursement up to the loss reimbursement
                                 amount for that class

   25               G            Interest up to the total interest payable on
                                 that class

   26               G            Principal up to the portion of the Principal
                                 Distribution Amount allocable to that class

   27               G            Reimbursement up to the loss reimbursement
                                 amount for that class

   28               H            Interest up to the total interest payable on
                                 that class

                                       202

ORDER OF     RECIPIENT CLASS
 PAYMENT        OR CLASSES                  TYPE AND AMOUNT OF PAYMENT
--------   -------------------   -----------------------------------------------
   29               H            Principal up to the portion of the Principal
                                 Distribution Amount allocable to that class

   30               H            Reimbursement up to the loss reimbursement
                                 amount for that class

   31               J            Interest up to the total interest payable on
                                 that class

   32               J            Principal up to the portion of the Principal
                                 Distribution Amount allocable to that class

   33               J            Reimbursement up to the loss reimbursement
                                 amount for that class

   34               K            Interest up to the total interest payable on
                                 that class

   35               K            Principal up to the portion of the Principal
                                 Distribution Amount allocable to that class

   36               K            Reimbursement up to the loss reimbursement
                                 amount for that class

   37               L            Interest up to the total interest payable on
                                 that class

   38               L            Principal up to the portion of the Principal
                                 Distribution Amount allocable to that class

   39               L            Reimbursement up to the loss reimbursement
                                 amount for that class

   40               M            Interest up to the total interest payable on
                                 that class

   41               M            Principal up to the portion of the Principal
                                 Distribution Amount allocable to that class

   42               M            Reimbursement up to the loss reimbursement
                                 amount for that class

   43               N            Interest up to the total interest payable on
                                 that class

   44               N            Principal up to the portion of the Principal
                                 Distribution Amount allocable to that class

   45               N            Reimbursement up to the loss reimbursement
                                 amount for that class

   46               P            Interest up to the total interest payable on
                                 that class

   47               P            Principal up to the portion of the Principal
                                 Distribution Amount allocable to that class

   48               P            Reimbursement up to the loss reimbursement
                                 amount for that class

   49               Q            Interest up to the total interest payable on
                                 that class

   50               Q            Principal up to the portion of the Principal
                                 Distribution Amount allocable to that class

   51               Q            Reimbursement up to the loss reimbursement
                                 amount for that class

   52         R-I and R-II       Any remaining portion of the Available
                                 Distribution Amount

                                       203

----------
*    If the portion of the Available Distribution Amount allocable to pay interest on any one or more of the A-1, A-2, A-3, A-SB, A-4, A-1A and X classes, the class A-2FL REMIC II regular interest, the class A-3FL REMIC
     II regular interest and the class A-4FL REMIC II regular interest, as set forth in the table above, is insufficient for that purpose, then the
     Available Distribution Amount will be applied to pay interest on all those classes and those REMIC II regular interest, pro rata based on entitlement.

**   In general, no payments of principal will be made in respect of the class
     A-1, A-2, A-3 or A-4 certificates or the class A-2FL REMIC II regular interest, the class A-3FL REMIC II regular interest or the class A-4FL
     REMIC II regular interest on any given distribution date until the total principal balance of the class A-SB certificates is paid down to the then applicable Class A-SB Planned Principal Balance. In addition, no payments of principal will be made in respect of the class A-2 certificates or the class A-2FL REMIC II regular interest until the total principal balance of the class A-1 certificates is reduced to zero, no payments of principal will be made in respect of the class A-3 certificates or the class A-3FL
     REMIC II regular interest until the total principal balance of the class
     A-2 certificates and the class A-2FL REMIC II regular interest is reduced to zero, no payments of principal will be made in respect of the class A-SB certificates (other than as described in the prior sentence) until the total principal balance of the class A-3 certificates and the class A-3FL
     REMIC II regular interest is reduced to zero and no payments of principal will be made in respect of the class A-4 certificates and the class A-4FL
     REMIC II regular interest until the total principal balance of the class
     A-SB certificates is reduced to zero. Furthermore, for purposes of receiving distributions of principal from the Loan Group 1 Principal
     Distribution Amount, the class A-1, A-2, A-3, A-SB and A-4 certificates and the class A-2FL REMIC II regular interest, the class A-3FL REMIC II regular interest and the class A-4FL REMIC II regular interest will evidence a prior right, relative to the class A-1A certificates, to any available funds attributable to loan group 1; and, for purposes of receiving distributions of principal from the Loan Group 2 Principal Distribution
     Amount, the class A-1A certificates will evidence a prior right, relative to the class A-1, A-2, A-3, A-SB and A-4 certificates and the class A-2FL
     REMIC II regular interest, the class A-3FL REMIC II regular interest and the class A-4FL REMIC II regular interest, to any available funds attributable to loan group 2. However, if any two or more of the class A-1,
     A-2, A-3, A-SB, A-4 and A-1A certificates and the class A-2FL REMIC II regular interest, the class A-3FL REMIC II regular interest and the class
     A-4FL REMIC II regular interest are outstanding at a time when the total principal balance of the class AM, AJ, B, C, D, E, F, G, H, J, K, L, M, N,
     P and Q certificates, the class AJ-FL REMIC II regular interest and the class AM-FL REMIC II regular interest have been reduced to zero as described under "--Reductions to Certificate Principal Balances in
     Connection with Realized Losses and Additional Trust Fund Expenses" below, payments of principal on the outstanding class A-1, A-2, A-3, A-SB, A-4 and
     A-1A certificates and the class A-2FL REMIC II regular interest, the class
     A-3FL REMIC II regular interest and the class A-4FL REMIC II regular interest will be made on a pro rata basis in accordance with the respective total principal balances of those classes then outstanding, without regard to loan groups.

(1)  Refers to class A-2FL REMIC II regular interest. Interest, principal and loss reimbursement amounts in respect of the class A-2FL REMIC II regular interest will be paid to the applicable sub-account of the certificate administrator's floating rate account for distribution to the holders of the class A-2FL certificates and/or the swap counterparty on the subject distribution date.

(2)  Refers to class A-3FL REMIC II regular interest. Interest, principal and loss reimbursement amounts in respect of the class A-3FL REMIC II regular interest will be paid to the applicable sub-account of the certificate administrator's floating rate account for distribution to the holders of the class A-3FL certificates and/or the swap counterparty on the subject distribution date.

(3)  Refers to class A-4FL REMIC II regular interest. Interest, principal and loss reimbursement amounts in respect of the class A-4FL REMIC II regular interest will be paid to the applicable sub-account of the certificate administrator's floating rate account for distribution to the holders of the class A-4FL certificates and/or the swap counterparty on the subject distribution date.

(4)  Refers to class AM-FL REMIC II regular interest. Interest, principal and loss reimbursement amounts in respect of the class AM-FL REMIC II regular interest will be paid to the applicable sub-account of the certificate administrator's floating rate account for distribution to the holders of the class AM-FL certificates and/or the swap counterparty on the subject distribution date.

(5)  Refers to class AJ-FL REMIC II regular interest. Interest, principal and loss reimbursement amounts in respect of the class AJ-FL REMIC II regular interest will be paid to the applicable sub-account of the certificate administrator's floating rate account for distribution to the holders of the class AJ-FL certificates and/or the swap counterparty on the subject distribution date.

     Payments of Prepayment Premiums and Yield Maintenance Charges. If any
prepayment consideration is collected during any particular collection period with respect to any mortgage loan, regardless of whether that prepayment consideration is calculated as a percentage of the amount prepaid or in accordance with a yield maintenance formula, then on the distribution date corresponding to that collection period, the certificate

                                       204

administrator will pay a portion of that prepayment consideration to the holders of the class A-1, A-2, A-3, A-SB, A-4, A-1A, AM, AJ, B, C, D, E, F, G and/or H
certificates and/or to the class A-2FL REMIC II regular interest, the class
A-3FL REMIC II regular interest, the class A-4FL REMIC II regular interest, the class AM-FL REMIC II regular interest and/or the class AJ-FL REMIC II regular interest (or, for so long as the class A-4 and A-1A certificates and the class
A-4FL REMIC II regular interest are outstanding, payments of principal on that distribution date from collections on the loan group that includes the prepaid mortgage loan), up to an amount equal to, in the case of any particular class of those principal balance certificates or REMIC II regular interests, the product of--

     o    the full amount of that prepayment consideration, net of workout fees and principal recovery fees payable from it, multiplied by

     o    a fraction, which in no event may be greater than 1.0, the numerator of which is equal to the excess, if any, of the pass-through rate for the subject class of certificates, over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant discount rate, and further multiplied by

     o    a fraction, the numerator of which is equal to the amount of principal payable with respect to the subject class of certificates or the REMIC
          II regular interest, as the case may be, on that distribution date
          (or, for so long as the class A-4 and A-1A certificates and the class
          A-4FL REMIC II regular interest are outstanding, the amount of principal payable with respect to the subject class of certificates, or that REMIC II regular interest, as the case may be, on that distribution date from collections on the loan group that includes the prepaid mortgage loan), and the denominator of which is the Principal
          Distribution Amount (or, so long as the A-4 and A-1A certificates and the class A-4FL REMIC II regular interest are outstanding, the Loan
          Group 1 Principal Distribution Amount or the Loan Group 2 Principal
          Distribution Amount, as applicable, based on which loan group includes the prepaid mortgage loan) for that distribution date.

     The discount rate applicable to any such class of principal balance certificates, the class A-2FL REMIC II regular interest, the class A-3FL REMIC
II regular interest, the class A-4FL REMIC II regular interest, the class AM-FL
REMIC II regular interest or the class AJ-FL REMIC II regular interest, as the case may be, with respect to any prepaid mortgage loan will be equal to the discount rate stated in the relevant loan documents, or if none is stated, will equal the yield, when compounded monthly, on the U.S. Treasury issue, primary issue, with a maturity date closest to the maturity date or anticipated repayment date, as applicable, for the prepaid mortgage loan. In the event that there are two or more U.S. Treasury issues--

     o    with the same coupon, the issue with the lowest yield will be selected; or

     o    with maturity dates equally close to the maturity date or anticipated repayment date, as applicable, for the prepaid mortgage loan, the issue with the earliest maturity date will be selected.

     The calculation of the discount rate with respect to certain mortgage loans may vary from the above description.

     Following any payment of prepayment consideration as described above, the certificate administrator will pay any remaining portion of the prepayment consideration, net of workout fees and principal recovery fees payable from it, to the holders of the class X certificates.

     NOTWITHSTANDING THE FOREGOING, ALL PREPAYMENT PREMIUMS AND YIELD
MAINTENANCE CHARGES PAYABLE AS DESCRIBED ABOVE, WILL BE REDUCED, WITH RESPECT TO
SPECIALLY SERVICED MORTGAGE LOANS, BY AN AMOUNT EQUAL TO ADDITIONAL TRUST FUND
EXPENSES AND REALIZED LOSSES PREVIOUSLY ALLOCATED TO ANY CLASS OF CERTIFICATES.

     Neither we nor the underwriters make any representation as to--

     o    the enforceability of the provision of any promissory note evidencing one of the mortgage loans or any other loan document requiring the payment of a prepayment premium or yield maintenance charge; or

                                       205

     o    the collectability of any prepayment premium or yield maintenance charge.

     See "Description of the Mortgage Pool--Terms and Conditions of the Mortgage
Loans--Voluntary Prepayment Provisions" and "--Other Prepayment Provisions" in
this prospectus supplement.

     Payments of Additional Interest. On each distribution date, any Additional
Interest collected on the Converting Loans during the related collection period will be distributed to the holders of the class Y certificates, and any
Additional Interest collected on the ARD Loans during the related collection period will be distributed to the holders of the class Z certificates.

     Treatment of REO Properties. Notwithstanding that any mortgaged real property may be acquired as part of the trust assets through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

     o    payments on the certificates (exclusive of the class A-2FL, A-3FL,
          A-4FL, AM-FL and AJ-FL certificates), the class A-2FL REMIC II regular interest, the class A-3FL REMIC II regular interest, the class A-4FL
          REMIC II regular interest, the class AM-FL REMIC II regular interest and the class AJ-FL REMIC II regular interest;

     o    allocations of Realized Losses and Additional Trust Fund Expenses to
          the certificates (exclusive of the class A-2FL, A-3FL, A-4FL, AM-FL and AJ-FL certificates), the class A-2FL REMIC II regular interest, the class A-3FL REMIC II regular interest, the class A-4FL REMIC II regular interest, the class AM-FL REMIC II regular interest and the class AJ-FL REMIC II regular interest; and

     o    the amount of all fees payable to the applicable master servicer, the special servicer, the certificate administrator, the custodian and the trustee under the pooling and servicing agreement.

     In connection with the foregoing, that mortgage loan deemed to remain outstanding will be taken into account when determining the Weighted Average Net
Mortgage Rate and the Principal Distribution Amount for each distribution date.

     Operating revenues and other proceeds derived from an REO Property administered under the pooling and servicing agreement will be applied--

     o    first, to pay or reimburse the applicable master servicer, the special servicer and/or the trustee for the payment of some of the costs and expenses incurred in connection with the operation and disposition of the REO Property; and

     o    second, as collections of principal, interest and other amounts due on the related mortgage loan (or, if the REO Property relates thereto, on a Loan Combination).

     To the extent described under "--Advances of Delinquent Monthly Debt
Service Payments and Reimbursement of Advances" below, the applicable master servicer and the trustee will be required to advance delinquent monthly debt service payments with respect to each mortgage loan as to which the corresponding mortgaged real property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

REDUCTIONS TO CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES
AND ADDITIONAL TRUST FUND EXPENSES

     As a result of Realized Losses and Additional Trust Fund Expenses, the
total Stated Principal Balance of, together with any Unliquidated Advances with respect to, the mortgage pool may decline below the total principal balance of the principal balance certificates (exclusive of the class A-2FL, A-3FL, A-4FL,
AM-FL and AJ-FL certificates), the class A-2FL REMIC II regular interest, the class A-3FL REMIC II regular interest, the class A-4FL REMIC II regular interest, the class AM-FL REMIC II regular interest and the class AJ-FL REMIC II regular interest.

                                       206

     On each distribution date, following the payments to be made to the certificateholders (exclusive of the class A-2FL, A-3FL, A-4FL, AM-FL and AJ-FL certificates) and with respect to the class A-2FL REMIC II regular interest, the class A-3FL REMIC II regular interest, the class A-4FL REMIC II regular interest, the class AM-FL REMIC II regular interest and the class AJ-FL REMIC II regular interest on that distribution date, the certificate administrator will be required to allocate to the respective classes of the principal balance certificates (exclusive of the class A-2FL, A-3FL, A-4FL, AM-FL and AJ-FL certificates), the class A-2FL REMIC II regular interest, the class A-3FL REMIC
II regular interest, the class A-4FL REMIC II regular interest, the class AM-FL
REMIC II regular interest and the class AJ-FL REMIC II regular interest, sequentially in the order described in the following table and, in each case, up to the total principal balance of the subject class, the aggregate of all
Realized Losses and Additional Trust Fund Expenses that were incurred at any time following the cut-off date through the end of the related collection period and were not previously allocated on any prior distribution date, but only to the extent that the total principal balance of the principal balance certificates following all payments made to certificateholders (exclusive of the class A-2FL, A-3FL, A-4FL, AM-FL and AJ-FL certificates) and with respect to the class A-2FL REMIC II regular interest, the class A-3FL REMIC II regular interest, the class A-4FL REMIC II regular interest, the class AM-FL REMIC II regular interest and the class AJ-FL REMIC II regular interest on that distribution date exceeds the total Stated Principal Balance of, together with any Unliquidated Advances with respect to, the mortgage pool that will be outstanding immediately following that distribution date.

               ORDER OF ALLOCATION               CLASS
              --------------------   ----------------------------
                        1                          Q
                        2                          P
                        3                          N
                        4                          M
                        5                          L
                        6                          K
                        7                          J
                        8                          H
                        9                          G
                       10                          F
                       11                          E
                       12                          D
                       13                          C
                       14                          B
                       15                    AJ and AJ-FL*
                       16                    AM and AM-FL*
                       17            A-1, A-2, A-2FL, A-3, A-3FL,
                                      A-SB, A-4, A-4FL and A-1A*

----------
*    Pro rata and pari passu based on the respective total principal balances thereof.

     The reference in the foregoing table to "A-2FL" means the class A-2FL REMIC
II regular interest. However, any reduction in the total principal balance of the class A-2FL REMIC II regular interest, as described above, will result in a dollar-for-dollar reduction in the total principal balance of the class A-2FL certificates. The reference in the foregoing table to "A-3FL" means the class
A-3FL REMIC II regular interest. However, any reduction in the total principal balance of the class A-3FL REMIC II regular interest, as described above, will result in a dollar-for-dollar reduction in the total principal balance of the class A-3FL certificates. The reference in the foregoing table to "A-4FL" means the class A-4FL REMIC II regular interest. However, any reduction in the total principal balance of the class A-4FL REMIC II regular interest, as described above, will result in a dollar-for-dollar reduction in the total principal balance of the class A-4FL certificates. The reference in the foregoing table to
"AM-FL" means the class AM-FL REMIC II regular interest. However, any reduction in the total principal balance of the class AM-FL REMIC II regular interest, as described above, will result in a dollar-for-dollar reduction in the total principal balance of the class AM-FL certificates. The reference in the foregoing table to "AJ-FL" means the class AJ-FL REMIC II regular interest.
However, any reduction in the total principal balance of the class AJ-FL REMIC
II regular interest, as described above, will result in a dollar-for-dollar reduction in the total principal balance of the class AJ-FL certificates.

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     All Realized Losses and Additional Trust Fund Expenses, if any, allocated to a class of principal balance certificates or REMIC II regular interest will be made by reducing the total principal balance of such class by the amount so allocated.

     In no event will the total principal balance of any class of principal balance certificates or REMIC II regular interest identified in the foregoing table be reduced until the total principal balance of all other classes of principal balance certificates or REMIC II regular interest listed above it in the table have been reduced to zero.

     A Realized Loss can result from the liquidation of a defaulted mortgage loan or any related REO Property for less than the full amount due thereunder.
In addition, if any portion of the debt due under any of the mortgage loans is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the applicable master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Penalty Interest and
Additional Interest, also will be treated as a Realized Loss. Furthermore, any
Nonrecoverable Advance reimbursed from principal collections will constitute a
Realized Loss.

     Some examples of Additional Trust Fund Expenses are:

     o    any special servicing fees, workout fees and principal recovery fees paid to the special servicer; which fees are not covered out of late payment charges and Penalty Interest actually collected on the related mortgage loan;

     o    any interest paid to the applicable master servicer, the special servicer and/or the trustee with respect to unreimbursed Advances, which interest payment is not covered out of late payment charges and
          Penalty Interest actually collected on the related mortgage loan;

     o    any amounts payable to the special servicer in connection with inspections of mortgaged real properties, which amounts are not covered out of late payment charges and Penalty Interest actually collected on the related mortgage loan;

     o    the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the mortgage loans and the administration of the other trust assets;

     o    any unanticipated, non-mortgage loan specific expenses of the trust, including--

          1.   any reimbursements and indemnifications to the trustee and/or various related persons described under "Description of the
               Governing Documents--Matters Regarding the Trustee" in the
               accompanying base prospectus;

          2.   any reimbursements and indemnifications to the certificate administrator and the custodian and/or various corresponding related persons similar to those described in the preceding bullet;

          3.   any reimbursements and indemnification to either master servicer, the special servicer, us and/or various related persons described under "Description of the Governing Documents--Matters Regarding
               the Master Servicer, the Special Servicer, the Manager and Us" in
               the accompanying base prospectus; and

          4.   any federal, state and local taxes, and tax-related expenses, payable out of the trust assets, as described under "Federal
               Income Tax Consequences--Taxation of Owners of REMIC Residual
               Certificates--Prohibited Transactions Tax and Other Taxes" in the
               accompanying base prospectus; and

     o    any amount (other than normal monthly payments) specifically payable or reimbursable to the holder of a Non-Trust Loan by the trust, in its capacity as holder of the related mortgage loan in the trust that is part of the related Loan Combination, pursuant to the related Loan
          Combination Intercreditor Agreement; and

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     o    any amounts expended on behalf of the trust to remediate an adverse environmental condition at any mortgaged real property securing a defaulted mortgage loan as described under "Servicing of the Mortgage
          Loans--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement.

     Any expenses under the Wachovia 2007-C30 pooling and servicing agreement that are similar to those described in the prior paragraph and that relate to the Peter Cooper Village and Stuyvesant Town Loan Combination will be deducted on a pari passu basis out of collections on the Peter Cooper Village and
Stuyvesant Town Trust Mortgage Loan and the Peter Cooper Village and Stuyvesant
Town A Note Non-Trust Mortgage Loan, thereby potentially resulting in a loss to the trust. Any expenses under the MSCI 2005-HQ6 pooling and servicing agreement that are similar to those described in the prior paragraph and that relate to the FRIS Chicken Loan Combination will be deducted on a pari passu basis out of collections on the FRIS Chicken Trust Mortgage Loan and the FRIS Chicken A Note
Non-Trust Mortgage Loan, thereby potentially resulting in a loss to the trust.
Any such expenses payable out of amounts allocable to the related Peter Cooper
Village and Stuyvesant Town Trust Mortgage Loan or the FRIS Chicken Trust
Mortgage Loan would effectively constitute Additional Trust Fund Expenses.

     From time to time, the Principal Distribution Amount may include items that represent a recovery of Nonrecoverable Advances (or interest thereon) that were previously reimbursed out of the principal portion of general collections on the mortgage pool. In such circumstances, it is possible that the total Stated
Principal Balance of, together with any Unliquidated Advances with respect to, the mortgage pool may exceed the total principal balance of the principal balance certificates. If and to the extent that any such excess exists as a result of the inclusion of such items in the Principal Distribution Amount (and, accordingly, the distribution of such items as principal with respect to the principal balance certificates), the total principal balances of one or more classes that had previously been reduced as described above in this
"--Reductions to Certificate Principal Balances in Connection with Realized
Losses and Additional Trust Fund Expenses" section may be increased (in each case, up to the amount of any such prior reduction). Any such increase would be made among the respective classes of principal balance certificates in reverse order that such reductions had been made (i.e., such increases would be made in descending order of seniority); provided that such increases may not result in the total principal balance of the principal balance certificates being in excess of the total Stated Principal Balance of, together with any Unliquidated
Advances with respect to, the mortgage pool. Any such increases will also be accompanied by a reinstatement of the past due interest that would otherwise have accrued if the reinstated principal amounts had never been written off.

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS AND REIMBURSEMENT OF
ADVANCES

     Each master servicer will be required to make, for each distribution date, a total amount of P&I advances generally equal to all monthly debt service payments (other than balloon payments), and assumed monthly debt service payments (including with respect to balloon mortgage loans and mortgage loans as to which the related mortgaged real properties have become REO Properties), in each case net of related master servicing fees, in the case of the Peter Cooper
Village and Stuyvesant Town Trust Mortgage Loan, the servicing fee of the master servicer under the Wachovia 2007-C30 securitization and, in the case of the FRIS
Chicken Trust Mortgage Loan, the servicing fee of the master servicer under the
MSCI 2005-HQ6 securitization, that:

     o    were due or deemed due, as the case may be, with respect to the mortgage loans serviced by that master servicer during the related collection period; and

     o    were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the related determination date.

     The master servicers will not make P&I advances prior to the related P&I advance date, which is the business day immediately preceding each distribution date. Notwithstanding the foregoing, if it is determined that an Appraisal
Reduction Amount exists with respect to any mortgage loan, then the applicable master servicer will reduce the interest portion, but not the principal portion, of each P&I advance that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists. The interest portion of any P&I

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advance required to be made with respect to any mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of--

     o    the amount of the interest portion of the P&I advance for that mortgage loan for the related distribution date without regard to this or the prior sentence; and

     o    a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related distribution date, net of the related Appraisal
          Reduction Amount, if any, and the denominator of which is equal to the
          Stated Principal Balance of that mortgage loan immediately prior to the related distribution date.

     In the case of any A-Note Trust Mortgage Loan, any reduction in the interest portion of P&I advances to be made with respect to that mortgage loan, as contemplated by the prior paragraph, will be based on that portion of any
Appraisal Reduction Amount with respect to the related Loan Combination that is allocable to the subject A-Note Trust Mortgage Loan. Each Loan Combination will be treated as single mortgage loan for purposes of calculating an Appraisal
Reduction Amount. Any Appraisal Reduction Amount with respect to a Loan
Combination will be allocated first to the related B-Note Non-Trust Loan, in each case, up to the outstanding principal balance thereof, and then to the applicable A-Note Trust Mortgage Loan and A-note non-trust mortgage loan, pro rata.

     With respect to any distribution date, the applicable master servicer will be required to make P&I advances either out of its own funds or, subject to the replacement as and to the extent provided in the pooling and servicing agreement, funds held in its collection account that are not required to be paid on the certificates (exclusive of the class A-2FL, A-3FL, A-4FL, AM-FL and AJ-FL certificates) or with respect to the class A-2FL REMIC II regular interest, the class A-3FL REMIC II regular interest, the class A-4FL REMIC II regular interest, the class AM-FL REMIC II regular interest or the class AJ-FL REMIC II regular interest on that distribution date (or a combination of both methods).

     The trustee will be required to make any P&I advance that the applicable master servicer fails to make with respect to a mortgage loan. See "--The
Trustee" below.

     The master servicers and the trustee will each be entitled to recover any
P&I advance made by it, out of its own funds, from collections on the mortgage loan as to which the Advance was made out of late collections, liquidation proceeds or insurance and condemnation proceeds. None of the master servicers or the trustee will be obligated to make any P&I advance that, in its judgment or in the judgment of the special servicer, would not ultimately be recoverable, together with interest accrued on that Advance, out of collections on the related mortgage loan. In addition, the special servicer may also determine that any P&I advance made or proposed to be made by the applicable master servicer or the trustee is not recoverable, together with interest accrued on that Advance, from proceeds of the related mortgage loan, and the applicable master servicer and the trustee will be required to act in accordance with such determination.
If the applicable master servicer or the trustee makes any P&I advance that it or the special servicer subsequently determines, in its judgment, will not be recoverable, together with interest accrued on that Advance, out of collections on the related mortgage loan, it may obtain reimbursement for that Advance from amounts on deposit in the applicable master servicer's collection account together with interest accrued on the Advance as described in the next paragraph, out of general collections on the mortgage loans and any REO
Properties on deposit in the applicable master servicer's collection account from time to time subject to the limitations and requirements described below.
See also "Description of the Governing Documents--Advances" in the accompanying base prospectus and "Servicing of the Mortgage Loans--Collection Account" in
this prospectus supplement.

     The master servicers and the trustee will each be entitled to receive interest on P&I advances made thereby out of its own funds; provided, however, that no interest will accrue on any P&I advance made with respect to a mortgage loan if the related monthly debt service payment is received on its due date or prior to the expiration of any applicable grace period. That interest will accrue on the amount of each P&I advance, for so long as that Advance is outstanding, at an annual rate equal to the prime rate as published in the
"Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any P&I advance will be payable in the collection period in which that Advance is reimbursed--

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     o    first, out of Penalty Interest and late payment charges collected on the related mortgage loan during that collection period; and

     o    second, if and to the extent that the Penalty Interest and late charges referred to in clause first are insufficient to cover the advance interest, out of any amounts then on deposit in the applicable master servicer's collection account subject to the limitations for reimbursement of the P&I advances described below.

     A monthly debt service payment will be assumed to be due with respect to:

     o    each balloon mortgage loan that is delinquent in respect of its balloon payment on its stated maturity date, provided that such mortgage loan has not been paid in full and no other liquidation event has occurred in respect thereof before such maturity date; and

     o    each mortgage loan as to which the corresponding mortgaged real property has become an REO Property.

     The assumed monthly debt service payment deemed due on any mortgage loan described in the first bullet of the prior paragraph that is delinquent as to its balloon payment will equal, for its stated maturity date and for each successive due date that it remains outstanding and part of the trust, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize and accrue interest according to its terms in effect prior to that stated maturity date. The assumed monthly debt service payment deemed due on any mortgage loan described in the second bullet of the prior paragraph sentence as to which the related mortgaged real property has become an REO Property, will equal, for each due date that the REO
Property remains part of the trust, the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment that would have been due or deemed due on that mortgage loan had it remained outstanding. Assumed monthly debt service payments for ARD Loans do not include Additional Interest.

     None of the master servicers or the trustee will be required to make any
P&I advance with respect to a Non-Trust Loan, and none of the master servicers or the special servicer will be required to make any servicing advance with respect to the Peter Cooper Village and Stuyvesant Town Loan Combination or the
FRIS Chicken Loan Combination.

     Upon a determination that a previously made Advance, whether it be a servicing advance or P&I advance, is not recoverable, together with interest accrued on that Advance, out of collections on the related mortgage loan, the applicable master servicer, the special servicer or the trustee, as applicable, will have the right to be reimbursed for such Advance and interest accrued on such Advance from amounts on deposit in the applicable master servicer's collection account (or if funds are insufficient in such account, from the other master servicer's collection account) that constitute principal collections received on all of the mortgage loans serviced by it during the related collection period; provided, however, that if amounts of principal on deposit in the collection accounts are not sufficient to fully reimburse such party, the party entitled to the reimbursement may elect at its sole option to be reimbursed at that time from general collections in its collection account or to defer the portion of the reimbursement of that Advance equal to the amount in excess of the principal on deposit in the collection account, in which case interest will continue to accrue on the portion of the Advance that remains outstanding. In either case, the reimbursement will be made first from principal received on the mortgage loans serviced by the applicable master servicer during the collection period in which the reimbursement is made, prior to reimbursement from other collections received during that collection period. In that regard, in the case of reimbursements from principal, such reimbursement will be made from principal received on the mortgage loans included in the loan group to which the mortgage loan in respect of which the Advance was made belongs and, if those collections are insufficient, then from principal received on the mortgage loans in the other loan group. Any Workout-Delayed Reimbursement Amount (which includes interest on the subject Advance) will be reimbursable (together with advance interest thereon) to the applicable master servicer, the special servicer or the trustee, as applicable, in full, only from amounts on deposit in the applicable master servicer's collection account that constitute principal received on all of the mortgage loans being serviced by it during the related collection period (net of amounts necessary to reimburse for Nonrecoverable
Advances and pay interest thereon) and, to the extent that the principal collections during that collection period are not sufficient to reimburse such
Workout-Delayed Reimbursement Amount, will be reimbursable (with interest

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continuing to accrue thereon) from collections of principal on the mortgage loans serviced by the applicable master servicer during subsequent collection periods. In that regard, such reimbursement will be made from principal received on the mortgage loans included in the loan group to which the mortgage loan in respect of which the Advance was made belongs and, if those collections are insufficient, then from principal received on the mortgage loans in the other loan group. Any reimbursement for Nonrecoverable Advances and interest on
Nonrecoverable Advances should result in a Realized Loss which will be allocated in accordance with the loss allocation rules described under "--Reductions to
Certificate Principal Balances in Connection with Realized Losses and Additional
Trust Fund Expenses" above. The fact that a decision to recover such
Nonrecoverable Advances over time, or not to do so, benefits some classes of certificateholders to the detriment of other classes will not, with respect to the applicable master servicer or special servicer, constitute a violation of the Servicing Standard or any contractual duty under the pooling and servicing agreement and/or, with respect to the trustee, constitute a violation of any fiduciary duty to certificateholders or contractual duty under the pooling and servicing agreement.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Reports by the Certificate Administrator. Based solely on information provided in monthly reports prepared by the master servicers and the special servicer and delivered to the certificate administrator, the certificate administrator will be required to prepare and make available electronically via its website at www.ctslink.com or, upon written request, provide by first class mail, on each distribution date to each registered holder of a certificate, a certificate administrator report substantially in the form of, and containing the information set forth in, Annex D to this prospectus supplement. The certificate administrator report for each distribution date will detail the distributions on the certificates on that distribution date and the performance, both in total and individually to the extent available, of the mortgage loans and the related mortgaged real properties, including the following items of information:

     o    the applicable record date, interest accrual period, determination date and distribution date;

     o    the amount of the distribution on such distribution date to the holders of each class of principal balance certificates, the class
          A-2FL REMIC II regular interest, the class A-3FL REMIC II regular interest, the class A-4FL REMIC II regular interest, the class AM-FL
          REMIC II regular interest and the class AJ-FL REMIC II regular interest, in reduction of the total principal balance thereof;

     o    the amount of the distribution on such distribution date to the holders of each class of interest-bearing certificates, the class
          A-2FL REMIC II regular interest, the class A-3FL REMIC II regular interest, the class A-4FL REMIC II regular interest, the class AM-FL
          REMIC II regular interest and the class AJ-FL REMIC II regular interest, allocable to interest;

     o    the amount of the distribution on such distribution date to the holders of each class of interest-bearing certificates allocable to prepayment premiums and/or yield maintenance charges;

     o    the amount of the distribution on such distribution date to the holders of each class of principal balance certificates in reimbursement of previously allocated Realized Losses and Additional
          Trust Fund Expenses;

     o    the Available Distribution Amount for such distribution date, and related information regarding cash flows received for distributions, fees and expenses;

     o    payments made to and by the swap counterparty with respect to the class A-2FL, class A-3FL, class A-4FL, class AM-FL and class AJ-FL certificates;

     o    (a) the aggregate amount of P&I advances made with respect to the entire mortgage pool for such distribution date pursuant to the pooling and servicing agreement and the aggregate amount of unreimbursed P&I advances with respect to the entire mortgage pool that had been outstanding at the close of business on the related determination date and the aggregate amount of interest accrued and payable to the master servicers or the trustee in respect of such unreimbursed P&I advances as of the close of business on the related
          Determination Date, (b) the aggregate amount

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          of servicing advances with respect to the entire mortgage pool as of the close of business on the related determination date and (c) the aggregate amount of all advances with respect to the entire mortgage pool as of the close of business on the related determination date that are nonrecoverable on a loan specific basis;

     o    the aggregate unpaid principal balance of the mortgage pool outstanding as of the close of business on the related determination date;

     o    the aggregate Stated Principal Balance of the mortgage pool outstanding immediately before and immediately after such distribution date;

     o    the number, aggregate principal balance, weighted average remaining term to maturity and weighted average mortgage interest rate of the mortgage loans as of the close of business on the related
          determination date;

     o    the number, aggregate unpaid principal balance (as of the close of business on the related Determination Date) and aggregate Stated
          Principal Balance (immediately after such distribution date) of the mortgage loans (a) delinquent 30-59 days, (b) delinquent 60-89 days,
          (c) delinquent more than 89 days, (d) as to which foreclosure proceedings have been commenced, and (e) to the actual knowledge of either master servicer or special servicer, in bankruptcy proceedings;

     o    as to each mortgage loan referred to in the preceding bullet above,
          (a) the loan number thereof, (b) the Stated Principal Balance thereof immediately following such distribution date, and (c) a brief description of any executed loan modification;

     o    with respect to any mortgage loan that was liquidated during the related collection period (other than by reason of a payment in full),
          (a) the loan number thereof, (b) the aggregate of all liquidation proceeds and other amounts received in connection with such liquidation (separately identifying the portion thereof allocable to distributions on the certificates), and (c) the amount of any Realized
          Loss in connection with such liquidation ;

     o    with respect to any REO Property included in the trust fund that was liquidated during the related collection period, (a) the loan number of the related mortgage loan, (b) the aggregate of all liquidation proceeds and other amounts received in connection with such liquidation (separately identifying the portion thereof allocable to distributions on the certificates), and (c) the amount of any Realized
          Loss in respect of the related mortgage loan in connection with such liquidation;

     o    the amount of interest accrued and the amount of interest payable in respect of each class of interest-bearing certificates for such distribution date;

     o    any unpaid interest in respect of each class of interest-bearing certificates after giving effect to the distributions made on such distribution date;

     o    the pass-through rate for each class of interest-bearing certificates for such distribution date;

     o    the Principal Distribution Amount, separately identifying the respective components thereof (and, in the case of any voluntary principal prepayment or other unscheduled collection of principal received during the related collection period, the loan number for the related mortgage loan and the amount of such prepayment or other collection of principal);

     o    the aggregate of all Realized Losses incurred during the related collection period and all Additional Trust Fund Expenses incurred during the related collection period;

     o    the aggregate of all Realized Losses and Additional Trust Fund
          Expenses that were allocated on such distribution date;

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     o    the total principal balance or notional amount, as applicable, of each class of interest-bearing certificates outstanding immediately before and immediately after such distribution date, separately identifying any reduction therein due to the allocation of Realized Losses and
          Additional Trust Fund Expenses on such distribution date;

     o    the certificate factor for each class of interest-bearing certificates immediately following such distribution date;

     o    the aggregate amount of interest on P&I advances in respect of the mortgage pool paid to the master servicers and the trustee during the related collection period in accordance with the pooling and servicing agreement;

     o    the aggregate amount of interest on servicing advances in respect of the mortgage pool paid to the master servicers, the special servicer and the trustee during the related collection period in accordance with the pooling and servicing agreement;

     o    the aggregate amount of servicing compensation paid to the master servicers and the special servicer during the related collection period;

     o    information regarding any Appraisal Reduction Amount existing with respect to any mortgage loan as of the related determination date;

     o    the original and then current credit support levels for each class of interest-bearing certificates;

     o    the original and then current ratings known to the certificate administrator for each class of interest-bearing certificates;

     o    the aggregate amount of prepayment premiums and yield maintenance charges collected during the related collection period;

     o    the value of any REO Property included in the trust fund as of the end of the related determination date for such distribution date, based on the most recent appraisal or valuation;

     o    the amounts, if any, actually distributed with respect to the class Y certificates, the class Z certificates, the class R-I certificates and the class R-II certificates, respectively, on such distribution date;
          and

     o    any material information known to the certificate administrator regarding any material breaches of representations and warranties of the respective mortgage loan sellers with respect to the mortgage loans and any events of default under the pooling and servicing agreement.

     Recipients will be deemed to have agreed to keep the information contained in any certificate administrator report confidential to the extent such information is not publicly available.

     The special servicer is required to deliver to the master servicers monthly, beginning in April 2007, a CMSA special servicer loan file that contains the information called for in, or that will enable the master servicers to produce, the CMSA reports required to be delivered by the master servicers to the certificate administrator as described below, in each case with respect to all specially serviced mortgage loans and the REO Properties.

     Each master servicer is required to deliver to the certificate administrator monthly, beginning in April 2007, the CMSA loan periodic update file with respect to the subject distribution date.

     Monthly, beginning in June 2007, each master servicer must deliver to the certificate administrator a copy of each of the following reports relating to the mortgage loans and, if applicable, any REO Properties:

     o    a CMSA comparative financial status report;

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     o    a CMSA delinquent loan status report;

     o    a CMSA historical loan modification and corrected mortgage loan report;

     o    a CMSA REO status report;

     o    a CMSA loan level reserve/LOC report;

     o    a CMSA advance recovery report;

     o    a CMSA servicer watchlist;

     o    a CMSA property file;

     o    a CMSA loan set-up file; and

     o    a CMSA financial file.

     These reports will provide required information as of the related determination date and will be in an electronic format reasonably acceptable to both the certificate administrator and each of the master servicers.

     In addition, each master servicer will be required to deliver to the controlling class representative and upon request, the certificate administrator, the following reports required to be prepared and maintained by it and/or the special servicer:

     o    with respect to any mortgaged real property or REO Property, a CMSA operating statement analysis report; and

     o    with respect to any mortgaged real property or REO Property, a CMSA
          NOI adjustment worksheet.

     Absent manifest error of which it has actual knowledge, none of the master servicers or the special servicer will be responsible for the accuracy or completeness of any information supplied to it by a borrower or a third party that is included in reports or other information provided by or on behalf of a master servicer or the special servicer, as the case may be. None of the certificate administrator, the master servicers and the special servicer will make any representations or warranties as to the accuracy or completeness of, and the certificate administrator, the master servicers and the special servicer will disclaim responsibility for, any information made available by the certificate administrator, the master servicers or the special servicer, as the case may be, for which it is not the original source.

     The reports identified in the preceding paragraphs as CMSA reports will be in the forms prescribed in the standard Commercial Mortgage Securities
Association investor reporting package or otherwise approved by the Commercial
Mortgage Securities Association. Current forms of these reports are available at the Commercial Mortgage Securities Association's internet website, located at
www.cmbs.org.

     Information Available From Certificate Administrator. The certificate administrator will, and the master servicers may, but are not required to, make available each month via their respective internet websites to any interested party (i) the certificate administrator report, (ii) the pooling and servicing agreement and (iii) the final prospectus supplement for the offered certificates and the accompanying base prospectus. In addition, the certificate administrator will make available each month, on each distribution date, the Unrestricted
Servicer Reports, the CMSA loan periodic update file, the CMSA loan setup file, the CMSA bond level file, and the CMSA collateral summary file to any interested party on its internet website. The certificate administrator will also make available each month, to the extent received, on each distribution date, (i) the
Restricted Servicer Reports and (ii) the CMSA property file, to any holder of a certificate, any certificate owner or any prospective transferee of a certificate or interest therein that provides the certificate administrator with certain required certifications, via the certificate administrator's internet website initially located at www.ctslink.com with the use of a password (or other comparable restricted access mechanism) provided by the certificate administrator. Assistance with the certificate administrator's website can be obtained by calling its CMBS customer service number: (301) 815-6600.

                                       215

     The certificate administrator will make no representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by the certificate administrator for which it is not the original source.

     The certificate administrator and the master servicers may require registration and the acceptance of a disclaimer in connection with providing access to their respective internet websites. The certificate administrator and the master servicers will not be liable for the dissemination of information made in accordance with the pooling and servicing agreement.

     Availability of Exchange Act Reports. The annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports filed or furnished with respect to the trust pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on the website of the certificate administrator as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

     Book-Entry Certificates. If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports of the certificate administrator as if you were a certificateholder, provided that you deliver a written certification to the certificate administrator confirming your beneficial ownership in the offered certificates. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the certificate administrator's internet website. Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicers, the special servicer, the trustee, the certificate administrator and the certificate registrar are required to recognize as certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar.

     Other Information. The pooling and servicing agreement will obligate the master servicers (with respect to the items listed in clauses 1, 2, 3, 4, 5, 6,
8 and 9 below, to the extent those items are in its possession), the special servicer (with respect to the items in clauses 4, 5, 6, 7, 8 and 9 below, to the extent those items are in its possession), the trustee or the certificate administrator, as applicable (with respect to the items in clauses 1 through 10 below, in the case of the certificate administrator, and clause 3 below, in the case of the trustee, to the extent those items are in their respective possessions), to make available at their respective offices, during normal business hours, upon 10 days' advance written notice, for review by any holder or beneficial owner of an offered certificate or any person identified to the certificate administrator as a prospective transferee of an offered certificate or any interest in that offered certificate, originals or copies of, among other things, the following items:

          1.   the pooling and servicing agreement, including exhibits, and any amendments to the pooling and servicing agreement;

          2.   all certificate administrator reports and monthly reports of the master servicers delivered, or otherwise electronically made available, to certificateholders since the date of initial issuance of the offered certificates;

          3.   all officer's certificates delivered to the trustee and the certificate administrator by the master servicers and/or the special servicer since the date of initial issuance of the certificates, as described under "Servicing of the Mortgage
               Loans--Evidence as to Compliance" in this prospectus supplement;

          4.   all accountants' reports delivered to the certificate
               administrator with respect to the master servicers and/or the special servicer since the date of initial issuance of the offered certificates, as described under "Servicing of the
               Mortgage Loans--Evidence as to Compliance" in this prospectus supplement;

          5.   the most recent inspection report with respect to each mortgaged real property for a mortgage loan prepared by or on behalf of the applicable master servicer and delivered to the certificate administrator as described under "Servicing of the Mortgage
               Loans--

                                       216

               Inspections; Collection of Operating Information" in this
               prospectus supplement and any environmental assessment prepared as described under "Realization Upon Defaulted Mortgage
               Loans--Foreclosure and Similar Proceedings" in this prospectus supplement;

          6.   the most recent annual operating statement and rent roll for each mortgaged real property for a mortgage loan and financial
               statements of the related borrower collected by or on behalf of the master servicers as described under "Servicing of the
               Mortgage Loans--Inspections; Collection of Operating Information"
               in this prospectus supplement;

          7.   all modifications, waivers and amendments of the mortgage loans that are to be added to the mortgage files from time to time and any asset status report prepared by the special servicer;

          8.   the servicing file relating to each mortgage loan;

          9.   any and all officer's certificates and other evidence delivered by the master servicers or the special servicer, as the case may be, to support its determination that any advance was, or if made, would be, a nonrecoverable advance; and

          10.  all reports filed with the SEC with respect to the trust pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange
               Act of 1934, as amended.

     Copies of the foregoing items will be available from the certificate administrator, the master servicers or the special servicer, as applicable, upon request. However, except in the case of the items described in item 10 above, the certificate administrator, the master servicers and the special servicer, as applicable, will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

     In connection with providing access to or copies of the items described above, the certificate administrator, the master servicers or the special servicer, as applicable, may require:

     o    in the case of a registered holder of an offered certificate or a beneficial owner of an offered certificate held in book-entry form, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, the certificate administrator, the master servicers or the special servicer, as applicable, generally to the effect that the person or entity is a beneficial owner of offered certificates and will keep the information confidential; and

     o    in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, the certificate administrator, the master servicers or the special servicer, as applicable, generally to the effect that the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential.

     The certifications referred to in the prior paragraph may include an indemnity from the certifying party for a breach. Registered holders of the offered certificates will be deemed to have agreed to keep the information described above confidential by the acceptance of their certificates.

VOTING RIGHTS

     At all times during the term of the pooling and servicing agreement, 100%
of the voting rights for the certificates will be allocated among the respective classes of certificates as follows:

     o    2% in the aggregate in the case of the class X certificates, and

     o    in the case of any class of principal balance certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the then total principal balance of such class of

                                       217

          principal balance certificates and the denominator of which is equal to the then total principal balance of all the principal balance certificates.

     The holders of the class R-I, R-II, Y or Z certificates will not be entitled to any voting rights. Voting rights allocated to a class of certificates will be allocated among the related certificateholders in proportion to the percentage interests in such class evidenced by their respective certificates. See "Description of the Certificates--Voting Rights" in
the accompanying base prospectus.

TERMINATION

     The obligations created by the pooling and servicing agreement will terminate following the earliest of--

     o    the final payment or advance on, or other liquidation of, the last mortgage loan or related REO Property remaining in the trust; and

     o    the purchase of all of the mortgage loans and REO Properties remaining in the trust by the holder (or, if applicable, the beneficial owner)
          of certificates with the largest percentage of voting rights allocated to the controlling class (such holder (or, if applicable, beneficial owner) referred to as the plurality controlling class
          certificateholder), a master servicer or the special servicer, in that order of preference, after the Stated Principal Balance of the mortgage pool has been reduced to less than 1.0% of the initial mortgage pool balance.

     Written notice of termination of the pooling and servicing agreement will be given to each certificateholder. The final payment with respect to each certificate will be made only upon surrender and cancellation of that certificate at the office of the certificate registrar or at any other location specified in the notice of termination.

     Any purchase by either master servicer, the special servicer or the plurality controlling class certificateholder of all the mortgage loans and REO
Properties remaining in the trust is required to be made at a price equal to:

     o    the sum of--

          1.   the then total principal balance of all the mortgage loans then included in the trust (excluding any mortgage loans as to which the related mortgaged real properties have become REO
               Properties), together with interest thereon plus any accrued and unpaid interest on P&I advances made with respect to such
               mortgage loans, unreimbursed servicing advances for those
               mortgage loans plus any accrued and unpaid interest on such servicing advances, any reasonable costs and expenses incurred in connection with any such purchase and any other Additional Trust
               Fund Expenses (including any Additional Trust Fund Expenses previously reimbursed or paid by the trust fund but not so reimbursed by the related borrower or from insurance proceeds or condemnation proceeds); and

          2.   the appraised value of all REO Properties then included in the trust, as determined by an appraiser mutually agreed upon by the applicable master servicer, the special servicer and the trustee, minus

     o    solely in the case of a purchase by a master servicer, the total of all amounts payable or reimbursable to the such master servicer under the pooling and servicing agreement.

     The purchase will result in early retirement of the outstanding certificates. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the certificateholders, will constitute part of the Available Distribution Amount for the final distribution date.

     In addition, if, following the date on which the total principal balances of the offered certificates are reduced to zero, all of the remaining certificates (but excluding the class Y, Z, R-I and R-II certificates), are held by

                                       218

the same certificateholder, the trust fund may also be terminated, subject to such additional conditions as may be set forth in the pooling and servicing agreement, in connection with an exchange of all the remaining certificates
(other than the class Y, Z, R-I and R-II certificates) for all the mortgage loans and REO Properties remaining in the trust fund at the time of exchange.

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any offered certificate will depend on:

     o    the price at which the certificate is purchased by an investor; and

     o    the rate, timing and amount of payments on the certificate.

     o    The rate, timing and amount of payments on any offered certificate will in turn depend on, among other things:

     o    the pass-through rate for the certificate;

     o    the rate and timing of principal payments, including principal prepayments, and other principal collections on the mortgage loans and the extent to which those amounts are to be applied or otherwise result in reduction of the principal balance of the certificate;

     o    the rate, timing and severity of Realized Losses and Additional Trust
          Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance of the certificate;

     o    the timing and severity of any Net Aggregate Prepayment Interest
          Shortfalls and the extent to which those shortfalls result in the reduction of the interest payments on the certificate.

     Pass-Through Rates. The pass-through rates for some classes of the offered certificates will be, in the case of each of these classes, equal to, based on or limited by the Weighted Average Net Mortgage Rate. See "Description of the
Offered Certificates - Calculation of Pass-Through Rates" in this prospectus supplement. As a result, the respective pass-through rates (and, accordingly, the respective yields to maturity) on these classes of offered certificates could be adversely affected if mortgage loans with relatively high Net Mortgage
Rates experienced a faster rate of principal payments than mortgage loans with relatively low Net Mortgage Rates. This means that the respective yields to maturity on these classes of offered certificates could be sensitive to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and liquidations of mortgage loans following default.

     See "Description of the Offered Certificates--Payments--Calculation of
Pass-Through Rates" and "Description of the Mortgage Pool" in this prospectus supplement and "--Rate and Timing of Principal Payments" below.

     Rate and Timing of Principal Payments. The yield to maturity on any offered certificates purchased at a discount or a premium will be affected by the frequency and timing of principal payments made in reduction of the total principal balances or notional amounts of the certificates. In turn, the frequency and timing of principal payments that are paid or otherwise result in reduction of the total principal balance or notional amount, as the case may be, of any offered certificate will be directly related to the frequency and timing of principal payments on or with respect to the mortgage loans (or, in some cases, a particular group of mortgage loans). Finally, the rate and timing of principal payments on or with respect to the mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, or purchases or other removals of mortgage loans from the trust.

                                       219

     Prepayments and other early liquidations of the mortgage loans will result in payments on the certificates of amounts that would otherwise be paid over the remaining terms of the mortgage loans. This will tend to shorten the weighted average lives of some or all of the offered certificates. Defaults on the mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the mortgage loans and, accordingly, on the certificates, while workouts are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of some or all of the offered certificates. See "Servicing of the Mortgage
Loans--Modifications, Waivers, Amendments and Consents" in this prospectus supplement. In addition, the ability of a borrower under an ARD Loan, to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance the mortgage loan or sell the corresponding mortgaged real property. Also, a borrower may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that any ARD Loan will be paid in full on its anticipated repayment date. Failure of a borrower under an ARD Loan to repay that mortgage loan by or shortly after the related anticipated repayment date, for whatever reason, will tend to lengthen the weighted average lives of the offered certificates.

     Similarly, the ability of a borrower under a Converting Loan to repay that mortgage loan on the first open prepayment date will generally depend on its ability to either refinance the mortgage loan or sell the corresponding mortgaged real property. Also, a borrower may have little incentive to repay its mortgage loan on the related date if then-current market interest rates are particularly high. Accordingly, there can be no assurance that any Converting
Loan will be paid in full on its first open prepayment date. Failure of a borrower under a Converting Loan to repay that mortgage loan by or shortly after the related open prepayment date, for any reason, will tend to lengthen the weighted average lives of the offered certificates.

     The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans (and, in particular, with respect to the class A-1, A-2, A-2FL, A-3, A-3FL, A-SB, A-4 and A-4FL certificates, the mortgage loans in loan group 1, and with respect to the class A-1A certificates, the mortgage loans in loan group 2) are in turn paid or otherwise result in a reduction of the principal balance of the certificate. If you purchase your offered certificates at a discount from their total principal balance, your actual yield could be lower than your anticipated yield if the principal payments on the mortgage loans (and, in particular, with respect to the class
A-1, A-2, A-2FL, A-3, A-3FL, A-SB, A-4 and A-4FL certificates, the mortgage loans in loan group 1, and with respect to the class A-1A certificates, the mortgage loans in loan group 2) are slower than you anticipated. If you purchase any offered certificates at a premium relative to their total principal balance, you should consider the risk that a faster than anticipated rate of principal payments on the mortgage loans (and, in particular, with respect to the class
A-1, A-2, A-2FL, A-3, A-3FL, A-SB, A-4 and A-4FL certificates, the mortgage loans in loan group 1, and with respect to the class A-1A certificates, the mortgage loans in loan group 2) could result in an actual yield to you that is lower than your anticipated yield.

     Because the rate of principal payments on or with respect to the mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular.

     Even if they are available and payable on your offered certificates, prepayment premiums and yield maintenance charges may not be sufficient to offset fully any loss in yield on your offered certificates attributable to the related prepayments of the mortgage loans. Prepayment consideration payable on specially serviced mortgage loans will be applied to reimburse Realized Losses and Additional Trust Fund Expenses previously allocated to any class of certificates.

     The yield on the class A-1, A-2, A-2FL, A-3, A-3FL, A-SB, A-4 and A-4FL certificates will be particularly sensitive to prepayments on mortgage loans in loan group 1, and the yield on the class A-1A certificates will be particularly sensitive to prepayments on mortgage loans in loan group 2.

     Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the mortgage loans (and, in particular, with respect to the class A-1, A-2, A-2FL, A-3, A-3FL, A-SB, A-4 and A-4FL certificates, on the mortgage loans in loan group 1, and with respect to the class A-1A certificates, the mortgage loans in loan group 2) may affect the amount of payments on your offered certificates, the yield to maturity of your

                                       220

offered certificates, the rate of principal payments on your offered certificates and the weighted average life of your offered certificates.

     Delinquencies on the mortgage loans, unless covered by P&I advances, may result in shortfalls in payments of interest and/or principal on your offered certificates for the current month. Although any shortfalls in payments of interest may be made up on future distribution dates, no interest would accrue on those shortfalls. Thus, any shortfalls in payments of interest would adversely affect the yield to maturity of your offered certificates.

     If--

     o    you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the mortgage loans that is lower than the default rate and amount of losses actually experienced; and

     o    the additional losses result in a reduction of the total payments on or the total principal balance of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

     Reimbursement of Advances from general collections of principal on the mortgage pool may reduce distributions of the principal in respect of the offered certificates.

     The timing of any loss on a liquidated mortgage loan that results in a reduction of the total payments on, or the total principal balance of, your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations.
In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

     Even if losses on the mortgage loans do not result in a reduction of the total payments on or the total principal balance of your offered certificates, the losses may still affect the timing of payments on, and the weighted average life and yield to maturity of, your offered certificates.

     Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the mortgage loans:

     o    prevailing interest rates;

     o    the terms of the mortgage loans, including provisions that require the payment of prepayment premiums and yield maintenance charges, provisions that impose prepayment lock-out periods and amortization terms that require balloon payments;

     o    the demographics and relative economic vitality of the areas in which the mortgaged real properties are located;

     o    the general supply and demand for commercial and multifamily rental space of the type available at the mortgaged real properties in the areas in which the mortgaged real properties are located;

     o    the quality of management of the mortgaged real properties;

     o    the servicing of the mortgage loans;

     o    possible changes in tax laws; and

     o    other opportunities for investment.

     See "Risk Factors--Risks Related to the Mortgage Loans," "Description of
the Mortgage Pool" and "Servicing of the Mortgage Loans" in this prospectus supplement and "Description of the Governing Documents" and "Yield and Maturity
Considerations--Yield and Prepayment Considerations" in the accompanying base prospectus.

                                       221

     The rate of prepayment on the mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the mortgage loan. Accordingly, there can be no assurance that any ARD Loan will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged real properties prior to the exhaustion of tax depreciation benefits.

     A number of the borrowers are limited or general partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

     We make no representation or warranty regarding:

     o    the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans (or any particular group of mortgage loans);

     o    the relative importance of those factors;

     o    the percentage of the total principal balance of the mortgage loans
          (or any particular group of mortgage loans) that will be prepaid or as to which a default will have occurred as of any particular date; or

     o    the overall rate of prepayment or default on the mortgage loans (or any particular group of mortgage loans).

     Unpaid Interest. If the portion of the Available Distribution Amount payable with respect to interest on any class of offered certificates on any distribution date is less than the total amount of interest then payable for the class, the shortfall will be payable to the holders of those certificates on subsequent distribution dates, subject to available funds on those subsequent distribution dates and the priority of payments described under "Description of the Offered Certificates--Payments--Priority of Payments" in this prospectus supplement. That shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of offered certificates for so long as it is outstanding.

     Delay in Payments. Because monthly payments will not be made on the certificates until several days after the due dates for the mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

CPR MODEL

     Prepayments on loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement is the constant prepayment rate, or "CPR," model, which represents an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of loans for the life of those loans. The CPR model does not purport to be either a historical description of the prepayment experience of any pool of loans or a prediction of the

                                       222

anticipated rate of prepayment of any pool of loans, including the mortgage pool. We do not make any representations about the appropriateness of the CPR model.

WEIGHTED AVERAGE LIVES

     The tables set forth below indicate the respective weighted average lives of the respective classes of the offered certificates and set forth the percentages of the respective initial total principal balances of those classes that would be outstanding after the distribution dates in each of the calendar months shown, subject, however, to the following discussion and the assumptions specified below.

     For purposes of this prospectus supplement, "weighted average life" of any offered certificate refers to the average amount of time that will elapse from the assumed date of settlement of that certificate, which is March 14, 2007, until each dollar of principal of the certificate will be repaid to the investor, based on the Modeling Assumptions. For purposes of this "Yield and
Maturity Considerations" section, the weighted average life of any offered certificate is determined by:

     o    multiplying the amount of each principal payment on the certificate by the number of years from the assumed settlement date to the related distribution date;

     o    summing the results; and

     o    dividing the sum by the total amount of the reductions in the principal balance of the certificate.

     The weighted average life of any offered certificate will be influenced by, among other things, the rate at which principal of the mortgage loans is paid, which may be in the form of scheduled amortization, balloon payments, prepayments, liquidation proceeds, condemnation proceeds or insurance proceeds.
The weighted average life of any offered certificate may also be affected to the extent that additional payments in reduction of the principal balance of that certificate occur as a result of the purchase or other removal of a mortgage loan from the trust or the optional termination of the trust. The purchase of a mortgage loan from the trust will have the same effect on payments to the holders of the privately offered certificates as if the mortgage loan had prepaid in full, except that no prepayment consideration is collectable with respect thereto.

     The tables set forth below have been prepared on the basis of the Modeling
Assumptions. The actual characteristics and performance of the mortgage loans will differ from the assumptions used in calculating the tables set forth below.
The tables set forth below are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under each assumed prepayment scenario. In particular, the tables were prepared on the basis of the assumption that there are no losses or defaults on the mortgage loans. Any difference between those assumptions and the actual characteristics and performance of the mortgage loans, or actual prepayment or loss experience, will affect the percentages of the respective initial total principal balances of the various classes of subject offered certificates outstanding over time and their respective weighted average lives.

              PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF
                           THE CLASS A-1 CERTIFICATES

        DISTRIBUTION DATE            0% CPR  25% CPR  50% CPR  75% CPR  100% CPR
----------------------------------   ------  -------  -------  -------  --------
Initial Percentage................     100      100      100      100      100
March 12, 2008....................      86       86       86       86       85
March 12, 2009....................      70       69       69       69       69
March 12, 2010....................      48       44       40       36       28
March 12, 2011....................      21       12        4        0        0
March 12, 2012 and thereafter.....       0        0        0        0        0
Weighted Average Life (in Years)..    2.78     2.64     2.54     2.46     2.32

                                       223

              PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF
                           THE CLASS A-2 CERTIFICATES

        DISTRIBUTION DATE            0% CPR  25% CPR  50% CPR  75% CPR  100% CPR
----------------------------------   ------  -------  -------  -------  --------
Initial Percentage................     100      100      100      100      100
March 12, 2008....................     100      100      100      100      100
March 12, 2009....................     100      100      100      100      100
March 12, 2010....................     100      100      100      100      100
March 12, 2011....................     100      100      100       98       93
March 12, 2012 and thereafter.....       0        0        0        0        0
Weighted Average Life (in Years)..    4.87     4.82     4.76     4.69     4.49

              PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF
                           THE CLASS A-3 CERTIFICATES

        DISTRIBUTION DATE            0% CPR  25% CPR  50% CPR  75% CPR  100% CPR
----------------------------------   ------  -------  -------  -------  --------
Initial Percentage................     100      100      100      100      100
March 12, 2008....................     100      100      100      100      100
March 12, 2009....................     100      100      100      100      100
March 12, 2010....................     100      100      100      100      100
March 12, 2011....................     100      100      100      100      100
March 12, 2012....................     100       94       91       88       79
March 12, 2013....................     100       91       85       81       79
March 12, 2014....................      55       43       38       36       35
March 12, 2015....................      49       34       29       26       10
March 12, 2016....................      20        4        0        0        0
March 12, 2017 and thereafter.....       0        0        0        0        0
Weighted Average Life (in Years)..    7.90     7.35     7.12     7.01     6.77

              PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF
                           THE CLASS A-SB CERTIFICATES

        DISTRIBUTION DATE            0% CPR  25% CPR  50% CPR  75% CPR  100% CPR
----------------------------------   ------  -------  -------  -------  --------
Initial Percentage................     100      100      100      100      100
March 12, 2008....................     100      100      100      100      100
March 12, 2009....................     100      100      100      100      100
March 12, 2010....................     100      100      100      100      100
March 12, 2011....................     100      100      100      100      100
March 12, 2012....................     100      100      100      100      100
March 12, 2013....................      81       81       81       81       81
March 12, 2014....................      59       59       59       59       59
March 12, 2015....................      35       35       35       35       35
March 12, 2016....................      12       12       11       10        9
March 12, 2017 and thereafter.....       0        0        0        0        0
Weighted Average Life (in Years)..    7.40     7.40     7.39     7.39     7.39

              PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF
                           THE CLASS A-1A CERTIFICATES

        DISTRIBUTION DATE            0% CPR  25% CPR  50% CPR  75% CPR  100% CPR
----------------------------------   ------  -------  -------  -------  --------
Initial Percentage................     100      100      100      100      100
March 12, 2008....................     100      100       99       99       99
March 12, 2009....................     100       99       99       99       99
March 12, 2010....................     100       99       99       99       99
March 12, 2011....................      99       99       98       98       98
March 12, 2012....................      95       94       94       93       93
March 12, 2013....................      95       94       93       93       93
March 12, 2014....................      91       90       90       89       89
March 12, 2015....................      91       90       89       89       89
March 12, 2016....................      90       89       89       89       89
March 12, 2017 and thereafter.....       0        0        0        0        0
Weighted Average Life (in Years)..    9.35     9.27     9.22     9.18     8.97

                                       224

              PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF
                           THE CLASS A-4 CERTIFICATES

        DISTRIBUTION DATE            0% CPR  25% CPR  50% CPR  75% CPR  100% CPR
----------------------------------   ------  -------  -------  -------  --------
Initial Percentage................     100      100      100      100      100
March 12, 2008....................     100      100      100      100      100
March 12, 2009....................     100      100      100      100      100
March 12, 2010....................     100      100      100      100      100
March 12, 2011....................     100      100      100      100      100
March 12, 2012....................     100      100      100      100      100
March 12, 2013....................     100      100      100      100      100
March 12, 2014....................     100      100      100      100      100
March 12, 2015....................     100      100      100      100      100
March 12, 2016....................     100      100      100      100      100
March 12, 2017 and thereafter.....       0        0        0        0        0
Weighted Average Life (in Years)..    9.77     9.74     9.71     9.67     9.49

              PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF
                            THE CLASS AM CERTIFICATES

        DISTRIBUTION DATE            0% CPR  25% CPR  50% CPR  75% CPR  100% CPR
----------------------------------   ------  -------  -------  -------  --------
Initial Percentage................     100      100      100      100      100
March 12, 2008....................     100      100      100      100      100
March 12, 2009....................     100      100      100      100      100
March 12, 2010....................     100      100      100      100      100
March 12, 2011....................     100      100      100      100      100
March 12, 2012....................     100      100      100      100      100
March 12, 2013....................     100      100      100      100      100
March 12, 2014....................     100      100      100      100      100
March 12, 2015....................     100      100      100      100      100
March 12, 2016....................     100      100      100      100      100
March 12, 2017 and thereafter.....       0        0        0        0        0
Weighted Average Life (in Years)..    9.83     9.83     9.83     9.83     9.61

              PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF
                            THE CLASS AJ CERTIFICATES

        DISTRIBUTION DATE            0% CPR  25% CPR  50% CPR  75% CPR  100% CPR
----------------------------------   ------  -------  -------  -------  --------
Initial Percentage................     100      100      100      100      100
March 12, 2008....................     100      100      100      100      100
March 12, 2009....................     100      100      100      100      100
March 12, 2010....................     100      100      100      100      100
March 12, 2011....................     100      100      100      100      100
March 12, 2012....................     100      100      100      100      100
March 12, 2013....................     100      100      100      100      100
March 12, 2014....................     100      100      100      100      100
March 12, 2015....................     100      100      100      100      100
March 12, 2016....................     100      100      100      100      100
March 12, 2017 and thereafter.....       0        0        0        0        0
Weighted Average Life (in Years)..    9.91     9.90     9.88     9.86     9.67

                                       225

              PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF
                            THE CLASS B CERTIFICATES

        DISTRIBUTION DATE            0% CPR  25% CPR  50% CPR  75% CPR  100% CPR
----------------------------------   ------  -------  -------  -------  --------
Initial Percentage................     100      100      100      100      100
March 12, 2008....................     100      100      100      100      100
March 12, 2009....................     100      100      100      100      100
March 12, 2010....................     100      100      100      100      100
March 12, 2011....................     100      100      100      100      100
March 12, 2012....................     100      100      100      100      100
March 12, 2013....................     100      100      100      100      100
March 12, 2014....................     100      100      100      100      100
March 12, 2015....................     100      100      100      100      100
March 12, 2016....................     100      100      100      100      100
March 12, 2017 and thereafter.....       0        0        0        0        0
Weighted Average Life (in Years)..    9.91     9.91     9.91     9.91     9.74

              PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF
                            THE CLASS C CERTIFICATES

        DISTRIBUTION DATE            0% CPR  25% CPR  50% CPR  75% CPR  100% CPR
----------------------------------   ------  -------  -------  -------  --------
Initial Percentage................     100      100      100      100      100
March 12, 2008....................     100      100      100      100      100
March 12, 2009....................     100      100      100      100      100
March 12, 2010....................     100      100      100      100      100
March 12, 2011....................     100      100      100      100      100
March 12, 2012....................     100      100      100      100      100
March 12, 2013....................     100      100      100      100      100
March 12, 2014....................     100      100      100      100      100
March 12, 2015....................     100      100      100      100      100
March 12, 2016....................     100      100      100      100      100
March 12, 2017 and thereafter.....       0        0        0        0        0
Weighted Average Life (in Years)..    9.91     9.91     9.91     9.91     9.74

              PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF
                            THE CLASS D CERTIFICATES

        DISTRIBUTION DATE            0% CPR  25% CPR  50% CPR  75% CPR  100% CPR
----------------------------------   ------  -------  -------  -------  --------
Initial Percentage................     100      100      100      100      100
March 12, 2008....................     100      100      100      100      100
March 12, 2009....................     100      100      100      100      100
March 12, 2010....................     100      100      100      100      100
March 12, 2011....................     100      100      100      100      100
March 12, 2012....................     100      100      100      100      100
March 12, 2013....................     100      100      100      100      100
March 12, 2014....................     100      100      100      100      100
March 12, 2015....................     100      100      100      100      100
March 12, 2016....................     100      100      100      100      100
March 12, 2017 and thereafter.....       0        0        0        0        0
Weighted Average Life (in Years)..    9.91     9.91     9.91     9.91     9.74

     The foregoing tables were prepared assuming a 0% CPR during lockout, defeasance and yield maintenance periods and otherwise assuming that prepayments occur at indicated CPR. The indicated CPRs are applied to the mortgage loans in the trust fund and do not take into account the B-Note Non-Trust Loans.

                               THE SWAP AGREEMENTS

     On the closing date, the certificate administrator, on behalf of the trust, will enter into five interest rate swap agreements with Merrill Lynch Capital
Services, Inc., as swap counterparty, relating to the class A-2FL, class A-3FL, class A-4FL, class AM-FL and class AJ-FL certificates, respectively. None of the holders of any class of offered certificates will have any beneficial interest in any of the swap agreements.

                                       226

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     This is a general summary of the material federal income tax consequences of owning the offered certificates. This summary is directed to initial investors that hold the offered certificates as "capital assets" within the meaning of section 1221 of the Code. It does not discuss all United States federal income tax consequences that may be relevant to owners of the offered certificates, particularly as to investors subject to special treatment under the Code, including banks and insurance companies. Prospective investors should consult their tax advisors regarding the federal, state, local, and, if relevant, foreign tax consequences to them of owning offered certificates.

     Further, this summary and any legal opinions referred to in this summary are based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department, rulings and decisions now in effect or (with respect to the regulations) proposed, all of which are subject to change either prospectively or retroactively.

     Upon the issuance of the offered certificates, Cadwalader, Wickersham &
Taft, New York, New York, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the pooling and servicing agreement, assuming the Wachovia 2007-C30 pooling and servicing agreement and the MSCI
2005-HQ6 pooling and servicing agreement are administered in accordance with their terms and the REMICs formed thereunder continue to be treated as REMICs, and subject to any other assumptions set forth in the opinion, REMIC I and REMIC
II, respectively, will each qualify as a REMIC under the Code and the arrangements under which the class A-2FL REMIC II regular interest, the class
A-3FL REMIC II regular interest, the class A-4FL REMIC II regular interest, the class AM-FL REMIC II regular interest, the class AJ-FL REMIC II regular interest, the related swap agreements, the related Certificate Administrator's floating rate account and the right to Additional Interest are held will be classified as one or more grantor trusts for U.S. federal income tax purposes.

     The assets of REMIC I will generally include--

     o    the mortgage loans;

     o    any REO Properties acquired on behalf of the certificateholders;

     o    the master servicers' collection accounts;

     o    the special servicer's REO account; and

     o    the certificate administrator's distribution account and interest reserve account, but will exclude any collections of Additional
          Interest on the ARD Loans.

     For federal income tax purposes,

     o    the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II;

     o    the class R-I certificates will evidence the sole class of residual interests in REMIC I;

     o    the class A-1, A-2, A-3, A-SB, A-4, A-1A, X, AM, AJ, B, C, D, E, F, G,
          H, J, K, L, M, N, P and Q certificates, the class A-2FL REMIC II regular interest, the class A-3FL REMIC II regular interest, the class
          A-4FL REMIC II regular interest, the class AM-FL REMIC II regular interest and the class AJ-FL REMIC II regular interest will evidence or constitute the regular interests in, and will generally be treated as debt obligations of, REMIC II;

     o    the class R-II certificates will evidence the sole class of residual interests in REMIC II; and

     o    the class A-2FL, class A-3FL, class A-4FL, class AM-FL and class AJ-FL certificates will each evidence interests in a grantor trust consisting of the respective REMIC II regular interest, the related swap agreement and the applicable sub-account of the certificate administrator's floating

                                       227

          rate account. No holder of any offered certificates will have any beneficial interest in any such grantor trust.

     The portion of the trust consisting of Additional Interest on the
Converting Loans will be treated as a grantor trust for federal income tax purposes, and the class Y certificates will represent undivided interests in these assets The portion of the trust consisting of Additional Interest on the
ARD Loans will be treated as a grantor trust for federal income tax purposes, and the class Z certificates will represent undivided interests in these assets.
See "Federal Income Tax Consequences--REMICs" and "--Grantor Trusts" in the
accompanying base prospectus.

DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

     Holders of the offered certificates will be required to report income on such regular interests in accordance with the accrual method of accounting.

     One or more classes of offered certificates may be issued with more than a de minimis amount of original issue discount. If you own an offered certificate issued with original issue discount, you may have to report original issue discount income and be subject to a tax on this income before you receive a corresponding cash payment.

     When determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes the prepayment assumption used will be that subsequent to the date of any determination:

     o    the ARD Loans will be paid in full on their respective anticipated repayment dates;

     o    no mortgage loan will otherwise be prepaid prior to maturity; and

     o    there will be no extension of maturity for any mortgage loan.

     However, no representation is made as to the actual rate at which the mortgage loans will prepay, if at all. See "Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the
accompanying base prospectus.

     The IRS has issued regulations under sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. You should be aware, however, that those regulations and section
1272(a)(6) of the Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

     Whether a holder of any of the offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See "Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium"
in the accompanying base prospectus.

     Prepayment premiums and yield maintenance charges actually collected on the mortgage loans will be paid on the offered certificates as and to the extent described in this prospectus supplement. It is not entirely clear under the Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered certificates entitled to that amount.
For federal income tax reporting purposes, the tax administrator will report prepayment premiums or yield maintenance charges as income to the holders of a class of offered certificates entitled thereto only after the applicable master servicer's actual receipt of those amounts. The IRS may nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the offered certificates and that taxable income be reported based on the projected constant yield to maturity of the offered certificates. Therefore, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by holders of the offered certificates. If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the

                                       228

unpaid prepayment premiums and yield maintenance charges had been projected to be received. Moreover, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. The correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     The offered certificates will be treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code in the hands of a real estate investment trust or "REIT." Most of the mortgage loans are not secured by real estate used for residential or certain other purposes prescribed in section
7701(a)(19)(C) of the Code. Consequently, the offered certificates generally will not be treated as assets qualifying under that section. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association"
under section 7701(a)(19)(C) of the Code. In addition, the offered certificates will be "qualified mortgages" within the meaning of section 860G(a)(3) of the
Code in the hands of another REMIC if transferred to such REMIC on its startup date in exchange for regular or residual interests in such REMIC.

     Finally, interest, including original issue discount, if any, on the offered certificates will be interest described in section 856(c)(3)(B) of the
Code if received by a REIT if 95% or more of the assets of REMIC II are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code.
To the extent that less than 95% of the assets of REMIC II are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, a REIT holding offered certificates will be treated as receiving directly its proportionate share of the income of the REMIC.

     To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by cash reserves, that mortgage loan is not secured solely by real estate. Therefore:

     o    a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in section 7701(a)(19)(C) of the Code;

     o    a portion of that certificate may not represent ownership of "real estate assets" under section 856(c)(5)(B) of the Code; and

     o    the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Code.

     In addition, most of the mortgage loans contain defeasance provisions under which the lender may release its lien on the collateral securing the subject mortgage loan in return for the borrower's pledge of substitute collateral in the form of government securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, the subject mortgage loan ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the defeased mortgage loan to remain a qualified mortgage, the Treasury regulations require that--

     1.   the borrower pledges substitute collateral that consist solely of certain government securities,

     2.   the related loan documents allow that substitution,

     3.   the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages, and

     4.   the release is not within two years of the startup day of the REMIC.

     Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of sections 7701(a)(19)(C), 856(c)(5)(B) and
856(e)(3)(B) of the Code, respectively.

                                       229

     See "Description of the Mortgage Pool" in this prospectus supplement and
"Federal Income Tax Consequences--REMICs--Characterization of Investments in
REMIC Certificates" in the accompanying base prospectus.

     For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" in the accompanying base prospectus.

                              ERISA CONSIDERATIONS

     The following description is general in nature, is not intended to be all-inclusive, is based on the law and practice existing at the date of this document and is subject to any subsequent changes therein. In view of the individual nature of ERISA and Code consequences, each potential investor that is a Plan or is investing on behalf of, or with plan assets of a Plan, is advised to consult its own legal advisor with respect to the specific ERISA and
Code consequences of investing in the certificates and to make its own independent decision. The following is merely a summary and should not be construed as legal advice.

     ERISA and section 4975 of the Code impose various requirements on--

     o    Plans, and

     o    persons that are fiduciaries with respect to Plans,

in connection with the investment of the assets of a Plan. For purposes of this discussion, Plans may include qualified pension, profit sharing and Code section
401(k) plans, individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts, including, as applicable, insurance company general accounts, in which other Plans are invested.

     A fiduciary of any Plan should carefully review with its legal advisors whether the purchase or holding of offered certificates could be or give rise to a transaction that is prohibited or is not otherwise permitted under ERISA or section 4975 of the Code or whether there exists any statutory, regulatory or administrative exemption applicable thereto. Some fiduciary and prohibited transaction issues arise only if the assets of the trust are "plan assets" for purposes of Part 4 of Title I of ERISA and section 4975 of the Code. Whether the assets of the trust will be plan assets at any time will depend on a number of factors, including the portion of any class of certificates that is held by benefit plan investors within the meaning of U.S. Department of Labor Regulation
Section 2510.3-101.

     The U.S. Department of Labor has issued an individual prohibited transaction exemption to each of Merrill Lynch, Pierce, Fenner & Smith
Incorporated and Bear Stearns & Co. Inc., each as amended by Prohibited
Transaction Exemptions 97-34, 2000-58 and 2002-41, and as subsequently amended from time to time. Subject to the satisfaction of conditions set forth in the
Exemption, the Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of
ERISA, and the excise taxes imposed on these prohibited transactions under sections 4975(a) and (b) of the Code, specified transactions relating to, among other things, the servicing and operation of pools of real estate loans, such as the mortgage pool, and the purchase, sale and holding of mortgage pass-through certificates, such as the offered certificates, that are underwritten by an
Exemption-Favored Party.

     The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under the Exemption. The conditions are as follows:

     o    first, the acquisition of the certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     o    second, at the time of its acquisition by the Plan, that certificate must be rated in one of the four highest generic rating categories by
          S&P, Moody's or Fitch;

     o    third, the trustee cannot be an affiliate of any other member of the
          Restricted Group, other than any of the Exemption Favored Parties;

                                       230

     o    fourth, the following must be true--

          1.   the sum of all payments made to and retained by Exemption-Favored
               Parties must represent not more than reasonable compensation for underwriting the relevant class of certificates;

          2.   the sum of all payments made to and retained by us in connection with the assignment of mortgage loans to the trust must represent not more than the fair market value of the obligations; and

          3.   the sum of all payments made to and retained by the trustee, the certificate administrator, the master servicers, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person's services under the pooling and servicing agreement and reimbursement of that
               person's reasonable expenses in connection therewith; and

     o    fifth, the investing Plan must be an accredited investor as defined in
          Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

     It is a condition of their issuance that each class of offered certificates receive an investment grade rating from each of S&P, Moody's and Fitch. In addition, the initial trustee is not an affiliate of any other member of the
Restricted Group. Accordingly, as of the date of initial issuance of the certificates, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of any such offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating the purchase of any such offered certificate, whether in the initial issuance of the certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to the certificate as of the date of the purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of any such offered certificate.

     The Exemption also requires that the trust meet the following requirements:

     o    the trust assets must consist solely of assets of the type that have been included in other investment pools;

     o    certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic rating categories of S&P, Moody's or Fitch for at least one year prior to the Plan's acquisition of an offered certificate; and

     o    certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of an offered certificate.

     We believe that these requirements have been satisfied as of the date of this prospectus supplement.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a)
of ERISA, as well as the excise taxes imposed by sections 4975(a) and (b) of the
Code by reason of sections 4975(c)(1)(A) through (D) of the Code, in connection with--

     o    the direct or indirect sale, exchange or transfer of an offered certificate to a Plan upon initial issuance from us or an
          Exemption-Favored Party when we are, or a mortgage loan seller, the trustee, a master servicer, the special servicer or any sub-servicer, any provider of credit support, Exemption-Favored Party or borrower is, a Party in Interest with respect to the investing Plan;

     o    the direct or indirect acquisition or disposition in the secondary market of an offered certificate by a Plan; and

                                       231

     o    the continued holding of class A-1, A-2, A-3, A-SB, A-4, A-1A, AM, AJ,
          B, C or D certificates by a Plan.

     However, no exemption is provided from the restrictions of Sections
406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an offered certificate on behalf of a Plan sponsored by any member of the
Restricted Group, by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

     Moreover, if the general conditions of the Exemption, as well as other conditions set forth in the Exemption, are satisfied, the Exemption may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and
(b)(2) of ERISA and the taxes imposed by sections 4975(a) and (b) of the Code by reason of section 4975(c)(1)(E) of the Code in connection with:

     o    the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of those certificates between us or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the Plan in those certificates is a borrower, or an affiliate of a borrower, with respect to 5.0% or less of the fair market value of the mortgage loans;

     o    the direct or indirect acquisition or disposition in the secondary market of such offered certificates by a Plan; and

     o    the continued holding of such offered certificates by a Plan.

     Further, if the general conditions of the Exemption, as well as other conditions set forth in the Exemption, are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a)
of ERISA, and the taxes imposed by sections 4975(a) and (b) of the Code by reason of section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the trust assets.

     Lastly, if the general conditions of the Exemption are satisfied, the
Exemption also may provide an exemption from the restrictions imposed by
Sections 406(a) and 407(a) of ERISA, and the taxes imposed by section 4975(a)
and (b) of the Code by reason of sections 4975(c)(1)(A) through (D) of the Code, if the restrictions or taxes are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of--

     o    providing services to the Plan, or

     o    having a specified relationship to this person,

solely as a result of the Plan's ownership of class offered certificates.

     Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied at the time of the purchase.

     Certain employee benefit plans, such as governmental plans (as defined in
Section 3(32) of ERISA) and, if no election has been made under section 410(d)
of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to Title I of ERISA or section 4975 of the Code. However, governmental and church plans may be subject to a federal, state or local law which is, to a material extent, similar to the above-mentioned provisions of ERISA and the
Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

     Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the investment. Such fiduciary must also determine on its own whether an offered certificate is an appropriate investment for a Plan under ERISA and the Code with regard to ERISA's general fiduciary requirements, including investment prudence and diversification and the exclusive benefit rule.

                                       232

     The sale of offered certificates to a Plan is in no way a representation or warranty by us or the underwriters that the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular
Plan, or that the investment is appropriate for Plans generally or for any particular Plan.

     Persons who have an ongoing relationship with the California Public
Employees' Retirement System, which is a governmental plan, should note that this plan has an indirect ownership interest in the borrower with respect to the mortgage loan identified in Annex A-1 as Peter Cooper Village and Stuyvesant
Town. Likewise, persons who have an ongoing relationship with California State
Teachers' Retirement System, which is also a governmental plan, should note that this plan has an indirect ownership interest in the borrower with respect to the mortgage loan identified in Annex A-1 as Broadway Business Center. Such persons should consult with counsel regarding whether such a relationship would affect their ability to purchase and hold offered certificates.

                                LEGAL INVESTMENT

     The offered certificates will not constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984. As a
result, the appropriate characterization of the offered certificates under various legal investment restrictions, and therefore the ability of investors subject to these restrictions to purchase those certificates, is subject to significant interpretive uncertainties.

     Neither we nor the underwriters make any representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates--

     o    are legal investments for them; or

     o    are subject to investment, capital or other restrictions.

     See "Legal Investment" in the accompanying base prospectus.

                                  LEGAL MATTERS

     Particular legal matters relating to the certificates will be passed upon for us by Cadwalader, Wickersham & Taft LLP, New York, New York and for the
underwriters by Latham & Watkins LLP, New York, New York.

                                       233

                                     RATINGS

     It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

  CLASS      S&P   MOODY'S   FITCH
----------   ---   -------   -----
Class A-1    AAA     Aaa      AAA
Class A-2    AAA     Aaa      AAA
Class A-3    AAA     Aaa      AAA
Class A-SB   AAA     Aaa      AAA
Class A-4    AAA     Aaa      AAA
Class A-1A   AAA     Aaa      AAA
 Class AM    AAA     Aaa      AAA
 Class AJ    AAA     Aaa      AAA
 Class B     AA      Aa2      AA
 Class C     AA-     Aa3      AA-
 Class D      A       A2       A

     The ratings on the offered certificates address the likelihood of the timely receipt by their holders of all payments of interest to which they are entitled on each distribution date and the ultimate receipt by their holders of all payments of principal to which they are entitled on or before the rated final distribution date. The ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the offered certificates, and the extent to which the payment stream from the mortgage pool is adequate to make payments of interest and/or principal required under the offered certificates.

     The ratings on the respective classes of offered certificates do not represent any assessment of--

     o    the tax attributes of the offered certificates or of the trust;

     o    whether or to what extent prepayments of principal may be received on the mortgage loans;

     o    the likelihood or frequency of prepayments of principal on the mortgage loans;

     o    the degree to which the amount or frequency of prepayments of principal on the mortgage loans might differ from those originally anticipated;

     o    whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate
          Prepayment Interest Shortfalls; and

     o    whether and to what extent prepayment premiums, yield maintenance charges, Penalty Interest or Additional Interest will be received.

     Also, a security rating does not represent any assessment of the yield to maturity that investors may experience.

     There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by S&P, Moody's or
Fitch.

     The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See
"Rating" in the accompanying base prospectus.

                                       234

                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this glossary whenever they are used in this prospectus supplement, including in any of the annexes to this prospectus supplement.

     "30/360 BASIS" means the accrual of interest calculated on the basis of a
360-day year consisting of twelve 30-day months.

     "ACCEPTABLE INSURANCE DEFAULT" means, with respect to any mortgage loan serviced under the pooling and servicing agreement, any default under the related loan documents resulting from (i) the exclusion of acts of terrorism from coverage under the related "all risk" casualty insurance policy maintained on the related mortgaged real property and (ii) the related borrower's failure to obtain insurance that specifically covers acts of terrorism, but only if the special servicer has determined, in its reasonable judgment, exercised in accordance with the Servicing Standard, that (a) such insurance is not available at commercially reasonable rates and the relevant hazards are not commonly insured against by prudent owners of similar real properties in similar locales
(but only by reference to such insurance that has been obtained by such owners at current market rates) or (b) such insurance is not available at any rate. In making such determination, the special servicer will be entitled to rely on the opinion of an insurance consultant at the expense of the trust.

     "ACTUAL/360 BASIS" means the accrual of interest calculated on the basis of the actual number of days elapsed during any calendar month (or other applicable accrual period) in a year assumed to consist of 360 days.

     "ADDITIONAL INTEREST" means (i) with respect to any ARD Loan in the trust fund, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan and (ii) with respect to any Converting Loan in the trust fund, the additional interest that may accrue with respect to that mortgage loan as a result of the conversion of the mortgage loan from bearing interest at a fixed rate to bearing interest on a floating rate, as that additional interest may compound in accordance with the terms of that mortgage loan.

     "ADDITIONAL TRUST FUND EXPENSE" means any of certain specified expenses of the trust that, in each case, generally:

     o    arises out of a default on a mortgage loan or in respect of a mortgage loan as to which a default is imminent or arises out of an otherwise unanticipated event; and

     o    is not covered by a servicing advance or a corresponding collection from the related borrower.

     Examples of some Additional Trust Fund Expenses are set forth under
"Description of the Offered Certificates--Reductions to Certificate Principal
Balances in Connection with Realized Losses and Additional Trust Fund Expenses"
in this prospectus supplement.

     "ADVANCE" means a P&I advance or a servicing advance made, or that may be made, under the pooling and servicing agreement.

     "A-NOTE TRUST MORTGAGE LOAN" means any of the Peter Cooper Village and
Stuyvesant Town A-Note Trust Mortgage Loan, the Fort Henry Mall A-Note Trust
Mortgage Loan and the FRIS Chicken A-Note Trust Mortgage Loan.

     "A-NOTE NON-TRUST MORTGAGE LOAN" means any of the Peter Cooper Village and
Stuyvesant Town A-Note Non-Trust Mortgage Loan, the Fort Henry Mall A-Note
Non-Trust Mortgage Loan and the FRIS Chicken A-Note Non-Trust Mortgage Loan.

     "APPRAISAL REDUCTION AMOUNT" means, for any mortgage loan as to which an
Appraisal Trigger Event has occurred, an amount that will equal the excess, if any, of "x" over "y" where--

                                       235

     1.   "x" is an amount, as calculated by the special servicer, in consultation with the controlling class representative, as of the determination date immediately succeeding the date on which the special servicer obtains knowledge of the occurrence of the relevant
          Appraisal Trigger Event, if no new appraisal (or letter update or internal valuation) is required, or otherwise the date on which the appraisal (or letter update or internal valuation, if applicable) is obtained, and each anniversary of such determination date thereafter so long as appraisals are required to be obtained in connection with the subject mortgage loan, equal to the sum (without duplication) of:

          (a)  the Stated Principal Balance of the subject mortgage loan;

          (b)  to the extent not previously advanced by or on behalf of the applicable master servicer, the special servicer or the trustee, all unpaid interest accrued on the subject mortgage loan through the most recent due date prior to the date of determination at the related Net Mortgage Rate (exclusive of any portion thereof that constitutes Additional Interest);

          (c)  all accrued but unpaid (from related collections) master servicing fees and special servicing fees with respect to the subject mortgage loan and, without duplication, all accrued or otherwise incurred but unpaid (from related collections)
               Additional Trust Fund Expenses with respect to the subject mortgage loan;

          (d)  all related unreimbursed Advances made by or on behalf of the applicable master servicer or the trustee with respect to the subject mortgage loan, together with (i) interest on those
               Advances and (ii) any related Unliquidated Advances; and

          (e)  all currently due and unpaid real estate taxes and unfunded improvement reserves and assessments, insurance premiums and, if applicable, ground rents with respect to the related mortgaged real property; and

     2.   "y" is equal to the sum of (x) 90% of an amount equal to (i) the resulting appraised or estimated value of the related mortgaged real property or REO Property, which value may be subject to reduction by the special servicer based on its review of the related appraisal and other relevant information (without implying any duty to do so), reduced, to not less than zero, by (ii) the amount of any obligations secured by liens on the property that are prior to the lien of the subject mortgage loan and estimated liquidation expenses, and (y) all escrows, reserves and letters of credit held as additional collateral with respect to the subject mortgage loan.

     If, however, any required appraisal, letter update or internal valuation is not obtained or performed within 60 days of the relevant Appraisal Trigger
Event, then until the required appraisal or other valuation is obtained or performed, the Appraisal Reduction Amount for the subject mortgage loan will equal 25% of the Stated Principal Balance of that mortgage loan.

     The foregoing notwithstanding, in the case of any Loan Combination, any
Appraisal Reduction Amount will be calculated as if it were a single loan, and then will be allocated first to the related B-Note Non-Trust Loan, in each case up to the outstanding principal balance thereof, and then to the applicable
A-Note Trust Mortgage Loan and the related A-Note Non-Trust Mortgage Loan, pro rata.

     "APPRAISAL TRIGGER EVENT" means, with respect to any mortgage loan in the trust, any of the following events:

     o    the mortgage loan has been modified by the special servicer in a manner that affects the amount or timing of any monthly debt service payment due on it, other than a balloon payment (except, or in addition to, bringing monthly debt service payments current and extending the maturity date for less than six months);

     o    the related borrower fails to make any monthly debt service payment with respect to the mortgage loan and the failure continues for 60 days;

                                       236

     o    60 days following the receipt by the special servicer of notice that a receiver has been appointed and continues in that capacity with respect to the mortgaged real property securing the mortgage loan;

     o    60 days following the receipt by the special servicer of notice that the related borrower has become the subject of a bankruptcy proceeding;

     o    the mortgaged real property securing the mortgage loan becomes an REO
          Property; or

     o    any balloon payment on such mortgage loan has not been paid by the
          60th day following its scheduled maturity date, so long as the applicable master servicer has, on or prior to the 60th day after the due date of that balloon payment, received written evidence from an institutional lender of such lender's binding commitment to refinance the mortgage loan within 120 days after the due date of such balloon payment, provided the borrower continues, during that period, to make in respect of each due date without omission, monthly payments equivalent to the monthly payments previously due under the mortgage loan prior to its maturity date.

     For purposes of the foregoing, each Loan Combination will be treated as a single mortgage loan.

     "ARD LOAN" means any mortgage loan in, or to be included in, the trust fund, that has the characteristics described in the first paragraph under
"Description of the Mortgage Pool--Terms and Conditions of the Mortgage
Loans--ARD Loans" in this prospectus supplement and identified on Annex A-1 to this prospectus supplement as an "ARD Loan."

     "AVAILABLE DISTRIBUTION AMOUNT" means, with respect to any distribution date:

     (a)  an amount equal to the sum, without duplication, of the following amounts:

          (i)  the aggregate of all amounts on deposit in the master servicers'
               collection accounts and the certificate administrator's
               distribution account as of the close of business on the related determination date and the amounts collected by or on behalf of the master servicers as of the close of business on such
               determination date and required to be deposited in the collection account;

          (ii) the aggregate amount of all P&I advances made by either master servicer or the trustee for distribution on the certificates on that distribution date;

          (iii) the aggregate amount transferred from the special servicer's REO account and/or any separate custodial account maintained with respect to a Loan Combination to the applicable master servicer's collection account during the month of that distribution date, on or prior to the date on which P&I advances are required to be made in that month;

          (iv) the aggregate amount deposited by the master servicers in their collection accounts for that distribution date in connection with
               Prepayment Interest Shortfalls and any shortfalls in interest caused by the application of a condemnation award or casualty insurance proceeds to prepay a mortgage loan; and

          (v)  for each distribution date occurring in March, the aggregate of all interest reserve amounts in respect of each mortgage loan that accrues interest on an Actual/360 Basis or an Actual/365
               Basis deposited in the certificate administrator's distribution account;

exclusive of

     (b)  any portion of the amounts described in clause (a) above that represents one or more of the following:

          (i)  any monthly debt service payments collected but due on a due date after the end of the related collection period;

                                       237

          (ii) all amounts in the master servicers' collection accounts or the certificate administrator's distribution account that are payable or reimbursable to any person other than the certificateholders from:

               (A)  the master servicers' collection accounts, including, but not limited to, servicing compensation, as described under
                    "Servicing of the Mortgage Loans--Collection
                    Account--Withdrawals" in this prospectus supplement; and

               (B)  the certificate administrator's distribution account, including, but not limited to, trust administration fees, as described under "Description of the Offered
                    Certificates--Distribution Account--Withdrawals" in this
                    prospectus supplement;

         (iii) any prepayment premiums and yield maintenance charges;

          (iv) any Additional Interest on the Converting Loans (which is separately distributed to the holders of the class Y
               certificates);

          (v)  any Additional Interest on the ARD Loans (which is separately distributed to the holders of the class Z certificates);

          (vi) if such distribution date occurs during February of any year or during January of any year that is not a leap year, the interest reserve amounts in respect of each mortgage loan that accrues interest on an Actual/360 Basis or an Actual/365 Basis to be deposited in the certificate administrator's interest reserve account and held for future distribution; and

         (vii) any amounts deposited in the master servicers' collection account or the certificate administrator's distribution account in error.

     In no event will the Available Distribution Amount include amounts payable to the holders of the B-Note Non-Trust Loans.

     "B-NOTE LOAN NOTEHOLDER" means the holder of a B-Note Non-Trust Loan.

     "B-NOTE NON-TRUST LOAN" means the FRIS Chicken B-Note Non-Trust Loan or the
MezzCap B-Note Non-Trust Loans.

     "CLASS A-SB PLANNED PRINCIPAL BALANCE" means, with respect to the class
A-SB certificates for any distribution date, the principal balance specified for that distribution date on Annex E to this prospectus supplement. The principal balances set forth on Annex E to this prospectus supplement were calculated using, among other things, the Modeling Assumptions and a 0% CPR. Based on the
Modeling Assumptions and a 0% CPR, the total principal balance of the class A-SB certificates on each distribution date would be reduced to approximately the scheduled principal balance indicated for that distribution date on Annex E to this prospectus supplement. There is no assurance, however, that the mortgage loans will perform in conformity with the Modeling Assumptions. Therefore, there can be no assurance that the total principal balance of the class A-SB certificates on any distribution date will be equal to (and, furthermore, following retirement of the class A-1, A-2 and A-3 certificates, that total principal balance may be less than) the principal balance that is specified for that distribution date on Annex E to this prospectus supplement.

     "CLEARSTREAM" means Clearstream Banking Luxembourg.

     "CLOSING DATE" means the date of the initial issuance of the offered certificates, which will be on or about March 14, 2007.

     "CMSA" means the Commercial Mortgage Securities Association, an international trade organization for the commercial real estate capital markets.

     "CODE" means the Internal Revenue Code of 1986, as amended.

                                       238

     "CONVERTING LOAN" means any mortgage loan in, or to be included in, the trust fund, that has the characteristics described in the first paragraph under
"Description of the Mortgage Pool--Terms and Conditions of the Mortgage
Loans--Converting Loans" in this prospectus supplement and identified on Annex
A-1 to this prospectus supplement as a "Converting Loan."

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.

     "CROSSED LOAN" means a mortgage loan in the trust fund that is cross-collateralized and cross-defaulted with one or more other mortgage loans in the trust fund.

     "CROSSED GROUP" means a group of related Crossed Loans.

     "DETROIT RIVERVIEW MEDICAL COMPLEX B-NOTE NON-TRUST MORTGAGE LOAN" means that loan that--

     o    is not a part of the trust fund,

     o    has been designated under the Detroit Riverview Medical Complex
          Intercreditor Agreement as "Note B," with an unpaid principal balance of $777,500.00 as of the cut-off date, and

     o    is secured by the same mortgage encumbering the Detroit Riverview
          Medical Complex Mortgaged Property as is the Detroit Riverview Medical
          Complex Trust Mortgage Loan.

     "DETROIT RIVERVIEW MEDICAL COMPLEX BORROWER" means the borrower under the
Detroit Riverview Medical Complex Loan Combination.

     "DETROIT RIVERVIEW MEDICAL COMPLEX INTERCREDITOR AGREEMENT" means the co-lender agreement by and among the holders of the Detroit Riverview Medical
Complex Trust Mortgage Loan and the Detroit Riverview Medical Complex B-Note
Non-Trust Mortgage Loan. Following the inclusion of the Detroit Riverview
Medical Complex Trust Mortgage Loan in the trust fund, the trust, acting through the trustee, will be the holder of that mortgage loan and a party to the Detroit
Riverview Medical Complex Intercreditor Agreement.

     "DETROIT RIVERVIEW MEDICAL COMPLEX LOAN COMBINATION" means, collectively, the Detroit Riverview Medical Complex Trust Mortgage Loan and the Detroit
Riverview Medical Complex B-Note Non-Trust Mortgage Loan.

     "DETROIT RIVERVIEW MEDICAL COMPLEX MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Detroit
Riverview Medical Complex.

     "DETROIT RIVERVIEW MEDICAL COMPLEX TRUST MORTGAGE LOAN" means the loan that
-

     o    is part of the issuing entity,

     o    has been designated under the Detroit Riverview Medical Complex
          Intercreditor Agreement as the "Note A," with an unpaid principal balance of $11,665,000 as of the cut-off date, and

     o    is secured by the same mortgage encumbering the Detroit Riverview
          Medical Complex Mortgaged Property as is the Detroit Riverview Medical
          Complex B-Note Non-Trust Mortgage Loan.

     "DTC" means The Depository Trust Company.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

     "EUROCLEAR" means Euroclear Bank S.A./N.V., as operator of the Euroclear
System.

     "EXEMPTION" means, collectively, Prohibited Transaction Exemption 90-29
(granted to Merrill Lynch, Pierce, Fenner & Smith Incorporated) and Prohibited
Transaction Exemption 90-30 (granted to Bear Stearns & Co.

                                       239

Inc.), each as amended by Prohibited Transaction Exemptions 97-34, 2000-58 and
2002-41, and as may be amended from time to time, or any successor thereto, all as issued by the U.S. Department of Labor.

     "EXEMPTION-FAVORED PARTY" means any of--

     o    Merrill Lynch, Pierce, Fenner & Smith Incorporated;

     o    any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with any entity referred to in the prior bullet; and

     o    any member of the underwriting syndicate or selling group of which a person described in the prior two bullets is a manager or co-manager with respect to those mortgage pass-through certificates.

     "FITCH" means Fitch, Inc.

     "FORT HENRY MALL A-NOTE NON-TRUST MORTGAGE LOAN" means, following each related future advance, each loan that--

     o    is not a part of the trust fund,

     o    has been designated under the Fort Henry Mall Intercreditor Agreement as a "Future Advance Note," with an aggregate maximum principal balance of $5,100,000, and

     is secured by the same mortgage encumbering the Fort Henry Mall Mortgaged
Property as is the Fort Henry Mall Trust Mortgage Loan.

     "FORT HENRY MALL BORROWER" means the borrower under the Fort Henry Mall
Loan Combination.

     "FORT HENRY MALL INTERCREDITOR AGREEMENT" means, the co-lender agreement by and between the holders of the Fort Henry Mall Trust Mortgage Loan and each Fort
Henry Mall A-Note Non-Trust Mortgage Loan. Following the inclusion of the Fort
Henry Mall Trust Mortgage Loan in the issuing entity, the trust, acting through the trustee, will be the holder of that mortgage loan and a party to the Fort
Henry Mall Intercreditor Agreement.

     "FORT HENRY MALL LOAN COMBINATION" means, collectively, the Fort Henry Mall
Trust Mortgage Loan and each Fort Henry Mall A-Note Non-Trust Mortgage Loan
(upon funding).

     "FORT HENRY MALL MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Fort Henry Mall.

     "FORT HENRY MALL TRUST MORTGAGE LOAN" means that loan that--

     o    is part of the issuing entity,

     o    has been designated under the Fort Henry Mall Intercreditor Agreement as the "Initial Note," with an unpaid principal balance of $39,500,000 as of the cut-off date, and

     o    is secured by the same mortgage encumbering the Fort Henry Mall
          Mortgaged Property as is the Fort Henry Mall A-Note Non-Trust Mortgage
          Loan.

     "FRIS CHICKEN A-NOTE NON-TRUST MORTGAGE LOAN" means that loan that--

     o    is not a part of the trust fund,

     o    has been designated under the FRIS Chicken Intercreditor Agreement as
          "Note A-1," with an unpaid principal balance of $25,000,000 as of the cut-off date, and

                                       240

     o    is secured by the same mortgage encumbering the FRIS Chicken Mortgaged
          Property as is the FRIS Chicken Trust Mortgage Loan and the FRIS
          Chicken B Note Non-Trust Mortgage Loan.

     "FRIS CHICKEN B-NOTE NON-TRUST MORTGAGE LOAN" means that loan that--

     o    is not a part of the trust fund,

     o    has been designated under the FRIS Chicken Intercreditor Agreement as
          "Note B," with an unpaid principal balance of $25,000,000 as of the cut-off date, and

     o    is secured by the same mortgage encumbering the FRIS Chicken Mortgaged
          Property as is the FRIS Chicken Trust Mortgage Loan and the FRIS
          Chicken A-Note Non-Trust Mortgage Loan.

     "FRIS CHICKEN BORROWER" means the borrower under the FRIS Chicken Loan
Combination.

     "FRIS CHICKEN CONTROLLING PARTY" means, with respect to the FRIS Chicken
Loan Combination, the holder of the FRIS Chicken B-Note Non-Trust Mortgage Loan, subject to certain conditions in the FRIS Chicken Intercreditor Agreements and as set forth in "Description of the Mortgage Pool--The Loan Combinations--The
FRIS Chicken Loan Combination."

     "FRIS CHICKEN INTERCREDITOR AGREEMENTS" means, collectively (i) the co-lender agreement by and between the holders of the FRIS Chicken Trust
Mortgage Loan and the FRIS Chicken A-Note Non-Trust Mortgage Loan and (ii) the
co-lender agreement by and among the holders of the FRIS Chicken Trust Mortgage
Loan, the FRIS Chicken A-Note Non-Trust Mortgage Loan and the FRIS Chicken
B-Note Non-Trust Mortgage Loan. Following the inclusion of the FRIS Chicken
Trust Mortgage Loan in the trust fund, the trust, acting through the trustee, will be the holder of that mortgage loan and a party to the FRIS Chicken
Intercreditor Agreements.

     "FRIS CHICKEN LOAN COMBINATION" means, collectively, the FRIS Chicken Trust
Mortgage Loan, the FRIS Chicken A-Note Non-Trust Mortgage Loan and the FRIS
Chicken B-Note Non-Trust Mortgage Loan.

     "FRIS CHICKEN MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as FRIS Chicken.

     "FRIS CHICKEN TRUST MORTGAGE LOAN" means the loan that -

     o    is part of the issuing entity,

     o    has been designated under the FRIS Chicken Intercreditor Agreement as the "Note A-2," with an unpaid principal balance of $25,000,000 as of the cut-off date, and

     o    is secured by the same mortgage encumbering the FRIS Chicken Mortgaged
          Property as is the FRIS Chicken A-Note Non-Trust Mortgage Loan and the
          FRIS Chicken B-Note Non-Trust Mortgage Loan.

     "IRS" means the Internal Revenue Service.

     "LOAN COMBINATION" means any of the Peter Cooper Village and Stuyvesant
Town Loan Combination, the Fort Henry Mall Loan Combination and the FRIS Chicken
Loan Combination.

     "LOAN COMBINATION CONTROLLING PARTY" means either of the Peter Cooper
Village and Stuyvesant Town Controlling Party and the FRIS Chicken Controlling
Party.

     "LOAN COMBINATION INTERCREDITOR AGREEMENT" means any of the Peter Cooper
Village and Stuyvesant Town Intercreditor Agreement, the Fort Henry Mall
Intercreditor Agreement and the FRIS Chicken Intercreditor Agreement.

     "LOAN GROUP 1 PRINCIPAL DISTRIBUTION AMOUNT" means, in general, the portion of the Principal Distribution Amount attributable to the mortgage loans in loan group 1.

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     "LOAN GROUP 2 PRINCIPAL DISTRIBUTION AMOUNT" means, in general, the portion of the Principal Distribution Amount attributable to the mortgage loans in loan group 2.

     "MEZZCAP B-NOTE NON-TRUST MORTGAGE LOAN" means the Detroit Riverview
Medical Complex B-Note Non-Trust Mortgage Loan and the St. Luke's Cornwall
Medical Complex B-Note Non-Trust Mortgage Loan.

     "MEZZCAP INTERCREDITOR AGREEMENT" means the Detroit Riverview Medical
Complex Intercreditor Agreement and the St. Luke's Cornwall Medical Complex
Intercreditor Agreement.

     "MEZZCAP LOAN COMBINATION" means the Detroit Riverview Medical Complex Loan
Combination and the St. Luke's Cornwall Medical Complex Loan Combination.

     "MEZZCAP MATERIAL DEFAULT" means, with respect to a MezzCap Loan
Combination, one of the following events: (a) either of the related underlying mortgage loan or B-Note Non-Trust Loan has been accelerated; (b) a continuing monetary default; or (c) a bankruptcy action has been filed by or against the related borrower.

     "MEZZCAP TRUST MORTGAGE LOAN" means the Detroit Riverview Medical Complex
Trust Mortgage Loan and the St. Luke's Cornwall Medical Complex Trust Mortgage
Loan.

     "MODELING ASSUMPTIONS" means, collectively, the following assumptions regarding the certificates and the mortgage loans in, or to be included in, the trust fund:

     o    the mortgage loans have the characteristics set forth on Annex A-1, and the initial mortgage pool balance is approximately $4,425,668,580;
          and the mortgage loans are allocated to loan group 1 and loan group 2 as described in this prospectus supplement;

     o    the initial total principal balance or notional amount, as the case may be, of each class of certificates is as described in this prospectus supplement;

     o    the pass-through rate for each class of certificates is as described in this prospectus supplement;

     o    there are no delinquencies or losses with respect to the mortgage loans;

     o    there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the mortgage loans;

     o    there are no Appraisal Reduction Amounts with respect to the mortgage loans;

     o    there are no casualties or condemnations affecting the corresponding mortgaged real properties;

     o    each of the mortgage loans provides monthly debt service payments to be due on the first day of each month, and accrues interest on the basis described in this prospectus supplement, which is any of an
          Actual/360 Basis or a 30/360 Basis;

     o    all prepayments on the mortgage loans are assumed to be accompanied by a full month's interest;

     o    there are no breaches of our representations and warranties regarding the mortgage loans;

     o    no voluntary or involuntary prepayments are received as to any mortgage loan during that mortgage loan's lockout period, yield maintenance period or defeasance period, in each case if any;

     o    each ARD Loan is paid in full on its anticipated repayment date;

     o    except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the mortgage loans at the indicated
          CPRs set forth in the subject tables, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

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     o    each Converting Loan is paid in full on the first payment date when no prepayment charge is due;

     o    no person or entity entitled thereto exercises its right of optional termination described in this prospectus supplement under "Description of the Offered Certificates--Termination";

     o    no mortgage loan is required to be repurchased by any mortgage loan seller;

     o    any mortgage loans that allow a choice between yield maintenance or fixed penalties and defeasance have been assumed to be mortgage loans providing for voluntary prepayment with prepayment consideration in the form of yield maintenance or fixed penalties, as applicable;

     o    no prepayment premiums or yield maintenance charges are collected;

     o    there are no Additional Trust Fund Expenses;

     o    payments on the offered certificates are made on the 12th day of each month, whether or not a business day, commencing in April 2007; and

     o    the offered certificates are settled on March 14, 2007.

     "MOODY'S" means Moody's Investors Service, Inc.

     "NET AGGREGATE PREPAYMENT INTEREST SHORTFALL" means, with respect to any distribution date, the excess, if any, of--

     o    the Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period, over

     o    the total payments made by the master servicers to cover those
          Prepayment Interest Shortfalls.

     "NET MORTGAGE RATE" means with respect to any mortgage loan, in general, a per annum rate equal to the related mortgage interest rate in effect from time to time (without regard to the additional interest distributable to the class Y and class Z certificates), minus the sum of the applicable master servicing fee rate under the pooling and servicing agreement (which includes the rate at which any primary servicing fees accrue) and the per annum rate at which the monthly trust administration fee is calculated; provided, however, that for purposes of calculating the Weighted Average Net Mortgage Rate and the respective pass-through rates for the class A-2FL REMIC II regular interest, the class
A-3FL REMIC II regular interest, the class A-4FL REMIC II regular interest, the class AM-FL REMIC II regular interest, the class AJ-FL REMIC II regular interest and the various classes of the non-fixed rate interest-bearing certificates, from time to time--

     o    the Net Mortgage Rate for the subject mortgage loan will be calculated without regard to any modification, waiver or amendment of the terms of such mortgage loan, or any other change in the related mortgage interest rate, subsequent to the date of issuance of the certificates,
          and

     o    if any mortgage loan does not accrue interest on the basis of a
          360-day year consisting of twelve 30-day months, then the Net Mortgage
          Rate of such mortgage loan for any one-month period preceding a related due date will be the annualized rate at which interest would have to accrue in respect of such loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce, in general, the aggregate amount of interest actually accrued in respect of such loan during such one-month period at the related mortgage interest rate (net of the aggregate per annum rate at which the related master servicing fee and the trust administration fee are calculated under the pooling and servicing agreement), except that, with respect to any such mortgage loan, the Net Mortgage Rate for the one-month period (a)
          prior to the respective due dates in January and February in any year which is not a leap year or in February in any year which is a leap year will be determined so as to produce an aggregate amount of interest that excludes any related interest reserve amount transferred to the certificate administrator's interest reserve account in respect of that one-month period and (b) prior to the due date in March will be determined so as to produce

                                       243

          an aggregate amount of interest that includes the related interest reserve amount(s) retained in the certificate administrator's interest reserve account for the respective one-month periods prior to the due dates in January and February in any year which is not a leap year or the one-month period prior to the due date in February in any year which is a leap year.

     As of the cut-off date (without regard to the adjustment described in the proviso to the prior sentence), the Net Mortgage Rates for the mortgage loans ranged from 4.96949% per annum to 7.47949%, with a weighted average of those Net
Mortgage Rates of 5.91354% per annum. See "Servicing of the Mortgage
Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

     "NONRECOVERABLE ADVANCE" means any Advance previously made or proposed to be made, or any Workout-Delayed Reimbursement Amount previously made, with respect to any mortgage loan or REO Property that is determined, in accordance with the pooling and servicing agreement, not to be ultimately recoverable, together with interest accrued on that Advance, from payments or other collections on or with respect to that mortgage loan or REO Property (or, in the case of an A-Note Trust Mortgage Loan, on or with respect to the related Loan
Combination).

     "NON-TRUST LOAN NOTEHOLDER" means the holder of a Non-Trust Loan.

     "NON-TRUST LOAN" means any of the Peter Cooper Village and Stuyvesant Town
A-Note Non-Trust Loans, any Fort Henry Mall A-Note Non-Trust Loan, the FRIS
Chicken A-Note Non-Trust Loan, the FRIS Chicken B-Note Non-Trust Loan and the
MezzCap B-Note Non-Trust Loans.

     "P&I" means principal and/or interest payments, excluding balloon payments, required to be paid in respect of a mortgage loan in accordance with the schedule for repayment provided for by that mortgage loan.

     "PARTY IN INTEREST" means any person that is a "party in interest" within the meaning of Section 3(14) of ERISA or a "disqualified person" within the meaning of section 4975(e)(2) of the Code.

     "PENALTY INTEREST" means any interest, other than late payment charges,
Additional Interest, prepayment premiums or yield maintenance charges, that--

     o    accrues on a defaulted mortgage loan solely by reason of the subject default; and

     o    is in excess of all interest at the related mortgage interest rate.

     "PERMITTED ENCUMBRANCES" means, with respect to any mortgaged real property securing a mortgage loan, any and all of the following in, or to be included in, the trust fund:

     o    the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet delinquent or accruing interest or penalties;

     o    covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or a marked-up commitment binding upon the title insurer;

     o    exceptions and exclusions specifically referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or marked-up commitment binding upon the title insurer;

     o    other matters to which like properties are commonly subject;

     o    the rights of tenants, as tenants only, under leases and subleases, pertaining to the related mortgaged real property;

                                       244

     o    if the related mortgage loan is cross-collateralized with any other mortgage loan within the mortgage pool, the lien of the mortgage for the other mortgage loan(s) contained in the same group of
          cross-collateralized loans; and

     o    if the related mortgaged real property consists of one or more units in a condominium, the related condominium declaration,

none of which, as represented by the related mortgage loan seller in the related mortgage loan purchase agreement (subject to any exceptions set forth in that agreement), materially interferes with the security intended to be provided by the related mortgage, the current principal use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan.

     "PERMITTED INVESTMENTS" means U.S. government securities and other investment grade obligations, including:

     o    direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (having original maturities of not more than 365 days), provided that those obligations are backed by the full faith and credit of the United States;

     o    repurchase agreements or obligations with respect to any security described in the preceding bullet (having original maturities of not more than 365 days), provided that the short-term deposit or debt obligations of the party agreeing to repurchase the subject security are investment grade rated;

     o    federal funds, unsecured uncertified certificates of deposit, time deposits, demand deposits and bankers' acceptances of any bank or trust company organized under the laws of the United States or any state thereof (having original maturities of not more than 365 days), the short-term obligations of which are investment grade rated;

     o    commercial paper (including both non-interest bearing discount obligations and interest-bearing obligations and having original maturities of not more than 365 days) of any corporation or other entity organized under the laws of the United States or any state thereof which commercial paper is investment grade rated;

     o    money market funds which are rated in one of the four highest applicable rating categories of a nationally recognized statistical rating organization; and

     o    any other obligation or security acceptable to each applicable rating agency for the related offered certificates, evidence of which acceptability will be provided in writing by each of those rating agencies to, among others, the trustee;

provided that (1) no investment described above may evidence either the right to receive (x) only interest with respect to such investment or (y) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations; and (2) no investment described above may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity.

     "PETER COOPER VILLAGE AND STUYVESANT TOWN BORROWER" means the borrower under the Peter Cooper Village and Stuyvesant Town Loan Combination.

     "PETER COOPER VILLAGE AND STUYVESANT TOWN CONTROLLING PARTY" means, the controlling class representative of the Wachovia 2007-C30 securitization.

     "PETER COOPER VILLAGE AND STUYVESANT TOWN INTERCREDITOR AGREEMENT" means, the co-lender agreement by and between the holders of the Peter Cooper Village and Stuyvesant Town Trust Mortgage Loan and the Peter Cooper Village and
Stuyvesant Town A-Note Non-Trust Mortgage Loan. Following the inclusion of the
Peter Cooper Village and Stuyvesant Town Trust Mortgage Loan in the issuing entity, the trust, acting through the trustee,

                                       245

will be the holder of that mortgage loan and a party to the Peter Cooper Village and Stuyvesant Town Intercreditor Agreement.

     "PETER COOPER VILLAGE AND STUYVESANT TOWN LOAN COMBINATION" means, collectively, the Peter Cooper Village and Stuyvesant Town Trust Mortgage Loan
and the Peter Cooper Village and Stuyvesant Town A Note Non-Trust Mortgage Loan.

     "PETER COOPER VILLAGE AND STUYVESANT TOWN MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as
Peter Cooper Village and Stuyvesant Town.

     "PETER COOPER VILLAGE AND STUYVESANT TOWN TRUST MORTGAGE LOAN" means that loan that--

     o    is part of the issuing entity,

     o    has been designated under the Peter Cooper Village and Stuyvesant Town
          Intercreditor Agreement as "Note A-5," with an unpaid principal balance of $800,000,000 as of the cut-off date, and

     o    is secured by the same mortgage encumbering the Peter Cooper Village and Stuyvesant Town Mortgaged Property as is the Peter Cooper Village
          and Stuyvesant Town A Note Non-Trust Mortgage Loan.

     "PLAN" means any employee benefit plan, or other retirement plan, arrangement or account, that is subject to the fiduciary responsibility provisions of ERISA or section 4975 of the Code.

     "PREPAYMENT INTEREST EXCESS" means, with respect to any full or partial prepayment of a mortgage loan made by the related borrower during any collection period after the due date for that loan, the amount of any interest collected on that prepayment for the period following that due date, less the amount of related master servicing fees payable from that interest collection, and exclusive of any Penalty Interest and/or Additional Interest included in that interest collection.

     "PREPAYMENT INTEREST SHORTFALL" means, with respect to any full or partial prepayment of a mortgage loan voluntarily made by the related borrower during any collection period prior to the due date for that loan, the amount of any uncollected interest, without regard to any prepayment premium or yield maintenance charge actually collected, that would have accrued on that prepayment to, but not including, that due date at a rate per annum equal to the sum of the related Net Mortgage Rate for such mortgage loan and the trust administration fee rate (net of any Penalty Interest and Additional Interest, if
applicable).

     "PRIMARY COLLATERAL" means the mortgaged real property directly securing a
Crossed Loan and excluding any property as to which the related lien may only be foreclosed upon by exercise of cross-collateralization of that Crossed Loan with other related Crossed Loans.

     "PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to each distribution date, the aggregate of the following (without duplication):

     (a)  the aggregate of the principal portions of all monthly debt service payments (other than balloon payments) due or deemed due on or in respect of the mortgage loans (including mortgage loans as to which the related mortgaged real properties have become REO Properties) for their respective due dates occurring during the related collection period, to the extent paid by the related borrower during or prior to, or otherwise received during, the related collection period or advanced by either master servicer or the trustee, as applicable, for such distribution date;

     (b)  the aggregate of all principal prepayments received on the mortgage loans during the related collection period;

     (c)  with respect to any mortgage loan as to which the related stated
          maturity date occurred during or prior to the related collection period, any payment of principal (other than a principal prepayment)
          made by or on behalf of the related borrower during the related collection period (including any

                                       246

          balloon payment), net of any portion of such payment that represents a recovery of the principal portion of any monthly debt service payment
          (other than a balloon payment) due or deemed due in respect of the related mortgage loan on a due date during or prior to the related collection period and included as part of the Principal Distribution
          Amount for such distribution date or any prior distribution date pursuant to clause (a) above;

     (d)  the aggregate of the principal portion of all liquidation proceeds, sale proceeds, insurance proceeds, condemnation proceeds and, to the extent not otherwise included in clause (a), (b) or (c) above, payments and revenues that were received on or in respect of the mortgage loans and REO Properties during the related collection period and that were identified and applied by the applicable master servicer and/or the special servicer as recoveries of principal of the mortgage loans, in each case net of any portion of such amounts that represents a recovery of the principal portion of any monthly debt service payment (other than a balloon payment) due or deemed due in respect of the related mortgage loan on a due date during or prior to the related collection period and included as part of the Principal Distribution
          Amount for such distribution date or any prior distribution date pursuant to clause (a) above; and

     (e)  if such distribution date is subsequent to the initial distribution date, the excess, if any, of the Principal Distribution Amount for the immediately preceding distribution date, over the aggregate distributions of principal made on the principal balance certificates on such immediately preceding distribution date;

provided that the Principal Distribution Amount for any distribution date will generally be reduced (to not less than zero) by any Workout-Delayed
Reimbursement Amounts in respect of any particular mortgage loan that are reimbursed from principal collections on the mortgage pool during the related collection period (although any of those amounts that were reimbursed from principal collections and are subsequently collected on the related mortgage loan will be added to the Principal Distribution Amount for the distribution date following the collection period in which the subsequent collection occurs);
and

provided, further, that the Principal Distribution Amount for any distribution date will generally be reduced (to not less than zero) by any Nonrecoverable
Advances in respect of any particular mortgage loan (and advance interest thereon) that are reimbursed from principal collections on the mortgage pool during related collection period (although any of those amounts that were reimbursed from principal collections and are subsequently collected
(notwithstanding the nonrecoverability determination) on the related mortgage loan will be added to the Principal Distribution Amount for the distribution date following the collection period in which the subsequent collection occurs).

     If the reimbursement of any Workout-Delayed Reimbursement Amount or
Nonrecoverable Advance (and accompanying interest) results in a reduction in the
Principal Distribution Amount for any distribution date, as contemplated by the provisos to the prior sentence, then that reduction shall, to the fullest extent permitted, be applied to the portion of the Principal Distribution Amount attributable to the loan group that includes the related mortgage loan before affecting the portion of the Principal Distribution Amount attributable to the other loan group. Any additions to the Principal Distribution Amount for any distribution date, as contemplated by the provisos to the first sentence of this definition, will be allocated between the respective portions of the Principal
Distribution Amount allocable to the two loan groups to offset the earlier corresponding reductions, generally in the reverse order in which the reductions were made.

     The payment of Additional Trust Fund Expenses with respect to any mortgage loan may result in a reduction of amounts allocable as principal of that mortgage loan and, accordingly, a smaller Principal Distribution Amount.

     The Principal Distribution Amount will not include any payments or other collections of principal on the Non-Trust Loans.

     "REALIZED LOSSES" mean losses arising from the inability to collect all amounts due and owing under any defaulted mortgage loan, including by reason of the fraud or bankruptcy of the borrower, modifications, bankruptcy or a casualty of any nature at the related mortgaged real property, to the extent not covered by insurance. The

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Realized Loss in respect of a liquidated mortgage loan (or related REO Property)
is an amount generally equal to the excess, if any, of (a) the outstanding principal balance of such mortgage loan as of the date of liquidation, together with (i) all accrued and unpaid interest thereon to but not including the due date in the collection period in which the liquidation occurred (exclusive of any Penalty Interest, Additional Interest, prepayment premiums or yield maintenance charges in respect of such mortgage loan) and (ii) related servicing expenses and servicing advances (together with interest accrued thereon), and related Unliquidated Advances in respect of servicing advances, in any event not reimbursed from collections on the subject mortgage loan (or related REO
Property), and any related due and unpaid servicing compensation (including principal recovery fees) and any other related unpaid Additional Trust Fund
Expenses, over (b) the aggregate amount of liquidation proceeds, if any, recovered in connection with such liquidation (net of any portion of such liquidation proceeds that is payable or reimbursable in respect of the related liquidation and other servicing expenses and, in the case of an A-Note Trust
Mortgage Loan, net of any portion of such liquidation proceeds payable to the holder of the related B-Note Non-Trust Loan. If any portion of the debt due under a mortgage loan (other than Additional Interest and Penalty Interest) is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the special servicer or in connection with a bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss. Any reimbursement of Advances determined to be nonrecoverable from collections on the related mortgage loan (and interest on such Advances) that are made from collections of principal that would otherwise be included in the Principal Distribution Amount, will be Realized Losses.

     "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and sections 860A through 860G of the Code.

     "REO PROPERTY" means any mortgaged real property that is acquired by the trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding mortgage loan.

     "RESTRICTED GROUP" means, collectively--

     1.   the trustee;

     2.   the Exemption-Favored Parties;

     3.   us;

     4.   the master servicers;

     5.   the special servicer;

     6.   any sub-servicers;

     7.   the mortgage loan sellers;

     8.   the swap counterparty;

     9.   each borrower, if any, with respect to mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the offered certificates; and

     10.  any and all affiliates of any of the aforementioned persons.

     "RESTRICTED SERVICER REPORTS" means collectively, to the extent not filed with the Securities and Exchange Commission, the CMSA servicer watchlist, the
CMSA operating statement analysis report, the CMSA NOI adjustment worksheet, the
CMSA financial file, the CMSA comparative financial status report and the CMSA loan level reserve/LOC report.

     "S&P" means Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc.

     "SERVICING STANDARD" means, with respect to each master servicer or the special servicer, the obligation to service and administer the mortgage loans for which that party is responsible under the pooling and servicing agreement:

                                       248

     o    in the same manner in which, and with the same care, skill, prudence and diligence with which, each master servicer or the special servicer, as the case may be, generally services and administers similar mortgage loans that either are part of other third-party portfolios, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage loan servicers servicing mortgage loans for third parties, or are held as part of its own portfolio, whichever standard is higher;

     o    with a view to (i) the timely recovery of all scheduled payments of principal and interest under the mortgage loans, (ii) in the case of the special servicer, if a mortgage loan comes into and continues in default, the maximization of the recovery on that mortgage loan to the certificateholders and, in the case of a Loan Combination, the holder of the related B-Note Non-Trust Loan, all taken as a collective whole, on a net present value basis (the relevant discounting of the anticipated collections to be performed at the related mortgage interest rate) and (iii) the best interests (as determined by each master servicer or special servicer, as applicable, in its reasonable judgment) of the holders of the certificates and the trust fund and, in the case of a Loan Combination, the holder of the related B-Note
          Non-Trust Loan, taking into account, to the extent consistent with the related Loan Combination Intercreditor Agreement, the subordinate nature of the related B-Note Non-Trust Loan; and

     o    without regard to--

          1.   any relationship that each master servicer or the special
               servicer, as the case may be, or any of its affiliates may have with any of the borrowers (or any affiliate thereof), us, any mortgage loan seller or any other party to the transaction;

          2.   the ownership of any certificate by each master servicer or the special servicer, as the case may be, or by any of its
               affiliates;

          3.   the obligation of each master servicer or the special servicer, as the case may be, to make Advances;

          4.   the right of each master servicer or the special servicer, as the case may be, to receive compensation or other fees for its services rendered pursuant to the pooling and servicing
               agreement;

          5.   the ownership, servicing or management by each master servicer or the special servicer, as the case may be, or any of its
               affiliates of any other loans or real properties not included in or securing, as the case may be, the mortgage pool;

          6.   any obligation of each master servicer or any of its affiliates to repurchase or substitute a mortgage loan as a mortgage loan seller;

          7.   any obligation of each master servicer or any of its affiliates to cure a breach of representation and warranty with respect to any mortgage loan; and

          8.   any debt each master servicer or the special servicer, as the case may be, or any of its affiliates, has extended to any of the borrowers or any affiliate thereof.

     "SERVICING TRANSFER EVENT" means, with respect to any mortgage loan serviced under the pooling and servicing agreement, any of the following events:

     1.   the related borrower fails to make when due any monthly debt service payment, including a balloon payment, and the failure continues unremedied--

          (a)  except in the case of a balloon payment, for 60 days; or

                                       249

          (b)  solely in the case of a delinquent balloon payment, for 60 days, so long as the related borrower (A) continues to make in respect of each due date without omission, monthly payments equivalent to the monthly payments previously due under the mortgage loan prior to its maturity date, and (B) delivers a refinancing commitment within 60 days after the related maturity date, then for such period (not to exceed 120 days) beyond the related maturity date ending on the date on which it is determined that the refinancing could not reasonably be expected to occur;

     2.   the applicable master servicer or, with the consent of the controlling class representative, the special servicer determines in its reasonable judgment (exercised in accordance with the Servicing
          Standard) that a default in the making of a monthly debt service payment, including a balloon payment, is likely to occur and is likely to remain unremedied for at least 60 days;

     3.   the applicable master servicer or, with the consent of the controlling class representative, the special servicer determines in its reasonable judgment (exercised in accordance with the Servicing
          Standard) that a non-payment default (other than an Acceptable
          Insurance Default) has occurred under the mortgage loan that may materially impair the value of the corresponding mortgaged real property as security for the mortgage loan and the default continues unremedied beyond the applicable cure period under the terms of the mortgage loan or, if no cure period is specified, for 60 days, provided that a default that gives rise to an acceleration right without any cure period shall be deemed to have a cure period equal to zero;

     4.   various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged real property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

     5.   the applicable master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding mortgaged real property.

     A Servicing Transfer Event will cease to exist, if and when:

     o    with respect to the circumstances described in clause 1. of this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the applicable master servicer or the special servicer;

     o    with respect to the circumstances described in clauses 2. and 4. of this definition, those circumstances cease to exist in the reasonable judgment of the special servicer (exercised in accordance with the
          Servicing Standard), but, with respect to any bankruptcy or insolvency proceedings contemplated by clause 4., no later than the entry of an order or decree dismissing the proceeding;

     o    with respect to the circumstances described in clause 3. of this definition, the default is cured in the judgment of the special servicer; and

     o    with respect to the circumstances described in clause 5. of this definition, the proceedings are terminated;

so long as at that time no other circumstance identified in clauses 1. through
5. of this definition continues to exist.

     If a Servicing Transfer Event exists with respect to the mortgage loan in a
Loan Combination that will be included in the trust or any other loan in the related Loan Combination, it will also be considered to exist for each other mortgage loan in the subject Loan Combination; provided that, if the holder of a
B-Note Non-Trust Loan prevents the occurrence of a Servicing Transfer Event with respect to the related A-Note Trust Mortgage Loan through the exercise of cure rights as set forth in the related Loan Combination Intercreditor Agreement, then the

                                       250

existence of such Servicing Transfer Event with respect to that B-Note Non-Trust
Loan will not, in and of itself, result in the existence of a Servicing Transfer
Event with respect to the related A-Note Trust Mortgage Loan or cause the servicing of the related Loan Combination to be transferred to the special servicer, unless a separate Servicing Transfer Event has occurred with respect thereto.

     "STATED PRINCIPAL BALANCE" means, for each mortgage loan, an amount that:

     o    will initially equal its cut-off date principal balance (or, in the case of a replacement mortgage loan, its principal balance as of the date of substitution); and

     o    will be permanently reduced on each distribution date, to not less than zero, by--

          1.   all payments and other collections of principal, if any, with respect to that mortgage loan that are included as part of the
               Principal Distribution Amount for such distribution date pursuant to clause (a), clause (b), clause (c) and/or clause (d) of, and without regard to the provisos to, the definition of "Principal
               Distribution Amount" in this glossary;

          2.   any amount of reduction in the outstanding principal balance of any mortgage loan resulting from a deficient valuation that occurred during the related collection period; and

          3.   any other related Realized Losses incurred during the related collection period that represents a loss of principal with respect to that mortgage loan.

     With respect to each mortgage loan relating to, and deemed to remain outstanding with respect to, an REO Property, the "Stated Principal Balance"
will be an amount equal to the Stated Principal Balance of that mortgage loan as of the date of the acquisition of the related REO Property, permanently reduced on each subsequent distribution date, to not less than zero, by:

     o    all amounts, if any, collected with respect to the related REO
          Property that are allocable as principal of the subject mortgage loan and that are included as part of the Principal Distribution Amount for such distribution date pursuant to clause (a), clause (b), clause (c)
          and/or clause (d) of, and without regard to the provisos to, the definition of "Principal Distribution Amount" in this glossary; and

     o    any related Realized Loss incurred during the related collection period that represents a loss of principal with respect to the subject mortgage loan.

     o    "Unliquidated Advance" means, with respect to any mortgage loan, any
          Advance made by a party to the pooling and servicing agreement that:

     o    is not a Nonrecoverable Advance;

     o    has been reimbursed to the party that made the Advance as a
          Workout-Delayed Reimbursement Amount out of principal collections on other mortgage loans; and

     o    was originally made with respect to an item that has not been subsequently recovered out of collections on or proceeds of the subject mortgage loan or any related REO Property.

     "ST. LUKE'S CORNWALL MEDICAL COMPLEX B-NOTE NON-TRUST MORTGAGE LOAN" means that loan that--

     o    is not a part of the trust fund,

     o    has been designated under the St. Luke's Cornwall Medical Complex
          Intercreditor Agreement as "Note B," with an unpaid principal balance of $692,500.00 as of the cut-off date, and

     o    is secured by the same mortgage encumbering the St. Luke's Cornwall
          Medical Complex Mortgaged Property as is the St. Luke's Cornwall
          Medical Complex Trust Mortgage Loan.

                                       251

     "ST. LUKE'S CORNWALL MEDICAL COMPLEX BORROWER" means the borrower under the
St. Luke's Cornwall Medical Complex Loan Combination.

     "ST. LUKE'S CORNWALL MEDICAL COMPLEX INTERCREDITOR AGREEMENT" means the co-lender agreement by and among the holders of the St. Luke's Cornwall Medical
Complex Trust Mortgage Loan and the St. Luke's Cornwall Medical Complex B-Note
Non-Trust Mortgage Loan. Following the inclusion of the St. Luke's Cornwall
Medical Complex Trust Mortgage Loan in the trust fund, the trust, acting through the trustee, will be the holder of that mortgage loan and a party to the St.
Luke's Cornwall Medical Complex Intercreditor Agreement.

     "ST. LUKE'S CORNWALL MEDICAL COMPLEX LOAN COMBINATION" means, collectively, the St. Luke's Cornwall Medical Complex Trust Mortgage Loan and the St. Luke's
Cornwall Medical Complex B-Note Non-Trust Mortgage Loan.

     "ST. LUKE'S CORNWALL MEDICAL COMPLEX MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as
St. Luke's Cornwall Medical Complex.

     "ST. LUKE'S CORNWALL MEDICAL COMPLEX TRUST MORTGAGE LOAN" means the loan that -

     o    is part of the issuing entity,

     o    has been designated under the St. Luke's Cornwall Medical Complex
          Intercreditor Agreement as the "Note A," with an unpaid principal balance of $10,874,000 as of the cut-off date, and

     o    is secured by the same mortgage encumbering the St. Luke's Cornwall
          Medical Complex Mortgaged Property as is the St. Luke's Cornwall
          Medical Complex B-Note Non-Trust Mortgage Loan.

     "UNRESTRICTED SERVICER REPORTS" means collectively, the CMSA delinquent loan status report, CMSA historical loan modification and corrected mortgage loan report, CMSA REO status report, CMSA advance recovery report and, if and to the extent filed with the Securities and Exchange Commission, such reports and files as would, but for such filing, constitute Restricted Servicer Reports.

     "WEIGHTED AVERAGE NET MORTGAGE RATE" means, for any distribution date, the weighted average of the applicable Net Mortgage Rates for all the mortgage loans, weighted on the basis of their respective Stated Principal Balances immediately following the preceding distribution date.

     "WORKOUT-DELAYED REIMBURSEMENT AMOUNT" means, with respect to any mortgage loan that had been subject to special servicing and has subsequently been returned to performing status (including as a result of a modification of its terms), any Advance made with respect to that mortgage loan as of a date coinciding with or, depending on the circumstances, shortly before the date on which that mortgage loan stopped being specially serviced, together with interest on that Advance, to the extent that (a) such Advance is not reimbursed to the party that made it as of the date that the subject mortgage loan stopped being specially serviced and (b) the amount of such Advance becomes an obligation of the related borrower to pay such amount under the terms of the modified loan documents.

     The following defined terms and descriptions of underwriting standards are used in Annexes A-1 and A-2:

     (i) References to "UW DSCR (x)" and "DSCR" are references to debt service coverage ratios. Debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service (that is, cash that remains after average cost of non-capital expenses of operation, tenant improvements, leasing commissions and replacement reserves during the term of the mortgage loan) to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. The UW DSCR
(x) for any mortgage loan is the ratio of "UW Net Cash Flow" produced by the related mortgaged real property to the annualized amount of debt service that will be payable under that mortgage loan commencing after the origination date;
provided, however, for purposes of calculating the UW DSCR (x) provided in this prospectus supplement with respect to one hundred thirty-five (135) mortgage loans, representing approximately 37.2% of the initial mortgage pool balance, where periodic payments

                                       252

are interest-only for a certain amount of time after origination, after which period each mortgage loan amortizes principal for its remaining term, the debt service used is the annualized amount of debt service that will be payable under the mortgage loan commencing after the amortization period begins; and provided, further, that for purposes of calculating the UW DSCR(x) provided in this prospectus supplement with respect to forty-eight (48) mortgage loans, representing approximately 43.0% of the initial mortgage pool balance, where periodic payments are interest-only up to the related maturity date or, if applicable, the related anticipated repayment date, the debt service used is the product of (a) the principal balance of the subject mortgage loan as of the cut-off date and (b) the annual mortgage rate as adjusted for the interest accrual method.

     As indicated in the footnotes to the table in the section captioned
"Summary of Prospectus Supplement--The Mortgage Loans and the Mortgaged Real
Properties--Additional Statistical Information," the debt service coverage ratio for certain mortgage loans may have been calculated by taking into account a holdback amount and/or a letter of credit or calculated by taking into account various assumptions regarding the financial performance of the related mortgaged real property on a "stabilized" basis. See Annex A-1 to this prospectus supplement for more information regarding the debt service coverage ratios on the mortgage loans referred to in the foregoing sentence.

     (ii) The "UW Net Cash Flow" or "UW NCF ($)" for a mortgaged real property is the "net cash flow" of such mortgaged real property as set forth in, or determined by the applicable mortgage loan seller on the basis of, mortgaged real property operating statements, generally unaudited, and certified rent rolls (as applicable) supplied by the related borrower in the case of multifamily, mixed use, retail, manufactured housing community, industrial, self storage and office properties (each, a "Rental Property"). In general, the mortgage loan sellers relied on either full-year operating statements, rolling
12-month operating statements and/or applicable year to-date financial statements, if available, and on rent rolls for all Rental Properties that were current as of a date not earlier than six months prior to the respective date of origination in determining UW Net Cash Flow for the mortgaged real properties.

     In general, "net cash flow" is the revenue derived from the use and operation of a mortgaged real property less operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses
(such as insurance, real estate taxes and, if applicable, ground lease payments)
and replacement reserves and an allowance for vacancies and credit losses. Net cash flow does not reflect interest expenses and non-cash items such as depreciation and amortization, and generally does not reflect capital expenditures.

     In determining the "revenue" component of UW Net Cash Flow for each Rental
Property, the applicable mortgage loan seller generally relied on the most recent rent roll supplied and, where the actual vacancy shown thereon and the market vacancy was less than 5.0%, assumed a 5.0% vacancy in determining revenue from rents, except that in the case of certain non-multifamily properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants, in accordance with the respective mortgage loan seller's underwriting standards. Where the actual or market vacancy was not less than 5.0%, the applicable mortgage loan seller determined revenue from rents by generally relying on the most recent rent roll supplied and the greater of (a) actual historical vacancy at the related mortgaged real property, (b) historical vacancy at comparable properties in the same market as the related mortgaged real property, and (c) 5.0%. In determining rental revenue for multifamily, self storage and manufactured housing community properties, the mortgage loan sellers generally either reviewed rental revenue shown on the certified rolling 12-month operating statements, the rolling three-month operating statements for multifamily properties or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one to twelve month periods. For the other
Rental Properties, the mortgage loan sellers generally annualized rental revenue shown on the most recent certified rent roll (as applicable), after applying the vacancy factor, without further regard to the terms (including expiration dates)
of the leases shown thereon.

     In determining the "expense" component of UW Net Cash Flow for each mortgaged real property, the mortgage loan sellers generally relied on rolling
12-month operating statements and/or full-year or year-to-date financial statements supplied by the related borrower, except that (a) if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used, (b) property management fees were generally assumed to be 3.0% to 7.0% of effective gross revenue (except with respect to

                                       253

single tenant properties, where fees as low as 2.0% of effective gross receipts were assumed), (c) assumptions were made with respect to reserves for leasing commissions, tenant improvement expenses and capital expenditures and (d)
expenses were assumed to include annual replacement reserves. In addition, in some instances, the mortgage loan sellers recharacterized as capital expenditures those items reported by borrowers as operating expenses (thus increasing "net cash flow") where the mortgage loan sellers determined appropriate.

     The borrowers' financial information used to determine UW Net Cash Flow was in most cases borrower certified, but unaudited, and neither we nor the mortgage loan sellers verified their accuracy.

     The UW Net Cash Flow for each mortgaged real property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual operating income for such mortgaged real property to differ materially from the UW Net Cash Flow set forth herein.
Some assumptions and subjective judgments related to future events, conditions and circumstances, including future expense levels, the re-leasing of occupied space, which will be affected by a variety of complex factors over which none of the issuing entity, the depositor, the mortgage loan sellers, the master servicers, the special servicer, the trustee or the certificate administrator have control. In some cases, the UW Net Cash Flow for any mortgaged real property is higher, and may be materially higher, than the actual annual net cash flow for that mortgaged real property, based on historical operating statements. No guaranty can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by a mortgage loan seller in determining and presenting operating information. See
"Risk Factors--Risks Relating to Underwritten Net Cash Flow" in this prospectus supplement.

     (iii) References to "Cut-off Date LTV %" or "LTV Ratio" are references to the ratio, expressed as a percentage, of the cut-off date principal balance of a mortgage loan to the appraised value of the related mortgaged real property as shown on the most recent third-party appraisal thereof available to the mortgage loan sellers.

     As indicated in the footnotes to the table in the section captioned
"Summary of Prospectus Supplement--The Mortgage Loans and the Mortgaged Real
Properties--Additional Statistical Information," the loan-to-value ratio for certain mortgage loans may have been calculated by taking into account a holdback amount and/or a letter of credit or calculated by taking into account various assumptions regarding the financial performance of the related mortgaged real property on a "stabilized" basis. See Annex A-1 to this prospectus supplement for more information regarding the loan to value ratios of the mortgage loans referred to in the preceding sentence.

     (iv) References to "Maturity LTV %," "Maturity Date LTV Ratio" or "ARD LTV
Ratio" are references to the ratio, expressed as a percentage, of the expected balance of a balloon loan on its scheduled maturity date (or an ARD Loan on its anticipated repayment date) (prior to the payment of any balloon payment or principal prepayments) to the appraised value of the related mortgaged real property as shown on the most recent third-party appraisal thereof available to the mortgage loan sellers prior to the cut-off date.

     (v) References to "Original Balance per Unit ($)" and "Cut-off Date Balance
per Unit ($)" are, for each mortgage loan secured by a lien on a multifamily property (including a manufactured housing community) or hospitality property, are references to the original principal balance and the cut-off date principal balance of such mortgage loan, respectively, divided by the number of dwelling units, pads, guest rooms or beds, respectively, that the related mortgaged real property comprises, and, for each mortgage loan secured by a lien on a retail, industrial/warehouse, self storage or office property, references to the cut-off date principal balance of such mortgage loan, respectively, divided by the net rentable square foot area of the related mortgaged real property.

     (vi) References to "Year Built" are references to the year that a mortgaged real property was originally constructed or substantially renovated. With respect to any mortgaged real property which was constructed in phases, the
"Year Built" refers to the year that the first phase was originally constructed.

     (vii) References to "Admin. Fee %" for each mortgage loan represent the sum of (a) the master servicing fee rate (excluding the primary servicing fee rate)
for such mortgage loan and (b) a specified percentage that may vary on a loan-by-loan basis, which percentage represents the trust administration fee rate, the primary servicer fee rate and, in some cases, a correspondent fee rate. The administrative fee rate for each mortgage loan is set forth on Annex
A-1 to this prospectus supplement.

                                       254

     (viii) References to "Rem. Term" represent, with respect to each mortgage loan, the number of months and/or payments remaining from the cut-off date to the stated maturity date of such mortgage loan (or the remaining number of months and/or payments to the anticipated repayment date of such mortgage loan if it is an ARD Loan).

     (ix) References to "Rem. Amort." represent, with respect to each mortgage loan, the number of months and/or payments remaining from the later of the cut-off date and the end of any interest-only period, if any, to the month in which such mortgage loan would fully or substantially amortize in accordance with such loan's amortization schedule without regard to any balloon payment, if any, due on such mortgage loan.

     (x) References to "LO ()" represent, with respect to each mortgage loan, the period during which prepayments of principal are prohibited and no substitution of defeasance collateral is permitted. The number indicated in the parentheses indicates the number of monthly payment periods within such period
(calculated for each mortgage loan from the date of its origination). References to "O ()" represent the period for which (a) no prepayment premium or yield maintenance charge is assessed and (b) defeasance is no longer required.
References to "YM ()" represent the period for which a yield maintenance charge is assessed. The periods, if any, between consecutive due dates occurring prior to the maturity date or anticipated repayment date, as applicable, of a mortgage loan during which the related borrower will have the right to prepay such mortgage loan without being required to pay a prepayment premium or a yield maintenance charge (each such period, an "Open Period") with respect to all of the mortgage loans have been calculated as those Open Periods occurring immediately prior to the maturity date or anticipated repayment date, as applicable, of such mortgage loan as set forth in the related loan documents.

     (xi) References to "Def ()" represent, with respect to each mortgage loan, the period during which the related borrower, in lieu of a principal prepayment, is permitted to pledge defeasance collateral to the holder of the mortgage.

     (xii) References to "Occupancy %" are, with respect to any mortgaged real property, references as of the most recently available rent rolls to (a) in the case of multifamily properties and manufactured housing communities, the percentage of units rented, (b) in the case of office and retail properties, the percentage of the net rentable square footage rented, and (c) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented (depending on borrower reporting).

     (xiii) References to "Upfront Capex Reserve ($)" are references to funded reserves escrowed for repairs, replacements and corrections of issues other than those outlined in the engineering reports. In certain cases, the funded reserves may also include reserves for ongoing repairs, replacements and corrections.

     (xiv) References to "Upfront Engineering Reserve ($)" are references to funded reserves escrowed for repairs, replacements and corrections of issues outlined in the engineering reports.

     (xv) References to "Monthly Capex Reserve ($)"are references to funded reserves escrowed for ongoing items such as repairs and replacements. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

     (xvi) References to "Upfront TI/LC Reserve ($)"are references to funded reserves escrowed for tenant improvement allowances and leasing commissions. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

     (xvii) References to "Monthly TI/LC Reserve ($)"are references to funded reserves, in addition to any escrows funded at loan closing for potential
TI/LCs, that require funds to be escrowed during some or all of the loan term for TI/LC expenses, which may be incurred during the loan term. In certain instances, escrowed funds may be released to the borrower upon satisfaction of certain leasing conditions.

                                       255

                                    ANNEX A-1

                  CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

                                      A-1-1

                                   ANNEX A-1

     CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

         LOAN
        GROUP
LOAN #  1 OR 2  ORIGINATOR(1)                 PROPERTY NAME                                     STREET ADDRESS
-----------------------------------------------------------------------------------------------------------------------------------

   1      2     MLML           Peter Cooper Village and Stuyvesant Town     110 Building Development Between 1st Avenue & Avenue C,
                                                                            Between 14th & East 23rd Streets
 1.01     2     MLML           Stuyvesant Town
 1.02     2     MLML           Peter Cooper Village
   2      1     MLML           Tower 45                                     120 West 45th Street
   3      1     CRF            Hotel Gansevoort                             18 Ninth Avenue at 13th Street
   4      1     MLML           Renaissance Austin Hotel                     9721 Arboretum Boulevard
   5      1     Key            Resurgens Plaza                              945 East Paces Ferry Road
   6      1     CRF            HSA Memphis Industrial Portfolio             Various
 6.01     1     CRF            4002 Willow Lake Blvd.                       4002 Willow Lake Boulevard
 6.02     1     CRF            3900 Willow Lake Blvd.                       3900 Willow Lake Boulevard
 6.03     1     CRF            4095 Willow Lake Blvd.                       4095 Willow Lake Boulevard
 6.04     1     CRF            3834 Knight Rd.                              3834 Knight Road
 6.05     1     CRF            4090 Willow Lake Blvd.                       4090 Willow Lake Boulevard
 6.06     1     CRF            5146 Raines Rd.                              5146 Raines Road
 6.07     1     CRF            5838 Advantage Cove                          5838 Advantage Cove
 6.08     1     CRF            5250 Raines Rd.                              5250 Raines Road
 6.09     1     CRF            3960 Willow Lake Blvd.                       3960 Willow Lake Boulevard
 6.10     1     CRF            3635 Knight Rd.                              3635 Knight Road
 6.11     1     CRF            5070 Raines Rd.                              5070 Raines Road
 6.12     1     CRF            4135 Willow Lake Blvd.                       4135 Willow Lake Boulevard
 6.13     1     CRF            3605 Knight Rd.                              3605 Knight Road
 6.14     1     CRF            3660 Knight Rd.                              3660 Knight Road
 6.15     1     CRF            4600 Cromwell Rd.                            4600 Cromwell Road
   7      1     Key            Camp Hill Shopping Center                    32 South 32nd Street
   8      1     CRF            Medical Centre of Santa Monica               2001 & 2021 Santa Monica Boulevard
   9      1     IXIS           Holiday Inn Express - Chelsea                232-238 West 29th Street
  10      1     CRF            Miami Airport Industrial Parks               2600-3070 NW 72nd Avenue; 7200-7256 NW 31st Street;
                                                                            4400 NW 72nd Avenue; 4500 NW 73rd Avenue;
                                                                            7301 NW 46th Street
  11      1     MLML           East Thunderbird Square North                14202-418 North Scottsdale Road
  12      1     CRF            Plaza Squaw Peak                             7500 North Dreamy Draw, 7600 North 16th Street,
                                                                            7600 North 15th Street
 12.01    1     CRF            Plaza Squaw Peak I                           7500 North Dreamy Draw Drive
 12.02    1     CRF            Plaza Squaw Peak II                          7600 North 16th Street
 12.03    1     CRF            Plaza Squaw Peak III                         7600 North 15th Street
                MLML           OMNI Senior Living Portfolio                 Various
  13      1     MLML           OMNI - Castle Hill                           615 23rd Street
  14      1     MLML           OMNI - Chancellor/Brookville                 155 40th Street
  15      1     MLML           OMNI - Harborview                            178-198 Ogden Avenue
  16      2     MLML           Villas at Camelback Crossing                 5150 North 99th Avenue
  17      1     WFB            Renaissance Dallas                           2222 Stemmons Freeway
  18      1     MLML           Fort Henry Mall                              2101 Fort Henry Drive
  19      1     IXIS           San Diego Gas and Electric                   8315, 8330, 8335 Century Park Court
  20      1     IXIS           Cerritos Corporate Tower - LA                18000 Studebaker Road
  21      1     MLML           Spectrum Commerce Center                     1000 Blue Gentian Road
  22      1     MLML           One Belmont Avenue                           One Belmont Avenue
  23      1     IXIS           650 Poydras Center                           650 Poydras Street
  24      1     Key            Quintiles Transnational Building             6700 West 115th Street
  25      1     CRF            Park Fletcher                                Various
  26      1     Key            Highland Plaza                               6199 Wilson Mills Road
  27      1     Key            Raymour & Flanigan                           7230, 7238 & 7270 Morgan Road
  28      1     CRF            Capitol Hill Suites                          200 and 220 C Street Southeast
  29      1     WFB            Woodhill Circle Plaza                        1505-1557 E New Circle Road, 2300-2330 Palumbo Drive,
                                                                            2313-2343 Woodhill Drive and 369-425 Codell Drive
  30      1     WFB            San Antonio Airport Hotel Portfolio          Various
 30.01    1     WFB            Drury Inn & Suites - San Antonio Airport     95 NE Loop 410
 30.02    1     WFB            Holiday Inn Express - San Antonio Airport    91 NE Loop 410
  31      1     MLML           Windsor Corporate Park                       50 Millstone Road
  32      1     CRF            AMCOR Pet Packaging                          1380 Kents Lane
  33      2     MLML           Somerset Apartments                          42211 Stonewood Road
  34      1     MLML           Yankee Candle Company                        16 and 27 Yankee Candle Way
  35      1     MLML           Lennox Center                                1300 West Campbell Road
  36      1     IXIS           1351 Washington Blvd FIXED                   1351 Washington Boulevard
  37      1     CRF            El Dorado Mecial Center                      1400 North Wilmot Road
  38      1     MLML           Cellco Building                              7401 Coca Cola Drive
  39      2     MLML           Fayetteville Portfolio                       Various
 39.01    2     MLML           Carlson Bay Apartments                       3500 Carlson Bay Circle
 39.02    2     MLML           Meadowbrook Apartments                       6707 Watertrail Drive
 39.03    2     MLML           Stoney Ridge Apartments                      5441 Basking Ridge Drive
  40      1     WFB            FRIS Chicken                                 Various
40.001    1     WFB            CFC-00283                                    5423 W. 12th Street
40.002    1     WFB            CFC-00286                                    1601 S. Cherry Street
40.003    1     WFB            CFC-00300                                    4620 S. Flores St.
40.004    1     WFB            CFC-00301                                    830 Jackson Ave.
40.005    1     WFB            CFC-00309                                    2304 Chelsea Ave.
40.006    1     WFB            CFC-00342                                    5903 San Pedro Ave.
40.007    1     WFB            CFC-00347                                    1025 W. Camp Wisdom Rd.
40.008    1     WFB            CFC-00349                                    1424 N. E. 23rd St.
40.009    1     WFB            CFC-00350                                    2963 Park Avenue
40.010    1     WFB            CFC-00365                                    3728 S. Third Street
40.011    1     WFB            CFC-00395                                    1155 S. Bellevue Blvd
40.012    1     WFB            CFC-00401                                    2321 Pass Rd a/k/a 25th St.
40.013    1     WFB            CFC-00404                                    215 Beacon St.
40.014    1     WFB            CFC-00423                                    905 E. U.S. Hwy #83
40.015    1     WFB            CFC-00424                                    2473 Wesley Chapel Rd
40.016    1     WFB            CFC-00428                                    1320 Clay Street
40.017    1     WFB            CFC-00443                                    3403 Wesley St.
40.018    1     WFB            CFC-00448                                    2121 International Blvd.
40.019    1     WFB            CFC-00450                                    202 N. Midkiff Rd.
40.020    1     WFB            CFC-00455                                    3800 Andrews Highway
40.021    1     WFB            CFC-00457                                    2100 Broadway Blvd. S.E.
40.022    1     WFB            CFC-00468                                    507 N. Texas Avenue
40.023    1     WFB            CFC-00470                                    618 W. Old US Hwy 90
40.024    1     WFB            CFC-00481                                    611 N. Washington St.
40.025    1     WFB            CFC-00496                                    311 West Fairview Avenue
40.026    1     WFB            CFC-00518                                    824 W San Antonio
40.027    1     WFB            CFC-00556                                    616 North Main
40.028    1     WFB            CFC-00557                                    921 W. Tyler Ave.
40.029    1     WFB            CFC-00564                                    11910 Perrin Beitel Rd.
40.030    1     WFB            CFC-00565                                    11623 West Avenue
40.031    1     WFB            CFC-00568                                    9331 Wurzbach Rd.
40.032    1     WFB            CFC-00574                                    3335 Isleta Blvd. S.W.
40.033    1     WFB            CFC-00579                                    501 E. Hwy 190
40.034    1     WFB            CFC-00590                                    702 N. Dal Paso St.
40.035    1     WFB            CFC-00595                                    1141 S Main St.
40.036    1     WFB            CFC-00599                                    2700 Candler Rd
40.037    1     WFB            CFC-00619                                    3036 S. Garnett Road
40.038    1     WFB            CFC-00655                                    7621 Geyer Spring Road
40.039    1     WFB            CFC-00670                                    4296 W. Thomas Rd.
40.040    1     WFB            CFC-00675                                    4245 S. Central Ave
40.041    1     WFB            CFC-00679                                    12040 N. 35th Avenue
40.042    1     WFB            CFC-00681                                    1546 E. Roosevelt St.
40.043    1     WFB            CFC-00686                                    3150 E. Thomas Rd.
40.044    1     WFB            CFC-00688                                    546 N. Grand Avenue
40.045    1     WFB            CFC-00694                                    5112 Fourth St. N.W.
40.046    1     WFB            CFC-00696                                    4925 Walzem Rd
40.047    1     WFB            CFC-00700                                    2616 E. Veterans Memorial Blvd.
40.048    1     WFB            CFC-00707                                    2307 Juan Tabo Blvd. N.E.
40.049    1     WFB            CFC-00708                                    1298 Hwy 121
40.050    1     WFB            CFC-00709                                    3234 S 14th St
40.051    1     WFB            CFC-00713                                    5339 Cameron Road
40.052    1     WFB            CFC-00725                                    3561 MLK Jr Dr
40.053    1     WFB            CFC-00727                                    3667 Campbellton Rd. SW
40.054    1     WFB            CFC-00732                                    75 S. Marietta Parkway, SW
40.055    1     WFB            CFC-00751                                    777 Shurling Dr
40.056    1     WFB            CFC-00762                                    535 S. Beckham Avenue
40.057    1     WFB            CFC-00765                                    8545 Research Blvd.
40.058    1     WFB            CFC-00767                                    1600 S. Brahma Blvd
40.059    1     WFB            CFC-00771                                    2405 Airways Blvd
40.060    1     WFB            CFC-00775                                    5034 N. Peoria Ave.
40.061    1     WFB            CFC-00778                                    7090 E. Golf Links Rd.
40.062    1     WFB            CFC-00794                                    2395 Boca Chica Blvd
40.063    1     WFB            CFC-00795                                    1430 Main Street
40.064    1     WFB            CFC-00796                                    295 E. Hwy 77
40.065    1     WFB            CFC-00803                                    1336 W. County Road
40.066    1     WFB            CFC-00808                                    2626 North Decatur Rd
40.067    1     WFB            CFC-00818                                    911 Cleveland Ave
40.068    1     WFB            CFC-00819                                    238 W. Woodrow Wilson Ave.
40.069    1     WFB            CFC-00824                                    1264 Ellis Avenue
40.070    1     WFB            CFC-00826                                    4458 Elvis Presley
40.071    1     WFB            CFC-00827                                    4970 S. Peoria Ave.
40.072    1     WFB            CFC-00841                                    7444 S. Central Ave
40.073    1     WFB            CFC-00871                                    1425 Georgia Ave
40.074    1     WFB            CFC-00899                                    3221 Mansfield Hwy.
40.075    1     WFB            CFC-00908                                    1306 US 280 By-Pass
40.076    1     WFB            CFC-00911                                    4256 Buena Vista Road
40.077    1     WFB            CFC-00915                                    1322 East Lamar Street
40.078    1     WFB            CFC-00916                                    213 New Franklin Rd
40.079    1     WFB            CFC-00919                                    526 West Taylor St
40.080    1     WFB            CFC-00931                                    9253 N Pennsylvania
40.081    1     WFB            CFC-00939                                    1805 Candler Rd
40.082    1     WFB            CFC-00996                                    2275 Elvis Presley Blvd.
40.083    1     WFB            CFC-01009                                    1035 W. Mockingbird Ln.
40.084    1     WFB            CFC-01020                                    2237 Frayser Blvd
40.085    1     WFB            CFC-01023                                    104 E. 16th Avenue
40.086    1     WFB            CFC-01035                                    820 N Main St
40.087    1     WFB            CFC-01043                                    401 W. Pioneer Pkwy
40.088    1     WFB            CFC-01047                                    714 Northwest Grand Avenue
40.089    1     WFB            CFC-01061                                    515 W. 2nd Street
40.090    1     WFB            CFC-01136                                    1145 Third Avenue, West
40.091    1     WFB            CFC-01167                                    3869 E. Grant
40.092    1     WFB            CFC-01169                                    1710 S. 31St Street
40.093    1     WFB            CFC-01174                                    1122 Fort Benning Road
40.094    1     WFB            CFC-01182                                    2138 Pio Nono Ave
40.095    1     WFB            CFC-01187                                    1850 S. General McMullen
40.096    1     WFB            CFC-01209                                    4009 Vanderbilt Road
40.097    1     WFB            CFC-01211                                    4224 Miller Ave.
40.098    1     WFB            CFC-01231                                    2600 E. Gregory Blvd.
40.099    1     WFB            CFC-01246                                    8757 Huebner Rd
40.100    1     WFB            CFC-01267                                    2308 E. Princess Ann Road
40.101    1     WFB            CFC-01268                                    917 Pat Booker Road
40.102    1     WFB            CFC-01271                                    719 Hooks Ave.
40.103    1     WFB            CFC-01275                                    128 1/2 Edinburg St.
40.104    1     WFB            CFC-01278                                    8459 Five Palms Dr.
40.105    1     WFB            CFC-01281                                    2915 Lower Wetumpka Road
40.106    1     WFB            CFC-01289                                    1889 Rigsby Avenue
40.107    1     WFB            CFC-01295                                    7600 a/k/a 7620 Hampton Blvd
40.108    1     WFB            CFC-01296                                    694 E. Hidalgo Ave.
40.109    1     WFB            CFC-01303                                    4305 N. Ben Jordan St.
40.110    1     WFB            CFC-01305                                    350 Effingham St.
40.111    1     WFB            CFC-01319                                    U.S. 83 & FM 907 Rd.
40.112    1     WFB            CFC-01329                                    US Business Hwy 83 & Star Plaza
40.113    1     WFB            CFC-01331                                    206 W Rio Grande St.
40.114    1     WFB            CFC-01342                                    806 US Hwy 259 N.
40.115    1     WFB            CFC-01349                                    1714 S. 77 Sunshine Strip
40.116    1     WFB            CFC-01352                                    1018 Second Street
40.117    1     WFB            CFC-01362                                    1317 10th Street
40.118    1     WFB            CFC-01363                                    5096 Farm Rd. 78
40.119    1     WFB            CFC-01384                                    1220 Buckner Blvd
40.120    1     WFB            CFC-01386                                    4210 Gaston Avenue
40.121    1     WFB            CFC-01391                                    2205 Nolana Ave.
40.122    1     WFB            CFC-01394                                    2000 Toler Rd
40.123    1     WFB            CFC-01401                                    901 E. Main St.
40.124    1     WFB            CFC-01423                                    820 E. University Dr.
40.125    1     WFB            CFC-01427                                    100 Vineville St
40.126    1     WFB            CFC-01435                                    9010 N.E. 23rd St.
40.127    1     WFB            CFC-01442                                    1104 FM 802
40.128    1     WFB            CFC-01463                                    419 Hwy 35 N Bypass
40.129    1     WFB            CFC-01501                                    358 Live Oak St.
40.130    1     WFB            CFC-01536                                    535 W. Elizabeth St.
40.131    1     WFB            CFC-01562                                    207 Grant St.
40.132    1     WFB            CFC-01564                                    5602 Broadway Blvd
40.133    1     WFB            CFC-01570                                    1801 E. Riverside Drive
40.134    1     WFB            CFC-01615                                    2423 Commercial Ave.
40.135    1     WFB            CFC-01619                                    11913 Lake June Rd.
40.136    1     WFB            CFC-01671                                    1505 State Street
40.137    1     WFB            CFC-01675                                    1702 E. Broadway St.
40.138    1     WFB            CFC-03060                                    1308 North Texas Blvd
40.139    1     WFB            CFC-03280                                    151 W. Bitters
40.140    1     WFB            CFC-04131                                    327 W. Northside Drive
40.141    1     WFB            CFC-04141                                    801 South Jackson Rd.
40.142    1     WFB            CFC-04142                                    2020 E. Beltline Road
40.143    1     WFB            CFC-04313                                    4428 SE 44th St.
40.144    1     WFB            CFC-04478                                    3515 Day Street
40.145    1     WFB            CFC-04556                                    7650 Glenview Drive
40.146    1     WFB            CFC-04577                                    4604 East Broadway St.
40.147    1     WFB            CFC-04599                                    808 E. Battle Street
40.148    1     WFB            CFC-04608                                    2408 East South Blvd.
40.149    1     WFB            CFC-04609                                    4770 Mobile Highway
40.150    1     WFB            CFC-04673                                    1668 Sycamore View Road
40.151    1     WFB            CFC-04757                                    2516 Inwood Road
40.152    1     WFB            CFC-04988                                    785 Division Street
40.153    1     WFB            CFC-05297                                    3061 Terry Road
40.154    1     WFB            CFC-05338                                    4826 Southmost Rd.
40.155    1     WFB            CFC-05342                                    728 N. Galloway Ave.
40.156    1     WFB            CFC-05566                                    500 South International Blvd.
40.157    1     WFB            CFC-05889                                    7460 E 14th St.
40.158    1     WFB            CFC-07384                                    1748 Highway 100
40.159    1     WFB            CFC-08560                                    716 North Main St
40.160    1     WFB            CFC-08769                                    905 Avenue Q
40.161    1     WFB            CFC-00003                                    430 S. New Braunfels Ave.
40.162    1     WFB            CFC-00008                                    1923 Goliad Rd
40.163    1     WFB            CFC-00022                                    1702 Guadalupe St.
40.164    1     WFB            CFC-00024                                    510 W. Oltorf St.
40.165    1     WFB            CFC-00025                                    1150 Airport Blvd.
40.166    1     WFB            CFC-00031                                    501 N. O'Connor Rd
40.167    1     WFB            CFC-00034                                    2019 Singleton Blvd
40.168    1     WFB            CFC-00048                                    3420 San Bernardo Ave.
40.169    1     WFB            CFC-00055                                    2120 W. Seminary Dr.
40.170    1     WFB            CFC-00056                                    7848 N. Oracle Rd.
40.171    1     WFB            CFC-00057                                    11500 Blue Ridge Blvd.
40.172    1     WFB            CFC-00068                                    1000 East Abram St.
40.173    1     WFB            CFC-00073                                    1318 S. WW White Rd
40.174    1     WFB            CFC-00080                                    3605 S. Lancaster Rd
40.175    1     WFB            CFC-00087                                    200 Cleveland Ave, SW
40.176    1     WFB            CFC-00127                                    1515 S. Valley Mills Dr.
40.177    1     WFB            CFC-00129                                    2515 East 12th Street
40.178    1     WFB            CFC-00131                                    3900 Indiana Ave.
40.179    1     WFB            CFC-00136                                    5500 Prospect Avenue
40.180    1     WFB            CFC-00142                                    3052 Jefferson Avenue, SW
40.181    1     WFB            CFC-00145                                    402 W. Valencia Rd.
40.182    1     WFB            CFC-00168                                    1405 Moreland Ave. SE
40.183    1     WFB            CFC-00173                                    2324 29th Avenue,
40.184    1     WFB            CFC-00190                                    3344 Lackland Rd
40.185    1     WFB            CFC-00193                                    1822 S. Zarzamora St.
40.186    1     WFB            CFC-00196                                    1819 N. 10th Street
40.187    1     WFB            CFC-00197                                    205 W. Hwy 83
40.188    1     WFB            CFC-00199                                    2442 Summer Avenue
40.189    1     WFB            CFC-00217                                    2501 E. Ensley Avenue
40.190    1     WFB            CFC-00236                                    1222 Central Avenue
40.191    1     WFB            CFC-00239                                    3900 NE 28th Street
40.192    1     WFB            CFC-00254                                    1401 Dr. Martin Luther King Dr.
  41      1     WFB            Paramus Plaza                                545 Route 17 South
  42      1     MLML           Parkview Plaza                               832 - 898 Plaza Boulevard
  43      1     CRF            Conejo Spectrum                              1525 & 1535 Rancho Conejo Boulevard
  44      1     IXIS           Mall de las Aguilas                          455 S. Bibb Avenue
  45      1     CRF            Flextronics - Plano                          600, 620 & 640 Shiloh Road
  46      1     Key            Pahrump Valley Junction                      100-250 South Nevada Highway 160
                CRF            4010 Airpark Drive & 10000 Business Blvd.    Various
  47      1     CRF            10000 Business Blvd.                         10000 Business Boulevard
  48      1     CRF            4010 Airpark Drive                           4010 Airpark Drive
  49      2     CRF            The Cross Creek Apartments                   2701 Grapevine Mills Boulevard
  50      1     CRF            Renaissance Victorville Shopping Center II   16200 Bear Valley Road
  51      1     CRF            Chantilly Residence Oxford                   14440 Chantilly Crossing Lane
  52      1     IXIS           400 Columbus                                 400 Columbus Avenue
  53      2     CRF            Waterford Square Apartments                  201 Queensbury Drive
  54      1     WFB            Sunnymead Town Center                        24757-24875 Alessandro & 14055 Perris Boulevards
  55      1     WFB            4800 & 4801 Broadway                         4800-4816 & 4801-4807 Broadway
  56      1     CRF            3191 Broadbridge Avenue                      3191 Broadbridge Avenue
  57      1     CRF            EZ Self Storage - Bethesda                   5329 Westbard Ave
  58      1     CRF            1735 Baltimore                               1735 Baltimore and 1716 & 1722 Main
  59      2     CRF            Coastal South Carolina Portfolio             Various
 59.01    2     CRF            South Pointe                                 6220 North Murray Avenue
 59.02    2     CRF            Rosewood Townhomes                           4501 Harbour Lake Drive
  60      1     CRF            Homewood Suites by Hilton Jacksonville       10434 Midtown Parkway
  61      2     MLML           Abbey at Hightower                           6889 Hightower Drive
  62      1     Key            Shoppes of Blue Lake                         1150-1200 Yamato Road
  63      1     Key            Greenfield Gateway                           1728 and 1762 South Greenfield Road
  64      2     CRF            Sierra Vista Apartments - Redlands           10558 Mountain View Avenue
  65      1     MLML           Carmax - Greenville                          2800 Laurens Road
  66      1     MLML           Carefree Shopping Center                     3515-3541 North Carefree Circle
  67      1     IXIS           Rainbow Village Minnesota                    Various
 67.01    1     IXIS           Rainbow Village                              405-551 87th Lane NE
 67.02    1     IXIS           Northtown Shopping Center                    170 89th Ave NE
  68      1     CRF            Holiday Inn - Hollywood, FL                  2905 Sheridan Street
  69      1     CRF            Landmark Center Office                       1801 North Lamar Street
  70      1     IXIS           Wild Oats Marketplace                        7208 - 7290 W. Lake Mead Blvd
  71      1     CRF            Tallahassee Residence Inn                    600 West Gaines Street
  72      1     MLML           Pinel Retail Portfolio                       Various
 72.01    1     MLML           Lake Grove Shopping Center                   10121 Lake June Road
 72.02    1     MLML           University Hills Shopping Center             1101 North Judge Ely Boulevard
 72.03    1     MLML           Plaza Shopping Center                        540 10th Street
 72.04    1     MLML           Limestone Square Shopping Center             511 East Yeagua Street
 72.05    1     MLML           Brookhaven Shopping Center                   1500-1546 11th Street
  73      1     Key            Alutiiq Center                               3909 Arctic Boulevard
  74      2     MLML           Town Center Apartments                       2292 Onslow Drive
  75      1     Key            Gladstone Portfolio                          Various
 75.01    1     Key            Tuscany Center One                           9100 East Highway 290
 75.02    1     Key            Nationwide Insurance Building                7545 Midllothian Turnpike
 75.03    1     Key            San Jacinto Surgery Center                   1025 Birdsong Drive
  76      2     IXIS           River Pointe                                 8340 Indian Head Highway
  77      1     CRF            Sheraton Denver West                         360 Union Boulevard
  78      2     Key            Stoney Park Place Apartments                 56114 Stoney Place Drive
  79      1     MLML           Mars Powerline                               5300 North Powerline Road
  80      2     CRF            Westwood and Jordan Creek Apartments         Various
 80.01    2     CRF            Westwood Apartments                          238 52nd Street
 80.02    2     CRF            Jordan Creek Apartments                      2120 Grand Avenue
  81      1     CRF            Broadway Business Center                     3925 & 3945 East Broadway Road
  82      1     IXIS           Colonial Bank Building                       305 Church Street
  83      1     Key            Dupont Station Shopping Center               1520-1595 Wilmington Drive
  84      1     WFB            Park Place at Metrowest                      1768 Park Center Drive
  85      1     CRF            Shade at Desert Ridge                        21050 North Tatum Boulevard
  86      2     Key            Slippery Rock Portfolio                      Various
 86.01    2     Key            South Rock Apartments                        347 Keister Road
 86.02    2     Key            Monteleone Apartments                        654 South Main Street
  87      2     CRF            Walnut Knolls                                2036 North Walnut Street
  88      1     CRF            EZ Self Storage - South Bowie                1010 NE Crain Highway
  89      1     CRF            EZ Storage - Chevrolet Drive                 3485 & 3487 South Chevrolet Drive
  90      1     CRF            Homewood Suites Birmingham AL                215 Inverness Center Drive
  91      1     MLML           110 Pine Building                            110 Pine Avenue
  92      1     CRF            3930 Watkins                                 3930 East Watkins Street
  93      1     Key            Detroit Riverview Medical Complex            7633 East Jefferson Avenue
  94      1     Key            GreatWoods Marketplace                       170 -182 Mansfield Avenue, Route 140
  95      1     IXIS           Southern Square                              715, 701, 703 and 719 Northside Drive East
  96      1     CRF            EZ Self Storage - Beltsville                 10401 Rhode Island Avenue
  97      1     IXIS           Crestwood Office                             3675 Crestwood Parkway
  98      1     Key            The Medical Pavilion at St. John's           1700 North Rose Avenue
  99      1     CRF            52-15 Grand Avenue                           52-15 Grand Avenue
  100     1     CRF            Newmarket Shopping Center                    627-682 79th Street and 2-124 Newmarket Square
  101     1     Key            St. Luke's Cornwall Medical Complex          19 Laurel Avenue
  102     1     Key            Metrowest Shoppes                            3120 South Kirkman Road
  103     1     Key            Conyers Plaza I                              1370 Dogwood Drive South East
  104     1     WFB            48317-48389 Fremont Boulevard                48317-48389 Fremont Boulevard
  105     1     Key            Gateway East and West                        6188 & 6192 Oxon Hill Road
  106     1     Key            TCF Bank Headquarters                        17440 College Parkway
  107     2     CRF            Towne Park Apartments                        1850 Towne Park Drive
  108     1     WFB            Valle Del Sol Shopping Center                1625 Rio Bravo Boulevard SW
  109     1     WFB            Bonita Professional Plaza                    180 Otay Lakes Road
  110     1     WFB            Marketplace Club                             1500 Pleasant Hill Road
  111     1     CRF            377 Carlls Path                              377 Carlls Path
  112     1     CRF            Commerce Plaza                               755 Commerce Drive
  113     2     WFB            Summerstone                                  2301 L. Don Dodson Drive
  114     1     Key            Village Faire Shoppes                        1100-1198 South Coast Highway
  115     1     MLML           Yonkers Shopping Center                      1703 Central Park Avenue
  116     1     WFB            Choi Anchorage Portfolio                     Various
116.01    1     WFB            3020 Minnesota Drive                         3020 Minnesota Drive
116.02    1     WFB            5011 & 5121 Arctic Blvd                      5011 & 5121 Arctic Blvd
116.03    1     WFB            703 West Northern Lights Blvd                703 West Northern Lights Blvd
  117     1     MLML           255 Riverside Plaza                          255 Gold Rivers Court
  118     1     WFB            Bridgewood Plaza                             100-240 S. Jordan Creek Parkway
  119     1     CRF            Sedona Retail                                6601 Highway 179
  120     1     WFB            Folsom Town Center                           850 East Bidwell Street
  121     1     CRF            Jefferson Plaza & South Winton Court         Various
121.01    1     CRF            Jefferson Plaza                              376 Jefferson Road
121.02    1     CRF            Winton Court                                 3136 Winton Road South
  122     1     CRF            Tresierras Stagecoach Plaza                  23744-23792 San Fernando Road
  123     1     WFB            Hazeltine Commerce Center                    14141 Covello Street
  124     1     WFB            Calaveras Landing                            30057-30081 Industrial Parkway Southwest
  125     1     MLML           Woodland Mall                                1234 North Main Road
  126     1     CRF            Grossmont Medical Office Building            8851 Center Drive
  127     1     Key            The Shoppes at Deerfoot                      7268-7274 U.S. Highway 11/Gadsden Highway
  128     1     CRF            EZ Self Storage - Perring                    7304 McClean Boulevard
  129     1     CRF            Century Office                               36 South Pennsylvania Street
  130     1     Key            Wellington Medical Arts Pavilion III         1397 State Road 7
  131     1     CRF            EZ Self Storage - Laurel                     8401 Contee Road
  132     1     CRF            EZ Self Storage - Pasadena                   8195 Old Jumpers Hole Road
  133     1     CRF            TownePlace Suites - Tampa                    6800 Woodstork Road
  134     1     CRF            Stor-Mor Torrance                            4300 Emerald Street
  135     1     CRF            EZ Self Storage - Catonsville                5525 Baltimore National Pike
  136     1     IXIS           Kent Island Shopping Center                  1205 - 1243 Shopping Center Road
  137     1     CRF            12 Oaks Plaza                                7290 East 55th Avenue
  138     1     CRF            Wilmette Commons                             60-126 Skokie Boulevard
  139     1     CRF            Marriott Courtyard Winston-Salem NC          1600 Westbrook Plaza Drive
  140     1     CRF            EZ Self Storage - Middlebrook                12211 Middlebrook Road
  141     1     CRF            Aaron Rents - Kennesaw                       1015 Cobb Place Boulevard
  142     1     MLML           HSBC Tampa                                   10210 Windhorst Boulevard
  143     1     IXIS           Holiday Inn Danbury                          80 Newtown Road
  144     1     WFB            Oak Hill Shopping Center                     6705 West Highway 290
  145     1     IXIS           Chapline Place Shopping Center               700 Prince Frederick Boulevard
  146     1     CRF            Herbalife Center                             5025 Crumpler Road
  147     2     MLML           Lincoln Glen Apartments                      6732 South Peoria Avenue
  148     1     IXIS           Comfort Suites Columbia                      750 Saturn Parkway
  149     2     CRF            Forest Oaks Apartments                       4100 West Woods Edge Lane
  150     1     IXIS           Wingate Inn - Kennesaw                       560 Greers Chapel Drive, NW
  151     1     CRF            Residence Inn by Marriott -
                               Greenville/Spartanburg Airport               120 Milestone Way
  152     1     CRF            Mission Plaza                                35781-35935 Date Palm Drive
  153     1     CRF            EZ Self Storage - Owings Mill                11333 Owings Mills Boulevard
  154     1     CRF            Walgreens - Alhambra                         2531-2551 West Main Street
  155     1     MLML           Cal-Fair Plaza                               1 West California Boulevard
  156     2     CRF            Park Place MHP                               80 East Dawes Street
  157     1     Key            Bayside Technology Center                    46531 - 46665 Fremont Boulevard
  158     2     CRF            Kingsgate Apartments                         5750 North Major Drive
  159     1     IXIS           Hampton Inn - Auburn                         736 Southbridge Street
  160     1     CRF            Grand Park Plaza                             310 East Grand Avenue
  161     2     MLML           Townhouse Apartments                         1437 Central Avenue
  162     1     CRF            Hidden Valley Office Plaza                   12176, 12222, 12226 S. 1000 East
  163     1     CRF            Coddingtown Estates MHC                      801 Piner Road
  164     1     Key            Coca-Cola Distribution Center                2150 47th Street
  165     1     CRF            Comfort Suites Cary                          350 Ashville Avenue
  166     1     MLML           Hampton Inn - Chesapeake                     3235 Western Branch Boulevard
  167     1     CRF            Hampton Inn - Knoxville                      117 Cedar Lane
  168     1     MLML           Fedway Corporate Center                      34210 9th Avenue South
  169     1     CRF            Walgreens-Vestavia, AL                       737 Montgomery Highway
  170     1     MLML           Boardwalk Shopping Center                    1002-1052 West State Road 436
  171     1     CRF            Stickney Point Retail                        1870-1894 Stickney Point Road
  172     1     CRF            Greenville Square Shopping Center            703 Greenwood Boulevard SE
  173     1     CRF            214 & 223 E.  9th Street                     214 & 223 East 9th Street
                CRF            Airport Mini Storage & All Your
                               Treasures Storage                            Various
  174     1     CRF            All Your Treasures Storage                   2520 Jacksonville Highway
  175     1     CRF            Airport Mini Storage                         3030 Bullock Road
  176     1     IXIS           Hampton Bay Inn                              2000 West Mercury Boulevard
  177     1     CRF            Calumet City Sports Authority                1530 South Torrence Avenue
  178     1     CRF            EZ Self Storage - Westminster                1200 Baltimore Boulevard
  179     1     WFB            JL Group Holdings - Burger King Portfolio    Various
179.01    1     WFB            Unit BK12313 - Roeland Park, KS              4811 Roe Boulevard
179.02    1     WFB            Unit BK12264 - Mission, KS                   6880 Johnson Drive
179.03    1     WFB            Unit BK04330 - Kansas City, MO               340 West 72nd Street
179.04    1     WFB            Unit BK02643 - Gladstone, MO                 6001 Northeast Antioch Rd.
179.05    1     WFB            Unit BK02831 - Olathe, KS                    2004 East Santa Fe
179.06    1     WFB            Unit BK13080 - Slidell, LA                   120 Browns Switch Rd.
179.07    1     WFB            Unit BK06906 - Warrensburg, MO               215 East Young
179.08    1     WFB            Unit BK03685 - Kansas City, MO               3441 Main Street
179.09    1     WFB            Unit BK13081 - New Iberia, LA                2919 S. Lewis
  180     1     CRF            Holiday Inn Express - McAllen                205 West Nolana Loop
  181     1     CRF            9140 E. Westview                             9140 East Westview
  182     1     Key            Elk Grove Self Storage                       9480 West Stockton Boulevard
  183     1     CRF            Enterprise Self Storage                      10711 Vinedale Street
  184     1     CRF            Grass Valley Mobile Home Park                15329 Little Valley Road
  185     1     CRF            Spare Space Self Storage                     9420 Spectrum Drive
  186     1     Key            Ashley Furniture Home Store                  1150 Hanes Mall Boulevard
  187     1     MLML           Holiday Inn Express - Bourbonnais            62 Ken Hayes Drive
  188     1     CRF            Gadsby Building                              1306 NW Hoyt Street
  189     1     CRF            EZ Self Storage - Windsor Mill               7233 Windsor Mill Road
                Key            Pelloni Portfolio                            Various
  190     1     Key            Barnes & Noble                               1955 West New Haven Avenue
  191     1     Key            FedEx Kinko's                                2700 West New Haven Avenue
  192     1     IXIS           Hawthorne Suites                             5701 Tinker Diagonal
  193     1     CRF            Walgreens - Houma, LA                        1435 West Tunnel Boulevard
  194     1     IXIS           Barnard and Whitaker                         114 Barnard & 109 Whitaker Street
  195     1     Key            Vista Plaza                                  1111 North Hamilton Road
  196     1     CRF            861 S. Atlantic Retail                       861 South Atlantic Boulevard
  197     1     IXIS           805-811 N. La Cienega                        805-811 North La Cienega Boulevard
  198     2     MLML           Country Village Apartments                   900 Highway 1417 South
  199     1     CRF            Park Place MarketPlace                       12999 Park Boulevard
  200     1     IXIS           Bobby Jones Plaza                            220 Bobby Jones Expressway
  201     1     MLML           6800 Broken Sound Parkway                    6800 Broken Sound Parkway
  202     1     MLML           CVS - Jacksonville                           3544 West University Boulevard
  203     1     MLML           1501 Wilson                                  1501 Wilson Street
  204     2     CRF            Park Apartments                              1300 S. Pleasant Valley
  205     1     MLML           Parmer Metric Plaza                          1701 West Parmer Lane
  206     1     MLML           Walgreen's Pinehurst                         32320 State Highway 249
  207     1     MLML           Terraces at Cheshire Place                   3509 David Cox Road
  208     1     MLML           Walgreen's Panama City                       301 North Tyndall Parkway
  209     1     MLML           CVS - Royersford                             342 North Lewis Road
  210     1     CRF            Rosedale Village                             4800 Burnet Road
  211     1     CRF            Stor-Mor Anaheim                             1050 N Armando Street
  212     1     CRF            Stor-Mor Cypress                             6322 Lincoln Avenue
  213     1     MLML           525-529 Los Angeles Street                   525-529 Los Angeles Street
  214     1     CRF            Energy Plaza                                 202 Rue Iberville
  215     1     IXIS           Ramada Salt Lake City                        2455 South State Street
  216     1     CRF            Kmart-Milton                                 6050 Hwy 90
  217     1     Key            Washington Grandview Building                12211 West Washington Boulevard
  218     1     IXIS           Ardmore GSA                                  8335-8373 Ardwick/Ardmore Road
  219     1     CRF            Stoney Creek Self Storage                    7404 Boulder Avenue
  220     1     Key            Greenway Hayden Loop                         15500 Greenway Hayden Loop
  221     2     CRF            Dillon Park                                  1015 North Chowning Avenue
  222     2     CRF            Ticon-Bentley Ridge Apartments               5523 NC Highway 55
  223     1     MLML           CVS - Bennington                             8 Kocher Drive
  224     2     IXIS           Southpoint Place Apartments                  3530 Victoria Park Road
  225     1     IXIS           Compass Commons                              Various
225.01    1     IXIS           61-Wilton Road                               61 Wilton Road
225.02    1     IXIS           59-Wilton Road                               59 Wilton Road
  226     1     MLML           Deer Park Plaza                              2689-2719 Pulaski Highway
  227     1     CRF            Washington Plaza - Houston                   5555 Washington Avenue
  228     1     MLML           Hart Industrial Park                         2600 NE Andresen Road
  229     2     CRF            The Woods                                    39 Cotterrew Drive
  230     1     Key            Discount Drug Mart Plaza - Westlake          27300 Detroit Road
  231     1     Key            Fry's Plaza                                  3904-3944 East Grant Road
  232     2     Key            Shakertown Apartments I                      5900-5934 Shakertown Drive Northwest
  233     1     MLML           Tower Pavillion                              3571 South Tower Road
  234     1     Key            Gabriel Brothers Plaza - Kent                1830 East Main Street
  235     1     CRF            Maple Ayer Medical Office                    1825 & 1829 Maple Road
  236     1     CRF            CVS Ft. Walton Beach                         1081 Beal Parkway
  237     2     CRF            Buena Vida                                   1505 La Fonda Drive
  238     1     Key            Deer Creek Woods Building 3S                 7300 West 135th Street
  239     2     CRF            Northview Manor                              1805 30th Street Northwest
  240     1     MLML           Rhode Place                                  807 Taft Street and 805-901 Rhode Place
  241     1     CRF            CVS Pensacola                                1 East Nine Mile Road
  242     1     CRF            Visco                                        335 East Avenue K-10
  243     1     Key            The Marketplace at Hanford Shopping Center   150 North 12th Avenue
  244     1     MLML           3002 Prigmor                                 3002 Prigmor Avenue
  245     2     CRF            Ticon-Avalon at Bridgefield                  325 Bridgefield Place
  246     1     CRF            Eastdale Storage                             5550 Wares Ferry Road
  247     1     Key            Discount Drug Mart Plaza - Hudson            5863 Darrow Road
  248     1     Key            Falletti Plaza                               1275 Fell Street
  249     1     CRF            Opportunity Plaza                            12601-12623 East Sprague Avenue
  250     1     CRF            Farmand Retail Center                        1864-1870 North Vermont Avenue
  251     2     CRF            Ticon-Highgate Townhomes                     5523 NC Highway 55
  252     2     CRF            9707 Cedar Avenue                            9707 Cedar Avenue
  253     2     CRF            Fedora Apartments                            823 South Fedora Street
  254     1     Key            Discount Drug Mart Plaza - Carrollton        592 12th Street
  255     2     CRF            2nd Street Apartements                       3441 West 2nd Street
  256     1     Key            Gateway Plaza                                345 West Pearl Avenue
  257     2     Key            789 West End Avenue                          789 West End Avenue
  258     1     Key            Regions Bank                                 5204 Maryland Way
  259     1     CRF            Huffman Self Storage                         11620 FM 1960 East
  260     1     CRF            Venture Crossing                             8250 FM 78
  261     1     IXIS           Valley Oaks Shopping Center                  200 East Highway 12
  262     1     MLML           Rising Sun Plaza                             5921 Rising Sun Avenue
  263     2     WFB            Canberra Apartments                          2929 North 36th Street
  264     2     Key            Shakertown Apartments II                     5940-5958 Shakertown Drive Northwest
  265     1     Key            CVS - Clayton                                11911 US Highway 70 West
  266     1     CRF            Stor Mor Mini Storage                        470 North Midway Drive
  267     1     IXIS           Staples Henlo                                160 Dabney Road
  268     1     WFB            Dollar General II (Pool 3)                   Various
268.01    1     WFB            Palmview                                     1510 S. Bentsen Palm Dr (FM 2062)
268.02    1     WFB            San Antonio (Stahl)                          5603 Stahl Rd
268.03    1     WFB            Bellmead                                     4200 Bellmead Dr
  269     1     CRF            620 Parmer Crossing                          9225 West Parmer Lane
  270     1     CRF            Main/Mason                                   1980 Main Street
  271     1     WFB            Scottsdale Airpark Retail Building           14740 North Northsight Boulevard
  272     1     CRF            Weiner Corp. Building                        3501 Del Prado Boulevard South
  273     1     CRF            1875 Pacific Apts                            1875 Pacific Avenue
  274     1     CRF            1848 Second Avenue                           1848 Second Avenue
  275     1     CRF            Concord Corners                              821 Concord Road
  276     1     CRF            CVS Pace                                     3888 Highway 90
  277     2     WFB            Cedarwood Apartments - Minot                 525 22nd Avenue NW and 1400 8th Street NW
  278     1     CRF            Office Depot Marble Falls                    1311 Morman Mill Road
  279     1     CRF            Pawnee Place Retail                          2570 South Broadway Street
  280     1     WFB            Love Field Financial Center Office Building  6310 Lemmon Avenue
  281     1     WFB            Dollar General II (Pool 7)                   Various
281.01    1     WFB            Bessemer                                     1750 4th Ave SW
281.02    1     WFB            Stockdale                                    511 Hwy 123 South
281.03    1     WFB            Orange Grove                                 417 E. Orange Ave
  282     2     CRF            Otterside Court Apartments                   21-43 Otterside Court
  283     1     CRF            Tutor Time Child Care/ Learning Center       6020 Hamner Avenue
  284     2     IXIS           Parkesedge Apartments                        601 Green Street
  285     1     Key            Panera Bread                                 1037 Glenbrook Way
  286     2     CRF            16844 Passage Avenue                         16844 Passage Avenue
  287     1     IXIS           18101 Preston Road                           18101 Preston Road
  288     1     CRF            Colorado Terrace                             1011 SW Emkay Drive
  289     2     CRF            Executive Heights                            8405 & 8355 Alice Avenue
  290     1     WFB            Hobbs Shopping Center                        3900 North Lovington Highway
  291     1     CRF            Woodmen Plaza Shops                          3560 East Woodmen Road
  292     1     CRF            Grimes Square                                1255 Grimes Bridge Road
  293     2     CRF            Timothy Apartments                           12010-12040 East Marietta Avenue
  294     2     WFB            Glacial Manor                                1524 - 1638 12th Street NW
  295     1     CRF            Gateway Center - College Station             1730 University Drive East
  296     2     WFB            Ashton Park Apartments                       2917-3039 E 47th Street
  297     1     WFB            The Boulevard - Avery Park                   10 The Boulevard
  298     2     CRF            Carmelita Court                              2071 West 4th Street
  299     2     CRF            156 Robert Drive and 193-195 Mead Street     156 Robert Drive & 193-195 Mead Street
  300     1     CRF            Short Stop Plaza                             75 Rancho Road
  301     1     MLML           Redwood Road Retail                          215 North Redwood Road
  302     1     CRF            Shoppes at Bonneville                        12923 East Colonial Drive
  303     2     CRF            Two Town Creek Apartments                    1277-1317 Lost Nation Road
  304     2     CRF            Ivy Garden Apartments                        208 Turner Street
  305     2     CRF            Sundance Apartments                          904 Atlantic Avenue
  306     2     CRF            Clintonview Townhomes                        55-57 Clintonview Blvd
  307     1     WFB            Falcon Valley Retail Center                  10103 Cherry Lane
  308     2     CRF            1497 Granite Hills Drive                     1497 Granite Hills Drive
  309     1     CRF            Kipling Medical                              2290 Kipling Street & 9845 West 22nd Place
  310     2     CRF            813 S. Ramona Ave                            813 South Ramona Avenue
  311     2     CRF            20 Williamson Way                            20 Williamson Way
  312     2     CRF            3012 Harrison Street                         3012 Harrison Street
  313     1     CRF            Paradise Junction Shopping Center            6409-6415 Frederick Road
  314     1     CRF            Dollar General Chicago Heights               114 Halsted Street
  315     2     CRF            17920 Sierra Hwy                             17920 Sierra Highway
  316     2     CRF            9236 Somerset Blvd.                          9236 Somerset Boulevard
  317     2     CRF            909-911 Standard Street                      909-911 Standard Street
  318     1     CRF            Calderwood North                             8915 West Overland Road
  319     2     CRF            Stonegate Apartments                         1609 & 1701 Walnut Street
  320     2     CRF            138 Pearl Street                             138 Pearl Street
  321     2     CRF            1440 Elm Street                              1440 Elm Street
  322     1     CRF            Starbucks                                    709 Southgate
  323     2     CRF            2067 Cedar Avenue                            2067 Cedar Avenue
  324     2     CRF            613-615 McHugh Road                          613-615 McHugh Road
  325     2     CRF            Ten Ten Apartments                           1010 Pico Boulevard
  326     2     CRF            1105 S. Standard Avenue                      1105 South Standard Avenue
  327     2     CRF            Bayport Apartments                           233 Bayshore Drive
  328     2     CRF            1523 West Jefferson Boulevard                1523 West Jefferson Boulevard
  329     2     CRF            825 South Westlake Avenue                    825 South Westlake Avenue
  330     2     CRF            1034 North Kemp Street                       1034 North Kemp Street
  331     2     CRF            2124 West 157th Street                       2124 West 157th Street
  332     2     CRF            Ambercourt Apartments                        981 West F Street
  333     2     CRF            5255 Riverton Avenue                         5255 Riverton Avenue

         LOAN
        GROUP                                                                      NUMBER OF        PROPERTY
LOAN #  1 OR 2          CITY           STATE     ZIP CODE           COUNTY         PROPERTIES         TYPE
---------------------------------------------------------------------------------------------------------------------

   1      2     New York                 NY    10009, 10010  New York                  2       Multifamily
 1.01     2     New York                 NY    10009, 10010  New York                  1       Multifamily
 1.02     2     New York                 NY    10009, 10010  New York                  1       Multifamily
   2      1     New York                 NY       10036      New York                  1       Office
   3      1     New York                 NY       10014      New York                  1       Hospitality
   4      1     Austin                   TX       78759      Travis                    1       Hospitality
   5      1     Atlanta                  GA       30326      Fulton                    1       Office
   6      1     Memphis                  TN      Various     Shelby                    15      Industrial
 6.01     1     Memphis                  TN       38118      Shelby                    1       Industrial
 6.02     1     Memphis                  TN       38118      Shelby                    1       Industrial
 6.03     1     Memphis                  TN       38118      Shelby                    1       Industrial
 6.04     1     Memphis                  TN       38118      Shelby                    1       Industrial
 6.05     1     Memphis                  TN       38118      Shelby                    1       Industrial
 6.06     1     Memphis                  TN       38118      Shelby                    1       Industrial
 6.07     1     Memphis                  TN       38141      Shelby                    1       Industrial
 6.08     1     Memphis                  TN       38118      Shelby                    1       Industrial
 6.09     1     Memphis                  TN       38118      Shelby                    1       Industrial
 6.10     1     Memphis                  TN       38118      Shelby                    1       Industrial
 6.11     1     Memphis                  TN       38118      Shelby                    1       Industrial
 6.12     1     Memphis                  TN       38118      Shelby                    1       Industrial
 6.13     1     Memphis                  TN       38118      Shelby                    1       Industrial
 6.14     1     Memphis                  TN       38118      Shelby                    1       Industrial
 6.15     1     Memphis                  TN       38118      Shelby                    1       Industrial
   7      1     Camp Hill                PA       17011      Cumberland                1       Retail
   8      1     Santa Monica             CA       90404      Los Angeles               1       Office
   9      1     New York                 NY       10001      New York                  1       Hospitality
  10      1     Miami                    FL    33122, 33166  Miami-Dade                1       Industrial
  11      1     Scottsdale               AZ       85254      Maricopa                  1       Retail
  12      1     Phoenix                  AZ       85020      Maricopa                  3       Office
 12.01    1     Phoenix                  AZ       85020      Maricopa                  1       Office
 12.02    1     Phoenix                  AZ       85020      Maricopa                  1       Office
 12.03    1     Phoenix                  AZ       85020      Maricopa                  1       Office
                Various                  NJ      Various     Various                   3       Healthcare
  13      1     Union City               NJ       07087      Hudson                    1       Healthcare
  14      1     Irvington                NJ       07111      Essex                     1       Healthcare
  15      1     Jersey City              NJ       07307      Hudson                    1       Healthcare
  16      2     Glendale                 AZ       85305      Maricopa                  1       Multifamily
  17      1     Dallas                   TX       75207      Dallas                    1       Hospitality
  18      1     Kingsport                TN       37664      Sullivan                  1       Retail
  19      1     San Diego                CA       92123      San Diego                 1       Office
  20      1     Cerritos                 CA       90703      Los Angeles               1       Office
  21      1     Eagan                    MN       55121      Dakota                    1       Office
  22      1     Bala Cynwyd              PA       19004      Montgomery                1       Office
  23      1     New Orleans              LA       70130      Orleans Parish            1       Office
  24      1     Overland Park            KS       66211      Johnson                   1       Office
  25      1     Indianapolis             IN       46241      Marion                    1       Industrial
  26      1     Highland Heights         OH       44143      Cuyahoga                  1       Retail
  27      1     Liverpool                NY       13090      Onondaga                  1       Industrial
  28      1     Washington               DC       10022      District of Columbia      1       Hospitality
  29      1     Lexington                KY       40509      Fayette                   1       Retail
  30      1     San Antonio              TX       78216      Bexar                     2       Hospitality
 30.01    1     San Antonio              TX       78216      Bexar                     1       Hospitality
 30.02    1     San Antonio              TX       78216      Bexar                     1       Hospitality
  31      1     East Windsor             NJ       08520      Mercer                    1       Office
  32      1     Wytheville               VA       24382      Wythe                     1       Industrial
  33      2     Temecula                 CA       92591      Riverside                 1       Multifamily
  34      1     South Deerfield          MA       01373      Franklin                  1       Mixed Use
  35      1     Richardson               TX       75080      Dallas                    1       Retail
  36      1     Stamford                 CT       06902      Fairfield                 1       Office
  37      1     Tucson                   AZ       85712      Pima                      1       Office
  38      1     Elkridge                 MD       21076      Anne Arundel              1       Office
  39      2     Fayetteville             NC      Various     Cumberland                3       Multifamily
 39.01    2     Fayetteville             NC       28314      Cumberland                1       Multifamily
 39.02    2     Fayetteville             NC       28311      Cumberland                1       Multifamily
 39.03    2     Fayetteville             NC       28311      Cumberland                1       Multifamily
  40      1     Various               Various    Various     Various                  192      Retail
40.001    1     Little Rock              AR       72204      Pulaski                   1       Retail
40.002    1     Pine Bluff               AR       71601      Jefferson                 1       Retail
40.003    1     San Antonio              TX       78214      Bexar                     1       Retail
40.004    1     Memphis                  TN       38107      Shelby                    1       Retail
40.005    1     Memphis                  TN       38108      Shelby                    1       Retail
40.006    1     San Antonio              TX       78212      Bexar                     1       Retail
40.007    1     Dallas                   TX       75232      Dallas                    1       Retail
40.008    1     Oklahoma City            OK       73111      Oklahoma                  1       Retail
40.009    1     Memphis                  TN       38114      Shelby                    1       Retail
40.010    1     Memphis                  TN       38109      Shelby                    1       Retail
40.011    1     Memphis                  TN       38106      Shelby                    1       Retail
40.012    1     Gulfport                 MS       39501      Harrison                  1       Retail
40.013    1     Laurel                   MS       39440      Jones                     1       Retail
40.014    1     Mission                  TX       78504      Hildago                   1       Retail
40.015    1     Decatur                  GA       30035      DeKalb                    1       Retail
40.016    1     Vicksburg                MS       39183      Warren                    1       Retail
40.017    1     Greenville               TX       75401      Hunt                      1       Retail
40.018    1     Brownsville              TX       78521      Cameron                   1       Retail
40.019    1     Midland                  TX       79701      Midland                   1       Retail
40.020    1     Odessa                   TX       79762      Ector                     1       Retail
40.021    1     Albuquerque              NM       87102      Bernalillo                1       Retail
40.022    1     Bryan                    TX       77803      Brazos                    1       Retail
40.023    1     San Antonio              TX       78237      Bexar                     1       Retail
40.024    1     Beeville                 TX       78102      Bee                       1       Retail
40.025    1     Montgomery               AL       36105      Montgomery                1       Retail
40.026    1     New Braunfels            TX       78130      Comal                     1       Retail
40.027    1     Cleburne                 TX       76033      Johnson                   1       Retail
40.028    1     Harlingen                TX       78550      Cameron                   1       Retail
40.029    1     San Antonio              TX       78217      Bexar                     1       Retail
40.030    1     San Antonio              TX       78213      Bexar                     1       Retail
40.031    1     San Antonio              TX       78240      Bexar                     1       Retail
40.032    1     Albuquerque              NM       87105      Bernalillo                1       Retail
40.033    1     Copperas Cove            TX       76522      Coryell                   1       Retail
40.034    1     Hobbs                    NM       88240      Lea                       1       Retail
40.035    1     Roswell                  NM       88203      Chaves                    1       Retail
40.036    1     Decatur                  GA       30034      DeKalb                    1       Retail
40.037    1     Tulsa                    OK       74129      Tulsa                     1       Retail
40.038    1     Little Rock              AR       72209      Pulaski                   1       Retail
40.039    1     Phoenix                  AZ       85019      Maricopa                  1       Retail
40.040    1     Phoenix                  AZ       85040      Maricopa                  1       Retail
40.041    1     Phoenix                  AZ       85029      Maricopa                  1       Retail
40.042    1     Phoenix                  AZ       85006      Maricopa                  1       Retail
40.043    1     Phoenix                  AZ       85016      Maricopa                  1       Retail
40.044    1     Nogales                  AZ       85621      Santa Cruz                1       Retail
40.045    1     Albuquerque              NM       87107      Bernalillo                1       Retail
40.046    1     San Antonio              TX       78218      Bexar                     1       Retail
40.047    1     Killeen                  TX       76543      Bell                      1       Retail
40.048    1     Albuquerque              NM       87112      Bernalillo                1       Retail
40.049    1     Lewisville               TX       75057      Denton                    1       Retail
40.050    1     Abilene                  TX       79605      Taylor                    1       Retail
40.051    1     Austin                   TX       78723      Travis                    1       Retail
40.052    1     Atlanta                  GA       30331      Fulton                    1       Retail
40.053    1     Atlanta                  GA       30331      Fulton                    1       Retail
40.054    1     Marietta                 GA       30064      Cobb                      1       Retail
40.055    1     Macon                    GA       31211      Bibb                      1       Retail
40.056    1     Tyler                    TX       75702      Smith                     1       Retail
40.057    1     Austin                   TX       78758      Travis                    1       Retail
40.058    1     Kingsville               TX       78363      Kleberg                   1       Retail
40.059    1     Memphis                  TN       38114      Shelby                    1       Retail
40.060    1     Tulsa                    OK       74126      Tulsa                     1       Retail
40.061    1     Tucson                   AZ       85730      Pima                      1       Retail
40.062    1     Brownsville              TX       78521      Cameron                   1       Retail
40.063    1     Eagle Pass               TX       78852      Maverick                  1       Retail
40.064    1     San Benito               TX       78586      Cameron                   1       Retail
40.065    1     Odessa                   TX       79764      Ector                     1       Retail
40.066    1     Decatur                  GA       30033      DeKalb                    1       Retail
40.067    1     East Point               GA       30344      Fulton                    1       Retail
40.068    1     Jackson                  MS       39213      Hinds                     1       Retail
40.069    1     Jackson                  MS       39209      Hinds                     1       Retail
40.070    1     Memphis                  TN       38116      Shelby                    1       Retail
40.071    1     Tulsa                    OK       74105      Tulsa                     1       Retail
40.072    1     Phoenix                  AZ       85042      Maricopa                  1       Retail
40.073    1     Macon                    GA       31201      Bibb                      1       Retail
40.074    1     Fort Worth               TX       76119      Tarrant                   1       Retail
40.075    1     Phenix City              AL       36867      Russell                   1       Retail
40.076    1     Columbus                 GA       31907      Muscogee                  1       Retail
40.077    1     Americus                 GA       31709      Sumtes                    1       Retail
40.078    1     Lagrange                 GA       30240      Troup                     1       Retail
40.079    1     Griffin                  GA       30223      Spalding                  1       Retail
40.080    1     Village                  OK       73120      Oklahoma                  1       Retail
40.081    1     Decatur                  GA       30032      DeKalb                    1       Retail
40.082    1     Memphis                  TN       38106      Shelby                    1       Retail
40.083    1     Dallas                   TX       75247      Dallas                    1       Retail
40.084    1     Memphis                  TN       38127      Shelby                    1       Retail
40.085    1     Cordele                  GA       31015      Crisp                     1       Retail
40.086    1     Altus                    OK       73521      Jackson                   1       Retail
40.087    1     Grand Prairie            TX       75051      Dallas                    1       Retail
40.088    1     Phoenix                  AZ       85007      Maricopa                  1       Retail
40.089    1     Mercedes                 TX       78570      Hidalgo                   1       Retail
40.090    1     Birmingham               AL       35204      Jefferson                 1       Retail
40.091    1     Tucson                   AZ       85716      Pima                      1       Retail
40.092    1     Temple                   TX       76504      Bell                      1       Retail
40.093    1     Columbus                 GA       31903      Muscogee                  1       Retail
40.094    1     Macon                    GA       31206      Bibb                      1       Retail
40.095    1     San Antonio              TX       78226      Bexar                     1       Retail
40.096    1     Birmingham               AL       35217      Jefferson                 1       Retail
40.097    1     Fort Worth               TX       76119      Tarrant                   1       Retail
40.098    1     Kansas City              MO       64132      Jackson                   1       Retail
40.099    1     San Antonio              TX       78240      Bexar                     1       Retail
40.100    1     Norfolk                  VA       23504      Norfolk                   1       Retail
40.101    1     Universal City           TX       78148      Bexar                     1       Retail
40.102    1     Donna                    TX       78537      Hidalgo                   1       Retail
40.103    1     Elsa                     TX       78543      Hidalgo                   1       Retail
40.104    1     San Antonio              TX       78242      Bexar                     1       Retail
40.105    1     Montgomery               AL       36110      Montgomery                1       Retail
40.106    1     San Antonio              TX       78210      Bexar                     1       Retail
40.107    1     Norfolk                  VA       23505      Norfolk                   1       Retail
40.108    1     Raymondville             TX       78580      Willacy                   1       Retail
40.109    1     Victoria                 TX       77901      Victoria                  1       Retail
40.110    1     Portsmouth               VA       23704      Portsmouth                1       Retail
40.111    1     Alamo                    TX       78516      Hidalgo                   1       Retail
40.112    1     Rio Grande City          TX       78582      Starr                     1       Retail
40.113    1     Victoria                 TX       77901      Victoria                  1       Retail
40.114    1     Kilgore                  TX       75662      Gregg                     1       Retail
40.115    1     Harlingen                TX       78550      Cameron                   1       Retail
40.116    1     Pleasanton               TX       78064      Atascosa                  1       Retail
40.117    1     Floresville              TX       78114      Wilson                    1       Retail
40.118    1     San Antonio              TX       78219      Bexar                     1       Retail
40.119    1     Dallas                   TX       75217      Dallas                    1       Retail
40.120    1     Dallas                   TX       75246      Dallas                    1       Retail
40.121    1     McAllen                  TX       78504      Hidalgo                   1       Retail
40.122    1     Longview                 TX       75605      Gregg                     1       Retail
40.123    1     Grand Prairie            TX       75050      Dallas                    1       Retail
40.124    1     Edinburg                 TX       78539      Hidalgo                   1       Retail
40.125    1     Fort Valley              GA       31030      Peach                     1       Retail
40.126    1     Midwest City             OK       73141      Oklahoma                  1       Retail
40.127    1     Brownsville              TX       78526      Cameron                   1       Retail
40.128    1     Port Lavaca              TX       77979      Calhoun                   1       Retail
40.129    1     Marlin                   TX       76661      Falls                     1       Retail
40.130    1     Brownsville              TX       78520      Cameron                   1       Retail
40.131    1     Roma                     TX       78584      Starr                     1       Retail
40.132    1     Garland                  TX       75043      Dallas                    1       Retail
40.133    1     Austin                   TX       78741      Travis                    1       Retail
40.134    1     San Antonio              TX       78221      Bexar                     1       Retail
40.135    1     Balch Springs            TX       75180      Dallas                    1       Retail
40.136    1     Greensboro               AL       36744      Hale                      1       Retail
40.137    1     Lubbock                  TX       79403      Lubbock                   1       Retail
40.138    1     Weslaco                  TX       78596      Hidalgo                   1       Retail
40.139    1     San Antonio              TX       78216      Bexar                     1       Retail
40.140    1     Jackson                  MS       39206      Hinds                     1       Retail
40.141    1     Pharr                    TX       78577      Hidalgo                   1       Retail
40.142    1     Carrollton               TX       75006      Denton                    1       Retail
40.143    1     Oklahoma City            OK       73135      Oklahoma                  1       Retail
40.144    1     Montgomery               AL       36108      Montgomery                1       Retail
40.145    1     Richland Hills           TX       76180      Tarrant                   1       Retail
40.146    1     N. Little Rock           AR       72117      Pulaski                   1       Retail
40.147    1     Talladega                AL       35160      Talladega                 1       Retail
40.148    1     Montgomery               AL       36116      Montgomery                1       Retail
40.149    1     Montgomery               AL       36108      Montgomery                1       Retail
40.150    1     Memphis                  TN       38134      Shelby                    1       Retail
40.151    1     Dallas                   TX       75235      Dallas                    1       Retail
40.152    1     Biloxi                   MS       39530      Harrison                  1       Retail
40.153    1     Jackson                  MS       39212      Hinds                     1       Retail
40.154    1     Brownsville              TX       78521      Cameron                   1       Retail
40.155    1     Mesquite                 TX       75149      Dallas                    1       Retail
40.156    1     Hidalgo                  TX       78557      Hidalgo                   1       Retail
40.157    1     Brownsville              TX       78521      Cameron                   1       Retail
40.158    1     Port Isabel              TX       78578      Cameron                   1       Retail
40.159    1     La Feria                 TX       78559      Cameron                   1       Retail
40.160    1     Lubbock                  TX       79401      Lubbock                   1       Retail
40.161    1     San Antonio              TX       78203      Bexar                     1       Retail
40.162    1     San Antonio              TX       78223      Bexar                     1       Retail
40.163    1     Laredo                   TX       78043      Webb                      1       Retail
40.164    1     Austin                   TX       78704      Travis                    1       Retail
40.165    1     Austin                   TX       78702      Travis                    1       Retail
40.166    1     Irving                   TX       75061      Dallas                    1       Retail
40.167    1     Dallas                   TX       75212      Dallas                    1       Retail
40.168    1     Laredo                   TX       78040      Webb                      1       Retail
40.169    1     Fort Worth               TX       76115      Tarrant                   1       Retail
40.170    1     Tucson                   AZ       85704      Pima                      1       Retail
40.171    1     Kansas City              MO       64134      Jackson                   1       Retail
40.172    1     Arlington                TX       76010      Tarrant                   1       Retail
40.173    1     San Antonio              TX       78220      Bexar                     1       Retail
40.174    1     Dallas                   TX       75216      Dallas                    1       Retail
40.175    1     Atlanta                  GA       30315      Fulton                    1       Retail
40.176    1     Waco                     TX       76711      McLennan                  1       Retail
40.177    1     Kansas City              MO       64127      Jackson                   1       Retail
40.178    1     Kansas City              MO       64130      Jackson                   1       Retail
40.179    1     Kansas City              MO       64130      Jackson                   1       Retail
40.180    1     Birmingham               AL       35211      Jefferson                 1       Retail
40.181    1     Tucson                   AZ       85706      Pima                      1       Retail
40.182    1     Atlanta                  GA       30316      Fulton                    1       Retail
40.183    1     Birmingham               AL       35207      Jefferson                 1       Retail
40.184    1     Fort Worth               TX       76116      Tarrant                   1       Retail
40.185    1     San Antonio              TX       78207      Bexar                     1       Retail
40.186    1     McAllen                  TX       78501      Hidalgo                   1       Retail
40.187    1     Weslaco                  TX       78596      Hidalgo                   1       Retail
40.188    1     Memphis                  TN       38112      Shelby                    1       Retail
40.189    1     Birmingham               AL       35211      Jefferson                 1       Retail
40.190    1     Kansas City              KS       66102      Wyandotte                 1       Retail
40.191    1     Haltom City              TX       76111      Tarrant                   1       Retail
40.192    1     Little Rock              AR       72202      Pulaski                   1       Retail
  41      1     Paramus                  NJ       07652      Bergen                    1       Retail
  42      1     Lancaster                PA       17601      Lancaster                 1       Retail
  43      1     Thousand Oaks            CA       91320      Ventura                   1       Office
  44      1     Eagle Pass               TX       78852      Maverick                  1       Retail
  45      1     Plano                    TX       75023      Collin                    1       Industrial
  46      1     Pahrump                  NV       89048      Nye                       1       Retail
                Various                  KY      Various     Various                   2       Industrial
  47      1     Dry Ridge                KY       41035      Grant                     1       Industrial
  48      1     Owensboro                KY       42301      Daviess                   1       Industrial
  49      2     Grapevine                TX       76051      Tarrant                   1       Multifamily
  50      1     Victorville              CA       92392      San Bernardino            1       Retail
  51      1     Chantilly                VA       20151      Fairfax                   1       Hospitality
  52      1     Valhalla                 NY       10595      Westchester               1       Office
  53      2     Huntsville               AL       35802      Madison                   1       Multifamily
  54      1     Moreno Valley            CA       92553      Riverside                 1       Retail
  55      1     Union City               NJ       07087      Hudson                    1       Mixed Use
  56      1     Stratford                CT       06614      Fairfield                 1       Office
  57      1     Bethesda                 MD       20814      Montgomery                1       Self Storage
  58      1     Kansas City              MO       64108      Jackson                   1       Office
  59      2     Various                  SC      Various     Berkeley                  2       Multifamily
 59.01    2     Hanahan                  SC       29406      Berkeley                  1       Multifamily
 59.02    2     Goose Creek              SC       29445      Berkeley                  1       Multifamily
  60      1     Jacksonville             FL       32246      Duval                     1       Hospitality
  61      2     North Richland Hills     TX       76180      Tarrant                   1       Multifamily
  62      1     Boca Raton               FL       33431      Palm Beach                1       Retail
  63      1     Mesa                     AZ       85206      Maricopa                  1       Retail
  64      2     Redlands                 CA       92373      San Bernardino            1       Multifamily
  65      1     Greenville               SC       29607      Greenville                1       Retail
  66      1     Colorado Springs         CO       80917      El Paso                   1       Retail
  67      1     Blaine                   MN       55434      Anoka                     2       Retail
 67.01    1     Blaine                   MN       55434      Anoka                     1       Retail
 67.02    1     Blaine                   MN       55434      Anoka                     1       Retail
  68      1     Hollywood                FL       33020      Broward                   1       Hospitality
  69      1     Dallas                   TX       75202      Dallas                    1       Office
  70      1     Las Vegas                NV       89128      Clark                     1       Retail
  71      1     Tallahassee              FL       32304      Leon                      1       Hospitality
  72      1     Various                  TX      Various     Various                   5       Retail
 72.01    1     Dallas                   TX       75217      Dallas                    1       Retail
 72.02    1     Abilene                  TX       79601      Taylor                    1       Retail
 72.03    1     Floresville              TX       78114      Wilson                    1       Retail
 72.04    1     Groesbeck                TX       76642      Limestone                 1       Retail
 72.05    1     Huntsville               TX       77340      Walker                    1       Retail
  73      1     Anchorage                AK       99503      Anchorage                 1       Office
  74      2     Jacksonville             NC       28540      Onslow                    1       Multifamily
  75      1     Various               Various    Various     Various                   3       Office
 75.01    1     Austin                   TX       78724      Travis                    1       Office
 75.02    1     Richmond                 VA       23225      Chesterfield              1       Office
 75.03    1     Baytown                  TX       77521      Harris                    1       Office
  76      2     Fort Washington          MD       20744      Prince George's           1       Multifamily
  77      1     Lakewood                 CO       80228      Jefferson                 1       Hospitality
  78      2     Shelby Township          MI       48316      Macomb                    1       Multifamily
  79      1     Fort Lauderdale          FL       33309      Broward                   1       Industrial
  80      2     West Des Moines          IA       50265      Polk                      2       Multifamily
 80.01    2     West Des Moines          IA       50265      Polk                      1       Multifamily
 80.02    2     West Des Moines          IA       50265      Polk                      1       Multifamily
  81      1     Phoenix                  AZ       85040      Maricopa                  1       Industrial
  82      1     Huntsville               AL       35801      Madison                   1       Office
  83      1     Dupont                   WA       98327      Pierce                    1       Retail
  84      1     Orlando                  FL       32835      Orange                    1       Office
  85      1     Phoenix                  AZ       85054      Maricopa                  1       Retail
  86      2     Slippery Rock            PA       16057      Butler                    2       Multifamily
 86.01    2     Slippery Rock            PA       16057      Butler                    1       Multifamily
 86.02    2     Slippery Rock            PA       16057      Butler                    1       Multifamily
  87      2     Bloomington              IN       47404      Monroe                    1       Multifamily
  88      1     Bowie                    MD       20715      Prince George's           1       Self Storage
  89      1     Ellicott City            MD       21042      Howard                    1       Self Storage
  90      1     Birmingham               AL       35242      Shelby                    1       Hospitality
  91      1     Long Beach               CA       90802      Los Angeles               1       Office
  92      1     Phoenix                  AZ       85034      Maricopa                  1       Industrial
  93      1     Detroit                  MI       48214      Wayne                     1       Office
  94      1     Norton                   MA       02766      Bristol                   1       Retail
  95      1     Statesboro               GA       30458      Bulloch                   1       Retail
  96      1     Beltsville               MD       20705      Prince Georges            1       Self Storage
  97      1     Duluth                   GA       30096      Gwinnett                  1       Office
  98      1     Oxnard                   CA       93030      Ventura                   1       Office
  99      1     Maspeth                  NY       11378      Queens                    1       Industrial
  100     1     Newport News             VA       23605      Newport News City         1       Retail
  101     1     Cornwall                 NY       12518      Orange                    1       Office
  102     1     Orlando                  FL       32811      Orange                    1       Retail
  103     1     Conyers                  GA       30013      Rockdale                  1       Retail
  104     1     Fremont                  CA       94538      Alameda                   1       Industrial
  105     1     Oxon Hill                MD       20745      Prince George's           1       Office
  106     1     Livonia                  MI       48152      Wayne                     1       Office
  107     2     Troy                     OH       45373      Miami                     1       Multifamily
  108     1     Albuquerque              NM       87105      Bernalillo                1       Retail
  109     1     Bonita                   CA       91902      San Diego                 1       Office
  110     1     Duluth                   GA       30096      Gwinnett                  1       Retail
  111     1     Deer Park                NY       11729      Suffolk County            1       Industrial
  112     1     Decatur                  GA       30030      Dekalb                    1       Office
  113     2     Bedford                  TX       76021      Tarrant                   1       Multifamily
  114     1     Laguna Beach             CA       92651      Orange                    1       Retail
  115     1     Yonkers                  NY       10710      Westchester               1       Retail
  116     1     Anchorage                AK       99503      Anchorage                 3       Retail
116.01    1     Anchorage                AK       99503      Anchorage                 1       Retail
116.02    1     Anchorage                AK       99503      Anchorage                 1       Retail
116.03    1     Anchorage                AK       99503      Anchorage                 1       Retail
  117     1     Basalt                   CO       81621      Eagle                     1       Mixed Use
  118     1     West Des Moines          IA       50266      Dallas                    1       Retail
  119     1     Sedona                   AZ       86351      Yavapai                   1       Retail
  120     1     Folsom                   CA       95630      Sacramento                1       Retail
  121     1     Rochester                NY      Various     Monroe                    2       Various
121.01    1     Rochester                NY       14623      Monroe                    1       Retail
121.02    1     Rochester                NY       14623      Monroe                    1       Office
  122     1     Newhall                  CA       91321      Los Angeles               1       Retail
  123     1     Van Nuys                 CA       91405      Los Angeles               1       Industrial
  124     1     Union City               CA       94587      Alameda                   1       Retail
  125     1     Bowling Green            OH       43402      Wood                      1       Retail
  126     1     La Mesa                  CA       91942      San Diego                 1       Office
  127     1     Trussville               AL       35173      Jefferson                 1       Retail
  128     1     Baltimore                MD       21234      Baltimore                 1       Self Storage
  129     1     Indianapolis             IN       46204      Marion                    1       Office
  130     1     Wellington               FL       33414      Palm Beach                1       Office
  131     1     Laurel                   MD       20708      Prince Georges            1       Self Storage
  132     1     Pasadena                 MD       21122      Anne Arundel              1       Self Storage
  133     1     Tampa                    FL       33637      Hillsborough              1       Hospitality
  134     1     Torrance                 CA       90503      Los Angeles               1       Self Storage
  135     1     Catonsville              MD       21228      Baltimore                 1       Self Storage
  136     1     Stevensville             MD       21666      Queen Anne                1       Retail
  137     1     Bradenton                FL       34203      Manatee                   1       Retail
  138     1     Wilmette                 IL       60091      Cook                      1       Retail
  139     1     Winston Salem            NC       27103      Forsyth                   1       Hospitality
  140     1     Germantown               MD       20874      Montgomery                1       Self Storage
  141     1     Kennesaw                 GA       30144      Cobb                      1       Office
  142     1     Tampa                    FL       33619      Hillsborough              1       Office
  143     1     Danbury                  CT       06810      Fairfield                 1       Hospitality
  144     1     Austin                   TX       78735      Travis                    1       Retail
  145     1     Prince Frederick         MD       20678      Calvert                   1       Retail
  146     1     Memphis                  TN       38141      Shelby                    1       Industrial
  147     2     Tulsa                    OK       74136      Tulsa                     1       Multifamily
  148     1     Columbia                 SC       29212      Lexington                 1       Hospitality
  149     2     Muncie                   IN       47304      Delaware                  1       Multifamily
  150     1     Kennesaw                 GA       30144      Cobb                      1       Hospitality
  151     1     Greenville               SC       29615      Greenville                1       Hospitality
  152     1     Cathedral City           CA       92234      Riverside                 1       Retail
  153     1     Owings Mills             MD       21117      Baltimore                 1       Self Storage
  154     1     Alhambra                 CA       91801      Los Angeles               1       Retail
  155     1     Pasadena                 CA       91105      Los Angeles               1       Retail
  156     2     Perris                   CA       92571      Riverside                 1       Manufactured Housing
  157     1     Fremont                  CA       94538      Alameda                   1       Office
  158     2     Beaumont                 TX       77713      Jefferson                 1       Multifamily
  159     1     Auburn                   MA       01501      Worcester                 1       Hospitality
  160     1     El Segundo               CA       90245      Los Angeles               1       Mixed Use
  161     2     Memphis                  TN       38104      Shelby                    1       Multifamily
  162     1     Draper                   UT       84020      Salt Lake                 1       Office
  163     1     Santa Rosa               CA       95403      Sonoma                    1       Manufactured Housing
  164     1     Sarasota                 FL       34234      Sarasota                  1       Industrial
  165     1     Cary                     NC       27511      Wake                      1       Hospitality
  166     1     Chesapeake               VA       23321      Chesapeake City           1       Hospitality
  167     1     Knoxville                TN       37912      Knox                      1       Hospitality
  168     1     Federal Way              WA       98003      King                      1       Industrial
  169     1     Vestavia                 AL       35216      Jefferson                 1       Retail
  170     1     Altamonte Springs        FL       32714      Seminole                  1       Retail
  171     1     Sarasota                 FL       34231      Sarasota                  1       Retail
  172     1     Greenwood                NC       27858      Pitt                      1       Retail
  173     1     Los Angeles              CA       90015      Los Angeles               1       Retail
                Medford                  OR      Various     Jackson                   2       Self Storage
  174     1     Medford                  OR       97501      Jackson                   1       Self Storage
  175     1     Medford                  OR       97504      Jackson                   1       Self Storage
  176     1     Hampton                  VA       23666      Monroe                    1       Hospitality
  177     1     Calumet City             IL       60409      Cook                      1       Retail
  178     1     Westminster              MD       21157      Carroll                   1       Self Storage
  179     1     Various               Various    Various     Various                   9       Retail
179.01    1     Roeland Park             KS       66205      Johnson                   1       Retail
179.02    1     Mission                  KS       66202      Johnson                   1       Retail
179.03    1     Kansas City              MO       64114      Jackson                   1       Retail
179.04    1     Gladstone                MO       64110      Clay                      1       Retail
179.05    1     Olathe                   KS       66062      Johnson                   1       Retail
179.06    1     Slidell                  LA       70458      St Tammany                1       Retail
179.07    1     Warrensburg              MO       64093      Johnson                   1       Retail
179.08    1     Kansas City              MO       64111      Jackson                   1       Retail
179.09    1     New Iberia               LA       70560      Iberia                    1       Retail
  180     1     Pharr                    TX       78577      Hidalgo                   1       Hospitality
  181     1     Lone Tree                CO       80124      Douglas                   1       Retail
  182     1     Elk Grove                CA       95758      Sacramento                1       Self Storage
  183     1     Sun Valley               CA       91352      Los Angeles               1       Self Storage
  184     1     Grass Valley             CA       95949      Nevada                    1       Manufactured Housing
  185     1     Austin                   TX       78717      Williamson                1       Self Storage
  186     1     Winston-Salem            NC       27103      Forsyth                   1       Retail
  187     1     Bourbonnais              IL       60914      Kankakee                  1       Hospitality
  188     1     Portland                 OR       97209      Multnomah                 1       Mixed Use
  189     1     Woodlawn                 MD       21201      Baltimore                 1       Self Storage
                Melbourne                FL       32904      Brevard                   2       Retail
  190     1     Melbourne                FL       32904      Brevard                   1       Retail
  191     1     Melbourne                FL       32904      Brevard                   1       Retail
  192     1     Midwest City             OK       73110      Oklahoma                  1       Hospitality
  193     1     Houma                    LA       70360      Terrebonne                1       Retail
  194     1     Savannah                 GA       31401      Chatham                   1       Office
  195     1     Gahanna                  OH       43230      Franklin                  1       Retail
  196     1     Monterey Park            CA       91754      Los Angeles               1       Office
  197     1     Los Angeles              CA       90069      Los Angeles               1       Retail
  198     2     Sherman                  TX       75092      Grayson                   1       Multifamily
  199     1     Seminole                 FL       33756      Pinellas                  1       Retail
  200     1     Martinez                 GA       30907      Columbia                  1       Retail
  201     1     Boca Raton               FL       33487      Palm Beach                1       Office
  202     1     Jacksonville             FL       32217      Duval                     1       Retail
  203     1     Batavia                  IL       60510      Kane                      1       Industrial
  204     2     Austin                   TX       78741      Travis                    1       Multifamily
  205     1     Austin                   TX       78727      Travis                    1       Retail
  206     1     Pinehurst                TX       77362      Montgomery                1       Retail
  207     1     Charlotte                NC       28269      Mecklenburg               1       Retail
  208     1     Panama City              FL       32404      Bay                       1       Retail
  209     1     Royersford               PA       19468      Montgomery                1       Retail
  210     1     Austin                   TX       78756      Travis                    1       Retail
  211     1     Anaheim                  CA       92806      Orange                    1       Self Storage
  212     1     Cypress                  CA       90630      Orange                    1       Self Storage
  213     1     Los Angeles              CA       90013      Los Angeles               1       Retail
  214     1     Lafayette                LA       70508      Lafayette Parish          1       Office
  215     1     Salt Lake City           UT       84115      Salt Lake                 1       Hospitality
  216     1     Milton                   FL       32570      Santa Rosa                1       Retail
  217     1     Los Angeles              CA       90066      Los Angeles               1       Office
  218     1     Hyattsville              MD       20785      Prince George's           1       Industrial
  219     1     Highland                 CA       92346      San Bernardino            1       Self Storage
  220     1     Scottsdale               AZ       85260      Maricopa                  1       Industrial
  221     2     Edmond                   OK       73034      Oklahoma                  1       Multifamily
  222     2     Durham                   NC       27713      Durham                    1       Multifamily
  223     1     Bennington               VT       05201      Bennington                1       Retail
  224     2     Jacksonville             FL       32216      Duval                     1       Multifamily
  225     1     Westport                 CT       06880      Fairfield                 2       Office
225.01    1     Westport                 CT       06880      Fairfield                 1       Office
225.02    1     Westport                 CT       06880      Fairfield                 1       Office
  226     1     Newark                   DE       19702      New Castle                1       Retail
  227     1     Houston                  TX       77007      Harris                    1       Retail
  228     1     Vancouver                WA       98661      Clark                     1       Industrial
  229     2     Blacklick                OH       43004      Franklin                  1       Multifamily
  230     1     Westlake                 OH       44145      Cuyahoga                  1       Retail
  231     1     Tucson                   AZ       85712      Pima                      1       Retail
  232     2     Canton                   OH       44718      Stark                     1       Multifamily
  233     1     Aurora                   CO       80012      Arapahoe                  1       Retail
  234     1     Kent                     OH       44240      Portage                   1       Retail
  235     1     Amherst                  NY       14221      Erie County               1       Office
  236     1     Fort Walton Beach        FL       32547      Okaloosa                  1       Retail
  237     2     Las Cruces               NM       88001      Dona Ana                  1       Multifamily
  238     1     Overland Park            KS       66223      Johnson                   1       Retail
  239     2     Bemidji                  MN       56601      Beltrami                  1       Multifamily
  240     1     Houston                  TX       77019      Harris                    1       Retail
  241     1     Pensacola                FL       32534      Escambia                  1       Retail
  242     1     Lancaster                CA       93534      Los Angeles               1       Office
  243     1     Hanford                  CA       93230      Kings                     1       Retail
  244     1     Joplin                   MO       64804      Jasper                    1       Industrial
  245     2     Durham                   NC       27705      Durham                    1       Multifamily
  246     1     Montgomery               AL       36117      Montgomery                1       Self Storage
  247     1     Hudson                   OH       44236      Summit                    1       Retail
  248     1     San Francisco            CA       94117      San Francisco             1       Retail
  249     1     Spokane Valley           WA       99216      Spokane                   1       Retail
  250     1     Los Angeles              CA       90027      Los Angeles               1       Retail
  251     2     Durham                   NC       27713      Durham                    1       Multifamily
  252     2     Bellflower               CA       90706      Los Angeles               1       Multifamily
  253     2     Los Angeles              CA       90005      Los Angeles               1       Multifamily
  254     1     Carrollton               OH       44615      Carroll                   1       Retail
  255     2     Los Angeles              CA       90004      Los Angeles               1       Multifamily
  256     1     Redlands                 CA       92374      San Bernardino            1       Retail
  257     2     New York                 NY       10025      New York                  1       Multifamily
  258     1     Brentwood                TN       37027      Williamson                1       Retail
  259     1     Huffman                  TX       77336      Harris                    1       Self Storage
  260     1     San Antonio              TX       78205      Bexar                     1       Retail
  261     1     Valley Springs           CA       95252      Calaveras                 1       Retail
  262     1     Philadelphia             PA       19120      Philadelphia              1       Retail
  263     2     Phoenix                  AZ       85018      Maricopa                  1       Multifamily
  264     2     Canton                   OH       44718      Stark                     1       Multifamily
  265     1     Clayton                  NC       27520      Johnston                  1       Retail
  266     1     Escondido                CA       92027      San Diego                 1       Self Storage
  267     1     Henderson                NC       27537      Vance                     1       Retail
  268     1     Various                  TX      Various     Various                   3       Retail
268.01    1     Palmview                 TX       78575      Cameron                   1       Retail
268.02    1     San Antonio              TX       78247      Bexar                     1       Retail
268.03    1     Waco                     TX       76705      McLennan                  1       Retail
  269     1     Austin                   TX       78717      Travis                    1       Retail
  270     1     Green Bay                WI       54302      Brown                     1       Retail
  271     1     Scottsdale               AZ       85260      Maricopa                  1       Retail
  272     1     Cape Coral               FL       33904      Lee                       1       Office
  273     1     San Francisco            CA       94019      San Francisco             1       Multifamily
  274     1     New York                 NY       10128      New York                  1       Mixed Use
  275     1     Smyrna                   GA       30080      Cobb                      1       Retail
  276     1     Pace                     FL       32571      Santa Rosa                1       Retail
  277     2     Minot                    ND       58703      Ward                      1       Multifamily
  278     1     Marble Falls             TX       78654      Burnet                    1       Retail
  279     1     Wichita                  KS       67216      Sedgwick                  1       Retail
  280     1     Dallas                   TX       75209      Dallas                    1       Office
  281     1     Various               Various    Various     Various                   3       Retail
281.01    1     Bessemer                 AL       35022      Jefferson                 1       Retail
281.02    1     Stockdale                TX       78160      Wilson                    1       Retail
281.03    1     Orange Grove             TX       78372      Jim Wells                 1       Retail
  282     2     Middlebury               VT       05753      Addison                   1       Multifamily
  283     1     Mira Loma                CA       91752      Riverside                 1       Retail
  284     2     Parkesburg               PA       19365      Chester                   1       Multifamily
  285     1     Hendersonville           TN       37075      Sumner                    1       Retail
  286     2     Paramount                CA       90723      Los Angeles               1       Multifamily
  287     1     Dallas                   TX       75252      Collin                    1       Retail
  288     1     Bend                     OR       97702      Deschutes                 1       Office
  289     2     Clive                    IA       50325      Polk                      1       Multifamily
  290     1     Hobbs                    NM       88240      Lea                       1       Retail
  291     1     Colorado Springs         CO       80920      El Paso                   1       Retail
  292     1     Roswell                  GA       30075      Fulton                    1       Retail
  293     2     Spokane                  WA       99206      Spokane                   1       Multifamily
  294     2     Minot                    ND       58703      Ward                      1       Multifamily
  295     1     College Station          TX       77840      Brazos                    1       Retail
  296     2     Indianapolis             IN       46205      Marion                    1       Multifamily
  297     1     Newnan                   GA       30263      Coweta                    1       Mixed Use
  298     2     Reno                     NV       89501      Washoe                    1       Manufactured Housing
  299     2     North Tonawanda          NY       14120      Niagara                   1       Multifamily
  300     1     Thousand Oaks            CA       91362      Ventura                   1       Retail
  301     1     North Salt Lake          UT       84054      Davis                     1       Retail
  302     1     Orlando                  FL       32826      Orange                    1       Retail
  303     2     Willoughby               OH       44094      Lake                      1       Multifamily
  304     2     Blacksburg               VA       24060      Montgomery                1       Multifamily
  305     2     Long Beach               CA       90813      Los Angeles               1       Multifamily
  306     2     New Hartford             NY       13413      Oneida                    1       Multifamily
  307     1     Lenexa                   KS       66220      Johnson                   1       Retail
  308     2     El Cajon                 CA       92019      San Diego                 1       Multifamily
  309     1     Lakewood                 CO       80215      Jefferson                 1       Office
  310     2     Corona                   CA       92879      Riverside                 1       Multifamily
  311     2     Bakersfield              CA       93306      Kern                      1       Multifamily
  312     2     Oakland                  CA       94611      Alameda                   1       Multifamily
  313     1     Catonsville              MD       21228      Baltimore                 1       Retail
  314     1     Chicago Heights          IL       60411      Cook                      1       Retail
  315     2     Santa Clarita            CA       91351      Los Angeles               1       Multifamily
  316     2     Bellflower               CA       90706      Los Angeles               1       Multifamily
  317     2     Santa Ana                CA       92701      Orange                    1       Multifamily
  318     1     Boise                    ID       83709      Ada                       1       Retail
  319     2     Commerce                 TX       75428      Hunt                      1       Multifamily
  320     2     Manchester               NH       03101      Hillsborough              1       Multifamily
  321     2     Long Beach               CA       90813      Los Angeles               1       Multifamily
  322     1     Pendleton                OR       97801      Umitilla                  1       Retail
  323     2     Long Beach               CA       90806      Los Angeles               1       Multifamily
  324     2     Holmen                   WI       54636      La Crosse                 1       Multifamily
  325     2     Santa Monica             CA       90405      Los Angeles               1       Multifamily
  326     2     Santa Ana                CA       92701      Orange                    1       Multifamily
  327     2     La Porte                 TX       77571      Harris                    1       Multifamily
  328     2     Los Angeles              CA       90018      Los Angeles               1       Multifamily
  329     2     Los Angeles              CA       90057      Los Angeles               1       Multifamily
  330     2     Ahaheim                  CA       92801      Orange                    1       Multifamily
  331     2     Gardena                  CA       90249      Los Angeles               1       Multifamily
  332     2     Colton                   CA       92324      San Bernardino            1       Multifamily
  333     2     Los Angeles              CA       91601      Los Angeles               1       Multifamily

         LOAN
        GROUP          PROPERTY         3RD MOST RECENT     3RD MOST RECENT     2ND MOST RECENT       2ND MOST RECENT
LOAN #  1 OR 2          SUBTYPE             NOI ($)            NOI DATE             NOI ($)              NOI DATE
-------------------------------------------------------------------------------------------------------------------------

   1      2     High Rise                    92,102,906             12/31/2004       98,862,497                12/31/2005
 1.01     2     High Rise
 1.02     2     High Rise
   2      1     CBD                          13,550,918             12/31/2004       10,045,955                12/31/2005
   3      1     Full Service                                                         13,530,299                12/31/2005
   4      1     Full Service                  5,016,916             12/31/2004        5,711,158                12/31/2005
   5      1     Suburban                      7,192,295             12/31/2004        7,147,128                12/31/2005
   6      1     Warehouse                                                             5,055,458                12/31/2005
 6.01     1     Warehouse                                                               730,541                12/31/2005
 6.02     1     Warehouse                                                               453,247                12/31/2005
 6.03     1     Warehouse                                                               545,926                12/31/2005
 6.04     1     Warehouse                                                               643,882                12/31/2005
 6.05     1     Warehouse                                                               517,591                12/31/2005
 6.06     1     Warehouse                                                               485,599                12/31/2005
 6.07     1     Warehouse                                                               380,517                12/31/2005
 6.08     1     Warehouse                                                               138,027                12/31/2005
 6.09     1     Warehouse                                                               244,866                12/31/2005
 6.10     1     Warehouse                                                                96,876                12/31/2005
 6.11     1     Warehouse                                                               228,779                12/31/2005
 6.12     1     Warehouse                                                                93,482                12/31/2005
 6.13     1     Warehouse                                                               208,162                12/31/2005
 6.14     1     Warehouse                                                               220,112                12/31/2005
 6.15     1     Warehouse                                                                67,851                12/31/2005
   7      1     Anchored                                                              3,852,352                12/31/2005
   8      1     Medical                                                               6,246,619                12/31/2005
   9      1     Limited Service
  10      1     Warehouse                     4,108,713             12/31/2004        4,026,770                12/31/2005
  11      1     Anchored                      3,615,947             12/31/2004        3,219,476           12/31/2005 (T-9
                                                                                                     Actuals+ T-3 Budget)
  12      1     Suburban                                                              1,979,209                12/31/2005
 12.01    1     Suburban                                                                 53,685                12/31/2005
 12.02    1     Suburban                                                              1,138,101                12/31/2005
 12.03    1     Suburban                                                                787,423                12/31/2005
                Senior Living                10,039,603             12/31/2004       10,882,442                12/31/2005
  13      1     Senior Living                 4,139,556             12/31/2004        4,761,307                12/31/2005
  14      1     Senior Living                 3,968,823             12/31/2004        3,078,265                12/31/2005
  15      1     Senior Living                 1,931,224             12/31/2004        3,042,870                12/31/2005
  16      2     Garden
  17      1     Full Service                                                          4,126,882                12/31/2005
  18      1     Anchored
  19      1     Suburban
  20      1     Suburban                      3,062,058             12/31/2004        3,025,060                12/31/2005
  21      1     Suburban                                                              2,025,322                12/31/2005
  22      1     Suburban                      1,755,151             12/31/2004        2,620,916                12/31/2005
  23      1     CBD                           3,360,243             12/31/2004        2,577,116                12/31/2005
  24      1     Suburban
  25      1     Flex Office                   3,446,141             12/31/2004        3,359,746                12/31/2005
  26      1     Anchored
  27      1     Warehouse/Distribution
  28      1     Limited Service               2,254,085             12/31/2004        2,802,872                12/31/2005
  29      1     Anchored                                                              2,349,320                12/31/2005
  30      1     Limited Service               2,720,360             12/31/2004        3,492,530                12/31/2005
 30.01    1     Limited Service               1,914,228             12/31/2004        2,424,723                12/31/2005
 30.02    1     Limited Service                 806,132             12/31/2004        1,067,807                12/31/2005
  31      1     Suburban                      1,535,698             12/31/2004        1,480,794                12/31/2005
  32      1     Warehouse
  33      2     Garden                                                                2,329,385                12/31/2005
  34      1     Office/Industrial
  35      1     Anchored                      2,323,075             12/31/2004        2,042,416                12/31/2005
  36      1     Suburban                      1,161,511             12/31/2003        1,251,580                12/31/2004
  37      1     Medical
  38      1     Suburban
  39      2     Garden                        2,291,552             12/31/2004        2,088,155                12/31/2005
 39.01    2     Garden                          900,975             12/31/2004          830,421                12/31/2005
 39.02    2     Garden                          938,139             12/31/2004          868,572                12/31/2005
 39.03    2     Garden                          452,438             12/31/2004          389,163                12/31/2005
  40      1     Free Standing
40.001    1     Free Standing
40.002    1     Free Standing
40.003    1     Free Standing
40.004    1     Free Standing
40.005    1     Free Standing
40.006    1     Free Standing
40.007    1     Free Standing
40.008    1     Free Standing
40.009    1     Free Standing
40.010    1     Free Standing
40.011    1     Free Standing
40.012    1     Free Standing
40.013    1     Free Standing
40.014    1     Free Standing
40.015    1     Free Standing
40.016    1     Free Standing
40.017    1     Free Standing
40.018    1     Free Standing
40.019    1     Free Standing
40.020    1     Free Standing
40.021    1     Free Standing
40.022    1     Free Standing
40.023    1     Free Standing
40.024    1     Free Standing
40.025    1     Free Standing
40.026    1     Free Standing
40.027    1     Free Standing
40.028    1     Free Standing
40.029    1     Free Standing
40.030    1     Free Standing
40.031    1     Free Standing
40.032    1     Free Standing
40.033    1     Free Standing
40.034    1     Free Standing
40.035    1     Free Standing
40.036    1     Free Standing
40.037    1     Free Standing
40.038    1     Free Standing
40.039    1     Free Standing
40.040    1     Free Standing
40.041    1     Free Standing
40.042    1     Free Standing
40.043    1     Free Standing
40.044    1     Free Standing
40.045    1     Free Standing
40.046    1     Free Standing
40.047    1     Free Standing
40.048    1     Free Standing
40.049    1     Free Standing
40.050    1     Free Standing
40.051    1     Free Standing
40.052    1     Free Standing
40.053    1     Free Standing
40.054    1     Free Standing
40.055    1     Free Standing
40.056    1     Free Standing
40.057    1     Free Standing
40.058    1     Free Standing
40.059    1     Free Standing
40.060    1     Free Standing
40.061    1     Free Standing
40.062    1     Free Standing
40.063    1     Free Standing
40.064    1     Free Standing
40.065    1     Free Standing
40.066    1     Free Standing
40.067    1     Free Standing
40.068    1     Free Standing
40.069    1     Free Standing
40.070    1     Free Standing
40.071    1     Free Standing
40.072    1     Free Standing
40.073    1     Free Standing
40.074    1     Free Standing
40.075    1     Free Standing
40.076    1     Free Standing
40.077    1     Free Standing
40.078    1     Free Standing
40.079    1     Free Standing
40.080    1     Free Standing
40.081    1     Free Standing
40.082    1     Free Standing
40.083    1     Free Standing
40.084    1     Free Standing
40.085    1     Free Standing
40.086    1     Free Standing
40.087    1     Free Standing
40.088    1     Free Standing
40.089    1     Free Standing
40.090    1     Free Standing
40.091    1     Free Standing
40.092    1     Free Standing
40.093    1     Free Standing
40.094    1     Free Standing
40.095    1     Free Standing
40.096    1     Free Standing
40.097    1     Free Standing
40.098    1     Free Standing
40.099    1     Free Standing
40.100    1     Free Standing
40.101    1     Free Standing
40.102    1     Free Standing
40.103    1     Free Standing
40.104    1     Free Standing
40.105    1     Free Standing
40.106    1     Free Standing
40.107    1     Free Standing
40.108    1     Free Standing
40.109    1     Free Standing
40.110    1     Free Standing
40.111    1     Free Standing
40.112    1     Free Standing
40.113    1     Free Standing
40.114    1     Free Standing
40.115    1     Free Standing
40.116    1     Free Standing
40.117    1     Free Standing
40.118    1     Free Standing
40.119    1     Free Standing
40.120    1     Free Standing
40.121    1     Free Standing
40.122    1     Free Standing
40.123    1     Free Standing
40.124    1     Free Standing
40.125    1     Free Standing
40.126    1     Free Standing
40.127    1     Free Standing
40.128    1     Free Standing
40.129    1     Free Standing
40.130    1     Free Standing
40.131    1     Free Standing
40.132    1     Free Standing
40.133    1     Free Standing
40.134    1     Free Standing
40.135    1     Free Standing
40.136    1     Free Standing
40.137    1     Free Standing
40.138    1     Free Standing
40.139    1     Free Standing
40.140    1     Free Standing
40.141    1     Free Standing
40.142    1     Free Standing
40.143    1     Free Standing
40.144    1     Free Standing
40.145    1     Free Standing
40.146    1     Free Standing
40.147    1     Free Standing
40.148    1     Free Standing
40.149    1     Free Standing
40.150    1     Free Standing
40.151    1     Free Standing
40.152    1     Free Standing
40.153    1     Free Standing
40.154    1     Free Standing
40.155    1     Free Standing
40.156    1     Free Standing
40.157    1     Free Standing
40.158    1     Free Standing
40.159    1     Free Standing
40.160    1     Free Standing
40.161    1     Free Standing
40.162    1     Free Standing
40.163    1     Free Standing
40.164    1     Free Standing
40.165    1     Free Standing
40.166    1     Free Standing
40.167    1     Free Standing
40.168    1     Free Standing
40.169    1     Free Standing
40.170    1     Free Standing
40.171    1     Free Standing
40.172    1     Free Standing
40.173    1     Free Standing
40.174    1     Free Standing
40.175    1     Free Standing
40.176    1     Free Standing
40.177    1     Free Standing
40.178    1     Free Standing
40.179    1     Free Standing
40.180    1     Free Standing
40.181    1     Free Standing
40.182    1     Free Standing
40.183    1     Free Standing
40.184    1     Free Standing
40.185    1     Free Standing
40.186    1     Free Standing
40.187    1     Free Standing
40.188    1     Free Standing
40.189    1     Free Standing
40.190    1     Free Standing
40.191    1     Free Standing
40.192    1     Free Standing
  41      1     Anchored                      1,977,988             12/31/2004        2,107,090                12/31/2005
  42      1     Anchored                      1,450,858             12/31/2004        1,520,876                12/31/2005
  43      1     R & D
  44      1     Regional Mall                 1,726,459             12/31/2004        1,810,284                12/31/2005
  45      1     Distribution
  46      1     Anchored
                Manufacturing
  47      1     Manufacturing
  48      1     Manufacturing
  49      2     Garden                        1,449,258             12/31/2004        1,514,064                12/31/2005
  50      1     Anchored                      1,233,752             12/31/2004        1,258,086                12/31/2005
  51      1     Limited Service
  52      1     Suburban                      1,963,684             12/31/2004        1,551,320                12/31/2005
  53      2     Garden                        1,658,223             12/31/2004        1,476,063                12/31/2005
  54      1     Anchored                        737,740             12/31/2004        1,087,261                12/31/2005
  55      1     Office/Retail
  56      1     Suburban                        315,279             12/31/2004          731,726                12/31/2005
  57      1     Self Storage                  1,165,268             12/31/2004        1,453,204                12/31/2005
  58      1     CBD
  59      2     Garden                                                                1,405,386                12/31/2005
 59.01    2     Garden                                                                  957,647                12/31/2005
 59.02    2     Garden                                                                  447,739                12/31/2005
  60      1     Limited Service                                                         764,834                12/31/2005
  61      2     Garden                          840,924             12/31/2004          822,877         01-05/31/2005 and
                                                                                                 10-12/31/2005 (T-8 Ann.)
  62      1     Shadow Anchored
  63      1     Shadow Anchored
  64      2     Garden                        1,073,823             12/31/2004        1,201,780                12/31/2005
  65      1     Single Tenant
  66      1     Unanchored                      942,618             12/31/2004          930,611                12/31/2005
  67      1     Anchored                      1,231,417             12/31/2004        1,483,918                12/31/2005
 67.01    1     Anchored                        848,216             12/31/2004        1,064,083                12/31/2005
 67.02    1     Anchored                        383,201             12/31/2004          419,835                12/31/2005
  68      1     Full Service                  1,827,454             12/31/2004        2,252,984                12/31/2005
  69      1     CBD
  70      1     Anchored                                                              1,473,863                12/31/2004
  71      1     Limited Service
  72      1     Anchored                      1,584,056             12/31/2004        1,783,303                12/31/2005
 72.01    1     Anchored                        538,926             12/31/2004          524,077                12/31/2005
 72.02    1     Anchored                        436,143             12/31/2004          544,368                12/31/2005
 72.03    1     Anchored                        229,976             12/31/2004          350,251                12/31/2005
 72.04    1     Anchored                        160,268             12/31/2004          174,388                12/31/2005
 72.05    1     Anchored                        218,744             12/31/2004          190,220                12/31/2005
  73      1     Suburban
  74      2     Garden                        1,058,937             12/31/2004        1,329,160                12/31/2005
  75      1     Various
 75.01    1     Suburban                                                                622,787                12/31/2005
 75.02    1     Suburban
 75.03    1     Medical
  76      2     Garden                          850,518             12/31/2004        1,002,435                12/31/2005
  77      1     Full Service                  1,239,126             12/31/2004        1,428,943                12/31/2005
  78      2     Garden
  79      1     Flex                          1,413,783             12/31/2004          913,242                12/31/2005
  80      2     Garden                          790,148             12/31/2004          770,820                12/31/2005
 80.01    2     Garden                          387,336             12/31/2004          370,958                12/31/2005
 80.02    2     Garden                          402,812             12/31/2004          399,862                12/31/2005
  81      1     Flex Office                                                           1,130,209                12/31/2004
  82      1     Suburban                                                              1,197,314                12/31/2005
  83      1     Unanchored
  84      1     Suburban                      1,202,322             12/31/2003          706,340                12/31/2004
  85      1     Anchored
  86      2     Student Housing
 86.01    2     Student Housing
 86.02    2     Student Housing
  87      2     Student Housing                 545,866             12/31/2004          538,840                12/31/2005
  88      1     Self Storage                  1,146,076             12/31/2004        1,124,587                12/31/2005
  89      1     Self Storage                    973,038             12/31/2004        1,053,566                12/31/2005
  90      1     Limited Service                                                       2,323,548                12/31/2005
  91      1     Suburban                      1,093,606             12/31/2004        1,178,505                12/31/2005
  92      1     Flex Office                                                           1,183,863                12/31/2005
  93      1     Medical
  94      1     Anchored
  95      1     Anchored                      1,437,355             12/31/2004        1,413,054                12/31/2005
  96      1     Self Storage                  1,048,311             12/31/2004        1,046,806                12/31/2005
  97      1     Suburban                        822,443             12/31/2004          928,037                12/31/2005
  98      1     Medical                       1,120,305             12/31/2004        1,265,837                12/31/2005
  99      1     Warehouse                       179,550             12/31/2004           84,153                12/31/2005
  100     1     Anchored                        831,914             12/31/2004          998,876                12/31/2005
  101     1     Medical
  102     1     Unanchored
  103     1     Shadow Anchored               1,128,971             12/31/2004        1,217,586                12/31/2005
  104     1     Flex                          4,238,429             12/31/2004        4,120,953                12/31/2005
  105     1     Suburban                      1,111,313             12/31/2004        1,263,971                12/31/2005
  106     1     Suburban
  107     2     Garden
  108     1     Anchored                        961,575             12/31/2004          963,980                12/31/2005
  109     1     Medical                         838,675             12/31/2004          833,110                12/31/2005
  110     1     Anchored                        861,750  12/31/2005 (T-4 Ann.)        1,112,990     06/30/2006 (T-6 Ann.)
  111     1     Warehouse                       839,109             12/31/2004        1,539,840                12/31/2005
  112     1     Suburban                        785,717             12/31/2004          626,632                12/31/2005
  113     2     Garden                          720,002             12/31/2004          720,649                12/31/2005
  114     1     Unanchored                    1,089,735             12/31/2004        1,178,417                12/31/2005
  115     1     Anchored
  116     1     Unanchored                      393,391             12/31/2004        1,217,871                   Various
116.01    1     Unanchored                      393,391             12/31/2004          437,212                12/31/2005
116.02    1     Unanchored                                                              467,414                  9/1/2004
116.03    1     Unanchored                                                              313,245                12/31/2005
  117     1     Office/Retail                   839,136             12/31/2004          885,220                12/31/2005
  118     1     Unanchored
  119     1     Unanchored                                                            1,047,859                12/31/2005
  120     1     Anchored                        581,047             12/31/2004          722,421                12/31/2005
  121     1     Various
121.01    1     Unanchored
121.02    1     Suburban
  122     1     Shadow Anchored
  123     1     Flex                            852,050             12/31/2004          835,137                12/31/2005
  124     1     Anchored
  125     1     Anchored
  126     1     Medical                         756,131             12/31/2004          882,131                12/31/2005
  127     1     Anchored                                                                693,992                12/31/2005
  128     1     Self Storage                    831,040             12/31/2004          841,306                12/31/2005
  129     1     CBD                                                                     736,325                12/31/2004
  130     1     Medical
  131     1     Self Storage                    788,180             12/31/2004          792,199                12/31/2005
  132     1     Self Storage                    767,484             12/31/2004          752,473                12/31/2005
  133     1     Limited Service                 526,236             12/31/2004          697,098                12/31/2005
  134     1     Self Storage                  1,052,833             12/31/2004        1,222,548                12/31/2005
  135     1     Self Storage                    789,333             12/31/2004          793,018                12/31/2005
  136     1     Anchored                                                                407,359                12/31/2005
  137     1     Anchored                        744,588             12/31/2003          741,118                12/31/2004
  138     1     Unanchored                                                              600,871                12/31/2004
  139     1     Full Service                    755,143             12/31/2004          802,075                12/31/2005
  140     1     Self Storage                    648,551             12/31/2004          680,713                12/31/2005
  141     1     Suburban
  142     1     Suburban
  143     1     Full Service                                                            960,543                12/31/2005
  144     1     Unanchored                                                              504,951                12/31/2005
  145     1     Anchored                        722,279             12/31/2004          655,584                12/31/2005
  146     1     Distribution
  147     2     Garden                          335,537             12/31/2004          316,913                12/31/2005
  148     1     Limited Service                 595,293             12/31/2004          717,660                12/31/2005
  149     2     Garden                          493,939             12/31/2004          531,934                12/31/2005
  150     1     Limited Service                 592,358             12/31/2004          855,277                12/31/2005
  151     1     Limited Service                 515,450             12/31/2004          609,373                12/31/2005
  152     1     Anchored                        340,477             12/31/2004          514,975                12/31/2005
  153     1     Self Storage                    665,557             12/31/2004          659,166                12/31/2005
  154     1     Single Tenant
  155     1     Unanchored                      507,134             12/31/2004          527,105                12/31/2005
  156     2     Mobile Home Park                400,750             12/31/2004          395,368                12/31/2005
  157     1     Suburban                      1,590,334             12/31/2004        1,024,699                12/31/2005
  158     2     Garden                          341,669             12/31/2004          491,270                12/31/2005
  159     1     Limited Service                                                         527,633                12/31/2005
  160     1     Multifamily/Retail
  161     2     High Rise                       431,822             12/31/2004          504,216                12/31/2005
  162     1     Medical                         629,219             12/31/2004          666,897                12/31/2005
  163     1     Mobile Home Park                                                        480,373                12/31/2005
  164     1     Office/Industrial
  165     1     Limited Service                 390,040             12/31/2004          493,440                12/31/2005
  166     1     Limited Service                 765,833             12/31/2004          775,737                12/31/2005
  167     1     Limited Service                 718,049             12/31/2004          747,927                12/31/2005
  168     1     Flex                            289,548             12/31/2004          385,051                12/31/2005
  169     1     Single Tenant
  170     1     Unanchored
  171     1     Unanchored
  172     1     Anchored                                                                412,326                12/31/2004
  173     1     Unanchored                      454,090             12/31/2004          416,515                12/31/2005
                Self Storage                    297,755             12/31/2004          569,935                12/31/2005
  174     1     Self Storage                                                            277,311                12/31/2005
  175     1     Self Storage                    297,755             12/31/2004          292,624                12/31/2005
  176     1     Full Service                  1,454,022             12/31/2004        1,307,803                12/31/2005
  177     1     Anchored                                                                470,808                12/31/2004
  178     1     Self Storage                    478,974             12/31/2004          492,839                12/31/2005
  179     1     Free Standing                                                           602,661    12/31/2005 (T-10 Ann.)
179.01    1     Free Standing                                                            85,517    12/31/2005 (T-10 Ann.)
179.02    1     Free Standing                                                            83,205    12/31/2005 (T-10 Ann.)
179.03    1     Free Standing                                                            79,738    12/31/2005 (T-10 Ann.)
179.04    1     Free Standing                                                            76,849    12/31/2005 (T-10 Ann.)
179.05    1     Free Standing                                                            66,449    12/31/2005 (T-10 Ann.)
179.06    1     Free Standing                                                            63,560    12/31/2005 (T-10 Ann.)
179.07    1     Free Standing                                                            61,826    12/31/2005 (T-10 Ann.)
179.08    1     Free Standing                                                            60,093    12/31/2005 (T-10 Ann.)
179.09    1     Free Standing                                                            25,424    12/31/2005 (T-10 Ann.)
  180     1     Limited Service                                                         413,316                12/31/2005
  181     1     Unanchored                                                              551,549                12/31/2005
  182     1     Self Storage                                                            372,455                12/31/2005
  183     1     Self Storage                    372,957             12/31/2004          608,765                12/31/2005
  184     1     Mobile Home Park
  185     1     Self Storage                                                             57,429                12/31/2005
  186     1     Single Tenant
  187     1     Limited Service                 531,825             12/31/2004          555,353                12/31/2005
  188     1     Office/Retail                   243,718             12/31/2004          112,828                12/31/2005
  189     1     Self Storage                    462,813             12/31/2004          495,733                12/31/2005
                Single Tenant                   503,376             12/31/2004          503,376                12/31/2005
  190     1     Single Tenant                   386,400             12/31/2004          386,400                12/31/2005
  191     1     Single Tenant                   116,976             12/31/2004          116,976                12/31/2005
  192     1     Limited Service                 635,347             12/31/2004          591,002                12/31/2005
  193     1     Single Tenant                   355,172             12/31/2004          400,000                12/31/2005
  194     1     Suburban                        295,970             12/31/2004          376,388                12/31/2005
  195     1     Shadow Anchored                 393,895             12/31/2004          406,057                12/31/2005
  196     1     Medical
  197     1     Unanchored
  198     2     Garden                                                                  273,484                12/31/2005
  199     1     Anchored                        590,572             12/31/2004          590,634                12/31/2005
  200     1     Shadow Anchored                 617,898             12/31/2004          612,479                12/31/2005
  201     1     Suburban                         67,335             12/31/2004          197,640                12/31/2005
  202     1     Single Tenant
  203     1     Warehouse
  204     2     Garden                          353,037             12/31/2004          336,662                12/31/2005
  205     1     Unanchored
  206     1     Single Tenant
  207     1     Unanchored
  208     1     Single Tenant
  209     1     Single Tenant
  210     1     Unanchored
  211     1     Self Storage                    470,416             12/31/2004          509,574                12/31/2005
  212     1     Self Storage                    511,321             12/31/2004          535,893                12/31/2005
  213     1     Unanchored
  214     1     Suburban                        174,443             12/31/2004          125,652                12/31/2005
  215     1     Limited Service                 281,626             12/31/2004          430,385                12/31/2005
  216     1     Anchored                        454,416             12/31/2004          456,373                12/31/2005
  217     1     Suburban                        322,767             12/31/2004          343,165                12/31/2005
  218     1     Industrial                      322,420             12/31/2004          371,332                12/31/2005
  219     1     Self Storage                                                            272,043                12/31/2005
  220     1     Office/Warehouse                321,087             12/31/2004          455,500                12/31/2005
  221     2     Student Housing                                                         286,723                12/31/2005
  222     2     Garden
  223     1     Single Tenant
  224     2     Garden                          374,715             11/30/2004          362,049                11/30/2005
  225     1     Suburban                        352,272             12/31/2004          371,790                12/31/2005
225.01    1     Suburban                        294,610             12/31/2004          317,837                12/31/2005
225.02    1     Suburban                         57,662             12/31/2004           53,953                12/31/2005
  226     1     Anchored                        408,708             12/31/2004          423,885                12/31/2005
  227     1     Unanchored
  228     1     Warehouse                       324,344             12/31/2003          468,220                12/31/2004
  229     2     Garden                          166,223             12/31/2004          219,689                12/31/2005
  230     1     Single Tenant
  231     1     Shadow Anchored                 270,216             12/31/2004          299,617                12/31/2005
  232     2     Garden                          314,806             12/31/2004          284,276                12/31/2005
  233     1     Shadow Anchored
  234     1     Unanchored
  235     1     Medical
  236     1     Single Tenant                                                           265,137                12/31/2005
  237     2     Garden                          265,955             12/31/2004          206,516                12/31/2005
  238     1     Single Tenant
  239     2     Garden                          292,473             12/31/2004          298,798                12/31/2005
  240     1     Unanchored
  241     1     Single Tenant                                                           244,422                12/31/2005
  242     1     Suburban
  243     1     Shadow Anchored
  244     1     Single Tenant
  245     2     Garden                          268,046             12/31/2004          312,857                12/31/2005
  246     1     Self Storage                    163,576             12/31/2004          174,282                12/31/2005
  247     1     Single Tenant                                                           327,441                12/31/2005
  248     1     Unanchored
  249     1     Unanchored                      264,829             12/31/2004          259,165                12/31/2005
  250     1     Unanchored                      233,614             12/31/2004          248,251                12/31/2005
  251     2     Garden                          282,085             12/31/2004          265,828                12/31/2005
  252     2     Garden                          214,269             12/31/2004          242,424                12/31/2005
  253     2     Garden                          191,101             12/31/2004          180,361                12/31/2005
  254     1     Unanchored                                                              208,123                12/31/2005
  255     2     Mid-Rise                        190,078             12/31/2004          212,642                12/31/2005
  256     1     Unanchored
  257     2     Garden                                                                  205,118                12/31/2004
  258     1     Single Tenant                                                           173,335                12/31/2005
  259     1     Self Storage                    181,987             12/31/2004          228,670                12/31/2005
  260     1     Shadow Anchored
  261     1     Shadow Anchored
  262     1     Unanchored                      176,998             12/31/2004          201,484                12/31/2005
  263     2     Garden                          146,945             12/31/2004          163,478                12/31/2005
  264     2     Garden                          160,437             12/31/2004          186,107                12/31/2005
  265     1     Single Tenant
  266     1     Self Storage                                                            245,820                12/31/2005
  267     1     Single Tenant                   206,547             12/31/2004          199,379                12/31/2005
  268     1     Free Standing
268.01    1     Free Standing
268.02    1     Free Standing
268.03    1     Free Standing
  269     1     Unanchored
  270     1     Unanchored
  271     1     Shadow Anchored
  272     1     Suburban                        270,899             12/31/2004          288,861                12/31/2005
  273     1     Mid-Rise
  274     1     Multifamily/Retail                                                      235,283                12/31/2005
  275     1     Unanchored                                                              123,519                12/31/2004
  276     1     Single Tenant                                                           172,021                12/31/2005
  277     2     Garden                          188,905             12/31/2004          123,434                12/31/2005
  278     1     Single Tenant
  279     1     Shadow Anchored
  280     1     Suburban                        324,151             12/31/2004          233,023                12/31/2005
  281     1     Free Standing
281.01    1     Free Standing
281.02    1     Free Standing
281.03    1     Free Standing
  282     2     Garden                          161,647             12/31/2004          163,779                12/31/2005
  283     1     Child Care Facility
  284     2     Senior Housing                  181,683             12/31/2004          180,893                12/31/2005
  285     1     Single Tenant
  286     2     Garden                          134,719             12/31/2004          152,085                12/31/2005
  287     1     Unanchored                      138,246             12/31/2003          156,389                12/31/2004
  288     1     Suburban                        173,332             12/31/2004          107,873                12/31/2005
  289     2     Garden                          136,760             12/31/2004          181,165                12/31/2005
  290     1     Shadow Anchored
  291     1     Shadow Anchored                                                         146,060                12/31/2005
  292     1     Unanchored
  293     2     Garden                          181,434             12/31/2004          191,726                12/31/2005
  294     2     Garden                                                                  155,929                12/31/2005
  295     1     Shadow Anchored
  296     2     Garden                          131,280             12/31/2004          133,075                12/31/2005
  297     1     Retail/Multifamily                                                        7,836                12/31/2005
  298     2     Mobile Home Park                 84,917             12/31/2003           72,331                12/31/2004
  299     2     Garden                          145,425             10/31/2004          156,308                10/31/2005
  300     1     Unanchored                                                              106,754                12/31/2005
  301     1     Single Tenant
  302     1     Unanchored
  303     2     Garden                          133,405             12/31/2004          128,261                12/31/2005
  304     2     Garden                          140,936             12/31/2004          148,339                12/31/2005
  305     2     Garden                           48,573             12/31/2004          103,840                12/31/2005
  306     2     Garden                          102,102             12/31/2004          107,044                12/31/2005
  307     1     Unanchored
  308     2     Garden                          109,826             12/31/2004          118,639                12/31/2005
  309     1     Medical                         105,160             12/31/2004           98,255                12/31/2005
  310     2     Garden                                                                   83,243                12/31/2004
  311     2     Garden                                                                   88,515                12/31/2005
  312     2     Garden                                                                   77,893                12/31/2004
  313     1     Shadow Anchored                                                          67,213                12/31/2005
  314     1     Unanchored
  315     2     Garden                           59,233             12/31/2004           59,466                12/31/2005
  316     2     Garden                           32,363             12/31/2004           74,114                12/31/2005
  317     2     Garden                           82,782             12/31/2004           82,526                12/31/2005
  318     1     Unanchored                       61,307             12/31/2004           28,240                12/31/2005
  319     2     Garden                           84,090             12/31/2004           89,084                12/31/2005
  320     2     Garden                           76,798             12/31/2004           77,562                12/31/2005
  321     2     Garden                           54,466             12/31/2004           65,067                12/31/2005
  322     1     Single Tenant
  323     2     Garden                           35,392             12/31/2004           34,504                12/31/2005
  324     2     Garden                           51,588             12/31/2004           60,467                12/31/2005
  325     2     Garden                           71,904             12/31/2004           88,719                12/31/2005
  326     2     Garden                           52,976             12/31/2004           56,269                12/31/2005
  327     2     Garden                           39,297             12/31/2004           33,713                12/31/2005
  328     2     Garden                           62,734             12/31/2004           69,928                12/31/2005
  329     2     Garden                                                                   90,509                12/31/2005
  330     2     Garden                           45,287             12/31/2004           54,810                12/31/2005
  331     2     Garden                           37,226             12/31/2004           37,992                12/31/2005
  332     2     Garden                                                                   48,879                12/31/2004
  333     2     Garden                           47,958             12/31/2004           57,447                12/31/2005

         LOAN
        GROUP   MOST RECENT       MOST RECENT             UW            UW           UW              UW
LOAN #  1 OR 2    NOI ($)           NOI DATE         REVENUES(11)  EXPENSES(11)  NOI ($)(11)  NCF ($)(2)(8)(11)
---------------------------------------------------------------------------------------------------------------

   1      2     112,242,474              12/31/2006   481,725,392   145,569,012  336,156,380        333,909,980
 1.01     2
 1.02     2
   2      1      11,090,546        10/31/2006 (TTM)    24,095,283    11,173,354   12,921,928         12,366,983
   3      1      16,242,762              12/31/2006    30,321,686    14,679,500   15,642,186         14,425,953
   4      1       7,675,469         11/3/2006 (TTM)    32,440,990    23,825,860    8,615,130          7,317,491
   5      1       6,541,567              10/31/2006    11,333,727     3,687,675    7,646,052          6,885,370
   6      1       5,335,526         8/31/2006 (TTM)     7,969,833     2,601,028    5,368,805          5,048,525
 6.01     1         757,789         8/31/2006 (TTM)       918,452       282,966      635,486            606,224
 6.02     1         452,167         8/31/2006 (TTM)       842,866       263,608      579,258            554,081
 6.03     1         572,301         8/31/2006 (TTM)       727,363       185,643      541,720            510,681
 6.04     1         690,035         8/31/2006 (TTM)       750,750       207,257      543,493            520,231
 6.05     1         532,341         8/31/2006 (TTM)       725,504       263,390      462,114            429,892
 6.06     1         452,184         8/31/2006 (TTM)       604,356       192,846      411,510            389,508
 6.07     1         343,266         8/31/2006 (TTM)       545,600       150,834      394,766            371,860
 6.08     1         222,653         8/31/2006 (TTM)       541,112       205,545      335,567            313,241
 6.09     1         250,707         8/31/2006 (TTM)       529,170       199,218      329,952            314,675
 6.10     1         162,201         8/31/2006 (TTM)       368,012       119,920      248,092            227,599
 6.11     1         231,664         8/31/2006 (TTM)       247,401        52,176      195,225            186,661
 6.12     1         113,573         8/31/2006 (TTM)       331,105       138,000      193,105            181,483
 6.13     1         237,070         8/31/2006 (TTM)       294,229       106,398      187,831            158,709
 6.14     1         189,353         8/31/2006 (TTM)       288,484       109,332      179,152            165,592
 6.15     1         128,222         8/31/2006 (TTM)       255,429       123,895      131,534            118,088
   7      1       5,482,454              10/31/2006     6,697,457     1,144,537    5,552,920          5,318,262
   8      1       6,696,082  10/31/2006 (T-10 Ann.)     9,711,758     3,532,997    6,178,761          5,790,980
   9      1                                            14,205,850     7,709,854    6,495,996          5,927,762
  10      1       4,370,818              12/31/2006     6,608,008     2,264,137    4,343,871          4,071,802
  11      1       4,447,454   10/31/2006 (T-8 Ann.)     4,902,056       957,582    3,944,474          3,794,655
  12      1       2,897,124              10/31/2006     8,541,006     3,690,491    4,850,515          4,210,128
 12.01    1         318,379              10/31/2006     2,896,010     1,232,828    1,663,182          1,403,198
 12.02    1       1,540,579              10/31/2006     3,314,973     1,519,184    1,795,789          1,552,779
 12.03    1       1,038,166              10/31/2006     2,330,023       938,479    1,391,544          1,254,151
                 12,832,629         6/30/2006 (TTM)    53,152,216    40,682,734   12,469,482         12,257,032
  13      1       5,565,962         6/30/2006 (TTM)    19,549,376    14,051,105    5,498,271          5,423,021
  14      1       3,639,915         6/30/2006 (TTM)    18,373,870    14,891,276    3,482,594          3,408,394
  15      1       3,626,752         6/30/2006 (TTM)    15,228,970    11,740,353    3,488,617          3,425,617
  16      2       2,340,607  10/31/2006 (T-10 Ann.)     4,907,261     1,843,322    3,063,939          2,956,083
  17      1       5,189,083  11/03/2006 (T-11 Ann.)    24,382,339    18,734,620    5,647,719          4,672,426
  18      1       4,227,390              12/31/2005     6,485,463     2,305,490    4,179,974          3,814,926
  19      1       2,260,650              12/31/2005     4,667,059     1,250,275    3,416,784          3,365,372
  20      1       3,174,101               8/31/2006     4,930,654     1,688,306    3,242,348          2,985,996
  21      1       2,803,960              12/31/2006     5,284,972     1,718,944    3,566,029          3,138,421
  22      1       3,058,587        10/31/2006 (TTM)     5,594,766     2,379,241    3,215,525          2,863,653
  23      1       2,901,351               9/30/2006     7,059,712     3,317,368    3,742,344          3,242,787
  24      1                                             5,745,838     2,603,105    3,142,732          2,894,644
  25      1       3,264,604         9/30/2006 (TTM)     5,242,398     1,980,156    3,262,242          2,862,223
  26      1                                             3,738,668       984,296    2,754,372          2,686,679
  27      1                                             5,883,297     2,115,366    3,767,931          3,470,584
  28      1       2,784,414        11/30/2006 (TTM)     7,795,517     4,632,760    3,162,757          2,850,936
  29      1       2,224,445  10/31/2006 (T-10 Ann.)     3,671,123       856,278    2,814,845          2,621,340
  30      1       4,111,951        08/31/2006 (TTM)    10,153,978     6,026,026    4,127,952          3,721,793
 30.01    1       2,734,163        08/31/2006 (TTM)     6,496,886     3,764,323    2,732,563          2,472,687
 30.02    1       1,377,788        08/31/2006 (TTM)     3,657,092     2,261,704    1,395,389          1,249,105
  31      1       1,857,139         9/30/2006 (TTM)     5,996,050     2,846,298    3,149,752          3,005,274
  32      1                                             2,788,896        83,667    2,705,229          2,626,497
  33      2       2,276,478         9/30/2006 (TTM)     3,793,284     1,438,659    2,354,626          2,275,126
  34      1       2,723,033              12/31/2005     3,282,236       505,577    2,776,659          2,634,504
  35      1       2,077,816    8/31/2006 (T-8 Ann.)     3,422,273     1,157,119    2,265,154          2,154,122
  36      1         827,459              11/30/2005     4,800,815     1,947,481    2,853,334          2,576,546
  37      1                                             5,340,300     1,919,635    3,420,665          3,034,149
  38      1                                             2,568,374        77,051    2,491,322          2,339,466
  39      2       2,353,066         9/30/2006 (TTM)     3,981,651     1,634,475    2,347,176          2,245,360
 39.01    2         966,525         9/30/2006 (TTM)     1,705,470       688,250    1,017,220            974,420
 39.02    2         950,215         9/30/2006 (TTM)     1,478,888       583,236      895,652            858,452
 39.03    2         436,326         9/30/2006 (TTM)       797,293       362,988      434,305            412,489
  40      1      10,940,765              12/31/2005    10,528,240             0   10,528,240         10,528,240
40.001    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.002    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.003    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.004    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.005    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.006    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.007    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.008    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.009    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.010    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.011    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.012    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.013    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.014    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.015    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.016    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.017    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.018    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.019    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.020    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.021    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.022    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.023    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.024    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.025    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.026    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.027    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.028    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.029    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.030    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.031    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.032    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.033    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.034    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.035    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.036    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.037    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.038    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.039    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.040    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.041    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.042    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.043    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.044    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.045    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.046    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.047    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.048    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.049    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.050    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.051    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.052    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.053    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.054    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.055    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.056    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.057    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.058    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.059    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.060    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.061    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.062    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.063    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.064    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.065    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.066    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.067    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.068    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.069    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.070    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.071    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.072    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.073    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.074    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.075    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.076    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.077    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.078    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.079    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.080    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.081    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.082    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.083    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.084    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.085    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.086    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.087    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.088    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.089    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.090    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.091    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.092    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.093    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.094    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.095    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.096    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.097    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.098    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.099    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.100    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.101    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.102    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.103    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.104    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.105    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.106    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.107    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.108    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.109    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.110    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.111    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.112    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.113    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.114    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.115    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.116    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.117    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.118    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.119    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.120    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.121    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.122    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.123    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.124    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.125    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.126    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.127    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.128    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.129    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.130    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.131    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.132    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.133    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.134    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.135    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.136    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.137    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.138    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.139    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.140    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.141    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.142    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.143    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.144    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.145    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.146    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.147    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.148    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.149    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.150    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.151    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.152    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.153    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.154    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.155    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.156    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.157    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.158    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.159    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.160    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.161    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.162    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.163    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.164    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.165    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.166    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.167    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.168    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.169    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.170    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.171    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.172    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.173    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.174    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.175    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.176    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.177    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.178    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.179    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.180    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.181    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.182    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.183    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.184    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.185    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.186    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.187    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.188    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.189    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.190    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.191    1          56,983              12/31/2005        54,835             0       54,835             54,835
40.192    1          56,983              12/31/2005        54,835             0       54,835             54,835
  41      1       1,971,820        08/31/2006 (TTM)     2,587,536       539,579    2,047,957          2,032,436
  42      1       1,486,420         9/30/2006 (TTM)     2,493,404       598,753    1,894,651          1,845,994
  43      1         535,336         7/31/2006 (TTM)     3,004,569       831,561    2,173,008          1,990,864
  44      1       2,065,621               9/30/2006     3,942,858     1,707,167    2,235,691          2,030,181
  45      1                                             3,731,944     1,458,049    2,273,895          1,990,023
  46      1       1,969,524              12/15/2006     2,395,823       502,704    1,893,119          1,804,656
                                                        2,404,284        48,086    2,356,198          2,151,512
  47      1                                             1,278,501        25,570    1,252,931          1,135,209
  48      1                                             1,125,783        22,516    1,103,267          1,016,303
  49      2       1,613,784         5/31/2006 (TTM)     3,628,848     1,837,707    1,791,141          1,693,141
  50      1       1,156,838        10/31/2006 (TTM)     2,225,540       501,688    1,723,852          1,668,826
  51      1       2,140,936         8/11/2006 (TTM)     4,775,940     2,596,673    2,179,267          1,988,229
  52      1       1,489,957              11/30/2006     3,268,984     1,419,579    1,849,405          1,683,038
  53      2       1,848,554        12/25/2006 (TTM)     3,435,752     1,513,101    1,922,651          1,800,901
  54      1       1,330,525    9/30/2006 (T-9 Ann.)     2,330,305       797,635    1,532,671          1,418,448
  55      1       1,748,309              12/31/2005     2,080,736       507,299    1,573,437          1,536,844
  56      1         680,319    9/30/2006 (T-9 Ann.)     2,388,040       472,919    1,915,121          1,672,638
  57      1       1,741,751        10/31/2006 (TTM)     2,286,620       633,363    1,653,257          1,638,394
  58      1                                             2,672,972       700,550    1,972,422          1,830,918
  59      2       1,237,527        10/31/2006 (TTM)     2,800,647     1,354,773    1,445,875          1,356,874
 59.01    2         774,948        10/31/2006 (TTM)     1,925,974       965,897      960,077            896,077
 59.02    2         462,579        10/31/2006 (TTM)       874,673       388,876      485,797            460,797
  60      1       1,824,749        10/31/2006 (TTM)     4,109,927     2,327,188    1,782,739          1,618,217
  61      2       1,144,377        10/31/2006 (TTM)     2,485,880     1,245,089    1,240,791          1,172,841
  62      1         927,691              12/31/2006     2,084,884       507,175    1,577,709          1,524,566
  63      1       1,291,626              12/16/2006     1,654,175       364,677    1,289,498          1,245,042
  64      2       1,263,505         9/30/2006 (TTM)     1,990,599       840,673    1,149,926          1,102,118
  65      1                                             1,572,694        47,181    1,525,513          1,498,153
  66      1       1,057,037    9/30/2006 (T-9 Ann.)     1,681,952       333,711    1,348,242          1,253,100
  67      1       1,707,329              10/31/2006     2,264,058       920,539    1,343,519          1,232,105
 67.01    1       1,283,616              10/31/2006     1,662,607       678,402      984,205            900,272
 67.02    1         423,713              10/31/2006       601,451       242,137      359,314            331,833
  68      1       2,560,467         9/30/2006 (TTM)     6,704,888     4,650,881    2,054,007          1,785,726
  69      1         354,792    9/30/2006 (T-9 Ann.)     2,463,978     1,058,405    1,405,573          1,291,538
  70      1       1,366,562              12/31/2005     2,338,019     1,015,123    1,322,896          1,225,145
  71      1                                             3,925,904     2,311,674    1,614,230          1,464,426
  72      1       1,754,295         6/30/2006 (TTM)     2,317,324       787,427    1,529,897          1,324,282
 72.01    1         486,163         6/30/2006 (TTM)       710,726       237,778      472,948            422,062
 72.02    1         535,402         6/30/2006 (TTM)       630,582       197,043      433,539            380,656
 72.03    1         409,601         6/30/2006 (TTM)       429,834       158,393      271,441            235,175
 72.04    1         177,620         6/30/2006 (TTM)       302,014        92,134      209,880            172,372
 72.05    1         145,509         6/30/2006 (TTM)       244,168       102,080      142,088            114,017
  73      1                                             2,222,438       691,127    1,531,311          1,453,508
  74      2       1,537,272         9/30/2006 (TTM)     3,411,753     1,881,470    1,530,283          1,354,783
  75      1                                             1,846,193       614,363    1,231,830          1,119,975
 75.01    1         893,424         2006 Annualized       824,816       261,460      563,356            526,948
 75.02    1         588,482         2006 Annualized       733,565       237,508      496,057            433,137
 75.03    1                                               287,812       115,395      172,417            159,890
  76      2       1,086,427              10/31/2006     2,073,782       967,619    1,106,163          1,063,493
  77      1       1,714,899         9/30/2006 (TTM)     8,485,714     6,745,066    1,740,648          1,401,219
  78      2         980,958              11/30/2006     1,814,495       684,995    1,129,500          1,129,500
  79      1         232,105         9/30/2006 (TTM)     2,921,778     1,555,347    1,366,431          1,278,863
  80      2       1,033,864        11/30/2006 (TTM)     2,473,172     1,255,892    1,217,280          1,128,780
 80.01    2         417,867        11/30/2006 (TTM)       941,239       521,206      420,033            387,033
 80.02    2         615,997        11/30/2006 (TTM)     1,531,933       734,686      797,247            741,747
  81      1       1,004,890              12/31/2005     1,689,659       524,063    1,165,596          1,069,637
  82      1       1,203,449               9/30/2006     1,983,656       853,683    1,129,973          1,065,197
  83      1                                             1,383,033       303,779    1,079,254          1,009,520
  84      1       1,026,119              12/31/2005     1,603,263       413,580    1,189,684          1,112,782
  85      1         915,610  10/31/2006 (T-10 Ann.)     1,349,607       310,489    1,039,118          1,007,506
  86      2       1,086,113               9/30/2006     1,578,966       452,110    1,126,856          1,091,756
 86.01    2
 86.02    2
  87      2         708,775  10/31/2006 (T-10 Ann.)     1,690,683       605,570    1,085,113          1,035,559
  88      1       1,132,838        10/31/2006 (TTM)     1,701,314       523,728    1,177,586          1,164,192
  89      1       1,177,639        10/31/2006 (TTM)     1,681,535       448,532    1,233,003          1,217,872
  90      1       3,019,506        10/31/2006 (TTM)     3,108,374     1,884,433    1,223,941          1,099,608
  91      1       1,201,305    8/31/2006 (T-8 Ann.)     2,220,525     1,025,821    1,194,704          1,101,096
  92      1       1,187,628    9/30/2006 (T-9 Ann.)     1,525,510       436,270    1,089,240          1,016,066
  93      1                                             1,803,146       730,265    1,072,881          1,026,482
  94      1                                             1,565,059       436,719    1,128,340          1,024,691
  95      1       1,477,046              10/31/2006     1,345,518       144,877    1,200,641          1,123,914
  96      1       1,084,069        10/31/2006 (TTM)     1,585,759       460,474    1,125,285          1,112,646
  97      1         817,430               9/30/2006     1,553,565       567,450      986,115            913,035
  98      1       1,581,064              10/31/2006     2,770,954     1,589,167    1,181,787          1,041,218
  99      1         189,110        10/31/2006 (TTM)     1,649,278       476,807    1,172,471          1,112,371
  100     1       1,159,463         8/31/2006 (TTM)     1,539,506       603,384      936,122            799,589
  101     1                                             1,470,225       503,777      966,448            943,502
  102     1                                             1,266,305       356,107      910,198            877,406
  103     1         668,515               5/31/2006     1,266,168       340,415      925,753            831,807
  104     1       3,412,704  11/30/2006 (T-11 Ann.)     1,615,415       510,658    1,104,757            991,007
  105     1       1,233,944              11/30/2006     2,156,609       900,253    1,256,356          1,074,039
  106     1                                             1,080,388       122,039      958,349            949,377
  107     2                                             1,811,740       709,085    1,102,655          1,061,855
  108     1         966,515        08/31/2006 (TTM)     1,282,392       349,234      933,158            882,532
  109     1       1,006,150    7/31/2006 (T-7 Ann.)     1,473,670       423,034    1,050,636            993,868
  110     1       1,043,595        08/31/2006 (TTM)     1,483,300       526,389      956,911            905,085
  111     1       1,115,956        10/31/2006 (TTM)     1,579,531       593,109      986,422            921,389
  112     1         624,690    9/30/2006 (T-9 Ann.)     1,782,940       704,497    1,078,443            956,261
  113     2         648,497    9/30/2006 (T-9 Ann.)     1,707,836       856,718      851,118            807,918
  114     1         944,128               9/30/2006     1,622,015       536,386    1,085,629          1,010,352
  115     1                                             1,745,842       764,517      981,325            944,525
  116     1       1,359,307                 Various     2,058,692       769,697    1,288,995          1,075,521
116.01    1         507,363    8/31/2006 (T-8 Ann.)       913,690       370,455      543,236            427,080
116.02    1         416,020        08/31/2006 (TTM)       626,302       188,045      438,257            364,689
116.03    1         435,924    8/31/2006 (T-8 Ann.)       518,700       211,197      307,503            283,752
  117     1       1,006,489       11/30/2006 (T-12)     1,160,899       246,007      914,892            870,425
  118     1                                             1,096,961       336,548      760,412            712,894
  119     1       1,102,068        10/31/2006 (TTM)     1,334,329       408,736      925,593            869,095
  120     1         798,631  10/31/2006 (T-10 Ann.)       997,062       263,460      733,602            699,540
  121     1         923,630              12/31/2005     1,417,690       521,310      896,380            794,757
121.01    1         613,338              12/31/2005       753,624       260,797      492,827            439,572
121.02    1         310,292              12/31/2005       664,066       260,513      403,553            355,185
  122     1                                               945,778       234,554      711,224            687,144
  123     1         840,268  10/31/2006 (T-10 Ann.)     1,175,662       328,425      847,236            807,741
  124     1                                             1,172,655       365,285      807,370            749,868
  125     1         903,917  10/31/2006 (T-10 Ann.)     1,822,518       901,615      920,903            753,674
  126     1         920,266         8/31/2006 (TTM)     1,851,571       933,932      917,639            805,068
  127     1         631,898              10/31/2006       961,240       206,391      754,849            734,345
  128     1         818,285        10/31/2006 (TTM)     1,152,493       342,359      810,134            799,345
  129     1         396,163              12/31/2005     1,982,459     1,080,708      901,751            755,007
  130     1         785,040               11/1/2007     1,173,277       395,628      777,649            724,783
  131     1         823,774        10/31/2006 (TTM)     1,256,631       397,746      858,885            848,272
  132     1         802,742        10/31/2006 (TTM)     1,229,197       387,168      842,029            831,353
  133     1         968,085        10/31/2006 (TTM)     2,302,699     1,292,869    1,009,830            894,700
  134     1       1,272,506         8/31/2006 (TTM)     1,582,903       362,947    1,219,956          1,205,983
  135     1         776,386        10/31/2006 (TTM)     1,173,690       359,112      814,578            804,022
  136     1         539,602              10/31/2006       875,807       161,804      714,003            683,720
  137     1         782,038              12/31/2005     1,047,532       345,224      702,308            651,997
  138     1         480,873              12/31/2005     1,146,161       389,059      757,102            714,277
  139     1         636,782         9/30/2006 (TTM)     2,879,910     1,918,485      961,425            817,429
  140     1         715,005        10/31/2006 (TTM)     1,129,837       387,306      742,531            730,718
  141     1                                             1,034,394       368,094      666,300            623,924
  142     1         633,350              12/31/2006       938,893       283,167      655,727            616,727
  143     1       1,001,470               9/30/2006     4,007,426     2,965,359    1,042,067            881,770
  144     1         647,076              12/31/2006       935,212       267,179      668,033            627,553
  145     1         721,111               9/30/2006       802,229       179,102      623,127            590,572
  146     1                                               855,682       227,903      627,779            599,764
  147     2         412,516       10/31/2006 (T-12)     1,272,344       647,170      625,174            569,174
  148     1         828,045              10/31/2006     1,833,809     1,072,825      760,984            687,632
  149     2         566,987         9/30/2006 (TTM)     1,219,449       588,355      631,095            597,095
  150     1         838,272               8/31/2006     1,785,132     1,023,987      761,145            689,740
  151     1         672,489        10/31/2006 (TTM)     2,010,951     1,297,675      713,276            612,727
  152     1         534,636        10/31/2006 (TTM)       993,935       383,499      610,436            559,788
  153     1         656,258        10/31/2006 (TTM)       985,546       302,668      682,878            674,091
  154     1                                               510,000        15,300      494,700            493,479
  155     1         549,584         9/30/2006 (TTM)       754,097       208,379      545,718            513,730
  156     2         450,231         9/30/2006 (TTM)     1,022,648       482,387      540,261            530,011
  157     1         951,411              11/30/2006     1,463,146       640,958      822,188            713,782
  158     2         582,489         9/30/2006 (TTM)       943,423       370,566      572,857            548,857
  159     1         764,245              10/31/2006     1,796,328     1,061,590      734,738            662,885
  160     1                                               771,255       179,079      592,176            577,898
  161     2         544,323         6/30/2006 (TTM)     1,382,920       780,317      602,603            569,573
  162     1         571,747        11/30/2006 (TTM)       797,955       214,310      583,645            540,242
  163     1         509,908        11/30/2006 (TTM)       796,194       329,944      466,250            460,400
  164     1                                               579,254        17,378      561,876            553,224
  165     1         738,987        10/31/2006 (TTM)     2,398,006     1,692,607      705,399            585,499
  166     1         737,258         9/30/2006 (TTM)     2,155,375     1,410,819      744,556            658,341
  167     1         971,206              12/31/2006     2,717,717     1,921,828      795,889            660,003
  168     1         477,633         9/30/2006 (TTM)       658,212       146,037      512,175            476,788
  169     1                                               428,000        12,840      415,160            413,711
  170     1         407,537   11/30/2006 (T-9 Ann.)       870,988       302,358      568,630            533,910
  171     1         296,339              12/31/2005       673,606       185,140      488,466            466,020
  172     1         439,101  10/31/2006 (T-10 Ann.)       727,926       209,669      518,257            465,486
  173     1         439,824         9/30/2006 (TTM)       736,929       145,830      591,099            566,634
                    665,546                 Various       886,333       333,571      552,762            523,174
  174     1         359,395         9/30/2006 (TTM)       490,214       190,825      299,389            284,891
  175     1         306,151        10/31/2006 (TTM)       396,119       142,746      253,373            238,283
  176     1       1,524,946               9/30/2006     2,226,451     1,031,632    1,194,819          1,105,761
  177     1         482,425              12/31/2005     1,040,569       459,545      581,024            527,242
  178     1         501,098        10/31/2006 (TTM)       792,360       267,596      524,764            516,694
  179     1         747,724   09/30/2006 (T-9 Ann.)       629,803        36,000      593,803            593,803
179.01    1         106,101   09/30/2006 (T-9 Ann.)        89,368         5,108       84,260             84,260
179.02    1         103,233   09/30/2006 (T-9 Ann.)        86,953         4,970       81,982             81,982
179.03    1          98,932   09/30/2006 (T-9 Ann.)        83,330         4,763       78,567             78,567
179.04    1          95,347   09/30/2006 (T-9 Ann.)        80,311         4,591       75,720             75,720
179.05    1          82,443   09/30/2006 (T-9 Ann.)        69,441         3,969       65,472             65,472
179.06    1          78,859   09/30/2006 (T-9 Ann.)        66,422         3,797       62,625             62,625
179.07    1          76,708   09/30/2006 (T-9 Ann.)        64,611         3,693       60,918             60,918
179.08    1          74,557   09/30/2006 (T-9 Ann.)        62,799         3,590       59,210             59,210
179.09    1          31,543   09/30/2006 (T-9 Ann.)        26,569         1,519       25,050             25,050
  180     1         596,833        10/31/2006 (TTM)     1,864,925     1,280,092      584,833            510,996
  181     1         545,121   12/7/2006 (T-11 Ann.)       712,382       210,257      502,125            483,225
  182     1         471,786              10/31/2006       830,616       335,384      495,232            482,812
  183     1         518,141    8/31/2006 (T-8 Ann.)       651,294       223,348      427,946            419,398
  184     1         388,317        10/31/2006 (TTM)       705,427       293,848      411,579            406,379
  185     1         287,107         9/30/2006 (TTM)       807,337       344,348      462,989            449,318
  186     1                                               624,599       122,873      501,726            468,820
  187     1         608,936         8/31/2006 (TTM)     1,851,671     1,287,457      564,214            490,147
  188     1         266,259        10/31/2006 (TTM)       591,572       153,088      438,484            402,624
  189     1         469,110        10/31/2006 (TTM)       726,086       262,260      463,826            457,386
                    501,682              11/30/2006       666,155       223,120      443,035            422,160
  190     1         386,400              11/30/2006       532,313       195,198      337,115            320,015
  191     1         115,282              11/30/2006       133,842        27,922      105,920            102,145
  192     1         625,628              10/31/2006     1,571,218     1,001,097      570,121            507,272
  193     1         400,000  10/31/2006 (T-10 Ann.)       400,000        12,000      388,000            385,826
  194     1         394,063               9/30/2006       568,953       165,069      403,884            374,982
  195     1         442,403              10/31/2006       718,883       297,082      421,801            391,087
  196     1         360,073         9/30/2006 (TTM)       544,582       144,700      399,882            385,195
  197     1                                               507,009        93,345      413,664            407,444
  198     2         398,285       11/30/2006 (T-12)       895,635       478,869      416,766            379,766
  199     1         595,398  10/31/2006 (T-10 Ann.)       852,122       342,273      509,849            465,151
  200     1         608,318              10/31/2006       604,096       107,698      496,398            458,333
  201     1         256,175         9/30/2006 (TTM)     1,367,419       679,561      687,859            602,618
  202     1                                               365,115        10,953      354,161            354,161
  203     1                                               564,809       176,884      387,924            362,482
  204     2         431,831         9/30/2006 (TTM)       923,119       525,873      397,246            342,166
  205     1                                               513,845       157,134      356,711            341,524
  206     1                                               368,000        11,040      356,960            356,960
  207     1         350,995              12/31/2005       554,840       161,759      393,081            383,901
  208     1                                               340,000        10,200      329,800            329,800
  209     1                                               328,618         9,859      318,759            318,759
  210     1                                               541,849       152,934      388,915            377,285
  211     1         538,484         8/31/2006 (TTM)       737,818       214,030      523,788            513,961
  212     1         639,260         8/31/2006 (TTM)       743,662       184,546      559,116            550,500
  213     1                                               421,263        89,142      332,121            318,778
  214     1         177,557         8/31/2006 (TTM)       909,828       476,490      433,338            338,647
  215     1         584,071               9/30/2006     1,578,157     1,073,453      504,704            441,578
  216     1         464,107    9/30/2006 (T-9 Ann.)       573,363       153,768      419,595            379,458
  217     1         414,116              11/30/2006       549,935       178,926      371,009            340,090
  218     1         324,591               7/31/2006       860,218       191,770      668,448            625,063
  219     1         266,620         8/31/2006 (TTM)       714,782       291,397      423,385            414,323
  220     1         497,649              11/30/2006       734,408       251,526      482,882            427,124
  221     2         339,268         9/30/2006 (TTM)       654,527       312,410      342,117            331,317
  222     2         131,423        11/30/2006 (TTM)       623,048       254,108      368,940            348,540
  223     1                                               327,778        17,751      310,026            307,813
  224     2         399,755              11/30/2006       780,033       422,613      357,420            333,884
  225     1         424,336               9/30/2006       565,499       190,060      375,439            335,880
225.01    1         355,761               9/30/2006       449,317       136,998      312,319            282,817
225.02    1          68,575               9/30/2006       116,182        53,062       63,120             53,063
  226     1         414,488        11/30/2006 (TTM)       531,122       115,025      416,097            395,166
  227     1                                               405,008       130,430      274,578            255,004
  228     1         428,725              12/31/2005       699,866       165,248      534,618            481,463
  229     2         260,736        10/31/2006 (TTM)       888,327       541,228      347,099            304,755
  230     1         374,346               9/30/2006       530,083       178,966      351,117            333,228
  231     1         324,420              10/31/2006       495,209       154,673      340,536            310,374
  232     2         328,402              11/30/2006       668,016       317,378      350,638            314,224
  233     1                                               378,824        73,935      304,889            297,694
  234     1         409,529               9/30/2006       602,716       242,834      359,882            330,525
  235     1         105,344   11/29/2006 (T-7 Ann.)       462,699       151,425      311,274            278,501
  236     1         265,137         8/31/2006 (TTM)       285,846        29,284      256,562            255,218
  237     2         251,727    9/30/2006 (T-9 Ann.)       671,640       377,543      294,097            262,847
  238     1                                               500,599       142,588      358,011            351,105
  239     2         270,852    5/31/2006 (T-1 Ann.)       507,952       225,642      282,310            268,810
  240     1                                               391,687        84,441      307,246            284,112
  241     1         244,422         8/31/2006 (TTM)       268,313        31,940      236,373            234,844
  242     1                                               509,226       101,524      407,702            374,474
  243     1                                               349,439        78,514      270,926            259,841
  244     1                                               246,840         7,405      239,435            235,235
  245     2         348,659        11/30/2006 (TTM)       446,474       195,225      251,249            236,417
  246     1         246,037         9/30/2006 (TTM)       468,930       227,174      241,756            233,224
  247     1         316,879               9/30/2006       418,096       123,349      294,747            277,892
  248     1                                               562,094       152,985      409,109            401,872
  249     1         294,869              12/31/2006       342,873        98,111      244,762            213,509
  250     1         269,226    6/30/2006 (T-6 Ann.)       331,099        79,801      251,298            239,336
  251     2         293,250        11/30/2006 (TTM)       390,883       142,746      248,137            237,269
  252     2         304,398    5/31/2006 (T-7 Ann.)       332,973       101,494      231,479            225,854
  253     2         227,762        11/30/2006 (TTM)       345,052       117,817      227,235            218,985
  254     1         299,400               9/30/2006       377,152        93,675      283,477            256,555
  255     2         240,492         6/31/2006 (TTM)       482,950       242,998      239,952            221,202
  256     1                                               351,731       100,238      251,493            239,030
  257     2         137,524              12/31/2005     3,748,502     1,076,205    2,672,297          2,672,297
  258     1         208,002              10/31/2006       203,429        11,514      191,915            191,324
  259     1         205,368         9/30/2006 (TTM)       399,623       180,016      219,607            213,599
  260     1                                               275,546        60,725      214,821            200,821
  261     1                                               255,206        59,238      195,968            186,726
  262     1         191,465              12/31/2006       401,373       161,841      239,532            218,893
  263     2         188,716        09/30/2006 (TTM)       422,489       211,687      210,802            194,802
  264     2         202,005              11/30/2006       420,841       199,829      221,012            192,086
  265     1         182,503              10/31/2006       182,872         3,657      179,214            178,196
  266     1         262,552         9/30/2006 (TTM)       326,886       129,501      197,385            191,504
  267     1         205,992              10/31/2006       281,886        88,413      193,473            178,459
  268     1                                               240,949        50,559      190,390            177,064
268.01    1                                                89,431        22,398       67,033             62,494
268.02    1                                                79,417        13,784       65,633             61,135
268.03    1                                                72,101        14,377       57,724             53,436
  269     1                                               287,383        78,736      208,647            195,650
  270     1                                               251,311        43,913      207,398            196,328
  271     1                                               256,183        58,749      197,433            190,169
  272     1         310,257         8/31/2006 (TTM)       426,859       141,462      285,397            242,022
  273     1         208,567    8/31/2006 (T-8 Ann.)       397,022       173,187      223,835            219,835
  274     1         232,526         9/30/2006 (TTM)       305,718        94,358      211,360            206,268
  275     1         142,465              12/31/2005       271,590        78,965      192,625            170,850
  276     1         172,021         8/31/2006 (TTM)       188,945        22,592      166,353            164,777
  277     2         238,443        11/01/2006 (TTM)       373,464       174,559      198,905            179,105
  278     1                                               180,139         3,603      176,536            165,522
  279     1         185,630              12/31/2006       353,014        87,290      265,724            244,481
  280     1         233,857              12/31/2006       360,870       157,346      203,524            176,263
  281     1                                               214,007        48,046      165,961            153,284
281.01    1                                                72,210        15,803       56,407             52,152
281.02    1                                                66,268        10,493       55,775             51,540
281.03    1                                                75,529        21,750       53,779             49,592
  282     2         168,876    5/31/2006 (T-3 Ann.)       268,438       105,464      162,974            156,224
  283     1                                               304,875        71,297      233,578            221,160
  284     2         179,302              10/31/2006       449,305       275,734      173,571            163,626
  285     1         151,388              11/30/2006       151,373         3,027      148,345            144,871
  286     2         207,270    5/31/2006 (T-4 Ann.)       228,553        78,360      150,193            145,693
  287     1         137,595              12/31/2005       221,267        62,984      158,283            150,427
  288     1         223,831    5/31/2006 (T-4 Ann.)       285,672        93,274      192,398            163,294
  289     2         149,305              12/31/2006       354,412       171,410      183,002            170,752
  290     1                                               202,043        29,414      172,629            160,598
  291     1         156,053              12/31/2006       186,426        46,032      140,394            133,057
  292     1         202,032              12/31/2005       233,722        78,795      154,927            140,709
  293     2         193,695    5/31/2006 (T-4 Ann.)       259,722       111,411      148,311            136,489
  294     2         170,273        10/31/2006 (TTM)       233,552        92,102      141,450            132,426
  295     1                                               195,543        59,243      136,300            127,333
  296     2         161,257              12/31/2006       270,543       127,353      143,191            131,601
  297     1          68,128              12/31/2006       211,147        71,616      139,531            124,912
  298     2          46,995              12/31/2005       222,038       105,253      116,785            114,485
  299     2         142,992    5/31/2006 (T-3 Ann.)       280,831       151,256      129,575            117,650
  300     1         129,488    9/30/2006 (T-9 Ann.)       152,088        29,913      122,175            117,399
  301     1                                               153,751        41,844      111,908            107,563
  302     1         111,574         7/31/2006 (TTM)       148,029        40,023      108,006            100,899
  303     2         133,649    5/31/2006 (T-4 Ann.)       253,890       129,239      124,651            116,551
  304     2         184,354    5/31/2006 (T-4 Ann.)       266,406       145,138      121,268            107,993
  305     2         109,150    5/31/2006 (T-3 Ann.)       149,631        52,700       96,931             91,931
  306     2         106,295    9/30/2006 (T-9 Ann.)       167,909        72,064       95,845             88,069
  307     1                                               239,859        79,989      159,870            149,433
  308     2         125,562    5/31/2006 (T-6 Ann.)       146,415        55,934       90,481             86,881
  309     1          97,486    5/31/2006 (T-3 Ann.)       165,275        75,311       89,964             85,468
  310     2          91,985              12/31/2005       118,047        35,532       82,515             80,265
  311     2          92,154    5/31/2006 (T-4 Ann.)       134,314        53,553       80,761             76,261
  312     2          99,479              12/31/2005       114,114        34,720       79,394             77,819
  313     1          66,581  10/31/2006 (T-10 Ann.)       113,589        36,903       76,686             71,766
  314     1                                               105,914        30,860       75,054             69,197
  315     2          82,849    5/31/2006 (T-4 Ann.)       106,308        35,631       70,677             68,427
  316     2         115,734    5/31/2006 (T-5 Ann.)       143,640        49,117       94,523             91,773
  317     2          77,589         5/31/2006 (TTM)        91,200        23,811       67,389             65,389
  318     1          44,551         5/31/2006 (TTM)       140,889        57,461       83,428             72,948
  319     2          86,802    5/31/2006 (T-4 Ann.)       124,740        64,330       60,410             57,210
  320     2         143,498         5/31/2006 (TTM)       144,831        73,148       71,683             67,183
  321     2          85,059    5/31/2006 (T-3 Ann.)       104,025        40,889       63,136             60,636
  322     1                                                82,739        19,881       62,858             59,255
  323     2          44,404         5/31/2006 (TTM)        89,790        32,972       56,818             54,118
  324     2          63,475    5/31/2006 (T-4 Ann.)        96,720        39,397       57,323             53,207
  325     2         103,984         5/31/2006 (TTM)       127,121        45,739       81,382             78,382
  326     2          53,274         5/31/2006 (TTM)        91,913        45,031       46,882             44,382
  327     2          58,681    5/31/2006 (T-3 Ann.)       126,200        71,400       54,800             49,850
  328     2          77,079    5/31/2006 (T-4 Ann.)       108,357        56,087       52,270             48,270
  329     2         122,490    5/31/2006 (T-4 Ann.)       202,236       119,914       82,322             73,822
  330     2          57,191   5/31/2006 (T-12 Ann.)        76,975        22,755       54,220             52,420
  331     2          63,609    5/31/2006 (T-4 Ann.)        76,665        29,338       47,327             46,202
  332     2          55,029              12/31/2005        68,685        21,064       47,621             45,821
  333     2          73,956    5/31/2006 (T-5 Ann.)       115,462        44,173       71,289             68,789

         LOAN                                                                             ORIGINAL                    CUT-OFF DATE
         GROUP                UW                    CUT-OFF DATE         ORIGINAL          BALANCE     CUT-OFF DATE    BALANCE PER
LOAN #  1 OR 2  DSCR (x)(2)(3)(4)(6)(7)(11)(13)  LTV (%)(3)(5)(13)  BALANCE ($)(8)(30)  PER UNIT ($)  BALANCE ($)(8)   UNIT ($)(3)
----------------------------------------------------------------------------------------------------------------------------------

   1       2                 1.71                             55.6         800,000,000    267,212.97     800,000,000    267,212.97
 1.01      2                                                               618,867,925                   618,867,925
 1.02      2                                                               181,132,075                   181,132,075
   2       1                 1.17                             52.3         170,000,000        382.92     170,000,000        382.92
   3       1                 1.49                             61.3         125,000,000    668,449.20     125,000,000    668,449.20
   4       1                 1.57                             76.9          83,000,000    168,699.19      83,000,000    168,699.19
   5       1                 1.22                             72.6          82,000,000        208.59      82,000,000        208.59
   6       1                 1.35                             78.8          67,000,000         42.23      67,000,000         42.23
 6.01      1                                                                 8,644,000                     8,644,000
 6.02      1                                                                 7,400,000                     7,400,000
 6.03      1                                                                 7,000,000                     7,000,000
 6.04      1                                                                 6,200,000                     6,200,000
 6.05      1                                                                 6,050,000                     6,050,000
 6.06      1                                                                 5,200,000                     5,200,000
 6.07      1                                                                 4,624,000                     4,624,000
 6.08      1                                                                 4,200,000                     4,200,000
 6.09      1                                                                 4,088,000                     4,088,000
 6.10      1                                                                 2,900,000                     2,900,000
 6.11      1                                                                 2,400,000                     2,400,000
 6.12      1                                                                 2,308,000                     2,308,000
 6.13      1                                                                 2,250,000                     2,250,000
 6.14      1                                                                 2,200,000                     2,200,000
 6.15      1                                                                 1,536,000                     1,536,000
   7       1                 1.20                             74.8          65,000,000        139.43      65,000,000        139.43
   8       1                 1.65                             63.3          62,000,000        302.81      62,000,000        302.81
   9       1                 1.38                             58.5          55,000,000    241,228.07      55,000,000    241,228.07
  10       1                 1.37                             79.9          53,500,000         71.70      53,500,000         71.70
  11       1                 1.20                             78.2          50,000,000        301.02      50,000,000        301.02
  12       1                 1.41                             79.9          50,000,000        116.86      50,000,000        116.86
 12.01     1                                                                18,400,000                    18,400,000
 12.02     1                                                                18,400,000                    18,400,000
 12.03     1                                                                13,200,000                    13,200,000
                             3.48                             38.9          43,500,000     71,663.92      43,375,525     71,458.86
  13       1                 3.48                             38.9          18,924,359     71,663.92      18,870,207     71,458.86
  14       1                 3.48                             38.9          12,291,538     71,663.92      12,256,366     71,458.86
  15       1                 3.48                             38.9          12,284,103     71,663.92      12,248,952     71,458.86
  16       2                 1.19                             66.0          42,900,000     85,119.05      42,900,000     85,119.05
  17       1                 1.61                             69.5          41,000,000     79,150.58      41,000,000     79,150.58
  18       1                 1.68                             74.5          39,500,000         73.97      39,500,000         73.97
  19       1                 1.49                             73.7          38,700,000        193.50      38,700,000        193.50
  20       1                 1.14                             76.1          37,500,000        200.42      37,500,000        200.42
  21       1                 1.28                             74.9          37,000,000        127.76      36,938,986        127.55
  22       1                 1.18                             76.5          35,000,000        144.78      35,000,000        144.78
  23       1                 1.26                             77.7          35,000,000         77.22      34,954,278         77.12
  24       1                 1.20                             73.2          34,500,000        146.51      34,500,000        146.51
  25       1                 1.24                             79.6          33,600,000         41.51      33,600,000         41.51
  26       1                 1.15                             79.8          33,500,000        135.55      33,500,000        135.55
  27       1                 1.38                             65.6          33,000,000         37.42      32,803,754         37.19
  28       1                 1.49                             64.6          32,500,000    213,815.79      32,500,000    213,815.79
  29       1                 1.22                             80.0          31,680,000         92.61      31,680,000         92.61
  30       1                 1.66                             73.2          31,390,000     71,340.91      31,321,340     71,184.86
 30.01     1                                                                20,790,000                    20,744,525
 30.02     1                                                                10,600,000                    10,576,814
  31       1                 1.41                             73.5          30,850,000        107.47      30,850,000        107.47
  32       1                 1.22                             76.5          30,615,000         42.77      30,615,000         42.77
  33       2                 1.30                             78.5          30,500,000     95,911.95      30,500,000     95,911.95
  34       1                 1.29                             76.8          28,800,000         86.86      28,800,000         86.86
  35       1                 1.22                             79.9          28,000,000        152.33      27,949,962        152.06
  36       1                 1.25                             77.1          27,568,000        123.54      27,464,243        123.08
  37       1                 1.48                             64.8          27,105,000        145.51      27,040,066        145.16
  38       1                 1.51                             72.0          27,000,000        193.65      27,000,000        193.65
  39       2                 1.45                             73.2          26,325,000     51,820.87      26,325,000     51,820.87
 39.01     2                                                                11,325,000                    11,325,000
 39.02     2                                                                10,500,000                    10,500,000
 39.03     2                                                                 4,500,000                     4,500,000
  40       1                 2.67                             41.4          25,000,000        203.94      24,226,992        197.63
40.001     1                                                                   130,208                       126,182
40.002     1                                                                   130,208                       126,182
40.003     1                                                                   130,208                       126,182
40.004     1                                                                   130,208                       126,182
40.005     1                                                                   130,208                       126,182
40.006     1                                                                   130,208                       126,182
40.007     1                                                                   130,208                       126,182
40.008     1                                                                   130,208                       126,182
40.009     1                                                                   130,208                       126,182
40.010     1                                                                   130,208                       126,182
40.011     1                                                                   130,208                       126,182
40.012     1                                                                   130,208                       126,182
40.013     1                                                                   130,208                       126,182
40.014     1                                                                   130,208                       126,182
40.015     1                                                                   130,208                       126,182
40.016     1                                                                   130,208                       126,182
40.017     1                                                                   130,208                       126,182
40.018     1                                                                   130,208                       126,182
40.019     1                                                                   130,208                       126,182
40.020     1                                                                   130,208                       126,182
40.021     1                                                                   130,208                       126,182
40.022     1                                                                   130,208                       126,182
40.023     1                                                                   130,208                       126,182
40.024     1                                                                   130,208                       126,182
40.025     1                                                                   130,208                       126,182
40.026     1                                                                   130,208                       126,182
40.027     1                                                                   130,208                       126,182
40.028     1                                                                   130,208                       126,182
40.029     1                                                                   130,208                       126,182
40.030     1                                                                   130,208                       126,182
40.031     1                                                                   130,208                       126,182
40.032     1                                                                   130,208                       126,182
40.033     1                                                                   130,208                       126,182
40.034     1                                                                   130,208                       126,182
40.035     1                                                                   130,208                       126,182
40.036     1                                                                   130,208                       126,182
40.037     1                                                                   130,208                       126,182
40.038     1                                                                   130,208                       126,182
40.039     1                                                                   130,208                       126,182
40.040     1                                                                   130,208                       126,182
40.041     1                                                                   130,208                       126,182
40.042     1                                                                   130,208                       126,182
40.043     1                                                                   130,208                       126,182
40.044     1                                                                   130,208                       126,182
40.045     1                                                                   130,208                       126,182
40.046     1                                                                   130,208                       126,182
40.047     1                                                                   130,208                       126,182
40.048     1                                                                   130,208                       126,182
40.049     1                                                                   130,208                       126,182
40.050     1                                                                   130,208                       126,182
40.051     1                                                                   130,208                       126,182
40.052     1                                                                   130,208                       126,182
40.053     1                                                                   130,208                       126,182
40.054     1                                                                   130,208                       126,182
40.055     1                                                                   130,208                       126,182
40.056     1                                                                   130,208                       126,182
40.057     1                                                                   130,208                       126,182
40.058     1                                                                   130,208                       126,182
40.059     1                                                                   130,208                       126,182
40.060     1                                                                   130,208                       126,182
40.061     1                                                                   130,208                       126,182
40.062     1                                                                   130,208                       126,182
40.063     1                                                                   130,208                       126,182
40.064     1                                                                   130,208                       126,182
40.065     1                                                                   130,208                       126,182
40.066     1                                                                   130,208                       126,182
40.067     1                                                                   130,208                       126,182
40.068     1                                                                   130,208                       126,182
40.069     1                                                                   130,208                       126,182
40.070     1                                                                   130,208                       126,182
40.071     1                                                                   130,208                       126,182
40.072     1                                                                   130,208                       126,182
40.073     1                                                                   130,208                       126,182
40.074     1                                                                   130,208                       126,182
40.075     1                                                                   130,208                       126,182
40.076     1                                                                   130,208                       126,182
40.077     1                                                                   130,208                       126,182
40.078     1                                                                   130,208                       126,182
40.079     1                                                                   130,208                       126,182
40.080     1                                                                   130,208                       126,182
40.081     1                                                                   130,208                       126,182
40.082     1                                                                   130,208                       126,182
40.083     1                                                                   130,208                       126,182
40.084     1                                                                   130,208                       126,182
40.085     1                                                                   130,208                       126,182
40.086     1                                                                   130,208                       126,182
40.087     1                                                                   130,208                       126,182
40.088     1                                                                   130,208                       126,182
40.089     1                                                                   130,208                       126,182
40.090     1                                                                   130,208                       126,182
40.091     1                                                                   130,208                       126,182
40.092     1                                                                   130,208                       126,182
40.093     1                                                                   130,208                       126,182
40.094     1                                                                   130,208                       126,182
40.095     1                                                                   130,208                       126,182
40.096     1                                                                   130,208                       126,182
40.097     1                                                                   130,208                       126,182
40.098     1                                                                   130,208                       126,182
40.099     1                                                                   130,208                       126,182
40.100     1                                                                   130,208                       126,182
40.101     1                                                                   130,208                       126,182
40.102     1                                                                   130,208                       126,182
40.103     1                                                                   130,208                       126,182
40.104     1                                                                   130,208                       126,182
40.105     1                                                                   130,208                       126,182
40.106     1                                                                   130,208                       126,182
40.107     1                                                                   130,208                       126,182
40.108     1                                                                   130,208                       126,182
40.109     1                                                                   130,208                       126,182
40.110     1                                                                   130,208                       126,182
40.111     1                                                                   130,208                       126,182
40.112     1                                                                   130,208                       126,182
40.113     1                                                                   130,208                       126,182
40.114     1                                                                   130,208                       126,182
40.115     1                                                                   130,208                       126,182
40.116     1                                                                   130,208                       126,182
40.117     1                                                                   130,208                       126,182
40.118     1                                                                   130,208                       126,182
40.119     1                                                                   130,208                       126,182
40.120     1                                                                   130,208                       126,182
40.121     1                                                                   130,208                       126,182
40.122     1                                                                   130,208                       126,182
40.123     1                                                                   130,208                       126,182
40.124     1                                                                   130,208                       126,182
40.125     1                                                                   130,208                       126,182
40.126     1                                                                   130,208                       126,182
40.127     1                                                                   130,208                       126,182
40.128     1                                                                   130,208                       126,182
40.129     1                                                                   130,208                       126,182
40.130     1                                                                   130,208                       126,182
40.131     1                                                                   130,208                       126,182
40.132     1                                                                   130,208                       126,182
40.133     1                                                                   130,208                       126,182
40.134     1                                                                   130,208                       126,182
40.135     1                                                                   130,208                       126,182
40.136     1                                                                   130,208                       126,182
40.137     1                                                                   130,208                       126,182
40.138     1                                                                   130,208                       126,182
40.139     1                                                                   130,208                       126,182
40.140     1                                                                   130,208                       126,182
40.141     1                                                                   130,208                       126,182
40.142     1                                                                   130,208                       126,182
40.143     1                                                                   130,208                       126,182
40.144     1                                                                   130,208                       126,182
40.145     1                                                                   130,208                       126,182
40.146     1                                                                   130,208                       126,182
40.147     1                                                                   130,208                       126,182
40.148     1                                                                   130,208                       126,182
40.149     1                                                                   130,208                       126,182
40.150     1                                                                   130,208                       126,182
40.151     1                                                                   130,208                       126,182
40.152     1                                                                   130,208                       126,182
40.153     1                                                                   130,208                       126,182
40.154     1                                                                   130,208                       126,182
40.155     1                                                                   130,208                       126,182
40.156     1                                                                   130,208                       126,182
40.157     1                                                                   130,208                       126,182
40.158     1                                                                   130,208                       126,182
40.159     1                                                                   130,208                       126,182
40.160     1                                                                   130,208                       126,182
40.161     1                                                                   130,208                       126,182
40.162     1                                                                   130,208                       126,182
40.163     1                                                                   130,208                       126,182
40.164     1                                                                   130,208                       126,182
40.165     1                                                                   130,208                       126,182
40.166     1                                                                   130,208                       126,182
40.167     1                                                                   130,208                       126,182
40.168     1                                                                   130,208                       126,182
40.169     1                                                                   130,208                       126,182
40.170     1                                                                   130,208                       126,182
40.171     1                                                                   130,208                       126,182
40.172     1                                                                   130,208                       126,182
40.173     1                                                                   130,208                       126,182
40.174     1                                                                   130,208                       126,182
40.175     1                                                                   130,208                       126,182
40.176     1                                                                   130,208                       126,182
40.177     1                                                                   130,208                       126,182
40.178     1                                                                   130,208                       126,182
40.179     1                                                                   130,208                       126,182
40.180     1                                                                   130,208                       126,182
40.181     1                                                                   130,208                       126,182
40.182     1                                                                   130,208                       126,182
40.183     1                                                                   130,208                       126,182
40.184     1                                                                   130,208                       126,182
40.185     1                                                                   130,208                       126,182
40.186     1                                                                   130,208                       126,182
40.187     1                                                                   130,208                       126,182
40.188     1                                                                   130,208                       126,182
40.189     1                                                                   130,208                       126,182
40.190     1                                                                   130,208                       126,182
40.191     1                                                                   130,208                       126,182
40.192     1                                                                   130,208                       126,182
  41       1                 1.19                             77.9          24,000,000        156.17      24,000,000        156.17
  42       1                 1.19                             79.7          23,600,000        123.06      23,546,525        122.78
  43       1                 1.15                             72.1          23,437,500        147.28      23,437,500        147.28
  44       1                 1.27                             75.0          23,175,000         64.52      23,175,000         64.52
  45       1                 1.55                             68.8          22,700,000         51.92      22,700,000         51.92
  46       1                 1.17                             78.1          22,640,000        192.89      22,640,000        192.89
                             1.46                             65.8          22,973,994         46.04      21,203,611         42.49
  47       1                 1.46                             65.8          12,127,609         46.04      11,104,855         42.49
  48       1                 1.46                             65.8          10,846,385         46.04      10,098,756         42.49
  49       2                 1.29                             68.1          22,125,000     56,441.33      22,125,000     56,441.33
  50       1                 1.32                             78.7          21,175,000        179.92      21,175,000        179.92
  51       1                 1.36                             65.5          20,300,000    165,040.65      20,300,000    165,040.65
  52       1                 1.19                             79.7          20,000,000        141.65      20,000,000        141.65
  53       2                 1.27                             76.8          20,000,000     41,067.76      19,973,150     41,012.63
  54       1                 1.28                             76.9          19,600,000        121.28      19,600,000        121.28
  55       1                 1.17                             78.3          19,100,000        234.32      19,100,000        234.32
  56       1                 1.31                             80.0          18,000,000        136.52      18,000,000        136.52
  57       1                 1.59                             70.7          17,570,000        204.90      17,570,000        204.90
  58       1                 1.22                             64.7          17,500,000        132.58      17,456,080        132.24
  59       2                 1.35                             80.0          17,320,000     48,651.69      17,320,000     48,651.69
 59.01     2                                                                11,720,000                    11,720,000
 59.02     2                                                                 5,600,000                     5,600,000
  60       1                 1.30                             75.5          17,225,000    144,747.90      17,225,000    144,747.90
  61       2                 1.19                             78.2          17,100,000     56,622.52      17,100,000     56,622.52
  62       1                 1.28                             59.3          16,000,000        319.25      16,000,000        319.25
  63       1                 1.15                             79.8          15,600,000        230.74      15,600,000        230.74
  64       2                 1.26                             68.9          15,500,000     93,373.49      15,500,000     93,373.49
  65       1                 1.39                             69.4          15,125,000        325.02      15,125,000        325.02
  66       1                 1.21                             72.2          15,088,000        117.78      15,088,000        117.78
  67       1                 1.19                             78.9          15,000,000         79.94      15,000,000         79.94
 67.01     1                                                                10,900,000                    10,900,000
 67.02     1                                                                 4,100,000                     4,100,000
  68       1                 1.77                             60.1          15,000,000    100,000.00      14,964,230     99,761.53
  69       1                 1.17                             71.9          14,925,000        113.68      14,925,000        113.68
  70       1                 1.21                             71.0          14,520,000        160.97      14,520,000        160.97
  71       1                 1.40                             69.0          14,500,000    107,407.41      14,500,000    107,407.41
  72       1                 1.26                             66.0          14,500,000         41.70      14,442,966         41.54
 72.01     1                                                                 4,640,000                     4,621,749
 72.02     1                                                                 4,190,000                     4,173,519
 72.03     1                                                                 2,570,000                     2,559,891
 72.04     1                                                                 1,900,000                     1,892,527
 72.05     1                                                                 1,200,000                     1,195,280
  73       1                 1.19                             79.9          14,350,000        219.39      14,350,000        219.39
  74       2                 1.33                             73.5          14,000,000     19,943.02      13,958,776     19,884.30
  75       1                 1.34                             73.0          13,775,000        129.70      13,775,000        129.70
 75.01     1                                                                 6,788,951                     6,788,951
 75.02     1                                                                 4,890,964                     4,890,964
 75.03     1                                                                 2,095,085                     2,095,085
  76       2                 1.31                             78.0          13,725,000     80,735.29      13,725,000     80,735.29
  77       1                 1.47                             54.2          13,500,000     55,785.12      13,500,000     55,785.12
  78       2                 1.20                             78.5          13,500,000     90,000.00      13,500,000     90,000.00
  79       1                 1.36                             76.1          13,400,000         41.49      13,400,000         41.49
  80       2                 1.20                             77.2          13,300,000     37,570.62      13,270,537     37,487.39
 80.01     2                                                                 8,590,000                     8,570,971
 80.02     2                                                                 4,710,000                     4,699,566
  81       1                 1.41                             79.8          12,920,000         94.31      12,920,000         94.31
  82       1                 1.22                             79.2          12,600,000        139.51      12,600,000        139.51
  83       1                 1.15                             78.1          12,500,000        245.00      12,500,000        245.00
  84       1                 1.24                             73.5          12,330,000        212.58      12,193,424        210.22
  85       1                 1.21                             74.2          12,100,000         87.75      12,100,000         87.75
  86       2                 1.27                             74.5          12,100,000    103,418.80      12,063,019    103,102.73
 86.01     2                                                                 8,855,138                     8,828,074
 86.02     2                                                                 3,244,862                     3,234,945
  87       2                 1.24                             75.0          12,000,000     58,252.43      12,000,000     58,252.43
  88       1                 1.66                             73.3          11,950,000        119.01      11,950,000        119.01
  89       1                 1.75                             68.3          11,885,000        149.14      11,885,000        149.14
  90       1                 1.29                             78.5          11,850,000    124,736.84      11,850,000    124,736.84
  91       1                 1.35                             70.9          11,700,000         97.02      11,700,000         97.02
  92       1                 1.23                             75.0          11,700,000        114.78      11,700,000        114.78
  93       1                 1.20                             79.6          11,665,000        189.12      11,665,000        189.12
  94       1                 1.66                             71.3          11,550,000         96.43      11,550,000         96.43
  95       1                 1.18                             62.4          11,500,000         59.58      11,475,326         59.45
  96       1                 1.70                             65.4          11,190,000        130.50      11,190,000        130.50
  97       1                 1.19                             79.1          11,000,000        117.84      11,000,000        117.84
  98       1                 1.37                             57.9          11,000,000        118.85      10,974,697        118.57
  99       1                 1.19                             63.1          11,000,000         91.51      10,972,304         91.28
  100      1                 1.07                             76.5          10,900,000         30.28      10,900,000         30.28
  101      1                 1.19                             84.0          10,874,000        260.49      10,874,000        260.49
  102      1                 1.15                             79.8          10,850,000        329.71      10,850,000        329.71
  103      1                 1.33                             75.0          10,800,000         90.23      10,800,000         90.23
  104      1                 1.20                             65.6          10,700,000         86.44      10,700,000         86.44
  105      1                 1.74                             62.9          10,500,000         92.44      10,500,000         92.44
  106      1                 1.27                             81.6          10,500,000        175.54      10,500,000        175.54
  107      2                 1.46                             71.2          10,500,000     51,470.59      10,500,000     51,470.59
  108      1                 1.25                             80.0          10,360,000         97.96      10,360,000         97.96
  109      1                 1.39                             69.1          10,300,000        225.53      10,300,000        225.53
  110      1                 1.20                             80.0          10,160,000         93.11      10,160,000         93.11
  111      1                 1.63                             61.7          10,000,000         49.73      10,000,000         49.73
  112      1                 1.36                             79.7          10,000,000        110.59      10,000,000        110.59
  113      2                 1.16                             79.9          10,000,000     52,083.33      10,000,000     52,083.33
  114      1                 1.77                             45.5          10,000,000        218.34      10,000,000        218.34
  115      1                 1.35                             76.9          10,000,000        177.43      10,000,000        177.43
  116      1                 1.46                             73.0          10,000,000         74.18       9,987,039         74.09
116.01     1                                                                 4,283,626                     4,278,074
116.02     1                                                                 3,318,713                     3,314,412
116.03     1                                                                 2,397,661                     2,394,553
  117      1                 1.51                             60.1           9,800,000        348.92       9,800,000        348.92
  118      1                 1.05                             78.9           9,700,000        181.31       9,700,000        181.31
  119      1                 1.31                             67.5           9,250,000        104.08       9,250,000        104.08
  120      1                 1.10                             73.6           9,200,000        212.88       9,200,000        212.88
  121      1                 1.23                             73.1           9,100,000         79.37       9,080,006         79.20
121.01     1                                                                 4,960,000                     4,949,102
121.02     1                                                                 4,140,000                     4,130,904
  122      1                 1.14                             78.3           9,000,000        355.07       9,000,000        355.07
  123      1                 1.30                             59.1           9,000,000         78.68       8,987,546         78.57
  124      1                 1.22                             65.5           9,000,000        138.53       8,970,278        138.08
  125      1                 1.20                             69.5           8,900,000         34.87       8,900,000         34.87
  126      1                 1.21                             60.6           8,850,000        126.35       8,850,000        126.35
  127      1                 1.24                             76.0           8,700,000        139.33       8,700,000        139.33
  128      1                 1.60                             66.5           8,510,000        115.47       8,510,000        115.47
  129      1                 1.28                             78.0           8,500,000         57.58       8,500,000         57.58
  130      1                 1.20                             67.7           8,400,000        175.00       8,400,000        175.00
  131      1                 1.73                             69.9           8,385,000        114.24       8,385,000        114.24
  132      1                 1.71                             66.1           8,325,000        109.02       8,325,000        109.02
  133      1                 1.49                             78.3           8,300,000     87,368.42       8,300,000     87,368.42
  134      1                 2.00                             51.7           8,320,000         89.31       8,295,289         89.05
  135      1                 1.66                             67.1           8,250,000        112.90       8,250,000        112.90
  136      1                 1.21                             78.8           8,200,000        174.85       8,200,000        174.85
  137      1                 1.16                             72.3           8,100,000        100.62       8,100,000        100.62
  138      1                 1.26                             71.7           8,100,000        229.83       8,100,000        229.83
  139      1                 1.43                             74.8           8,000,000     65,573.77       8,000,000     65,573.77
  140      1                 1.61                             61.0           7,740,000        105.13       7,740,000        105.13
  141      1                 1.38                             75.0           7,575,000        147.38       7,575,000        147.38
  142      1                 1.18                             79.8           7,500,000        125.00       7,500,000        125.00
  143      1                 1.31                             67.1           7,400,000     64,912.28       7,382,474     64,758.54
  144      1                 1.21                             72.8           7,250,000        166.53       7,240,337        166.31
  145      1                 1.20                             71.8           7,200,000        127.32       7,183,211        127.02
  146      1                 1.20                             79.4           7,150,000         55.17       7,150,000         55.17
  147      2                 1.20                             80.0           6,800,000     30,357.14       6,800,000     30,357.14
  148      1                 1.20                             69.1           6,800,000     82,926.83       6,768,467     82,542.28
  149      2                 1.24                             77.9           6,732,000     49,500.00       6,732,000     49,500.00
  150      1                 1.39                             68.5           6,600,000     78,571.43       6,579,072     78,322.28
  151      1                 1.30                             77.8           6,531,000     83,730.77       6,531,000     83,730.77
  152      1                 1.20                             63.1           6,500,000         86.50       6,500,000         86.50
  153      1                 1.77                             63.0           6,490,000         91.23       6,490,000         91.23
  154      1                 1.39                             74.3           6,315,000        517.16       6,315,000        517.16
  155      1                 1.20                             70.7           6,300,000        195.12       6,290,042        194.81
  156      2                 1.22                             61.7           6,100,000     29,756.10       6,081,286     29,664.81
  157      1                 1.70                             45.1           6,000,000         55.17       6,000,000         55.17
  158      2                 1.35                             80.0           6,000,000     62,500.00       6,000,000     62,500.00
  159      1                 1.52                             70.5           6,000,000     73,170.73       5,992,115     73,074.57
  160      1                 1.29                             60.5           6,000,000        394.17       5,987,711        393.36
  161      2                 1.36                             75.0           5,960,000     36,564.42       5,960,000     36,564.42
  162      1                 1.33                             78.4           5,900,000        135.94       5,900,000        135.94
  163      1                 1.21                             74.0           5,800,000     49,572.65       5,800,000     49,572.65
  164      1                 1.68                             64.8           5,770,000         76.40       5,770,000         76.40
  165      1                 1.44                             74.7           5,750,000     47,520.66       5,750,000     47,520.66
  166      1                 1.65                             74.4           5,600,000     62,222.22       5,582,895     62,032.16
  167      1                 1.51                             69.5           5,500,000     42,635.66       5,469,448     42,398.82
  168      1                 1.26                             71.9           5,450,000         74.47       5,450,000         74.47
  169      1                 1.26                             79.4           5,436,000        375.16       5,436,000        375.16
  170      1                 1.41                             74.1           5,350,000        107.86       5,338,197        107.62
  171      1                 1.20                             81.0           5,300,000        232.24       5,300,000        232.24
  172      1                 1.22                             79.3           5,300,000         34.24       5,292,951         34.19
  173      1                 1.57                             57.8           5,200,000        221.34       5,200,000        221.34
                             1.44                             66.7           5,200,000         26.82       5,183,680         26.74
  174      1                 1.44                             66.7           3,000,000         26.82       2,990,584         26.74
  175      1                 1.44                             66.7           2,200,000         26.82       2,193,095         26.74
  176      1                 2.29                             64.7           5,200,000     36,363.64       5,173,017     36,174.94
  177      1                 1.49                             57.3           5,100,000         80.77       5,100,000         80.77
  178      1                 1.74                             63.3           5,060,000         80.99       5,060,000         80.99
  179      1                 1.29                             48.5           5,200,000        173.17       5,058,745        168.47
179.01     1                                                                   737,872                       717,828
179.02     1                                                                   717,929                       698,427
179.03     1                                                                   688,015                       669,326
179.04     1                                                                   663,087                       645,075
179.05     1                                                                   573,346                       557,771
179.06     1                                                                   548,418                       533,521
179.07     1                                                                   533,461                       518,970
179.08     1                                                                   518,504                       504,419
179.09     1                                                                   219,367                       213,408
  180      1                 1.42                             71.9           5,050,000     57,386.36       5,034,507     57,210.31
  181      1                 1.36                             71.4           5,000,000        199.20       5,000,000        199.20
  182      1                 1.35                             70.5           5,000,000         60.39       5,000,000         60.39
  183      1                 1.20                             69.9           5,000,000         88.87       5,000,000         88.87
  184      1                 1.36                             72.2           4,900,000     47,115.38       4,900,000     47,115.38
  185      1                 1.27                             79.0           4,880,000         56.69       4,880,000         56.69
  186      1                 1.25                             77.3           4,800,000        118.52       4,792,222        118.33
  187      1                 1.45                             72.0           4,760,000     45,769.23       4,749,499     45,668.25
  188      1                 1.21                             75.5           4,700,000        128.71       4,689,622        128.43
  189      1                 1.68                             61.9           4,645,000         87.68       4,645,000         87.68
                             1.28                             67.9           4,620,000        128.05       4,620,000        128.05
  190      1                 1.28                             67.9           3,520,000        128.05       3,520,000        128.05
  191      1                 1.28                             67.9           1,100,000        128.05       1,100,000        128.05
  192      1                 1.23                             69.4           4,600,000     57,500.00       4,580,430     57,255.38
  193      1                 1.19                             79.9           4,560,000        314.70       4,553,872        314.28
  194      1                 1.20                             78.3           4,500,000        129.94       4,500,000        129.94
  195      1                 1.25                             78.9           4,500,000        105.30       4,500,000        105.30
  196      1                 1.23                             66.9           4,425,000        196.45       4,415,214        196.01
  197      1                 1.28                             40.4           4,400,000        636.76       4,382,511        634.23
  198      2                 1.24                             78.4           4,350,000     29,391.89       4,350,000     29,391.89
  199      1                 1.53                             55.9           4,300,000         64.51       4,300,000         64.51
  200      1                 1.28                             65.3           4,200,000         62.33       4,180,917         62.05
  201      1                 2.03                             38.9           4,180,000         82.27       4,180,000         82.27
  202      1                 1.19                             75.0           4,135,000        299.12       4,135,000        299.12
  203      1                 1.25                             71.6           4,085,000         38.54       4,078,932         38.48
  204      2                 1.21                             62.5           4,000,000     23,809.52       4,000,000     23,809.52
  205      1                 1.20                             77.7           4,000,000        265.25       4,000,000        265.25
  206      1                 1.27                             69.6           4,000,000        269.91       4,000,000        269.91
  207      1                 1.41                             80.0           3,920,000        200.95       3,920,000        200.95
  208      1                 1.23                             72.6           3,920,000        264.51       3,920,000        264.51
  209      1                 1.15                             76.3           3,860,000        368.99       3,850,660        368.10
  210      1                 1.37                             74.2           3,850,000        198.63       3,850,000        198.63
  211      1                 1.85                             49.6           3,840,000         58.62       3,828,595         58.44
  212      1                 1.98                             44.9           3,840,000         66.85       3,828,595         66.65
  213      1                 1.24                             69.1           3,800,000        267.61       3,800,000        267.61
  214      1                 1.23                             74.2           3,800,000         48.95       3,800,000         48.95
  215      1                 1.35                             66.6           3,750,000     28,846.15       3,740,746     28,774.97
  216      1                 1.42                             59.6           3,700,000         39.01       3,695,113         38.96
  217      1                 1.29                             59.6           3,700,000        159.60       3,695,023        159.39
  218      1                 1.45                             43.5           3,750,000         37.71       3,694,791         37.16
  219      1                 1.60                             68.3           3,700,000         61.28       3,688,365         61.09
  220      1                 1.68                             47.9           3,620,000         83.12       3,620,000         83.12
  221      2                 1.32                             76.6           3,600,000    100,000.00       3,600,000    100,000.00
  222      2                 1.39                             54.5           3,600,000     35,294.12       3,595,076     35,245.84
  223      1                 1.22                             73.2           3,563,000        241.53       3,563,000        241.53
  224      2                 1.29                             71.8           3,500,000     32,407.41       3,495,466     32,365.43
  225      1                 1.37                             63.2           3,475,000        224.06       3,475,000        224.06
225.01     1                                                                 2,880,000                     2,880,000
225.02     1                                                                   595,000                       595,000
  226      1                 1.64                             53.9           3,450,000        119.92       3,450,000        119.92
  227      1                 1.05                             77.3           3,430,000        234.00       3,430,000        234.00
  228      1                 1.85                             46.8           3,400,000         21.96       3,393,903         21.92
  229      2                 1.31                             68.6           3,350,000     21,202.53       3,339,265     21,134.59
  230      1                 1.44                             67.9           3,346,000        136.68       3,335,197        136.24
  231      1                 1.35                             69.8           3,300,000        130.10       3,300,000        130.10
  232      2                 1.35                             80.0           3,200,000     26,890.76       3,200,000     26,890.76
  233      1                 1.35                             76.9           3,200,000        289.10       3,200,000        289.10
  234      1                 1.50                             69.0           3,200,000         39.08       3,189,668         38.95
  235      1                 1.26                             78.8           3,000,000        145.10       2,993,724        144.79
  236      1                 1.21                             78.7           3,000,000        267.86       2,990,673        267.02
  237      2                 1.26                             64.5           3,000,000     24,000.00       2,990,513     23,924.10
  238      1                 1.17                             60.8           3,000,000        223.88       2,978,520        222.28
  239      2                 1.14                             79.3           2,900,800     48,346.67       2,900,800     48,346.67
  240      1                 1.31                             67.1           2,800,000        114.54       2,791,436        114.19
  241      1                 1.19                             79.8           2,800,000        250.00       2,791,295        249.22
  242      1                 1.29                             53.0           2,800,000        109.48       2,780,713        108.73
  243      1                 1.30                             69.8           2,730,000        214.66       2,722,046        214.03
  244      1                 1.18                             77.0           2,705,000         64.40       2,694,662         64.16
  245      2                 1.24                             62.7           2,700,000     37,500.00       2,693,960     37,416.11
  246      1                 1.23                             69.5           2,650,000         46.59       2,641,993         46.45
  247      1                 1.55                             62.6           2,575,000         79.82       2,566,857         79.57
  248      1                 2.34                             31.3           2,500,000        143.84       2,500,000        143.84
  249      1                 1.20                             71.3           2,500,000         79.20       2,496,644         79.09
  250      1                 1.34                             50.9           2,500,000        227.79       2,492,432        227.10
  251      2                 1.36                             60.8           2,500,000     56,818.18       2,492,094     56,638.50
  252      2                 1.16                             66.3           2,470,000     95,000.00       2,454,619     94,408.43
  253      2                 1.25                             60.6           2,450,000     74,242.42       2,450,000     74,242.42
  254      1                 1.52                             64.7           2,440,000         60.28       2,432,122         60.08
  255      2                 1.29                             54.7           2,400,000     32,000.00       2,394,735     31,929.80
  256      1                 1.46                             56.0           2,350,000        205.74       2,350,000        205.74
  257      2                 15.11                             5.0           2,300,000     36,507.94       2,289,908     36,347.75
  258      1                 1.21                             78.9           2,250,000        570.49       2,250,000        570.49
  259      1                 1.35                             69.7           2,250,000         37.45       2,242,952         37.34
  260      1                 1.30                             73.1           2,200,000        142.86       2,200,000        142.86
  261      1                 1.20                             73.3           2,180,000        213.73       2,180,000        213.73
  262      1                 1.41                             70.1           2,175,000         91.51       2,172,095         91.38
  263      2                 1.27                             71.5           2,160,000     33,750.00       2,153,411     33,647.05
  264      2                 1.23                             81.1           2,150,000     32,575.76       2,150,000     32,575.76
  265      1                 1.21                             75.4           2,100,000        207.41       2,100,000        207.41
  266      1                 1.30                             58.0           2,100,000         59.13       2,093,422         58.95
  267      1                 1.14                             70.0           2,050,000         85.62       2,046,314         85.47
  268      1                 1.24                             79.9           2,005,000         74.14       2,002,319         74.04
268.01     1                                                                   707,301                       706,355
268.02     1                                                                   692,919                       691,993
268.03     1                                                                   604,780                       603,971
  269      1                 1.38                             66.7           2,000,000        197.16       2,000,000        197.16
  270      1                 1.39                             63.3           2,000,000        162.19       2,000,000        162.19
  271      1                 1.32                             64.1           2,000,000        293.94       1,993,991        293.06
  272      1                 1.69                             39.9           2,000,000         71.42       1,993,922         71.20
  273      1                 1.58                             31.2           2,000,000    125,000.00       1,993,639    124,602.45
  274      1                 1.18                             49.8           2,000,000    125,000.00       1,991,230    124,451.89
  275      1                 1.22                             78.6           1,950,000        125.51       1,945,764        125.23
  276      1                 1.20                             77.8           1,950,000        174.11       1,943,938        173.57
  277      2                 1.33                             79.8           1,896,000     26,333.33       1,891,807     26,275.09
  278      1                 1.23                             69.5           1,890,000        101.77       1,890,000        101.77
  279      1                 2.21                             50.1           1,825,000        168.36       1,825,000        168.36
  280      1                 1.42                             72.8           1,850,000         75.49       1,819,246         74.24
  281      1                 1.20                             78.7           1,788,000         66.12       1,785,609         66.03
281.01     1                                                                   608,996                       608,182
281.02     1                                                                   600,851                       600,048
281.03     1                                                                   578,153                       577,380
  282      2                 1.10                             75.0           1,798,000     59,933.33       1,785,158     59,505.27
  283      1                 1.58                             41.9           1,750,000        154.87       1,740,488        154.03
  284      2                 1.35                             74.8           1,720,000     38,222.22       1,720,000     38,222.22
  285      1                 1.20                             74.1           1,700,000        331.71       1,700,000        331.71
  286      2                 1.11                             66.4           1,685,000     93,611.11       1,674,207     93,011.51
  287      1                 1.28                             71.3           1,662,000        208.93       1,662,000        208.93
  288      1                 1.22                             47.5           1,650,000         86.05       1,640,241         85.54
  289      2                 1.49                             70.8           1,560,000     31,836.73       1,557,970     31,795.31
  290      1                 1.52                             75.4           1,500,000         91.46       1,500,000         91.46
  291      1                 1.22                             61.5           1,500,000        230.70       1,500,000        230.70
  292      1                 1.31                             62.9           1,500,000         84.53       1,496,742         84.35
  293      2                 1.15                             67.2           1,505,000     32,717.39       1,494,251     32,483.71
  294      2                 1.28                             79.8           1,456,000     45,500.00       1,452,780     45,399.37
  295      1                 1.27                             73.7           1,400,000        186.42       1,400,000        186.42
  296      2                 1.32                             79.9           1,400,000     36,842.11       1,398,117     36,792.54
  297      1                 1.26                             78.3           1,375,000         55.03       1,370,877         54.86
  298      2                 1.18                             73.0           1,350,000     28,723.40       1,350,000     28,723.40
  299      2                 1.17                             78.0           1,260,000     23,773.58       1,251,248     23,608.45
  300      1                 1.27                             65.7           1,250,000        300.99       1,247,410        300.36
  301      1                 1.19                             75.0           1,200,000         80.00       1,200,000         80.00
  302      1                 1.29                             61.5           1,100,000        211.21       1,100,000        211.21
  303      2                 1.39                             56.9           1,030,000     28,611.11       1,024,644     28,462.34
  304      2                 1.35                             58.5           1,030,000     17,457.63       1,023,365     17,345.18
  305      2                 1.19                             64.1           1,015,000     50,750.00       1,012,817     50,640.85
  306      2                 1.20                             80.2           1,010,000     42,083.33       1,010,000     42,083.33
  307      1                 1.49                             45.1           1,000,000        101.80         992,846        101.07
  308      2                 1.15                             59.0             950,000     59,375.00         944,751     59,046.91
  309      1                 1.17                             72.2             900,000        100.10         894,677         99.51
  310      2                 1.19                             57.3             863,000     86,300.00         856,664     85,666.36
  311      2                 1.16                             62.9             848,000     42,400.00         843,052     42,152.62
  312      2                 1.19                             56.1             800,000    114,285.71         800,000    114,285.71
  313      1                 1.25                             79.8             800,000        197.68         798,262        197.25
  314      1                 1.20                             74.6             785,000         87.09         783,363         86.91
  315      2                 1.17                             62.1             750,000     75,000.00         745,695     74,569.45
  316      2                 1.62                             44.6             730,000     66,363.64         725,298     65,936.16
  317      2                 1.16                             55.4             725,000     90,625.00         720,330     90,041.25
  318      1                 1.30                             40.3             675,000         62.06         671,625         61.75
  319      2                 1.12                             66.6             657,000     41,062.50         652,768     40,798.00
  320      2                 1.33                             63.6             640,000     32,000.00         636,425     31,821.23
  321      2                 1.28                             44.1             615,000     61,500.00         610,926     61,092.65
  322      1                 1.20                             53.3             590,000        261.76         586,804        260.34
  323      2                 1.16                             58.2             585,000     48,750.00         581,838     48,486.48
  324      2                 1.25                             65.9             540,000     38,571.43         536,983     38,355.95
  325      2                 1.87                             29.6             530,000     44,166.67         527,055     43,921.27
  326      2                 1.13                             45.3             510,000     51,000.00         507,024     50,702.44
  327      2                 1.20                             68.6             500,000     22,727.27         497,528     22,614.93
  328      2                 1.23                             39.3             500,000     31,250.00         496,851     31,053.19
  329      2                 1.88                             24.8             500,000     14,705.88         496,851     14,613.27
  330      2                 1.34                             45.2             500,000     62,500.00         496,815     62,101.91
  331      2                 1.19                             51.2             500,000    100,000.00         496,329     99,265.77
  332      2                 1.21                             61.3             485,000     60,625.00         481,439     60,179.87
  333      2                 1.98                             28.8             434,000     43,400.00         431,373     43,137.34

         LOAN                                              % OF APPLICABLE                                      NET
         GROUP   MATURITY/ARD    MATURITY    % OF INITIAL    LOAN GROUP          INTEREST         ADMIN.     MORTGAGE
LOAN #  1 OR 2  BALANCE ($)(8)  LTV %(3)(5)  POOL BALANCE      BALANCE      RATE %(9)(12)(31)  FEE %(9)(10)  RATE %(9)  ACCRUAL TYPE
------------------------------------------------------------------------------------------------------------------------------------

   1       2       800,000,000     55.6         18.1%          66.4%              6.3840          0.0205      6.3635     Actual/360
 1.01      2       618,867,925                  14.0%          51.3%
 1.02      2       181,132,075                   4.1%          15.0%
   2       1       170,000,000     52.3          3.8%           5.3%              6.1230          0.0205      6.1025     Actual/360
   3       1       109,592,500     53.7          2.8%           3.9%              6.4700          0.0205      6.4495     Actual/360
   4       1        83,000,000     76.9          1.9%           2.6%              5.5065          0.0205      5.4860     Actual/360
   5       1        76,325,713     67.5          1.9%           2.5%              5.5650          0.0505      5.5145     Actual/360
   6       1        67,000,000     78.8          1.5%           2.1%              5.4704          0.0205      5.4499     Actual/360
 6.01      1         8,644,000                   0.2%           0.3%
 6.02      1         7,400,000                   0.2%           0.2%
 6.03      1         7,000,000                   0.2%           0.2%
 6.04      1         6,200,000                   0.1%           0.2%
 6.05      1         6,050,000                   0.1%           0.2%
 6.06      1         5,200,000                   0.1%           0.2%
 6.07      1         4,624,000                   0.1%           0.1%
 6.08      1         4,200,000                   0.1%           0.1%
 6.09      1         4,088,000                   0.1%           0.1%
 6.10      1         2,900,000                   0.1%           0.1%
 6.11      1         2,400,000                   0.1%           0.1%
 6.12      1         2,308,000                   0.1%           0.1%
 6.13      1         2,250,000                   0.1%           0.1%
 6.14      1         2,200,000                   0.0%           0.1%
 6.15      1         1,536,000                   0.0%           0.0%
   7       1        60,395,047     69.5          1.5%           2.0%              5.5000          0.0505      5.4495     Actual/360
   8       1        62,000,000     63.3          1.4%           1.9%              5.5830          0.0205      5.5625     Actual/360
   9       1        51,046,333     54.3          1.2%           1.7%              6.5000          0.0205      6.4795     Actual/360
  10       1        53,500,000     79.9          1.2%           1.7%              5.4700          0.0205      5.4495     Actual/360
  11       1        46,668,821     73.0          1.1%           1.6%              5.8280          0.0205      5.8075     Actual/360
  12       1        50,000,000     79.9          1.1%           1.6%              5.8700          0.0205      5.8495     Actual/360
 12.01     1        18,400,000                   0.4%           0.6%
 12.02     1        18,400,000                   0.4%           0.6%
 12.03     1        13,200,000                   0.3%           0.4%
                    34,233,829     30.7          1.0%           0.0%              6.4890          0.0205      6.4885     Actual/360
  13       1        14,893,179     30.7          0.4%           0.6%              6.4890          0.0205      6.4685     Actual/360
  14       1         9,673,251     30.7          0.3%           0.4%              6.4890          0.0205      6.4685     Actual/360
  15       1         9,667,400     30.7          0.3%           0.4%              6.4890          0.0205      6.4685     Actual/360
  16       2        42,900,000     66.0          1.0%           3.6%              5.6770          0.0205      5.6565     Actual/360
  17       1        38,276,202     64.9          0.9%           1.3%              5.8400          0.0305      5.8095     Actual/360
  18       1        39,500,000     74.5          0.9%           1.2%              5.6625          0.0205      5.6420     Actual/360
  19       1        38,700,000     73.7          0.9%           1.2%              5.7430          0.0205      5.7225     Actual/360
  20       1        34,941,178     70.9          0.8%           1.2%              5.6996          0.0205      5.6791     Actual/360
  21       1        32,952,527     66.8          0.8%           1.1%              5.7500          0.0205      5.7295     Actual/360
  22       1        32,601,525     71.3          0.8%           1.1%              5.6770          0.1105      5.5665     Actual/360
  23       1        29,826,230     66.3          0.8%           1.1%              6.1700          0.0205      6.1495     Actual/360
  24       1        29,161,080     61.9          0.8%           1.1%              5.7300          0.0505      5.6795     Actual/360
  25       1        30,714,004     72.8          0.8%           1.0%              5.6100          0.0205      5.5895     Actual/360
  26       1        31,205,619     74.3          0.8%           1.0%              5.6800          0.0505      5.6295     Actual/360
  27       1        25,424,884     50.9          0.7%           1.0%              5.8500          0.0505      5.7995     Actual/360
  28       1        32,500,000     64.6          0.7%           1.0%              5.8100          0.0205      5.7895     Actual/360
  29       1        29,421,989     74.3          0.7%           1.0%              5.4700          0.0305      5.4395     Actual/360
  30       1        26,563,635     62.1          0.7%           1.0%              5.9275          0.0305      5.8970     Actual/360
 30.01     1        17,593,436                   0.5%           0.6%
 30.02     1         8,970,199                   0.2%           0.3%
  31       1        28,208,410     67.2          0.7%           1.0%              5.6270          0.0205      5.6065     Actual/360
  32       1        27,528,498     68.8          0.7%           1.0%              5.7530          0.0205      5.7325     Actual/360
  33       2        30,500,000     78.5          0.7%           2.5%              5.6500          0.0205      5.6295     Actual/360
  34       1        26,898,940     71.7          0.7%           0.9%              5.8700          0.0205      5.8495     Actual/360
  35       1        24,652,074     70.4          0.6%           0.9%              5.3270          0.0205      5.3065     Actual/360
  36       1        23,604,177     66.3          0.6%           0.9%              6.3300          0.0405      6.2895     Actual/360
  37       1        22,436,070     53.8          0.6%           0.8%              6.2100          0.0205      6.1895     Actual/360
  38       1        27,000,000     72.0          0.6%           0.8%              5.6350          0.0230      5.6120     Actual/360
  39       2        26,325,000     73.2          0.6%           2.2%              5.7900          0.1105      5.6795     Actual/360
 39.01     2        11,325,000                   0.3%           0.9%
 39.02     2        10,500,000                   0.2%           0.9%
 39.03     2         4,500,000                   0.1%           0.4%
  40       1        19,484,972     33.3          0.5%           0.8%              6.1900          0.0305      6.1595     Actual/360
40.001     1           101,485                   0.0%           0.0%
40.002     1           101,485                   0.0%           0.0%
40.003     1           101,485                   0.0%           0.0%
40.004     1           101,485                   0.0%           0.0%
40.005     1           101,485                   0.0%           0.0%
40.006     1           101,485                   0.0%           0.0%
40.007     1           101,485                   0.0%           0.0%
40.008     1           101,485                   0.0%           0.0%
40.009     1           101,485                   0.0%           0.0%
40.010     1           101,485                   0.0%           0.0%
40.011     1           101,485                   0.0%           0.0%
40.012     1           101,485                   0.0%           0.0%
40.013     1           101,485                   0.0%           0.0%
40.014     1           101,485                   0.0%           0.0%
40.015     1           101,485                   0.0%           0.0%
40.016     1           101,485                   0.0%           0.0%
40.017     1           101,485                   0.0%           0.0%
40.018     1           101,485                   0.0%           0.0%
40.019     1           101,485                   0.0%           0.0%
40.020     1           101,485                   0.0%           0.0%
40.021     1           101,485                   0.0%           0.0%
40.022     1           101,485                   0.0%           0.0%
40.023     1           101,485                   0.0%           0.0%
40.024     1           101,485                   0.0%           0.0%
40.025     1           101,485                   0.0%           0.0%
40.026     1           101,485                   0.0%           0.0%
40.027     1           101,485                   0.0%           0.0%
40.028     1           101,485                   0.0%           0.0%
40.029     1           101,485                   0.0%           0.0%
40.030     1           101,485                   0.0%           0.0%
40.031     1           101,485                   0.0%           0.0%
40.032     1           101,485                   0.0%           0.0%
40.033     1           101,485                   0.0%           0.0%
40.034     1           101,485                   0.0%           0.0%
40.035     1           101,485                   0.0%           0.0%
40.036     1           101,485                   0.0%           0.0%
40.037     1           101,485                   0.0%           0.0%
40.038     1           101,485                   0.0%           0.0%
40.039     1           101,485                   0.0%           0.0%
40.040     1           101,485                   0.0%           0.0%
40.041     1           101,485                   0.0%           0.0%
40.042     1           101,485                   0.0%           0.0%
40.043     1           101,485                   0.0%           0.0%
40.044     1           101,485                   0.0%           0.0%
40.045     1           101,485                   0.0%           0.0%
40.046     1           101,485                   0.0%           0.0%
40.047     1           101,485                   0.0%           0.0%
40.048     1           101,485                   0.0%           0.0%
40.049     1           101,485                   0.0%           0.0%
40.050     1           101,485                   0.0%           0.0%
40.051     1           101,485                   0.0%           0.0%
40.052     1           101,485                   0.0%           0.0%
40.053     1           101,485                   0.0%           0.0%
40.054     1           101,485                   0.0%           0.0%
40.055     1           101,485                   0.0%           0.0%
40.056     1           101,485                   0.0%           0.0%
40.057     1           101,485                   0.0%           0.0%
40.058     1           101,485                   0.0%           0.0%
40.059     1           101,485                   0.0%           0.0%
40.060     1           101,485                   0.0%           0.0%
40.061     1           101,485                   0.0%           0.0%
40.062     1           101,485                   0.0%           0.0%
40.063     1           101,485                   0.0%           0.0%
40.064     1           101,485                   0.0%           0.0%
40.065     1           101,485                   0.0%           0.0%
40.066     1           101,485                   0.0%           0.0%
40.067     1           101,485                   0.0%           0.0%
40.068     1           101,485                   0.0%           0.0%
40.069     1           101,485                   0.0%           0.0%
40.070     1           101,485                   0.0%           0.0%
40.071     1           101,485                   0.0%           0.0%
40.072     1           101,485                   0.0%           0.0%
40.073     1           101,485                   0.0%           0.0%
40.074     1           101,485                   0.0%           0.0%
40.075     1           101,485                   0.0%           0.0%
40.076     1           101,485                   0.0%           0.0%
40.077     1           101,485                   0.0%           0.0%
40.078     1           101,485                   0.0%           0.0%
40.079     1           101,485                   0.0%           0.0%
40.080     1           101,485                   0.0%           0.0%
40.081     1           101,485                   0.0%           0.0%
40.082     1           101,485                   0.0%           0.0%
40.083     1           101,485                   0.0%           0.0%
40.084     1           101,485                   0.0%           0.0%
40.085     1           101,485                   0.0%           0.0%
40.086     1           101,485                   0.0%           0.0%
40.087     1           101,485                   0.0%           0.0%
40.088     1           101,485                   0.0%           0.0%
40.089     1           101,485                   0.0%           0.0%
40.090     1           101,485                   0.0%           0.0%
40.091     1           101,485                   0.0%           0.0%
40.092     1           101,485                   0.0%           0.0%
40.093     1           101,485                   0.0%           0.0%
40.094     1           101,485                   0.0%           0.0%
40.095     1           101,485                   0.0%           0.0%
40.096     1           101,485                   0.0%           0.0%
40.097     1           101,485                   0.0%           0.0%
40.098     1           101,485                   0.0%           0.0%
40.099     1           101,485                   0.0%           0.0%
40.100     1           101,485                   0.0%           0.0%
40.101     1           101,485                   0.0%           0.0%
40.102     1           101,485                   0.0%           0.0%
40.103     1           101,485                   0.0%           0.0%
40.104     1           101,485                   0.0%           0.0%
40.105     1           101,485                   0.0%           0.0%
40.106     1           101,485                   0.0%           0.0%
40.107     1           101,485                   0.0%           0.0%
40.108     1           101,485                   0.0%           0.0%
40.109     1           101,485                   0.0%           0.0%
40.110     1           101,485                   0.0%           0.0%
40.111     1           101,485                   0.0%           0.0%
40.112     1           101,485                   0.0%           0.0%
40.113     1           101,485                   0.0%           0.0%
40.114     1           101,485                   0.0%           0.0%
40.115     1           101,485                   0.0%           0.0%
40.116     1           101,485                   0.0%           0.0%
40.117     1           101,485                   0.0%           0.0%
40.118     1           101,485                   0.0%           0.0%
40.119     1           101,485                   0.0%           0.0%
40.120     1           101,485                   0.0%           0.0%
40.121     1           101,485                   0.0%           0.0%
40.122     1           101,485                   0.0%           0.0%
40.123     1           101,485                   0.0%           0.0%
40.124     1           101,485                   0.0%           0.0%
40.125     1           101,485                   0.0%           0.0%
40.126     1           101,485                   0.0%           0.0%
40.127     1           101,485                   0.0%           0.0%
40.128     1           101,485                   0.0%           0.0%
40.129     1           101,485                   0.0%           0.0%
40.130     1           101,485                   0.0%           0.0%
40.131     1           101,485                   0.0%           0.0%
40.132     1           101,485                   0.0%           0.0%
40.133     1           101,485                   0.0%           0.0%
40.134     1           101,485                   0.0%           0.0%
40.135     1           101,485                   0.0%           0.0%
40.136     1           101,485                   0.0%           0.0%
40.137     1           101,485                   0.0%           0.0%
40.138     1           101,485                   0.0%           0.0%
40.139     1           101,485                   0.0%           0.0%
40.140     1           101,485                   0.0%           0.0%
40.141     1           101,485                   0.0%           0.0%
40.142     1           101,485                   0.0%           0.0%
40.143     1           101,485                   0.0%           0.0%
40.144     1           101,485                   0.0%           0.0%
40.145     1           101,485                   0.0%           0.0%
40.146     1           101,485                   0.0%           0.0%
40.147     1           101,485                   0.0%           0.0%
40.148     1           101,485                   0.0%           0.0%
40.149     1           101,485                   0.0%           0.0%
40.150     1           101,485                   0.0%           0.0%
40.151     1           101,485                   0.0%           0.0%
40.152     1           101,485                   0.0%           0.0%
40.153     1           101,485                   0.0%           0.0%
40.154     1           101,485                   0.0%           0.0%
40.155     1           101,485                   0.0%           0.0%
40.156     1           101,485                   0.0%           0.0%
40.157     1           101,485                   0.0%           0.0%
40.158     1           101,485                   0.0%           0.0%
40.159     1           101,485                   0.0%           0.0%
40.160     1           101,485                   0.0%           0.0%
40.161     1           101,483                   0.0%           0.0%
40.162     1           101,483                   0.0%           0.0%
40.163     1           101,483                   0.0%           0.0%
40.164     1           101,483                   0.0%           0.0%
40.165     1           101,483                   0.0%           0.0%
40.166     1           101,483                   0.0%           0.0%
40.167     1           101,483                   0.0%           0.0%
40.168     1           101,483                   0.0%           0.0%
40.169     1           101,483                   0.0%           0.0%
40.170     1           101,483                   0.0%           0.0%
40.171     1           101,483                   0.0%           0.0%
40.172     1           101,483                   0.0%           0.0%
40.173     1           101,483                   0.0%           0.0%
40.174     1           101,483                   0.0%           0.0%
40.175     1           101,483                   0.0%           0.0%
40.176     1           101,483                   0.0%           0.0%
40.177     1           101,483                   0.0%           0.0%
40.178     1           101,483                   0.0%           0.0%
40.179     1           101,483                   0.0%           0.0%
40.180     1           101,483                   0.0%           0.0%
40.181     1           101,483                   0.0%           0.0%
40.182     1           101,483                   0.0%           0.0%
40.183     1           101,483                   0.0%           0.0%
40.184     1           101,483                   0.0%           0.0%
40.185     1           101,483                   0.0%           0.0%
40.186     1           101,483                   0.0%           0.0%
40.187     1           101,483                   0.0%           0.0%
40.188     1           101,483                   0.0%           0.0%
40.189     1           101,483                   0.0%           0.0%
40.190     1           101,483                   0.0%           0.0%
40.191     1           101,483                   0.0%           0.0%
40.192     1           101,483                   0.0%           0.0%
  41       1        21,221,509     68.9          0.5%           0.7%              5.9050          0.0305      5.8745     Actual/360
  42       1        20,990,157     71.0          0.5%           0.7%              5.6960          0.0455      5.6505     Actual/360
  43       1        21,989,478     67.7          0.5%           0.7%              6.2100          0.0205      6.1895     Actual/360
  44       1        21,177,174     68.5          0.5%           0.7%              5.5900          0.0205      5.5695     Actual/360
  45       1        22,700,000     68.8          0.5%           0.7%              5.5700          0.0205      5.5495     Actual/360
  46       1        21,026,321     72.5          0.5%           0.7%              5.4700          0.0505      5.4195     Actual/360
                    17,021,383     52.9          0.5%           0.7%              4.9900          0.0205      4.9695     Actual/360
  47       1         8,850,947     52.9          0.3%           0.3%              4.9900          0.0205      4.9695     Actual/360
  48       1         8,170,436     52.9          0.2%           0.3%              4.9900          0.0205      4.9695     Actual/360
  49       2        22,125,000     68.1          0.5%           1.8%              5.8350          0.0205      5.8145     Actual/360
  50       1        21,175,000     78.7          0.5%           0.7%              5.8530          0.0205      5.8325     Actual/360
  51       1        18,349,574     59.2          0.5%           0.6%              6.0130          0.0205      5.9925     Actual/360
  52       1        18,668,227     74.4          0.5%           0.6%              5.8250          0.0205      5.8045     Actual/360
  53       2        16,909,292     65.0          0.5%           1.7%              5.9000          0.0205      5.8795     Actual/360
  54       1        19,600,000     76.9          0.4%           0.6%              5.5400          0.0305      5.5095     Actual/360
  55       1        16,751,322     68.7          0.4%           0.6%              5.5550          0.0305      5.5245     Actual/360
  56       1        16,216,479     72.1          0.4%           0.6%              5.8500          0.0205      5.8295     Actual/360
  57       1        17,570,000     70.7          0.4%           0.5%              5.7600          0.0405      5.7195     Actual/360
  58       1        11,444,083     42.4          0.4%           0.5%              5.9400          0.0205      5.9195     Actual/360
  59       2        17,320,000     80.0          0.4%           1.4%              5.7100          0.0205      5.6895     Actual/360
 59.01     2        11,720,000                   0.3%           1.0%
 59.02     2         5,600,000                   0.1%           0.5%
  60       1        14,958,397     65.6          0.4%           0.5%              6.0300          0.0205      6.0095     Actual/360
  61       2        17,100,000     78.2          0.4%           1.4%              5.6590          0.0505      5.6085     Actual/360
  62       1        13,831,817     51.2          0.4%           0.5%              6.3300          0.0505      6.2795       30/360
  63       1        14,526,981     74.3          0.4%           0.5%              5.6600          0.0505      5.6095     Actual/360
  64       2        15,500,000     68.9          0.4%           1.3%              5.5400          0.0205      5.5195     Actual/360
  65       1        13,641,475     62.6          0.3%           0.5%              5.9000          0.0205      5.8795     Actual/360
  66       1        14,034,777     67.2          0.3%           0.5%              5.5790          0.0205      5.5585     Actual/360
  67       1        13,955,277     73.4          0.3%           0.5%              5.5910          0.0205      5.5705     Actual/360
 67.01     1        10,140,835                   0.2%           0.3%
 67.02     1         3,814,442                   0.1%           0.1%
  68       1        12,491,133     50.2          0.3%           0.5%              5.4000          0.0205      5.3795     Actual/360
  69       1        14,015,605     67.5          0.3%           0.5%              6.2800          0.0205      6.2595     Actual/360
  70       1        13,525,407     66.1          0.3%           0.5%              5.6820          0.0205      5.6615     Actual/360
  71       1        13,110,360     62.4          0.3%           0.5%              6.0310          0.0205      6.0105     Actual/360
  72       1        12,333,223     56.4          0.3%           0.4%              6.1000          0.0805      6.0195     Actual/360
 72.01     1         3,946,632                   0.1%           0.1%
 72.02     1         3,563,876                   0.1%           0.1%
 72.03     1         2,185,958                   0.1%           0.1%
 72.04     1         1,616,078                   0.0%           0.1%
 72.05     1         1,020,681                   0.0%           0.0%
  73       1         9,361,779     52.2          0.3%           0.4%              5.8600          0.0505      5.8095     Actual/360
  74       2        11,907,246     62.7          0.3%           1.2%              6.0950          0.0905      6.0045     Actual/360
  75       1        13,775,000     73.0          0.3%           0.4%              6.0000          0.0505      5.9495     Actual/360
 75.01     1         6,788,951                   0.2%           0.2%
 75.02     1         4,890,964                   0.1%           0.2%
 75.03     1         2,095,085                   0.0%           0.1%
  76       2        13,725,000     78.0          0.3%           1.1%              5.8400          0.0505      5.7895     Actual/360
  77       1        12,801,754     51.4          0.3%           0.4%              5.8300          0.0205      5.8095     Actual/360
  78       2        12,126,826     70.5          0.3%           1.1%              5.7000          0.0505      5.6495     Actual/360
  79       1        12,496,422     71.0          0.3%           0.4%              5.7620          0.0205      5.7415     Actual/360
  80       2        11,229,114     65.3          0.3%           1.1%              5.8500          0.0205      5.8295     Actual/360
 80.01     2         7,252,488                   0.2%           0.7%
 80.02     2         3,976,626                   0.1%           0.4%
  81       1        12,920,000     79.8          0.3%           0.4%              5.7750          0.0205      5.7545     Actual/360
  82       1        11,738,018     73.8          0.3%           0.4%              5.6860          0.0205      5.6655     Actual/360
  83       1        11,241,362     70.3          0.3%           0.4%              5.7600          0.0505      5.7095     Actual/360
  84       1        10,502,793     63.3          0.3%           0.4%              6.1400          0.0305      6.1095     Actual/360
  85       1        11,261,427     69.1          0.3%           0.4%              5.6200          0.0205      5.5995     Actual/360
  86       2        10,232,283     63.2          0.3%           1.0%              5.9000          0.1005      5.7995     Actual/360
 86.01     2         8,828,074                   0.2%           0.7%
 86.02     2         3,234,945                   0.1%           0.3%
  87       2        11,164,094     69.8          0.3%           1.0%              5.7000          0.0205      5.6795     Actual/360
  88       1        11,950,000     73.3          0.3%           0.4%              5.7600          0.0405      5.7195     Actual/360
  89       1        11,885,000     68.3          0.3%           0.4%              5.7600          0.0405      5.7195     Actual/360
  90       1        10,290,682     68.2          0.3%           0.4%              6.0300          0.0205      6.0095     Actual/360
  91       1        11,249,934     68.2          0.3%           0.4%              5.7390          0.0705      5.6685     Actual/360
  92       1        10,918,268     70.0          0.3%           0.4%              5.8130          0.0205      5.7925     Actual/360
  93       1        10,935,745     74.7          0.3%           0.4%              6.1600          0.0505      6.1095     Actual/360
  94       1        11,550,000     71.3          0.3%           0.4%              5.3500          0.0505      5.2995       30/360
  95       1         8,199,333     44.6          0.3%           0.4%              6.1000          0.0205      6.0795     Actual/360
  96       1        11,190,000     65.4          0.3%           0.3%              5.7600          0.0405      5.7195     Actual/360
  97       1        10,247,334     73.7          0.2%           0.3%              5.6850          0.0205      5.6645     Actual/360
  98       1         9,222,816     48.7          0.2%           0.3%              5.6200          0.0505      5.5695     Actual/360
  99       1         7,182,330     41.3          0.2%           0.3%              5.9000          0.0205      5.8795     Actual/360
  100      1         9,341,415     65.6          0.2%           0.3%              5.5300          0.0205      5.5095     Actual/360
  101      1        10,191,524     78.7          0.2%           0.3%              6.1400          0.0505      6.0895     Actual/360
  102      1         9,759,447     71.8          0.2%           0.3%              5.7700          0.0505      5.7195     Actual/360
  103      1        10,800,000     75.0          0.2%           0.3%              5.7700          0.0505      5.7195       30/360
  104      1        10,032,213     61.5          0.2%           0.3%              6.6710          0.0305      6.6405     Actual/360
  105      1        10,500,000     62.9          0.2%           0.3%              5.7900          0.0505      5.7395     Actual/360
  106      1         9,468,920     73.6          0.2%           0.3%              5.9000          0.0505      5.8495     Actual/360
  107      2         9,438,837     64.0          0.2%           0.9%              5.5900          0.0205      5.5695     Actual/360
  108      1         9,629,122     74.4          0.2%           0.3%              5.5200          0.0305      5.4895     Actual/360
  109      1         9,243,538     62.0          0.2%           0.3%              5.6500          0.0305      5.6195     Actual/360
  110      1         9,547,810     75.2          0.2%           0.3%              6.3300          0.0305      6.2995     Actual/360
  111      1        10,000,000     61.7          0.2%           0.3%              5.5700          0.0205      5.5495     Actual/360
  112      1         8,822,871     70.3          0.2%           0.3%              5.8100          0.0705      5.7395     Actual/360
  113      2         8,988,780     71.9          0.2%           0.8%              5.7300          0.0305      5.6995     Actual/360
  114      1        10,000,000     45.5          0.2%           0.3%              5.6300          0.0505      5.5795     Actual/360
  115      1         8,986,802     69.1          0.2%           0.3%              5.7250          0.0205      5.7045     Actual/360
  116      1         8,541,406     62.4          0.2%           0.3%              6.2500          0.0305      6.2195     Actual/360
116.01     1         3,658,819                   0.1%           0.1%
116.02     1         2,834,647                   0.1%           0.1%
116.03     1         2,047,940                   0.1%           0.1%
  117      1         9,800,000     60.1          0.2%           0.3%              5.7820          0.0205      5.7615     Actual/360
  118      1         9,049,128     73.6          0.2%           0.3%              5.7850          0.0305      5.7545     Actual/360
  119      1         8,187,365     59.8          0.2%           0.3%              5.9500          0.0205      5.9295     Actual/360
  120      1         8,080,561     64.6          0.2%           0.3%              5.6200          0.0305      5.5895     Actual/360
  121      1         7,694,543     61.9          0.2%           0.3%              5.9000          0.0205      5.8795     Actual/360
121.01     1         4,193,949                   0.1%           0.2%
121.02     1         3,500,594                   0.1%           0.1%
  122      1         8,384,269     72.9          0.2%           0.3%              5.8300          0.0205      5.8095     Actual/360
  123      1         7,542,898     49.6          0.2%           0.3%              5.6100          0.0305      5.5795     Actual/360
  124      1         7,516,448     54.9          0.2%           0.3%              5.4900          0.0305      5.4595     Actual/360
  125      1         8,031,217     62.7          0.2%           0.3%              6.2500          0.0205      6.2295     Actual/360
  126      1         8,195,271     56.1          0.2%           0.3%              6.4000          0.0205      6.3795     Actual/360
  127      1         8,084,795     70.6          0.2%           0.3%              5.5100          0.1005      5.4095     Actual/360
  128      1         8,510,000     66.5          0.2%           0.3%              5.7600          0.0405      5.7195     Actual/360
  129      1         7,773,896     71.3          0.2%           0.3%              5.6400          0.0205      5.6195     Actual/360
  130      1         7,586,475     61.2          0.2%           0.3%              5.9700          0.0505      5.9195     Actual/360
  131      1         8,385,000     69.9          0.2%           0.3%              5.7600          0.0405      5.7195     Actual/360
  132      1         8,325,000     66.1          0.2%           0.3%              5.7600          0.0405      5.7195     Actual/360
  133      1         7,213,407     68.1          0.2%           0.3%              6.0600          0.0205      6.0395     Actual/360
  134      1         7,067,000     44.0          0.2%           0.3%              6.0500          0.0205      6.0295     Actual/360
  135      1         8,250,000     67.1          0.2%           0.3%              5.7600          0.0405      5.7195     Actual/360
  136      1         7,351,047     70.7          0.2%           0.3%              5.6000          0.0205      5.5795     Actual/360
  137      1         7,128,798     63.6          0.2%           0.3%              5.7000          0.0205      5.6795     Actual/360
  138      1         7,551,282     66.8          0.2%           0.3%              5.7350          0.0205      5.7145     Actual/360
  139      1         7,079,901     66.2          0.2%           0.2%              5.9400          0.0205      5.9195     Actual/360
  140      1         7,740,000     61.0          0.2%           0.2%              5.7600          0.0405      5.7195     Actual/360
  141      1         7,575,000     75.0          0.2%           0.2%              5.8800          0.0205      5.8595     Actual/360
  142      1         6,984,904     74.3          0.2%           0.2%              5.6680          0.0205      5.6475     Actual/360
  143      1         4,974,571     45.2          0.2%           0.2%              6.6700          0.0205      6.6495     Actual/360
  144      1         6,142,335     61.7          0.2%           0.2%              5.9700          0.0305      5.9395     Actual/360
  145      1         6,021,358     60.2          0.2%           0.2%              5.5370          0.0205      5.5165     Actual/360
  146      1         6,425,306     71.4          0.2%           0.2%              5.7200          0.0205      5.6995     Actual/360
  147      2         6,114,451     71.9          0.2%           0.6%              5.7500          0.0205      5.7295     Actual/360
  148      1         4,411,484     45.0          0.2%           0.2%              5.7300          0.0305      5.6995     Actual/360
  149      2         6,073,903     70.3          0.2%           0.6%              5.9250          0.0205      5.9045     Actual/360
  150      1         5,064,843     52.8          0.1%           0.2%              5.7350          0.0505      5.6845     Actual/360
  151      1         5,671,599     67.5          0.1%           0.2%              6.0300          0.0205      6.0095     Actual/360
  152      1         6,077,222     59.0          0.1%           0.2%              5.9500          0.0205      5.9295     Actual/360
  153      1         6,490,000     63.0          0.1%           0.2%              5.7600          0.0405      5.7195     Actual/360
  154      1         6,315,000     74.3          0.1%           0.2%              5.5200          0.0205      5.4995     Actual/360
  155      1         5,643,649     63.4          0.1%           0.2%              5.9740          0.1105      5.8635     Actual/360
  156      2         5,155,350     52.3          0.1%           0.5%              5.8800          0.0205      5.8595     Actual/360
  157      1         5,592,943     42.1          0.1%           0.2%              5.7300          0.0505      5.6795     Actual/360
  158      2         5,249,351     70.0          0.1%           0.5%              5.4500          0.0205      5.4295     Actual/360
  159      1         5,104,188     60.0          0.1%           0.2%              6.1100          0.0205      6.0895     Actual/360
  160      1         5,137,165     51.9          0.1%           0.2%              6.3300          0.0205      6.3095     Actual/360
  161      2         5,251,511     66.1          0.1%           0.5%              5.7500          0.0205      5.7295     Actual/360
  162      1         5,487,452     72.9          0.1%           0.2%              5.5700          0.0205      5.5495     Actual/360
  163      1         5,388,157     68.7          0.1%           0.2%              5.6700          0.0205      5.6495     Actual/360
  164      1         5,770,000     64.8          0.1%           0.2%              5.6300          0.1005      5.5295     Actual/360
  165      1         4,971,692     64.6          0.1%           0.2%              5.8600          0.0205      5.8395     Actual/360
  166      1         4,736,024     63.1          0.1%           0.2%              5.9030          0.0905      5.8125     Actual/360
  167      1         4,301,184     54.6          0.1%           0.2%              6.2950          0.0205      6.2745     Actual/360
  168      1         4,893,963     64.6          0.1%           0.2%              5.6800          0.0505      5.6295     Actual/360
  169      1         5,436,000     79.4          0.1%           0.2%              5.9300          0.0205      5.9095     Actual/360
  170      1         4,520,348     62.8          0.1%           0.2%              5.8750          0.0205      5.8545     Actual/360
  171      1         4,716,827     72.1          0.1%           0.2%              6.1900          0.0205      6.1695     Actual/360
  172      1         4,493,169     67.3          0.1%           0.2%              5.9920          0.0205      5.9715     Actual/360
  173      1         4,570,498     50.8          0.1%           0.2%              5.6500          0.0205      5.6295     Actual/360
                     4,378,918     56.4          0.1%           0.2%              5.7600          0.0205      5.7395     Actual/360
  174      1         2,526,299     56.4          0.1%           0.1%              5.7600          0.0205      5.7395     Actual/360
  175      1         1,852,619     56.4          0.0%           0.1%              5.7600          0.0205      5.7395     Actual/360
  176      1         3,088,688     38.6          0.1%           0.2%              6.3000          0.0205      6.2795     Actual/360
  177      1         4,385,983     49.3          0.1%           0.2%              5.6550          0.0205      5.6345     Actual/360
  178      1         5,060,000     63.3          0.1%           0.2%              5.7600          0.0405      5.7195     Actual/360
  179      1         4,224,413     40.5          0.1%           0.2%              7.5000          0.0305      7.4695     Actual/360
179.01     1           599,437                   0.0%           0.0%
179.02     1           583,237                   0.0%           0.0%
179.03     1           558,935                   0.0%           0.0%
179.04     1           538,683                   0.0%           0.0%
179.05     1           465,779                   0.0%           0.0%
179.06     1           445,528                   0.0%           0.0%
179.07     1           433,377                   0.0%           0.0%
179.08     1           421,226                   0.0%           0.0%
179.09     1           178,212                   0.0%           0.0%
  180      1         4,267,953     61.0          0.1%           0.2%              5.8800          0.0205      5.8595     Actual/360
  181      1         4,420,225     63.1          0.1%           0.2%              5.9000          0.0205      5.8795     Actual/360
  182      1         4,674,786     65.9          0.1%           0.2%              5.9500          0.0505      5.8995     Actual/360
  183      1         4,405,308     61.6          0.1%           0.2%              5.7500          0.0205      5.7295     Actual/360
  184      1         4,900,000     72.2          0.1%           0.2%              6.0200          0.0205      5.9995     Actual/360
  185      1         4,570,916     74.0          0.1%           0.2%              6.0900          0.0205      6.0695     Actual/360
  186      1         3,839,990     61.9          0.1%           0.1%              6.3200          0.1005      6.2195     Actual/360
  187      1         4,021,842     60.9          0.1%           0.1%              5.8750          0.0205      5.8545     Actual/360
  188      1         3,970,554     63.9          0.1%           0.1%              5.8700          0.0205      5.8495     Actual/360
  189      1         4,645,000     61.9          0.1%           0.1%              5.7600          0.0405      5.7195     Actual/360
                     4,170,819     61.3          0.1%           0.0%              0.0000          0.0000      0.0000     Actual/360
  190      1         3,177,030     61.3          0.1%           0.1%              5.9400          0.0505      5.8895     Actual/360
  191      1           993,789     61.3          0.0%           0.0%              5.9900          0.0505      5.9395     Actual/360
  192      1         3,076,839     46.6          0.1%           0.1%              6.5300          0.0205      6.5095     Actual/360
  193      1         3,854,173     67.6          0.1%           0.1%              5.8900          0.0205      5.8695     Actual/360
  194      1         4,192,091     72.9          0.1%           0.1%              5.6850          0.0205      5.6645     Actual/360
  195      1         4,041,462     70.9          0.1%           0.1%              5.6900          0.1005      5.5895     Actual/360
  196      1         3,737,119     56.6          0.1%           0.1%              5.8600          0.0205      5.8395     Actual/360
  197      1         3,736,486     34.4          0.1%           0.1%              6.0450          0.0205      6.0245     Actual/360
  198      2         3,838,171     69.2          0.1%           0.4%              5.8125          0.0205      5.7920     Actual/360
  199      1         3,797,332     49.4          0.1%           0.1%              5.8500          0.0205      5.8295     Actual/360
  200      1         2,744,916     42.9          0.1%           0.1%              5.9200          0.0205      5.8995     Actual/360
  201      1         3,904,164     36.3          0.1%           0.1%              5.8750          0.0205      5.8545     Actual/360
  202      1         3,868,669     70.2          0.1%           0.1%              6.0000          0.0205      5.9795     Actual/360
  203      1         3,689,933     64.7          0.1%           0.1%              6.3050          0.1105      6.1945     Actual/360
  204      2         3,528,595     55.1          0.1%           0.3%              5.8000          0.0205      5.7795     Actual/360
  205      1         3,737,488     72.6          0.1%           0.1%              5.9030          0.0205      5.8825     Actual/360
  206      1         3,528,595     61.4          0.1%           0.1%              5.8000          0.0205      5.7795     Actual/360
  207      1         3,517,368     71.8          0.1%           0.1%              5.6450          0.0205      5.6245     Actual/360
  208      1         3,645,386     67.5          0.1%           0.1%              5.5600          0.0205      5.5395     Actual/360
  209      1         3,194,609     63.3          0.1%           0.1%              5.8540          0.0205      5.8335     Actual/360
  210      1         3,406,426     65.6          0.1%           0.1%              5.9300          0.0205      5.9095     Actual/360
  211      1         3,261,692     42.2          0.1%           0.1%              6.0500          0.0205      6.0295     Actual/360
  212      1         3,261,692     38.3          0.1%           0.1%              6.0500          0.0205      6.0295     Actual/360
  213      1         3,463,011     63.0          0.1%           0.1%              5.4360          0.0205      5.4155     Actual/360
  214      1         3,663,329     71.5          0.1%           0.1%              6.0700          0.0605      6.0095     Actual/360
  215      1         2,472,120     44.0          0.1%           0.1%              6.1500          0.0205      6.1295     Actual/360
  216      1         3,143,001     50.7          0.1%           0.1%              6.0600          0.0205      6.0395     Actual/360
  217      1         3,126,359     50.4          0.1%           0.1%              5.8800          0.0505      5.8295     Actual/360
  218      1           839,727      9.9          0.1%           0.1%              5.6000          0.0205      5.5795     Actual/360
  219      1         3,449,430     63.9          0.1%           0.1%              5.7500          0.0205      5.7295     Actual/360
  220      1         3,376,735     44.7          0.1%           0.1%              5.7800          0.0505      5.7295     Actual/360
  221      2         3,099,744     66.0          0.1%           0.3%              5.7000          0.0205      5.6795     Actual/360
  222      2         3,027,284     45.9          0.1%           0.3%              5.7200          0.0205      5.6995     Actual/360
  223      1         3,147,209     64.6          0.1%           0.1%              5.8600          0.0205      5.8395     Actual/360
  224      2         3,284,716     67.4          0.1%           0.3%              6.2550          0.0205      6.2345     Actual/360
  225      1         3,243,256     59.0          0.1%           0.1%              5.8200          0.0205      5.7995     Actual/360
225.01     1         2,687,936                   0.1%           0.1%
225.02     1           555,320                   0.0%           0.0%
  226      1         3,101,997     48.5          0.1%           0.1%              5.7500          0.0205      5.7295     Actual/360
  227      1         3,028,338     68.2          0.1%           0.1%              5.8400          0.0205      5.8195     Actual/360
  228      1         2,623,600     36.2          0.1%           0.1%              5.9000          0.0205      5.8795     Actual/360
  229      2         2,811,619     57.7          0.1%           0.3%              5.6500          0.0205      5.6295     Actual/360
  230      1         2,804,823     57.1          0.1%           0.1%              5.6100          0.0505      5.5595     Actual/360
  231      1         2,903,908     61.4          0.1%           0.1%              5.7000          0.0505      5.6495     Actual/360
  232      2         2,785,685     69.6          0.1%           0.3%              6.1200          0.0505      6.0695     Actual/360
  233      1         2,749,978     66.1          0.1%           0.1%              5.6310          0.0205      5.6105     Actual/360
  234      1         2,682,438     58.1          0.1%           0.1%              5.6100          0.0505      5.5595     Actual/360
  235      1         2,559,043     67.3          0.1%           0.1%              6.2000          0.0205      6.1795     Actual/360
  236      1         2,530,108     66.6          0.1%           0.1%              5.8100          0.0205      5.7895     Actual/360
  237      2         2,523,241     54.4          0.1%           0.2%              5.7200          0.0205      5.6995     Actual/360
  238      1            38,817      0.8          0.1%           0.1%              5.8200          0.1005      5.7195     Actual/360
  239      2           182,065      5.0          0.1%           0.2%              6.8750          0.0205      6.8545     Actual/360
  240      1         2,168,207     52.1          0.1%           0.1%              6.0000          0.0205      5.9795     Actual/360
  241      1         2,361,434     67.5          0.1%           0.1%              5.8100          0.0205      5.7895     Actual/360
  242      1         1,265,111     24.1          0.1%           0.1%              6.3100          0.0205      6.2895     Actual/360
  243      1         2,325,631     59.6          0.1%           0.1%              6.1500          0.1005      6.0495     Actual/360
  244      1         2,456,121     70.2          0.1%           0.1%              6.2500          0.0205      6.2295     Actual/360
  245      2         2,275,496     52.9          0.1%           0.2%              5.7900          0.0205      5.7695     Actual/360
  246      1         2,244,949     59.1          0.1%           0.1%              5.9600          0.0205      5.9395     Actual/360
  247      1         2,165,782     52.8          0.1%           0.1%              5.7200          0.0505      5.6695     Actual/360
  248      1         2,193,883     27.4          0.1%           0.1%              5.5800          0.1005      5.4795     Actual/360
  249      1         2,113,662     60.4          0.1%           0.1%              5.9000          0.0205      5.8795     Actual/360
  250      1         2,117,250     43.2          0.1%           0.1%              5.9500          0.0205      5.9295     Actual/360
  251      2         2,102,701     51.3          0.1%           0.2%              5.7200          0.0205      5.6995     Actual/360
  252      2           206,253      5.6          0.1%           0.2%              6.9000          0.0205      6.8795     Actual/360
  253      2         2,212,580     54.8          0.1%           0.2%              5.9700          0.0205      5.9495     Actual/360
  254      1         2,045,358     54.4          0.1%           0.1%              5.6100          0.0505      5.5595     Actual/360
  255      2         2,029,933     46.3          0.1%           0.2%              5.9100          0.0205      5.8895     Actual/360
  256      1         2,225,959     53.0          0.1%           0.1%              5.7300          0.0505      5.6795     Actual/360
  257      2         1,372,071      3.0          0.1%           0.2%              5.9400          0.0505      5.8895     Actual/360
  258      1         2,024,094     71.0          0.1%           0.1%              5.7700          0.0505      5.7195     Actual/360
  259      1         1,895,296     58.9          0.1%           0.1%              5.7700          0.0205      5.7495     Actual/360
  260      1         1,940,583     64.5          0.0%           0.1%              5.8000          0.0205      5.7795     Actual/360
  261      1         2,036,905     68.5          0.0%           0.1%              5.9100          0.0205      5.8895     Actual/360
  262      1         1,841,667     59.4          0.0%           0.1%              5.9510          0.0205      5.9305     Actual/360
  263      2         1,827,134     60.7          0.0%           0.2%              5.9100          0.0805      5.8295     Actual/360
  264      2         1,871,631     70.6          0.0%           0.2%              6.1200          0.0505      6.0695     Actual/360
  265      1         1,889,155     67.8          0.0%           0.1%              5.7700          0.0505      5.7195     Actual/360
  266      1         1,768,943     49.0          0.0%           0.1%              5.7700          0.0205      5.7495     Actual/360
  267      1         1,580,264     54.0          0.0%           0.1%              5.8700          0.0205      5.8495     Actual/360
  268      1         1,697,169     67.8          0.0%           0.1%              5.9400          0.0305      5.9095     Actual/360
268.01     1           598,708                   0.0%           0.0%
268.02     1           586,533                   0.0%           0.0%
268.03     1           511,928                   0.0%           0.0%
  269      1         1,765,388     58.8          0.0%           0.1%              5.8300          0.0205      5.8095     Actual/360
  270      1         1,727,148     54.7          0.0%           0.1%              5.8100          0.0205      5.7895     Actual/360
  271      1         1,695,803     54.5          0.0%           0.1%              5.9900          0.0305      5.9595     Actual/360
  272      1         1,692,796     33.9          0.0%           0.1%              5.9300          0.0205      5.9095     Actual/360
  273      1         1,680,628     26.3          0.0%           0.1%              5.6900          0.0205      5.6695     Actual/360
  274      1         1,323,723     33.1          0.0%           0.1%              6.2500          0.0205      6.2295     Actual/360
  275      1         1,652,255     66.8          0.0%           0.1%              5.9700          0.0205      5.9495     Actual/360
  276      1         1,644,570     65.8          0.0%           0.1%              5.8100          0.0205      5.7895     Actual/360
  277      2         1,601,260     67.6          0.0%           0.2%              5.8600          0.0305      5.8295     Actual/360
  278      1         1,705,624     62.7          0.0%           0.1%              5.9300          0.0205      5.9095     Actual/360
  279      1         1,825,000     50.1          0.0%           0.1%              5.9600          0.0205      5.9395     Actual/360
  280      1         1,538,479     61.5          0.0%           0.1%              5.3600          0.0305      5.3295     Actual/360
  281      1         1,513,484     66.7          0.0%           0.1%              5.9400          0.0305      5.9095     Actual/360
281.01     1           515,496                   0.0%           0.0%
281.02     1           508,601                   0.0%           0.0%
281.03     1           489,388                   0.0%           0.0%
  282      2           147,484      6.2          0.0%           0.1%              6.8750          0.0205      6.8545     Actual/360
  283      1         1,339,110     32.3          0.0%           0.1%              7.0000          0.0205      6.9795     Actual/360
  284      2         1,516,833     65.9          0.0%           0.1%              5.7900          0.0205      5.7695     Actual/360
  285      1         1,502,074     65.5          0.0%           0.1%              5.8700          0.0505      5.8195     Actual/360
  286      2           134,037      5.3          0.0%           0.1%              6.7750          0.0205      6.7545     Actual/360
  287      1         1,498,099     64.3          0.0%           0.1%              5.8700          0.0205      5.8495     Actual/360
  288      1         1,270,164     36.8          0.0%           0.1%              7.1250          0.0205      7.1045     Actual/360
  289      2         1,330,931     60.5          0.0%           0.1%              6.2100          0.0205      6.1895     Actual/360
  290      1         1,322,513     66.5          0.0%           0.0%              5.7800          0.0305      5.7495     Actual/360
  291      1         1,331,996     54.6          0.0%           0.0%              6.0940          0.0205      6.0735     Actual/360
  292      1         1,270,965     53.4          0.0%           0.0%              5.9700          0.0205      5.9495     Actual/360
  293      2           123,447      5.5          0.0%           0.1%              6.8750          0.0205      6.8545     Actual/360
  294      2         1,229,659     67.6          0.0%           0.1%              5.8600          0.0305      5.8295     Actual/360
  295      1         1,264,659     66.6          0.0%           0.0%              5.9800          0.0205      5.9595     Actual/360
  296      2         1,182,947     67.6          0.0%           0.1%              5.8800          0.0305      5.8495     Actual/360
  297      1         1,166,209     66.6          0.0%           0.0%              6.0000          0.0305      5.9695     Actual/360
  298      2         1,171,332     63.3          0.0%           0.1%              5.9920          0.0205      5.9715     Actual/360
  299      2           108,458      6.8          0.0%           0.1%              7.0000          0.0205      6.9795     Actual/360
  300      1         1,068,107     56.2          0.0%           0.0%              6.2600          0.0205      6.2395     Actual/360
  301      1         1,031,145     64.4          0.0%           0.0%              6.4430          0.0205      6.4225     Actual/360
  302      1           972,986     54.4          0.0%           0.0%              5.9200          0.0205      5.8995     Actual/360
  303      2            95,493      5.3          0.0%           0.1%              7.2000          0.0205      7.1795     Actual/360
  304      2            81,135      4.6          0.0%           0.1%              6.7500          0.0205      6.7295     Actual/360
  305      2           656,837     41.6          0.0%           0.1%              7.2000          0.0205      7.1795     Actual/360
  306      2           897,415     71.2          0.0%           0.1%              6.1200          0.0205      6.0995     Actual/360
  307      1           442,372     20.1          0.0%           0.0%              5.8300          0.0305      5.7995     Actual/360
  308      2            79,264      5.0          0.0%           0.1%              6.9250          0.0205      6.9045     Actual/360
  309      1           692,816     55.9          0.0%           0.0%              7.1250          0.0205      7.1045     Actual/360
  310      2            67,434      4.5          0.0%           0.1%              6.7500          0.0205      6.7295     Actual/360
  311      2            64,211      4.8          0.0%           0.1%              6.6750          0.0205      6.6545     Actual/360
  312      2            49,772      3.5          0.0%           0.1%              6.8750          0.0205      6.8545     Actual/360
  313      1           677,848     67.8          0.0%           0.0%              5.9700          0.0205      5.9495     Actual/360
  314      1           670,002     63.8          0.0%           0.0%              6.2200          0.0205      6.1995     Actual/360
  315      2            58,470      4.9          0.0%           0.1%              6.7500          0.0205      6.7295     Actual/360
  316      2            57,498      3.5          0.0%           0.1%              6.7500          0.0205      6.7295     Actual/360
  317      2            57,104      4.4          0.0%           0.1%              6.7500          0.0205      6.7295     Actual/360
  318      1           525,291     31.5          0.0%           0.0%              7.3750          0.0205      7.3545     Actual/360
  319      2            51,751      5.3          0.0%           0.1%              6.7500          0.0205      6.7295     Actual/360
  320      2            52,385      5.2          0.0%           0.1%              6.8750          0.0205      6.8545     Actual/360
  321      2            46,131      3.3          0.0%           0.1%              6.6250          0.0205      6.6045     Actual/360
  322      1           461,841     42.0          0.0%           0.0%              7.5000          0.0205      7.4795     Actual/360
  323      2            50,723      5.1          0.0%           0.0%              7.0250          0.0205      7.0045     Actual/360
  324      2            44,190      5.4          0.0%           0.0%              6.8750          0.0205      6.8545     Actual/360
  325      2            43,798      2.5          0.0%           0.0%              6.9000          0.0205      6.8795     Actual/360
  326      2            38,620      3.4          0.0%           0.0%              6.6750          0.0205      6.6545     Actual/360
  327      2            50,468      7.0          0.0%           0.0%              7.4250          0.0205      7.4045     Actual/360
  328      2            40,942      3.2          0.0%           0.0%              6.8500          0.0205      6.8295     Actual/360
  329      2            40,942      2.0          0.0%           0.0%              6.8500          0.0205      6.8295     Actual/360
  330      2            40,154      3.7          0.0%           0.0%              6.8000          0.0205      6.7795     Actual/360
  331      2            39,068      4.0          0.0%           0.0%              6.7500          0.0205      6.7295     Actual/360
  332      2            37,900      4.8          0.0%           0.0%              6.7500          0.0205      6.7295     Actual/360
  333      2            38,034      2.5          0.0%           0.0%              7.0250          0.0205      7.0045     Actual/360

         LOAN        MONTHLY
         GROUP       P&I DEBT       ANNUAL P&I DEBT                 FIRST       PAYMENT   MATURITY/  ARD / CONVERTING
LOAN #  1 OR 2  SERVICE ($)(4)(30)  SERVICE ($)(4)    NOTE DATE  PAYMENT DATE  DUE DATE   ARD DATE       LOAN(32)
---------------------------------------------------------------------------------------------------------------------

   1       2       4,326,933.33      51,923,200.00   11/17/2006      1/8/2007      8      12/8/2016        No
 1.01      2
 1.02      2
   2       1        881,882.08       10,582,584.96    1/25/2007      3/8/2007      8       2/8/2017        No
   3       1        806,353.09       9,676,237.08     2/28/2007      4/8/2007      8       3/8/2017        No
   4       1        387,214.02       4,646,568.24     12/8/2006      1/8/2007      8      12/8/2016        No
   5       1        468,936.59       5,627,239.08    11/30/2006      1/1/2007      1      12/1/2016        No
   6       1        310,521.18       3,726,254.16    12/28/2006      2/8/2007      8       1/8/2017        No
 6.01      1
 6.02      1
 6.03      1
 6.04      1
 6.05      1
 6.06      1
 6.07      1
 6.08      1
 6.09      1
 6.10      1
 6.11      1
 6.12      1
 6.13      1
 6.14      1
 6.15      1
   7       1        369,062.85       4,428,754.20    12/28/2006      2/1/2007      1       1/1/2017        No
   8       1        293,262.58       3,519,150.96    12/19/2006      2/8/2007      8       1/8/2017        No
   9       1        358,153.60       4,297,843.20    10/31/2006     12/5/2006      5      11/5/2016        No
  10       1        247,935.35       2,975,224.20     1/22/2007      3/8/2007      8       2/8/2014        No
  11       1        294,268.66       3,531,223.92     1/10/2007      3/8/2007      8       2/8/2017        No
  12       1        248,659.72       2,983,916.64     12/7/2006      1/8/2007      8      12/8/2016        No
 12.01     1
 12.02     1
 12.03     1
                    293,416.19       3,520,994.28    12/11/2006      2/8/2007      8       1/8/2017        No
  13       1        127,648.58       1,531,782.96    12/11/2006      2/8/2007      8       1/8/2017        No
  14       1        82,908.88         994,906.56     12/11/2006      2/8/2007      8       1/8/2017        No
  15       1        82,858.73         994,304.76     12/11/2006      2/8/2007      8       1/8/2017        No
  16       2        206,335.30       2,476,023.60    12/18/2006      2/8/2007      8       1/8/2017        No
  17       1        241,614.15       2,899,369.80    12/27/2006      2/1/2007      1       1/1/2017        No
  18       1        189,497.14       2,273,965.68      1/5/2007      2/8/2007      8       1/8/2012        No
  19       1        188,298.61       2,259,583.32    12/21/2006      2/5/2007      5       1/5/2017        No
  20       1        217,640.65       2,611,687.80    12/14/2006      2/5/2007      5       1/5/2017        No
  21       1        204,795.27       2,457,543.24    12/28/2006      2/8/2007      8       1/8/2017        No
  22       1        202,630.30       2,431,563.60    12/19/2006      2/8/2007      8       1/8/2017        No
  23       1        213,683.26       2,564,199.12     1/24/2007      3/7/2007      7       2/7/2017        No
  24       1        200,894.52       2,410,734.24    12/26/2006      2/1/2007      1       1/1/2017        No
  25       1        193,102.46       2,317,229.52     1/11/2007      2/8/2007      8       1/8/2017        No
  26       1        194,009.77       2,328,117.24    12/20/2006      2/1/2007      1       1/1/2017       ARD
  27       1        209,603.94       2,515,247.28     10/6/2006     12/1/2006      1      11/1/2016       ARD
  28       1        159,976.74       1,919,720.88     1/12/2007      3/8/2007      8       2/8/2012        No
  29       1        179,279.72       2,151,356.64     1/24/2007      3/1/2007      1       2/1/2017        No
  30       1        186,738.26       2,240,859.12     12/8/2006      2/1/2007      1       1/1/2017        No
 30.01     1
 30.02     1
  31       1        177,628.96       2,131,547.52    12/27/2006      2/8/2007      8       1/8/2017        No
  32       1        178,719.18       2,144,630.16     1/10/2007      3/8/2007      8       2/8/2017        No
  33       2        145,997.57       1,751,970.84    11/28/2006      1/1/2007      1      12/1/2011        No
  34       1        170,270.85       2,043,250.20     9/27/2006     11/1/2006      1      10/1/2016       ARD
  35       1        147,205.04       1,766,460.48    12/18/2006      2/8/2007      8       1/8/2017        No
  36       1        171,177.89       2,054,134.68    10/12/2006    12/11/2006     11     11/11/2016        No
  37       1        170,336.28       2,044,035.36    12/29/2006      2/8/2007      8       1/8/2017        No
  38       1        128,900.63       1,546,807.56     1/18/2007      3/8/2007      8       2/8/2017        No
  39       2        129,135.09       1,549,621.08    12/12/2006      2/1/2007      1       1/1/2014        No
 39.01     2
 39.02     2
 39.03     2
  40       1        163,991.36       1,967,896.32     4/12/2005      6/1/2005      1       5/1/2015        No
40.001     1
40.002     1
40.003     1
40.004     1
40.005     1
40.006     1
40.007     1
40.008     1
40.009     1
40.010     1
40.011     1
40.012     1
40.013     1
40.014     1
40.015     1
40.016     1
40.017     1
40.018     1
40.019     1
40.020     1
40.021     1
40.022     1
40.023     1
40.024     1
40.025     1
40.026     1
40.027     1
40.028     1
40.029     1
40.030     1
40.031     1
40.032     1
40.033     1
40.034     1
40.035     1
40.036     1
40.037     1
40.038     1
40.039     1
40.040     1
40.041     1
40.042     1
40.043     1
40.044     1
40.045     1
40.046     1
40.047     1
40.048     1
40.049     1
40.050     1
40.051     1
40.052     1
40.053     1
40.054     1
40.055     1
40.056     1
40.057     1
40.058     1
40.059     1
40.060     1
40.061     1
40.062     1
40.063     1
40.064     1
40.065     1
40.066     1
40.067     1
40.068     1
40.069     1
40.070     1
40.071     1
40.072     1
40.073     1
40.074     1
40.075     1
40.076     1
40.077     1
40.078     1
40.079     1
40.080     1
40.081     1
40.082     1
40.083     1
40.084     1
40.085     1
40.086     1
40.087     1
40.088     1
40.089     1
40.090     1
40.091     1
40.092     1
40.093     1
40.094     1
40.095     1
40.096     1
40.097     1
40.098     1
40.099     1
40.100     1
40.101     1
40.102     1
40.103     1
40.104     1
40.105     1
40.106     1
40.107     1
40.108     1
40.109     1
40.110     1
40.111     1
40.112     1
40.113     1
40.114     1
40.115     1
40.116     1
40.117     1
40.118     1
40.119     1
40.120     1
40.121     1
40.122     1
40.123     1
40.124     1
40.125     1
40.126     1
40.127     1
40.128     1
40.129     1
40.130     1
40.131     1
40.132     1
40.133     1
40.134     1
40.135     1
40.136     1
40.137     1
40.138     1
40.139     1
40.140     1
40.141     1
40.142     1
40.143     1
40.144     1
40.145     1
40.146     1
40.147     1
40.148     1
40.149     1
40.150     1
40.151     1
40.152     1
40.153     1
40.154     1
40.155     1
40.156     1
40.157     1
40.158     1
40.159     1
40.160     1
40.161     1
40.162     1
40.163     1
40.164     1
40.165     1
40.166     1
40.167     1
40.168     1
40.169     1
40.170     1
40.171     1
40.172     1
40.173     1
40.174     1
40.175     1
40.176     1
40.177     1
40.178     1
40.179     1
40.180     1
40.181     1
40.182     1
40.183     1
40.184     1
40.185     1
40.186     1
40.187     1
40.188     1
40.189     1
40.190     1
40.191     1
40.192     1
  41       1        142,429.56       1,709,154.72    10/24/2006     12/1/2006      1      11/1/2016       ARD
  42       1        129,781.72       1,557,380.64     12/1/2006      1/1/2007      1      12/1/2016        No
  43       1        143,699.54       1,724,394.48    11/16/2006      1/8/2007      8      12/8/2016        No
  44       1        132,896.70       1,594,760.40    12/20/2006      2/5/2007      5       1/5/2017        No
  45       1        107,121.93       1,285,463.16    12/20/2006      2/8/2007      8       1/8/2017        No
  46       1        128,121.61       1,537,459.32     1/31/2007      3/1/2007      1       2/1/2017        No
                    123,189.00       1,478,268.00     8/31/2005     10/8/2005      8       7/8/2015       ARD
  47       1        65,029.53         780,354.36      8/31/2005     10/8/2005      8       7/8/2015       ARD
  48       1        58,159.47         697,913.64      8/31/2005     10/8/2005      8       7/8/2015       ARD
  49       2        109,375.86       1,312,510.32    11/30/2006      1/8/2007      8      12/8/2016        No
  50       1        105,002.41       1,260,028.92      2/9/2007      4/8/2007      8       3/8/2017        No
  51       1        121,878.47       1,462,541.64     9/15/2006     11/8/2006      8      10/8/2016        No
  52       1        117,669.20       1,412,030.40    11/30/2006     1/11/2007     11     12/11/2016        No
  53       2        118,627.30       1,423,527.60     1/30/2007      3/8/2007      8       2/8/2017        No
  54       1        91,994.78        1,103,937.36     1/23/2007      3/1/2007      1       2/1/2017        No
  55       1        109,107.72       1,309,292.64    12/20/2006      2/1/2007      1       1/1/2017        No
  56       1        106,189.37       1,274,272.44     1/18/2007      3/8/2007      8       2/8/2017        No
  57       1        85,741.60        1,028,899.20     12/1/2006      1/1/2007      1      12/1/2016        No
  58       1        124,770.44       1,497,245.28      2/1/2007      3/8/2007      8       2/8/2017        No
  59       2        83,787.91        1,005,454.92    12/28/2006      2/8/2007      8       1/8/2017        No
 59.01     2
 59.02     2
  60       1        103,605.04       1,243,260.48     1/19/2007      3/8/2007      8       2/8/2017        No
  61       2        81,984.76         983,817.12     11/17/2006      1/1/2007      1      12/1/2016        No
  62       1        99,348.75        1,192,185.00     6/16/2006      8/1/2006      1       7/1/2016        No
  63       1        90,147.42        1,081,769.04     1/23/2007      3/1/2007      1       2/1/2017        No
  64       2        72,750.97         873,011.64      1/12/2007      3/8/2007      8       2/8/2017        No
  65       1        89,711.90        1,076,542.80     11/3/2006      1/1/2007      1      12/1/2016        No
  66       1        86,417.34        1,037,008.08    12/19/2006      2/8/2007      8       1/8/2017        No
  67       1        86,026.74        1,032,320.88    12/13/2006      2/5/2007      5       1/5/2017        No
 67.01     1
 67.02     1
  68       1        84,229.62        1,010,755.44    12/27/2006      2/8/2007      8       1/8/2017        No
  69       1        92,187.20        1,106,246.40     12/8/2006      1/8/2007      8      12/8/2016        No
  70       1        84,108.59        1,009,303.08     1/11/2007      3/7/2007      7       2/7/2017        No
  71       1        87,224.03        1,046,688.36      1/5/2007      2/8/2007      8       1/8/2017        No
  72       1        87,869.24        1,054,430.88    10/11/2006     12/1/2006      1      11/1/2016        No
 72.01     1
 72.02     1
 72.03     1
 72.04     1
 72.05     1
  73       1        101,652.23       1,219,826.76     2/14/2007      4/1/2007      1       3/1/2017       ARD
  74       2        84,794.06        1,017,528.72     12/8/2006      1/8/2007      8      12/8/2016        No
  75       1        70,022.92         840,275.04       2/8/2007      4/1/2007      1       3/1/2017        No
 75.01     1
 75.02     1
 75.03     1
  76       2        67,908.25         814,899.00     11/29/2006      1/5/2007      5      12/5/2011        No
  77       1        79,469.76         953,637.12      12/7/2006      1/8/2007      8      12/8/2013        No
  78       2        78,354.06         940,248.72     12/15/2006      2/1/2007      1       1/1/2017        No
  79       1        78,300.94         939,611.28     12/28/2006      2/8/2007      8       1/8/2017        No
  80       2        78,462.14         941,545.68     12/15/2006      2/8/2007      8       1/8/2017        No
 80.01     2
 80.02     2
  81       1        63,213.79         758,565.48      12/5/2006      1/8/2007      8      12/8/2014        No
  82       1        73,018.71         876,224.52     12/20/2006      2/5/2007      5       1/5/2017        No
  83       1        73,026.03         876,312.36       1/5/2007      3/1/2007      1       2/1/2017        No
  84       1        75,038.02         900,456.24       2/3/2006      4/1/2006      1       3/1/2016        No
  85       1        69,616.23         835,394.76      1/31/2007      3/8/2007      8       2/8/2017        No
  86       2        71,769.52         861,234.24      11/6/2006      1/1/2007      1      12/1/2016        No
 86.01     2
 86.02     2
  87       2        69,648.05         835,776.60      1/11/2007      3/8/2007      8       2/8/2014        No
  88       1        58,316.00         699,792.00      12/1/2006      1/1/2007      1      12/1/2016        No
  89       1        57,998.80         695,985.60      12/1/2006      1/1/2007      1      12/1/2016        No
  90       1        71,275.46         855,305.52      1/19/2007      3/8/2007      8       2/8/2017        No
  91       1        68,196.29         818,355.48     12/27/2006      2/8/2007      8       1/8/2012        No
  92       1        68,746.99         824,963.88      1/17/2007      3/8/2007      8       2/8/2017        No
  93       1        71,142.00         853,704.00       2/9/2007      4/1/2007      1       3/1/2014        No
  94       1        51,493.75         617,925.00     12/22/2006      2/1/2007      1       1/1/2017        No
  95       1        79,234.63         950,815.56       2/2/2007      3/5/2007      5       2/5/2017        No
  96       1        54,607.20         655,286.40      12/1/2006      1/1/2007      1      12/1/2016        No
  97       1        63,739.52         764,874.24     12/15/2006      2/5/2007      5       1/5/2017        No
  98       1        63,287.48         759,449.76      12/8/2006      2/1/2007      1       1/1/2017        No
  99       1        78,174.14         938,089.68       2/8/2007      3/8/2007      8       2/8/2017        No
  100      1        62,094.32         745,131.84     12/11/2006      2/8/2007      8       1/8/2017        No
  101      1        66,177.09         794,125.08       2/9/2007      4/1/2007      1       3/1/2014        No
  102      1        63,455.57         761,466.84       1/4/2007      3/1/2007      1       2/1/2017        No
  103      1        51,930.00         623,160.00      12/4/2006      2/1/2007      1       1/1/2017        No
  104      1        68,839.04         826,068.48     12/28/2006      2/1/2007      1       6/1/2015        No
  105      1        51,506.88         618,082.56     12/27/2006      2/1/2007      1       1/1/2017        No
  106      1        62,279.33         747,351.96      1/31/2007      3/1/2007      1       2/1/2017        No
  107      2        60,543.40         726,520.80     10/11/2006     12/8/2006      8      11/8/2016        No
  108      1        58,953.01         707,436.12     11/16/2006      1/1/2007      1      12/1/2016        No
  109      1        59,455.29         713,463.48     11/27/2006      1/1/2007      1      12/1/2016        No
  110      1        63,086.46         757,037.52       2/8/2007      4/1/2007      1       3/1/2012        No
  111      1        47,190.28         566,283.36       2/8/2007      3/8/2007      8       2/8/2012        No
  112      1        58,739.00         704,868.00     12/21/2006      2/8/2007      8       1/8/2017        No
  113      2        58,230.30         698,763.60     11/14/2006      1/1/2007      1      12/1/2016        No
  114      1        47,698.61         572,383.32     12/20/2006      2/1/2007      1       1/1/2017        No
  115      1        58,198.57         698,382.84      1/29/2007      3/8/2007      8       2/8/2017        No
  116      1        61,571.72         738,860.64      1/22/2007      3/1/2007      1       2/1/2017        No
116.01     1
116.02     1
116.03     1
  117      1        48,006.66         576,079.92       1/9/2007      3/8/2007      8       2/8/2017        No
  118      1        56,822.42         681,869.04     11/10/2006      1/1/2007      1      12/1/2016        No
  119      1        55,161.42         661,937.04     12/29/2006      2/8/2007      8       1/8/2017        No
  120      1        52,931.34         635,176.08       1/2/2007      3/1/2007      1       2/1/2017        No
  121      1        53,975.42         647,705.04     12/19/2006      2/8/2007      8       1/8/2017        No
121.01     1
121.02     1
  122      1        50,293.73         603,524.76     12/28/2006      2/8/2007      8       1/8/2017        No
  123      1        51,723.87         620,686.44      1/24/2007      3/1/2007      1       2/1/2017        No
  124      1        51,044.55         612,534.60     11/14/2006      1/1/2007      1      12/1/2016        No
  125      1        52,249.81         626,997.72       2/9/2007      4/8/2007      8       3/8/2017        No
  126      1        55,357.27         664,287.24      12/1/2006      1/8/2007      8      12/8/2016        No
  127      1        49,452.24         593,426.88     12/19/2006      2/1/2007      1       1/1/2017        No
  128      1        41,528.80         498,345.60      12/1/2006      1/1/2007      1      12/1/2016        No
  129      1        49,011.32         588,135.84     12/28/2006      2/8/2007      8       1/8/2017        No
  130      1        50,200.34         602,404.08     11/30/2006      1/1/2007      1      12/1/2016        No
  131      1        40,918.80         491,025.60      12/1/2006      1/1/2007      1      12/1/2016        No
  132      1        40,626.00         487,512.00      12/1/2006      1/1/2007      1      12/1/2016        No
  133      1        50,083.32         600,999.84      1/17/2007      3/8/2007      8       2/8/2017        No
  134      1        50,150.37         601,804.44      12/4/2006      1/8/2007      8      12/8/2016        No
  135      1        40,260.00         483,120.00      12/1/2006      1/1/2007      1      12/1/2016        No
  136      1        47,074.48         564,893.76     12/15/2006      2/5/2007      5       1/5/2017        No
  137      1        47,012.43         564,149.16      12/8/2006      1/8/2007      8      12/8/2016        No
  138      1        47,192.25         566,307.00     11/20/2006      1/8/2007      8      12/8/2016        No
  139      1        47,655.88         571,870.56     11/10/2006      1/8/2007      8      12/8/2016        No
  140      1        37,771.20         453,254.40      12/1/2006      1/1/2007      1      12/1/2016        No
  141      1        37,736.13         452,833.56      11/9/2006      1/8/2007      8      12/8/2016        No
  142      1        43,378.06         520,536.72      1/16/2007      3/8/2007      8       2/8/2017        No
  143      1        55,915.52         670,986.24      1/18/2007      3/5/2007      5       2/5/2017        No
  144      1        43,327.67         519,932.04      1/17/2007      3/1/2007      1       2/1/2017        No
  145      1         41048.11         492,577.32     12/28/2006      2/5/2007      5       1/5/2017        No
  146      1        41,589.30         499,071.60     12/27/2006      2/8/2007      8       1/8/2017        No
  147      2        39,682.95         476,195.40     12/21/2006      2/8/2007      8       1/8/2017        No
  148      1        47,664.07         571,968.84     12/18/2006      2/3/2007      3       1/3/2017        No
  149      2        40,037.71         480,452.52      1/31/2007      3/8/2007      8       2/8/2017        No
  150      1        41,461.22         497,534.64     12/15/2006      2/5/2007      5       1/5/2017        No
  151      1        39,282.70         471,392.40      1/18/2007      3/8/2007      8       2/8/2017        No
  152      1        38,762.08         465,144.96     12/21/2006      2/8/2007      8       1/8/2017        No
  153      1        31,671.20         380,054.40      12/1/2006      1/1/2007      1      12/1/2016        No
  154      1        29,533.15         354,397.80     12/28/2006      2/8/2007      8       1/8/2017        No
  155      1        35,812.02         429,744.24     12/13/2006      2/8/2007      8       1/8/2017        No
  156      2        36,103.30         433,239.60     11/28/2006      1/8/2007      8      12/8/2016        No
  157      1        34,938.18         419,258.16     12/28/2006      2/1/2007      1       1/1/2017        No
  158      2        33,879.35         406,552.20      12/5/2006      1/8/2007      8      12/8/2016        No
  159      1        36,398.45         436,781.40      1/19/2007      3/5/2007      5       2/5/2017        No
  160      1        37,255.78         447,069.36     12/28/2006      2/8/2007      8       1/8/2017        No
  161      2        34,780.94         417,371.28     11/29/2006      1/1/2007      1      12/1/2016        No
  162      1        33,759.13         405,109.56     12/29/2006      2/8/2007      8       1/8/2017        No
  163      1        31,795.78         381,549.36     12/27/2006      2/8/2007      8       1/8/2017        No
  164      1        27,446.90         329,362.80       2/5/2007      4/1/2007      1       3/1/2017       ARD
  165      1        33,958.32         407,499.84     12/21/2006      2/8/2007      8       1/8/2017        No
  166      1        33,226.40         398,716.80     11/15/2006      1/1/2007      1      12/1/2016        No
  167      1        36,434.96         437,219.52     10/10/2006     12/8/2006      8      11/8/2016        No
  168      1        31,562.78         378,753.36     11/22/2006      1/1/2007      1      12/1/2016        No
  169      1        27,310.62         327,727.44       1/4/2007      2/8/2007      8       1/8/2017        No
  170      1        31,647.27         379,767.24     12/26/2006      2/8/2007      8       1/8/2017        No
  171      1        32,426.47         389,117.64     11/20/2006      1/8/2007      8      12/8/2016        No
  172      1        31,748.92         380,987.04      1/29/2007      3/8/2007      8       2/8/2017        No
  173      1        30,016.26         360,195.12      1/25/2007      3/8/2007      8       2/8/2017        No
                    30,378.83         364,545.96     11/30/2006      1/8/2007      8      12/8/2016        No
  174      1        17,526.25         210,315.00     11/30/2006      1/8/2007      8      12/8/2016        No
  175      1        12,852.58         154,230.96     11/30/2006      1/8/2007      8      12/8/2016        No
  176      1        40,307.07         483,684.84     12/21/2006      2/5/2007      5       1/5/2017        No
  177      1        29,455.15         353,461.80     11/28/2006      1/8/2007      8      12/8/2016        No
  178      1        24,692.80         296,313.60      12/1/2006      1/1/2007      1      12/1/2016        No
  179      1        38,427.54         461,130.48      2/28/2005      4/1/2005      1       3/1/2015        No
179.01     1
179.02     1
179.03     1
179.04     1
179.05     1
179.06     1
179.07     1
179.08     1
179.09     1
  180      1        29,888.80         358,665.60      12/8/2006      1/8/2007      8      12/8/2016        No
  181      1        29,656.83         355,881.96      1/18/2007      3/8/2007      8       2/8/2017        No
  182      1        29,816.99         357,803.88     12/13/2006      2/1/2007      1       1/1/2017        No
  183      1        29,178.64         350,143.68     12/18/2006      2/8/2007      8       1/8/2017        No
  184      1        24,991.36         299,896.32       1/8/2007      2/8/2007      8       1/8/2012        No
  185      1        29,541.03         354,492.36      1/19/2007      3/8/2007      8       2/8/2017        No
  186      1        31,372.39         376,468.68       1/9/2007      3/1/2007      1       2/1/2017       ARD
  187      1        28,157.20         337,886.40      12/8/2006      2/8/2007      8       1/8/2017        No
  188      1        27,787.26         333,447.12     12/28/2006      2/8/2007      8       1/8/2017        No
  189      1        22,667.60         272,011.20      12/1/2006      1/1/2007      1      12/1/2016        No
                    27,556.58         330,678.96     12/22/2006      2/1/2007      1       1/1/2017        No
  190      1        20,968.59         251,623.08     12/22/2006      2/1/2007      1       1/1/2017        No
  191      1         6,587.99          79,055.88     12/22/2006      2/1/2007      1       1/1/2017        No
  192      1        34,377.66         412,531.92     12/20/2006      2/5/2007      5       1/5/2017        No
  193      1        27,017.85         324,214.20      1/12/2007      3/8/2007      8       2/8/2017        No
  194      1        26,075.26         312,903.12     12/15/2006      2/5/2007      5       1/5/2017        No
  195      1        26,089.51         313,074.12     12/18/2006      2/1/2007      1       1/1/2017        No
  196      1        26,133.14         313,597.68     12/20/2006      2/8/2007      8       1/8/2017        No
  197      1        26,507.66         318,091.92     10/12/2006     12/7/2006      7      11/7/2016        No
  198      2        25,558.39         306,700.68     12/29/2006      2/5/2007      5       1/5/2017        No
  199      1        25,367.46         304,409.52     12/21/2006      2/8/2007      8       1/8/2017        No
  200      1        29,896.59         358,759.08       1/2/2007      2/5/2007      5       1/5/2017        No
  201      1        24,726.28         296,715.36     12/22/2006      2/8/2007      8       1/8/2017        No
  202      1        24,791.41         297,496.92     10/25/2006     12/1/2006      1      11/1/2016        No
  203      1        24,134.89         289,618.68     12/20/2006      2/8/2007      8       1/8/2017        No
  204      2        23,470.12         281,641.44     11/30/2006      1/8/2007      8      12/8/2016        No
  205      1        23,733.14         284,797.68     10/18/2006     12/1/2006      1      11/1/2016        No
  206      1        23,470.12         281,641.44     11/30/2006      1/1/2007      1      12/1/2016        No
  207      1        22,615.25         271,383.00     12/15/2006      2/8/2007      8       1/8/2017        No
  208      1        22,405.12         268,861.44     12/29/2006      2/8/2007      8       1/8/2017        No
  209      1        23,177.96         278,135.52     12/28/2006      2/8/2007      8       1/8/2017        No
  210      1        22,909.71         274,916.52      12/5/2006      1/8/2007      8      12/8/2016        No
  211      1        23,146.33         277,755.96      12/4/2006      1/8/2007      8      12/8/2016        No
  212      1        23,146.33         277,755.96      12/4/2006      1/8/2007      8      12/8/2016        No
  213      1        21,423.64         257,083.68      1/22/2007      3/8/2007      8       2/8/2017        No
  214      1         22954.22         275,450.64      12/4/2006      1/8/2007      8      12/8/2011        No
  215      1        27,191.68         326,300.16      1/11/2007      3/5/2007      5       2/5/2017        No
  216      1        22,326.30         267,915.60       2/1/2007      3/8/2007      8       2/8/2017        No
  217      1        21,898.72         262,784.64      1/18/2007      3/1/2007      1       2/1/2017        No
  218      1        35,822.86         429,874.32      12/1/2006      1/5/2007      5      12/5/2016        No
  219      1        21,592.20         259,106.40     11/16/2006      1/8/2007      8      12/8/2011        No
  220      1        21,194.38         254,332.56     12/22/2006      2/1/2007      1       1/1/2017        No
  221      2        20,894.42         250,733.04      12/7/2006      1/8/2007      8      12/8/2016        No
  222      2        20,940.06         251,280.72      1/11/2007      3/8/2007      8       2/8/2017        No
  223      1        21,042.35         252,508.20       1/4/2007      2/8/2007      8       1/8/2017        No
  224      2        21,561.49         258,737.88      1/31/2007      3/5/2007      5       2/5/2012        No
  225      1        20,433.95         245,207.40      12/4/2006      2/1/2007      1       1/1/2017        No
225.01     1
225.02     1
  226      1        20,133.26         241,599.12      1/30/2007      3/8/2007      8       2/8/2017        No
  227      1        20,213.08         242,556.96     12/12/2006      2/8/2007      8       1/8/2017        No
  228      1        21,698.88         260,386.56      1/11/2007      3/8/2007      8       2/8/2017        No
  229      2        19,337.40         232,048.80     11/30/2006      1/8/2007      8      12/8/2016        No
  230      1        19,229.79         230,757.48     11/16/2006      1/1/2007      1      12/1/2016       ARD
  231      1        19,153.21         229,838.52      1/30/2007      3/1/2007      1       2/1/2017        No
  232      2        19,433.19         233,198.28     10/27/2006     12/1/2006      1      11/1/2016        No
  233      1        18,433.13         221,197.56     12/22/2006      2/8/2007      8       1/8/2017        No
  234      1        18,390.71         220,688.52     11/16/2006      1/1/2007      1      12/1/2016       ARD
  235      1        18,374.07         220,488.84     12/21/2006      2/8/2007      8       1/8/2017        No
  236      1        17,621.70         211,460.40      12/5/2006      1/8/2007      8      12/8/2016        No
  237      2        17,450.05         209,400.60     11/30/2006      1/8/2007      8      12/8/2016        No
  238      1        25,024.89         300,298.68     12/29/2006      2/1/2007      1       1/1/2022        No
  239      2        19,716.36         236,596.32      6/12/2006      8/1/2006      1       7/1/2036    Converting
  240      1        18,040.44         216,485.28     12/13/2006      2/8/2007      8       1/8/2017        No
  241      1        16,446.92         197,363.04      12/5/2006      1/8/2007      8      12/8/2016        No
  242      1        24,099.50         289,194.00       1/2/2007      2/8/2007      8       1/8/2017        No
  243      1        16,631.93         199,583.16      12/1/2006      1/1/2007      1      12/1/2016        No
  244      1        16,655.15         199,861.80     10/27/2006     12/1/2006      1      11/1/2013       ARD
  245      2        15,825.14         189,901.68     12/14/2006      2/8/2007      8       1/8/2017        No
  246      1        15,820.00         189,840.00      12/4/2006      1/8/2007      8      12/8/2016        No
  247      1        14,977.96         179,735.52     11/16/2006      1/1/2007      1      12/1/2016       ARD
  248      1        14,320.46         171,845.52     12/19/2006      2/1/2007      1       1/1/2017        No
  249      1        14,828.41         177,940.92      1/19/2007      3/8/2007      8       2/8/2017        No
  250      1        14,908.49         178,901.88     11/16/2006      1/8/2007      8      12/8/2016        No
  251      2        14,541.71         174,500.52      12/8/2006      1/8/2007      8      12/8/2016        No
  252      2         16267.42         195,209.04      6/16/2006      8/1/2006      1       7/1/2036    Converting
  253      2        14,641.77         175,701.24     12/20/2006      2/8/2007      8       1/8/2017        No
  254      1        14,022.92         168,275.04     11/16/2006      1/1/2007      1      12/1/2016       ARD
  255      2        14,250.64         171,007.68     12/11/2006      2/8/2007      8       1/8/2017        No
  256      1        13,684.12         164,209.44     12/22/2006      2/1/2007      1       1/1/2017        No
  257      2        14,734.69         176,816.28     11/22/2006      1/1/2007      1      12/1/2021        No
  258      1        13,158.99         157,907.88     11/30/2006      1/1/2007      1      12/1/2016        No
  259      1        13,158.99         157,907.88     11/29/2006      1/8/2007      8      12/8/2016        No
  260      1        12,908.57         154,902.84       1/3/2007      2/8/2007      8       1/8/2017        No
  261      1        12,944.33         155,331.96       2/7/2007      4/5/2007      5       3/5/2017        No
  262      1        12,971.78         155,661.36      1/19/2007      3/8/2007      8       2/8/2017        No
  263      2        12,825.57         153,906.84     11/20/2006      1/1/2007      1      12/1/2016        No
  264      2        13,056.68         156,680.16     10/27/2006     12/1/2006      1      11/1/2016        No
  265      1        12,281.72         147,380.64     11/29/2006      1/1/2007      1      12/1/2016        No
  266      1        12,281.72         147,380.64     11/29/2006      1/8/2007      8      12/8/2016        No
  267      1        13,045.75         156,549.00      1/18/2007      3/5/2007      5       2/5/2017        No
  268      1        11,943.75         143,325.00       1/5/2007      3/1/2007      1       2/1/2017        No
268.01     1
268.02     1
268.03     1
  269      1        11,773.30         141,279.60     12/13/2006      2/8/2007      8       1/8/2017        No
  270      1        11,747.80         140,973.60      12/1/2006      1/8/2007      8      12/8/2016        No
  271      1        11,978.16         143,737.92     11/15/2006      1/1/2007      1      12/1/2016        No
  272      1        11,901.15         142,813.80     11/27/2006      1/8/2007      8      12/8/2016        No
  273      1        11,595.34         139,144.08     11/27/2006      1/8/2007      8      12/8/2016        No
  274      1        14,618.56         175,422.72     12/18/2006      2/8/2007      8       1/8/2017        No
  275      1        11,653.65         139,843.80       1/8/2007      2/8/2007      8       1/8/2017        No
  276      1        11,454.11         137,449.32      12/5/2006      1/8/2007      8      12/8/2016        No
  277      2        11,197.39         134,368.68     12/21/2006      2/1/2007      1       1/1/2017        No
  278      1        11,246.59         134,959.08      12/1/2006      1/8/2007      8      12/8/2016        No
  279      1         9,215.24         110,582.88     11/28/2006      1/8/2007      8      12/8/2016        No
  280      1        10,342.18         124,106.16      12/1/2005      1/1/2006      1      12/1/2015        No
  281      1        10,651.09         127,813.08       1/5/2007      3/1/2007      1       2/1/2017        No
281.01     1
281.02     1
281.03     1
  282      2        11,811.58         141,738.96      5/24/2006      7/1/2006      1       6/1/2036    Converting
  283      1        11,642.79         139,713.48      7/26/2006      9/1/2006      1       8/1/2021    Converting
  284      2        10,081.20         120,974.40     12/29/2006      2/7/2007      7       1/7/2017        No
  285      1        10,050.71         120,608.52     11/20/2006      1/1/2007      1      12/1/2016        No
  286      2         10956.89         131,482.68      6/26/2006      8/1/2006      1       7/1/2036    Converting
  287      1         9,826.05         117,912.60      12/6/2006      1/7/2007      7      12/7/2016        No
  288      1        11,116.36         133,396.32      6/27/2006      8/1/2006      1       7/1/2021    Converting
  289      2         9,564.64         114,775.68       2/7/2007      3/8/2007      8       2/8/2017        No
  290      1         8,782.20         105,386.40      12/5/2006      2/1/2007      1       1/1/2017        No
  291      1         9,084.11         109,009.32     12/14/2006      2/8/2007      8       1/8/2017        No
  292      1         8,964.35         107,572.20       1/8/2007      2/8/2007      8       1/8/2017        No
  293      2         9,886.78         118,641.36      5/24/2006      7/1/2006      1       6/1/2036    Converting
  294      2         8,598.84         103,186.08      12/6/2006      2/1/2007      1       1/1/2017        No
  295      1         8,375.71         100,508.52     11/30/2006      1/8/2007      8      12/8/2016        No
  296      2         8,286.00          99,432.00      1/10/2007      3/1/2007      1       2/1/2017        No
  297      1         8,243.82          98,925.84     11/22/2006      1/1/2007      1      12/1/2016        No
  298      2         8,086.99          97,043.88      11/6/2006     12/8/2006      8      11/8/2016        No
  299      2         8,382.81         100,593.72      5/15/2006      7/1/2006      1       6/1/2036    Converting
  300      1         7,704.60          92,455.20     12/27/2006      2/8/2007      8       1/8/2017        No
  301      1         7,539.89          90,478.68       2/9/2007      4/8/2007      8       3/8/2017        No
  302      1         6,538.59          78,463.08      11/2/2006     12/8/2006      8      11/8/2016        No
  303      2         6,991.52          83,898.24      7/14/2006      9/1/2006      1       8/1/2036    Converting
  304      2         6,680.56          80,166.72       6/7/2006      8/1/2006      1       7/1/2036    Converting
  305      2         6,455.51          77,466.12      7/26/2006      9/1/2006      1       8/1/2036    Converting
  306      2         6,133.60          73,603.20     10/31/2006     12/8/2006      8      11/8/2016        No
  307      1         8,347.00         100,164.00     12/21/2006      2/1/2007      1       1/1/2017        No
  308      2         6,272.60          75,271.20       7/5/2006      9/1/2006      1       8/1/2036    Converting
  309      1         6,063.47          72,761.64       6/9/2006      8/1/2006      1       7/1/2021    Converting
  310      2         5,597.40          67,168.80      5/12/2006      7/1/2006      1       6/1/2036    Converting
  311      2         5,457.90          65,494.80      7/14/2006      9/1/2006      1       8/1/2036    Converting
  312      2         5,437.50          65,250.00      5/23/2006      7/1/2006      1       6/1/2036    Converting
  313      1         4,780.99          57,371.88       1/8/2007      2/8/2007      8       1/8/2017        No
  314      1         4,818.07          57,816.84       1/2/2007      2/8/2007      8       1/8/2017        No
  315      2         4,864.49          58,373.88      7/13/2006      9/1/2006      1       8/1/2036    Converting
  316      2         4,734.77          56,817.24      6/23/2006      8/1/2006      1       7/1/2036    Converting
  317      2         4,702.34          56,428.08       6/2/2006      8/1/2006      1       7/1/2036    Converting
  318      1         4,662.06          55,944.72      7/25/2006      9/1/2006      1       8/1/2021    Converting
  319      2         4,261.29          51,135.48      6/20/2006      8/1/2006      1       7/1/2036    Converting
  320      2         4,204.34          50,452.08      7/18/2006      9/1/2006      1       8/1/2036    Converting
  321      2         3,937.91          47,254.92       6/7/2006      8/1/2006      1       7/1/2036    Converting
  322      1         4,125.37          49,504.44      6/23/2006      8/1/2006      1       7/1/2021    Converting
  323      2         3,901.85          46,822.20      7/21/2006      9/1/2006      1       8/1/2036    Converting
  324      2         3,547.42          42,569.04      7/13/2006      9/1/2006      1       8/1/2036    Converting
  325      2         3,490.58          41,886.96      7/26/2006      9/1/2006      1       8/1/2036    Converting
  326      2         3,282.46          39,389.52       7/7/2006      9/1/2006      1       8/1/2036    Converting
  327      2         3,470.43          41,645.16      7/21/2006      9/1/2006      1       8/1/2036    Converting
  328      2         3,276.30          39,315.60      6/21/2006      8/1/2006      1       7/1/2036    Converting
  329      2         3,276.30          39,315.60      6/21/2006      8/1/2006      1       7/1/2036    Converting
  330      2         3,259.63          39,115.56      6/27/2006      8/1/2006      1       7/1/2036    Converting
  331      2         3,242.99          38,915.88      5/19/2006      7/1/2006      1       6/1/2036    Converting
  332      2         3,145.70          37,748.40      5/12/2006      7/1/2006      1       6/1/2036    Converting
  333      2         2,894.70          34,736.40      6/12/2006      8/1/2006      1       7/1/2036    Converting

         LOAN     FINAL               ORIGINAL TERM  REMAINING TERM    ORIGINAL     REMAINING       INITIAL       REMAINING
         GROUP   MATURITY              TO MATURITY    TO MATURITY    AMORTIZATION  AMORTIZATION  INTEREST ONLY  INTEREST ONLY
LOAN #  1 OR 2   DATE(32)  SEASONING     OR ARD          OR ARD          TERM          TERM         PERIOD          PERIOD
-----------------------------------------------------------------------------------------------------------------------------

   1       2                   3           120            117              0            0             120            117
 1.01      2
 1.02      2
   2       1                   1           120            119              0            0             120            119
   3       1                   0           120            120             336          336            24              24
   4       1                   3           120            117              0            0             120            117
   5       1                   3           120            117             360          360            60              57
   6       1                   2           120            118              0            0             120            118
 6.01      1
 6.02      1
 6.03      1
 6.04      1
 6.05      1
 6.06      1
 6.07      1
 6.08      1
 6.09      1
 6.10      1
 6.11      1
 6.12      1
 6.13      1
 6.14      1
 6.15      1
   7       1                   2           120            118             360          360            60              58
   8       1                   2           120            118              0            0             120            118
   9       1                   4           120            116             330          330            60              56
  10       1                   1           84              83              0            0             84              83
  11       1                   1           120            119             360          360            60              59
  12       1                   3           120            117              0            0             120            117
 12.01     1
 12.02     1
 12.03     1
                               2           120            118             300          298             0              0
  13       1                   2           120            118             300          298             0              0
  14       1                   2           120            118             300          298             0              0
  15       1                   2           120            118             300          298             0              0
  16       2                   2           120            118              0            0             120            118
  17       1                   2           120            118             360          360            60              58
  18       1                   2           60              58              0            0             60              58
  19       1                   2           120            118              0            0             120            118
  20       1                   2           120            118             360          360            60              58
  21       1                   2           120            118             420          418             0              0
  22       1                   2           120            118             360          360            60              58
  23       1                   1           120            119             360          359             0              0
  24       1                   2           120            118             360          360             2              0
  25       1                   2           120            118             360          360            48              46
  26       1     1/1/2037      2           120            118             360          360            60              58
  27       1    11/1/2031      4           120            116             300          296             0              0
  28       1                   1           60              59              0            0             60              59
  29       1                   1           120            119             360          360            60              59
  30       1                   2           120            118             360          358             0              0
 30.01     1
 30.02     1
  31       1                   2           120            118             360          360            48              46
  32       1                   1           120            119             360          360            36              35
  33       2                   3           60              57              0            0             60              57
  34       1    10/1/2036      5           120            115             360          360            60              55
  35       1                   2           120            118             420          418             0              0
  36       1                   4           120            116             360          356             0              0
  37       1                   2           120            118             336          334             0              0
  38       1                   1           120            119              0            0             120            119
  39       2                   2           84              82              0            0             84              82
 39.01     2
 39.02     2
 39.03     2
  40       1                   22          120             98             300          278             0              0
40.001     1
40.002     1
40.003     1
40.004     1
40.005     1
40.006     1
40.007     1
40.008     1
40.009     1
40.010     1
40.011     1
40.012     1
40.013     1
40.014     1
40.015     1
40.016     1
40.017     1
40.018     1
40.019     1
40.020     1
40.021     1
40.022     1
40.023     1
40.024     1
40.025     1
40.026     1
40.027     1
40.028     1
40.029     1
40.030     1
40.031     1
40.032     1
40.033     1
40.034     1
40.035     1
40.036     1
40.037     1
40.038     1
40.039     1
40.040     1
40.041     1
40.042     1
40.043     1
40.044     1
40.045     1
40.046     1
40.047     1
40.048     1
40.049     1
40.050     1
40.051     1
40.052     1
40.053     1
40.054     1
40.055     1
40.056     1
40.057     1
40.058     1
40.059     1
40.060     1
40.061     1
40.062     1
40.063     1
40.064     1
40.065     1
40.066     1
40.067     1
40.068     1
40.069     1
40.070     1
40.071     1
40.072     1
40.073     1
40.074     1
40.075     1
40.076     1
40.077     1
40.078     1
40.079     1
40.080     1
40.081     1
40.082     1
40.083     1
40.084     1
40.085     1
40.086     1
40.087     1
40.088     1
40.089     1
40.090     1
40.091     1
40.092     1
40.093     1
40.094     1
40.095     1
40.096     1
40.097     1
40.098     1
40.099     1
40.100     1
40.101     1
40.102     1
40.103     1
40.104     1
40.105     1
40.106     1
40.107     1
40.108     1
40.109     1
40.110     1
40.111     1
40.112     1
40.113     1
40.114     1
40.115     1
40.116     1
40.117     1
40.118     1
40.119     1
40.120     1
40.121     1
40.122     1
40.123     1
40.124     1
40.125     1
40.126     1
40.127     1
40.128     1
40.129     1
40.130     1
40.131     1
40.132     1
40.133     1
40.134     1
40.135     1
40.136     1
40.137     1
40.138     1
40.139     1
40.140     1
40.141     1
40.142     1
40.143     1
40.144     1
40.145     1
40.146     1
40.147     1
40.148     1
40.149     1
40.150     1
40.151     1
40.152     1
40.153     1
40.154     1
40.155     1
40.156     1
40.157     1
40.158     1
40.159     1
40.160     1
40.161     1
40.162     1
40.163     1
40.164     1
40.165     1
40.166     1
40.167     1
40.168     1
40.169     1
40.170     1
40.171     1
40.172     1
40.173     1
40.174     1
40.175     1
40.176     1
40.177     1
40.178     1
40.179     1
40.180     1
40.181     1
40.182     1
40.183     1
40.184     1
40.185     1
40.186     1
40.187     1
40.188     1
40.189     1
40.190     1
40.191     1
40.192     1
  41       1    11/1/2038      4           120            116             360          360            24              20
  42       1                   3           120            117             420          417             0              0
  43       1                   3           120            117             360          360            60              57
  44       1                   2           120            118             360          360            48              46
  45       1                   2           120            118              0            0             120            118
  46       1                   1           120            119             360          360            60              59
                 8/8/2035      18          118            100             360          342             0              0
  47       1     8/8/2035      18          118            100             360          342             0              0
  48       1     8/8/2035      18          118            100             360          342             0              0
  49       2                   3           120            117              0            0             120            117
  50       1                   0           120            120              0            0             120            120
  51       1                   5           120            115             360          360            36              31
  52       1                   3           120            117             360          360            60              57
  53       2                   1           120            119             360          359             0              0
  54       1                   1           120            119              0            0             120            119
  55       1                   2           120            118             360          360            24              22
  56       1                   1           120            119             360          360            36              35
  57       1                   3           120            117              0            0             120            117
  58       1                   1           120            119             240          239             0              0
  59       2                   2           120            118              0            0             120            118
 59.01     2
 59.02     2
  60       1                   1           120            119             360          360            12              11
  61       2                   3           120            117              0            0             120            117
  62       1                   8           120            112             360          360            12              4
  63       1                   1           120            119             360          360            60              59
  64       2                   1           120            119              0            0             120            119
  65       1                   3           120            117             360          360            36              33
  66       1                   2           120            118             360          360            60              58
  67       1                   2           120            118             360          360            60              58
 67.01     1
 67.02     1
  68       1                   2           120            118             360          358             0              0
  69       1                   3           120            117             360          360            60              57
  70       1                   1           120            119             360          360            60              59
  71       1                   2           120            118             360          360            36              34
  72       1                   4           120            116             360          356             0              0
 72.01     1
 72.02     1
 72.03     1
 72.04     1
 72.05     1
  73       1     3/1/2027      0           120            120             240          240             0              0
  74       2                   3           120            117             360          357             0              0
  75       1                   0           120            120              0            0             120            120
 75.01     1
 75.02     1
 75.03     1
  76       2                   3           60              57              0            0             60              57
  77       1                   3           84              81             360          360            36              33
  78       2                   2           120            118             360          360            36              34
  79       1                   2           120            118             360          360            60              58
  80       2                   2           120            118             360          358             0              0
 80.01     2
 80.02     2
  81       1                   3           96              93              0            0             96              93
  82       1                   2           120            118             360          360            60              58
  83       1                   1           120            119             360          360            36              35
  84       1                   12          120            108             360          348             0              0
  85       1                   1           120            119             360          360            60              59
  86       2                   3           120            117             360          357             0              0
 86.01     2
 86.02     2
  87       2                   1           84              83             360          360            23              22
  88       1                   3           120            117              0            0             120            117
  89       1                   3           120            117              0            0             120            117
  90       1                   1           120            119             360          360            12              11
  91       1                   2           60              58             360          360            24              22
  92       1                   1           120            119             360          360            60              59
  93       1                   0           84              84             360          360            24              24
  94       1                   2           120            118              0            0             120            118
  95       1                   1           120            119             264          263             0              0
  96       1                   3           120            117              0            0             120            117
  97       1                   2           120            118             360          360            60              58
  98       1                   2           120            118             360          358             0              0
  99       1                   1           120            119             240          239             0              0
  100      1                   2           120            118             360          360            12              10
  101      1                   0           84              84             360          360            24              24
  102      1                   1           120            119             360          360            36              35
  103      1                   2           120            118              0            0             120            118
  104      1                   2           101             99             360          360            36              34
  105      1                   2           120            118              0            0             120            118
  106      1                   1           120            119             360          360            36              35
  107      2                   4           120            116             360          360            36              32
  108      1                   3           120            117             360          360            60              57
  109      1                   3           120            117             360          360            36              33
  110      1                   0           60              60             360          360             0              0
  111      1                   1           60              59              0            0             60              59
  112      1                   2           120            118             360          360            24              22
  113      2                   3           120            117             360          360            36              33
  114      1                   2           120            118              0            0             120            118
  115      1                   1           120            119             360          360            36              35
  116      1                   1           120            119             360          359             0              0
116.01     1
116.02     1
116.03     1
  117      1                   1           120            119              0            0             120            119
  118      1                   3           120            117             360          360            60              57
  119      1                   2           120            118             360          360            24              22
  120      1                   1           120            119             360          360            24              23
  121      1                   2           120            118             360          358             0              0
121.01     1
121.02     1
  122      1                   2           120            118             420          420            36              34
  123      1                   1           120            119             360          359             0              0
  124      1                   3           120            117             360          357             0              0
  125      1                   0           120            120             420          420             0              0
  126      1                   3           120            117             360          360            48              45
  127      1                   2           120            118             360          360            60              58
  128      1                   3           120            117              0            0             120            117
  129      1                   2           120            118             360          360            48              46
  130      1                   3           120            117             360          360            36              33
  131      1                   3           120            117              0            0             120            117
  132      1                   3           120            117              0            0             120            117
  133      1                   1           120            119             360          360            12              11
  134      1                   3           120            117             360          357             0              0
  135      1                   3           120            117              0            0             120            117
  136      1                   2           120            118             360          360            36              34
  137      1                   3           120            117             360          360            24              21
  138      1                   3           120            117             360          360            60              57
  139      1                   3           120            117             360          360            24              21
  140      1                   3           120            117              0            0             120            117
  141      1                   3           120            117              0            0             120            117
  142      1                   1           120            119             360          360            60              59
  143      1                   1           120            119             240          239             0              0
  144      1                   1           120            119             360          359             0              0
  145      1                   2           120            118             360          358             0              0
  146      1                   2           120            118             360          360            36              34
  147      2                   2           120            118             360          360            36              34
  148      1                   2           120            118             240          238             0              0
  149      2                   1           120            119             360          360            36              35
  150      1                   2           120            118             300          298             0              0
  151      1                   1           120            119             360          360            12              11
  152      1                   2           120            118             360          360            60              58
  153      1                   3           120            117              0            0             120            117
  154      1                   2           120            118              0            0             120            118
  155      1                   2           120            118             420          418             0              0
  156      2                   3           120            117             360          357             0              0
  157      1                   2           120            118             360          360            60              58
  158      2                   3           120            117             360          360            24              21
  159      1                   1           120            119             360          359             0              0
  160      1                   2           120            118             360          358             0              0
  161      2                   3           120            117             360          360            24              21
  162      1                   2           120            118             360          360            60              58
  163      1                   2           120            118             420          420            36              34
  164      1     3/1/2037      0           120            120              0            0             120            120
  165      1                   2           120            118             360          360            12              10
  166      1                   3           120            117             360          357             0              0
  167      1                   4           120            116             300          296             0              0
  168      1                   3           120            117             360          360            36              33
  169      1                   2           120            118              0            0             120            118
  170      1                   2           120            118             360          358             0              0
  171      1                   3           120            117             360          360            24              21
  172      1                   1           120            119             360          359             0              0
  173      1                   1           120            119             360          360            24              23
                               3           120            117             360          357             0              0
  174      1                   3           120            117             360          357             0              0
  175      1                   3           120            117             360          357             0              0
  176      1                   2           120            118             216          214             0              0
  177      1                   3           120            117             360          360            12              9
  178      1                   3           120            117              0            0             120            117
  179      1                   24          120             96             300          276             0              0
179.01     1
179.02     1
179.03     1
179.04     1
179.05     1
179.06     1
179.07     1
179.08     1
179.09     1
  180      1                   3           120            117             360          357             0              0
  181      1                   1           120            119             360          360            24              23
  182      1                   2           120            118             360          360            60              58
  183      1                   2           120            118             360          360            24              22
  184      1                   2           60              58              0            0             60              58
  185      1                   1           120            119             360          360            60              59
  186      1     2/1/2033      1           120            119             312          311             0              0
  187      1                   2           120            118             360          358             0              0
  188      1                   2           120            118             360          358             0              0
  189      1                   3           120            117              0            0             120            117
                               2           120            118             360          360            36              34
  190      1                   2           120            118             360          360            36              34
  191      1                   2           120            118             360          360            36              34
  192      1                   2           120            118             240          238             0              0
  193      1                   1           120            119             360          359             0              0
  194      1                   2           120            118             360          360            60              58
  195      1                   2           120            118             360          360            36              34
  196      1                   2           120            118             360          358             0              0
  197      1                   4           120            116             360          356             0              0
  198      2                   2           120            118             360          360            24              22
  199      1                   2           120            118             360          360            24              22
  200      1                   2           120            118             240          238             0              0
  201      1                   2           120            118             360          360            60              58
  202      1                   4           120            116             360          360            60              56
  203      1                   2           120            118             420          418             0              0
  204      2                   3           120            117             360          360            24              21
  205      1                   4           120            116             360          360            60              56
  206      1                   3           120            117             360          360            24              21
  207      1                   2           120            118             360          360            36              34
  208      1                   2           120            118             360          360            60              58
  209      1                   2           120            118             344          342             0              0
  210      1                   3           120            117             360          360            24              21
  211      1                   3           120            117             360          357             0              0
  212      1                   3           120            117             360          357             0              0
  213      1                   1           120            119             360          360            48              47
  214      1                   3           60              57             360          360            24              21
  215      1                   1           120            119             240          239             0              0
  216      1                   1           120            119             360          359             0              0
  217      1                   1           120            119             360          359             0              0
  218      1                   3           120            117             144          141             0              0
  219      1                   3           60              57             360          357             0              0
  220      1                   2           120            118             360          360            60              58
  221      2                   3           120            117             360          360            12              9
  222      2                   1           120            119             360          359             0              0
  223      1                   2           120            118             360          360            24              22
  224      2                   1           60              59             360          359             0              0
  225      1                   2           120            118             360          360            60              58
225.01     1
225.02     1
  226      1                   1           120            119             360          360            36              35
  227      1                   2           120            118             360          360            24              22
  228      1                   1           120            119             300          299             0              0
  229      2                   3           120            117             360          357             0              0
  230      1    12/1/2036      3           120            117             360          357             0              0
  231      1                   1           120            119             360          360            24              23
  232      2                   4           120            116             360          360            12              8
  233      1                   2           120            118             360          360            12              10
  234      1    12/1/2036      3           120            117             360          357             0              0
  235      1                   2           120            118             360          358             0              0
  236      1                   3           120            117             360          357             0              0
  237      2                   3           120            117             360          357             0              0
  238      1                   2           180            178             180          178             0              0
  239      2                   8           360            352             324          324            36              28
  240      1                   2           120            118             300          298             0              0
  241      1                   3           120            117             360          357             0              0
  242      1                   2           120            118             180          178             0              0
  243      1                   3           120            117             360          357             0              0
  244      1    11/1/2036      4           84              80             360          356             0              0
  245      2                   2           120            118             360          358             0              0
  246      1                   3           120            117             360          357             0              0
  247      1    12/1/2036      3           120            117             360          357             0              0
  248      1                   2           120            118             360          360            24              22
  249      1                   1           120            119             360          359             0              0
  250      1                   3           120            117             360          357             0              0
  251      2                   3           120            117             360          357             0              0
  252      2                   8           360            352             360          352             0              0
  253      2                   2           120            118             360          360            36              34
  254      1    12/1/2036      3           120            117             360          357             0              0
  255      2                   2           120            118             360          358             0              0
  256      1                   2           120            118             360          360            72              70
  257      2                   3           180            177             300          297             0              0
  258      1                   3           120            117             360          360            36              33
  259      1                   3           120            117             360          357             0              0
  260      1                   2           120            118             360          360            24              22
  261      1                   0           120            120             360          360            60              60
  262      1                   1           120            119             360          359             0              0
  263      2                   3           120            117             360          357             0              0
  264      2                   4           120            116             360          360            12              8
  265      1                   3           120            117             360          360            36              33
  266      1                   3           120            117             360          357             0              0
  267      1                   1           120            119             300          299             0              0
  268      1                   1           120            119             360          359             0              0
268.01     1
268.02     1
268.03     1
  269      1                   2           120            118             360          360            24              22
  270      1                   3           120            117             360          360            12              9
  271      1                   3           120            117             360          357             0              0
  272      1                   3           120            117             360          357             0              0
  273      1                   3           120            117             360          357             0              0
  274      1                   2           120            118             240          238             0              0
  275      1                   2           120            118             360          358             0              0
  276      1                   3           120            117             360          357             0              0
  277      2                   2           120            118             360          358             0              0
  278      1                   3           120            117             360          360            36              33
  279      1                   3           120            117              0            0             120            117
  280      1                   15          120            105             360          345             0              0
  281      1                   1           120            119             360          359             0              0
281.01     1
281.02     1
281.03     1
  282      2                   9           360            351             360          351             0              0
  283      1                   7           180            173             360          353             0              0
  284      2                   2           120            118             360          360            24              22
  285      1                   3           120            117             360          360            24              21
  286      2                   8           360            352             360          352             0              0
  287      1                   3           120            117             360          360            36              33
  288      1                   8           180            172             360          352             0              0
  289      2                   1           120            119             360          359             0              0
  290      1                   2           120            118             360          360            24              22
  291      1                   2           120            118             360          360            24              22
  292      1                   2           120            118             360          358             0              0
  293      2                   9           360            351             360          351             0              0
  294      2                   2           120            118             360          358             0              0
  295      1                   3           120            117             360          360            36              33
  296      2                   1           120            119             360          359             0              0
  297      1                   3           120            117             360          357             0              0
  298      2                   4           120            116             360          360            12              8
  299      2                   9           360            351             360          351             0              0
  300      1                   2           120            118             360          358             0              0
  301      1                   0           120            120             360          360             0              0
  302      1                   4           120            116             360          360            24              20
  303      2                   7           360            353             360          353             0              0
  304      2                   8           360            352             360          352             0              0
  305      2                   7           360            353             480          473             0              0
  306      2                   4           120            116             360          360            24              20
  307      1                   2           120            118             180          178             0              0
  308      2                   7           360            353             360          353             0              0
  309      1                   8           180            172             360          352             0              0
  310      2                   9           360            351             360          351             0              0
  311      2                   7           360            353             360          353             0              0
  312      2                   9           360            351             324          324            36              27
  313      1                   2           120            118             360          358             0              0
  314      1                   2           120            118             360          358             0              0
  315      2                   7           360            353             360          353             0              0
  316      2                   8           360            352             360          352             0              0
  317      2                   8           360            352             360          352             0              0
  318      1                   7           180            173             360          353             0              0
  319      2                   8           360            352             360          352             0              0
  320      2                   7           360            353             360          353             0              0
  321      2                   8           360            352             360          352             0              0
  322      1                   8           180            172             360          352             0              0
  323      2                   7           360            353             360          353             0              0
  324      2                   7           360            353             360          353             0              0
  325      2                   7           360            353             360          353             0              0
  326      2                   7           360            353             360          353             0              0
  327      2                   7           360            353             360          353             0              0
  328      2                   8           360            352             360          352             0              0
  329      2                   8           360            352             360          352             0              0
  330      2                   8           360            352             360          352             0              0
  331      2                   9           360            351             360          351             0              0
  332      2                   9           360            351             360          351             0              0
  333      2                   8           360            352             360          352             0              0

         LOAN
         GROUP                         GRACE                                     GRACE
LOAN #  1 OR 2                        TO LATE                                 TO DEFAULT
----------------------------------------------------------------------------------------------------

   1       2                             0                                         0
 1.01      2
 1.02      2
   2       1                             0                                         0
   3       1                             0                                         0
   4       1                             0                                         0
   5       1     0 (excluding principal due on the Maturity Date)                  5
   6       1             0 (5 days for first late payment)         0 (5 days for first late payment)
 6.01      1
 6.02      1
 6.03      1
 6.04      1
 6.05      1
 6.06      1
 6.07      1
 6.08      1
 6.09      1
 6.10      1
 6.11      1
 6.12      1
 6.13      1
 6.14      1
 6.15      1
   7       1                             5                                         5
   8       1                             0                                         0
   9       1                             0                                         0
  10       1                             0                                         0
  11       1                             0                                         0
  12       1                             0                                         0
 12.01     1
 12.02     1
 12.03     1                             0                                         0
  13       1                             0                                         0
  14       1                             0                                         0
  15       1                             0                                         0
  16       2                             0                                         5
  17       1                             5                                         5
  18       1                             0                                         0
  19       1                             0                                         0
  20       1                     10 (semiannually)                                 0
  21       1                             0                                         0
  22       1                             0                                         0
  23       1                             0                                         0
  24       1                             5                                         5
  25       1                             0                                         0
  26       1                             5                                         5
  27       1                             5                                         5
  28       1                             0                                         0
  29       1                             5                                         5
  30       1                             5                                         5
 30.01     1
 30.02     1
  31       1                             0                                         0
  32       1                             0                                         0
  33       2                             5                                         5
  34       1                             5                                         5
  35       1                             0                                         0
  36       1                             0                                         0
  37       1                             0                                         0
  38       1                             0                                         0
  39       2                             5                                         5
 39.01     2
 39.02     2
 39.03     2
  40       1                             5                                         5
40.001     1
40.002     1
40.003     1
40.004     1
40.005     1
40.006     1
40.007     1
40.008     1
40.009     1
40.010     1
40.011     1
40.012     1
40.013     1
40.014     1
40.015     1
40.016     1
40.017     1
40.018     1
40.019     1
40.020     1
40.021     1
40.022     1
40.023     1
40.024     1
40.025     1
40.026     1
40.027     1
40.028     1
40.029     1
40.030     1
40.031     1
40.032     1
40.033     1
40.034     1
40.035     1
40.036     1
40.037     1
40.038     1
40.039     1
40.040     1
40.041     1
40.042     1
40.043     1
40.044     1
40.045     1
40.046     1
40.047     1
40.048     1
40.049     1
40.050     1
40.051     1
40.052     1
40.053     1
40.054     1
40.055     1
40.056     1
40.057     1
40.058     1
40.059     1
40.060     1
40.061     1
40.062     1
40.063     1
40.064     1
40.065     1
40.066     1
40.067     1
40.068     1
40.069     1
40.070     1
40.071     1
40.072     1
40.073     1
40.074     1
40.075     1
40.076     1
40.077     1
40.078     1
40.079     1
40.080     1
40.081     1
40.082     1
40.083     1
40.084     1
40.085     1
40.086     1
40.087     1
40.088     1
40.089     1
40.090     1
40.091     1
40.092     1
40.093     1
40.094     1
40.095     1
40.096     1
40.097     1
40.098     1
40.099     1
40.100     1
40.101     1
40.102     1
40.103     1
40.104     1
40.105     1
40.106     1
40.107     1
40.108     1
40.109     1
40.110     1
40.111     1
40.112     1
40.113     1
40.114     1
40.115     1
40.116     1
40.117     1
40.118     1
40.119     1
40.120     1
40.121     1
40.122     1
40.123     1
40.124     1
40.125     1
40.126     1
40.127     1
40.128     1
40.129     1
40.130     1
40.131     1
40.132     1
40.133     1
40.134     1
40.135     1
40.136     1
40.137     1
40.138     1
40.139     1
40.140     1
40.141     1
40.142     1
40.143     1
40.144     1
40.145     1
40.146     1
40.147     1
40.148     1
40.149     1
40.150     1
40.151     1
40.152     1
40.153     1
40.154     1
40.155     1
40.156     1
40.157     1
40.158     1
40.159     1
40.160     1
40.161     1
40.162     1
40.163     1
40.164     1
40.165     1
40.166     1
40.167     1
40.168     1
40.169     1
40.170     1
40.171     1
40.172     1
40.173     1
40.174     1
40.175     1
40.176     1
40.177     1
40.178     1
40.179     1
40.180     1
40.181     1
40.182     1
40.183     1
40.184     1
40.185     1
40.186     1
40.187     1
40.188     1
40.189     1
40.190     1
40.191     1
40.192     1
  41       1                             5                                         5
  42       1                             5                                         5
  43       1                             0                                         0
  44       1                             0                                         0
  45       1                             0                                         0
  46       1                             5                                         5
                                         0                                         0
  47       1                             0                                         0
  48       1                             0                                         0
  49       2                             0                                         0
  50       1                             0                                         0
  51       1                             0                                         0
  52       1                             0                                         0
  53       2                             0                                         0
  54       1                             5                                         5
  55       1                             5                                         5
  56       1                             0                                         0
  57       1                             7                                         5
  58       1                             0                                         0
  59       2                             0                                         0
 59.01     2
 59.02     2
  60       1                             0                                         0
  61       2                             5                                         5
  62       1                             5                                         5
  63       1                             5                                         5
  64       2                             0                                         0
  65       1                             5                                         5
  66       1                             0                                         0
  67       1                             0                                         0
 67.01     1
 67.02     1
  68       1                             0                                         0
  69       1                            10                                         0
  70       1                             0                                         0
  71       1                             0                                         0
  72       1                             5                                         5
 72.01     1
 72.02     1
 72.03     1
 72.04     1
 72.05     1
  73       1                             5                                         5
  74       2                             0                                         0
  75       1                             5                                         5
 75.01     1
 75.02     1
 75.03     1
  76       2                             0                                         0
  77       1                             0                                         0
  78       2                             5                                         5
  79       1                             0                                         0
  80       2                             0                                         0
 80.01     2
 80.02     2
  81       1                             0                                         0
  82       1                             0                                         0
  83       1                             5                                         5
  84       1                             5                                         5
  85       1                             0                                         0
  86       2                             5                                         5
 86.01     2
 86.02     2
  87       2                             0                                         0
  88       1                             7                                         5
  89       1                             7                                         5
  90       1                             0                                         0
  91       1                             0                                         0
  92       1                            10                                         0
  93       1                             5                                         5
  94       1          5 (excluding payment on Maturity Date)          5, 2 (after Maturity Date)
  95       1                             0                                         0
  96       1                             7                                         5
  97       1                             0                                         0
  98       1                            10                                         5
  99       1                             0                                         0
  100      1              0 (5 days once every 12 months)                          0
  101      1                             5                                         5
  102      1                             5                                         5
  103      1                             5                            5, 2 (after Maturity Date)
  104      1                             5                                         5
  105      1                             5                                         5
  106      1                             5                                         5
  107      2                             0                                         0
  108      1                             5                                         5
  109      1                             5                                         5
  110      1                             5                                         5
  111      1                             0                                         0
  112      1                             0                                         0
  113      2                             5                                         5
  114      1                             5                                         5
  115      1                             0                                         0
  116      1                             5                                         5
116.01     1
116.02     1
116.03     1
  117      1                             0                                         0
  118      1                             5                                         5
  119      1                             0                                         0
  120      1                             5                                         5
  121      1                             0                                         0
121.01     1
121.02     1
  122      1                             0                                         0
  123      1                             5                                         5
  124      1                             5                                         5
  125      1                             0                                         0
  126      1                             0                                         0
  127      1                             5                                         5
  128      1                             7                                         5
  129      1                             0                                         0
  130      1          5 (excluding payment on Maturity Date)                       5
  131      1                             7                                         5
  132      1                             7                                         5
  133      1                             0                                         0
  134      1                             0                                         0
  135      1                             7                                         5
  136      1                             0                                         0
  137      1                             0                                         0
  138      1                             0                                         0
  139      1                             0                                         0
  140      1                             7                                         5
  141      1                             0                                         0
  142      1                             0                                         0
  143      1                             0                                         0
  144      1                             5                                         5
  145      1                             0                                         0
  146      1                             0                                         0
  147      2                             0                                         0
  148      1                             2                                         2
  149      2                             0                                         0
  150      1                             0                                         0
  151      1                             0                                         0
  152      1                             0                                         0
  153      1                             7                                         5
  154      1                             0                                         0
  155      1                             0                                         0
  156      2                             0                                         0
  157      1                             5                                         5
  158      2                            10                                         0
  159      1                             0                                         0
  160      1                             0                                         0
  161      2                             5                                         5
  162      1                             0                                         0
  163      1                             0                                         0
  164      1                             7                                         7
  165      1                            15                                         0
  166      1                             5                                         5
  167      1                             0                                         0
  168      1                             5                                         5
  169      1                             0                                         0
  170      1                             0                                         0
  171      1                             0                                         0
  172      1                             0                                         0
  173      1                             0                                         0
                                         0                                         0
  174      1                             0                                         0
  175      1                             0                                         0
  176      1                             0                                         0
  177      1                             0                                         0
  178      1                             7                                         5
  179      1                             5                                         5
179.01     1
179.02     1
179.03     1
179.04     1
179.05     1
179.06     1
179.07     1
179.08     1
179.09     1
  180      1                            10                                         0
  181      1                             0                                         0
  182      1                             5                                         5
  183      1                             0                                         0
  184      1                             0                                         0
  185      1                             0                                         0
  186      1                            10                                        10
  187      1                             0                                         0
  188      1                             0                                         0
  189      1                             7                                         5
                                         5                                         5
  190      1                             5                                         5
  191      1                             5                                         5
  192      1                             0                                         0
  193      1                             0                                         0
  194      1                             0                                         0
  195      1                             5                                         5
  196      1                             0                                         0
  197      1                             0                                         0
  198      2                             3                                         3
  199      1                             0                                         0
  200      1                             0                                         0
  201      1                             0                                         0
  202      1                             5                                         5
  203      1                             0                                         0
  204      2                             0                                         0
  205      1                             5                                         5
  206      1                             5                                         5
  207      1                             0                                         0
  208      1                             0                                         0
  209      1                             0                                         0
  210      1                             0                                         0
  211      1                             0                                         0
  212      1                             0                                         0
  213      1                             0                                         0
  214      1                             0                                         0
  215      1                             0                                         0
  216      1                             0                                         0
  217      1                            10                                        10
  218      1                             0                                         0
  219      1                             0                                         0
  220      1                             5                                         5
  221      2                             0                                         0
  222      2                             0                                         0
  223      1                             0                                         0
  224      2                             0                                         0
  225      1                             5                                         5
225.01     1
225.02     1
  226      1                             0                                         0
  227      1                             0                                         0
  228      1                             0                                         0
  229      2                             0                                         0
  230      1                             5                                         5
  231      1                             5                                         5
  232      2                            10                                        10
  233      1                             0                                         0
  234      1                             5                                         5
  235      1                             0                                         0
  236      1                             0                                         0
  237      2                             0                                         0
  238      1                             5                                         5
  239      2                            10                                        30
  240      1                             0                                         0
  241      1                             0                                         0
  242      1                             0                                         0
  243      1                             5                                         5
  244      1                             5                                         5
  245      2                             0                                         0
  246      1                             0                                         0
  247      1                             5                                         5
  248      1                             5                                         5
  249      1                             0                                         0
  250      1                             0                                         0
  251      2                             0                                         0
  252      2                            10                                        30
  253      2                             0                                         0
  254      1                             5                                         5
  255      2                             0                                         0
  256      1                             5                                         5
  257      2                             5                                         5
  258      1                             5                                         5
  259      1                             0                                         0
  260      1                             0                                         0
  261      1                             0                                         0
  262      1                             0                                         0
  263      2                             5                                         5
  264      2                            10                                        10
  265      1                             5                                         5
  266      1                             0                                         0
  267      1                             0                                         0
  268      1                             5                                         5
268.01     1
268.02     1
268.03     1
  269      1                             0                                         0
  270      1                             0                                         0
  271      1                             5                                         5
  272      1                             0                                         0
  273      1                             0                                         0
  274      1                             0                                         0
  275      1                             0                                         0
  276      1                             0                                         0
  277      2                             5                                         5
  278      1                             0                                         0
  279      1                             0                                         0
  280      1                             5                                         5
  281      1                             5                                         5
281.01     1
281.02     1
281.03     1
  282      2                            10                                        30
  283      1                            10                                        30
  284      2                             0                                         0
  285      1                             5                                         5
  286      2                            10                                        30
  287      1                             0                                         0
  288      1                            10                                        30
  289      2                             0                                         0
  290      1                             5                                         5
  291      1                             0                                         0
  292      1                             0                                         0
  293      2                            10                                        30
  294      2                             5                                         5
  295      1                             0                                         0
  296      2                             5                                         5
  297      1                             5                                         5
  298      2                             0                                         0
  299      2                            10                                        30
  300      1                             0                                         0
  301      1                             0                                         0
  302      1                             0                                         0
  303      2                            10                                        30
  304      2                            10                                        30
  305      2                            10                                        30
  306      2                             0                                         0
  307      1                             5                                         5
  308      2                            10                                        30
  309      1                            10                                        30
  310      2                            10                                        30
  311      2                            10                                        30
  312      2                            10                                        30
  313      1                             0                                         0
  314      1                             0                                         0
  315      2                            10                                        30
  316      2                            10                                        30
  317      2                            10                                        30
  318      1                            10                                        30
  319      2                            10                                        30
  320      2                            10                                        30
  321      2                            10                                        30
  322      1                            10                                        30
  323      2                            10                                        30
  324      2                            10                                        30
  325      2                            10                                        30
  326      2                            10                                        30
  327      2                            10                                        30
  328      2                            10                                        30
  329      2                            10                                        30
  330      2                            10                                        30
  331      2                            10                                        30
  332      2                            10                                        30
  333      2                            10                                        30

         LOAN                         ORIGINAL                            UPFRONT      UPFRONT      UPFRONT      UPFRONT
        GROUP     PREPAYMENT PROVISION (PAYMENTS)(14)(15)(16)(17)(18)   ENGINEERING     CAPEX        TI/LC       RE TAX
LOAN #  1 OR 2     (19)(20)(21)(22)(23)(24)(25)(26)(27)(28)(29)(34)     RESERVE ($)  RESERVE ($)  RESERVE ($)  RESERVE ($)
--------------------------------------------------------------------------------------------------------------------------

   1      2     LO(27),Def(89),O(4)                                                  60,000,000                 3,539,035
 1.01     2
 1.02     2
   2      1     LO(25),Def(92),O(3)                                                     9,249                   1,103,388
   3      1     LO(24),Def(92),O(4)                                                                              516,571
   4      1     LO(27),Def(90),O(3)
   5      1     LO(27),Def(89),O(4)                                      1,000,000                 3,301,480
   6      1     LO(26),Def(87),O(7)                                      1,700,000     700,000     1,400,000
 6.01     1
 6.02     1
 6.03     1
 6.04     1
 6.05     1
 6.06     1
 6.07     1
 6.08     1
 6.09     1
 6.10     1
 6.11     1
 6.12     1
 6.13     1
 6.14     1
 6.15     1
   7      1     LO(26),Def(90),O(4)
   8      1     LO(26),Def(34),LESSofDeforGRTRofYMor1%(56),O(4)
   9      1     LO(24),YM(93),O(3)
  10      1     LO(25),Def(57),O(2)                                                                              207,322
  11      1     LO(25),Def(89),O(6)
  12      1     LO(27),Def(89),O(4)                                                                 323,208      363,165
 12.01    1
 12.02    1
 12.03    1
  13      1     LO(38),GRTRof1%orYMorDef(80),O(2)
  14      1     LO(38),GRTRof1%orYMorDef(80),O(2)
  15      1     LO(38),GRTRof1%orYMorDef(80),O(2)
  16      2     LO(26),Def(91),O(3)                                                                              178,359
  17      1     LO(26),GRTR1%orYMorDef(90),O(4)                                      10,000,000
  18      1     LO(25),GRTRof1%orYM(29),O(6)                                           11,042        16,083      211,750
  19      1     LO(26),Def(88),O(6)
  20      1     LO(26),Def(89),O(5)                                                                              231,013
  21      1     LO(26),Def(92),O(2)                                                                              219,384
  22      1     LO(26),Def(91),O(3)                                                                              164,692
  23      1     LO(25),Def(91),O(4)                                                                              127,235
  24      1     GRTR1%orYM(116),O(4)                                                                 12,500
  25      1     LO(26),Def(90),O(4)                                                    250,000      405,000      176,131
  26      1     LO(26),Def(91),O(3)                                        51,250                                55,213
  27      1     GRTR1%orYM(116),O(4)                                       45,500       8,470                    104,961
  28      1     LO(5),YM1%(20),LESSofDeforGRTRofYMor1%(22),                                                      207,707
                LESSofDeforYM(11),O(2)
  29      1     LO(35),Def(81),O(4)                                                                              37,720
  30      1     LO(35),Def(81),O(4)
 30.01    1
 30.02    1
  31      1     LO(25),GRTRof1%orYM(91),O(4)
  32      1     LO(25),Def(91),O(4)
  33      2     LO(27),Def(29),O(4)                                                                              47,188
  34      1     LO(29),Def(87),O(4)                                                                              120,435
  35      1     LO(26),Def(90),O(4)
  36      1     LO(28),Def(89),O(3)                                                    742,500                   90,114
  37      1     LO(26),Def(90),O(4)                                                                              278,958
  38      1     LO(25),Def(91),O(4)
  39      2     LO(23),GRTRof1%orYM(57),O(4)
 39.01    2
 39.02    2
 39.03    2
  40      1     LO(46),Def(70),O(4)
40.001    1
40.002    1
40.003    1
40.004    1
40.005    1
40.006    1
40.007    1
40.008    1
40.009    1
40.010    1
40.011    1
40.012    1
40.013    1
40.014    1
40.015    1
40.016    1
40.017    1
40.018    1
40.019    1
40.020    1
40.021    1
40.022    1
40.023    1
40.024    1
40.025    1
40.026    1
40.027    1
40.028    1
40.029    1
40.030    1
40.031    1
40.032    1
40.033    1
40.034    1
40.035    1
40.036    1
40.037    1
40.038    1
40.039    1
40.040    1
40.041    1
40.042    1
40.043    1
40.044    1
40.045    1
40.046    1
40.047    1
40.048    1
40.049    1
40.050    1
40.051    1
40.052    1
40.053    1
40.054    1
40.055    1
40.056    1
40.057    1
40.058    1
40.059    1
40.060    1
40.061    1
40.062    1
40.063    1
40.064    1
40.065    1
40.066    1
40.067    1
40.068    1
40.069    1
40.070    1
40.071    1
40.072    1
40.073    1
40.074    1
40.075    1
40.076    1
40.077    1
40.078    1
40.079    1
40.080    1
40.081    1
40.082    1
40.083    1
40.084    1
40.085    1
40.086    1
40.087    1
40.088    1
40.089    1
40.090    1
40.091    1
40.092    1
40.093    1
40.094    1
40.095    1
40.096    1
40.097    1
40.098    1
40.099    1
40.100    1
40.101    1
40.102    1
40.103    1
40.104    1
40.105    1
40.106    1
40.107    1
40.108    1
40.109    1
40.110    1
40.111    1
40.112    1
40.113    1
40.114    1
40.115    1
40.116    1
40.117    1
40.118    1
40.119    1
40.120    1
40.121    1
40.122    1
40.123    1
40.124    1
40.125    1
40.126    1
40.127    1
40.128    1
40.129    1
40.130    1
40.131    1
40.132    1
40.133    1
40.134    1
40.135    1
40.136    1
40.137    1
40.138    1
40.139    1
40.140    1
40.141    1
40.142    1
40.143    1
40.144    1
40.145    1
40.146    1
40.147    1
40.148    1
40.149    1
40.150    1
40.151    1
40.152    1
40.153    1
40.154    1
40.155    1
40.156    1
40.157    1
40.158    1
40.159    1
40.160    1
40.161    1
40.162    1
40.163    1
40.164    1
40.165    1
40.166    1
40.167    1
40.168    1
40.169    1
40.170    1
40.171    1
40.172    1
40.173    1
40.174    1
40.175    1
40.176    1
40.177    1
40.178    1
40.179    1
40.180    1
40.181    1
40.182    1
40.183    1
40.184    1
40.185    1
40.186    1
40.187    1
40.188    1
40.189    1
40.190    1
40.191    1
40.192    1
  41      1     LO(35),Def(83),O(2)                                                    250,000                   28,744
  42      1     LO(27),Def(86),O(7)                                                    430,000      169,000      77,623
  43      1     LO(27),Def(89),O(4)                                                                 735,000      84,056
  44      1     LO(26),Def(90),O(4)                                                                              18,261
  45      1     LO(26),Def(90),O(4)
  46      1     LO(25),Def(92),O(3)                                                      978
                LO(42),Def(72),O(4)
  47      1     LO(42),Def(72),O(4)
  48      1     LO(42),Def(72),O(4)
  49      2     LO(27),Def(89),O(4)                                        47,500
  50      1     LO(24),Def(92),O(4)                                        3,750                                 30,888
  51      1     LO(29),Def(87),O(4)
  52      1     LO(27),Def(88),O(5)                                         625                                  95,790
  53      2     LO(25),Def(91),O(4)                                                                              17,191
  54      1     LO(35),Def(81),O(4)                                                                 214,186      36,300
  55      1     LO(26),Def(90),O(4)                                        31,306      27,676       365,000       3,607
  56      1     LO(25),Def(91),O(4)                                                                              22,000
  57      1     LO(47),YM1%(69),O(4)                                                                             10,496
  58      1     LO(25),Def(91),O(4)                                                                               4,000
  59      2     LO(26),Def(87),O(7)                                       173,500                                15,379
 59.01    2
 59.02    2
  60      1     LO(25),Def(91),O(4)                                                                              67,951
  61      2     LO(27),GRTRof1%orYM(89),O(4)                               18,750                                41,128
  62      1     LO(36),5%(24),4%(24),3%(12),2%(12),1%(8),O(4)                                                    58,314
  63      1     LO(25),Def(92),O(3)                                                                              46,055
  64      2     LO(25),Def(91),O(4)                                       102,678      260,750
  65      1     LO(27),Def(89),O(4)
  66      1     LO(26),Def(90),O(4)
  67      1     LO(26),Def(90),O(4)                                        1,250                    500,000      217,999
 67.01    1
 67.02    1
  68      1     LO(26),Def(90),O(4)                                                                              116,592
  69      1     LO(27),Def(89),O(4)                                                                 550,000
  70      1     LO(25),Def(89),O(6)                                        4,750                    180,000      11,520
  71      1     LO(26),Def(90),O(4)
  72      1     LO(28),Def(88),O(4)
 72.01    1
 72.02    1
 72.03    1
 72.04    1
 72.05    1
  73      1     LO(24),Def(92),O(4)                                                                              51,110
  74      2     LO(27),Def(33),GRTRof5%orYMorDef(12),                     52,650                                 27,090
                GRTRof4%orYMorDef(12),GRTRof3%orYMorDef(12),
                GRTRof2%orYMorDef(12),GRTRof1%orYMorDef(8),O(4)
  75      1     GRTR1%orYM(116),O(4)                                                    1,769
 75.01    1
 75.02    1
 75.03    1
  76      2     LO(27),Def(29),O(4)                                       214,375                                66,318
  77      1     LO(27),Def(53),O(4)                                                                              160,051
  78      2     LO(26),Def(91),O(3)                                                     2,688
  79      1     LO(26),Def(90),O(4)
  80      2     LO(26),Def(90),O(4)                                       110,000                                193,382
 80.01    2
 80.02    2
  81      1     LO(27),Def(65),O(4)                                                                 500,000      71,360
  82      1     LO(26),Def(90),O(4)                                        3,750                                 38,163
  83      1     LO(25),Def(92),O(3)                                                                              32,446
  84      1     LO(36),Def(80),O(4)                                        23,000                                60,635
  85      1     LO(25),Def(91),O(4)
  86      2     LO(27),Def(90),O(3)                                                                              35,860
 86.01    2
 86.02    2
  87      2     LO(11),YM1(14),LESSofDeforGRTRofYMor1%(55),O(4)            16,813                                33,000
  88      1     LO(47),YM1%(69),O(4)                                                                             46,598
  89      1     LO(47),YM1%(69),O(4)                                                                             34,439
  90      1     LO(25),Def(91),O(4)                                                                              32,262
  91      1     LO(26),Def(29),O(5)                                        10,000                   150,000
  92      1     LO(25),Def(91),O(4)                                                                 250,000
  93      1     LO(24),Def(57),O(3)                                                     1,028        2,500       100,705
  94      1     LO(26),Def(90),O(4)
  95      1     LO(25),Def(91),O(4)                                                                 120,000      10,500
  96      1     LO(47),YM1%(69),O(4)                                                                             35,216
  97      1     LO(26),Def(90),O(4)                                        1,250                     34,820      37,997
  98      1     GRTR1%orYM(116),O(4)                                                                             82,375
  99      1     LO(25),Def(91),O(4)                                        37,500                                136,535
  100     1     LO(26),Def(90),O(4)                                        12,500                                30,839
  101     1     LO(24),Def(57),O(3)                                                                              15,472
  102     1     GRTR1%orYM(116),O(4)                                                     411         1,250        7,590
  103     1     LO(26),Def(90),O(4)
  104     1     LO(26),GRTR1%orYMorDef(71),O(4)
  105     1     GRTR1%orYM(59),O(61)                                                                             41,064
  106     1     LO(25),Def(92),O(3)
  107     2     LO(28),Def(88),O(4)                                                    12,775                    85,000
  108     1     LO(27),Def(89),O(4)                                                                               5,582
  109     1     LO(27),Def(89),O(4)
  110     1     LO(35),Def(21),O(4)                                                    49,104       180,000      79,463
  111     1     LO(25),Def(17),DEFor3%(6),DEFor2%(9),O(3)                 133,125                                79,856
  112     1     LO(26),Def(90),O(4)                                                    36,000       200,000      21,745
  113     2     LO(35),Def(81),O(4)                                                                              211,167
  114     1     GRTR1%orYM(116),O(4)                                                                             26,690
  115     1     LO(25),Def(92),O(3)                                        4,688                                 20,064
  116     1     LO(35),GRTR1%orYMorDef(81),O(4)
116.01    1
116.02    1
116.03    1
  117     1     LO(24),GRTRof1%orYM(93),O(3)                                                                     60,686
  118     1     LO(35),Def(81),O(4)                                                                 144,000      59,084
  119     1     LO(26),Def(90),O(4)                                                                              53,738
  120     1     LO(25),Def(91),O(4)                                                                              55,730
  121     1     LO(26),Def(90),O(4)                                                    274,375       8,333       140,521
121.01    1
121.02    1
  122     1     LO(26),Def(90),O(4)                                                                              33,393
  123     1     LO(35),Def(81),O(4)                                                                 100,000
  124     1     LO(35),Def(81),O(4)                                                                              30,978
  125     1     LO(24),Def(95),O(1)                                        15,250
  126     1     LO(27),Def(86),O(7)                                                    25,000       200,000      31,625
  127     1     LO(26),Def(91),O(3)                                                                               5,515
  128     1     LO(47),YM1%(69),O(4)                                                                             20,876
  129     1     LO(26),Def(90),O(4)                                                    45,000       100,000      23,336
  130     1     GRTR1%orYM(116),O(4)                                                     800                      5,040
  131     1     LO(47),YM1%(69),O(4)                                                                             28,889
  132     1     LO(47),YM1%(69),O(4)                                                                             21,039
  133     1     LO(25),Def(91),O(4)                                                                              29,989
  134     1     LO(27),Def(86),O(7)                                                                               7,508
  135     1     LO(47),YM1%(69),O(4)                                                                             20,190
  136     1     LO(26),Def(91),O(3)                                                                              11,549
  137     1     LO(27),Def(89),O(4)                                                                              20,393
  138     1     LO(27),Def(89),O(4)                                                                              80,000
  139     1     LO(27),Def(89),O(4)                                                                               8,156
  140     1     LO(47),YM1%(69),O(4)                                                                             22,783
  141     1     LO(27),Def(89),O(4)
  142     1     LO(25),Def(92),O(3)                                                                              36,161
  143     1     LO(25),Def(92),O(3)                                                                              28,841
  144     1     LO(35),Def(78),O(7)                                        19,894                                16,304
  145     1     LO(26),Def(91),O(3)                                                                              31,602
  146     1     LO(26),Def(90),O(4)
  147     2     LO(26),Def(92),O(2)                                       366,295                                 9,999
  148     1     LO(26),YM(91),O(3)                                                                                5,433
  149     2     LO(25),Def(91),O(4)                                                                              64,614
  150     1     LO(26),Def(91),O(3)                                                    500,000                   10,761
  151     1     LO(25),Def(91),O(4)                                                                              13,289
  152     1     LO(26),Def(87),O(7)                                                                              20,537
  153     1     LO(47),YM1%(69),O(4)                                                                             14,891
  154     1     LO(26),Def(87),O(7)
  155     1     LO(26),Def(90),O(4)                                        34,604                                16,380
  156     2     LO(27),Def(89),O(4)                                        5,000                                 18,276
  157     1     GRTR1%orYM(59),O(61)
  158     2     LO(27),Def(89),O(4)
  159     1     LO(25),Def(92),O(3)                                                                               8,313
  160     1     LO(26),Def(90),O(4)                                                                              19,072
  161     2     LO(27),Def(89),O(4)                                                    77,199
  162     1     LO(26),Def(90),O(4)                                        4,500                                 17,863
  163     1     LO(26),Def(90),O(4)                                                                              29,974
  164     1     LO(24),Def(71),O(25)
  165     1     LO(26),Def(90),O(4)
  166     1     LO(27),Def(89),O(4)                                                    400,000                   15,531
  167     1     LO(28),Def(88),O(4)                                        17,000
  168     1     LO(27),Def(89),O(4)                                                                  12,000      11,589
  169     1     LO(26),Def(90),O(4)
  170     1     LO(26),Def(93),O(1)                                                                              15,417
  171     1     LO(27),Def(89),O(4)                                                      571         3,331       16,844
  172     1     LO(25),Def(91),O(4)                                                    50,000                    35,700
  173     1     LO(25),Def(91),O(4)                                                                               8,418
                LO(27),Def(89),O(4)                                        5,000                                  7,465
  174     1     LO(27),Def(89),O(4)                                                                               3,531
  175     1     LO(27),Def(89),O(4)                                        5,000                                  3,934
  176     1     LO(26),Def(91),O(3)                                        9,125                                  8,630
  177     1     LO(27),Def(89),O(4)                                        11,264                                114,000
  178     1     LO(47),YM1%(69),O(4)                                                                             16,381
  179     1     LO(48),GRTR1%orYMorDef(68),O(4)
179.01    1
179.02    1
179.03    1
179.04    1
179.05    1
179.06    1
179.07    1
179.08    1
179.09    1
  180     1     LO(27),Def(89),O(4)                                                                               7,845
  181     1     LO(25),Def(91),O(4)                                                                              11,816
  182     1     LO(26),Def(91),O(3)                                                     1,035                    28,841
  183     1     LO(26),Def(90),O(4)                                                                              13,819
  184     1     LO(26),Def(30),O(4)                                                                              32,522
  185     1     LO(60),LESSofDeforGRTRofYMor1%(56),O(4)                                                          21,639
  186     1     LO(25),Def(91),O(4)
  187     1     LO(26),Def(90),O(4)                                                                              37,226
  188     1     LO(26),Def(90),O(4)                                                                              12,642
  189     1     LO(47),YM1%(69),O(4)                                                                             18,086
                GRTR1%orYM(116),O(4)                                                     76                      15,745
  190     1     GRTR1%orYM(116),O(4)                                                                             13,165
  191     1     GRTR1%orYM(116),O(4)                                                     76                       2,580
  192     1     LO(26),Def(91),O(3)                                                                              37,143
  193     1     LO(25),Def(91),O(4)                                                                               3,153
  194     1     LO(26),Def(90),O(4)                                                                               2,296
  195     1     LO(26),Def(91),O(3)                                                      712         2,083       81,797
  196     1     LO(26),Def(90),O(4)                                                                              27,257
  197     1     YM(117),O(3)                                                                                     17,703
  198     2     LO(26),Def(90),O(4)                                                                              30,556
  199     1     LO(26),Def(33),YM5%(12),YM4%(12),YM3%(12),                                                       22,890
                YM2%(12),YM1%(9),O(4)
  200     1     LO(26),Def(90),O(4)                                                                              11,500
  201     1     LO(26),Def(93),O(1)                                                                              40,183
  202     1     LO(28),Def(88),O(4)
  203     1     LO(26),Def(90),O(4)                                                                              73,458
  204     2     LO(27),Def(89),O(4)                                        13,688                   100,000      17,516
  205     1     LO(28),Def(88),O(4)
  206     1     LO(27),Def(91),O(2)
  207     1     LO(26),Def(90),O(4)                                                                  50,000
  208     1     LO(26),Def(91),O(3)
  209     1     LO(26),Def(91),O(3)
  210     1     LO(27),Def(89),O(4)                                                                              12,108
  211     1     LO(27),Def(86),O(7)                                                                               2,671
  212     1     LO(27),Def(86),O(7)                                                                               2,689
  213     1     LO(25),Def(91),O(4)                                                                  60,000
  214     1     LO(27),LESSofDeforGRTRofYMor1%(29),O(4)                    15,619                    50,000       2,095
  215     1     LO(25),Def(92),O(3)                                        18,125                                 9,450
  216     1     LO(25),Def(91),O(4)
  217     1     GRTR1%orYM(116),O(4)                                                     387         2,491       19,495
  218     1     LO(27),Def(89),O(4)                                                                              20,835
  219     1     LO(27),Def(31),O(2)                                                                              16,199
  220     1     GRTR1%orYM(59),O(61)
  221     2     LO(59),LESSofDeforGRTRofYMor3%(12),                                                               5,172
                LESSofDeforGRTRofYMor2%(12),
                LESSofDeforGRTRofYMor1%(33),O(4)
  222     2     LO(25),Def(91),O(4)                                                                              14,547
  223     1     LO(26),Def(93),O(1)
  224     2     LO(25),Def(32),O(3)                                        56,250                                17,281
  225     1     LO(26),Def(90),O(4)                                                                 300,000       6,283
225.01    1
225.02    1
  226     1     LO(25),Def(94),O(1)                                                                              11,921
  227     1     LO(26),Def(90),O(4)                                                      366         1,466        7,767
  228     1     LO(25),Def(92),O(3)                                                                              21,367
  229     2     LO(27),Def(89),O(4)                                        18,250      188,000                   18,126
  230     1     LO(27),Def(88),O(5)
  231     1     LO(25),Def(92),O(3)                                                     7,608        30,000
  232     2     LO(28),Def(89),O(3)                                                     3,033                    30,003
  233     1     LO(26),Def(93),O(1)                                                                  27,500      27,728
  234     1     LO(27),Def(88),O(5)                                                                  1,420
  235     1     LO(26),Def(90),O(4)                                        11,100        446         2,500       37,698
  236     1     LO(27),Def(89),O(4)                                                      187
  237     2     LO(27),Def(89),O(4)                                        38,206                                 6,511
  238     1     LO(26),Def(151),O(3)
  239     2     LO(59), 5%(12), 4%(12), 3%(12), 2%(12), 1%(12), O(241)
  240     1     LO(26),Def(90),O(4)
  241     1     LO(27),Def(89),O(4)                                                      187
  242     1     LO(26),Def(90),O(4)                                                                               8,162
  243     1     LO(27),Def(90),O(3)                                                      159          490         1,434
  244     1     LO(28),Def(52),O(4)
  245     2     LO(26),Def(90),O(4)                                                                               7,250
  246     1     LO(27),Def(89),O(4)                                                                               3,497
  247     1     LO(27),Def(88),O(5)
  248     1     GRTR1%orYM(116),O(4)                                                                             40,728
  249     1     LO(25),Def(91),O(4)                                                                              19,782
  250     1     LO(27),Def(89),O(4)                                        8,050                                  4,320
  251     2     LO(27),Def(89),O(4)                                                                               5,349
  252     2     3%(35), 2%(36), 1%(36), O(253)                                                                   19,482
  253     2     LO(26),Def(90),O(4)                                                                              15,153
  254     1     LO(27),Def(88),O(5)
  255     2     LO(26),Def(90),O(4)                                         938                                   9,929
  256     1     GRTR1%orYM(116),O(4)                                                                              2,946
  257     2     GRTR5%orYM(176),O(4)
  258     1     YM(116),O(4)
  259     1     LO(27),Def(89),O(4)                                                                              10,180
  260     1     LO(26),Def(90),O(4)                                                                  50,000       4,873
  261     1     LO(24),Def(92),O(4)                                                    10,000        44,000
  262     1     LO(25),Def(93),O(2)                                        52,813                                 4,819
  263     2     LO(35),GRTR1%orYMorDef(81),O(4)                                                                   3,826
  264     2     LO(28),Def(89),O(3)                                                     2,411                    20,936
  265     1     YM(116),O(4)
  266     1     LO(27),Def(89),O(4)                                                                              10,839
  267     1     LO(25),Def(91),O(4)                                                                               9,379
  268     1     LO(25),GRTR1%orYMorDef(91),O(4)
268.01    1
268.02    1
268.03    1
  269     1     LO(26),Def(90),O(4)                                                                               4,944
  270     1     LO(27),Def(89),O(4)                                                                              10,763
  271     1     LO(35),Def(81),O(4)                                                                               3,402
  272     1     LO(27),Def(89),O(4)
  273     1     LO(27),Def(89),O(4)
  274     1     LO(26),Def(90),O(4)                                                                               6,217
  275     1     LO(26),Def(90),O(4)                                                                               8,995
  276     1     LO(27),Def(89),O(4)                                                      187
  277     2     LO(35),Def(81),O(4)                                        19,225
  278     1     LO(27),Def(89),O(4)
  279     1     LO(27),Def(89),O(4)
  280     1     LO(35),YM1(4),GRTR1%orYMorDef(77),O(4)                                                            2,286
  281     1     LO(25),GRTR1%orYMorDef(91),O(4)
281.01    1
281.02    1
281.03    1
  282     2     LO(59), 5%(12), 4%(12), 3%(12), 2%(12), 1%(12), O(241)                                           10,007
  283     1     LO(59), 5%(12), 4%(12), 3%(12), 2%(12), 1%(12), O(61)                                            26,697
  284     2     LO(26),Def(91),O(3)                                         625                                  21,999
  285     1     YM(116),O(4)                                                                         1,167
  286     2     3%(35), 2%(36), 1%(36), O(253)                                                                   14,317
  287     1     LO(27),Def(90),O(3)
  288     1     LO(59), 5%(12), 4%(12), 3%(12), 2%(12), 1%(12), O(61)
  289     2     LO(25),Def(91),O(4)                                                    23,275                    24,524
  290     1     LO(35),Def(81),O(4)                                                                               4,302
  291     1     LO(26),Def(90),O(4)                                                     1,950        9,753       15,916
  292     1     LO(26),Def(90),O(4)                                                                               9,849
  293     2     LO(59), 5%(12), 4%(12), 3%(12), 2%(12), 1%(12), O(241)                                            5,144
  294     2     LO(35),Def(81),O(4)                                                                              29,371
  295     1     LO(27),Def(89),O(4)                                                                               3,951
  296     2     LO(35),Def(81),O(4)                                        14,250                                10,124
  297     1     LO(35),Def(81),O(4)                                                                               3,866
  298     2     LO(28),Def(88),O(4)                                        12,000                                 2,471
  299     2     LO(59), 5%(12), 4%(12), 3%(12), 2%(12), 1%(12), O(241)                                           20,311
  300     1     LO(26),Def(90),O(4)                                                                  50,000       3,349
  301     1     LO(24),Def(92),O(4)                                                                  75,000
  302     1     LO(60),LESSofDeforGRTRofYMor1%(56),O(4)                                              25,000       2,259
  303     2     3%(35), 2%(36), 1%(36), O(253)                                                                    4,780
  304     2     LO(59), 5%(12), 4%(12), 3%(12), 2%(12), 1%(12), O(241)                                            2,580
  305     2     3%(35), 2%(36), 1%(36), O(253)                                                                   10,808
  306     2     LO(60),LESSofDeforGRTRofYMor3%(11),                                     1,296                    15,680
                LESSofDeforGRTRofYMor2%(12),
                LESSofDeforGRTRofYMor1%(33),O(4)
  307     1     LO(35),Def(81),O(4)                                                                               6,704
  308     2     3%(35), 2%(36), 1%(36), O(253)                                                                    8,516
  309     1     LO(59), 5%(12), 4%(12), 3%(12), 2%(12), 1%(12), O(61)                                            14,614
  310     2     LO(59), 5%(12), 4%(12), 3%(12), 2%(12), 1%(12), O(241)                                            3,954
  311     2     3%(35), 2%(36), 1%(36), O(253)                                                                    9,486
  312     2     LO(59), 5%(12), 4%(12), 3%(12), 2%(12), 1%(12), O(241)                                            3,084
  313     1     LO(26),Def(90),O(4)                                                                  25,000       7,905
  314     1     LO(26),Def(90),O(4)                                                                                908
  315     2     LO(59), 5%(12), 4%(12), 3%(12), 2%(12), 1%(12), O(241)                                            4,375
  316     2     LO(59), 5%(12), 4%(12), 3%(12), 2%(12), 1%(12), O(241)                                            7,039
  317     2     LO(59), 5%(12), 4%(12), 3%(12), 2%(12), 1%(12), O(241)                                            1,519
  318     1     LO(59), 5%(12), 4%(12), 3%(12), 2%(12), 1%(12), O(61)                                             7,326
  319     2     LO(59), 5%(12), 4%(12), 3%(12), 2%(12), 1%(12), O(241)                                           17,617
  320     2     LO(59), 5%(12), 4%(12), 3%(12), 2%(12), 1%(12), O(241)                                            5,919
  321     2     LO(59), 5%(12), 4%(12), 3%(12), 2%(12), 1%(12), O(241)                                            7,907
  322     1     5%(23), 4%(24), 3%(24), 2%(24), 1%(24), O(61)                                                     5,583
  323     2     3%(35), 2%(36), 1%(36), O(253)                                                                    6,708
  324     2     LO(59), 5%(12), 4%(12), 3%(12), 2%(12), 1%(12), O(241)                                            1,300
  325     2     3%(35), 2%(36), 1%(36), O(253)                                                                    8,276
  326     2     3%(35), 2%(36), 1%(36), O(253)
  327     2     3%(35), 2%(36), 1%(36), O(253)                                                                    9,583
  328     2     3%(35), 2%(36), 1%(36), O(253)                                                                    4,567
  329     2     3%(35), 2%(36), 1%(36), O(253)                                                                    7,187
  330     2     3%(35), 2%(36), 1%(36), O(253)                                                                    2,898
  331     2     LO(59), 5%(12), 4%(12), 3%(12), 2%(12), 1%(12), O(241)                                            1,787
  332     2     LO(59), 5%(12), 4%(12), 3%(12), 2%(12), 1%(12), O(241)                                             731
  333     2     3%(35), 2%(36), 1%(36), O(253)

         LOAN     UPFRONT      UPFRONT                                     UPFRONT
        GROUP      INS.         OTHER                                       OTHER
LOAN #  1 OR 2  RESERVE ($)  RESERVE ($)                             RESERVE DESCRIPTION
---------------------------------------------------------------------------------------------------------------------------------

   1      2       987,198    590,000,000  General Reserve (190,000,000), Debt Service Reserve (400,000,000)
 1.01     2
 1.02     2
   2      1       56,154
   3      1       230,460
   4      1
   5      1
   6      1       55,000      1,580,000   International Paper ($1,000,000); Zomax ($400,000); Exel ($180,000)
 6.01     1
 6.02     1
 6.03     1
 6.04     1
 6.05     1
 6.06     1
 6.07     1
 6.08     1
 6.09     1
 6.10     1
 6.11     1
 6.12     1
 6.13     1
 6.14     1
 6.15     1
   7      1
   8      1
   9      1
  10      1       87,353
  11      1        5,275      5,176,000   Special Earnout LOC
  12      1       36,730      5,057,000   Earnout ($3,500,000); Free Rent Reserve($307,000); Special Rollover Reserve & Occupancy
                                          Reserve ($1,250,000)
 12.01    1
 12.02    1
 12.03    1
  13      1       50,412
  14      1       52,247
  15      1       37,322
  16      2       94,000
  17      1
  18      1        5,192
  19      1
  20      1       30,769
  21      1        7,083      1,236,000   Mesaba Reserve (436,000), Rent Reserve (800,000)
  22      1        5,078
  23      1       86,897        65,694    Upfront leasing for Bavarian Wealth Management ($7,343), Haley & McKee ($39,680), Irvin
                                          and Orihuela ($9,077), SYSCOM ($3,834), and U.S. Security & Associates, Inc. ($5,760).
  24      1
  25      1       80,967
  26      1        3,401        5,000     Kohl's Estoppel Holdback
  27      1
  28      1       25,257
  29      1
  30      1
 30.01    1
 30.02    1
  31      1                    952,749    Occupancy Reserve (142,749), Hartford Occupancy Reserve (750,000),
                                          Utica Mutual Reserve (60,000)
  32      1
  33      2        5,787
  34      1       11,461       170,271    Debt Service Reserve
  35      1        9,824
  36      1       11,381       977,000    Optimus Cash Collateral Reserve ($277,000); Debt Service Reserve ($700,000)
  37      1
  38      1                    122,967    Debt Service Reserve
  39      2        7,403
 39.01    2
 39.02    2
 39.03    2
  40      1                    685,000    Debt Service / Franchise Tenant Rent Impound
40.001    1
40.002    1
40.003    1
40.004    1
40.005    1
40.006    1
40.007    1
40.008    1
40.009    1
40.010    1
40.011    1
40.012    1
40.013    1
40.014    1
40.015    1
40.016    1
40.017    1
40.018    1
40.019    1
40.020    1
40.021    1
40.022    1
40.023    1
40.024    1
40.025    1
40.026    1
40.027    1
40.028    1
40.029    1
40.030    1
40.031    1
40.032    1
40.033    1
40.034    1
40.035    1
40.036    1
40.037    1
40.038    1
40.039    1
40.040    1
40.041    1
40.042    1
40.043    1
40.044    1
40.045    1
40.046    1
40.047    1
40.048    1
40.049    1
40.050    1
40.051    1
40.052    1
40.053    1
40.054    1
40.055    1
40.056    1
40.057    1
40.058    1
40.059    1
40.060    1
40.061    1
40.062    1
40.063    1
40.064    1
40.065    1
40.066    1
40.067    1
40.068    1
40.069    1
40.070    1
40.071    1
40.072    1
40.073    1
40.074    1
40.075    1
40.076    1
40.077    1
40.078    1
40.079    1
40.080    1
40.081    1
40.082    1
40.083    1
40.084    1
40.085    1
40.086    1
40.087    1
40.088    1
40.089    1
40.090    1
40.091    1
40.092    1
40.093    1
40.094    1
40.095    1
40.096    1
40.097    1
40.098    1
40.099    1
40.100    1
40.101    1
40.102    1
40.103    1
40.104    1
40.105    1
40.106    1
40.107    1
40.108    1
40.109    1
40.110    1
40.111    1
40.112    1
40.113    1
40.114    1
40.115    1
40.116    1
40.117    1
40.118    1
40.119    1
40.120    1
40.121    1
40.122    1
40.123    1
40.124    1
40.125    1
40.126    1
40.127    1
40.128    1
40.129    1
40.130    1
40.131    1
40.132    1
40.133    1
40.134    1
40.135    1
40.136    1
40.137    1
40.138    1
40.139    1
40.140    1
40.141    1
40.142    1
40.143    1
40.144    1
40.145    1
40.146    1
40.147    1
40.148    1
40.149    1
40.150    1
40.151    1
40.152    1
40.153    1
40.154    1
40.155    1
40.156    1
40.157    1
40.158    1
40.159    1
40.160    1
40.161    1
40.162    1
40.163    1
40.164    1
40.165    1
40.166    1
40.167    1
40.168    1
40.169    1
40.170    1
40.171    1
40.172    1
40.173    1
40.174    1
40.175    1
40.176    1
40.177    1
40.178    1
40.179    1
40.180    1
40.181    1
40.182    1
40.183    1
40.184    1
40.185    1
40.186    1
40.187    1
40.188    1
40.189    1
40.190    1
40.191    1
40.192    1
  41      1        6,487
  42      1        7,986        97,667    Initial Holdback Reserve
  43      1                    192,667    Amgen Rental Reserve; PST Rental Reserve
  44      1       35,278       658,450    Free Rent Reserve - Steve and Barry's (391,532); Steve and Barry's Tenant Improvement
                                          Reserve ($214,380); JC Penney Tenant Improvement Reserve ($28,140); PACSUN Tenant
                                          Improvement Reserve ($24,397)
  45      1
  46      1
  47      1
  48      1
  49      2
  50      1       18,532      2,864,480   Rite Aid TI Obligation ($1,554,480), Rite Aid Leasing Commission ($35,000),
                                          Rite Aid Rent Reserve ($275,000), Food 4 Less Holdback ($1,000,000)
  51      1
  52      1       10,000
  53      2       63,027
  54      1        8,782
  55      1       55,793
  56      1        8,600        22,000    Environmental Holdback
  57      1
  58      1
  59      2        8,731
 59.01    2
 59.02    2
  60      1       14,639        22,500    PIP Reserve
  61      2       12,243
  62      1
  63      1        9,650      2,397,926   Stabilization Escrow (265,926); Holdback Escrow (2,132,000)
  64      2        7,914
  65      1
  66      1
  67      1        8,934
 67.01    1
 67.02    1
  68      1
  69      1                    556,648    Rent Reserve Escrow ($110,778); Outstanding TI/LC Reserve ($445,870)
  70      1        4,312        89,100    Ground Rent Escrow
  71      1                    500,000    Holdback Reserve LOC
  72      1       70,742        12,453    Lotus Reserve (4,440); ZLB Reserve (8,013)
 72.01    1
 72.02    1
 72.03    1
 72.04    1
 72.05    1
  73      1       46,820       400,000    Lease Up Escrow
  74      2       92,959
  75      1
 75.01    1
 75.02    1
 75.03    1
  76      2       18,673
  77      1        8,242      1,806,375   PIP Reserve ($1,800,000); Environmental Reserve ($6,375)
  78      2       35,255        3,000     Alternate FSR Deposit
  79      1       16,023       400,000    Xtreme Karting Occupancy Reserve
  80      2                    750,000    Holdback
 80.01    2
 80.02    2
  81      1        8,660
  82      1                     33,634    Ground Rent Escrow
  83      1       23,505
  84      1       14,000
  85      1
  86      2       15,056       415,000    DSCR Holdback (400,000); Insurance Holdback (15,000)
 86.01    2
 86.02    2
  87      2
  88      1
  89      1
  90      1        7,021        75,500    PIP Reserve
  91      1       23,708
  92      1         771
  93      1                     72,014    Occupancy Escrow (72,014)
  94      1                     5,000     Mold O/M Escrow
  95      1        6,013
  96      1
  97      1                     26,877    Free Rent Reserve
  98      1        7,433
  99      1       64,116
  100     1       18,668        4,625     Environmental Remediation Reserve
  101     1                     64,034    Finish Escrow (43,612); Occupancy Escrow (20,421)
  102     1       36,565       205,412    Lease Up Holdback Escrow (143,400); FedEx Holdback Escrow (37,974);
                                          Occupancy Holdback Escrow (27,038)
  103     1
  104     1
  105     1
  106     1                    104,971    Rent Holdback
  107     2       13,250
  108     1        2,778
  109     1
  110     1       19,104
  111     1       25,904      1,054,810   Unsatisfied Judgement ($20,000); Holdback ($1,034,810)
  112     1        1,608       500,000    Lease Up Reserve
  113     2       13,842
  114     1        6,696
  115     1        2,964
  116     1
116.01    1
116.02    1
116.03    1
  117     1        3,004
  118     1        3,768       210,000    Rent Holdback impound
  119     1        5,812      1,000,000   Holdback Reserve ($500,000); Leasing Holdback Reserve ($500,000)
  120     1        9,468
  121     1
121.01    1
121.02    1
  122     1        4,574
  123     1        6,198
  124     1         806
  125     1
  126     1        2,445
  127     1
  128     1
  129     1       27,557       484,783    Princetion Lease Rent Reserve ($203,947);
                                          Steak n' Shake Lease Allowance Reserve ($280,836)
  130     1       55,000
  131     1
  132     1
  133     1       11,830       137,250    PIP Reserve
  134     1
  135     1
  136     1        1,613
  137     1       12,310
  138     1        6,500
  139     1        3,294       200,000    PIP Reserve
  140     1
  141     1
  142     1        3,406
  143     1        5,777
  144     1        6,292
  145     1        7,755
  146     1
  147     2        9,193      1,100,000   Performance Holdback
  148     1        4,996
  149     2        3,266
  150     1        6,533
  151     1        6,979        62,500    PIP Reserve
  152     1                   1,500,000   Albertson's Reserve
  153     1
  154     1
  155     1        3,103      1,000,000   Occupancy Reserve LOC
  156     2        6,315
  157     1
  158     2        3,301
  159     1        2,500
  160     1       12,315       300,000    $300,000 Holdback
  161     2
  162     1        5,393
  163     1        4,881
  164     1
  165     1
  166     1
  167     1
  168     1       18,140
  169     1
  170     1       31,177        16,000    Occupancy Reserve
  171     1        5,302
  172     1        9,237        50,000    GQ Menswear Holdback
  173     1         986        200,000    Holdback Reserve
                   6,091
  174     1        3,028
  175     1        3,063
  176     1       50,263
  177     1       10,500       200,000    Sports Authority Lease LOC
  178     1
  179     1                    250,000    Deductible Impound
179.01    1
179.02    1
179.03    1
179.04    1
179.05    1
179.06    1
179.07    1
179.08    1
179.09    1
  180     1       18,000
  181     1        4,898       650,000    Holdback
  182     1        3,846
  183     1        5,998
  184     1        3,390
  185     1        2,655
  186     1                    101,925    Rent Reserve Escrow (50,625); Lease Security Deposit (51,300)
  187     1                    380,000    PIP Reserve (350,000), Seasonality Reserve (30,000)
  188     1        3,125
  189     1
                    611
  190     1
  191     1         611
  192     1       26,996       354,750    Franchise Expense Reserve
  193     1
  194     1
  195     1
  196     1        2,442
  197     1        1,984       129,964    Navona Antiques Collateral Reserve
  198     2       17,176
  199     1       102,033
  200     1        3,637       120,000    Dollar General Space Reserve
  201     1       139,584
  202     1                     24,791    Debt Service Reserve
  203     1        3,100        5,000     Temporary CO Reserve
  204     2       31,749
  205     1                    157,325    Tenant Improvements Allowance Reserve
  206     1                     25,000    Tenant Estoppel Reserve
  207     1
  208     1                     37,405    Debt Service Reserve (22,405), Holdback Reserve (15,000)
  209     1
  210     1        7,997       559,855    4 Paws Holdback Funds (19,855); Holdback Funds (540,000)
  211     1
  212     1
  213     1
  214     1                     26,438    Weatherford Rent Holdback
  215     1        1,558
  216     1
  217     1        2,566
  218     1        7,944
  219     1        3,328
  220     1
  221     2       13,048       104,228    Debt Service Reserve
  222     2        2,073
  223     1        1,980
  224     2       13,001       100,000    Insurance Deductible Reserve
  225     1        9,452
225.01    1
225.02    1
  226     1        6,676
  227     1        5,386       430,000    Holdback Reserve
  228     1        3,515
  229     2        9,199        30,000    Environmental Reserve
  230     1
  231     1
  232     2       13,669
  233     1         658        129,562    Tenant Occupancy Reserve (36,866), Vacancy Reserve (61,903),
                                          Edible Arrangements Reserve (15,100), Honey Baked Ham Reserve (15,692)
  234     1
  235     1        5,815
  236     1
  237     2        2,471       100,000    Holdback
  238     1                     33,277    Rent Holdback Escrow
  239     2        1,434
  240     1        1,131        17,500    Cucina Reserve
  241     1
  242     1        3,483
  243     1        1,015        50,000    Rent Holdback
  244     1        1,619        18,174    Debt Service Reserve
  245     2        1,325
  246     1        9,596
  247     1
  248     1
  249     1        3,358
  250     1         952
  251     2         532
  252     2        1,710
  253     2        4,203
  254     1
  255     2        8,546
  256     1        4,206
  257     2
  258     1
  259     1        6,982
  260     1        8,500
  261     1        2,493
  262     1        9,695       135,000    Occupancy Reserve
  263     2        2,210
  264     2        9,447       150,000    Holdback Escrow
  265     1
  266     1        2,115
  267     1        1,689        12,500    Ground Rent Escrow
  268     1
268.01    1
268.02    1
268.03    1
  269     1         593         28,548    Rome/Avalar Holdback Reserve
  270     1         391
  271     1        2,256        75,955    Discounted Rent Letter of Credit/Cash Lease Impound
  272     1
  273     1
  274     1        2,983
  275     1        3,900
  276     1
  277     2        1,021
  278     1
  279     1        1,824
  280     1        2,880
  281     1
281.01    1
281.02    1
281.03    1
  282     2        1,497
  283     1         659
  284     2       19,050
  285     1
  286     2        1,397
  287     1         443
  288     1
  289     2
  290     1         362
  291     1         201
  292     1        1,924
  293     2         951
  294     2        7,642
  295     1         485         14,380    Holdback for Laser Smooth Rent
  296     2        4,480
  297     1        1,977
  298     2         319         67,500    Holdback
  299     2        1,833
  300     1        1,973
  301     1
  302     1         784
  303     2
  304     2        1,146
  305     2         917
  306     2        1,149
  307     1         502
  308     2        1,913
  309     1         455
  310     2         732
  311     2         577
  312     2        1,230
  313     1         370
  314     1         631
  315     2         517
  316     2        1,933
  317     2         711
  318     1         482
  319     2        1,558
  320     2        4,728
  321     2         769
  322     1         246
  323     2         555
  324     2
  325     2        5,538
  326     2
  327     2        3,203
  328     2         633
  329     2        1,696
  330     2         231
  331     2         501
  332     2         435
  333     2

         LOAN                MONTHLY                          MONTHLY                               MONTHLY
        GROUP                 CAPEX                            CAPEX                                 TI/LC
LOAN #  1 OR 2             RESERVE ($)                    RESERVE CAP ($)                         RESERVE ($)
-----------------------------------------------------------------------------------------------------------------------------

   1      2                  234,000
 1.01     2
 1.02     2
   2      1                   9,249
   3      1                   38,750
   4      1            4 % of Gross Revenue
   5      1             6,670 (Springing)                     240,105                            25,948 (Springing)
   6      1                                                    13,882
 6.01     1
 6.02     1
 6.03     1
 6.04     1
 6.05     1
 6.06     1
 6.07     1
 6.08     1
 6.09     1
 6.10     1
 6.11     1
 6.12     1
 6.13     1
 6.14     1
 6.15     1
   7      1
   8      1
   9      1                   12,592
  10      1                   6,153                                                                    15,417
  11      1                   2,049
  12      1                   5,349                           192,564                                  35,654
 12.01    1
 12.02    1
 12.03    1
  13      1                   7,166
  14      1                   7,066
  15      1                   5,999
  16      2                   10,500
  17      1
  18      1                   11,042                          500,000                                  16,083
  19      1
  20      1                   3,118                           187,000                                  23,076
  21      1                   4,827                                                                    23,886
  22      1                   3,867
  23      1                   7,500                                                                    34,000
  24      1             3,917 (Springing)                                          12,500 (until an Investment Grade Event or
                                                                                        Cash Flow Sweep Suspension Event)
  25      1                                                   250,000
  26      1
  27      1                   8,470                           304,920
  28      1
  29      1                   4,306                           103,340                                  11,820
  30      1        4% of Monthly Gross Revenues    Trailing 12 Months Collections
 30.01    1
 30.02    1
  31      1                   4,784                                                                    10,250
  32      1
  33      2
  34      1
  35      1
  36      1                                                                                            20,833
  37      1
  38      1                   1,162
  39      2                   8,806                           105,670
 39.01    2
 39.02    2
 39.03    2
  40      1
40.001    1
40.002    1
40.003    1
40.004    1
40.005    1
40.006    1
40.007    1
40.008    1
40.009    1
40.010    1
40.011    1
40.012    1
40.013    1
40.014    1
40.015    1
40.016    1
40.017    1
40.018    1
40.019    1
40.020    1
40.021    1
40.022    1
40.023    1
40.024    1
40.025    1
40.026    1
40.027    1
40.028    1
40.029    1
40.030    1
40.031    1
40.032    1
40.033    1
40.034    1
40.035    1
40.036    1
40.037    1
40.038    1
40.039    1
40.040    1
40.041    1
40.042    1
40.043    1
40.044    1
40.045    1
40.046    1
40.047    1
40.048    1
40.049    1
40.050    1
40.051    1
40.052    1
40.053    1
40.054    1
40.055    1
40.056    1
40.057    1
40.058    1
40.059    1
40.060    1
40.061    1
40.062    1
40.063    1
40.064    1
40.065    1
40.066    1
40.067    1
40.068    1
40.069    1
40.070    1
40.071    1
40.072    1
40.073    1
40.074    1
40.075    1
40.076    1
40.077    1
40.078    1
40.079    1
40.080    1
40.081    1
40.082    1
40.083    1
40.084    1
40.085    1
40.086    1
40.087    1
40.088    1
40.089    1
40.090    1
40.091    1
40.092    1
40.093    1
40.094    1
40.095    1
40.096    1
40.097    1
40.098    1
40.099    1
40.100    1
40.101    1
40.102    1
40.103    1
40.104    1
40.105    1
40.106    1
40.107    1
40.108    1
40.109    1
40.110    1
40.111    1
40.112    1
40.113    1
40.114    1
40.115    1
40.116    1
40.117    1
40.118    1
40.119    1
40.120    1
40.121    1
40.122    1
40.123    1
40.124    1
40.125    1
40.126    1
40.127    1
40.128    1
40.129    1
40.130    1
40.131    1
40.132    1
40.133    1
40.134    1
40.135    1
40.136    1
40.137    1
40.138    1
40.139    1
40.140    1
40.141    1
40.142    1
40.143    1
40.144    1
40.145    1
40.146    1
40.147    1
40.148    1
40.149    1
40.150    1
40.151    1
40.152    1
40.153    1
40.154    1
40.155    1
40.156    1
40.157    1
40.158    1
40.159    1
40.160    1
40.161    1
40.162    1
40.163    1
40.164    1
40.165    1
40.166    1
40.167    1
40.168    1
40.169    1
40.170    1
40.171    1
40.172    1
40.173    1
40.174    1
40.175    1
40.176    1
40.177    1
40.178    1
40.179    1
40.180    1
40.181    1
40.182    1
40.183    1
40.184    1
40.185    1
40.186    1
40.187    1
40.188    1
40.189    1
40.190    1
40.191    1
40.192    1
  41      1
  42      1
  43      1                   1,989                            95,482
  44      1                   4,479                            60,000                                  10,417
  45      1
  46      1                    978                             35,211
  47      1
  48      1
  49      2                   8,167
  50      1                   1,587
  51      1
  52      1                   2,353                                                                    12,500
  53      2                   10,146                          243,500
  54      1                   2,020                                                                     4,700
  55      1                   1,304
  56      1                   5,153                                                                     3,147
  57      1
  58      1                   2,200                            52,800
  59      2                   7,417
 59.01    2
 59.02    2
  60      1                   13,700
  61      2                   5,663
  62      1
  63      1     564 (Commencing in February 2013)              13,544                    2,500 (Commencing in February 2010)
  64      2
  65      1
  66      1                   1,601                                                                     5,337
  67      1                   3,482                           250,000
 67.01    1
 67.02    1
  68      1
  69      1                   1,641                            78,770
  70      1                   1,400                                                                     7,600
  71      1
  72      1                   4,345                                                                    20,833
 72.01    1
 72.02    1
 72.03    1
 72.04    1
 72.05    1
  73      1             1,000 (Springing)                      24,000                             5,000 (Springing)
  74      2                   14,625
  75      1                   1,769                            42,456                  300,000 (Springing, one-time deposit
                                                                                      one year prior to expiration of lease
                                                                                             for Nationwide property)
 75.01    1
 75.02    1
 75.03    1
  76      2                   3,542
  77      1
  78      2                   2,688                            96,750
  79      1                   2,660
  80      2                   7,375                           265,500
 80.01    2
 80.02    2
  81      1                   1,712
  82      1                   1,505                            54,000                                   3,763
  83      1       2,375 (Commencing on 3/1/2010)               85,600                       400 (Commencing on 3/1/2010)
  84      1                    967                                                                      6,851
  85      1                                                                                             1,656
  86      2             3,933 (Springing)
 86.01    2
 86.02    2
  87      2                   4,130
  88      1
  89      1
  90      1                   10,361
  91      1                   2,010                                                                     8,333
  92      1                   1,274                            61,159                                  13,750
  93      1                   1,028                            37,008                                   2,500
  94      1                   1,886                            67,896                             5,693 (Springing)
  95      1                   2,413
  96      1
  97      1                   1,554                            55,000                                   6,293
  98      1
  99      1
  100     1                   4,410                                                                     6,968
  101     1
  102     1                    411                                                                      1,250
  103     1             1,497 (Springing)                      53,892                             3,851 (Springing)
  104     1                   2,063                            49,513                                   5,492
  105     1             1,892 (Springing)
  106     1
  107     2                   3,400
  108     1
  109     1
  110     1                                                    49,104
  111     1                   1,676
  112     1                   1,491                            36,000
  113     2                   4,000
  114     1
  115     1                   1,415
  116     1
116.01    1
116.02    1
116.03    1
  117     1                    468
  118     1                    668                             8,013                                    3,647
  119     1                   1,111                            26,700
  120     1                    541                                                                      2,327
  121     1                   1,132
121.01    1
121.02    1
  122     1                    317                                                                      2,112
  123     1
  124     1                   1,245                            20,000
  125     1                   7,490                                                                     9,656
  126     1                    876                             31,512                                   7,063
  127     1                    781
  128     1
  129     1                   1,845                                                                     9,226
  130     1                    800                                                            2,083 (starting 1/1/2010)
  131     1
  132     1
  133     1                   9,594
  134     1
  135     1
  136     1                    586                                                                      2,526
  137     1                   1,006                                                                     3,180
  138     1                    147                             5,286                                    2,526
  139     1                   11,999
  140     1
  141     1
  142     1                    750
  143     1                   16,680
  144     1                    545                             32,680                                   2,710
  145     1                    566                                                                      1,668
  146     1
  147     2                   4,667
  148     1                   6,113
  149     2                   2,833
  150     1                                                   500,000
  151     1                   8,380
  152     1                    965                             34,742                                   4,060
  153     1
  154     1
  155     1                    700                             25,200                                   2,500
  156     2
  157     1             1,812 (Springing)
  158     2                   2,000                            48,000
  159     1                   5,988
  160     1                    378                                                                       634
  161     2                   2,753
  162     1                    723                                                                      2,894
  163     1
  164     1
  165     1                   8,126
  166     1                   7,047
  167     1                   11,718                          421,830
  168     1                    915                             32,940                                  12,000
  169     1
  170     1                    827                                                                      2,067
  171     1                    285                                                                      1,665
  172     1                   2,964                           140,000                                   1,934
  173     1
                              2,466                            88,764
  174     1                   1,208                            43,494
  175     1                   1,258                            45,270
  176     1                   9,277
  177     1                    263                                                                      2,631
  178     1
  179     1
179.01    1
179.02    1
179.03    1
179.04    1
179.05    1
179.06    1
179.07    1
179.08    1
179.09    1
  180     1                   6,153
  181     1                    210                                                                      1,365
  182     1                   1,035
  183     1                    712                             25,650
  184     1
  185     1                    375                             13,500
  186     1              506 (Springing)
  187     1                   2,976
  188     1                    459                             22,016                                   2,712
  189     1
                               451
  190     1                    375
  191     1                     76
  192     1                   5,364
  193     1
  194     1                    577                             20,000                                   2,164
  195     1                    712                             25,641                                   2,083
  196     1                    282                                                                       939
  197     1                     86                                                                       432
  198     2                   3,083
  199     1                    833                                                                      3,611
  200     1                    898                                                                      5,000
  201     1                    847                                                                      6,257
  202     1
  203     1                    883                                                                       833
  204     2                                                                                             4,590
  205     1                                                                                              628
  206     1
  207     1                    244                                                                       946
  208     1
  209     1
  210     1                    242                                                                       808
  211     1
  212     1
  213     1                    178                             6,390                                    1,250
  214     1                    969                                                                      2,000
  215     1                   5,261
  216     1
  217     1                    387                                                                      2,490
  218     1                   1,243
  219     1                    530
  220     1              725 (Springing)
  221     2                                                                                              900
  222     2
  223     1                    184
  224     2                   2,250
  225     1                    258
225.01    1
225.02    1
  226     1                    360
  227     1                    183                             6,500                                     733
  228     1                   1,447                                                                     4,167
  229     2                   2,633
  230     1
  231     1              317 (Springing)                       7,608                              1,886 (Springing)
  232     2                   3,033                           109,203
  233     1
  234     1                                                                                             1,420
  235     1                    446                             16,055                                   2,500
  236     1                     93
  237     2                   2,604                            93,750
  238     1
  239     2
  240     1                    308                                                                      1,669
  241     1                     93
  242     1
  243     1                    159                             5,725                                     490
  244     1                    350
  245     2
  246     1                    617
  247     1
  248     1
  249     1                    526                             18,940                                   1,710
  250     1                    183                             10,000                                    457
  251     2
  252     2
  253     2                    667
  254     1
  255     2                   1,563
  256     1              143 (Springing)
  257     2
  258     1
  259     1                    501
  260     1                    193
  261     1                    128                             10,000                                    638
  262     1                    396                                                                      1,250
  263     2
  264     2                   2,411                            86,778
  265     1
  266     1                    500                             18,000
  267     1                    299                                                                      1,750
  268     1
268.01    1
268.02    1
268.03    1
  269     1                    127                             4,500                                     634
  270     1                    154                                                                       769
  271     1
  272     1                                                                                             1,667
  273     1                    327
  274     1
  275     1                    266                             15,980                                   1,394
  276     1                     93
  277     2                   1,650                            54,000
  278     1                    155                             9,286
  279     1
  280     1
  281     1
281.01    1
281.02    1
281.03    1
  282     2
  283     1
  284     2                    938
  285     1                                                                                             1,167
  286     2
  287     1                    100                                                                       603
  288     1
  289     2                   1,021                            36,756
  290     1                    205                                                                       558
  291     1                     81                                                                       406
  292     1                    222                             13,310                                   1,485
  293     2
  294     2                    752                             24,000
  295     1                     63                                                                       626
  296     2                    966                             30,000
  297     1                    479                                                                       745
  298     2                    107
  299     2
  300     1                     52                                                                       346
  301     1                    188                             6,768                                    1,350
  302     1                     43
  303     2
  304     2
  305     2
  306     2                    648                             38,880
  307     1                    123                                                                       747
  308     2
  309     1
  310     2
  311     2
  312     2
  313     1                     51                                                                       170
  314     1                                                                                              396
  315     2
  316     2
  317     2
  318     1
  319     2
  320     2
  321     2
  322     1
  323     2
  324     2
  325     2
  326     2
  327     2
  328     2
  329     2
  330     2
  331     2
  332     2
  333     2

                                                                                                                 MONTHLY
         LOAN       MONTHLY               MONTHLY                         MONTHLY               MONTHLY           OTHER
        GROUP        TI/LC                 RE TAX                          INS.                  OTHER           RESERVE
LOAN #  1 OR 2  RESERVE CAP ($)         RESERVE ($)                     RESERVE ($)           RESERVE ($)      DESCRIPTION
-------------------------------------------------------------------------------------------------------------------------------

   1      2                              3,539,035                        493,599
 1.01     2
 1.02     2
   2      1                               551,694                         11,231
   3      1                               129,143                         18,614
   4      1                      1/12 Annual Property Taxes    1/12 Annual Insurance Premium
   5      1         934,122
   6      1                               107,490                          5,338
 6.01     1
 6.02     1
 6.03     1
 6.04     1
 6.05     1
 6.06     1
 6.07     1
 6.08     1
 6.09     1
 6.10     1
 6.11     1
 6.12     1
 6.13     1
 6.14     1
 6.15     1
   7      1
   8      1
   9      1                                66,667                         15,469
  10      1         450,000                69,107                         43,677
  11      1                                37,021                          1,758
  12      1        1,283,544               72,633                         11,257
 12.01    1
 12.02    1
 12.03    1
  13      1                                18,561                         25,206
  14      1                                36,060                         26,123
  15      1                                29,117                         18,661
  16      2                                35,672                          7,840
  17      1
  18      1         600,000                52,938                          5,192                10,001     Ground Lease Reserve
  19      1
  20      1         554,000                46,300                          2,600
  21      1                                73,128                          7,083
  22      1                                45,299                          5,078
  23      1                                63,900                         32,700
  24      1
  25      1         405,000                58,710                          8,097
  26      1                                55,213            Home Depot - 1,700 (Springing),
                                                                 All other spaces -1,700
  27      1                                27,671
  28      1                                41,541                          4,102
  29      1         283,760                9,209
  30      1
 30.01    1
 30.02    1
  31      1         525,000                92,243
  32      1
  33      2                                23,594                          5,787
  34      1                                24,087                         11,461
  35      1                                60,722                          4,912
  36      1         500,000                22,528                          3,794
  37      1                                54,167
  38      1
  39      2                                31,623                          7,137
 39.01    2
 39.02    2
 39.03    2
  40      1
40.001    1
40.002    1
40.003    1
40.004    1
40.005    1
40.006    1
40.007    1
40.008    1
40.009    1
40.010    1
40.011    1
40.012    1
40.013    1
40.014    1
40.015    1
40.016    1
40.017    1
40.018    1
40.019    1
40.020    1
40.021    1
40.022    1
40.023    1
40.024    1
40.025    1
40.026    1
40.027    1
40.028    1
40.029    1
40.030    1
40.031    1
40.032    1
40.033    1
40.034    1
40.035    1
40.036    1
40.037    1
40.038    1
40.039    1
40.040    1
40.041    1
40.042    1
40.043    1
40.044    1
40.045    1
40.046    1
40.047    1
40.048    1
40.049    1
40.050    1
40.051    1
40.052    1
40.053    1
40.054    1
40.055    1
40.056    1
40.057    1
40.058    1
40.059    1
40.060    1
40.061    1
40.062    1
40.063    1
40.064    1
40.065    1
40.066    1
40.067    1
40.068    1
40.069    1
40.070    1
40.071    1
40.072    1
40.073    1
40.074    1
40.075    1
40.076    1
40.077    1
40.078    1
40.079    1
40.080    1
40.081    1
40.082    1
40.083    1
40.084    1
40.085    1
40.086    1
40.087    1
40.088    1
40.089    1
40.090    1
40.091    1
40.092    1
40.093    1
40.094    1
40.095    1
40.096    1
40.097    1
40.098    1
40.099    1
40.100    1
40.101    1
40.102    1
40.103    1
40.104    1
40.105    1
40.106    1
40.107    1
40.108    1
40.109    1
40.110    1
40.111    1
40.112    1
40.113    1
40.114    1
40.115    1
40.116    1
40.117    1
40.118    1
40.119    1
40.120    1
40.121    1
40.122    1
40.123    1
40.124    1
40.125    1
40.126    1
40.127    1
40.128    1
40.129    1
40.130    1
40.131    1
40.132    1
40.133    1
40.134    1
40.135    1
40.136    1
40.137    1
40.138    1
40.139    1
40.140    1
40.141    1
40.142    1
40.143    1
40.144    1
40.145    1
40.146    1
40.147    1
40.148    1
40.149    1
40.150    1
40.151    1
40.152    1
40.153    1
40.154    1
40.155    1
40.156    1
40.157    1
40.158    1
40.159    1
40.160    1
40.161    1
40.162    1
40.163    1
40.164    1
40.165    1
40.166    1
40.167    1
40.168    1
40.169    1
40.170    1
40.171    1
40.172    1
40.173    1
40.174    1
40.175    1
40.176    1
40.177    1
40.178    1
40.179    1
40.180    1
40.181    1
40.182    1
40.183    1
40.184    1
40.185    1
40.186    1
40.187    1
40.188    1
40.189    1
40.190    1
40.191    1
40.192    1
  41      1                                28,744                          1,423
  42      1                                25,874                          2,662
  43      1         750,000                28,019                          2,064
  44      1         380,000                18,261
  45      1
  46      1                                9,415
  47      1
  48      1
  49      2                                56,537                          7,079
  50      1                                15,444                          3,089
  51      1
  52      1         300,000                18,776
  53      2                                17,191                          7,003
  54      1         325,000                7,260                           4,391
  55      1         215,000                24,049
  56      1         541,706                11,000                          4,300
  57      1                                2,642
  58      1                                1,904                           3,451
  59      2                                15,379                          8,731
 59.01    2
 59.02    2
  60      1                                16,988                          7,320
  61      2                                41,128                          4,081
  62      1                                6,479
  63      1          90,000                11,514
  64      2                                22,702                          3,957
  65      1
  66      1                                12,275                          1,842
  67      1         500,000                43,487                          4,021
 67.01    1
 67.02    1
  68      1                                37,732                          3,107
  69      1         550,000                18,376                          2,139
  70      1         180,000                11,520                          2,200                44,550     Ground Rent Escrow
  71      1
  72      1         450,000                31,207                          7,074
 72.01    1
 72.02    1
 72.03    1
 72.04    1
 72.05    1
  73      1         120,000                7,301                           5,202
  74      2                                6,772                          16,518
  75      1
 75.01    1
 75.02    1
 75.03    1
  76      2                                11,053                          5,405
  77      1                                26,675                          8,242
  78      2                                17,128                          3,917
  79      1                                32,214                         67,358
  80      2                                38,676                          6,604
 80.01    2
 80.02    2
  81      1                                18,660                          1,237
  82      1         150,000                9,541                           1,528
  83      1          14,400                8,111                           2,351
  84      1         285,000                12,127                          1,166
  85      1          59,633
  86      2                                11,953                          7,528
 86.01    2
 86.02    2
  87      2                                10,736                          3,886
  88      1                                11,650
  89      1                                5,740
  90      1                                8,066                           3,511
  91      1         250,000                7,385                           2,963
  92      1         580,000                24,085                           771
  93      1          90,000                33,567
  94      1         204,954
  95      1                                3,500                            668
  96      1                                8,804
  97      1         225,000                12,666                          2,175
  98      1                                20,594                          1,858
  99      1                                17,067                         12,823
  100     1                                15,420                          1,556
  101     1                                7,347
  102     1          75,000                2,530                           4,063
  103     1         231,030
  104     1         329,500                23,953
  105     1                                10,266
  106     1
  107     2                                20,129                          3,331
  108     1                                2,791                           1,389
  109     1
  110     1         180,000                13,244                          2,388
  111     1                                26,619                          2,878
  112     1                                10,873                           804
  113     2                                19,197                          4,614
  114     1                                6,673                            939
  115     1                                17,106                          2,964                24,983     Ground Lease Reserve
  116     1
116.01    1
116.02    1
116.03    1
  117     1                                7,586                           1,001
  118     1         131,304                14,771                          1,834
  119     1                                10,475                          1,453
  120     1          85,000                11,146                          1,052
  121     1                                19,889                          1,302
121.01    1
121.02    1
  122     1          76,041                 653                            5,566
  123     1         100,000                9,661                           2,066
  124     1                                10,326                           806
  125     1                                10,500                          2,833
  126     1         254,253                10,752                          1,223
  127     1                                5,515
  128     1                                3,479
  129     1                                7,779                           2,756
  130     1         150,000                5,040                           4,813
  131     1                                7,222
  132     1                                5,260
  133     1                                7,497                           5,915
  134     1                                7,508
  135     1                                3,365
  136     1          90,945                2,310                           1,613
  137     1                                10,197                          6,155
  138     1         120,000                19,978                           588
  139     1                                8,156                           3,294
  140     1                                5,696
  141     1
  142     1                                12,054                          1,703
  143     1                                9,614                            963
  144     1                                8,152                           1,573
  145     1         100,000                6,320                           1,551
  146     1
  147     2                                5,000                           4,597
  148     1                                5,433                            833
  149     2                                16,154                          2,516
  150     1                                3,587                           1,673
  151     1                                4,430                           3,490
  152     1         243,615                5,212                           3,547
  153     1                                2,482
  154     1
  155     1          90,000                5,460                           1,552
  156     2                                6,092                            631
  157     1
  158     2                                7,120                           3,301
  159     1                                8,313                           2,500
  160     1                                3,179                           2,463
  161     2                                9,526                           4,314
  162     1         104,167                5,954                            899
  163     1                                4,996                            610
  164     1
  165     1                                5,725
  166     1                                5,177
  167     1                                7,459                           2,268
  168     1         336,000                5,794                           2,267
  169     1
  170     1                                7,708                           6,928
  171     1                                8,422                           2,651
  172     1          69,588                5,950                            924
  173     1                                4,209                            493
                                           3,733                            870
  174     1                                1,765                            433
  175     1                                1,967                            438
  176     1                                4,315                           4,189
  177     1                                28,481                           949
  178     1                                2,730
  179     1
179.01    1
179.02    1
179.03    1
179.04    1
179.05    1
179.06    1
179.07    1
179.08    1
179.09    1
  180     1                                7,845                           1,773
  181     1          76,000                11,816                          1,244
  182     1                                7,210                            769
  183     1                                3,455                            545
  184     1                                5,420                            424
  185     1                                10,820                           664
  186     1
  187     1                                7,445
  188     1          97,644                4,214                            625
  189     1                                3,014
                                          Various                           305
  190     1                          6,582 (Springing)
  191     1                                1,290                            305
  192     1                                4,643                           2,291
  193     1                                1,051
  194     1          75,000                1,148                            579
  195     1          75,000
  196     1                                5,451                           1,221
  197     1                                6,100                            165
  198     2                                7,639                           2,642
  199     1                                11,445                         12,754
  200     1         210,000                3,833                            455
  201     1                                13,394                         12,689
  202     1
  203     1          50,000                9,182                            745
  204     2                                8,758                           4,536
  205     1                                2,274                            453
  206     1
  207     1          50,000                2,255                            458
  208     1
  209     1
  210     1          60,000                6,054                           1,333
  211     1                                2,671
  212     1                                2,689
  213     1          60,000                2,600
  214     1         100,000                1,048
  215     1                                3,150                           1,558
  216     1
  217     1          59,766                3,899                            642
  218     1                                5,300                           1,200
  219     1                                5,400                            555
  220     1
  221     2                                2,586                           1,631
  222     2                                4,849                            691
  223     1                                                                 660
  224     2                                5,760                           6,500
  225     1                                3,500                           3,151
225.01    1
225.02    1
  226     1                                2,384                            484
  227     1          30,000                3,883                           1,077
  228     1                                5,342                           1,172
  229     2                                9,063                           1,150
  230     1
  231     1          30,000          4,638 (Springing)               1,259 (Springing)
  232     2                                6,001                           1,243
  233     1                                2,773                            219
  234     1
  235     1          90,000                5,218                            478
  236     1
  237     2                                3,256                            917
  238     1
  239     2                                2,000                            717
  240     1                                4,304                            565
  241     1
  242     1                                4,081                            498
  243     1          53,000                 478                             254
  244     1                                                                1,619
  245     2                                3,625                            662
  246     1                                1,749                           1,371
  247     1
  248     1
  249     1          41,036                3,297                            526
  250     1          40,000                2,160                            476
  251     2                                5,349                            532
  252     2                                3,247                            855
  253     2                                1,894                            701
  254     1
  255     2                                3,310                           1,709
  256     1                                 737                       601 (Springing)
  257     2
  258     1
  259     1                                5,090                            776
  260     1                                2,437                            944
  261     1          44,000                2,500                            831
  262     1                                2,409                           1,939
  263     2                                1,913                           1,105
  264     2                                4,187                            859
  265     1
  266     1                                3,351                            353
  267     1                                1,563                            188
  268     1
268.01    1
268.02    1
268.03    1
  269     1          40,000                2,472                            296
  270     1          45,000                1,538                            196
  271     1                                1,701                            282
  272     1          60,000
  273     1
  274     1                                3,108                            746
  275     1                                2,249                            390
  276     1
  277     2                                4,398                           1,021
  278     1
  279     1                                2,749                            912
  280     1                                2,286                            360
  281     1
281.01    1
281.02    1
281.03    1
  282     2                                2,502                            749
  283     1                                3,814                            330
  284     2                                5,500                           1,667
  285     1          42,000
  286     2                                2,386                            698
  287     1          21,750                2,900                            500
  288     1
  289     2                                3,953                            760
  290     1                                1,434                            362
  291     1                                1,326                            101
  292     1                                2,462                            192
  293     2                                1,715                            476
  294     2                                2,570                            615
  295     1          38,000                1,975                            242
  296     2                                2,531                           1,120
  297     1                                1,933                            659
  298     2                                 824                             64
  299     2                                5,078                            917
  300     1          50,000                 670                             247
  301     1          75,000                 978                             188
  302     1                                1,129                            392
  303     2                                2,390
  304     2                                1,290                            382
  305     2                                1,544                            458
  306     2                                2,138                            575
  307     1          45,000                3,352                            502
  308     2                                1,217                            273
  309     1                                2,088                            228
  310     2                                 791                             366
  311     2                                1,355                            288
  312     2                                 771                             615
  313     1          25,000                 988                             185
  314     1                                 908                             315
  315     2                                 625                             259
  316     2                                1,173                            276
  317     2                                 253                             142
  318     1                                1,832                            241
  319     2                                1,762                            779
  320     2                                1,480                            788
  321     2                                1,318                            384
  322     1                                 558                             123
  323     2                                 958                             278
  324     2                                1,300
  325     2                                1,182                            462
  326     2
  327     2                                1,198                            641
  328     2                                 761                             316
  329     2                                1,198                            848
  330     2                                 483                             116
  331     2                                 357                             250
  332     2                                 146                             218
  333     2

                                                                                             TOTAL SF/
         LOAN                                                                                  UNITS/
        GROUP      LOAN      CROSSED  RELATED                                      YEAR        ROOMS/    UNIT OF
LOAN #  1 OR 2   PURPOSE      LOAN    BORROWER    TITLE TYPE     YEAR BUILT      RENOVATED      PADS     MEASURE  OCCUPANCY %
-----------------------------------------------------------------------------------------------------------------------------

   1      2     Acquisition                     Fee                 1945           2006          11,227  Units       98.3
 1.01     2                                     Fee                 1945           2006           8,746  Units       98.5
 1.02     2                                     Fee                 1945           2006           2,481  Units       97.7
   2      1     Refinance                       Fee/Leasehold       1989                        443,956   SF        100.0
   3      1     Refinance                       Fee                 2004                            187  Rooms       83.9
   4      1     Acquisition                     Fee                 1986           2006             492  Rooms       73.0
   5      1     Acquisition                     Fee/Leasehold       1988                        393,107   SF         95.1
   6      1     Acquisition                     Fee                Various                    1,586,544   SF         87.5
 6.01     1                                     Fee                 1988                        100,000   SF        100.0
 6.02     1                                     Fee                 1986                        182,724   SF         75.0
 6.03     1                                     Fee                 1988                         75,643   SF        100.0
 6.04     1                                     Fee                 1989                        227,500   SF        100.0
 6.05     1                                     Fee                 1995                         80,013   SF        100.0
 6.06     1                                     Fee                 1985                         86,700   SF         91.4
 6.07     1                                     Fee                 1979                        200,000   SF        100.0
 6.08     1                                     Fee                 1990                         78,300   SF         34.6
 6.09     1                                     Fee                 1989                        118,400   SF         79.7
 6.10     1                                     Fee                 1989                        131,904   SF         53.0
 6.11     1                                     Fee                 1985                         36,000   SF        100.0
 6.12     1                                     Fee                 1988                         50,000   SF         83.1
 6.13     1                                     Fee                 1987                         69,244   SF        100.0
 6.14     1                                     Fee                 1989                         81,808   SF        100.0
 6.15     1                                     Fee                 1989                         68,308   SF        100.0
   7      1     Refinance             Yes (2)   Fee                 1960         2004-2006      466,195   SF         98.5
   8      1     Refinance                       Fee/Leasehold       1965           1977         204,747   SF        100.0
   9      1     Refinance                       Fee                 2006                            228  Rooms       80.3
  10      1     Acquisition                     Fee                 1984           1987         746,189   SF         99.4
  11      1     Refinance                       Fee                 2001                        166,103   SF         88.7
  12      1     Refinance                       Fee                 1986                        427,852   SF         78.7
 12.01    1                                     Fee                 1986                        157,627   SF         71.3
 12.02    1                                     Fee                 1986                        157,328   SF         80.7
 12.03    1                                     Fee                 1986                        112,897   SF         84.0
                Refinance      Yes              Fee                Various         2004             607  Beds        95.9
  13      1     Refinance      Yes    Yes (6)   Fee                 1994           2004             215  Beds        97.7
  14      1     Refinance      Yes    Yes (6)   Fee                 1994           2004             212  Beds        94.7
  15      1     Refinance      Yes    Yes (6)   Fee                 1987           2004             180  Beds        95.1
  16      2     Acquisition                     Fee                 2001                            504  Units       94.1
  17      1     Refinance                       Leasehold           1983         1994-1998          518  Rooms       64.2
  18      1     Refinance                       Leasehold           1977           2005         534,020   SF         94.9
  19      1     Acquisition                     Fee                 1984                        200,002   SF        100.0
  20      1     Acquisition                     Fee                 1986           2005         187,106   SF         93.0
  21      1     Refinance                       Fee                 2002                        289,595   SF         94.3
  22      1     Refinance                       Fee/Leasehold       1959           2006         241,741   SF         86.4
  23      1     Refinance                       Fee                 1983           2006         453,255   SF         86.5
  24      1     Refinance                       Fee                 2006                        235,485   SF        100.0
  25      1     Acquisition           Yes (7)   Fee                 1970           1990         809,385   SF         94.9
  26      1     Acquisition                     Fee                 1971           1995         247,146   SF        100.0
  27      1     Refinance                       Fee            1947, 1965, 1970    2006         881,975   SF        100.0
  28      1     Acquisition                     Fee/Leasehold       1953           1997             152  Rooms       65.6
  29      1     Acquisition                     Fee              1973 - 2006                    342,069   SF         98.0
  30      1     Refinance                       Fee                Various       2000-2004          440  Rooms       75.3
 30.01    1                                     Fee                 1992         2000-2004          286  Rooms       75.5
 30.02    1                                     Fee                 1994         2000-2004          154  Rooms       75.0
  31      1     Acquisition                     Fee                 1958           1999         287,065   SF         90.6
  32      1     Acquisition           Yes (8)   Fee                 2007                        715,745   SF        100.0
  33      2     Acquisition                     Fee                 1984                            318  Units       93.4
  34      1     Acquisition                     Fee                 2000                        331,580   SF        100.0
  35      1     Refinance                       Fee                 1997                        183,813   SF         87.8
  36      1     Refinance             Yes (4)   Fee                 1971           2004         223,150   SF         74.5
  37      1     Acquisition                     Fee/Leasehold       1976           2006         186,281   SF        100.0
  38      1     Acquisition                     Fee                 2005                        139,424   SF        100.0
  39      2     Acquisition                     Fee                Various                          508  Units       91.1
 39.01    2                                     Fee                 2000                            214  Units       94.4
 39.02    2                                     Fee                 2001                            186  Units       88.7
 39.03    2                                     Fee                 2001                            108  Units       88.9
  40      1     Refinance                       Fee                Various                      245,175   SF        100.0
40.001    1                                     Fee                 1971                            945   SF        100.0
40.002    1                                     Fee                 1971                            945   SF        100.0
40.003    1                                     Fee                 1970                            764   SF        100.0
40.004    1                                     Fee                 1971                            960   SF        100.0
40.005    1                                     Fee                 1971                          1,140   SF        100.0
40.006    1                                     Fee                 1971                          1,500   SF        100.0
40.007    1                                     Fee                 1971                          2,123   SF        100.0
40.008    1                                     Fee                 1971                            945   SF        100.0
40.009    1                                     Fee                 1971                            960   SF        100.0
40.010    1                                     Fee                 1971                          1,230   SF        100.0
40.011    1                                     Fee                 1971                            960   SF        100.0
40.012    1                                     Fee                 1971                            983   SF        100.0
40.013    1                                     Fee                 1971                            985   SF        100.0
40.014    1                                     Fee                 1981                          1,470   SF        100.0
40.015    1                                     Fee                 1981                          1,302   SF        100.0
40.016    1                                     Fee                 1972                            983   SF        100.0
40.017    1                                     Fee                 1972                            983   SF        100.0
40.018    1                                     Fee                 1972                          1,169   SF        100.0
40.019    1                                     Fee                 1972                            983   SF        100.0
40.020    1                                     Fee                 1972                            983   SF        100.0
40.021    1                                     Fee                 1980                          1,190   SF        100.0
40.022    1                                     Fee                 1972                          1,200   SF        100.0
40.023    1                                     Fee                 1971                          1,260   SF        100.0
40.024    1                                     Fee                 1972                          1,360   SF        100.0
40.025    1                                     Fee                 1972                          1,286   SF        100.0
40.026    1                                     Fee                 1973                          1,144   SF        100.0
40.027    1                                     Fee                 1997                          1,150   SF        100.0
40.028    1                                     Fee                 1973                          1,516   SF        100.0
40.029    1                                     Fee                 1976                          1,144   SF        100.0
40.030    1                                     Fee                 1976                          1,144   SF        100.0
40.031    1                                     Fee                 1976                          1,118   SF        100.0
40.032    1                                     Fee                 1976                          1,190   SF        100.0
40.033    1                                     Fee                 1973                          1,122   SF        100.0
40.034    1                                     Fee                 1974                          1,144   SF        100.0
40.035    1                                     Fee                 1974                          1,144   SF        100.0
40.036    1                                     Fee                 1974                          1,155   SF        100.0
40.037    1                                     Fee                 1976                          1,100   SF        100.0
40.038    1                                     Fee                 1975                          1,144   SF        100.0
40.039    1                                     Fee                 1974                          1,172   SF        100.0
40.040    1                                     Fee                 1974                          1,157   SF        100.0
40.041    1                                     Fee                 1975                          1,144   SF        100.0
40.042    1                                     Fee                 1975                          1,156   SF        100.0
40.043    1                                     Fee                 1976                          1,176   SF        100.0
40.044    1                                     Fee                 1976                          1,144   SF        100.0
40.045    1                                     Fee                 1976                          1,190   SF        100.0
40.046    1                                     Fee                 1977                          1,296   SF        100.0
40.047    1                                     Fee                 1974                          1,122   SF        100.0
40.048    1                                     Fee                 1975                          1,190   SF        100.0
40.049    1                                     Fee                 1975                          1,144   SF        100.0
40.050    1                                     Fee                 1975                          1,543   SF        100.0
40.051    1                                     Fee                 1975                          1,122   SF        100.0
40.052    1                                     Fee                 1975                          1,144   SF        100.0
40.053    1                                     Fee                 1975                          1,144   SF        100.0
40.054    1                                     Fee                 1976                          1,122   SF        100.0
40.055    1                                     Fee                 1976                          1,144   SF        100.0
40.056    1                                     Fee                 1976                          1,144   SF        100.0
40.057    1                                     Fee                 1976                          1,924   SF        100.0
40.058    1                                     Fee                 1977                            994   SF        100.0
40.059    1                                     Fee                 1976                            875   SF        100.0
40.060    1                                     Fee                 1976                          1,491   SF        100.0
40.061    1                                     Fee                 1976                            987   SF        100.0
40.062    1                                     Fee                 1977                          1,335   SF        100.0
40.063    1                                     Fee                 1977                          1,335   SF        100.0
40.064    1                                     Fee                 1977                          1,335   SF        100.0
40.065    1                                     Fee                 1979                          1,335   SF        100.0
40.066    1                                     Fee                 1977                          1,491   SF        100.0
40.067    1                                     Fee                 1977                          1,320   SF        100.0
40.068    1                                     Fee                 1978                          1,335   SF        100.0
40.069    1                                     Fee                 1977                          1,335   SF        100.0
40.070    1                                     Fee                 1976                          1,008   SF        100.0
40.071    1                                     Fee                 1977                          1,100   SF        100.0
40.072    1                                     Fee                 1977                            966   SF        100.0
40.073    1                                     Fee                 1980                          1,169   SF        100.0
40.074    1                                     Fee                 1979                          1,320   SF        100.0
40.075    1                                     Fee                 1978                          1,335   SF        100.0
40.076    1                                     Fee                 1978                          1,335   SF        100.0
40.077    1                                     Fee                 1978                          1,335   SF        100.0
40.078    1                                     Fee                 1978                          1,335   SF        100.0
40.079    1                                     Fee                 1978                          1,335   SF        100.0
40.080    1                                     Fee                 1978                          1,335   SF        100.0
40.081    1                                     Fee                 1979                          1,134   SF        100.0
40.082    1                                     Fee                 1979                          1,276   SF        100.0
40.083    1                                     Fee                 1980                          1,800   SF        100.0
40.084    1                                     Fee                 1980                          1,176   SF        100.0
40.085    1                                     Fee                 1980                            420   SF        100.0
40.086    1                                     Fee                 1980                          1,390   SF        100.0
40.087    1                                     Fee                 1980                          1,169   SF        100.0
40.088    1                                     Fee                 1980                          1,169   SF        100.0
40.089    1                                     Fee                 1982                          1,176   SF        100.0
40.090    1                                     Fee                 1983                          1,395   SF        100.0
40.091    1                                     Fee                 1983                          1,176   SF        100.0
40.092    1                                     Fee                 1983                          1,176   SF        100.0
40.093    1                                     Fee                 1983                          1,169   SF        100.0
40.094    1                                     Fee                 1983                          1,335   SF        100.0
40.095    1                                     Fee                 1983                          1,855   SF        100.0
40.096    1                                     Fee                 1984                          1,364   SF        100.0
40.097    1                                     Fee                 1984                          1,176   SF        100.0
40.098    1                                     Fee                 1996                          1,774   SF        100.0
40.099    1                                     Fee                 1984                            420   SF        100.0
40.100    1                                     Fee                 1988                          1,572   SF        100.0
40.101    1                                     Fee                 1989                          1,169   SF        100.0
40.102    1                                     Fee                 1984                          1,470   SF        100.0
40.103    1                                     Fee                 1984                            420   SF        100.0
40.104    1                                     Fee                 1984                          1,512   SF        100.0
40.105    1                                     Fee                 1984                          1,781   SF        100.0
40.106    1                                     Fee                 1984                            480   SF        100.0
40.107    1                                     Fee                 1988                          1,100   SF        100.0
40.108    1                                     Fee                 1984                          1,169   SF        100.0
40.109    1                                     Fee                 1984                          1,169   SF        100.0
40.110    1                                     Fee                 1988                          1,169   SF        100.0
40.111    1                                     Fee                 1984                          1,176   SF        100.0
40.112    1                                     Fee                 1984                            420   SF        100.0
40.113    1                                     Fee                 1985                          1,701   SF        100.0
40.114    1                                     Fee                 1985                          2,080   SF        100.0
40.115    1                                     Fee                 1985                          1,470   SF        100.0
40.116    1                                     Fee                 1985                            420   SF        100.0
40.117    1                                     Fee                 1985                          1,218   SF        100.0
40.118    1                                     Fee                 1985                          1,800   SF        100.0
40.119    1                                     Fee                 1985                          1,462   SF        100.0
40.120    1                                     Fee                 1985                          1,386   SF        100.0
40.121    1                                     Fee                 1985                          1,336   SF        100.0
40.122    1                                     Fee                 1985                          1,169   SF        100.0
40.123    1                                     Fee                 1985                          1,496   SF        100.0
40.124    1                                     Fee                 1985                          1,924   SF        100.0
40.125    1                                     Fee                 1985                          1,176   SF        100.0
40.126    1                                     Fee                 1985                          1,350   SF        100.0
40.127    1                                     Fee                 1985                            420   SF        100.0
40.128    1                                     Fee                 1985                          1,750   SF        100.0
40.129    1                                     Fee                 1985                          1,274   SF        100.0
40.130    1                                     Fee                 1985                          1,428   SF        100.0
40.131    1                                     Fee                 1985                          1,512   SF        100.0
40.132    1                                     Fee                 1986                          1,280   SF        100.0
40.133    1                                     Fee                 1986                          1,758   SF        100.0
40.134    1                                     Fee                 1986                            576   SF        100.0
40.135    1                                     Fee                 1986                          1,945   SF        100.0
40.136    1                                     Fee                 1986                            787   SF        100.0
40.137    1                                     Fee                 1986                            950   SF        100.0
40.138    1                                     Fee                 1990                          1,575   SF        100.0
40.139    1                                     Fee                 1993                          2,378   SF        100.0
40.140    1                                     Fee                 1998                          1,472   SF        100.0
40.141    1                                     Fee                 1997                          1,800   SF        100.0
40.142    1                                     Fee                 1997                          1,934   SF        100.0
40.143    1                                     Fee                 1998                          1,500   SF        100.0
40.144    1                                     Fee                 1998                          1,560   SF        100.0
40.145    1                                     Fee                 1999                          1,100   SF        100.0
40.146    1                                     Fee                 1999                          1,230   SF        100.0
40.147    1                                     Fee                 1998                          1,232   SF        100.0
40.148    1                                     Fee                 1999                          1,230   SF        100.0
40.149    1                                     Fee                 1999                          1,230   SF        100.0
40.150    1                                     Fee                 1999                          1,230   SF        100.0
40.151    1                                     Fee                 1999                          1,100   SF        100.0
40.152    1                                     Fee                 2000                          1,200   SF        100.0
40.153    1                                     Fee                 2000                          1,200   SF        100.0
40.154    1                                     Fee                 2000                          1,784   SF        100.0
40.155    1                                     Fee                 2001                          1,945   SF        100.0
40.156    1                                     Fee                 2001                          2,600   SF        100.0
40.157    1                                     Fee                 2002                          1,723   SF        100.0
40.158    1                                     Fee                 2004                          2,123   SF        100.0
40.159    1                                     Fee                 2003                          2,123   SF        100.0
40.160    1                                     Fee                 2003                          2,123   SF        100.0
40.161    1                                     Fee                 1965                          5,468   SF        100.0
40.162    1                                     Fee                 1967                            638   SF        100.0
40.163    1                                     Fee                 1966                          1,590   SF        100.0
40.164    1                                     Fee                 1967                            886   SF        100.0
40.165    1                                     Fee                 2003                          1,945   SF        100.0
40.166    1                                     Fee                 1967                            780   SF        100.0
40.167    1                                     Fee                 1968                            780   SF        100.0
40.168    1                                     Fee                 1968                          1,180   SF        100.0
40.169    1                                     Fee                 1965                          1,430   SF        100.0
40.170    1                                     Fee                 1980                          1,155   SF        100.0
40.171    1                                     Fee                 1996                          1,395   SF        100.0
40.172    1                                     Fee                 1968                            787   SF        100.0
40.173    1                                     Fee                 1968                            800   SF        100.0
40.174    1                                     Fee                 1969                            852   SF        100.0
40.175    1                                     Fee                 1980                          1,350   SF        100.0
40.176    1                                     Fee                 1969                          1,196   SF        100.0
40.177    1                                     Fee                 1996                          1,080   SF        100.0
40.178    1                                     Fee                 1996                          1,245   SF        100.0
40.179    1                                     Fee                 1996                          1,110   SF        100.0
40.180    1                                     Fee                 1981                          1,750   SF        100.0
40.181    1                                     Fee                 1981                          1,106   SF        100.0
40.182    1                                     Fee                 1981                          1,176   SF        100.0
40.183    1                                     Fee                 1970                            787   SF        100.0
40.184    1                                     Fee                 1970                          1,406   SF        100.0
40.185    1                                     Fee                 1970                            780   SF        100.0
40.186    1                                     Fee                 1992                          1,144   SF        100.0
40.187    1                                     Fee                 1970                          1,300   SF        100.0
40.188    1                                     Fee                 1979                          1,134   SF        100.0
40.189    1                                     Fee                 1970                          1,130   SF        100.0
40.190    1                                     Fee                 1996                            940   SF        100.0
40.191    1                                     Fee                 1970                            950   SF        100.0
40.192    1                                     Fee                 1970                            945   SF        100.0
  41      1     Refinance                       Fee                 1974           1998         153,678   SF        100.0
  42      1     Refinance                       Fee/Leasehold       1986                        191,775   SF         92.9
  43      1     Acquisition           Yes (3)   Fee                 1961           2001         159,137   SF         93.0
  44      1     Refinance                       Fee                 1982           2006         359,180   SF         92.1
  45      1     Acquisition                     Fee                 2001                        437,214   SF        100.0
  46      1     Acquisition                     Fee                 1998           2003         117,372   SF         98.3
                Acquisition    Yes              Fee/Leasehold      Various        Various       498,998   SF        100.0
  47      1     Acquisition    Yes    Yes (13)  Fee/Leasehold       1988           1999         336,350   SF        100.0
  48      1     Acquisition    Yes    Yes (13)  Fee/Leasehold       1998           2001         162,648   SF        100.0
  49      2     Acquisition           Yes (9)   Fee                 2000                            392  Units       96.2
  50      1     Refinance                       Fee                 1990           2005         117,691   SF         93.2
  51      1     Acquisition                     Fee                 2005                            123  Rooms       74.9
  52      1     Refinance             Yes (4)   Fee                 1972           1996         141,190   SF         94.3
  53      2     Refinance                       Fee                 1965           1991             487  Units       97.9
  54      1     Acquisition                     Fee                 1975           2006         161,608   SF         96.6
  55      1     Acquisition                     Fee                 1910           2002          81,512   SF        100.0
  56      1     Refinance                       Fee                 1956           1988         131,849   SF        100.0
  57      1     Refinance             Yes (1)   Fee                 2001                         85,750   SF         85.2
  58      1     Refinance                       Fee/Leasehold       1950           2006         132,000   SF         98.5
  59      2     Acquisition                     Fee                Various                          356  Units       85.7
 59.01    2                                     Fee                 1970                            256  Units       84.0
 59.02    2                                     Fee                 1982                            100  Units       90.0
  60      1     Acquisition           Yes (5)   Fee                 2005                            119  Rooms       81.3
  61      2     Refinance                       Fee                 1999                            302  Units       93.0
  62      1     Refinance                       Fee               2005-2006                      50,117   SF        100.0
  63      1     Refinance                       Fee                 2005                         67,608   SF         88.0
  64      2     Acquisition           Yes (9)   Fee                 1984                            166  Units       89.2
  65      1     Acquisition                     Fee                 1999                         46,535   SF        100.0
  66      1     Refinance                       Fee                 1982           2005         128,098   SF         89.5
  67      1     Acquisition                     Fee                Various         2002         187,642   SF         98.9
 67.01    1                                     Fee                 1990           2002         130,898   SF         98.4
 67.02    1                                     Fee                 1974           2002          56,744   SF        100.0
  68      1     Refinance                       Leasehold           1995                            150  Rooms       81.0
  69      1     Acquisition           Yes (3)   Fee                 1913           2004         131,284   SF         96.1
  70      1     Acquisition                     Leasehold           1999                         90,203   SF         90.9
  71      1     Refinance                       Fee                 2006                            135  Rooms       69.0
  72      1     Refinance                       Fee                Various        Various       347,727   SF         89.9
 72.01    1                                     Fee                 1985                         86,025   SF         90.3
 72.02    1                                     Fee                 1984                         89,401   SF         90.3
 72.03    1                                     Fee                 1984           2005          61,435   SF         92.3
 72.04    1                                     Fee                 1986                         63,410   SF        100.0
 72.05    1                                     Fee                 1970                         47,456   SF         71.6
  73      1     Refinance                       Fee                 2006                         65,408   SF        100.0
  74      2     Refinance                       Fee                 1953           1995             702  Units       89.7
  75      1     Refinance                       Fee                Various        Various       106,206   SF        100.0
 75.01    1                                     Fee                 2001           2005          51,993   SF        100.0
 75.02    1                                     Fee                 1972           2000          42,213   SF        100.0
 75.03    1                                     Fee                 1998                         12,000   SF        100.0
  76      2     Acquisition                     Fee                 1969           2006             170  Units       92.9
  77      1     Refinance                       Fee                 1982           2005             242  Rooms       62.5
  78      2     Refinance                       Fee              2002 - 2004                        150  Units       88.0
  79      1     Refinance                       Fee                 1976           2006         323,000   SF         99.5
  80      2     Refinance                       Fee                 1985                            354  Units       95.2
 80.01    2                                     Fee                 1985                            132  Units       96.2
 80.02    2                                     Fee                 1985                            222  Units       94.6
  81      1     Acquisition                     Fee                 1974           1999         136,990   SF        100.0
  82      1     Refinance             Yes (10)  Leasehold           1999                         90,316   SF        100.0
  83      1     Refinance                       Fee              2004, 2006                      51,020   SF         95.6
  84      1     Refinance                       Fee                 1999                         58,003   SF         98.3
  85      1     Acquisition                     Leasehold           2005                        137,886   SF         97.8
  86      2     Refinance                       Fee                Various                          117  Units       95.7
 86.01    2                                     Fee               2003-2005                          82  Units       96.3
 86.02    2                                     Fee                 1994                             35  Units       97.1
  87      2     Refinance                       Fee                 1973           2006             206  Units       90.3
  88      1     Refinance             Yes (1)   Fee                 1986           2001         100,413   SF         85.6
  89      1     Refinance             Yes (1)   Fee                 1968           2002          79,689   SF         85.8
  90      1     Acquisition           Yes (5)   Fee                 2005                             95  Rooms       76.5
  91      1     Refinance                       Fee                 1924           1986         120,598   SF         96.2
  92      1     Acquisition           Yes (3)   Fee                 1998                        101,932   SF        100.0
  93      1     Refinance             Yes (12)  Leasehold           2006                         61,680   SF         98.1
  94      1     Acquisition           Yes (14)  Fee                 1990                        119,776   SF         91.0
  95      1     Refinance             Yes (15)  Fee                 1989           1999         193,013   SF         73.5
  96      1     Refinance             Yes (1)   Fee                 1999                         85,750   SF         85.0
  97      1     Refinance             Yes (10)  Fee                 1985           2000          93,345   SF         89.4
  98      1     Refinance                       Leasehold           1994                         92,556   SF         95.6
  99      1     Refinance                       Fee                 1942                        120,200   SF        100.0
  100     1     Refinance                       Fee                 1956                        360,005   SF         86.1
  101     1     Refinance             Yes (12)  Leasehold           2006                         41,744   SF         95.1
  102     1     Refinance                       Fee                 2006                         32,908   SF         94.1
  103     1     Acquisition           Yes (14)  Fee                 1996                        119,695   SF        100.0
  104     1     Refinance                       Fee                 2001           2006         123,782   SF         96.4
  105     1     Refinance                       Fee              1970, 1972      2003, 2006     113,587   SF         95.7
  106     1     Refinance                       Leasehold           2007                         59,816   SF        100.0
  107     2     Acquisition                     Fee                 2004                            204  Units       75.5
  108     1     Acquisition                     Fee                 1989                        105,758   SF        100.0
  109     1     Acquisition                     Fee                 1990                         45,670   SF         95.9
  110     1     Refinance                       Fee                 1990                        109,114   SF        100.0
  111     1     Refinance                       Fee                 1956           1995         201,100   SF         95.0
  112     1     Acquisition                     Fee                 1966           1996          90,422   SF         81.3
  113     2     Acquisition                     Fee                 1983           1997             192  Units       96.4
  114     1     Refinance                       Fee                 1973                         45,801   SF         97.4
  115     1     Refinance                       Leasehold           1972           1999          56,361   SF         92.0
  116     1     Refinance                       Fee                Various        Various       134,801   SF        100.0
116.01    1                                     Fee              1972, 1977                      62,444   SF        100.0
116.02    1                                     Fee                 1981                         43,855   SF        100.0
116.03    1                                     Fee                 1967           1980          28,502   SF        100.0
  117     1     Refinance                       Fee                 2001                         28,087   SF         97.1
  118     1     Acquisition                     Fee                 2004                         53,500   SF         82.5
  119     1     Refinance                       Fee                 1990           1997          88,873   SF         94.2
  120     1     Acquisition                     Fee                 2004                         43,216   SF        100.0
  121     1     Refinance                       Fee                Various                      114,649   SF         98.3
121.01    1                                     Fee                 1989           2004          65,577   SF         97.0
121.02    1                                     Fee                 1987                         49,072   SF        100.0
  122     1     Refinance                       Fee                 2006                         25,347   SF         88.6
  123     1     Refinance                       Fee                 1990                        114,386   SF        100.0
  124     1     Acquisition                     Fee                 1993                         64,966   SF        100.0
  125     1     Refinance                       Fee                 1987           2002         255,230   SF        100.0
  126     1     Refinance             Yes (16)  Leasehold           1986                         70,042   SF        100.0
  127     1     Refinance                       Fee                 2004                         62,440   SF         93.6
  128     1     Refinance             Yes (1)   Fee                 1999                         73,700   SF         74.3
  129     1     Acquisition           Yes (7)   Fee                 1910           1989         147,610   SF         87.3
  130     1     Refinance                       Leasehold           2006                         48,000   SF         95.5
  131     1     Refinance             Yes (1)   Fee                 1999                         73,400   SF         85.2
  132     1     Refinance             Yes (1)   Fee                 1999                         76,362   SF         84.1
  133     1     Acquisition           Yes (5)   Fee                 1999                             95  Rooms       79.1
  134     1     Refinance             Yes (11)  Fee                 1975                         93,155   SF         84.7
  135     1     Refinance             Yes (1)   Fee                 2000                         73,075   SF         86.7
  136     1     Acquisition                     Fee                 1967           2002          46,896   SF         93.8
  137     1     Acquisition                     Fee                 1994                         80,499   SF        100.0
  138     1     Refinance             Yes (17)  Fee                 1988                         35,244   SF         93.1
  139     1     Acquisition                     Fee                 1998           2006             122  Rooms       69.7
  140     1     Refinance             Yes (1)   Fee                 2001                         73,625   SF         81.2
  141     1     Acquisition                     Fee                 2001                         51,398   SF        100.0
  142     1     Acquisition                     Fee                 2002                         60,000   SF        100.0
  143     1     Refinance                       Fee                 1971           2005             114  Rooms       65.2
  144     1     Refinance                       Fee                 1984                         43,535   SF         91.7
  145     1     Refinance                       Fee                 1999                         56,550   SF         90.3
  146     1     Acquisition           Yes (8)   Fee                 2006                        129,600   SF        100.0
  147     2     Acquisition                     Fee                 1982                            224  Units       85.7
  148     1     Refinance                       Fee                 2001           2006              82  Rooms       71.6
  149     2     Acquisition                     Fee                 1998                            136  Units       94.9
  150     1     Refinance                       Fee                 2000           2006              84  Rooms       67.8
  151     1     Acquisition           Yes (5)   Fee                 1998                             78  Rooms       76.0
  152     1     Refinance             Yes (16)  Leasehold           1985                         75,148   SF         89.1
  153     1     Refinance             Yes (1)   Fee                 1997                         71,136   SF         81.4
  154     1     Refinance                       Fee                 2005                         12,211   SF        100.0
  155     1     Refinance                       Fee                 1914           1997          32,288   SF         96.2
  156     2     Refinance                       Fee                 1984                            205  Pads        85.4
  157     1     Refinance             Yes (19)  Fee                 1999                        108,755   SF         89.7
  158     2     Refinance                       Fee                 1999                             96  Units       95.8
  159     1     Refinance                       Fee                 2004                             82  Rooms       60.3
  160     1     Refinance                       Fee                 2006                         15,222   SF         90.2
  161     2     Acquisition                     Fee/Leasehold       1963                            163  Units       97.5
  162     1     Acquisition                     Fee                 1996                         43,403   SF         99.2
  163     1     Refinance             Yes (18)  Fee                 1964                            117  Pads       100.0
  164     1     Acquisition                     Fee                 1989                         75,522   SF        100.0
  165     1     Refinance                       Fee                 1998                            121  Rooms       78.0
  166     1     Refinance                       Fee                 1992                             90  Rooms       76.9
  167     1     Refinance                       Fee                 1989                            129  Rooms       77.0
  168     1     Refinance                       Fee                 2001                         73,187   SF         92.2
  169     1     Acquisition                     Fee                 2006                         14,490   SF        100.0
  170     1     Refinance                       Fee                 1988           2006          49,600   SF         93.2
  171     1     Acquisition                     Fee                 2004                         22,821   SF        100.0
  172     1     Refinance                       Fee                 1977           2007         154,789   SF        100.0
  173     1     Refinance                       Fee                 1914           1923          23,493   SF         80.6
                 Various       Yes              Fee                Various        Various       193,877   SF         89.6
  174     1     Acquisition    Yes    Yes (24)  Fee                 1990           2001          93,277   SF         84.9
  175     1     Refinance      Yes    Yes (24)  Fee                 1989           1996         100,600   SF         93.9
  176     1     Refinance                       Fee                 1971           2000             143  Rooms       57.9
  177     1     Refinance             Yes (17)  Fee                 1974           2000          63,142   SF         92.2
  178     1     Refinance             Yes (1)   Fee                 1998                         62,475   SF         86.2
  179     1     Refinance                       Fee/Leasehold      Various                       30,028   SF        100.0
179.01    1                                     Fee                 1999                          3,200   SF        100.0
179.02    1                                     Fee                 1999                          2,871   SF        100.0
179.03    1                                     Fee                 1985                          3,011   SF        100.0
179.04    1                                     Fee                 1979                          3,923   SF        100.0
179.05    1                                     Fee                 1976                          3,889   SF        100.0
179.06    1                                     Fee                 2000                          3,939   SF        100.0
179.07    1                                     Fee                 1990                          3,000   SF        100.0
179.08    1                                     Fee                 1983                          2,695   SF        100.0
179.09    1                                     Leasehold           2000                          3,500   SF        100.0
  180     1     Refinance                       Fee                 2004                             88  Rooms       74.0
  181     1     Refinance                       Fee                 1999                         25,100   SF        100.0
  182     1     Refinance                       Fee                 2001                         82,802   SF         83.2
  183     1     Refinance                       Fee                 2003                         56,265   SF         83.0
  184     1     Refinance             Yes (18)  Fee                 1966           2005             104  Pads       100.0
  185     1     Acquisition                     Fee                 2004                         86,078   SF         70.5
  186     1     Acquisition                     Fee                 2006                         40,500   SF        100.0
  187     1     Refinance                       Fee                 1998           2001             104  Rooms       63.3
  188     1     Refinance                       Fee                 1907           2005          36,516   SF         85.4
  189     1     Refinance             Yes (1)   Fee                 1991                         52,975   SF         86.1
                Refinance      Yes              Various             1996                         36,080   SF        100.0
  190     1     Refinance      Yes    Yes (25)  Fee/Leasehold       1996                         30,000   SF        100.0
  191     1     Refinance      Yes    Yes (25)  Fee                 1996                          6,080   SF        100.0
  192     1     Refinance                       Fee                 2003                             80  Rooms       71.9
  193     1     Acquisition                     Fee                 2003                         14,490   SF        100.0
  194     1     Refinance             Yes (10)  Fee                 1870           2000          34,631   SF         94.9
  195     1     Refinance                       Fee                 1996                         42,737   SF         82.1
  196     1     Refinance                       Fee                 1967           2005          22,525   SF        100.0
  197     1     Acquisition                     Fee                 1955           2003           6,910   SF        100.0
  198     2     Acquisition                     Fee                 1989                            148  Units       98.0
  199     1     Refinance                       Fee                 1996                         66,656   SF        100.0
  200     1     Refinance             Yes (15)  Fee                 1986                         67,379   SF         91.1
  201     1     Refinance                       Fee                 1999           2004          50,809   SF        100.0
  202     1     Acquisition                     Fee                 2004                         13,824   SF        100.0
  203     1     Refinance                       Fee                 2000           2006         106,000   SF        100.0
  204     2     Refinance                       Fee                 1973           2004             168  Units       86.3
  205     1     Acquisition                     Fee                 2006                         15,080   SF        100.0
  206     1     Refinance                       Fee                 2007                         14,820   SF        100.0
  207     1     Acquisition                     Fee                 2001                         19,507   SF         91.6
  208     1     Acquisition                     Fee                 2006                         14,820   SF        100.0
  209     1     Refinance                       Fee                 2000                         10,461   SF        100.0
  210     1     Refinance                       Fee                 2005                         19,383   SF         77.8
  211     1     Refinance             Yes (11)  Fee                 1974                         65,510   SF         98.2
  212     1     Refinance             Yes (11)  Fee                 1977                         57,443   SF         93.0
  213     1     Refinance                       Fee                 2006                         14,200   SF        100.0
  214     1     Refinance                       Fee                 1982                         77,626   SF         88.1
  215     1     Refinance                       Fee                 1994           1998             130  Rooms       60.6
  216     1     Refinance                       Fee                 1990                         94,841   SF        100.0
  217     1     Refinance                       Fee              1971, 1980      1998, 2006      23,183   SF        100.0
  218     1     Refinance                       Fee                 1975                         99,440   SF        100.0
  219     1     Refinance                       Fee                 2004                         60,375   SF         88.1
  220     1     Refinance             Yes (19)  Fee                 1997                         43,550   SF        100.0
  221     2     Refinance                       Fee                 2004                             36  Units      100.0
  222     2     Refinance             Yes (20)  Leasehold           2006                            102  Units       99.2
  223     1     Acquisition                     Fee                 2006                         14,752   SF        100.0
  224     2     Acquisition                     Fee                 1970           1995             108  Units       95.4
  225     1     Refinance                       Fee                Various         2003          15,509   SF        100.0
225.01    1                                     Fee                 1981           2003          11,570   SF        100.0
225.02    1                                     Fee                 1910           2003           3,939   SF        100.0
  226     1     Refinance                       Fee                 2000                         28,770   SF        100.0
  227     1     Refinance                       Fee                 2005                         14,658   SF         85.0
  228     1     Refinance                       Fee                 1973           1995         154,800   SF        100.0
  229     2     Refinance                       Fee                 1992                            158  Units       91.8
  230     1     Acquisition           Yes (2)   Fee                 2005                         24,480   SF        100.0
  231     1     Refinance                       Fee                 1985                         25,365   SF        100.0
  232     2     Refinance             Yes (23)  Fee               1978-1982        2005             119  Units       94.1
  233     1     Refinance                       Fee                 2006                         11,069   SF         85.9
  234     1     Acquisition           Yes (2)   Fee                 1972                         81,891   SF         92.6
  235     1     Refinance                       Fee                 1974           2006          20,676   SF         88.2
  236     1     Refinance             Yes (21)  Fee                 1999           2004          11,200   SF        100.0
  237     2     Acquisition                     Fee                 1973           2006             125  Units       92.0
  238     1     Refinance                       Fee                 2006                         13,400   SF        100.0
  239     2     Acquisition                     Fee                 1992                             60  Units       88.3
  240     1     Refinance                       Fee                 1945           2005          24,445   SF         90.1
  241     1     Refinance             Yes (21)  Fee                 1998                         11,200   SF        100.0
  242     1     Refinance                       Fee                 2002           2006          25,575   SF        100.0
  243     1     Refinance                       Fee                 2006                         12,718   SF        100.0
  244     1     Refinance                       Fee                 2006                         42,000   SF        100.0
  245     2     Refinance             Yes (20)  Fee/Leasehold       2001                             72  Units       93.1
  246     1     Refinance                       Fee                 1970           2005          56,883   SF         90.3
  247     1     Acquisition           Yes (2)   Fee                 1980           2001          32,259   SF        100.0
  248     1     Refinance                       Fee                 2006                         17,380   SF         84.4
  249     1     Acquisition                     Fee                 1972           1987          31,566   SF         91.5
  250     1     Refinance                       Fee                 1950                         10,975   SF        100.0
  251     2     Refinance             Yes (20)  Fee                 1998                             44  Units       94.9
  252     2     Refinance                       Fee                 1963                             26  Units      100.0
  253     2     Refinance                       Fee                 1988                             33  Units      100.0
  254     1     Acquisition           Yes (2)   Fee                 2002                         40,480   SF        100.0
  255     2     Refinance                       Fee                 1923           2005              75  Units       98.7
  256     1     Refinance                       Fee                 2006                         11,422   SF        100.0
  257     2     Refinance                       Fee                 1916           1996              63  Units      100.0
  258     1     Refinance             Yes (22)  Fee                 2004                          3,944   SF        100.0
  259     1     Refinance                       Fee                 1996           2004          60,075   SF         73.6
  260     1     Refinance                       Fee                 2005                         15,400   SF        100.0
  261     1     Acquisition                     Fee                 2006                         10,200   SF        100.0
  262     1     Refinance                       Fee                 1954           1996          23,769   SF        100.0
  263     2     Acquisition                     Fee                 1971                             64  Units       98.2
  264     2     Refinance             Yes (23)  Fee                 1985           2006              66  Units      100.0
  265     1     Refinance             Yes (22)  Fee                 2000                         10,125   SF        100.0
  266     1     Acquisition                     Fee                 1963           1987          35,512   SF         96.6
  267     1     Refinance             Yes (15)  Leasehold           2001                         23,942   SF        100.0
  268     1     Acquisition           Yes (26)  Fee                Various                       27,042   SF        100.0
268.01    1                                     Fee                 2006                          9,014   SF        100.0
268.02    1                                     Fee                 2006                          9,014   SF        100.0
268.03    1                                     Fee                 2006                          9,014   SF        100.0
  269     1     Refinance                       Fee                 2006                         10,144   SF        100.0
  270     1     Acquisition                     Fee                 2005                         12,331   SF         89.6
  271     1     Acquisition                     Fee                 2005                          6,804   SF        100.0
  272     1     Refinance                       Fee                 1987                         28,005   SF         89.5
  273     1     Refinance                       Fee                 1929           2006              16  Units       93.8
  274     1     Refinance                       Fee                 1925           1992              16  Units      100.0
  275     1     Refinance             Yes (27)  Fee                 1987           1994          15,537   SF         91.1
  276     1     Refinance             Yes (21)  Fee                 1997                         11,200   SF        100.0
  277     2     Refinance             Yes (28)  Fee               1974/1976        2004              72  Units      100.0
  278     1     Acquisition                     Fee                 2006                         18,571   SF        100.0
  279     1     Acquisition                     Fee                 2005                         10,840   SF        100.0
  280     1     Refinance                       Fee                 1979           2002          24,506   SF         87.1
  281     1     Acquisition           Yes (26)  Fee                Various                       27,042   SF        100.0
281.01    1                                     Fee                 2006                          9,014   SF        100.0
281.02    1                                     Fee                 2005                          9,014   SF        100.0
281.03    1                                     Fee                 2006                          9,014   SF        100.0
  282     2     Acquisition                     Fee                 1972                             30  Units       96.7
  283     1     Acquisition                     Fee                 2005                         11,300   SF        100.0
  284     2     Refinance                       Fee                 1981           2006              45  Units      100.0
  285     1     Acquisition           Yes (22)  Fee                 2006                          5,125   SF        100.0
  286     2     Refinance                       Fee                 1964                             18  Units       94.4
  287     1     Acquisition                     Fee                 2001                          7,955   SF        100.0
  288     1     Acquisition                     Fee                 1996           1999          19,176   SF        100.0
  289     2     Refinance                       Fee                 1977           2002              49  Units       93.9
  290     1     Refinance                       Fee                 2005                         16,400   SF        100.0
  291     1     Acquisition                     Fee                 2001                          6,502   SF        100.0
  292     1     Refinance             Yes (27)  Fee                 1977           1994          17,745   SF         83.5
  293     2     Acquisition                     Fee                 1985                             46  Units       95.7
  294     2     Refinance             Yes (28)  Fee                 1983                             32  Units      100.0
  295     1     Acquisition                     Fee                 2005                          7,510   SF        100.0
  296     2     Acquisition                     Fee                 1971                             38  Units       92.1
  297     1     Refinance                       Fee                 2002                         24,987   SF         94.3
  298     2     Refinance             Yes (18)  Fee                 1958                             47  Pads        97.9
  299     2     Acquisition                     Fee                 1978                             53  Units       94.3
  300     1     Refinance                       Fee                 1988                          4,153   SF        100.0
  301     1     Refinance                       Fee                 2002                         15,000   SF        100.0
  302     1     Acquisition                     Fee                 2005                          5,208   SF        100.0
  303     2     Refinance                       Fee                 1990                             36  Units      100.0
  304     2     Refinance                       Fee                 1990                             59  Units       94.9
  305     2     Acquisition                     Fee                 1945                             20  Units      100.0
  306     2     Acquisition                     Fee                 1984                             24  Units      100.0
  307     1     Refinance                       Fee                 2006                          9,823   SF        100.0
  308     2     Refinance                       Fee                 1972                             16  Units      100.0
  309     1     Acquisition                     Fee                 1972                          8,991   SF         89.6
  310     2     Refinance             Yes (30)  Fee                 1985                             10  Units      100.0
  311     2     Acquisition                     Fee                 1964                             20  Units       95.0
  312     2     Refinance                       Fee                 1936           1998               7  Units      100.0
  313     1     Refinance                       Fee                 1993                          4,047   SF        100.0
  314     1     Acquisition                     Fee                 2006                          9,014   SF        100.0
  315     2     Refinance                       Fee                 1963                             10  Units      100.0
  316     2     Refinance                       Fee                 1958                             11  Units      100.0
  317     2     Refinance                       Fee                 1963                              8  Units      100.0
  318     1     Acquisition                     Fee                 1998                         10,876   SF         79.0
  319     2     Acquisition                     Fee                 2004                             16  Units       93.8
  320     2     Refinance                       Fee                 1894           1980              20  Units      100.0
  321     2     Acquisition                     Fee                 1961                             10  Units      100.0
  322     1     Acquisition                     Fee                 1978                          2,254   SF        100.0
  323     2     Acquisition                     Fee                 1928                             12  Units      100.0
  324     2     Refinance                       Fee                 1996                             14  Units      100.0
  325     2     Refinance                       Fee                 1958                             12  Units      100.0
  326     2     Acquisition                     Fee                 1958                             10  Units      100.0
  327     2     Refinance                       Fee                 1965                             22  Units      100.0
  328     2     Refinance             Yes (31)  Fee                 1956                             16  Units      100.0
  329     2     Refinance             Yes (31)  Fee                 1962                             34  Units      100.0
  330     2     Refinance                       Fee                 1986                              8  Units      100.0
  331     2     Refinance                       Fee                 1960                              5  Units      100.0
  332     2     Refinance             Yes (30)  Fee                 1960                              8  Units      100.0
  333     2     Acquisition                     Fee                 1991                             10  Units      100.0

         LOAN
        GROUP   OCCUPANCY     APPRAISED     APPRAISAL            SINGLE
LOAN #  1 OR 2     DATE      VALUE ($)(8)     DATE      PML %    TENANT
-----------------------------------------------------------------------

   1      2     11/30/2006  5,400,000,000   11/1/2006
 1.01     2     11/30/2006
 1.02     2     11/30/2006
   2      1     10/31/2006    325,000,000    1/1/2007
   3      1     12/31/2006    204,000,000    6/1/2006
   4      1     12/31/2006    108,000,000  11/27/2006
   5      1     11/30/2006    113,000,000  10/30/2006
   6      1     12/28/2006     85,030,000  11/17/2006           Various
 6.01     1     12/28/2006     11,310,000  11/17/2006           Yes
 6.02     1     12/28/2006      8,670,000  11/17/2006
 6.03     1     12/28/2006      9,980,000  11/17/2006           Yes
 6.04     1     12/28/2006      7,380,000  11/17/2006           Yes
 6.05     1     12/28/2006      9,060,000  11/17/2006           Yes
 6.06     1     12/28/2006      6,630,000  11/17/2006
 6.07     1     12/28/2006      5,840,000  11/17/2006           Yes
 6.08     1     12/28/2006      4,630,000  11/17/2006
 6.09     1     12/28/2006      5,120,000  11/17/2006
 6.10     1     12/28/2006      3,420,000  11/17/2006
 6.11     1     12/28/2006      3,010,000  11/17/2006           Yes
 6.12     1     12/28/2006      3,010,000  11/17/2006
 6.13     1     12/28/2006      2,660,000  11/17/2006
 6.14     1     12/28/2006      2,440,000  11/17/2006
 6.15     1     12/28/2006      1,870,000  11/17/2006
   7      1       1/1/2007     86,900,000  11/27/2006
   8      1     11/14/2006     98,000,000  11/13/2006    14
   9      1     12/31/2006     94,000,000    2/1/2008
  10      1       1/4/2007     67,000,000  12/20/2006
  11      1     11/30/2006     63,900,000  10/23/2006
  12      1     10/26/2006     62,600,000  10/17/2006
 12.01    1     10/26/2006     21,600,000  10/17/2006
 12.02    1     10/26/2006     22,400,000  10/17/2006
 12.03    1     10/26/2006     18,600,000  10/17/2006
                 6/30/2006    111,400,000    8/9/2006
  13      1      6/30/2006     49,000,000    8/9/2006
  14      1      6/30/2006     28,600,000    8/9/2006
  15      1      6/30/2006     33,800,000    8/9/2006
  16      2     10/11/2006     65,000,000   11/2/2006
  17      1     11/22/2006     59,000,000   11/1/2007
  18      1     12/21/2006     53,000,000   11/2/2006
  19      1       1/1/2007     52,500,000   12/5/2006    14     Yes
  20      1      11/1/2006     49,300,000  11/10/2006    16
  21      1      8/28/2006     49,300,000  11/17/2006
  22      1      12/1/2006     45,750,000   12/1/2006
  23      1     11/14/2006     45,000,000   11/1/2006
  24      1     12/18/2006     47,150,000    1/1/2007           Yes
  25      1      12/1/2006     42,200,000   11/9/2006
  26      1     12/14/2006     42,000,000   11/9/2006
  27      1     11/30/2006     50,000,000    7/1/2006           Yes
  28      1     11/30/2006     50,300,000    1/1/2009
  29      1       1/8/2007     39,600,000   11/1/2006
  30      1      8/31/2006     42,800,000  10/17/2006
 30.01    1      8/31/2006     27,600,000  10/17/2006
 30.02    1      8/31/2006     15,200,000  10/17/2006
  31      1      11/1/2006     42,000,000  10/12/2006
  32      1     11/30/2006     40,000,000    5/1/2007           Yes
  33      2     11/13/2006     38,830,000   8/31/2006    19
  34      1       6/7/2006     37,500,000    6/7/2006           Yes
  35      1     11/13/2006     35,000,000   12/1/2006
  36      1      9/25/2006     35,600,000   10/1/2006
  37      1       1/1/2007     41,700,000  12/15/2006
  38      1     10/12/2006     37,500,000  10/12/2006           Yes
  39      2      12/6/2006     35,950,000   9/25/2006
 39.01    2      12/6/2006     14,550,000   9/25/2006
 39.02    2      12/6/2006     14,450,000   9/25/2006
 39.03    2      12/6/2006      6,950,000   9/25/2006
  40      1       3/1/2007    117,000,000   3/29/2005           Yes
40.001    1       3/1/2007        609,375   3/29/2005           Yes
40.002    1       3/1/2007        609,375   3/29/2005           Yes
40.003    1       3/1/2007        609,375   3/29/2005           Yes
40.004    1       3/1/2007        609,375   3/29/2005           Yes
40.005    1       3/1/2007        609,375   3/29/2005           Yes
40.006    1       3/1/2007        609,375   3/29/2005           Yes
40.007    1       3/1/2007        609,375   3/29/2005           Yes
40.008    1       3/1/2007        609,375   3/29/2005           Yes
40.009    1       3/1/2007        609,375   3/29/2005           Yes
40.010    1       3/1/2007        609,375   3/29/2005           Yes
40.011    1       3/1/2007        609,375   3/29/2005           Yes
40.012    1       3/1/2007        609,375   3/29/2005           Yes
40.013    1       3/1/2007        609,375   3/29/2005           Yes
40.014    1       3/1/2007        609,375   3/29/2005           Yes
40.015    1       3/1/2007        609,375   3/29/2005           Yes
40.016    1       3/1/2007        609,375   3/29/2005           Yes
40.017    1       3/1/2007        609,375   3/29/2005           Yes
40.018    1       3/1/2007        609,375   3/29/2005           Yes
40.019    1       3/1/2007        609,375   3/29/2005           Yes
40.020    1       3/1/2007        609,375   3/29/2005           Yes
40.021    1       3/1/2007        609,375   3/29/2005           Yes
40.022    1       3/1/2007        609,375   3/29/2005           Yes
40.023    1       3/1/2007        609,375   3/29/2005           Yes
40.024    1       3/1/2007        609,375   3/29/2005           Yes
40.025    1       3/1/2007        609,375   3/29/2005           Yes
40.026    1       3/1/2007        609,375   3/29/2005           Yes
40.027    1       3/1/2007        609,375   3/29/2005           Yes
40.028    1       3/1/2007        609,375   3/29/2005           Yes
40.029    1       3/1/2007        609,375   3/29/2005           Yes
40.030    1       3/1/2007        609,375   3/29/2005           Yes
40.031    1       3/1/2007        609,375   3/29/2005           Yes
40.032    1       3/1/2007        609,375   3/29/2005           Yes
40.033    1       3/1/2007        609,375   3/29/2005           Yes
40.034    1       3/1/2007        609,375   3/29/2005           Yes
40.035    1       3/1/2007        609,375   3/29/2005           Yes
40.036    1       3/1/2007        609,375   3/29/2005           Yes
40.037    1       3/1/2007        609,375   3/29/2005           Yes
40.038    1       3/1/2007        609,375   3/29/2005           Yes
40.039    1       3/1/2007        609,375   3/29/2005           Yes
40.040    1       3/1/2007        609,375   3/29/2005           Yes
40.041    1       3/1/2007        609,375   3/29/2005           Yes
40.042    1       3/1/2007        609,375   3/29/2005           Yes
40.043    1       3/1/2007        609,375   3/29/2005           Yes
40.044    1       3/1/2007        609,375   3/29/2005           Yes
40.045    1       3/1/2007        609,375   3/29/2005           Yes
40.046    1       3/1/2007        609,375   3/29/2005           Yes
40.047    1       3/1/2007        609,375   3/29/2005           Yes
40.048    1       3/1/2007        609,375   3/29/2005           Yes
40.049    1       3/1/2007        609,375   3/29/2005           Yes
40.050    1       3/1/2007        609,375   3/29/2005           Yes
40.051    1       3/1/2007        609,375   3/29/2005           Yes
40.052    1       3/1/2007        609,375   3/29/2005           Yes
40.053    1       3/1/2007        609,375   3/29/2005           Yes
40.054    1       3/1/2007        609,375   3/29/2005           Yes
40.055    1       3/1/2007        609,375   3/29/2005           Yes
40.056    1       3/1/2007        609,375   3/29/2005           Yes
40.057    1       3/1/2007        609,375   3/29/2005           Yes
40.058    1       3/1/2007        609,375   3/29/2005           Yes
40.059    1       3/1/2007        609,375   3/29/2005           Yes
40.060    1       3/1/2007        609,375   3/29/2005           Yes
40.061    1       3/1/2007        609,375   3/29/2005           Yes
40.062    1       3/1/2007        609,375   3/29/2005           Yes
40.063    1       3/1/2007        609,375   3/29/2005           Yes
40.064    1       3/1/2007        609,375   3/29/2005           Yes
40.065    1       3/1/2007        609,375   3/29/2005           Yes
40.066    1       3/1/2007        609,375   3/29/2005           Yes
40.067    1       3/1/2007        609,375   3/29/2005           Yes
40.068    1       3/1/2007        609,375   3/29/2005           Yes
40.069    1       3/1/2007        609,375   3/29/2005           Yes
40.070    1       3/1/2007        609,375   3/29/2005           Yes
40.071    1       3/1/2007        609,375   3/29/2005           Yes
40.072    1       3/1/2007        609,375   3/29/2005           Yes
40.073    1       3/1/2007        609,375   3/29/2005           Yes
40.074    1       3/1/2007        609,375   3/29/2005           Yes
40.075    1       3/1/2007        609,375   3/29/2005           Yes
40.076    1       3/1/2007        609,375   3/29/2005           Yes
40.077    1       3/1/2007        609,375   3/29/2005           Yes
40.078    1       3/1/2007        609,375   3/29/2005           Yes
40.079    1       3/1/2007        609,375   3/29/2005           Yes
40.080    1       3/1/2007        609,375   3/29/2005           Yes
40.081    1       3/1/2007        609,375   3/29/2005           Yes
40.082    1       3/1/2007        609,375   3/29/2005           Yes
40.083    1       3/1/2007        609,375   3/29/2005           Yes
40.084    1       3/1/2007        609,375   3/29/2005           Yes
40.085    1       3/1/2007        609,375   3/29/2005           Yes
40.086    1       3/1/2007        609,375   3/29/2005           Yes
40.087    1       3/1/2007        609,375   3/29/2005           Yes
40.088    1       3/1/2007        609,375   3/29/2005           Yes
40.089    1       3/1/2007        609,375   3/29/2005           Yes
40.090    1       3/1/2007        609,375   3/29/2005           Yes
40.091    1       3/1/2007        609,375   3/29/2005           Yes
40.092    1       3/1/2007        609,375   3/29/2005           Yes
40.093    1       3/1/2007        609,375   3/29/2005           Yes
40.094    1       3/1/2007        609,375   3/29/2005           Yes
40.095    1       3/1/2007        609,375   3/29/2005           Yes
40.096    1       3/1/2007        609,375   3/29/2005           Yes
40.097    1       3/1/2007        609,375   3/29/2005           Yes
40.098    1       3/1/2007        609,375   3/29/2005           Yes
40.099    1       3/1/2007        609,375   3/29/2005           Yes
40.100    1       3/1/2007        609,375   3/29/2005           Yes
40.101    1       3/1/2007        609,375   3/29/2005           Yes
40.102    1       3/1/2007        609,375   3/29/2005           Yes
40.103    1       3/1/2007        609,375   3/29/2005           Yes
40.104    1       3/1/2007        609,375   3/29/2005           Yes
40.105    1       3/1/2007        609,375   3/29/2005           Yes
40.106    1       3/1/2007        609,375   3/29/2005           Yes
40.107    1       3/1/2007        609,375   3/29/2005           Yes
40.108    1       3/1/2007        609,375   3/29/2005           Yes
40.109    1       3/1/2007        609,375   3/29/2005           Yes
40.110    1       3/1/2007        609,375   3/29/2005           Yes
40.111    1       3/1/2007        609,375   3/29/2005           Yes
40.112    1       3/1/2007        609,375   3/29/2005           Yes
40.113    1       3/1/2007        609,375   3/29/2005           Yes
40.114    1       3/1/2007        609,375   3/29/2005           Yes
40.115    1       3/1/2007        609,375   3/29/2005           Yes
40.116    1       3/1/2007        609,375   3/29/2005           Yes
40.117    1       3/1/2007        609,375   3/29/2005           Yes
40.118    1       3/1/2007        609,375   3/29/2005           Yes
40.119    1       3/1/2007        609,375   3/29/2005           Yes
40.120    1       3/1/2007        609,375   3/29/2005           Yes
40.121    1       3/1/2007        609,375   3/29/2005           Yes
40.122    1       3/1/2007        609,375   3/29/2005           Yes
40.123    1       3/1/2007        609,375   3/29/2005           Yes
40.124    1       3/1/2007        609,375   3/29/2005           Yes
40.125    1       3/1/2007        609,375   3/29/2005           Yes
40.126    1       3/1/2007        609,375   3/29/2005           Yes
40.127    1       3/1/2007        609,375   3/29/2005           Yes
40.128    1       3/1/2007        609,375   3/29/2005           Yes
40.129    1       3/1/2007        609,375   3/29/2005           Yes
40.130    1       3/1/2007        609,375   3/29/2005           Yes
40.131    1       3/1/2007        609,375   3/29/2005           Yes
40.132    1       3/1/2007        609,375   3/29/2005           Yes
40.133    1       3/1/2007        609,375   3/29/2005           Yes
40.134    1       3/1/2007        609,375   3/29/2005           Yes
40.135    1       3/1/2007        609,375   3/29/2005           Yes
40.136    1       3/1/2007        609,375   3/29/2005           Yes
40.137    1       3/1/2007        609,375   3/29/2005           Yes
40.138    1       3/1/2007        609,375   3/29/2005           Yes
40.139    1       3/1/2007        609,375   3/29/2005           Yes
40.140    1       3/1/2007        609,375   3/29/2005           Yes
40.141    1       3/1/2007        609,375   3/29/2005           Yes
40.142    1       3/1/2007        609,375   3/29/2005           Yes
40.143    1       3/1/2007        609,375   3/29/2005           Yes
40.144    1       3/1/2007        609,375   3/29/2005           Yes
40.145    1       3/1/2007        609,375   3/29/2005           Yes
40.146    1       3/1/2007        609,375   3/29/2005           Yes
40.147    1       3/1/2007        609,375   3/29/2005           Yes
40.148    1       3/1/2007        609,375   3/29/2005           Yes
40.149    1       3/1/2007        609,375   3/29/2005           Yes
40.150    1       3/1/2007        609,375   3/29/2005           Yes
40.151    1       3/1/2007        609,375   3/29/2005           Yes
40.152    1       3/1/2007        609,375   3/29/2005           Yes
40.153    1       3/1/2007        609,375   3/29/2005           Yes
40.154    1       3/1/2007        609,375   3/29/2005           Yes
40.155    1       3/1/2007        609,375   3/29/2005           Yes
40.156    1       3/1/2007        609,375   3/29/2005           Yes
40.157    1       3/1/2007        609,375   3/29/2005           Yes
40.158    1       3/1/2007        609,375   3/29/2005           Yes
40.159    1       3/1/2007        609,375   3/29/2005           Yes
40.160    1       3/1/2007        609,375   3/29/2005           Yes
40.161    1       3/1/2007        609,375   3/29/2005           Yes
40.162    1       3/1/2007        609,375   3/29/2005           Yes
40.163    1       3/1/2007        609,375   3/29/2005           Yes
40.164    1       3/1/2007        609,375   3/29/2005           Yes
40.165    1       3/1/2007        609,375   3/29/2005           Yes
40.166    1       3/1/2007        609,375   3/29/2005           Yes
40.167    1       3/1/2007        609,375   3/29/2005           Yes
40.168    1       3/1/2007        609,375   3/29/2005           Yes
40.169    1       3/1/2007        609,375   3/29/2005           Yes
40.170    1       3/1/2007        609,375   3/29/2005           Yes
40.171    1       3/1/2007        609,375   3/29/2005           Yes
40.172    1       3/1/2007        609,375   3/29/2005           Yes
40.173    1       3/1/2007        609,375   3/29/2005           Yes
40.174    1       3/1/2007        609,375   3/29/2005           Yes
40.175    1       3/1/2007        609,375   3/29/2005           Yes
40.176    1       3/1/2007        609,375   3/29/2005           Yes
40.177    1       3/1/2007        609,375   3/29/2005           Yes
40.178    1       3/1/2007        609,375   3/29/2005           Yes
40.179    1       3/1/2007        609,375   3/29/2005           Yes
40.180    1       3/1/2007        609,375   3/29/2005           Yes
40.181    1       3/1/2007        609,375   3/29/2005           Yes
40.182    1       3/1/2007        609,375   3/29/2005           Yes
40.183    1       3/1/2007        609,375   3/29/2005           Yes
40.184    1       3/1/2007        609,375   3/29/2005           Yes
40.185    1       3/1/2007        609,375   3/29/2005           Yes
40.186    1       3/1/2007        609,375   3/29/2005           Yes
40.187    1       3/1/2007        609,375   3/29/2005           Yes
40.188    1       3/1/2007        609,375   3/29/2005           Yes
40.189    1       3/1/2007        609,375   3/29/2005           Yes
40.190    1       3/1/2007        609,375   3/29/2005           Yes
40.191    1       3/1/2007        609,375   3/29/2005           Yes
40.192    1       3/1/2007        609,375   3/29/2005           Yes
  41      1      9/25/2006     30,800,000   10/6/2006
  42      1      11/1/2006     29,550,000  10/20/2006
  43      1      11/1/2006     32,500,000    9/6/2006    19
  44      1      10/9/2006     30,900,000   12/1/2006
  45      1     12/19/2006     33,000,000  11/28/2006           Yes
  46      1     12/31/2006     29,000,000    1/4/2007    12
                 6/30/2005     32,200,000   7/20/2005           Yes
  47      1      6/30/2005     16,800,000   7/20/2005           Yes
  48      1      6/30/2005     15,400,000   7/20/2005           Yes
  49      2      7/26/2006     32,500,000   9/13/2006
  50      1      12/4/2006     26,900,000    7/1/2007    13
  51      1      8/11/2006     31,000,000    8/1/2006
  52      1      10/5/2006     25,100,000  10/13/2006
  53      2       2/1/2007     26,000,000   11/2/2006
  54      1     10/19/2006     25,500,000  12/14/2006
  55      1       1/1/2007     24,400,000  11/20/2006
  56      1     12/31/2006     22,500,000   12/8/2006
  57      1      7/31/2006     24,840,000  10/19/2006
  58      1     11/30/2006     27,000,000  11/10/2006
  59      2        Various     21,650,000  10/10/2006
 59.01    2      11/1/2006     14,150,000  10/10/2006
 59.02    2      11/3/2006      7,500,000  10/10/2006
  60      1     10/31/2006     22,800,000   12/1/2006
  61      2     11/13/2006     21,860,000  10/17/2006
  62      1       6/9/2006     27,000,000    8/1/2006
  63      1     12/31/2006     19,550,000    1/2/2007
  64      2      1/12/2007     22,500,000  11/28/2006    14
  65      1      10/9/2006     21,800,000    9/1/2006           Yes
  66      1      12/1/2006     20,900,000  10/23/2006
  67      1        Various     19,000,000     Various
 67.01    1     10/10/2006     13,800,000   10/5/2006
 67.02    1      10/1/2006      5,200,000  10/12/2006
  68      1      9/30/2006     24,900,000   11/1/2006
  69      1      10/3/2006     20,750,000   10/3/2006
  70      1       1/1/2007     20,450,000  10/17/2006
  71      1       1/1/2007     21,000,000    1/1/2007
  72      1      9/12/2006     21,875,000   7/18/2006
 72.01    1      9/12/2006      6,800,000   7/18/2006
 72.02    1      9/12/2006      6,200,000   7/18/2006
 72.03    1      9/12/2006      3,575,000   7/18/2006
 72.04    1      9/12/2006      2,900,000   7/18/2006
 72.05    1      9/12/2006      2,400,000   7/18/2006
  73      1      12/8/2006     17,950,000  12/31/2006    10     Yes
  74      2     10/24/2006     19,000,000  10/23/2006
  75      1      1/23/2007     18,870,000     Various           Yes
 75.01    1      1/23/2007      9,300,000  12/15/2006           Yes
 75.02    1      1/23/2007      6,700,000   12/4/2006           Yes
 75.03    1      1/23/2007      2,870,000  11/27/2006           Yes
  76      2     11/15/2006     17,600,000   9/28/2006
  77      1      9/30/2006     24,900,000  10/12/2006
  78      2      12/8/2006     17,200,000   9/25/2006
  79      1      9/25/2006     17,600,000   9/28/2006
  80      2      11/1/2006     17,200,000  10/16/2006
 80.01    2      11/1/2006      6,500,000  10/16/2006
 80.02    2      11/1/2006     10,700,000  10/16/2006
  81      1      9/30/2006     16,200,000   8/30/2006
  82      1     10/27/2006     15,900,000  11/16/2006
  83      1       1/3/2007     16,000,000   12/2/2006    12
  84      1       2/3/2006     16,600,000  11/23/2005
  85      1     12/22/2006     16,300,000    8/9/2006
  86      2      1/22/2007     16,200,000   8/17/2006
 86.01    2      1/22/2007     11,855,639   8/17/2006
 86.02    2      1/22/2007      4,344,361   8/17/2006
  87      2     12/31/2006     16,000,000  10/23/2006
  88      1      7/31/2006     16,300,000  10/24/2006
  89      1      7/31/2006     17,400,000  10/17/2006
  90      1     10/31/2006     15,100,000  11/17/2006
  91      1      11/7/2006     16,500,000  10/31/2006    18
  92      1     12/31/2006     15,600,000   11/6/2006
  93      1      1/30/2007     14,650,000  11/15/2006
  94      1     12/18/2006     16,200,000  12/20/2006
  95      1      11/1/2006     18,400,000  11/30/2006
  96      1      7/31/2006     17,100,000  10/24/2006
  97      1     10/27/2006     13,900,000  11/16/2006
  98      1      12/1/2006     18,950,000   11/6/2006    15
  99      1      12/5/2006     17,400,000  11/27/2006
  100     1      9/13/2006     14,250,000   11/1/2006
  101     1      1/30/2007     12,950,000  11/29/2006
  102     1      12/1/2006     13,600,000    1/1/2007
  103     1      11/8/2006     14,400,000  11/11/2006
  104     1     12/13/2006     16,300,000  11/28/2006
  105     1      12/1/2006     16,700,000  11/27/2006
  106     1      1/10/2007     12,875,000    1/1/2007           Yes
  107     2      9/28/2006     14,750,000    9/1/2006
  108     1      10/3/2006     12,950,000  10/18/2006
  109     1     11/27/2006     14,900,000   11/1/2006
  110     1       3/1/2007     12,700,000   11/1/2006
  111     1      12/1/2006     16,200,000   12/7/2006
  112     1     11/30/2006     12,550,000  11/27/2006
  113     2     10/24/2006     12,510,000  10/23/2006
  114     1      12/5/2006     22,000,000  10/12/2006    18
  115     1     11/15/2006     13,000,000  10/25/2006
  116     1     10/18/2006     13,680,000   11/8/2006  Various
116.01    1     10/18/2006      5,860,000   11/8/2006
116.02    1     10/18/2006      4,540,000   11/8/2006
116.03    1     10/18/2006      3,280,000   11/8/2006
  117     1       1/4/2007     16,300,000   11/7/2006
  118     1      11/7/2006     12,300,000  10/26/2006
  119     1      12/4/2006     13,700,000   9/27/2006
  120     1       2/5/2007     12,500,000   12/6/2006
  121     1      10/1/2006     12,425,000   10/5/2006
121.01    1      10/1/2006      6,750,000   10/5/2006
121.02    1      10/1/2006      5,675,000   10/5/2006
  122     1     12/15/2006     11,500,000   12/5/2006    17
  123     1      11/1/2006     15,200,000  12/13/2006
  124     1      9/30/2006     13,700,000  10/28/2006
  125     1      12/1/2006     12,800,000  11/10/2006
  126     1       6/1/2006     14,600,000    6/3/2006    13
  127     1     12/13/2006     11,450,000   12/6/2006
  128     1      7/31/2006     12,800,000  10/17/2006
  129     1       2/1/2007     10,900,000   11/1/2006
  130     1     11/14/2006     12,400,000   12/1/2006
  131     1      7/31/2006     12,000,000  10/24/2006
  132     1      7/31/2006     12,600,000  10/17/2006
  133     1     10/31/2006     10,600,000  11/28/2006
  134     1      9/30/2006     16,060,000   8/18/2006    12
  135     1      7/31/2006     12,300,000  10/17/2006
  136     1       9/1/2006     10,400,000   11/2/2006
  137     1       8/1/2006     11,200,000  10/19/2006
  138     1     11/30/2006     11,300,000  10/18/2006
  139     1      9/30/2006     10,700,000    9/1/2006
  140     1      7/31/2006     12,680,000  10/19/2006
  141     1      11/3/2006     10,100,000  10/12/2006           Yes
  142     1     11/29/2006      9,400,000  11/29/2006           Yes
  143     1      9/30/2006     11,000,000  11/28/2006
  144     1      11/1/2006      9,950,000  11/15/2006
  145     1      12/7/2006     10,000,000   12/6/2006
  146     1     12/26/2006      9,000,000   12/6/2006           Yes
  147     2     12/12/2006      8,500,000  11/28/2006
  148     1     10/31/2006      9,800,000   11/8/2006
  149     2     10/27/2006      8,640,000  10/18/2006
  150     1      8/31/2006      9,600,000   11/2/2006
  151     1     10/31/2006      8,400,000  11/29/2006
  152     1     12/19/2006     10,300,000   12/2/2006    13
  153     1      7/31/2006     10,300,000  10/17/2006
  154     1     12/14/2006      8,500,000  10/23/2006    10     Yes
  155     1     10/25/2006      8,900,000  10/18/2006    19
  156     2      11/3/2006      9,850,000  10/11/2006    13
  157     1      11/1/2006     13,300,000  11/16/2006    13
  158     2     11/22/2006      7,500,000  10/27/2006
  159     1     10/31/2006      8,500,000    1/1/2007
  160     1     11/21/2006      9,900,000  10/20/2006    14
  161     2      9/13/2006      7,950,000   9/13/2006    14
  162     1     10/31/2006      7,525,000   12/1/2006    12
  163     1      12/1/2006      7,840,000  11/30/2006    17
  164     1      1/16/2007      8,900,000  11/22/2006           Yes
  165     1     10/31/2006      7,700,000   11/1/2006
  166     1      9/30/2006      7,500,000   10/1/2006
  167     1     12/31/2006      7,875,000    8/4/2006
  168     1     11/20/2006      7,580,000   10/5/2006    11
  169     1     10/23/2006      6,850,000   11/2/2006           Yes
  170     1     11/13/2006      7,200,000  11/19/2006
  171     1      11/3/2006      6,540,000   11/1/2006
  172     1      11/8/2006      6,675,000  11/14/2006
  173     1       1/1/2007      8,990,000  11/20/2006    16
                   Various      7,770,000  10/20/2006    10
  174     1     10/25/2006      4,500,000  10/20/2006    10
  175     1     10/30/2006      3,270,000  10/20/2006    10
  176     1      9/30/2006      8,000,000    6/1/2006
  177     1      11/3/2006      8,900,000   11/1/2007
  178     1      7/31/2006      8,000,000  10/17/2006
  179     1       3/1/2007     10,430,000     Various           Yes
179.01    1       3/1/2007      1,480,000   1/26/2005           Yes
179.02    1       3/1/2007      1,440,000   1/26/2005           Yes
179.03    1       3/1/2007      1,380,000   1/10/2005           Yes
179.04    1       3/1/2007      1,330,000   1/10/2005           Yes
179.05    1       3/1/2007      1,150,000   1/26/2005           Yes
179.06    1       3/1/2007      1,100,000   1/10/2005           Yes
179.07    1       3/1/2007      1,070,000   1/10/2005           Yes
179.08    1       3/1/2007      1,040,000   1/10/2005           Yes
179.09    1       3/1/2007        440,000   1/12/2005           Yes
  180     1     10/31/2006      7,000,000  10/12/2006
  181     1      11/9/2006      7,000,000   11/2/2006
  182     1      12/6/2006      7,095,000   9/26/2006     8
  183     1     10/17/2006      7,150,000  11/20/2006    16
  184     1      12/5/2006      6,790,000  10/27/2006    11
  185     1     12/12/2006      6,180,000   12/6/2006
  186     1       1/3/2007      6,200,000  12/11/2006           Yes
  187     1      8/31/2006      6,600,000   11/1/2006
  188     1     10/31/2006      6,210,000   11/9/2006    19
  189     1      7/31/2006      7,500,000  10/17/2006
                11/30/2006      6,800,000   9/25/2006           Yes
  190     1     11/30/2006      5,100,000   9/25/2006           Yes
  191     1     11/30/2006      1,700,000   9/25/2006           Yes
  192     1     10/31/2006      6,600,000   10/6/2006
  193     1     11/29/2006      5,700,000   12/1/2006           Yes
  194     1     10/27/2006      5,750,000  11/13/2006
  195     1     12/13/2006      5,700,000   12/4/2006
  196     1      11/9/2006      6,600,000  11/20/2006    14
  197     1      11/1/2006     10,850,000   9/15/2006    17
  198     2     12/14/2006      5,550,000  11/30/2006
  199     1     10/27/2006      7,690,000  11/10/2006
  200     1      11/1/2006      6,400,000  11/22/2006
  201     1     12/11/2006     10,750,000   11/7/2006
  202     1      8/15/2006      5,510,000    8/2/2006           Yes
  203     1     11/30/2006      5,700,000  11/30/2006
  204     2      9/30/2006      6,400,000   10/4/2006
  205     1      10/6/2006      5,150,000    9/1/2006
  206     1       4/3/2006      5,750,000   1/15/2007           Yes
  207     1     10/31/2006      4,900,000  10/14/2006
  208     1      11/6/2006      5,400,000   11/6/2006           Yes
  209     1     10/15/2006      5,050,000  10/15/2006           Yes
  210     1      8/31/2006      5,190,000  10/22/2006
  211     1      9/30/2006      7,720,000   8/23/2006    16
  212     1       9/1/2006      8,520,000   8/23/2006    15
  213     1      1/31/2007      5,500,000  12/11/2006    12
  214     1      12/1/2006      5,120,000   10/5/2006
  215     1      9/30/2006      5,615,000   9/19/2006     9
  216     1      9/30/2005      6,200,000  11/14/2006           Yes
  217     1       1/1/2007      6,200,000   11/6/2006    11
  218     1      9/15/2006      8,500,000   9/20/2006
  219     1      8/31/2006      5,400,000  10/18/2006    16
  220     1     10/31/2006      7,550,000  11/29/2006
  221     2      9/28/2006      4,700,000  11/13/2006
  222     2      9/30/2006      6,600,000   9/19/2006
  223     1      9/16/2006      4,870,000   9/16/2006           Yes
  224     2     11/27/2006      4,870,000  11/21/2006
  225     1      9/30/2006      5,500,000   11/6/2006
225.01    1      9/30/2006
225.02    1      9/30/2006
  226     1      12/6/2006      6,400,000  11/16/2006
  227     1      11/2/2006      4,440,000   11/9/2006
  228     1       6/1/2006      7,250,000  10/16/2006     8
  229     2      11/8/2006      4,870,000  10/20/2006
  230     1      11/1/2006      4,910,000  10/23/2006           Yes
  231     1      11/8/2006      4,730,000  11/13/2006
  232     2      1/18/2007      4,000,000    8/7/2006
  233     1     10/31/2006      4,160,000  10/15/2006
  234     1      11/1/2006      4,620,000  10/23/2006
  235     1     11/29/2006      3,800,000   12/1/2006
  236     1     10/25/2006      3,800,000   9/25/2006           Yes
  237     2       9/1/2006      4,640,000   10/5/2006
  238     1     12/20/2006      4,900,000    2/1/2007           Yes
  239     2       6/8/2006      3,660,000   4/24/2006
  240     1      12/7/2006      4,160,000   10/3/2006
  241     1     10/25/2006      3,500,000   9/25/2006           Yes
  242     1     11/14/2006      5,250,000   11/6/2006    12     Yes
  243     1     11/30/2006      3,900,000   2/28/2007    10
  244     1       6/9/2006      3,500,000   9/26/2006           Yes
  245     2      12/5/2006      4,300,000   9/19/2006
  246     1      7/31/2006      3,800,000   11/1/2006
  247     1      11/1/2006      4,100,000  10/23/2006           Yes
  248     1     12/12/2006      8,000,000  11/14/2006    13
  249     1     12/21/2006      3,500,000   12/9/2006
  250     1       8/3/2006      4,900,000   9/25/2006    18
  251     2      9/30/2006      4,100,000  10/10/2006
  252     2      6/19/2006      3,700,000   5/30/2006
  253     2      9/30/2006      4,040,000   11/7/2006    12
  254     1      11/1/2006      3,760,000  10/23/2006
  255     2     10/23/2006      4,380,000  10/23/2006    19
  256     1      12/1/2006      4,200,000   12/1/2006     9
  257     2      10/5/2006     46,000,000  12/15/2005
  258     1     10/19/2006      2,850,000  10/18/2006           Yes
  259     1     10/17/2006      3,220,000   11/6/2006
  260     1     11/16/2006      3,010,000  11/20/2006
  261     1      9/15/2006      2,975,000   10/4/2006     6
  262     1     11/13/2006      3,100,000  10/18/2006
  263     2      10/4/2006      3,010,000  10/23/2006
  264     2      1/18/2007      2,650,000    8/7/2006
  265     1     10/19/2006      2,785,000  11/13/2006           Yes
  266     1      11/1/2006      3,610,000  10/17/2006    14
  267     1      11/1/2006      2,925,000  11/30/2006           Yes
  268     1       3/1/2007      2,505,000     Various           Yes
268.01    1       3/1/2007        875,000   11/2/2006           Yes
268.02    1       3/1/2007        880,000   11/3/2006           Yes
268.03    1       3/1/2007        750,000   11/2/2006           Yes
  269     1     11/13/2006      3,000,000  11/14/2006
  270     1     10/31/2006      3,160,000  10/11/2006
  271     1      8/31/2006      3,110,000  10/25/2006
  272     1      10/1/2006      5,000,000   10/1/2006
  273     1     10/16/2006      6,400,000   10/4/2006    18
  274     1     10/19/2006      4,000,000    9/1/2006
  275     1     12/15/2006      2,475,000  11/21/2006
  276     1     10/25/2006      2,500,000   9/25/2006           Yes
  277     2     12/19/2006      2,370,000  10/16/2006
  278     1      11/7/2006      2,720,000  10/30/2006           Yes
  279     1       4/1/2006      3,640,000  10/19/2006
  280     1      1/16/2007      2,500,000   1/22/2007
  281     1       3/1/2007      2,270,000     Various           Yes
281.01    1       3/1/2007        790,000  11/17/2006           Yes
281.02    1       3/1/2007        730,000   11/3/2006           Yes
281.03    1       3/1/2007        750,000   11/2/2006           Yes
  282     2       5/1/2006      2,380,000   4/10/2006
  283     1       6/2/2006      4,150,000   6/13/2006           Yes
  284     2      10/1/2006      2,300,000  10/27/2006
  285     1     11/13/2006      2,295,000  10/18/2006           Yes
  286     2      6/27/2006      2,520,000    5/9/2006
  287     1      10/1/2006      2,330,000  10/27/2006
  288     1      5/23/2006      3,450,000   5/17/2006
  289     2     10/31/2006      2,200,000   11/9/2006
  290     1     11/29/2006      1,990,000   9/15/2006
  291     1       9/1/2006      2,440,000   11/2/2006
  292     1     11/11/2006      2,380,000  11/20/2006
  293     2       5/1/2006      2,225,000   4/27/2006
  294     2      11/1/2006      1,820,000  10/16/2006
  295     1      9/15/2006      1,900,000  10/14/2006
  296     2       1/4/2007      1,750,000  11/10/2006
  297     1     10/26/2006      1,750,000   9/20/2006
  298     2       9/6/2006      1,850,000   3/22/2006    11
  299     2      4/28/2006      1,605,000   3/21/2006
  300     1     10/19/2006      1,900,000  10/31/2006    11
  301     1     11/22/2006      1,600,000  11/22/2006    12     Yes
  302     1      10/9/2006      1,790,000   9/30/2006
  303     2       7/1/2006      1,800,000    5/8/2006
  304     2       6/9/2006      1,750,000   4/26/2006
  305     2      7/31/2006      1,580,000   6/29/2006
  306     2      10/2/2006      1,260,000  10/13/2006
  307     1     10/25/2006      2,200,000  11/16/2006
  308     2      6/30/2006      1,600,000   6/13/2006
  309     1      3/23/2006      1,240,000   5/13/2006
  310     2      4/30/2006      1,495,000   3/29/2006
  311     2      5/31/2006      1,340,000   6/12/2006
  312     2      5/24/2006      1,425,000    5/1/2006
  313     1      12/1/2006      1,000,000  11/28/2006
  314     1     11/30/2006      1,050,000   12/5/2006           Yes
  315     2      7/25/2006      1,200,000   6/22/2006
  316     2      6/26/2006      1,625,000   3/10/2006
  317     2       6/1/2006      1,300,000   5/11/2006
  318     1       6/1/2006      1,665,000   7/10/2006
  319     2      6/23/2006        980,000   5/22/2006
  320     2      6/26/2006      1,000,000   6/23/2006
  321     2       6/9/2006      1,385,000   5/19/2006
  322     1      5/15/2006      1,100,000    6/2/2006           Yes
  323     2      6/14/2006      1,000,000   6/19/2006
  324     2      6/30/2006        815,000    6/8/2006
  325     2      6/29/2006      1,780,000   7/11/2006
  326     2       7/5/2006      1,120,000   6/20/2006
  327     2      7/11/2006        725,000   6/23/2006
  328     2      6/21/2006      1,265,000  12/19/2005
  329     2      6/21/2006      2,000,000  12/19/2005
  330     2      6/30/2006      1,100,000    6/5/2006
  331     2       5/1/2006        970,000   4/13/2006
  332     2      4/30/2006        785,000   3/29/2006
  333     2      6/13/2006      1,500,000   5/18/2006

                                                 LARGEST TENANT
         LOAN   --------------------------------------------------------------------------------
        GROUP                                                              UNIT       LEASE
LOAN #  1 OR 2                      TENANT NAME                            SIZE   EXPIRATION(33)
------------------------------------------------------------------------------------------------

   1      2
 1.01     2
 1.02     2
   2      1     D.E. Shaw & Co. LP                                       192,837       3/31/2017
   3      1
   4      1
   5      1     RSUI Group                                               134,124       6/30/2020
   6      1
 6.01     1     International Paper                                      100,000       4/30/2011
 6.02     1     Memphis Group                                             91,362       7/31/2009
 6.03     1     International Paper                                       75,643       4/30/2011
 6.04     1     Zomax Inc                                                227,500       4/30/2008
 6.05     1     International Paper                                       80,013      11/30/2007
 6.06     1     Fujitsu Computer Systems                                  60,670       2/28/2011
 6.07     1     Dynamic Tire                                             200,000      11/30/2009
 6.08     1     Renal Care Group, Inc                                     10,000       7/31/2008
 6.09     1     Crown Equipment                                           38,539      11/30/2011
 6.10     1     Terminex International                                    69,958       4/30/2010
 6.11     1     Fed Ex                                                    36,000       9/30/2009
 6.12     1     Securitas Secuirty Services USA                            5,236       3/31/2009
 6.13     1     EPAC Tech                                                 46,045       1/31/2011
 6.14     1     Exel                                                      45,404      12/31/2007
 6.15     1     Tech Print                                                30,404       5/31/2009
   7      1     Boscov's #12                                             167,597       9/30/2010
   8      1     The Angeles Clinic                                        14,089       2/28/2011
   9      1
  10      1     Orion Engines                                             23,134       6/30/2007
  11      1     Ashley's Furniture                                        35,246      11/30/2011
  12      1
 12.01    1     Dibble & Associates                                       23,048       9/30/2011
 12.02    1     United Health Care                                        47,746        2/1/2008
 12.03    1     Multi Systems Inc                                         26,121       1/31/2012
  13      1
  14      1
  15      1
  16      2
  17      1
  18      1     Belk                                                     101,547       3/31/2011
  19      1     San Diego Gas & Electric Company                         200,002      12/31/2017
  20      1     Marina Medical Billing Service (800)                      49,533       2/28/2009
  21      1     Wells Fargo                                              140,251       7/31/2010
  22      1     Barr Research                                             39,382      11/30/2014
  23      1     International Shipholding                                 30,648      12/31/2008
  24      1     Quintiles Transnational Corp.                            235,485      12/31/2016
  25      1     Priority Mail Facility                                    93,880      10/31/2007
  26      1     Home Depot                                               109,800      11/30/2020
  27      1     Raymour & Flanigan                                       881,975       8/31/2021
  28      1
  29      1     Service Merchandise                                       60,000       2/28/2009
  30      1
 30.01    1
 30.02    1
  31      1     Comcast of New Jersey II, LLC                             36,771       6/30/2016
  32      1     AMCOR Pet Packaging USA Inc                              715,745      10/31/2021
  33      2
  34      1     The Yankee Candle Company                                331,580       1/31/2016
  35      1     Tom Thumb                                                 70,658       6/12/2018
  36      1     Stamford Hospital Basement                                57,442      11/30/2021
  37      1     Tudson Medical Center                                     94,616      12/31/2021
  38      1     Cellco Partnership d/b/a Verizon Wireless                139,424        3/9/2016
  39      2
 39.01    2
 39.02    2
 39.03    2
  40      1
40.001    1     Cajun Operating Company                                      945      12/27/2024
40.002    1     Cajun Operating Company                                      945      12/27/2024
40.003    1     Cajun Operating Company                                      764      12/27/2024
40.004    1     Cajun Operating Company                                      960      12/27/2024
40.005    1     Cajun Operating Company                                    1,140      12/27/2024
40.006    1     Cajun Operating Company                                    1,500      12/27/2024
40.007    1     Cajun Operating Company                                    2,123      12/27/2024
40.008    1     Cajun Operating Company                                      945      12/27/2024
40.009    1     Cajun Operating Company                                      960      12/27/2024
40.010    1     Cajun Operating Company                                    1,230      12/27/2024
40.011    1     Cajun Operating Company                                      960      12/27/2024
40.012    1     Cajun Operating Company                                      983      12/27/2024
40.013    1     Cajun Operating Company                                      985      12/27/2024
40.014    1     Cajun Operating Company                                    1,470      12/27/2024
40.015    1     Cajun Operating Company                                    1,302      12/27/2024
40.016    1     Cajun Operating Company                                      983      12/27/2024
40.017    1     Cajun Operating Company                                      983      12/27/2024
40.018    1     Cajun Operating Company                                    1,169      12/27/2024
40.019    1     Cajun Operating Company                                      983      12/27/2024
40.020    1     Cajun Operating Company                                      983      12/27/2024
40.021    1     Cajun Operating Company                                    1,190      12/27/2024
40.022    1     Cajun Operating Company                                    1,200      12/27/2024
40.023    1     Cajun Operating Company                                    1,260      12/27/2024
40.024    1     Cajun Operating Company                                    1,360      12/27/2024
40.025    1     Cajun Operating Company                                    1,286      12/27/2024
40.026    1     Cajun Operating Company                                    1,144      12/27/2024
40.027    1     Cajun Operating Company                                    1,150      12/27/2024
40.028    1     Cajun Operating Company                                    1,516      12/27/2024
40.029    1     Cajun Operating Company                                    1,144      12/27/2024
40.030    1     Cajun Operating Company                                    1,144      12/27/2024
40.031    1     Cajun Operating Company                                    1,118      12/27/2024
40.032    1     Cajun Operating Company                                    1,190      12/27/2024
40.033    1     Cajun Operating Company                                    1,122      12/27/2024
40.034    1     Cajun Operating Company                                    1,144      12/27/2024
40.035    1     Cajun Operating Company                                    1,144      12/27/2024
40.036    1     Cajun Operating Company                                    1,155      12/27/2024
40.037    1     Cajun Operating Company                                    1,100      12/27/2024
40.038    1     Cajun Operating Company                                    1,144      12/27/2024
40.039    1     Cajun Operating Company                                    1,172      12/27/2024
40.040    1     Cajun Operating Company                                    1,157      12/27/2024
40.041    1     Cajun Operating Company                                    1,144      12/27/2024
40.042    1     Cajun Operating Company                                    1,156      12/27/2024
40.043    1     Cajun Operating Company                                    1,176      12/27/2024
40.044    1     Cajun Operating Company                                    1,144      12/27/2024
40.045    1     Cajun Operating Company                                    1,190      12/27/2024
40.046    1     Cajun Operating Company                                    1,296      12/27/2024
40.047    1     Cajun Operating Company                                    1,122      12/27/2024
40.048    1     Cajun Operating Company                                    1,190      12/27/2024
40.049    1     Cajun Operating Company                                    1,144      12/27/2024
40.050    1     Cajun Operating Company                                    1,543      12/27/2024
40.051    1     Cajun Operating Company                                    1,122      12/27/2024
40.052    1     Cajun Operating Company                                    1,144      12/27/2024
40.053    1     Cajun Operating Company                                    1,144      12/27/2024
40.054    1     Cajun Operating Company                                    1,122      12/27/2024
40.055    1     Cajun Operating Company                                    1,144      12/27/2024
40.056    1     Cajun Operating Company                                    1,144      12/27/2024
40.057    1     Cajun Operating Company                                    1,924      12/27/2024
40.058    1     Cajun Operating Company                                      994      12/27/2024
40.059    1     Cajun Operating Company                                      875      12/27/2024
40.060    1     Cajun Operating Company                                    1,491      12/27/2024
40.061    1     Cajun Operating Company                                      987      12/27/2024
40.062    1     Cajun Operating Company                                    1,335      12/27/2024
40.063    1     Cajun Operating Company                                    1,335      12/27/2024
40.064    1     Cajun Operating Company                                    1,335      12/27/2024
40.065    1     Cajun Operating Company                                    1,335      12/27/2024
40.066    1     Cajun Operating Company                                    1,491      12/27/2024
40.067    1     Cajun Operating Company                                    1,320      12/27/2024
40.068    1     Cajun Operating Company                                    1,335      12/27/2024
40.069    1     Cajun Operating Company                                    1,335      12/27/2024
40.070    1     Cajun Operating Company                                    1,008      12/27/2024
40.071    1     Cajun Operating Company                                    1,100      12/27/2024
40.072    1     Cajun Operating Company                                      966      12/27/2024
40.073    1     Cajun Operating Company                                    1,169      12/27/2024
40.074    1     Cajun Operating Company                                    1,320      12/27/2024
40.075    1     Cajun Operating Company                                    1,335      12/27/2024
40.076    1     Cajun Operating Company                                    1,335      12/27/2024
40.077    1     Cajun Operating Company                                    1,335      12/27/2024
40.078    1     Cajun Operating Company                                    1,335      12/27/2024
40.079    1     Cajun Operating Company                                    1,335      12/27/2024
40.080    1     Cajun Operating Company                                    1,335      12/27/2024
40.081    1     Cajun Operating Company                                    1,134      12/27/2024
40.082    1     Cajun Operating Company                                    1,276      12/27/2024
40.083    1     Cajun Operating Company                                    1,800      12/27/2024
40.084    1     Cajun Operating Company                                    1,176      12/27/2024
40.085    1     Cajun Operating Company                                      420      12/27/2024
40.086    1     Cajun Operating Company                                    1,390      12/27/2024
40.087    1     Cajun Operating Company                                    1,169      12/27/2024
40.088    1     Cajun Operating Company                                    1,169      12/27/2024
40.089    1     Cajun Operating Company                                    1,176      12/27/2024
40.090    1     Cajun Operating Company                                    1,395      12/27/2024
40.091    1     Cajun Operating Company                                    1,176      12/27/2024
40.092    1     Cajun Operating Company                                    1,176      12/27/2024
40.093    1     Cajun Operating Company                                    1,169      12/27/2024
40.094    1     Cajun Operating Company                                    1,335      12/27/2024
40.095    1     Cajun Operating Company                                    1,855      12/27/2024
40.096    1     Cajun Operating Company                                    1,364      12/27/2024
40.097    1     Cajun Operating Company                                    1,176      12/27/2024
40.098    1     Cajun Operating Company                                    1,774      12/27/2024
40.099    1     Cajun Operating Company                                      420      12/27/2024
40.100    1     Cajun Operating Company                                    1,572      12/27/2024
40.101    1     Cajun Operating Company                                    1,169      12/27/2024
40.102    1     Cajun Operating Company                                    1,470      12/27/2024
40.103    1     Cajun Operating Company                                      420      12/27/2024
40.104    1     Cajun Operating Company                                    1,512      12/27/2024
40.105    1     Cajun Operating Company                                    1,781      12/27/2024
40.106    1     Cajun Operating Company                                      480      12/27/2024
40.107    1     Cajun Operating Company                                    1,100      12/27/2024
40.108    1     Cajun Operating Company                                    1,169      12/27/2024
40.109    1     Cajun Operating Company                                    1,169      12/27/2024
40.110    1     Cajun Operating Company                                    1,169      12/27/2024
40.111    1     Cajun Operating Company                                    1,176      12/27/2024
40.112    1     Cajun Operating Company                                      420      12/27/2024
40.113    1     Cajun Operating Company                                    1,701      12/27/2024
40.114    1     Cajun Operating Company                                    2,080      12/27/2024
40.115    1     Cajun Operating Company                                    1,470      12/27/2024
40.116    1     Cajun Operating Company                                      420      12/27/2024
40.117    1     Cajun Operating Company                                    1,218      12/27/2024
40.118    1     Cajun Operating Company                                    1,800      12/27/2024
40.119    1     Cajun Operating Company                                    1,462      12/27/2024
40.120    1     Cajun Operating Company                                    1,386      12/27/2024
40.121    1     Cajun Operating Company                                    1,336      12/27/2024
40.122    1     Cajun Operating Company                                    1,169      12/27/2024
40.123    1     Cajun Operating Company                                    1,496      12/27/2024
40.124    1     Cajun Operating Company                                    1,924      12/27/2024
40.125    1     Cajun Operating Company                                    1,176      12/27/2024
40.126    1     Cajun Operating Company                                    1,350      12/27/2024
40.127    1     Cajun Operating Company                                      420      12/27/2024
40.128    1     Cajun Operating Company                                    1,750      12/27/2024
40.129    1     Cajun Operating Company                                    1,274      12/27/2024
40.130    1     Cajun Operating Company                                    1,428      12/27/2024
40.131    1     Cajun Operating Company                                    1,512      12/27/2024
40.132    1     Cajun Operating Company                                    1,280      12/27/2024
40.133    1     Cajun Operating Company                                    1,758      12/27/2024
40.134    1     Cajun Operating Company                                      576      12/27/2024
40.135    1     Cajun Operating Company                                    1,945      12/27/2024
40.136    1     Cajun Operating Company                                      787      12/27/2024
40.137    1     Cajun Operating Company                                      950      12/27/2024
40.138    1     Cajun Operating Company                                    1,575      12/27/2024
40.139    1     Cajun Operating Company                                    2,378      12/27/2024
40.140    1     Cajun Operating Company                                    1,472      12/27/2024
40.141    1     Cajun Operating Company                                    1,800      12/27/2024
40.142    1     Cajun Operating Company                                    1,934      12/27/2024
40.143    1     Cajun Operating Company                                    1,500      12/27/2024
40.144    1     Cajun Operating Company                                    1,560      12/27/2024
40.145    1     Cajun Operating Company                                    1,100      12/27/2024
40.146    1     Cajun Operating Company                                    1,230      12/27/2024
40.147    1     Cajun Operating Company                                    1,232      12/27/2024
40.148    1     Cajun Operating Company                                    1,230      12/27/2024
40.149    1     Cajun Operating Company                                    1,230      12/27/2024
40.150    1     Cajun Operating Company                                    1,230      12/27/2024
40.151    1     Cajun Operating Company                                    1,100      12/27/2024
40.152    1     Cajun Operating Company                                    1,200      12/27/2024
40.153    1     Cajun Operating Company                                    1,200      12/27/2024
40.154    1     Cajun Operating Company                                    1,784      12/27/2024
40.155    1     Cajun Operating Company                                    1,945      12/27/2024
40.156    1     Cajun Operating Company                                    2,600      12/27/2024
40.157    1     Cajun Operating Company                                    1,723      12/27/2024
40.158    1     Cajun Operating Company                                    2,123      12/27/2024
40.159    1     Cajun Operating Company                                    2,123      12/27/2024
40.160    1     Cajun Operating Company                                    2,123      12/27/2024
40.161    1     Cajun Operating Company                                    5,468      12/27/2024
40.162    1     Cajun Operating Company                                      638      12/27/2024
40.163    1     Cajun Operating Company                                    1,590      12/27/2024
40.164    1     Cajun Operating Company                                      886      12/27/2024
40.165    1     Cajun Operating Company                                    1,945      12/27/2024
40.166    1     Cajun Operating Company                                      780      12/27/2024
40.167    1     Cajun Operating Company                                      780      12/27/2024
40.168    1     Cajun Operating Company                                    1,180      12/27/2024
40.169    1     Cajun Operating Company                                    1,430      12/27/2024
40.170    1     Cajun Operating Company                                    1,155      12/27/2024
40.171    1     Cajun Operating Company                                    1,395      12/27/2024
40.172    1     Cajun Operating Company                                      787      12/27/2024
40.173    1     Cajun Operating Company                                      800      12/27/2024
40.174    1     Cajun Operating Company                                      852      12/27/2024
40.175    1     Cajun Operating Company                                    1,350      12/27/2024
40.176    1     Cajun Operating Company                                    1,196      12/27/2024
40.177    1     Cajun Operating Company                                    1,080      12/27/2024
40.178    1     Cajun Operating Company                                    1,245      12/27/2024
40.179    1     Cajun Operating Company                                    1,110      12/27/2024
40.180    1     Cajun Operating Company                                    1,750      12/27/2024
40.181    1     Cajun Operating Company                                    1,106      12/27/2024
40.182    1     Cajun Operating Company                                    1,176      12/27/2024
40.183    1     Cajun Operating Company                                      787      12/27/2024
40.184    1     Cajun Operating Company                                    1,406      12/27/2024
40.185    1     Cajun Operating Company                                      780      12/27/2024
40.186    1     Cajun Operating Company                                    1,144      12/27/2024
40.187    1     Cajun Operating Company                                    1,300      12/27/2024
40.188    1     Cajun Operating Company                                    1,134      12/27/2024
40.189    1     Cajun Operating Company                                    1,130      12/27/2024
40.190    1     Cajun Operating Company                                      940      12/27/2024
40.191    1     Cajun Operating Company                                      950      12/27/2024
40.192    1     Cajun Operating Company                                      945      12/27/2024
  41      1     Levitz Furniture                                          91,103       6/30/2019
  42      1     Ollies Bargin Outlet                                      36,416       1/31/2010
  43      1     Amgen USA, Inc.                                           48,622      10/31/2013
  44      1     JC Penney                                                 80,373      11/30/2007
  45      1     Flextronics International USA, Inc.                      437,214      12/31/2016
  46      1     Albertsons #6041                                          62,433       3/31/2023
  47      1     Dana Corporation                                         336,350       6/30/2025
  48      1     Dana Corporation                                         162,648       6/30/2025
  49      2
  50      1     Food 4 Less                                               55,000        2/9/2010
  51      1
  52      1     My Publisher                                              19,305       2/29/2012
  53      2
  54      1     Fiesta Mexicana Market                                    52,400      10/31/2014
  55      1     County of Hudson Technical School                         13,300       6/30/2007
  56      1     Sikorsky Aircraft Corporation                            109,624        9/30/201
  57      1
  58      1     Barkley                                                  130,000      10/31/2016
  59      2
 59.01    2
 59.02    2
  60      1
  61      2
  62      1     Edwin Watts Golf Shops                                    11,392      11/30/2015
  63      1     Terri's Consign                                           19,000       9/30/2015
  64      2
  65      1     Carmax Auto Superstores, Inc.                             46,535        8/9/2016
  66      1     Safeway Inc.                                              50,243        7/8/2012
  67      1
 67.01    1     Rainbow Foods                                             65,476       8/15/2010
 67.02    1     Toys R Us                                                 43,300       1/31/2015
  68      1
  69      1     Rees Associates, Inc.                                     29,912       11/1/2015
  70      1     Wild Oats                                                 27,000      11/30/2013
  71      1
  72      1
 72.01    1     Minyards Food Store                                       46,046      10/31/2009
 72.02    1     United Supermarkets, Ltd.                                 40,500      10/31/2008
 72.03    1     Tractor Supply                                            24,548      10/31/2015
 72.04    1     Brookshires                                               26,600       2/18/2011
 72.05    1     O'Reilly Automotive                                        8,505      11/30/2007
  73      1     Afognak Native Corporation                                65,408       1/31/2022
  74      2
  75      1
 75.01    1     Corinthian Colleges, Inc.                                 51,993       6/30/2015
 75.02    1     Nationwide Insurance                                      42,213       7/31/2010
 75.03    1     San Jacinto Methodist Hospital                            12,000       4/30/2013
  76      2
  77      1
  78      2
  79      1     Xtreme Indoor Karting                                     85,000       7/31/2013
  80      2
 80.01    2
 80.02    2
  81      1     City of Phoenix                                           61,850       1/30/2011
  82      1     Colonial Bank                                             41,565       3/30/2020
  83      1     Anytime Fitness                                            6,143       1/31/2013
  84      1     VDL Management                                            10,500       9/30/2009
  85      1     Walgreens (Pad Lease)                                     69,000       8/30/2080
  86      2
 86.01    2
 86.02    2
  87      2
  88      1
  89      1
  90      1
  91      1     City of Long Beach                                        20,466       9/30/2011
  92      1     Laboratory Corporation of America                         55,139       6/30/2009
  93      1     St. John Detroit Riverview Hospital (Outpatient Space)    22,130       8/31/2016
  94      1     Roche Bros. Supermarkets, LLC                             46,167       9/30/2010
  95      1     Kmart                                                     86,479       6/30/2016
  96      1
  97      1     MFI Office Centers                                        20,835       2/28/2019
  98      1     St Johns Regional Medical Center                          31,156      12/14/2018
  99      1     Yang Shing Trading Co., Inc.                             104,200       2/28/2019
  100     1     Haynes Furniture Company, Inc.                            77,675       1/31/2013
  101     1     East Orange Ambulatory Surgery Center                     17,434      10/31/2011
  102     1     Washington Mutual Bank, F.A.                               4,012       5/31/2016
  103     1     Shoder Furniture                                          42,600       3/31/2012
  104     1     W5 Networks                                               17,396        8/1/2007
  105     1     Dr. David G. O'Neal                                        7,767       2/28/2009
  106     1     TCF National Bank                                         59,816      12/31/2021
  107     2
  108     1     Albertsons                                                42,630       7/31/2010
  109     1     Scripps Health                                            11,284      11/14/2020
  110     1     Goodwill                                                  44,000       9/30/2010
  111     1     S&K Investment                                           141,300       7/31/2014
  112     1     VA Hospital                                               11,389       11/1/2011
  113     2
  114     1     Jordan Property Group                                      3,030       1/31/2008
  115     1     Staples                                                   28,054        5/1/2012
  116     1
116.01    1     Crystal Day Care                                          14,000      12/31/2010
116.02    1     GI Joe's Army Airforce Surplus Outlet                      5,900       8/31/2007
116.03    1     Alaska Bingo Supply, Incorporated                         14,307      11/30/2013
  117     1     Total Merchant Services, Inc.                             18,912        9/1/2010
  118     1     Iowa Realty                                               10,896       8/31/2015
  119     1     Gap Outlet                                                 7,482       4/30/2008
  120     1     Trader Joe's Co.                                          12,780       1/31/2014
  121     1
121.01    1     Metro Mattress                                             9,226       8/31/2008
121.02    1     Genesse Survey                                            12,980        2/1/2008
  122     1     Bubble's Laundry                                           2,880       9/30/2026
  123     1     EA Productions (John Stagliano, Inc.)                     24,427       7/31/2009
  124     1     Save Mart Supermarkets -FoodMaxx                          50,052       5/31/2008
  125     1      Steve & Barry's                                          44,000       5/31/2015
  126     1     La Mesa  OB/ Gyn                                           5,641       3/31/2010
  127     1     Publix Supermarkets                                       44,840      11/30/2024
  128     1
  129     1     Steak and Shake Company                                   57,201       3/31/2011
  130     1     Wellington Regional Medical Center                         7,514      12/31/2016
  131     1
  132     1
  133     1
  134     1
  135     1
  136     1     Happy Harrys                                              12,000      12/31/2017
  137     1     Publix                                                    55,999       9/30/2013
  138     1     Advocate Medical                                           5,507       4/30/2016
  139     1
  140     1
  141     1     Aaron Rents, Inc.                                         51,398       5/31/2021
  142     1     HSBC Private Label Corporation                            60,000       3/31/2012
  143     1
  144     1     Goodwill Industries                                       12,340       7/30/2010
  145     1     Food Lion                                                 33,000      10/31/2019
  146     1     Herbalife                                                129,600      12/31/2016
  147     2
  148     1
  149     2
  150     1
  151     1
  152     1     Albertsons                                                42,966       11/1/2010
  153     1
  154     1     Walgreen Co.                                              12,211      12/31/2080
  155     1     Bruce Graney & Company, Inc.                               6,587       3/31/2007
  156     2
  157     1     Arcsoft, Inc. #859                                        26,200       6/30/2009
  158     2
  159     1
  160     1     Beauty Shack                                               1,847       9/30/2016
  161     2
  162     1     TCI Cablevision of Utah, Inc                               8,100      12/31/2008
  163     1
  164     1     Coca-Cola Enterprises Inc.                                75,522      10/31/2021
  165     1
  166     1
  167     1
  168     1     Christine Alexander                                       39,827       2/28/2009
  169     1     Walgreen Co.                                              14,490       6/30/2081
  170     1     Mugshots Bar & Grill                                       8,000      10/31/2009
  171     1     Stonewood                                                  6,000       3/31/2013
  172     1     K-Mart                                                    87,061       5/31/2007
  173     1     Sina Fashion                                               2,000      12/31/2009
  174     1
  175     1
  176     1
  177     1     Sports Authority                                          44,753       8/31/2017
  178     1
  179     1
179.01    1     Strategic Restaurants Acquisition Corp.                    3,200        6/5/2029
179.02    1     Strategic Restaurants Acquisition Corp.                    2,871        6/5/2029
179.03    1     Strategic Restaurants Acquisition Corp.                    3,011        6/5/2029
179.04    1     Strategic Restaurants Acquisition Corp.                    3,923        6/5/2029
179.05    1     Strategic Restaurants Acquisition Corp.                    3,889        6/5/2029
179.06    1     Strategic Restaurants Acquisition Corp.                    3,939        6/5/2029
179.07    1     Strategic Restaurants Acquisition Corp.                    3,000        6/5/2029
179.08    1     Strategic Restaurants Acquisition Corp.                    2,695        6/5/2029
179.09    1     Strategic Restaurants Acquisition Corp.                    3,500        6/5/2029
  180     1
  181     1     Maytag                                                     7,600        7/1/2011
  182     1
  183     1
  184     1
  185     1
  186     1     Turner Furniture of North Carolina, LLC                   40,500      12/31/2022
  187     1
  188     1     Lisa Breslau                                               4,825       8/31/2008
  189     1
  190     1     Barnes & Noble                                            30,000       1/31/2017
  191     1     Kinko's                                                    6,080        4/6/2012
  192     1
  193     1     Walgreen Co.                                              14,490       2/23/2078
  194     1     U.S. Post Office                                           8,000       3/31/2019
  195     1     Butter's Bar                                               4,008       2/28/2011
  196     1     Adult Day Care                                            12,456       4/27/2014
  197     1     Ralf's Antiques                                            3,950      12/31/2009
  198     2
  199     1     Winn Dixie                                                61,656       10/9/2016
  200     1     Mike's Furniture                                          37,100       1/31/2010
  201     1     Little Switzerland                                        17,686        6/1/2013
  202     1     CVS                                                       13,824       10/8/2024
  203     1     COMAC, Inc.                                               86,000      11/30/2016
  204     2
  205     1     Darque Tan                                                 2,860       4/30/2016
  206     1     Walgreen's                                                14,820       9/30/2081
  207     1     Jason's Deli                                               4,790       8/31/2011
  208     1     Walgreens Co.                                             14,820       5/31/2081
  209     1     CVS                                                       10,461        1/1/2023
  210     1     Sampaio's Restaurant                                       3,347      12/31/2015
  211     1
  212     1
  213     1     Chong S. Won                                               3,350       8/31/2009
  214     1     The University of Phoenix                                 18,481       6/30/2011
  215     1
  216     1     K-Mart                                                    94,841      11/30/2018
  217     1     Groove Addicts Inc.                                       10,828      11/14/2009
  218     1     GSA                                                       70,000       2/29/2016
  219     1
  220     1     Interceramic, Tile & Stone Gallery                        12,039       2/28/2009
  221     2
  222     2
  223     1     CVS                                                       14,752       1/31/2032
  224     2
  225     1
225.01    1     The Compass Group                                          7,450       7/31/2014
225.02    1     Halper-Rawiszer Financial Group                            3,039      12/31/2010
  226     1     Happy Harry's Inc.                                        12,000       9/26/2020
  227     1     Amish Craftsmen, L.P.                                      4,081       8/14/2011
  228     1     Bowers Steel                                              40,800       1/31/2009
  229     2
  230     1     Discount Drug Mart                                        24,480       3/31/2021
  231     1     LAM Enterprises                                            5,700       7/31/2010
  232     2
  233     1     Honeybaked Ham                                             2,780       9/30/2016
  234     1     Gabriel Brothers, Inc.                                    57,193       5/31/2014
  235     1     Dr. William M. Healy; Dr. Mathew D. Antalek                5,466       9/30/2018
  236     1     CVS Pharmacy, Inc                                         11,200       7/27/2019
  237     2
  238     1     Shane Co.                                                 13,400       1/31/2017
  239     2
  240     1     Gravitas Restaurant                                        6,800       6/30/2015
  241     1     CVS Pharmacy, Inc.                                        11,200       7/21/2018
  242     1     Los Angeles County Department of Public Social Services   25,575       6/30/2021
  243     1     Panera Bread                                               4,400       8/31/2016
  244     1     Frito Lay                                                 42,000        6/8/2016
  245     2
  246     1
  247     1     Discount Drug Mart                                        32,259       3/31/2017
  248     1     Falletti Market                                            6,700      10/31/2016
  249     1     Mountain Empire Vet Services                               5,225      11/30/2008
  250     1     Video Hut                                                  4,000       1/31/2009
  251     2
  252     2
  253     2
  254     1     Discount Drug Mart                                        25,480       3/31/2016
  255     2
  256     1     Makan Sushi Restaurant                                     3,704      10/31/2013
  257     2
  258     1     Regions Bank                                               3,944       9/20/2024
  259     1
  260     1     Converse Pizza                                             4,900       6/30/2015
  261     1     Thai Palace                                                2,500       8/31/2011
  262     1     Dollar General                                             9,712      10/31/2011
  263     2
  264     2
  265     1     CVS Corporation                                           10,125       1/31/2021
  266     1
  267     1     Staples of Henderson                                      23,942       3/21/2016
  268     1
268.01    1     Dollar General                                             9,014       4/30/2016
268.02    1     Dollar General                                             9,014       9/30/2015
268.03    1     Dollar General                                             9,014       3/31/2015
  269     1     Rome's Pizza                                               2,594      11/30/2013
  270     1     Style Exchange                                             2,419      11/30/2011
  271     1     Prickly Pear Fresh Mexican Grill                           3,890       5/31/2015
  272     1     Johnson Engineering                                        3,347      12/31/2010
  273     1
  274     1     Stanley Schoen - Store                                     1,200      12/31/2012
  275     1     Maria Castillo d'Oro                                       5,824       6/30/2011
  276     1     CVS Pharmacy, Inc.                                        11,200      12/27/2017
  277     2
  278     1     Office Depot                                              18,571       9/30/2021
  279     1     Payless Shoe Source                                        3,200       3/31/2011
  280     1     Amegy Bank                                                 9,639       2/28/2015
  281     1
281.01    1     Dollar General                                             9,014       9/30/2015
281.02    1     Dollar General                                             9,014       7/31/2015
281.03    1     Dollar General                                             9,014       8/31/2016
  282     2
  283     1     Tutor Time of Eastvale                                    11,300       8/31/2025
  284     2
  285     1     Panera, LLC                                                5,125        5/2/2021
  286     2
  287     1     Cafe Express                                               5,852       2/28/2013
  288     1     Insurance Profit Systems                                   4,244      11/30/2007
  289     2
  290     1     Cato Corporation                                           4,160       1/31/2011
  291     1     Panda Express                                              2,082       3/31/2012
  292     1     Pasta Lira Provinos                                        4,710       7/31/2008
  293     2
  294     2
  295     1     TC Homes                                                   3,556       2/28/2010
  296     2
  297     1     Jekyll & Hyde Restaurant                                   6,358      10/31/2008
  298     2
  299     2
  300     1     Liquor Store                                               1,475       2/28/2014
  301     1     Accolade Motorsports, LLC, dba BMW of Salt Lake           15,000       6/30/2012
  302     1     Trustco Bank                                               2,000        2/6/2026
  303     2
  304     2
  305     2
  306     2
  307     1     Valley Wine and Spirits                                    3,968       2/28/2013
  308     2
  309     1     Dr Hill                                                    1,482      10/14/2009
  310     2
  311     2
  312     2
  313     1     Pizza Hut                                                  1,344      11/30/2009
  314     1     Dollar General                                             9,014       8/31/2016
  315     2
  316     2
  317     2
  318     1     Koreana Grill                                              3,113       8/13/2011
  319     2
  320     2
  321     2
  322     1     Starbucks                                                  2,254       3/31/2016
  323     2
  324     2
  325     2
  326     2
  327     2
  328     2
  329     2
  330     2
  331     2
  332     2
  333     2

                                            2ND LARGEST TENANT
         LOAN   ----------------------------------------------------------------------------
        GROUP                                                  UNIT            LEASE
LOAN #  1 OR 2                 TENANT NAME                     SIZE         EXPIRATION
--------------------------------------------------------------------------------------------

   1      2
 1.01     2
 1.02     2
   2      1     Pzena Investment Management                   24,958               9/30/2015
   3      1
   4      1
   5      1     Fisher & Phillips                             71,207              12/31/2010
   6      1
 6.01     1
 6.02     1     Jacob tubing                                  20,250              12/31/2007
 6.03     1
 6.04     1
 6.05     1
 6.06     1     Fed Ex                                        11,130               2/28/2007
 6.07     1
 6.08     1     R&L Inc                                        5,168               5/31/2006
 6.09     1     Besser Company                                35,519              12/14/2007
 6.10     1
 6.11     1
 6.12     1     Staffing Solutions SE                          5,175               6/30/2008
 6.13     1     Rockwell Collins                              23,199               8/31/2007
 6.14     1     Quality Incentive Company                     36,404               5/31/2008
 6.15     1     Hagemeyer North America                       25,554               3/31/2009
   7      1     Giant Food Stores # 269                       92,939              10/31/2025
   8      1     ALHE, L.L.C.                                  12,405               9/30/2013
   9      1
  10      1     West Michigan                                 19,400               2/28/2008
  11      1     Spencer's A/C & Appliance                     16,130               6/30/2013
  12      1
 12.01    1     Hendricks & Partners                          15,248                3/6/2014
 12.02    1     Realty Executives                             11,397               1/31/2014
 12.03    1     CIGNA                                         18,664               1/31/2008
  13      1
  14      1
  15      1
  16      2
  17      1
  18      1     Sears                                         93,750               3/10/2011
  19      1
  20      1     Western Union Financials (900)                39,153              10/23/2009
  21      1     Pan Am International Flight Academy           68,849               2/12/2017
  22      1     Hamilton Lane Advisors                        19,691              10/31/2010
  23      1     Heller, Draper, Hayden                        14,607               3/31/2012
  24      1
  25      1     Rolls-Royce Corporation                       39,245               9/30/2011
  26      1     Kohls                                         80,371               1/31/2017
  27      1
  28      1
  29      1     Office Depot                                  41,900               6/25/2010
  30      1
 30.01    1
 30.02    1
  31      1     ClinPhone, Inc.                               33,352               7/31/2016
  32      1
  33      2
  34      1
  35      1     Mohous Salon                                   7,943               4/30/2013
  36      1     Acxiom Corporations                           23,914              10/30/2007
  37      1     Avalon Health Center                          34,340              12/31/2016
  38      1
  39      2
 39.01    2
 39.02    2
 39.03    2
  40      1
40.001    1
40.002    1
40.003    1
40.004    1
40.005    1
40.006    1
40.007    1
40.008    1
40.009    1
40.010    1
40.011    1
40.012    1
40.013    1
40.014    1
40.015    1
40.016    1
40.017    1
40.018    1
40.019    1
40.020    1
40.021    1
40.022    1
40.023    1
40.024    1
40.025    1
40.026    1
40.027    1
40.028    1
40.029    1
40.030    1
40.031    1
40.032    1
40.033    1
40.034    1
40.035    1
40.036    1
40.037    1
40.038    1
40.039    1
40.040    1
40.041    1
40.042    1
40.043    1
40.044    1
40.045    1
40.046    1
40.047    1
40.048    1
40.049    1
40.050    1
40.051    1
40.052    1
40.053    1
40.054    1
40.055    1
40.056    1
40.057    1
40.058    1
40.059    1
40.060    1
40.061    1
40.062    1
40.063    1
40.064    1
40.065    1
40.066    1
40.067    1
40.068    1
40.069    1
40.070    1
40.071    1
40.072    1
40.073    1
40.074    1
40.075    1
40.076    1
40.077    1
40.078    1
40.079    1
40.080    1
40.081    1
40.082    1
40.083    1
40.084    1
40.085    1
40.086    1
40.087    1
40.088    1
40.089    1
40.090    1
40.091    1
40.092    1
40.093    1
40.094    1
40.095    1
40.096    1
40.097    1
40.098    1
40.099    1
40.100    1
40.101    1
40.102    1
40.103    1
40.104    1
40.105    1
40.106    1
40.107    1
40.108    1
40.109    1
40.110    1
40.111    1
40.112    1
40.113    1
40.114    1
40.115    1
40.116    1
40.117    1
40.118    1
40.119    1
40.120    1
40.121    1
40.122    1
40.123    1
40.124    1
40.125    1
40.126    1
40.127    1
40.128    1
40.129    1
40.130    1
40.131    1
40.132    1
40.133    1
40.134    1
40.135    1
40.136    1
40.137    1
40.138    1
40.139    1
40.140    1
40.141    1
40.142    1
40.143    1
40.144    1
40.145    1
40.146    1
40.147    1
40.148    1
40.149    1
40.150    1
40.151    1
40.152    1
40.153    1
40.154    1
40.155    1
40.156    1
40.157    1
40.158    1
40.159    1
40.160    1
40.161    1
40.162    1
40.163    1
40.164    1
40.165    1
40.166    1
40.167    1
40.168    1
40.169    1
40.170    1
40.171    1
40.172    1
40.173    1
40.174    1
40.175    1
40.176    1
40.177    1
40.178    1
40.179    1
40.180    1
40.181    1
40.182    1
40.183    1
40.184    1
40.185    1
40.186    1
40.187    1
40.188    1
40.189    1
40.190    1
40.191    1
40.192    1
  41      1     Babies R Us                                   39,220               1/31/2019
  42      1     Bon Ton                                       32,000               1/28/2017
  43      1     Ceres, Inc.                                   48,598               3/31/2014
  44      1     Beall's                                       54,416              11/30/2013
  45      1
  46      1     CVS Pharmacy, Inc. #08789-01                  17,089               3/31/2023
  47      1
  48      1
  49      2
  50      1     24 Hour Fitness                               22,000              12/31/2012
  51      1
  52      1     All Aboard Day Care                           15,154              11/30/2014
  53      2
  54      1     99 Cent Only Store                            31,200               1/31/2010
  55      1     State of New Jersey                           11,780               2/28/2016
  56      1     OLM, LLC                                      13,500               5/31/2013
  57      1
  58      1
  59      2
 59.01    2
 59.02    2
  60      1
  61      2
  62      1     Millers Boca Ale House                         8,203                4/6/2016
  63      1     Lina's                                        15,890               3/31/2011
  64      2
  65      1
  66      1     AAA Colorado, Inc.                             4,800               6/30/2009
  67      1
 67.01    1     Marshalls                                     27,000               1/31/2012
 67.02    1     Carpet King                                    6,864               9/30/2008
  68      1
  69      1     Blue Vista                                    17,909               5/15/2011
  70      1     MoneyWorld Realty                              5,964                5/6/2007
  71      1
  72      1
 72.01    1     ZLB Plasma                                     9,967               8/14/2008
 72.02    1     Dollar General                                 7,000               4/30/2008
 72.03    1     Dollar General                                10,000               4/30/2008
 72.04    1     Dollar General                                 9,480              11/30/2009
 72.05    1     Family Dollar                                  8,050              12/31/2009
  73      1
  74      2
  75      1
 75.01    1
 75.02    1
 75.03    1
  76      2
  77      1
  78      2
  79      1     ABC Supply Co., Inc                           79,145               6/30/2011
  80      2
 80.01    2
 80.02    2
  81      1     Leslie's Poolmart                             53,705               6/30/2009
  82      1     Sirote & Permutt                              25,164               6/30/2010
  83      1     Harbor Rock Bar & Grill                        5,463               1/31/2016
  84      1     Leavitt Medical                                7,500               6/30/2006
  85      1     Wells Fargo Bank (Pad Lease)                  46,000               7/24/2045
  86      2
 86.01    2
 86.02    2
  87      2
  88      1
  89      1
  90      1
  91      1     110 Pine Minisuites                           17,934               8/31/2011
  92      1     XO Arizona, Inc.                              24,492              12/31/2018
  93      1     Riverview Lifeline Center, PLLC                5,833               9/30/2013
  94      1     Charming Shoppes, Inc.                        12,150               1/31/2009
  95      1     Food Lion                                     47,990               2/28/2010
  96      1
  97      1     Kenney & Solomon                               5,415              12/31/2007
  98      1     PMK Medical Group                              7,986               9/30/2011
  99      1     Gusto Food Inc.                               16,000                3/1/2008
  100     1     Goodwill                                      47,747                6/2/2007
  101     1     Newburgh Internal Medicine, PC                 4,076              10/31/2011
  102     1     Verizon Wireless                               2,800               7/31/2009
  103     1     PetsMart                                      26,115               1/31/2013
  104     1     Verseon, Inc.                                 12,944               5/31/2009
  105     1     Dr. Mintz (Dental Care Alliance)               6,456              12/31/2007
  106     1
  107     2
  108     1     Walgreen's                                    13,500              10/31/2009
  109     1     Paradise Valley Hospital                       9,524               4/30/2020
  110     1     Dollar General - BBB-                          9,600               8/31/2007
  111     1     J.P. Express                                  32,800               6/30/2008
  112     1     REL Properties                                 5,005              12/31/2007
  113     2
  114     1     Casa Olamendi's Restaurant                     3,020              12/31/2009
  115     1     Lucille Roberts                                9,000                4/1/2010
  116     1
116.01    1     Anchorage School District                      8,300               6/30/2010
116.02    1     American Dinner                                4,800              11/30/2020
116.03    1     Northern Lights Preschool                     14,195              12/31/2010
  117     1     Community Banks                                2,185              10/31/2011
  118     1     Krieger's Pub & Grill                          4,300               6/30/2015
  119     1     Bass                                           6,490              12/31/2007
  120     1     Home Consignment Center                       12,585               8/31/2014
  121     1
121.01    1     Bills Carpet Center                            7,012                8/1/2011
121.02    1     Longkar, Rimkus, & Assoc.                      7,800                6/1/2007
  122     1     Panda Express                                  2,482              12/31/2016
  123     1     KCI USA, Inc.                                 10,688               7/31/2007
  124     1     Rent-A-Center                                  5,284               5/31/2009
  125     1      Elder Beerman                                40,000                2/2/2013
  126     1     Children's Urgent Care                         5,441              10/14/2006
  127     1     Studio 11                                      2,800               5/31/2010
  128     1
  129     1     Princetion Search Group                       21,098               8/31/2016
  130     1     Hurwitz, Dr. Simon, Dr. Steinberg, Dr. Rubin   4,673              12/31/2016
  131     1
  132     1
  133     1
  134     1
  135     1
  136     1     Dollar General                                 8,000               2/28/2010
  137     1     Party On (Geckos)                              3,500              10/31/2008
  138     1     Schwartz's Intimate Apparel                    5,021               9/30/2010
  139     1
  140     1
  141     1
  142     1
  143     1
  144     1     Burger Tex                                     3,600               4/30/2015
  145     1     Crystal Palace                                 4,700               8/31/2011
  146     1
  147     2
  148     1
  149     2
  150     1
  151     1
  152     1     California Beauty College                      4,076              11/30/2013
  153     1
  154     1
  155     1     Revival Antiques                               3,281               5/30/2010
  156     2
  157     1     Netopia, Inc.                                 11,085              11/30/2007
  158     2
  159     1
  160     1     Patricia Arciniega, DDS                        1,380              11/30/2016
  161     2
  162     1     Hidden Valley Family Medicine                  5,107               8/31/2011
  163     1
  164     1
  165     1
  166     1
  167     1
  168     1     Olympic Aerospace, Inc.                        7,849               6/30/2008
  169     1
  170     1     Delicities of the World                        6,800              11/16/2016
  171     1     National Commercial Holdings                   5,109               5/31/2018
  172     1     A&P (office depot)                            32,000               8/31/2007
  173     1     Sweet Tease                                    1,934                     M-M
  174     1
  175     1
  176     1
  177     1     New China Buffet                               5,280               6/30/2008
  178     1
  179     1
179.01    1
179.02    1
179.03    1
179.04    1
179.05    1
179.06    1
179.07    1
179.08    1
179.09    1
  180     1
  181     1     Family Christian Stores                        7,500              11/30/2008
  182     1
  183     1
  184     1
  185     1
  186     1
  187     1
  188     1     Great Society LLC                              2,450               5/31/2007
  189     1
  190     1
  191     1
  192     1
  193     1
  194     1     Melaver, Inc.                                  4,730               5/31/2019
  195     1     Buckeye Brew Thru                              3,200               2/28/2011
  196     1     Nation Wide Corp.                              2,860               9/30/2009
  197     1     Navona Antiques                                2,960              10/31/2016
  198     2
  199     1     Hers Health                                    3,750              10/31/2009
  200     1     Superpetz                                     20,900               6/30/2010
  201     1     Marc Bell Capital Partners                    11,426              12/16/2018
  202     1
  203     1     Ashland Group, LLC                            20,000               1/17/2009
  204     2
  205     1     Franklin Bank SSB                              2,844               4/30/2016
  206     1
  207     1     Fiesta Maya                                    3,030                1/5/2013
  208     1
  209     1
  210     1     Blue Star Cafe                                 2,665               1/31/2011
  211     1
  212     1
  213     1     Yoon Sook Yu                                   3,350               7/31/2009
  214     1     Weatherford U.S., L.P.                        10,259               1/31/2011
  215     1
  216     1
  217     1     Mark Tregubov (dba Under the Sea)              5,893               8/14/2008
  218     1     GSU Holding Corp                              20,800              11/30/2010
  219     1
  220     1     TSP Holding Company                           11,954              11/30/2009
  221     2
  222     2
  223     1
  224     2
  225     1
225.01    1     Birinyi Associates                             4,120               2/28/2009
225.02    1     Stoneybrook Capital LLC                          450               3/31/2007
  226     1     First State Liquors                            3,000               8/26/2011
  227     1     Catalan Food and Wine Restaurant               4,000               12/1/2015
  228     1     Grandero Management                           39,000               1/31/2009
  229     2
  230     1
  231     1     Payless ShoeSource #1374                       3,000               4/30/2008
  232     2
  233     1     Advance America                                1,392               7/23/2009
  234     1     Northcoast Medical Training                   18,652               1/31/2014
  235     1     Dr. Nora Meahey-Elman                          2,733               9/30/2018
  236     1
  237     2
  238     1
  239     2
  240     1     Bering & James Gallery                         3,505               1/31/2011
  241     1
  242     1
  243     1     Figaro's Southwestern Grill                    3,500              11/30/2011
  244     1
  245     2
  246     1
  247     1
  248     1     Bank of America                                4,250              12/31/2013
  249     1     Other Mothers                                  4,330              12/31/2011
  250     1     Electric Lotus                                 3,550              12/31/2007
  251     2
  252     2
  253     2
  254     1     Family Dollar                                  8,000              12/31/2011
  255     2
  256     1     Dominos Pizza                                  3,101  11/30/2009, 11/30/2011
  257     2
  258     1
  259     1
  260     1     Lings Dragon Restruant                         3,900               4/30/2016
  261     1     Countrywide Home Loans                         2,000               7/31/2010
  262     1     Sunny's Food Market                            5,200               3/31/2010
  263     2
  264     2
  265     1
  266     1
  267     1
  268     1
268.01    1
268.02    1
268.03    1
  269     1     Scooters Coffee                                1,350               4/30/2016
  270     1     Payday Loan Store                              2,020               9/30/2011
  271     1     Bear Rock Cafe                                 2,914               8/31/2016
  272     1     Exit Realty                                    3,048               5/31/2009
  273     1
  274     1
  275     1     Realcitylife.com                               1,584               11/1/2009
  276     1
  277     2
  278     1
  279     1     Radio Shack                                    2,400               1/31/2011
  280     1     Reach Out Home Care                            3,225               2/28/2008
  281     1
281.01    1
281.02    1
281.03    1
  282     2
  283     1
  284     2
  285     1
  286     2
  287     1     C Rolls Sushi                                  2,103               4/30/2011
  288     1     Deschutes Medical                              2,590                     MTM
  289     2
  290     1     Design Inspiration                             3,280               1/14/2012
  291     1     Starbucks                                      2,000               4/30/2012
  292     1     Fingertip Nails                                2,250               8/31/2007
  293     2
  294     2
  295     1     Laser Smooth                                   1,977              10/31/2011
  296     2
  297     1     1st American Home Mortgage                     1,420              11/30/2008
  298     2
  299     2
  300     1     Pizza Hut                                      1,349              10/15/2015
  301     1
  302     1     All Floors of Orlando                          1,115               6/17/2010
  303     2
  304     2
  305     2
  306     2
  307     1     Powell Vision Care                             1,470               2/28/2011
  308     2
  309     1     Dr Droel                                       1,192               6/30/2010
  310     2
  311     2
  312     2
  313     1     Thai Heaven                                    1,344               5/31/2010
  314     1
  315     2
  316     2
  317     2
  318     1     Moxie Java                                     1,640              11/30/2010
  319     2
  320     2
  321     2
  322     1
  323     2
  324     2
  325     2
  326     2
  327     2
  328     2
  329     2
  330     2
  331     2
  332     2
  333     2

                                           3RD LARGEST TENANT
         LOAN   ---------------------------------------------------------------------
        GROUP                                                       UNIT      LEASE
LOAN #  1 OR 2                       TENANT NAME                    SIZE   EXPIRATION  LOAN #
---------------------------------------------------------------------------------------------

   1      2                                                                               1
 1.01     2                                                                             1.01
 1.02     2                                                                             1.02
   2      1     NEC Business Network Solutions                     15,981   9/30/2011     2
   3      1                                                                               3
   4      1                                                                               4
   5      1     Epsterin, Becker & Green, PC                       59,327  10/31/2014     5
   6      1                                                                               6
 6.01     1                                                                             6.01
 6.02     1     Enovation                                          15,125   5/31/2012   6.02
 6.03     1                                                                             6.03
 6.04     1                                                                             6.04
 6.05     1                                                                             6.05
 6.06     1     BE Aerospace Inc                                    7,450  12/31/2007   6.06
 6.07     1                                                                             6.07
 6.08     1     Compudata Products, Inc                             5,000   3/31/2011   6.08
 6.09     1     Streamline, LLC                                    20,267   9/30/2007   6.09
 6.10     1                                                                             6.10
 6.11     1                                                                             6.11
 6.12     1     OneSource Facility Services                         4,725  11/30/2007   6.12
 6.13     1                                                                             6.13
 6.14     1                                                                             6.14
 6.15     1     Pro Motion Distributing                            12,350   2/28/2010   6.15
   7      1     LA Fitness                                         42,000  12/31/2021     7
   8      1     Pacific Heart Institute                             9,552   2/28/2012     8
   9      1                                                                               9
  10      1     Florida International                              12,700   6/30/2008    10
  11      1     Steinway of Phoenix                                10,096   9/30/2015    11
  12      1                                                                              12
 12.01    1     Willdan                                            13,146   10/1/2011   12.01
 12.02    1     PHC - PNS                                          10,376  10/31/2010   12.02
 12.03    1     Assocaited Retina                                   9,329   8/31/2012   12.03
  13      1                                                                              13
  14      1                                                                              14
  15      1                                                                              15
  16      2                                                                              16
  17      1                                                                              17
  18      1     JC Penney                                          87,623   2/28/2012    18
  19      1                                                                              19
  20      1     The Bascom Group, LLC                              17,870   5/31/2012    20
  21      1     Mesaba Aviation                                    32,921  12/31/2013    21
  22      1     Strategic Marketing Corporation                    19,691  10/31/2016    22
  23      1     Shields Mott Lund, LLP                             11,100   4/30/2011    23
  24      1                                                                              24
  25      1     Bell Industries, Inc                               29,510   8/31/2007    25
  26      1     Dicks                                              56,975   5/31/2016    26
  27      1                                                                              27
  28      1                                                                              28
  29      1     Stein Mart                                         37,250   3/31/2015    29
  30      1                                                                              30
 30.01    1                                                                             30.01
 30.02    1                                                                             30.02
  31      1     Commonwealth Business Media                        21,522   6/30/2007    31
  32      1                                                                              32
  33      2                                                                              33
  34      1                                                                              34
  35      1     Beauty Brands (Ground Lease)                        6,000   12/1/2031    35
  36      1     Insight Express                                    17,526   3/15/2008    36
  37      1     Regency Hospital of Tucson                         33,325  12/31/2011    37
  38      1                                                                              38
  39      2                                                                              39
 39.01    2                                                                             39.01
 39.02    2                                                                             39.02
 39.03    2                                                                             39.03
  40      1                                                                              40
40.001    1                                                                            40.001
40.002    1                                                                            40.002
40.003    1                                                                            40.003
40.004    1                                                                            40.004
40.005    1                                                                            40.005
40.006    1                                                                            40.006
40.007    1                                                                            40.007
40.008    1                                                                            40.008
40.009    1                                                                            40.009
40.010    1                                                                            40.010
40.011    1                                                                            40.011
40.012    1                                                                            40.012
40.013    1                                                                            40.013
40.014    1                                                                            40.014
40.015    1                                                                            40.015
40.016    1                                                                            40.016
40.017    1                                                                            40.017
40.018    1                                                                            40.018
40.019    1                                                                            40.019
40.020    1                                                                            40.020
40.021    1                                                                            40.021
40.022    1                                                                            40.022
40.023    1                                                                            40.023
40.024    1                                                                            40.024
40.025    1                                                                            40.025
40.026    1                                                                            40.026
40.027    1                                                                            40.027
40.028    1                                                                            40.028
40.029    1                                                                            40.029
40.030    1                                                                            40.030
40.031    1                                                                            40.031
40.032    1                                                                            40.032
40.033    1                                                                            40.033
40.034    1                                                                            40.034
40.035    1                                                                            40.035
40.036    1                                                                            40.036
40.037    1                                                                            40.037
40.038    1                                                                            40.038
40.039    1                                                                            40.039
40.040    1                                                                            40.040
40.041    1                                                                            40.041
40.042    1                                                                            40.042
40.043    1                                                                            40.043
40.044    1                                                                            40.044
40.045    1                                                                            40.045
40.046    1                                                                            40.046
40.047    1                                                                            40.047
40.048    1                                                                            40.048
40.049    1                                                                            40.049
40.050    1                                                                            40.050
40.051    1                                                                            40.051
40.052    1                                                                            40.052
40.053    1                                                                            40.053
40.054    1                                                                            40.054
40.055    1                                                                            40.055
40.056    1                                                                            40.056
40.057    1                                                                            40.057
40.058    1                                                                            40.058
40.059    1                                                                            40.059
40.060    1                                                                            40.060
40.061    1                                                                            40.061
40.062    1                                                                            40.062
40.063    1                                                                            40.063
40.064    1                                                                            40.064
40.065    1                                                                            40.065
40.066    1                                                                            40.066
40.067    1                                                                            40.067
40.068    1                                                                            40.068
40.069    1                                                                            40.069
40.070    1                                                                            40.070
40.071    1                                                                            40.071
40.072    1                                                                            40.072
40.073    1                                                                            40.073
40.074    1                                                                            40.074
40.075    1                                                                            40.075
40.076    1                                                                            40.076
40.077    1                                                                            40.077
40.078    1                                                                            40.078
40.079    1                                                                            40.079
40.080    1                                                                            40.080
40.081    1                                                                            40.081
40.082    1                                                                            40.082
40.083    1                                                                            40.083
40.084    1                                                                            40.084
40.085    1                                                                            40.085
40.086    1                                                                            40.086
40.087    1                                                                            40.087
40.088    1                                                                            40.088
40.089    1                                                                            40.089
40.090    1                                                                            40.090
40.091    1                                                                            40.091
40.092    1                                                                            40.092
40.093    1                                                                            40.093
40.094    1                                                                            40.094
40.095    1                                                                            40.095
40.096    1                                                                            40.096
40.097    1                                                                            40.097
40.098    1                                                                            40.098
40.099    1                                                                            40.099
40.100    1                                                                            40.100
40.101    1                                                                            40.101
40.102    1                                                                            40.102
40.103    1                                                                            40.103
40.104    1                                                                            40.104
40.105    1                                                                            40.105
40.106    1                                                                            40.106
40.107    1                                                                            40.107
40.108    1                                                                            40.108
40.109    1                                                                            40.109
40.110    1                                                                            40.110
40.111    1                                                                            40.111
40.112    1                                                                            40.112
40.113    1                                                                            40.113
40.114    1                                                                            40.114
40.115    1                                                                            40.115
40.116    1                                                                            40.116
40.117    1                                                                            40.117
40.118    1                                                                            40.118
40.119    1                                                                            40.119
40.120    1                                                                            40.120
40.121    1                                                                            40.121
40.122    1                                                                            40.122
40.123    1                                                                            40.123
40.124    1                                                                            40.124
40.125    1                                                                            40.125
40.126    1                                                                            40.126
40.127    1                                                                            40.127
40.128    1                                                                            40.128
40.129    1                                                                            40.129
40.130    1                                                                            40.130
40.131    1                                                                            40.131
40.132    1                                                                            40.132
40.133    1                                                                            40.133
40.134    1                                                                            40.134
40.135    1                                                                            40.135
40.136    1                                                                            40.136
40.137    1                                                                            40.137
40.138    1                                                                            40.138
40.139    1                                                                            40.139
40.140    1                                                                            40.140
40.141    1                                                                            40.141
40.142    1                                                                            40.142
40.143    1                                                                            40.143
40.144    1                                                                            40.144
40.145    1                                                                            40.145
40.146    1                                                                            40.146
40.147    1                                                                            40.147
40.148    1                                                                            40.148
40.149    1                                                                            40.149
40.150    1                                                                            40.150
40.151    1                                                                            40.151
40.152    1                                                                            40.152
40.153    1                                                                            40.153
40.154    1                                                                            40.154
40.155    1                                                                            40.155
40.156    1                                                                            40.156
40.157    1                                                                            40.157
40.158    1                                                                            40.158
40.159    1                                                                            40.159
40.160    1                                                                            40.160
40.161    1                                                                            40.161
40.162    1                                                                            40.162
40.163    1                                                                            40.163
40.164    1                                                                            40.164
40.165    1                                                                            40.165
40.166    1                                                                            40.166
40.167    1                                                                            40.167
40.168    1                                                                            40.168
40.169    1                                                                            40.169
40.170    1                                                                            40.170
40.171    1                                                                            40.171
40.172    1                                                                            40.172
40.173    1                                                                            40.173
40.174    1                                                                            40.174
40.175    1                                                                            40.175
40.176    1                                                                            40.176
40.177    1                                                                            40.177
40.178    1                                                                            40.178
40.179    1                                                                            40.179
40.180    1                                                                            40.180
40.181    1                                                                            40.181
40.182    1                                                                            40.182
40.183    1                                                                            40.183
40.184    1                                                                            40.184
40.185    1                                                                            40.185
40.186    1                                                                            40.186
40.187    1                                                                            40.187
40.188    1                                                                            40.188
40.189    1                                                                            40.189
40.190    1                                                                            40.190
40.191    1                                                                            40.191
40.192    1                                                                            40.192
  41      1     Wade Odell Wade, Padded Van Service                23,355    8/1/2007    41
  42      1     TJ Maxx                                            25,000   1/31/2009    42
  43      1     Kendle International                               16,872   1/27/2011    43
  44      1     Ross                                               30,428   1/31/2016    44
  45      1                                                                              45
  46      1     Hollywood Video #028-414                            6,656  11/16/2008    46
  47      1                                                                              47
  48      1                                                                              48
  49      2                                                                              49
  50      1     Taste Buffet                                        7,000   6/30/2011    50
  51      1                                                                              51
  52      1     Sunburst Technology                                12,196   9/30/2008    52
  53      2                                                                              53
  54      1     Blockbuster Video                                   6,008  11/30/2007    54
  55      1     Canova Supermarket                                  7,860  11/30/2024    55
  56      1     Nuance Communications, Inc.                         8,500   10/7/2011    56
  57      1                                                                              57
  58      1                                                                              58
  59      2                                                                              59
 59.01    2                                                                             59.01
 59.02    2                                                                             59.02
  60      1                                                                              60
  61      2                                                                              61
  62      1     Keyes Company                                       4,200  11/30/2015    62
  63      1     Dazzle                                              3,900   1/30/2012    63
  64      2                                                                              64
  65      1                                                                              65
  66      1     99 Cents Store                                      4,200   7/31/2009    66
  67      1                                                                              67
 67.01    1     Dollar Tree                                        15,434   7/31/2009   67.01
 67.02    1     Checker Auto                                        6,580   4/30/2009   67.02
  68      1                                                                              68
  69      1     Innodata Isogen                                    11,002   1/11/2011    69
  70      1     Dunn Edwards                                        5,964   11/1/2007    70
  71      1                                                                              71
  72      1                                                                              72
 72.01    1     Family Dollar                                       8,450  12/31/2007   72.01
 72.02    1     Betty Rose's, Inc.                                  4,353   5/31/2007   72.02
 72.03    1     CVS Pharmacy                                        8,450  11/30/2007   72.03
 72.04    1     Family Dollar Stores                                8,450  12/31/2008   72.04
 72.05    1     Erwin Dist., Inc.                                   7,090   1/31/2008   72.05
  73      1                                                                              73
  74      2                                                                              74
  75      1                                                                              75
 75.01    1                                                                             75.01
 75.02    1                                                                             75.02
 75.03    1                                                                             75.03
  76      2                                                                              76
  77      1                                                                              77
  78      2                                                                              78
  79      1     Jasmov, Inc./Bekins                                60,000   5/31/2009    79
  80      2                                                                              80
 80.01    2                                                                             80.01
 80.02    2                                                                             80.02
  81      1     Free Life                                          21,435  10/31/2008    81
  82      1     Morgan Keegan                                      10,474   8/31/2010    82
  83      1     Farrelli's Pizza                                    5,283   1/28/2009    83
  84      1     Orlando Pain                                        5,690  10/31/2011    84
  85      1     Bravo Pizzeria (Pad Lease)                          2,193   3/31/2011    85
  86      2                                                                              86
 86.01    2                                                                             86.01
 86.02    2                                                                             86.02
  87      2                                                                              87
  88      1                                                                              88
  89      1                                                                              89
  90      1                                                                              90
  91      1     The Madison                                        16,000   3/31/2014    91
  92      1     Expeditors International of Washington, Inc.       22,301   4/30/2011    92
  93      1     Health Centers Detroit Foundation, Inc.             4,895   3/30/2017    93
  94      1     Dollar Tree Stores, Inc.                            6,950   3/31/2011    94
  95      1     Office Max                                         23,500   1/31/2015    95
  96      1                                                                              96
  97      1     Wachovia Bank of Georgia                            4,015   4/30/2010    97
  98      1     Veena Mummaneni, M.D.                               4,498   3/14/2008    98
  99      1                                                                              99
  100     1     Food Lion Store                                    37,985   12/9/2021    100
  101     1     Hudson Valley Orthopedic Surgery, PC                4,068   3/31/2017    101
  102     1     Shane's Rib Shack                                   2,390  10/31/2016    102
  103     1     Goody's #202                                       24,920   8/31/2009    103
  104     1     SoftSol Resources, Inc.                            11,730   7/15/2013    104
  105     1     Total Renal Care                                    6,358   9/30/2017    105
  106     1                                                                              106
  107     2                                                                              107
  108     1     Family Dollar                                       9,935  12/31/2007    108
  109     1     National MRI Centers, Inc.                          2,583  12/31/2020    109
  110     1     Stevi B's Pizza                                     8,640   4/30/2008    110
  111     1     MCL Trucking                                       17,000   7/31/2008    111
  112     1     Disability Link                                     4,286   9/30/2014    112
  113     2                                                                              113
  114     1     Heritage Escrow                                     3,000   6/30/2010    114
  115     1     Outback Steakhouse                                  6,743    5/1/2012    115
  116     1                                                                              116
116.01    1     M. Billards                                         5,233    5/3/2009  116.01
116.02    1     Today's Mobile Electronics & Accessories            3,000   4/30/2007  116.02
116.03    1     Bad Ass Coffee                                          0   2/28/2010  116.03
  117     1     Emaginary                                           1,975  10/31/2008    117
  118     1     Fidelity Bank                                       4,000  12/31/2009    118
  119     1     SuperVue Theater                                    6,430   9/30/2007    119
  120     1     Bases Loaded                                        6,420  12/31/2008    120
  121     1                                                                              121
121.01    1     China Buffet                                        6,860    3/1/2011  121.01
121.02    1     Javlyn, Inc.                                        7,500    6/1/2008  121.02
  122     1     Cindy's Formal Wear                                 2,160  10/31/2011    122
  123     1     Jules Jordan Video, Inc.                            7,446  12/31/2010    123
  124     1     Sangram's Palace                                    1,520   2/28/2010    124
  125     1     Dunham's Sports                                    34,244   1/31/2009    125
  126     1     OB/Gyn                                              4,475  11/30/2016    126
  127     1     Johhny Ray's BBQ                                    1,800   8/31/2015    127
  128     1                                                                              128
  129     1     DLZ Indiana, Inc                                   14,877   9/30/2011    129
  130     1     Palm Beach Surgical Associates, LLC                 4,429  12/31/2016    130
  131     1                                                                              131
  132     1                                                                              132
  133     1                                                                              133
  134     1                                                                              134
  135     1                                                                              135
  136     1     Lisa's Small Plates                                 5,000  12/31/2015    136
  137     1     Physiotherapy                                       2,400    7/1/2007    137
  138     1     JP Morgan Chase                                     4,615   3/31/2016    138
  139     1                                                                              139
  140     1                                                                              140
  141     1                                                                              141
  142     1                                                                              142
  143     1                                                                              143
  144     1     Carousel Pediatrics                                 3,266   7/31/2010    144
  145     1     Red Hot & Blue                                      4,500   1/31/2015    145
  146     1                                                                              146
  147     2                                                                              147
  148     1                                                                              148
  149     2                                                                              149
  150     1                                                                              150
  151     1                                                                              151
  152     1     Furniture Plus For Less                             3,236   5/31/2008    152
  153     1                                                                              153
  154     1                                                                              154
  155     1     Fashion Cleaners                                    2,627   9/30/2012    155
  156     2                                                                              156
  157     1     Power Quotient Int'l #949                          10,547   2/29/2008    157
  158     2                                                                              158
  159     1                                                                              159
  160     1     Starbucks                                           1,235  11/13/2011    160
  161     2                                                                              161
  162     1     ALC - Salt Lake City                                4,427   8/31/2011    162
  163     1                                                                              163
  164     1                                                                              164
  165     1                                                                              165
  166     1                                                                              166
  167     1                                                                              167
  168     1     The Witt Company                                    6,966   4/15/2011    168
  169     1                                                                              169
  170     1     Physical Health & Rehab                             3,450  11/30/2008    170
  171     1     Stickney Point Splash                               4,900   1/30/2009    171
  172     1     Hancock Fabrics                                    10,700  10/31/2007    172
  173     1     Ashanti Fabric                                      1,934         M-M    173
  174     1                                                                              174
  175     1                                                                              175
  176     1                                                                              176
  177     1     Catherines                                          4,887   5/31/2012    177
  178     1                                                                              178
  179     1                                                                              179
179.01    1                                                                            179.01
179.02    1                                                                            179.02
179.03    1                                                                            179.03
179.04    1                                                                            179.04
179.05    1                                                                            179.05
179.06    1                                                                            179.06
179.07    1                                                                            179.07
179.08    1                                                                            179.08
179.09    1                                                                            179.09
  180     1                                                                              180
  181     1     Colorado Billiards                                  5,000   3/31/2012    181
  182     1                                                                              182
  183     1                                                                              183
  184     1                                                                              184
  185     1                                                                              185
  186     1                                                                              186
  187     1                                                                              187
  188     1     George & Joni Kuhlman                               2,120   7/31/2009    188
  189     1                                                                              189
  190     1                                                                              190
  191     1                                                                              191
  192     1                                                                              192
  193     1                                                                              193
  194     1     Alligator Soul, Inc.                                4,596   2/28/2010    194
  195     1     Benchmark Bank                                      2,434   5/31/2007    195
  196     1     Surgical Center                                     1,800   7/31/2007    196
  197     1                                                                              197
  198     2                                                                              198
  199     1     Seminole Hair                                       1,250   7/31/2007    199
  200     1     Krispy Kreme                                        2,065   4/30/2012    200
  201     1     Laird Plastics                                      8,363   3/31/2015    201
  202     1                                                                              202
  203     1                                                                              203
  204     2                                                             0                204
  205     1     Park Avenue Cleaners IV, LLC                        2,040   7/31/2016    205
  206     1                                                                              206
  207     1     Superior Fitness                                    3,000  10/31/2007    207
  208     1                                                                              208
  209     1                                                                              209
  210     1     JR Salon                                            2,519   9/30/2012    210
  211     1                                                                              211
  212     1                                                                              212
  213     1     Mohammad Yousef                                     2,500   6/30/2009    213
  214     1     LLOG Exploration Company                            7,503  11/30/2007    214
  215     1                                                                              215
  216     1                                                                              216
  217     1     Stuart Kinzey and Michelle Zahn                     4,372   5/31/2007    217
  218     1     Henry M Sweeny                                      8,640   9/30/2008    218
  219     1                                                                              219
  220     1     Emser Tile L.L.C.                                   9,865    7/8/2010    220
  221     2                                                                              221
  222     2                                                                              222
  223     1                                                                              223
  224     2                                                                              224
  225     1                                                                              225
225.01    1                                                                            225.01
225.02    1     I.K Builders LLC                                      450   6/30/2007  225.02
  226     1     Bank Shots                                          2,520   9/30/2011    226
  227     1     Cova Wine Bar                                       2,273    7/6/2010    227
  228     1     Manchester Tank                                    30,000  11/30/2008    228
  229     2                                                                              229
  230     1                                                                              230
  231     1     Dental Village/Ledingham Den (exact name unclear)   2,400  12/31/2011    231
  232     2                                                                              232
  233     1     Lavendar Nails                                      1,390   6/30/2011    233
  234     1                                                                              234
  235     1     Dr. Allyn Norman                                    2,500    4/1/2010    235
  236     1                                                                              236
  237     2                                                                              237
  238     1                                                                              238
  239     2                                                                              239
  240     1     Ithica Contractors, LLC                             2,372   9/30/2009    240
  241     1                                                                              241
  242     1                                                                              242
  243     1     Floors To Go                                        1,606  11/30/2011    243
  244     1                                                                              244
  245     2                                                                              245
  246     1                                                                              246
  247     1                                                                              247
  248     1     DeLessio                                            2,499  10/31/2016    248
  249     1     Burger King                                         4,246   1/31/2008    249
  250     1     Cingular Store                                      1,250   7/31/2009    250
  251     2                                                                              251
  252     2                                                                              252
  253     2                                                                              253
  254     1     Sherwin Williams #1361                              5,000   9/30/2009    254
  255     2                                                                              255
  256     1     Charo Chicken                                       2,072  11/30/2011    256
  257     2                                                                              257
  258     1                                                                              258
  259     1                                                                              259
  260     1     Radio Shack                                         2,450   5/31/2010    260
  261     1     Starbucks                                           1,600   7/31/2016    261
  262     1     Burger King                                         4,017   4/30/2018    262
  263     2                                                                              263
  264     2                                                                              264
  265     1                                                                              265
  266     1                                                                              266
  267     1                                                                              267
  268     1                                                                              268
268.01    1                                                                            268.01
268.02    1                                                                            268.02
268.03    1                                                                            268.03
  269     1     Image Cleaners                                      1,240   5/31/2011    269
  270     1     Cingular Wireless                                   1,800   8/31/2011    270
  271     1                                                                              271
  272     1     US Bank                                             1,830   8/31/2007    272
  273     1                                                                              273
  274     1                                                                              274
  275     1     World Acceptance Corp.                              1,582   4/30/2008    275
  276     1                                                                              276
  277     2                                                                              277
  278     1                                                                              278
  279     1     Game Stop                                           2,040  10/31/2010    279
  280     1     Myers Development Corp.                             2,732  10/31/2007    280
  281     1                                                                              281
281.01    1                                                                            281.01
281.02    1                                                                            281.02
281.03    1                                                                            281.03
  282     2                                                                              282
  283     1                                                                              283
  284     2                                                                              284
  285     1                                                                              285
  286     2                                                                              286
  287     1                                                                              287
  288     1     Gillet Houston                                      2,057   3/31/2007    288
  289     2                                                                              289
  290     1     Radio Shack                                         2,400   7/31/2010    290
  291     1     Sports Clips                                        1,320   2/28/2012    291
  292     1     Netcom                                              1,960   8/31/2009    292
  293     2                                                                              293
  294     2                                                                              294
  295     1     Wine Styles                                         1,977  10/15/2011    295
  296     2                                                                              296
  297     1     Bahama Bronze                                       1,385   9/30/2008    297
  298     2                                                                              298
  299     2                                                                              299
  300     1     Salvatorian Restaurant                              1,329   8/14/2010    300
  301     1                                                                              301
  302     1     Wanda Caraballo Hair Salon                          1,053   4/10/2010    302
  303     2                                                                              303
  304     2                                                                              304
  305     2                                                                              305
  306     2                                                                              306
  307     1     Long CPA, PA                                        1,469   7/31/2009    307
  308     2                                                                              308
  309     1     Dr Snyder                                           1,053   7/31/2007    309
  310     2                                                                              310
  311     2                                                                              311
  312     2                                                                              312
  313     1     Douglas J. Maund                                      819   5/31/2011    313
  314     1                                                                              314
  315     2                                                                              315
  316     2                                                                              316
  317     2                                                                              317
  318     1     Phet's Siam Market                                  1,520   6/30/2011    318
  319     2                                                                              319
  320     2                                                                              320
  321     2                                                                              321
  322     1                                                                              322
  323     2                                                                              323
  324     2                                                                              324
  325     2                                                                              325
  326     2                                                                              326
  327     2                                                                              327
  328     2                                                                              328
  329     2                                                                              329
  330     2                                                                              330
  331     2                                                                              331
  332     2                                                                              332
  333     2                                                                              333

                             FOOTNOTES TO ANNEX A-1

1    MLML - Merrill Lynch Mortgage Lending, Inc., CRF - Countrywide Commercial
     Real Estate Finance, Inc., KEY - Keybank National Association, IXIS - IXIS
     Real Estate Capital Inc., WFB - Wells Fargo Bank

2    With respect to mortgage loan numbers 12, 66, 147, 233, 87, 112, 181, 185,
     210, 219, 237 and 289 the UW NCF ($) and UW DSCR (x) for the mortgage loans were calculated using "as stabilized" Cash Flows. "In Place" NCF is
     $3,397,169, $1,118,752, $465,397, $257,408, $885,964, $810,977, $368,044,
     $296,458, $287,894, $286,438, $245,890, and $145,504 respectively, resulting in an UW DSCR (x) of 1.14x, 1.08x, 0.98x, 1.16x, 1.06x, 1.15x,
     1.03x, 0.84x, 1.05x, 1.11x, 1.17x, and 1.27x respectively.

3    With respect to mortgage loans that are presented as cross-collateralized and cross-defaulted, Cut-Off Date LTV (%), Maturity LTV (%), UW DSCR (x)
     and Cut-Off Date Balance per Unit ($) were calculated in the aggregate.

4    With respect to mortgage loans with partial interest only periods, Annual
     P&I Debt Service ($), Monthly P&I Debt Service ($) and UW DSCR (x) are
     shown after the expiration of the Initial Interest Only Period.

5    With respect to mortgage loan numbers 28, 50, 171 and 177, the Cut-Off Date
     LTV (%) was calculated using the full loan amount and the "as stabilized"
     Appraised Value ($). Using the full loan amount and the "as is" value, the
     Cut-Off Date LTV (%) is 82.5%, 85.90%, 82.04% and 69.86% respectively, and the Maturity LTV (%) is 82.5%, 85.90%, 73.02% and 60.08% respectively.

6    With respect to mortgage loans which are Interest-Only for the entire term, the UW DSCR (x) is calculated using the interest-only annual payment.

7    With respect to mortgage loan number 11, the UW DSCR (x) is calculated after taking into account certain holdback amounts, letters of credit or reserve amounts. The "as-is" UW DSCR (x) for the mortgage loans is 1.07x.

8    With respect to mortgage loans secured by multiple properties each mortgage loan's Original Balance ($), Cut-Off Date Balance ($) and Maturity/ARD
     Balance ($) are allocated to the respective properties based on an allocation determined by Appraised Value ($), Underwritten NCF ($), or based on allocations in the related loan documents.

9    The Net Mortgage Rate (%) equates to the related Interest Rate (%) less the related Admin. Fee (%).

10   The Admin. Fee (%) includes the primary servicing fee, master servicing fee, sub-servicing fee and trustee fees applicable to each mortgage loan.

11   With respect to mortgage loan number 1, Underwritten Revenues, Expenses,
     NOI, NCF and Underwritten DSCR (x) are based on underwritten cash flows for
     2011 derived based on certain assumptions including the following: (1) an annual rate of conversion of units from rent-stabalized units to deregulated units consistent with a rate of conversion assumed by the appraisal of the mortgaged property resulting in 6,397 deregulated units in existence by January 1,2011, and (2) increases in (a) major capital improvements, (b) revenues from retail, professional and parking spaces and
     (c) real estate tax expenses based on the appraisal's projections for 2011.
     The DSCR calculated on NOI for 2006 is .58. Conversion of units from rent-stabalized units to deregulated units at a rate lower than the assumed rate would have a negative impact on the Underwritten DSCR.

12   With respect to mortgage loan number 5, the Interest Rate is 5.475% through
     November 30, 2009, bumps to 5.565% from December 1, 2009 through November
     30, 2012, and is 5.665% from December 1, 2012 thereafter until payment in full of the loan.

13   With respect to mortgage loan number 264, as determined by a new appraisal the property shall have achieved a net operating income sufficient to produce a DSCR of no less than 1.20:1.00 and support a LTV of no more than
     80% within 18 months of closing. If borrower fails to satisfy these conditions, the lender may apply the deposit of $150,000.00 in reduction of the debt and the borrower is required to pay the applicable Yield
     Maintenance Amount from funds other than the deposit.

14   Mortgage loan numbers 9, 148, and 197, each provide for a yield maintenance premium which is a prepayment fee equal to the product obtained by multiplying: (A) the amount of Principal being prepaid, by (B) the excess
     (if any) of the Monthly Note Rate over the Assumed Reinvestment Rate (ARR)
     by (C) 1-(1/1+ARR)n/ARR. Where n = number of months remaining between the date of prepayment and the Open Prepayment. "ARR" = Assumed Reinvestment
     Rate, which is equal to one-twelfth (1/12) of the yield rate equal to the lesser of (i) the yield on the U.S. Treasury issue (primary issue) with a maturity date closest to the Stated Maturity Date, or (ii) the yield on the
     U.S. Treasury issue (primary issue) with a term equal to the remaining average life of the Debt, with each such yield being based on the bid price for such issue as published in the Wall Street Journal on the date that is fourteen (14) days prior to the date of such prepayment (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield.

15   Mortgage loans 27, 24, 98, 102, 105, 116, 130, 157, 190, 191, 220, 242,
     256, and 257 provide for a prepayment premium that is equal to (a) 1% of the outstanding principal balance of the note at the time of prepayment or
     (b) the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date (including any balloon payment) determined by discounting such payments at the Discount Rate (hereinafter defined), less the amount of principal being prepaid. The term "Discount Rate" shall mean the rate that, when compounded monthly, is equivalent to the Treasury Rate
     (hereinafter defined) when compounded semiannually. The term "Treasury
     Rate" shall mean the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H. 1 5-Selected
     Interest Rates under the heading U.S. Government Securities/Treasury
     Constant Maturities for the week ending prior to the Prepayment Date, of
     U.S. Treasury constant maturities with maturity dates most nearly approximating the Maturity Date.

16   Mortgage loans 75, 217, 258, 265 and 285 provide for a prepayment premium that is equal to the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date (including any balloon payment) determined by discounting such payments at the Discount Rate (hereinafter defined), less the amount of principal being prepaid. The term "Discount Rate" shall mean the rate that, when compounded monthly, is equivalent to the Treasury
     Rate (hereinafter defined) when compounded semi-annually. The term
     "Treasury Rate" shall mean the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release
     H.15-Selected Interest Rates under the heading U.S. Government
     Securities/Treasury Constant Maturities for the week ending prior to the
     Prepayment Date, of U.S. Treasury constant maturities with maturity dates
     (one longer and one shorter) most nearly approximating the Maturity Date.
     (If Release H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate.)

17   Mortgage loan number 13, 14, 15, 18, 31, 61, 117 provide for a prepayment premium that is equal to the sum of (i) all amounts incurred by the lender in connection with the enforcement of its rights under the note, the security instrument, this agreement or any of the other loan documents,
     (ii) any amounts incurred by the lender to protect the property or the lien or security created by the loan documents, or for taxes, assessments or insurance premiums as provided in the loan documents, and (iii) the greater of (A) one percent (1%) of the outstanding principal balance of the Note or
     (B) the positive difference, if any, between (x) the present value on the date of such prepayment of all future installments which the borrower would otherwise be required to pay under the notes and this security instrument during the original term hereof absent such prepayment, including the outstanding principal amount which would otherwise be due upon the scheduled maturity date absent such prepayment, with such present value being determined by the use of a discount rate equal to the yield to maturity (adjusted to a "Mortgage Equivalent Basis"), on the date of such prepayment, of the United States Treasury Security having the term to maturity closest to what otherwise would have been the remaining term hereof absent such prepayment, and (y) the outstanding principal amount on the date of such prepayment.

18   Mortgage loan number 39 provides for a prepayment premium that is equal to the sum of (i) all amounts incurred by the lender in connection with the enforcement of its rights under the note, the security instrument, this agreement or any of the other loan documents, (ii) any amounts incurred by the lender to protect the property or the lien or security created by the loan documents, or for taxes, assessments or insurance premiums as provided in the loan documents, and (iii) the greater of (A) 1% of the outstanding principal amount of the loan and (B) the positive difference, if any, between (x) the present value on the date of such prepayment of all future installments which Borrower would otherwise be required to pay under the note and this agreement during the original term hereof up to and including the date immediately prior to the scheduled payment date that is three (3)
     months prior to the maturity date absent such prepayment, including the outstanding principal amount which would otherwise be due upon the scheduled maturity date absent such prepayment, with such present value being determined by the use of a discount rate equal to (1) the yield to maturity (adjusted to a "Mortgage Equivalent Basis" ), on the date of such prepayment, of the United States Treasury Security having the term to maturity closest to what otherwise would have been the remaining term hereof up to and including the date immediately prior to the scheduled payment date that is three (3) months prior to the maturity date absent such prepayment plus (2) .30%, and (y) the outstanding principal amount on the date of such prepayment.

19   Mortgage loan number 74 provides for a prepayment premium that is equal to the sum of (i) all amounts incurred by the lender in connection with the enforcement of its rights under the note, the security instrument, this agreement or any of the other loan documents, (ii) any amounts incurred by the lender to protect the property or the lien or security created by the loan documents, or for taxes, assessments or insurance premiums as provided in the loan documents, and (iii) the greater of (A) 5% of the outstanding principal amount of the loan during the period from and including January
     1, 20 12 until December 1, 20 12; 4% of the outstanding principal amount of the loan during the period from and including January 1, 2013 until
     December 1, 2013; 3% of the outstanding principal amount of the loan during the period from and including January 1, 2014 until December 1, 2014; 2% of the outstanding principal amount of the loan during the period from and including January 1, 2015 until December 1, 2015; or 1% of the outstanding principal amount of the loan during the period fiom and including January
     1, 201 6 until December 1, 20 16, and (B) the positive difference, if any, between (x) the present value on the date of such prepayment of all future installments which the borrower would otherwise be required to pay under the note and this agreement during the original term hereof absent such prepayment, including the outstanding principal amount which would otherwise be due upon the scheduled maturity date absent such prepayment, with such present value being determined by the use of a discount rate equal to the yield to maturity (adjusted to a "Mortgage Equivalent Basis"), on the date of such prepayment, of the United States Treasury Security having the term to maturity closest to what otherwise would have been the remaining term hereof absent such prepayment, and (y) the outstanding principal amount on the date of such prepayment.

20   The Medical Centre of Santa Monica mortgage loan (#9) provides for a prepayment premium that is equal to the greater of (i) Minimum Fee and (ii)
     amount equal to the product obtained by multiplying: (A) amount of
     Principal Indebtedness ("PI") being repaid, by (B) difference obtained by subtracting Adjusted Yield Rate ("AYR") from Adjusted Interest Rate
     ("AIR"), by (C) present value factor calculated using formula: (1 - (1 +
     r/12)^-n)/r where r=AYR and n=remaining term of the mortgage loan in months calculated as follows: number of days (and any fraction thereof) between date of prepayment or acceleration and maturity date, multiplied by
     12/365.25.

     "AIR" means Interest Rate multiplied by 365.25/360. "AYR" means product of formula: (((1+Reference Treasury Yield/2)^(1/6)) - 1) multiplied by 12.
     "Minimum Fee" means: 1.0% of the amount of the PI being prepaid in the event such prepayment is made on or after the 61st Payment Date but prior to the Open Date. "Reference Treasury Yield" means the yield rate on the
     U.S. Treasury with a maturity date closest to, but shorter than, the remaining average life of the mortgage loan.

21   The Capitol Hill Suites mortgage loan (#28) provides for a prepayment with yield maintainence on or after the 6th payment date. The loan provides for prepayment premium that is equal to the greater of (i) Minimum Fee and (ii)
     amount equal to the product obtained by multiplying: (A) amount of
     Principal Indebtedness ("PI") being repaid, by (B) difference obtained by subtracting Adjusted Yield Rate ("AYR") from Adjusted Interest Rate
     ("AIR"), by (C) present value factor calculated using formula: (1 - (1 +
     r/12)^-n)/r where r=AYR and n=remaining term of the mortgage loan in months calculated as follows: number of days (and any fraction thereof) between date of prepayment or acceleration and the payment date immediately prior to the maturity date, multiplied by 12/365.25.

     "AIR" means Interest Rate multiplied by 365.25/360. "AYR" means product of formula: (((1+Reference Treasury Yield/2)^(1/6)) - 1) multiplied by 12.
     "Minimum Fee" means: 1.0% of the amount of the PI being prepaid in the event such prepayment is made prior to the 48th payment date. "Reference
     Treasury Yield" means the yield rate on the U.S. Treasury with a maturity date closest to, but shorter than, the remaining average life of the mortgage loan.

22   The Walnut Knolls mortgage loan (#87) provides for a prepayment with yield maintainence on or after the 12th payment date. The loan provides for prepayment premium that is equal to the greater of (i) Minimum Fee and (ii)
     amount equal to the product obtained by multiplying: (A) amount of
     Principal Indebtedness ("PI") being repaid, by (B) difference obtained by subtracting Adjusted Yield Rate ("AYR") from Adjusted Interest Rate
     ("AIR"), by (C) present value factor calculated using formula: (1 - (1 +
     r/12)^-n)/r where r=AYR and n=remaining term of the mortgage loan in months calculated as follows: number of days (and any fraction thereof) between date of prepayment or acceleration and open period, multiplied by
     12/365.25.

     "AIR" means Interest Rate multiplied by 365.25/360. "AYR" means product of formula: (((1+Reference Treasury Yield/2)^(1/6)) - 1) multiplied by 12.
     "Minimum Fee" means: 1.0% of the amount of the PI being prepaid in the event such prepayment is made on or after the 12th Payment Date but prior to the Open Date. "Reference Treasury Yield" means the yield rate on the
     U.S. Treasury with a maturity date closest to, but shorter than, the remaining average life of the mortgage loan.

23   The Spare Space Storage mortgage loan (#185) provides for a prepayment premium that is equal to the greater of (i) Minimum Fee and (ii) amount equal to the product obtained by multiplying: (A) amount of Principal
     Indebtedness ("PI") being repaid, by (B) difference obtained by subtracting
     Adjusted Yield Rate ("AYR") from Adjusted Interest Rate ("AIR"), by (C)
     present value factor calculated using formula: (1 - (1 + r/12)^-n)/r where
     r=AYR and n=remaining term of the mortgage loan in months calculated as follows: number of days (and any fraction thereof) between date of prepayment or acceleration and maturity date, multiplied by 12/365.25.

     "AIR" means Interest Rate multiplied by 365.25/360. "AYR" means product of formula: (((1+Reference Treasury Yield/2)^(1/6)) - 1) multiplied by 12.
     "Minimum Fee" means: 1.0% of the amount of the PI being prepaid in the event such prepayment is made on or after the 61st Payment Date but prior to the Open Date. "Reference Treasury Yield" means the yield rate on the
     U.S. Treasury with a maturity date closest to, but shorter than, the remaining average life of the mortgage loan.

24   The Park Place MarketPlace mortgage loan (#199) provides for a prepayment premium that is equal to the greater of (i) Minimum Fee and (ii) amount equal to the product obtained by multiplying: (A) amount of Principal
     Indebtedness ("PI") being repaid, by (B) difference obtained by subtracting Adjusted Yield Rate ("AYR") from Adjusted Interest Rate
     ("AIR"), by (C) present value factor calculated using formula: (1 - (1 +
     r/12)^-n)/r where r=AYR and n=remaining term of the mortgage loan in months calculated as follows: number of days (and any fraction thereof) between date of prepayment or acceleration and maturity date, multiplied by
     12/365.25.

     "AIR" means Interest Rate multiplied by 365.25/360. "AYR" means product of formula: (((1+Reference Treasury Yield/2)^(1/6)) - 1) multiplied by 12.
     "Minimum Fee" means: (a) 5.0% of the amount of the PI being prepaid in the event such prepayment is made on or after the 60th Payment Date but prior to the 72nd Payment Date, (b) 4.0% of the amount of the PI being prepaid in the event such prepayment is made on or after the 72nd Payment Date but prior to the 84th Payment Date, (c) 3.0% of the amount of the PI being prepaid in the event such prepayment is made on or after the 84th Payment
     Date but prior to the 96th payment date, (d) 2.0% of the amount of the PI being prepaid in the event such prepayment is made on or after the 96th
     Payment Date but prior to the 108th Payment Date, or (b) 1.0% of the amount of the PI being prepaid in the event such prepayment is made on or after the 108th Payment Date but prior to the but prior to the Open Date.
     "Reference Treasury Yield" means the yield rate on the U.S. Treasury with a maturity date closest to, but shorter than, the remaining average life of the mortgage loan.

25   The Energy Plaza mortgage loan (#214) provides for a prepayment premium that is equal to the greater of (i) Minimum Fee and (ii) amount equal to the product obtained by multiplying: (A) amount of Principal Indebtedness
     ("PI") being repaid, by (B) difference obtained by subtracting Adjusted
     Yield Rate ("AYR") from Adjusted Interest Rate ("AIR"), by (C) present value factor calculated using formula: (1 - (1 + r/12)^-n)/r where r=AYR and n=remaining term of the mortgage loan in months calculated as follows:
     number of days (and any fraction thereof) between date of prepayment or acceleration and maturity date, multiplied by 12/365.25.

     "AIR" means Interest Rate multiplied by 365.25/360. "AYR" means product of formula: (((1+Reference Treasury Yield/2)^(1/6)) - 1) multiplied by 12.
     "Minimum Fee" means: 1.0% of the amount of the PI being prepaid in the event such prepayment is made on or after the 28st Payment Date but prior to the Open Date. "Reference Treasury Yield" means the yield rate on the
     U.S. Treasury with a maturity date closest to, but shorter than, the remaining average life of the mortgage loan.

26   The Dillon Park mortgage loan (#221) provides for a prepayment premium that is equal to the greater of (i) Minimum Fee and (ii) amount equal to the product obtained by multiplying: (A) amount of Principal Indebtedness
     ("PI") being repaid, by (B) difference obtained by subtracting Adjusted
     Yield Rate ("AYR") from Adjusted Interest Rate ("AIR"), by (C) present value factor calculated using formula: (1 - (1 + r/12)^-n)/r where r=AYR and n=remaining term of the mortgage loan in months calculated as follows:
     number of days (and any fraction thereof) between date of prepayment or acceleration and maturity date, multiplied by 12/365.25.

     "AIR" means Interest Rate multiplied by 365.25/360. "AYR" means product of formula: (((1+Reference Treasury Yield/2)^(1/6)) - 1) multiplied by 12.
     "Minimum Fee" means: (a) 3.0% of the amount of the PI being prepaid in the event such prepayment is made on or after the 60th Payment Date but prior to the 72nd Payment Date, (b) 2.0% of the amount of the PI being prepaid in the event such prepayment is made on or after the 72nd Payment Date but prior to the 84th Payment Date, (c) 1.0% of the amount of the PI being prepaid in the event such prepayment is made on or after the 84th Payment
     Date but prior to the Open Date. "Reference Treasury Yield" means the yield rate on the U.S. Treasury with a maturity date closest to, but shorter than, the remaining average life of the mortgage loan.

27   The Shoppes at Bonneville mortgage loan (#302) provides for a prepayment premium that is equal to the greater of (i) Minimum Fee and (ii) amount equal to the product obtained by multiplying: (A) amount of Principal
     Indebtedness ("PI") being repaid, by (B) difference obtained by subtracting Adjusted Yield Rate ("AYR") from Adjusted Interest Rate
     ("AIR"), by (C) present value factor calculated using formula: (1 - (1 +
     r/12)^-n)/r where r=AYR and n=remaining term of the mortgage loan in months calculated as follows: number of days (and any fraction thereof) between date of prepayment or acceleration and maturity date, multiplied by
     12/365.25.

     "AIR" means Interest Rate multiplied by 365.25/360. "AYR" means product of formula: (((1+Reference Treasury Yield/2)^(1/6)) - 1) multiplied by 12.
     "Minimum Fee" means: 1.0% of the amount of the PI being prepaid in the event such prepayment is made on or after the 61st Payment Date but prior to the Open Date. "Reference Treasury Yield" means the yield rate on the
     U.S. Treasury with a maturity date closest to, but shorter than, the remaining average life of the mortgage loan.

28   The Clintonview Townhomes mortgage loan (#306) provides for a prepayment premium that is equal to the greater of (i) Minimum Fee and (ii) amount equal to the product obtained by multiplying: (A) amount of Principal
     Indebtedness ("PI") being repaid, by (B) difference obtained by subtracting
     Adjusted Yield Rate ("AYR") from Adjusted Interest Rate ("AIR"), by (C)
     present value factor calculated using formula: (1 - (1 + r/12)^-n)/r where
     r=AYR and n=remaining term of the mortgage loan in months calculated as follows: number of days (and any fraction thereof) between date of prepayment or acceleration and maturity date, multiplied by 12/365.25.

     "AIR" means Interest Rate multiplied by 365.25/360. "AYR" means product of formula: (((1+Reference Treasury Yield/2)^(1/6)) - 1) multiplied by 12.
     "Minimum Fee" means: (a) 3.0% of the amount of the PI being prepaid in the event such prepayment is made on or after the 61st Payment Date but prior to the 72nd Payment Date, (b) 2.0% of the amount of the PI being prepaid in the event such prepayment is made on or after the 72nd Payment Date but prior to the 84th Payment Date, (c) 1.0% of the amount of the PI being prepaid in the event such prepayment is made on or after the 84th Payment
     Date but prior to the Open Date. "Reference Treasury Yield" means the yield rate on the U.S. Treasury with a maturity date closest to, but shorter than, the remaining average life of the mortgage loan.

29   With respect to the EZ Self Storage loans (57, 88, 89, 93, 128, 131, 132,
     135, 140, 153, 178 and 189) the loans provide for prepayment premiums that are equal to the greater of Minimum Fee and (ii) the present value as of the Prepayment Date of the remaining scheduled payments of the principal and interest from the Prepayment Date through the Maturity Date (including any balloon payment) determined by discounting such prepayment at the
     Discount Rate, less the amount of principal being prepaid.

     "Minimum Fee" means: 1.00% of the amount of the principal balance being prepaid in the event such prepayment is made on or after the 48th Payment
     Date but prior to the Open Date. "Discount Rate" means the rate, which, when compounded monthly, is equivalent to the Treasury Rate, when compounded semi-annually. "Treasury Rate" means the yield calculated by the linear interpolation of the yield, as reported in the Federal Reserve
     Statistical Release H.15-Selected Interest Rates under the heading "U.S.
     Government Securities/Treasury Constant Maturities" for the week ending prior to the Prepayment Date, of the U.S. Treasury Constant Maturities with maturity dates (one longer and one shorter) most nearly approximately the
     Maturity Date. In the even Release H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate.

30   With respect to mortgage loan numbers 47 and 48, prior to the date hereof, a portion of loan number 47 and of loan number 48 was prepaid in the amount of $741,205.35 and $501,978.35, respectively. However, the Monthly P&I in each case is based on the Original Loan Balance ($), resulting in (i) an amortization based on a 321 month schedule with respect to loan number 47 and an amortization based on a 332 month schedule with respect to loan number 48 (in each case, not a 360 months amortization schedule as indicated herein) and (ii) a smaller balloon balance as shown herein.

31   With respect to mortgage loan number 107, the loan has an ascending interest rate schedule with an initial interest rate of 5.59%. Beginning on the 24th payment date, the interest rate adjusts up to 5.64%; on the 48th payment date the interest rate adjusts up to 5.69%; on the 72nd payment date the interest rate adjusts up to 5.79% and on the 96 payment date through and including the Maturity Date, the interest rate is 5.84%. The annual payment represents a payment of the 5.64% rate and a 360 month amortization. For purposes of aggregating interest rates in the tables throughout, the 5.59% interest rate was used

32   With respect to mortgage loan numbers 239, 252, 282, 283, 286, 288, 293,
     299, 303, 304, 305, 308, 309, 310, 311, 312, 315, 316, 317, 318, 319, 320,
     321, 322, 323, 324, 325, 326, 327, 328, 329, 330, 331, 332 and 333, the
     interest rates presented in the annex and tables throughout represent the interest rates for 10 years after the first payment date. On the 120th payment, these loans convert from a fixed rate loan to a floating rate loan, providing that during the floating rate period the interest rate must be at least as high as the related fixed interest rate specified in this prospectus supplement.

33   With respect to mortgage loan number 12.02, the tenant United Health Care has 11,439 sf rolling in 6/30/2007 and 36,307 sf rolling in 1/31/2009.

34   With regard to mortgage loan numbers 17, 104, 116, 179, 263, 268 and 281,
     Yield Maintenance calculations involve:

     Basic Charge.

     Except as provided below, if this Note is prepaid prior to the Open Period
     Start Date, whether such prepayment is voluntary, involuntary or upon acceleration of the principal amount of this Note by Lender following a
     Default, Borrower shall pay to Lender on the prepayment date (in addition to all other sums then due and owing to Lender under the Loan Documents) a prepayment charge equal to the greater of the following two amounts:

     (i) an amount equal to 1% of the amount prepaid; or

     (ii) an amount equal to (a) the amount, if any, by which the sum of the present values as of the prepayment date of all unpaid principal and interest payments required under this Note, calculated by discounting such payments from their respective Due Dates (or, with respect to the payment required on the Maturity Date, from Maturity Date) back to the prepayment date at a discount rate equal to the Periodic Treasury Yield (defined below) exceeds the outstanding principal balance of the Loan as of the prepayment date, multiplied by (b) a fraction whose numerator is the amount prepaid and whose denominator is the outstanding principal balance of the
     Loan as of the prepayment date.

     For purposes of the foregoing, "Periodic Treasury Yield" means (x) the annual yield to maturity of the actively traded non-callable United States
     Treasury fixed interest rate security (other than any such security which can be surrendered at the option of the holder at face value in payment of federal estate tax or which was issued at a substantial discount) that has a maturity closest to (whether before, on or after) the Maturity Date (or if two or more such securities have maturity dates equally close to the
     Maturity Date, the average annual yield to maturity of all such securities), as reported in The Wall Street Journal or other authoritative publication or news retrieval service on the fifth Business Day preceding the prepayment date, divided by (y) 12, if the Due Dates are monthly, or 4, if Due Dates are quarterly.

     Additional Charge.

     If this Note is prepaid on any day other than a Due Date, whether such prepayment is voluntary, involuntary or upon full acceleration of the principal amount of this Note by Lender following a Default, Borrower shall pay to Lender on the prepayment date (in addition to the basic prepayment charge described in the section above and all other sums then due and owing to Lender under this Note and the other Loan Documents) an additional prepayment charge equal

     to the interest which would otherwise have accrued on the amount prepaid
     (had such prepayment not occurred during the period from and including the prepayment date to and including the last day of the month in which the prepayment occurred.

     Exclusion.

     Notwithstanding the foregoing, no prepayment charge of any kind shall apply in respect to any prepayment resulting from Lender's application of any insurance proceeds or condemnation awards to the outstanding principal balance of the Loan.

                                    ANNEX A-2

          CERTAIN STATISTICAL INFORMATION REGARDING THE MORTGAGE LOANS

                                      A-2-1

                              Annex A-2(All Loans)

LOAN SELLERS

                                                                                     WTD. AVG.                          WTD. AVG.
                                                            % OF INITIAL            REMAINING                            MATURITY
                                NUMBER OF AGGREGATE CUT-OFF   MORTGAGE   WTD. AVG.   TERM TO                 WTD. AVG.   DATE OR
                                MORTGAGE    DATE PRINCIPAL      POOL     MORTGAGE  MATURITY/ARD WTD. AVG. CUT-OFF DATE   ARD LTV
MORTGAGE LOAN SELLER              LOANS      BALANCE ($)       BALANCE    RATE (%)    (MOS.)    DSCR (x)  LTV RATIO (%) RATIO (%)
---------------------------------------------------------------------------------------------------------------------------------

MLML                                54       1,735,571,061      39.2%      6.0845       114       1.55         62.6        60.6
CRF                                168       1,395,793,404      31.5%      5.8713       118       1.39         70.1        64.7
KEY                                 48         560,107,033      12.7%      5.7265       117       1.34         72.0        65.0
IXIS                                32         402,050,377       9.1%      5.9633       115       1.30         71.7        63.8
WFB                                 31         332,146,705       7.5%      5.8603       113       1.43         71.4        63.9
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            333      $4,425,668,580     100.0%      5.9441       116       1.44x        67.6        62.9
=================================================================================================================================

PROPERTY TYPES

                                                                                      WTD. AVG.                          WTD. AVG.
                                                             % OF INITIAL            REMAINING                            MATURITY
                                 NUMBER OF AGGREGATE CUT-OFF   MORTGAGE   WTD. AVG.   TERM TO                 WTD. AVG.   DATE OR
                                 MORTGAGED   DATE PRINCIPAL      POOL     MORTGAGE  MATURITY/ARD WTD. AVG. CUT-OFF DATE   ARD LTV
PROPERTY TYPE                   PROPERTIES    BALANCE ($)       BALANCE    RATE (%)    (MOS.)    DSCR (x)  LTV RATIO (%) RATIO (%)
----------------------------------------------------------------------------------------------------------------------------------

Retail                              331         978,570,432      22.1%      5.7627      115        1.31        72.7         66.1
   Anchored                          40         589,866,335      13.3%      5.6675      113        1.26        75.4         69.5
   Unanchored                        42         184,239,862       4.2%      5.8500      119        1.32        69.1         61.4
   Shadow Anchored                   17          82,700,216       1.9%      5.8972      117        1.27        71.5         64.6
   Single Tenant                    232         121,764,018       2.8%      6.0003      115        1.55        65.8         57.8
Hospitality                          28         549,794,238      12.4%      6.0481      114        1.49        67.5         60.7
Multifamily                          83       1,218,309,616      27.5%      6.1988      119        1.59        61.3         59.5
   Multifamily                       79       1,200,178,330      27.1%      6.2040      119        1.59        61.2         59.5
   Manufactured Housing               4          18,131,286       0.4%      5.8590      101        1.25        69.3         63.7
Office                               57       1,031,241,937      23.3%      5.8784      116        1.30        69.5         64.4
Mixed Use                             7          71,739,441       1.6%      5.8255      117        1.28        72.8         66.0
Industrial                           37         375,954,503       8.5%      5.6351      109        1.36        73.1         67.7
Self Storage                         24         156,682,890       3.5%      5.8090      116        1.64        66.0         63.8
Healthcare                            3          43,375,525       1.0%      6.4890      118        3.48        38.9         30.7
----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             570      $4,425,668,581     100.0%      5.9441      116        1.44x       67.6         62.9
==================================================================================================================================

                              Annex A-2(All Loans)

PROPERTY STATE/LOCATION

                                                                                       WTD. AVG.                          WTD. AVG.
                                                                                       REMAINING                          MATURITY
                                 NUMBER OF AGGREGATE CUT-OFF % OF INITIAL  WTD. AVG.    TERM TO               WTD. AVG.    DATE OR
                                 MORTGAGED   DATE PRINCIPAL  MORTGAGE POOL  MORTGAGE MATURITY/ARD WTD. AVG. CUT-OFF DATE   ARD LTV
PROPERTY STATE/LOCATION         PROPERTIES    BALANCE ($)       BALANCE     RATE (%)    (MOS.)    DSCR (x)  LTV RATIO (%) RATIO (%)
-----------------------------------------------------------------------------------------------------------------------------------

California                           69         488,951,472      11.0%       5.8203       119        1.37        67.0        63.6
  Southern                           58         430,907,554       9.7%       5.8095       120        1.38        67.4        64.4
  Northern                           11          58,043,918       1.3%       5.9011       113        1.33        64.1        57.8
New York                             18       1,263,266,173      28.5%       6.3172       117        1.59        57.1        55.3
Texas                               143         396,362,050       9.0%       5.7448       118        1.45        72.8        67.9
Arizona                              27         244,091,655       5.5%       5.8343       117        1.31        73.4        69.6
Florida                              28         240,506,258       5.4%       5.8119       109        1.36        72.1        66.1
Maryland                             19         181,101,265       4.1%       5.7307       113        1.58        68.8        67.3
Georgia                              33         165,607,344       3.7%       5.7401       114        1.27        72.8        66.1
Pennsylvania                          8         143,352,300       3.2%       5.6289       118        1.20        76.0        69.3
Tennessee                            32         130,417,453       2.9%       5.6077        99        1.46        76.5        74.7
New Jersey                            6         117,325,525       2.7%       5.9908       118        2.09        62.4        54.3
North Carolina                       14          80,966,393       1.8%       5.8962       106        1.37        72.9        65.8
Virginia                             10          78,863,788       1.8%       5.8660       121        1.35        72.1        63.5
Ohio                                 12          78,637,753       1.8%       5.7749       121        1.27        74.7        67.6
Alabama                              20          63,449,694       1.4%       5.8413       118        1.29        76.5        68.3
Indiana                               5          62,230,117       1.4%       5.6716       111        1.25        78.3        71.6
Connecticut                           5          56,321,717       1.3%       6.1897       117        1.28        75.9        64.9
Minnesota                             4          54,839,786       1.2%       5.7660       130        1.25        76.2        65.3
Kentucky                              3          52,883,611       1.2%       5.2775       111        1.32        74.3        65.7
Colorado                              7          48,982,677       1.1%       5.7690       109        1.37        64.7        60.3
Massachusetts                         3          46,342,115       1.0%       5.7714       116        1.41        74.6        70.1
South Carolina                        5          45,744,467       1.0%       5.8215       118        1.33        74.6        67.3
Louisiana                             5          44,055,079       1.0%       6.1550       113        1.25        77.1        66.4
Kansas                                8          42,396,574       1.0%       5.8323       121        1.26        69.4        59.1
Nevada                                3          38,510,000       0.9%       5.5682       119        1.19        75.2        69.8
Michigan                              3          35,665,000       0.8%       5.9093       107        1.22        79.8        72.8
District of Columbia                  1          32,500,000       0.7%       5.8100        59        1.49        64.6        64.6
Washington                            5          25,334,798       0.6%       5.8411       132        1.27        71.3        63.1
Iowa                                  4          24,528,507       0.6%       5.8472       118        1.16        77.5        68.3
Alaska                                4          24,337,039       0.5%       6.0200       120        1.30        77.1        56.4
Missouri                             11          23,119,442       0.5%       6.1407       112        1.26        63.9        45.2
Illinois                              5          22,811,793       0.5%       5.8648       117        1.35        68.6        61.2
Oklahoma                             11          15,989,889       0.4%       5.9900       117        1.33        73.8        60.9
New Mexico                            9          15,607,607       0.4%       5.6158       116        1.35        74.7        67.8
Oregon                                5          12,100,346       0.3%       6.0720       128        1.31        66.9        56.0
Utah                                  3          10,840,746       0.2%       5.8668       119        1.32        74.0        62.0
Vermont                               2           5,348,158       0.1%       6.1988       196        1.18        73.8        64.6
Delaware                              1           3,450,000       0.1%       5.7500       119        1.64        53.9        48.5
North Dakota                          2           3,344,587       0.1%       5.8600       118        1.31        79.8        67.6
Wisconsin                             2           2,536,983       0.1%       6.0354       167        1.36        63.9        54.7
Mississippi                           8           1,009,458       0.0%       6.1900        98        2.67        41.4        33.3
Idaho                                 1             671,625       0.0%       7.3750       173        1.30        40.3        31.5
New Hampshire                         1             636,425       0.0%       6.8750       353        1.33        63.6         0.0
Arkansas                              5             630,911       0.0%       6.1900        98        2.67        41.4        33.3
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             570      $4,425,668,581     100.0%       5.9441       116        1.44x       67.6        62.9
===================================================================================================================================

                              Annex A-2(All Loans)

CUT-OFF DATE PRINCIPAL BALANCES ($)

                                                                                      WTD. AVG.                          WTD. AVG.
                                                                                      REMAINING                          MATURITY
                                NUMBER OF AGGREGATE CUT-OFF  % OF INITIAL WTD. AVG.    TERM TO               WTD. AVG.    DATE OR
RANGE OF CUT-OFF                MORTGAGE   DATE PRINCIPAL   MORTGAGE POOL  MORTGAGE MATURITY/ARD WTD. AVG.  CUT-OFF DATE  ARD LTV
DATE PRINCIPAL BALANCES ($)       LOANS      BALANCE ($)        BALANCE    RATE (%)    (MOS.)     DSCR (x) LTV RATIO (%) RATIO (%)
----------------------------------------------------------------------------------------------------------------------------------

    431,373 - 1,999,999             64          75,300,035        1.7%      6.3079      191         1.32          63.7      54.8
  2,000,000 - 3,999,999             67         197,682,400        4.5%      5.8795      122         1.53          65.6      55.1
  4,000,000 - 4,999,999             21          92,813,219        2.1%      5.9503      115         1.32          69.1      60.5
  5,000,000 - 5,999,999             23         124,655,585        2.8%      5.9578      117         1.44          69.8      61.3
  6,000,000 - 6,999,999             12          77,086,866        1.7%      5.7885      118         1.34          69.4      61.0
  7,000,000 - 7,999,999              7          51,771,022        1.2%      5.8869      118         1.30          72.3      64.1
  8,000,000 - 9,999,999             24         209,790,159        4.7%      5.8405      118         1.36          69.9      63.7
 10,000,000 - 12,999,999            39         436,441,700        9.9%      5.8097      109         1.47          70.7      64.3
 13,000,000 - 19,999,999            29         457,358,947       10.3%      5.8433      115         1.39          71.6      64.6
 20,000,000 - 49,999,999            35       1,040,268,647       23.5%      5.7818      111         1.36          73.3      67.8
 50,000,000 - 99,999,999             9         567,500,000       12.8%      5.6715      114         1.38          73.7      71.4
100,000,000 - 800,000,000            3       1,095,000,000       24.7%      6.3533      118         1.60          55.7      54.9
----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            333      $4,425,668,580      100.0%      5.9441      116         1.44x         67.6      62.9
==================================================================================================================================

Minimum:   $431,373
Maximum:   $800,000,000
Average:   $13,290,296

MORTGAGE RATES (%)

                                                                                      WTD. AVG.                          WTD. AVG.
                                                                                      REMAINING                          MATURITY
                                NUMBER OF AGGREGATE CUT-OFF  % OF INITIAL WTD. AVG.    TERM TO               WTD. AVG.    DATE OR
RANGE OF                        MORTGAGE    DATE PRINCIPAL  MORTGAGE POOL  MORTGAGE MATURITY/ARD WTD. AVG. CUT-OFF DATE   ARD LTV
MORTGAGE RATES (%)                LOANS      BALANCE ($)       BALANCE     RATE (%)    (MOS.)     DSCR (x) LTV RATIO (%) RATIO (%)
----------------------------------------------------------------------------------------------------------------------------------

4.9900 - 5.2499                      2          21,203,611        0.5%      4.9900      100         1.46        65.8        52.9
5.2500 - 5.4999                     11         249,873,716        5.6%      5.4433      111         1.34        77.1        73.5
5.5000 - 5.7499                     81       1,261,656,740       28.5%      5.6247      113         1.33        73.1        68.6
5.7500 - 5.9999                    136       1,149,792,596       26.0%      5.8412      114         1.39        72.1        65.7
6.0000 - 6.0999                     20         153,847,192        3.5%      6.0375      114         1.40        69.3        62.0
6.1000 - 6.1999                     15         313,946,893        7.1%      6.1355      114         1.32        59.9        55.3
6.2000 - 6.2999                     13         104,522,878        2.4%      6.2354      115         1.31        69.7        61.6
6.3000 - 6.4999                     15       1,054,862,363       23.8%      6.3945      117         1.72        56.7        54.6
6.5000 - 7.5000                     40         115,962,590        2.6%      6.6923      173         1.31        60.1        50.2
----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            333      $4,425,668,580      100.0%      5.9441      116         1.44x       67.6        62.9
==================================================================================================================================

Minimum:            4.9900
Maximum:            7.5000
Weighted Average:   5.9441

                              Annex A-2 (all Loans)

DEBT SERVICE COVERAGE RATIOS (x)

                                                                                      WTD. AVG.                          WTD. AVG.
                                                                                      REMAINING                          MATURITY
                                NUMBER OF AGGREGATE CUT-OFF  % OF INITIAL WTD. AVG.    TERM TO                WTD. AVG.   DATE OR
RANGE OF DEBT SERVICE           MORTGAGE    DATE PRINCIPAL  MORTGAGE POOL  MORTGAGE MATURITY/ARD WTD. AVG.  CUT-OFF DATE  ARD LTV
COVERAGE RATIOS (x)               LOANS      BALANCE ($)       BALANCE     RATE (%)    (MOS.)     DSCR (x) LTV RATIO (%) RATIO (%)
----------------------------------------------------------------------------------------------------------------------------------

1.05 - 1.19                         58         712,308,435       16.1%      5.8873      124         1.17        70.0        64.4
1.20 - 1.24                         74         748,921,974       16.9%      5.7513      116         1.21        74.4        66.8
1.25 - 1.29                         47         410,846,506        9.3%      5.9384      117         1.27        72.8        65.3
1.30 - 1.34                         27         205,033,918        4.6%      5.8918      107         1.31        74.1        68.5
1.35 - 1.39                         35         411,616,400        9.3%      5.8038      112         1.37        71.5        66.6
1.40 - 1.44                         15         152,518,034        3.4%      5.8164      115         1.41        75.2        70.4
1.45 - 1.49                         17         331,500,822        7.5%      6.0406      107         1.48        65.2        58.9
1.50 - 1.74                         40       1,305,211,157       29.5%      6.1162      115         1.67        60.7        59.9
1.75 - 1.99                         10          55,845,603        1.3%      5.7188      124         1.79        56.2        52.5
2.00 - 15.11                        10          91,865,732        2.1%      6.2830      114         3.23        41.3        32.9
----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            333      $4,425,668,580      100.0%      5.9441      116         1.44x       67.6        62.9
==================================================================================================================================

Minimum:            1.05x
Maximum:            15.11x
Weighted Average:   1.44x

CUT-OFF DATE LOAN-TO-VALUE RATIOS (%)

                                                                                      WTD. AVG.                          WTD. AVG.
                                                                                      REMAINING                          MATURITY
                                NUMBER OF AGGREGATE CUT-OFF  % OF INITIAL WTD. AVG.    TERM TO                WTD. AVG.   DATE OR
RANGE OF CUT-OFF DATE           MORTGAGE    DATE PRINCIPAL  MORTGAGE POOL  MORTGAGE MATURITY/ARD WTD. AVG.  CUT-OFF DATE  ARD LTV
LOAN-TO-VALUE RATIOS (%)          LOANS      BALANCE ($)       BALANCE     RATE (%)    (MOS.)     DSCR (x) LTV RATIO (%) RATIO (%)
----------------------------------------------------------------------------------------------------------------------------------

 5.00 - 50.00                       31         135,695,752        3.1%      6.2347      123          2.65       41.1        33.5
50.01 - 60.00                       30       1,132,763,770       25.6%      6.3098      118          1.59       55.3        54.4
60.01 - 65.00                       40         431,894,245        9.8%      6.0208      115          1.50       62.5        55.9
65.01 - 70.00                       58         483,131,059       10.9%      5.8342      119          1.39       67.6        60.9
70.01 - 75.00                       74         870,685,854       19.7%      5.7632      112          1.34       73.3        67.7
75.01 - 77.50                       23         385,305,097        8.7%      5.7504      117          1.31       76.6        70.7
77.51 - 80.00                       72         956,358,802       21.6%      5.7296      113          1.25       79.1        73.4
80.01 - 84.00                        5          29,834,000        0.7%      6.0623      106          1.22       82.3        74.9
----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            333      $4,425,668,580      100.0%      5.9441      116         1.44x       67.6        62.9
==================================================================================================================================

Minimum:            5.00
Maximum:            84.00
Weighted Average:   67.63

                              Annex A-2 (all Loans)

MATURITY DATE OR ANTICIPATED REPAYMENT DATE LOAN-TO-VALUE RATIOS (%)

                                                                                      WTD. AVG.                          WTD. AVG.
                                                                                      REMAINING                          MATURITY
                                NUMBER OF AGGREGATE CUT-OFF  % OF INITIAL WTD. AVG.    TERM TO                WTD. AVG.   DATE OR
RANGE OF MATURITY DATE          MORTGAGE    DATE PRINCIPAL  MORTGAGE POOL  MORTGAGE MATURITY/ARD WTD. AVG.  CUT-OFF DATE  ARD LTV
OR ARD LTV RATIOS (%)             LOANS      BALANCE ($)       BALANCE     RATE (%)    (MOS.)     DSCR (x) LTV RATIO (%) RATIO (%)
----------------------------------------------------------------------------------------------------------------------------------

Fully Amortizing                    28          25,972,009        0.6%      6.7414      332         1.24        59.9         0.0
 3.00 - 40.00                       22         114,550,747        2.6%      6.2829      124         2.84        42.2        30.1
40.01 - 49.99                       25         148,346,901        3.4%      5.9742      119         1.41        58.4        44.9
50.00 - 60.00                       56       1,474,462,897       33.3%      6.2535      117         1.54        57.8        54.7
60.01 - 62.50                       26         214,920,431        4.9%      5.8912      114         1.38        69.9        61.6
62.51 - 65.00                       34         339,500,446        7.7%      5.8133      111         1.45        69.2        63.8
65.01 - 67.50                       38         456,402,342       10.3%      5.8096      117         1.29        73.1        66.6
67.51 - 70.00                       31         382,729,657        8.6%      5.7274      115         1.28        74.3        68.8
70.01 - 80.00                       73       1,268,783,149       28.7%      5.6918      110         1.32        77.8        74.5
----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            333      $4,425,668,580      100.0%      5.9441      116         1.44x       67.6        62.9
==================================================================================================================================

Minimum:            3.00
Maximum:            80.00
Weighted Average:   62.95

REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE

                                                                                      WTD. AVG.                          WTD. AVG.
                                                                                      REMAINING                          MATURITY
                                NUMBER OF AGGREGATE CUT-OFF  % OF INITIAL WTD. AVG.    TERM TO                WTD. AVG.   DATE OR
RANGE OF REMAINING              MORTGAGE    DATE PRINCIPAL  MORTGAGE POOL  MORTGAGE MATURITY/ARD WTD. AVG.  CUT-OFF DATE  ARD LTV
TERMS TO MATURITY (MOS.)          LOANS      BALANCE ($)       BALANCE     RATE (%)    (MOS.)     DSCR (x) LTV RATIO (%) RATIO (%)
----------------------------------------------------------------------------------------------------------------------------------

 57 - 60                            11         163,968,831        3.7%      5.7802       58         1.45        72.6        71.9
 61 - 84                             7         130,558,662        3.0%      5.7264       83         1.35        75.7        73.9
 85 - 121                          278       4,092,631,718       92.5%      5.9498      117         1.44        67.3        62.4
122 - 353                           37          38,509,369        0.9%      6.7782      302         2.07        56.6        22.2
----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            333      $4,425,668,580      100.0%      5.9441      116         1.44x       67.6        62.9
==================================================================================================================================

Minimum:            57 mos.
Maximum:            353 mos.
Weighted Average:   116 mos.

REMAINING STATED AMORTIZATION TERMS

                                                                                      WTD. AVG.                          WTD. AVG.
                                                                                      REMAINING                          MATURITY
                                NUMBER OF AGGREGATE CUT-OFF  % OF INITIAL WTD. AVG.    TERM TO                WTD. AVG.   DATE OR
RANGE OF REMAINING STATED        MORTGAGE   DATE PRINCIPAL  MORTGAGE POOL  MORTGAGE MATURITY/ARD WTD. AVG.  CUT-OFF DATE  ARD LTV
AMORTIZATION TERMS (MOS.)         LOANS      BALANCE ($)      BALANCE      RATE (%)    (MOS.)     DSCR (x) LTV RATIO (%) RATIO (%)
----------------------------------------------------------------------------------------------------------------------------------

Interest Only                       48       1,903,336,000       43.0%      6.0094      112         1.55        63.6        63.4
141 - 240                           14          87,042,534        2.0%      6.0270      121         1.30        65.9        42.0
241 - 300                           13         139,510,423        3.2%      6.2061      114         2.47        51.1        39.8
301 - 360                          249       2,172,262,358       49.1%      5.8793      119         1.30        71.8        64.4
361 - 473                            9         123,517,265        2.8%      5.7237      120         1.22        76.4        68.2
----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            333      $4,425,668,580      100.0%      5.9441      116         1.44x       67.6        62.9
==================================================================================================================================

Minimum:            141 mos.
Maximum:            473 mos.
Weighted Average:   351 mos.

                              Annex A-2 (all Loans)

AMORTIZATION TYPES

                                                                                      WTD. AVG.                          WTD. AVG.
                                                                                      REMAINING                          MATURITY
                                NUMBER OF AGGREGATE CUT-OFF  % OF INITIAL WTD. AVG.    TERM TO                WTD. AVG.   DATE OR
                                 MORTGAGE   DATE PRINCIPAL  MORTGAGE POOL  MORTGAGE MATURITY/ARD WTD. AVG.  CUT-OFF DATE  ARD LTV
AMORTIZATION TYPES                LOANS      BALANCE ($)      BALANCE      RATE (%)    (MOS.)     DSCR (x) LTV RATIO (%) RATIO (%)
----------------------------------------------------------------------------------------------------------------------------------

Interest Only                       47       1,897,566,000       42.9%      6.0105      112         1.55        63.6        63.6
IO-Balloon                         132       1,562,158,300       35.3%      5.8477      117         1.29        72.5        65.9
Balloon                            112         760,534,178       17.2%      6.0007      117         1.55        66.7        55.4
ARD                                 10          87,368,093        2.0%      5.6526      112         1.37        69.1        53.5
Partial IO-ARD                       3          86,300,000        1.9%      5.8060      116         1.21        78.3        71.9
Fully Amortizing                    28          25,972,009        0.6%      6.7414      332         1.24        59.9       #DIV/0!
IO-ARD                               1           5,770,000        0.1%      5.6300      120         1.68        64.8        64.8
----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            333      $4,425,668,580      100.0%      5.9441      116         1.44x       67.6        62.9
==================================================================================================================================

ESCROW TYPES

                                NUMBER OF AGGREGATE CUT-OFF  % OF INITIAL
                                 MORTGAGE   DATE PRINCIPAL  MORTGAGE POOL
ESCROW TYPES                      LOANS      BALANCE ($)       BALANCE
-------------------------------------------------------------------------
Real Estate Tax                    274       3,696,076,889       83.5%
Insurance                          239       3,322,611,358       75.1%
Replacement Reserves               210       3,470,801,828       78.4%
TI/LC Reserves                     118       1,331,127,916       54.2%

LOCKBOX TYPES

                                NUMBER OF AGGREGATE CUT-OFF  % OF INITIAL
                                 MORTGAGE    DATE PRINCIPAL MORTGAGE POOL
LOCKBOX TYPES                     LOANS      BALANCE ($)      BALANCE
-------------------------------------------------------------------------
Hard                                64       2,145,598,810       48.5%
None at Closing, Springing Hard     47         559,492,646       12.6%
Soft at Closing, Springing Hard      2          83,200,000        1.9%
Soft                                 6          96,228,363        2.2%
-------------------------------------------------------------------------

                            Annex A-2 (Loan Group 1)

LOAN SELLERS

                                                                                   WTD. AVG.
                                              AGGREGATE                            REMAINING                            WTD. AVG.
                                 NUMBER OF     CUT-OFF    % OF INITIAL WTD. AVG.    TERM TO               WTD. AVG.   MATURITY DATE
                                 MORTGAGE  DATE PRINCIPAL LOAN GROUP 1  MORTGAGE MATURITY/ARD WTD. AVG.  CUT-OFF DATE    OR ARD
MORTGAGE LOAN SELLER              LOANS      BALANCE ($)     BALANCE    RATE (%)    (MOS.)     DSCR (x) LTV RATIO (%) LTV RATIO (%)
-----------------------------------------------------------------------------------------------------------------------------------

CRF                                116      1,207,110,712     37.5%      5.8628       113       1.41         70.0          64.7
MLML                                45        787,677,286     24.5%      5.8451       114       1.44         67.7          63.6
KEY                                 43        526,904,105     16.4%      5.7182       117       1.28         71.9          65.1
IXIS                                29        383,109,911     11.9%      5.9658       118       1.29         71.5          63.2
WFB                                 26        315,250,590      9.8%      5.8641       113       1.44         71.0          63.6
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            259     $3,220,052,604    100.0%      5.8472       114       1.39x        70.0          64.2
===================================================================================================================================

PROPERTY TYPES

                                                                                   WTD. AVG.
                                              AGGREGATE                            REMAINING                            WTD. AVG.
                                 NUMBER OF     CUT-OFF    % OF INITIAL WTD. AVG.    TERM TO               WTD. AVG.   MATURITY DATE
                                 MORTGAGED DATE PRINCIPAL LOAN GROUP 1  MORTGAGE MATURITY/ARD WTD. AVG.  CUT-OFF DATE    OR ARD
PROPERTY TYPE                   PROPERTIES   BALANCE ($)     BALANCE    RATE (%)    (MOS.)     DSCR (x) LTV RATIO (%) LTV RATIO (%)
-----------------------------------------------------------------------------------------------------------------------------------

Office                              57      1,031,241,937     32.0%      5.8784       116       1.30         69.5          64.4
Retail                             331        978,570,432     30.4%      5.7627       115       1.31         72.7          66.1
   Anchored                         40        589,866,335     18.3%      5.6675       113       1.26         75.4          69.5
   Unanchored                       42        184,239,862      5.7%      5.8500       119       1.32         69.1          61.4
   Shadow Anchored                  17         82,700,216      2.6%      5.8972       117       1.27         71.5          64.6
   Single Tenant                   232        121,764,018      3.8%      6.0003       115       1.55         65.8          57.8
Hospitality                         28        549,794,238     17.1%      6.0481       114       1.49         67.5          60.7
Industrial                          37        375,954,503     11.7%      5.6351       109       1.36         73.1          67.7
Self Storage                        24        156,682,890      4.9%      5.8090       116       1.64         66.0          63.8
Mixed Use                            7         71,739,441      2.2%      5.8255       117       1.28         72.8          66.0
Healthcare                           3         43,375,525      1.3%      6.4890       118       3.48         38.9          30.7
Manufactured Housing                 2         10,700,000      0.3%      5.8303        91       1.28         73.2          70.3
Multifamily                          1          1,993,639      0.1%      5.6900       117       1.58         31.2          26.3
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            490     $3,220,052,604    100.0%      5.8472       114       1.39x        70.0          64.2
===================================================================================================================================

                            Annex A-2 (Loan Group 1)

PROPERTY STATE/LOCATION

                                                                                   WTD. AVG.
                                              AGGREGATE                            REMAINING                            WTD. AVG.
                                 NUMBER OF     CUT-OFF    % OF INITIAL WTD. AVG.    TERM TO               WTD. AVG.   MATURITY DATE
                                 MORTGAGED DATE PRINCIPAL LOAN GROUP 1  MORTGAGE MATURITY/ARD WTD. AVG.  CUT-OFF DATE    OR ARD
PROPERTY STATE/LOCATION         PROPERTIES   BALANCE ($)     BALANCE    RATE (%)    (MOS.)     DSCR (x) LTV RATIO (%) LTV RATIO (%)
-----------------------------------------------------------------------------------------------------------------------------------

New York                             13       458,715,017     14.2%      6.2012      116        1.31         60.0          54.9
California                           44       416,121,516     12.9%      5.8020      115        1.39         66.8          62.8
   Southern                          34       358,877,598     11.1%      5.7884      116        1.40         67.2          63.5
   Northern                          10        57,243,918      1.8%      5.8875      109        1.33         64.2          58.5
Texas                               135       331,636,753     10.3%      5.7429      117        1.49         72.5          67.3
Florida                              27       237,010,792      7.4%      5.8054      109        1.36         72.1          66.1
Arizona                              25       199,038,244      6.2%      5.8674      116        1.33         75.0          70.4
Maryland                             18       167,376,265      5.2%      5.7218      117        1.60         68.1          66.4
Georgia                              33       165,607,344      5.1%      5.7401      114        1.27         72.8          66.1
Pennsylvania                          5       129,569,281      4.0%      5.6015      118        1.19         76.1          69.9
Tennessee                            31       124,457,453      3.9%      5.6008       99        1.46         76.6          75.1
New Jersey                            6       117,325,525      3.6%      5.9908      118        2.09         62.4          54.3
Virginia                              9        77,840,423      2.4%      5.8543      118        1.35         72.3          63.5
Ohio                                  7        58,423,843      1.8%      5.7586      118        1.23         75.5          68.6
Connecticut                           5        56,321,717      1.7%      6.1897      117        1.28         75.9          64.9
Kentucky                              3        52,883,611      1.6%      5.2775      111        1.32         74.3          65.7
Minnesota                             3        51,938,986      1.6%      5.7041      118        1.25         76.1          68.7
Colorado                              7        48,982,677      1.5%      5.7690      109        1.37         64.7          60.3
Massachusetts                         3        46,342,115      1.4%      5.7714      116        1.41         74.6          70.1
Louisiana                             5        44,055,079      1.4%      6.1550      113        1.25         77.1          66.4
Alabama                              19        43,476,544      1.4%      5.8143      117        1.30         76.4          69.8
Kansas                                8        42,396,574      1.3%      5.8323      121        1.26         69.4          59.1
Indiana                               2        42,100,000      1.3%      5.6161      118        1.25         79.3          72.5
Nevada                                2        37,160,000      1.2%      5.5528      119        1.19         75.3          70.0
District of Columbia                  1        32,500,000      1.0%      5.8100       59        1.49         64.6          64.6
North Carolina                        7        31,901,487      1.0%      5.9394      118        1.33         76.3          65.5
South Carolina                        3        28,424,467      0.9%      5.8894      118        1.32         71.3          59.5
Alaska                                4        24,337,039      0.8%      6.0200      120        1.30         77.1          56.4
Washington                            4        23,840,547      0.7%      5.7763      119        1.28         71.5          63.1
Missouri                             11        23,119,442      0.7%      6.1407      112        1.26         63.9          45.2
Illinois                              5        22,811,793      0.7%      5.8648      117        1.35         68.6          61.2
Michigan                              2        22,165,000      0.7%      6.0368      101        1.23         80.5          74.2
New Mexico                            8        12,617,094      0.4%      5.5911      116        1.37         77.1          71.0
Oregon                                5        12,100,346      0.4%      6.0720      128        1.31         66.9          56.0
Utah                                  3        10,840,746      0.3%      5.8668      119        1.32         74.0          62.0
Iowa                                  1         9,700,000      0.3%      5.7850      117        1.05         78.9          73.6
Oklahoma                              9         5,589,889      0.2%      6.4686      114        1.49         64.3          44.2
Vermont                               1         3,563,000      0.1%      5.8600      118        1.22         73.2          64.6
Delaware                              1         3,450,000      0.1%      5.7500      119        1.64         53.9          48.5
Wisconsin                             1         2,000,000      0.1%      5.8100      117        1.39         63.3          54.7
Mississippi                           8         1,009,458      0.0%      6.1900       98        2.67         41.4          33.3
Idaho                                 1           671,625      0.0%      7.3750      173        1.30         40.3          31.5
Arkansas                              5           630,911      0.0%      6.1900       98        2.67         41.4          33.3
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             490    $3,220,052,604    100.0%      5.8472      114        1.39x        70.0          64.2
===================================================================================================================================

                            Annex A-2 (Loan Group 1)

CUT-OFF DATE PRINCIPAL BALANCES ($)

                                             AGGREGATE                            WTD. AVG.
                                              CUT-OFF                             REMAINING                            WTD. AVG.
RANGE OF                        NUMBER OF      DATE      % OF INITIAL WTD. AVG.    TERM TO               WTD. AVG.   MATURITY DATE
CUT-OFF DATE PRINCIPAL          MORTGAGE     PRINCIPAL   LOAN GROUP 1  MORTGAGE MATURITY/ARD WTD. AVG.  CUT-OFF DATE     OR ARD
BALANCES ($)                      LOANS     BALANCE ($)     BALANCE    RATE (%)    (MOS.)    DSCR (x)  LTV RATIO (%) LTV RATIO (%)
----------------------------------------------------------------------------------------------------------------------------------

    586,804 - 2,999,999             57       111,261,572      3.5%      5.9662      121         1.35        65.6          55.6
  3,000,000 - 3,999,999             24        86,788,656      2.7%      5.8145      113         1.43        64.7          55.3
  4,000,000 - 4,999,999             19        84,463,219      2.6%      5.9645      114         1.33        68.9          60.3
  5,000,000 - 5,999,999             22       118,695,585      3.7%      5.9682      117         1.44        69.6          61.1
  6,000,000 - 6,999,999              8        51,473,580      1.6%      5.8043      118         1.39        66.6          58.4
  7,000,000 - 7,999,999              7        51,771,022      1.6%      5.8869      118         1.30        72.3          64.1
  8,000,000 - 9,999,999             24       209,790,159      6.5%      5.8405      118         1.36        69.9          63.7
 10,000,000 - 14,999,999            44       520,255,877     16.2%      5.8342      110         1.46        69.9          63.2
 15,000,000 - 19,999,999            12       204,634,287      6.4%      5.8546      118         1.48        70.2          62.8
 20,000,000 - 49,999,999            31       918,418,647     28.5%      5.7896      113         1.37        73.6          67.3
 50,000,000 - 99,999,999             9       567,500,000     17.6%      5.6715      114         1.38        73.7          71.4
100,000,000 - 170,000,000            2       295,000,000      9.2%      6.2700      119         1.31        56.1          52.9
---------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            259    $3,220,052,604    100.0%      5.8472      114        1.39x        70.0          64.2
=================================================================================================================================

Minimum:   $586,804
Maximum:   $170,000,000
Average:   $12,432,636

MORTGAGE RATES (%)

                                             AGGREGATE                            WTD. AVG.
                                              CUT-OFF                             REMAINING                            WTD. AVG.
                                NUMBER OF      DATE      % OF INITIAL WTD. AVG.    TERM TO               WTD. AVG.   MATURITY DATE
RANGE OF                        MORTGAGE     PRINCIPAL   LOAN GROUP 1  MORTGAGE MATURITY/ARD WTD. AVG.  CUT-OFF DATE     OR ARD
MORTGAGE RATES (%)                LOANS     BALANCE ($)     BALANCE    RATE (%)    (MOS.)    DSCR (x)  LTV RATIO (%) LTV RATIO (%)
----------------------------------------------------------------------------------------------------------------------------------

4.9900 - 5.4999                     12       265,077,328      8.2%      5.4069      110        1.35         76.2          71.9
5.5000 - 5.7499                     67     1,076,319,792     33.4%      5.6176      114        1.34         73.0          68.2
5.7500 - 5.9999                    114       988,592,885     30.7%      5.8404      115        1.38         72.0          65.6
6.0000 - 6.0999                     19       139,888,416      4.3%      6.0317      114        1.41         68.8          61.9
6.1000 - 6.1999                     12       307,586,893      9.6%      6.1358      114        1.32         59.5          55.0
6.2000 - 6.2999                     11        99,469,442      3.1%      6.2351      117        1.30         69.6          61.4
6.3000 - 6.3999                      8        76,436,838      2.4%      6.3253      108        1.32         70.5          59.4
6.4000 - 6.4999                      6       178,425,525      5.5%      6.4710      119        1.96         55.9          48.3
6.5000 - 6.5999                      2        59,580,430      1.9%      6.5023      116        1.37         59.3          53.7
6.6000 - 7.5000                      8        28,675,054      0.9%      6.9105      118        1.27         59.9          49.1
----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            259    $3,220,052,604    100.0%      5.8472      114        1.39x        70.0          64.2
=================================================================================================================================

Minimum:            4.9900
Maximum:            7.5000
Weighted Average:   5.8472

                            Annex A-2 (Loan Group 1)

DEBT SERVICE COVERAGE RATIOS (x)

                                             AGGREGATE                            WTD. AVG.
                                              CUT-OFF                             REMAINING                            WTD. AVG.
                                NUMBER OF      DATE      % OF INITIAL WTD. AVG.    TERM TO               WTD. AVG.   MATURITY DATE
RANGE OF DEBT SERVICE           MORTGAGE     PRINCIPAL   LOAN GROUP 1  MORTGAGE MATURITY/ARD WTD. AVG.  CUT-OFF DATE     OR ARD
COVERAGE RATIOS (x)               LOANS     BALANCE ($)     BALANCE    RATE (%)    (MOS.)    DSCR (x)  LTV RATIO (%) LTV RATIO (%)
----------------------------------------------------------------------------------------------------------------------------------

1.05 -  1.19                        37       621,236,885     19.3%       5.8794       118      1.16         70.0          64.2
1.20 -  1.24                        60       674,858,372     21.0%       5.7431       116      1.21         74.3          66.9
1.25 -  1.29                        35       325,100,521     10.1%       5.9645       117      1.27         73.3          65.3
1.30 -  1.34                        18       135,487,713      4.2%       5.9342       119      1.31         72.9          66.3
1.35 -  1.44                        41       521,799,255     16.2%       5.8098       111      1.38         72.3          67.4
1.45 -  1.49                        14       293,117,852      9.1%       6.0783       109      1.48         64.3          57.5
1.50 -  1.59                        15       194,454,337      6.0%       5.6439       118      1.55         71.2          69.5
1.60 -  1.79                        27       353,370,752     11.0%       5.7060       109      1.67         66.2          63.8
1.80 -  3.48                        12       100,626,917      3.1%       6.2602       113      2.82         42.8          34.2
----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            259    $3,220,052,604    100.0%       5.8472       114      1.39x        70.0          64.2
==================================================================================================================================

Minimum:            1.05x
Maximum:            3.48x
Weighted Average:   1.39x

CUT-OFF DATE LOAN-TO-VALUE RATIOS (%)

                                             AGGREGATE                            WTD. AVG.
                                              CUT-OFF                             REMAINING                            WTD. AVG.
                                NUMBER OF      DATE      % OF INITIAL WTD. AVG.    TERM TO               WTD. AVG.   MATURITY DATE
RANGE OF CUT-OFF DATE           MORTGAGE     PRINCIPAL   LOAN GROUP 1  MORTGAGE MATURITY/ARD WTD. AVG.  CUT-OFF DATE     OR ARD
LOAN-TO-VALUE RATIOS (%)          LOANS     BALANCE ($)     BALANCE    RATE (%)    (MOS.)    DSCR (x)  LTV RATIO (%) LTV RATIO (%)
----------------------------------------------------------------------------------------------------------------------------------

31.20  -  50.00                     22       129,113,649      4.0%       6.2212       115      2.47         41.8          34.0
50.01  -  60.00                     19       320,326,038      9.9%       6.1225       116      1.29         54.6          51.6
60.01  -  65.00                     29       407,466,965     12.7%       6.0231       113      1.51         62.5          56.1
65.01  -  70.00                     48       391,956,437     12.2%       5.8449       115      1.43         67.7          59.7
70.01  -  75.00                     62       777,817,054     24.2%       5.7511       113      1.34         73.2          67.8
75.01  -  77.50                     20       348,461,409     10.8%       5.7386       117      1.31         76.6          71.3
77.51  -  80.00                     56       818,237,051     25.4%       5.7246       114      1.25         79.1          73.3
80.01  -  84.00                      3        26,674,000      0.8%       6.0555       104      1.22         82.5          75.4
----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            259    $3,220,052,604    100.0%       5.8472       114      1.39x        70.0          64.2
==================================================================================================================================

Minimum:            31.20
Maximum:            84.00
Weighted Average:   70.03

                            Annex A-2 (Loan Group 1)

MATURITY DATE OR ANTICIPATED REPAYMENT DATE LOAN-TO-VALUE RATIOS (%)

                                                                                   WTD. AVG.
                                              AGGREGATE                            REMAINING                            WTD. AVG.
                                 NUMBER OF     CUT-OFF    % OF INITIAL WTD. AVG.    TERM TO               WTD. AVG.   MATURITY DATE
RANGE OF MATURITY DATE           MORTGAGE  DATE PRINCIPAL LOAN GROUP 1  MORTGAGE MATURITY/ARD WTD. AVG.  CUT-OFF DATE    OR ARD
OR ARD LTV RATIOS (%)              LOANS     BALANCE ($)     BALANCE    RATE (%)    (MOS.)     DSCR (x) LTV RATIO (%) LTV RATIO (%)
-----------------------------------------------------------------------------------------------------------------------------------

Fully Amortizing                      1         2,978,520      0.1%      5.8200      178        1.17         60.8           0.0
    9.90 - 50.00                     41       249,904,312      7.8%      6.1020      117        1.94         51.3          39.1
   50.01 - 55.00                     29       551,560,767     17.1%      6.1282      117        1.35         59.3          52.8
   55.01 - 60.00                     19        98,855,012      3.1%      6.0077      117        1.33         66.2          58.2
   60.01 - 62.50                     24       211,209,050      6.6%      5.8887      114        1.38         69.9          61.7
   62.51 - 65.00                     29       281,655,500      8.7%      5.7969      110        1.48         68.1          63.8
   65.01 - 67.50                     32       385,456,339     12.0%      5.8209      118        1.30         73.7          66.8
   67.51 - 70.00                     22       314,811,954      9.8%      5.7282      116        1.28         74.7          68.8
   70.01 - 79.90                     62     1,123,621,149     34.9%      5.6857      112        1.32         77.8          74.4
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             259    $3,220,052,604    100.0%      5.8472      114        1.39x        70.0          64.2
===================================================================================================================================

Minimum:            9.90
Maximum:            79.90
Weighted Average:   64.22

REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE

                                                                                   WTD. AVG.
                                              AGGREGATE                            REMAINING                            WTD. AVG.
                                 NUMBER OF     CUT-OFF    % OF INITIAL WTD. AVG.    TERM TO               WTD. AVG.   MATURITY DATE
RANGE OF REMAINING               MORTGAGE  DATE PRINCIPAL LOAN GROUP 1  MORTGAGE MATURITY/ARD WTD. AVG.  CUT-OFF DATE    OR ARD
TERMS TO MATURITY (MOS.)           LOANS     BALANCE ($)     BALANCE    RATE (%)    (MOS.)     DSCR (x) LTV RATIO (%) LTV RATIO (%)
-----------------------------------------------------------------------------------------------------------------------------------

 57 - 84                             13       208,482,027      6.5%      5.7570       69        1.44         73.1          71.8
 85 - 114                             9       104,122,019      3.2%      6.0084      101        1.65         61.0          53.1
115 - 121                           231     2,898,936,203     90.0%      5.8454      118        1.37         70.2          64.1
122 - 178                             6         8,512,355      0.3%      6.6884      174        1.28         53.4          38.4
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             259    $3,220,052,604    100.0%      5.8472      114        1.39x        70.0          64.2
===================================================================================================================================

Minimum:            57 mos.
Maximum:            178 mos.
Weighted Average:   114 mos.

                            Annex A-2 (Loan Group 1)

REMAINING STATED AMORTIZATION TERMS

                                                                                   WTD. AVG.
                                              AGGREGATE                            REMAINING                            WTD. AVG.
                                 NUMBER OF     CUT-OFF    % OF INITIAL WTD. AVG.    TERM TO               WTD. AVG.   MATURITY DATE
RANGE OF REMAINING STATED        MORTGAGE  DATE PRINCIPAL LOAN GROUP 1  MORTGAGE MATURITY/ARD WTD. AVG.  CUT-OFF DATE    OR ARD
AMORTIZATION TERMS (MOS.)          LOANS     BALANCE ($)     BALANCE    RATE (%)    (MOS.)     DSCR (x) LTV RATIO (%) LTV RATIO (%)
-----------------------------------------------------------------------------------------------------------------------------------

Interest Only                        39       917,841,000     28.5%      5.7434      110        1.45         68.6          68.6
   141 - 240                         14        87,042,534      2.7%      6.0270      121        1.30         65.9          42.0
   241 - 300                         12       137,220,515      4.3%      6.2106      113        2.26         51.9          40.4
   301 - 360                        186     1,955,444,107     60.7%      5.8709      116        1.31         71.7          64.5
   361 - 420                          8       122,504,448      3.8%      5.7115      118        1.22         76.5          68.4
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             259    $3,220,052,604    100.0%      5.8472      114        1.39x        70.0          64.2
===================================================================================================================================

Minimum:            141 mos.
Maximum:            420 mos.
Weighted Average:   351 mos.

AMORTIZATION TYPES

                                                                                   WTD. AVG.
                                              AGGREGATE                            REMAINING                            WTD. AVG.
                                 NUMBER OF     CUT-OFF    % OF INITIAL WTD. AVG.    TERM TO               WTD. AVG.   MATURITY DATE
                                 MORTGAGE  DATE PRINCIPAL LOAN GROUP 1  MORTGAGE MATURITY/ARD WTD. AVG.  CUT-OFF DATE    OR ARD
AMORTIZATION TYPES                 LOANS     BALANCE ($)     BALANCE    RATE (%)    (MOS.)     DSCR (x) LTV RATIO (%) LTV RATIO (%)
-----------------------------------------------------------------------------------------------------------------------------------

IO-Balloon                          113     1,463,135,500     45.4%      5.8517      116        1.29         72.2          65.9
Interest Only                        38       912,071,000     28.3%      5.7441      110        1.45         68.7          68.7
Balloon                              93       662,429,491     20.6%      6.0123      116        1.54         66.2          54.8
ARD                                  10        87,368,093      2.7%      5.6526      112        1.37         69.1          53.5
Partial IO-ARD                        3        86,300,000      2.7%      5.8060      116        1.21         78.3          71.9
IO-ARD                                1         5,770,000      0.2%      5.6300      120        1.68         64.8          64.8
Fully Amortizing                      1         2,978,520      0.1%      5.8200      178        1.17         60.8          0.0
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             259    $3,220,052,604    100.0%      5.8472      114        1.39x        70.0          64.2
===================================================================================================================================

ESCROW TYPES

                                              AGGREGATE
                                 NUMBER OF     CUT-OFF    % OF INITIAL
                                 MORTGAGE  DATE PRINCIPAL LOAN GROUP 1
ESCROW TYPES                       LOANS     BALANCE ($)     BALANCE
-----------------------------------------------------------------------
Real Estate Tax                     203    2,493,689,218     77.4%
Replacement Reserves                175    2,350,298,693     73.0%
Insurance                           170    2,121,785,315     65.9%
TI/LC Reserves                      118    1,331,127,916     54.2%

LOCKBOX TYPES

                                              AGGREGATE
                                 NUMBER OF     CUT-OFF    % OF INITIAL
                                 MORTGAGE  DATE PRINCIPAL LOAN GROUP 1
LOCKBOX TYPES                      LOANS     BALANCE ($)     BALANCE
-----------------------------------------------------------------------
Hard                                62     1,315,098,810     40.8%
None at Closing, Springing Hard     44       551,987,271     17.1%
Soft at Closing, Springing Hard      2        83,200,000      2.6%
Soft                                 3        54,683,363      1.7%
-----------------------------------------------------------------------

                            Annex A-2 (Loan Group 2)

LOAN SELLERS

                                                                                   WTD. AVG.
                                              AGGREGATE                            REMAINING                            WTD. AVG.
                                 NUMBER OF     CUT-OFF    % OF INITIAL WTD. AVG.    TERM TO               WTD. AVG.   MATURITY DATE
                                 MORTGAGE  DATE PRINCIPAL LOAN GROUP 2  MORTGAGE MATURITY/ARD WTD. AVG.  CUT-OFF DATE    OR ARD
MORTGAGE LOAN SELLER               LOANS     BALANCE ($)     BALANCE    RATE (%)    (MOS.)     DSCR (x) LTV RATIO (%) LTV RATIO (%)
-----------------------------------------------------------------------------------------------------------------------------------

MLML                                 9        947,893,776     78.6%      6.2834      114        1.64         58.4          58.1
CRF                                 52        188,682,693     15.7%      5.9258      150        1.28         70.5          64.3
KEY                                  5         33,202,928      2.8%      5.8569      121        2.20         72.3          63.1
IXIS                                 3         18,940,466      1.6%      5.9120       63        1.31         76.6          74.9
WFB                                  5         16,896,114      1.4%      5.7911      117        1.22         78.8          69.3
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             74     $1,205,615,976    100.0%      6.2030      119        1.59x        61.2          59.5
===================================================================================================================================

PROPERTY TYPES

                                                                                   WTD. AVG.
                                              AGGREGATE                            REMAINING                            WTD. AVG.
                                 NUMBER OF     CUT-OFF    % OF INITIAL WTD. AVG.    TERM TO               WTD. AVG.   MATURITY DATE
                                 MORTGAGED DATE PRINCIPAL LOAN GROUP 2  MORTGAGE MATURITY/ARD WTD. AVG.  CUT-OFF DATE    OR ARD
PROPERTY TYPE                   PROPERTIES   BALANCE ($)     BALANCE    RATE (%)    (MOS.)     DSCR (x) LTV RATIO (%) LTV RATIO (%)
-----------------------------------------------------------------------------------------------------------------------------------

Multifamily                         78      1,198,184,691     99.4%      6.2048      119        1.59         61.2          59.5
Manufactured Housing                 2          7,431,286      0.6%      5.9003      117        1.21         63.8          54.3
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             80     $1,205,615,976    100.0%      6.2030      119        1.59x        61.2          59.5
===================================================================================================================================

                            Annex A-2 (Loan Group 2)

PROPERTY STATE/LOCATION

                                                                                   WTD. AVG.
                                              AGGREGATE                            REMAINING                            WTD. AVG.
                                 NUMBER OF     CUT-OFF    % OF INITIAL WTD. AVG.    TERM TO               WTD. AVG.   MATURITY DATE
                                 MORTGAGED DATE PRINCIPAL LOAN GROUP 2  MORTGAGE MATURITY/ARD WTD. AVG.  CUT-OFF DATE    OR ARD
PROPERTY STATE/LOCATION         PROPERTIES   BALANCE ($)     BALANCE    RATE (%)    (MOS.)     DSCR (x) LTV RATIO (%) LTV RATIO (%)
-----------------------------------------------------------------------------------------------------------------------------------

New York                             5        804,551,156     66.7%      6.3834      118        1.75         55.5          55.5
California                          25         72,829,956      6.0%      5.9250      144        1.27         68.6          69.3
Texas                                8         64,725,297      5.4%      5.7544      121        1.24         74.0          70.9
North Carolina                       7         49,064,906      4.1%      5.8681       98        1.40         70.7          66.0
Arizona                              2         45,053,411      3.7%      5.6881      118        1.19         66.3          65.7
Ohio                                 5         20,213,909      1.7%      5.8218      128        1.39         72.5          64.6
Indiana                              3         20,130,117      1.7%      5.7877       98        1.25         76.3          69.8
Alabama                              1         19,973,150      1.7%      5.9000      119        1.27         76.8          65.0
South Carolina                       2         17,320,000      1.4%      5.7100      118        1.35         80.0          80.0
Iowa                                 3         14,828,507      1.2%      5.8878      118        1.23         76.5          64.8
Pennsylvania                         3         13,783,019      1.1%      5.8863      117        1.28         74.5          63.5
Maryland                             1         13,725,000      1.1%      5.8400       57        1.31         78.0          78.0
Michigan                             1         13,500,000      1.1%      5.7000      118        1.20         78.5          70.5
Oklahoma                             2         10,400,000      0.9%      5.7327      118        1.24         78.8          69.9
Tennessee                            1          5,960,000      0.5%      5.7500      117        1.36         75.0          66.1
Florida                              1          3,495,466      0.3%      6.2550       59        1.29         71.8          67.4
North Dakota                         2          3,344,587      0.3%      5.8600      118        1.31         79.8          67.6
New Mexico                           1          2,990,513      0.2%      5.7200      117        1.26         64.5          54.4
Minnesota                            1          2,900,800      0.2%      6.8750      352        1.14         79.3           5.0
Vermont                              1          1,785,158      0.1%      6.8750      351        1.10         75.0           0.0
Washington                           1          1,494,251      0.1%      6.8750      351        1.15         67.2           0.0
Nevada                               1          1,350,000      0.1%      5.9920      116        1.18         73.0          63.3
Virginia                             1          1,023,365      0.1%      6.7500      352        1.35         58.5           0.0
New Hampshire                        1            636,425      0.1%      6.8750      353        1.33         63.6           0.0
Wisconsin                            1            536,983      0.0%      6.8750      353        1.25         65.9           0.0
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             80     $1,205,615,976    100.0%      6.2030      119        1.59x        61.2          59.5
===================================================================================================================================

                            Annex A-2 (Loan Group 2)

CUT-OFF DATE PRINCIPAL BALANCES ($)

                                                                                   WTD. AVG.
                                              AGGREGATE                            REMAINING                            WTD. AVG.
                                 NUMBER OF     CUT-OFF    % OF INITIAL WTD. AVG.    TERM TO               WTD. AVG.   MATURITY DATE
RANGE OF CUT-OFF                 MORTGAGE  DATE PRINCIPAL LOAN GROUP 2  MORTGAGE MATURITY/ARD WTD. AVG.  CUT-OFF DATE    OR ARD
DATE PRINCIPAL BALANCES ($)        LOANS     BALANCE ($)     BALANCE    RATE (%)    (MOS.)     DSCR (x) LTV RATIO (%) LTV RATIO (%)
-----------------------------------------------------------------------------------------------------------------------------------

   431,373 - 3,499,999              48         67,737,132      5.6%      6.3149      212        1.74         64.7          52.8
 3,500,000 - 4,499,999               4         15,545,076      1.3%      5.7618      118        1.29         68.4          59.4
 5,500,000 - 6,999,999               5         31,573,286      2.6%      5.7553      118        1.27         75.1          66.3
10,000,000 - 12,999,999              4         44,563,019      3.7%      5.7350      108        1.28         75.1          67.1
13,000,000 - 19,999,999              8        124,347,464     10.3%      5.7837      111        1.26         76.4          71.2
20,000,000 - 800,000,000             5        921,850,000     76.5%      6.2967      114        1.65         57.6          57.6
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             74     $1,205,615,976    100.0%      6.2030      119        1.59x        61.2          59.5
===================================================================================================================================

Minimum:   $431,373
Maximum:   $800,000,000
Average:   $16,292,108

MORTGAGE RATES (%)

                                                                                   WTD. AVG.
                                              AGGREGATE                            REMAINING                            WTD. AVG.
                                 NUMBER OF     CUT-OFF    % OF INITIAL WTD. AVG.    TERM TO               WTD. AVG.   MATURITY DATE
RANGE OF                         MORTGAGE  DATE PRINCIPAL LOAN GROUP 2  MORTGAGE MATURITY/ARD WTD. AVG.  CUT-OFF DATE    OR ARD
MORTGAGE RATES (%)                 LOANS     BALANCE ($)     BALANCE    RATE (%)    (MOS.)     DSCR (x) LTV RATIO (%) LTV RATIO (%)
-----------------------------------------------------------------------------------------------------------------------------------

5.4500 - 5.7999                     20        234,835,908     19.5%      5.6810      104        1.28         73.5          70.6
5.8000 - 5.8999                      9         68,294,526      5.7%      5.8416      105        1.26         72.4          67.4
5.9000 - 6.0999                      9         63,365,000      5.3%      5.9524      120        1.78         71.4          61.2
6.1000 - 6.1999                      3          6,360,000      0.5%      6.1200      116        1.29         80.4          70.2
6.2000 - 7.4250                     33        832,760,542     69.1%      6.3995      125        1.69         55.9          55.4
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             74     $1,205,615,976    100.0%      6.2030      119        1.59x        61.2          59.5
===================================================================================================================================

Minimum:            5.4500
Maximum:            7.4250
Weighted Average:   6.2030

                            Annex A-2 (Loan Group 2)

DEBT SERVICE COVERAGE RATIOS (x)

                                                                                   WTD. AVG.
                                              AGGREGATE                            REMAINING                            WTD. AVG.
                                 NUMBER OF     CUT-OFF    % OF INITIAL WTD. AVG.    TERM TO               WTD. AVG.   MATURITY DATE
RANGE OF DEBT                    MORTGAGE  DATE PRINCIPAL LOAN GROUP 2  MORTGAGE MATURITY/ARD WTD. AVG.  CUT-OFF DATE    OR ARD
SERVICE COVERAGE RATIOS (x)        LOANS     BALANCE ($)     BALANCE    RATE (%)    (MOS.)     DSCR (x) LTV RATIO (%) LTV RATIO (%)
-----------------------------------------------------------------------------------------------------------------------------------

1.10 - 1.19                         21         91,071,550      7.6%      5.9415      168        1.18         70.1          66.2
1.20 - 1.24                         14         74,063,601      6.1%      5.8260      117        1.22         74.6          66.5
1.25 - 1.29                         12         85,745,985      7.1%      5.8395      119        1.27         70.7          65.1
1.30 - 1.39                         18        111,881,384      9.3%      5.7965      100        1.33         75.8          72.0
1.40 - 15.11                         9        842,853,456     69.9%      6.3553      117        1.74         56.2          56.1
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             74     $1,205,615,976    100.0%      6.2030      119        1.59x        61.2          59.5
===================================================================================================================================

Minimum:            1.10x
Maximum:            15.11x
Weighted Average:   1.59x

CUT-OFF DATE LOAN-TO-VALUE RATIOS (%)

                                                                                   WTD. AVG.
                                              AGGREGATE                            REMAINING                            WTD. AVG.
                                 NUMBER OF     CUT-OFF    % OF INITIAL WTD. AVG.    TERM TO               WTD. AVG.   MATURITY DATE
RANGE OF CUT-OFF DATE            MORTGAGE  DATE PRINCIPAL LOAN GROUP 2  MORTGAGE MATURITY/ARD WTD. AVG.  CUT-OFF DATE    OR ARD
LOAN-TO-VALUE RATIOS (%)           LOANS     BALANCE ($)     BALANCE    RATE (%)    (MOS.)     DSCR (x) LTV RATIO (%) LTV RATIO (%)
-----------------------------------------------------------------------------------------------------------------------------------

 5.00 - 70.00                       41        934,621,737     77.5%      6.3159      123        1.68         56.7          56.3
70.01 - 72.50                        4         17,706,847      1.5%      5.8147      105        1.41         71.3          64.0
72.51 - 75.00                        8         75,161,953      6.2%      5.8762      105        1.34         74.0          68.1
75.01 - 77.50                        3         36,843,688      3.1%      5.8624      118        1.25         76.9          65.2
77.51 - 81.10                       18        141,281,751     11.7%      5.7673      106        1.26         78.9          73.7
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             74     $1,205,615,976    100.0%      6.2030      119        1.59x        61.2          59.5
===================================================================================================================================

Minimum:            5.00
Maximum:            81.10
Weighted Average:   61.22

                            Annex A-2 (Loan Group 2)

MATURITY DATE OR ANTICIPATED REPAYMENT DATE LOAN-TO-VALUE RATIOS (%)

                                                                                   WTD. AVG.
                                              AGGREGATE                            REMAINING                            WTD. AVG.
                                 NUMBER OF     CUT-OFF    % OF INITIAL WTD. AVG.    TERM TO               WTD. AVG.   MATURITY DATE
RANGE OF MATURITY DATE           MORTGAGE  DATE PRINCIPAL LOAN GROUP 2  MORTGAGE MATURITY/ARD WTD. AVG.  CUT-OFF DATE    OR ARD
OR ARD LTV RATIOS (%)              LOANS     BALANCE ($)     BALANCE    RATE (%)    (MOS.)     DSCR (x) LTV RATIO (%) LTV RATIO (%)
-----------------------------------------------------------------------------------------------------------------------------------

Fully Amortizing                    27         22,993,489      1.9%      6.8607      352        1.25         59.8           0.0
 0.00 - 60.00                       14        837,040,454     69.4%      6.3781      125        1.72         55.9          55.1
60.01 - 65.00                        7         61,556,327      5.1%      5.9016      118        1.32         74.2          63.7
65.01 - 67.50                        6         70,946,003      5.9%      5.7479      115        1.22         69.9          65.9
67.51 - 70.00                        9         67,917,703      5.6%      5.7240      112        1.28         72.6          68.9
70.01 - 80.00                       11        145,162,000     12.0%      5.7394       93        1.29         77.8          75.6
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             74     $1,205,615,976    100.0%      6.2030      119        1.59x        61.2          59.5
===================================================================================================================================

Minimum:            3.00
Maximum:            80.00
Weighted Average:   59.50

REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE

                                                                                   WTD. AVG.
                                              AGGREGATE                            REMAINING                            WTD. AVG.
                                 NUMBER OF     CUT-OFF    % OF INITIAL WTD. AVG.    TERM TO               WTD. AVG.   MATURITY DATE
RANGE OF REMAINING               MORTGAGE  DATE PRINCIPAL LOAN GROUP 2  MORTGAGE MATURITY/ARD WTD. AVG.  CUT-OFF DATE    OR ARD
TERMS TO MATURITY (MOS.)           LOANS     BALANCE ($)     BALANCE    RATE (%)    (MOS.)     DSCR (x) LTV RATIO (%) LTV RATIO (%)
-----------------------------------------------------------------------------------------------------------------------------------

 57 - 109                            5         86,045,466      7.1%      5.7547       68        1.34         76.0          75.1
110 - 353                           69      1,119,570,510     92.9%      6.2374      123        1.61         60.1          58.3
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             74     $1,205,615,976    100.0%      6.2030      119        1.59x        61.2          59.5
===================================================================================================================================

Minimum:            57 mos.
Maximum:            353 mos.
Weighted Average:   119 mos.

REMAINING STATED AMORTIZATION TERMS

                                                                                   WTD. AVG.
                                              AGGREGATE                            REMAINING                            WTD. AVG.
                                 NUMBER OF     CUT-OFF    % OF INITIAL WTD. AVG.    TERM TO               WTD. AVG.   MATURITY DATE
RANGE OF REMAINING STATED        MORTGAGE  DATE PRINCIPAL LOAN GROUP 2  MORTGAGE MATURITY/ARD WTD. AVG.  CUT-OFF DATE    OR ARD
AMORTIZATION TERMS (MOS.)          LOANS     BALANCE ($)     BALANCE    RATE (%)    (MOS.)     DSCR (x) LTV RATIO (%) LTV RATIO (%)
-----------------------------------------------------------------------------------------------------------------------------------

Interest Only                        9        985,495,000     81.7%      6.2570      113        1.63         58.9          58.9
297 - 360                           64        219,108,160     18.2%      5.9551      144        1.41         71.8          62.8
361 - 473                            1          1,012,817      0.1%      7.2000      353        1.19         64.1          41.6
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             74     $1,205,615,976    100.0%      6.2030      119        1.59x        61.2          59.5
===================================================================================================================================

Minimum:            297 mos.
Maximum:            473 mos.
Weighted Average:   358 mos.

                            Annex A-2 (Loan Group 2)

AMORTIZATION TYPES

                                                                                   WTD. AVG.
                                              AGGREGATE                            REMAINING                            WTD. AVG.
                                 NUMBER OF     CUT-OFF    % OF INITIAL WTD. AVG.    TERM TO               WTD. AVG.   MATURITY DATE
                                 MORTGAGE  DATE PRINCIPAL LOAN GROUP 2  MORTGAGE MATURITY/ARD WTD. AVG.  CUT-OFF DATE    OR ARD
AMORTIZATION TYPES                 LOANS     BALANCE ($)     BALANCE    RATE (%)    (MOS.)     DSCR (x) LTV RATIO (%) LTV RATIO (%)
-----------------------------------------------------------------------------------------------------------------------------------

Interest Only                        9        985,495,000     81.7%      6.2570      113        1.63         58.9          58.9
IO-Balloon                          19         99,022,800      8.2%      5.7901      122        1.26         76.0          65.8
Balloon                             19         98,104,688      8.1%      5.9223      120        1.60         70.3          59.7
Fully Amortizing                    27         22,993,489      1.9%      6.8607      352        1.25         59.8           0.0
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             74     $1,205,615,976    100.0%      6.2030      119        1.59x        61.2          59.5
===================================================================================================================================

ESCROW TYPES

                                              AGGREGATE
                                 NUMBER OF     CUT-OFF    % OF INITIAL
                                 MORTGAGE  DATE PRINCIPAL LOAN GROUP 2
ESCROW TYPES                       LOANS     BALANCE ($)     BALANCE
-----------------------------------------------------------------------
Real Estate Tax                     71     1,202,387,670     99.7%
Insurance                           69     1,200,826,043     99.6%
Replacement Reserves                35     1,120,503,136     92.9%

LOCKBOX TYPES

                                              AGGREGATE
                                 NUMBER OF     CUT-OFF    % OF INITIAL
                                 MORTGAGE  DATE PRINCIPAL LOAN GROUP 2
LOCKBOX TYPES                      LOANS     BALANCE ($)     BALANCE
-----------------------------------------------------------------------
None at Closing, Springing
   Hard                             3        7,505,374        0.6%
Soft                                3       41,545,000        3.4%
Hard                                2      830,500,000       68.9%

                                    ANNEX A-3

            RESURGENS PLAZA TRUST MORTGAGE LOAN AMORTIZATION SCHEDULE

                                      A-3-1

                                    ANNEX A-3
                                 RESURGENS PLAZA

PERIOD      DATE     ENDING BALANCE   PRINCIPAL
------   ---------   --------------   ---------
   0     3/1/2007    $82,000,000.00
   1     4/1/2007    $82,000,000.00
   2     5/1/2007    $82,000,000.00
   3     6/1/2007    $82,000,000.00
   4     7/1/2007    $82,000,000.00
   5     8/1/2007    $82,000,000.00
   6     9/1/2007    $82,000,000.00
   7     10/1/2007   $82,000,000.00
   8     11/1/2007   $82,000,000.00
   9     12/1/2007   $82,000,000.00
  10     1/1/2008    $82,000,000.00
  11     2/1/2008    $82,000,000.00
  12     3/1/2008    $82,000,000.00
  13     4/1/2008    $82,000,000.00
  14     5/1/2008    $82,000,000.00
  15     6/1/2008    $82,000,000.00
  16     7/1/2008    $82,000,000.00
  17     8/1/2008    $82,000,000.00
  18     9/1/2008    $82,000,000.00
  19     10/1/2008   $82,000,000.00
  20     11/1/2008   $82,000,000.00
  21     12/1/2008   $82,000,000.00
  22     1/1/2009    $82,000,000.00
  23     2/1/2009    $82,000,000.00
  24     3/1/2009    $82,000,000.00
  25     4/1/2009    $82,000,000.00
  26     5/1/2009    $82,000,000.00
  27     6/1/2009    $82,000,000.00
  28     7/1/2009    $82,000,000.00
  29     8/1/2009    $82,000,000.00
  30     9/1/2009    $82,000,000.00
  31     10/1/2009   $82,000,000.00
  32     11/1/2009   $82,000,000.00
  33     12/1/2009   $82,000,000.00
  34     1/1/2010    $82,000,000.00
  35     2/1/2010    $82,000,000.00
  36     3/1/2010    $82,000,000.00
  37     4/1/2010    $82,000,000.00
  38     5/1/2010    $82,000,000.00
  39     6/1/2010    $82,000,000.00
  40     7/1/2010    $82,000,000.00
  41     8/1/2010    $82,000,000.00
  42     9/1/2010    $82,000,000.00
  43     10/1/2010   $82,000,000.00
  44     11/1/2010   $82,000,000.00
  45     12/1/2010   $82,000,000.00
  46     1/1/2011    $82,000,000.00

PERIOD      DATE     ENDING BALANCE    PRINCIPAL
------   ---------   --------------   -----------
  47     2/1/2011    $82,000,000.00
  48     3/1/2011    $82,000,000.00
  49     4/1/2011    $82,000,000.00
  50     5/1/2011    $82,000,000.00
  51     6/1/2011    $82,000,000.00
  52     7/1/2011    $82,000,000.00
  53     8/1/2011    $82,000,000.00
  54     9/1/2011    $82,000,000.00
  55     10/1/2011   $82,000,000.00
  56     11/1/2011   $82,000,000.00
  57     12/1/2011   $82,000,000.00
  58     1/1/2012    $81,924,014.24   $ 75,985.76
  59     2/1/2012    $81,847,664.36   $ 76,349.89
  60     3/1/2012    $81,745,644.03   $102,020.33
  61     4/1/2012    $81,668,439.37   $ 77,204.65
  62     5/1/2012    $81,578,240.17   $ 90,199.20
  63     6/1/2012    $81,500,233.31   $ 78,006.86
  64     7/1/2012    $81,409,254.05   $ 90,979.26
  65     8/1/2012    $81,330,437.39   $ 78,816.66
  66     9/1/2012    $81,251,243.03   $ 79,194.36
  67     10/1/2012   $81,159,109.08   $ 92,133.95
  68     11/1/2012   $81,079,093.70   $ 80,015.38
  69     12/1/2012   $80,986,161.41   $ 92,932.29
  70     1/1/2013    $80,906,778.25   $ 79,383.17
  71     2/1/2013    $80,827,007.83   $ 79,770.41
  72     3/1/2013    $80,708,691.20   $118,316.63
  73     4/1/2013    $80,627,954.48   $ 80,736.72
  74     5/1/2013    $80,534,136.21   $ 93,818.27
  75     6/1/2013    $80,452,547.98   $ 81,588.23
  76     7/1/2013    $80,357,901.64   $ 94,646.34
  77     8/1/2013    $80,275,453.70   $ 82,447.94
  78     9/1/2013    $80,192,603.57   $ 82,850.14
  79     10/1/2013   $80,096,730.08   $ 95,873.49
  80     11/1/2013   $80,013,008.09   $ 83,721.98
  81     12/1/2013   $79,916,286.76   $ 96,721.33
  82     1/1/2014    $79,831,684.54   $ 84,602.22
  83     2/1/2014    $79,746,669.61   $ 85,014.93
  84     3/1/2014    $79,623,592.89   $123,076.72
  85     4/1/2014    $79,537,562.85   $ 86,030.04
  86     5/1/2014    $79,438,597.02   $ 98,965.83
  87     6/1/2014    $79,351,664.53   $ 86,932.49
  88     7/1/2014    $79,251,821.11   $ 99,843.43
  89     8/1/2014    $79,163,977.49   $ 87,843.61
  90     9/1/2014    $79,075,705.36   $ 88,272.13
  91     10/1/2014   $78,974,559.18   $101,146.18
  92     11/1/2014   $78,885,363.03   $ 89,196.15
  93     12/1/2014   $78,783,318.27   $102,044.76
  94     1/1/2015    $78,693,189.21   $ 90,129.06
  95     2/1/2015    $78,602,620.48   $ 90,568.73

PERIOD      DATE     ENDING BALANCE    PRINCIPAL
------   ---------   --------------   -----------
   96    3/1/2015    $78,474,502.95   $128,117.53
   97    4/1/2015    $78,382,867.42   $ 91,635.52
   98    5/1/2015    $78,278,450.47   $104,416.95
   99    6/1/2015    $78,185,858.56   $ 92,591.91
  100    7/1/2015    $78,080,511.56   $105,347.00
  101    8/1/2015    $77,986,954.07   $ 93,557.49
  102    9/1/2015    $77,892,940.19   $ 94,013.88
  103    10/1/2015   $77,786,210.37   $106,729.82
  104    11/1/2015   $77,691,217.22   $ 94,993.15
  105    12/1/2015   $77,583,535.10   $107,682.12
  106    1/1/2016    $77,487,553.27   $ 95,981.84
  107    2/1/2016    $77,391,103.21   $ 96,450.06
  108    3/1/2016    $77,269,825.95   $121,277.26
  109    4/1/2016    $77,172,313.78   $ 97,512.17
  110    5/1/2016    $77,062,182.00   $110,131.78
  111    6/1/2016    $76,963,656.90   $ 98,525.10
  112    7/1/2016    $76,852,540.09   $111,116.81
  113    8/1/2016    $76,752,992.32   $ 99,547.77
  114    9/1/2016    $76,652,958.93   $100,033.39
  115    10/1/2016   $76,540,375.36   $112,583.56
  116    11/1/2016   $76,439,304.79   $101,070.57
  117    12/1/2016   $76,325,712.60   $113,592.19
  118    1/1/2017    $76,223,594.86   $102,117.74

                                    ANNEX A-4

         TOWNE PARK APARTMENTS TRUST MORTGAGE LOAN AMORTIZATION SCHEDULE

                                      A-3-1

                                    ANNEX A-4
                              TOWNE PARK APARTMENTS

PERIOD      DATE     ENDING BALANCE    PRINCIPAL
------   ---------   --------------   ----------
   0     3/8/2007    $10,500,000.00
   1     4/8/2007    $10,500,000.00
   2     5/8/2007    $10,500,000.00
   3     6/8/2007    $10,500,000.00
   4     7/8/2007    $10,500,000.00
   5     8/8/2007    $10,500,000.00
   6     9/8/2007    $10,500,000.00
   7     10/8/2007   $10,500,000.00
   8     11/8/2007   $10,500,000.00
   9     12/8/2007   $10,500,000.00
  10     1/8/2008    $10,500,000.00
  11     2/8/2008    $10,500,000.00
  12     3/8/2008    $10,500,000.00
  13     4/8/2008    $10,500,000.00
  14     5/8/2008    $10,500,000.00
  15     6/8/2008    $10,500,000.00
  16     7/8/2008    $10,500,000.00
  17     8/8/2008    $10,500,000.00
  18     9/8/2008    $10,500,000.00
  19     10/8/2008   $10,500,000.00
  20     11/8/2008   $10,500,000.00
  21     12/8/2008   $10,500,000.00
  22     1/8/2009    $10,500,000.00
  23     2/8/2009    $10,500,000.00
  24     3/8/2009    $10,500,000.00
  25     4/8/2009    $10,500,000.00
  26     5/8/2009    $10,500,000.00
  27     6/8/2009    $10,500,000.00
  28     7/8/2009    $10,500,000.00
  29     8/8/2009    $10,500,000.00
  30     9/8/2009    $10,500,000.00
  31     10/8/2009   $10,500,000.00
  32     11/8/2009   $10,500,000.00
  33     12/8/2009   $10,488,806.60   $11,193.40
  34     1/8/2010    $10,479,203.84   $ 9,602.76
  35     2/8/2010    $10,469,554.44   $ 9,649.40
  36     3/8/2010    $10,454,937.49   $14,616.95
  37     4/8/2010    $10,445,170.24   $ 9,767.25
  38     5/8/2010    $10,433,719.14   $11,451.10
  39     6/8/2010    $10,423,848.84   $ 9,870.30
  40     7/8/2010    $10,412,297.53   $11,551.31
  41     8/8/2010    $10,402,323.19   $ 9,974.34
  42     9/8/2010    $10,392,300.41   $10,022.78
  43     10/8/2010   $10,380,600.82   $11,699.59
  44     11/8/2010   $10,370,472.54   $10,128.28
  45     12/8/2010   $10,358,770.34   $11,702.20
  46     1/8/2011    $10,348,649.92   $10,120.42

PERIOD      DATE     ENDING BALANCE    PRINCIPAL
------   ---------   --------------   ----------
  47     2/8/2011    $10,338,479.91   $10,170.01
  48     3/8/2011    $10,323,357.91   $15,122.00
  49     4/8/2011    $10,313,063.98   $10,293.93
  50     5/8/2011    $10,301,089.57   $11,974.41
  51     6/8/2011    $10,290,686.53   $10,403.04
  52     7/8/2011    $10,278,606.02   $12,080.51
  53     8/8/2011    $10,268,092.81   $10,513.21
  54     9/8/2011    $10,257,528.09   $10,564.72
  55     10/8/2011   $10,245,290.35   $12,237.74
  56     11/8/2011   $10,234,613.91   $10,676.44
  57     12/8/2011   $10,222,267.52   $12,346.39
  58     1/8/2012    $10,211,478.27   $10,789.25
  59     2/8/2012    $10,200,636.16   $10,842.11
  60     3/8/2012    $10,186,516.39   $14,119.77
  61     4/8/2012    $10,175,551.97   $10,964.42
  62     5/8/2012    $10,162,925.53   $12,626.44
  63     6/8/2012    $10,151,845.52   $11,080.01
  64     7/8/2012    $10,139,106.67   $12,738.85
  65     8/8/2012    $10,127,909.96   $11,196.71
  66     9/8/2012    $10,116,658.39   $11,251.57
  67     10/8/2012   $10,103,752.69   $12,905.70
  68     11/8/2012   $10,092,382.75   $11,369.94
  69     12/8/2012   $10,079,536.28   $12,846.47
  70     1/8/2013    $10,068,248.95   $11,287.33
  71     2/8/2013    $10,056,905.34   $11,343.61
  72     3/8/2013    $10,040,652.72   $16,252.62
  73     4/8/2013    $10,029,171.52   $11,481.20
  74     5/8/2013    $10,016,020.05   $13,151.47
  75     6/8/2013    $10,004,416.04   $11,604.01
  76     7/8/2013    $ 9,991,145.13   $13,270.91
  77     8/8/2013    $ 9,979,417.09   $11,728.04
  78     9/8/2013    $ 9,967,630.58   $11,786.51
  79     10/8/2013   $ 9,954,182.18   $13,448.40
  80     11/8/2013   $ 9,942,269.85   $11,912.33
  81     12/8/2013   $ 9,928,699.08   $13,570.77
  82     1/8/2014    $ 9,916,659.70   $12,039.38
  83     2/8/2014    $ 9,904,560.29   $12,099.41
  84     3/8/2014    $ 9,887,621.61   $16,938.68
  85     4/8/2014    $ 9,875,377.42   $12,244.19
  86     5/8/2014    $ 9,861,483.90   $13,893.52
  87     6/8/2014    $ 9,849,109.40   $12,374.50
  88     7/8/2014    $ 9,835,089.13   $14,020.27
  89     8/8/2014    $ 9,822,583.03   $12,506.10
  90     9/8/2014    $ 9,810,014.57   $12,568.46
  91     10/8/2014   $ 9,795,805.67   $14,208.90
  92     11/8/2014   $ 9,783,103.70   $12,701.97
  93     12/8/2014   $ 9,768,838.01   $14,265.69
  94     1/8/2015    $ 9,756,087.62   $12,750.39
  95     2/8/2015    $ 9,743,273.11   $12,814.51

PERIOD      DATE     ENDING BALANCE    PRINCIPAL
------   ---------   --------------   ----------
   96    3/8/2015    $ 9,725,652.43   $17,620.68
   97    4/8/2015    $ 9,712,684.87   $12,967.56
   98    5/8/2015    $ 9,698,076.48   $14,608.39
   99    6/8/2015    $ 9,684,970.24   $13,106.24
  100    7/8/2015    $ 9,670,226.97   $14,743.27
  101    8/8/2015    $ 9,656,980.68   $13,246.29
  102    9/8/2015    $ 9,643,667.77   $13,312.91
  103    10/8/2015   $ 9,628,723.50   $14,944.27
  104    11/8/2015   $ 9,615,268.49   $13,455.01
  105    12/8/2015   $ 9,600,186.01   $15,082.48
  106    1/8/2016    $ 9,586,587.49   $13,598.52
  107    2/8/2016    $ 9,572,920.58   $13,666.91
  108    3/8/2016    $ 9,556,079.06   $16,841.52
  109    4/8/2016    $ 9,542,258.73   $13,820.33
  110    5/8/2016    $ 9,526,820.93   $15,437.80
  111    6/8/2016    $ 9,512,853.46   $13,967.47
  112    7/8/2016    $ 9,497,272.56   $15,580.90
  113    8/8/2016    $ 9,483,156.50   $14,116.06
  114    9/8/2016    $ 9,468,969.45   $14,187.05
  115    10/8/2016   $ 9,453,174.98   $15,794.47
  116    11/8/2016   $ 9,438,837.16   $14,337.82

                                     ANNEX B

    CERTAIN CHARACTERISTICS REGARDING MULTIFAMILY PROPERTIES IN LOAN GROUP 2

                                       B-1

                                     ANNEX B

    CERTAIN CHARACTERISTICS REGARDING MULTIFAMILY PROPERTIES IN LOAN GROUP 2

LOAN #  ORIGINATOR(1)                PROPERTY NAME                               STREET ADDRESS                        CITY
------------------------------------------------------------------------------------------------------------------------------------

   1    MLML           Peter Cooper Village and Stuyvesant Town  110 Building Development Between 1st Avenue &  New York
                                                                 Avenue C, Between 14th & East 23rd Streets
 1.01   MLML           Stuyvesant Town                                                                          New York
 1.02   MLML           Peter Cooper Village                                                                     New York
  16    MLML           Villas at Camelback Crossing              5150 North 99th Avenue                         Glendale
  33    MLML           Somerset Apartments                       42211 Stonewood Road                           Temecula
  39    MLML           Fayetteville Portfolio                    Various                                        Fayetteville
 39.01  MLML           Carlson Bay Apartments                    3500 Carlson Bay Circle                        Fayetteville
 39.02  MLML           Meadowbrook Apartments                    6707 Watertrail Drive                          Fayetteville
 39.03  MLML           Stoney Ridge Apartments                   5441 Basking Ridge Drive                       Fayetteville
  49    CRF            The Cross Creek Apartments                2701 Grapevine Mills Boulevard                 Grapevine
  53    CRF            Waterford Square Apartments               201 Queensbury Drive                           Huntsville
  59    CRF            Coastal South Carolina Portfolio          Various                                        Various
 59.01  CRF            South Pointe                              6220 North Murray Avenue                       Hanahan
 59.02  CRF            Rosewood Townhomes                        4501 Harbour Lake Drive                        Goose Creek
  61    MLML           Abbey at Hightower                        6889 Hightower Drive                           North Richland Hills
  64    CRF            Sierra Vista Apartments - Redlands        10558 Mountain View Avenue                     Redlands
  74    MLML           Town Center Apartments                    2292 Onslow Drive                              Jacksonville
  76    IXIS           River Pointe                              8340 Indian Head Highway                       Fort Washington
  78    Key            Stoney Park Place Apartments              56114 Stoney Place Drive                       Shelby Township
  80    CRF            Westwood and Jordan Creek Apartments      Various                                        West Des Moines
 80.01  CRF            Westwood Apartments                       238 52nd Street                                West Des Moines
 80.02  CRF            Jordan Creek Apartments                   2120 Grand Avenue                              West Des Moines
  86    Key            Slippery Rock Portfolio                   Various                                        Slippery Rock
 86.01  Key            South Rock Apartments                     347 Keister Road                               Slippery Rock
 86.02  Key            Monteleone Apartments                     654 South Main Street                          Slippery Rock
  87    CRF            Walnut Knolls                             2036 North Walnut Street                       Bloomington
  107   CRF            Towne Park Apartments                     1850 Towne Park Drive                          Troy
  113   WFB            Summerstone                               2301 L. Don Dodson Drive                       Bedford
  147   MLML           Lincoln Glen Apartments                   6732 South Peoria Avenue                       Tulsa
  149   CRF            Forest Oaks Apartments                    4100 West Woods Edge Lane                      Muncie
  156   CRF            Park Place MHP                            80 East Dawes  Street                          Perris
  158   CRF            Kingsgate Apartments                      5750 North Major Drive                         Beaumont
  161   MLML           Townhouse Apartments                      1437 Central Avenue                            Memphis
  198   MLML           Country Village Apartments                900 Highway 1417 South                         Sherman
  204   CRF            Park Apartments                           1300 S. Pleasant Valley                        Austin
  221   CRF            Dillon Park                               1015 North Chowning Avenue                     Edmond
  222   CRF            Ticon-Bentley Ridge Apartments            5523 NC Highway 55                             Durham
  224   IXIS           Southpoint Place Apartments               3530 Victoria Park Road                        Jacksonville
  229   CRF            The Woods                                 39 Cotterrew Drive                             Blacklick
  232   Key            Shakertown Apartments I                   5900-5934 Shakertown Drive Northwest           Canton
  237   CRF            Buena Vida                                1505 La Fonda Drive                            Las Cruces
  239   CRF            Northview Manor                           1805 30th Street Northwest                     Bemidji
  245   CRF            Ticon-Avalon at Bridgefield               325 Bridgefield Place                          Durham
  251   CRF            Ticon-Highgate Townhomes                  5523 NC Highway 55                             Durham
  252   CRF            9707 Cedar Avenue                         9707 Cedar Avenue                              Bellflower
  253   CRF            Fedora Apartments                         823 South Fedora Street                        Los Angeles
  255   CRF            2nd Street Apartements                    3441 West 2nd Street                           Los Angeles
  257   Key            789 West End Avenue                       789 West End Avenue                            New York
  263   WFB            Canberra Apartments                       2929 North 36th Street                         Phoenix
  264   Key            Shakertown Apartments II                  5940-5958 Shakertown Drive Northwest           Canton
  277   WFB            Cedarwood Apartments - Minot              525 22nd Avenue NW and 1400 8th Street NW      Minot
  282   CRF            Otterside Court Apartments                21-43 Otterside Court                          Middlebury
  284   IXIS           Parkesedge Apartments                     601 Green Street                               Parkesburg
  286   CRF            16844 Passage Avenue                      16844 Passage Avenue                           Paramount
  289   CRF            Executive Heights                         8405 & 8355 Alice Avenue                       Clive
  293   CRF            Timothy Apartments                        12010-12040 East Marietta Avenue               Spokane
  294   WFB            Glacial Manor                             1524 - 1638 12th Street NW                     Minot
  296   WFB            Ashton Park Apartments                    2917-3039 E 47th Street                        Indianapolis
  298   CRF            Carmelita Court                           2071 West 4th Street                           Reno
  299   CRF            156 Robert Drive and 193-195 Mead Street  156 Robert Drive & 193-195 Mead Street         North Tonawanda
  303   CRF            Two Town Creek Apartments                 1277-1317 Lost Nation Road                     Willoughby
  304   CRF            Ivy Garden Apartments                     208 Turner Street                              Blacksburg
  305   CRF            Sundance Apartments                       904 Atlantic Avenue                            Long Beach
  306   CRF            Clintonview Townhomes                     55-57 Clintonview Blvd                         New Hartford
  308   CRF            1497 Granite Hills Drive                  1497 Granite Hills Drive                       El Cajon
  310   CRF            813 S. Ramona Ave                         813 South Ramona Avenue                        Corona
  311   CRF            20 Williamson Way                         20 Williamson Way                              Bakersfield
  312   CRF            3012 Harrison Street                      3012 Harrison Street                           Oakland
  315   CRF            17920 Sierra Hwy                          17920 Sierra Highway                           Santa Clarita
  316   CRF            9236 Somerset Blvd.                       9236 Somerset Boulevard                        Bellflower
  317   CRF            909-911 Standard Street                   909-911 Standard Street                        Santa Ana
  319   CRF            Stonegate Apartments                      1609 & 1701 Walnut Street                      Commerce
  320   CRF            138 Pearl Street                          138 Pearl Street                               Manchester
  321   CRF            1440 Elm Street                           1440 Elm Street                                Long Beach
  323   CRF            2067 Cedar Avenue                         2067 Cedar Avenue                              Long Beach
  324   CRF            613-615 McHugh Road                       613-615 McHugh Road                            Holmen
  325   CRF            Ten Ten Apartments                        1010 Pico Boulevard                            Santa Monica
  326   CRF            1105 S. Standard Avenue                   1105 South Standard Avenue                     Santa Ana
  327   CRF            Bayport Apartments                        233 Bayshore Drive                             La Porte
  328   CRF            1523 West Jefferson Boulevard             1523 West Jefferson Boulevard                  Los Angeles
  329   CRF            825 South Westlake Avenue                 825 South Westlake Avenue                      Los Angeles
  330   CRF            1034 North Kemp Street                    1034 North Kemp Street                         Ahaheim
  331   CRF            2124 West 157th Street                    2124 West 157th Street                         Gardena
  332   CRF            Ambercourt Apartments                     981 West F Street                              Colton
  333   CRF            5255 Riverton Avenue                      5255 Riverton Avenue                           Los Angeles

                                                                                                                CUT-OFF DATE
                                               NUMBER OF        PROPERTY            PROPERTY      CUT-OFF DATE     BALANCE
LOAN #  STATE    ZIP CODE         COUNTY      PROPERTIES          TYPE               SUBTYPE       BALANCE ($)  PER UNIT ($)
----------------------------------------------------------------------------------------------------------------------------

   1      NY   10009, 10010  New York              2      Multifamily           High Rise          800,000,000   267,212.97
 1.01     NY   10009, 10010  New York              1      Multifamily           High Rise          618,867,925
 1.02     NY   10009, 10010  New York              1      Multifamily           High Rise          181,132,075
  16      AZ       85305     Maricopa              1      Multifamily           Garden              42,900,000    85,119.05
  33      CA       92591     Riverside             1      Multifamily           Garden              30,500,000    95,911.95
  39      NC      Various    Cumberland            3      Multifamily           Garden              26,325,000    51,820.87
 39.01    NC       28314     Cumberland            1      Multifamily           Garden              11,325,000
 39.02    NC       28311     Cumberland            1      Multifamily           Garden              10,500,000
 39.03    NC       28311     Cumberland            1      Multifamily           Garden               4,500,000
  49      TX       76051     Tarrant               1      Multifamily           Garden              22,125,000    56,441.33
  53      AL       35802     Madison               1      Multifamily           Garden              19,973,150    41,012.63
  59      SC      Various    Berkeley              2      Multifamily           Garden              17,320,000    48,651.69
 59.01    SC       29406     Berkeley              1      Multifamily           Garden              11,720,000
 59.02    SC       29445     Berkeley              1      Multifamily           Garden               5,600,000
  61      TX       76180     Tarrant               1      Multifamily           Garden              17,100,000    56,622.52
  64      CA       92373     San Bernardino        1      Multifamily           Garden              15,500,000    93,373.49
  74      NC       28540     Onslow                1      Multifamily           Garden              13,958,776    19,884.30
  76      MD       20744     Prince George's       1      Multifamily           Garden              13,725,000    80,735.29
  78      MI       48316     Macomb                1      Multifamily           Garden              13,500,000    90,000.00
  80      IA       50265     Polk                  2      Multifamily           Garden              13,270,537    37,487.39
 80.01    IA       50265     Polk                  1      Multifamily           Garden               8,570,971
 80.02    IA       50265     Polk                  1      Multifamily           Garden               4,699,566
  86      PA       16057     Butler                2      Multifamily           Student Housing     12,063,019   103,102.73
 86.01    PA       16057     Butler                1      Multifamily           Student Housing      8,828,074
 86.02    PA       16057     Butler                1      Multifamily           Student Housing      3,234,945
  87      IN       47404     Monroe                1      Multifamily           Student Housing     12,000,000    58,252.43
  107     OH       45373     Miami                 1      Multifamily           Garden              10,500,000    51,470.59
  113     TX       76021     Tarrant               1      Multifamily           Garden              10,000,000    52,083.33
  147     OK       74136     Tulsa                 1      Multifamily           Garden               6,800,000    30,357.14
  149     IN       47304     Delaware              1      Multifamily           Garden               6,732,000    49,500.00
  156     CA       92571     Riverside             1      Manufactured Housing  Mobile Home Park     6,081,286    29,664.81
  158     TX       77713     Jefferson             1      Multifamily           Garden               6,000,000    62,500.00
  161     TN       38104     Shelby                1      Multifamily           High Rise            5,960,000    36,564.42
  198     TX       75092     Grayson               1      Multifamily           Garden               4,350,000    29,391.89
  204     TX       78741     Travis                1      Multifamily           Garden               4,000,000    23,809.52
  221     OK       73034     Oklahoma              1      Multifamily           Student Housing      3,600,000   100,000.00
  222     NC       27713     Durham                1      Multifamily           Garden               3,595,076    35,245.84
  224     FL       32216     Duval                 1      Multifamily           Garden               3,495,466    32,365.43
  229     OH       43004     Franklin              1      Multifamily           Garden               3,339,265    21,134.59
  232     OH       44718     Stark                 1      Multifamily           Garden               3,200,000    26,890.76
  237     NM       88001     Dona Ana              1      Multifamily           Garden               2,990,513    23,924.10
  239     MN       56601     Beltrami              1      Multifamily           Garden               2,900,800    48,346.67
  245     NC       27705     Durham                1      Multifamily           Garden               2,693,960    37,416.11
  251     NC       27713     Durham                1      Multifamily           Garden               2,492,094    56,638.50
  252     CA       90706     Los Angeles           1      Multifamily           Garden               2,454,619    94,408.43
  253     CA       90005     Los Angeles           1      Multifamily           Garden               2,450,000    74,242.42
  255     CA       90004     Los Angeles           1      Multifamily           Mid-Rise             2,394,735    31,929.80
  257     NY       10025     New York              1      Multifamily           Garden               2,289,908    36,347.75
  263     AZ       85018     Maricopa              1      Multifamily           Garden               2,153,411    33,647.05
  264     OH       44718     Stark                 1      Multifamily           Garden               2,150,000    32,575.76
  277     ND       58703     Ward                  1      Multifamily           Garden               1,891,807    26,275.09
  282     VT       05753     Addison               1      Multifamily           Garden               1,785,158    59,505.27
  284     PA       19365     Chester               1      Multifamily           Senior Housing       1,720,000    38,222.22
  286     CA       90723     Los Angeles           1      Multifamily           Garden               1,674,207    93,011.51
  289     IA       50325     Polk                  1      Multifamily           Garden               1,557,970    31,795.31
  293     WA       99206     Spokane               1      Multifamily           Garden               1,494,251    32,483.71
  294     ND       58703     Ward                  1      Multifamily           Garden               1,452,780    45,399.37
  296     IN       46205     Marion                1      Multifamily           Garden               1,398,117    36,792.54
  298     NV       89501     Washoe                1      Manufactured Housing  Mobile Home Park     1,350,000    28,723.40
  299     NY       14120     Niagara               1      Multifamily           Garden               1,251,248    23,608.45
  303     OH       44094     Lake                  1      Multifamily           Garden               1,024,644    28,462.34
  304     VA       24060     Montgomery            1      Multifamily           Garden               1,023,365    17,345.18
  305     CA       90813     Los Angeles           1      Multifamily           Garden               1,012,817    50,640.85
  306     NY       13413     Oneida                1      Multifamily           Garden               1,010,000    42,083.33
  308     CA       92019     San Diego             1      Multifamily           Garden                 944,751    59,046.91
  310     CA       92879     Riverside             1      Multifamily           Garden                 856,664    85,666.36
  311     CA       93306     Kern                  1      Multifamily           Garden                 843,052    42,152.62
  312     CA       94611     Alameda               1      Multifamily           Garden                 800,000   114,285.71
  315     CA       91351     Los Angeles           1      Multifamily           Garden                 745,695    74,569.45
  316     CA       90706     Los Angeles           1      Multifamily           Garden                 725,298    65,936.16
  317     CA       92701     Orange                1      Multifamily           Garden                 720,330    90,041.25
  319     TX       75428     Hunt                  1      Multifamily           Garden                 652,768    40,798.00
  320     NH        3101     Hillsborough          1      Multifamily           Garden                 636,425    31,821.23
  321     CA       90813     Los Angeles           1      Multifamily           Garden                 610,926    61,092.65
  323     CA       90806     Los Angeles           1      Multifamily           Garden                 581,838    48,486.48
  324     WI       54636     La Crosse             1      Multifamily           Garden                 536,983    38,355.95
  325     CA       90405     Los Angeles           1      Multifamily           Garden                 527,055    43,921.27
  326     CA       92701     Orange                1      Multifamily           Garden                 507,024    50,702.44
  327     TX       77571     Harris                1      Multifamily           Garden                 497,528    22,614.93
  328     CA       90018     Los Angeles           1      Multifamily           Garden                 496,851    31,053.19
  329     CA       90057     Los Angeles           1      Multifamily           Garden                 496,851    14,613.27
  330     CA       92801     Orange                1      Multifamily           Garden                 496,815    62,101.91
  331     CA       90249     Los Angeles           1      Multifamily           Garden                 496,329    99,265.77
  332     CA       92324     San Bernardino        1      Multifamily           Garden                 481,439    60,179.87
  333     CA       91601     Los Angeles           1      Multifamily           Garden                 431,373    43,137.34

                                                               PADS              STUDIOS              1 BEDROOM
          LOAN                                             ------------   --------------------  --------------------
          GROUP                   OCCUPANCY      TOTAL     AVG RENT PER     #     AVG RENT PER    #     AVG RENT PER
LOAN #   1 OR 2    OCCUPANCY %      DATE      UNITS/PADS    MO. ($)(2)    UNITS     MO. ($)     UNITS     MO. ($)
--------------------------------------------------------------------------------------------------------------------

   1        2          98.3      11/30/2006     11,227                                          5,740       1,596
 1.01       2          98.5      11/30/2006      8,746                                          4,531       1,558
 1.02       2          97.7      11/30/2006      2,481                                          1,209       1,742
  16        2          94.1      10/11/2006       504                                            120         825
  33        2          93.4      11/13/2006       318
  39        2          91.1       12/6/2006       508                                            210         639
 39.01      2          94.4       12/6/2006       214                                             78         645
 39.02      2          88.7       12/6/2006       186                                             78         624
 39.03      2          88.9       12/6/2006       108                                             54         651
  49        2          96.2       7/26/2006       392                                            240         832
  53        2          97.9        2/1/2007       487                       14         441       168         513
  59        2          85.7         Various       356                                             28         599
 59.01      2          84.0       11/1/2006       256                                             28         599
 59.02      2          90.0       11/3/2006       100
  61        2          93.0      11/13/2006       302                                            152         687
  64        2          89.2       1/12/2007       166                                             10         995
  74        2          89.7      10/24/2006       702                                             64         435
  76        2          92.9      11/15/2006       170                                             17         894
  78        2          88.0       12/8/2006       150                                             30         935
  80        2          95.2       11/1/2006       354                                             38         542
 80.01      2          96.2       11/1/2006       132                                             19         544
 80.02      2          94.6       11/1/2006       222                                             19         540
  86        2          95.7       1/22/2007       117
 86.01      2          96.3       1/22/2007       82
 86.02      2          97.1       1/22/2007       35
  87        2          90.3      12/31/2006       206                       4          400        77         585
  107       2          75.5       9/28/2006       204                                             84         686
  113       2          96.4      10/24/2006       192                                             40         735
  147       2          85.7      12/12/2006       224                                            168         489
  149       2          94.9      10/27/2006       136                                             48         652
  156       2          85.4       11/3/2006       205           462
  158       2          95.8      11/22/2006       96                                              48         733
  161       2          97.5       9/13/2006       163                       36         545        66         656
  198       2          98.0      12/14/2006       148                                             95         473
  204       2          86.3       9/30/2006       168                                             88         572
  221       2         100.0       9/28/2006       36
  222       2          99.2       9/30/2006       102                                            102         568
  224       2          95.4      11/27/2006       108                                             38         488
  229       2          91.8       11/8/2006       158                                             20         478
  232       2          94.1       1/18/2007       119                       6          360        33         483
  237       2          92.0        9/1/2006       125                                             30         389
  239       2          88.3        6/8/2006       60                                              38         670
  245       2          93.1       12/5/2006       72                                              72         602
  251       2          94.9       9/30/2006       44
  252       2         100.0       6/19/2006       26                                              1          850
  253       2         100.0       9/30/2006       33                                              24         890
  255       2          98.7      10/23/2006       75                        73         549         2         850
  257       2         100.0       10/5/2006       63                                              11         835
  263       2          98.2       10/4/2006       64                                              61         575
  264       2         100.0       1/18/2007       66                                              12         540
  277       2         100.0      12/19/2006       72                                              30         386
  282       2          96.7        5/1/2006       30                                              10         730
  284       2         100.0       10/1/2006       45                                              45         860
  286       2          94.4       6/27/2006       18
  289       2          93.9      10/31/2006       49
  293       2          95.7        5/1/2006       46                                              6          450
  294       2         100.0       11/1/2006       32
  296       2          92.1        1/4/2007       38
  298       2          97.9        9/6/2006       47            400
  299       2          94.3       4/28/2006       53                                              16         388
  303       2         100.0        7/1/2006       36
  304       2          94.9        6/9/2006       59                        55         412        4          500
  305       2         100.0       7/31/2006       20                        16         626        4          731
  306       2         100.0       10/2/2006       24
  308       2         100.0       6/30/2006       16                                              6          671
  310       2         100.0       4/30/2006       10
  311       2          95.0       5/31/2006       20                                              12         530
  312       2         100.0       5/24/2006        7                        1          730        2          930
  315       2         100.0       7/25/2006       10
  316       2         100.0       6/26/2006       11
  317       2         100.0        6/1/2006        8
  319       2          93.8       6/23/2006       16
  320       2         100.0       6/26/2006       20                                              20         634
  321       2         100.0        6/9/2006       10
  323       2         100.0       6/14/2006       12                        4          556        6          671
  324       2         100.0       6/30/2006       14
  325       2         100.0       6/29/2006       12                        6          869        6          977
  326       2         100.0        7/5/2006       10                                              10         868
  327       2         100.0       7/11/2006       22                                              10         445
  328       2         100.0       6/21/2006       16                                              1          465
  329       2         100.0       6/21/2006       34                        6          366        20         522
  330       2         100.0       6/30/2006        8                                              8          853
  331       2         100.0        5/1/2006        5
  332       2         100.0       4/30/2006        8                                              5          695
  333       2         100.0       6/13/2006       10                        4          838        3          908

             2 BEDROOM            3 BEDROOM            4 BEDROOM
        -------------------  -------------------  -------------------
          #    AVG RENT PER    #    AVG RENT PER    #    AVG RENT PER   UTILITIES   ELEVATOR
LOAN #  UNITS    MO. ($)     UNITS     MO. ($)    UNITS     MO. ($)    TENANT PAYS   PRESENT  LOAN #
----------------------------------------------------------------------------------------------------

   1    4,976      1,836      472       1,951       39       2,638     None         Yes          1
 1.01   3,725      1,787      452       1,933       38       2,636     None         Yes        1.01
 1.02   1,251      1,984       20       2,354       1        2,705     None         Yes        1.02
  16     264        925       120       1,075                          E, S, W      No          16
  33     318        983                                                S, W         No          33
  39     254        759        44        858                           E, S, W      No          39
 39.01   116        770        20        868                           E, S, W      No         39.01
 39.02   84         750        24        850                           E, S, W      No         39.02
 39.03   54         751                                                E, S, W      No         39.03
  49     152       1,118                                               None         No          49
  53     210        640        95        760                           E, G, S, W   No          53
  59     328        671                                                None         No          59
 59.01   228        646                                                E, S, W      No         59.01
 59.02   100        729                                                E, S, W      No         59.02
  61     126        903        24       1,140                          E, W         No          61
  64     156       1,073                                               E, G         No          64
  74     574        486        64        561                           E, G         No          74
  76     84         983        51       1,179       18       1,205     E,G          No          76
  78     90        1,215       30       1,450                          E,G,S,W      No          78
  80     315        593        1         680                           None         No          80
 80.01   113        598                                                E            No         80.01
 80.02   202        591        1         680                           E            No         80.02
  86     29         407        88        363                           E, S, W      Various     86
 86.01   22         417        60        383                           E, S, W      No         86.01
 86.02    7         377        28        319                           E, S, W      Yes        86.02
  87     125        730                                                E, S, W      No          87
  107    96         852        24       1,050                          E            No          107
  113    152        834                                                E,W          No          113
  147    56         639                                                E, G, W      No          147
  149    64         724        24        845                           E            No          149
  156                                                                  E, G, W      No          156
  158    24         980        24       1,125                          E, G, S, W   No          158
  161    56         790        1         859        4        1,229     E, G, S, W   Yes         161
  198    41         566        12        815                           None         No          198
  204    80         675                                                None         No          204
  221     1         860        1        1,290       34       1,720     None         No          221
  222                                                                  E            No          222
  224    50         629        19        727        1         765      None         No          224
  229    106        515        32        600                           E, S, W      No          229
  232    80         531                                                E            No          232
  237    65         471        30        574                           E            No          237
  239    22         934                                                E            No          239
  245                                                                  E            No          245
  251    44         805                                                E, S, W      No          251
  252    18        1,105       6        1,367                          E, G         No          252
  253     9        1,150                                               E            Yes         253
  255                                                                  E, G         Yes         255
  257     8        1,214       44       1,592                          E            Yes         257
  263     3         715                                                None         No          263
  264    54         550                                                E            No          264
  277    42         479                                                G, S, W      No          277
  282    20         799                                                E            No          282
  284                                                                  E,S,W        No          284
  286    18        1,164                                               E            No          286
  289    49         560                                                E, G         No          289
  293    40         508                                                E, G         No          293
  294    26         660        6         695                           E            No          294
  296    38         629                                                E, S, W      No          296
  298                                                                  E            No          298
  299    36         487                             1         660      E, G         No          299
  303    36         688                                                E, G         No          303
  304                                                                  None         No          304
  305                                                                  E, G         No          305
  306    24         611                                                E, S, W      No          306
  308    10         845                                                E            No          308
  310     7         968        2        1,090       1        1,400     E, G         No          310
  311     8         638                                                E, G         No          311
  312     5        1,650                                               E, G         No          312
  315    10         913                                                E, G         No          315
  316    11         990                                                E, G         No          316
  317     8        1,000                                               E, G         No          317
  319    16         693                                                E, G         No          319
  320                                                                  E            No          320
  321    10         950                                                E, G         No          321
  323     2         750                                                E            No          323
  324    14         574                                                None         No          324
  325                                                                  E, G         No          325
  326                                                                  E, G         No          326
  327     6         523        6         625                           E, G         No          327
  328    15         607                                                E, G         No          328
  329     8         701                                                E, G         No          329
  330                                                                  E, G, W      No          330
  331     4        1,282       1        1,600                          G            No          331
  332     3         853                                                E, G         No          332
  333     3        1,349                                               E, W         No          333

                              FOOTNOTES TO ANNEX B

(1)  MLML - Merrill Lynch Mortgage Lending, Inc., CRF - Countrywide Commercial
     Real Estate Finance, Inc., KEY -- Keybank National Association, IXIS - IXIS
     Real Estate Capital Inc., WFB -- Wells Fargo Bank

(2)  With respect to mortgage loan number 140, the average rent per pad was calculated using the weighted average pad rent for MH pad sites and permanent RV sites (a total of 294).

                                     ANNEX C

        DESCRIPTION OF THE TEN LARGEST MORTGAGE LOANS OR GROUPS OF CROSS-
                          COLLATERALIZED MORTGAGE LOANS

                                      C-1

                                                                         ANNEX C

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-130408) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 866-500-5408.

[Merill Lynch LOGO]                                        [Countrywide(R) LOGO]

[KeyBank LOGO]                   [IXIS LOGO]                  [WELLS FARGO LOGO]

                PRELIMINARY STRUCTURAL AND COLLATERAL TERM SHEET
                          $4,115,871,000 (APPROXIMATE)

          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5
       CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-SB, CLASS A-4, CLASS A-1A,
                  CLASS AM, CLASS AJ, CLASS B, CLASS C, CLASS D

                     ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
                                 Issuing Entity

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                    Depositor

                      MERRILL LYNCH MORTGAGE LENDING, INC.
                COUNTRYWIDE COMMERCIAL REAL ESTATE FINANCE, INC.
                          KEYBANK NATIONAL ASSOCIATION
                          IXIS REAL ESTATE CAPITAL INC.
                        Mortgage Loan Sellers & Sponsors

                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                              Mortgage Loan Seller

                    KEYCORP REAL ESTATE CAPITAL MARKETS, INC.
                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                                Master Servicers

                         CWCAPITAL ASSET MANAGEMENT LLC
                                Special Servicer

                        LASALLE BANK NATIONAL ASSOCIATION
                              Trustee and Custodian

                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                            Certificate Administrator

                                FEBRUARY 20, 2007

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

         NOTICE RELATING TO AUTOMATICALLY GENERATED E-MAIL DISCLAIMERS

Any legends, disclaimers or other notices or language that may appear in the text of, at the bottom of, or attached to, an email communication to which this material may have been attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via
Bloomberg or another e-mail system.

MERRILL LYNCH & CO.                           COUNTRYWIDE SECURITIES CORPORATION
IXIS SECURITIES NORTH AMERICA                           BEAR, STEARNS & CO. INC.
KEYBANC CAPITAL MARKETS                           BANC OF AMERICA SECURITIES LLC

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

STRUCTURAL OVERVIEW

OFFERED CERTIFICATES

                                     INITIAL        APPROX.      APPROX.
                                   CERTIFICATE       TOTAL     PERCENTAGE     WEIGHTED
          EXPECTED RATINGS      PRINCIPAL BALANCE   INITIAL    OF INITIAL      AVERAGE     PRINCIPAL    ASSUMED FINAL
        ---------------------      OR NOTIONAL       CREDIT     MORTGAGE        LIFE        WINDOW       DISTRIBUTION
CLASS   FITCH   MOODY'S   S&P       AMOUNT(1)       SUPPORT   POOL BALANCE   (YEARS)(2)   (MONTHS)(2)      DATE(2)      RATE TYPE(3)
------------------------------------------------------------------------------------------------------------------------------------

 A-1     AAA      Aaa     AAA   $     82,771,000    30.000%        1.870%       2.78           1-57       12/12/2011        (3)
 A-2     AAA      Aaa     AAA      [$123,043,000]   30.000%       [2.780]%      4.87          57-60        3/12/2012        (3)
 A-3     AAA      Aaa     AAA      [$193,342,000]   30.000%       [4.369]%      7.90         60-115       10/12/2016        (3)
A-SB     AAA      Aaa     AAA   $    183,225,000    30.000%        4.140%       7.40         60-115       10/12/2016        (3)
 A-4     AAA      Aaa     AAA    [$1,309,972,000]   30.000%      [29.599]%      9.77        115-118        1/12/2017        (3)
A-1A     AAA      Aaa     AAA   $  1,205,615,000    30.000%       27.241%       9.35          1-118        1/12/2017        (3)
 AM      AAA      Aaa     AAA      [$442,566,000]   20.000%      [10.000]%      9.83        118-118        1/12/2017        (3)
 AJ      AAA      Aaa     AAA      [$387,246,000]   11.250%       [8.750]%      9.91        118-119        2/12/2017        (3)
  B       AA      Aa2      AA   $     77,450,000     9.500%        1.750%       9.91        119-119        2/12/2017        (3)
  C      AA-      Aa3     AA-   $     33,192,000     8.750%        0.750%       9.91        119-119        2/12/2017        (3)
  D       A        A2      A    $     77,449,000     7.000%        1.750%       9.91        119-119        2/12/2017        (3)

NON-OFFERED CERTIFICATES(5)

                                     INITIAL        APPROX.      APPROX.
                                   CERTIFICATE       TOTAL     PERCENTAGE     WEIGHTED
          EXPECTED RATINGS      PRINCIPAL BALANCE   INITIAL    OF INITIAL      AVERAGE     PRINCIPAL    ASSUMED FINAL
        ---------------------      OR NOTIONAL       CREDIT     MORTGAGE        LIFE        WINDOW       DISTRIBUTION
CLASS   FITCH   MOODY'S   S&P       AMOUNT(1)       SUPPORT   POOL BALANCE   (YEARS)(2)   (MONTHS)(2)      DATE(2)      RATE TYPE(3)
------------------------------------------------------------------------------------------------------------------------------------

A-2FL    AAA      Aaa     AAA             [     ]   30.000%      [     ]%        4.87         57-60        3/12/2012    LIBOR + %(3)
A-3FL    AAA      Aaa     AAA             [     ]   30.000%      [     ]%        7.90        60-115       10/12/2016    LIBOR + %(3)
A-4FL    AAA      Aaa     AAA             [     ]   30.000%      [     ]%        9.77       115-118        1/12/2017    LIBOR + %(3)
AM-FL    AAA      Aaa     AAA             [     ]   20.000%      [     ]%        9.83       118-118        1/12/2017    LIBOR + %(3)
AJ-FL    AAA      Aaa     AAA             [     ]   11.250%      [     ]%        9.91       118-119        2/12/2017    LIBOR + %(3)
  E       A-       A3     A-     $    38,725,000     6.125%       0.875%         9.91       119-119        2/12/2017        (3)
  F      BBB+     Baa1    BBB+   $    55,321,000     4.875%       1.250%         9.91       119-119        2/12/2017        (3)
  G      BBB      Baa2    BBB    $    49,789,000     3.750%       1.125%         9.92       119-120        3/12/2017        (3)
  H      BBB-     Baa3    BBB-   $    49,788,000     2.625%       1.125%         9.99       120-120        3/12/2017        (3)
  J      BB+       NR     BB+    $    16,597,000     2.250%       0.375%         9.99       120-120        3/12/2017        (3)
  K      BB        NR     BB     $    11,064,000     2.000%       0.250%         9.99       120-120        3/12/2017        (3)
  L      BB-       NR     BB-    $    11,064,000     1.750%       0.250%         9.99       120-120        3/12/2017        (3)
  M       NR       B1      B+    $    11,064,000     1.500%       0.250%         9.99       120-120        3/12/2017        (3)
  N       B        NR      B     $     5,532,000     1.375%       0.125%         9.99       120-120        3/12/2017        (3)
  P       NR       B3      B-    $    11,064,000     1.125%       0.250%         9.99       120-120        3/12/2017        (3)
  Q       NR       NR      NR    $    49,789,580     0.000%       1.125%        10.21       120-178        1/12/2022        (3)
  X      AAA      Aaa     AAA    $4,425,668,580(4)     N/A          N/A           N/A           N/A        1/12/2022        (4)

(1)  In the case of each such class, subject to a permitted variance of plus or minus 5.0%.

(2)  As of the cut-off date. The weighted average life, principal window and assumed final distribution date were calculated assuming no prepayments will be made on the mortgage loans prior to their related maturity dates
     (except in the case of loans with anticipated repayment dates (ARD loans), which are assumed to prepay on their anticipated repayment dates) and the other Modeling Assumptions that will be described in the prospectus supplement.

(3)  The pass-through rates on the class A-1, A-2, A-3, A-SB, A-4, A-1A, AM, AJ,
     B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates will equal any one of (i) a fixed rate, (ii) the weighted average of certain net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) a rate equal to the lesser of a specified pass-through rate and the weighted average of certain net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) and (iv) the weighted average of certain net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) less a specified percentage. By virtue of some interest rate swap agreements, the pass-through rate for the class A-2FL, A-3FL, A-4FL, AM-FL,
     AJ-FL certificates will be based on one month LIBOR plus a specified percentage; provided that interest payments made under the related swap agreement are subject to reduction as described in the prospectus supplement (thereby resulting in an effective pass-through rate below LIBOR plus a specified percentage). The initial LIBOR rate will be determined prior to closing and subsequent LIBOR rates will be determined two LIBOR business days before the start of each class A-2FL, A-3FL, A-4FL, AM-FL and
     AJ-FL interest accrual period. Under circumstances described in the prospectus supplement, the pass-through rate for class A-2FL, A-3FL, A-4FL,
     AM-FL and AJ-FL certificates may convert to a rate described herein in clause (i), (ii) or (iii) of the first sentence of this footnote (3). None of the holders of offered certificates will have any beneficial interest in any swap agreement.

(4)  The class X certificates will not have a certificate principal balance and their holders will not receive distributions of principal, but such holders will be entitled to receive payments of the aggregate interest accrued on the notional amount of each of the components of the class X certificates, as described in the prospectus supplement. The interest rate applicable to the class X certificates for each distribution date will equal the rate specified in the prospectus supplement.

(5)  Not offered pursuant to the prospectus supplement. Any information provided herein regarding the characteristics of these classes of certificates is provided only to enhance your understanding of the offered certificates.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

TRANSACTION TERMS

ISSUE TYPE             Sequential pay REMIC. Class A-1, Class A-2, Class A-3,
                       Class A-SB, Class A-4, Class A-1A, Class AM, Class AJ,
                       Class B, Class C and Class D certificates are offered
                       publicly. All other certificates will be privately placed
                       with qualified institutional buyers, institutional
                       accredited investors or non-U.S. persons in accordance
                       with Regulation S.

CUT-OFF DATE           References in this term sheet to the "cut-off date" mean,
                       with respect to each mortgage loan, the related due date
                       of that mortgage loan in March 2007 or, with respect to
                       those mortgage loans, if any, that have their respective
                       first payment dates in April 2007, March 1, 2007.

OFFERING TERMS         The commercial mortgage backed securities referred to in
                       this term sheet, and the mortgage pool backing them, are
                       subject to modification or revision (including the
                       possibility that one or more classes of securities may be
                       split, combined or eliminated at any time prior to
                       issuance or availability of a final prospectus) and are
                       offered on a "when, as and if issued" basis. You
                       understand that, when you are considering the purchase of
                       these securities, a contract of sale will come into being
                       no sooner than the date on which the relevant class has
                       been priced and we have confirmed the allocation of
                       securities to be made to you. Any "indications of
                       interest" expressed by you, and any "soft circles"
                       generated by us, will not create binding contractual
                       obligations for you or us.

MORTGAGE POOL          The mortgage pool consists of 333 mortgage loans with an
                       aggregate initial mortgage pool balance of
                       $4,425,668,580, subject to a variance of plus or minus
                       5.0%. The mortgage loans are secured by 570 mortgaged
                       real properties located throughout 42 states and the
                       District of Columbia.

LOAN GROUPS            For purposes of making distributions to the class A-1,
                       A-2, A-2FL, A-3, A-3FL, A-SB, A-4, A-4FL and A-1A
                       certificates, the pool of mortgage loans will be deemed
                       to consist of two distinct groups, loan group 1 and loan
                       group 2. Loan group 1 will consist of 259 mortgage loans,
                       representing approximately 72.8% of the initial mortgage
                       pool balance and that are secured by the various property
                       types that make up the collateral for those mortgage
                       loans, and loan group 2 will consist of 74 mortgage
                       loans, representing approximately 27.2% of the initial
                       mortgage pool balance and that are secured by multifamily
                       and manufactured housing community properties
                       (approximately 99.0% of all the mortgaged properties
                       secured by multifamily and manufactured housing community
                       properties).

ISSUING ENTITY         ML-CFC Commercial Mortgage Trust 2007-5

DEPOSITOR              Merrill Lynch Mortgage Investors, Inc.

MORTGAGE LOAN          Merrill Lynch Mortgage Lending, Inc. (MLML)...   39.2% of the initial mortgage pool balance
SELLERS/SPONSORS       Countrywide Commercial Real Estate Finance,
                       Inc. (CRF)....................................   31.5% of the initial mortgage pool balance
                       KeyBank National Association (KEY)............   12.7% of the initial mortgage pool balance
                       IXIS Real Estate Capital Inc. (IXIS)..........   9.1% of the initial mortgage pool balance

MORTGAGE LOAN          Wells Fargo Bank, National Association (WFB)..   7.5% of the initial mortgage pool balance
SELLER

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

UNDERWRITERS           Merrill Lynch, Pierce, Fenner & Smith Incorporated
                       Countrywide Securities Corporation
                       IXIS Securities North America Inc.
                       KeyBanc Capital Markets, a Division of McDonald
                       Investments Inc.
                       Banc of America Securities LLC
                       Bear, Stearns & Co. Inc.

TRUSTEE AND            LaSalle Bank National Association
CUSTODIAN

CERTIFICATE            Wells Fargo Bank, National Association
ADMINISTRATOR

MASTER SERVICERS       KeyCorp Real Estate Capital Markets, Inc., with respect
                       to the mortgage loans sold to the depositor by MLML, KEY
                       and IXIS. Wells Fargo Bank, National Association, with
                       respect to mortgage loans sold to the depositor by CRF
                       and WFB.

                       The Peter Cooper Village and Stuyvesant Town mortgage
                       loan will be serviced and administered pursuant to the
                       Wachovia Bank Commercial Mortgage Trust, Commercial
                       Mortgage Pass-Through Certificates Series, 2007-C30
                       pooling and servicing agreement. The FRIS Chicken
                       mortgage loan will be serviced and administered pursuant
                       to the Morgan Stanley Capital I Trust 2005-HQ6,
                       Commercial Mortgage Pass-Through Certificates Series
                       2005-HQ6 pooling and servicing agreement.

SPECIAL SERVICER       CWCapital Asset Management LLC

RATING AGENCIES        Fitch, Inc.

                       Moody's Investors Service, Inc.

                       Standard & Poor's Ratings Services, a division of The
                       McGraw-Hill Companies, Inc.

DENOMINATIONS          $25,000 minimum for the offered certificates.

CLOSING DATE           On or about March 14, 2007.

SETTLEMENT TERMS       Book-entry through DTC for all offered certificates.

DETERMINATION DATE     For any distribution date, the eighth day of each month,
                       or if such day is not a business day, the business day
                       immediately succeeding, except that in the case of
                       certain mortgage loans, the applicable master servicer
                       may make its determination as to the collections received
                       as of a later date during each month.

DISTRIBUTION  DATE     The fourth business day following the related
                       Determination Date, beginning in April 2007.

DAY COUNT              All classes will accrue on a 30/360 basis except the
                       non-offered classes A-2FL, A-3FL, A-4FL, AM-FL and AJ-FL
                       which will accrue on the basis of the actual number of
                       days elapsed and a 360-day year.

INTEREST               Each class of offered certificates will be entitled on
DISTRIBUTIONS          each distribution date to interest accrued during the
                       prior calendar month at its pass-through rate for such
                       distribution date on the outstanding certificate balance
                       of such class immediately prior to such distribution
                       date; provided that, for so long as the related swap
                       agreement is in effect and no payment default is
                       continuing thereunder, the interest accrual period for
                       the class A-2FL, A-3FL, A-4FL, AM-FL and AJ-FL
                       certificates will, for each distribution date, begin on
                       the prior distribution date (or, in the case of the
                       initial such interest

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

                       accrual period, on the closing date) and end on the
                       business day preceding the subject distribution date.
                       Interest on the offered certificates will be calculated
                       on the basis of twelve 30-day months and a 360-day year
                       (or, in the case of the class A-2FL, A-3FL, A-4FL, AM-FL
                       and AJ-FL certificates, for so long as the related swap
                       agreement is in effect and no payment default is
                       continuing thereunder, the actual number of days during
                       each related interest accrual period in a year assumed to
                       consist of 360 days). Subject to available funds,
                       distributions of interest will be made with respect to
                       the following classes of certificates in the following
                       order on each distribution date: first, the class A-1,
                       A-2, A-2FL, A-3, A-3FL, A-SB, A-4, A-4FL, A-1A and X
                       certificates, pro rata and pari passu; second, the class
                       AM and AM-FL certificates, pro rata and pari passu;
                       third, the class AJ and AJ-FL certificates, pro rata and
                       pari passu; and then the respective remaining classes of
                       certificates with principal balances, sequentially in
                       alphabetical order of class designation. In general,
                       payments of interest in respect of the class A-1, A-2,
                       A-2FL, A-3, A-3FL, A-SB, A-4 and A-4FL certificates will
                       be made to the extent of available funds attributable to
                       the mortgage loans in loan group 1, payments of interest
                       in respect of the class A-1A certificates will be made to
                       the extent of available funds attributable to the
                       mortgage loans in loan group 2, and payments of interest
                       in respect of the class X certificates will be made to
                       the extent of available funds attributable to mortgage
                       loans in both loan groups. However, if the application of
                       available funds as described in the preceding sentence
                       would result in an interest shortfall to any of those
                       classes of certificates, then payments of interest will
                       be made with respect to all of those classes on a pro
                       rata (based on amount of interest accrued) and pari passu
                       basis without regard to loan groups. Furthermore,
                       notwithstanding the foregoing, payments of interest with
                       respect to the class A-2FL, A-3FL, A-4FL, AM-FL and AJ-FL
                       certificates out of collections on the mortgage loans
                       will be calculated on a 30/360 basis at a fixed coupon or
                       a coupon calculated at the lesser of a specified
                       percentage and a weighted average coupon derived from net
                       interest rates on the mortgage loans, with such interest
                       to be exchanged under the related swap agreement for
                       interest calculated on an actual/360 basis at a
                       LIBOR-based rate. No class of certificates will provide
                       credit support for any failure on the part of the swap
                       counterparty to make any required payment under the swap
                       agreement. Interest payments with respect to the class
                       A-2FL, A-3FL, A-4FL, AM-FL and AJ-FL certificates will be
                       subject to reduction if the weighted average of certain
                       net interest rates on the mortgage loans declines below
                       the fixed rate per annum at which interest is payable by
                       the trust to the swap counterparty.

                       No class of offered certificates will have any beneficial
                       interest in any swap agreement.

PRINCIPAL              Except as described below, principal will be distributed
DISTRIBUTIONS          on each distribution date, to the extent of available
                       funds, to the most senior class of sequential pay
                       certificates outstanding until its certificate balance is
                       reduced to zero. Payments of principal will generally be
                       made, to the extent of available funds (i) to the class
                       A-1 certificates, the class A-2 and A-2FL certificates
                       (on a pro rata and pari passu basis), the class A-3 and
                       A-3FL certificates (on a pro rata and pari passu basis),
                       the class A-SB certificates and the class A-4 and A-4FL
                       (on a pro rata and pari passu basis), in that order, in
                       an amount equal to the funds received or advanced with
                       respect to principal on mortgage loans in loan group 1
                       and, after the principal balance of the class A-1A
                       certificates has been reduced to zero, the funds received
                       or advanced with respect to principal on mortgage loans
                       in loan group 2, in each case until the principal balance
                       of the subject class of certificates is reduced to zero,
                       and (ii) to the class A-1A certificates, in an amount
                       equal to the funds received or advanced with respect to
                       principal on mortgage loans in loan group 2 and, after
                       the principal balance of the A-4 and A-4FL certificates
                       have been reduced to zero, the funds received or advanced
                       with respect to principal on mortgage loans in loan group
                       1, until the principal balance of the class A-1A
                       certificates is reduced to zero.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

                       Notwithstanding the foregoing, on any distribution date
                       as of which the principal balance of the class A-SB
                       certificates is required to be paid down to its scheduled
                       principal balance for that distribution date in
                       accordance with a specified schedule that will be annexed
                       to the prospectus supplement, distributions of principal
                       will be made, to the extent of available funds, to reduce
                       the principal balance of the class A-SB certificates to
                       its scheduled principal balance for the subject
                       distribution date, out of the funds received or advanced
                       with respect to principal on the mortgage loans in loan
                       group 1 (prior to any distributions of principal from
                       those loan group 1 funds to any other class of
                       certificates on that distribution date) and, after the
                       principal balance of the class A-1A certificates has been
                       reduced to zero, out of the funds received or advanced
                       with respect to principal on mortgage loans in loan group
                       2 (prior to any distributions of principal with respect
                       to the class A-1, A-2, A-2FL, A-3, A-3FL, A-4, A-4FL
                       certificates on that distribution date).

                       If, due to losses, the certificate balances of the class
                       AM and class AM-FL through class Q certificates are
                       reduced to zero, payments of principal to the class A-1,
                       A-2, A-2FL, A-3, A-3FL, A-SB, A-4, A-4FL and A-1A
                       certificates (to the extent that any two or more of these
                       classes are outstanding) will be made on a pro rata and
                       pari passu basis.

                       Following retirement of the class A-1, A-2, A-2FL, A-3,
                       A-3FL, A-SB, A-4, A-4FL and A-1A certificates, amounts
                       distributable as principal will be distributed on each
                       distribution date, to the extent of available funds,
                       first to the class AM and AM-FL certificates (on a pro
                       rata and pari passu basis), second to the class AJ and
                       AJ-FL certificates (on a pro rata and pari passu basis),
                       and third to the class B, C, D, E, F, G, H, J, K, L, M,
                       N, P and Q certificates, in that order, in each case
                       until the related certificate balance of the subject
                       class of certificates is reduced to zero.

LOSSES                 Losses realized on the mortgage loans and certain
                       default-related and other unanticipated expenses, if any,
                       will be allocated to the class Q, P, N, M, L, K, J, H, G,
                       F, E, D, C and B certificates, in that order, and then,
                       on a pro rata and pari passu basis, to the class AJ and
                       AJ-FL certificates, and then, on a pro rata and pari
                       passu basis, to the class AM and AM-FL certificates, and
                       then, on a pro rata and pari passu basis, to the class
                       A-1, A-2, A-2FL, A-3, A-3FL, A-SB, A-4, A-4FL and A-1A
                       certificates.

PREPAYMENT             Any prepayment premiums or yield maintenance charges
PREMIUMS AND           collected will be distributed to certificate holders
YIELD MAINTENANCE      and/or the swap counterparty on the distribution date
CHARGES                following the collection period in which the prepayment
                       premium was received. On each distribution date, the
                       holders of each class of offered certificates and of the
                       class E, F, G and H certificates then entitled to
                       principal distributions (to the extent such prepayment
                       premium or yield maintenance charge is collected from
                       mortgage loans in the loan group, if applicable, from
                       which such class of certificates is receiving payments of
                       principal) will be entitled to a portion of prepayment
                       premiums or yield maintenance charges equal to the
                       product of (a) the amount of such prepayment premiums or
                       yield maintenance charges, net of workout fees and
                       principal recovery fees payable therefrom, multiplied by
                       (b) a fraction, which in no event may be greater than
                       1.0, the numerator of which is equal to the excess, if
                       any, of the pass-through rate of such class of
                       certificates (or, in the case of the class A-2FL, A-3FL,
                       A-4FL, AM-FL and AJ-FL certificates, the pass-through
                       rate that would be payable thereon without regard to the
                       related interest rate swap agreement as described under
                       "Interest Distributions" above) over the relevant
                       discount rate, and the denominator of which is equal to
                       the excess, if any, of the mortgage interest rate of the
                       prepaid mortgage loan over the relevant discount rate,
                       multiplied by (c) a fraction, the numerator of which is
                       equal to the amount of principal distributable on such
                       class of certificates on that distribution date, and the
                       denominator of which is equal to the total principal
                       distribution amount for that distribution date; provided
                       that, if any of the class A-4 or class A-4FL on the one
                       hand and A-1A on the other hand were outstanding (prior
                       to any distributions) on such distribution date, then the
                       number in clause (c) will be a fraction, the numerator of
                       which is

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

                       equal to the amount of principal distributable on the
                       subject class of certificates on such distribution date
                       with respect to the loan group that includes the prepaid
                       mortgage loan, and the denominator of which is equal to
                       the portion of the total principal distribution amount
                       for such distribution date that is attributable to the
                       loan group that includes the prepaid mortgage loan.
                       However, as long as the related swap agreement is in
                       effect and there is no continuing payment default
                       thereunder, any prepayment premium or yield maintenance
                       charge allocable to the class A-2FL, A-3FL, A-4FL, AM-FL,
                       AJ-FL certificates will be payable to the respective swap
                       counterparties.

                       The portion, if any, of the prepayment premiums or yield
                       maintenance charges remaining after any payments
                       described above will be distributed to the holders of the
                       class X.

                       All prepayment premiums and yield maintenance charges
                       payable as described above will be reduced, with respect
                       to specially serviced mortgage loans, by an amount equal
                       to certain expenses of the trust fund and losses realized
                       in respect of the mortgage loans previously allocated to
                       any class of certificates.

ADVANCES               The applicable master servicer (solely with respect to
                       those mortgage loans as to which it is acting as master
                       servicer) and, if it fails to do so, the trustee will be
                       obligated to make P&I advances and servicing advances,
                       including advances of delinquent property taxes and
                       insurance, but only to the extent that such advances are
                       considered recoverable, and, in the case of P&I advances,
                       subject to appraisal reductions (which are described
                       below) that may occur.

APPRAISAL              If any of certain adverse events or circumstances
REDUCTIONS             described in the offering prospectus occur or exist with
                       respect to any mortgage loan or the mortgaged real
                       property for any mortgage loan, that mortgage loan will
                       be considered a required appraisal loan. An appraisal
                       reduction will generally be made in the amount, if any,
                       by which the principal balance of the required appraisal
                       loan (plus other amounts overdue or advanced in
                       connection with such loan) exceeds 90% of the appraised
                       value of the related mortgaged real property plus all
                       escrows and reserves (including letters of credit) held
                       as additional collateral with respect to the mortgage
                       loan. As a result of calculating an appraisal reduction
                       amount for a given mortgage loan, the interest portion of
                       any P&I advance for such loan will be reduced, which will
                       have the effect of reducing the amount of interest
                       available for distribution to the certificates.

                       A required appraisal loan will generally cease to be a
                       required appraisal loan when the related mortgage loan
                       has been brought current for at least three consecutive
                       months and no other circumstances exist which would cause
                       such mortgage loan to be a required appraisal loan.

OPTIONAL               Each master servicer, the special servicer and certain
TERMINATION            certificate holders will have the option to terminate the
                       trust and retire the then outstanding certificates, in
                       whole but not in part, and purchase the remaining assets
                       of the trust on or after the distribution date on which
                       the stated principal balance of the mortgage loans is
                       less than approximately 1.0% of the initial mortgage pool
                       balance. Such purchase price will generally be at a price
                       equal to the unpaid aggregate principal balance of the
                       mortgage loans, plus accrued and unpaid interest and
                       certain other additional trust fund expenses, and the
                       fair market value of any REO properties acquired by the
                       trust following foreclosure.

                       In addition, if, following the date on which the total
                       principal balances of the class A-1, A-2, A-2FL, A-3,
                       A-3FL, A-SB, A-4, A-4FL, A-1A, AM, AM-FL, AJ, AJ-FL, B, C
                       and D certificates are reduced to zero, all of the
                       remaining certificates, except the class Y, Z, R-I and
                       R-II certificates, are held by the same certificate
                       holder, the trust fund may also be terminated, subject to
                       such additional conditions as may be set forth in the
                       pooling and servicing agreement, in connection with an
                       exchange of all the remaining certificates, except the
                       class Y, Z, R-I and R-II certificates, for all the
                       mortgage loans and REO properties remaining in the trust
                       fund at the time of exchange.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

CONTROLLING CLASS      The most subordinate class of principal balance
                       certificates that has a class certificate balance greater
                       than 25% of its original certificate balance will be the
                       controlling class of certificates; provided, however,
                       that if no such class of principal balance certificates
                       satisfies such requirement, the controlling class of
                       certificates will be the most subordinate class of
                       principal balance certificates with a class certificate
                       balance greater than zero. The holder(s) of certificates
                       representing a majority interest in the controlling class
                       will have the right, subject to the limitations and
                       conditions described in the offering prospectus, to
                       replace the special servicer and select a representative
                       that may direct and advise the special servicer on
                       various servicing matters.

ERISA                  The offered certificates are expected to be eligible for
                       purchase by employee benefit plans and other plans or
                       arrangements, subject to certain conditions.

SMMEA                  The offered certificates will not be "mortgage related
                       securities" for the purposes of the Secondary Mortgage
                       Market Enhancement Act of 1984.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

CONTACTS

                               MERRILL LYNCH & CO.

                                  John Mulligan
                             (212) 449-3860 (Phone)
                              (212) 738-1491 (Fax)

                                    Max Baker
                             (212) 449-3860 (Phone)
                              (212) 738-1491 (Fax)

                                    Rich Sigg
                             (212) 449-3860 (Phone)
                              (212) 738-1491 (Fax)

                                  David Rodgers
                             (212) 449-3611 (Phone)
                              (212) 449-7684 (Fax)

                                    Joe Cuomo
                             (212) 449-3766 (Phone)
                              (212) 449-7684 (Fax)

                          IXIS SECURITIES NORTH AMERICA

                                   Greg Murphy
                             (212) 891-6282 (Phone)
                              (212) 891-3454 (Fax)

                                 Scott Douglass
                             (212) 891-5705 (Phone)
                              (212) 891-3421 (Fax)

                         BANC OF AMERICA SECURITIES LLC

                                 Geordie Walker
                             (704) 388-1597 (Phone)
                              (704) 388-9677 (Fax)

                                 Chris Springer
                             (704) 388-1597 (Phone)
                              (704) 388-9677 (Fax)

                       COUNTRYWIDE SECURITIES CORPORATION

                                 Tom O'Hallaron
                             (818) 225-6353 (Phone)
                              (818) 225-4032 (Fax)

                                 Marlyn Marincas
                             (818) 225-6342 (Phone)
                              (818) 225-4032 (Fax)

                                 Jerry Hirshkorn
                             (212) 649-8352 (Phone)
                              (212) 649-8391 (Fax)

                                 Cary Carpenter
                             (818) 225-6336 (Phone)
                              (818) 225-4032 (Fax)

                                 Mark Rudnitzky
                             (818) 225-6353 (Phone)
                              (818) 225-4032 (Fax)

                             KEYBANC CAPITAL MARKETS

                                 Audrey Saccardi
                             (216) 689-3567 (Phone)
                              (216) 689-0976 (Fax)

                                  Gary Andrews
                             (216) 689-3567 (Phone)
                              (216) 689-0976 (Fax)

                            BEAR, STEARNS & CO. INC.

                                 Tim Koltermann
                             (212) 272-4953 (Phone)
                              (917) 849-0223 (Fax)

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
(THE SUM OF THE PERCENTAGE CALCULATIONS MAY NOT EQUAL 100% DUE TO ROUNDING.)

All numerical information provided with respect to the mortgage loans is provided on an approximate basis. All weighted average information provided with respect to the mortgage loans reflects a weighting of the subject mortgage loans based on their respective cut-off date principal balances. When information with respect to the mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans comprising the mortgage pool.
If any of the mortgage loans is secured by multiple mortgaged real properties, the cut-off date principal balance has been allocated based on any of (i) an individual property's appraised value as a percentage of the total appraised value of all of the mortgaged real properties, including the subject individual property, securing the same mortgage loan, (ii) an individual property's underwritten net operating income as a percentage of the total underwritten net operating income of all the mortgaged real properties, including the subject individual property, securing the same mortgage loan and (iii) an allocated loan balance specified in the related loan documents. Unless specifically indicated
otherwise (for example, with respect to loan-to-value and debt service coverage ratio and cut-off date balance/unit of the Peter Cooper Village and Stuyvesant
Town mortgage loan and the FRIS Chicken mortgage loan in which case the related pari passu non-trust loan is taken into account), statistical information presented with respect to any mortgage loan in the trust that is part of a loan combination excludes the related non-trust loan.

GENERAL CHARACTERISTICS

                                                                                ALL MORTGAGE         LOAN             LOAN
                                                                                   LOANS            GROUP 1          GROUP 2
-------------------------------------------------------------------------------------------------------------------------------

Initial mortgage pool balance ..............................................   $4,425,668,580   $3,220,052,604   $1,205,615,976
Number of pooled mortgage loans ............................................              333              259               74
Number of mortgaged properties .............................................              570              490               80
Percentage of investment grade loans(1) ....................................             19.7%             2.1%            66.5%
Average cut-off date principal balance .....................................   $   13,290,296   $   12,432,636   $   16,292,108
Largest cut-off date principal balance .....................................   $  800,000,000   $  170,000,000   $  800,000,000
Smallest cut-off date principal balance ....................................   $      431,373   $      586,804   $      431,373
Weighted average mortgage interest rate ....................................           5.9441%          5.8472%          6.2030%
Highest mortgage interest rate .............................................           7.5000%          7.5000%          7.4250%
Lowest mortgage interest rate ..............................................           4.9900%          4.9900%          5.4500%
Number of cross collateralized mortgage loans ..............................                9                9                0
Cross collateralized mortgage loans as % of IPB ............................              1.7%             2.3%             0.0%
Number of multi property mortgage loans ....................................               18               13                5
Multi property mortgage loans as a % of IPB ................................             25.2%             7.7%            72.1%
Weighted average underwritten debt service coverage ratio (2,4) ............             1.44x            1.39x            1.59x
Highest underwritten debt service coverage ratio ...........................            15.11x            3.48x           15.11x
Lowest underwritten debt service coverage ratio ............................             1.05x            1.05x            1.10x
Weighted average cut-off date loan-to-value ratio (2,4) ....................             67.6%            70.0%            61.2%
Highest cut-off date loan-to-value ratio ...................................             84.0%            84.0%            81.1%
Lowest cut-off date loan-to-value ratio ....................................              5.0%            31.2%             5.0%
Weighted average remaining term to maturity or anticipated repayment date
   (months) ................................................................              116              114              119
Highest remaining term to maturity or anticipated repayment date (months)...              353              178              353
Lowest remaining term to maturity or anticipated repayment date (months)....               57               57               57
Weighted average remaining amortization term (months)(3)....................              351              351              358
Highest remaining amortization term (months) ...............................              473              420              473
Lowest remaining amortization term (months)(3)..............................              141              141              297

----------
(1)  It has been confirmed by Fitch, Moody's and S&P, in accordance with their respective methodologies, that the Peter Cooper Village and Stuyvesant Town mortgage loan, Omni-Castle Hill mortgage loan, Omni-Chancellor/Brookville mortgage loan, Omni-Harborview mortgage loan 789 West End Avenue and the
     FRIS Chicken mortgage loan has credit characteristics consistent with investment-grade rated obligations.

(2)  With respect to certain mortgage loans, debt service coverage ratios and/or cut-off date loan-to-value ratios were calculated assuming the application of a holdback amount and/or a letter of credit in reduction of their respective cut-off date principal balances or taking into account various assumptions regarding the financial performance or value of the related mortgaged real property on a "stablilized" basis.

(3)  Excludes mortgage loans that are interest-only for their entire term.

(4)  With respect to the Peter Cooper Village and Stuyvesant Town mortgage loan and FRIS Chicken mortgage loan, calculations of LTV and DSCR also include the related pari passu loan that is not included in the trust.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

SELECT CHARACTERISTICS OF MORTGAGE POOL

            PROPERTY TYPE BY STATE/LOCATION MATRIX FOR MORTGAGE POOL

               % OF INITIAL MORTGAGE POOL BALANCE BY PROPERTY TYPE

                         % OF INITIAL
                         MORTGAGE POOL
STATE                       BALANCE     MULTIFAMILY  OFFICE  RETAIL  HOSPITALITY
--------------------------------------------------------------------------------

New York ..............       28.5         18.2        4.7     0.3        4.1
California ............       11.0          1.6        5.0     2.8         --
   Southern ...........        9.7          1.5        4.8     2.3         --
   Northern ...........        1.3          0.1        0.1     0.5         --
Texas .................        9.0          1.5        0.6     2.6        3.6
Arizona ...............        5.5          1.0        1.7     2.1         --
Florida ...............        5.4          0.1        0.8     1.7        1.2
Maryland ..............        4.1          0.3        0.8     0.4         --
Georgia ...............        3.7           --        2.6     1.0        0.1
Pennsylvania ..........        3.2          0.3        0.8     2.1         --
Tennessee .............        2.9          0.1         --     1.0        0.1
New Jersey ............        2.7           --        0.7     0.5         --
North Carolina ........        1.8          1.1         --     0.4        0.3
Virginia ..............        1.8          0.0        0.1     0.3        0.7
Ohio ..................        1.8          0.5         --     1.3         --
Alabama ...............        1.4          0.5        0.3     0.4        0.3
Indiana ...............        1.4          0.5        0.2      --         --
Connecticut ...........        1.3           --        1.1      --        0.2
Minnesota .............        1.2          0.1        0.8     0.3         --
Kentucky ..............        1.2           --         --     0.7         --
Colorado ..............        1.1           --        0.0     0.6        0.3
Massachusetts .........        1.0           --         --     0.3        0.1
South Carolina ........        1.0          0.4         --     0.3        0.3
Louisiana .............        1.0           --        0.9     0.1         --
Kansas ................        1.0           --        0.8     0.2         --
Nevada ................        0.9           --         --     0.8         --
Michigan ..............        0.8          0.3        0.5      --         --
District of Columbia...        0.7           --         --      --        0.7
Washington ............        0.6          0.0         --     0.3         --
Iowa ..................        0.6          0.3         --     0.2         --
Alaska ................        0.5           --        0.3     0.2         --
Missouri ..............        0.5           --        0.4     0.1         --
Illinois ..............        0.5           --         --     0.3        0.1
Oklahoma ..............        0.4          0.2         --     0.0        0.1
New Mexico ............        0.4          0.1         --     0.3         --
Oregon ................        0.3           --        0.0     0.0         --
Utah ..................        0.2           --        0.1     0.0        0.1
Vermont ...............        0.1          0.0         --     0.1         --
Delaware ..............        0.1           --         --     0.1         --
North Dakota ..........        0.1          0.1         --      --         --
Wisconsin .............        0.1          0.0         --     0.0         --
Mississippi ...........        0.0           --         --     0.0         --
Idaho .................        0.0           --         --     0.0         --
New Hampshire .........        0.0          0.0         --      --         --
Arkansas ..............        0.0           --         --     0.0         --
--------------------------------------------------------------------------------
                             100.0%        27.1%      23.3%   22.1%      12.4%
================================================================================

                          % OF INITIAL MORTGAGE POOL BALANCE BY PROPERTY TYPE

                                       SELF   MIXED              MANUFACTURED
STATE                    INDUSTRIAL  STORAGE   USE   HEALTHCARE    HOUSING
-----------------------------------------------------------------------------

New York ..............      1.2         --    0.0       --           --
California ............      0.4        0.7    0.1       --          0.4
   Southern ...........      0.2        0.6    0.1       --          0.1
   Northern ...........      0.2        0.1     --       --          0.2
Texas .................      0.5        0.2     --       --           --
Arizona ...............      0.6         --     --       --           --
Florida ...............      1.6         --     --       --           --
Maryland ..............      0.1        2.5     --       --           --
Georgia ...............       --         --    0.0       --           --
Pennsylvania ..........       --         --     --       --           --
Tennessee .............      1.7         --     --       --           --
New Jersey ............       --         --    0.4      1.0           --
North Carolina ........       --         --     --       --           --
Virginia ..............      0.7         --     --       --           --
Ohio ..................       --         --     --       --           --
Alabama ...............       --        0.1     --       --           --
Indiana ...............      0.8         --     --       --           --
Connecticut ...........       --         --     --       --           --
Minnesota .............       --         --     --       --           --
Kentucky ..............      0.5         --     --       --           --
Colorado ..............       --         --    0.2       --           --
Massachusetts .........       --         --    0.7       --           --
South Carolina ........       --         --     --       --           --
Louisiana .............       --         --     --       --           --
Kansas ................       --         --     --       --           --
Nevada ................       --         --     --       --          0.0
Michigan ..............       --         --     --       --           --
District of Columbia...       --         --     --       --           --
Washington ............      0.2         --     --       --           --
Iowa ..................       --         --     --       --           --
Alaska ................       --         --     --       --           --
Missouri ..............      0.1         --     --       --           --
Illinois ..............      0.1         --     --       --           --
Oklahoma ..............       --         --     --       --           --
New Mexico ............       --         --     --       --           --
Oregon ................       --        0.1    0.1       --           --
Utah ..................       --         --     --       --           --
Vermont ...............       --         --     --       --           --
Delaware ..............       --         --     --       --           --
North Dakota ..........       --         --     --       --           --
Wisconsin .............       --         --     --       --           --
Mississippi ...........       --         --     --       --           --
Idaho .................       --         --     --       --           --
New Hampshire .........       --         --     --       --           --
Arkansas ..............       --         --     --       --           --
-----------------------------------------------------------------------------
                             8.5%       3.5%   1.6%     1.0%         0.4%
=============================================================================

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       10

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

SELECT CHARACTERISTICS OF MORTGAGE POOL

                                                                 CUT-OFF DATE    % OF INITIAL
                                                  NUMBER OF        PRINCIPAL     MORTGAGE POOL
                                               MORTGAGE LOANS       BALANCE         BALANCE
                                               -----------------------------------------------

Interest Only ..............................         47         $1,897,566,000       42.9%
Single Tenant ..............................         50         $  436,400,722        9.9%
Loans (greater than)  50% Single Tenant ....         78         $  677,951,988       15.3%
Current Secondary Debt .....................         16         $1,225,536,517       27.7%
Future Secondary Debt Permitted ............         41         $1,453,869,421       32.9%
Lockbox ....................................        119         $2,884,519,818       65.2%
Escrow Type(1)
   TI/LC Reserves(2)........................        116         $1,323,527,916       53.9%
   Real Estate Tax .........................        274         $3,696,076,889       83.5%
   Insurance ...............................        239         $3,322,611,358       75.1%
   Replacement Reserves ....................        210         $3,470,801,828       78.4%

SELECT CHARACTERISTICS OF LOAN GROUP 1

                                                                 CUT-OFF DATE    % OF INITIAL
                                                  NUMBER OF        PRINCIPAL     LOAN GROUP 1
                                               MORTGAGE LOANS       BALANCE        BALANCE
                                               ----------------------------------------------

Interest Only ..............................          38        $  912,071,000       28.3%
Single Tenant ..............................          50        $  436,400,722       13.6%
Loans (greater than)  50% Single Tenant ....          78        $  677,951,988       21.1%
Current Secondary Debt .....................          14        $  395,036,517       12.3%
Future Secondary Debt Permitted ............          37        $  620,534,513       19.3%
Lockbox ....................................         111        $2,004,969,444       62.3%
Escrow Type(1)
   TI/LC Reserves(2)........................         116        $1,323,527,916       53.9%
   Real Estate Tax .........................         203        $2,493,689,218       77.4%
   Insurance ...............................         170        $2,121,785,315       65.9%
   Replacement Reserves ....................         175        $2,350,298,693       73.0%

SELECT CHARACTERISTICS OF LOAN GROUP 2

                                                                 CUT-OFF DATE    % OF INITIAL
                                                  NUMBER OF        PRINCIPAL     LOAN GROUP 2
                                               MORTGAGE LOANS       BALANCE         BALANCE
                                               ----------------------------------------------

Interest Only ..............................           9        $  985,495,000       81.7%
Single Tenant ..............................         NAP                   NAP        NAP
Loans (greater than)  50% Single Tenant ....         NAP                   NAP        NAP
Current Secondary Debt .....................           2        $  830,500,000       68.9%
Future Secondary Debt Permitted ............           4        $  833,334,908       69.1%
Lockbox ....................................           8        $  879,550,374       73.0%
Escrow Type(1)
   Real Estate Tax .........................          71        $1,202,387,670       99.7%
   Insurance ...............................          69        $1,200,826,043       99.6%
   Replacement Reserves ....................          35        $1,120,503,136       92.9%

----------
(1)  Includes only upfront and ongoing reserves.

(2)  TI/LC escrows are expressed as a percentage of only the mortgage loans secured by office, retail, industrial and mixed use properties.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       11

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

SELECT CHARACTERISTICS OF MORTGAGE POOL

CUT-OFF DATE BALANCE ($)

                                                                % OF
                                                AGGREGATE      INITIAL     % OF      % OF
                                 NUMBER OF       CUT-OFF      MORTGAGE     LOAN      LOAN
RANGE OF CUT-OFF                  MORTGAGE   DATE PRINCIPAL     POOL     GROUP 1   GROUP 2
DATE PRINCIPAL BALANCES ($)        LOANS       BALANCE ($)     BALANCE   BALANCE   BALANCE
------------------------------------------------------------------------------------------

431,373 -- 2,999,999 .........      102      $  168,963,972       3.8%      3.5%      4.8%
3,000,000 -- 3,999,999 .......       29         104,018,463       2.4       2.7       1.4
4,000,000 -- 4,999,999 .......       21          92,813,219       2.1       2.6       0.7
5,000,000 -- 5,999,999 .......       23         124,655,585       2.8       3.7       0.5
6,000,000 -- 6,999,999 .......       12          77,086,866       1.7       1.6       2.1
7,000,000 -- 7,999,999 .......        7          51,771,022       1.2       1.6       0.0
8,000,000 -- 9,999,999 .......       24         209,790,159       4.7       6.5       0.0
10,000,000 -- 12,999,999 .....       39         436,441,700       9.9      12.2       3.7
13,000,000 -- 19,999,999 .....       29         457,358,947      10.3      10.3      10.3
20,000,000 -- 49,999,999 .....       35       1,040,268,647      23.5      28.5      10.1
50,000,000 -- 800,000,000 ....       12       1,662,500,000      37.6      26.8      66.4
                                    -----------------------------------------------------
Total ........................      333      $4,425,668,580     100.0%    100.0%    100.0%

MIN: $431,373   MAX: $800,000,000   AVG. $13,290,296

DEBT SERVICE COVERAGE RATIO  (x)(1)

                                                                % OF
                                                AGGREGATE      INITIAL     % OF      % OF
                                 NUMBER OF       CUT-OFF      MORTGAGE     LOAN      LOAN
                                  MORTGAGE   DATE PRINCIPAL     POOL     GROUP 1   GROUP 2
RANGE OF DSCRS (X)                 LOANS       BALANCE ($)     BALANCE   BALANCE   BALANCE
------------------------------------------------------------------------------------------

1.05 -- 1.19 .................       58      $  712,308,435      16.1%     19.3%      7.6%
1.20 -- 1.24 .................       74         748,921,974      16.9      21.0       6.1
1.25 -- 1.29 .................       47         410,846,506       9.3      10.1       7.1
1.30 -- 1.34 .................       27         205,033,918       4.6       4.2       5.8
1.35 -- 1.39 .................       35         411,616,400       9.3      11.5       3.5
1.40 -- 1.44 .................       15         152,518,034       3.4       4.7       0.0
1.45 -- 1.49 .................       17         331,500,822       7.5       9.1       3.2
1.50 -- 1.59 .................       15         194,454,337       4.4       6.0       0.0
1.60 -- 1.99 .................       35       1,166,602,423      26.4      11.3      66.5
2.00 -- 15.11 ................       10          91,865,732       2.1       2.8       0.2
                                    -----------------------------------------------------
Total ........................      333      $4,425,668,580     100.0%    100.0%    100.0%

MIN: 1.05x   MAX: 15.11x   WTD. AVG. 1.44x

MORTGAGE RATE (%)

                                                                % OF
                                                AGGREGATE      INITIAL     % OF      % OF
                                 NUMBER OF       CUT-OFF      MORTGAGE     LOAN      LOAN
                                  MORTGAGE   DATE PRINCIPAL     POOL     GROUP 1   GROUP 2
RANGE OF MORTGAGE RATES (%)        LOANS       BALANCE ($)     BALANCE   BALANCE   BALANCE
------------------------------------------------------------------------------------------

4.9900 -- 4.9999 .............        2      $   21,203,611       0.5%      0.7%      0.0%
5.2500 -- 5.4999 .............       11         249,873,716       5.6       7.6       0.5
5.5000 -- 5.7499 .............       81       1,261,656,740      28.5      33.4      15.4
5.7500 -- 5.9999 .............      136       1,149,792,596      26.0      30.7      13.4
6.0000 -- 6.0999 .............       20         153,847,192       3.5       4.3       1.2
6.1000 -- 6.1999 .............       15         313,946,893       7.1       9.6       0.5
6.2000 -- 6.2999 .............       13         104,522,878       2.4       3.1       0.4
6.3000 -- 6.3999 .............        9         876,436,838      19.8       2.4      66.4
6.4000 -- 6.4999 .............        6         178,425,525       4.0       5.5       0.0
6.5000 -- 7.5000 .............       40         115,962,590       2.6       2.7       2.3
                                    -----------------------------------------------------
Total ........................      333      $4,425,668,580     100.0%    100.0%    100.0%

MIN: 4.9900   MAX: 7.5000   WTD. AVG. 5.9441

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)(1)

                                                                % OF
                                                AGGREGATE      INITIAL     % OF      % OF
                                 NUMBER OF       CUT-OFF      MORTGAGE     LOAN      LOAN
RANGE OF                          MORTGAGE   DATE PRINCIPAL     POOL     GROUP 1   GROUP 2
CUT-OFF DATE LTV RATIOS (%)        LOANS       BALANCE ($)     BALANCE   BALANCE   BALANCE
------------------------------------------------------------------------------------------

5.0 -- 50.0 ..................       31      $  135,695,752       3.1%      4.0%      0.5%
50.1 -- 60.0 .................       30       1,132,763,770      25.6       9.9      67.4
60.1 -- 65.0 .................       40         431,894,245       9.8      12.7       2.0
65.1 -- 70.0 .................       58         483,131,059      10.9      12.2       7.6
70.1 -- 75.0 .................       74         870,685,854      19.7      24.2       7.7
75.1 -- 77.5 .................       23         385,305,097       8.7      10.8       3.1
77.6 -- 80.0 .................       72         956,358,802      21.6      25.4      11.5
80.1 -- 84.0 .................        5          29,834,000       0.7       0.8       0.3
                                    -----------------------------------------------------
Total ........................      333      $4,425,668,580     100.0%    100.0%    100.0%

MIN: 5.0%   MAX: 84.0%   WTD. AVG. 67.6%

MATURITY DATE OR ARD LOAN-TO-VALUE RATIO (%)(1)

                                                                % OF
                                                AGGREGATE      INITIAL     % OF      % OF
                                 NUMBER OF       CUT-OFF      MORTGAGE     LOAN      LOAN
RANGE OF MATURITY DATE            MORTGAGE   DATE PRINCIPAL     POOL     GROUP 1   GROUP 2
OR ARD LTV RATIOS (%)              LOANS       BALANCE ($)     BALANCE   BALANCE   BALANCE
------------------------------------------------------------------------------------------

Fully Amortizing .............       28      $   25,972,009       0.6%      0.1%      1.9%
3.0 -- 40.0 ..................       22         114,550,747       2.6       3.4       0.5
40.1 -- 50.0 .................       25         148,346,901       3.4       4.4       0.6
50.1 -- 60.0 .................       56       1,474,462,897      33.3      20.2      68.4
60.1 -- 62.4 .................       26         214,920,431       4.9       6.6       0.3
62.5 -- 65.0 .................       34         339,500,446       7.7       8.7       4.8
65.1 -- 67.4 .................       33         346,235,047       7.8       8.5       5.9
67.5 -- 70.0 .................       36         492,896,952      11.1      13.2       5.6
70.1 -- 80.0 .................       73       1,268,783,149      28.7      34.9      12.0
                                    -----------------------------------------------------
Total ........................      333      $4,425,668,580     100.0%    100.0%    100.0%

MIN: 3.0%   MAX: 80.0%   WTD. AVG. 62.9%

ORIGINAL TERM TO MATURITY OR ARD (MOS)

                                                                % OF
                                                AGGREGATE      INITIAL     % OF      % OF
                                 NUMBER OF       CUT-OFF      MORTGAGE     LOAN      LOAN
RANGE OF ORIGINAL TERMS           MORTGAGE   DATE PRINCIPAL     POOL     GROUP 1   GROUP 2
TO MATURITY (MOS.)                 LOANS       BALANCE ($)     BALANCE   BALANCE   BALANCE
------------------------------------------------------------------------------------------

1 -- 60 ......................       11      $  163,968,831       3.7%      3.6%      4.0%
61 -- 72 .....................        0                   0       0.0       0.0       0.0
73 -- 84 .....................        7         130,558,662       3.0       2.9       3.2
85 -- 96 .....................        1          12,920,000       0.3       0.4       0.0
97 -- 120 ....................      277       4,079,711,718      92.2      92.9      90.4
121 -- 360 ...................       37          38,509,369       0.9       0.3       2.5
                                    -----------------------------------------------------
Total ........................      333      $4,425,668,580     100.0%    100.0%    100.0%

MIN: 60   MAX: 360   WTD. AVG. 118

(1)  With respect to the Peter Cooper Village and Stuyvesant Town mortgage loan and FRIS Chicken mortgage loan, calculations of LTV and DSCR also include the related pari passu loan that is not included in the trust.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction. 12

                                       12

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

SELECT CHARACTERISTICS OF MORTGAGE POOL

REMAINING TERM TO MATURITY OR ARD (MOS)

                                                                % OF
                                                AGGREGATE      INITIAL     % OF      % OF
                                 NUMBER OF       CUT-OFF      MORTGAGE     LOAN      LOAN
   RANGE OF REMAINING             MORTGAGE   DATE PRINCIPAL     POOL     GROUP 1   GROUP 2
TERMS TO MATURITY (MOS.)           LOANS       BALANCE ($)     BALANCE   BALANCE   BALANCE
------------------------------------------------------------------------------------------

57 -- 60 .....................       11      $  163,968,831       3.7%      3.6%      4.0%
61 -- 84 .....................        7         130,558,662       3.0       2.9       3.2
85 -- 121 ....................      278       4,092,631,718      92.5      93.3      90.4
122 -- 353 ...................       37          38,509,369       0.9       0.3       2.5
                                    -----------------------------------------------------
Total ........................      333      $4,425,668,580     100.0%    100.0%    100.0%

MIN: 57   MAX: 353   WTD. AVERAGE: 116

REMAINING PARTIAL IO TERM (MOS)

                                                                % OF
                                                AGGREGATE      INITIAL     % OF      % OF
                                 NUMBER OF       CUT-OFF      MORTGAGE     LOAN      LOAN
   RANGE OF REMAINING             MORTGAGE   DATE PRINCIPAL     POOL     GROUP 1   GROUP 2
    PARTIAL IO TERMS               LOANS       BALANCE ($)     BALANCE   BALANCE   BALANCE
------------------------------------------------------------------------------------------

4 -- 14 ......................       14      $   97,156,000      2.2%       2.7%     0.9%
15 -- 24 .....................       36         341,172,000      7.7        9.5      2.9
25 -- 34 .....................       28         197,717,800      4.5        4.7      3.9
35 -- 39 .....................        8         102,647,000      2.3        3.0      0.6
40 -- 54 .....................        6         108,775,000      2.5        3.4      0.0
55 -- 120 ....................       42         766,490,500     17.3       23.8      0.0
                                    ----------------------------------------------------
Total ........................      134      $1,613,958,300     36.5%      47.0%     8.2%

MIN: 4   MAX: 70   WTD. AVERAGE: 42

PROPERTY STATE/LOCATION

                                                                % OF
                                                AGGREGATE       INITIAL     % OF      % OF
                                  NUMBER OF      CUT-OFF       MORTGAGE     LOAN      LOAN
                                  MORTGAGED   DATE PRINCIPAL     POOL     GROUP 1   GROUP 2
LOCATION                         PROPERTIES     BALANCE ($)     BALANCE   BALANCE   BALANCE
-------------------------------------------------------------------------------------------

New York .....................       18       $1,263,266,173      28.5%     14.2%     66.7%
California ...................       69          488,951,472      11.0      12.9       6.0
   Southern ..................       58          430,907,554       9.7      11.1       6.0
   Northern ..................       11           58,043,918       1.3       1.8       0.1
Texas ........................      143          396,362,050       9.0      10.3       5.4
Arizona ......................       27          244,091,655       5.5       6.2       3.7
Florida ......................       28          240,506,258       5.4       7.4       0.3
Other(a) .....................      285        1,792,490,973      40.5      49.0      17.8
                                    ------------------------------------------------------
Total ........................      570       $4,425,668,580     100.0%    100.0%    100.0%

AMORTIZATION TYPES

                                                                % OF
                                               AGGREGATE       INITIAL    % OF      % OF
                                 NUMBER OF      CUT-OFF       MORTGAGE    LOAN      LOAN
                                  MORTGAGE   DATE PRINCIPAL     POOL     GROUP 1   GROUP 2
     AMORTIZATION TYPES            LOANS       BALANCE ($)     BALANCE   BALANCE   BALANCE
------------------------------------------------------------------------------------------

Interest Only ................       47      $1,897,566,000      42.9%     28.3%     81.7%
IO-Balloon ...................      132       1,562,158,300      35.3      45.4       8.2
Balloon ......................      112         760,534,178      17.2      20.6       8.1
ARD ..........................       10          87,368,093       2.0       2.7       0.0
Partial IO-ARD ...............        3          86,300,000       1.9       2.7       0.0
Fully Amortizing .............       28          25,972,009       0.6       0.1       1.9
IO-ARD .......................        1           5,770,000       0.1       0.2       0.0
                                    -----------------------------------------------------
Total ........................      333      $4,425,668,580     100.0%    100.0%    100.0%

REMAINING STATED AMORTIZATION TERM (MOS)

                                                                % OF
                                                AGGREGATE      INITIAL     % OF      % OF
                                 NUMBER OF       CUT-OFF      MORTGAGE     LOAN      LOAN
  RANGE OF REMAINING STATED       MORTGAGE   DATE PRINCIPAL     POOL     GROUP 1   GROUP 2
  AMORTIZATION TERMS (MOS.)        LOANS       BALANCE ($)     BALANCE   BALANCE   BALANCE
------------------------------------------------------------------------------------------

Interest Only ................       48      $1,903,336,000      43.0%     28.5%     81.7%
141 -- 240 ...................       14          87,042,534       2.0       2.7       0.0
241 -- 300 ...................       13         139,510,423       3.2       4.3       0.2
301 -- 360 ...................      249       2,172,262,358      49.1      60.7      18.0
361 -- 473 ...................        9         123,517,265       2.8       3.8       0.1
                                    ---------------------------------------------   -----
Total ........................      333      $4,425,668,580     100.0%    100.0%    100.0%

MIN: 141   MAX: 473   WTD. AVERAGE: 351

PROPERTY TYPE

                                                                 % OF
                                                 AGGREGATE      INITIAL     % OF      % OF
                                  NUMBER OF       CUT-OFF      MORTGAGE     LOAN      LOAN
                                  MORTGAGED   DATE PRINCIPAL     POOL     GROUP 1   GROUP 2
     PROPERTY TYPE               PROPERTIES     BALANCE ($)     BALANCE   BALANCE   BALANCE
-------------------------------------------------------------------------------------------

Multifamily ..................       83       $1,218,309,616      27.5%      0.1%     99.4%
   Multifamily ...............       79        1,200,178,330      27.1       0.1      99.4
   Manufactured Housing.......        4           18,131,286       0.4       0.3       0.6
Office .......................       57        1,031,241,937      23.3      32.0       0.0
Retail .......................      331          978,570,432      22.1      30.4       0.0
Hospitality ..................       28          549,794,238      12.4      17.1       0.0
Industrial ...................       37          375,954,503       8.5      11.7       0.0
Self Storage .................       24          156,682,890       3.5       4.9       0.0
Mixed Use ....................        7           71,739,441       1.6       2.2       0.0
Healthcare ...................        3           43,375,525       1.0       1.3       0.0
                                    ------------------------------------------------------
Total ........................      570       $4,425,668,580     100.0%    100.0%    100.0%

----------
(a)  Includes 37 states and the District of Columbia.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction. 13

                                       13

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

LOAN GROUP 1 - 5 YEAR LOANS

                                                                                  % OF         CUT-OFF
                                                                      CUT-OFF    INITIAL        DATE            REMAINING
       MORTGAGE                                                         DATE    MORTGAGE         LTV               I/O
         LOAN                                            PROPERTY    PRINCIPAL    POOL    DSCR  RATIO  MATURITY   PERIOD  REMAINING
LOAN #  SELLER        LOAN NAME         CITY     STATE     TYPE     BALANCE ($)  BALANCE  (x)    (%)    LTV (%)   (MOS)   TERM (MOS)
------------------------------------------------------------------------------------------------------------------------------------

   18    MLML   Fort Henry Mall     Kingsport      TN  Retail        39,500,000   0.9%   1.68x   74.5%   74.5%      58        58
   28     CRF   Capitol Hill Suites Washington     DC  Hospitality   32,500,000   0.7%   1.49    64.6    64.6       59        59
   91    MLML   110 Pine Building   Long Beach     CA  Office        11,700,000   0.3%   1.35    70.9    68.2       22        58
  110     WFB   Marketplace Club    Duluth         GA  Retail        10,160,000   0.2%   1.20    80.0    75.2        0        60
  111     CRF   377 Carlls Path     Deer Park      NY  Industrial    10,000,000   0.2%   1.63    61.7    61.7       59        59
  184     CRF   Grass Valley Mobile Grass Valley   CA  Manufactured   4,900,000   0.1%   1.36    72.2    72.2       58        58
                Home Park                              Housing
  214     CRF   Energy Plaza        Lafayette      LA  Office         3,800,000   0.1%   1.23    74.2    71.5       21        57
  219     CRF   Stoney Creek        Highland       CA  Self Storage   3,688,365   0.1%   1.60    68.3    63.9        0        57
                Self Storage
                                                                    -----------------------------------------
                                                                    116,248,365   2.6%   1.52x   70.4%   69.5%
                                                                    -----------------------------------------

LOAN GROUP 1 - 7 YEAR LOANS

                                                                                  % OF         CUT-OFF
                                                                      CUT-OFF    INITIAL        DATE            REMAINING
       MORTGAGE                                                         DATE    MORTGAGE         LTV               I/O
         LOAN                                            PROPERTY    PRINCIPAL    POOL    DSCR  RATIO  MATURITY   PERIOD  REMAINING
LOAN #  SELLER        LOAN NAME         CITY     STATE     TYPE     BALANCE ($)  BALANCE  (x)    (%)    LTV (%)   (MOS)   TERM (MOS)
------------------------------------------------------------------------------------------------------------------------------------

   10     CRF   Miami Airport       Miami          FL  Industrial    53,500,000    1.2%  1.37x   79.9%   79.9%      83        83
                Industrial Parks
   77     CRF   Sheraton Denver     Lakewood       CO  Hospitality   13,500,000    0.3   1.47    54.2    51.4       33        81
                West
   93     Key   Detroit Riverview   Detroit        MI  Office        11,665,000    0.3   1.20    79.6    74.7       24        84
                Medical Complex
  101     Key   St. Luke's Cornwall Cornwall       NY  Office        10,874,000    0.2   1.19    84.0    78.7       24        84
                Medical Complex
  244    MLML   3002 Prigmor        Joplin         MO  Industrial     2,694,662    0.1   1.18    77.0    70.2        0        80
                                                                     ----------------------------------------
                                                                     92,233,662    2.1%  1.34x   76.5%   74.6%
                                                                     ----------------------------------------

PARI PASSU COMPANION LOANS(1)

                                        A-NOTE
                                       ORIGINAL
LOAN #           LOAN NAME              BALANCE          TRANSACTION            SERVICER
------------------------------------------------------------------------------------------------

   1     Peter Cooper Village and   $  800,000,000      ML-CFC 2007-5            TBD(4)
         Stuyvesant Town            $2,000,000,000(2)        TBD
                                    $  200,000,000(3)        TBD
  40     FRIS Chicken               $   25,000,000      MSCI 2005-HQ6      Wells Fargo Bank,
                                    $   25,000,000      ML-CFC 2007-5   National Association(4)

                                           B-NOTE       MEZZANINE
                                          ORIGINAL      ORIGINAL
LOAN #          SPECIAL SERVICER          BALANCE        BALANCE
---------------------------------------------------------------------

   1     CWCapital Asset Management LLC   $          0 $1,400,000,000

  40     CWCapital Asset Management LLC   $25,000, 000 $            0

(1)  Does not include two mortgage loans with only a subordinate companion loan,
     Detroit Riverview Medical Complex and St. Luke's Cornwall Medical Complex.

(2)  To be securitized in one or more future transactions by Wachovia Bank,
     National Association.

(3)  To be securitized in a future transaction by MLML.

(4)  Serviced pursuant to a pooling and servicing agreement in connection with a separate commercial mortgage securitizaton.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       14

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

MORTGAGE POOL PREPAYMENT PROFILE

                     PERCENT OF REMAINING BALANCE ANALYSIS(1)

                                          % OF REM        % OF REM       % OF REM       % OF REM
                                          MORTGAGE        MORTGAGE       MORTGAGE       MORTGAGE
                       COLLATERAL       POOL BALANCE    POOL BALANCE   POOL BALANCE   POOL BALANCE
 PERIOD    LOANS        BALANCE        LOCKOUT/DEF(2)       YM(3)       X% PEN.(4)        OPEN        TOTAL
------------------------------------------------------------------------------------------------------------

March-07    333    $4,425,668,580.13      95.94%            3.78%          0.28%          0.00%      100.00%
March-08    333    $4,412,738,511.45      94.95%            4.77%          0.28%          0.00%      100.00%
March-09    333    $4,397,488,277.88      89.26%           10.46%          0.28%          0.00%      100.00%
March-10    333    $4,376,984,042.64      87.70%           11.67%          0.63%          0.00%      100.00%
March-11    333    $4,352,180,879.93      84.96%           14.18%          0.86%          0.00%      100.00%
March-12    322    $4,160,950,754.00      83.83%           14.57%          1.12%          0.48%      100.00%
March-13    322    $4,122,894,785.90      83.85%           14.56%          1.11%          0.48%      100.00%
March-14    315    $3,955,198,831.41      84.29%           14.06%          1.14%          0.50%      100.00%
March-15    313    $3,895,942,980.14      83.27%           13.74%          1.14%          1.86%      100.00%
March-16    293    $3,783,676,631.93      84.54%           13.93%          0.50%          1.04%      100.00%
March-17      2    $    3,048,804.50      42.28%           57.72%          0.00%          0.00%      100.00%
March-18      2    $    2,745,664.06      38.56%           61.44%          0.00%          0.00%      100.00%
March-19      2    $    2,424,050.51      33.60%           66.40%          0.00%          0.00%      100.00%
March-20      2    $    2,083,184.73      26.66%           73.34%          0.00%          0.00%      100.00%
March-21      2    $    1,721,200.22      16.30%           83.70%          0.00%          0.00%      100.00%
March-22      0                 0.00       0.00%            0.00%          0.00%          0.00%        0.00%

----------

(1)  Calculated assuming that no mortgage loan prepays, defaults or is repurchased prior to stated maturity (except that mortgage loans with anticipated repayment dates (ARD loans) are assumed to prepay on their anticipated repayment dates). Otherwise calculated based on Modeling
     Assumptions to be described in the offering prospectus.

(2)  Mortgage loans included in this category are locked out from prepayment, but may include periods during which defeasance is permitted.

(3)  Including mortgage loans that permit defeasance or prepayment with yield maintenance and mortgage loans that permit greater of yield maintenance cost and x% penalties.

(4)  Including mortgage loans that permit defeasance or x% penalties.

TEN LARGEST MORTGAGE LOANS

                                                     NUMBER OF
                                                     MORTGAGE                     SHADOW
                                                      LOANS/                      RATING
                                                     MORTGAGED  CUT-OFF DATE      FITCH/
                                          MORTGAGE     REAL       PRINCIPAL      MOODY'S/
LOAN #             LOAN NAME            LOAN SELLER PROPERTIES     BALANCE        S&P(1)
---------------------------------------------------------------------------------------------

  1.   Peter Cooper Village and             MLML       1    2  $ 800,000,000  BBB-/Baa3/BBB-
       Stuyvesant Town
  2.   Tower 45                             MLML       1    1     170,000,000
  3.   Hotel Gansevoort                     CRF        1    1     125,000,000
  4.   Renaissance Austin Hotel             MLML       1    1      83,000,000
  5.   Resurgens Plaza                      Key        1    1      82,000,000
  6.   HSA Memphis Industrial Portfolio     CRF        1   15      67,000,000
  7.   Camp Hill Shopping Center            Key        1    1      65,000,000
  8.   Medical Centre of Santa Monica       CRF        1    1      62,000,000
  9.   Holiday Inn Express - Chelsea        IXIS       1    1      55,000,000
 10.   Miami Airport Industrial Parks       CRF        1    1      53,500,000
                                                      -----------------------
       TOTAL/WEIGHTED AVERAGE                         10   25  $1,562,500,000
                                                      =======================

         % OF
        INITIAL                          LOAN
       MORTGAGE                         BALANCE            CUT-OFF
         POOL     PROPERTY   PROPERTY     PER     DSCR    DATE LTV
LOAN # BALANCE      TYPE      SIZE(2) SF/UNIT(3) (x)(3) RATIO (%)(3)
--------------------------------------------------------------------

  1.      18.1% Multifamily    11,227  $267,213   1.71x     55.6%

  2.      3.8   Office        443,956       383   1.17      52.3
  3.      2.8   Hospitality       187   668,449   1.49      61.3
  4.      1.9   Hospitality       492   168,699   1.57      76.9
  5.      1.9   Office        393,107       209   1.22      72.6
  6.      1.5   Industrial  1,586,544        42   1.35      78.8
  7.      1.5   Retail        466,195       139   1.20      74.8
  8.      1.4   Office        204,747       303   1.65      63.3
  9.      1.2   Hospitality       228   241,228   1.38      58.5
 10.      1.2   Industrial    746,189        72   1.37      79.9
          ----                                    --------------
          35.3%                                   1.54x     60.8%
          ====                                    ==============

----------
(1)  It has been confirmed by Fitch, Moody's and S&P, in accordance with their respective methodologies, that the credit characteristics of the subject mortgage loan are consistent with those of investment-grade rated obligations.

(2)  Property size is indicated in rooms (for hospitality properties), in dwelling units (for multifamily properties) and square feet for all other property types.

(3)  Calculations with respect to the Peter Cooper Village and Stuyvesant Town
     Loan are based on the aggregate principal balance of the Peter Cooper
     Village and Stuyvesant Town Loan Combination (as defined herein).

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction. 15

                                       15

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

PETER COOPER VILLAGE AND STUYVESANT TOWN

                                     [PHOTO]

                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                            2
Location (City/State)                                               New York, NY
Property Type                                                        Multifamily
Size (Units)                                                              11,227
Percentage Physical Occupancy as of
   November 2006                                                           98.3%
Year Built                                                             1945-1949
Year Renovated                                                           Ongoing
Appraisal Value (As-Is) as of November 1, 2006                    $5,400,000,000
Appraisal Value (As-Stabilized) as of
   January 1, 2011                                                $6,900,000,000
Land Value (As-Is) as of November 1, 2006                         $3,800,000,000
Average Monthly Rent Per Unit                                             $1,707
Underwritten Economic Occupancy(2)                                         96.9%
Underwritten Revenues(2)                                            $481,725,392
Underwritten Total Expenses(2)                                      $145,569,012
Underwritten Net Operating Income (NOI)(2)                          $336,156,380
Underwritten Net Cash Flow (NCF)(2)                                 $333,909,980
2006 NOI                                                            $112,242,474
2005 NOI                                                             $98,862,497
2004 NOI                                                             $92,102,906

                                     [PHOTO]

                            MORTGAGE LOAN INFORMATION

Mortgage Loan Seller                                                        MLML
Loan Group                                                                     2
Origination Date                                               November 17, 2006
Cut-off Date Principal Balance                                   $800,000,000(1)
Cut-off Date Loan Balance Per Unit(1)                                   $267,213
Percentage of Initial Mortgage Pool Balance                                18.1%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                             Fee
Mortgage Rate                                                            6.3840%
Amortization Type                                                  Interest Only
IO Period (Months)                                                           120
Original Term to Maturity/ARD (Months)                                       120
Original Amortization Term (Months)                                          NAP
Call Protection                                           LO(27),Def(89),O(4)(3)
Lockbox                                                                     Hard
Cut-off Date LTV Ratio(1)                                                  55.6%
LTV Ratio at Maturity or ARD(1)                                            55.6%
Underwritten DSCR on NOI(1,2)                                              1.73x
Underwritten DSCR on NCF(1,2)                                              1.71x
Anticipated Shadow Rating (F/M/S)(4)                              BBB-/Baa3/BBB-

(1)  The Peter Cooper Village and Stuyvesant Town loan was originated in the amount of $3,000,000,000 of which $800,000,000 is included in the trust.
     Multiple Pari Passu notes are expected to be securitized during 2007.
     Calculations of LTV, DSCR, and Cut-off Date Loan Balance Per Unit are based on the whole loan amount.

(2)  Underwritten Economic Occupancy, Underwritten Revenues, Underwritten Total
     Expenses, Underwritten Net Operating Income, Underwritten Net Cash Flow,
     Underwritten DSCR on NOI and Underwritten DSCR on NCF are based on underwritten cash flows for 2011 derived based on certain assumptions including the following: (1) an annual rate of conversion of units from rent-stabilized units to deregulated units consistent with a rate of conversion assumed by the appraisal of the mortgaged property, resulting in
     6,397 deregulated units in existence by January 1, 2011, and (2) increases in (a) major capital improvements, (b) revenues from retail, professional and parking spaces and (c) real estate tax expenses, based on the appraisal's projections for 2011. Conversion of units from rent-stabilized units to deregulated units at a rate lower than the assumed rate would have a negative impact on the Underwritten DSCR on NOI and the Underwritten DSCR
     on NCF. The debt service coverage ratio calculated based on net operating income for 2006 is 0.58x. See "Risk Factors -- Litigation or Other Legal
     Proceedings May Have Adverse Effects on Borrowers" in the prospectus supplement.

(3)  Notwithstanding the "LO(27)" Designation, defeasance lock-out period expires 24 months following the securitization of the last Peter Cooper
     Village and Stuyvesant Town Pari Passu Note.

(4)  It has been comfirmed by Fitch, Moody's and S&P, in accordance with their respective methodologies, that the credit characteristics of the mortgage loan are consistent with those of investment-grade rated obligations.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction. 16

                                       16

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

                                     [MAP]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction. 17

                                       17

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

                                     [MAP]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction. 18

                                       18

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

                                   [4 PHOTOS]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction. 19

                                       19

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

THE LOAN. The mortgage loan (the "Peter Cooper Village and Stuyvesant Town
Loan") is evidenced by a single promissory note and is secured by a fee simple first mortgage encumbering a 56-building apartment complex (the "Peter Cooper
Village and Stuyvesant Town Property") situated on approximately 80.43 acres on the island of Manhattan in New York, New York. The complex includes 11,227 apartments, approximately 117,712 square feet of retail and professional space and 400,000 square feet of parking. The Peter Cooper Village and Stuyvesant Town
Loan represents approximately 18.1% of the initial mortgage pool balance and approximately 66.4% of the initial loan group 2 balance.

The Peter Cooper Village and Stuyvesant Town Loan was originated on November 17,
2006 and has a principal balance as of the cut-off date of $800,000,000. The
Peter Cooper Village and Stuyvesant Town Loan has a remaining term of 117 months and is scheduled to mature December 8, 2016. The Peter Cooper Village and
Stuyvesant Town Loan permits defeasance with United States government obligations beginning two years after the securitization of the last Peter
Cooper Village and Stuyvesant Town Pari Passu Note. The loan may be prepaid without penalty on or after September 8, 2016.

The Peter Cooper Village and Stuyvesant Town Loan is pari passu with other promissory notes (the "Peter Cooper Village and Stuyvesant Town Pari Passu
Notes" and, together with the Peter Cooper Village and Stuyvesant Town Loan, the
"Peter Cooper Village and Stuyvesant Town Loan Combination") that have an aggregate principal balance, including the Peter Cooper Village and Stuyvesant
Town Loan, of $3,000,000,000. The Peter Cooper Village and Stuyvesant Town Pari
Passu Notes are secured by the same mortgage as the Peter Cooper Village and
Stuyvesant Town Loan. The Peter Cooper Village and Stuyvesant Town Pari Passu
Notes are pari passu in right of payment and in other respects to the Peter
Cooper Village and Stuyvesant Town Loan and have the same interest rate, maturity date and original term to maturity as the Peter Cooper Village and
Stuyvesant Town Loan. The Peter Cooper Village and Stuyvesant Town Pari Passu
Notes will be held outside of the trust and are expected to be securitized in various transactions. The pooling and servicing agreement for Wachovia Bank
Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series
2007-C30 securitization will govern the servicing of the Peter Cooper Village and Stuyvesant Town Loan Combination. The controlling class of the Wachovia
2007-C30 securitization have the right, in lieu of the controlling class representative of the Series 2007-5 securitization, to direct and advise the master servicer and the special servicer under the Wachovia 2007-C30 pooling and servicing agreement on various servicing matters with respect to the mortgage loans in the Peter Cooper Village and Stuyvesant Town Loan Combination and the
related mortgaged real property. See "Description of the Mortgage Pool -- The
Loan Combinations" in the prospectus supplement.

-----------------------------------
           FIRST MORTGAGE
           $3,000,000,000                Pari Passu Notes
 47.7% Loan to Total Capitalization ---> to be sold in various
   $267,213 per unit/$293 per sf         conduit/fusion
Shadow Rated BBB-/Baa3/BBB- (F/M/S)      securitizations
-----------------------------------

-----------------------------------
             MEZZANINE
           $1,400,000,000
 69.9% Loan to Total Capitalization ---> To be privately
   $391,912 per unit/ $430 per sf        placed
-----------------------------------

-----------------------------------
                                         Sponsor Cash                 $1,000,000,000
           SPONSOR EQUITY                Acquisition Costs and Fees   $  240,000,000
           $1,890,000,000           ---> Interest Reserve             $  400,000,000
                                         General Reserve              $  190,000,000
                                         Cap Ex Reserve               $   60,000,000
-----------------------------------
           $6,290,000,000

THE PROPERTY. Built in response to the demand for housing generated by returning veterans from World War II, MetLife developed both Peter Cooper Village and
Stuyvesant Town as a community-oriented residential enclave in the heart of New
York City. Stuyvesant Town and Peter Cooper Village together comprise 11,232 units (11,227 units of which are rentable) throughout 110 buildings on 80.43 contiguous acres on the island of Manhattan. Stuyvesant Town contains 8,746 units in 35 buildings with 89 separate addresses and Peter Cooper Village contains 2,481 units in 21 buildings. Gross building area for Stuyvesant Town and Peter Cooper Village is 8,942,176 sq. ft. and 3,122,165 sq. ft.,
respectively. Between the two complexes, the net rentable area is 10,750,670 sq.
ft. broken down as follows: Residential: 10,232,958, Retail: 98,039, Office:
19,673, Parking: 400,000. The 10,232,958 rentable sq. ft. of residential space indicates an average unit size of 911 sq. ft. The rentable unit mix is as follows: 5,740 one bedroom units; 4,976 two bedroom

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction. 20

                                       20

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

units; 472 three bedroom units; 2 four bedroom units; and 37 five bedroom units.
The grounds include open landscaped areas, 15 playgrounds, designated sports areas, and the signature Stuyvesant Oval fountain. There are 2,260 licensed parking spaces across six parking garages; laundry facilities and rentable storage services operated by U-haul. Onsite retailers offer neighborhood conveniences as grocery stores, banking centers, dry cleaning, movie rentals and apparel outlets.

Currently, approximately 73% of the apartments at the Peter Cooper Village and
Stuyvesant Town Property are rent stabilized. Rent stabilized leases can be 1 or
2 years in length at the option of the tenant. The rental rate that may be charged for a particular rent stabilized apartment is determined by criteria established by the State of New York. An apartment may become deregulated (or destabilized) if it becomes vacant or if criteria involving the legal rental rate level and occupant income levels are met.

PETER COOPER VILLAGE AND STUYVESANT TOWN PROPERTY UNIT MIX:

                              PETER COOPER VILLAGE

                                                AVG        PERCENT OF         AVG              AVG             MONTHLY
UNIT TYPE                 UNIT COUNT(1)   SQUARE FOOT(1)    PCV TOTAL   MONTHLY RENT(1)   RENT PER SF(1)   MARKET RENT(2)
-------------------------------------------------------------------------------------------------------------------------

Deregulated 1 BR                403              948          16.2%          $2,768           $35.04           $3,595
Deregulated 2 BR                267            1,224          10.8            3,747            36.74            4,641
Deregulated 3 BR                  3            2,162           0.1            6,520            36.19            8,198
                              ---------------------------------------------------------------------------------------
DEREGULATED TOTALS              673            1,063          27.1%          $3,173           $35.83           $4,031

Stabilized 1 BR                 776              947          31.3%          $1,183           $15.00           $3,595
Stabilized 2 BR                 957            1,223          38.6            1,457            14.30            4,641
Stabilized 3 BR                  17            1,489           0.7            1,619            13.04            8,198
Stabilized 4 BR                   1            2,441           0.0            2,705            13.30            8,426
                              ---------------------------------------------------------------------------------------
STABILIZED TOTALS             1,751            1,103          70.6%          $1,338           $14.55           $4,214

TOTAL OCCUPIED UNITS          2,424            1,092          97.7%           1,848           $20.30           $4,082

Vacant 1 BR                      30              947           1.2%             N/A              N/A            3,595
Vacant 2 BR                      27            1,225           1.1              N/A              N/A            4,641
                              ---------------------------------------------------------------------------------------
VACANT TOTALS                    57            1,078           2.3%             N/A              N/A           $4,090
                              ---------------------------------------------------------------------------------------
PCV TOTALS/WTD. AVG.          2,481            1,092         100.0%          $1,848           $20.30           $4,161
                              ---------------------------------------------------------------------------------------

                                 STUYVESANT TOWN

                                                AVG        PERCENT OF         AVG              AVG             MONTHLY
UNIT TYPE                 UNIT COUNT(1)   SQUARE FOOT(1)    ST TOTAL    MONTHLY RENT(1)   RENT PER SF(1)   MARKET RENT(2)
-------------------------------------------------------------------------------------------------------------------------

Deregulated 1 BR               1,386             755           15.8%         $2,504           $39.79           $2,926
Deregulated 2 BR                 872             943           10.0           3,018            38.39            3,658
Deregulated 3 BR                  65           1,165            0.7           4,084            42.06            4,511
Deregulated 4 BR                   1           1,753            0.0           4,950            33.88            6,793
Deregulated 5 BR                   6           1,698            0.1           5,754            40.67            6,580
                              ---------------------------------------------------------------------------------------
DEREGULATED TOTALS             2,330             840           26.6%         $2,750           $39.29           $3,255

Stabilized 1 BR                3,096             755           35.4%         $1,125           $17.88           $2,926
Stabilized 2 BR                2,779             943           31.8           1,380            17.55            3,658
Stabilized 3 BR                  381           1,161            4.4           1,544            15.96            4,511
Stabilized 4 BR                                                 0.0               0                             6,793
Stabilized 5 BR                   31           1,681            0.4           1,958            13.98            6,580
                              ---------------------------------------------------------------------------------------
STABILIZED TOTALS              6,287             867           71.9%         $1,267           $17.53           $3,364

TOTAL OCCUPIED UNITS           8,617             860           98.5%         $1,668           $23.27           $3,335

Vacant 1 BR                       49             751            0.6%            N/A             N/A            $2,926
Vacant 2 BR                       74             943            0.8             N/A             N/A             3,658
Vacant 3 BR                        6           1,145            0.1             N/A             N/A             4,511
                              ---------------------------------------------------------------------------------------
VACANT TOTALS                    129             880            1.5%            N/A             N/A            $3,420
                              ---------------------------------------------------------------------------------------
ST TOTALS/WTD. AVG.            8,746             860          100.0%         $1,668           $23.27           $3,336
                              ---------------------------------------------------------------------------------------
PCV/ST TOTALS/WTD. AVG.       11,227             911         100.00%         $1,707           $22.49           $3,518
                              ---------------------------------------------------------------------------------------

(1)  Information obtained from the Peter Cooper Village and Stuyvesant Town
     Borrower's rent roll dated November 2006.

(2)  Information obtained from Appraisal dated November 10, 2006.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction. 21

                                       21

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

The borrower is expected to spend approximately $125 million in capital expenditures at the Peter Cooper Village and Stuyvesant Town Property financed through amounts on deposit in the General Reserve. Individual apartments are extensively renovated on an ongoing basis as they move to a deregulated status.
Under past ownership, renovated units were given new kitchens and bathrooms.
Kitchens improvements included include maple wood cabinets, granite countertops, new stainless steel sinks, ceramic tile flooring, and a new appliance package.
Bathroom improvements included marble walls, marble tile flooring, granite counter tops, and new porcelain bathroom fixtures. Additional upgrades included new air conditioning units, wall sconces, and window shades. The original parquet flooring is still utilized but was refinished in these units. It is expected that the new ownership will exceed this level of unit renovation quality.

In addition to the unit renovation, major improvements at the property are expected to enhance the overall quality of life at the Peter Cooper Village and
Stuyvesant Town Property. Among the options under consideration are:
installation of roof decks to take advantage the views provided by approximately
80.43 acres of buildings that are of roughly the same height; creation of a central Fitness Center together with multiple satellite locations, upgrading the entrance to Stuyvesant Town, improving lighting on the site, updating signage, providing shuttle busses both within the site and to and from local subways, and reworking the retail concepts along First Avenue.

HISTORICAL OCCUPANCY AND AVERAGE MONTHLY RENTS:

Historical occupancies at the Peter Cooper Village and Stuyvesant Town Property
over the past five years are as follows: 2002 - 97%; 2003 -- 98%; 2004 -- 98%;
2005 -- 98%; 2006 -- 98%. The average monthly rents for the deregulated units at
Peter Cooper Village over the past three years are $2,757, $2,864 and $3,198 for
2004, 2005 and 2006, respectively. The average monthly rents for the stabilized units at Peter Cooper Village over the past three years are $1,183, $1,247 and
$1,292 for 2004, 2005 and 2006, respectively. The average monthly rents for the deregulated units at Stuyvesant Town over the past three years are $2,333,
$2,464 and $2,767 for 2004, 2005 and 2006, respectively. The average monthly rents for the stabilized units at Stuyvesant Town over the past three years are
$1,165, $1,202 and $1,241 for 2004, 2005 and 2006, respectively.

THE MARKET.(1) The Peter Cooper Village and Stuyvesant Town Property occupies approximately 80.43 acres below Midtown on the east side of the island of
Manhattan. The site occupies the area bounded by East 14th and 23rd Streets and
First Avenue and Avenue C, and is immediately surrounded by the residential neighborhoods of Murray Hill and Kips Bay to the north, Gramercy Park to the west, and the East Village and Lower East Side to the south. These neighborhoods are predominantly residential with retail use along the avenues.

The Manhattan residential market represents one borough of the five which make up the larger New York City residential market. This market is the largest housing market in the United States consisting of over three million housing units. Within this market, rental units are the largest housing category, making up approximately 68% of inventory. The net vacancy for units available for rent in the city was 3.09% according to the 2005 New York City Housing and Vacancy
Survey. In 2005, 4,185 new housing units were delivered to the overall market;
this was above the trailing four year average of 3,163. Rental rates increased during 2005, with REIS reporting increases of 1.2% in effective rents for the fourth quarter of 2005 and 5.4% for the year.

The Manhattan residential market has 737,768 housing units according to the 2005
Housing and Vacancy Survey. Net vacancy for Manhattan in 2005 was 3.79%. Between
1995 and 2005, the number of new housing unit permits averaged 4,549.
Approximately 2,400 apartment units are scheduled for delivery in 2007 and 2008 in Manhattan. According to the appraisal of the properties dated November 10,
2006, annual rents for buildings comparable to Stuyvesant Town and Peter Cooper
Village in the neighborhoods surrounding the properties are $40.67 per sq. ft.
for one bedroom apartments, $41.46 per sq. ft. for two bedroom apartments,
$53.83 per sq. ft. for three bedroom apartments, and $48.85 per sq. ft. for four bedroom apartments.

THE BORROWER. The borrower is PCV ST Owner LP, a Delaware limited partnership, which was formed exclusively to own Peter Cooper Village and Stuyvesant Town.
PCV ST Owner LP as of February 16, 2007, has transferred Stuyvesant Town to ST
Owner LP, a Delaware limited partnership formed exclusively to own Stuyvesant
Town, and PCV ST Owner LP and ST Owner LP are jointly and severally liable as the borrower under the Peter Cooper Village and Stuyvesant Town Loan. Each
Borrower is permitted to own the property that it owns together with personal property related thereto and to be a borrower under the Peter Cooper Village and
Stuyvesant Town Loan. Each Borrower is approximately indirectly 11% owned, through various subsidiary entities, by Tishman Speyer and Blackrock Realty
Advisors, Inc.

Tishman Speyer is a privately held company based in New York City engaged in owning, developing, and operating real estate around the world. Since 1978,
Tishman Speyer has acquired, built or developed more than 142 properties totaling over 77 million square feet representing over $24 billion USD in total value across the United States, Europe and Latin America. The company owns and/or manages the following buildings in Manhattan: 300 Park Avenue, 375 Hudson
Street, 520 Madison Avenue, 666 Fifth Avenue, The Chrysler Building, Rockefeller
Center, The Lipstick Building, and The MetLife Building.

BlackRock Realty Advisors is a real estate investment manager with $9.6 billion in real estate equity assets under management on behalf of public, corporate, and Taft-Hartley pension plans, foundations, endowments, and private investors.
These investments span a wide range of strategies, including core, value-added and opportunistic equity and high-yield debt. The firm offers investments in open-end and closed-end funds and separate account structures. BlackRock Realty
Advisors' parent, BlackRock, is 49% owned by Merrill Lynch.

(1)  Certain information obtained from the appraisal of the Peter Cooper Village and Stuyvesant Town Property dated November 10, 2006. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of those assumptions.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       22

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

PROPERTY MANAGEMENT. The Peter Cooper Village and Stuyvesant Town Property is
currently managed by Rose Associates, Inc, a management company operating in the
New York market. Beginning April 1, 2007, the Peter Cooper Village and
Stuyvesant Town Property is expected to be managed by affiliates of either
Tishman Speyer Properties, L.P. or Blackrock Financial Management, or such other manager as approved by lender.

LOCKBOX. A hard lockbox with cash management structure is in place. All excess cash is trapped in the general reserve until such time that the debt service coverage ratio is 1.20x or higher for two consecutive quarters and no "mezzanine accrual period". Thereafter all excess cash will be distributed to the borrower.
"Mezzanine Accrual Period" will exist if the borrower under either of the two most Junior Mezzanine Loans Elects, as permitted under the loan documents, to have the applicable monthly Debt Service Payments accrue on the balance of the mezzanine loan in lieu of making such payments monthly. The borrower may be permitted to use cash flow to make certain distributions to its partners to meet certain tax requirements applicable to its tax exempt partners provided no such distributions are permitted during the first five years of the loan term if a cash sweep period exists and the aggregate amount of all such distributions cannot exceed $16,700,000.

ESCROWS.

                   ESCROWS / RESERVES

TYPE:                             INITIAL       MONTHLY
----------------------------   ------------   ----------
Taxes                          $  3,539,035   $3,539,035
Insurance                      $    987,198   $  493,599
Capital Expenditures Reserve   $ 60,000,000   $      0(1)
General/Interest Reserve       $590,000,000   $        0

(1)  $234,000 per month to the extent of available cash flow after the payment of mortgage and mezzanine debt service.

GENERAL RESERVE/INTEREST RESERVE. A "General Reserve" of $590,000,000 was
established at closing. $400,000,000 can be used for the payment of mortgage and mezzanine loan debt service and $190,000,000 can be used at the discretion of the borrower to pay for expenses related to the Peter Cooper Village and
Stuyvesant Town Property provided that no more than $85,000,000 can be used for the payment of asset management fees or acquisition fees pertaining to the syndication of the equity. If at any time the debt service coverage ratio is
1.20x or higher for two consecutive calendar quarters, the balance of the funds on deposit in the General Reserve will be released to borrower. Notwithstanding the foregoing, from and after January 1, 2010, at such time the debt service coverage ratio for the Peter Cooper Village and Stuyvesant Town Loan is 1.0x or
greater for 2 consecutive calendar quarters (a) the debt service component will be converted to and become a part of the discretionary component and (b) the cap on the amount that can be disbursed for the payment of asset management fees will be increased from $85,000,000 to $95,000,000.

ADDITIONAL INDEBTEDNESS. Borrower is permitted to obtain up to $300,000,000 of pari passu mortgage debt or subordinate mezzanine debt at any time between
November 8, 2011 and May 8, 2013 provided that such additional financing will not result in a debt service coverage ratio less than 1.30x or a loan-to-value ratio greater than 70% and borrower has delivered a rating agency confirmation.
Such debt can relate to one or both properties at borrower's election.

MEZZANINE DEBT. 11 mezzanine borrowers (named PCV ST Mezz 1-11 LP and ST Mezz
1-11 LP) have incurred mezzanine debt for an aggregate total of $1,400,000,000 secured by their direct or indirect equity interests in PCV ST Owner LP and ST
Owner LP. The mezzanine debt is scheduled to mature on December 8, 2016.

SEVERANCE\RELEASE. Subject to the prepayment lockout period, borrower can release (a) an individual property upon partial defeasance of 110% of the allocated loan amount, (b) one or more individual buildings or parcels of undeveloped land that are a part of a Peter Cooper Village and Stuyvesant Town
Property upon partial defeasance of an amount equal to the greater of (1) 110%
of the appraised value of such building or parcel as determined by an appraisal dated not more than 120 days prior to the release and (2) if applicable, the disposition proceeds from the collateral being released, (c) without partial defeasance, certain "development rights" upon the payment of an amount equal to the greater of (1) the disposition proceeds related to the rights that are the subject of a sale, transfer or refinancing and (2) $225.00 per sq. ft. of rights being released provided that any such release of development rights must be accompanied by the applicable yield maintenance premium and (d) without partial defeasance, release of a portion of the mortgaged property subject to casualty or condemnation, upon the payment of an amount equal to 100% of the fair market value of the released parcel immediately prior to such casualty or condemnation.
The release of either Stuyvesant Town or Peter Cooper Village is subject to the other property having a debt service coverage ratio of not less than the greater of (A) 1.0x or (B) the debt service coverage ratio immediately prior to the release and a loan-to-value ratio of not more than 70%. Each release of a building or parcel (other than a connection with a condemnation) is subject to the remainder of the Peter Cooper Village and Stuyvesant Town Property (i) for
the first 10 releases (including development rights releases), having a debt service coverage ratio of not less than the lesser of (A) debt service coverage ratio immediately prior to the release and (B) 1.0x, and (ii) for each release thereafter, a debt service coverage ratio of not less than 1.0x and in each instance after the release of 10 buildings or parcels (including development rights releases), a loan-to-value ratio of not more than 70%. The release of either Stuyvesant Town or Peter Cooper Village and the release of a building or a parcel (but not the release of development rights) will also require a rating agency confirmation. Any prepayment received in connection with an individual property release will be applied pro rata to each of the mortgage notes based on the principal amount evidenced by each such note. Any prepayment in connection with a development rights release or a building or parcel release will be allocated among the mortgage loan and each of the mezzanine loans pro rata based on the principal balance of the mortgage loan and each such mezzanine loan.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       23

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

TOWER 45

                                     [PHOTO]

                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                            1
Location (City/State)                                               New York, NY
Property Type                                                             Office
Size (Square Feet)                                                       443,956
Percentage Physical Occupancy as of October 31, 2006                      100.0%
Year Built                                                                  1989
Year Renovated                                                               NAP
Appraisal Value                                                     $325,000,000
# of Tenant Leases                                                            52
Average Rent Per Square Foot                                              $48.07
Underwritten Economic Occupancy                                            98.2%
Underwritten Revenues                                                $24,095,283
Underwritten Total Expenses                                          $11,173,354
Underwritten Net Operating Income (NOI)                              $12,921,928
Underwritten Net Cash Flow (NCF)                                     $12,366,983
Trailing 12 NOI (as of October 31, 2006)                             $11,090,546
2005 NOI                                                             $10,045,955
2004 NOI                                                             $13,550,918

                                     [PHOTO]

                           MORTGAGE LOAN INFORMATION

Mortgage Loan Seller                                                        MLML
Loan Group                                                                     1
Origination Date                                                January 25, 2007
Cut-off Date Principal Balance                                      $170,000,000
Cut-off Date Loan Balance Per SF/Unit                                       $383
Percentage of Initial Mortgage Pool Balance                                 3.8%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                               Fee and Leasehold
Mortgage Rate                                                            6.1230%
Amortization Type                                                  Interest Only
IO Period (Months)                                                           120
Original Term to Maturity/ARD (Months)                                       120
Original Amortization Term (Months)                                          NAP
Original Call Protection                                     LO(25),Def(92),O(3)
Lockbox                                                                     Hard
Cut-off Date LTV Ratio                                                     52.3%
LTV Ratio at Maturity or ARD                                               52.3%
Underwritten DSCR on NOI                                                   1.22x
Underwritten DSCR on NCF                                                   1.17x

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       24

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

                                     [MAP]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       25

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

THE LOAN. The mortgage loan (the "Tower 45 Loan") is evidenced by a single promissory note and is secured by a first priority fee and leasehold mortgage encumbering an office building (the "Tower 45 Property") located in New York,
New York. The Tower 45 Loan represents approximately 3.8% of the initial mortgage pool balance and approximately 5.3% of the initial loan group 1 balance.

The Tower 45 Loan was originated on January 25, 2007 and has a principal balance as of the cut-off date of $170,000,000. The Tower 45 Loan has a remaining term of 119 months to its maturity date of February 8, 2017. The Tower 45 Loan may be prepaid on or after December 8, 2016 without penalty, and permits defeasance with United States government obligations beginning two years after the creation of the Series 2007-5 securitization trust.

THE PROPERTY. The Tower 45 Loan is secured by the fee and leasehold interest in a 40-story multi-tenant office building with 443,956 square feet of net rentable area and is located on the south side of West 45th Street through block to West
44th Street between Avenue of the Americas and Seventh Avenue in the Plaza
District sub market of Midtown Manhattan. The Tower 45 Property is currently
100.0% leased to 26 office tenants, two retail tenants and one parking garage tenant. The largest tenant is D.E. Shaw & Company L.P. who leases over 43.4% of the total net rentable area. Other major tenants include Pzena Investment
Management (24,958 sq. ft.) and NEC Business Network Solutions (15,981 sq. ft.).

The following table presents certain information relating to the major tenants at the Tower 45 Property:

                               TENANT INFORMATION

                                                                 CREDIT RATINGS       SQUARE  % OF  BASE RENT         LEASE
TENANT NAME                            PARENT COMPANY        (FITCH/MOODY'S/S&P)(1)    FEET    GLA     PSF         EXPIRATION
---------------------------------------------------------------------------------------------------------------------------------

D.E. Shaw & Company L.P.                    NAP                        NR            192,837  43.4%   $48.23        Various(2)
Pzena Investment Management                 NAP                        NR             24,958   5.6%   $48.00   September 30, 2015
NEC Business Network Solutions  NEC Unified Solutions, Inc.            NR             15,981   3.6%   $55.00   September 30, 2011

(1)  Ratings provided are for the entity identified in the "Parent Company"
     column whether or not the Parent Company guarantees the lease.

(2)  9,711 sq. ft. expires February 28, 2007; 76,284 sq. ft. expires March 31,
     2011; 37,638 sq. ft. expires May 31, 2015; and 69,204 sq. ft. expires March
     31, 2017.

The following table presents certain information relating to the lease rollover schedule at the Tower 45 Property:

                           LEASE ROLLOVER SCHEDULE(1)

                                                                                                            CUMULATIVE
                      NUMBER                                     % OF     CUMULATIVE CUMULATIVE  CUMULATIVE   % OF
                    OF LEASES SQUARE FEET % OF GLA  BASE RENT  BASE RENT SQUARE FEET  % OF GLA   BASE RENT   BASE RENT  ANNUAL
YEAR                 EXPIRING   EXPIRING  EXPIRING  EXPIRING    EXPIRING   EXPIRING   EXPIRING    EXPIRING   EXPIRING  RENT PSF
-------------------------------------------------------------------------------------------------------------------------------

             Vacant    NAP            0      0.0%  $         0     0.0%          0        0.0%  $         0      0.0%   $ 0.00
                MTM      1          126      0.0             0     0.0         126        0.0             0      0.0      0.00
               2007      2       14,024      3.2       560,960     2.6      14,150        3.2       560,960      2.6     40.00
               2008      4       12,152      2.7       515,596     2.4      26,302        5.9     1,076,556      5.0     42.43
               2009      4       28,697      6.5     1,293,924     6.1      54,999       12.4     2,370,480     11.1     45.09
               2010      4        8,041      1.8       394,086     1.8      63,040       14.2     2,764,566     13.0     49.01
               2011     11      125,933     28.4     6,169,988    28.9     188,973       42.6     8,934,554     41.9     48.99
               2012      5       36,515      8.2     1,873,049     8.8     225,488       50.8    10,807,603     50.6     51.30
               2013      4       31,111      7.0     1,492,401     7.0     256,599       57.8    12,300,004     57.6     47.97
               2014      1       12,355      2.8       543,620     2.5     268,954       60.6    12,843,624     60.2     44.00
               2015      6       81,954     18.5     4,016,923    18.8     350,908       79.0    16,860,547     79.0     49.01
               2016      1       12,479      2.8       598,992     2.8     363,387       81.9    17,459,539     81.8     48.00
               2017      6       69,204     15.6     3,358,811    15.7     432,591       97.4    20,818,350     97.5     48.53
(greater than) 2017      3       11,365      2.6       523,020     2.5     443,956      100.0    21,341,370    100.0     46.02
                       -----------------------------------------------
TOTAL                   52      443,956    100.0%  $21,341,370   100.0%
                       -----------------------------------------------

(1)  Information obtained from Tower 45 Borrower's rent roll dated October 31,
     2006.

THE MARKET.(1) The Tower 45 Property is located in the Plaza District ("Plaza
District") submarket of Manhattan. The Plaza District has historically evidenced the highest rents in Midtown due to the demand generated by its premier location and quality space. The average direct primary (Class A) asking rental rate in the four Plaza District sub districts averaged $72.25 in the third quarter of
2006, considerably above the overall direct primary Midtown average of $60.71.

(1)  Certain information obtained from the appraisal of the Tower 45 Property dated December 5, 2006. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of those assumptions.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       26

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

The attractiveness of the Plaza District is reflected by the presence of numerous top firms in a diverse array of businesses, including domestic and international banking, legal services, manufacturing, securities/holdings, printing and publishing, advertising and communications. Seventeen Fortune 500
Industrial companies have headquarters in the Plaza District, including RJR
Nabisco Holdings, Bristol-Myers Squibb and Colgate-Palmolive. There are about two dozen Fortune 500 Service companies in the Plaza District as well, notably,
Chase Manhattan Bank, Citicorp, Time Warner and Bear Stearns.

The Plaza District boasts several first class hotels that offer luxury accommodations to business travelers and tourists. Several of New York's finest hotels are located in the immediate vicinity of the Tower 45 Property, including
The Parker Meridian, The Ritz-Carlton and The Plaza. Within walking distance are the New York Palace, the St. Regis Hotel, The Four Seasons, as well as The
Waldorf-Astoria. More moderately priced hotels are found in the Tower 45
Property's immediate vicinity as well, including the Salisbury, the Helmsley
Windsor, the Wyndham and the New York Hilton.

Many of New York's most famous attractions are located in and near the Plaza
District. East of the Tower 45 Property on Fifth Avenue is St. Patrick's
Cathedral and the renowned Rockefeller Center. Short walks from the Tower 45
Property are the United Nations, Radio City Music Hall, the Museum of Modern
Art, the New York Public Library and Central Park. Notable restaurants within the District include Lutece, Smith & Wollensky, "21" Club, The Sea Grill, the
Rainbow Room, China Grill, The Four Seasons and La Reserve.

The Property is accessible from all major Manhattan commuter transportation hubs. Grand Central Station is a short walk away from the Tower 45 Property.
Commuters arriving at the Port Authority Bus Terminal may also reach the Tower
45 Property by the Times Square Shuttle to Grand Central Terminal.

THE BORROWERS. The borrowers obligated under the promissory note for the Tower
45 Loan are SLG Tower 45 LLC (the "Tower 45 Fee Borrower") and SLG Tower 45
Lessee LLC (the "Tower 45 Leasehold Borrower), (collectively, the "Tower 45
Borrower"). Each Tower 45 Borrower is a single-purpose, bankruptcy remote entity. SLG Tower 45 Lessee LLC is owned and controlled by SL Green Realty Corp.
(the " Tower 45 Sponsor"), a self-administered and self-managed real estate investment trust, or REIT, that predominantly acquires, owns, repositions and manages a portfolio of Manhattan office properties. The Tower 45 Sponsor is the only publicly held REIT that specializes exclusively in this niche. As of
December 31, 2006, the Tower 45 Sponsor owned 28 office properties totaling 19.0 million square feet. The Tower 45 Sponsor's retail space ownership totals
296,000 square feet at eight properties.

REVERSE 1031 EXCHANGE. At loan origination, the Tower 45 Property was subject to a reverse 1031 exchange transaction. SLG Tower 45 LLC is owned and controlled by
Building Exchange Company, in its capacity as an "exchange accommodation titleholder," as defined in Revenue Procedure 2000-37, 2000-2 C/B 308 promulgated under the Internal Revenue Code. Tower 45 Fee Borrower and Tower 45
Leasehold Borrower have entered into a triple net master lease with Tower 45 Fee
Borrower as landlord and Tower 45 Leasehold Borrower as tenant. The reverse 1031 exchange is required to be completed within 180 days of the loan origination, at which time, Building Exchange Company will transfer the equity in Tower 45 Fee
Borrower to the Tower 45 Sponsor or an affiliate of SL Green Operating
Partnership, L.P. and the master lease will be terminated. Upon consummation of the reverse 1031 exchange transaction, the Tower 45 Loan will have one borrower,
Tower 45 Fee Borrower, which will be owned and controlled by the Tower 45
Sponsor. Tower 45 Borrower's failure to comply with the covenants in the loan documents pertaining to the reverse 1031 exchange transaction is an event of default under the loan documents, and the Tower 45 Loan is recourse to the Tower
45 Sponsor for losses lender suffers if the reverse 1031 exchange does not occur in accordance with the terms and conditions of the loan documents.

PROPERTY MANAGEMENT. The property is managed by SL Green Management, LLC, an affiliate of the Tower 45 Sponsor.

LOCKBOX. All tenants at the Tower 45 Property are required to make their monthly rental payments directly into a cash management account controlled by the lender. All funds in the cash management account shall be applied by lender with the following priority: (i) monthly interest payment and any required reserve account deposits due to lender pursuant to the loan documents, (ii) other amounts, if any, due lender under the loan documents, and (iii) prior to a default, the balance to be paid to Tower 45 Borrower.

ESCROWS. The following escrow/reserve accounts have been established with respect to Tower 45 Loan:

              ESCROWS/RESERVES

TYPE:                    INITIAL     MONTHLY
--------------------   ----------   --------
Tax                    $1,103,388   $551,694
Insurance              $   56,154   $ 11,231
Replacement Reserves   $    9,249   $  9,249

ADDITIONAL DEBT. Solely in connection with the reverse 1031 exchange transaction, the Tower 45 Loan has subordinate debt that is not secured by the
Tower 45 Property, but is secured by the equity interests in the Tower 45 Fee
Borrower. An affiliate of Sponsor, SL Green Funding LLC, loaned $140,671,602 to
Building Exchange Company to be used for the acquisition of the Tower 45
Property. This junior loan is subject to a subordination and standstill agreement with lender and must be satisfied in full at the time the reverse 1031 exchange is consummated.

RELEASE PROVISIONS. None

SUBSTITUTION PROVISIONS. None

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       27

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5
--------------------------------------------------------------------------------

HOTEL GANSEVOORT

                                     [PHOTO]

                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                            1
Location (City/State)                                               New York, NY
Property Type                                                        Hospitality
Size (Rooms)                                                                 187
Percentage Physical Occupancy as of
   December 31, 2006                                                       83.9%
Year Built                                                                  2004
Appraisal Value                                                     $204,000,000
Underwritten Economic Occupancy                                            83.9%
Underwritten Revenues                                                $30,321,686
Underwritten Total Expenses                                          $14,679,500
Underwritten Net Operating Income (NOI)                              $15,642,186
Underwritten Net Cash Flow (NCF)                                     $14,425,953

                                    [PHOTO]

                            MORTGAGE LOAN INFORMATION

Mortgage Loan Seller                                                         CRF
Loan Group                                                                     1
Origination Date                                               February 13, 2007
Cut-off Date Principal Balance                                      $125,000,000
Cut-off Date Loan Balance Per Room                                      $668,449
Percentage of Initial Mortgage Pool Balance                                 2.8%
Number of Mortgage Loans                                                       1
Type of Security (fee/leasehold)                                             Fee
Mortgage Rate                                                            6.4700%
Amortization Type                                                     IO-Balloon
IO Period (Months)                                                            24
Original Term to Maturity/ARD (Months)                                       120
Original Amortization Term (Months)                                          336
Original Call Protection                                   LO(24), Def(92), O(4)
Lockbox                                                                     Hard
Cut-off Date LTV Ratio                                                     61.3%
LTV Ratio at Maturity or ARD                                               53.7%
Underwritten DSCR on NOI(1)                                                1.62x
Underwritten DSCR on NCF(2)                                                1.49x

(1)  The Underwritten DSCR on NOI during the interest only period is 1.91x.

(2)  The Underwritten DSCR on NCF during the interest only period is 1.76x.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       28

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

                                     [MAP]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       29

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

THE LOAN. The mortgage loan (the "Hotel Gansevoort Loan") is evidenced by a single promissory note secured by a first priority mortgage encumbering a full service luxury hotel located in New York, New York (the "Hotel Gansevoort
Property"). The Hotel Gansevoort Loan represents approximately 2.8% of the initial mortgage pool balance and approximately 3.9% of the initial loan group 1 balance.

The Hotel Gansevoort Loan was originated on February 13, 2007, and has a principal balance as of the cut-off date of $125,000,000. The Hotel Gansevoort
Loan has a remaining term of 120 months and a scheduled maturity date of March
8, 2017. The Hotel Gansevoort Loan permits defeasance of the entire loan with
United States Treasury obligations or other non-callable government securities beginning two years after the creation of the securitization trust. Voluntary prepayment of the Hotel Gansevoort Loan is permitted on or after December 8,
2016, without penalty.

THE PROPERTY. The Hotel Gansevoort Property is a 187-room full service, luxury hotel, located in the heart of Manhattan's Meatpacking District, which opened in
March of 2004. Amenities at the property include a heated rooftop pool and garden with 360 degree views of Manhattan and the Hudson River, the indoor/outdoor 2-story Ono restaurant and bar owned by Jeffrey Chodorow, which opened in 2004 ($11 million invested by tenant in improvements), a rooftop event loft and lounge (which caters to large corporate and high net worth individual's events), leased retail space, 2 meeting rooms and the 3,500 square foot G Spa and Lounge, which opened in January, 2006.

The guest rooms are outfitted with feather beds, Egyptian cotton linens, plasma screen TVs, high-speed internet access, Sony CD players, multi-line telephones with voice mail and data line capabilities and safes that accommodate a laptop computer. The hotel's suites include Bose 3-2-1 home entertainment systems, cordless telephones and balconies. Additional hotel amenities include: WiFi throughout the entire hotel, a fitness center, 24-hour room service, concierge, business center and same day laundry/dry cleaning services. Additionally, the hotel has arranged for a 24-hour car service for hotel guests and rooftop bar patrons.

The following tables present certain information regarding the Hotel Gansevoort
Loan Property.

                             OPERATIONAL STATISTICS

                             2005      2006    APPRAISAL     UW
                           -------   -------   ---------   -------
Average Daily Rate (ADR)   $388.46   $434.55    $443.68    $434.56
Occupancy %                  83.90%    83.93%     82.00%     83.93%
RevPAR                     $325.92   $364.72    $363.82    $364.72

                             PENETRATION INDICES (1)

  PROPERTY NAME    ADR INDEX   OCCUPANCY INDEX   REVPAR INDEX
----------------   ---------   ---------------   ------------
Hotel Gansevoort     103.6%         97.4%           100.9%

(1)  Estimated Penetration Indices based on actual hotel performance in 2006 and a STR Report dated February 6, 2007 for local comparables hotels. The Hotel
     Gansevoort does not participate in Smith Travel Research.

THE MARKET(1). The Hotel Gansevoort Property is located in Manhattan's
Meatpacking District, which historically provided warehousing to businesses that distributed meat products to the City of New York. Currently, the Meatpacking
District caters to a growing residential population, while also attracting patrons from throughout Manhattan to the restaurants, bars, clubs and high-end retail stores. Over the past decade, the neighborhood has undergone a significant transition from warehouse/distribution uses to residential and leisure uses including the redevelopment of existing warehouse buildings into upscale condominium buildings, retail and office space, art galleries, restaurants and clubs. The Meatpacking District is in close proximity to the
West Side Highway. In addition, the 14th Street station provides access to the
A, C, E and L subway lines as well as the M14 bus line.

THE BORROWERS. The borrower, Gansevoort, LLC (the "Hotel Gansevoort Borrower"), is a single purpose Delaware limited liability company that is obligated for the entire loan amount. The co-borrower, Regent SPE LLC, a single purpose Delaware limited liability company, is obligated for a portion of the loan amount
(12.6160% of each interest only payment and $101,729.51 of each principal and interest payment). The non-recourse carve out guarantor is William S. Achenbaum.
Mr. Achenbaum has developed, owned and operated hotels, multifamily, office and industrial properties for over 45 years.

PROPERTY MANAGEMENT. The property manager for the Hotel Gansevoort Loan is
WSA-NY Manager, an affiliate of the Hotel Gansevoort Borrower.

LOCKBOX. The loan requires a hard lockbox and in-place cash management. The loan documents require the Hotel Gansevoort Borrower to (i) cause all revenue
(including credit card receivables) to be deposited into the lockbox account and
(ii) direct all tenants to pay their rent directly to the lockbox account. Prior to an event of default, payments in the collection account will be applied to debt service and reserves in accordance with the loan documents. Following an event of default, all amounts in the collection account will be applied to the indebtedness in any manner that the lender may elect.

(1)  Certain information in this section was obtained from a third party appraisal. The appraisal relies on many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       30

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

ESCROWS/RESERVES. The following escrow/reserve accounts have been established with respect to the Hotel Gansevoort Loan.

               ESCROWS / RESERVES

TYPE:                         INITIAL    MONTHLY
--------------------------   --------   --------
Taxes                        $516,571   $129,143
Insurance                    $230,460   $ 18,614
Capital Expenditure / FF&E   $      0   $ 38,750
Ground Rent Reserve(1)       $      0   $64,1171

(1)  The security for the Hotel Gansevoort Loan is the overlapping fee and leasehold interest in the Hotel Gansevoort Property. The Hotel Gansevoort
     Borrower (as tenant under the ground lease) agreed to pay the lender each month, on behalf of the Hotel Gansevoort Co-Borrower (as landlord under the ground lease) the Hotel Gansevoort Co-Borrower's portion of debt service due under the Hotel Gansevoort Loan, which amount will be deducted from the ground rent due and owing from the Hotel Gansevoort Borrower to the Hotel
     Gansevoort Co-Borrower in such month. The monthly ground rent reserve is an amount equal to applicable monthly ground rent due and payable under the ground lease, less the portion of monthly debt service attributable to the
     Hotel Gansevoort Co-Borrower in such month.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       31

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

RENAISSANCE AUSTIN HOTEL

                                     [PHOTO]

                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                            1
Location (City/State)                                                 Austin, TX
Property Type                                                        Hospitality
Size (Rooms)                                                                 492
Percentage Physical Occupancy as of December 31, 2006                      73.0%
Year Built                                                                  1986
Year Renovated                                                              2006
Appraisal Value                                                     $108,000,000
Underwritten Economic Occupancy                                            72.5%
Underwritten Revenues                                                $32,440,990
Underwritten Total Expenses                                          $23,825,860
Underwritten Net Operating Income (NOI)                               $8,615,130
Underwritten Net Cash Flow (NCF)                                      $7,317,491
2006 NOI                                                              $7,675,469
2005 NOI                                                              $5,711,158
2004 NOI                                                              $5,016,916

                                     [PHOTO]

                                LOAN INFORMATION

Mortgage Loan Seller                                                        MLML
Loan Group                                                                     1
Origination Date                                                December 8, 2006
Cut-off Date Principal Balance                                       $83,000,000
Cut-off Date Loan Balance Per Room                                      $168,699
Percentage of Initial Mortgage Pool Balance                                 1.9%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                             Fee
Mortgage Rate                                                            5.5065%
Amortization Type                                                  Interest Only
IO Period (Months)                                                           120
Original Term to Maturity/ARD (Months)                                       120
Original Amortization Term (Months)                                          NAP
Original Call Protection                                     LO(27),Def(90),O(3)
                                                                None at Closing,
Lockbox                                                           Springing Hard
Cut-off Date LTV Ratio                                                     76.9%
LTV Ratio at Maturity or ARD                                               76.9%
Underwritten DSCR on NOI                                                   1.85x
Underwritten DSCR on NCF                                                   1.57x

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       32

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

                                     [MAP]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       33

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

THE LOAN. The mortgage loan (the "Renaissance Austin Hotel Loan") is evidenced by a single promissory note and is secured by a first mortgage encumbering a full service hotel (the "Renaissance Austin Hotel Property") located in Austin,
Texas. Renaissance Austin Hotel Loan represents approximate 1.9% of the initial mortgage pool balance and approximate 2.6% of the initial loan group 1 balance.

The Renaissance Austin Hotel Loan was originated on December 8, 2006, and has a principal balance as of the cut-off date of $83,000,000. The Renaissance Austin
Hotel Loan has a remaining term of 117 months and a scheduled maturity date of
December 8, 2016. The Renaissance Austin Hotel Loan permits defeasance with US
Government obligations beginning two years after securitization. The Renaissance
Austin Hotel Loan may be voluntarily prepaid without payment of a prepayment premium from and after October 8, 2016.

THE PROPERTY. The Renaissance Austin Hotel Property is a 492-room full service hotel that was built in 1986 and substantially renovated in 2003 and 2006. The hotel is situated on a 9.74-acre parcel and contains approximately 60,000 square feet of meeting space, a restaurant and lounge, a night club, an indoor swimming pool and whirlpool, a fitness center, and a business center. The Renaissance
Austin Hotel Property consists of one ten-story square tower configured around an interior open atrium. A $4.4 million renovation ($8,943/room) was recently completed that included a $1 million renovation to the 30,000 square foot exhibit hall, an upgrade and relocation of the restaurant, improvements to the health club and pool areas, new Marriott bedding in the guestrooms as well as the conversion of 14 Atrium suites to 28 standard guest rooms.

The following tables present certain information regarding the Renaissance
Austin Hotel Property:

                             OPERATIONAL STATISTICS

               2004         2005         2006          UW
            -------------------------------------------------
Occupancy         73.7%        72.1%        72.5%        72.5%
ADR         $   118.37   $   126.73   $   141.74   $   145.74
RevPAR      $    87.21   $    91.33   $   102.81   $   105.71
NOI         $5,016,916   $5,711,158   $7,675,469   $8,615,130
NCF         $3,975,712   $4,584,158   $6,443,796   $7,317,491

                             OPERATIONAL STATISTICS(1)

                  PROPERTY                    COMPETITIVE SET                    INDEX
       -----------------------------------------------------------------------------------------
       OCCUPANCY     ADR      REVPAR   OCCUPANCY     ADR     REVPAR   OCCUPANCY    ADR    REVPAR
       -----------------------------------------------------------------------------------------

2004     73.3%     $118.40   $ 86.84     62.7%     $108.22   $67.80     117.1     109.4    128.1
2005     72.0%     $126.75   $ 91.30     67.8%     $120.69   $81.78     106.3     105.0    111.6
2006     73.0%     $143.75   $104.93     69.3%     $135.65   $94.04     105.3     106.0    111.6

THE MARKET.(2) The Renaissance Austin Hotel Property is located in metropolitan
Austin, Texas. With over 1.4 million people, Austin is the state capital and is within 220 miles of Texas' three largest cities: Dallas, Houston and San
Antonio. From 1990 to 2000, the Austin-Round Rock MSA experienced population growth at a rate more than three times faster than the national average and is expected to continue at a 2.5% growth rate. Austin's economy, historically driven by the public sector, has more recently been fueled by the growth of high technology firms including IBM, Motorola, Samsung and Advanced Micro Devices.
Dell Computers is the largest employer in the area. More traditional economic forces in the city are still strong and include government jobs and investments as well as the state's flagship university, the University of Texas at Austin.
Austin's unemployment rate has consistently been below both the state and national average. In 2005, the unemployment rate for the MSA was 4.3% while the same rate for the state and the nation were at 5.3% and 5.1%, respectively.

The Austin Convention Center recently underwent a $110 million expansion and now encompasses six city blocks. The increased capacity at this facility has increased room night compression in the market, and it is expected that Austin will capture more tier-two and some tier-one convention meetings and group demand. The Renaissance Austin Hotel Property's primary competitive set includes ten full-service hotels (3,426 rooms) as well as other premiere properties in downtown Austin. The Renaissance Austin Hotel Property has a significant competitive advantage due to its large amount of exhibit and meeting space and its Arboretum location. The Renaissance Austin Hotel Property offers more than twice as much function space per guestroom as the competitive set and has the most meeting space of any hotel in the Arboretum submarket. In 2005, Austin's hotels experienced a 20.5% surge in RevPAR growth according to STR, the highest recorded for the city since STR began tracking the market in 1987. The city also showed a 19.6% increase in RevPAR in the first half of 2006.

(1)  Per Smith Travel Research ("STR) Report dated December 2006.

(2)  Certain information obtained from the appraisal of the Renaissance Austin
     Hotel Property dated December 18, 2006. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of those assumptions.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       34

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

THE BORROWER. The borrower, DRH Austin Owner Limited Partnership (the
"Renaissance Austin Hotel Borrower"), is a Delaware limited partnership and a single purpose entity owned directly or indirectly by the DiamondRock
Hospitality Company ("DRH"). DRH (NYSE: DRH) is a self-advised real estate company committed to maximizing shareholder value through investing in premium full-service hotels and certain premium urban select-service hotels. DRH began operations in July 2004, became a public company in May 2005 and currently owns
17 hotels. As of February 9, 2006, the Company had an equity market capitalization of over $1.68 billion and a stock price of $18.50. The 52-week range for the stock is $12.26 to $19.16. As of December 8, 2006, the company's total debt to enterprise value was 38.8%. All of the DRH's debt carries fixed interest rates, with a weighted-average interest rate of 5.73%.

DRH believes that it can create significant value in its portfolio through innovative asset management strategies such as rebranding, renovating or repositioning. DRH is committed to regularly evaluating its portfolio to determine if these value-added strategies can be employed at its hotels. DRH has rebranded two of its properties, including one conversion from an independently branded hotel to a Marriott brand, which contributed to a 31% increase in revenues and significantly increased operating margins at the hotel in 2005 compared to pro forma 2004. DRH also budgeted to spend approximately $89.5 million in 2006 on identified value-added capital investment opportunities at its existing hotels. The opportunities ranged from room renovations to a total renovation and repositioning.

OPERATING LEASE. Operation and control of the Renaissance Austin Hotel Property is effectuated through a single operating lease (the "Renaissance Austin Hotel
Lease"), with DRH Austin Tenant Limited Partnership as the operating lessee. DRH
Austin Tenant Limited Partnership is a single purpose Delaware limited partnership and an affiliate of the Renaissance Austin Hotel Borrower
(controlled by DiamondRock Hospitality Limited Partnership, the upstream entity controlling both the Renaissance Austin Hotel Borrower and DRH Austin Tenant
Limited Partnership). The Renaissance Austin Hotel Lease is subordinated to the
Renaissance Austin Hotel Loan. All personal property, funds, FF&E and fixed asset supplies are owned by Renaissance Austin Hotel Borrower. Additionally, DRH
Austin Tenant Limited partnership has pledged its assets to Renaissance Austin
Hotel Borrower pursuant to a security agreement, which has been assigned to lender as collateral for the Renaissance Austin Hotel Loan. If an event of default occurs under the loan documents and Renaissance Austin Hotel Borrower shall not have cured such event of default within the applicable notice period set forth in the loan documents, lender has the right to cause the termination of the Renaissance Austin Hotel Lease. Upon expiration of the Renaissance Austin
Hotel Lease, Renaissance Austin Hotel Borrower may renew or enter into a new hotel lease with DRH Austin Tenant Limited Partnership, in substantially the same form as the Renaissance Austin Hotel Lease, without lender's consent.

PROPERTY MANAGEMENT. Renaissance Hotel Operating Company, a subsidiary of
Marriott International, Inc., manages the Renaissance Austin Hotel Property. The management agreement expires on December 31, 2025 and provides for three successive ten-year renewal terms that will be automatically exercised unless prior notice is given to the Renaissance Austin Hotel Borrower. Provided
Marriott or a Marriott affiliate is managing the Renaissance Austin Hotel
Property, lender reserves the right to remove management of the Renaissance
Austin Hotel Property only upon a continuing event of default under the management agreement or the insolvency of the property manager, in each instance, only to the extent that such termination is permitted under the terms of the management agreement. If Marriott or a Marriott affiliate is not managing the Renaissance Austin Hotel Property, lender reserves the right to remove management of the Renaissance Austin Hotel Property (i) upon a continuing event of default under the loan documents or the management agreement; or (ii) for items including, but not limited to, fraud, gross negligence, willful misconduct or misappropriation of funds.

LOCKBOX. The Marriott affiliate collects and applies all rent, credit card and other payments in accordance with the terms of the management agreement to: (i)
operating expenses for the Renaissance Austin Hotel Property; (ii) base management fee, (iii) amounts due to Renaissance Austin Hotel Borrower under the management agreement in the nature of the Renaissance Austin Hotel Borrower's owners priority and additional distribution (from which monthly debt service will be paid); (iv) any incentive management fees; and (v) the Renaissance
Austin Hotel Borrower's additional distributions. The Renaissance Austin Hotel
Borrower's owners priority and additional distributions will be deposited into the Cash Management Account.

At such time as the management agreement with the Marriott affiliate is no longer in effect, Renaissance Austin Hotel Borrower is required to direct all rent, credit card and other payments/revenues directly into a lockbox account acceptable to Lender, which funds will be swept into a cash management account with lender. Monies in the cash management account will be applied to: (i)
monthly interest payment and any required reserve account deposits due to lender pursuant to the loan documents; (ii) other amounts, if any, due to lender under the loan documents; (iii) lockbox bank charges, if any; and (iv) prior to a default, the balance to be paid to Renaissance Austin Hotel Borrower.

ESCROWS. A replacement reserve equal to 4% of gross revenues will be funded monthly into a reserve account administered by property manager. In addition, an amount equal to one-twelfth of all annual tax bills and the insurance premium for the Renaissance Austin Hotel Property will be funded each accounting period
(varies between a four and five week period in accordance with property manager's accounting period) into a manager-administered account. The interests of Renaissance Austin Hotel Borrower and DRH Austin Tenant Limited Partnership
in such reserve accounts have been pledged to lender.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       35

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

ADDITIONAL DEBT. None permitted.

RELEASE PROVISIONS. None.

SUBSTITUTION PROVISIONS. None.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       36

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       37

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

RESURGENS PLAZA

                                     [PHOTO]

                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                            1
Location (City/State)                                                Atlanta, GA
Property Type                                                    Suburban Office
Size (Square Feet)                                                       393,107
Percentage Physical Occupancy as of November 30, 2006                      95.1%
Year Built                                                                  1988
Year Renovated                                                               NAP
Appraisal Value                                                     $113,000,000
# of Tenant Leases                                                         19(2)
Average Rent Per Square Foot                                           $28.83(2)
Underwritten Economic Occupancy                                            91.4%
Underwritten Revenues                                                $11,333,727
Underwritten Total Expenses                                           $3,687,675
Underwritten Net Operating Income (NOI)                               $7,646,052
Underwritten Net Cash Flow (NCF)                                      $6,885,370
Trailing 10 annualized NOI (as of 10/31/2006)                         $6,541,567
2005 NOI                                                              $7,147,128
2004 NOI                                                              $7,192,295
2003 NOI                                                                     NAV

                                     [PHOTO]

                            MORTGAGE LOAN INFORMATION

Mortgage Loan Seller                                                         KEY
Loan Group                                                                     1
Origination Date                                                November 30,2006
Cut-off Date Principal Balance                                    $82,000,000(1)
Cut-off Date Loan Balance Per SF/Unit                                 $208.59(1)
Percentage of Initial Mortgage Pool Balance                                 1.9%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                        Leasehold/Fee air rights
Mortgage Rate                                                          5.565%(3)
Amortization Type                                                     IO-Balloon
IO Period (Months)                                                            60
Original Term to Maturity/ARD (Months)                                       120
Original Amortization Term (Months)                                          360
Original Call Protection                                     LO(27),Def(89),O(4)
Lockbox                                          Soft at closing, Springing Hard
Cut-off Date LTV Ratio                                                     72.6%
LTV Ratio at Maturity or ARD                                               67.5%
Underwritten DSCR on NOI(4)                                                1.37x
Underwritten DSCR on NCF(5)                                                1.22x

(1)  Based on a March 1, 2007 cut-off date.

(2)  Information based on the Resurgens Plaza Borrower's November 30, 2006 rent roll.

(3)  The interest rate is 5.475% through November 30, 2009, bumps to 5.565% from
     December 1, 2009 through November 30, 2012, and is 5.665% from December 1,
     2012 thereafter until payment in full of the loan.

(4)  The Underwritten DSCR on NOI during the interest only period is 1.68x.

(5)  The Underwritten DSCR on NCF during the interest only period is 1.51x.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       38

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

                                      [MAP]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       39

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

THE LOAN. The mortgage loan (the "Resurgens Plaza Loan") is evidenced by a single promissory note secured by first priority fee in airspace/air rights and leasehold mortgage lien encumbering a Class-A office building (the "Resurgens
Plaza Property") located in Atlanta, Georgia. The Resurgens Plaza Loan represents approximately 1.9% of the initial mortgage pool balance and approximately 2.5% of the initial loan group 1 balance.

The Resurgens Plaza Loan was originated on November 30, 2006, and has a principal balance as of the cut-off date of $82,000,000. The Resurgens Plaza
Loan has a remaining term of 117 months and a scheduled maturity date of
December 1, 2016. The Resurgens Plaza Loan is not prepayable except in whole on any monthly payment date beginning 3 months prior to the maturity date. Any prepayment made in violation of the foregoing sentence is subject to a prepayment penalty (except in the case of casualty or condemnation) equal to the greater of 1% of the then outstanding principal balance and yield maintenance
(calculated using a discount rate equal to the applicable U.S. Treasury Rate).
The Resurgens Plaza Loan is permitted to be defeased at any time after 2 years after the securitization "start-up date", subject to standard defeasance requirements.

THE PROPERTY. The Resurgens Plaza Loan is secured by a leasehold interest and a fee interest in air rights in a 27-story, Class-A office building totaling
393,107 net rentable square feet, located in Atlanta, Fulton County, Georgia.
The subject property, developed in the air rights over the Metropolitan Atlanta
Rapid Transit Authority ("MARTA") in 1988, is of neo-classical design, and contains a concierge staffed Grand Lobby on the 11th floor, which is framed on the north end by a semi-circular grand staircase, and framed on the south end by a stained glass panel. The building is at street grade on its north side and the north-south route of the MARTA light rail Lenox Station is connected along the southern face of the building, with building access via the 3rd floor lobby.
Levels 1-10, including the remainder of floor 3, which is not lobby area, consist of interior parking decks and the levels above are utilized for office tenants.

The property is 95.1% occupied with 19 tenants. The building houses the headquarters of the largest tenant, RSUI Indemnity Company ("RSUI"), which is a leading underwriter of wholesale specialty insurance, including property, casualty, professional liability and directors and officers liability coverage.
Alleghany purchased RSUI in July, 2003. Other major tenants include the headquarters of Fisher & Phillips, LLP and Epstein, Becker & Green, PC. Fisher &
Phillips, LLP, founded in 1943, was the first firm to exclusively represent employers in labor and employment practices, and its 200 attorneys in 17 locations currently practice law in the areas of labor, employment, civil rights, employee benefits, and business immigration. The 380 attorneys at the 11 office locations of Epstein, Becker & Green, PC, founded in 1973, practice in the areas of labor and employment, health care and life sciences, corporate transactional work, commercial litigation, real estate, and environmental law.

The following table presents certain information relating to the major tenants at the Resurgens Plaza Property:

                               TENANT INFORMATION

                                                    CREDIT RATINGS       SQUARE   % OF   BASE RENT      LEASE
TENANT NAME                   PARENT COMPANY   (FITCH/MOODY'S/S&P)(1)     FEET    GLA       PSF       EXPIRATION
------------------------------------------------------------------------------------------------------------------

RSUI                            Alleghany           NR/Baa2/BBB+        134,124   34.1%    $27.16      June 2020
Fisher & Phillips, LLP                                   NR              71,207   18.1      30.01    December 2010
Epstein, Becker, & Green PC                              NR              59,327   15.1      25.84     October 2014

The following table presents certain information relating to the lease rollover schedule at the Resurgens Plaza Property:

                           LEASE ROLLOVER SCHEDULE(2)

               NUMBER      SQUARE      % OF                  % OF BASE    CUMULATIVE   CUMULATIVE    CUMULATIVE    CUMULATIVE %
             OF LEASES     FEET        GLA       BASE RENT     RENT      SQUARE FEET    % OF GLA     BASE RENT    OF BASE RENT
YEAR          EXPIRING   EXPIRING   EXPIRING     EXPIRING    EXPIRING      EXPIRING     EXPIRING     EXPIRING       EXPIRING
-------------------------------------------------------------------------------------------------------------------------------

MTM              0              0        0%    $         0        0%             0          0%      $         0          0%
2007             1          9,925      2.5         250,446      2.4          9,925        2.5           250,446        2.4
2008             2          8,961      2.3         179,877      1.7         18,886        4.8           430,323        4.1
2009             1          3,460      0.9         104,135      1.0         22,346        5.7           534,458        5.1
2010             3         82,116     20.9       2,434,621     23.4        104,462       26.6         2,969,079       28.5
2011             5         43,964     11.2       1,242,802     11.9        148,426       37.8         4,211,881       40.5
2012             1          2,937      0.7          85,946      0.8        151,363       38.5         4,297,827       41.3
2013             1         23,784      6.1         782,969      7.5        175,147       44.6         5,080,796       48.8
2014             1         59,327     15.1       1,533,428     14.7        234,474       59.6         6,614,224       63.6
2015             0              0        0               0        0        234,474       59.6         6,614,224       63.6
2016             1          5,373      1.4         149,047      1.4        239,847       61.0         6,763,271         65
2017             0              0        0               0        0        239,847       61.0         6,763,271         65
Thereafter       1        134,124     34.1       3,642,568     35.0        373,971       95.1        10,405,839        100
Vacant           0         19,136      4.9               0        0        393,107        100        10,405,839        100
-------------------------------------------------------------------
TOTAL           17        393,107      100%    $10,405,839      100%
-------------------------------------------------------------------

(1)  Ratings provided are for the entity identified in the "Parent Company"
     column whether or not the Parent Company guarantees the lease.

(2)  Information obtained from the Resurgens Plaza Borrower's rent roll dated
     November 30, 2006.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       40

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

THE MARKET.(1) The Resurgens Plaza Property is located within the northern portion of Atlanta, central portion of Fulton County, Georgia, within the
Atlanta MSA. The neighborhood is in the heart of the Buckhead community, known locally and nationally as one of the primary business districts of Atlanta, as well as a vibrant retail and entertainment venue and an upscale residential area. The neighborhood is approximately seven miles northeast of the Atlanta central business district (CBD). Nearly three-fourths of the office sector within the Buckhead submarket is comprised of Class-A office space. This submarket commands the highest rent in the city and continues to see growth in high-rise office development. Lenox Square Mall, a 1.5 million square feet indoor mall, which possesses anchor tenants Macy's, Neiman Marcus, and
Bloomingdale's, as well as 200 smaller shops and restaurants, is located within walking distance. Located across from the Lenox Square Mall is Phipps Plaza, a 1 million square feet mall, which includes anchor tenants Saks Fifth Avenue,
Parisian, and Nordstrom, and designers such as Armani Exchange, Versace, Gucci,
Tiffany, as well as restaurants and a 14-screen cinema. Complementing these malls are a variety of commercial developments, including power shopping centers, a multi-story community center, and various strip retail centers. The area also has a significant level of apartments, condominiums, and many exclusive residential areas. Also, Buckhead is a home to many high-end hotels, and institutions such as American Intercontinental University and Bauder
College.

Buckhead office market's Class-A sector consisted of 43 projects with approximately 12.3 million square feet of office space Year-End 2006. Class-A office property occupancy for the Year-End 2006 was 88.5%, and average quoted rates for available space were $26.36/sf.

Metropolitan Atlanta is home to 27 companies ranked among the latest Fortune
1,000 companies and 15 of which are ranked among the Fortune 500. A strong economic base is evidenced by steady increases in population, in the diversity of the work force, and in job growth. Atlanta continues to gain new jobs faster and to maintain unemployment levels lower than most areas of the United States.
Major employers include Delta Airlines, Publix Supermarkets, BellSouth, Kroger,
and Wal-Mart.

THE BORROWER. Behringer Harvard 945 East Paces Ferry Road, LLC, a Delaware
limited liability company (the "Resurgens Plaza Borrower") is a single member special purpose entity and bankruptcy remote. The Resurgens Plaza Borrower is owned 100% by Behringer Harvard Operating Partnership I, L.P., of which the general partner Behringer Harvard REIT I, Inc. holds a 1% interest and BHR
Partners, LLC holds a 90% limited partnership interest, with the remainder being held by third-party investors.

Behringer Harvard REIT I, Inc., was incorporated in June 2002 as a real estate investment company that sponsors investment products to meet the needs of savvy, diversification-minded investors. Behringer Harvard acquires and operates institutional quality office properties that have premier business addresses, desirable locations, personalized amenities, high quality construction and highly creditworthy commercial tenants. The company also may acquire institutional quality industrial, retail, hospitality, multi-family and other real properties, including existing or newly constructed properties or properties under development or construction. Behringer Harvard completed its first property acquisition in October 2003, and as of 11/27/2006, owned interests in 23 office properties located in California, Colorado, Georgia,
Maryland, Minnesota, Missouri, Oregon, Texas, Tennessee and Washington, D.C. All
of these properties consist of developed institutional quality office buildings, which total approximately 4.7 million rentable square feet.

PROPERTY MANAGEMENT. The Resurgens Plaza Property will be managed by HPT
Management Services, LP, a Texas limited partnership (the "Resurgens Property
Manager"), pursuant to a Master Management Agreement. The Resurgens Property
Manager is entitled to subcontract its management obligations under the Master
Management Agreement. Lender has the ability to terminate the Resurgens Property
Manager in the event of (i) an event of default under the Resurgens Plaza Loan documents, (ii) a default under the Master Management Agreement, or (iii) a bankruptcy of the Resurgens Property Manager.

All properties owned by Behringer Harvard are managed by its subsidiary, HPT
Management Services, LP ("HPT"). HPT may contract with third parties to handle day-to-day management. HPT contracts with CB Richard Ellis for management and leasing of the Resurgens Plaza Property. HPT manages 21 office properties located in California, Colorado, Georgia, Maryland, Minnesota, Missouri, Oregon,
Texas, Tennessee, and Washington D.C. All of these properties consist of developed institutional quality office buildings with approximately 4.7 million rentable square feet.

LOCKBOX. Tenants pay directly into a hard lockbox, with springing cash management triggered upon an event of default under the loan documents and ending if and when such event of default is cured and such cure has been accepted by lender, provided that no more than 2 trigger events and cures occur in any 12 month period or more than 5 times during the term of the Resurgens
Plaza Loan.

(1)  Certain information in this section was obtained from a third party appraisal. The appraisal relies on many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       41

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

ESCROWS. The following escrow/reserve accounts have been established with respect to the Resurgens Plaza Loan:

                                ESCROWS/RESERVES

TYPE:                       INITIAL               MONTHLY
-----------------------------------------------------------------
Taxes                    $           0                         $0
Insurance                $           0                         $0
Immediate Repairs        $           0                         $0
Capital Expenditures     $   1,000,000                  $6,670.00
                                          (springing/with cap)(1)
Tenant Allowance         $3,301,480.35                         $0
Rollover Reserve         $           0                 $25,948.00
                                          (springing/with cap)(2)

(1)  The Capital Expenditure monthly reserve deposits are not required to be made by the Resurgens Plaza Borrower except during the continuance of an event of default under the Resurgens Plaza Loan, and the Resurgens Plaza
     Borrower shall not be required to make such deposits if the amount on deposit in the Capital Expenditure Account equals or exceeds $240,105.

(2)  The Rollover Reserve monthly reserve deposits are not required to be made by the Resurgens Plaza Borrower except during the continuance of an event of default under the Resurgens Plaza Loan, and the Resurgens Plaza Borrower
     shall not be required to make such deposits if the amount on deposit in the
     Rollover Reserve Account equals or exceeds $934,122.

ADDITIONAL DEBT. None, except for trade payables incurred during the ordinary course of business and which do not exceed 2.5% of the original principal balance of the Resurgens Plaza Loan, are not evidenced by a note, and are paid within 60 days after the date incurred.

PERMITTED MEZZANINE DEBT. None.

RELEASE PROVISIONS. None.

LEASEHOLD ESTATE AND FEE ESTATE IN AIR RIGHTS. The Resurgens Plaza Property
consists of a ground lease from MARTA with respect to the property above the existing MARTA Lenox Station up to a horizontal plane 1030 feet above the adjusted median sea level and a fee interest in the air rights above the horizontal plane beginning at 1030 feet above the adjusted median sea level, which includes the limited support rights on the property below the horizontal plane as necessary to develop the Resurgens Plaza Property in accordance with the development agreement also entered into by the Resurgens Plaza Borrower's predecessor-in-interest and MARTA.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       42

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       43

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

HSA MEMPHIS INDUSTRIAL PORTFOLIO

                                     [PHOTO]

                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                           15
Location (City/State)                                                Memphis, TN
Property Type                                                         Industrial
Size (Square Feet)                                                     1,586,544
Percentage Physical Occupancy as of December 28, 2006                      87.5%
Year Built                                                                   (1)
Year Renovated                                                               (1)
Appraisal Value(1)                                                   $85,030,000
# of Tenants                                                                  42
Average Rent Per Square Foot                                               $4.72
Underwritten Economic Occupancy                                            87.1%
Underwritten Revenues                                                 $7,969,833
Underwritten Total Expenses                                           $2,601,028
Underwritten Net Operating Income (NOI)                               $5,368,805
Underwritten Net Cash Flow (NCF)                                      $5,048,525

                                     [PHOTO]

                            MORTGAGE LOAN INFORMATION

Mortgage Loan Seller                                                         CRF
Loan Group                                                                     1
Origination Date                                               December 28, 2006
Cut-off Date Principal Balance                                       $67,000,000
Cut-off Date Loan Balance Per Square Foot                                    $42
Percentage of Initial Mortgage Pool Balance                                 1.5%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                             Fee
Mortgage Rate                                                            5.4704%
Amortization Type                                                  Interest Only
IO Period (Months)                                                           120
Original Term to Maturity/ARD (Months)                                       120
Original Amortization Term (Months)                                          NAP
Original Call Protection                                     LO(26),Def(87),O(7)
Lockbox                                                                     Hard
Cut-off Date LTV Ratio                                                     78.8%
LTV Ratio at Maturity or ARD                                               78.8%
Underwritten DSCR on NOI                                                   1.44x
Underwritten DSCR on NCF                                                   1.35x

(1)  See the table titled, "HSA Memphis Industrial Portfolio Properties" under
     "The Property" below.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       44

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

                                      [MAP]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       45

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

THE LOAN. The mortgage loan (the "HSA Memphis Industrial Portfolio Loan") is evidenced by a single promissory note secured by a first priority deed of trust encumbering 15 Class A office/flex/industrial warehouse buildings (collectively, the "HSA Memphis Industrial Portfolio Properties") located in Memphis,
Tennessee. The HSA Memphis Industrial Portfolio Loan represents approximately
1.5% of the initial mortgage pool balance and approximately 2.1% of the initial loan group 1 balance.

The HSA Memphis Industrial Portfolio Loan was originated on December 28, 2006, and has a principal balance as of the cut-off date of $67,000,000. The HSA
Memphis Industrial Portfolio Loan has a remaining term of 118 months and a scheduled maturity date of January 8, 2017. The HSA Memphis Industrial Portfolio
Loan permits defeasance of the entire loan or partial defeasance (on a property-by-property basis) with United States Treasury obligations or other non-callable government securities (and in the case of a partial defeasance, in an amount equal to at least 105% of the allocated loan amount), in each case beginning two years after the creation of the securitization trust. Voluntary prepayment of the HSA Memphis Industrial Portfolio Loan is permitted on or after
July 8, 2016, without penalty.

THE PROPERTY. The HSA Memphis Industrial Portfolio Loan is secured by 15 industrial properties totaling 1,586,544 square feet, located in Memphis,
Tennessee. The HSA Memphis Industrial Portfolio Properties are located within the Corporate Park (five properties), Willow Lake (nine properties) and Hickory
Hill (one property) business parks.

Corporate Park. The portion of the HSA Memphis Industrial Portfolio Properties located within the Corporate Park business park consists of five light and bulk distribution warehouse facilities totaling approximately 578,764 square feet representing approximately 36.5% of the portfolio. The Corporate Park industrial park was developed in 1987. Uses within the park include a combination of distribution warehouses and flex buildings. The chart below details various characteristics applicable to the HSA Memphis Industrial Portfolio Properties
located within the Corporate Park business park. All of these HSA Memphis
Industrial Portfolio Properties are of tilt-wall concrete construction.

                               YEAR
BUILDING               SF     BUILT   CLEAR HEIGHT   DOCKS   PARKING   % OFFICE      TYPE
--------------------------------------------------------------------------------------------

3605 Knight Rd.      69,244    1987        22'         14      177       29.1%     Bulk Dist.
3635 Knight Rd.     131,904    1989        22'         21      177       10.2%     Bulk Dist.
3660 Knight Rd.      81,808    1989        22'         20      229        6.5%     Bulk Dist.
3834 Knight Rd.     227,500    1989        32'         31      216       13.6%     Bulk Dist.
4600 Cromwell Rd.    68,308    1989        22'         31      229       20.8%     Bulk Dist.

Willow Lake. The portion of the HSA Memphis Industrial Portfolio Properties located within the Willow Lake business park consist of four flex properties, two office buildings and three bulk distribution warehouses facilities totaling approximately 807,780 square feet representing approximately 50.9% of the portfolio. The Willow Lake business park was developed in the late 1980's and early 1990's. The chart below details various characteristics applicable to the
HSA Memphis Industrial Portfolio Properties located within the Willow Lake business park.

                                    YEAR
BUILDING                    SF     BUILT   CLEAR HEIGHT   DOCKS   PARKING   % OFFICE      TYPE
-------------------------------------------------------------------------------------------------

3900 Willow Lake Blvd.   182,724    1986        24'        35       293       27.2%    Bulk Dist.
3960 Willow Lake Blvd.   118,400    1989        24'        32       165       15.2%    Bulk Dist.
4002 Willow Lake Blvd.   100,000    1988        17'        37       318       71.3%       Flex
4090 Willow Lake Blvd.    80,013    1995        17'         4       169        100%      Office
4095 Willow Lake Blvd.    75,643    1988        17'        19       207        100%      Office
4135 Willow Lake Blvd.    50,000    1988        14'         6       142       85.9%       Flex
5070 Raines Rd.           36,000    1985        14'         6        90       13.4%       Flex
5146 Raines Rd.           86,700    1985        17'        36       183       47.3%       Flex
5250 Raines Rd.           78,300    1990        17'        24       200       56.4%       Flex

Hickory Hill. The portion of the HSA Memphis Industrial Portfolio Properties located within the Hickory Hill business park consist of one 200,000 square foot bulk industrial warehouse facility representing approximately 12.6% of the portfolio. The chart below details various characteristics applicable to the HSA
Memphis Industrial Portfolio Property located within the Hickory Hill business park.

                                YEAR
BUILDING                 SF     BUILT   CLEAR HEIGHT   DOCKS   PARKING   % OFFICE      TYPE
----------------------------------------------------------------------------------------------

5838 Advantage Cove   200,000    1979        22'        38       61         0%      Bulk Dist.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       46

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

The following tables present certain information regarding the HSA Memphis
Industrial Portfolio Loan Properties.

                 HSA MEMPHIS INDUSTRIAL PORTFOLIO PROPERTIES(1)

                                       CUT-OFF DATE
                                        ALLOCATED     YEAR BUILT/     SQUARE
PROPERTY                  LOCATION       BALANCE       RENOVATED      FEET
-----------------------------------------------------------------------------

4095 Willow Lake Blvd.   Memphis, TN   $ 7,000,000        1988         75,643
3960 Willow Lake Blvd.   Memphis, TN     4,088,000        1989        118,400
4135 Willow Lake Blvd.   Memphis, TN     2,308,000        1988         50,000

3900 Willow Lake Blvd.   Memphis, TN     7,400,000        1986        182,724
5838 Advantage Cove      Memphis, TN     4,624,000        1979        200,000
3660 Knight Rd.          Memphis, TN     2,200,000        1989         81,808
4002 Willow Lake Blvd.   Memphis, TN     8,644,000        1988        100,000
5146 Raines Rd.          Memphis, TN     5,200,000        1985         86,700
4090 Willow Lake Blvd.   Memphis, TN     6,050,000        1995         80,013
3635 Knight Rd.          Memphis, TN     2,900,000        1989        131,904
5070 Raines Rd.          Memphis, TN     2,400,000        1985         36,000
4600 Cromwell Rd.        Memphis, TN     1,536,000        1989         68,308
5250 Raines Rd.          Memphis, TN     4,200,000        1990         78,300
3605 Knight Rd.          Memphis, TN     2,250,000        1987         69,244
3834 Knight Rd.          Memphis, TN     6,200,000        1989        227,500
-----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                 $67,000,000                  1,586,544
-----------------------------------------------------------------------------

                          % OF TOTAL                                             APPRAISED
PROPERTY                 SQUARE FEET   OCCUPANCY         PRIMARY TENANT            VALUE
--------------------------------------------------------------------------------------------

4095 Willow Lake Blvd.       4.8%        100.0%      International Paper      $    9,980,000
3960 Willow Lake Blvd.       7.5          79.7         Crown Equipment             5,120,000
4135 Willow Lake Blvd.       3.2          83.1       Securitas Secuirty            3,010,000
                                                        Services USA
3900 Willow Lake Blvd.      11.5          75.0          Memphis Group              8,670,000
5838 Advantage Cove         12.6         100.0          Dynamic Tire               5,840,000
3660 Knight Rd.              5.2         100.0              Exel                   2,440,000
4002 Willow Lake Blvd.       6.3         100.0       International Paper          11,310,000
5146 Raines Rd.              5.5          91.4     Fujitsu Computer Systems        6,630,000
4090 Willow Lake Blvd.       5.0         100.0        International Paper          9,060,000
3635 Knight Rd.              8.3          53.0      Terminex International         3,420,000
5070 Raines Rd.              2.3         100.0              Fed Ex                 3,010,000
4600 Cromwell Rd.            4.3         100.0            Tech Print               1,870,000
5250 Raines Rd.              4.9          34.6       Renal Care Group, Inc         4,630,000
3605 Knight Rd.              4.4         100.0             EPAC Tech               2,660,000
3834 Knight Rd.             14.3         100.0             Zomax Inc               7,380,000
--------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE     100.0%         87.5%                               $85,030,000.00
--------------------------------------------------------------------------------------------

(1)  Based on information obtained from the HSA Memphis Industrial Portfolio
     Borrowers' rent roll dated December 28, 2006.

                           MAJOR TENANT INFORMATION(1)

                                                   CREDIT RATING         SQUARE    % OF   BASE RENT PER   % OF TOTAL        LEASE
TENANT NAME                 PARENT COMPANY    (FITCH/MOODY'S/S&P)(2)      FEET     GLA     SQUARE FOOT    BASE RENT      EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

International Paper                               BBB-/Baa3/BBB          255,656   16.1%    $7.84            30.6%      4/30/2011(3)
Zomax Inc(4)                                           NR                227,500   14.3      3.75           13.03        4/30/2008
Dynamic Tire                                           NR                200,000   12.6      3.10            9.47       11/30/2012
Memphis Group                                          NR                 91,362    5.8      4.25            5.93        7/31/2009
Terminex International                                 NR                 69,958    4.4      3.10            3.31        4/30/2010
Fujitsu Computer Systems   Fujitsu Limited        BBB/Baa1/BBB            60,670    3.8      6.25            5.79        2/28/2011
FedEx                                             BBB/Baa2/BBB            47,130    3.0      6.99            5.03       9/30/2009(5)
EPAC Tech                                              NR                 46,045    2.9      4.50            3.16        1/31/2011
Exel                       Deutsche Post AG          A+/A2/A              45,404    2.9      2.70            1.87           MTM
Crown Equipment                                        NR                 38,539    2.4      3.19            1.88       11/30/2011
-----------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                                 1,082,264   68.2%    $4.85           80.07%
-----------------------------------------------------------------------------------------------------------------

(1)  Based on information obtained from the HSA Memphis Industrial Portfolio
     Borrowers' rent roll dated December 28, 2006.

(2)  Credit Ratings are of the parent company whether or not the parent guarantees the lease.

(3)  80,013 square feet expire November 2007. See table titled
     "Escrows/Reserves" below.

(4)  Reserve held for dark tenant Zomax Inc. See table titled,
     "Escrows/Reserves" for additional information.

(5)  11,130 square feet expire February 28, 2007; the remaining 56,000 square feet expire in September 2009.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       47

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

                           LEASE ROLLOVER SCHEDULE(1,2)

                                                                    % OF    CUMULATIVE  CUMULATIVE  CUMULATIVE    CUMULATIVE
                NUMBER OF    SQUARE FEET  % OF GLA   BASE RENT  BASE RENT  SQUARE FEET   % OF GLA   BASE RENT   % OF BASE RENT
YEAR        LEASES EXPIRING   EXPIRING    EXPIRING   EXPIRING    EXPIRING    EXPIRING    EXPIRING    EXPIRING      EXPIRING
------------------------------------------------------------------------------------------------------------------------------

Vacant           NAP            198,795     12.5%   $        0      0.0%      198,795      12.5%    $        0        0.0%
MTM                3             53,605      3.4       171,707      2.6%      252,400      15.9        171,707        2.6
2007              12            189,735     12.0     1,079,097     16.5       442,135      27.9      1,250,804       19.1
2008               4            272,754     17.2     1,038,925     15.9       714,889      45.1      2,289,729       35.0
2009               7            225,414     14.2     1,008,546     15.4       940,303      59.3      3,298,275       50.4
2010               2             82,308      5.2       272,445      4.2     1,022,611      64.5      3,570,720       54.5
2011              10            335,832     21.2     2,245,105     34.3     1,358,443      85.6      5,815,825       88.8
2012               2            215,125     13.6       682,769     10.4     1,573,568      99.2      6,498,594       99.2
2013               1             10,000      0.6        50,000      0.8     1,583,568      99.8      6,548,594      100.0
2014               0                  0       --            --       --     1,583,568      99.8      6,548,594      100.0
2015               0                  0       --            --       --     1,583,568      99.8      6,548,594      100.0
2016               0                  0       --            --       --     1,583,568      99.8      6,548,594      100.0
Thereafter         1              2,976      0.2            --       --     1,586,544     100.0      6,548,594      100.0
-----------------------------------------------------------------------
TOTAL             42          1,586,544    100.0%   $6,548,594    100.0%
-----------------------------------------------------------------------

(1)  Based on information obtained from the HSA Memphis Industrial Portfolio
     Borrower's rent roll dated December 28, 2006.

(2)  The numbers in this chart are based on the assumption that no tenant exercises an early termination option.

THE MARKET.(1) The HSA Memphis Industrial Portfolio Properties are located in the southeastern portion of the city of Memphis. The primary development within the area is the Memphis International Airport, which is located in the southeast quadrants of Interstates 55 and 240. According to the appraiser, given its proximity to the airport and primary traffic carriers, the neighborhood within which the HSA Memphis Industrial Portfolio Properties are located has evolved as the primary industrial destination within the Memphis Metropolitan Statistical
Area ("MSA").

According to CBRE market statistics, the southeast submarket comprises approximately 64.6 million square feet, or 62.1% of the MSA's total industrial inventory. A wide variety of industrial uses are represented within the neighborhood ranging from smaller showroom/warehouse buildings to large modern bulk warehouse facilities. According to 2nd quarter 2006 CBRE, the southeast submarket registered the most absorption at approximately 286,215 square feet.
New deliveries have shown a declining trend, which is expected to continue due to the limited availability of large developable tracks of land. Market-wide vacancy is reported at 19.1% among all industrial property types, with the southeast submarket outperforming the overall market at a lower rate of 16.2%.
The following chart shows submarket vacancy by property type per CBRE:

PRODUCT TYPE     VACANCY   RENT RANGE (NET)
-------------------------------------------
Office            11.3%    $7.82 to $11.50
Flex              20.4%*    $6.00 to $9.96
Bulk/Warehouse    16.2%*    $2.62 to $6.64

*    According to the appraisal, the largest available space within the market
     (5.03 million square feet) exists in bulk warehouse blocks over 400,000 square feet. This space is not directly competitive with the property type securing the HSA Memphis Industrial Portfolio Loan. According to CoStar,
     surveys of properties of similar vintage and physical characteristics to the HSA Memphis Industrial Portfolio Properties indicate a slightly better occupancy level of 84.9% and 81.3%, respectively, for warehouse and flex properties.

----------
(1)  Certain information in this section was obtained from a third party appraisal. The appraisal relies on many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       48

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

According to the appraisal, the business parks within which the HSA Memphis
Industrial Portfolio Properties are located have historically outperformed the market due to their superior location, amenities, upkeep and overall appeal. All but one of the HSA Memphis Industrial Portfolio Properties are located within the Corporate Park or Willow Lake business parks. These parks have exhibited strong historical occupancies as follows:

                             HISTORICAL OCCUPANCIES

                                         WILLOW   CORPORATE
                     YEAR                 LAKE      PARK
                     --------------------------------------
                     2002                 94.7%      100%
                     2003                 89.7%     73.3%
                     2004                 87.4%     87.5%
                     2005                 88.4%     95.1%
                     2006 YTD             88.0%     87.0%
                     -----------------------------------
                     AVERAGE              88.4%     89.4%
                     -----------------------------------

Due to stabilized construction totals and rebounding absorption totals, occupancy rates are expected to increase in the foreseeable future. According to
Reis market wide occupancy rates are projected to increase to 84.7% by year-end
2007 and 85.6% by year-end 2010. The submarket and individual parks are also expected to continue to outperform the overall market.

THE BORROWERS. The borrowers are five tenants in common (collectively, the "HSA
Memphis Industrial Portfolio Borrowers"), each of which is a single purpose entity that is a Delaware limited liability company. Four of these entities are indirectly owned by John E. Shaffer, Melissa S. Pielet, Robert E. Smietana and
Daniel Miranda (collectively, the "Sponsors"), who are also the non-recourse carve out guarantors of the HSA Memphis Industrial Portfolio Loan. The fifth entity, Willow Lake Property, LLC, is controlled by the Sponsors and indirectly owned by the Sponsors and various other investors.

The Sponsors are all principals of HSA Commercial Real Estate ("HSA"). According to HSA, HSA is a full-service real estate firm specializing in leasing, management, marketing, development and financing of commercial real estate. The firm and its principals have developed and acquired more than 30 million square feet of commercial real estate reportedly totaling in excess of $1.5 billion.
Industrial facilities account for 77% of HSA's current portfolio (retail 9%, corporate facilities 7%, office properties 4% and medical facilities 3%).

PROPERTY MANAGEMENT. The property manager for the HSA Memphis Industrial
Portfolio Loan is HSA Commercial, Inc., an affiliate of HSA.

LOCKBOX. The HSA Memphis Industrial Portfolio Loan requires a hard lockbox and in-place cash management. Prior to an event of default payments in the collection account will be applied to debt service and reserves in accordance with the loan documents. Following an event of default all amounts in the collection account will be applied to the indebtedness in any manner that the lender may elect.

ESCROWS / RESERVES. The following escrow/reserve accounts have been established with respect to the HSA Memphis Industrial Portfolio Loan.

                                ESCROWS/RESERVES

TYPE:                                       INITIAL     MONTHLY
---------------------------------------------------------------
Taxes                                     $        0   $107,490
Insurance                                 $   55,000   $  5,338
TI/LC Reserve                             $1,400,000   $      0
Capital Expenditure Reserve               $  700,000   $ 13,882
Deferred Maintenance                      $1,700,000   $      0
International Paper Rollover Reserve(1)   $1,000,000   $      0
Zomax Reserve(2)                          $  400,000   $      0
Exel Reserve(3)                           $  180,000   $      0

(1)  The HSA Memphis Industrial Portfolio Borrowers may use funds in this reserve for rollover costs associated with the expiration of International
     Paper's lease (approximately 1/3 of the space occupied by International
     Paper), scheduled to expire on November 2007. The loan documents require that on the November 2008 payment date, any funds then on deposit in this reserve will be divided into three separate sub-accounts, as follows: (i)
     46.67%, into the sub-account relating to the International Paper lease at the 4002 Willow Property, (ii) 33.33%, into the sub-account relating to the
     International Paper lease at the 4090 Willow Property, and (iii) 20.00%, into the sub-account relating to the International Paper lease at the 4095
     Willow Property. Funds in these sub-accounts may be released upon satisfaction of certain conditions, including: (a) that the HSA Memphis
     Industrial Portfolio Borrowers enter into a new lease (or extend an existing lease) which (x) covers 90% of the applicable property and (y)
     provides that the initial rental term expires no earlier than December 31,
     2017 (or three years, if such request is made on or after January 2011), and (b) the debt service coverage ratio is then 1:35:1. The HSA Memphis
     Industrial Portfolio Borrowers are required to continue to fund these accounts until the reserve caps of $700,000, $500,000 and $300,000 respectively, are met. At such time as the replacement reserve is drawn down below $150,000, the HSA Memphis Industrial Portfolio Borrowers will be required to deposit monthly deposits of $0.10 per square foot until the reserve has reached $150,000.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       49

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

(2)  Funds in the Zomax Reserve may be released provided that (i) no event of default then exists, (ii) the HSA Memphis Industrial Portfolio Borrowers enter into a new lease or leases (or renew or extend the existing lease), which (a) covers 90% of the premises previously leased by Zomax and (b)
     satisfies all other requirements for new leases set forth in the loan documents and (iii) all Zomax rollover costs have been paid.

(3)  Funds in the Exel Reserve may be released provided that (i) no event of default then exists, (ii) the HSA Memphis Industrial Portfolio Borrowers enter into a new lease or leases (or renew or extend the existing lease)
     which (a) covers the entirety of the premises previously leased by Exel
     Incorporated (b) provides for an initial rental term of no less than one year, (c) is at rent equal to or greater than the rent currently payable under the lease to Exel Incorporated in effect on the origination closing date and (iii) satisfies all other requirements for new leases set forth in the loan documents.

MEZZANINE DEBT. Willow Lake-Memphis, L.P., JES Willow Lake Mezz, LLC, Willow
Lake Tenn Mezz, LLC, MSP Willow Lake Mezz, LLC and RES Willow Lake Mezz, LLC
(collectively, the "Mezzanine Borrowers"), the direct parents of the HSA Memphis
Industrial Portfolio Borrowers, have incurred mezzanine debt in the aggregate amount of $5,000,000 secured by their respective equity interests in the HSA
Memphis Industrial Portfolio Borrowers. The mezzanine debt interest rate is
10.86% per annum and is scheduled to mature on January 8, 2017. It is anticipated that the mezzanine debt will be held by a third party not affiliated with the Mortgage Loan Seller.

In addition, the loan documents permit the Mezzanine Borrowers, at any time after the existing mezzanine loan is paid in full, to obtain additional mezzanine debt provided that certain conditions are satisfied, including: (i)
the aggregate amounts of the HSA Memphis Industrial Portfolio Loan and the new
mezzanine loan immediately after the effective date of the new mezzanine loan does not exceed 85% of the aggregate fair market value of the HSA Memphis
Industrial Portfolio Properties, as reasonably determined by the lender based on an appraisal, (ii) the aggregate debt service coverage ratio for the period from the effective date of the new mezzanine loan through the maturity date, as reasonably determined by the lender, is at least 1.10:1 based on certain assumptions set forth in the loan documents, (iii) the term of the new mezzanine loan (including any extension terms) is co-terminous with the term of the HSA
Memphis Portfolio Loan (or longer if the new mezzanine loan is freely prepayable from and after the maturity date of the HSA Memphis Industrial Portfolio Loan), and (iv) the delivery of a rating agency confirmation that such action would not result in a downgrade, qualification or withdrawal of the Certificates.

RELEASE PROVISIONS. Individual HSA Memphis Industrial Portfolio Properties may
be released from the lien of the related mortgage upon defeasance by the HSA
Memphis Industrial Portfolio Borrowers of a principal amount equal to the highest of the following amounts (i) 105% of the allocated loan amount of the property to be defeased, (ii) 80% of the net sales price for the property that is to be defeased (net of transaction costs) and (iii) the amount that, after giving effect to such defeasance, would result in a debt service coverage ratio of 1.40:1 and an aggregate debt service coverage ratio (including the mezzanine loan) of 1.25:1. In addition, the loan documents permit the HSA Memphis
Industrial Portfolio Borrowers to obtain a release of a parcel located on Knight
Road (consisting of approximately 4.671 acres) without partial defeasance or prepayment, provided, among other things, (i) subdivision of the Knight Road parcel from the remaining HSA Memphis Industrial Portfolio Properties and (ii)
payment of all of lender's out-of-pocket, third party expenses. No income from the Knight Road parcel was taken into account when underwriting the HSA Memphis
Industrial Portfolio Loan.

SUBSTITUTION PROVISIONS. The HSA Memphis Industrial Portfolio Loan permits the
HSA Memphis Industrial Portfolio Borrowers to substitute any one of the HSA
Memphis Industrial Portfolio Properties for another property so long as certain conditions are satisfied, including: (i) the loan to value ratio after giving effect to the proposed property substitution is no greater than the lesser of the loan to value ratio as of the origination date and the loan to value ratio immediately prior to the proposed property substitution, and (ii) after giving effect to the proposed property substitution, the debt service coverage ratio for the aggregate of all the individual properties for the preceding 12 months will be no less than the greater of (x) the debt service coverage ratio as of the origination date, and (y) the debt service coverage ratio immediately prior to the property substitution.

PILOT LEASES. The HSA Memphis Industrial Portfolio Borrowers' interest in three of the HSA Memphis Industrial Portfolio Properties is held pursuant to a PILOT lease with the Industrial Development Board of the City of Memphis and County of
Shelby, Tennessee ("IDB"). The IDB entered into a ground lessor subordination agreement and encumbered its fee interest. Upon termination of the related PILOT lease, the HSA Memphis Industrial Portfolio Borrowers have the right to purchase the related HSA Memphis Industrial Portfolio Properties for a nominal fee.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       50

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       51

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

CAMP HILL MALL

                                     [PHOTO]

                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                            1
Location (City/State)                                              Camp Hill, PA
Property Type                                                    Anchored Retail
Size (Square Feet)                                                       466,195
Percentage Physical Occupancy as of January 1, 2007                        98.5%
Year Built                                                                  1960
Year Renovated                                                         2004-2006
Appraisal Value                                                      $86,900,000
# of Tenant Leases                                                         26(1)
Average Rent Per Square Foot                                           $12.38(1)
Underwritten Weighted Average Occupancy                                    96.3%
Underwritten Revenues                                                 $6,697,457
Underwritten Total Expenses                                           $1,144,537
Underwritten Net Operating Income (NOI)                               $5,552,920
Underwritten Net Cash Flow (NCF)                                      $5,318,262
Trailing 10 annualized NOI (as of 10/31/2006)                         $5,482,454
2005 NOI                                                              $3,852,352
2004 NOI                                                                     NAV
2003 NOI                                                                     NAV

                                     [PHOTO]

                            MORTGAGE LOAN INFORMATION

Mortgage Loan Seller                                                         KEY
Loan Group                                                                     1
Origination Date                                               December 28, 2006
Cut-off Date Principal Balance                                       $65,000,000
Cut-off Date Loan Balance Per SF/Unit                                    $139.43
Percentage of Initial Mortgage Pool Balance                                 1.5%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                             Fee
Mortgage Rate                                                              5.50%
Amortization Type                                                     IO-Balloon
IO Period (Months)                                                            60
Original Term to Maturity/ARD (Months)                                       120
Original Amortization Term (Months)                                          360
Original Call Protection                                     LO(26),Def(90),O(4)
Lockbox                                                                     None
Cut-off Date LTV Ratio                                                     74.8%
LTV Ratio at Maturity or ARD                                               69.5%
Underwritten DSCR on NOI(2)                                                1.25x
Underwritten DSCR on NCF(3)                                                1.20x

(1)  Information based on the Camp Hill Borrower's rent roll dated January 1,
     2007.

(2)  The Underwritten DSCR on NOI during the interest only period is 1.53x.

(3)  The Underwritten DSCR on NCF during the interest only period is 1.46x.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       52

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

                                      [MAP]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       53

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

THE LOAN. The mortgage loan (the "Camp Hill Shopping Center Loan") is evidenced by a single promissory note secured by a first mortgage encumbering a 466,195 square foot, Class-A, shopping center (the "Camp Hill Shopping Center Property")
located in Camp Hill, Pennsylvania. The Camp Hill Mall Loan represents approximately 1.5% of the initial mortgage pool balance and approximately 2.0%
of the initial loan group 1 balance.

The Camp Hill Shopping Center Loan was originated on December 28, 2006, and has a principal balance as of the cut-off date of $65,000,000. The Camp Hill
Shopping Center Loan has a remaining term of 118 months and a scheduled maturity date of January 1, 2017. The Camp Hill Shopping Center Loan is interest only for the first five years. The Camp Hill Shopping Center Loan permits defeasance of the entire loan with United States Treasury obligations or other non-callable government securities beginning two years and fifteen days after the creation of the securitization trust. Voluntary prepayment of the Camp Hill Mall Loan is permitted during the last 120 days of the term without penalty.

THE PROPERTY. The Camp Hill Shopping Center Loan is secured by a fee interest in a single-story, Class-A, 466,195 sf (which includes 19,050 sf of outparcel space that is not included in the collateral) anchored shopping center anchored by
Giant Foods and Staples, located in Camp Hill, Cumberland County, Pennsylvania.
Property renovations began in 2004, and the structure was changed from an indoor mall to a multi-faceted retail power center. The total collateral space of
447,145 sf consists of a 359,641 sf renovated building, a 40,904 sf newly constructed state-of-the-art medical office building, a 42,000 sf retail building, and a 4,600 sf outparcel building. This Giant Foods location is a prototype, which is larger than most, and includes an enclosed glass cooking school within the shopping floor, chilled grocery delivery facilities, a wi-fi area, babysitting, and community rooms. Junior anchors include Boscov's, LA
Fitness, Orthopedic Surgeons, Barnes & Noble, and Pier 1 Imports. Some inline tenants include Panera, Card Express, Five Below, Lenscrafters, Regis, and
Subway. In addition, Arby's, Sovereign Bank, Commerce Bank, PNC Bank and
Wachovia Bank are situated on outlots.

The following table presents certain information relating to the major tenants at the Camp Hill Shopping Center Property:

                               TENANT INFORMATION

                                                                  CREDIT RATINGS       SQUARE   % OF   BASE RENT     LEASE
TENANT NAME                         PARENT COMPANY           (FITCH/MOODY'S/S&P)(1)     FEET     GLA      PSF      EXPIRATION
-----------------------------------------------------------------------------------------------------------------------------

Boscov's                   Boscov's Department Store, Inc.            NR              167,597   35.9%   $ 4.43      9/30/2010
Giant Food Store             Koninklijke "Royal" Ahold NV         BB/Ba1/BB+           92,939   19.9     18.08     10/31/2025
LA Fitness                  LA Fitness International, LLC             NR               42,000    9.0     15.27     12/31/2021
Orthopedic Surgeons, Ltd                                              NR               40,904    8.8     16.50      5/31/2016
Barnes & Noble                   Barnes & Noble, Inc.                 NR               24,908    5.3     14.05      1/31/2011
Staples                             Staples, Inc.               BBB+/Baa1/BBB+         20,000    4.3     17.00      6/30/2015

(1)  Ratings provided are for the entity identified in the "Parent Company"
     column whether or not the Parent Company guarantees the lease.

                           LEASE ROLLOVER SCHEDULE(2)

               NUMBER                                              % OF     CUMULATIVE   CUMULATIVE   CUMULATIVE    CUMULATIVE %
             OF LEASES   SQUARE FEET   % OF GLA    BASE RENT   BASE RENT   SQUARE FEET    % OF GLA    BASE RENT    OF BASE RENT
YEAR          EXPIRING    EXPIRING     EXPIRING    EXPIRING     EXPIRING     EXPIRING     EXPIRING     EXPIRING       EXPIRING
--------------------------------------------------------------------------------------------------------------------------------

MTM              2             1937       0.4%    $   39,000       0.7%        1,937         0.4%     $   39,000         0.7%
2007             0                0         0              0         0         1,937         0.4          39,000         0.7
2008             0                0         0              0         0         1,937         0.4          39,000         0.7
2009             3           10,390       2.2        186,410       2.2        12,327         2.6         225,410         3.9
2010             6          183,324      39.3      1,013,883      17.6       195,651        42.0       1,239,293        21.5
2011             2           29,508       6.3        446,600       7.7       225,159        48.3       1,685,893        29.2
2012             1            1,400       0.3         23,072       0.4       226,559        48.6       1,708,965        29.6
2013             0                0         0              0         0       226,559        48.6       1,708,965        29.6
2014             2            2,248       0.5         53,103       0.9       228,807        49.1       1,762,068        30.5
2015             3           37,030       7.9        651,780      11.3       265,837        57.0       2,413,848        41.8
2016             2           45,904       9.8        724,916      12.6       311,741        66.9       3,138,764        54.4
2017             0                0         0              0         0       311,741        66.9       3,138,764        54.4
Thereafter       5          147,289      31.6      2,634,587      45.6       462,230        99.1       5,773,351         100
Vacant           0            7,165       1.5              0       0.0       466,195         100       5,773,351         100
----------------------------------------------------------------------
TOTAL           26          466,195       100%    $5,773,351       100%
----------------------------------------------------------------------

(2)  Information based on the Camp Hill Borrower's rent roll dated January 1,
     2007.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       54

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

THE MARKET.(1) The Camp Hill Shopping Center Property is located in Camp Hill,
Cumberland County, Pennsylvania, within the Harrisburg MSA, 80 miles north of the Baltimore MSA and 110 miles west of the Philadelphia MSA. The property is located on the northwest corner of Trindle Road and Route 15, in the "West
Shore" area at Routes 11, 15, and 581, which is approximately 2 miles northwest of I-83. A mix of residential, retail, and small office building properties are located in the immediate vicinity of the subject property. Capital City Mall, a
576,446 sf indoor mall, which possesses anchor tenants Macy's, JCPenney, and
Sears is located approximately 1/4 mile south of the Camp Hill Shopping Center
Property. Also located within the area are the Rossmoyne Business Center and the
US Naval Reservation to the west. The 2006 population within a 1-, 3-, and
5-mile radius of the Camp Hill Shopping Center Property was 7,765, 61,077, and
160,216 respectively. The 2006 median household income within a 1-, 3-, and
5-mile radius was $67,397, $61,971, and $52,422 respectively.

Market rental rates for Community/Power Centers range from $18/sf to $30/sf with an average of $20/sf, and an average vacancy of 2%. The weighted average rental rate at the Camp Hill Shopping Center Property is $12.23/sf with a vacancy of
1.6%.

THE BORROWER. Cedar-Camp Hill, LP, a Delaware limited partnership and special purpose entity (the "Camp Hill Mall Borrower"), holds the fee interest in the
Camp Hill Mall Property. The Camp Hill Mall Borrower is controlled by Cedar Camp
Hill GP, LLC, a Delaware limited liability company, which is, in turn, controlled by Cedar Shopping Centers Partnership, L.P. (also the indemnitor), which is, in turn controlled by Cedar Shopping Centers, Inc. Cedar Shopping
Centers, Inc., formerly Cedar Income Fund, Ltd., was organized in 1984 and became a Real Estate Investment Trust (REIT) in 1986. The company is now a fully integrated, self-administered, self-managed real estate company that is focused on the ownership, operation, and re-development of community and neighborhood shopping centers. As of November 2006, Cedar Shopping Centers, Inc. owned 93 properties, which totaled approximately 9.9 million square feet, located throughout Pennsylvania, Connecticut, Massachusetts, Michigan, Maryland,
Virginia, New York, Ohio, and New Jersey. 36 of their properties are located in
Pennsylvania.

PROPERTY MANAGEMENT. The property is self-managed by Cedar Shopping Centers,
Inc. Cedar Shopping Centers, Inc. manages all properties under ownership. Cedar provides day-to-day property management functions including leasing, management and development services. Cedar is headquartered in Port Washington, New York.
The average occupancy of their portfolio is 91.4%.

LOCKBOX. None.

ESCROWS. None.

ADDITIONAL DEBT. None.

PERMITTED MEZZANINE DEBT. None.

RELEASE PROVISIONS. The Camp Hill Mall Borrower has the right to release a specifically identified, unimproved, non-income producing portion of the Camp
Hill Mall Property from the lien of the mortgage without prepayment or defeasance of the Camp Hill Mall Loan to permit the widening of Harrisburg
Expressway. In connection with said release, the Camp Hill Mall Borrower has the right to grant a temporary easement over a specifically identified, unimproved, non-income producing portion of the Camp Hill Mall Property to accommodate construction related to the widening of Harrisburg Expressway.

ADDITIONAL IMPROVEMENTS. The Camp Hill Mall Borrower has the right to construct
2 additional buildings totaling approximately 8,000 net rentable square feet on the Camp Hill Mall Property as long as certain conditions are satisfied including, but not limited to, obtaining all necessary permits, variances and approvals, and completing the improvements in a good, workmanlike and lien-free manner.

(1)  Certain information in this section was obtained from a third party appraisal. The appraisal relies on many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       55

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

MEDICAL CENTRE OF SANTA MONICA

                                     [PHOTO]

                      PROPERTY INFORMATION

Number of Mortgaged Real Properties                                            1
Location (City/State)                                           Santa Monica, CA
Property Type                                                  Office -- Medical
Size (Square Feet)                                                       204,747
Percentage Physical Occupancy as of November 14, 2006                     100.0%
Year Built                                                                  1965
Year Renovated                                                              1977
Appraisal Value                                                      $98,000,000
# of Tenants                                                                  89
Average Rent Per Square Foot                                              $38.67
Underwritten Economic Occupancy                                            95.0%
Underwritten Revenues                                                 $9,711,758
Underwritten Total Expenses                                           $3,532,997
Underwritten Net Operating Income (NOI)                               $6,178,761
Underwritten Net Cash Flow (NCF)                                      $5,790,980

                                     [PHOTO]

                            MORTGAGE LOAN INFORMATION

Mortgage Loan Seller                                                         CRF
Loan Group                                                                     1
Origination Date                                               December 19, 2006
Cut-off Date Principal Balance                                       $62,000,000
Cut-off Date Loan Balance Per Square Foot                                   $303
Percentage of Initial Mortgage Pool Balance                                 1.4%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                       Leasehold
Mortgage Rate                                                            5.5830%
Amortization Type                                                  Interest Only
IO Period (Months)                                                           120
Original Term to Maturity/ARD (Months)                                       120
Original Amortization Term (Months)                                          NAP
Original Call Protection                          LO(26),Def(34),LESSofDeforGRTR
                                                               ofYMor1%(56),O(4)
Lockbox                                                                      NAP
Cut-off Date LTV Ratio                                                     63.3%
LTV Ratio at Maturity or ARD                                               63.3%
Underwritten DSCR on NOI                                                   1.76x
Underwritten DSCR on NCF                                                   1.65x

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       56

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

                                      [MAP]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       57

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

THE LOAN. The mortgage loan (the "Medical Centre of Santa Monica Loan") is evidenced by a single promissory note secured by a first priority deed of trust encumbering two, Class A medical office buildings and a six-level parking garage in Santa Monica, California (the "Medical Centre of Santa Monica Property"). The
Medical Centre of Santa Monica Loan represents approximately 1.4% of the initial mortgage pool balance and approximately 1.9% of the initial loan group 1 balance.

The Medical Centre of Santa Monica Loan was originated on December 19, 2006, and has a principal balance as of the cut-off date of $62,000,000. The Medical
Centre of Santa Monica Loan has a remaining term of 118 months and a scheduled maturity date of January 8, 2017. The Medical Centre of Santa Monica Loan
permits defeasance of the entire loan with United States Treasury obligations or other non-callable government securities beginning two years after the creation of the securitization trust. In addition, the loan documents permit prepayment from and after the 61st payment date together with yield maintenance (unless the cost to defease the Medical Centre of Santa Monica Loan is less than the cost of prepaying with yield maintenance in which case the Medical Centre of Santa
Monica Borrower will be required to defease the Medical Centre of Santa Monica
Loan). Voluntary prepayment of the Medical Centre of Santa Monica Loan is permitted on or after October 8, 2016, without penalty.

THE PROPERTY. The Medical Centre of Santa Monica Property is secured by the leasehold interest in two, Class A medical office buildings that total 204,747 square feet and a six-level parking garage consisting of 922 spaces (4.6 spaces per 1,000 square feet) located at the northeast corner of Santa Monica Boulevard and 20th Street in Santa Monica, California. The buildings are located adjacent to the St. John's Hospital and Health Center campus, a 182-bed, full-service hospital. In addition, the Santa Monica UCLA Medical Center, an approximately
337-bed acute-case hospital, is located only six blocks west of the Medical
Centre of Santa Monica Property. According to the appraiser, Century City
Hospital and Cedars Sinai Medical Center are also in close proximity to the
Medical Centre of Santa Monica Property. The Medical Centre of Santa Monica
Property is 100% occupied by approximately 90 tenants of diverse medical backgrounds.

The twelve-story West Building, located at 2001 Santa Monica Boulevard, was constructed in 1977 and provides 140,773 net rentable square feet (68.75% of total net rentable area), which includes a 4,564 square foot pharmacy located on the ground floor. The seven-story East Building, located at 2021 Santa Monica
Boulevard, was constructed in 1964 and provides 63,974 net rentable square feet
(31.25% of total net rentable area). The two buildings are connected by an enclosed walkway on the second floor. An additional pedestrian bridge connects the parking garage to the adjacent Saint John's Health Center. The East Building is served by two elevators while the West Building is served by four elevators.

The following tables present certain information regarding the Medical Centre of
Santa Monica Loan Property.

                            MAJOR TENANT INFORMATION(1)

                                                    BASE RENT PER   % OF TOTAL BASE
      TENANT NAME          SQUARE FEET   % OF GLA    SQUARE FOOT          RENT        LEASE EXPIRATION
------------------------------------------------------------------------------------------------------

The Angeles Clinic            14,089        6.9%        $39.20          7.0%              2/28/2011
ALHE, LLC                     12,405        6.1          42.15          6.6               9/30/2013
Pacific Heart Institute        9,552        4.7          37.52          4.5               2/28/2012
SMBP Health Services           6,082        3.0          39.01          3.0               3/31/2014
SM Hematology - Oncology       5,577        2.7          37.31          2.6               9/30/2010
---------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE        47,705       23.3%        $39.39         23.7%
---------------------------------------------------------------------------

(1)  Based on information obtained from the Medical Centre of Santa Monica
     Borrower's rent roll dated November 14, 2006.

                          LEASE ROLLOVER SCHEDULE(1,2)

            NUMBER OF                                                      CUMULATIVE  CUMULATIVE %                    CUMULATIVE %
             TENANTS   SQUARE FEET  % OF GLA   BASE RENT  % OF BASE RENT  SQUARE FEET     OF GLA     CUMULATIVE BASE  OF BASE RENT
   YEAR     EXPIRING    EXPIRING    EXPIRING   EXPIRING      EXPIRING       EXPIRING     EXPIRING     RENT EXPIRING     EXPIRING
-----------------------------------------------------------------------------------------------------------------------------------

Vacant         NAP             0       0.0%   $        0        0.0%              0          0.0%       $        0          0.0%
MTM             1          2,091       1.0     79,205.00        1.0           2,091          1.0        $79,205.00          1.0
2007           17         43,524      21.3     1,694,290       21.4          45,615         22.3         1,773,495         22.4
2008           20         33,695      16.5     1,295,589       16.4          79,310         38.7         3,069,084         38.8
2009            6         13,587       6.6       517,228        6.5          92,897         45.4         3,586,312         45.3
2010           17         33,057      16.2     1,264,848       16.0         125,954         61.5         4,851,160         61.3
2011           12         31,927      15.6     1,248,235       15.8         157,881         77.1         6,099,395         77.0
2012            4         12,487       6.1       470,845        6.0         170,368         83.2         6,570,240         83.0
2013            3         15,471       7.6       639,063        8.1         185,839         90.8         7,209,303         91.1
2014            5         11,880       5.8       443,965        5.6         197,719         96.6         7,653,268         96.1
2015            1          3,487       1.7       132,000        1.7         201,206         98.3         7,785,268         98.2
2016            3          3,541       1.7       133,093        1.7         204,747        100.0         7,918,361        100.0
Thereafter      0             --        --            --         --         204,747        100.0         7,918,361        100.0
-------------------------------------------------------------------
TOTAL          89        204,747     100.0%   $7,918,361      100.0%
-------------------------------------------------------------------

(1)  Based on information obtained from the Medical Centre of Santa Monica
     Borrower's rent roll dated November 14, 2006.

(2)  The numbers in this chart are based on the assumption that no tenant exercises an early termination option.

----------
THE MARKET.(1) The Medical Centre of Santa Monica Property is located in Santa
Monica, California, approximately 15 miles west of downtown Los Angeles. Access to the Medical Centre of Santa Monica Property is provided via Santa Monica
Boulevard, a major east/west artery that is considered

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       58

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

one of Los Angeles most-heavily traveled streets. Additionally, the buildings are located less than a 1/2 mile north of the Santa Monica Freeway (I-10), which connects to Interstate 405 and provides direct access to downtown Los Angeles.

The appraiser identified five rental comparables located within the West Los
Angeles medical office submarket. The comparables were constructed between 1923 and 1989 and range in size from 36,765 to 204,743 square feet. Each of the comparables is 100% occupied. The comparables indicated achieved rental rates ranging from $37.80 to $45.00 per square foot per year on a modified gross basis. The aforementioned rental rates are subject to annual escalations based on the percentage increase in CPI. Concessions are nonexistent within the submarket while tenant improvement allowances range from $10.00 to $35.00 per square foot for new tenants.

THE BORROWER. Medical Associates (the "Medical Centre of Santa Monica Borrower")
is a single purpose entity that is a California limited partnership. The general partner of the Medical Centre of Santa Monica Borrower is Held Group/MCSM,
L.L.C. (with approximately 3.6% ownership interest). The sole member of Held
Group/MCSM, L.L.C. is The Held Group, LLC. The Held Surviving Spouse Trust and
the Held Marital Deduction Trust are each 50% members of the Held Group, LLC.
Harold Held is the trustee of each trust.

The sponsor and the non-recourse carve-out guarantor, Harold A. Held, has been involved in Los Angeles real estate since 1946. He founded Held Properties in
1984 and is currently Chairman of the Board. According to Harold Held, he has
developed, operated and managed the construction of over 2 million square feet of commercial real estate.

PROPERTY MANAGEMENT. The property manager for the Medical Centre of Santa
Monica property is Held Properties, Inc., a California corporation that is affiliated with the Borrower.

LOCKBOX. The Medical Centre of Santa Monica Loan documents do not require a lockbox.

ESCROWS/RESERVES. There are no reserves related to the Medical Centre of Santa
Monica Loan.

PERMITTED MEZZANINE DEBT. The Medical Centre of Santa Monica Loan documents permit the direct or indirect parents of the Medical Centre of Santa Monica
Borrower to incur mezzanine debt, not less than twelve months after the origination date, subject to the satisfaction of, among other items, the following conditions: (i) the aggregate amount of the Medical Centre of Santa
Monica Loan and the mezzanine loan (as of the effective date of the mezzanine loan) does not exceed 70% of the fair market value of the Medical Centre of
Santa Monica Property, (ii) the aggregate debt service coverage ratio is at least 1.30x, and the stressed aggregate debt service coverage ratio is at least
0.90x, (iii) the mezzanine lender has executed and delivered an intercreditor agreement acceptable to lender and (iv) the lender has received a confirmation from each of the rating agencies that the incurrence of the mezzanine loan will not result in any qualification, withdrawal or downgrading of any existing ratings of the certificates.

LEASEHOLD INTEREST. The Medical Centre of Santa Monica Loan is secured by the
Medical Centre of Santa Monica Borrower's leasehold interest in the Medical
Centre of Santa Monica Property. Sisters of Charity of Leavenworth Health
Services Corporation, a Kansas not-for-profit corporation that owns St. John's
Hospital and Health Center, is the ground lessor. The ground lease term commenced on November 19, 1975 and expires on December 31, 2050. The basic rent payable under the lease is currently $69,999.84 per annum. In addition to the basic rent, the Medical Centre of Santa Monica Borrower is required to pay additional rent in an amount equal to a certain percentage of gross receipts over an annual floor. The tenant must also pay a certain percentage of gross receipts for a capital improvements reserve.

----------
(1)  Certain information in this section was obtained from a third party appraisal. The appraisal relies on many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       59

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

HOLIDAY INN EXPRESS -- CHELSEA

                                     [PHOTO]

                              PROPERTY INFORMATION

Number of Mortgaged Properties                                                 1
Location (City/State)                                               New York, NY
Property Type                                                        Hospitality
Size (Rooms)                                                                 228
Percentage Physical Occupancy as of December 31, 2006                      80.3%
Year Built                                                                  2006
Appraisal Value                                                      $94,000,000
Underwritten Economic Occupancy                                            85.0%
Underwritten Revenues                                                $14,205,850
Underwritten Total Expenses                                          $ 7,709,854
Underwritten Net Operating Income (NOI)                               $6,495,996
Underwritten Net Cash Flow (NCF)                                      $5,927,762

                                     [PHOTO]

                                LOAN INFORMATION

Mortgage Loan Seller                                                        IXIS
Loan Group                                                                     1
Origination Date                                                October 31, 2006
Cut-off Date Principal Balance                                       $55,000,000
Cut-off Date Loan Balance Per Room                                      $241,228
Percentage of Initial Mortgage Pool Balance                                 1.2%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                             Fee
Mortgage Rate                                                            6.5000%
Amortization Type                                                     IO-Balloon
IO Period (Months)                                                            60
Original Term to Maturity/ARD (Months)                                       120
Original Amortization Term (Months)                                          330
Original Call Protection                                    LO(24), YM(93), O(3)
Lockbox                                                           Hard, In Place
Cut-off Date LTV Ratio                                                     58.5%
LTV Ratio at Maturity or ARD                                               54.3%
Underwritten DSCR on NOI(1)                                                1.51x
Underwritten DSCR on NCF(2)                                                1.38x

(1)  The Underwritten DSCR on NOI during the interest only period is 1.79x.

(2)  The Underwritten DSCR on NCF during the interest only period is 1.63x.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       60

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

                                      [MAP]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       61

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

THE LOAN. The mortgage loan (the "Holiday Inn Express -- Chelsea Loan") is evidenced by a single promissory note and is secured by a first priority fee mortgage encumbering the 228 room, limited-service hotel known as the Holiday
Inn Express -- Chelsea (the "Holiday Inn Express -- Chelsea Property"), located in New York, New York. The Holiday Inn Express -- Chelsea Loan represents 1.2%
of the initial mortgage pool balance and 1.7% of the initial loan group 1 balance.

The Holiday Inn Express -- Chelsea Loan was originated October 31, 2006 and has a principal balance as of the cut-off date of $55,000,000. The Holiday Inn
Express -- Chelsea Loan has a remaining term of 116 months to its maturity date of November 5, 2016. Beginning on December 5, 2008, The Holiday Inn Express --
Chelsea Loan permits prepayment subject to payment of a yield maintenance premium. The Holiday Inn Express -- Chelsea Loan may be voluntarily prepaid without payment of a yield maintenance premium on or after September 5, 2016.

THE PROPERTY. The Holiday Inn Express -- Chelsea Property is a fourteen-story, limited service hotel located on the south side of West 29th Street between 7th and 8th Avenues within in the Chelsea neighborhood of lower Midtown Manhattan.
The Holiday Inn Express -- Chelsea Property offers 228 guestrooms including 121 king rooms, 13 king rooms with Jacuzzis, 82 double-doubles, and 12 queen handicap accessible rooms. The rooms include an easy chair, coffee table, microwave, small refrigerator, and coffee maker, desk with an ergonomic chair, telephone and television. All guest rooms have data ports and offer free high speed wireless internet access. Irons, ironing boards, and hair dryers are also standard in every room. Additionally, the hotel will offer the brand standard complimentary continental breakfast "Express Start" breakfast bar on the lobby level, with seating for about 60 people. There is no parking available at the
Holiday Inn Express -- Chelsea Property, but the hotel is adjacent to several public parking garages.

The Holiday Inn Express -- Chelsea Property is a steel frame and concrete block building featuring a brick veneer and an understated porte cochere over the front entryway. The architecture complements the historic attributes of Chelsea but in a contemporary building. The lower level of the Holiday Inn Express --
Chelsea Property houses the guest business center, and a fitness center, and accesses a two-story garden terrace. The main level of the Holiday Inn Express
-- Chelsea Property houses guest registration, the breakfast area and pantry, and offices for the General Manager and the Assistant General Manager/Front
Office Manager. Some guest rooms are located on the this floor as well as the lower level, facing the outdoor garden terrace. Floors 2-14 house the remaining guest rooms and some of the hotel's mechanical rooms.

The following tables present certain information relating to the Holiday Inn
Express -- Chelsea Property:

                            OPERATIONAL STATISTICS(1)

                           YTD DECEMBER 31, 2006
                           ---------------------
Average Daily Rate (ADR)           $217.62
Occupancy %                           80.3%
RevPAR                             $174.74

(1)  Information obtained from Borrower's operating statements for the period
     October -- December 2006.

THE MARKET(2). The Holiday Inn Express -- Chelsea Property is located on the south side of West 29th Street between Seventh and Eighth Avenues in the Chelsea neighborhood of lower Midtown Manhattan. The Holiday Inn Express -- Chelsea
Property is within walking distance of Penn Station, Madison Square Garden, the
Jacob K. Javits Convention Center, the Fashion Institute of Technology, the
Empire State Building, publishing houses, ad agencies, retail centers on Lower
Fifth Avenue, and the eclectic array of art galleries, theaters and restaurants throughout Chelsea.

New York City is home to world class cultural, recreational and entertainment attractions, most of which are concentrated in Manhattan. New York City has 150 museums, 400 art galleries, 37 Broadway theaters, Lincoln Center, the
Metropolitan Opera, New York City Ballet-Carnegie Hall, and Radio City Music
Hall, as well as numerous other dance and theater companies. Landmark attractions in Manhattan include Times Square, Rockefeller Center, the Empire
State Building, Central Park, the United Nations, South Street Seaport, the New
York Stock Market, and Battery Park City. Major trade shows and functions occur at venues throughout the city, including Madison Square Garden and Jacob K.
Javits Convention Center. Madison Square Garden is home to the New York Knicks
NBA basketball team and the Rangers NHL hockey team.

The lodging market in New York City has recovered since the devastation of
September 11, 2001. Over the last six years, demand among this competitive set has grown at an average annual rate of 5.9% with supply growth also at 5.9%.
Room supply in the limited service sector has grown every year since 2003 culminating with the opening of the Wingate Inn and Holiday Inn Express in
October 2006. According to Smith Travel Research (STR), lodging demand in the competitive set was flat in 2002, experienced a 3.4% increase in 2003, flourished at 17.2% growth in 2004, and decreased 2.0% in 2005. The decrease in
2005 was partially attributable to the reduction in available rooms at the
Hilton Garden Inn, Hampton Inn Times Square, and Quality Inn, all of which were under major construction. From 2005 to 2006, the competitive set demonstrated further growth with a 15.3% increase in occupancy and a 30.4% increase in revenue per available room.

(2)  Certain information in this section was obtained from a third party appraisal. The appraisal relies on many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       62

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

THE BORROWER. The borrower is Brisam Management (DE) LLC, a Delaware limited liability company and a special purpose entity (the "Holiday Inn Express --
Chelsea Borrower"), controlled by Sam Chang, who is the sponsor of the borrower.
Mr. Chang has experience in all aspects of the lodging industry, including construction, development, operations, renovations, and purchasing. Since 1998,
Mr. Chang has developed more than 60 hotels, as well as other commercial and residential properties.

PROPERTY MANAGEMENT. The Holiday Inn Express -- Chelsea Property is managed by
Hersha Hospitality Management, LP, a Pennsylvania limited partnership, an entity affiliated with the Holiday Inn Express -- Chelsea Borrower.

LOCKBOX. The Holiday Inn Express -- Chelsea Loan requires a hard lockbox and in-place cash management. The Holiday Inn Express -- Chelsea Borrower is required to cause all rents, credit card receivables and other gross revenues to be deposited into an account controlled by the lender within one business day of receipt. Funds on deposit in that account will be swept by the account bank on a daily basis into an account controlled by the lender and will be applied and disbursed in accordance with the loan agreement.

ESCROWS. The following escrows/reserves have been established with respect to the Holiday Inn Express -- Chelsea Loan:

                                ESCROWS/RESERVES

            TYPE:                                 INITIAL   MONTHLY
            -------------------------------------------------------
            Taxes                                   $0      $66,667
            Insurance                               $0      $15,469
            Capital Expenditure / FF&E(1)           $0      $12,592

(1)  Monthly FF&E: The replacement reserve payments for periods 1-14 will equal
     2% of gross revenues for the previous month, 2% of the gross revenues for the first calendar year for periods 15-26, 3% of the gross revenues for the second calendar year for periods 27-38, and 4% of gross revenues for the previous calendar year thereafter.

ADDITIONAL DEBT. Brisam Management LLC, the sole member of the Holiday Inn
Express -- Chelsea Borrower, has incurred mezzanine debt from Hersha Hospitality
Limited Partnership in the amount of $15,000,000 secured by its equity interests in the Holiday Inn Express -- Chelsea Borrower.

RELEASE PROVISIONS. None.

SUBSTITUTION PROVISIONS. None.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       63

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

MIAMI AIRPORT INDUSTRIAL PARKS

                                     [PHOTO]

                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                            1
Location (City/State)                                                  Miami, FL
Property Type                                                         Industrial
Size (Square Feet)                                                       746,189
Percentage Physical Occupancy as of January 4, 2007                        99.4%
Year Built                                                                  1984
Year Renovated                                                              1987
Appraisal Value                                                      $67,000,000
# of Tenants                                                                 193
Average Rent Per Square Foot                                               $8.77
Underwritten Economic Occupancy                                            95.0%
Underwritten Revenues                                                 $6,608,008
Underwritten Total Expenses                                           $2,264,137
Underwritten Net Operating Income (NOI)                               $4,343,871
Underwritten Net Cash Flow (NCF)                                      $4,071,802

                                     [PHOTO]

                            MORTGAGE LOAN INFORMATION

Mortgage Loan Seller                                                         CRF
Loan Group                                                                     1
Origination Date                                                January 22, 2007
Cut-off Date Principal Balance                                       $53,500,000
Cut-off Date Loan Balance Per Square Foot                                    $72
Percentage of Initial Mortgage Pool Balance                                 1.2%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                             Fee
Mortgage Rate                                                            5.4700%
Amortization Type                                                  Interest Only
IO Period (Months)                                                            84
Original Term to Maturity/ARD (Months)                                        84
Original Amortization Term (Months)                                          NAP
Original Call Protection                                     LO(25),Def(57),O(2)
Lockbox                                                                     Hard
Cut-off Date LTV Ratio                                                     79.9%
LTV Ratio at Maturity or ARD                                               79.9%
Underwritten DSCR on NOI                                                   1.46x
Underwritten DSCR on NCF                                                   1.37x

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       64

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

                                      [MAP]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       65

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

THE LOAN. The mortgage loan (the "Miami Airport Industrial Parks Loan") is evidenced by a single promissory note secured by a first priority mortgage encumbering 11 industrial buildings consisting of industrial space, showroom space and industrial/showroom space located in two Class B business parks located in Miami, Florida (collectively, the "Miami Airport Industrial Parks
Properties"). The Miami Airport Industrial Parks Loan represents approximately
1.2% of the initial mortgage pool balance and approximately 1.7% of the initial loan group 1 balance.

The Miami Airport Industrial Parks Loan was originated on January 22, 2007, and has a principal balance as of the cut-off date of $53,500,000. The Miami Airport
Industrial Parks Loan has a remaining term of 83 months and a scheduled maturity date of February 8, 2014. The Miami Airport Industrial Parks Loan permits defeasance of the entire loan with United States Treasury obligations or other non-callable government securities beginning two years after the creation of the securitization trust. Voluntary prepayment of the Miami Airport Industrial Parks
Loan is permitted on or after January 8, 2014, without penalty.

THE PROPERTY. The Miami Airport Industrial Parks Loan is secured by 11 industrial buildings located in two Class B business parks, consisting of approximately 746,189 square feet, comprised of industrial space (74.58%), showroom space (18.34%) and industrial/showroom space (7.08%), located in Miami,
Florida. The Miami Airport Industrial Parks Properties are occupied with over
170 tenants, each occupying less than 5% of the total square feet. The buildings were built from 1977-1987.

Miami International Airport Industrial Park. Eight of the eleven buildings are situated at the business park known as the Miami International Airport
Industrial Park and located at 2600-3030 NW 72nd Avenue and 7200-7256 NW 31st
Street. The Miami International Airport Industrial Park is across the street from the cargo entrance to the Miami International Airport. The Miami Airport
Industrial Parks Properties located in this park are improved with eight, masonry and steel, rectangular shaped, single-story, flat roofed industrial and showroom space buildings. The buildings have approximate dimensions of 460' in length and 160' in depth for each leg of the "L" and average approximately
62,300 square feet per building.

Milam Industrial Center. Three of the eleven buildings are situated at the business park known as the Milam Industrial Center located at 4400 NW 72nd
Avenue, 4500 NW 73rd Avenue, and 7301 NW 46th Street. The Milam Industrial
Center is located approximately 2 miles from the Miami International Airport
Industrial Park. The Miami Airport Industrial Parks Properties located in the
Milam Industrial Center are improved with three, masonry and steel, rectangular shaped, single-story, flat roofed industrial and showroom space buildings. Two of the buildings have approximate dimensions of 500' in length and 220' in depth and average approximately 104,000 square feet per building. The other building has approximate dimensions of 460' in length and 120' in depth.

Some interior units at the Miami Airport Industrial Parks Properties are arranged with showroom or office space in the front and storage, receiving and machine shop or service areas in the rear. The office areas are finished with tenant specific display systems. The storage and machine shop style areas are generally open with no specialty offices or display areas. The warehouse portions of the buildings have clear heights of approximately 20'. The Miami
International Airport Industrial Park portion of the Miami Airport Industrial
Parks Properties is occupied by approximately 139 tenants in spaces ranging from
1,900 to 7,600 square feet. The Milam Industrial Center portion of the Miami
Airport Industrial Parks Properties is occupied by approximately 34 tenants in spaces ranging from 2,000 to almost 9,000 square feet.

Interstate 95 provides primary access to the Miami Airport Industrial Parks
Properties from the east and the Florida Turnpike provides access from the west.
Interstate 95 and the Florida Turnpike are accessible from the Dolphin
Expressway (State Route 836), which extends east and west and is located about
3.5 miles to the west of the Miami Airport Industrial Parks Properties. Locally,
access is provided by NW 7th Street, and Lejeune Road (N. W. 42nd Avenue) and NW
72nd Avenue of Milam Dairy Road.

The following tables present certain information regarding the Miami Airport
Industrial Parks Loan Properties.

                           MAJOR TENANT INFORMATION(1)

                                                                  CREDIT RATING     SQUARE % OF  BASE RENT PER % OF TOTAL    LEASE
TENANT NAME                          PARENT COMPANY         (FITCH/MOODY'S/S&P)(2)   FEET   GLA   SQUARE FOOT  BASE RENT  EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

Orion Engines          Mitsubishi UFJ Financial Group, Inc.       NR/NR/A-          47,305  6.3%     $6.79         5.0%   6/30/2007
Florida International                                                NR             29,100  3.9       7.12         3.2    6/30/2008
West Michigan                                                        NR             19,400  2.6       6.46         1.9    2/28/2008
Collection 2000                                                      NR             12,150  1.6       5.76         1.0    6/30/2008
FSFG                                                                 NR             11,700  1.6       8.50         1.5    6/30/2007
----------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                                             119,655 16.0%     $6.88        12.7%
----------------------------------------------------------------------------------------------------------------------

(1)  Based on information obtained from the Miami Airport Industrial Parks
     Borrowers' rent roll dated January 4, 2007.

(2)  Credit Ratings are of the parent company whether or not the parent guarantees the lease.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       66

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

                          LEASE ROLLOVER SCHEDULE(1,2)

                                                                          CUMULATIVE                 CUMULATIVE   CUMULATIVE
               NUMBER OF   SQUARE FEET % OF GLA  BASE RENT    % OF BASE  SQUARE FEET   CUMULATIVE %  BASE RENT  % OF BASE RENT
YEAR       LEASES EXPIRING  EXPIRING   EXPIRING  EXPIRING  RENT EXPIRING   EXPIRING  OF GLA EXPIRING  EXPIRING     EXPIRING
------------------------------------------------------------------------------------------------------------------------------

Vacant          NAP            4,600      0.6%  $        0        0.0%       4,600          0.6%     $        0      0.00%
MTM              24           82,180     11.0      822,485       12.7       86,780         11.6         822,485     12.72
2007             76          273,335     36.6    2,574,386       39.8      360,115         48.2       3,396,871     52.52
2008             60          237,397     31.8    1,910,865       29.6      597,512         80.0       5,307,736     82.07
2009             30          127,602     17.1      991,490       15.3      725,114         97.1       6,299,226     97.40
2010              2           16,400      2.2      109,128        1.7      741,514         99.3       6,408,354     99.08
2011              1            4,675      0.6       59,259        0.9      746,189        100.0       6,467,613    100.00
2012              0                0       --           --         --      746,189        100.0       6,467,613    100.00
Thereafter        0               --       --           --         --      746,189        100.0       6,467,613    100.00
---------------------------------------------------------------------
TOTAL           193          746,189    100.0%  $6,467,613      100.0%
---------------------------------------------------------------------

(1)  Based on Information obtained from the Borrower's rent roll dated January
     4, 2007.

(2)  The numbers in this chart are based on the assumption that no tenant exercises an early termination option.

THE MARKET.(1) The Miami Airport Industrial Parks Properties are within 10 minutes of Miami International Airport and within 25 minutes of the Miami central business district. The Miami International Airport is the primary business generator in the area of the Miami Airport Industrial Parks Properties.
The Miami International Airport is the number one airport in the United States for international freight and the number three airport in the United States for total cargo.

The Miami Airport Industrial Parks Properties are located in the Airport/West submarket. Over the past two years, the vacancy in the Airport/West submarket has ranged between 3.8% and 8.7%. In the third quarter 2006, the Airport/West submarket exhibited net absorption of 627,111 square feet, 811,734 square feet in the second quarter of 2006, 77,417 square feet in the first quarter of 2006, and 143,428 square feet in the fourth quarter of 2005.

The Miami Airport Industrial Parks Properties are located within the Miami-Dade
County market. The Miami-Dade County overall industrial vacancy rate as of the third quarter of 2006 was 3.8%. In this market, flex projects experienced a vacancy rate of 4.9% at the end of the second and third quarters 2006, 6.7% at the end of the first quarter 2006, and 6.1% at the end of the fourth quarter
2005. Warehouse projects experienced a vacancy rate of 3.7% at the end of the third quarter 2006, 4.1% at the end of second quarter 2006, 3.7% at the end of the first quarter 2006, and 4.0% at the end of the fourth quarter 2005. The overall Miami-Dade County Industrial market experienced a positive net absorption of approximately 1,057,887 square feet in the third quarter of 2006.

The average quoted asking rental rate for available industrial space was $7.66 per square foot per year at the end of the third quarter 2006 in the Miami-Dade
County market area, up $0.20 per square foot or 2.7% higher than the quoted rental rate average from the end of the second quarter 2006. The average quoted rate within the flex sector was $15.72 per square foot at the end of the third quarter 2006, while warehouse rates stood at $7.24. The overall industrial rental rate increased 5.9% from one year ago in the third quarter 2005 and 2.45%
in the second quarter of 2006. During this same period, the rental rate for flex space has experienced a 23.3% increase and the rental rate for warehouse space has increased an 11% increase.

THE BORROWERS. The borrowers are six tenants in common (collectively, the "Miami
Airport Industrial Parks Borrowers"), each of which is a single purpose entity, five of which are a Delaware limited liability company and one of which is a
Florida limited liability company. These entities are directly and/or indirectly owned by Francis Greenburger, Robert Lapin, West Eighties Equities II LLC, Time
Equities I Limited Partnership #10, 125 Maiden Equities LLC and other individual investors.

The sponsor is Francis Greenburger, who is also the founder, Chairman and CEO of
Time Equities, Inc. Founded in 1966, Time Equities, Inc. ("TEI") has been in the real estate investment, development and asset & property management business for more than 40 years. According to TEI, it currently holds in its own portfolio approximately 19.4 million square feet of residential, industrial, office and retail property.

PROPERTY MANAGEMENT. The property manager for the Miami Airport Industrial Parks
Loan is Americas Property Management Corporation, an unrelated third party that is not affiliated with the Miami Airport Industrial Parks Borrowers. The property manager is a full service commercial property management firm specializing in industrial and flex properties. According to Americas Property
Management Corporation, it was founded in 1995, and is the 5th largest commercial property management firm in South Florida. The company currently manages over 8 million square feet in 22 business parks and free standing buildings.

LOCKBOX. The Miami Airport Industrial Parks Loan requires a hard lockbox and springing cash management. The Miami Airport Industrial Parks Loan documents require the Miami Airport Industrial Parks Borrowers to direct the tenants to pay their rent directly to the lockbox account. Upon a Cash Management Period, payments in the cash collateral account will be applied to debt service and reserves in accordance with the loan documents.

----------
(1)  Certain information in this section was obtained from a third party appraisal. The appraisal relies on many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       67

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

A "Cash Management Period" will occur in an event of default or upon a Cash
Sweep Event and will end when the event of default no longer exists or a Cash
Sweep Termination Event has occurred.

A "Cash Sweep Event" will occur if the debt service coverage ratio as of the last day of any calendar quarter is less than 1.05:1.00.

A "Cash Sweep Termination Event" means that the debt service coverage ratio has been at least 1.10:1.00 for at least 2 consecutive calendar quarters and no event of default then exists.

CASHFLOW SWEEP. Commencing on the occurrence of a Cash Sweep Event (as defined above) any funds remaining in the cash collateral account after the funding of debt service, reserves, operating expenses and extraordinary expenses will be swept into the excess cash collateral account and held as additional collateral until the occurrence of a Cash Sweep Termination Event (as defined above).

ESCROWS/RESERVES. The following escrow/reserve accounts have been established with respect to the Miami Airport Industrial Parks Loan.

                     ESCROWS/RESERVES

TYPE:                          INITIAL   MONTHLY
------------------------------------------------
Taxes                         $207,322   $69,107
Insurance                     $ 87,353   $43,677
TI/LC Reserve                 $      0   $15,417
Capital Expenditure Reserve   $      0   $ 6,153

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, IXIS Securities North America
Inc., Bear, Stearns & Co. Inc., KeyBanc Capital Markets, a Division of McDonald
Investments Inc. and Banc of America Securities LLC (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       68

                                     ANNEX D

                    FORM OF CERTIFICATE ADMINISTRATOR REPORT

                                       D-1

[WELLS FARGO LOGO]                ML-CFC COMMERCIAL MORTGAGE TRUST         For Additional Information please contact
                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            CTSLink Customer Service
                                           SERIES 2007-5                                  (301) 815-6600
                                                                            Reports Available @ www.ctslink.com/cmbs

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                   PAYMENT DATE:       04/13/2007
9062 OLD ANNAPOLIS ROAD                                                    RECORD DATE:        03/30/2007
COLUMBIA, MD 21045-1951                                                    DETERMINATION DATE:

                           DISTRIBUTION DATE STATEMENT

STATEMENT SECTIONS                                          PAGE(S)
---------------------------------------------------------   -------
Certificate Distribution Detail                                2
Certificate Factor Detail                                      3
Reconciliation Detail                                          4
Other Required Information                                     5
Cash Reconciliation Detail                                     6
Ratings Detail                                                 7
Current Mortgage Loan and Property Stratification Tables      8-10
Mortgage Loan Detail                                           11
NOI Detail                                                     12
Principal Prepayment Detail                                    13
Historical Detail                                              14
Delinquency Loan Detail                                        15
Specially Serviced Loan Detail                               16-17
Advance Summary                                                18
Modified Loan Detail                                           19
Historical Liquidated Loan Detail                              20
Historical Bond / Collateral Realized Loss Reconciliation      21
Interest Shortfall Reconciliation Detail                     22-23
Supplemental Reporting                                         24

                                    DEPOSITOR

Merrill Lynch Mortgage Investors Inc.

4 World Financial Center, 16th Floor
250 Vesey Street
New York, NY 10080

Contact: Robert Denicola
Phone Number: (212) 449-1000

                                 MASTER SERVICER

KeyCorp Real Estate Capital Markets, Inc.
911 Main Street, Suite 1500
Kansas City, MO 64105

Contact: Marty O'Conner
Phone Number: (816)221-8800

                                 MASTER SERVICER

Wells Fargo Bank, N.A.
1320 Willow Pass Road, Suite 300
investorreporting@wellsfargo.com
Concord, CA 94520

Contact: Myung J. Nam
Phone Number:

                                SPECIAL SERVICER

CWCapital Asset Management LLC.
1919 Pennsylvania Avenue, NW
Suite 400
Washington, DC 20006-3434

Contact: Kathleen Olin
Phone Number: (202) 973-6375

This report has been compiled from information provided to Wells Fargo Bank,
N.A. by various third parties, which may include the Master Servicer, Special
Servicer and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

Copyright, Wells Fargo Bank, N.A.                                   Page 1 of 24

[WELLS FARGO LOGO]                ML-CFC COMMERCIAL MORTGAGE TRUST         For Additional Information please contact
                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            CTSLink Customer Service
                                           SERIES 2007-5                                  (301) 815-6600
                                                                            Reports Available @ www.ctslink.com/cmbs

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                   PAYMENT DATE:       04/13/2007
9062 OLD ANNAPOLIS ROAD                                                    RECORD DATE:        03/30/2007
COLUMBIA, MD 21045-1951                                                    DETERMINATION DATE:

                         CERTIFICATE DISTRIBUTION DETAIL

               Pass-                                                            Realized Loss/                          Current
              Through  Original Beginning   Principal    Interest   Prepayment Additional Trust     Total     Ending Subordination
Class  CUSIP    Rate    Balance  Balance  Distribution Distribution   Premium    Fund Expenses  Distribution Balance   Level (1)
----------------------------------------------------------------------------------------------------------------------------------

 A-1         0.000000%   0.00      0.00       0.00         0.00        0.00         0.00            0.00       0.00       0.00
 A-2         0.000000%   0.00      0.00       0.00         0.00        0.00         0.00            0.00       0.00       0.00
 A-3         0.000000%   0.00      0.00       0.00         0.00        0.00         0.00            0.00       0.00       0.00
 A-SB        0.000000%   0.00      0.00       0.00         0.00        0.00         0.00            0.00       0.00       0.00
 A-4         0.000000%   0.00      0.00       0.00         0.00        0.00         0.00            0.00       0.00       0.00
 A-1A        0.000000%   0.00      0.00       0.00         0.00        0.00         0.00            0.00       0.00       0.00
  AM         0.000000%   0.00      0.00       0.00         0.00        0.00         0.00            0.00       0.00       0.00
  AJ         0.000000%   0.00      0.00       0.00         0.00        0.00         0.00            0.00       0.00       0.00
A-2FL        0.000000%   0.00      0.00       0.00         0.00        0.00         0.00            0.00       0.00       0.00
A-3FL        0.000000%   0.00      0.00       0.00         0.00        0.00         0.00            0.00       0.00       0.00
A-4FL        0.000000%   0.00      0.00       0.00         0.00        0.00         0.00            0.00       0.00       0.00
AM-FL        0.000000%   0.00      0.00       0.00         0.00        0.00         0.00            0.00       0.00       0.00
AJ-FL        0.000000%   0.00      0.00       0.00         0.00        0.00         0.00            0.00       0.00       0.00
  B          0.000000%   0.00      0.00       0.00         0.00        0.00         0.00            0.00       0.00       0.00
  C          0.000000%   0.00      0.00       0.00         0.00        0.00         0.00            0.00       0.00       0.00
  D          0.000000%   0.00      0.00       0.00         0.00        0.00         0.00            0.00       0.00       0.00
  E          0.000000%   0.00      0.00       0.00         0.00        0.00         0.00            0.00       0.00       0.00
  F          0.000000%   0.00      0.00       0.00         0.00        0.00         0.00            0.00       0.00       0.00
  G          0.000000%   0.00      0.00       0.00         0.00        0.00         0.00            0.00       0.00       0.00
  H          0.000000%   0.00      0.00       0.00         0.00        0.00         0.00            0.00       0.00       0.00
  J          0.000000%   0.00      0.00       0.00         0.00        0.00         0.00            0.00       0.00       0.00
  K          0.000000%   0.00      0.00       0.00         0.00        0.00         0.00            0.00       0.00       0.00
  L          0.000000%   0.00      0.00       0.00         0.00        0.00         0.00            0.00       0.00       0.00
  M          0.000000%   0.00      0.00       0.00         0.00        0.00         0.00            0.00       0.00       0.00
  N          0.000000%   0.00      0.00       0.00         0.00        0.00         0.00            0.00       0.00       0.00
  P          0.000000%   0.00      0.00       0.00         0.00        0.00         0.00            0.00       0.00       0.00
  Q          0.000000%   0.00      0.00       0.00         0.00        0.00         0.00            0.00       0.00       0.00
  Y          0.000000%   0.00      0.00       0.00         0.00        0.00         0.00            0.00       0.00       0.00
  Z          0.000000%   0.00      0.00       0.00         0.00        0.00         0.00            0.00       0.00       0.00
 R-I         0.000000%   0.00      0.00       0.00         0.00        0.00         0.00            0.00       0.00       0.00
 R-II        0.000000%   0.00      0.00       0.00         0.00        0.00         0.00            0.00       0.00       0.00
----------------------------------------------------------------------------------------------------------------------------------
Totals                   0.00      0.00       0.00         0.00        0.00         0.00            0.00       0.00       0.00
==================================================================================================================================

                 Pass-     Original   Beginning                                               Ending
                Through    Notional    Notional     Interest     Prepayment       Total      Notional
Class  CUSIP      Rate      Amount      Amount    Distribution     Premium    Distribution    Amount
-----------------------------------------------------------------------------------------------------

  XC           0.000000%     0.00        0.00         0.00          0.00          0.00         0.00
  XP           0.000000%     0.00        0.00         0.00          0.00          0.00         0.00

(1)  Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

Copyright, Wells Fargo Bank, N.A.                                   Page 2 of 24

[WELLS FARGO LOGO]                ML-CFC COMMERCIAL MORTGAGE TRUST         For Additional Information please contact
                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            CTSLink Customer Service
                                           SERIES 2007-5                                  (301) 815-6600
                                                                            Reports Available @ www.ctslink.com/cmbs

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                   PAYMENT DATE:       04/13/2007
9062 OLD ANNAPOLIS ROAD                                                    RECORD DATE:        03/30/2007
COLUMBIA, MD 21045-1951                                                    DETERMINATION DATE:

                            CERTIFICATE FACTOR DETAIL

                                                                         Realized Loss/
                 Beginning     Principal      Interest     Prepayment   Additional Trust     Ending
Class   CUSIP     Balance    Distribution   Distribution     Premium      Fund Expenses      Balance
-----------------------------------------------------------------------------------------------------

 A-1            0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
 A-2            0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
 A-3            0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
 A-SB           0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
 A-4            0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
 A-1A           0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  AM            0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  AJ            0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
A-2FL           0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
A-3FL           0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
A-4FL           0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
AM-FL           0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
AJ-FL           0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  B             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  C             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  D             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  E             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  F             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  G             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  H             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  J             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  K             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  L             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  M             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  N             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  P             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  Q             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  Y             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
  Z             0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
 R-I            0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000
 R-II           0.00000000    0.00000000     0.00000000    0.00000000      0.00000000      0.00000000

                 Beginning                                 Ending
                 Notional      Interest     Prepayment    Notional
Class   CUSIP     Amount     Distribution    Premium       Amount
-------------------------------------------------------------------
  XC            0.00000000    0.00000000    0.00000000   0.00000000
  XP            0.00000000    0.00000000    0.00000000   0.00000000

Copyright, Wells Fargo Bank, N.A.                                   Page 3 of 24

[WELLS FARGO LOGO]                ML-CFC COMMERCIAL MORTGAGE TRUST         For Additional Information please contact
                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            CTSLink Customer Service
                                           SERIES 2007-5                                  (301) 815-6600
                                                                            Reports Available @ www.ctslink.com/cmbs

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                   PAYMENT DATE:       04/13/2007
9062 OLD ANNAPOLIS ROAD                                                    RECORD DATE:        03/30/2007
COLUMBIA, MD 21045-1951                                                    DETERMINATION DATE:

                             RECONCILIATION DETAIL

PRINCIPAL RECONCILIATION

      Stated Beginning                                                              Stated Ending Unpaid Ending Current Principal
          Principal     Unpaid Beginning Scheduled Unscheduled  Principal  Realized   Principal     Principal      Distribution
           Balance     Principal Balance Principal  Principal  Adjustments   Loss      Balance       Balance         Amount
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
Total       0.00              0.00          0.00       0.00        0.00      0.00       0.00           0.00           0.00
=================================================================================================================================

CERTIFICATE INTEREST RECONCILIATION

                                                                    Distributable                                   Remaining Unpaid
                         Accrued      Net Aggregate   Distributable  Certificate            Additional                Distributable
       Accrual Accrual Certificate     Prepayment      Certificate    Interest     WAC CAP  Trust Fund   Interest      Certificate
Class   Dates    Days    Interest  Interest Shortfall    Interest    Adjustment   Shortfall  Expenses  Distribution     Interest
------------------------------------------------------------------------------------------------------------------------------------

 A-1      0       0       0.00             0.00           0.00          0.00         0.00      0.00        0.00           0.00
 A-2      0       0       0.00             0.00           0.00          0.00         0.00      0.00        0.00           0.00
 A-3      0       0       0.00             0.00           0.00          0.00         0.00      0.00        0.00           0.00
A-SB      0       0       0.00             0.00           0.00          0.00         0.00      0.00        0.00           0.00
 A-4      0       0       0.00             0.00           0.00          0.00         0.00      0.00        0.00           0.00
A-1A      0       0       0.00             0.00           0.00          0.00         0.00      0.00        0.00           0.00
 AM       0       0       0.00             0.00           0.00          0.00         0.00      0.00        0.00           0.00
 AJ       0       0       0.00             0.00           0.00          0.00         0.00      0.00        0.00           0.00
A-2FL     0       0       0.00             0.00           0.00          0.00         0.00      0.00        0.00           0.00
A-3FL     0       0       0.00             0.00           0.00          0.00         0.00      0.00        0.00           0.00
A-4FL     0       0       0.00             0.00           0.00          0.00         0.00      0.00        0.00           0.00
AM-FL     0       0       0.00             0.00           0.00          0.00         0.00      0.00        0.00           0.00
AJ-FL     0       0       0.00             0.00           0.00          0.00         0.00      0.00        0.00           0.00
  B       0       0       0.00             0.00           0.00          0.00         0.00      0.00        0.00           0.00
  C       0       0       0.00             0.00           0.00          0.00         0.00      0.00        0.00           0.00
  D       0       0       0.00             0.00           0.00          0.00         0.00      0.00        0.00           0.00
  E       0       0       0.00             0.00           0.00          0.00         0.00      0.00        0.00           0.00
  F       0       0       0.00             0.00           0.00          0.00         0.00      0.00        0.00           0.00
  G       0       0       0.00             0.00           0.00          0.00         0.00      0.00        0.00           0.00
  H       0       0       0.00             0.00           0.00          0.00         0.00      0.00        0.00           0.00
  J       0       0       0.00             0.00           0.00          0.00         0.00      0.00        0.00           0.00
  K       0       0       0.00             0.00           0.00          0.00         0.00      0.00        0.00           0.00
  L       0       0       0.00             0.00           0.00          0.00         0.00      0.00        0.00           0.00
  M       0       0       0.00             0.00           0.00          0.00         0.00      0.00        0.00           0.00
  N       0       0       0.00             0.00           0.00          0.00         0.00      0.00        0.00           0.00
  P       0       0       0.00             0.00           0.00          0.00         0.00      0.00        0.00           0.00
  Q       0       0       0.00             0.00           0.00          0.00         0.00      0.00        0.00           0.00
 XC       0       0       0.00             0.00           0.00          0.00         0.00      0.00        0.00           0.00
 XP       0       0       0.00             0.00           0.00          0.00         0.00      0.00        0.00           0.00
------------------------------------------------------------------------------------------------------------------------------------
Totals            0       0.00             0.00           0.00          0.00         0.00      0.00        0.00           0.00
====================================================================================================================================

Copyright, Wells Fargo Bank, N.A.                                   Page 4 of 24

[WELLS FARGO LOGO]                ML-CFC COMMERCIAL MORTGAGE TRUST         For Additional Information please contact
                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            CTSLink Customer Service
                                           SERIES 2007-5                                  (301) 815-6600
                                                                            Reports Available @ www.ctslink.com/cmbs

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                   PAYMENT DATE:       04/13/2007
9062 OLD ANNAPOLIS ROAD                                                    RECORD DATE:        03/30/2007
COLUMBIA, MD 21045-1951                                                    DETERMINATION DATE:

                           OTHER REQUIRED INFORMATION

Available Distribution Amount (1)                                    0.00

Master Servicing Fee Summary

   Current Period Accrued Master Servicing Fees                      0.00
   Less Delinquent Master Servicing Fees                             0.00
   Less Reductions to Master Servicing Fees                          0.00
   Plus Master Servicing Fees for Delinquent Payments Received       0.00
   Plus Adjustments for Prior Master Servicing Calculation           0.00
   Total Master Servicing Fees Collected                             0.00

Current 1 Month LIBOR Rate                                       0.000000%
Next 1 Month LIBOR Rate                                          0.000000%

(1)  The Available Distribution Amount includes any Prepayment Premiums.

Appraisal Reduction Amount

         Appraisal   Cumulative   Most Recent
 Loan    Reduction      ASER       App. Red.
Number    Effected     Amount        Date
---------------------------------------------

---------------------------------------------
Total
=============================================

Copyright, Wells Fargo Bank, N.A.                                   Page 5 of 24

[WELLS FARGO LOGO]                ML-CFC COMMERCIAL MORTGAGE TRUST         For Additional Information please contact
                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            CTSLink Customer Service
                                           SERIES 2007-5                                  (301) 815-6600
                                                                            Reports Available @ www.ctslink.com/cmbs

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                   PAYMENT DATE:       04/13/2007
9062 OLD ANNAPOLIS ROAD                                                    RECORD DATE:        03/30/2007
COLUMBIA, MD 21045-1951                                                    DETERMINATION DATE:

                           CASH RECONCILIATION DETAIL

TOTAL FUNDS COLLECTED
   INTEREST:
      Interest paid or advanced                               0.00
      Interest reductions due to Non-Recoverability
         Determinations                                       0.00
      Interest Adjustments                                    0.00
      Deferred Interest                                       0.00
      Net Prepayment Interest Shortfall                       0.00
      Net Prepayment Interest Excess                          0.00
      Extension Interest                                      0.00
      Interest Reserve Withdrawal                             0.00
                                                                     ----
         TOTAL INTEREST COLLECTED                                    0.00

   PRINCIPAL:
      Scheduled Principal                                     0.00
      Unscheduled Principal                                   0.00
         Principal Prepayments                                0.00
         Collection of Principal after Maturity Date          0.00
         Recoveries from Liquidation and Insurance Proceeds   0.00
         Excess of Prior Principal Amounts paid               0.00
         Curtailments                                         0.00
      Negative Amortization                                   0.00
      Principal Adjustments                                   0.00
                                                                     ----
         TOTAL PRINCIPAL COLLECTED                                   0.00

   OTHER:
      Prepayment Penalties/Yield Maintenance                  0.00
      Repayment Fees                                          0.00
      Borrower Option Extension Fees                          0.00
      Equity Payments Received                                0.00
      Net Swap Counterparty Payments Received                 0.00
                                                                     ----
         TOTAL OTHER COLLECTED                                       0.00
                                                                     ----
TOTAL FUNDS COLLECTED                                                0.00
                                                                     ====

TOTAL FUNDS DISTRIBUTED
   FEES:
      Master Servicing Fee                                    0.00
      Trustee Fee                                             0.00
      Certificate Administration Fee                          0.00
      Insurer Fee                                             0.00
      Miscellaneous Fee                                       0.00
                                                                     ----
         TOTAL FEES                                                  0.00

   ADDITIONAL TRUST FUND EXPENSES:

      Reimbursement for Interest on Advances                  0.00
      ASER Amount                                             0.00
      Special Servicing Fee                                   0.00
      Rating Agency Expenses                                  0.00
      Attorney Fees & Expenses                                0.00
      Bankruptcy Expense                                      0.00
      Taxes Imposed on Trust Fund                             0.00
      Non-Recoverable Advances                                0.00
      Other Expenses                                          0.00
                                                                     ----
         TOTAL ADDITIONAL TRUST FUND EXPENSES                        0.00

   INTEREST RESERVE DEPOSIT                                          0.00

   PAYMENTS TO CERTIFICATEHOLDERS & OTHERS:
      Interest Distribution                                   0.00
      Principal Distribution                                  0.00
      Prepayment Penalties/Yield Maintenance                  0.00
      Borrower Option Extension Fees                          0.00
      Equity Payments Paid                                    0.00
      Net Swap Counterparty Payments Paid                     0.00
                                                                     ----
         TOTAL PAYMENTS TO CERTIFICATEHOLDERS & OTHERS               0.00
                                                                     ----
TOTAL FUNDS DISTRIBUTED                                              0.00
                                                                     ====

Copyright, Wells Fargo Bank, N.A.                                   Page 6 of 24

[WELLS FARGO LOGO]                ML-CFC COMMERCIAL MORTGAGE TRUST         For Additional Information please contact
                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            CTSLink Customer Service
                                           SERIES 2007-5                                  (301) 815-6600
                                                                            Reports Available @ www.ctslink.com/cmbs

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                   PAYMENT DATE:       04/13/2007
9062 OLD ANNAPOLIS ROAD                                                    RECORD DATE:        03/30/2007
COLUMBIA, MD 21045-1951                                                    DETERMINATION DATE:

                                 RATINGS DETAIL

                    Original Ratings        Current Ratings (1)
                -----------------------   -----------------------
Class   CUSIP   Fitch   Moody's   S & P   Fitch   Moody's   S & P
-----------------------------------------------------------------
 A-1
 A-2
 A-3
A-SB
 A-4
A-1A
 AM
 AJ
A-2FL
A-3FL
A-4FL
AM-FL
AJ-FL
  B
  C
  D
  E
  F
  G
  H
  J
  K
  L
  M
  N
  P
  Q
 XC
 XP

NR  - Designates that the class was not rated by the above agency at the time of original issuance.

X   - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.

N/A - Data not available this period.

(1)  For any class not rated at the time of original  issuance by any particular rating  agency,  no request has been made  subsequent to issuance to obtain rating  information,  if any, from such rating agency.  The current ratings were obtained  directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained.  Because  the ratings  may have  changed,  you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.                Moody's Investors Service   Standard & Poor's Rating Services
One State Street Plaza     99 Church Street            55 Water Street
New York, New York 10004   New York, New York 10007    New York, New York 10041
(212) 908-0500             (212) 553-0300              (212) 438-2430

Copyright, Wells Fargo Bank, N.A.                                   Page 7 of 24

[WELLS FARGO LOGO]                ML-CFC COMMERCIAL MORTGAGE TRUST         For Additional Information please contact
                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            CTSLink Customer Service
                                           SERIES 2007-5                                  (301) 815-6600
                                                                            Reports Available @ www.ctslink.com/cmbs

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                   PAYMENT DATE:       04/13/2007
9062 OLD ANNAPOLIS ROAD                                                    RECORD DATE:        03/30/2007
COLUMBIA, MD 21045-1951                                                    DETERMINATION DATE:

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                                SCHEDULED BALANCE

                                % of
Scheduled    # of   Scheduled   Agg.   WAM           Weighted
 Balance    loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
---------------------------------------------------------------

---------------------------------------------------------------
Totals
===============================================================

                                    STATE (3)

                                % of
            # of    Scheduled   Agg.   WAM           Weighted
 State     Props.    Balance    Bal.   (2)   WAC   Avg DSCR (1)
---------------------------------------------------------------

---------------------------------------------------------------
Totals
===============================================================

See footnotes on last page of this section.

Copyright, Wells Fargo Bank, N.A.                                   Page 8 of 24

[WELLS FARGO LOGO]                ML-CFC COMMERCIAL MORTGAGE TRUST         For Additional Information please contact
                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            CTSLink Customer Service
                                           SERIES 2007-5                                  (301) 815-6600
                                                                            Reports Available @ www.ctslink.com/cmbs

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                   PAYMENT DATE:       04/13/2007
9062 OLD ANNAPOLIS ROAD                                                    RECORD DATE:        03/30/2007
COLUMBIA, MD 21045-1951                                                    DETERMINATION DATE:

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                           DEBT SERVICE COVERAGE RATIO

                                     % of
 Debt Service     # of   Scheduled   Agg.   WAM           Weighted
Coverage Ratio   loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
--------------------------------------------------------------------

--------------------------------------------------------------------
Totals
====================================================================

                                    NOTE RATE

                                     % of
     Note         # of   Scheduled   Agg.   WAM           Weighted
     Rate        loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
--------------------------------------------------------------------

--------------------------------------------------------------------
Totals
====================================================================

                                PROPERTY TYPE (3)

                                     % of
                 # of    Scheduled   Agg.   WAM           Weighted
Property Type   Props.    Balance    Bal.   (2)   WAC   Avg DSCR (1)
--------------------------------------------------------------------

--------------------------------------------------------------------
Totals
====================================================================

                                    SEASONING

                                     % of
                 # of    Scheduled   Agg.   WAM           Weighted
  Seasoning      loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
--------------------------------------------------------------------

--------------------------------------------------------------------
Totals
====================================================================

See footnotes on last page of this section.

Copyright, Wells Fargo Bank, N.A.                                   Page 9 of 24

[WELLS FARGO LOGO]                ML-CFC COMMERCIAL MORTGAGE TRUST         For Additional Information please contact
                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            CTSLink Customer Service
                                           SERIES 2007-5                                  (301) 815-6600
                                                                            Reports Available @ www.ctslink.com/cmbs

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                   PAYMENT DATE:       04/13/2007
9062 OLD ANNAPOLIS ROAD                                                    RECORD DATE:        03/30/2007
COLUMBIA, MD 21045-1951                                                    DETERMINATION DATE:

           CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

                                         % of
    Anticipated       # of   Scheduled   Agg.   WAM           Weighted
Remaining Term (2)   loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
------------------------------------------------------------------------

------------------------------------------------------------------------
Totals
========================================================================

                             AGE OF MOST RECENT NOI

                                         % of
    Age of Most       # of   Scheduled   Agg.   WAM           Weighted
    Recent NOI       loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
------------------------------------------------------------------------

------------------------------------------------------------------------
Totals
========================================================================

(1)  Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used.
     The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2)  Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3)  Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

Copyright, Wells Fargo Bank, N.A.                                  Page 10 of 24

[WELLS FARGO LOGO]                ML-CFC COMMERCIAL MORTGAGE TRUST         For Additional Information please contact
                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            CTSLink Customer Service
                                           SERIES 2007-5                                  (301) 815-6600
                                                                            Reports Available @ www.ctslink.com/cmbs

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                   PAYMENT DATE:       04/13/2007
9062 OLD ANNAPOLIS ROAD                                                    RECORD DATE:        03/30/2007
COLUMBIA, MD 21045-1951                                                    DETERMINATION DATE:

                              MORTGAGE LOAN DETAIL

                                                                 Anticipated             Neg.
 Loan         Property              Interest  Principal   Gross   Repayment   Maturity  Amort
Number  ODCR   Type(1)  City State   Payment   Payment   Coupon      Date       Date    (Y/N)
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
Totals
=============================================================================================

        Beginning   Ending    Paid  Appraisal  Appraisal   Res.   Mod.
 Loan   Scheduled  Scheduled  Thru  Reduction  Reduction  Strat.  Code
Number   Balance    Balance   Date     Date      Amount     (2)    (3)
----------------------------------------------------------------------

----------------------------------------------------------------------
Totals
======================================================================

                             (1) Property Type Code

MF - Multi-Family
RT - Retail
HC - Health Care
IN - Industrial
WH - Warehouse
MH - Mobile Home Park
OF - Office
MU - Mixed Use
LO - Lodging
SS - Self Storage
OT - Other

                          (2) Resolution Strategy Code

1  - Modification
2  - Foreclosure
3  - Bankruptcy
4  - Extension
5  - Note Sale
6  - DPO
7  - REO
8  - Resolved
9  - Pending Return to Master Servicer
10 - Deed in Lieu Of Foreclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

                              (3) Modification Code

1  - Maturity Date Extension
2  - Amortization Change
3  - Principal Write-Off
4  - Combination

Copyright, Wells Fargo Bank, N.A.                                  Page 11 of 24

[WELLS FARGO LOGO]                ML-CFC COMMERCIAL MORTGAGE TRUST         For Additional Information please contact
                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            CTSLink Customer Service
                                           SERIES 2007-5                                  (301) 815-6600
                                                                            Reports Available @ www.ctslink.com/cmbs

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                   PAYMENT DATE:       04/13/2007
9062 OLD ANNAPOLIS ROAD                                                    RECORD DATE:        03/30/2007
COLUMBIA, MD 21045-1951                                                    DETERMINATION DATE:

                                   NOI DETAIL

                                            Ending       Most       Most    Most Recent   Most Recent
 Loan           Property                  Scheduled     Recent     Recent    NOI Start      NOI End
Number   ODCR     Type     City   State    Balance    Fiscal NOI     NOI       Date           Date
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
Total
=====================================================================================================

Copyright, Wells Fargo Bank, N.A.                                  Page 12 of 24

[WELLS FARGO LOGO]                ML-CFC COMMERCIAL MORTGAGE TRUST         For Additional Information please contact
                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            CTSLink Customer Service
                                           SERIES 2007-5                                  (301) 815-6600
                                                                            Reports Available @ www.ctslink.com/cmbs

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                   PAYMENT DATE:       04/13/2007
9062 OLD ANNAPOLIS ROAD                                                    RECORD DATE:        03/30/2007
COLUMBIA, MD 21045-1951                                                    DETERMINATION DATE:

                           PRINCIPAL PREPAYMENT DETAIL

                                                   Principal Prepayment Amount                   Prepayment Penalties
                           Offering Document   ----------------------------------   ----------------------------------------------
Loan Number   Loan Group    Cross-Reference    Payoff Amount   Curtailment Amount   Prepayment Premium   Yield Maintenance Premium
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
Totals
==================================================================================================================================

Copyright, Wells Fargo Bank, N.A.                                  Page 13 of 24

[WELLS FARGO LOGO]                ML-CFC COMMERCIAL MORTGAGE TRUST         For Additional Information please contact
                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            CTSLink Customer Service
                                           SERIES 2007-5                                  (301) 815-6600
                                                                            Reports Available @ www.ctslink.com/cmbs

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                   PAYMENT DATE:       04/13/2007
9062 OLD ANNAPOLIS ROAD                                                    RECORD DATE:        03/30/2007
COLUMBIA, MD 21045-1951                                                    DETERMINATION DATE:

                                HISTORICAL DETAIL

                                             Delinquencies

Distribution    30-59 Days    60-89 Days   90 Days or More   Foreclosure        REO      Modifications
    Date       #   Balance   #   Balance     #   Balance     #   Balance   #   Balance    #   Balance
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

                       Prepayments             Rate and Maturities
               --------------------------   -------------------------
Distribution   Curtailments      Payoff     Next Weighted Avg.
    Date        #   Balance   #   Balance     Coupon   Remit     WAM
---------------------------------------------------------------------

---------------------------------------------------------------------

Note: Foreclosure and REO Totals are excluded from the delinquencies.

Copyright, Wells Fargo Bank, N.A.                                  Page 14 of 24

[WELLS FARGO LOGO]                ML-CFC COMMERCIAL MORTGAGE TRUST         For Additional Information please contact
                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            CTSLink Customer Service
                                           SERIES 2007-5                                  (301) 815-6600
                                                                            Reports Available @ www.ctslink.com/cmbs

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                   PAYMENT DATE:       04/13/2007
9062 OLD ANNAPOLIS ROAD                                                    RECORD DATE:        03/30/2007
COLUMBIA, MD 21045-1951                                                    DETERMINATION DATE:

                             DELINQUENCY LOAN DETAIL

                Offering      # of                Current Outstanding Status of
                Document     Months Paid Through   P & I     P & I    Mortgage
Loan Number Cross-Reference Delinq.     Date     Advances  Advances**  Loan (1)
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Totals
===============================================================================

            Resolution                             Actual  Outstanding
             Strategy    Servicing   Foreclosure Principal  Servicing  Bankruptcy  REO
Loan Number  Code (2)  Transfer Date     Date     Balance    Advances     Date    Date
--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------
Totals
======================================================================================

                           (1) Status of Mortgage Loan

A  - Payments Not Received But Still in Grace Period
B  - Late Payment But Less Than 1 Month Delinquent
0  - Current
1  - One Month Delinquent
2  - Two Months Delinquent
3  - Three or More Months Delinquent
4  - Assumed Scheduled Payment (Performing Matured Loan)
7  - Foreclosure
9  - REO

                          (2) Resolution Strategy Code

1  - Modification
2  - Foreclosure
3  - Bankruptcy
4  - Extension
5  - Note Sale
6  - DPO
7  - REO
8  - Resolved
9  - Pending Return to Master Servicer
10 - Deed In Lieu Of Forclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

Copyright, Wells Fargo Bank, N.A.                                  Page 15 of 24

[WELLS FARGO LOGO]                ML-CFC COMMERCIAL MORTGAGE TRUST         For Additional Information please contact
                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            CTSLink Customer Service
                                           SERIES 2007-5                                  (301) 815-6600
                                                                            Reports Available @ www.ctslink.com/cmbs

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                   PAYMENT DATE:       04/13/2007
9062 OLD ANNAPOLIS ROAD                                                    RECORD DATE:        03/30/2007
COLUMBIA, MD 21045-1951                                                    DETERMINATION DATE:

                     SPECIALLY SERVICED LOAN DETAIL - PART 1

                        Offering    Servicing Resolution
Distribution  Loan      Document     Transfer  Strategy  Scheduled Property
    Date     Number Cross-Reference    Date    Code (1)   Balance  Type (2) State
---------------------------------------------------------------------------------

---------------------------------------------------------------------------------

                                 Net                              Remaining
Distribution Interest  Actual Operating  NOI      Note Maturity Amortization
    Date       Rate   Balance   Income  Date DSCR Date   Date       Term
----------------------------------------------------------------------------

----------------------------------------------------------------------------

                          (1) Resolution Strategy Code

1  - Modification
2  - Foreclosure
3  - Bankruptcy
4  - Extension
5  - Note Sale
6  - DPO
7  - REO
8  - Resolved
9  - Pending Return to Master Servicer
10 - Deed In Lieu Of Foreclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

                             (2) Property Type Code

MF - Multi-Family
RT - Retail
HC - Health Care
IN - Industrial
WH - Warehouse
MH - Mobile Home Park
OF - Office
MU - Mixed use
LO - Lodging
SS - Self Storage
OT - Other

Copyright, Wells Fargo Bank, N.A.                                  Page 16 of 24

[WELLS FARGO LOGO]                ML-CFC COMMERCIAL MORTGAGE TRUST         For Additional Information please contact
                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            CTSLink Customer Service
                                           SERIES 2007-5                                  (301) 815-6600
                                                                            Reports Available @ www.ctslink.com/cmbs

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                   PAYMENT DATE:       04/13/2007
9062 OLD ANNAPOLIS ROAD                                                    RECORD DATE:        03/30/2007
COLUMBIA, MD 21045-1951                                                    DETERMINATION DATE:

                     SPECIALLY SERVICED LOAN DETAIL - PART 2

                          Offering     Resolution     Site
Distribution   Loan       Document      Strategy   Inspection                Appraisal  Appraisal      Other REO
    Date      Number  Cross-Reference    Code(1)      Date     Phase 1 Date     Date      Value    Property Revenue  Comment
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

(1) Resolution Strategy Code

1  - Modification
2  - Foreclosure
3  - Bankruptcy
4  - Extension
5  - Note Sale
6  - DPO
7  - REO
8  - Resolved
9  - Pending Return to Master Servicer
10 - Deed In Lieu Of Foreclosure
11 - Full Payoff
12 - Reps and Warranties
13 - Other or TBD

Copyright, Wells Fargo Bank, N.A.                                  Page 17 of 24

[WELLS FARGO LOGO]                ML-CFC COMMERCIAL MORTGAGE TRUST         For Additional Information please contact
                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            CTSLink Customer Service
                                           SERIES 2007-5                                  (301) 815-6600
                                                                            Reports Available @ www.ctslink.com/cmbs

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                   PAYMENT DATE:       04/13/2007
9062 OLD ANNAPOLIS ROAD                                                    RECORD DATE:        03/30/2007
COLUMBIA, MD 21045-1951                                                    DETERMINATION DATE:

                                 ADVANCE SUMMARY

                                                                    Current Period Interest
            Current P&I   Outstanding P&I   Outstanding Servicing     on P&I and Servicing
              Advances        Advances             Advances              Advances Paid
-------------------------------------------------------------------------------------------

Totals          0.00            0.00                 0.00                     0.00
===========================================================================================

Copyright, Wells Fargo Bank, N.A.                                  Page 18 of 24

[WELLS FARGO LOGO]                ML-CFC COMMERCIAL MORTGAGE TRUST         For Additional Information please contact
                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            CTSLink Customer Service
                                           SERIES 2007-5                                  (301) 815-6600
                                                                            Reports Available @ www.ctslink.com/cmbs

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                   PAYMENT DATE:       04/13/2007
9062 OLD ANNAPOLIS ROAD                                                    RECORD DATE:        03/30/2007
COLUMBIA, MD 21045-1951                                                    DETERMINATION DATE:

                              MODIFIED LOAN DETAIL

           Offering
 Loan      Document    Pre-Modification Post-Modification Pre-Modification Post-Modification Modification
Number Cross-Reference      Balance           Balance       Interest Rate    Interest Rate       Date     Modification Description
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
Totals
==================================================================================================================================

Copyright, Wells Fargo Bank, N.A.                                  Page 19 of 24

[WELLS FARGO LOGO]                ML-CFC COMMERCIAL MORTGAGE TRUST         For Additional Information please contact
                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            CTSLink Customer Service
                                           SERIES 2007-5                                  (301) 815-6600
                                                                            Reports Available @ www.ctslink.com/cmbs

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                   PAYMENT DATE:       04/13/2007
9062 OLD ANNAPOLIS ROAD                                                    RECORD DATE:        03/30/2007
COLUMBIA, MD 21045-1951                                                    DETERMINATION DATE:

                        HISTORICAL LIQUIDATED LOAN DETAIL

                  Beginning      Fees,      Most Recent   Gross Sales  Net Proceeds  Net Proceeds
Distribution      Scheduled    Advances,     Appraised    Proceeds or   Received on Available for
    Date     ODCR  Balance  and Expenses * Value or BPO Other Proceeds  Liquidation  Distribution
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
Current Total
-------------------------------------------------------------------------------------------------
Cumulative Total
=================================================================================================

----------------------------------------------------------------------------------
                           Date of Current Current Period Cumulative  Loss to Loan
Distribution    Realized      Period Adj.    Adjustment   Adjustment    with Cum
    Date     Loss to Trust     to Trust       to Trust     to Trust  Adj. to Trust
----------------------------------------------------------------------------------

----------------------------------------------------------------------------------
Current Total
----------------------------------------------------------------------------------
Cumulative Total
==================================================================================

*    Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

Copyright, Wells Fargo Bank, N.A.                                  Page 20 of 24

[WELLS FARGO LOGO]                ML-CFC COMMERCIAL MORTGAGE TRUST         For Additional Information please contact
                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            CTSLink Customer Service
                                           SERIES 2007-5                                  (301) 815-6600
                                                                            Reports Available @ www.ctslink.com/cmbs

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                   PAYMENT DATE:       04/13/2007
9062 OLD ANNAPOLIS ROAD                                                    RECORD DATE:        03/30/2007
COLUMBIA, MD 21045-1951                                                    DETERMINATION DATE:

              HISTORICAL BOND/COLLATERAL LOSS RECONCILIATION DETAIL

                 Offering       Beginning     Aggregate    Prior Realized     Amounts      Interest
Distribution     Document        Balance    Realized Loss   Loss Applied    Covered by   (Shortages)/
    Date     Cross-Reference at Liquidation   on Loans    to Certificates Credit Support   Expenses
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
Totals
=====================================================================================================

              Modification   Additional      Realized Loss     Recoveries of      (Recoveries)/
Distribution   /Appraisal   (Recoveries)      Applied to      Realized Losses   Losses Applied to
    Date     Reduction Adj.  /Expenses   Certificates to Date   Paid as Cash  Certificate Interest
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
Totals
==================================================================================================

Copyright, Wells Fargo Bank, N.A.                                  Page 21 of 24

[WELLS FARGO LOGO]                ML-CFC COMMERCIAL MORTGAGE TRUST         For Additional Information please contact
                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            CTSLink Customer Service
                                           SERIES 2007-5                                  (301) 815-6600
                                                                            Reports Available @ www.ctslink.com/cmbs

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                   PAYMENT DATE:       04/13/2007
9062 OLD ANNAPOLIS ROAD                                                    RECORD DATE:        03/30/2007
COLUMBIA, MD 21045-1951                                                    DETERMINATION DATE:

                INTEREST SHORTFALL RECONCILIATION DETAIL - PART 1

    Offering    Stated Principal Current Ending    Special Servicing Fees
    Document       Balance at       Scheduled   ----------------------------
Cross-Reference   Contribution       Balance    Monthly Liquidation Work Out ASER
---------------------------------------------------------------------------------

---------------------------------------------------------------------------------
Totals
=================================================================================

    Offering                  Non-Recoverable             Modified Interest Additional
    Document                    (Scheduled    Interest on  Rate (Reduction) Trust Fund
Cross-Reference (PPIS) Excess    Interest)      Advances       /Excess        Expense
--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------
Totals
======================================================================================

Copyright, Wells Fargo Bank, N.A.                                  Page 22 of 24

[WELLS FARGO LOGO]                ML-CFC COMMERCIAL MORTGAGE TRUST         For Additional Information please contact
                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            CTSLink Customer Service
                                           SERIES 2007-5                                  (301) 815-6600
                                                                            Reports Available @ www.ctslink.com/cmbs

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                   PAYMENT DATE:       04/13/2007
9062 OLD ANNAPOLIS ROAD                                                    RECORD DATE:        03/30/2007
COLUMBIA, MD 21045-1951                                                    DETERMINATION DATE:

                INTEREST SHORTFALL RECONCILIATION DETAIL - PART 2

                                                Reimb of Advances to the Servicer
    Offering    Stated Principal Current Ending ---------------------------------
    Document       Balance at       Scheduled                  Left to Reimburse  Other (Shortfalls)/
Cross-Reference   Contribution       Balance     Current Month  Master Servicer         Refunds       Comments
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
Totals
==============================================================================================================
Interest Shortfall Reconciliation Detail Part 2 Total                 0.00
==============================================================================================================
Interest Shortfall Reconciliation Detail Part 1 Total                 0.00
==============================================================================================================
Total Interest Shortfall Allocated to Trust                           0.00
==============================================================================================================

Copyright, Wells Fargo Bank, N.A.                                  Page 23 of 24

[WELLS FARGO LOGO]                ML-CFC COMMERCIAL MORTGAGE TRUST         For Additional Information please contact
                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            CTSLink Customer Service
                                           SERIES 2007-5                                  (301) 815-6600
                                                                            Reports Available @ www.ctslink.com/cmbs

WELLS FARGO BANK, N.A.
CORPORATE TRUST SERVICES                                                   PAYMENT DATE:       04/13/2007
9062 OLD ANNAPOLIS ROAD                                                    RECORD DATE:        03/30/2007
COLUMBIA, MD 21045-1951                                                    DETERMINATION DATE:

                             SUPPLEMENTAL REPORTING

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Copyright, Wells Fargo Bank, N.A.                                  Page 24 of 24

                                     ANNEX E

                  CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

                  PRINCIPAL
DISTRIBUTION      BALANCE ($)
------------   --------------
    4/2007     183,225,000.00
    5/2007     183,225,000.00
    6/2007     183,225,000.00
    7/2007     183,225,000.00
    8/2007     183,225,000.00
    9/2007     183,225,000.00
   10/2007     183,225,000.00
   11/2007     183,225,000.00
   12/2007     183,225,000.00
    1/2008     183,225,000.00
    2/2008     183,225,000.00
    3/2008     183,225,000.00
    4/2008     183,225,000.00
    5/2008     183,225,000.00
    6/2008     183,225,000.00
    7/2008     183,225,000.00
    8/2008     183,225,000.00
    9/2008     183,225,000.00
   10/2008     183,225,000.00
   11/2008     183,225,000.00
   12/2008     183,225,000.00
    1/2009     183,225,000.00
    2/2009     183,225,000.00
    3/2009     183,225,000.00
    4/2009     183,225,000.00
    5/2009     183,225,000.00
    6/2009     183,225,000.00
    7/2009     183,225,000.00
    8/2009     183,225,000.00
    9/2009     183,225,000.00
   10/2009     183,225,000.00
   11/2009     183,225,000.00
   12/2009     183,225,000.00
    1/2010     183,225,000.00
    2/2010     183,225,000.00
    3/2010     183,225,000.00
    4/2010     183,225,000.00
    5/2010     183,225,000.00
    6/2010     183,225,000.00
    7/2010     183,225,000.00
    8/2010     183,225,000.00
    9/2010     183,225,000.00
   10/2010     183,225,000.00
   11/2010     183,225,000.00
   12/2010     183,225,000.00
    1/2011     183,225,000.00
    2/2011     183,225,000.00
    3/2011     183,225,000.00
    4/2011     183,225,000.00
    5/2011     183,225,000.00
    6/2011     183,225,000.00
    7/2011     183,225,000.00
    8/2011     183,225,000.00
    9/2011     183,225,000.00
   10/2011     183,225,000.00
   11/2011     183,225,000.00
   12/2011     183,225,000.00
    1/2012     183,225,000.00
    2/2012     183,225,000.00
    3/2012     183,224,796.34
    4/2012     180,605,678.82
    5/2012     177,620,804.42
    6/2012     174,974,166.19
    7/2012     171,961,579.43
    8/2012     169,286,170.84
    9/2012     166,597,160.03
   10/2012     163,543,347.91
   11/2012     160,825,140.29
   12/2012     157,742,921.99
    1/2013     154,996,684.69
    2/2013     152,234,387.73
    3/2013     148,409,867.10
    4/2013     145,614,065.71
    5/2013     142,455,729.52
    6/2013     139,629,638.21
    7/2013     136,441,832.23
    8/2013     133,585,145.96
    9/2013     130,713,925.45
   10/2013     127,482,211.98
   11/2013     122,123,821.34
   12/2013     118,332,042.34
    1/2014     115,417,068.83
    2/2014     111,625,289.83
    3/2014     107,833,510.83
    4/2014     104,894,041.64
    5/2014     101,603,452.03
    6/2014      98,632,294.14
    7/2014      95,310,873.72
    8/2014      92,307,708.05
    9/2014      89,289,265.00
   10/2014      85,921,839.32
   11/2014      82,870,912.32
   12/2014      79,079,133.32
    1/2015      75,995,395.26
    2/2015      72,895,968.55
    3/2015      64,563,294.41
    4/2015      61,438,349.98
    5/2015      57,646,570.98
    6/2015      53,854,791.98
    7/2015      50,063,012.98
    8/2015      46,992,819.19
    9/2015      43,907,001.92
   10/2015      40,486,713.44
   11/2015      37,367,791.82
   12/2015      32,376,815.59
    1/2016      29,227,697.62
    2/2016      26,062,551.87
    3/2016      22,270,772.87
    4/2016      19,089,626.80
    5/2016      15,579,339.76
    6/2016      12,364,147.94
    7/2016       8,572,368.94
    8/2016       3,232,409.00
    9/2016             415.04
   10/2016
and thereafter           0

                                       E-1

                                     ANNEX F

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in limited circumstances, the globally offered ML-CFC Commercial
Mortgage Trust 2007-5, Commercial Mortgage Pass-Through Certificates, Series
2007-5, class A-1, class A-2, class A-3, class A-SB, class A-4, class A-1A, class AM, class AJ, class B, class C and class D, will be available only in book-entry form.

     The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days' settlement.

     Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between member organizations of Clearstream or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as DTC participants.

     As described under "U.S. Federal Income Tax Documentation Requirements"
below, non-U.S. holders of book-entry certificates will be subject to U.S.
withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

     All certificates of each class of offered certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors'
interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

     Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their book-entry certificates through
Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC participants will be settled in same-day funds.

     Trading between Clearstream and/or Euroclear Participants. Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

                                       F-1

     Trading between DTC Seller and Clearstream or Euroclear Purchaser. When
book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the 1st day of the interest accrual period coinciding with or commencing in, as applicable, the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including the first day of the initial interest accrual period) to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or
Euroclear, as the case may be. The securities credit will appear the next day,
European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the
Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

     Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts.
However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or
Euroclear.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to
time zone differences in their favor, member organizations of Clearstream or
Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a member organization of
Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the 1st day of the interest accrual period coinciding with or commencing in, as applicable, the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including the first day of the initial interest accrual period) to and excluding the settlement date. The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of
Clearstream or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or
Euroclear would be valued instead as of the actual settlement date.

                                       F-2

     Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     o    borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or
          Euroclear accounts, in accordance with the clearing system's customary procedures;

     o    borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

     o    staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "non-U.S.
holder") holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a
"U.S. withholding agent") establishing an exemption from withholding. A non-U.S.
holder may be subject to withholding unless each U.S. withholding agent receives:

     1.   from a non-U.S. holder that is classified as a corporation for U.S.
          federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS
          Form W-8BEN (or any successor form);

     2.   from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form
          W-8ECI (or any successor form);

     3.   from a non-U.S. holder that is classified as a partnership for U.S.
          federal income tax purposes, a duly completed and executed IRS Form
          W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

     4.   from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

          (a)  if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury
               Regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form):

               (i)   stating the name, permanent residence address and qualified intermediary employer identification number of the
                     qualified intermediary and the country under the laws of
                     which the qualified intermediary is created, incorporated
                     or governed;

               (ii)  certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under
                     section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations;

                                       F-3

               (iii) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is
                     not acting for its own account but is acting as a qualified intermediary; and

               (iv)  providing any other information, certifications, or
                     statements that may be required by the IRS Form W-8IMY or
                     accompanying instructions in addition to, or in lieu of,
                     the information and certifications described in section
                     1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S.
                     Treasury Regulations; or

          (b)  if the intermediary is not a qualified intermediary (a
               "nonqualified intermediary"), a duly completed and executed IRS
               Form W-8IMY (or any successor or substitute form):

               (i)   stating the name and permanent residence address of the
                     nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created,
                     incorporated or governed;

               (ii)  certifying that the nonqualified intermediary is not acting for its own account;

               (iii) certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to
                     substantiate exemptions from withholding on behalf of such nonqualified intermediary's beneficial owners; and

               (iv)  providing any other information, certifications or
                     statements that may be required by the IRS Form W-8IMY or
                     accompanying instructions in addition to, or in lieu of,
                     the information, certifications, and statements described
                     in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury
                     Regulations; or

     5.   from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or W-8IMY; any
          non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

     All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S.
Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

     In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder:

     o    provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S.
          holder;

     o    provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

     o    can be treated as an "exempt recipient" within the meaning of section
          1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a
          corporation or a financial institution such as a bank).

     This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are
non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

                                       F-4

PROSPECTUS

              MERRILL LYNCH MORTGAGE INVESTORS, INC., THE DEPOSITOR
             MORTGAGE PASS-THROUGH CERTIFICATES, ISSUABLE IN SERIES

     We are Merrill Lynch Mortgage Investors, Inc., the depositor with respect to each series of certificates offered by this prospectus. We intend to offer from time to time mortgage pass-through certificates, issuable in series. These offers may be made through one or more different methods, including offerings through underwriters. We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market. See "METHOD OF DISTRIBUTION."

      THE OFFERED CERTIFICATES:               ASSETS OF THE ISSUING ENTITY:

The offered certificates will be        The assets of each issuing entity will
issuable in series. The issuing         include--
entity for each series of offered
certificates will be a statutory or     o    mortgage loans secured by first
common law trust created at our              and/or junior liens on, or security
direction. Each series of offered            interests in, various interests in
certificates will--                          commercial and multifamily real
                                             properties,
o    have its own series designation,
     and                                o    mortgage-backed securities that
                                             directly or indirectly evidence
o    consist of one or more classes          interests in, or are directly or
     with various payment                    indirectly secured by, those types
     characteristics.                        of mortgage loans, or

The offered certificates will           o    some combination of those types of
represent interests only in the              mortgage loans and mortgage-backed
issuing entity. The offered                  securities.
certificates will not represent
interests in or obligations of the      The assets of the issuing entity may
depositor, any of the sponsors or any   also include cash, permitted
of our or their respective              investments, letters of credit, surety
affiliates.                             bonds, insurance policies, guarantees,
                                        reserve funds, guaranteed investment
                                        contracts, interest rate exchange
                                        agreements, interest rate cap or floor
                                        agreements or currency exchange
                                        agreements.

     In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the assets of the related issuing entity, which may consist of any of the assets described under "THE TRUST FUND.". In that document, we will also state the price to the public for the subject offered certificates or explain the method for determining that price, identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters' compensation. We will identify in each prospectus supplement the sponsor or sponsors for the subject securitization transaction.

     Structural credit enhancement will be provided for the respective classes of offered certificates through overcollateralization, the subordination of more junior classes of offered and/or non-offered certificates, the use of a letter of credit, a surety bond, an insurance policy or a guarantee, the establishment of one or more reserve funds or any combination of the foregoing. Payments on a class of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually or at any other specified interval, commencing on the distribution date specified in the related prospectus supplement.

     YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 18 IN THIS
PROSPECTUS PRIOR TO INVESTING.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR PASSED
UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is February 20, 2007.

                                                                            Page
                                                                            ----

   Arrangements Providing Reinvestment, Interest Rate and Currency

   Collection and Other Servicing Procedures with Respect to Mortgage

   Matters Regarding the Master Servicer, the Special Servicer, the

   Incorporation of Certain Documents by Reference; Reports Filed with
      the SEC............................................................    110
   Reports to Certificateholders.........................................    111

                                       -2-

                                       -3-

       IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS

     When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different.
In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

                              AVAILABLE INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. The Securities Act registration statement number for that registration statement is 333-130408. This prospectus is part of that registration statement, but the registration statement contains additional information. Any materials, including our registration statement and the exhibits to it, that we file with the Securities and Exchange Commission may be read and copied at prescribed rates at the SEC's Public Reference Room at 100
F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The
SEC maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, in addition to copies of these materials, and that internet website is located at http://www.sec.gov.

                                       -4-

--------------------------------------------------------------------------------

                              SUMMARY OF PROSPECTUS

     This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF A PARTICULAR OFFERING OF
CERTIFICATES, YOU SHOULD READ CAREFULLY THIS PROSPECTUS AND THE RELATED
PROSPECTUS SUPPLEMENT IN FULL.

THE DEPOSITOR.................   We are Merrill Lynch Mortgage Investors, Inc.,
                                 the depositor with respect to each series of
                                 offered certificates. We are a special purpose
                                 Delaware corporation. Our principal offices are
                                 located at 4 World Financial Center, 10th
                                 Floor, 250 Vesey Street, New York, New York
                                 10080. Our main telephone number is
                                 212-449-1000. We will acquire the mortgage
                                 assets that are to back each series of offered
                                 certificates and transfer them to the issuing
                                 entity. See "THE DEPOSITOR."

THE SPONSOR...................   Unless we state otherwise in the related
                                 prospectus supplement, Merrill Lynch Mortgage
                                 Lending, Inc., which is our affiliate, will be
                                 a sponsor with respect to each securitization
                                 transaction involving the issuance of a series
                                 of offered certificates. If and to the extent
                                 that there are other sponsors with respect to
                                 any securitization transaction involving the
                                 issuance of a series of offered certificates,
                                 we will identify each of those sponsors and
                                 include relevant information with respect
                                 thereto in the related prospectus supplement.
                                 With respect to any securitization transaction
                                 involving the issuance of a series of offered
                                 certificates, a sponsor will be a person or
                                 entity that organizes and initiates that
                                 securitization transaction by selling or
                                 transferring assets, either directly or
                                 indirectly, including through an affiliate, to
                                 the issuing entity. See "THE SPONSOR."

THE ISSUING ENTITIES..........   The issuing entity with respect to each series
                                 of offered certificates will be a statutory or
                                 common law trust created at our direction. Each
                                 issuing entity will own and hold assets of the
                                 type described under "THE TRUST FUND" and be
                                 the entity in whose name the subject offered
                                 certificates are issued.

THE ORIGINATORS...............   Some or all of the mortgage loans backing a
                                 series of offered certificates may be
                                 originated by Merrill Lynch Mortgage Lending,
                                 Inc. or by one of our other affiliates. In
                                 addition, there may be other third-party
                                 originators of the mortgage loans backing a
                                 series of offered certificates. See "THE TRUST
                                 FUND--Mortgage Loans--Originators." We will
                                 identify in the related prospectus supplement
                                 for each series of offered certificates any
                                 originator or group of affiliated originators
                                 --apart from a sponsor and/or its affiliates--
                                 that originated or is expected to originate
                                 mortgage loans representing 10% or more of the
                                 related mortgage asset pool, by balance.

THE SECURITIES BEING OFFERED..   The securities that will be offered by this
                                 prospectus and the related prospectus
                                 supplements consist of mortgage pass-through

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                                       -5-

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                                 certificates. These certificates will be issued
                                 in series, and each series will, in turn,
                                 consist of one or more classes. Each series of
                                 offered certificates will evidence interests
                                 only in the issuing entity. Each class of
                                 offered certificates must, at the time of
                                 issuance, be assigned an investment grade
                                 rating by at least one nationally recognized
                                 statistical rating organization. We will
                                 identify in the related prospectus supplement,
                                 with respect to each class of offered
                                 certificates, each applicable rating agency and
                                 the minimum rating to be assigned. Typically,
                                 the four highest rating categories, within
                                 which there may be sub-categories or gradations
                                 to indicate relative standing, signify
                                 investment grade. See "RATING."

THE OFFERED CERTIFICATES MAY
BE ISSUED WITH OTHER
CERTIFICATES..................   We may not publicly offer all the mortgage
                                 pass-through certificates evidencing interests
                                 in an issuing entity established by us. We may
                                 elect to retain some of those certificates, to
                                 place some privately with institutional
                                 investors, to place some with investors outside
                                 the United States or to deliver some to the
                                 applicable seller as partial consideration for
                                 the mortgage assets that such seller is
                                 contributing to the subject securitization
                                 transaction. In addition, some of those
                                 certificates may not satisfy the rating
                                 requirement for offered certificates described
                                 under "--The Securities Being Offered" above.

THE GOVERNING DOCUMENTS.......   In general, a pooling and servicing agreement
                                 or other similar agreement or collection of
                                 agreements will govern, among other things--

                                 o    the issuance of each series of offered
                                      certificates,

                                 o    the creation of and transfer of assets to
                                      the issuing entity, and

                                 o    the servicing and administration of those
                                      assets.

                                 The parties to the governing document(s) for a
                                 series of offered certificates will always
                                 include us and a trustee. We will be
                                 responsible for establishing the issuing entity
                                 for each series of offered certificates. In
                                 addition, we will transfer or arrange for the
                                 transfer of the initial trust assets to each
                                 issuing entity. In general, the trustee for a
                                 series of offered certificates will be
                                 responsible for, among other things, making
                                 payments and preparing and disseminating
                                 various reports to the holders of those offered
                                 certificates.

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                                       -6-

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                                 If the assets of any issuing entity include
                                 mortgage loans, the parties to the applicable
                                 governing document(s) will also include--

                                 o    one or more master servicers that will
                                      generally be responsible for performing
                                      customary servicing duties with respect to
                                      those mortgage loans that are not
                                      defaulted, nonperforming or otherwise
                                      problematic in any material respect, and

                                 o    one or more special servicers that will
                                      generally be responsible for servicing and
                                      administering (a) those mortgage loans
                                      that are defaulted, nonperforming or
                                      otherwise problematic in any material
                                      respect, including performing work-outs
                                      and foreclosures with respect to those
                                      mortgage loans, and (b) real estate assets
                                      acquired as part of the related trust with
                                      respect to defaulted mortgage loans.

                                 The same person or entity, or affiliated
                                 entities, may act as both master servicer and
                                 special servicer for one of our trusts.
                                 Notwithstanding the reference to the duties of
                                 a special servicer above, we will not transfer
                                 to an issuing entity any mortgage loan that is
                                 more than 90 days delinquent or in foreclosure
                                 or any foreclosure property. However, any
                                 mortgage loan that we transfer to an issuing
                                 entity may subsequently become non-performing
                                 or the related mortgaged real property may
                                 subsequently become foreclosure property.

                                 If the assets of any issuing entity include
                                 mortgage-backed securities, the parties to the
                                 applicable governing document(s) may also
                                 include a manager that will be responsible for
                                 performing various administrative duties with
                                 respect to those mortgage-backed securities. If
                                 the related trustee assumes those duties,
                                 however, there will be no manager.

                                 Compensation arrangements for a trustee, master
                                 servicer, special servicer or manager for any
                                 issuing entity may vary from securitization
                                 transaction to securitization transaction.

                                 In the related prospectus supplement, we will
                                 identify the trustee and any master servicer,
                                 special servicer or manager for each series of
                                 offered certificates and will describe their
                                 respective duties and compensation in further
                                 detail. See "DESCRIPTION OF THE GOVERNING
                                 DOCUMENTS."

                                 Any servicer, master servicer or special
                                 servicer for any issuing entity may perform any
                                 or all of its servicing duties under the
                                 applicable governing document(s) through one or
                                 more primary servicers or sub-servicers. In the
                                 related prospectus supplement, we will identify
                                 any such primary servicer or sub-servicer that,
                                 at

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                                      -7-

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                                 the time of initial issuance of the subject
                                 offered certificates, is (a) affiliated with us
                                 or with the issuing entity or any sponsor for
                                 the subject securitization transaction or (b)
                                 services 10% or more of the related mortgage
                                 asset pool, by balance.

CHARACTERISTICS OF THE
MORTGAGE ASSETS...............   The assets of any issuing entity will, in
                                 general, include mortgage loans. Each of those
                                 mortgage loans will constitute the obligation
                                 of one or more persons to repay a debt. The
                                 performance of that obligation will be secured
                                 by a first or junior lien on, or security
                                 interest in, the fee, leasehold or other
                                 interest(s) of the related borrower or another
                                 person in or with respect to one or more
                                 commercial or multifamily real properties. In
                                 particular, those properties may include:

                                 o    rental or cooperatively-owned buildings
                                      with multiple dwelling units;

                                 o    retail properties related to the sale of
                                      consumer goods and other products, or
                                      related to providing entertainment,
                                      recreational or personal services, to the
                                      general public;

                                 o    office buildings;

                                 o    hospitality properties;

                                 o    casino properties;

                                 o    health care-related facilities;

                                 o    industrial facilities;

                                 o    warehouse facilities, mini-warehouse
                                      facilities and self-storage facilities;

                                 o    restaurants, taverns and other
                                      establishments involved in the food and
                                      beverage industry;

                                 o    manufactured housing communities, mobile
                                      home parks and recreational vehicle parks;

                                 o    recreational and resort properties;

                                 o    arenas and stadiums;

                                 o    churches and other religious facilities;

                                 o    parking lots and garages;

                                 o    mixed use properties;

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                                      -8-

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                                 o    other income-producing properties; and/or

                                 o    unimproved land.

                                 The mortgage loans underlying a series of
                                 offered certificates may have a variety of
                                 payment terms. For example, any of those
                                 mortgage loans--

                                 o    may provide for the accrual of interest at
                                      a mortgage interest rate that is fixed
                                      over its term, that resets on one or more
                                      specified dates or that otherwise adjusts
                                      from time to time;

                                 o    may provide for the accrual of interest at
                                      a mortgage interest rate that may be
                                      converted at the borrower's election from
                                      an adjustable to a fixed interest rate or
                                      from a fixed to an adjustable interest
                                      rate;

                                 o    may provide for no accrual of interest;

                                 o    may provide for level payments to stated
                                      maturity, for payments that reset in
                                      amount on one or more specified dates or
                                      for payments that otherwise adjust from
                                      time to time to accommodate changes in the
                                      mortgage interest rate or to reflect the
                                      occurrence of specified events;

                                 o    may be fully amortizing or, alternatively,
                                      may be partially amortizing or
                                      nonamortizing, with a substantial payment
                                      of principal due on its stated maturity
                                      date;

                                 o    may permit the negative amortization or
                                      deferral of accrued interest;

                                 o    may prohibit some or all voluntary
                                      prepayments or require payment of a
                                      premium, fee or charge in connection with
                                      those prepayments;

                                 o    may permit defeasance and the release of
                                      real property collateral in connection
                                      with that defeasance;

                                 o    may provide for payments of principal,
                                      interest or both, on due dates that occur
                                      monthly, bi-monthly, quarterly,
                                      semi-annually, annually or at some other
                                      interval; and/or

                                 o    may have two or more component parts, each
                                      having characteristics that are otherwise
                                      described in this prospectus as being
                                      attributable to separate and distinct
                                      mortgage loans.

                                 Most, if not all, of the mortgage loans
                                 underlying a series of offered certificates
                                 will be secured by liens on real properties

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                                      -9-

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                                 located in the United States, its territories
                                 and possessions. However, some of those
                                 mortgage loans may be secured by liens on real
                                 properties located outside the United States,
                                 its territories and possessions, provided that
                                 foreign mortgage loans do not represent more
                                 than 10% of the related mortgage asset pool, by
                                 balance.

                                 We, the depositor, do not originate mortgage
                                 loans. However, some or all of the mortgage
                                 loans held by an issuing entity may be
                                 originated by our affiliates.

                                 Neither we nor any of our affiliates will
                                 guarantee or insure repayment of any of the
                                 mortgage loans underlying a series of offered
                                 certificates. Unless we expressly state
                                 otherwise in the related prospectus supplement,
                                 no governmental agency or instrumentality will
                                 guarantee or insure repayment of any of the
                                 mortgage loans underlying a series of offered
                                 certificates.

                                 The assets of any issuing entity may also
                                 include mortgage participations, mortgage
                                 pass-through certificates, collateralized
                                 mortgage obligations and other mortgage-backed
                                 securities, that evidence an interest in, or
                                 are secured by a pledge of, one or more
                                 mortgage loans of the type described above. We
                                 will not transfer a mortgage-backed security to
                                 any issuing entity unless--

                                 o    the security has been registered under the
                                      Securities Act of 1933, as amended, or

                                 o    we would be free to publicly resell the
                                      security without registration.

                                 In addition to the asset classes described
                                 above in this "--Characteristics of the
                                 Mortgage Assets" subsection, we may transfer to
                                 an issuing entity loans secured by equipment or
                                 inventory related to the real property
                                 collateral securing a mortgage loan held by
                                 that issuing entity, provided that such other
                                 asset classes in the aggregate will not exceed
                                 10% by principal balance of the related asset
                                 pool.

                                 We will describe the specific characteristics
                                 of the mortgage assets underlying a series of
                                 offered certificates in the related prospectus
                                 supplement.

                                 Assets held by an issuing entity will also
                                 include: (a) cash, including in the form of
                                 initial deposits and collections on the related
                                 mortgage loans, mortgage-backed securities and
                                 instruments of credit enhancement, guaranteed
                                 investment contracts, interest rate exchange
                                 agreements, interest rate floor or cap
                                 agreements and currency exchange agreements;
                                 (b) bank accounts; (c) permitted investments;
                                 and (d) following

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                                      -10-

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                                 foreclosure, acceptance of a deed in lieu of
                                 foreclosure or any other enforcement action,
                                 real property and other collateral for
                                 defaulted mortgage loans.

                                 See "THE TRUST FUND--Mortgage Loans" and
                                 "--Mortgage-Backed Securities."

SUBSTITUTION, ACQUISITION AND
REMOVAL OF MORTGAGE ASSETS....   We will generally acquire the mortgage assets
                                 to be securitized from Merrill Lynch Mortgage
                                 Lending, Inc. or another of our affiliates or
                                 from another seller of commercial and
                                 multifamily mortgage loans. We will then
                                 transfer those mortgage assets to the issuing
                                 entity for the related securitization
                                 transaction.

                                 If and to the extent described in the related
                                 prospectus supplement, we, a mortgage asset
                                 seller or another specified person or entity
                                 may make or assign to or for the benefit of an
                                 issuing entity various representations and
                                 warranties, or may be obligated to deliver to
                                 an issuing entity various documents, in either
                                 case relating to some or all of the mortgage
                                 assets transferred to that issuing entity. A
                                 material breach of one of those representations
                                 and warranties or a failure to deliver a
                                 material document may, under the circumstances
                                 described in the related prospectus supplement,
                                 give rise to an obligation to repurchase the
                                 affected mortgage asset(s) from the subject
                                 issuing entity or to replace the affected
                                 mortgage asset(s) with other mortgage asset(s)
                                 that satisfy the criteria specified in the
                                 related prospectus supplement.

                                 In general, the total outstanding principal
                                 balance of the mortgage assets transferred by
                                 us to any particular issuing entity will equal
                                 or exceed the initial total outstanding
                                 principal balance of the related series of
                                 certificates. In the event that the total
                                 outstanding principal balance of the related
                                 underlying mortgage loans initially delivered
                                 by us to the related trustee is less than the
                                 initial total outstanding principal balance of
                                 any series of certificates, the subject
                                 securitization transaction may include a
                                 prefunding feature, in which case we may
                                 deposit or arrange for the deposit of cash or
                                 liquid investments on an interim basis with the
                                 related trustee to cover the shortfall. For a
                                 specified period, as set forth in the related
                                 prospectus supplement, following the date of
                                 initial issuance of that series of
                                 certificates, which will constitute the
                                 prefunding period, we or our designee will be
                                 entitled to obtain a release of the deposited
                                 cash or investments if we deliver or arrange
                                 for delivery of a corresponding amount of
                                 mortgage assets. If we fail, however, to
                                 deliver or arrange for the delivery of mortgage
                                 assets sufficient to make up the entire
                                 shortfall within the prefunding period, any of
                                 the cash or, following liquidation, investments
                                 remaining on deposit with the related trustee
                                 will be used by the related trustee to pay down
                                 the total principal balance of the

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                                      -11-

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                                 related series of certificates, as described in
                                 the related prospectus supplement.

                                 If the subject securitization transaction
                                 involves a prefunding feature, then we will
                                 indicate in the related prospectus supplement,
                                 among other things:

                                 o    the term or duration of the prefunding
                                      period, which may not extend beyond one
                                      year from the date of initial issuance of
                                      the related offered certificates;

                                 o    the amount of proceeds to be deposited in
                                      the applicable prefunding account and the
                                      percentage of the mortgage asset pool and
                                      any class or series of offered
                                      certificates represented by those
                                      proceeds, which proceeds may not exceed
                                      50% of the related offering proceeds; and

                                 o    any limitation on the ability to add pool
                                      assets.

                                 If so specified in the related prospectus
                                 supplement, we or another specified person or
                                 entity may be permitted, at our or its option,
                                 but subject to the conditions specified in that
                                 prospectus supplement, to acquire from the
                                 related issuing entity particular mortgage
                                 assets underlying a series of certificates in
                                 exchange for:

                                 o    cash that would be applied to pay down the
                                      principal balances of certificates of that
                                      series; and/or

                                 o    other mortgage loans or mortgage-backed
                                      securities that--

                                      1.   conform to the description of
                                           mortgage assets in this prospectus,
                                           and

                                      2.   satisfy the criteria set forth in the
                                           related prospectus supplement.

                                 For example, if a mortgage loan backing a
                                 series of offered certificates defaults, then
                                 it may be subject to (a) a purchase option on
                                 the part of another lender whose loan is
                                 secured by a lien on the same real estate
                                 collateral or by a lien on an equity interest
                                 in the related borrower and/or (b) a fair value
                                 purchase option under the applicable governing
                                 document(s) for the subject securitization
                                 transaction or another servicing agreement.

                                 In addition, if so specified in the related
                                 prospectus supplement, but subject to the
                                 conditions specified in that prospectus
                                 supplement, one or more holders of certificates
                                 may exchange those certificates for one or more
                                 of the mortgage loans or

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                                      -12-

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                                 mortgage-backed securities constituting part of
                                 the mortgage pool underlying those
                                 certificates.

                                 Further, if so specified in the related
                                 prospectus supplement, a special servicer or
                                 other specified party for one of our
                                 securitizations may be obligated, under the
                                 circumstances described in that prospectus
                                 supplement, to sell on behalf of the related
                                 issuing entity a delinquent or defaulted
                                 mortgage asset.

                                 See also "--Optional or Mandatory Redemption or
                                 Termination" below.

CHARACTERISTICS OF THE OFFERED
CERTIFICATES .................   An offered certificate may entitle the holder
                                 to receive:

                                 o    a stated principal amount, which will be
                                      represented by its principal balance, if
                                      any;

                                 o    interest on a principal balance or
                                      notional amount, at a fixed, floating,
                                      adjustable or variable pass-through rate,
                                      which pass-through rate may change as of a
                                      specified date or upon the occurrence of
                                      specified events or for any other reason
                                      from one accrual or payment period to
                                      another, as described in the related
                                      prospectus supplement;

                                 o    specified, fixed or variable portions of
                                      the interest, principal or other amounts
                                      received on the related underlying
                                      mortgage loans or mortgage-backed
                                      securities;

                                 o    payments of principal, with
                                      disproportionate, nominal or no payments
                                      of interest;

                                 o    payments of interest, with
                                      disproportionate, nominal or no payments
                                      of principal;

                                 o    payments of interest on a deferred or
                                      partially deferred basis, which deferred
                                      interest may be added to the principal
                                      balance, if any, of the subject class of
                                      offered certificates or which deferred
                                      interest may or may not itself accrue
                                      interest, all as set forth in the related
                                      prospectus supplement;

                                 o    payments of interest or principal that
                                      commence only as of a specified date or
                                      only after the occurrence of specified
                                      events, such as the payment in full of the
                                      interest and principal outstanding on one
                                      or more other classes of certificates of
                                      the same series;

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                                      -13-

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                                 o    payments of interest or principal that
                                      are, in whole or in part, calculated based
                                      on or payable specifically from payments
                                      or other collections on particular related
                                      underlying mortgage loans or
                                      mortgage-backed securities;

                                 o    payments of principal to be made, from
                                      time to time or for designated periods, at
                                      a rate that is--

                                      1.   faster and, in some cases,
                                           substantially faster, or

                                      2.   slower and, in some cases,
                                           substantially slower,

                                      than the rate at which payments or other
                                      collections of principal are received on
                                      the related underlying mortgage loans or
                                      mortgage-backed securities;

                                 o    payments of principal to be made, subject
                                      to available funds, based on a specified
                                      principal payment schedule or other
                                      methodology;

                                 o    payments of principal that may be
                                      accelerated or slowed in response to a
                                      change in the rate of principal payments
                                      on the related underlying mortgage loans
                                      or mortgage-backed securities in order to
                                      protect the subject class of offered
                                      certificates or, alternatively, to protect
                                      one or more other classes of certificates
                                      of the same series from prepayment and/or
                                      extension risk;

                                 o    payments of principal out of amounts other
                                      than payments or other collections of
                                      principal on the related underlying
                                      mortgage loans or mortgage-backed
                                      securities, such as excess spread on the
                                      related underlying mortgage loans or
                                      mortgage-backed securities or amounts
                                      otherwise payable as interest with respect
                                      to another class of certificates of the
                                      same series, which other class of
                                      certificates provides for the deferral of
                                      interest payments thereon;

                                 o    payments of residual amounts remaining
                                      after required payments have been made
                                      with respect to other classes of
                                      certificates of the same series; or

                                 o    payments of all or part of the prepayment
                                      or repayment premiums, fees and charges,
                                      equity participations payments or other
                                      similar items received on the related
                                      underlying mortgage loans or
                                      mortgage-backed securities.

                                 Any class of offered certificates may be senior
                                 or subordinate to or pari passu with one or
                                 more other classes of certificates of the

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                                      -14-

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                                 same series, including a non-offered class of
                                 certificates of that series, for purposes of
                                 some or all payments and/or allocations of
                                 losses.

                                 A class of offered certificates may have two or
                                 more component parts, each having
                                 characteristics that are otherwise described in
                                 this prospectus as being attributable to
                                 separate and distinct classes.

                                 Payments on a class of offered certificates may
                                 occur monthly, bi-monthly, quarterly,
                                 semi-annually or at any other specified
                                 interval, commencing on the distribution date
                                 specified in the related prospectus supplement.

                                 We will describe the specific characteristics
                                 of each class of offered certificates in the
                                 related prospectus supplement, including
                                 payment characteristics and authorized
                                 denominations. Among other things, in the
                                 related prospectus supplement, we will
                                 summarize the flow of funds, payment priorities
                                 and allocations among the respective classes of
                                 offered certificates of any particular series,
                                 the respective classes of non-offered
                                 certificates of that series, and fees and
                                 expenses, to the extent necessary to understand
                                 the payment characteristics of those classes of
                                 offered certificates, and we will identify any
                                 events in the applicable governing document(s)
                                 that would alter the transaction structure or
                                 flow of funds. See "DESCRIPTION OF THE
                                 CERTIFICATES."

CREDIT SUPPORT AND
REINVESTMENT, INTEREST RATE
AND CURRENCY-RELATED
PROTECTION FOR THE OFFERED
CERTIFICATES..................   Some classes of offered certificates may be
                                 protected in full or in part against defaults
                                 and losses, or select types of defaults and
                                 losses, on the related underlying mortgage
                                 loans or mortgage-backed securities through the
                                 subordination of one or more other classes of
                                 certificates of the same series or by other
                                 types of credit support. The other types of
                                 credit support may include
                                 overcollateralization or a letter of credit, a
                                 surety bond, an insurance policy, a guarantee
                                 or a reserve fund. We will describe the credit
                                 support, if any, for each class of offered
                                 certificates and, if applicable, we will
                                 identify the provider of that credit support,
                                 in the related prospectus supplement. In
                                 addition, we will summarize in the related
                                 prospectus supplement how losses not covered by
                                 credit enhancement or support will be allocated
                                 to the subject series of offered certificates.

                                 The assets of an issuing entity with respect to
                                 any series of offered certificates may also
                                 include any of the following agreements:

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                                      -15-

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                                 o    guaranteed investment contracts in
                                      accordance with which moneys held in the
                                      funds and accounts established with
                                      respect to those offered certificates will
                                      be invested at a specified rate;

                                 o    interest rate exchange agreements or
                                      interest rate cap or floor agreements; or

                                 o    currency exchange agreements.

                                 We will describe the types of reinvestment,
                                 interest rate and currency related protection,
                                 if any, for each class of offered certificates
                                 and, if applicable, we will identify the
                                 provider of that protection, in the related
                                 prospectus supplement.

                                 See "RISK FACTORS," "THE TRUST FUND" and
                                 "DESCRIPTION OF CREDIT SUPPORT."

ADVANCES WITH RESPECT TO THE
MORTGAGE ASSETS...............   If the assets of an issuing entity for a series
                                 of offered certificates include mortgage loans,
                                 then, as and to the extent described in the
                                 related prospectus supplement, the related
                                 master servicer, the related special servicer,
                                 the related trustee, any related provider of
                                 credit support and/or any other specified
                                 person may be obligated to make, or may have
                                 the option of making, advances with respect to
                                 those mortgage loans to cover--

                                 o    delinquent scheduled payments of principal
                                      and/or interest, other than balloon
                                      payments,

                                 o    property protection expenses,

                                 o    other servicing expenses, or

                                 o    any other items specified in the related
                                      prospectus supplement.

                                 Any party making advances will be entitled to
                                 reimbursement from subsequent recoveries on the
                                 related mortgage loan and as otherwise
                                 described in this prospectus or the related
                                 prospectus supplement. That party may also be
                                 entitled to receive interest on its advances
                                 for a specified period. See "DESCRIPTION OF THE
                                 GOVERNING DOCUMENTS--Advances."

                                 If the assets of an issuing entity for a series
                                 of offered certificates include mortgage-backed
                                 securities, we will describe in the related
                                 prospectus supplement any comparable advancing
                                 obligations with respect to those
                                 mortgage-backed securities or the underlying
                                 mortgage loans.

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                                      -16-

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OPTIONAL OR MANDATORY
REDEMPTION OR TERMINATION.....   We will describe in the related prospectus
                                 supplement any circumstances involving an
                                 optional or mandatory redemption of offered
                                 certificates or an optional or mandatory
                                 termination of the related issuing entity. In
                                 particular, a master servicer, special servicer
                                 or other designated party may be permitted or
                                 obligated to purchase or sell--

                                 o    all the mortgage assets held by any
                                      particular issuing entity, thereby
                                      resulting in a termination of that issuing
                                      entity, or

                                 o    that portion of the mortgage assets held
                                      by any particular issuing entity as is
                                      necessary or sufficient to retire one or
                                      more classes of offered certificates of
                                      the related series.

                                 See "DESCRIPTION OF THE
                                 CERTIFICATES--Termination and Redemption."

FEDERAL INCOME TAX
CONSEQUENCES..................   Any class of offered certificates will
                                 constitute or evidence ownership of:

                                 o    regular interests or residual interests in
                                      a real estate mortgage investment conduit
                                      under Sections 860A through 860G of the
                                      Internal Revenue Code of 1986; or

                                 o    interests in a grantor trust under Subpart
                                      E of Part I of Subchapter J of the
                                      Internal Revenue Code of 1986.

                                 See "FEDERAL INCOME TAX CONSEQUENCES."

ERISA CONSIDERATIONS..........   If you are a fiduciary of an employee benefit
                                 plan or other retirement plan or arrangement,
                                 you are encouraged to review with your legal
                                 advisor whether the purchase or holding of
                                 offered certificates could give rise to a
                                 transaction that is prohibited or is not
                                 otherwise permissible under applicable law. See
                                 "ERISA CONSIDERATIONS."

LEGAL INVESTMENT..............   If your investment authority is subject to
                                 legal investment laws and regulations,
                                 regulatory capital requirements or review by
                                 regulatory authorities, then you may be subject
                                 to restrictions on investment in the offered
                                 certificates. You are encouraged to consult
                                 your legal advisor to determine whether and to
                                 what extent the offered certificates constitute
                                 a legal investment for you. We will specify in
                                 the related prospectus supplement which classes
                                 of the offered certificates, if any, will
                                 constitute mortgage related securities for
                                 purposes of the Secondary Mortgage Market
                                 Enhancement Act of 1984, as amended. See "LEGAL
                                 INVESTMENT."

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                                      -17-

                                  RISK FACTORS

     YOU SHOULD CONSIDER THE FOLLOWING FACTORS, AS WELL AS THE FACTORS SET FORTH
UNDER "RISK FACTORS" IN THE RELATED PROSPECTUS SUPPLEMENT, IN DECIDING WHETHER
TO PURCHASE OFFERED CERTIFICATES.

LACK OF LIQUIDITY WILL IMPAIR YOUR ABILITY TO SELL YOUR OFFERED CERTIFICATES AND
MAY HAVE AN ADVERSE EFFECT ON THE MARKET VALUE OF YOUR OFFERED CERTIFICATES

     The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop. There will be no obligation on the part of anyone to establish a secondary market.
Furthermore, a particular investor or a few investors may acquire a substantial portion of a given class of offered certificates, thereby limiting trading in that class. Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

     We will describe in the related prospectus supplement the information that will be available to you with respect to your offered certificates. The limited nature of the information may adversely affect the liquidity of your offered certificates.

     We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

     Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

     If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related underlying mortgage loans or mortgage-backed securities. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

THE MARKET VALUE OF YOUR OFFERED CERTIFICATES MAY BE ADVERSELY AFFECTED BY
FACTORS UNRELATED TO THE PERFORMANCE OF YOUR OFFERED CERTIFICATES AND THE
UNDERLYING MORTGAGE ASSETS, SUCH AS FLUCTUATIONS IN INTEREST RATES AND THE
SUPPLY AND DEMAND OF CMBS GENERALLY

     The market value of your offered certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

     The market value of your offered certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your offered certificates as a result of an equal but opposite movement in interest rates.

     The market value of your offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally.
The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors' demand for commercial mortgage-backed securities, including--

     o    the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

                                      -18-

     o    legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

     o    investors' perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties,
          and

     o    investors' perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

     If you decide to sell your offered certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related underlying mortgage loans or mortgage-backed securities. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

PAYMENTS ON THE OFFERED CERTIFICATES WILL BE MADE SOLELY FROM THE LIMITED ASSETS
OF THE RELATED TRUST, AND THOSE ASSETS MAY BE INSUFFICIENT TO MAKE ALL REQUIRED
PAYMENTS ON THOSE CERTIFICATES

     The offered certificates will represent interests solely in, and will be payable solely from the limited assets of, the related issuing entity. The offered certificates will not represent interests in or obligations of us, any sponsor or any of our or their respective affiliates, and no such person or entity will be responsible for making payments on the offered certificates if collections on the assets of the related issuing entity are insufficient. No governmental agency or instrumentality will guarantee or insure payment on the offered certificates. Furthermore, some classes of offered certificates will represent a subordinate right to receive payments out of collections and/or advances on some or all of the assets of the related issuing entity. If the assets of the related issuing entity are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

ANY CREDIT SUPPORT FOR YOUR OFFERED CERTIFICATES MAY BE INSUFFICIENT TO PROTECT
YOU AGAINST ALL POTENTIAL LOSSES

     The Amount of Credit Support Will Be Limited. The rating agencies that assign ratings to your offered certificates will establish the amount of credit support, if any, for your offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related underlying mortgage loans or mortgage-backed securities. Actual losses may, however, exceed the assumed levels. See "DESCRIPTION OF THE
CERTIFICATES--Allocation of Losses and Shortfalls" and "DESCRIPTION OF CREDIT
SUPPORT." If actual losses on the related underlying mortgage loans or mortgage-backed securities exceed the assumed levels, you may be required to bear the additional losses.

     Credit Support May Not Cover All Types of Losses. The credit support, if any, for your offered certificates may not cover all of your potential losses.
For example, some forms of credit support may not cover or may provide limited protection against losses that you may suffer by reason of fraud or negligence or as a result of uninsured casualties at the real properties securing the underlying mortgage loans. You may be required to bear any losses which are not covered by the credit support.

     Disproportionate Benefits May Be Given to Some Classes and Series to the
Detriment of Others. If a form of credit support covers multiple classes or series and losses exceed the amount of that credit support, it is

                                      -19-

possible that the holders of offered certificates of another series or class will be disproportionately benefited by that credit support to your detriment.

THE INVESTMENT PERFORMANCE OF YOUR OFFERED CERTIFICATES WILL DEPEND UPON
PAYMENTS, DEFAULTS AND LOSSES ON THE UNDERLYING MORTGAGE LOANS; AND THOSE
PAYMENTS, DEFAULTS AND LOSSES MAY BE HIGHLY UNPREDICTABLE

     The Terms of the Underlying Mortgage Loans Will Affect Payments on Your
Offered Certificates. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

     In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include--

     o    an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or

     o    a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

     The Terms of the Underlying Mortgage Loans Do Not Provide Absolute
Certainty as to the Rate, Timing and Amount of Payments on Your Offered
Certificates. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

     The investment performance of your offered certificates may vary materially and adversely from your expectations due to--

     o    the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

     o    the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

     The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

                                      -20-

     Prepayments on the Underlying Mortgage Loans Will Affect the Average Life
of Your Offered Certificates; and the Rate and Timing of Those Prepayments May
Be Highly Unpredictable. Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related underlying mortgage loans or mortgage-backed securities.
Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

     The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may--

     o    vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series, or

     o    be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

     We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

     Prepayments on the Underlying Mortgage Loans Will Affect the Yield on Your
Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly
Unpredictable. If you purchase your offered certificates at a discount or premium, the yield on your offered certificates will be sensitive to prepayments on the underlying mortgage loans. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. Alternatively, if you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield.
The potential effect that prepayments may have on the yield of your offered certificates will increase as the discount deepens or the premium increases. If the amount of interest payable on your offered certificates is disproportionately large as compared to the amount of principal payable on your offered certificates, or if your offered certificates entitle you to receive payments of interest but no payments of principal, then you may fail to recover your original investment under some prepayment scenarios. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.

     Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May
Affect the Amount and Timing of Payments on Your Offered Certificates; and the
Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those
Losses, are Highly Unpredictable. The rate and timing of delinquencies and defaults, and the severity of losses, on the underlying mortgage loans will impact the amount and timing of payments on a

                                      -21-

series of offered certificates to the extent that their effects are not offset by delinquency advances or some form of credit support.

     Unless otherwise covered by delinquency advances or some form of credit support, defaults on the underlying mortgage loans may delay payments on a series of offered certificates while the defaulted mortgage loans are worked-out or liquidated. However, liquidations of defaulted mortgage loans prior to maturity could affect the yield and average life of an offered certificate in a manner similar to a voluntary prepayment.

     If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative. Furthermore, the timing of losses on the underlying mortgage loans can affect your yield. In general, the earlier you bear any loss on an underlying mortgage loan, the greater the negative effect on your yield.

     See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on
the Performance and Value of the Underlying Real Property, Which May Decline
Over Time, and the Related Borrower's Ability to Refinance the Property, of
Which There Is No Assurance" below.

     There Is an Increased Risk of Default Associated with Balloon Payments. Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan. The ability of the borrower to make a balloon payment depends upon the borrower's ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including:

     o    the fair market value and condition of the underlying real property;

     o    the level of interest rates;

     o    the borrower's equity in the underlying real property;

     o    the borrower's financial condition;

     o    occupancy levels at or near the time of refinancing;

     o    the operating history of the underlying real property;

     o    changes in zoning and tax laws;

     o    changes in competition in the relevant geographic area;

     o    changes in rental rates in the relevant geographic area;

     o    changes in governmental regulation and fiscal policy;

     o    prevailing general and regional economic conditions;

     o    the state of the fixed income and mortgage markets; and

     o    the availability of credit for multifamily rental or commercial properties.

                                      -22-

     See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on
the Performance and Value of the Underlying Real Property, Which May Decline
Over Time, and the Related Borrower's Ability to Refinance the Property, of
Which There is No Assurance" below.

     Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

     The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

REPAYMENT OF A COMMERCIAL OR MULTIFAMILY MORTGAGE LOAN DEPENDS ON THE
PERFORMANCE AND VALUE OF THE UNDERLYING REAL PROPERTY, WHICH MAY DECLINE OVER
TIME, AND THE RELATED BORROWER'S ABILITY TO REFINANCE THE PROPERTY, OF WHICH
THERE IS NO ASSURANCE

     Most of the Mortgage Loans Underlying Your Offered Certificates Will Be
Nonrecourse. You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In the event that the income generated by a real property were to decline as a result of the poor economic performance of that real property with the result that the real property is not able to support debt service payments on the related mortgage loan, neither the related borrower nor any other person would be obligated to remedy the situation by making payments out of their own funds. In such a situation, the borrower could choose instead to surrender the related mortgaged property to the lender or let it be foreclosed upon.

     In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following:

     o    the sufficiency of the net operating income of the applicable real property;

     o    the market value of the applicable real property at or prior to maturity; and

     o    the ability of the related borrower to refinance or sell the applicable real property.

     In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property's value and ability to generate net operating income.

     Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

     The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, multifamily rental and commercial real estate lending generally involves larger loans and, as described above, repayment is dependent upon the successful operation and value of the related mortgaged property and the related borrower's ability to refinance the mortgage loan or sell the related mortgaged property.

                                      -23-

     Many Risk Factors Are Common to Most or All Multifamily and Commercial
Properties. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

     o    the location, age, functionality, design and construction quality of the subject property;

     o    perceptions regarding the safety, convenience and attractiveness of the property;

     o    the characteristics of the neighborhood where the property is located;

     o    the degree to which the subject property competes with other properties in the area;

     o    the proximity and attractiveness of competing properties;

     o    the existence and construction of competing properties;

     o    the adequacy of the property's management and maintenance;

     o    tenant mix and concentration;

     o    national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

     o    local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

     o    demographic factors;

     o    customer confidence, tastes and preferences;

     o    retroactive changes in building codes and other applicable laws;

     o    changes in governmental rules, regulations and fiscal policies, including environmental legislation; and

     o    vulnerability to litigation by tenants and patrons.

     Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

     o    an increase in interest rates, real estate taxes and other operating expenses;

     o    an increase in the capital expenditures needed to maintain the property or make improvements;

     o    a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

     o    an increase in vacancy rates;

     o    a decline in rental rates as leases are renewed or replaced;

                                      -24-

     o    natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions, terrorist attacks or riots; and

     o    environmental contamination.

     The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

     o    the length of tenant leases;

     o    the creditworthiness of tenants;

     o    the rental rates at which leases are renewed or replaced;

     o    the percentage of total property expenses in relation to revenue;

     o    the ratio of fixed operating expenses to those that vary with revenues; and

     o    the level of capital expenditures required to maintain the property and to maintain or replace tenants.

     Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

     The Successful Operation of a Multifamily or Commercial Property Depends on
Tenants. Generally, multifamily and commercial properties are subject to leases.
The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

     o    to pay for maintenance and other operating expenses associated with the property;

     o    to fund repairs, replacements and capital improvements at the property; and

     o    to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

Accordingly, mortgage loans secured by income-producing properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis.

     Factors that may adversely affect the ability of an income-producing property to generate net operating income from lease and rental payments include:

     o    a general inability to lease space;

     o    an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

                                      -25-

     o    an increase in tenant payment defaults or any other inability to collect rental payments;

     o    a decline in rental rates as leases are entered into, renewed or extended at lower rates;

     o    an increase in leasing costs and/or the costs of performing landlord obligations under existing leases;

     o    an increase in the capital expenditures needed to maintain the property or to make improvements; and

     o    a decline in the financial condition and/or bankruptcy or insolvency of a significant or sole tenant.

     With respect to any mortgage loan backing a series of offered certificates, you should anticipate that, unless the related mortgaged real property is owner occupied, one or more--and possibly all--of the leases at the related mortgaged real property will expire at varying rates during the term of that mortgage loan and some tenants will have, and may exercise, termination options. In addition, some government-sponsored tenants will have the right as a matter of law to cancel their leases for lack of appropriations.

     Additionally, in some jurisdictions, if tenant leases are subordinated to the lien created by the related mortgage instrument but do not contain attornment provisions, which are provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged real property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, that mortgaged real property could experience a further decline in value if such tenants' leases were terminated.

     Some mortgage loans that back offered certificates may be secured by mortgaged real properties with tenants that are related to or affiliated with a borrower. In those cases a default by the borrower may coincide with a default by the affiliated tenants. Additionally, even if the property becomes a foreclosure property, it is possible that an affiliate of the borrower may remain as a tenant.

     Dependence on a Single Tenant or a Small Number of Tenants Makes a Property
Riskier Collateral. In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

     An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

     Accordingly, factors that will affect the operation and value of a commercial property include:

     o    the business operated by the tenants;

     o    the creditworthiness of the tenants; and

     o    the number of tenants.

                                      -26-

     Tenant Bankruptcy Adversely Affects Property Performance. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the
U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to:

     o    the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises, plus

     o    an amount, not to exceed three years' rent, equal to the greater of one year's rent and 15% of the remaining reserved rent.

     The Success of an Income-Producing Property Depends on Reletting Vacant
Spaces. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted.
Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial, could exceed any reserves maintained for that purpose and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

     If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

     Property Value May Be Adversely Affected Even When Current Operating Income
is Not. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

     o    changes in interest rates;

     o    the availability of refinancing sources;

     o    changes in governmental regulations, licensing or fiscal policy;

     o    changes in zoning or tax laws; and

     o    potential environmental or other legal liabilities.

     Property Management May Affect Property Operations and Value. The operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for:

     o    responding to changes in the local market;

     o    planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

     o    operating the property and providing building services;

                                      -27-

     o    managing operating expenses; and

     o    ensuring that maintenance and capital improvements are carried out in a timely fashion.

     Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

     By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can--

     o    maintain or improve occupancy rates, business and cash flow,

     o    reduce operating and repair costs, and

     o    preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

     Maintaining a Property in Good Condition is Expensive. The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property's ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s)
that may encumber that property.

     Competition Will Adversely Affect the Profitability and Value of an
Income-Producing Property. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

     o    rental rates;

     o    location;

     o    type of business or services and amenities offered; and

     o    nature and condition of the particular property.

     The profitability and value of an income-producing property may be adversely affected by a comparable property that:

     o    offers lower rents;

     o    has lower operating costs;

     o    offers a more favorable location; or

     o    offers better facilities.

                                      -28-

Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

     The Prospective Performance of the Multifamily and Commercial Mortgage
Loans to be Included in Any of Our Trusts Should be Evaluated Separately from the Performance of the Multifamily and Commercial Mortgage Loans in Any of Our
Other Trusts. Notwithstanding that there are many common factors affecting the profitability and value of income-producing properties in general, those factors do not apply equally to all income-producing properties and, in many cases, there are special factors that will affect the profitability and/or value of a particular income-producing property. See, for example, "--Various Types of
Income-Producing Properties May Secure Mortgage Loans Underlying a Series of
Offered Certificates and Each Type of Income-Producing Property May Present
Special Risks as Collateral for a Loan" below. Each income-producing property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of our trusts requires a unique underwriting analysis. Furthermore, economic conditions, whether worldwide, national, regional or local, vary over time. The performance of a mortgage pool originated and outstanding under one set of economic conditions may vary dramatically from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying a series of offered certificates independently from the performance of the mortgage loans underlying any other series of offered certificates.

VARIOUS TYPES OF INCOME-PRODUCING PROPERTIES MAY SECURE MORTGAGE LOANS
UNDERLYING A SERIES OF OFFERED CERTIFICATES AND EACH TYPE OF INCOME-PRODUCING
PROPERTY MAY PRESENT SPECIAL RISKS AS COLLATERAL FOR A LOAN

     General. The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As discussed under "--Repayment of a Commercial or Multifamily Mortgage Loan
Depends on the Performance and Value of the Underlying Real Property, Which May
Decline Over Time, and the Related Borrower's Ability to Refinance the Property,
of Which There is No Assurance" above, the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property, and the type and use of a particular income-producing property may present special risks. Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

     Multifamily Rental Properties. Factors affecting the value and operation of a multifamily rental property include:

     o    the physical attributes of the property, such as its age, appearance, amenities and construction quality in relation to competing buildings;

     o    the types of services or amenities offered at the property;

     o    the location of the property;

     o    distance from employment centers and shopping areas;

     o    local factory or other large employer closings;

     o    the characteristics of the surrounding neighborhood, which may change over time;

                                      -29-

     o    the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

     o    the ability of management to provide adequate maintenance and insurance;

     o    the property's reputation;

     o    the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

     o    the existence or construction of competing or alternative residential properties in the local market, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

     o    compliance with and continuance of any government housing rental subsidy programs and/or low income housing tax credit or incentive programs from which the property receives benefits;

     o    the ability of management to respond to competition;

     o    the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, or personnel from a local military base or students;

     o    in the case of student housing facilities, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, and the relatively higher turnover rate compared to other types of multifamily tenants;

     o    adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

     o    state and local regulations, which may affect the property owner's ability to increase rent to the market rent for an equivalent apartment;

     o    the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

     o    the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase;

     o    the extent to which increases in operating costs may be passed through to tenants; and

     o    the financial condition of the owner of the property.

     Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

     In addition, multifamily rental properties are typically in markets that, in general, are characterized by low barriers to entry. Thus, a particular multifamily rental property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time. Since apartments within a multifamily rental property are typically leased on a short-term basis, the

                                      -30-

tenants residing at a particular property may easily move to alternative multifamily rental properties with more desirable amenities or locations or to single family housing.

     Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may--

     o    require written leases;

     o    require good cause for eviction;

     o    require disclosure of fees;

     o    prohibit unreasonable rules;

     o    prohibit retaliatory evictions;

     o    prohibit restrictions on a resident's choice of unit vendors;

     o    limit the bases on which a landlord may increase rent; or

     o    prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

     Some counties and municipalities also impose rent control or rent stabilization regulations on apartment buildings. These regulations may limit rent increases to--

     o    fixed percentages,

     o    percentages of increases in the consumer price index,

     o    increases set or approved by a governmental agency, or

     o    increases determined through mediation or binding arbitration.

     In many cases, the rent control or rent stabilization laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord's ability to raise rents at a multifamily rental property may impair the landlord's ability to repay a mortgage loan secured by the property or to meet operating costs.

     Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline. The differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of the property.

                                      -31-

     Cooperatively-Owned Apartment Buildings. Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

     A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder's pro rata share of the corporation's--

     o    mortgage loan payments,

     o    real property taxes,

     o    maintenance expenses, and

     o    other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

     A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of--

     o    maintenance payments from the tenant/shareholders, and

     o    any rental income from units or commercial space that the cooperative corporation might control.

     A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property. Additional factors likely to affect the economic performance of a cooperative corporation include--

     o    the failure of the corporation to qualify for favorable tax treatment as a "cooperative housing corporation" each year, which may reduce the cash flow available to make debt service payments on a mortgage loan secured by cooperatively owned property; and

     o    the possibility that, upon foreclosure, if the cooperatively-owned property becomes a rental property, certain units could be subject to rent control, stabilization and tenants' rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the ensuing rental property as a whole.

     In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation's board of directors and management for a limited period of time. If the sponsor of the cooperative corporation holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of that sponsor.

                                      -32-

     Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit.
Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/shareholders.

     Retail Properties. The term "retail property" encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include--

     o    shopping centers,

     o    factory outlet centers,

     o    malls,

     o    automotive sales and service centers,

     o    consumer oriented businesses,

     o    department stores,

     o    grocery stores,

     o    convenience stores,

     o    specialty shops,

     o    gas stations,

     o    movie theaters,

     o    fitness centers,

     o    bowling alleys,

     o    salons, and

     o    dry cleaners.

     A number of factors may affect the value and operation of a retail property. Some of these factors include:

     o    the strength, stability, number and quality of the tenants;

     o    tenants' sales;

     o    tenant mix;

                                      -33-

     o    whether the property is in a desirable location;

     o    the physical condition and amenities of the building in relation to competing buildings;

     o    whether a retail property is anchored, shadow anchored or unanchored and, if anchored or shadow anchored, the strength, stability, quality and continuous occupancy of the anchor tenant or the shadow anchor, as the case may be, are particularly important factors; and

     o    the financial condition of the owner of the property.

     Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required to--

     o    lower rents,

     o    grant a potential tenant a free rent or reduced rent period,

     o    improve the condition of the property generally, or

     o    make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

     A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including:

     o    competition from other retail properties;

     o    perceptions regarding the safety, convenience and attractiveness of the property;

     o    perceptions regarding the safety of the surrounding area;

     o    demographics of the surrounding area;

     o    the strength and stability of the local, regional and national economies;

     o    traffic patterns and access to major thoroughfares;

     o    the visibility of the property;

     o    availability of parking;

     o    the particular mixture of the goods and services offered at the property;

     o    customer tastes, preferences and spending patterns; and

     o    the drawing power of other tenants.

     The success of a retail property is often dependent on the success of its tenants' businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or

                                      -34-

revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants' ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord's rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

     Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

     With respect to some retail properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the property. In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option. Notwithstanding any disincentives with respect to a termination option, there can be no assurance a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent.

     The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. Retail properties that are anchored have traditionally been perceived as less risky than unanchored properties. As to any given retail property, an anchor tenant is generally understood to be a nationally or regionally recognized tenant whose space is, in general, materially larger in size than the space occupied by other tenants at the same retail property and is important in attracting customers to the retail property.

     A retail property may also benefit from a shadow anchor. A shadow anchor is a store or business that satisfies the criteria for an anchor store or business, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan. A shadow anchor may own the space it occupies. In those cases where the property owner does not control the space occupied by the anchor store or business, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant.

     In some cases, an anchor tenant or a shadow anchor may cease to operate at the property, thereby leaving its space unoccupied even though it continues to pay rent on or even own the vacant space. If an anchor tenant or a shadow anchor ceases operations at a retail property or if its sales do not reach a specified threshold, other tenants at the property may be entitled to terminate their leases prior to the scheduled expiration date or to pay rent at a reduced rate for the remaining term of the lease.

     Accordingly, the following factors, among others, will adversely affect the economic performance of an anchored retail property, including:

     o    an anchor tenant's failure to renew its lease;

     o    termination of an anchor tenant's lease;

     o    the bankruptcy or economic decline of an anchor tenant or a shadow anchor;

     o    the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be;
          or

     o    a loss of an anchor tenant's ability to attract shoppers.

                                      -35-

     Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

     o    factory outlet centers;

     o    discount shopping centers and clubs;

     o    catalogue retailers;

     o    home shopping networks and programs;

     o    internet web sites and electronic media shopping; and

     o    telemarketing.

     Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

     Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

     Office Properties. Factors affecting the value and operation of an office property include:

     o    the strength, stability, number and quality of the tenants, particularly significant tenants, at the property;

     o    the physical attributes and amenities of the building in relation to competing buildings, including the condition of the HVAC system.
          parking and the building's compatibility with current business wiring requirements;

     o    whether the area is a desirable business location, including local labor cost and quality, tax environment, including tax benefits, and quality of life issues, such as schools and cultural amenities;

     o    the location of the property with respect to the central business district or population centers;

     o    demographic trends within the metropolitan area to move away from or towards the central business district;

     o    social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

     o    tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

     o    local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

     o    the quality and philosophy of building management;

                                      -36-

     o    access to mass transportation;

     o    accessibility from surrounding highways/streets;

     o    changes in zoning laws; and

     o    the financial condition of the owner.

     With respect to some office properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the property. In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option. Notwithstanding any disincentives with respect to a termination option, there can be no assurance a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent.

     Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include:

     o    rental rates;

     o    the building's age, condition and design, including floor sizes and layout;

     o    access to public transportation and availability of parking; and

     o    amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

     The cost of refitting office space for a new tenant is often higher than for other property types.

     The success of an office property also depends on the local economy.
Factors influencing a company's decision to locate in a given area include:

     o    the cost and quality of labor;

     o    tax incentives; and

     o    quality of life considerations, such as schools and cultural amenities.

     The strength and stability of the local or regional economy will affect an office property's ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

     Hospitality Properties. Hospitality properties may involve different types of hotels and motels, including:

     o    full service hotels;

     o    resort hotels with many amenities;

     o    limited service hotels;

                                      -37-

     o    hotels and motels associated with national or regional franchise chains;

     o    hotels that are not affiliated with any franchise chain but may have their own brand identity; and

     o    other lodging facilities.

     Factors affecting the value, operation and economic performance of a hospitality property include:

     o    the location of the property and its proximity to major population centers or attractions;

     o    the seasonal nature of business at the property;

     o    the level of room rates relative to those charged by competitors;

     o    quality and perception of the franchise affiliation, if any;

     o    economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

     o    the existence or construction of competing hospitality properties;

     o    nature and quality of the services and facilities;

     o    financial strength and capabilities of the owner and operator;

     o    the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

     o    increases in operating costs, which may not be offset by increased room rates;

     o    the property's dependence on business and commercial travelers and tourism;

     o    changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors; and

     o    changes in travel patterns caused by perceptions of travel safety, which perceptions can be significantly and adversely influenced by terrorist acts and foreign conflict as well as apprehension regarding the possibility of such acts or conflicts.

     Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature and/or may be adversely affected by prolonged unfavorable weather conditions.

     Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a

                                      -38-

franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise, which may be at significantly higher fees than the previous franchise, or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

     The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

     o    the continued existence and financial strength of the franchisor;

     o    the public perception of the franchise service mark; and

     o    the duration of the franchise licensing agreement.

     The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure.
Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Additionally, any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager will generally not be enforceable. In the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated operating, liquor and other licenses. That party would be required to apply in its own right for new operating, liquor and other licenses. There can be no assurance that a new license could be obtained or that it could be obtained promptly. The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from that property or on its occupancy rate.

     Casino Properties. Factors affecting the economic performance of a casino property include:

     o    location, including proximity to or easy access from major population centers;

     o    appearance;

     o    economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

     o    the existence or construction of competing casinos;

     o    dependence on tourism; and

     o    local or state governmental regulation.

     Competition among major casinos may involve attracting patrons by--

     o    providing alternate forms of entertainment, such as performers and sporting events, and

     o    offering low-priced or free food and lodging.

     Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

                                      -39-

     Because of their dependence on disposable income of patrons, casino properties are likely to respond quickly to a downturn in the economy.

     The ownership, operation, maintenance and/or financing of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

     Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

     The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

     Health Care-Related Properties. Health care-related properties include:

     o    hospitals;

     o    medical offices;

     o    skilled nursing facilities;

     o    nursing homes;

     o    congregate care facilities; and

     o    in some cases, assisted living centers and housing for seniors.

     Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to:

     o    statutory and regulatory changes;

     o    retroactive rate adjustments;

     o    administrative rulings;

     o    policy interpretations;

     o    delays by fiscal intermediaries; and

     o    government funding restrictions.

All of the foregoing can adversely affect revenues from the operation a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

                                      -40-

     Health care-related facilities are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties. Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

     o    federal and state licensing requirements;

     o    facility inspections;

     o    rate setting;

     o    reimbursement policies; and

     o    laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services.

     Under applicable federal and state laws and regulations, Medicare and
Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services.
Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals.
The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted.

     Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.

     Industrial Properties. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Also, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

     The value and operation of an industrial property depends on:

     o    location of the property, the desirability of which in a particular instance may depend on--

          1.   availability of labor services,

          2.   proximity to supply sources and customers, and

          3.   accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

     o    building design of the property, the desirability of which in a particular instance may depend on--

                                      -41-

          1.   ceiling heights,

          2.   column spacing,

          3.   number and depth of loading bays,

          4.   divisibility,

          5.   floor loading capacities,

          6.   truck turning radius,

          7.   overall functionality, and

          8.   adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities;
               and

     o    the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

     Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

     Warehouse, Mini-Warehouse and Self-Storage Facilities. Warehouse,
mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. Depending on their location, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

     Successful operation of a warehouse, mini-warehouse or self-storage property depends on--

     o    building design,

     o    location and visibility,

     o    tenant privacy,

     o    efficient access to the property,

     o    proximity to potential users, including apartment complexes or commercial users,

     o    services provided at the property, such as security,

     o    age and appearance of the improvements, and

     o    quality of management.

     In addition, it is difficult to assess the environmental risks posed by warehouse, mini-warehouse and self-storage properties due to tenant privacy restrictions, tenant anonymity and unsupervised access to these facilities.

                                      -42-

Therefore, these facilities may pose additional environmental risks to investors. Environmental site assessments performed with respect to warehouse, mini-warehouse and self-storage properties would not include an inspection of the contents of the facilities. Therefore, it would not be possible to provide assurance that any of the units included in these kinds of facilities are free from hazardous substances or other pollutants or contaminants.

     Restaurants and Taverns. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

     o    competition from facilities having businesses similar to a particular restaurant or tavern;

     o    perceptions by prospective customers of safety, convenience, services and attractiveness;

     o    the cost, quality and availability of food and beverage products;

     o    negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

     o    changes in demographics, consumer habits and traffic patterns;

     o    the ability to provide or contract for capable management; and

     o    retroactive changes to building codes, similar ordinances and other legal requirements.

     Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

     The food and beverage service industry is highly competitive. The principal means of competition are--

     o    market segment,

     o    product,

     o    price,

     o    value,

     o    quality,

     o    service,

     o    convenience,

     o    location, and

     o    the nature and condition of the restaurant facility.

                                      -43-

     A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have--

     o    lower operating costs,

     o    more favorable locations,

     o    more effective marketing,

     o    more efficient operations, or

     o    better facilities.

     The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

     Factors affecting the success of a regionally- or nationally-known chain restaurant include:

     o    actions and omissions of any franchisor, including management practices that--

          1.   adversely affect the nature of the business, or

          2.   require renovation, refurbishment, expansion or other
               expenditures;

     o    the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

     o    the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

     Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower's rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

     Manufactured Housing Communities, Mobile Home Parks and Recreational
Vehicle Parks. Manufactured housing communities and mobile home parks consist of land that is divided into "spaces" or "home sites" that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities. Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing

                                      -44-

community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

     Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

     Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include:

     o    location of the manufactured housing property;

     o    the ability of management to provide adequate maintenance and insurance;

     o    the number of comparable competing properties in the local market;

     o    the age, appearance, condition and reputation of the property;

     o    the quality of management; and

     o    the types of facilities and services it provides.

     Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including--

     o    multifamily rental properties,

     o    cooperatively-owned apartment buildings,

     o    condominium complexes, and

     o    single-family residential developments.

     Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

     Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

     Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing

                                      -45-

community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control or rent stabilization on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to--

     o    fixed percentages,

     o    percentages of increases in the consumer price index,

     o    increases set or approved by a governmental agency, or

     o    increases determined through mediation or binding arbitration.

     In many cases, the rent control or rent stabilization laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control or rent stabilization on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control or rent stabilization is not imposed at the state level in those states. In some states, however, local rent control and/or rent stabilization ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control or rent stabilization with respect to those tenants.

     Recreational and Resort Properties. Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort.
Factors affecting the economic performance of a property of this type include:

     o    the location and appearance of the property;

     o    the appeal of the recreational activities offered;

     o    the existence or construction of competing properties, whether are not they offer the same activities;

     o    the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

     o    geographic location and dependence on tourism;

     o    changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

     o    seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

     o    sensitivity to weather and climate changes; and

     o    local, regional and national economic conditions.

     A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

                                      -46-

     Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. In addition, some recreational and resort properties may be adversely affected by prolonged unfavorable weather conditions.

     Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     Arenas and Stadiums. The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, including:

     o    sporting events;

     o    musical events;

     o    theatrical events;

     o    animal shows; and/or

     o    circuses.

     The ability to attract patrons is dependent on, among others, the following factors:

     o    the appeal of the particular event;

     o    the cost of admission;

     o    perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

     o    perceptions by prospective patrons of the safety of the surrounding area; and

     o    the alternative forms of entertainment available in the particular locale.

     In some cases, an arena's or stadium's success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

     Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

     Churches and Other Religious Facilities. Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     Parking Lots and Garages. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include:

                                      -47-

     o    the number of rentable parking spaces and rates charged;

     o    the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

     o    the amount of alternative parking spaces in the area;

     o    the availability of mass transit; and

     o    the perceptions of the safety, convenience and services of the lot or garage.

     Unimproved Land. The value of unimproved land is largely a function of its potential use. This may depend on--

     o    its location,

     o    its size,

     o    the surrounding neighborhood, and

     o    local zoning laws.

ANY ANALYSIS OF THE VALUE OR INCOME PRODUCING ABILITY OF A COMMERCIAL OR
MULTIFAMILY PROPERTY IS HIGHLY SUBJECTIVE AND SUBJECT TO ERROR

     Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon--

     o    the successful operation of the property, and

     o    its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

     The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

     o    the amount of income derived or expected to be derived from the related real property collateral for a given period that is available to pay debt service on the subject mortgage loan, to

     o    the scheduled payments of principal and/or interest during that given period on the subject mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property.

                                      -48-

     The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to--

     o    make the loan payments on the related mortgage loan,

     o    cover operating expenses, and

     o    fund capital improvements at any given time.

     Operating revenues of a nonowner occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as--

     o    some health care-related facilities,

     o    hotels and motels,

     o    recreational vehicle parks, and

     o    mini-warehouse and self-storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as--

     o    warehouses,

     o    retail stores,

     o    office buildings, and

     o    industrial facilities.

     Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from:

     o    increases in energy costs and labor costs;

     o    increases in interest rates and real estate tax rates; and

     o    changes in governmental rules, regulations and fiscal policies.

     Some net leases of commercial properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

                                      -49-

     Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

     o    the then outstanding principal balance of the mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral, to

     o    the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

     A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances--

     o    the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity, and

     o    the lender has greater protection against loss on liquidation following a borrower default.

     However, loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on--

     o    the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

     o    the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

     o    the income capitalization method, which takes into account the property's projected net cash flow; or

     o    a selection from the values derived from the foregoing methods.

     Each of these appraisal methods presents analytical difficulties. For example--

     o    it is often difficult to find truly comparable properties that have recently been sold;

     o    the replacement cost of a property may have little to do with its current market value; and

     o    income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

     If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is

                                      -50-

insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

BORROWER CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF
DEFAULT AND LOSS

     A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on--

     o    the operation of all of the related real properties, and

     o    the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans.

For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

LOAN CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT
AND LOSS

     Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the total principal balance of that pool were distributed more evenly.

GEOGRAPHIC CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF
DEFAULT AND LOSS

     If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to:

     o    any adverse economic developments that occur in the locale, state or region where the properties are located;

     o    changes in the real estate market where the properties are located;

     o    changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

     o    acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

                                      -51-

CHANGES IN POOL COMPOSITION WILL CHANGE THE NATURE OF YOUR INVESTMENT

     The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

     If you purchase offered certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

     In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

ADJUSTABLE RATE MORTGAGE LOANS MAY ENTAIL GREATER RISKS OF DEFAULT TO LENDERS
THAN FIXED RATE MORTGAGE LOANS

     Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

ADDITIONAL SECURED DEBT INCREASES THE LIKELIHOOD THAT A BORROWER WILL DEFAULT ON
A MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

     Some or all of the mortgage loans included in one of our trusts may permit the related borrower to encumber the related real property with additional secured debt.

     Even if a mortgage loan prohibits further encumbrance of the related real property, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults. Accordingly, a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring subordinate debt.

     The existence of any additional secured indebtedness increases the difficulty of refinancing a mortgage loan at the loan's maturity. In addition, the related borrower may have difficulty repaying multiple loans. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien.
See "LEGAL ASPECTS OF MORTGAGE LOANS--Subordinate Financing."

WITH RESPECT TO CERTAIN MORTGAGE LOANS INCLUDED IN OUR TRUSTS, THE MORTGAGED
PROPERTY OR PROPERTIES THAT SECURE THE SUBJECT MORTGAGE LOAN IN THE TRUST ALSO
SECURE ONE (1) OR MORE RELATED MORTGAGE LOANS THAT ARE NOT IN THE TRUST; THE
INTERESTS OF THE HOLDERS OF THOSE NON-TRUST MORTGAGE LOANS MAY CONFLICT WITH
YOUR INTERESTS

     Certain mortgage loans included in our trusts are each part of a loan combination or split loan structure that includes one or more additional mortgage loans (not included in the trust) that are secured by the same mortgage instrument(s) encumbering the same mortgaged property or properties, as applicable, as is the subject mortgage loan. See "THE TRUST FUND--Mortgage
Loans--Loan Combinations." Pursuant to one or more co-lender or similar agreements, a holder of a particular non-trust mortgage loan in a subject loan combination, or a group of holders of non-trust mortgage loans in a subject loan combination (acting together), may be granted various rights and powers that affect the mortgage loan in that loan combination that is in one of our trusts, including (a) cure rights with respect to the mortgage loan in our trust, (b) a purchase option with respect to the mortgage loan in our trust, (c) the right to advise, direct and/or consult with the applicable servicer regarding

                                      -52-

various servicing matters, including certain modifications, affecting that loan combination, and/or (d) the right to replace the applicable special servicer
(without cause) with respect to the mortgage loan in our trust. In some cases, those rights and powers may be assignable or may be exercised through a representative or designee. In connection with exercising any of the foregoing rights afforded to it, the holder of any non-trust mortgage loan in a loan combination that includes a mortgage loan in one of our trusts --or, if applicable, any representative, designee or assignee of that holder with respect to the particular right -- will likely not be an interested party with respect to the related series of certificates, will have no obligation to consider the interests of, or the impact of exercising such rights on, the related series of certificates and may have interests that conflict with your interests. If any such non-trust mortgage loan is included in a securitization, then the representative, designee or assignee exercising any of the rights of the holder of that non-trust mortgage loan may be a securityholder, an operating advisor, a controlling class representative or other comparable party or a servicer from that other unrelated securitization. You should expect that the holder or beneficial owner of a non-trust mortgage loan will exercise its rights and powers to protect its own economic interests, and will not be liable to the related series of certificateholders for so doing.

     In addition, certain of mortgage loans included in our trusts that are part of a loan combination will be serviced and administered pursuant to the servicing agreement for the securitization of a non-trust mortgage loan that is part of the same loan combination. Consequently, the certificateholders of the related series of certificates will have limited ability to control the servicing of those mortgage loans and the parties with control over the servicing of those mortgage loans may have interests that conflict with your interests. See "DESCRIPTION OF THE GOVERNING DOCUMENTS--Servicing Mortgage Loans
That Are Part of a Loan Combination."

THE BORROWER'S FORM OF ENTITY MAY CAUSE SPECIAL RISKS AND/OR HINDER RECOVERY

     Some of the mortgage loans underlying a series of offered certificates may have borrowers that are individuals or, alternatively, are entities that either have not been structured to diminish the likelihood of their becoming bankrupt or do not satisfy all the characteristics of special purpose entities. Further, some of the borrowing entities may have been in existence and conducting business prior to the origination of the related underlying mortgage loans, may own other property that is not part of the collateral for the related underlying mortgage loans and, further, may not have always satisfied all the characteristics of special purpose entities even if they currently do so. The related mortgage documents and/or organizational documents of those borrowers may not contain the representations, warranties and covenants customarily made by a borrower that is a special purpose entity, such as limitations on indebtedness and affiliate transactions and restrictions on the borrower's ability to dissolve, liquidate, consolidate, merge, sell all or any material portion of its assets or amend its organizational documents. These provisions are designed to mitigate the possibility that the borrower's financial condition would be adversely impacted by factors unrelated to the related mortgaged real property and the related mortgage loan.

     Borrowers not structured as bankruptcy-remote entities may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because those borrowers may be:

     o    operating entities with businesses distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; and

     o    individuals that have personal liabilities unrelated to the property.

     In addition, if an underlying mortgage loan is secured by a mortgage on both the related borrower's leasehold interest in the related mortgaged real property and the underlying fee interest in such property, the related borrower may be a special purpose entity, but the owner and pledgor of the related fee interest may not be a special purpose entity.

     However, any borrower, even an entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for

                                      -53-

bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

     With respect to those borrowers that are structured as special purposes entities, although the terms of the borrower's organizational documents and/or related loan documents require that the related borrower covenants to be a special purpose entity, in some cases those borrowers are not required to observe all covenants and conditions that typically are required in order for such an entity to be viewed under the standard rating agency criteria as a special purpose entity.

     Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your offered certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your offered certificates. See "--Borrower Bankruptcy
Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your
Offered Certificates" below and "LEGAL ASPECTS OF MORTGAGE LOANS--Bankruptcy
Laws."

     The mortgage loans underlying a series of offered certificates may have borrowers that own the related mortgaged real properties as tenants-in-common or may permit the related borrowers to convert into a tenant-in-common structure in the future. Generally, in tenant-in-common ownership structures, each tenant-in-common owns an undivided share in the subject real property. If a tenant-in-common desires to sell its interest in the subject real property and is unable to find a buyer or otherwise desires to force a partition, the tenant-in-common has the ability to request that a court order a sale of the subject real property and distribute the proceeds to each tenant-in-common owner proportionally. To reduce the likelihood of a partition action, a tenant-in-common borrower may be required to waive its partition right. However, there can be no assurance that, if challenged, this waiver would be enforceable or that it would be enforced in a bankruptcy proceeding.

     The enforcement of remedies against tenant-in-common borrowers may be prolonged because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated. While a lender may seek to mitigate this risk after the commencement of the first bankruptcy of a tenant-in-common by commencing an involuntary proceeding against the other tenant-in-common borrowers and moving to consolidate all those cases, there can be no assurance that a bankruptcy court would consolidate those separate cases. Additionally, tenant-in-common borrowers may be permitted to transfer portions of their interests in the subject mortgaged real property to numerous additional tenant-in-common borrowers.

     The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for these mortgage loans may be special purpose entities and some of those tenants-in-common may be individuals.

BORROWER BANKRUPTCY PROCEEDINGS CAN DELAY AND IMPAIR RECOVERY ON A MORTGAGE LOAN
UNDERLYING YOUR OFFERED CERTIFICATES

     Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

     In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property.
This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

                                      -54-

     A bankruptcy court also may:

     o    grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     o    reduce monthly payments due under a mortgage loan;

     o    change the rate of interest due on a mortgage loan; or

     o    otherwise alter a mortgage loan's repayment schedule.

     Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

     As a result of the foregoing, the related trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

ENVIRONMENTAL LIABILITIES WILL ADVERSELY AFFECT THE VALUE AND OPERATION OF THE
CONTAMINATED PROPERTY AND MAY DETER A LENDER FROM FORECLOSING

     There can be no assurance--

     o    as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

     o    that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

     o    that the results of the environmental testing were accurately evaluated in all cases;

     o    that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

     o    that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

     Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

                                      -55-

     In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by--

     o    tenants at the property, such as gasoline stations or dry cleaners, or

     o    conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

     Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner's liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

     The federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an
"owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if--

     o    agents or employees of the lender are deemed to have participated in the management of the borrower, or

     o    the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

     Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal
Comprehensive Environmental Response, Compensation and Liability Act of 1980, as
amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

     Federal law requires owners of residential housing constructed prior to
1978--

     o    to disclose to potential residents or purchasers information in their possession regarding the presence of known lead-based paint or lead-based paint-related hazards in such housing, and

     o    to deliver to potential residents or purchasers a United States
          Environmental Protection Agency approved information pamphlet describing the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

                                      -56-

     Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

SOME PROVISIONS IN THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES MAY
BE CHALLENGED AS BEING UNENFORCEABLE

     Cross-Collateralization Arrangements. It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower's loan. In order to do so, the court would have to determine that--

     o    the bankrupt party--

          1.   was insolvent at the time of granting the lien,

          2.   was rendered insolvent by the granting of the lien,

          3.   was left with inadequate capital, or

          4.   was not able to pay its debts as they matured; and

     o    the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower's loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

     Prepayment Premiums, Fees and Charges. Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

     Due-on-Sale and Debt Acceleration Clauses. Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of--

     o    the related real property, or

     o    a majority ownership interest in the related borrower.

     We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

                                      -57-

     The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if:

     o    the default is deemed to be immaterial,

     o    the exercise of those remedies would be inequitable or unjust, or

     o    the circumstances would render the acceleration unconscionable.

     Assignments of Leases. Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender's ability to collect the rents. See "LEGAL ASPECTS OF MORTGAGE
LOANS--Bankruptcy Laws."

     Defeasance. A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of U.S. Treasury obligations or other government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

CERTAIN ASPECTS OF SUBORDINATION AGREEMENTS, INCLUDING CO-LENDER AGREEMENTS
EXECUTED IN CONNECTION WITH MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES
THAT ARE PART OF A SPLIT LOAN STRUCTURE, MAY BE UNENFORCEABLE

     Pursuant to co-lender, intercreditor and similar agreements for certain of the mortgage loans included in one of our trusts, which mortgage loans are, in each case, intended to be senior to one or more other mortgage loans--not included in the related trust--that encumber the related mortgaged property, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the related borrower, and that the holder of the related mortgage loan that is included in our trust--directly or through an applicable servicer--will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender. While subordination agreements are generally enforceable in bankruptcy, in its decision in In re 203 North
LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the
United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections. In the event the foregoing holding is followed with respect to a co-lender relationship related to one of the mortgage loans underlying your offered certificates, the

                                      -58-

trustee's recovery with respect to the related borrower in a bankruptcy proceeding may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

WORLD EVENTS AND NATURAL DISASTERS COULD HAVE AN ADVERSE IMPACT ON THE REAL
PROPERTIES SECURING THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES AND
CONSEQUENTLY COULD REDUCE THE CASH FLOW AVAILABLE TO MAKE PAYMENTS ON THE
OFFERED CERTIFICATES

     The economic impact of the United States' military operations in Iraq and other parts of the world, as well as the possibility of any terrorist attacks domestically or abroad, is uncertain, but could have a material effect on general economic conditions, consumer confidence, and market liquidity. We can give no assurance as to the effect of these events on consumer confidence and the performance of the loans held by trust fund. Any adverse impact resulting from these events would be borne by the holders of one or more classes of the securities. In addition, natural disasters, including earthquakes, floods and hurricanes, also may adversely affect the real properties securing the mortgage loans that back your offered certificates. For example, real properties located in California may be more susceptible to certain hazards (such as earthquakes or widespread fires) than properties in other parts of the country and mortgaged real properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country. Hurricanes and related windstorms, floods and tornadoes have caused extensive and catastrophic physical damage in and to coastal and inland areas located in the Gulf Coast region of the United States and certain other parts of the southeastern United States. The underlying mortgage loans do not all require the maintenance of flood insurance for the related real properties. We cannot assure you that any damage caused by hurricanes, windstorms, floods or tornadoes would be covered by insurance.

JURISDICTIONS WITH ONE ACTION OR SECURITY FIRST RULES AND/OR ANTI-DEFICIENCY
LEGISLATION MAY LIMIT THE ABILITY OF THE SPECIAL SERVICER TO FORECLOSE ON A REAL
PROPERTY OR TO REALIZE ON OBLIGATIONS SECURED BY A REAL PROPERTY

     Several states, including California, have laws that prohibit more than one
"judicial action" to enforce a mortgage obligation, requiring the lender to exhaust the real property security for such obligation first and/or limiting the ability of the lender to recover a deficiency judgment from the obligor following the lender's realization upon the collateral. This could be particularly problematic for cross-collateralized, cross-defaulted or multi-property mortgage loans secured by real properties located in multiple states where only some of those states have such rules. A lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or forfeiting the right to enforce the underlying obligation. In some jurisdictions, the benefits of such laws may also be available to a guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first proceeding against the collateral and without a judicial foreclosure. Accordingly, where real properties are located in jurisdictions in which "one action," "security first" and/or "anti-deficiency"
rules may be applicable, the special servicer should seek to obtain advice of counsel prior to enforcing any of the trust's rights under any of the related mortgage loans and/or guarantees of those mortgage loans. As a result, the special servicer may incur additional - and perhaps significant additional -
delay and expense in foreclosing on the underlying real properties located in states affected by "one action," "security first" or "anti-deficiency" rules.
See "LEGAL ASPECTS OF MORTGAGE LOANS--Foreclosure--One Action and Security First
Rules" and "--Foreclosure--Anti-Deficiency Legislation."

LACK OF INSURANCE COVERAGE EXPOSES A TRUST TO RISK FOR PARTICULAR SPECIAL HAZARD
LOSSES

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in the related policy. Most insurance policies typically do not cover any physical damage resulting from, among other things:

                                      -59-

     o    war,

     o    riot, strike and civil commotion,

     o    terrorism,

     o    nuclear, biological or chemical materials,

     o    revolution,

     o    governmental actions,

     o    floods and other water-related causes,

     o    earth movement, including earthquakes, landslides and mudflows,

     o    wet or dry rot,

     o    mold,

     o    vermin, and

     o    domestic animals.

     Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

     Not all of the mortgaged real properties that secure mortgage loans included in one of our trusts will be insured against acts of terrorism. Some of those mortgage loans may not require terrorism insurance coverage. In other cases, because of heightened concern over future terrorist activities in the
United States, it may be difficult for borrowers to obtain or renew terrorism insurance coverage at commercially reasonable rates.

     There is also a possibility of casualty losses on a real property for which insurance proceeds, together with land value, may not be adequate to pay the mortgage loan in full or rebuild the improvements. Consequently, there can be no assurance that each casualty loss incurred with respect to a real property securing one of the mortgage loans included in one of our trusts will be fully covered by insurance or that the mortgage loan will be fully repaid in the event of a casualty.

     Furthermore, various forms of insurance maintained with respect to any of the real properties for the mortgage loans included in one of our trusts, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in that trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in our trust.

                                      -60-

LENDING ON CONDOMINIUM UNITS CREATES RISKS FOR LENDERS THAT ARE NOT PRESENT WHEN
LENDING ON NON-CONDOMINIUMS

     Some mortgage loans underlying the offered certificates will be secured by--

     o    the related borrower's interest in a commercial condominium unit or multiple units in a residential condominium project, and

     o    the related voting rights in the owners' association for the subject building, development or project.

     Condominiums may create risks for lenders that are not present when lending on properties that are not condominiums. In the case of condominiums, a condominium owner is generally responsible for the payment of common area maintenance charges. In the event those charges are not paid when due, the condominium association may have a lien for those unpaid charges against the owner of the subject condominium unit, and, in some cases, pursuant to the condominium declaration, the lien of the mortgage for a related mortgage loan is subordinate to that lien for unpaid common area maintenance charges. In addition, pursuant to many condominium declarations, the holders of the remaining units would become responsible for the common area maintenance charges that remain unpaid by any particular unit holder.

     Further, in the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium building and there is no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building, restoration following a casualty and many other decisions affecting the maintenance of that building, may not be consistent with the mortgage loan documents and may have an adverse impact on the mortgage loans that are secured by real properties consisting of such condominium interests.

     There can be no assurance that the related board of managers will act in the best interests of the borrower under those mortgage loans. Further, because of the nature of condominiums, a default on the part of the borrower with respect to such real properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject real property, because of the possible existence of multiple loss payees on any insurance policy covering the property, there could be a delay in the restoration of the property and/or the allocation of related insurance proceeds, if any.
Consequently, if any of the mortgage loans underlying the offered certificates are secured by the related borrower's interest in a condominium, servicing and realizing upon such mortgage loan could subject the holders of such offered certificates to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

LENDING ON GROUND LEASES CREATES RISKS FOR LENDERS THAT ARE NOT PRESENT WHEN
LENDING ON AN ACTUAL OWNERSHIP INTEREST IN A REAL PROPERTY

     In order to secure a mortgage loan, a borrower may grant a lien on its leasehold interest in a real property as tenant under a ground lease. If the ground lease does not provide for notice to a lender of a default under the ground lease on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

     In addition, upon the bankruptcy of a landlord or a tenant under a ground lease, the debtor entity has the right to assume or reject the ground lease. If a debtor landlord rejects the lease, the tenant has the right to remain

                                      -61-

in possession of its leased premises at the rent reserved in the lease for the term, including renewals. If a debtor tenant rejects any or all of its leases, the tenant's lender may not be able to succeed to the tenant's position under the lease unless the landlord has specifically granted the lender that right. If both the landlord and the tenant are involved in bankruptcy proceedings, the trustee for your offered certificates may be unable to enforce the bankrupt tenant's obligation to refuse to treat as terminated a ground lease rejected by a bankrupt landlord. In those circumstances, it is possible that the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the lease or mortgage loan documents.

     Further, in a recent decision by the United States Court of Appeals for the
Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 2003 U.S. App.
LEXIS 7612 (7th Cir. Apr. 23, 2003)), the court ruled that where a statutory sale of the leased property occurs under Section 363(f) of the U.S. Bankruptcy
Code upon the bankruptcy of a landlord, the sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section
363(e) of the U.S. Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, there can be no assurance that, in the event of a statutory sale of leased property pursuant to Section 363(f)
of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, there can be no assurance that the lessee and/or the lender (to the extent it can obtain standing to intervene)
will be able to recuperate the full value of the leasehold interest in bankruptcy court.

CHANGES IN ZONING LAWS MAY ADVERSELY AFFECT THE USE OR VALUE OF A REAL PROPERTY

     Due to changes in zoning requirements since construction, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use. This means that the owner is not required to alter the property's structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 MAY BE EXPENSIVE

     Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons. If a property does not currently comply with that Act, the property owner may be required to incur significant costs in order to effect that compliance. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.

LITIGATION AND OTHER LEGAL PROCEEDINGS MAY ADVERSELY AFFECT A BORROWER'S ABILITY
TO REPAY ITS MORTGAGE LOAN

     From time to time, there may be legal proceedings pending or threatened against the borrowers and their affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers and their affiliates. It is possible that such legal proceedings may have a material adverse effect on any borrower's ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your certificates.

                                      -62-

     The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following:

     o    breach of contract involving a tenant, a supplier or other party;

     o    negligence resulting in a personal injury, or

     o    responsibility for an environmental problem.

     Litigation will divert the owner's attention from operating its property.
If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner's ability to repay a mortgage loan secured by the property.

     From time to time, there may be condemnations pending or threatened against one or more of the mortgaged real properties securing the mortgage loans in one of our trusts. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged real property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged real property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates.

TAXES ON FORECLOSURE PROPERTY WILL REDUCE AMOUNTS AVAILABLE TO MAKE PAYMENTS ON
THE OFFERED CERTIFICATES

     One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate:

     o    any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of
          Section 856(d) of the Internal Revenue Code of 1986, and

     o    any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality and health care-related properties. These taxes, and the cost of retaining an independent contractor, would reduce the net proceeds available for payment with respect to the related offered certificates.

     In addition, in connection with the trust's acquisition of a real property, through foreclosure or similar action, and/or its liquidation of such property, the trust may in certain jurisdictions, particularly in New York and California, be required to pay state or local transfer or excise taxes. Such state or local taxes may reduce net proceeds available for distribution to the offered certificates.

RESIDUAL INTERESTS IN A REAL ESTATE MORTGAGE INVESTMENT CONDUIT HAVE ADVERSE TAX
CONSEQUENCES

     Inclusion of Taxable Income in Excess of Cash Received. If you own a
certificate that is a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC,

                                      -63-

regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate.
While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

     You will have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See "FEDERAL INCOME TAX CONSEQUENCES--REMICs."

     Some Taxable Income of a Residual Interest Cannot Be Offset Under the
Internal Revenue Code of 1986. A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal
Revenue Code of 1986. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion:

     o    generally will not be reduced by losses from other activities,

     o    for a tax-exempt holder, will be treated as unrelated business taxable income, and

     o    for a foreign holder, will not qualify for any exemption from withholding tax.

     Individuals and Some Entities Should Not Invest in REMIC Residual
Certificates. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the
Internal Revenue Code of 1986. Therefore, the certificates that are residual interests generally are not appropriate investments for:

     o    individuals,

     o    estates,

     o    trusts beneficially owned by any individual or estate, and

     o    pass-through entities having any individual, estate or trust as a shareholder, member or partner.

     In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to:

     o    a foreign person under the Internal Revenue Code of 1986, or

     o    a U.S. person that is classified as a partnership under the Internal
          Revenue Code of 1986, unless all of its beneficial owners are U.S.
          persons, or

     o    a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a U.S. person.

     It is possible that a class of offered certificates would also evidence a residual interest in a REMIC and therefore that class of offered certificates or the portion thereof that represents the residual interest in the REMIC

                                      -64-

would exhibit the characteristics, and be subject to the risks, described above in this "--Residual Interests in a Real Estate Mortgage Investment Conduit Have
Adverse Tax Consequences" section.

     See "FEDERAL INCOME TAX CONSEQUENCES--REMICs--Taxation of Owners of REMIC
Residual Certificates."

ADDITIONAL COMPENSATION TO THE MASTER SERVICER AND THE SPECIAL SERVICER AND
INTEREST ON ADVANCES WILL AFFECT YOUR RIGHT TO RECEIVE DISTRIBUTIONS ON YOUR
OFFERED CERTIFICATES

     To the extent described in the related prospectus supplement, the master servicer, the special servicer, the trustee and any fiscal agent will each be entitled to receive interest on unreimbursed advances made by that party with respect to the mortgage assets. This interest will generally accrue from the date on which the related advance was made or the related expense was incurred through the date of reimbursement. In addition, under certain circumstances, including a default by the borrower in the payment of principal and interest on a mortgage asset, that mortgage asset will become specially serviced and the related special servicer will be entitled to compensation for performing special servicing functions pursuant to the related governing document(s). The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. Thus, the payment of interest on advances and the payment of special servicing compensation may lead to shortfalls in amounts otherwise distributable on your offered certificates.

INABILITY TO REPLACE THE MASTER SERVICER COULD AFFECT COLLECTIONS AND RECOVERIES
ON THE MORTGAGE ASSETS

     The structure of the servicing fee payable to the master servicer might affect the ability to find a replacement master servicer. Although the trustee is required to replace the master servicer if the master servicer is terminated or resigns, if the trustee is unwilling (including for example because the servicing fee is insufficient) or unable (including for example, because the trustee does not have the systems to service mortgage loans), it may be necessary to appoint a replacement master servicer. Because the master servicing fee is structured as a percentage of the stated principal balance of each mortgage asset, it may be difficult to replace the servicer at a time when the balance of the mortgage loans has been significantly reduced because the fee may be insufficient to cover the costs associated with servicing the mortgage assets and/or related REO properties remaining in the mortgage pool. The performance of the mortgage assets may be negatively impacted, beyond the expected transition period during a servicing transfer, if a replacement master servicer is not retained within a reasonable amount of time.

PROBLEMS WITH BOOK-ENTRY REGISTRATION

     Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result--

     o    you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

     o    you may have only limited access to information regarding your offered certificates;

     o    you may suffer delays in the receipt of payments on your offered certificates; and

     o    your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

     See "DESCRIPTION OF THE CERTIFICATES--Book-Entry Registration and
Definitive Certificates."

                                      -65-

POTENTIAL CONFLICTS OF INTEREST CAN AFFECT A SERVICER'S PERFORMANCE

     A master servicer, special servicer or sub-servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

     In addition, a master servicer, special servicer or sub-servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans.
These relationships may create conflicts of interest.

     In servicing mortgage loans in any of our trusts, a master servicer, special servicer or sub-servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates--or, in the case of a sub-servicer, a consistent sub-servicing agreement--and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that if any of these parties or an affiliate owns certificates or has financial interests in or other financial dealings with any of the related borrowers, then it may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer or an affiliate thereof or any other related entity owns any certificates, and in particular a class of non-offered certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying acceleration or other enforcement in the hope of realizing greater proceeds in the future. However, this action or failure to take immediate action by a special servicer could pose a greater risk to the trust and ultimately result in a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

     Furthermore, a master servicer, special servicer or sub-servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer, special servicer or sub-servicer may be acting on behalf of parties with conflicting interests.

THE RISK OF TERRORISM IN THE UNITED STATES AND MILITARY ACTION MAY ADVERSELY
AFFECT THE VALUE OF THE OFFERED CERTIFICATES AND PAYMENTS ON THE MORTGAGE ASSETS

     It is impossible to predict the extent to which terrorist activities may occur in the United States. Furthermore, it is uncertain what effects any past or future terrorist activities and/or consequent actions on the part of the
United States Government and others, including military action, will have on
U.S. and world financial markets; local, regional and national economies; real estate markets across the U.S.; and/or particular business segments, including those that are important to the performance of the real properties that secure the mortgage loans underlying any series of offered certificates. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

     As a result of the foregoing, defaults on commercial real estate loans could increase; and, regardless of the performance of the mortgage loans underlying any series of offered certificates, the liquidity and market value of those offered certificates may be impaired.

                    CAPITALIZED TERMS USED IN THIS PROSPECTUS

     From time to time we use capitalized terms in this prospectus. Frequently used capitalized terms will have the respective meanings assigned to them in the glossary attached to this prospectus.

                                      -66-

                                 THE TRUST FUND

ISSUING ENTITIES

     The issuing entity with respect to each series of offered certificates is the entity that will own and hold the related underlying mortgage loans or mortgage-backed securities and in whose name those certificates will be issued.
Each issuing entity will be a statutory trust or a common law trust organized at our direction under the laws of the State or other jurisdiction specified in the related prospectus supplement. As described in the related prospectus supplement, the Governing Document for each series of offered certificates will set forth the permissible activities and restrictions on the activities of the related issuing entity and will govern the servicing and administration of the related trust assets. Each series of offered certificates will represent interests only in, and be payable solely from assets of, the related trust.
However, a series of offered certificates may be issued together with other certificates of the same series, which other certificates will not be offered pursuant to this prospectus.

DESCRIPTION OF THE TRUST ASSETS

     The trust assets backing a series of offered certificates will collectively constitute the related trust fund. Each such trust fund will primarily consist of:

     o    various types of multifamily and/or commercial mortgage loans;

     o    mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

     o    a combination of mortgage loans and mortgage-backed securities of the types described above.

     In addition to the asset classes described above in this "--Description of the Trust Assets"--section, we may include in the trust fund with respect to any series of offered certificates loans secured by equipment or inventory related to the real property collateral securing a mortgage loan in that trust fund, provided that such other asset classes in the aggregate will not exceed 10% by principal balance of the related asset pool.

     We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

     Unless we indicate otherwise in the related prospectus supplement, we will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

     Neither we nor any of our affiliates will guarantee payment of any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure payment of any of those mortgage assets.

MORTGAGE LOANS

     General. Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property:

     o    rental or cooperatively-owned buildings with multiple dwelling units;

                                      -67-

     o    retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

     o    retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

     o    office properties;

     o    hospitality properties, such as hotels, motels and other lodging facilities;

     o    casino properties;

     o    health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

     o    industrial properties;

     o    warehouse facilities, mini-warehouse facilities and self-storage facilities;

     o    restaurants, taverns and other establishments involved in the food and beverage industry;

     o    manufactured housing communities, mobile home parks and recreational vehicle parks;

     o    recreational and resort properties, such as golf courses, marinas, ski resorts and amusement parks;

     o    arenas and stadiums;

     o    churches and other religious facilities;

     o    parking lots and garages;

     o    mixed use properties;

     o    other income-producing properties; and

     o    unimproved land.

     The adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth under "RISK FACTORS--Various Types of Income-Producing
Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates
and Each Type of Income-Producing Property May Present Special Risks as
Collateral for a Loan" is a discussion of some of the various factors that may affect the value and operations of each of the indicated types of multifamily and commercial properties.

     The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include--

     o    a fee interest or estate, which consists of ownership of the property for an indefinite period,

     o    an estate for years, which consists of ownership of the property for a specified period of years,

                                      -68-

     o    a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease,

     o    shares in a cooperative corporation which owns the property, or

     o    any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United
States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

     Junior Mortgage Loans. If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property.
However, the loan or loans secured by the more senior liens on that property may not be included in the related trust fund. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are generally applied--

     o    first, to the payment of court costs and fees in connection with the foreclosure,

     o    second, to the payment of real estate taxes, and

     o    third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

     Delinquent Mortgage Loans. If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement--

     o    the period of the delinquency,

     o    any forbearance arrangement then in effect,

     o    the condition of the related real property, and

     o    the ability of the related real property to generate income to service the mortgage debt.

     We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in

                                      -69-

foreclosure. Furthermore, delinquent mortgage loans will not constitute 20% or more, as measured by dollar volume, of the mortgage asset pool for a series of offered certificates as of the relevant measurement date.

     Payment Provisions of the Mortgage Loans. Each of the mortgage loans included in one of our trusts will have the following features:

     o    an original term to maturity of not more than approximately 40 years;
          and

     o    scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

     A mortgage loan included in one of our trusts may also include terms that:

     o    provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

     o    provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

     o    provide for no accrual of interest;

     o    provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

     o    be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

     o    permit the negative amortization or deferral of accrued interest;

     o    permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

     o    prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

     Loan Combinations. Certain of the mortgage loans included in one of our trust funds may be part of a loan combination. A loan combination will generally consist of the particular mortgage loan or loans that we will include in the subject trust fund and one or more other mortgage loans that we will not include in the trust fund. Each mortgage loan comprising a particular loan combination is evidenced by a separate promissory note. The aggregate debt represented by the entire loan combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged property or properties. The mortgage loans constituting a particular loan combination are obligations of the same borrower and, in general, are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a loan combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender, intercreditor or similar agreement to which the respective holders of the subject promissory notes are parties and/or may be reflected in the subject promissory notes, a common loan agreement or other common loan document. Such co-lender, intercreditor or similar agreement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a loan combination. Further, each such co-lender agreement or other intercreditor arrangement may impose restrictions of the transferability of the ownership of any mortgage loan that is part of a loan combination. See "RISK FACTORS--With
Respect to Certain Mortgage

                                      -70-

Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One (1) or More Related
Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those
Non-Trust Mortgage Loans May Conflict with Your Interests."

     Real Property and Other Collateral. Following a foreclosure, acceptance of a deed in lieu of foreclosure or any enforcement action, trust assets may include real property or other collateral for a defaulted mortgage loan pending the liquidation of that collateral.

     Mortgage Loan Information in Prospectus Supplements. We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts:

     o    the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

     o    the type or types of property that provide security for repayment of the mortgage loans;

     o    the earliest and latest maturity date for the mortgage loans;

     o    the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

     o    loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

     o    the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

     o    if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

     o    information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

     o    debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

     o    the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

     If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, we will provide--

     o    more general information in the related prospectus supplement, and

     o    specific information in a report which will be filed with the SEC as part of a Current Report on Form 8-K following the issuance of those certificates.

                                      -71-

     In addition, with respect to any obligor or group of affiliated obligors with respect to any pool asset or group of pool assets, or property or group of related properties securing any pool asset or group of pool assets, if such pool asset or group of pool assets represents a material concentration within the mortgage asset pool, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties as required under the Securities Act and the Exchange Act.

     Originators. Some or all of the mortgage loans included in one of our trusts may be originated by Merrill Lynch Mortgage Lending, Inc. or by one of
our other affiliates. In addition, there may be other third-party originators of the mortgage loans to be included in one of our trusts. Accordingly, we will acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee, in privately negotiated transactions. See
"THE SPONSOR." We will identify in the related prospectus supplement any originator or group of affiliated originators--apart from any sponsor and/or its affiliates--that will or is expected to originate mortgage loans representing
10% or more of the related mortgage asset pool, by balance.

     Method and Criteria by Which Mortgage Loans are Selected for Inclusion in a
Securitization. There is no formal method or established criteria by which mortgage loans are selected for inclusion in any particular asset securitization. Merrill Lynch Mortgage Lending, Inc. ("MLML"), which is expected to be one of the sponsors, and its affiliates generally originate mortgage loans in accordance with the underwriting criteria described under the heading "THE
SPONSOR." When any such mortgage loan is originated, MLML or one of its affiliates will generally determine whether the subject mortgage loan is to be targeted for securitization. Mortgage loans targeted for securitization are usually securitized as soon as possible after origination. Accordingly, all such mortgage loans held by MLML pending securitization would be expected to be securitized as soon thereafter as possible.

     Notwithstanding the foregoing, we or MLML could decide not to include one or more mortgage loans in a particular securitization transaction for business reasons. For example, MLML or one of its affiliates could hold a mortgage loan out of securitization transactions until the related mortgaged property
"stabilizes" (such as following significant renovations, a lease-up period or a free rent period for a significant portion of the tenants). A mortgage loan may not be included in a securitization transaction because it would have adverse effects on the diversity of the subject asset pool (including by reason of its size, the related property type or the related geographic property location), which in turn could make the related certificates less appealing to investors or adversely affect rating levels. Also, MLML or an affiliate could remove a mortgage loan from the potential asset pool in response to investor feedback.
Likewise, we could request another sponsor or mortgage loan seller that is contributing mortgage loans to one of our securitizations not to include one or more of those mortgage loans for reasons similar to those above or because of material inconsistencies with MLML's underwriting standards.

MORTGAGE-BACKED SECURITIES

     The mortgage-backed securities underlying a series of offered certificates may include:

     o    mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality, or

     o    certificates issued and/or insured or guaranteed by Freddie Mac,
          Fannie Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality.

     In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

     Each mortgage-backed security included in one of our trusts--

                                      -72-

     o    will have been registered under the Securities Act, or

     o    will be exempt from the registration requirements of the Securities
          Act, or will have been held for at least the holding period specified in Rule 144(k) under that Act, or

     o    may otherwise be resold by us publicly without registration under the
          Securities Act.

     We will register the offering of any mortgage-backed security to be included in one of our trusts with the SEC if --

     o    the issuer of the subject mortgage-backed securities has a direct or indirect agreement, arrangement, relationship or understanding with the issuing entity, the depositor, any sponsor or an underwriter, relating to inclusion of those mortgage-backed securities in our trust,

     o    the issuer of the subject mortgage-backed securities or any of its affiliates is an affiliate of the issuing entity, the depositor, any sponsor or an underwriter of a series of offered certificates, or

     o    the depositor would not be free to publicly resell the subject mortgage-backed securities without registration under the Securities
          Act.

     Any registration of underlying securities will be made in compliance with the provisions of Rule 190 under the Securities Act. In connection with any such registration--

     o    the prospectus supplement for the related series of offered certificates will describe the plan of distribution for both that series of offered certificates and the underlying mortgage-backed securities; and

     o    the separate prospectus relating to the offering of the underlying mortgage-backed securities will be delivered simultaneously with the delivery of the prospectus relating to the series of offered certificates described in the prospectus supplement that relates to that series of offered certificates, which prospectus supplement will either state that the prospectus for the offering of the underlying mortgage-backed securities is being delivered along with the prospectus for the underlying mortgage-backed securities, or will be combined with the prospectus for the offering of the underlying mortgage-backed securities.

     If the offering of the subject series of offered certificates and the underlying mortgage-backed securities is not made on a firm commitment basis, the issuing entity or the underwriters for the offering of the subject series of offered certificates will be required to distribute a preliminary prospectus for both the subject series of offered certificates and the underlying mortgage-backed securities to any person who is expected to receive a confirmation of sale of the subject series of offered certificates at least 48 hours prior to sending such confirmation.

     We will describe in the related prospectus supplement the characteristics of the mortgage-backed securities that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts:

     o    the initial and outstanding principal amount(s) and type of the securities;

     o    the original and remaining term(s) to stated maturity of the securities;

     o    the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);

                                      -73-

     o    the payment characteristics of the securities;

     o    the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

     o    a description of the related credit support, if any;

     o    the type of mortgage loans underlying the securities;

     o    the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

     o    the terms and conditions for substituting mortgage loans backing the securities; and

     o    the characteristics of any agreements or instruments providing interest rate protection to the securities.

     With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Exchange Act, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.

SUBSTITUTION, ACQUISITION AND REMOVAL OF MORTGAGE ASSETS

     We will generally acquire the mortgage assets to be included in one of our trusts from Merrill Lynch Mortgage Lending, Inc. or another of our affiliates or from another seller of commercial and multifamily mortgage loans. We will then transfer those mortgage assets to the issuing entity for the related securitization transaction.

     If and to the extent described in the related prospectus supplement, we, a mortgage asset seller or another specified person or entity may make or assign to or for the benefit of one of our trusts various representations and warranties, or may be obligated to deliver to one of our trusts various documents, in either case relating to some or all of the mortgage assets transferred to that trust. A material breach of one of those representations and warranties or a failure to deliver a material document may, under the circumstances described in the related prospectus supplement, give rise to an obligation to repurchase the affected mortgage asset(s) out of the subject trust or to replace the affected mortgage asset(s) with other mortgage asset(s) that satisfy the criteria specified in the related prospectus supplement.

     In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related underlying mortgage loans or mortgage-backed securities initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, the subject securitization transaction may include a prefunding feature, in which case we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For a specified period, as set forth in the related prospectus supplement, following the date of initial issuance of that series of certificates, which will constitute the prefunding period, we or our designee will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver or arrange for the delivery of mortgage assets sufficient to make up the entire shortfall within the prefunding period, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

                                      -74-

     If the subject securitization transaction involves a prefunding period, then we will indicate in the related prospectus supplement, among other things:

     o    the term or duration of the prefunding period, which period may not extend more than one year beyond the date of initial issuance of the related offered certificates;

     o    the amount of proceeds to be deposited in the prefunding account and the percentage of the mortgage asset pool and any class or series of offered certificates represented by those proceeds, which proceeds may not exceed 50% of the related offering proceeds;

     o    triggers or events that would trigger limits on or terminate the prefunding period and the effects of such triggers;

     o    when and how new pool assets may be acquired during the prefunding period, and any limits on the amount, type or speed with which pool assets may be acquired;

     o    the acquisition or underwriting criteria for additional pool assets to be acquired during the prefunding period, including any differences from the criteria used to select the current asset pool;

     o    which party has the authority to add assets to the asset pool or determine if such pool assets meet the acquisition or underwriting criteria for additional pool assets, and whether or not there will be any independent verification of such person's exercise of authority or determinations;

     o    any requirements to add minimum amounts of pool assets and any effects of not meeting those requirements;

     o    if applicable, the procedures and standards for the temporary investment of funds in a prefunding account pending use (including the disposition of gains and losses on pending funds) and a description of the financial products or instruments eligible for such accounts;

     o    the circumstances under which funds in a prefunding account will be returned to investors or otherwise disposed of; and

     o    a statement of whether, and if so, how investors will be notified of changes to the asset pool.

     If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of certificates in exchange for:

     o    cash that would be applied to pay down the principal balances of certificates of that series; and/or

     o    other mortgage loans or mortgage-backed securities that--

          1.   conform to the description of mortgage assets in this prospectus,
               and

          2.   satisfy the criteria set forth in the related prospectus
               supplement.

     For example, if a mortgage loan backing a series of offered certificates defaults, then it may be subject to (a) a purchase option on the part of another lender whose loan is secured by a lien on the same real estate collateral or by a lien on an equity interest in the related borrower and/or (b) a fair value purchase option under the applicable governing document(s) for the subject securitization transaction or another servicing agreement.

                                      -75-

     In addition, if so specified in the related prospectus supplement, but subject to the conditions specified in that prospectus supplement, one or more holders of certificates may exchange those certificates for one or more of the mortgage loans or mortgage-backed securities constituting part of the mortgage pool underlying those certificates.

     Further, if so specified in the related prospectus supplement, a special servicer or other specified party for one of our trusts may be obligated, under the circumstances described in that prospectus supplement, to sell on behalf of the trust a delinquent or defaulted mortgage asset.

     See also "DESCRIPTION OF THE CERTIFICATES--Termination and Redemption."

CASH, ACCOUNTS AND PERMITTED INVESTMENTS

     The trust assets underlying a series of offered certificates will include cash from various sources, including initial deposits and payments and collections received or advanced on the related mortgage loans, mortgage-backed securities, instruments of credit enhancement, guaranteed investment contracts, interest rate exchange agreements, interest rate floor or cap agreements and/or currency exchange agreements, as applicable.

     The trust assets underlying a series of offered certificates will also include one or more accounts established and maintained on behalf of the holders. All initial deposits, payments and collections received or advanced on the related mortgage loans, mortgage-backed securities, instruments of credit enhancement, guaranteed investment contracts, interest rate exchange agreements, interest rate floor or cap agreements and/or currency exchange agreements, as the case may be, and any other cash held by one of our trusts will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

     Funds on deposit in any account established and maintained on behalf of certificateholders may be invested in Permitted Investments. In the related prospectus supplement, we will provide a summary description of those Permitted
Investments and identify the beneficiary of any interest and other income earned on funds in an account established and maintained on behalf of certificateholders.

CREDIT SUPPORT

     The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related underlying mortgage loans or mortgage-backed securities. The types of credit support that may benefit the holders of a class of offered certificates include:

     o    the subordination of one or more other classes of certificates of the same series;

     o    overcollateralization;

     o    a letter of credit;

     o    a surety bond;

     o    an insurance policy;

     o    a guarantee; and/or

     o    a reserve fund.

                                      -76-

     See "DESCRIPTION OF CREDIT SUPPORT".

     In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered certificates and, if applicable, we will identify the provider of that credit support.

ARRANGEMENTS PROVIDING REINVESTMENT, INTEREST RATE AND CURRENCY RELATED
PROTECTION

     The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested at a specified rate. Those trust assets may also include:

     o    interest rate exchange agreements;

     o    interest rate cap agreements;

     o    interest rate floor agreements; or

     o    currency exchange agreements.

     An interest rate exchange agreement, which is a type of swap agreement, is an arrangement whereby two parties (called counterparties) enter into an agreement to exchange periodic interest payments. The dollar amount the counterparties pay each other is an agreed-upon periodic interest rate multiplied by a predetermined dollar principal amount (which may decline over time according to an agreed-upon schedule), called the notional principal amount. No principal (notional amount) is exchanged between the parties to the transaction; only interest is exchanged. In its most common form, one party agrees to the pay the other a fixed rate of interest in exchange for a floating rate.

     An interest rate cap agreement is an arrangement whereby two parties (also called counterparties) enter into an agreement that places a ceiling (a "cap strike") on a floating rate of interest on a specified notional principal amount for a specific term. The buyer of the interest rate cap agreement uses the interest rate cap agreement to limit its maximum payable interest rate in respect of an obligation it has to make payments at a floating rate. If the buyer's floating rate rises above the cap strike, the interest rate cap agreement provides for payments from the seller to the buyer for the difference between the floating rate and the cap strike. If the floating rate remains below the cap strike, no payments are required. The cap buyer is required to pay an up-front fee for the cap agreement.

     An interest rate floor agreement is an arrangement whereby two parties
(also called counterparties) enter into an agreement that places a minimum value
(a "floor strike") on a floating rate of interest on a specified notional principal amount for a specific term. The buyer of the interest rate floor agreement uses the interest rate floor agreement to limit its minimum receivable interest rate in respect of an entitlement it has to receive payments at a floating rate. The seller of the interest rate floor agreement accepts a minimum on the interest rate it will pay in return for the receipt of a premium payment.
If the floating rate drops below the floor strike, the floor agreement provides for payments from the seller to the buyer for the difference between the floor strike and the floating rate.

     A currency exchange agreement, which is a type of swap agreement, is an arrangement whereby two parties (also called counterparties) enter into an agreement to exchange interest and/or principal payments in different currencies on a periodic or one-time basis.

     In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in

                                      -77-

interest rates or currency exchange rates. If applicable, we will also identify any obligor under the agreement or other arrangement.

                                   THE SPONSOR

GENERAL CHARACTER OF THE SPONSOR AND ITS BUSINESS

     Unless otherwise specified in the related prospectus supplement, Merrill
Lynch Mortgage Lending, Inc. ("MLML") will act as the sole sponsor or a co-sponsor for each securitization transaction involving the issuance of a series of offered certificates. Any other entity which acts as a sponsor or as a co-sponsor with MLML will be described in the related prospectus supplement.

     MLML is a Delaware corporation formerly known as ML Health Care Servicing,
Inc., and is a wholly-owned subsidiary of Merrill Lynch Mortgage Capital Inc., which is an indirect wholly owned subsidiary of Merrill Lynch & Co., Inc. MLML makes, and purchases from lenders, commercial and multifamily mortgage loans for the purpose of securitizing them in commercial mortgage-backed securitization
("CMBS") transactions. MLML and its affiliates also purchase prime, subprime, nonperforming and subperforming residential mortgage loans from originators of these loans and aggregates these loans for sale in asset-backed securitization transactions.

     MLML is licensed as a Title II Nonsupervised Mortgagee approved by the
United States Department of Housing and Urban Development to originate and service mortgage loans. MLML acts as servicer of record for a small number of
FHA-insured loans that are serviced by a sub-servicer. MLML does not service the commercial and multifamily loans that it originates or acquires for securitization in CMBS transactions.

     MLML also engages in the origination, and/or buying and selling, of mortgages and other interests in mortgage loans for investment purposes.
Further, MLML enters into resale and repurchase agreements to finance trading inventory positions.

THE SPONSOR'S SECURITIZATION PROGRAM

     MLML and its affiliates, directly or through correspondents, originate multifamily and commercial mortgage loans throughout the United States and abroad. MLML and its affiliates have been engaged in the origination of multifamily and commercial mortgage loans for securitization since 1994. The multifamily and commercial mortgage loans originated and securitized by MLML and its affiliates include both fixed-rate loans and floating-rate loans and both conduit balance loans--which are average-sized by industry standards-- and large balance loans. Most of the multifamily and commercial mortgage loans included in commercial mortgage securitizations sponsored by MLML and its affiliates have been originated, directly or through correspondents, by MLML or an affiliate.

     In addition, in the normal course of its securitization program, MLML and its affiliates, may also acquire multifamily and commercial mortgage loans from various third party originators. These mortgage loans may have been originated using underwriting guidelines not established by MLML or any of its affiliates.
The trust fund relating to a series of offered certificates may include mortgage loans originated by one or more of these third parties.

     MLML and its affiliates may also originate multifamily and commercial mortgage loans in conjunction with third-party correspondents and, in those cases, the third-party correspondents would perform the underwriting based on various criteria established or reviewed by MLML, and MLML or an affiliate would originate the subject mortgage loan on a specified closing date prior to inclusion in the subject securitization.

     In connection with its commercial mortgage securitization transactions,
MLML or an affiliate generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity

                                      -78-

for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage assets.

     MLML and its affiliates also work with rating agencies, unaffiliated mortgage loan sellers and servicers in structuring the securitization transaction. MLML will generally act as sponsor, originator and mortgage loan seller in its commercial mortgage securitization transactions. With respect to certain of its commercial mortgage securitization transactions, there may be a co-sponsor and/or other mortgage loan sellers and originators. We will identify any co-sponsor in the related prospectus supplement. Neither MLML nor any of its affiliates acts as servicer of the multifamily and commercial mortgage loans in its commercial mortgage securitizations. Instead, MLML and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund for a series of offered certificates.

     In connection with MLML or an affiliate contributing mortgage loans to a commercial mortgage securitization transaction, MLML or that affiliate may be obligated, specifically with respect to the mortgage loans that it is contributing, generally pursuant to a mortgage loan purchase agreement or other comparable agreement, to:

     o    deliver various specified loan documents;

     o    file and/or record various specified loan documents and assignments of those documents; and

     o    make various loan-specific representations and warranties.

     If it is later determined that any mortgage asset contributed by MLML or an affiliate fails to conform to the specified representations and warranties or there is a defect in or an omission with respect to certain specified mortgage loan documents related to that mortgage asset, which breach, defect or omission, as the case may be, is determined to have a material adverse effect on the value of the subject mortgage asset or such other standard as is described in the related prospectus supplement, then MLML or such affiliate will generally have an obligation to cure the subject defect, omission or breach or to repurchase or replace the subject mortgage asset.

UNDERWRITING STANDARDS

     General. Set forth below is a discussion of certain general underwriting guidelines of MLML with respect to multifamily and commercial mortgage loans originated by MLML. The underwriting guidelines described below may not--and generally will not--apply to multifamily and commercial mortgage loans acquired by MLML from third party originators.

     Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history. Consequently, there can be no assurance that the underwriting of any particular multifamily or commercial mortgage loan will conform to the general guidelines described in this "--Underwriting Standards"
section.

     Loan Analysis. MLML performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan it originates. The credit analysis of the borrower may include a review of third-party credit reports, reports resulting from judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower and its principals. Generally, borrowers are required to be single-purpose entities, although exceptions may be made from time to time on a case-by-case

                                      -79-

basis. The collateral analysis includes an analysis, in each case to the extent available, of historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Depending on the type of real property collateral involved and other relevant circumstances,
MLML's underwriting staff and/or legal counsel will review leases of significant tenants. MLML may also perform a limited qualitative review with respect to certain tenants located at the real property collateral, particularly significant tenants, credit tenants and sole tenants. MLML generally requires third-party appraisals, as well as environmental reports, building condition reports and, if applicable, seismic reports. Each report is reviewed for acceptability by a MLML staff member or a third-party reviewer. The results of these reviews are incorporated into the underwriting report.

     Loan Approval. Prior to commitment, all multifamily and commercial mortgage loans to be originated by MLML must be approved by one or more --depending on loan size--specified officers of MLML. The officer or officers responsible for loan approval may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

     Debt Service Coverage Ratio. The repayment of a multifamily or commercial mortgage loan is typically dependent upon the successful operation of the related real property collateral and the ability of that property to generate income sufficient to make payments on the loan. Accordingly, in connection with the origination of any multifamily or commercial mortgage loan, MLML will analyze whether cash flow expected to be derived from the subject real property collateral will be sufficient to make the required payments under that mortgage loan, taking into account, among other things, revenues and expenses for, and other debt currently secured by, or that in the future may be secured by, the subject real property collateral as well as debt secured by pledges of the ownership interests in the related borrower.

     The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

     o    the amount of income, net of operating expenses, capital expenditures and other amounts required to be reserved for various purposes, derived or expected to be derived from the related real property collateral for a given period that is available to pay debt service on the subject mortgage loan, to

     o    the scheduled payments of principal and/or interest during that given period on the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related real property collateral.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral.

     For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, MLML may utilize annual net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:

     o    the assumption that a particular tenant at the subject real property collateral that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

     o    the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject real property collateral or is out for signature will be executed and in place on a future date;

                                      -80-

     o    the assumption that a portion of currently vacant and unleased space at the subject real property collateral will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

     o    the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

     o    assumptions regarding the probability of renewal of particular leases and/or the re-leasing of certain space at the subject real property collateral and the anticipated effect on capital and re-leasing expenditures; and

     o    various additional lease-up assumptions and other assumptions regarding the payment of rent not currently being paid.

     There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance.

     Generally, the debt service coverage ratio for multifamily and commercial mortgage loans originated by MLML, calculated as described above, will be equal to or greater than 1.20:1 (subject to the discussion under "--Additional Debt"
below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan or related real property collateral. For example, MLML may originate a multifamily or commercial mortgage loan with a debt service coverage ratio below 1.20:1 based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization) the type of tenants and leases at the subject real property collateral, the taking of additional collateral such as reserves, letters of credit and/or guarantees, MLML's judgment of improved property performance in the future and/or other relevant factors.

     We expect to provide in the related prospectus supplement debt service coverage ratios for each mortgage loan backing a series of offered certificates and a more detailed discussion of the calculation of net cash flow used in determining those debt service coverage ratios.

     Loan-to-Value Ratio. MLML also looks at the loan-to-value ratio of a prospective multifamily or commercial mortgage loan as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

     o    the then outstanding principal balance of the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related real property collateral, to

     o    the estimated value of the related real property collateral based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

     Generally, the loan-to-value ratio for multifamily and commercial mortgage loans originated by MLML, calculated as described above, will be equal to or less than 80% (subject to the discussion under "--Additional Debt" below);
however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan or related real property collateral. For example, MLML may originate a multifamily or commercial mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the subject real property collateral, the taking of additional collateral such as reserves, letters of credit and/or guarantees, MLML's judgment of improved property performance in the future and/or other relevant factors.

                                      -81-

     We expect to provide in the related prospectus supplement loan-to-value ratios for each mortgage loan backing a series of offered certificates and the property valuation used in determining those loan-to-value ratios.

     Additional Debt. When underwriting a multifamily or commercial mortgage loan, MLML will take into account whether the subject real property collateral and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that MLML or an affiliate will be the lender on that additional debt.

     The debt service coverage ratios described above under "--Debt Service
Coverage Ratio" and the loan-to-value ratios described above under
"--Loan-to-Value Ratio" may be below 1.20:1 and above 80%, respectively, based on the existence of additional debt secured by the related real property collateral or directly or indirectly by equity interests in the related borrower.

     Assessments of Property Condition. As part of the underwriting process,
MLML will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis,
MLML may, subject to certain exceptions, inspect or retain a third party to inspect the property and will obtain the property assessments and reports described below.

     Appraisals. MLML will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser or an appraiser belonging to the
Appraisal Institute, a membership association of professional real estate appraisers. In addition, MLML will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal
Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions
Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, MLML may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

     Environmental Assessment. MLML may require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant,
MLML may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, MLML might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when MLML or the environmental consultant believes that such an analysis is warranted under the circumstances.

     Depending on the findings of the initial environmental assessment, MLML may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral.

     Engineering Assessment. In connection with the origination process, MLML may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, MLML will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

     Seismic Report. If the subject real property collateral includes any material improvements and is located in California or in seismic zones 3 or 4,
MLML may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of

                                      -82-

the estimated replacement cost for the improvements at the property, MLML may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

     Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, MLML will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents;
temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

     Where a property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, MLML will analyze whether--

     o    any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

     o    casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by MLML to be sufficient to pay off the related mortgage loan in full;

     o    the real property collateral, if permitted to be repaired or restored in conformity with current law, would in MLML's judgment constitute adequate security for the related mortgage loan; and/or

     o    to require the related borrower to obtain law and ordinance insurance.

     Escrow Requirements. Based on its analysis of the real property collateral, the borrower and the principals of the borrower, MLML may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation. MLML conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by MLML. Furthermore, MLML may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

     Notwithstanding the foregoing discussion under this "--Underwriting
Guidelines" section, we may purchase mortgage loans for inclusion in a trust fund which vary from, or do not comply with, MLML's underwriting guidelines. In addition, in some cases, MLML's and/or its affiliates may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

                                  THE DEPOSITOR

     We are Merrill Lynch Mortgage Investors, Inc., the depositor with respect to each series of certificates offered by this prospectus. We are a corporation organized under the laws of the State of Delaware. We were initially incorporated on June 13, 1986. We are a wholly owned, direct subsidiary of
Merrill Lynch Mortgage

                                      -83-

Capital Inc., which is an indirect wholly owned subsidiary of Merrill Lynch &
Co., Inc. Our principal executive offices are located at 4 World Financial
Center, 10th Floor 250 Vesey Street, New York, New York 10080. Our telephone number is 212-449-1000. There can be no assurance that at any particular time we will have any significant assets. We do not file with the SEC annual reports on
Form 10-K or any other reports with respect to ourselves or our financial condition pursuant to Section 13(a) or 15(d) of the Exchange Act.

     We were organized, among other things, for the purposes of:

     o    issuing and selling one or more series of bonds secured primarily by mortgage collateral and manufactured housing conditional sales contracts and loan agreements, investing in certain mortgage collateral and manufactured housing conditional sales contracts and loan agreements to be purchased with the proceeds of bonds secured thereby and taking certain other actions with respect thereto;

     o    selling interests in mortgage loans, mortgage collateral and manufactured housing conditional sales contracts and loan agreements, evidencing those interests with pass-through certificates, using the proceeds of the sale of the pass-through certificates to acquire the mortgage loans, mortgage collateral and manufactured housing conditional sales contracts and loan agreements, retaining an interest, including a subordinated interest, in the mortgage loans, mortgage collateral or manufactured housing conditional sales contracts and loan agreements acquired and sold and taking certain other actions with respect thereto;

     o    acting as settlor or depositor of trusts formed to issue, sell and deliver series of bonds secured by a pledge or assignment of mortgage obligations, pass-through certificates in mortgage loans or other mortgage collateral and manufactured housing conditional sales contracts and loan agreements and investing in or selling beneficial interests in the same, acquiring, owning, holding and pledging or selling interests in residential mortgage loans, mortgage collateral and manufactured housing conditional sales contracts and loan agreements and investing cash balances on an interim basis in certain short term investments; and

     o    doing all such things as are reasonable or necessary to enable us to carry out any of the above, including entering into loan agreements, servicing agreements and reimbursements agreements and selling certificates of interest in any trust for which we serve as depositor.

     Since our incorporation in 1986, we have been engaged in the securitization of commercial and multifamily mortgage loans and in acting as depositor of one or more trusts formed to issue commercial mortgage pass-through certificates that are secured by or represent interests in, pools of mortgage loans.

     We will generally acquire the mortgage assets that are to back each series of offered certificates from the sponsor(s) for the subject securitization transaction or, if specified in the prospectus supplement, from one or more other mortgage asset sellers, in each case in privately negotiated transactions.
We will thereupon transfer those mortgage assets to the related trust.

     After the issuance of a series of offered certificates, we may be required, to the extent specified in the related Governing Document, to perform certain actions on a continual basis, including but not limited to:

     o    to remove the trustee upon the occurrence of certain specified events, including certain events of bankruptcy or insolvency, failure to deliver certain required reports or imposition of a tax upon the trust fund, and thereupon appoint a successor trustee;

     o    to appoint a successor trustee in the event that the trustee resigns, is removed or becomes ineligible to continue serving in such capacity under the related Governing Document;

                                      -84-

     o    to provide the trustee, the master servicer and the special servicer with any reports, certifications and information--other than with respect to the mortgage loans--that they may reasonably require to comply with the terms of the related Governing Document; and

     o    to provide to the related tax administrator in respect of the related trust such information as it may reasonably require to perform its reporting and other tax compliance obligations under the related
          Governing Document.

     Generally, it is expected that the functions and/or duties set out under this "The Depositor" section will be performed by our agents or affiliates.

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on your offered certificates will depend on--

     o    the price you paid for your offered certificates,

     o    the pass-through rate on your offered certificates, and

     o    the amount and timing of payments on your offered certificates.

     The following discussion contemplates a trust established by us that consists only of mortgage loans. If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.

PASS-THROUGH RATE

     A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

PAYMENT DELAYS

     There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

YIELD AND PREPAYMENT CONSIDERATIONS

     The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following:

                                      -85-

     o    the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

     o    the dates on which any balloon payments are due; and

     o    the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

     Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

     The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon--

     o    whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium, and

     o    when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered certificates.

     If you purchase your offered certificates at a discount, then you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, then you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, then you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

     If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either--

     o    be based on the principal balances of some or all of the mortgage assets in the related trust, or

     o    equal the total principal balance, or a designated portion of the total principal balance, of one or more of the other classes of certificates of the same series.

Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which--

     o    payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence, and/or

     o    payments are made in reduction of the total principal balance of the class or classes of certificates, or the designated portion of that total principal balance, referred to in the second bullet point of the prior sentence.

                                      -86-

     The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including:

     o    the availability of mortgage credit;

     o    the relative economic vitality of the area in which the related real properties are located;

     o    the quality of management of the related real properties;

     o    the servicing of the mortgage loans;

     o    possible changes in tax laws; and

     o    other opportunities for investment.

     In general, those factors that increase--

     o    the attractiveness of selling or refinancing a commercial or multifamily property, or

     o    the likelihood of default under a commercial or multifamily mortgage loan,

would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

     The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as--

     o    prepayment lock-out periods, and

     o    requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes:

     o    to convert to a fixed rate loan and thereby lock in that rate, or

     o    to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to--

     o    realize its equity in the property,

                                      -87-

     o    meet cash flow needs or

     o    make other investments.

     Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

     We make no representation as to--

     o    the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates,

     o    the relative importance of those factors,

     o    the percentage of the principal balance of those mortgage loans that will be paid as of any date, or

     o    the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of--

     o    scheduled amortization, or

     o    prepayments, including--

          1.   voluntary prepayments by borrowers, and

          2.   involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

     In the prospectus supplement for a series of offered certificates, we will specify the projected weighted average life of each class of those offered certificates with principal balances, based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those weighted average lives and assumptions are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

PREPAYMENT MODELS

     Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model.
CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2%
per annum of the then outstanding principal

                                      -88-

balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month.
Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans.
Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either--

     o    to refinance the loan, or

     o    to sell the related real property.

If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by--

     o    the bankruptcy of the borrower, or

     o    adverse economic conditions in the market where the related real property is located.

     In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

     Negative Amortization. The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that:

     o    limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

     o    provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

     o    provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

     Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates.
We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

                                      -89-

     The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series.
Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

     The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

     During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

     Foreclosures and Payment Plans. The weighted average life of and yield on your offered certificates will be affected by--

     o    the number of foreclosures with respect to the underlying mortgage loans; and

     o    the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

     Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

     Losses and Shortfalls on the Mortgage Assets. The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

     The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following:

     o    a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

     o    the establishment of a priority of payments among classes of certificates.

     If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

                                      -90-

     Additional Certificate Amortization. If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources:

     o    amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     o    interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     o    prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     o    any other amounts described in the related prospectus supplement.

     The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.

                     DESCRIPTION OF THE GOVERNING DOCUMENTS

GENERAL

     The "Governing Document" for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the Governing
Document for a series of offered certificates will include us, a trustee, one or more master servicers and one or more special servicers. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. We will identify in the related prospectus supplement the parties to the Governing Document for the subject series of offered certificates.

     If we so specify in the related prospectus supplement, the originator of the mortgage assets or a party from whom we acquire mortgage assets or one of their respective affiliates may perform the functions of master servicer, special servicer, primary servicer, sub-servicer or manager for the trust to which we transfer those assets. The same person or entity may act as both master servicer and special servicer for one of our trusts.

     Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder. However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the
Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing
Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the
Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under "The Depositor."

                                      -91-

ASSIGNMENT OF MORTGAGE ASSETS

     At the time of initial issuance of any series of offered certificates, we will acquire and assign, or cause to be directly assigned, to the designated trustee those mortgage loans or mortgage-backed securities and any other assets to be included in the related trust fund. We will specify in the related prospectus supplement all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related underlying mortgage loans or mortgage-backed securities in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required.
Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

     Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including:

     o    in the case of a mortgage loan--

          1.   the address of the related real property,

          2.   the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap
               information,

          3.   the remaining term to maturity,

          4.   if the mortgage loan is a balloon loan, the remaining
               amortization term, and

          5.   the outstanding principal balance; and

     o    in the case of a mortgage-backed security--

          1.   the outstanding principal balance, and

          2.   the pass-through rate or coupon rate.

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO MORTGAGE ASSETS

     If and to the extent set forth in the prospectus supplement for any series of offered certificates, we will, with respect to each mortgage asset in the related trust, make or assign, or cause to be made or assigned, a limited set of representations and warranties covering, by way of example:

     o    the accuracy of the information set forth for each mortgage asset on the schedule of mortgage assets appearing as an exhibit to the
          Governing Document for that series;

     o    the warranting party's title to each mortgage asset and the authority of the warranting party to sell that mortgage asset; and

     o    in the case of a mortgage loan--

          1.   the enforceability of the related mortgage note and mortgage,

          2.   the existence of title insurance insuring the lien priority of the related mortgage, and

                                      -92-

          3.   the payment status of the mortgage loan.

     We will identify the warranting party, and give a more detailed summary of the representations and warranties made thereby, in the related prospectus supplement. In most cases, the warranting party will be a prior holder of the particular mortgage assets. We will also specify in the related prospectus supplement any remedies against the warranting party available to the related certificateholders, or the related trustee on their behalf, in the event of a material breach of any of those representations and warranties.

COLLECTION AND OTHER SERVICING PROCEDURES WITH RESPECT TO MORTGAGE LOANS

     The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

     In general, the related master servicer and special servicer, directly or through primary servicers or sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related
Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow those collection procedures as are consistent with the servicing standard set forth in the related Governing Document. Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan.

     The master servicer and/or the special servicer for one or our trusts, directly or through primary servicers or sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including:

     o    maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

     o    ensuring that the related properties are properly insured;

     o    attempting to collect delinquent payments;

     o    supervising foreclosures;

     o    negotiating modifications;

     o    responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

     o    protecting the interests of certificateholders with respect to senior lienholders;

     o    conducting inspections of the related real properties on a periodic or other basis;

     o    collecting and evaluating financial statements for the related real properties;

                                      -93-

     o    managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

     o    maintaining servicing records relating to mortgage loans in the trust.

     We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of:

     o    mortgage loans that are delinquent with respect to a specified number of scheduled payments;

     o    mortgage loans as to which there is a material non-monetary default;

     o    mortgage loans as to which the related borrower has--

          1.   entered into or consented to bankruptcy, appointment of a
               receiver or conservator or similar insolvency proceeding, or

          2.   become the subject of a decree or order for such a proceeding which has remained in force undischarged or unstayed for a specified number of days; and

     o    real properties acquired as part of the trust with respect to defaulted mortgage loans.

     The related Governing Document may also provide that if, in the judgment of the related master servicer or other specified party, a payment default or a material non-monetary default is reasonably foreseeable, the related master servicer may elect or be required to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

     A borrower's failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time period within which a special servicer can--

     o    make the initial determination of appropriate action,

     o    evaluate the success of corrective action,

     o    develop additional initiatives,

     o    institute foreclosure proceedings and actually foreclose, or

                                      -94-

     o    accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time.
See "LEGAL ASPECTS OF MORTGAGE LOANS--Bankruptcy Laws."

     A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as--

     o    performing property inspections and collecting, and

     o    evaluating financial statements.

     A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as--

     o    continuing to receive payments on the mortgage loan,

     o    making calculations with respect to the mortgage loan, and

     o    making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

     The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

     If and to the extent set forth in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

SERVICING MORTGAGE LOANS THAT ARE PART OF A LOAN COMBINATION

     Certain of the mortgage loans that are included in our trusts will be part of a loan combination as described under "The Trust Fund--Mortgage Loans--Loan
Combinations." With respect to certain of those mortgage loans, the entire loan combination may be serviced under the applicable Governing Document for our trust, in which case the servicers under the Governing Document will have to service the loan combination with regard to and considering the interests of the holders of the non-trust mortgage loans included in the related loan combination. With respect to other mortgage loans in our trusts that are part of a loan combination, the entire loan combination may be serviced under a servicing agreement for the securitization of a related non-trust loan in that loan combination, in which case our servicers and the certificateholders of the related series of certificates will have limited ability to control the servicing of those mortgage loans. In any event, the related non-trust mortgage loan noteholders may be permitted to exercise certain rights and direct certain servicing actions with respect to the entire loan combination, including the mortgage loan in our trust. See "RISK FACTORS--With Respect to Certain Mortgage
Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One (1) or More Related
Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those
Non-Trust Mortgage Loans May Conflict with Your Interests."

                                      -95-

PRIMARY SERVICERS AND SUB-SERVICERS

     A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers, primary servicers and sub-servicers. In addition, an originator or a seller of a mortgage loan may act as primary servicer or sub-servicer with respect to that mortgage loan after it is included in one of our trusts. A primary servicer or sub-servicer with respect to a particular mortgage loan will often have direct contact with the related borrower and may effectively perform all of the related primary servicing functions (other than special servicing functions), with related collections and reports being forwarded by that primary servicer or sub-servicer to the master servicer for aggregation of such items with the remaining mortgage pool. However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated for performance of the delegated duties under the related Governing Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document.

     Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer's or special servicer's compensation under the related Governing
Document is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the related trust, through the master servicer or special servicer, as the case may be, that retained it, for expenditures that it makes, generally to the same extent that such master servicer or special servicer, as the case may be, would be reimbursed under the related Governing Document.

     We will identify in the related prospectus supplement any primary servicer or sub-servicer that, at the time of initial issuance of the subject offered certificates, is affiliated with us or with the issuing entity or any sponsor for the subject securitization transaction or is expected to be a servicer of mortgage loans representing 10% or more of the related mortgage asset pool, by balance.

COLLECTION OF PAYMENTS ON MORTGAGE-BACKED SECURITIES

     Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then--

     o    that mortgage-backed security will be registered in the name of the related trustee or its designee;

     o    the related trustee will receive payments on that mortgage-backed security; and

     o    subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and remedies with respect to that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.

ADVANCES

     If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

     o    delinquent payments of principal and/or interest, other than balloon payments,

     o    property protection expenses,

                                      -96-

     o    other servicing expenses, or

     o    any other items specified in the related prospectus supplement.

     If there are any limitations with respect to a party's advancing obligations, we will discuss those limitations in the related prospectus supplement.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of--

     o    subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support, and

     o    any other specific sources identified in the related prospectus supplement.

     If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances--

     o    periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders, or

     o    at any other times and from any sources as we may describe in the related prospectus supplement.

     If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.

MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE MANAGER AND US

     Unless we specify otherwise in the related prospectus supplement, the master servicer, special servicer or manager for any of our trusts may each resign from its obligations in that capacity, upon--

     o    the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series, or

     o    a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

     In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be. In some cases, the appointment of a successor master servicer may require our consent, but if we have not responded to a request for consent to a successor within the requisite time period, that consent may be deemed to have been given. If the duties of the master servicer or the special servicer are transferred to a successor thereto, the master servicing fee and the special servicing fee and, except as otherwise described in the related prospectus supplement, any workout fee and/or any liquidation fee, as applicable, that accrues or otherwise becomes payable under the Governing Document from and after the date of such transfer will be payable to such successor. The

                                      -97-

Governing Document will require the resigning master servicer or special servicer to pay all costs and expenses in connection with its resignation and the resulting transfer of servicing.

     With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will, in each case, be obligated to perform only those duties specifically required under the related
Governing Document.

     In no event will we, any master servicer, special servicer or manager for one of our trusts, or any of our or their respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. Neither we nor any of those other parties to the related Governing Document will be protected, however, against any liability that would otherwise be imposed by reason of--

     o    willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the related Governing Document for any series of offered certificates, or

     o    reckless disregard of those obligations and duties.

     Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with any legal action or claim that relates to that Governing Document or series of offered certificates or to the related trust. The indemnification will not extend, however, to any such loss, liability or expense:

     o    specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

     o    incurred in connection with any legal action or claim against the relevant party resulting from any breach of a representation or warranty made in that Governing Document; or

     o    incurred in connection with any legal action or claim against the relevant party resulting from any willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under that Governing Document or reckless disregard of those obligations and duties.

     Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless:

     o    the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

     o    either--

          1.   that party is specifically required to bear the expense of the action, or

          2.   the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be
               reimbursed under the Governing Document for the affected series of offered certificates.

     However, we and each of those other parties may undertake any legal action that may be necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that

                                      -98-

Governing Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

     With limited exception, any person or entity--

     o    into which we or any related master servicer, special servicer or manager may be merged or consolidated, or

     o    resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party, or

     o    succeeding to all or substantially all of our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

     The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

EVENTS OF DEFAULT

     We will identify in the related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity. In general, the Governing Document for each series of offered certificates will provide that if the defaulting party is terminated as a result of any such event of default, and if a non-defaulting party to that Governing
Document incurs any costs or expenses in connection with the termination of the defaulting party and the transfer of the defaulting party's duties under that
Governing Document, then those costs and expenses of such non-defaulting party must be borne by the defaulting party, and if not paid by the defaulting party within a specified period after its termination, such non-defaulting party will be entitled to indemnification for those costs and expenses from the related trust fund, although the defaulting party will not thereby be relieved of its liability for those costs and expenses.

AMENDMENT

     The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons:

     1.   to cure any ambiguity;

     2.   to correct, modify or supplement any provision in the Governing
          Document which may be inconsistent with any other provision in that document or with the description of that document set forth in this prospectus or the related prospectus supplement;

     3.   to add any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the existing provisions of that document;

     4.   to the extent applicable, to relax or eliminate any requirement under the Governing Document imposed by the provisions of the Internal
          Revenue Code relating to REMICs or grantor trusts if

                                      -99-

          the provisions of the Internal Revenue Code are amended or clarified so as to allow for the relaxation or elimination of that requirement;

     5.   to relax or eliminate any requirement under the Governing Document imposed by the Securities Act, or the rules under that Act if that Act or those rules are amended or clarified so as to allow for the relaxation or elimination of that requirement;

     6.   to comply with any requirements imposed by the Internal Revenue Code or any final, temporary or, in some cases, proposed regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws, or to avoid a prohibited transaction or reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC or grantor trust created under the Governing Document;

     7.   to the extent applicable, to modify, add to or eliminate the transfer restrictions relating to the certificates which are residual interests in a REMIC;

     8.   to further clarify or amend any provision of the Governing Document to reflect the new agreement between the parties regarding SEC reporting and filing obligations and related matters; or

     9.   to otherwise modify or delete existing provisions of the Governing
          Document.

     However, no amendment of the Governing Document for any series of offered certificates that is covered solely by clauses 3. or 8. above, may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series. In addition, if the related trust is intended to be a "qualifying special purpose entity" under FASB 140, then no such amendment may significantly change the activities of the related trust.

     In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 66
2/3%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to the certificateholders of that series.
However, the Governing Document for a series of offered certificates may not be amended to--

     o    reduce in any manner the amount of, or delay the timing of, payments received on the related underlying mortgage loans or mortgage-backed securities that are required to be distributed on any offered or non-offered certificate of that series without the consent of the holder of that certificate; or

     o    adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner without the consent of the holders of all certificates of that class; or

     o    modify the provisions of the Governing Document relating to amendments of that document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

     o    modify the specified percentage of voting rights which is required to be held by certificateholders to consent, approve or object to any particular action under the Governing Document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

     o    if the related trust is intended to be a "qualifying special purpose entity" under FASB 140, significantly change the activities of the related trust without the consent of the holders of offered

                                      -100-

          and non-offered certificates of that series representing, in total, not less than a majority of the voting rights for that series, without regard to any of those certificates held by us or any of our affiliates or agents.

Notwithstanding the foregoing, the Governing Document for any series of offered certificates may provide that we need not be a party to any amendment to that
Governing Document, but rather may provide that any such amendment may not adversely affect our rights and/or interests without our consent.

LIST OF CERTIFICATEHOLDERS

     Upon written request of three or more certificateholders of record of any series made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Governing
Document, the related trustee or other certificate registrar of that series will afford the requesting certificateholders access during normal business hours to the most recent list of certificateholders of that series. However, the trustee may first require a copy of the communication that the requesting certificateholders propose to send.

THE TRUSTEE

     The trustee for each series of offered certificates will be named in the related prospectus supplement. The commercial bank, banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with the us and our affiliates and with any of the other parties to the related Governing Document and its affiliates.

DUTIES OF THE TRUSTEE

     The trustee for each series of offered certificates will not--

     o    make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document, or

     o    be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

     If no event of default has occurred and is continuing under the related
Governing Document, the trustee for each series of offered certificates will be required to perform only those duties specifically required under the related
Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related
Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid by the related trust assets.

     The trustee for each series of offered certificates and each of its directors, officers, employees, affiliates, agents and "control persons" within the meaning of the Securities Act will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee or any of those other persons in connection with that trustee's acceptance or administration of its trusts under the related Governing Document.
However, the indemnification of a trustee or any of its directors, officers, employees, affiliates, agents and "control persons" will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad

                                      -101-

faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the related Governing Document.

     No trustee for any series of offered certificates will be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the related Governing Document.

     No trustee for any series of offered certificates will be under any obligation to exercise any of the trusts or powers vested in it by the related
Governing Document or to institute, conduct or defend any litigation under or in relation to that Governing Document at the request, order or direction of any of the certificateholders of that series, unless those certificateholders have offered the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

     No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

     The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any agent or attorney appointed by it with due care.

     The protections, immunities and indemnities afforded to the trustee for one of our trusts will also be available to it in its capacity as authenticating agent, certificate registrar, tax administrator and custodian for that trust.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee for any series of offered certificates may resign at any time by giving written notice thereof to us, the master servicer, the special servicer and all certificateholders. Upon receiving such notice, we will be obligated to appoint a successor to a resigning trustee. If no successor trustee has been appointed and has accepted appointment within 30 days after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     In general, if--

     o    at any time the trustee ceases to be eligible in accordance with the provisions of the Governing Document and fails to resign after we make a written request for the trustee to resign, or

     o    if at any time the trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the trustee or of its property is appointed, or any public officer takes charge or control of the trustee or of its property or affairs for the purpose of
          rehabilitation, conservation or liquidation, or

     o    if the trustee fails (other than by reason of the failure of either the master servicer or the special servicer to timely perform its obligations or as a result of other circumstances beyond the trustee's reasonable control) to timely deliver or otherwise make available in accordance with the Governing Document certain reports or statements required under the Governing Document and such failure continues unremedied for a period set forth in the Governing Document after receipt of written notice by the trustee of such failure, or

                                      -102-

     o    if a tax is imposed or threatened with respect to the trust fund by any state in which the trustee is located or in which it holds any portion of the trust fund,

then we may remove the trustee and appoint a successor trustee acceptable to us and the master servicer by written instrument, in duplicate, which instrument must be delivered to the trustee so removed and to the successor trustee.

     In addition, unless we indicate otherwise in the related prospectus supplement, the holders of the offered and non-offered certificates of a subject series of certificates evidencing not less than 51%--or any other percentage specified in the related prospectus supplement--of the voting rights for that series may at any time remove the trustee and appoint a successor trustee by written instrument(s), signed by such holders or their attorneys-in-fact, delivered to the master servicer, the trustee so removed and the successor trustee so appointed.

     In the event that the trustee is terminated or removed, all of its rights and obligations under the Governing Document and in and to the trust assets will be terminated, other than any rights or obligations that accrued prior to the date of such termination or removal, including the right to receive all fees, expenses, advances, interest on advances and other amounts accrued or owing to it under the Governing Document with respect to periods prior to the date of such termination or removal, and no termination without cause will be effective until the payment of those amounts to the trustee. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee. The Governing Document will generally provide that the predecessor trustee is required to deliver to the successor trustee--at the expense of the certificateholders that effected the removal if the trustee has been removed without cause, otherwise, if the trustee has been removed with cause or not at the request of certificateholders, or if such expenses are not paid by such certificateholders within a specified period, at the expense of the trust--all documents related to the mortgage assets held by it or its agent and statements held by it under the Governing
Document.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interests in a trust established by us. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

     A series of certificates consists of all those certificates that--

     o    have the same series designation;

     o    were issued under the same Governing Document; and

     o    represent beneficial ownership interests in the same trust.

     A class of certificates consists of all those certificates of a particular series that--

     o    have the same class designation; and

     o    have the same payment terms.

                                      -103-

     The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive:

     o    a stated principal amount, which will be represented by its principal balance, if any;

     o    interest on a principal balance or notional amount, at a fixed, floating, adjustable or variable pass-through rate, which pass-through rate may change as of a specified date or upon the occurrence of specified events or for any other reason from one accrual or payment period to another, as described in the related prospectus supplement;

     o    specified, fixed or variable portions of the interest, principal or other amounts received on the related underlying mortgage loans or mortgage-backed securities;

     o    payments of principal, with disproportionate, nominal or no payments of interest;

     o    payments of interest, with disproportionate, nominal or no payments of principal;

     o    payments of interest on a deferred or partially deferred basis, which deferred interest may be added to the principal balance, if any, of the subject class of offered certificates or which deferred interest may or may not accrue interest, all as set forth in the related prospectus supplement;

     o    payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

     o    payments of interest or principal that are, in whole or in part, calculated based on or payable specifically or primarily from payments or other collections on particular related underlying mortgage loans or mortgage-backed securities;

     o    payments of principal to be made, from time to time or for designated periods, at a rate that is--

          1.   faster and, in some cases, substantially faster, or

          2.   slower and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the related underlying mortgage loans or mortgage-backed
               securities;

     o    payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology;

     o    payments of principal that may be accelerated or slowed in response to a change in the rate of principal payments on the related underlying mortgage loans or mortgage-backed securities in order to protect the subject class of offered certificates or, alternatively, to protect one or more other classes of certificates of the same series from prepayment and/or extension risk;

     o    payments of principal out of amounts other than payments or other collections of principal on the related underlying mortgage loans or mortgage-backed securities such as excess spread on the related underlying mortgage loans or mortgage-backed securities or amounts otherwise payable as interest with respect to another class of certificates of the same series, which other class of certificates provides for the deferral of interest payments thereon;

                                      -104-

     o    payments of residual amounts remaining after required payments have been made with respect to other classes of certificates of the same series; or

     o    payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related underlying mortgage loans or mortgage-backed securities.

     Any class of offered certificates may be senior or subordinate to or pari passu with one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

     A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, floating, adjustable or variable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, floating, adjustable or variable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, floating, adjustable or variable rate and on another portion of its total principal balance or notional amount at a different fixed, floating, adjustable or variable rate. Furthermore, a class of offered certificates may be senior to another class of certificates of the same series in some respects, such as receiving payments out of payments and other collections on particular related underlying mortgage loans or mortgage-backed securities, but subordinate in other respects, such as receiving payments out of the payments and other collections on different related underlying mortgage loans or mortgage-backed securities.

     Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream
Banking, societe anonyme or the Euroclear System, for so long as they are participants in DTC.

PAYMENTS ON THE CERTIFICATES

     General. Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. Payments and other collections on or with respect to the related underlying mortgage loans or mortgage-backed securities will be the primary source of funds payable on a series of offered certificates. In the prospectus supplement for each series of offered certificates, we will identify:

     o    the frequency of distributions and the periodic distribution date for that series,

     o    the relevant collection period for payments and other collections on or with respect to the related underlying mortgage loans or mortgage-backed securities that are payable on that series on any particular distribution date; and

     o    the record date as of which certificateholders entitled to payments on any particular distribution date will be established.

                                      -105-

     All payments with respect to a class of offered certificates on any distribution date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates.
Payments on an offered certificate will be made to the holder entitled thereto either--

     o    by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date, or in most cases, a specified number of days, generally no more than five, prior to that date, and has satisfied any other conditions specified in the related prospectus supplement, or

     o    by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

     In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

     In connection with the offering and issuance of each series of offered certificates, we will include the following information in the related prospectus supplement:

     o    the flow of funds for the transaction, including the payment allocations, rights and distribution priorities among all classes of the subject offered certificates, and within each class of those offered certificates, with respect to cash flows;

     o    any specified changes to the transaction structure that would be triggered upon a default or event of default on the related trust assets, such as a change in distribution priority among classes;

     o    any credit enhancement, guaranteed investment contracts, interest rate exchange agreements, interest rate floor or cap agreements and/or currency exchange agreements, that are designed to enhance credit, facilitate the timely payment of monies due on the mortgage assets or owing to certificateholders, adjust the rate of return on those offered certificates, or preserve monies that will or might be distributed to certificateholders;

     o    how cash held pending distribution or other uses is held and invested, the length of time cash will be held pending distributions to certificateholders, the identity of the party or parties with access to cash balances and the authority to invest cash balances, the identity of the party or parties making decisions regarding the deposit, transfer or disbursement of mortgage asset cash flows and whether there will be any independent verification of the transaction accounts or account activity; and

     o    an itemized list (in tabular format) of fees and expenses to be paid or payable out of the cash flows from the related underlying mortgage loans or mortgage-backed securities.

     In the flow of funds discussion in any prospectus supplement, we will provide information regarding any directing of cash flows from the trust assets
- such as to reserve accounts, cash collateral accounts or expenses - and the purpose and operation of those requirements.

     Payments of Interest. In the case of a class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class.
However, in some cases, the interest payable with respect to a class of interest-bearing offered certificates will equal a specified percentage or other specified portion, calculated as described in the related prospectus supplement, of the interest accrued or

                                      -106-

payable, as applicable, on some or all of the related underlying mortgage loans or mortgage-backed securities or on a particular related underlying mortgage loan or mortgage-backed security.

     The pass-through rate for a class of interest-bearing offered certificates may be fixed, floating, adjustable or variable. For example, the pass-through rate for a class of interest-bearing offered certificates may be:

     o    a specified fixed rate;

     o    a rate based on the interest rate for a particular related mortgage asset;

     o    a rate based on a weighted average of the interest rates for some or all of the related underlying mortgage loans or mortgage-backed securities, except that for purposes of calculating that weighted average rate any or all of the underlying rates may first be subject to a cap or floor or be increased or decreased by a specified spread or percentage or a spread or percentage calculated based on a specified formula, with any such underlying rate adjustments permitted to vary from mortgage asset to mortgage asset or, in the case of any particular mortgage asset, from one accrual or payment period to another;

     o    a rate that resets periodically based upon, and that varies either directly or indirectly with, the value from time to time of a designated objective index, such as the London interbank offered rate, a particular prime lending rate, a particular Treasury rate, the average cost of funds of one or more financial institutions or another similar index rate, as determined from time to time as set forth in the related prospectus supplement;

     o    a rate that is equal to the product of (a) a rate described in any of the foregoing bullets in this sentence, multiplied by (b) a specified percentage or a percentage calculated based on a specified formula, which specified percentage or specified formula may vary from one accrual or payment period to another;

     o    a rate that is equal to (a) a rate described in any of the foregoing bullets in this sentence, increased or decreased by (b) a specified spread or a spread calculated based on a specified formula, which specified spread or specified formula may vary from one accrual or payment period to another;

     o    a floating, adjustable or otherwise variable rate that is described in any of the foregoing bullets in this sentence, except that it is limited by (a) a cap or ceiling that establishes either a maximum rate or a maximum number of basis points by which the rate may increase from one accrual or payment period to another or over the life of the subject offered certificates or (b) a floor that establishes either a minimum rate or a maximum number of basis points by which the rate may decrease from one accrual or payment period to another or over the life of the subject offered certificates;

     o    a rate that is described in any of the foregoing bullets in this sentence, except that it is subject to a limit on the amount of interest to be paid on the subject offered certificates in any accrual or payment period that is based on the total amount available for distribution;

     o    the highest, lowest or average of any two or more of the rates described in the foregoing bullets in this sentence, or the differential between any two of the rates described in the foregoing bullets in this sentence; or

     o    a rate that is based on (a) one fixed rate during one or more accrual or payment periods and a different fixed rate or rates, or any other rate or rates described in any of the foregoing bullets in this sentence, during other accrual or payment periods or (b) a floating, adjustable or otherwise

                                      -107-

          variable rate described in any of the foregoing bullets in this sentence, during one or more accrual or payment periods and a fixed rate or rates, or a different floating, adjustable or otherwise variable rate or rates described in any of the foregoing bullets in this sentence during other accrual or payment periods.

     We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a floating, adjustable or variable pass-through rate, the method for determining that pass-through rate and how frequently it will be determined. If the rate to be paid with respect to any class of offered certificates can be a combination of two or more rates, we will provide information in the related prospectus supplement regarding each of those rates and when it applies.

     Interest may accrue with respect to any offered certificate on the basis of:

     o    a 360-day year consisting of 12 30-day months,

     o    the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days,

     o    the actual number of days elapsed during each relevant period in a normal calendar year, or

     o    any other method identified in the related prospectus supplement.

     We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

     Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each distribution date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular distribution date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

     If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either:

     o    based on the principal balances of some or all of the related underlying mortgage loans or mortgage-backed securities; or

     o    equal to the total principal balances of one or more other classes of certificates of the same series.

     Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

     We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related underlying mortgage loans or mortgage-backed securities.

     Payments of Principal. An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that

                                      -108-

certificate will be entitled to receive as principal out of the future cash flow on the related underlying mortgage loans or mortgage-backed securities and the other related trust assets (which will be of the type described under "THE TRUST
FUND").

     The total outstanding principal balance of any class of offered certificates will be reduced by--

     o    payments of principal actually made to the holders of that class, and

     o    if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related underlying mortgage loans or mortgage-backed securities that are allocated to or are required to be borne by that class.

     A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular distribution date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

     We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

     We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement. Unless we so state in the related prospectus supplement, the initial total principal balance of a series of certificates will not be greater than the total outstanding principal balance of the related underlying mortgage loans or mortgage-backed securities transferred by us to the related trust. We will specify in the related prospectus supplement, if applicable the extent, expressed as a percentage, initial total principal balance of a series of certificates is greater than or less than the total outstanding principal balance of the related underlying mortgage loans or mortgage-backed securities that we transfer to the trust

     The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances of principal received or made with respect to the mortgage assets. Payments of principal on a series of offered certificates may also be made from the following sources:

     o    amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     o    interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     o    prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     o    any other amounts described in the related prospectus supplement.

     We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each distribution date including any principal distribution schedules and formulas for calculating principal distributions from cash flows on the trust assets. Payment priorities among, principal distribution schedules for and formulas for calculating principal, distributions from cash flows on the related trust assets with respect to various classes of certificates of any particular series may be affected by and/or subject to change based upon defaults and/or losses with respect to the related trust assets or one or more particular trust assets and/or liquidation, amortization, performance or similar riggers or events with respect to the related trust assets or one or more particular trust assets. We will identify in the related prospectus supplement the rights of certificateholders

                                      -109-

and changes to the transaction structure or flow of funds if the events or triggers described in the preceding sentence occur.

     The offered certificates will not have maturity dates in a traditional sense, and it will not be an event of default if a class of offered certificates is not paid in full by a specified date. However, if the offered certificates of any particular class or series are not paid in full by a specified date, then, as and to the extent described in the related prospectus supplement, the applicable Governing Document may provide for a liquidation of a sufficient amount of related underlying mortgage loans or mortgage-backed securities to retire that class or series.

ALLOCATION OF LOSSES AND SHORTFALLS

     If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows:

     o    by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

     o    by establishing a priority of payments among those classes.

     See "DESCRIPTION OF CREDIT SUPPORT."

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE; REPORTS FILED WITH THE SEC

     All documents filed for the trust relating to a series of offered certificates after the date of this prospectus and before the end of the related offering with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the
Exchange Act, are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus--or in the related prospectus supplement--or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

     We or another transaction party on behalf of the trust for a series of offered certificates will file the reports required under the Securities Act and under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. These reports include but are not limited to:

     o    Reports on Form 8-K (Current Report), following the issuance of the series of certificates of the related trust fund, including as
          Exhibits to the Form 8-K, various agreements or other documents specified in the related prospectus supplement, if applicable;

     o    Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

     o    Reports on Form 10-D (Asset-Backed Issuer Distribution Report),
          containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following each related distribution date; and

                                      -110-

     o    Report on Form 10-K (Annual Report), containing the items specified in
          Form 10-K with respect to a fiscal year and filing or furnishing, as appropriate, the required exhibits and the certification delivered pursuant to Section 302(a) of the Sarbanes-Oxley Act of 2002.

     We do not intend, and no other transaction party will be required, to file with the SEC any reports required under Section 13(a), 13(c), 14 or 15(d) of the
Exchange Act with respect to any of our trusts following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Securities
Exchange Act of 1934. Unless specifically stated in the report, the reports and any information included in the report will neither be examined nor reported on by an independent public accountant. Each of our trusts will have a separate file number assigned by the SEC, which unless otherwise specified in the related prospectus supplement is not available until filing of the final prospectus supplement related to the series. Reports filed with the SEC with respect to one of our trusts after the final prospectus supplement is filed will be available under trust's specific number, which will be a series number assigned to the file number for our registration statement as shown under "AVAILABLE
INFORMATION."

     We anticipate that, with respect to each of our trusts, the annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form
8-K and amendments to those reports filed or furnished pursuant to section 13(a)
or 15(d) of the Exchange Act will be made available on the website of the related trustee or the website of such other transaction party as may be identified in the prospectus supplement for the related series of offered certificates, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. If this is the case, we will identify in the applicable prospectus supplement the address of that website. If the foregoing reports will not be made available in this manner, then we will, in the related prospectus supplement, state whether an identified transaction party voluntarily will provide electronic or paper copies of the subject filings free of charge upon request.

     We will, or will cause another transaction party to, provide to each person, including any beneficial owner, to whom a prospectus is delivered in connection with any offered certificates, free of charge upon written or oral request, a copy of any and all of the information that is incorporated by reference in that prospectus but not delivered with that prospectus. We will, in the related prospectus supplement, state the name, address and telephone number to which the request for this information must be made.

REPORTS TO CERTIFICATEHOLDERS

     On or about each distribution date, the related master servicer, manager or trustee will forward to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding--

     o    the payments made on that distribution date with respect to the applicable class of offered certificates, and

     o    the recent performance of the mortgage assets.

     Within a reasonable period of time after the end of each calendar year, the related master servicer, manager or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate, upon request, a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for--

     o    that calendar year, or

     o    the applicable portion of that calendar year during which the person was a certificateholder.

                                      -111-

The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code.

     If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee, as the case may be, to include in any distribution date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.

     Except as described in the related prospectus supplement, neither the master servicer nor any other party to a Governing Document will be required to provide certificateholders, or a trustee on their behalf, periodic evidence of the absence of a default under, or of compliance with the terms of, that
Governing Document.

VOTING RIGHTS

     Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except--

     o    with respect to those amendments to the governing documents described under "DESCRIPTION OF THE GOVERNING DOCUMENTS--Amendment," or

     o    as otherwise specified in this prospectus or in the related prospectus supplement.

     As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

TERMINATION AND REDEMPTION

     The trust for each series of offered certificates will terminate and cease to exist following:

     o    the final payment or other liquidation of the last mortgage asset in that trust; and

     o    the payment, or provision for payment (i) to the certificateholders of that series of all amounts required to be paid to them and (ii) to the trustee, the fiscal agent, the master servicer, the special servicer and the members, managers, officers, directors, employees and/or agents of each of them of all amounts which may have become due and owing to any of them under the Governing Document.

     Written notice of termination of a trust will be given to each affected certificateholder prior to the date of termination. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

     If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement which parties may exercise that purchase option, the circumstances under which those parties may exercise that purchase option and the price or the formula for determining the price.

     If we so specify in the related prospectus supplement, following the date on which the total principal balances of the offered certificates are reduced to zero, if all of the remaining certificates (but excluding any class

                                      -112-

of certificates evidencing a residual interest in a REMIC) are held by the same certificateholder, that certificateholder will be entitled to exchange all of the remaining certificates for all of the mortgage assets underlying that series, thereby effecting the early termination of the related trust. We will describe in the related prospectus supplement the specific circumstances under which that exchange may occur.

     In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value or at such other price as may be set forth in, or as may be calculated in accordance with the formula set forth in, the related prospectus supplement. If the price at which the mortgage assets are sold is less than their unpaid balance, plus accrued interest, then the holders of one or more classes of certificates of the applicable series may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.

     The title for any class of offered certificates with an optional redemption or termination feature that may be exercised when 25% or more of the original principal balance of the related mortgage asset pool is still outstanding, will include the word "callable."

BOOK-ENTRY REGISTRATION

     General. Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking Luxembourg for so
long as they are participants in DTC.

     DTC, Euroclear and Clearstream. DTC is:

     o    a limited-purpose trust company organized under the New York Banking
          Law,

     o    a "banking corporation" within the meaning of the New York Banking
          Law,

     o    a member of the Federal Reserve System,

     o    a "clearing corporation" within the meaning of the New York Uniform
          Commercial Code, and

     o    a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act.

     DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock
Exchange, Inc. and the National Association of Securities Dealers, Inc. Access
to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

                                      -113-

     It is our understanding that Clearstream Banking Luxembourg holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in any of 31 currencies, including United States dollars.
Clearstream provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 39 countries through established depository and custodial relationships. As a professional depositary,
Clearstream is subject to regulation by the Luxembourg Monetary Institute.
Clearstream is registered as a bank in Luxembourg. It is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises
Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream has approximately 2,500 customers located in over 94 countries, including all major
European countries, Canada and the United States. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     It is our understanding that Euroclear holds securities for its member organizations and facilitates clearance and settlement of securities transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 150,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 32 markets. Transactions may be settled in Euroclear in any of over 30 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this
"--Book-Entry Registration" section. Euroclear is operated by Euroclear Bank
S.A./N.V., as Euroclear Operator, under a license agreement with Euroclear
Clearance System Public Limited Company. The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of
Belgium. All operations are conducted by the Euroclear Operator, and all
Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance System. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly. Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms and
Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear
Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

     The information in this prospectus concerning DTC, Euroclear and
Clearstream, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

     Holding and Transferring Book-Entry Certificates. Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner's account for that purpose. In turn, the Financial
Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not

                                      -114-

maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates. DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

     Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, or between persons or entities participating indirectly in Euroclear or
Clearstream, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

     Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, on the other, will be effected through DTC in accordance with DTC's rules and the rules of Euroclear or Clearstream, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in
Euroclear or Clearstream, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

     Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream on the same day. Cash received in Euroclear or Clearstream as a result of sales of interests in a book-entry certificate by or through a member organization of
Euroclear or Clearstream, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

     Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be--

     o    governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and

     o    the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

     Under a book-entry system, beneficial owners may receive payments after the related distribution date.

                                     -115-

     The only "certificateholder" of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as
"certificateholders." The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a
"certificateholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

     Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     Issuance of Definitive Certificates. Unless we specify otherwise in the related prospectus supplement, beneficial owners of affected offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless:

     o    we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

     o    we notify DTC of our intent to terminate the book-entry system through
          DTC with respect to those offered certificates and, in the event applicable law and/or DTC's procedures require that the DTC participants holding beneficial interests in those offered certificates submit a withdrawal request to DTC in order to so terminate the book-entry system, we additionally notify those DTC participants and they submit a withdrawal request with respect to such termination.

     Upon the occurrence of either of the two events described in the prior paragraph, the trustee or other designated party will be required to notify all
DTC participants, through DTC, of the availability of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related underlying mortgage loans or mortgage-backed securities. That credit support may be in the form of any of the following:

     o    the subordination of one or more other classes of certificates of the same series;

     o    overcollateralization, whether in the form of mortgage assets or otherwise;

     o    the use of a letter of credit, a surety bond, an insurance policy, a guarantee;

     o    the establishment of one or more reserve funds; or

                                     -116-

     o    any combination of the foregoing.

     If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

     If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related underlying mortgage loans or mortgage-backed securities exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

     If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following:

     o    the nature and amount of coverage under that credit support;

     o    any conditions to payment not otherwise described in this prospectus;

     o    any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

     o    the material provisions relating to that credit support.

     Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

SUBORDINATE CERTIFICATES

     If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any distribution date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates.
If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

     If the mortgage assets in any trust established by us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

OVERCOLLATERALIZATION

     If and to the extent described in the related prospectus supplement, the mortgage assets underlying any series of offered certificates may generate cashflows for the benefit of the related trust that, in the absence of

                                     -117-

default, will be in excess of the amount needed to make all required payments with respect to the offered and non-offered certificates of that series. This may be as a result of excess spread or because the mortgage assets have a greater total principal balance than the total principal balance of the certificates of the subject series. As and to the extent described in the related prospectus supplement, the additional cashflow may be available to cover losses or other shortfalls on one or more classes of related offered certificates and/or to amortize one or more classes of related certificates.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     The mortgage loans included in any trust established by us may be covered for some default and/or loss risks by insurance policies or guarantees. If so, we will describe in the related prospectus supplement the nature of those default and/or loss risks and the extent of that coverage.

LETTERS OF CREDIT

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related underlying mortgage loans or mortgage-backed securities as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under it and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

CERTIFICATE INSURANCE AND SURETY BONDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

RESERVE FUNDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, Permitted
Investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

     Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only

                                     -118-

against select types of losses and shortfalls. Following each distribution date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MORTGAGE-BACKED SECURITIES

     If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each of those forms of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.

                         LEGAL ASPECTS OF MORTGAGE LOANS

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the
United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United
States, its territories and possessions.

     The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United
States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See "THE TRUST FUND--Mortgage Loans."

     If a significant percentage of mortgage loans underlying a series of offered certificates, are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

GENERAL

     Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on--

     o    the terms of the mortgage,

     o    the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

     o    the knowledge of the parties to the mortgage, and

     o    in general, the order of recordation of the mortgage in the appropriate public recording office.

                                     -119-

     However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage--

     o    a mortgagor, who is the owner of the encumbered interest in the real property, and

     o    a mortgagee, who is the lender.

     In general, the mortgagor is also the borrower.

     In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are--

     o    the trustor, who is the equivalent of a mortgagor,

     o    the trustee to whom the real property is conveyed, and

     o    the beneficiary for whose benefit the conveyance is made, who is the lender.

     Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

     A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

     Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

     The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by:

     o    the express provisions of the related instrument,

     o    the law of the state in which the real property is located,

     o    various federal laws, and

     o    in some deed of trust transactions, the directions of the beneficiary.

INSTALLMENT CONTRACTS

     The mortgage loans underlying your offered certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property

                                     -120-

in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The seller's enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser's equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

     However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller's procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

LEASES AND RENTS

     A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

     In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower--

     o    without a hearing or the lender's consent, or

     o    unless the lender's interest in the room rates is given adequate protection.

                                     -121-

For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See "--Bankruptcy Laws" below.

PERSONALTY

     Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

     Foreclosure Procedures Vary From State to State. The two primary methods of foreclosing a mortgage are--

     o    judicial foreclosure, involving court proceedings, and

     o    nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

     Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon--

     o    all parties having a subordinate interest of record in the real property, and

     o    all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

     Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties, including defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

                                     -122-

     Equitable and Other Limitations on Enforceability of Particular Provisions.
United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may:

     o    alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

     o    require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan;

     o    require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

     o    limit the right of the lender to foreclose in the case of a nonmonetary default, such as--

          1.   a failure to adequately maintain the mortgaged property, or

          2.   an impermissible further encumbrance of the mortgaged property.

     Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have--

     o    upheld the reasonableness of the notice provisions, or

     o    found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger
          constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

     Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following--

     o    a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower, and

     o    notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

     In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must--

     o    record a notice of default and notice of sale, and

     o    send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

     In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most

                                     -123-

states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of--

     o    the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist,
          and

     o    the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

     As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower's right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender's investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are--

     o    to enable the lender to realize upon its security, and

     o    to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

     The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states,

                                     -124-

redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure.
Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     One Action and Security First Rules. Some states (including California)
have laws that prohibit more than one "judicial action" to enforce a mortgage obligation secured by a mortgage on real property or an interest therein, and some courts have construed the term "judicial action" broadly. In addition, some states (including California) require that the lender proceed first against any real property security for such mortgage obligation before proceeding directly upon the secured obligation itself. In the case where either a cross-collateralized, cross-defaulted or a multi-property mortgage loan is secured by real properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such "one action" and/or "security first" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in the states where judicial foreclosure is the only permitted method of foreclosure. Otherwise, a second action in a state with "one action" rules might be precluded because of a prior first action, even if such first action occurred in a state without "one action" rules. Moreover, while the consequences of breaching these rules will vary from jurisdiction to jurisdiction, as a general matter, a lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or even the right to enforce the underlying obligation. In addition, under certain circumstances, a lender with respect to a real property located in a
"one action" or "security first" jurisdiction may be precluded from obtaining a deficiency judgment against the borrower following foreclosure or sale under a deed of trust (unless there has been a judicial foreclosure). Finally, in some jurisdictions, the benefits of such laws may be available not just to the underlying obligor, but also to any guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first complying with the applicable anti-deficiency statutes.

     Anti-Deficiency Legislation. Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan.
However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other state statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale. In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower such as for waste upon the property. Finally, some statutes may preclude deficiency judgments altogether with respect to certain kinds of obligations such as purchase-money indebtedness. In some jurisdictions the courts have extended the benefits of this legislation to the guarantors of the underlying obligation as well.

                                     -125-

     Leasehold Considerations. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower's leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease:

     o    requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them,

     o    permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and

     o    contains other protective provisions typically required by prudent lenders to be included in a ground lease.

     Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

     Cooperative Shares. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative's building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the
UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

     In the case of foreclosure on a building converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

BANKRUPTCY LAWS

     Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt

                                     -126-

are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things--

     o    reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

     o    reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

     o    extend or shorten the term to maturity of the loan;

     o    permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

     o    permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender's receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

     A borrower's ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for--

     o    past due rent,

     o    accelerated rent,

     o    damages, or

     o    a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant's bankruptcy petition.

                                     -127-

     In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court:

     o    assume the lease and either retain it or assign it to a third party,
          or

     o    reject the lease.

     If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance.
These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S.
Bankruptcy Code also limits a lessor's damages for lease rejection to:

     o    the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease, plus

     o    unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.

ENVIRONMENTAL CONSIDERATIONS

     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

     CERCLA. The federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended, imposes strict liability on present and past
"owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or
"operator," however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption."

                                     -128-

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996
(the "Lender Liability Act") amended, among other things, the provisions of
CERCLA with respect to lender liability and the secured creditor exemption. The
Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The
Lender Liability Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if--

     o    it exercises decision-making control over a borrower's environmental compliance and hazardous substance handling and disposal practices, or

     o    assumes day-to-day management of operational functions of a mortgaged property.

     The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and
Recovery Act ("RCRA"), which regulates underground petroleum storage tanks, except heating oil tanks. The Environmental Protection Agency has adopted a lender liability rule for underground storage tanks (USTs) under Subtitle I of
RCRA. Under that rule a lender with a security interest in an UST or real property containing an UST is not liable as an "owner" or "operator" so long as the lender does not engage in decision making control of the use, storage, filing or dispensing of petroleum contained in the UST, exercise control over the daily operation of the UST, or engage in petroleum production, refining or marketing. Moreover, under the Lender Liability Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors, or alternatively, may not impose liability on secured creditors at all.

     Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and
Recovery Act.

     Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may--

     o    impose liability for releases of or exposure to asbestos-containing materials, and

     o    provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

     Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

                                     -129-

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

     If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository
Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that act and the regulations promulgated under that act. The inability to enforce a due-on-sale clause may result in transfer of the related mortgaged property to an uncreditworthy person, which could increase the likelihood of default and thereby may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

     Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust.
The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

                                     -130-

     In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows:

     o    first, to the payment of court costs and fees in connection with the foreclosure;

     o    second, to real estate taxes;

     o    third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

     o    last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior mortgage loan.

SUBORDINATE FINANCING

     Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable.
Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks:

     o    the borrower may have difficulty servicing and repaying multiple loans;

     o    if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

     o    acts of the senior lender that prejudice the junior lender or impair the junior lender's security, such as the senior lender's agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

     o    if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

     o    the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments.
Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980 provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans

                                     -131-

originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated under that act, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals.
The "readily achievable" standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act, as amended, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the
Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and
officers of the U.S. Public Health Service assigned to duty with the military.
Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

     Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

FORFEITURES IN DRUG, RICO AND MONEY LAUNDERING PROCEEDINGS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses can be seized by and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt
Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the Uniting and Strengthening America by Providing
Appropriate Tools Required to Intercept and Obstruct Terrorism Act (commonly referred to as the Patriot Act) and the

                                     -132-

regulations issued pursuant to that Act, as well as the narcotic drug laws.
Under procedures contained in the Comprehensive Crime Control Act of 1984, the
government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties
"known to have an alleged interest in the property," including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that--

     o    its mortgage was executed and recorded before commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or

     o    the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was subject to forfeiture.

     However, there is no assurance that such defense will be successful.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     This is a general discussion of the anticipated material federal income tax consequences of purchasing, owning and transferring the offered certificates.
This discussion is directed to certificateholders that hold the offered certificates as capital assets within the meaning of Section 1221 of the
Internal Revenue Code. This section does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Internal
Revenue Code, including:

     o    banks,

     o    insurance companies,

     o    foreign investors,

     o    tax exempt investors,

     o    holders whose "functional currency" is not the United States dollar,

     o    United States expatriates, and

     o    holders holding the offered certificates as part of a hedge, straddle or conversion transaction.

     Further, this discussion does not address investors who treat items of income, expense, gain or loss with respect to the offered certificates differently for book and tax purposes.

     This discussion and any legal opinions referred to in this discussion are based on current provisions and interpretations of the Internal Revenue Code and the accompanying Treasury regulations and on current judicial and administrative rulings. All of these authorities are subject to change and any change can apply retroactively. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the
IRS may take contrary positions.

                                     -133-

     Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is--

     o    given with respect to events that have occurred at the time the advice is rendered, and

     o    is directly relevant to the determination of an entry on a tax return.

     Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors are encouraged to consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also as to state and local taxes. See "STATE AND
OTHER TAX CONSEQUENCES."

     The following discussion addresses securities of two general types:

     o    REMIC certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a real estate mortgage investment conduit, or REMIC, election under Sections 860A through 860G of the Internal Revenue
          Code; and

     o    grantor trust certificates, representing interests in a trust, or a portion of the assets of that trust, as to which no REMIC election will be made.

     We will indicate in the prospectus supplement for each series of offered certificates whether the related trustee, another party to the related Governing
Document or an agent appointed by that trustee or other party will make a REMIC election and/or act as tax administrator for the related trust. If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests and residual interests in the resulting REMIC.

     The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust holds only mortgage loans. If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See "THE TRUST FUND--Arrangements Providing Reinvestment,
Interest Rate and Currency Related Protection."

     The following discussion is based in part on the rules governing original issue discount in Sections 1271-1273 and 1275 of the Internal Revenue Code and
in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in Sections 860A-860G of the Internal Revenue
Code and in the Treasury regulations issued or proposed under those sections.
The regulations relating to original issue discount do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

REMICS

     General. With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to any other assumptions set forth in the opinion:

     o    the related trust, or the relevant designated portion of the trust, will qualify as a REMIC, and

                                     -134-

     o    those offered certificates will represent--

          1.   regular interests in the REMIC, or

          2.   residual interests in the REMIC.

     Any and all offered certificates representing interests in a REMIC will be either--

     o    REMIC regular certificates, representing regular interests in the
          REMIC, or

     o    REMIC residual certificates, representing residual interests in the
          REMIC.

     If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Internal Revenue Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation.
Therefore, the related certificates may not be given the tax treatment summarized below. Although the Internal Revenue Code authorizes the Treasury
Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust's income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Internal Revenue
Code.

     Characterization of Investments in REMIC Certificates. Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as--

     o    "real estate assets" within the meaning of Section 856(c)(5)(B) of the
          Internal Revenue Code in the hands of a real estate investment trust,
          and

     o    "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Internal Revenue Code in
          the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

     However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or other prescribed purposes, the related offered certificates will not be treated as assets qualifying under Section
7701(a)(19)(C). If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

     In addition, unless we state otherwise in the related prospectus supplement, offered certificates that are REMIC regular certificates will be
"qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal
Revenue Code in the hands of another REMIC.

     Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code if received by a real estate investment trust, to the extent that these certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the
Internal Revenue Code.

     The related tax administrator will determine the percentage of the REMIC's assets that constitute assets described in the above-referenced sections of the
Internal Revenue Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar

                                     -135-

quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable
Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage loans--

     o    collections on mortgage loans held pending payment on the related offered certificates, and

     o    any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.

     It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Internal
Revenue Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Internal Revenue
Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of Section
856(c)(5)(B) of the Internal Revenue Code, relating to real estate investment trusts.

     To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate.
Accordingly:

     o    a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in
          Section 7701(a)(19)(C) of the Internal Revenue Code;

     o    a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Internal Revenue
          Code; and

     o    the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code.

     Tiered REMIC Structures. For certain series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as interests in one REMIC solely for purposes of determining:

     o    whether the related REMIC certificates will be "real estate assets"
          within the meaning of Section 856(c)(5)(B) of the Internal Revenue
          Code,

     o    whether the related REMIC certificates will be "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the
          Internal Revenue Code, and

     o    whether the interest/income on the related REMIC certificates is interest described in Section 856(c)(3)(B) of the Internal Revenue
          Code.

     Taxation of Owners of REMIC Regular Certificates.

     General. Except as otherwise stated in this discussion, the Internal
Revenue Code treats REMIC regular certificates as debt instruments issued by the
REMIC and not as ownership interests in the REMIC or its assets.

                                     -136-

Holders of REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

     Original Issue Discount. Some REMIC regular certificates may be issued with original issue discount within the meaning of Section 1273(a) of the Internal
Revenue Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with a constant yield method described below, prior to the receipt of the cash attributable to that income. The Treasury Department has issued regulations under Sections 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that Section
1272(a)(6) and the regulations under Sections 1271 to 1275 of the Internal
Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

     The Internal Revenue Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the
Treasury Department has not yet issued. The Committee Report indicates that the regulations should provide that the prepayment assumption used with respect to a
REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

     The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

     The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

     Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at:

     o    a single fixed rate,

     o    a "qualified floating rate,"

     o    an "objective rate,"

     o    a combination of a single fixed rate and one or more "qualified floating rates,"

     o    a combination of a single fixed rate and one "qualified inverse floating rate," or

                                     -137-

     o    a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

     In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of that discount will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the
IRS.

     Some classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each distribution date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the
REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

     In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first distribution date in excess of interest accrued from the date of initial issuance to the first distribution date is included in the stated
redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying:

     o    the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption, by

     o    a fraction--

          1.   the numerator of which is the amount of the payment, and

          2.   the denominator of which is the stated redemption price at maturity of the certificate.

     Under the Treasury regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

     o    the total amount of the de minimis original issue discount, and

                                     -138-

     o    a fraction--

          1.   the numerator of which is the amount of the principal payment,
               and

          2.   the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

     The Treasury regulations also would permit you to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market
Discount" below for a description of that election under the applicable Treasury regulations.

     If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a
REMIC regular certificate, the daily portions of original issue discount will be determined as described below in this "--Original Issue Discount" subsection.

     As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a distribution date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day preceding the next following distribution date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

     o    the sum of:

          1.   the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

          2.   the payments made on that certificate during the accrual period of amounts included in the stated redemption price, over

     o    the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

     The adjusted issue price of a REMIC regular certificate is:

     o    the issue price of the certificate, increased by

     o    the total amount of original issue discount previously accrued on the certificate, reduced by

     o    the amount of all prior payments of amounts included in its stated
          redemption price.

The present value of the remaining payments referred to in item 1. of the second preceding sentence will be calculated:

     o    assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

                                     -139-

     o    using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

     o    taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

     The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

     A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated
redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate.
However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the total original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

     o    the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination, and

     o    the daily portions of original issue discount for all days during that accrual period prior to that date of determination.

     If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset the negative amount against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated. See "RISK FACTORS--The
Investment Performance of Your Offered Certificate Will Depend Upon Payments,
Defaults and Losses on the Underlying Mortgage Loans; and Those Payments,
Defaults and Losses May Be Highly Unpredictable."

     The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates are encouraged to consult their tax advisors concerning the tax treatment of these certificates in this regard.

     The Treasury Department proposed regulations on August 24, 2004 concerning the accrual of interest income by the holders of REMIC regular interests. The proposed regulations would create a special rule for accruing original issue discount on REMIC regular certificates that provide for a delay between record and distribution dates, such that the period over which original issue discount accrues coincides with the period over which the certificate holder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, certificate holders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC regular

                                     -140-

certificates with delayed payment periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC regular certificate issued after the date the final regulations are published in the Federal Register. The proposed regulations provide automatic consent for the holder of a REMIC regular certificate to change its method of accounting for original issue discount under the final regulations. The change is proposed to be made on a cut-off basis and, thus, does not affect REMIC regular interests certificates before the date the final regulations are published in the Federal Register.

     The Treasury Department issued a notice of proposed rulemaking on the timing of income and deductions attributable to interest-only regular interests in a REMIC on August 24, 2004. In this notice, the Treasury Department and the
IRS requested comments on whether to adopt special rules for taxing regular interests in a REMIC that are entitled only to a specified portion of the interest in respect of one or more mortgage loans held by the REMIC, high-yield
REMIC regular interests, and apparent negative-yield instruments. The Treasury
Department and the IRS also requested comments on different methods for taxing the foregoing instruments, including the possible recognition of negative amounts of original issue discount, the formulation of special guidelines for the application of Internal Revenue Code Section 166 to REMIC IOs and similar instruments, and the adoption of a new alternative method applicable to REMIC
IOs and similar instruments. It is uncertain whether IRS actually will propose any regulations as a consequence of the solicitation of comments and when any resulting new rules would be effective.

     Market Discount. You will be considered to have purchased a REMIC regular certificate at a market discount if--

     o    in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount, or

     o    in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

     If you purchase a REMIC regular certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under Section 1276 of the Internal Revenue
Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

     The Treasury regulations also permit you to elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include currently market discount in income with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium, with respect to all debt instruments having amortizable bond premium that you own or acquire. See "--REMICs --Taxation of Owners of REMIC
Regular Certificates--Premium" below.

     Each of the elections described above to accrue interest and discount, and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

                                     -141-

     However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of Section 1276 of the Internal
Revenue Code if the market discount is less than 0.25% of the remaining stated
redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above. This treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the
Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the relevant rules described in the Committee Report apply. The Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option:

     o    on the basis of a constant yield method,

     o    in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period, or

     o    in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

     The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

     To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, Section 1277 of the Internal Revenue Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

     Premium. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under Section 171 of the Internal Revenue
Code to amortize the

                                     -142-

premium over the life of the certificate as an offset against qualified stated
interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

     The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See
"--Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The
Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Internal Revenue Code.

     Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on--

     o    the purchase price paid for your offered certificate, and

     o    the payments remaining to be made on your offered certificate at the time of its acquisition by you.

     If you acquire an interest in any class of REMIC regular certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

     Realized Losses. Under Section 166 of the Internal Revenue Code, if you are
either a corporate holder of a REMIC regular certificate or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your offered certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that--

     o    you will not be entitled to deduct a loss under Section 166 of the
          Internal Revenue Code until your offered certificate becomes wholly worthless, which is when its principal balance has been reduced to zero, and

     o    the loss will be characterized as a short-term capital loss.

     You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any of those amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

     Taxation of Owners of REMIC Residual Certificates.

     General. Although a REMIC is a separate entity for federal income tax purposes, the Internal Revenue Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and the other transactions described under "--REMICs--Prohibited Transactions Tax and Other
Taxes" below. Rather, a holder of REMIC residual certificates must generally include in income the taxable income or net loss of the related REMIC.
Accordingly, the Internal Revenue Code treats the REMIC residual certificates much differently

                                     -143-

than it would if they were direct ownership interests in the related mortgage loans or as debt instruments issued by the related REMIC.

     Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted
in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the
REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the residual certificateholders'
gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--REMICs--Taxation of Owners of
REMIC Residual Certificates--Taxable Income of the REMIC." Holders of REMIC
residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the
REMIC's termination. Income derived from the REMIC residual certificates will be
"portfolio income" for the purposes of the limitations under Section 469 of the
Internal Revenue Code on the deductibility of "passive losses."

     A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate.
These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

     Any payments that you receive from the seller of a REMIC residual certificate in connection with the acquisition of that certificate will be income to you.

     The Treasury Department has issued final regulations, effective May 11,
2004, which address the federal income tax treatment of "inducement fees"
received by transferees of noneconomic REMIC residual interests. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. The final regulations provide two safe harbor methods which permit transferees to include inducement fees in income, either (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the residual certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States.
In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for
REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the REMIC residual certificates are encouraged to consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

                                     -144-

     Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period.
Consequently, you should have--

     o    other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates, or

     o    unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to:

     o    excess inclusions,

     o    residual interests without significant value, and

     o    noneconomic residual interests.

     The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your REMIC residual certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Internal Revenue Code, tax rates or character of the income or loss. Therefore, REMIC residual certificates will ordinarily have a negative value at the time of issuance. See "RISK FACTORS--Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences."

     Taxable Income of the REMIC. The taxable income of a REMIC will equal:

     o    the income from the mortgage loans and other assets of the REMIC; plus

     o    any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates constituting regular interests in the REMIC; less the following items--

          1.   the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting regular interests in the REMIC, whether offered or not,

          2.   amortization of any premium on the mortgage loans held by the
               REMIC,

          3.   bad debt losses with respect to the mortgage loans held by the
               REMIC, and

          4.   except as described below in this "--Taxable Income of the REMIC"
               subsection, servicing, administrative and other expenses.

     For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under
"--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue
Discount." The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are

                                     -145-

retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates" above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

     A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC's basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under Section 171 of the Internal
Revenue Code to amortize any premium on the mortgage loans that it holds.
Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

     A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute regular interests in the
REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount." However, the de minimis rule described in that section will not apply in determining deductions.

     If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under
"--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue
Discount."

     As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account.
See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by
Section 67 of the Internal Revenue Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related
REMIC certificates, subject to the limitation of Section 67 of the Internal
Revenue Code. See "--REMICs--Taxation of Owners of REMIC Residual
Certificates--Possible Pass-Through of Miscellaneous Itemized Deductions" below.
If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC residual certificate will be equal to:

     o    the amount paid for that REMIC residual certificate,

     o    increased by amounts included in the income of the holder of that
          REMIC residual certificate, and

                                     -146-

     o    decreased, but not below zero, by payments made, and by net losses allocated, to the holder of that REMIC residual certificate.

     A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

     Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder's adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

     A holder's basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder's allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC's taxable income is allocated to that holder. To the extent the initial basis of the holder of a
REMIC residual certificate is less than the distributions to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these payments, gain will be recognized to that holder on these distributions. This gain will be treated as gain from the sale of its REMIC residual certificate.

     The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis:

     o    through distributions,

     o    through the deduction of any net losses of the REMIC, or

     o    upon the sale of its REMIC residual certificate.

See "--REMICs--Sales of REMIC Certificates" below.

     For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder see "--REMICs--Taxation of Owners of REMIC Residual
Certificates--General" above. These adjustments could require a holder of a
REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis of the certificate would have been in the hands of an original holder.

     Excess Inclusions. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of:

     o    the daily portions of REMIC taxable income allocable to that certificate, over

     o    the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

     The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the

                                     -147-

long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to:

     o    the issue price of the certificate, increased by

     o    the sum of the daily accruals for all prior quarters, and decreased, but not below zero, by

     o    any payments made with respect to the certificate before the beginning of that quarter.

     The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term
Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the
IRS.

     Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

     For holders of REMIC residual certificates, excess inclusions:

     o    will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

     o    will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

     o    will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors.

See, however, "--REMICs--Foreign Investors in REMIC Certificates" below.

     Furthermore, for purposes of the alternative minimum tax:

     o    excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and

     o    alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

     This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

     In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the total excess inclusions with respect to these
REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a
REMIC residual certificate as if held directly by the shareholder. The total excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of Section 857(b)(2)
of the Internal Revenue Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to:

     o    regulated investment companies,

     o    common trusts, and

                                     -148-

     o    some cooperatives.

The Treasury regulations, however, currently do not address this subject.

     Noneconomic REMIC Residual Certificates. Under the Treasury regulations, transfers of noneconomic REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the noneconomic REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related
Governing Document:

     o    the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

     o    the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

     The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the
REMIC residual certificate. This rate is computed and published monthly by the
IRS.

     Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit:

     o    from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax,

     o    from the prospective transferee, providing representations as to its financial condition and that it understands that, as the holder of a non-economic REMIC residual certificate, it may incur tax liabilities in excess of any cash flows generated by the REMIC residual certificate and that such transferee intends to pay its taxes associated with holding such REMIC residual certificate as they become due, and

     o    from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future.

     Final Treasury regulations issued on July 18, 2002 (the "Safe Harbor
Regulations"), provide that transfers of noneconomic residual interests must meet two additional requirements to qualify for the safe harbor: (i) the transferee must represent that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty, hereafter a
"foreign branch") of the transferee or another U.S. taxpayer, and (ii) the transfer must satisfy either an "asset test" or a "formula test" provided under the REMIC Regulations. A transfer to an "eligible corporation," generally a domestic corporation, will satisfy the asset test if: at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the transferee's fiscal year of transfer, the transferee's gross and net assets for financial reporting purposes exceed $100 million and $10 million, respectively, in each case, exclusive of any obligations of certain related persons, the transferee agrees in writing that any subsequent transfer of the interest will be to another eligible corporation in a transaction that satisfies the asset test, and the transferor does not know or have reason to know, that the transferee will not honor these restrictions on subsequent transfers, and a

                                     -149-

reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (specifically including the amount of consideration paid in connection with the transfer of the noneconomic residual interest) that the taxes associated with the residual interest will not be paid. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the asset test. The "formula test" makes the safe harbor unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest did not exceed the sum of:

     o    the present value of any consideration given to the transferee to acquire the interest,

     o    the present value of the expected future distributions on the interest, and

     o    the present value (computed using a discount rate equal to the applicable Federal short-term rate) of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

     If the transferee has been subject to the alternative minimum tax in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, then it may use the alternative minimum tax rate in lieu of the corporate tax rate. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the formula test.

     The Governing Document will require that all transferees of residual certificates furnish an affidavit as to the applicability of one of the safe harbors of the Safe Harbor Regulations, unless the transferor has waived the requirement that the transferee do so.

     Prospective investors are encouraged to consult their own tax advisors as to the applicability and effect of these alternative safe harbor tests.

     Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor with respect to that purported transfer.

     We will disclose in the related prospectus supplement whether the offered
REMIC residual certificates may be considered noneconomic residual interests under the Treasury regulations. However, we will base any disclosure that a
REMIC residual certificate will not be considered noneconomic upon various assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules.

     See "--REMICs--Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of REMIC residual certificates to foreign persons.

     Mark-to-Market Rules. Regulations under Section 475 of the Internal Revenue
Code require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. These regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security for purposes of Section 475 of the Internal Revenue Code. Thus, a
REMIC residual certificate is not subject to the mark-to-market rules. We recommend that prospective purchasers of a REMIC residual certificate consult their tax advisors regarding these regulations.

                                     -150-

     Transfers of REMIC Residual Certificates to Investors That Are Foreign
Persons. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Internal Revenue Code will be prohibited under the related Governing
Documents.

     Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a
REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

     If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is:

     o    an individual,

     o    an estate or trust, or

     o    a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

     then--

     o    an amount equal to this individual's, estate's or trust's share of these fees and expenses will be added to the gross income of this holder, and

     o    the individual's, estate's or trust's share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Internal Revenue Code, which permits the deduction of these fees and expenses only to the extent they exceed, in total, 2% of a taxpayer's adjusted gross income.

     In addition, Section 68 of the Internal Revenue Code currently provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by an amount equal to the lesser of:

     o    3% of the excess, if any, of such taxpayer's adjusted gross income, or

     o    80% of the amount of itemized deductions otherwise allowable for such tax year.

     Under current law, the applicable reduction will be two-thirds of the above amount for taxable years beginning in 2006 and 2007, and one-third of the above amount for taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009, the reduction of itemized deductions is repealed.
Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is--

     o    an individual,

     o    an estate or trust, or

     o    a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

                                     -151-

no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income.

     The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either Section 67 or Section
68 of the Internal Revenue Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

     Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for:

     o    an individual,

     o    an estate or trust, or

     o    a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts.

     We recommend that those prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

     Sales of REMIC Certificates. If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate.
The adjusted basis of a REMIC regular certificate generally will equal:

     o    the cost of the certificate to that certificateholder, increased by

     o    income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income, and reduced, but not below zero, by

     o    payments on the certificate received by that certificateholder, amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

     The adjusted basis of a REMIC residual certificate will be determined as described above under "--REMICs--Taxation of Owners of REMIC Residual
Certificates--Basis Rules, Net Losses and Distributions." Except as described below in this "--Sales of REMIC Certificates" subsection, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of Section 1221 of the Internal Revenue Code, which is generally property held for investment.

     In addition to the recognition of gain or loss on actual sales, the
Internal Revenue Code requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     o    entitle the holder to a specified principal amount,

     o    pay interest at a fixed or variable rate, and

     o    are not convertible into the stock of the issuer or a related party,

                                     -152-

cannot be the subject of a constructive sale for this purpose. Because most
REMIC regular certificates meet this exception, Section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

     Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of:

     o    the amount that would have been includible in the seller's income with respect to that REMIC regular certificate assuming that income had accrued on the certificate at a rate equal to 110% of the applicable
          Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate, over

     o    the amount of ordinary income actually includible in the seller's income prior to that sale.

     In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under
"--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount"
and "--Premium."

     REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Internal Revenue Code applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the
"wash sale" rules of Section 1091 of the Internal Revenue Code, if during the period beginning six months before, and ending six months after, the date of that sale the seller of that certificate:

     o    reacquires that same REMIC residual certificate,

                                     -153-

     o    acquires any other residual interest in a REMIC, or

     o    acquires any similar interest in a taxable mortgage pool, as defined in Section 7701(i) of the Internal Revenue Code.

In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder's adjusted basis in the newly-acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Internal Revenue Code
imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions, a prohibited transaction includes:

     o    the disposition of a non-defaulted mortgage loan,

     o    the receipt of income from a source other than a mortgage loan or other Permitted Investments,

     o    the receipt of compensation for services, or

     o    the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the
          REMIC certificates.

     It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

     In addition, some contributions to a REMIC made after the day on which the
REMIC issues all of its interests could result in the imposition of a tax on the
REMIC equal to 100% of the value of the contributed property. The related
Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

     REMICs also are subject to federal income tax at the highest corporate rate on Net Income From Foreclosure Property, determined by reference to the rules applicable to REITs. The related Governing Documents may permit the special servicer to conduct activities with respect to a mortgaged property acquired by one of our trusts in a manner that causes the trust to incur this tax, if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance may the special servicer allow the acquired mortgaged property to cease to be a
"Permitted Investment" under Section 860G(a)(5) of the Internal Revenue Code.

     Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, particular contributions or Net Income From Foreclosure Property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that--

     o    the person has sufficient assets to do so, and

     o    the tax arises out of a breach of that person's obligations under select provisions of the related Governing Document.

     Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

                                     -154-

     Tax and Restrictions on Transfers of REMIC Residual Certificates to
Particular Organizations. If a REMIC residual certificate is transferred to a
Disqualified Organization, a tax will be imposed in an amount equal to the product of:

     o    the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer, and

     o    the highest marginal federal income tax rate applicable to corporations.

     The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the
REMIC residual certificate.

     The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on:

     o    events that have occurred up to the time of the transfer,

     o    the prepayment assumption, and

     o    any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

     The tax on transfers to Disqualified Organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a Disqualified Organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if:

     o    the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization, and

     o    as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

     In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

     o    the amount of excess inclusions on the certificate that are allocable to the interest in the Pass-Through Entity held by the Disqualified
          Organization, and

     o    the highest marginal federal income tax rate imposed on corporations.

     A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in that Pass-Through Entity furnishes to that Pass-Through Entity:

     o    the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder,
          or

     o    a statement under penalties of perjury that the record holder is not a
          Disqualified Organization.

                                     -155-

     If an Electing Large Partnership holds a REMIC residual certificate, all interests in the Electing Large Partnership are treated as held by Disqualified
Organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on Electing Large Partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

     In addition, a person holding an interest in a Pass-Through Entity as a nominee for another person will, with respect to that interest, be treated as a
Pass-Through Entity.

     Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

     o    the residual interests in the entity are not held by Disqualified
          Organizations, and

     o    the information necessary for the application of the tax described in this prospectus will be made available.

     We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

     Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment with respect to the related mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

     Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Internal Revenue Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

     As, or as agent for, the tax matters person, the related tax administrator, subject to applicable notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC's--

     o    income,

     o    deductions,

     o    gains,

     o    losses, and

     o    classification as a REMIC.

     Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC's tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the

                                     -156-

tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC's tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a holder's return.

     Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are--

     o    corporations,

     o    trusts,

     o    securities dealers, and

     o    various other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of:

     o    30 days after the end of the quarter for which the information was requested, or

     o    two weeks after the receipt of the request.

     Reporting with respect to REMIC residual certificates, including--

     o    income,

     o    excess inclusions,

     o    investment expenses, and

     o    relevant information regarding qualification of the REMIC's assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Market Discount."

     Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the related tax administrator for the subject REMIC.

                                     -157-

     Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the backup withholding tax under Section 3406 of the Internal Revenue Code if recipients of these payments:

     o    fail to furnish to the payor information regarding, among other things, their taxpayer identification numbers, or

     o    otherwise fail to establish an exemption from this tax.

     Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     Foreign Investors in REMIC Certificates. Unless we otherwise disclose in the related prospectus supplement, a holder of a REMIC regular certificate that is--

     o    a foreign person, and

     o    not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate,

will normally not be subject to United States federal income or withholding tax with respect to a payment on a REMIC regular certificate. To avoid withholding or tax, that holder must comply with applicable identification requirements.
These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name, address and any other information with respect to the certificateholder as may be required by regulations issued by the Treasury Department. Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

     For these purposes, a foreign person is anyone other than a U.S. Person.

     It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related
REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     It is possible, under regulations promulgated under Section 881 of the
Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either--

     o    owns 10% or more of one or more underlying mortgagors, or

     o    if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

     Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to
United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

                                     -158-

     Unless we otherwise state in the related prospectus supplement, the related
Governing Document will prohibit transfers of REMIC residual certificates to investors that are:

     o    foreign persons, or

     o    U.S. Persons, if classified as a partnership under the Internal
          Revenue Code, unless all of their beneficial owners are (and must be)
          U.S. Persons.

     In addition, under temporary and final Treasury Regulations, effective
August 1, 2006, a U.S. partnership having a partner who is not a U.S. Person (in contravention of the transfer restrictions described above) will be required to pay withholding tax in respect of excess inclusion income allocable to such
non-U.S. partner, even if no cash distributions are made to such partner.

GRANTOR TRUSTS

     Classification of Grantor Trusts. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion of that trust, will be classified as a grantor trust under subpart E, part I of subchapter J of the Internal Revenue
Code and not as a partnership or an association taxable as a corporation.

     A grantor trust certificate may be classified as either of the following types of certificate:

     o    a grantor trust fractional interest certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest, if any, on those loans at a pass-through rate; or

     o    a grantor trust strip certificate representing ownership of all or a portion of the difference between--

          1.   interest paid on the mortgage loans constituting the related grantor trust, minus

          2.   the sum of:

               o    normal administration fees, and

               o    interest paid to the holders of grantor trust fractional
                    interest certificates issued with respect to that grantor
                    trust

     A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

     Characterization of Investments in Grantor Trust Certificates.

     Grantor Trust Fractional Interest Certificates. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in:

     o    "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code, but
          only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or other prescribed purposes;

     o    "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)
          of the Internal Revenue Code; and

     o    "real estate assets" within the meaning of Section 856(c)(5)(B) of the
          Internal Revenue Code.

                                     -159-

     In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered
"interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Internal
Revenue Code.

     Grantor Trust Strip Certificates. Even if grantor trust strip certificates evidence an interest in a grantor trust--

     o    consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section
          7701(a)(19)(C)(v) of the Internal Revenue Code,

     o    consisting of mortgage loans that are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code, and

     o    the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the
          Internal Revenue Code,

it is unclear whether the grantor trust strip certificates, and the income from those certificates, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income from those certificates, will be so characterized.

     o    The grantor trust strip certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein)
          which . . . [are] principally secured by an interest in real property"
          within the meaning of Section 860G(a)(3)(A) of the Internal Revenue
          Code.

     Taxation of Owners of Grantor Trust Fractional Interest Certificates.

     General. Holders of a particular series of grantor trust fractional interest certificates generally:

     o    will be required to report on their federal income tax returns their shares of the entire income from the underlying mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

     o    will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

     Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

     Section 67 of the Internal Revenue Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through some types of pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the total of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income.

     Section 68 of the Internal Revenue Code currently reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount. Under current law, the applicable deduction will be decreased by one-third for taxable years beginning in 2006 and 2007, and by two-thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009, the reduction of itemized deductions is repealed.

     The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either Section 67 or Section 68 of the Internal Revenue Code may

                                      -160-

be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

     Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

     The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Internal Revenue Code. Grantor trust fractional interest certificates may be subject to those rules if:

     o    a class of grantor trust strip certificates is issued as part of the same series, or

     o    we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

     Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to:

     o    a master servicer,

     o    a special servicer,

     o    any sub-servicer, or

     o    their respective affiliates.

     With respect to certain categories of debt instruments, Section 1272(a)(6)
of the Internal Revenue Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

     Legislation enacted in 1997 extended the scope of that section to cover investments in any pool of debt instruments the yield on which may be affected by reason of prepayments. The precise application of Section 1272(a)(6) of the
Internal Revenue Code to pools of debt instruments is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

     We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

     In light of the application of Section 1286 of the Internal Revenue Code, a beneficial owner of a stripped bond generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for

                                      -161-

information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these stripped bonds, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a stripped bond generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with original issue discount within the meaning of Section 1273(a) of the
Internal Revenue Code. This is subject, however, to the discussion below regarding:

     o    the treatment of some stripped bonds as market discount bonds, and

     o    de minimis market discount.

     See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional
Interest Certificates-- Market Discount" below.

     The holder of a grantor trust fractional interest certificate will report interest income from its grantor trust fractional interest certificate for each month to the extent it constitutes "qualified stated interest" in accordance with its normal method of accounting. See "REMICs--Taxation of Owners of REMIC
Regular Certificates--Original Issue Discount" in this prospectus for a description of qualified stated interest.

     The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated
redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on that certificate, other than qualified stated
interest, if any, and the certificate's share of reasonable servicing fees and other expenses.

     See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional
Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of
"qualified stated interest." In general, the amount of that income that accrues in any month would equal the product of:

     o    the holder's adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in
          "--Grantor Trusts--Sales of Grantor Trust Certificates," and

     o    the yield of that grantor trust fractional interest certificate to the holder.

     The yield would be computed at the rate, that, if used to discount the holder's share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between distribution dates. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the related mortgage loans will not include any payments made with respect to any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer or our or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses and is based generally on the method described in Section 1272(a)(6) of the
Internal Revenue Code. The precise means of applying that method is uncertain in various respects. See "--Grantor Trusts--Taxation of Owners of Grantor Trust
Fractional Interest Certificates--General."

                                      -162-

     In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

     o    a prepayment assumption determined when certificates are offered and sold under this prospectus, which we will disclose in the related prospectus supplement, and

     o    a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o    the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate, or

     o    the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Under Treasury regulation section 1.1286-1, some stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of that bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:

     o    there is no original issue discount or only a de minimis amount of original issue discount, or

     o    the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

     If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of:

     o    0.25% of the stated redemption price, and

     o    the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not
Apply" and "--Market Discount" below.

                                      -163-

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

     The original issue discount, if any, on mortgage loans will equal the difference between:

     o    the stated redemption price of the mortgage loans, and

     o    their issue price.

     For a definition of "stated redemption price," see "--REMICs--Taxation of
Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of those points paid reduces the issue price.

     The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the
REMIC discussion. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above.

     In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See
"--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

     A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the total remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate's allocable portion of the total original issue discount remaining to be accrued on those mortgage loans.

     The adjusted issue price of a mortgage loan on any given day equals the sum of:

     o    the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

     o    the daily portions of original issue discount for all days during the accrual period prior to that day.

                                      -164-

     The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal:

     o    the issue price of the mortgage loan, increased by

     o    the total amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by

     o    the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

     o    a prepayment assumption determined when the certificates are offered and sold under this prospectus and disclosed in the related prospectus supplement, and

     o    a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o    the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate, or

     o    the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Market Discount. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Internal Revenue Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if--

     o    in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price, or

     o    in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

     If market discount is in excess of a de minimis amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described below, through that month that has not previously been included in income. However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. Such market discount will be accrued based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

                                      -165-

     We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

     To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

     Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described under "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above.

     Further, under the rules described under "--REMICs--Taxation of Owners of
REMIC Regular Certificates--Market Discount" above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

     Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Internal Revenue Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should:

     o    be allocated among the payments of stated redemption price on the mortgage loan, and

     o    be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

     It appears that a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Internal Revenue Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

     Taxation of Owners of Grantor Trust Strip Certificates. The stripped coupon rules of section 1286 of the Internal Revenue Code will apply to the grantor trust strip certificates. Except as described above under "--Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If
Stripped Bond Rules Apply," no regulations or published rulings under Section
1286 of the Internal Revenue Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

     The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Internal Revenue Code will be applied.

                                      -166-

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on:

     o    the price paid for that grantor trust strip certificate by you, and

     o    the projected payments remaining to be made on that grantor trust strip certificate at the time of the purchase, plus

     o    an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

     Such yield will accrue based generally on the method described in Section
1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     If the method for computing original issue discount under Section
1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See "RISK FACTORS--The
Investment Performance of Your Offered Certificates Will Depend Upon Payments,
Defaults and Losses on the Underlying Mortgage Loans; and Those Payments,
Defaults and Losses May Be Highly Unpredictable" above.

     The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the
IRS and certificateholders will be based on:

     o    the prepayment assumption we will disclose in the related prospectus supplement, and

     o    a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o    the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or

     o    the prepayment assumption will not be challenged by the IRS on audit.

     We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

                                      -167-

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Sales of Grantor Trust Certificates. Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below in this "--Sales of Grantor Trust Certificates" subsection. The amount recognized equals the difference between:

     o    the amount realized on the sale or exchange of a grantor trust certificate, and

     o    its adjusted basis.

     The adjusted basis of a grantor trust certificate generally will equal:

     o    its cost, increased by

     o    any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by

     o    any and all previously reported losses, amortized premium, and payments with respect to that grantor trust certificate.

     As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income.
Gain or loss recognized by banks and other financial institutions subject to
Section 582(c) of the Internal Revenue Code will be treated as ordinary income.

     Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     The Internal Revenue Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     o    entitle the holder to a specified principal amount,

     o    pay interest at a fixed or variable rate, and

                                      -168-

     o    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, some grantor trust certificates have no, or a disproportionately small amount of, principal and these certificates can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

     o    the amount of servicing compensation received by a master servicer or special servicer, and

     o    all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

     The reporting party will furnish comparable information to the IRS as and when required by law to do so.

     Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

     On January 24, 2006, the Treasury Department published final regulations which establish a reporting framework for interests in "widely held fixed investment trusts" and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as a "trust"
under Treasury regulation section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to:

     o    a custodian of a person's account,

     o    a nominee, and

     o    a broker holding an interest for a customer in street name.

     The trustee, or its designated agent, will be required to calculate and provide information to requesting persons with respect to the trust in accordance with these new regulations beginning with respect to the 2007 calendar year. The trustee (or its designated agent), or the applicable middleman (in the case of interests held through a middleman), will be required to file information returns with the IRS and provide tax information statements to holders in accordance with these new regulations after December 31, 2007.

     Backup Withholding. In general, the rules described under "--REMICs--Backup
Withholding with Respect to REMIC Certificates" above will also apply to grantor trust certificates.

                                      -169-

     Foreign Investors. In general, the discussion with respect to REMIC regular certificates under "--REMICs--Foreign Investors in REMIC Certificates" above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

     To the extent that interest on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Internal Revenue Code from United
States withholding tax, and the certificate is not held in connection with a certificateholder's trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "FEDERAL
INCOME TAX CONSEQUENCES," potential investors should consider the state and local tax consequences concerning the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

GENERAL

     The following description is general in nature, is not intended to be all-inclusive, is based on the law and practice existing at the date of this document and is subject to any subsequent changes therein. In view of the individual nature of ERISA and Internal Revenue Code consequences, each potential investor that is a Plan is advised to consult its own legal advisor with respect to the specific ERISA and Internal Revenue Code consequences of investing in the offered certificates and to make its own independent decision.
The following is merely a summary and should not be construed as legal advice.

     ERISA imposes various requirements on--

     o    ERISA Plans, and

     o    persons that are fiduciaries with respect to ERISA Plans,

in connection with the investment of the assets of an ERISA Plan. For purposes of this discussion, ERISA Plans include corporate pension and profit sharing plans as well as separate accounts and collective investment funds, including as applicable, insurance company general accounts, in which other ERISA Plans are invested.

     Governmental plans and, if they have not made an election under Section
410(d) of the Internal Revenue Code, church plans are not subject to ERISA requirements. However, those plans may be subject to provisions of other applicable federal or state law that are materially similar to the provisions of
ERISA or the Internal Revenue Code discussed in this section. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, moreover, is subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code.

     ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of an ERISA Plan, including--

     o    investment prudence and diversification, and

                                      -170-

     o    compliance with the investing ERISA Plan's governing documents.

     Section 406 of ERISA also prohibits a broad range of transactions involving the assets of an ERISA Plan and a Party in Interest with respect to that ERISA
Plan, unless a statutory, regulatory or administrative exemption exists. Section
4975 of the Internal Revenue Code contains similar prohibitions applicable to the assets of an I.R.C. Plan.

     The types of transactions between Plans and Parties in Interest that are prohibited include:

     o    sales, exchanges or leases of property;

     o    loans or other extensions of credit; and

     o    the furnishing of goods and services.

     Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Internal Revenue Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory, regulatory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified, resulting in adverse tax consequences to the owner of the account.

PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that Plan. The Plan Asset Regulation provides that when a Plan acquires an equity interest in an entity, the assets of the Plan include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One exception is that the equity participation in the entity by benefit plan investors, which include both Plans and employee benefit plans not subject to ERISA or Section 4975 of the Internal
Revenue Code, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons:

     1.   those with discretionary authority or control over the assets of the entity,

     2.   those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity, and

     3.   those who are affiliates of the persons described in the preceding clauses 1. and 2.

     In the case of one of our trusts, investments by us, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

     A fiduciary of an investing Plan is any person who--

     o    has discretionary authority or control over the management or disposition of the assets of the Plan, or

     o    provides investment advice with respect to the assets of the Plan for a fee.

                                      -171-

     If the mortgage and other assets included in one of our trusts are Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be--

     o    deemed to be a fiduciary with respect to the investing Plan, and

     o    subject to the fiduciary responsibility provisions of ERISA.

In addition, if the mortgage and other assets included in one of our trusts are
Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or Section 4975 of the Internal Revenue Code. For
example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of offered certificates evidencing interests in that trust could be a prohibited loan between that Plan and the Party in Interest.

     The Plan Asset Regulation provides that when a Plan purchases a "guaranteed governmental mortgage pool certificate," the assets of the Plan include the certificate but do not include any of the mortgages underlying the certificate.
The Plan Asset Regulation includes in the definition of a "guaranteed governmental mortgage pool certificate" some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae or Fannie Mae. Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulation.

     In addition, the acquisition or holding of offered certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in
Interest with respect to an investing Plan.

     If you are the fiduciary of a Plan, you are encouraged to consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates on behalf of or with assets of the
Plan.

PROHIBITED TRANSACTION EXEMPTIONS

     If you are a Plan fiduciary, then, in connection with your deciding whether to purchase any of the offered certificates on behalf of, or with assets of, a
Plan, you should consider the availability of one of the following prohibited transaction class exemptions issued by the U.S. Department of Labor:

     o    Prohibited Transaction Class Exemption 75-1, which exempts particular transactions involving Plans and broker-dealers, reporting dealers and banks;

     o    Prohibited Transaction Class Exemption 90-1, which exempts particular transactions between insurance company separate accounts and Parties in Interest;

     o    Prohibited Transaction Class Exemption 91-38, which exempts particular transactions between bank collective investment funds and Parties in
          Interest;

     o    Prohibited Transaction Class Exemption 84-14, which exempts particular transactions effected on behalf of an ERISA Plan by a "qualified professional asset manager;"

     o    Prohibited Transaction Class Exemption 95-60, which exempts particular transactions between insurance company general accounts and Parties in
          Interest; and

                                      -172-

     o    Prohibited Transaction Class Exemption 96-23, which exempts particular transactions effected on behalf of an ERISA Plan by an "in-house asset manager."

     We cannot provide any assurance that any of these class exemptions will apply with respect to any particular investment by or on behalf of a Plan in any class of offered certificates. Furthermore, even if any of them were deemed to apply, that particular class exemption may not apply to all transactions that could occur in connection with the investment. The prospectus supplement with respect to the offered certificates of any series may contain additional information regarding the availability of other exemptions with respect to those certificates.

UNDERWRITER'S EXEMPTION

     It is expected that Merrill Lynch, Pierce, Fenner & Smith Incorporated will be the sole underwriter or the lead or co-lead managing underwriter in each underwritten offering of certificates made by this prospectus. The U.S.
Department of Labor issued PTE 90-29 to Merrill Lynch, Pierce, Fenner & Smith
Incorporated. Subject to the satisfaction of the conditions specified in that exemption, PTE 90-29, as most recently amended by PTE 2002-41, generally exempts from the application of the prohibited transaction provisions of ERISA and
Section 4975 of the Internal Revenue Code, various transactions relating to, among other things--

     o    the servicing and operation of some mortgage asset pools, such as the types of mortgage asset pools that will be included in our trusts, and

     o    the purchase, sale and holding of some certificates such as particular classes of the offered certificates that evidence interests in those pools and are underwritten by Merrill Lynch, Pierce, Fenner & Smith
          Incorporated or any person affiliated with Merrill Lynch, Pierce,
          Fenner & Smith Incorporated.

     The related prospectus supplement will state whether PTE 90-29 is or may be available with respect to any offered certificates underwritten by Merrill
Lynch, Pierce, Fenner & Smith Incorporated.

INSURANCE COMPANY GENERAL ACCOUNTS

     Section 401(c) of ERISA provides that the fiduciary and prohibited transaction provisions of ERISA and the Internal Revenue Code do not apply to transactions involving an insurance company general account where the assets of the general account are not Plan assets. A Department of Labor regulation issued under Section 401(c) of ERISA provides guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

     Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the Department of Labor regulation under Section
401(c) of ERISA, may be treated as Plan assets. In addition, because Section
401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets of Plans invested in the separate account. If you are an insurance company and you are contemplating the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of Section 401(c) of ERISA.

                                      -173-

CONSULTATION WITH COUNSEL

     If you are a fiduciary of a Plan and you intend to purchase offered certificates on behalf of or with assets of that Plan, you should:

     o    consider your general fiduciary obligations under ERISA, and

     o    consult with your legal counsel as to--

          1.   the potential applicability of ERISA and Section 4975 of the
               Internal Revenue Code to that investment, and

          2.   the availability of any prohibited transaction exemption in connection with that investment.

TAX EXEMPT INVESTORS

     A Plan that is exempt from federal income taxation under Section 501 of the
Internal Revenue Code will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of
Section 512 of the Internal Revenue Code. All excess inclusions of a REMIC allocated to a REMIC residual certificate held by a tax-exempt Plan will be considered unrelated business taxable income and will be subject to federal income tax.

     See "FEDERAL INCOME TAX CONSEQUENCES--REMICs--Taxation of Owners of REMIC
Residual Certificates--Excess Inclusions" in this prospectus.

                                LEGAL INVESTMENT

     If and to the extent specified in the related prospectus supplement, certain classes of the offered certificates of any series will constitute mortgage related securities for purposes of the Secondary Mortgage Market
Enhancement Act of 1984, as amended.

     Generally, the only classes of offered certificates that will qualify as
"mortgage related securities" will be those that: (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of offered certificates not qualifying as "mortgage related securities" for purposes of SMMEA under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such certificates, may be subject to significant interpretive uncertainties. All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them.

     Mortgage related securities are legal investments for persons, trusts, corporations, partnerships, associations, statutory trusts, and business entities, including depository institutions, insurance companies, trustees and pension funds--

     o    that are created or existing under the laws of the United States or any state, including the District of Columbia and Puerto Rico, and

     o    whose authorized investments are subject to state regulations,

to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by

                                      -174-

the United States or any of its agencies or instrumentalities are legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the
October 3, 1991 cut-off for those enactments, limiting to various extents the ability of some entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows:

     o    federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented by those securities; and

     o    federal credit unions may invest in mortgage related securities and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities prescribed in 12 U.S.C. Section 24 (Seventh),

subject in each case to the regulations that the applicable federal regulatory authority may prescribe.

     Effective December 31, 1996, the OCC amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus, but subject to compliance with certain general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. Section 1.5, some Type IV securities, which are defined in 12 C.F.R. Section 1.2(m) to include certain commercial mortgage-related securities and residential mortgage-related securities. As defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, a mortgage related security within the meaning of SMMEA, provided that, in the case of a commercial mortgage-related security, it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," we make no representation as to whether any class of offered certificates will qualify as commercial mortgage-related securities, and thus as Type IV securities, for investment by national banks.

     The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in mortgage related securities (other than stripped mortgage related securities, residual interests in mortgage related securities and commercial mortgage related securities) under limited circumstances, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's
"investment pilot program" under 12 C.F.R. Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2).

     The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of
Interest Rate Risk,

                                      -175-

Investment Securities, and Derivatives Activities," and Thrift Bulletin 73a
(December 18, 2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment
Securities and End-User Derivatives Activities" of the Federal Financial
Institutions Examination Council, which has been adopted by the Board of
Governors of the Federal Reserve System, the FDIC, the OCC and the OTS effective
May 26, 1998, and by the NCUA effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions that may restrict or prohibit investment in securities that are not
"interest-bearing" or "income-paying," and, with regard to any offered certificates issued in book-entry form, provisions that may restrict or prohibit investments in securities that are issued in book-entry form.

     Except as to the status of some classes as "mortgage related securities,"
we make no representations as to the proper characterization of any class of offered certificates for legal investment, financial institution regulatory or other purposes. Also, we make no representations as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the certificates) may adversely affect the liquidity of any class of offered certificates. Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you are encouraged to consult with your legal advisor in determining whether and to what extent--

     o    the offered certificates of any class and series constitute legal investments or are subject to investment, capital or other restrictions; and

     o    if applicable, SMMEA has been overridden in your state.

                                 USE OF PROCEEDS

     Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to (a) cover expenses related to that purchase and the issuance of those certificates, including legal and accounting costs, rating agency fees, registration fees, upfront fees of any master servicer, special servicer, manager or trustee, and payments to any provider of credit support or a derivative instrument, (b) fund any prefunding account, (c) fund any reserve accounts or (d) make any initial deposits to the trust necessary to make payments on the related certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                                      -176-

                             METHOD OF DISTRIBUTION

     The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

     We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows:

     1.   by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

     2.   by placements by us with institutional investors through dealers; and

     3.   by direct placements by us with institutional investors.

     In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

     Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions.
Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that--

     o    the obligations of the underwriters will be subject to various conditions precedent,

     o    the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis, and

     o    in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act, or will contribute to payments required to be made with respect to any liabilities.

                                      -177-

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

     We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be
"underwriters" within the meaning of the Securities Act, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates are encouraged to consult with their legal advisors in this regard prior to any reoffer or sale.

     It is expected that Merrill Lynch, Pierce, Fenner & Smith Incorporated will be the sole underwriter or the lead or co-lead managing underwriter in each underwritten offering of certificates made by this prospectus. Merrill Lynch,
Pierce, Fenner & Smith Incorporated is an affiliate of Merrill Lynch Mortgage
Investors, Inc.

                                  LEGAL MATTERS

     Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by--

     o    Sidley Austin LLP;

     o    Latham & Watkins LLP; or

     o    Cadwalader, Wickersham & Taft LLP.

                              FINANCIAL INFORMATION

     A new trust will be formed with respect to each series of offered certificates. None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.

                                     RATING

     It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade. We will, in the related prospectus supplement, with respect to each class of offered certificates, identify the applicable rating agency or agencies and specify the minimum rating(s) that must be assigned thereto.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of--

     o    whether the price paid for those certificates is fair;

     o    whether those certificates are a suitable investment for any particular investor;

                                      -178-

     o    the tax attributes of those certificates or of the related trust;

     o    the yield to maturity or, if they have principal balances, the average life of those certificates;

     o    the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

     o    the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

     o    whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

     o    the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

     o    if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                      -179-

                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this glossary whenever they are used in this prospectus.

     "ADA" means the Americans with Disabilities Act of 1990, as amended.

     "CERCLA" means the federal Comprehensive Environmental Response,
Compensation and Liability Act of 1980, as amended.

     "Committee Report" means the Conference Committee Report accompanying the
Tax Reform Act of 1986.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.

     "Disqualified Organization" means:

     o    the United States,

     o    any State or political subdivision of the United States,

     o    any foreign government,

     o    any international organization,

     o    any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Internal
          Revenue Code or the Freddie Mac,

     o    any organization, other than a cooperative described in Section 521 of the Internal Revenue Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the
          Internal Revenue Code, or

     o    any organization described in Section 1381(a)(2)(C) of the Internal
          Revenue Code.

     "Electing Large Partnership" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Internal Revenue Code, except for some service partnerships and commodity pools.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

     "ERISA Plan" means any employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA.

     "Euroclear Operator" means Euroclear Bank, S.A./N.V., as operator of the
Euroclear System, or any successor entity.

     "Euroclear Terms and Conditions" means the Terms and Conditions Governing
Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System,
Belgian law.

     "Exchange Act" means the Exchange Act of 1934, as amended.

                                      -180-

     "Fannie Mae" means the Federal National Mortgage Association.

     "Farmer Mac" means the Federal Agricultural Mortgage Corporation.

     "FASB 140" means the Financial Accounting Standards Board's Statement No.
140, entitled "Accounting for Transfers and Servicing of Financial Assets and
Extinguishment of Liabilities," issued in September 2002.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "Financial Intermediary" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

     "Freddie Mac" means the Federal Home Loan Mortgage Corporation.

     "Ginnie Mae" means the Government National Mortgage Association.

     "Governing Document" means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

     "I.R.C. Plan" means a plan, arrangement or account that is subject to
Section 4975 of the Internal Revenue Code, including individual retirement accounts and certain Keogh plans.

     "IRS" means the Internal Revenue Service.

     "Lender Liability Act" means the Asset Conservation Lender Liability and
Deposit Insurance Act of 1996, as amended.

     "Net Income From Foreclosure Property" means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

     "NCUA" means the National Credit Union Administration.

     "OCC" means the Office of the Comptroller of the Currency.

     "OTS" means the Office of Thrift Supervision.

     "Party In Interest" means any person that is a "party in interest" within the meaning of Section 3(14) of ERISA or a "disqualified person" within the meaning of Section 4975(e)(2) of the Internal Revenue Code.

     "Pass-Through Entity" means any:

     o    regulated investment company,

     o    real estate investment trust,

     o    trust,

     o    partnership, or

                                      -181-

     o    other entities described in Section 860E(e)(6) of the Internal Revenue
          Code.

     "Permitted Investments" means U.S. government securities and other investment grade obligations, including:

     o    direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (having original maturities of not more than 365 days), provided that those obligations are backed by the full faith and credit of the United States;

     o    repurchase agreements or obligations with respect to any security described in the preceding bullet (having original maturities of not more than 365 days), provided that the short-term deposit or debt obligations of the party agreeing to repurchase the subject security are investment grade rated;

     o    federal funds, unsecured uncertified certificates of deposit, time deposits, demand deposits and bankers' acceptances of any bank or trust company organized under the laws of the United States or any state thereof (having original maturities of not more than 365 days), the short-term obligations of which are investment grade rated;

     o    commercial paper (including both non-interest bearing discount obligations and interest-bearing obligations and having original maturities of not more than 365 days) of any corporation or other entity organized under the laws of the United States or any state thereof which commercial paper is investment grade rated;

     o    money market funds which are rated in one of the four highest applicable rating categories of a nationally recognized statistical rating organization; and

     o    any other obligation or security acceptable to each applicable rating agency for the related offered certificates, evidence of which acceptability will be provided in writing by each of those rating agencies to, among others, the related trustee;

provided that (1) no investment described above may evidence either the right to receive (x) only interest with respect to such investment or (y) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations; and (2) no investment described above may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity.

     "Plan" means an ERISA Plan or an I.R.C. Plan.

     "Plan Asset Regulation" means U.S. Department of Labor Regulation Section
2510.3-101 promulgated under ERISA.

     "PTE" means a Prohibited Transaction Exemption issued by the U.S.
Department of Labor, as it may be amended from time to time, or any successor thereto.

     "RCRA" means the federal Resource Conservation and Recovery Act.

     "REIT" means a real estate investment trust within the meaning of Section
856(a) of the Internal Revenue Code.

     "Relief Act" means the Servicemembers Civil Relief Act, as amended.

                                      -182-

     "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and Sections 860A through 860G of the Internal Revenue Code.

     "REMIC IO" means a REMIC that is entitled to only a specified portion of the interest in respect of one or more mortgage loans held by the REMIC.

     "REO Property" means any mortgaged property or interest therein that is acquired by or on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding underlying mortgage loan.

     "Safe Harbor Regulations" means the final Treasury regulations issued on
July 18, 2002.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as
amended.

     "SPA" means standard prepayment assumption.

     "Title V" means Title V of the Depository Institutions Deregulation and
Monetary Control Act of 1980.

     "Treasury Department" means the United States Department of the Treasury.

     "UCC" means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

     "U.S. Person" means:

     o    a citizen or resident of the United States;

     o    a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of
          Columbia;

     o    an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business in the United States; or

     o    a trust as to which--

          1.   a court in the United States is able to exercise primary
               supervision over the administration of the trust, and

          2.   one or more United States persons have the authority to control all substantial decisions of the trust.

     In addition, to the extent provided in the Treasury regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

                                      -183-

The attached CD-ROM contains one spreadsheet file that can be put on a user specified hard drive or network drive. This spreadsheet file is "ML-CFC
2007-5.xls." The spreadsheet file "ML-CFC 2007-5.xls" is a Microsoft Excel(1),
Version 5.0 spreadsheet. The file provides, in electronic format, some of the statistical information that appears under the caption "Description of the
Mortgage Pool" in this prospectus supplement and on Annexes A-1, A-2, A-3, A-4 and B to this prospectus supplement. Defined terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in the glossary to this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. The attached CD-ROM also contains copies of the complaints in connection with certain legal proceedings with respect to the mortgage loan identified on Annex A-1 to this prospectus supplement as "Peter Cooper Village and Stuyvesant Town." The files "Peter
Cooper and Stuyvesant Town Tenant Complaint 1.pdf" and "Peter Cooper and
Stuyvesant Town Tenant Complaint 2.pdf" are Adobe Acrobat(2) files. Prospective investors are strongly urged to read this prospectus supplement and the accompanying base prospectus in their respective entireties prior to accessing the spreadsheet file.

----------
(1)  Microsoft Excel is a registered trademark of Microsoft Corporation.

(2)  Adobe Acrobat is a registered trademark of Adobe Systems Incorporated.

================================================================================
     Until ninety days following the date of the prospectus supplement, all dealers that effect transactions in the offered certificates, whether or not participating in this distribution, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the obligation of dealers acting as underwriters to deliver a prospectus supplement and the accompanying prospectus with respect to their unsold allotments and subscriptions.

                                 $4,115,871,000
                                 (Approximate)

                    ML-CFC COMMERCIAL MORTGAGE TRUST 2007-5
                               as Issuing Entity

          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-5

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                  as Depositor

                      MERRILL LYNCH MORTGAGE LENDING, INC.
                COUNTRYWIDE COMMERCIAL REAL ESTATE FINANCE, INC.
                         KEYBANK NATIONAL ASSOCIATION
                         IXIS REAL ESTATE CAPITAL INC.
                          as Sponsors and Loan Sellers

                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                                 as Loan Seller

                           ------------------------

                            FREE WRITING PROSPECTUS

                           ------------------------

                              MERRILL LYNCH & CO.

                       COUNTRYWIDE SECURITIES CORPORATION

                         IXIS SECURITIES NORTH AMERICA

                            KEYBANC CAPITAL MARKETS

                            BEAR, STEARNS & CO. INC.

                         BANC OF AMERICA SECURITIES LLC

                               FEBRUARY 20, 2007

================================================================================

SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF NEW YORK
----------------------------------------------X Index No.

AMY L. ROBERTS, THOMAS I. SHAMY, and          : Date of Filing With
DAVID AND ANNMARIE HUNTER, on behalf of           Clerk of the Court:
themselves and all others similarly situated, :

                           Plaintiffs,        : SUMMONS

                   -against-                  : Plaintiff designates New York
                                                County as the place of trial.
TISHMAN SPEYER PROPERTIES,L.P., PCV ST        :
OWNER LP, METROPOLITAN LIFE INSURANCE
COMPANY, PCV/ST LLC, METROPOLITAN             : The basis for such venue is the
INSURANCE AND ANNUITY COMPANY, and              residences of defendants and the
METROPOLITAN TOWER LIFE INSURANCE               location of the real property
COMPANY,                                      : whose use or enjoyment would be
                                                affected by the judgment
                                                demanded.
                           Defendants.        :

----------------------------------------------X

TO THE ABOVE NAMED DEFENDANTS

YOU ARE HEREBY SUMMONED to answer the Complaint in this action and to serve a copy of your answer, or, if the Complaint is not served with this Summons, to serve a notice of appearance, on the Plaintiff within 20 days after service of this Summons, exclusive of the day of service (or within 30 days after the service is complete if this Summons, is not personally delivered to you within the State of Now York); and in the case of your failure to appear or answer, judgment will be taken against you by default for the relief demanded in the
Complaint.

Dated: New York, New York
       January 22, 2007

                                        WOLF HALDENSTEIN ADLER FREEMAN
                                          & HERZ LLP
                                        Attorneys for the Plaintiffs

                                        By: /s/ Michael E. Fleiss
                                            ---------------------------------
                                            Michael E. Fleiss
                                        270 Madison Avenue
                                        New York, New York 10016
                                        212/545-4600

                                       -1-

SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF NEW YORK
----------------------------------------------X

AMY L. ROBERTS, THOMAS I. SHAMY, and          :
DAVID AND ANNMARIE HUNTER, on behalf of
themselves and all others similarly situated, :
                                                Index No.
                           Plaintiffs,        :

                  -against-                   :

TISHMAN SPEYER PROPERTIES, L.P., PCV ST       :
OWNER LP, METROPOLITAN LIFE INSURANCE
COMPANY, PCV/ST LLC, METROPOLITAN             : CLASS ACTION
INSURANCE AND ANNUITY COMPANY, and              COMPLAINT
METROPOLITAN TOWER LIFE INSURANCE             :
COMPANY,

                           Defendants.

----------------------------------------------X

          Amy L. Roberts, Thomas I. Shamy, and David and Annmarie Hunter
(collectively, "Plaintiffs"), on behalf of themselves and all others similarly situated (the "Class"), by their attorneys Wolf Haldenstein Adler Freeman & Herz
LLP, as and for their complaint against defendants Tishman Speyer Properties,
L.P. ("Tishman Speyer"), PCV ST OWNER LP, Metropolitan Life Insurance Company
("Met Life"), PCV/ST LLC, Metropolitan Insurance and Annuity Company ("Met
Insurance"), and Metropolitan Tower Life Insurance Company ("Met Tower")
(collectively, "Defendants"), respectfully set forth and allege as follows:

A.   INTRODUCTION

          1. This is a class action brought on behalf of thousands of current and former tenants of Stuyvesant Town and Peter Cooper Village who have been and continue to be

                                       -1-

wrongfully charged market rate rents for their rental units, although they were and are legally entitled to pay considerably lower rent stabilized rents.

          2. Stuyvesant Town and Peter Cooper Village constitute New York City's largest apartment complex, covering approximately 80 acres -- a full ten city blocks along First Avenue between 14th Street and 23rd Street -- and consisting of 110 apartment buildings containing approximately 11,200 units with at least
20,000 residents.

          3. Defendants, the owners of this large complex, have been receiving real estate tax benefits under New York City's J-51 property tax abatement/exemption program for approximately the past 15 years. Applicable state and local law requires that, during the period in which an owner receives such real estate tax benefits, all of the units shall remain subject to rent stabilization. Yet beginning in or about 2001 or 2002, and continuing through the present time, the owners of Stuyvesant Town and Peter Cooper Village have, upon information and belief, improperly and unlawfully charged thousands of tenants market rents, even as those owners have collected tens of millions of dollars of tax benefits under the J-51 program.

          4. As a result, while tenants at Stuyvesant Town and Peter Cooper
Village have been "priced out" of their apartments in patent violation of the law and forced to leave the complex when they were denied rent stabilized rents, and while other tenants at Stuyvesant Town and Peter Cooper Village have unlawfully been required to pay unregulated rents far higher than the rent stabilized rents which they were supposed to be charged, Defendants have benefited and enriched themselves -- both by illegally charging and collecting such market rate rents from thousands of tenants and at the same time by wrongfully pocketing nearly $25 million in New York City tax benefits that are expressly conditioned on maintaining the apartments as rent stabilized.

                                       -2-

          5. Plaintiffs, for themselves and as representatives of the other members of the Class, therefore seek money damages (including, where applicable, treble damages) and attorneys' fees for the rent overcharges imposed and collected by Defendants. Plaintiffs, for themselves and as representatives of the other members of the Class, also seek a judicial declaration that the units in Stuyvesant Town and Peter Cooper Village remain subject to rent stabilization and will continue to be rent stabilized until the last applicable J-51 tax benefits period for Stuyvesant Town and Peter Cooper Village has expired (upon information and belief, in or about 2017 or 2018) and Defendants thereafter comply with all appropriate legal requirements to deregulate the units.

B.   THE PARTIES

          6. Plaintiff Amy L. Roberts is a residential tenant residing in
Apartment 6H at 530 East 20th Street in the County, City, and State of New York,
which is part of the Stuyvesant Town/Peter Cooper Village complex.

          7. Plaintiff Thomas I. Shamy resides in the County, City, and State of
New York and was, until December 3l, 2006, a residential tenant residing in
Apartment 3F at 449 East 14th Street in the County, City, and State of New York,
which is part of the Stuyvesant Town/Peter Cooper Village complex.

          8. Plaintiffs David and Annmarie Hunter are residential tenants residing in Apartment 9F at 526 East 20th Street in the County, City, and State
of New York, which is part of the Stuyvesant Town/Peter Cooper Village complex.

          9. The plaintiff Class, on whose behalf this action is brought, consists of all persons who are or were tenants of Stuyvesant Town and Peter
Cooper Village and who were charged and/or continue to be charged rents for their rental units at market rates or at other rates

                                       -3-

that exceed rent stabilization levels for any period during which Defendants, the owners of these complexes, were receiving real estate tax benefits under New
York City's J-51 program. The members of the Class have been damaged and will continue to suffer damage as a result of the acts of Defendants set forth herein.

          10. Upon information and belief, Tishman Speyer is, and at all times relevant hereto was, a New York limited partnership with its principal place of business in the County, City, and State of New York. Tishman Speyer holds itself out to be "one of the leading owners, developers, fund managers and operators of real estate in the world, having managed a portfolio of assets since its inception of more than 77 million square feet in major metropolitan across the
United States, Europe, Latin America and Asia."

          11. Upon information and belief, PCV ST OWNER LP is, and at all times relevant hereto was, a Delaware limited partnership with its principal place of business in the County, City, and State of New York.

          12. PCV ST OWNER LP is, upon information and belief, the current owner of Stuyvesant Town and Peter Cooper Village by virtue of its acquisition of the complex on or about November 17, 2006 for approximately $5.4 billion.

          13. PCV ST OWNER LP is, upon information and belief, an affiliate of
Tishman Speyer.

          14. Upon information and belief, Tishman Speyer is the general partner of PCV ST OWNER LP.

          15. Upon information and belief, Met Life is, and at all times relevant hereto was, a New York corporation with its principal place of business in the County, City, and State

                                       -4-

of New York. From in or about 1989 until in or about 2001, it was the owner of
Stuyvesant Town and Peter Cooper Village.

          16. Upon information and belief, PCV/ST LLC is, and at all times relevant hereto was, a New York limited liability company with its principal place of business in the County, City, and State of New York. From in or about
2001 until in or about 2002, it was the owner of Stuyvesant Town and Peter
Cooper Village.

          17. Upon information and belief, Met Insurance is, and at all times relevant hereto was, a Delaware corporation with its principal place of business in the County, City, and State of New York. From in or about 2002 until in or about 2004, it was the owner of Stuyvesant Town and Peter Cooper Village.

          18. Upon information and belief, Met Tower is, and at all times relevant hereto was, a Delaware corporation with its principal place of business in the County, City, and State of New York. Met Tower is, upon information and belief, the successor by merger to Met Insurance, and until on or about
November 17, 2006 was the owner of Stuyvesant Town and Peter Cooper Village.

C.   FACTS COMMON TO ALL CLAIMS

          19. Upon information and belief, on or about June 1, 1943, Met Life and Stuyvesant Town Corporation entered into an agreement with the City of New
York with respect to the acquisition of real property for and the financing, construction, operation, and supervision of the redevelopment project known as
Stuyvesant Town. The agreement was made pursuant to the provisions of the
Redevelopment Companies Law, which was subsequently incorporated into Article V of the Private Housing Finance Law.

                                       -5-

          20. Pursuant to the aforedescribed agreement, Stuyvesant Town
Corporation (as the redevelopment company and owner of the Stuyvesant Town complex) received a real estate tax exemption for a period of twenty-five (25)
years.

          21. In or about late 1952, Stuyvesant Town Corporation entered into a further agreement with Met Life and the City of New York, pursuant to which
Stuyvesant Town Corporation assigned to Met Life all of its rights under the existing agreement with New York City. Met Life thus received the benefit of the remainder of the twenty-five (25) year real estate tax exemption for Stuyvesant
Town.

          22. Upon information and belief, in or about the late 1940s, Met Life entered into an agreement with the City of New York with respect to the acquisition of real property for and the financing, construction, operation, and supervision of the redevelopment project known as Peter Cooper Village.

          23. The said agreement was made pursuant to the provisions of the
Redevelopment Companies Law and, upon information and belief, provided Met Life, as the redevelopment company and owner of Peter Cooper Village, with a real estate tax exemption for a period of twenty-five (25) years.

          24. In or about 1974, New York State enacted an amendment to the
Redevelopment Companies Law which provided, in relevant part, that upon the expiration of the twenty-five (25) year tax exemption granted to redevelopment projects, the real property taxes payable on such projects would be phased in over a ten (10) year period, at the end of which time such projects would be fully taxable.

                                       -6-

          25. In connection with the aforedescribed real property tax phase-in, the rents for tenants residing in Stuyvesant Town and Peter Cooper Village became subject to the New York Rent Stabilization Law.

          26. Since approximately 1974, then, Stuyvesant Town and Peter Cooper
Village have been subject to the Rent Stabilization Law.

          27. New York City enacted the "J-51" program to encourage the renovation of residential properties in the City of New York by providing partial property tax exemption and abatement benefits for a period of time to buildings undertaking rehabilitation work.

          28. Beginning in or about 1992, Met Life, as owner and on behalf of
Stuyvesant Town and Peter Cooper Village, began applying for property tax benefits under New York City's J-51 program for rehabilitation work to the buildings in the complex.

          29. Upon information and belief, from 1992 through the present, the owners of Stuyvesant Town and Peter Cooper Village have applied for and received from New York City approximately $24.5 million in real estate tax relief under the J-51 program.

          30. Upon information and belief, the most recent J-51 real estate tax benefits for Stuyvesant Town and Peter Cooper Village are scheduled to expire in or about 2017 or 2018.

          31. As a condition to receiving J-51 tax benefits for residential buildings, the units in the tax lot which is receiving tax benefits under the
J-51 program are required by law to be subject to the Rent Stabilization Law during the period in which tax benefits are being received. Thus, in order for the landlord to receive tax relief for rehabilitation work to existing buildings under the J-51 program, the units in the premises receiving such benefits must be rent stabilized for the period during which the premises receives J-51 tax benefits, and until they may thereafter be properly deregulated.

                                       -7-

          32. New York City's Rent Stabilization Law provides that rent stabilization applies to dwelling units receiving J-51 benefits until at least the end of the tax benefits period.

          33. New York City's Rent Stabilization Law also provides that if a dwelling unit would be subject to rent stabilization in the absence of J-51 benefits, the end of the J-51 benefits period does not eliminate rent stabilization as to that unit.

          34. According to Section 26-504(c) of the New York City
Administrative Code, which is part of the Rent Stabilization Law, rent stabilization

          shall apply to: Dwelling units in a building or structure
          receiving the benefits of section 11-243 [J-51].... Upon the expiration or termination for any reason of the benefits of section
          11-243 or section 11-244 of the code or article eighteen of the private housing finance law any such dwelling unit shall be subject to this chapter until the occurrence of the first vacancy of such unit after such benefits are no longer being received or if each lease and renewal thereof for such unit for the tenant in residence at the time of the expiration of the tax benefit period has included a notice in at least twelve point type informing such tenant that the unit shall become subject to deregulation upon the expiration of such tax benefit period and states the approximate date on which such tax benefit period is scheduled to expire, such dwelling unit shall be deregulated as of the end of the tax benefit period; provided, however, that if such dwelling unit would have been subject to this chapter or the emergency tenant protection act of the nineteen seventy-four in the absence of this subdivision, such dwelling unit shall, upon the expiration of such benefits, continue to be subject to this chapter or the emergency tenant protection act of nineteen seventy-four to the same extent and in the same manner as if this subdivision had never applied thereto.

(Emphasis added.)

          35. The Rent Stabilization Law further provides that high income decontrol of units (i.e., decontrol of rent stabilized units renting for $2,000 or more per month and in which the residents have combined income of $175,000 or more) and high rent vacancy decontrol of units (i.e. decontrol of rent stabilized units with a rent of $2,000 or more per month at the time

                                       -8-

that the tenant vacates) will remove such units from rent stabilization, but that neither high income decontrol nor high rent vacancy decontrol applies to housing accommodations which are subject to the Rent Stabilization Law by virtue of receiving J-51 real estate tax benefits.

          36. The New York City Department of Housing Preservation and
Development, which is responsible for the administration of New York City's J-51 program, prohibits a landlord from deregulating apartments during the time that it is receiving tax benefits under the J-51 program for those apartments.

          37. The rules and regulations of the Department of Housing
Preservation and Development concerning the J-51 program provide:

          Deregulation of units: (i) With respect to a dwelling unit in any building receiving benefits under the [J-51] Act, (A) such unit shall remain subject to rent regulation until the occurrence of the first vacancy after tax benefits are no longer being received for the building at which time the unit shall be deregulated, unless the unit is otherwise subject to rent regulation...

(Emphasis added.)

          38. The New York State Division of Housing and Community Renewal,
which is responsible for the administration of rent stabilization in New York
City, also bars a landlord from deregulating apartments during the time that it is receiving tax benefits under the J-51 program for those apartments.

          39. Following the passage of New York Local Law 4 in 1994, which enacted amendments to the Rent Stabilization Law concerning high income decontrol, the Division of Housing and Community Renewal issued an Operational
Bulletin stating that

          these deregulation provisions shall not apply to housing
          accommodations which are subject to rent regulation by virtue of receiving tax benefits pursuant to Sections four twenty one-a or four eighty nine of the Real Property Tax Law [the state enabling statute for J-51] until the expiration of the tax abatement period.

                                       -9-

          40. Thus, applicable law, as confirmed by rules and regulations of the
New York City and New York State agencies charged with and responsible for administration of the J-51 program and rent stabilization in the City of New
York, provides that, for at least the period during which a tax lot receives tax benefits under the J-51 program, the units are and remain subject to rent stabilization and may not be deregulated.

          41. Defendants were, at all relevant times, fully aware that
Stuyvesant Town and Peter Cooper Village received J-51 tax benefits and that, by law, the receipt of such tax benefits requires Stuyvesant Town and Peter Cooper
Village to remain subject to rent stabilization during the benefits period and until proper deregulation occurs thereafter.

          42. Nonetheless, during the period in which Defendants were receiving tax benefits under the J-51 program for Stuyvesant Town and Peter Cooper
Village, they caused, upon information and belief, more than one-quarter of the complex's apartments units -- a total of approximately 3,000 apartments at
Stuyvesant Town and Peter Cooper Village -- to be deregulated.

          43. Upon the aforedescribed deregulation and at all times thereafter,
Defendants have charged market rate rents or rents at rates otherwise far in excess of rent stabilization rent levels for such apartments.

D.   CLASS ACTION ALLEGATIONS

          44. This action is brought and may properly be maintained as a class action under the provisions of Article 9 of the CPLR

          45. The Class, as defined above, is so numerous that joinder of all members of the Class, whether otherwise required or permitted, is impracticable.

                                      -10-

          46. There are questions of law and fact common to the Class which predominate over any questions affecting only individual members of the Class. A principal common question of law is whether Defendants wrongfully charged market rents to tenants of Stuyvesant Town and Peter Cooper Village while at the same time taking advantage of and receiving J-51 tax benefits for the complex. This question impacts all Class members.

          47. Plaintiffs' claims are typical of the claims of the other members of the Class. Plaintiffs and all members of the Class have been similarly charged market rents during the period in which Defendants received tax benefits under the J-51 program.

          48. Plaintiffs have no interests antagonistic to the interests of the other members of the Class. There is no conflict between Plaintiffs and any other members of the Class with respect to this action or the claims for relief herein.

          49. Plaintiffs are committed to the vigorous prosecution of this action and have retained competent legal counsel experienced in real estate, landlord/tenant, and class action litigation matters for that purpose.

          50. Plaintiffs are adequate representatives of the Class and, together with their attorneys, are able to, and will fairly and adequately, protect the interests of the Class and its members.

          51. In addition, a class action is superior to other available methods for the fair, just, and efficient adjudication of the claims asserted herein.
Joinder of all members of the Class is impracticable and, for financial and other reasons, it would be impractical for individual members of the Class to pursue separate claims. Moreover, prosecution of separate actions by individual members of the Class would create the risk of varying and inconsistent adjudications, and would unduly burden the courts.

                                      -11-

          52. Plaintiffs anticipate no difficulty in the management of this litigation as a class action, and management of this litigation as a class action will present few problems for this Court.

                              FIRST CAUSE OF ACTION

          53. Plaintiffs, on behalf of themselves and all others similarly situated, repeat and reallege each and every allegation contained in paragraphs
1 through 52 of this Complaint.

          54. At all times relevant hereto, the Stuyvesant Town and Peter Cooper
Village apartments of Plaintiffs and the other members of the Class were and continue to be subject to the provisions of the Rent Stabilization Law for the entire period during which Defendants received J-51 real estate tax benefits
(which, upon information and belief, will continue to run through 2017 or 2018), and until such time as said apartments may thereafter properly be deregulated.

          55. Defendants have nonetheless charged Plaintiffs and the other members of the Class, and required Plaintiffs and the other members of the Class to pay, market rate rents or rents at rates otherwise in excess of rent stabilization rent levels for their apartments at Stuyvesant Town and Peter
Cooper Village.

          56. Defendants have thus overcharged Plaintiffs and the other members of the Class in an amount equal to the difference between their monthly rents and security deposits and their appropriate regulated (i.e., rent stabilized)
rents had their apartments at Stuyvesant Town and Peter Cooper Village not been deregulated.

          57. At all relevant times, the aforedescribed rent overcharges by
Defendants were willful.

                                      -12-

          58. As a result of Defendants' aforedescribed rent overcharges,
Plaintiffs and the other members of the Class have been damaged, and are entitled to an award of money damages against Defendants in the amount of such rent overcharges for the four (4) years immediately prior to the commencement of this action, in an amount to be determined at trial but in no event less than, upon information and belief, $215,000,000.

          59. In addition, as a result of Defendants' aforedescribed rent overcharges, Plaintiffs and the other members of the Class have been damaged, and are entitled to an award of treble damages against Defendants in the amount of three times such rent overcharges for the two (2) years immediately prior to the commencement of this action, in an amount to be determined at trial but in no event less than, upon information and belief, $320,000,000.

          60. Alternatively, in the event Plaintiffs and the other members of the Class do not recover treble damages against Defendants, Plaintiffs and the other members of the Class are entitled to an award of interest on the aforedescribed rent overcharges for the four (4) years immediately prior to the commencement of this action, with such interest accruing from the date of the first overcharge.

          61. Plaintiffs and the other members of the Class also demand reimbursement of any rent overcharges that they may pay during the pendency of this action, together with an award of treble damages against Defendants in the amount of three times any such rent overcharges that they may pay during the pendency of this action.

          62. In addition, Plaintiffs and the other members of the Class are entitled to recover their reasonable attorneys' fees (including costs and disbursements) herein from Defendants.

                                      -13-

                             SECOND CAUSE OF ACTION

          63. Plaintiffs, on behalf of themselves and all others similarly situated, repeat and reallege each and every allegation contained in paragraphs
1 through 62 of this Complaint.

          64. Defendants contend that, despite continuing to receive real estate tax benefits under the J-51 program, the Stuyvesant Town and Peter Cooper
Village apartments of Plaintiffs and the other members of the Class are no longer subject, and are no longer required by applicable law to be subject, to rent stabilization.

          65. Defendants have therefore caused, upon information and belief, more than one-quarter of the apartments in Stuyvesant Town and Peter Cooper
Village to be deregulated during the period in which Defendants have been receiving such J-51 benefits, and have charged rent to Plaintiffs and the other members of the Class at market rates or rates otherwise far in excess of rent stabilization rent levels -- actions that are consistent only with the position that, despite Defendants' continued receipt of real estate tax benefits under the J-51 program, the Stuyvesant Town and Peter Cooper Village apartments of
Plaintiffs and the other members of the Class are no longer subject, and are no longer required by applicable law to be subject, to rent stabilization.

          66. Justiciable and live controversies therefore exist between
Plaintiffs and the other members of the Class, on the one hand, and Defendants on the other hand, concerning whether the Stuyvesant Town and Peter Cooper
Village apartments of Plaintiffs and the other members of the Class continue to be subject to rent stabilization, whether Defendants are required to continue to charge rent to Plaintiffs and the other members of the Class at rent stabilized rates instead of at market rates or rates otherwise in excess of rent stabilization rent levels, and whether the Stuyvesant Town and Peter Cooper
Village apartments of Plaintiffs and

                                      -14-

the other members of the Class will continue to be subject to the provisions of the Rent Stabilization Law for the entire period during which Defendants receive
J-51 real estate tax benefits and until such time as said apartments may thereafter properly be deregulated.

          67. Plaintiffs and the other members of the Class have no adequate remedy at law so far as a declaration of the current and continuing rent stabilized status of their apartments at Stuyvesant Town and Peter Cooper
Village is concerned.

          68. Plaintiffs and the other members of the Class are therefore entitled to Judgment declaring that their Stuyvesant Town and Peter Cooper
Village apartments continue to be subject to rent stabilization, that Defendants are required to continue to charge rent to them at rent stabilized rates instead of at market rates or rates otherwise in excess of rent stabilization rent levels, and that their Stuyvesant Town and Peter Cooper Village apartments will continue to be subject to the provisions of the Rent Stabilization Law for the entire period during which Defendants receive J-51 real estate tax benefits for
Stuyvesant Town and Peter Cooper Village and until such time as said apartments may thereafter properly be deregulated.

          WHEREFORE, Plaintiffs, on behalf of themselves and the other members of the Class, respectfully request Judgment against Defendants as follows:

               (1) On the First Cause of Action, awarding Plaintiffs and the other members of the Class money damages against Defendants, in an amount to be determined at trial but in no event less than $215,000,000; together with treble damages in an amount to be determined at trial but in no event less than
$320,000,000 or, alternatively, interest; and awarding reasonable attorneys'
fees (including costs and disbursements);

               (2) On the Second Cause of Action, declaring that the Stuyvesant
Town and Peter Cooper Village apartments of Plaintiffs and the other members of the Class continue to be subject to rent stabilization, that Defendants are required to continue to charge rent to them at rent stabilized rates instead of at market rates or rates otherwise in excess of rent stabilization rent levels, and that their Stuyvesant Town and Peter Cooper Village apartments will continue to be subject to the provisions of the Rent Stabilization Law for the entire period

                                      -15-

during which Defendants receive J-51 real estate tax benefits for Stuyvesant
Town and Peter Cooper Village and until such time as said apartments may thereafter properly be deregulated;

               (3) Awarding Plaintiffs and the other members of the Class attorneys' fees against Defendants, pursuant to CPLR Rule 909; and

               (4) Awarding Plaintiffs and the other members of the Class such other and further relief, including the costs and disbursements of this action, as this Court finds just and proper.

Dated: New York, New York
       January 22, 2007

                                           WOLF HALDENSTEIN ADLER FREEMAN
                                             & HERZ LLP
                                           Attorneys for the Plaintiffs

                                           By: /s/ Michael E. Fleiss
                                               ---------------------------------
                                               Michael E. Fleiss
                                           270 Madison Avenue
                                           New York, Now York 10016
                                           212/545-4600

                                      -16-

SUPREME COURT OF THE STATE OF NEW YORK                                     INDEX
COUNTY OF NEW YORK                                                          No.

--------------------------------------------------------------------------------

AMY L. ROBERTS, THOMAS I. SHAMY, and DAVID AND ANNMARIE HUNTER,
on behalf of themselves and all others similarly situated,

                                                      Plaintiffs,

                                    -against-

TISHMAN SPEYER PROPERTIES, L.P., PCV ST OWNER LP,
METROPOLITAN LIFE INSURANCE COMPANY, PCV/ST LLC,
METROPOLITAN INSURANCE AND ANNUITY COMPANY, and
METROPOLITAN TOWER LIFE INSURANCE COMPANY,

                                                      Defendants.

--------------------------------------------------------------------------------

                       SUMMONS AND CLASS ACTION COMPLAINT

--------------------------------------------------------------------------------

                   WOLF HALDENSTEIN ADLER FREEMAN & HERZ LLP

                ATTORNEYS FOR PLAINTIFF

                               270 MADISON AVENUE
                               NEW YORK, NY 10016
                                  212-545-4600

--------------------------------------------------------------------------------

TO:                                           Service of a copy of the within
                                              is hereby admitted.

                                              Dated: _________________  20______

                                              __________________________________

Attorney(s) for
--------------------------------------------------------------------------------

PLEASE TAKE NOTICE:

[_] NOTICE OF ENTRY

that the within is a (certified) true copy of an ______________________________
duly entered in the office of the clerk of the within named court on
_____________ 20__

[_] NOTICE OF SETTLEMENT

that an ___________________________________, of which the within is a true copy, will presented for settlement to the Hon. ______________, one of the judges of the within named Court, at __________________________________________________ on
_______________________ 20__, at ________ M.

SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF NEW YORK

------------------------------------------------

                                                :
MARGARET CARROLL, On Behalf of Herself and All  :
Others Similarly Situated                       :   Index No.:
                                                :
                           Plaintiff,           :
                                                :   SUMMONS
                  - against -                   :
                                                :   Plaintiff designates New
TISHMAN SPEYER PROPERTIES, L.P., PCV ST         :   York County as the place of
OWNER LP, METROPOLITAN LIFE INSURANCE           :   trial.
COMPANY, PCV/ST LLC, METROPOLITAN               :
INSURANCE AND ANNUITY COMPANY, and              :   The basis for such venue is
METROPOLITAN TOWER LIFE INSURANCE               :   the residences of defendants
COMPANY,                                        :   and the location of the real
                                                :   property whose use or
                                                :   enjoyment would be affected
                                                :   by the judgment demanded.
                           Defendants.          :

------------------------------------------------

TO THE ABOVE NAMED DEFENDANTS

YOU ARE HEREBY SUMMONED to answer the Complaint in this action and to serve a copy of your answer, or, if the Complaint is not served with this Summons, to serve a notice of appearance, on the Plaintiff within 20 days after service of this Summons, exclusive of the day of service (or within 30 days after the service is complete if this Summons, is not personally delivered to you within the State of New York); and in the case of your failure to appear or answer, judgment will be taken against you by default for the relief demanded in the
Complaint.

Dated: New York, New York
       February 14, 2007

                                        BERNSTEIN LIEBHARD & LIFSHITZ, LLP

                                        /s/ Gregory M. Egleston
                                        ----------------------------------------
                                        Robert J. Berg
                                        Ronald A. Aranoff
                                        Gregory M. Egleston
                                        10 East 40th Street
                                        New York, NY 10016
                                        Tel: ###-##-####

SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF NEW YORK

------------------------------------------------
                                                :
MARGARET CARROLL, On Behalf of Herself and All  :
Others Similarly Situated                       :   Index No.:
                                                :
                           Plaintiff,           :
                                                :
                   -against-                    :
                                                :
TISHMAN SPEYER PROPERTIES, L.P., PCV ST         :
OWNER LP, METROPOLITAN LIFE INSURANCE           :
COMPANY, PCV/ST LLC, METROPOLITAN               :
INSURANCE AND ANNUITY COMPANY, and              :
METROPOLITAN TOWER LIFE INSURANCE               :
COMPANY,                                        :
                                                :
                           Defendants.          :

------------------------------------------------

                             CLASS ACTION COMPLAINT

     Plaintiff Margaret Carroll, on behalf of herself and all others similarly situated, by her attorneys, as and for her Complaint against defendants Tishman
Speyer Properties, L.P. ("Tishman Speyer"), PCV ST OWNER LP, Metropolitan Life
Insurance Company ("Met Life"), PCV/ST LLC, Metropolitan Insurance and Annuity
Company ("Met Insurance"), and Metropolitan Tower Life Insurance Company ("Met
Tower") (collectively, the "Defendants"), alleges as follows:

     1. This is a class action brought on behalf of thousands of current and former tenants of Stuyvesant Town and Peter Cooper Village who have been and continue to be wrongfully charged market rate rents for their rental units, although they were and are legally entitled to pay considerably lower rents under the applicable New York rent stabilization laws.

     2. Stuyvesant Town and Peter Cooper Village cover approximately 80 acres --
a full ten city blocks along First Avenue between 14th Street and 23rd Street --
and consist of 110 apartment buildings containing approximately 11,200 units with at least 20,000 residents.

     3. The New York City Rent Stabilization Law ("RSL") is the fundamental statute establishing Rent Stabilization regulation in New York City, and through the Rent Stabilization Code ("RSC"), is administered by the New York State
Division of Housing and Community Renewal ("DHCR"). The system was enacted in
1969 when rents were rising sharply in many post-war buildings. The system has been extended and amended frequently, and now about 1 million apartments in the
City are covered by rent stabilization. Rent stabilized tenants are protected from sharp increases in rent and have the right to renew their leases. The Rent
Guidelines Board sets the allowable percentage increase for renewal leases each year.

     4. Defendants, the owners of this large apartment complex, have been receiving real estate tax benefits under the N.Y.C. Administrative Code Section
J-51 property tax abatement/exemption program for approximately the past 15 years. Applicable state and local law requires that, during the period in which an owner receives such real estate tax benefits, all of the until shall remain subject to rent stabilization. Yet beginning in or about 2001 or 2002, and continuing through the present time, the owners of Stuyvesant Town and Peter
Cooper Village have improperly and unlawfully charged thousands of tenants market rents, as opposed to the legally mandated rent stabilized rents, even as those owners have collected tens of millions of dollars of tax benefits under the J-51 program.

     5. As a result, while certain tenants at Stuyvesant Town and Peter Cooper
Village have been "priced out" of their apartments in patent violation of the law and forced to leave the complex when they were illegally denied rent stabilized rents, and while other tenants at Stuyvesant Town and Peter Cooper
Village have unlawfully been required to pay unregulated rents far higher than the rent stabilized rents which they were supposed to be charged, Defendants have benefited and enriched themselves. Defendants have illegally charged and collected market rate rents from thousands of tenants and, at the same time, wrongfully pocketed

                                        2

nearly $25 million in New York City tax benefits that are expressly conditioned on maintaining the apartments as rent stabilized.

     6. Plaintiff, for herself and as a representative of the other members of the Class, therefore seek money damages and attorneys' fees for the rent overcharges imposed and collected by Defendants. Plaintiff, for herself and as a representative of the other members of the Class, also seeks a judicial declaration that the units in Stuyvesant Town and Peter Cooper Village remain subject to rent stabilization and will continue to be rent stabilized until the last applicable J-51 tax benefits period for Stuyvesant Town and Peter Cooper
Village has expired (in or about 2017 or 2018) and Defendants thereafter comply with all appropriate legal requirements to deregulate the units.

                                   THE PARTIES

     7. Plaintiff Margaret Carroll is a residential tenant residing in Apartment
3D at 523 East 23rd Street in the County, City, and State of New York, which is part of the Stuyvesant Town and Peter Cooper Village complex.

     8. The Plaintiff Class, on whose behalf this action is brought, consists of all persons who are or were tenants of Stuyvesant Town and Peter Cooper Village and who were charged and/or continue to be charged rears for their rent-stabilized rental units that exceed the rents authorized by the rent stabilization laws. The members of the Class have been damaged and will continue to suffer damage as a result of the acts of Defendants set forth herein.

     9. Defendant Tishman Speyer is, and at all times relevant hereto was, a
New York limited partnership with its principal place of business in the
County, City, and State of New York. Tishman Speyer purports to be "one of the leading owners, developers, fund managers and operators of real estate in the world, having managed a portfolio of assets since its inception of

                                        3

more than 77 million square feet in major metropolitan across the United States,
Europe, Latin America and Asia."

     10. Defendant PCV ST OWNER LP is, and at all times relevant hereto was, a
Delaware limited partnership with its principal place of business in the County,
City, and State of New York. PCV ST OWNER LP is the current owner of Stuyvesant
Town and Peter Cooper Village by virtue of its acquisition of the complex on or about November 17, 2006 for approximately $5.4 billion. PCV ST OWNER LP is an affiliate of Tishman Speyer. Tishman Speyer is the general partner of PCV ST
OWNER LP.

     11. Defendant Met Life is, and at all times relevant hereto was, a New York corporation with its principal place of business in the County, City, and State of New York. From in or about 1989 until in or about 2001, it was the owner of
Stuyvesant Town and Peter Cooper Village.

     12. Defendant PCV/ST LLC is, and at all times relevant hereto was, a New
York limited liability company with its principal place of business in the
Country, City, and State of New York. From in or about 2001 until in or about
2002, it was the owner of Stuyvesant Town and Peter Cooper Village.

     13. Defendant Met Insurance is, and at all times relevant hereto was, a
Delaware corporation with its principal place of business in the County, City, and State of New York. From in or about 2002 until in or about 2004, it was the owner of Stuyvesant Town and Peter Cooper Village.

     14. Defendant Met Tower is, and at all times relevant hereto was, a
Delaware corporation with its principal place of business in the County, City, and State of New York. Met Tower is the successor by merger to Met Insurance, and until on or about November 17, 2006 was the owner of Stuyvesant Town and
Peter Cooper Village.

                                        4

                            CLASS ACTION ALLEGATIONS

     15. This action is brought and may properly be maintained as a class action under the provisions of Article 9 of the CPLR

     16. The Class is so numerous that joinder of all members of the Class, whether otherwise requited or permitted, is impracticable. The Class is defined as follows:

          All current and former tenants of Stuyvesant Town and Peter
          Cooper Village who have been and continue to be charged
          rents for their rental units that exceed the rents allowable under New York's rent stabilization laws and regulations.

     17. There are questions of law and fact common to the Class which predominate over any questions affecting only individual members of the Class. A principal common question of law is whether Defendants wrongfully charged market rents to tenants of Stuyvesant Town and Peter Cooper Village that exceed the rents allowable under New York's rent stabilization laws and regulations, while at the same time taking advantage of and receiving J-51 tax benefits for the complex. This question impacts all Class members.

     18. Plaintiff's claims are typical of the claims of the other members of the Class, Plaintiff and all members of the Class have been similarly charged excessive rents by Defendants.

     19. Plaintiff has no interests antagonistic to the interests of the other members of the Class. There is no conflict between Plaintiff and any other members of the Class with respect to this action or the claims for relief herein.

     20. Plaintiff is committed to the vigorous prosecution of this action and has retained competent legal counsel experienced in class action litigation matters for that purpose.

     21. Plaintiff is an adequate representative of the Class and, together with her attorneys, is able to, and will fairly and adequately, protect the interests of the Class and its members.

                                        5

     22. In addition, a class action is superior to other available methods for the fair, just, and efficient adjudication of the claims asserted herein.
Joinder of all members of the Class is impracticable and, for financial and other reasons, it would be impractical for individual members of the Class to pursue separate claims. Moreover, prosecution of separate actions by individual members of the Class would create the risk of varying and inconsistent adjudications, and would unduly burden the courts.

     23. Plaintiff anticipates no difficulty in the management of this litigation as a class action, and management of this litigation as a class action will present few problems for this Court.

                                    THE FACTS

     24. On or about June 1, 1943, Met Life and Stuyvesant Town Corporation entered into an agreement with the City of New York with respect to the acquisition of real property for and the financing, construction, operation, and supervision of the redevelopment project known as Stuyvesant Town. The agreement was made pursuant to the provisions of the Redevelopment Companies
Law, which was subsequently incorporated into Article V of the Private
Housing Finance Law (the "Agreement").

     25. Pursuant to the Agreement, Stuyvesant Town Corporation (as the
redevelopment company and owner of the Stuyvesant Town complex) received a real estate tax exemption for a period of twenty-five (25) years.

     26. In or about late 1952, Stuyvesant Town Corporation entered into a further agreement with Met Life and the City of New York, pursuant to which
Stuyvesant Town Corporation assigned to Met Life all of its rights under the existing agreement with New York City. Met Life thus received the benefit of the remainder of the twenty-five (25) year real estate tax exemption for
Stuyvesant Town.

                                        6

     27. In or about the late 1940s, Met Life entered into an agreement with the
City of New York with respect to the acquisition of real property for and the financing, construction, operation, and supervision of the redevelopment project known as Peter Cooper Village (the "Met Life Agreement").

     28. The Met Life Agreement was made pursuant to the provisions of the
Redevelopment Companies Law and, provided Met Life, as the redevelopment company and owner of Peter Cooper Village, with a real estate tax exemption for a period of twenty-five (25) years.

     29. In or about 1974, New York State enacted an amendment to the
Redevelopment Companies Law which provided, in relevant part, that upon the expiration of the twenty-five (25) year tax exemption granted to redevelopment projects, the real property taxes payable on such projects would be phased in over a ten (10) year period, at the end of which time such projects would be fully taxable.

     30. In connection with this real property tax phase-in, the rents for tenants residing in Stuyvesant Town and Peter Cooper Village became subject to the New York Rent Stabilization Law.

     31. Since approximately 1974, Stuyvesant Town and Peter Cooper Village have been subject to the Rent Stabilization Law.

                                THE J-51 PROGRAM

     32. New York City enacted the "J-51" program (the "J-51 Program") to encourage the renovation a residential properties in the City of New York by providing partial property tax exemption and abatement benefits for a period of time to buildings undertaking rehabilitation work. The J-51 program provides real estate tax benefits to owners of residential real property

                                        7

who perform rehabilitation work on their properties. The J-51 Program also grants tax benefits to owners of non-residential buildings who convert their buildings to residential use.

     33. The J-51 Program was originally enacted in 1955 to encourage landlords to upgrade cold water flats by installing heat and hot water systems, and has since been expanded to provide benefits for most major capital improvements, certain repairs, and conversions of buildings to residential use.

     34. The J-51 Program grants two distinct benefits: a tax exemption and a tax abatement. The tax exemption benefit temporarily exempts property from the increase in assessed value which would otherwise occur as a result of significant renovation work. The tax abatement reduces existing taxes by a percentage of the cost of the work performed.

     35. Beginning in or about 1992, Met Life, as owner and on behalf of
Stuyvesant Town and Peter Cooper Village, began applying for property tax benefits under New York City's J-51 Program for rehabilitation work to the buildings in the complex.

     36. From 1992 through the present, the owners of Stuyvesant Town and Peter
Cooper Village have applied for and received from New York City approximately
$24.5 million in real estate tax relief under the J-51 Program.

     37. The most recent J-51 real estate tax benefits for Stuyvesant Town and
Peter Cooper Village are scheduled to expire in or about 2017 or 2018.

     38. As a condition to receiving J-51 tax benefits for residential buildings, the units in the tax lot which is receiving tax benefits under the
J-51 program are required by law to be subject to the Rent Stabilization Law during the period in which tax benefits are being received. Thus, in order for the landlord to receive tax relief for rehabilitation work to existing buildings under the J-51 Program, the units in the premises receiving such benefits must be rent stabilized

                                        8

for the period during which the premises receives J-51 tax benefits, and until they may thereafter be properly deregulated.

     39. Further, as stated in the Division of Tax Programs and Policy Tax
Incentive Programs Unit J-51 Guidebook:

          A rental unit which receives J-51 exemption and/or abatement benefits must be registered with the Division of Housing and Community Renewal
          (DHCR) and SUBJECTED TO RENT STABILIZATION FOR THE FULL TERM OF THE
          J-51 BENEFITS, REGARDLESS OF WHETHER THE RENTAL UNIT WOULD OTHERWISE
          HAVE BEEN SUBJECT TO THE RENT STABILIZATION LAW.

(Emphasis added) (a copy of the Division of Tax Programs and Policy Tax
Incentive Programs Unit J-51 Guidebook is attached hereto as Exhibit A).

     40. New York City's Rent Stabilization Law provides that rent stabilization applies to dwelling units receiving J-51 benefits until at least the end of the tax benefits period.

     41. New York City's Rent Stabilization Law also provides that if a dwelling unit would be subject to rent stabilization in the absence of J-51 benefits, the end of the J-51 benefits period does not eliminate rent stabilization as to that unit.

     42. According to Section 26-504(c) of the New York City Administrative
Code, which is part of the Rent Stabilization Law, rent stabilization shall apply to: DWELLING UNITS IN A BUILDING OR STRUCTURE RECEIVING
          THE BENEFITS OF SECTION 11-243 [J-51]. . . . Upon the expiration or termination for any reason of the benefits of section 11-243 or section l1-244 of the code or article eighteen of the private housing finance law any such dwelling unit shall be subject to this chapter until the occurrence of the first vacancy of such unit after such benefits are no longer being received or if each lease and renewal thereof for such unit for the tenant in residence at the time of the expiration of the tax benefit period has included a notice in at least twelve point type informing such tenant that the unit shall become subject to deregulation upon the expiration of such tax benefit period and states the approximate date on which such tax benefit period is scheduled to expire, such dwelling unit shall be deregulated as of the end of the tax benefit period; provided, however, that if such dwelling unit would have been subject to this chapter or the emergency tenant protection act of the nineteen

                                        9

          seventy-four in the absence of this subdivision, such dwelling unit shall, upon the expiration of such benefits, continue to be subject to this chapter or the emergency tenant protection act of nineteen seventy-four to the same extent and in the same manner as if this subdivision had never applied thereto.

(Emphasis added.)

     43. The Rent Stabilization Law further provides that high income decontrol of units (i.e., decontrol of rent stabilized units renting for $2,000 or more per month and in which the residents have combined income of $175,000 or more)
and high rent vacancy decontrol of units (i.e., decontrol of rent stabilized units with a rent of $2,000 or more per month at the time that the tenant vacates) will remove such units from rent stabilization, but that neither high income decontrol nor high rent vacancy decontrol applies to housing accommodations which are subject to the Rent Stabilization Law by virtue of receiving J-51 real estate tax benefits.

     44. The New York City Department of Housing Preservation and Development,
which is responsible for the administration of New York City's J-51 Program, prohibits a landlord from deregulating apartments during the time that it is receiving tax benefits under the J-51 Program for those apartments.

     45. The rules and regulations of the Department of Housing Preservation and
Development concerning the J-51 program provide:

          Deregulation of units: (i) With respect to a dwelling unit in any building receiving benefits under the [J-51] Act, (A) SUCH UNIT SHALL
          REMAIN SUBJECT TO RENT REGULATION UNTIL THE OCCURRENCE OF THE FIRST
          VACANCY AFTER TAX BENEFITS ARE NO LONGER BEING RECEIVED FOR THE
          BUILDING AT WHICH TIME THE UNIT SHALL BE DEREGULATED, UNLESS THE UNIT
          IS OTHERWISE SUBJECT TO RENT REGULATION ...

(Emphasis added.)

     46. The New York State Division of Housing and Community Renewal, which is responsible for the administration of rent stabilization in New York City, also bars a landlord

                                       10

from deregulating apartments during the time that it is receiving tax benefits under the J-51 Program for those apartments.

     47. Following the passage of New York Local Law 4 in 1994, which enacted amendments to the Rent Stabilization Law concerning high income decontrol, the
Division of Housing and Community Renewal issued an Operational Bulletin stating that

          these deregulation provisions shall not apply to housing
          accommodations which are subject to rent regulation by
          virtue of receiving tax benefits pursuant to Sections four twenty one-a or four eighty nine of the Real Property Tax
          Law [the state enabling statute for J-51] until the
          expiration of the tax abatement period.

     48. Thus, applicable law, as confirmed by rules and regulations of the New
York City and New York State agencies charged with and responsible for administration of the J-51 Program and rent stabilization in the City of New
York, provides that, for at least the period during which a tax lot receives tax benefits under the J-51 program, the units are and remain subject to rent stabilization and may not be deregulated.

     49. Defendants were, at all relevant times, fully aware that Stuyvesant
Town and Peter Cooper Village received J-5l tax benefits and that, by law, the receipt of such tax benefits requires Stuyvesant Town and Peter Cooper Village to remain subject to rent stabilization daring the benefits period and until proper deregulation occurs thereafter.

     50. Nonetheless, during the period in which Defendants were receiving tax benefits under the J-51 Program for Stuyvesant Town and Peter Cooper Village,
they caused more than one-quarter of the complex's apartments units -- a total of approximately 3,000 apartments at Stuyvesant Town and Peter Cooper Village --
to be deregulated.

     51. Upon the aforementioned deregulation and a all times thereafter,
Defendants have charged market rate rents or rents at rates otherwise far in excess of rent stabilization rent levels for such apartments.

                                       11

                              FIRST CAUSE OF ACTION

                VIOLATION OF THE NEW YORK CITY RENT STABILIZATION
       LAW AND SECTION 26-504(C) OF THE NEW YORK CITY ADMINISTRATIVE CODE

     52. Plaintiff hereby incorporates by reference the allegations contained above.

     53. In violation of the New York City Rent Stabilization Law and Section
26-504(c) of the New York City Administrative Code, Defendant used and employed unconscionable practices, deception, fraud, misrepresentations, and/or the knowing concealment, suppression, and/or omission of material facts with the intent that others rely thereon (or, in the case of an omission, with the belief that the parties were ignorant of the true facts), in connection with overcharge of rents at Stuyvesant Town and Peter Cooper Village.

     54. Defendants have charged Plaintiff and the other members of the Class, and required Plaintiff and the other members of the Class to pay, market rate rents or rents at rates otherwise in excess of rent stabilization rent levels for their apartments at Stuyvesant Town and Peter Cooper Village.

     55. Defendants have overcharged Plaintiff and the other members of the
Class in an amount equal to the difference between their monthly rents and security deposits and their appropriate regulated (i.e., rent stabilized) rents had their apartments at Stuyvesant Town and Peter Cooper Village not been deregulated.

     56. At all relevant times, the rent overcharges by Defendants were willful.

     57. As a result of Defendants' rent overcharges, Plaintiff and the other members of the Class have been damaged, and are entitled to an award of money damages against Defendants in the amount of such rent overcharges for the four
(4) year immediately prior to the commencement of this action, in an amount to be determined at trial.

     58. Alternatively, in the event Plaintiff and the other members of the
Class do not recover damages against Defendants, Plaintiff and the other members of the Class are entitled to

                                       12

an award of interest on the rent overcharges for the four (4) years immediately prior to the commencement of this action, with such interest accruing from the date of the fist overcharge.

     59. Plaintiff and the other members of the Class also demand reimbursement of any rent overcharges that they may pay during the pendency of this action.

     60. In addition, Plaintiff and the other members of the Class are entitled to recover their reasonable attorneys' fees (including costs and disbursements)
herein from Defendants.

     61. By virtue of the foregoing, Plaintiff and the Class members have been damaged.

                               SECOND CAUSE ACTION

            (Violation of New York General Business Law Section 349)

     62. Plaintiff hereby incorporates by reference the allegations contained above.

     63. Defendants enjoy a disparity of bargaining power over their tenants.
Defendants engage in conduct (described above) that is consumer-oriented and has a broad impact on consumers at large.

     64. In violation of New York General Business Law Section 349, Defendants
engaged in deceptive acts and practices and false advertising in the conduct of their business, trade, and commerce and in connection with overcharge of rents at Stuyvesant Town and Peter Cooper Village. By virtue of the foregoing,
Plaintiff and the members of the Class have been damaged.

     65. Defendants' practices of charging Plaintiff and the Class market rate rents or rents at rates otherwise in excess of rent stabilization rent levels for their apartments at Stuyvesant Town mad Peter Cooper Village is unfair, objectively unreasonable and unduly excessive, constitute deceptive acts or practices in the conduct of a business, trade or commerce and in the furnishing of a service in this state.

                                       13

     66. As a result of Defendants' deceptive acts or practices described above,
Plaintiff and the Class have been injured.

                              THIRD CAUSE OF ACTION

                                UNJUST ENRICHMENT

     67. Plaintiff hereby incorporates by reference the allegations contained above.

     68. As a direct and proximate result of the acts described above,
Defendants have charged Plaintiff and the other members of the Class, and required Plaintiff and the other members of the Class to pay, market rate rents or rents at rates otherwise in excess of rent stabilization rent levels for their apartments at Stuyvesant Town and Peter Cooper Village.

     69. As a result of the foregoing, Defendants have been unjustly enriched at
Plaintiff's and Class members expense.

     70. Further, Defendants have caused more than one-quarter of the apartments in Stuyvesant Town and Peter Cooper Village to be deregulated during the period in which Defendants have been receiving such J-51 benefits, and have charged rent to Plaintiff and the other members of the Class at market rates or rates otherwise far in excess of rent stabilization rent levels -- actions that are consistent only with the position that, despite Defendants' continued receipt of real estate tax benefits under the J-51 Program, the Stuyvesant Town and Peter
Cooper Village apartments of Plaintiff and the other members of the Class are no forager subject, and are no longer required by applicable law to be subject, to rent stabilization.

                             FOURTH CAUSE OF ACTION

                              DECLARATORY JUDGMENT

     71. Plaintiff hereby incorporates by reference the allegations contained above.

     72. Justiciable and live controversies therefore exist between Plaintiff and the other members of the Class, on the one hand, and Defendants on the other hand, concerning whether

                                       14

the Stuyvesant Town and Peter Cooper Village apartments of Plaintiff and the other members of the Class continue to be subject to rent stabilization, whether
Defendants are required to continue to charge rent to Plaintiff and the other members of the Class at rent stabilized rates instead of at market rates or rates otherwise in excess of rent stabilization rent levels, and whether the
Stuyvesant Town and Peter Cooper Village apartments of Plaintiff and the other members of the Class will continue to be subject to the provisions of the Rent
Stabilization Law for the entire period during which Defendants receive J-51 real estate tax benefits and until such time as said apartments may thereafter properly be deregulated.

     73. Plaintiff and the other members of the Class have no adequate remedy at law so far as a declaration of the current and continuing rent stabilized status of their apartments at Stuyvesant Town and Peter Cooper Village is concerned.

     74. Plaintiff and the other members of the Class are therefore entitled to
Judgment declaring that their Stuyvesant Town and Peter Cooper Village apartments continue to be subject to rent stabilization, that Defendants are required to continue to charge rent to them at rent stabilized rates instead of at market rates or rates otherwise in excess of rent stabilization rent levels, and that their Stuyvesant Town and Peter Cooper Village apartments will continue to be subject to the provisions of the Rent Stabilization Law for the entire period during which Defendants receive J-51 real estate tax benefits for
Stuyvesant Town and Peter Cooper Village and until such time as said apartments may thereafter properly be deregulated.

     WHEREFORE, Plaintiff, on behalf of herself and the other members of the
Class, respectfully requests judgment against Defendants as follows:

          (A) On the First Cause of Action, awarding Plaintiff and the other members of the Class money damages against Defendants, in an amount to be determined at trial, including interest and awarding reasonable attorneys' fees
(including costs and disbursements);

                                       15

          (B) On the Second Cause of Action, declaring that the Stuyvesant Town and Peter Cooper Village apartments of Plaintiff and the other members of the
Class continue to be subject to rent stabilization, that Defendants are required to continue to charge rent to than at rent stabilized rates instead of at market rates or rates otherwise in excess of rent stabilization rent levels, and that their Stuyvesant Town and Peter Cooper Village apartments will continue to be subject to the provisions of the Rent Stabilization Law for the entire period during which Defendants receive J-51 real estate tax benefits for Stuyvesant
Town and Peter Cooper Village and until such time as said apartments may thereafter properly be deregulated;

          (C) Awarding Plaintiff and the other members of the Class attorneys'
fees against Defendants, pursuant to CPLR Rule 909; and

          (D) Awarding Plaintiff and the other members of the Class such other and further relief, including the costs and disbursements of this action, as this Court finds just and proper.

                               JURY TRIAL DEMANDED

Plaintiff hereby demands a trial by jury.

Dated: New York, New York
       February 14, 2007

                                        BERNSTEIN LIEBHARD & LIFSHITZ, LLP

                                        /s/ Gregory M. Egleston
                                        ----------------------------------------
                                        Robert J. Berg
                                        Ronald J. Aranoff
                                        Gregory M. Egleston
                                        10 East 40th Street
                                        New York, New York 10016
                                        Tel: (212) 779-1414

                                       16

================================ NOTICE OF ENTRY ===============================

PLEASE take notice that the within is a (certified) true copy of a duly entered in the office of the clerk of the within named court on

Dated,

                                  Yours, etc.
                               BERNSTEIN LIEBHARD
                                & LIFSHITZ, LLP

Attorneys for

                         Office and Post Office Address
                              10 East 40th Street
                            NEW YORK, NEW YORK 10016

To

Attorney(s) for

============================= NOTICE OF SETTLEMENT =============================

PLEASE take notice that an order

of which the within is a true copy will be presented for settlement to the Hon.

one of the judges of the within named Court, at

on
at                                      M.
Dated,

                                  Yours, etc.
                               BERNSTEIN LIEBHARD
                                & LIFSHITZ, LLP

Attorneys for

                            Office and Post Address
                              10 East 40th Street
                            NEW YORK, NEW YORK 10016

To

Attorney(s) for

Index No.                                    Year

SUPREME COURT OF THE STATE OF NEW YORK COUNTY OF NEW YORK

================================================================================

MARGARET CARROLL, On Behalf of Herself and All Others Similarly Situated

                                             Plaintiff,

                                   - Against -

TISHMAN SPEYER PROPERTIES, L.P., PCV ST OWNER LP,
METROPOLITAN LIFE INSURANCE COMPANY, PCV/ST LLC,
METROPOLITAN INSURANCE AND ANNUITY COMPANY, and
METROPOLITAN TOWER LIFE INSURANCE
COMPANY,

                                                                     Defendants.

================================================================================

                                   COMPLAINT

================================================================================

Signature (Rule 130-1.1-a)

----------------------------------------
Print name beneath Robert J. Berg, Esq.

================================================================================

                               BERNSTEIN LIEBHARD
                                 & LIFSHITZ, LLP

Attorneys for                  Plaintiff

                    Office and Post Office Address, Telephone
                               10 East 40th Street
                            NEW YORK, NEW YORK 10016
                                 (212) 779-1414

================================================================================

To

Attorney(s) for Defendants

================================================================================

Service of a copy of the within is hereby admitted.

Dated
      ____________________________________

Attorney(s) for

================================================================================